PRELIMINARY PROXY STATEMENT DATED OCTOBER 13, 2011—SUBJECT TO COMPLETION

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒ Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only
(as permitted by 14a-6(e)(2))

☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

COLFAX CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

common stock, par value $0.001 per share

(2)	Aggregate number of securities to which transaction applies:

20,832,469

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

Solely for purposes of calculating the filing fee, the underlying value of the transaction was calculated as the product of (i) 167,868,402 Charter International plc ordinary shares and (ii) the average of the high and low sales price of Charter International plc ordinary shares as quoted on the London Stock Exchange on October 6, 2011 ($13.38 based on an exchange rate of £1.00 = $1.5398 on October 6, 2011).

(4)	Proposed maximum aggregate value of transaction:

$2,246,079,219.00

(5)	Total fee paid:

$257,400.68 (based upon the product of $2,246,079,219.00 and the applicable fee rate of $114.60 per million dollars).

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

PRELIMINARY PROXY STATEMENT DATED OCTOBER 13, 2011—SUBJECT TO COMPLETION

COLFAX CORPORATION

      , 2011

Dear Colfax Corporation Stockholders:

On behalf of Colfax’s Board of Directors, I am pleased to deliver our proxy statement relating to an important set of transactions for your company. As we announced on September 12, 2011, we have agreed to acquire Charter International plc (“Charter”) for consideration consisting of cash and shares of our common stock (the “Acquisition”). The Acquisition values Charter’s fully diluted share capital at approximately £1,528 million ($2,426 million) (based on the closing price of $23.04 per share of Colfax common stock on September 9, 2011, being the last business day before the Acquisition was announced, at the foreign exchange rate of U.S.$1.5881/£1 in effect as of that date). The Board of Directors unanimously approved the Acquisition as a significant enabler for long-term growth and value creation.

In order to finance in part the Acquisition, we have negotiated a $680 million cash investment by BDT CF Acquisition Vehicle, LLC (the “BDT Investor”), in shares of our common stock and newly-created Series A perpetual convertible preferred stock that will be convertible into our common stock (the “BDT Investment”). Also in connection with the Acquisition, we have negotiated a $50 million cash investment by each of Mitchell P. Rales and Steven M. Rales, and a $25 million cash investment by Markel Corporation (together with Messrs. Rales, the “Other Investors”), in shares of our common stock (collectively, the “Other Investment”). Mitchell P. Rales is the Chairman of our Board of Directors and Steven M. Rales is his brother. In addition, Tom Gayner, a member of our Board of Directors, is an officer of Markel Corporation.  Given these relationships, we determined to form a special committee of disinterested directors to review the terms of the Other Investment (the "Special Committee"). The Special Committee met on numerous occasions and unanimously approved the proposed investments by each of the Other Investors, having determined that the terms of the Other Investment were appropriate under the circumstances. The Other Investment was also approved by our disinterested directors pursuant to our corporate policy regarding related person transactions. In addition, the BDT Investment and Other Investment (together, the “Investments”) were unanimously approved by our Board of Directors.

We have also entered into a credit facility to finance in part the Acquisition.

The Acquisition and the Investments are conditioned on each other: unless we complete the Investments, we will not complete the Acquisition and unless we complete the Acquisition we will not complete the Investments.

YOUR VOTE IS REQUIRED TO APPROVE THE INVESTMENTS AND, THEREFORE, CRITICAL TO MAKING THE ACQUISITION HAPPEN.

On September 12, 2011, we entered into an Implementation Agreement (the “Implementation Agreement”) that sets out the terms of the Acquisition. On the same day, we entered into a securities purchase agreement with the BDT Investor (the “BDT Purchase Agreement”), pursuant to which we have agreed to sell to the BDT Investor (i) 14,756,945 shares of our common stock, par value $0.001 per share (our “Common Stock”) and (ii) 13,877,552 shares of newly created Series A perpetual convertible preferred stock (“Series A Preferred Stock”) for an aggregate of $680 million. In connection with the BDT Investment, we granted the BDT Investor certain voting and approval rights. We refer to the shares of Common Stock and shares of Series A Preferred Stock to be sold to the BDT Investor collectively as the BDT Shares. Also on September 12, 2011, we entered into securities purchase agreements with each of Mitchell P. Rales, Steven M. Rales and Markel Corporation (the "MPR Purchase Agreement," "SMR Purchase Agreement" and "Markel Purchase Agreement," respectively), pursuant to which we agreed to sell to (a) Mitchell P. Rales 2,170,139 shares of our Common Stock (the “MPR Shares”) for an aggregate of $50 million, (b) Steven M. Rales 2,170,139 shares of our Common Stock (the “SMR Shares”) for an aggregate of $50 million and (c) Markel Corporation (“Markel”) 1,085,070 shares of our Common Stock for an aggregate of $25 million (the “Markel Shares”, and together with the MPR Shares and SMR Shares, the “Other Shares”). We refer to the MPR Purchase Agreement, SMR Purchase Agreement and Markel Purchase Agreement collectively as the Other Purchase Agreements. We refer to the BDT Shares and the Other Shares collectively as the Investor Securities, and refer to the Investor Securities and the up to 20,832,469 shares of Common Stock to be issued to the shareholders of Charter as partial consideration in the Acquisition (the “Acquisition Shares”) collectively as the Securities. We refer to the BDT Purchase Agreement and the Other Purchase Agreements collectively as the Purchase Agreements.

The purchase price for the shares of Common Stock to be sold to the BDT Investor and the Other Investors in the Investments is $23.04 per share (being the closing price of our Common Stock on September 9, 2011, which was the last business day prior to the execution of the Purchase Agreements), which was also the price used to calculate the value of the Acquisition as first announced on September 12, 2011. The purchase price for the shares of Series A Preferred Stock to be sold to the BDT Investor in the BDT Investment is $24.50 per share and the initial conversion price is $27.93 per share, subject to adjustment.

At our special meeting of stockholders on            , 2011, stockholders are being asked to approve the issuance of the BDT Shares to the BDT Investor in the BDT Investment (and the issuance of shares of Common Stock upon conversion of the shares of Series A Preferred Stock to be issued in the BDT Investment), the issuance of the Other Shares to Mitchell P. Rales, Steven M. Rales and Markel in the Other Investment and the issuance of the Acquisition Shares to Charter’s shareholders as part consideration in the Acquisition.  Our stockholders are also being asked to approve an amendment and restatement of our Certificate of Incorporation (“the Amended and Restated Certificate of Incorporation”) to increase the number of our authorized shares of Common Stock and preferred stock and to provide the BDT Investor certain voting and approval rights in Colfax. Additionally, you are being asked to authorize the adjournment or postponement of the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of such adjournment or postponement to approve the other proposals.

After careful consideration, our Board of Directors has unanimously approved the Acquisition and the Investments and determined that the Acquisition and the Investments and the transactions contemplated by the Implementation Agreement and Purchase Agreements to support the Acquisition and the Investments, including the issuance of the Securities, the issuance of shares of Common Stock upon conversion of the shares of Series A Preferred Stock to be issued in the BDT Investment and the amendment and restatement of our Certificate of Incorporation, are advisable, fair to and in the best interests of Colfax and its stockholders. Our Board of Directors therefore unanimously recommends that you vote “FOR” the proposal to approve the issuance of the BDT Shares to the BDT Investor upon the terms set forth in the BDT Purchase Agreement (including the issuance of shares of Common Stock upon conversion of the shares of Series A Preferred Stock to be issued in the BDT Investment), “FOR” the proposal to approve the issuance of the Other Shares to the Other Investors upon the terms set forth in the Other Purchase Agreements,  “FOR” the proposal to approve the issuance of the Acquisition Shares to the shareholders of Charter as part consideration for the Acquisition upon the terms set forth in the Implementation Agreement, “FOR” the proposal to approve the Amended and Restated Certificate of Incorporation and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

Stockholders are cordially invited to attend the special meeting of stockholders to vote on the proposals described above. The special meeting of stockholders will be held on             , 2011 at             local time at our corporate headquarters located at 8170 Maple Lawn Boulevard, Suite 180, Fulton, Maryland 20759.

This proxy statement contains detailed information concerning us, the special meeting and the transactions contemplated by the Implementation Agreement and Purchase Agreements. Please pay careful attention to all of the information in this proxy statement. In particular, you should carefully consider the discussion in “Risk Factors” beginning on page 32 of this proxy statement.

Your vote is very important, regardless of the number of shares of Common Stock you own. In order to approve the Investments and issuance of the Acquisition Shares, which are necessary for the Acquisition, we need an affirmative vote of holders of a majority of the outstanding shares of Common Stock. Whether or not you plan to attend the special meeting of stockholders, please take the time to vote by completing the enclosed proxy card and returning it in the pre-addressed envelope provided or following the telephone or Internet voting instructions set forth on the enclosed proxy card. If you hold your shares of Common Stock through a broker or other custodian, please follow the voting instructions that the applicable institution provides to you.

Clay H. Kiefaber
President and Chief Executive Officer

Neither the U.S. Securities and Exchange Commission (the “SEC”), nor any state securities regulatory agency has approved or disapproved the transaction, passed upon the merits or fairness of the transaction or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

This proxy statement is dated            , 2011, and is first being mailed to stockholders on or about        , 2011.

COLFAX CORPORATION

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON           , 2011

To Our Stockholders:

A special meeting of stockholders of Colfax Corporation, a Delaware corporation (“Colfax”), will be held at           , local time, on          , 2011 at our corporate headquarters located at 8170 Maple Lawn Boulevard, Suite 180, Fulton, Maryland 20759, to consider and vote upon the proposals listed below.

Proposal No. 1:
To approve (i) the issuance to the BDT Investor of 14,756,945 shares of Common Stock and 13,877,552 shares of Series A Preferred Stock, in accordance with the terms of the BDT Purchase Agreement to fund a portion of the Acquisition and (ii) the issuance of shares of our Common Stock upon conversion of such Series A Preferred Stock.

Proposal No. 2:
To approve the issuance of 2,170,139 shares of Common Stock to Mitchell P. Rales, 2,170,139 shares of Common Stock to Steven M. Rales and 1,085,070 shares of Common Stock to Markel in accordance with the terms of the Other Purchase Agreements to fund a portion of the Acquisition.

Proposal No. 3:	To approve the issuance of up to 20,832,469 shares of Common Stock as part consideration for the Acquisition in accordance with the terms of the Implementation Agreement.

Proposal No. 4:
To approve an amendment and restatement of our Certificate of Incorporation to (i) increase the number of shares of authorized capital stock from 210,000,000 to 420,000,000, comprised of an increase in Common Stock from 200,000,000 to 400,000,000 shares and an increase in preferred stock from 10,000,000 to 20,000,000 shares and (ii) make other changes to the Certificate of Incorporation to set forth certain rights of the BDT Investor to be granted in connection with the BDT Investment, including provisions that require the approval of the BDT Investor in order for us to take certain corporate actions and to provide the BDT Investor with the right to nominate up to two members of the Board of Directors depending on its beneficial ownership of Colfax securities from time to time.

Proposal No. 5:
To adjourn or postpone the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of such adjournment or postponement to approve the other proposals.

The approval of Proposals No. 1, No. 2, No. 3 and No. 4 is required for the issuance of the Securities described in this proxy statement. Since the issuance of the Acquisition Shares and proceeds from the issuance of the Investor Securities will be used to fund in part the Acquisition, the approval of each of Proposal No. 1, No. 2, No. 3 and No. 4 is also a condition to the Acquisition.

The Acquisition and the Investments are conditioned on each other: unless we complete the Investments, we will not complete the Acquisition and unless we complete the Acquisition we will not complete the Investments.

We may postpone or adjourn the special meeting if (i) there are insufficient shares of Common Stock present or represented by a proxy at the special meeting to conduct business at the special meeting, (ii) we are required to postpone or adjourn the special meeting by applicable law or regulation or a request from the SEC or its staff, or (iii) we determine in good faith (after consultation with outside legal counsel) that it is necessary or appropriate to postpone or adjourn the special meeting in order to give our stockholders sufficient time to evaluate any information or disclosure that we have sent to our stockholders or otherwise made available to our stockholders by issuing a press release, filing materials with the SEC or otherwise. We may also adjourn or postpone the meeting to solicit additional proxies upon approval of Proposal No. 5.

The close of business on                , 2011 has been fixed as the record date for determining those Colfax stockholders entitled to vote at the special meeting. Accordingly, only stockholders of record at the close of business on that date are entitled to notice of, and to vote at, the special meeting or any adjournment or postponement of the special meeting.

Our Board of Directors unanimously recommends that you vote “FOR” each of the above proposals. Messrs. Rales and each member of our Board of Directors has advised us that they intend to vote all of the shares of Common Stock which they hold, directly or indirectly, in favor of the above proposals.

Your vote is very important. Whether or not you plan to attend the special meeting, please submit your proxy promptly by telephone or via the Internet in accordance with the instructions on the accompanying proxy card, or by completing, dating and returning your proxy card in the enclosed envelope. If you hold your shares of Common Stock through a broker, bank or other nominee, please follow the voting instructions that the applicable institution provides to you.

By order of Colfax’s Board of Directors

A. Lynne Puckett
Corporate Secretary
Fulton, Maryland
 , 2011

i

PROPOSAL NO. 2—ISSUANCE OF SECURITIES TO THE OTHER INVESTORS	137
Proposal	137
Required Stockholder Approval	137
Amount, Title & Description of Securities to be Issued	137
Use of Proceeds	138
The Other Purchase Agreements and Related Agreements	138
Interests of Colfax’s Executive Officers and Directors in the Transactions	143
PROPOSAL NO. 3—ISSUANCE OF SECURITIES IN THE ACQUISITION OF CHARTER	144
Proposal	144
Required Stockholder Approval	144
Amount, Title & Description of Securities to be Issued	144
Use of Proceeds	145
Implementation Agreement and Related Agreements	145
Interests of Colfax’s Executive Officers and Directors in the Transactions	145
PROPOSAL NO. 4—AMENDMENT AND RESTATEMENT OF COLFAX’S CERTIFICATE OF INCORPORATION	146
Proposal	146
Required Stockholder Approval	148
Reasons for the Increase in Authorized Stock and Recommendation of our Board of Directors	149
Principal Effects on Outstanding Capital Stock	149
Interests of Colfax’s Executive Officers and Directors in the Transactions	150
PROPOSAL NO. 5—ADJOURNMENT OF SPECIAL MEETING	151
Proposal	151
Required Stockholder Vote and Recommendation of our Board of Directors	151
CONSOLIDATED FINANCIAL STATEMENTS OF COLFAX CORPORATION	152
SUPPLEMENTARY FINANCIAL INFORMATION OF COLFAX	208
COLFAX CORPORATION UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION	209
CONSOLIDATED FINANCIAL STATEMENTS OF CHARTER INTERNATIONAL PLC	221
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF COLFAX	310
STOCKHOLDER PROPOSALS FOR THE 2012 ANNUAL MEETING OF STOCKHOLDERS	312
ABSENCE OF APPRAISAL RIGHTS	312
PRINCIPAL ACCOUNTANTS	312
WHERE YOU CAN FIND MORE INFORMATION	312
OTHER MATTERS	313

ANNEXES

Annex I–Implementation Agreement
Annex II– BDT Purchase Agreement
Annex III– MPR Purchase Agreement
Annex IV– SMR Purchase Agreement
Annex V– Markel Purchase Agreement
Annex VI– Form of Amended and Restated Certificate of Incorporation
Annex VII–Form of Certificate of Designations
Annex VIII– BDT Registration Rights Agreement
Annex IX– MPR Registration Rights Agreement
Annex X– SMR Registration Rights Agreement
Annex XI– Markel Registration Rights Agreement
Annex XII–Credit Agreement
Annex XIII–Voting Agreement between Mitchell P. Rales and Charter
Annex XIV–Voting Agreement between Steven M. Rales and Charter
Annex XV–Voting Agreement between Mitchell P. Rales and the BDT Investor
Annex XVI–Voting Agreement between Steven M. Rales and the BDT Investor
Annex XVII–Opinion of Deutsche Bank

ii

QUESTIONS AND ANSWERS

The following questions and answers are intended to address briefly some commonly asked questions regarding the special meeting, the issuance of the Securities and the other transactions contemplated by the Implementation Agreement entered into with Charter and the Purchase Agreements entered into with each of the BDT Investor, Mitchell P. Rales, Steven M. Rales and Markel. These questions and answers may not address all questions that may be important to you as a Colfax stockholder. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to in this proxy statement, which you should read carefully. See “Where You Can Find More Information” beginning on page 311.

Except as otherwise noted, references in this proxy statement to “Colfax,” the “Company,” “we,” “us,” and  “our” refer to the business of Colfax Corporation and its subsidiaries, and references in this proxy statement to “Charter” refer to the business of Charter International plc and its subsidiaries.

Q:	Why am I receiving these materials?

A:
We are sending you this proxy statement and the enclosed proxy card in connection with a special meeting of our stockholders, which will take place on            , 2011, starting at            , local time, at our corporate headquarters located at 8170 Maple Lawn Boulevard, Suite 180, Fulton, Maryland 20759. As a stockholder, you are invited to attend the special meeting and are entitled and requested to vote on the proposals described in this proxy statement.

Q:	Who is entitled to vote at the special meeting?

A:
You are entitled to vote at the special meeting if you owned shares of Common Stock as of the close of business on            , 2011, the record date for the special meeting. You will have one vote for each share of Common Stock that you owned as of the record date. As of the record date there were             shares of Common Stock outstanding and entitled to vote. The presence in person or represented by proxy of stockholders possessing a majority of the shares of Common Stock entitled to vote as of the record date of the special meeting will constitute a quorum for the purpose of considering the proposals.

Q:	Why is Colfax holding the special meeting?

A:
On September 12, 2011, we entered into the Implementation Agreement and the Purchase Agreements in connection with the Acquisition and the Investments. We entered into the Implementation Agreement with Charter to purchase the entire issued and to be issued share capital of Charter. Pursuant to the terms of the Acquisition, Charter’s shareholders will be entitled to receive for each ordinary share of Charter 730 pence in cash and 0.1241 newly issued shares of our Common Stock.  Accordingly, we will issue up to 20,832,469 shares of Common Stock as part of the consideration to Charter’s shareholders.

In addition, we entered into the BDT Purchase Agreement with the BDT Investor, pursuant to which we agreed to sell to the BDT Investor (i) 14,756,945 shares of our Common Stock and (ii) 13,877,552 shares of newly created Series A Preferred Stock, for an aggregate of $680 million. Also on September 12, 2011, we entered into the Other Purchase Agreements with each of Mitchell P. Rales, Steven M. Rales and Markel, pursuant to which we agreed to sell to (a) Mitchell P. Rales 2,170,139 shares of our Common Stock for $50 million, (b) Steven M. Rales 2,170,139 shares of our Common Stock for $50 million and (c) Markel 1,085,070 shares of our Common Stock for $25 million.  The purchase price for the shares of Common Stock to be sold to the BDT Investor and the Other Investors in the Investments is $23.04 per share, being the closing price of our Common Stock on September 9, 2011, which was the last business day prior to the execution of the Purchase Agreements. The purchase price for the shares of Series A Preferred Stock to be sold to the BDT Investor in the BDT Investment is $24.50 per share and the initial conversion price is $27.93 per share, subject to adjustment.

At our special meeting, stockholders are being asked to approve the issuance of the BDT Shares to the BDT Investor (including the issuance of shares of Common Stock upon conversion of the shares of Series A Preferred Stock to be issued in the BDT Investment) and the issuance of the Other Shares to Messrs. Rales and Markel in accordance with the terms of the Purchase Agreements as well as the issuance of the Acquisition Shares as partial consideration for the Acquisition. Our stockholders are also being asked to approve an amendment and restatement of our Certificate of Incorporation, referred to as the Amended and Restated Certificate of Incorporation, to increase the number of authorized shares of our Common Stock and preferred stock and to provide the BDT Investor certain approval rights and director nomination rights in Colfax.

Q:	Why is Colfax making the Acquisition?

A:
A number of strategic advantages are expected from the proposed combination of Colfax and Charter. We believe the Acquisition would complement our stated strategy which, in addition to driving organic growth, includes pursuing value-creating acquisitions within our served markets, and adding complementary growth platforms to provide scale and revenue diversity. We consider Charter to be a leading player in key markets with an attractive business mix and strong technological capabilities that fits well with our acquisition criteria. We believe that the Acquisition would accelerate our growth strategy and enable Colfax to become a multi-platform business with a strong global footprint.  Charter’s air and gas handling business ("Howden") would extend our existing fluid handling platform, and Charter’s welding, cutting and automation ("ESAB") business would establish a new growth platform. We believe that the Acquisition will improve our business profile by providing a meaningful recurring revenue stream as well as considerable exposure to emerging markets, allowing the combined company to benefit from strong secular growth drivers and provide a balance of short and long cycle businesses. We also believe that, following the Acquisition, there are significant upside opportunities from applying our established management techniques to improve both margin and return on invested capital. The Acquisition is expected to provide a platform for additional acquisitions in the fragmented welding and air handling markets. It is also expected to be significantly accretive to earnings and to provide double digit returns on invested capital within three to five years.

Q:	Why is Colfax entering into the Investments?

A:
We will use the proceeds from the sale of the Investor Securities to fund in part the cash consideration payable in the Acquisition. We expect to complete the sale of the Investor Securities to the Investors six business days after the Acquisition becomes wholly unconditional or effective in accordance with the terms of the Implementation Agreement.

Q:
Do any executive officers or directors of Colfax have interests in the transactions contemplated by the Purchase Agreements and Implementation Agreement that may be different from, or in addition to, those of other stockholders?

A:
Pursuant to the MPR Purchase Agreement and SMR Purchase Agreement, Mitchell P. Rales, Chairman of our Board of Directors, and his brother Steven M. Rales, will acquire 2,170,139 and 2,170,139 shares of Common Stock, respectively, and, when aggregated with their current holdings, will own 11,315,749 and 11,315,749 shares of our outstanding Common Stock, respectively, which will represent approximately 13.37% and 13.37% of our outstanding Common Stock, respectively (representing approximately 11.69% and 11.69% of the total voting power of Colfax, respectively), after giving effect to the issuance of the Securities in the Investments and the Acquisition, assuming we acquire Charter’s entire fully-diluted share capital in the Acquisition.  In addition, under the Amended and Restated Certificate of Incorporation to be filed with the Secretary of State of Delaware immediately prior to closing of the Investments, the replacement of Mitchell P. Rales as Chairman of the Board of Directors would be subject to the written consent of the BDT Investor for so long as the BDT Investor and certain permitted transferees of the BDT Shares beneficially own, in the aggregate, at least 50% of the Series A Preferred Stock issued to the BDT Investor under the BDT Purchase Agreement.  Pursuant to the Markel Purchase Agreement, Markel will acquire 1,085,070 shares of Common Stock, representing approximately 1.28% of our outstanding Common Stock after giving effect to the issuance of the Securities in the Investments and the Acquisition, assuming we acquire Charter’s entire fully-diluted share capital in the Acquisition. Tom Gayner, a member of our Board of Directors, is the President and Chief Investment Officer of Markel.

Given our relationship with each of the Other Investors, we formed the Special Committee to review the terms of the Other Investment. The Special Committee met separately on numerous occasions and was afforded the opportunity to discuss the terms of the Other Investment with the benefit of input from financial and legal advisors. The Special Committee unanimously approved the proposed investments by each of the Other Investors, having determined that the terms of the Other Investment were appropriate under the circumstances. The Other Investment was also approved by our disinterested directors pursuant to our corporate policy regarding related person transactions. In addition, the BDT Investment and Other Investment were unanimously approved by our Board of Directors.

Q:	What are the amendments to Colfax’s Certificate of Incorporation under the Amended and Restated Certificate of Incorporation and what does the Certificate of Designations provide?

A:	Immediately prior to the closing of the transactions contemplated by the Purchase Agreements and Implementation Agreement, we will file with the Secretary of State of the State of Delaware:

•
an Amended and Restated Certificate of Incorporation, in the form attached as Annex VI to this proxy statement, which will, among other things, (i) increase the number of shares of our authorized capital stock from 210,000,000 to 420,000,000, comprised of an increase in Common Stock from 200,000,000 to 400,000,000 shares and an increase in preferred stock from 10,000,000 to 20,000,000 shares and (ii) provide the BDT Investor with certain approval and director nomination rights in Colfax; and

•
a certificate of designations of Series A Perpetual Convertible Preferred Stock, referred to as the Certificate of Designations, in the form attached as Annex VII to this proxy statement, which sets out the rights, preferences, privileges and restrictions of the Series A Preferred Stock. The 13,877,552 shares of Series A Preferred Stock to be issued to the BDT Investor under the BDT Purchase Agreement will carry certain preferred voting, dividend, liquidation and other rights as set forth in the Certificate of Designations and the Amended and Restated Certificate of Incorporation.

Q:	What rights will the BDT Investor receive pursuant to the Amended and Restated Certificate of Incorporation and the Certificate of Designations?

A:
In connection with the BDT Investment, the BDT Investor will be granted certain rights in respect of Colfax under the Amended and Restated Certificate of Incorporation, which we will file with the Secretary of State of the State of Delaware immediately prior to closing of the transactions contemplated by the Purchase Agreements and the Implementation Agreement. Such rights include:

•
Board nomination rights. The BDT Investor will have the right to exclusively nominate for election to our Board of Directors and certain of its committees (i) 2 of 11 directors for so long as the BDT Investor and certain permitted transferees of the BDT Shares beneficially own, in the aggregate, more than 20% of our outstanding Common Stock and (ii) 1 of 10 directors for so long as the BDT Investor and certain permitted transferees of the BDT Shares beneficially own, in the aggregate, equal to or less than 20% but more than 10% of our outstanding Common Stock; in each case calculated in accordance with the Amended and Restated Certificate of Incorporation and subject to applicable law and NYSE Listed Company Manual rules (“NYSE Rules”);

•
Voting and approval rights. So long as the BDT Investor and certain permitted transferees of the BDT Shares beneficially own, in the aggregate, at least 50% of the Series A Preferred Stock purchased by the BDT Investor, the BDT Investor’s written consent will be required in order for us to take certain corporate actions, including (i) the incurrence of certain indebtedness, (ii) the issuance of any shares of preferred stock, (iii) any change to our dividend policy or the declaration or payment of any dividend or distribution on any of our stock ranking subordinate or junior to the Series A Preferred Stock (including the Common Stock) under certain circumstances, (iv) any voluntary liquidation, dissolution or winding up of Colfax, (iv) any change in our  independent auditor, (v) the election of anyone other than Mitchell P. Rales as Chairman of the Board of Directors, (vi) any acquisition of another entity or assets for a purchase price exceeding 30% of our equity market capitalization, (vii) certain mergers, consolidations, reclassifications, joint ventures, dispositions or similar transactions, (viii) any amendments to our organizational or governing documents, including the Amended and Restated Certificate of Incorporation and our Bylaws; and (ix) any change in the size of our Board of Directors.

In addition, the Series A Preferred Stock to be issued to the BDT Investor under the BDT Purchase Agreement will be convertible into shares of Common Stock and carry certain preferred voting, dividend, liquidation, pre-emptive and other rights as set forth in the Certificate of Designations to be filed with the Secretary of State of the State of Delaware prior to closing of the transactions contemplated by the Purchase Agreements and the Implementation Agreement. Among other things, the Certificate of Designations provides that holders of the Series A Preferred Stock are entitled to receive cumulative cash preferred dividends, payable quarterly, at a per annum rate of 6% of the liquidation preference (defined as $24.50, subject to customary anti-dilution adjustments, the “Liquidation Preference”), provided that the dividend rate shall be increased to a per annum rate of 8% if we fail to pay the full amount of any dividend required to be paid on such shares until the date that full payment is made. In addition to the voting and approval rights to be granted to the BDT Investor under the Amended and Restated Certificate of Incorporation, as set forth above, the Certificate of Designations provides that any amendment to our organizational documents, including the Amended and Restated Certificate of Incorporation and our Bylaws, that would adversely affect the rights of the Series A Preferred Stock will require the approval of more than 50% of the shares of the Series A Preferred Stock.

The initial conversion price of the Series A Preferred Stock is $27.93, which is subject to adjustment in customary circumstances. At the initial conversion price, the 13,877,552 shares of Series A Preferred Stock to be issued to the BDT Investor are convertible into 12,173,291 shares of Common Stock. The Series A Preferred Stock entitles it holder to vote on an as-converted basis on all matters submitted to the holders of the Common Stock, voting together as a single class.  Immediately after the issuance of the Securities in the Investments and the Acquisition, the BDT Investor will own approximately 27.8% of the voting power of Colfax, assuming we acquire Charter’s entire fully-diluted share capital in the Acquisition.

Q:	What other agreements has Colfax entered into, or is Colfax entering into, in connection with the transactions contemplated by the Purchase Agreements and the Acquisition?

A:	In connection with the Purchase Agreements we will be entering into the following agreements:

•
registration rights agreements (the “Registration Rights Agreements”) with each of (i) the BDT Investor (the “BDT Registration Rights Agreement”), attached as Annex VIII to this proxy statement, (ii) Mitchell P. Rales (the “MPR Registration Rights Agreement), attached as Annex IX to this proxy statement, (iii) Steven M. Rales (the “SMR Registration Rights Agreement”), attached as Annex X to this proxy statement, and (iv) Markel (the “Markel Registration Rights Agreement”), attached as Annex XI to this proxy statement,  pursuant to which we will file a registration statement covering the resale of Common Stock issued to the Investors under the Purchase Agreements or upon conversion of the Series A Preferred Stock issued to the BDT Investor under the BDT Purchase Agreement and the Investors will have demand registration rights and piggyback registration rights under certain circumstances.

With respect to the Acquisition, we have entered into:

•
the Implementation Agreement with Charter, attached as Annex I to this proxy statement, pursuant to which we will acquire by way of a court-sanctioned scheme of arrangement, or if we elect, by way of a takeover offer for, the entire issued and to be issued share capital of Charter for 730 pence in cash and 0.1241 newly issued shares of Common Stock per Charter ordinary share; and

•
a credit agreement (the “Credit Agreement”), attached as Annex XII to this proxy statement, with certain of our subsidiaries, Deutsche Bank AG New York Branch, as administrative agent, collateral agent, swing line lender and L/C issuer, Deutsche Bank Securities Inc. and HSBC Securities (USA) Inc., as joint lead arrangers and book managers, and the lenders identified therein with respect to credit facilities to be provided to us and certain of our subsidiaries.

In addition, each of Mitchell P. Rales, Chairman of our Board of Directors and a current beneficial owner of approximately 21.0% of our Common Stock, and Steven M. Rales, a current beneficial owner of approximately 21.0% of our Common Stock entered into:

•
voting agreements with the BDT Investor, attached as Annex XV and Annex XVI to this proxy statement, pursuant to which Messrs. Rales agreed to vote the Common Stock held by them in favor of the BDT Investment and Amended and Restated Certificate of Incorporation; and

•
voting agreements with Charter, attached as Annex XIII and Annex XIV to this proxy statement, pursuant to which Messrs. Rales agreed to vote the Common Stock held by them in favor of the issuance of securities to be issued as partial consideration for the Acquisition.

Q:	What am I being asked to vote on?

A:	You are being asked to vote to:

•
approve the issuance of the BDT Shares to the BDT Investor in accordance with the terms of the BDT Purchase Agreement and the issuance of shares of our Common Stock upon conversion of the shares of Series A Preferred Stock to be issued to the BDT Investor, referred to in this proxy statement as Proposal No. 1;

•
approve the issuance of the Other Shares to Mitchell P. Rales, Steven M. Rales and Markel in accordance with the terms of the Other Purchase Agreements, referred to in this proxy statement as Proposal No. 2;

•	approve the issuance of the Acquisition Shares as partial consideration in the Acquisition, referred to in this proxy statement as Proposal No. 3;

•
approve the Amended and Restated Certificate of Incorporation to (i) increase the number of shares of our authorized capital stock from 210,000,000 to 420,000,000, comprised of an increase in our Common Stock from 200,000,000 to 400,000,000 shares and an increase in our preferred stock from 10,000,000 to 20,000,000 shares and (ii) make other changes to our Certificate of Incorporation to set forth certain rights of the BDT Investor to be granted in connection with the BDT Investment, including provisions that require the approval of the BDT Investor in order for us to take certain corporate actions and to provide the BDT Investor with the right to nominate up to two members of the Board of Directors depending on its beneficial ownership of Colfax securities from time to time, referred to in this proxy statement as Proposal No. 4; and

•
adjourn or postpone the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of such adjournment or postponement to approve the other proposals, referred to in this proxy statement as Proposal No. 5.

Q:	Why is Colfax seeking stockholder approval of the issuance of the Securities as described in Proposal No. 1, Proposal No. 2 and Proposal No. 3?

A:
We are subject to the listing requirements of the New York Stock Exchange (“NYSE”) because our Common Stock is listed on the NYSE. These rules, which apply to the proposed issuance of the Securities, require stockholder approval for an issuance of Common Stock, or securities convertible into Common Stock, (i) in a transaction or series of related transactions equal to or greater than 20% of our Common Stock outstanding before the issuance of the additional securities at a price, or having a conversion price, less than the greater of book or market value of the Common Stock or (ii) to a director, officer or substantial security holder of Colfax if the Common Stock to be issued is greater than 1% of our Common Stock outstanding before such issuance. The Securities to be issued represent greater than 20% of our outstanding Common Stock and the Other Investment involves the issuance of greater than 1% of our Common Stock to a director and substantial security holders of Colfax. Therefore, under the NYSE Rules, shareholder approval is required for the issuance of the Securities.

Q:	Why is Colfax seeking stockholder approval of the Amended and Restated Certificate of Incorporation as described in Proposal No. 4?

A:
We do not currently have sufficient authorized shares of preferred stock to complete the issuance of the Series A Preferred Stock to the BDT Investor as described in Proposal No. 1. To issue the Series A Preferred Stock to the BDT Investor, we need to increase the number of shares of our preferred stock authorized for issuance under our Certificate of Incorporation. It is a condition to the completion of the Investments and Implementation Agreement that our stockholders approve Proposal No 4.  We have proposed increasing the authorized number of shares of preferred stock from 10,000,000 to 20,000,000 shares to permit the issuance of the Series A Preferred Stock to the BDT Investor pursuant to the BDT Purchase Agreement. In addition, we have proposed increasing the number of shares of our Common Stock from 200,000,000 to 400,000,000 shares to provide for additional authorized shares of Common Stock to issue in the future. The additional shares may be issued for various purposes without further stockholder approval, except to the extent required by applicable NYSE Rules. The purposes may include raising capital, providing equity incentives to employees, officers, directors or consultants, establishing strategic relationships with other companies, expanding our business or product lines through the acquisition of other businesses or products and other corporate purposes. In addition, it is a condition to the completion of the transactions contemplated by the BDT Purchase Agreement that our stockholders approve other changes to our Certificate of Incorporation in order to provide the BDT Investor certain approval rights and director nomination rights.

Q:	What quorum and vote is required in connection with each of the proposals?

A:
A quorum, consisting of the holders of a majority of the shares of our Common Stock entitled to vote as of the record date of the special meeting, must be present in person or represented by proxy before any action may be taken at the special meeting. Abstentions and broker non-votes  will be treated as shares that are present for purposes of determining the presence of a quorum.

The affirmative vote of the majority of shares of Common Stock present or represented by proxy at the special meeting and entitled to vote is necessary to approve each of Proposals No. 1, No. 2, No. 3 and Proposal No. 5. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote is necessary to approve Proposal No. 4.

The approval of Proposals No. 1, No. 2, No. 3 and No. 4 is required for the issuance of the Securities described in this proxy statement. Since the issuance of the Acquisition Shares and proceeds from the issuance of the Investor Securities will be used to fund in part the Acquisition, the approval of each of Proposals No. 1, No. 2, No. 3 and No. 4 is a condition to the Acquisition.

Q:
What happens if only one, two or three of Proposal No. 1, Proposal No. 2, Proposal No. 3 or Proposal No. 4 (but not all four) are approved by Colfax’s stockholders at the special meeting or adjournment thereof?

A:
If proposals No. 1, No. 2, No. 3 and No. 4 are not approved, we will not consummate the Investments or Acquisition as described in this proxy statement. The approval of Proposals No. 1, No. 2, No. 3 and No. 4 is required for the issuance of the Securities described in this proxy statement. Since the issuance of the Acquisition Shares and proceeds from the issuance of the Investor Securities will be used as partial consideration for and to fund in part the Acquisition of Charter, the approval of each of Proposals No. 1, No. 2, No. 3 and No. 4 is a condition to the Acquisition.

Q:	Am I being asked to vote to approve the Acquisition?

A:
No. However, the Acquisition Shares will be issued to the shareholders of Charter as partial consideration for the Acquisition and the proceeds received from the issuance of the Investor Securities to the BDT Investor and Other Investors will be used to fund in part the Acquisition, so approval of each of Proposal No. 1, Proposal No. 2, Proposal No. 3 and Proposal No. 4 is required for us to complete the Acquisition.  This will be the only opportunity for our stockholders to consider and vote upon the transactions contemplated in connection with the Acquisition.

Q:	Are there any risks in undertaking (or not undertaking) the transactions contemplated by the Implementation Agreement and the Purchase Agreements?

A:
Yes. In evaluating the issuance of the Securities and the other transactions contemplated by the Implementation Agreement and Purchase Agreements, including the Acquisition, you should carefully consider the factors discussed in the section of this proxy statement entitled “Risk Factors” beginning on page 32.

Q:	What are the conditions to completing the Acquisition?

A:
The Implementation Agreement contains conditions to each party’s obligations, and includes the condition that we have received stockholder approval for the issuance of the Investor Securities pursuant to the Purchase Agreements. In addition, since the Acquisition Shares will be issued to the shareholders of Charter as partial consideration under the Acquisition and the proceeds received from the issuance of the Investor Securities to the BDT Investor and Other Investors will be used to partially fund the Acquisition, approval of the matters set out in each of Proposal No. 1, Proposal No. 2, Proposal No. 3 and Proposal No. 4 is required for us to complete the Acquisition.

Q:	What are the conditions to completing the transactions contemplated by the Purchase Agreements?

A:
The BDT Purchase Agreement contains conditions to each party’s obligations, and includes the approval by Colfax’s stockholders of the matters set out in Proposal No. 1 and Proposal No. 4 at the special meeting.

The Other Purchase Agreements each contain conditions customary for transactions such as those contemplated by the Other Purchase Agreements, and include the approval by Colfax’s stockholders of the matters set out in Proposal No. 2 and Proposal No. 4 at the special meeting.

Q:	How will my vote affect the composition of Colfax’s Board of Directors?

A:
If Proposal No. 1 and  Proposal No. 4 are approved by our stockholders at the special meeting and the transactions contemplated by the BDT Purchase Agreements are subsequently completed, effective as of the closing of the issuance of the BDT Shares to the BDT Investor, the number of authorized directors will be increased from 9 to 11 and the BDT Investor will have the right to exclusively nominate for election 2 of 11 directors to serve as members of our Board of Directors and certain of its committees (subject to applicable law and NYSE Rules) pursuant to the Amended and Restated Certificate of Incorporation.  Our Board of Directors may elect persons to fill the two newly created directorships without stockholder approval, until a successor is elected and qualified at our next annual meeting of stockholders. Any such appointment will be made by our Board of Directors in compliance with applicable law and the NYSE Rules.

Q:	How does Colfax’s Board of Directors recommend that I vote on each of the proposals?

A:
Our Board of Directors unanimously recommends that you vote (i) “FOR” Proposal No. 1 to approve the issuance of the BDT Shares to the BDT Investor in accordance with the terms of the BDT Purchase Agreement (and the issuance of shares of our Common Stock upon conversion of the shares of Series A Preferred Stock to be issued in the BDT Investment), (ii) “FOR” Proposal No. 2 to approve the issuance of the Other Shares to the Other Investors in accordance with the terms of the Other Purchase Agreements; (iii) “FOR” Proposal No. 3 to approve the issuance of  the Acquisition Shares as partial consideration in the Acquisition, (iv) “FOR” Proposal No. 4 to approve the Amended and Restated Certificate of Incorporation and (v) “FOR” Proposal No. 5 to adjourn or postpone the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of such adjournment or postponement to approve the other proposals.

Q:	What happens if I do not vote?

A:
Proposal No. 4 requires the affirmative vote of a majority of the outstanding shares of our Common Stock entitled to vote thereon. Because the approval of Proposal No. 1, Proposal No. 2, Proposal No. 3 and Proposal No. 4 are required to consummate the Acquisition, failure to vote on Proposal No. 4 is effectively a vote against the issuance of the Securities and the Acquisition.

In addition, the failure to vote on these proposals, by failing to either submit a proxy or attend the special meeting if you are a stockholder of record, may make it more difficult to establish a quorum, consisting of the holders of a majority of the shares of Common Stock entitled to vote at the special meeting.

Q:	What happens if I abstain?

A:
If you execute and return your proxy card or submit a proxy by telephone or via the Internet and vote “ABSTAIN” or if you vote “ABSTAIN” at the special meeting, this will have the same effect as voting against each of the proposals. Abstentions will be treated as shares that are present for purposes of determining the presence of a quorum.

Because the approval of Proposal No. 1, Proposal No. 2, Proposal No. 3 and Proposal No. 4 are required to consummate the Acquisition, voting “ABSTAIN” on Proposal No. 1, Proposal No. 2, Proposal No. 3 or Proposal No. 4 is effectively a vote against the issuance of the Securities and Acquisition of Charter.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:
Most of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

•
Stockholder of Record—If your shares are registered directly in your name with our transfer agent, Registrar and Transfer Company, you are considered the stockholder of record with respect to those shares and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the special meeting. After carefully reading and considering the information contained in this proxy statement, if you are the stockholder of record, please submit your proxy by telephone or via the Internet in accordance with the instructions set forth in the enclosed proxy card, or fill out, sign and date the proxy card, and then mail your signed proxy card in the enclosed prepaid envelope as soon as possible so that your shares may be voted at the special meeting.

•
Beneficial Ownership—If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker, bank or other nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote and are also invited to attend the special meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the special meeting unless you request a legal proxy from your broker, bank or other nominee. Your broker, bank or other nominee has enclosed a voting instruction card with this proxy statement for you to use in directing such institution regarding how to vote the shares you beneficially own.

See “The Special Meeting—How to Vote Your Shares” beginning on page 25.

Q:	If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A:
If your shares are held in street name, your broker may, under certain circumstances, vote your shares. Certain brokerage firms have authority to vote a client’s unvoted shares on some “routine” matters but cannot vote a client’s unvoted shares on “non-routine” matters. Proposals No. 1, No. 2, No. 3 and No. 4 are considered “non-routine” matters under exchange rules applicable to certain brokerage firms. If you do not give voting instructions to your broker on a “non-routine” matter, your shares may constitute “broker non-votes.” A broker non-vote occurs on a matter when a broker returns an executed proxy but indicates that it does not have discretionary authority to vote on that matter and has not received instructions from the beneficial owner. Broker non−votes are not deemed to be votes cast and, therefore, are not included in the tabulation of the voting results on these proposals.

You should instruct your broker to vote your shares. If you do not instruct your broker, your broker may not have the authority to vote your shares for any of the proposals at the special meeting.

Please check with your broker and follow the voting procedures your broker provides. Your broker will advise you whether you may submit voting instructions by telephone or via the Internet. See “The Special Meeting–Quorum and Required Votes” and “The Special Meeting–Abstentions and Broker ‘Non-Votes’.”

Q:	How can I vote my shares in person at the special meeting?

A:
Shares held directly in your name as the stockholder of record may be voted in person at the special meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification to the meeting. Even if you plan to attend the special meeting, we recommend that you vote your shares in advance so that your vote will be counted if you later decide not to attend the special meeting. If you hold your shares in “street name,” you must request a legal proxy from your broker, bank or other nominee in order for you to vote at the special meeting.

Q:	How can I vote my shares without attending the special meeting?

A:
If you do not plan to attend the special meeting, we request that you vote your shares as promptly as possible. If you are the stockholder of record, you may mark your votes, date, sign and return the enclosed proxy card.

For shares held in “street name,” you may vote your shares by submitting voting instructions to your broker, bank or other nominee. A voting instruction card will be provided by your broker, bank or other nominee. For shares held in “street name,” you may be eligible to vote by telephone or via the Internet if your broker, bank or other nominee participates in the proxy voting program provided by Broadridge. Instructions for voting by telephone or via the Internet, if available, will be provided by your broker, bank or other nominee.

Q:	May I change my vote after I have submitted a proxy by telephone or via the Internet or mailed my signed proxy card?

A:
Yes. You may change your vote at any time before your proxy is voted at the special meeting. You can do this in several ways. If you hold your shares as a stockholder of record, you can send a written notice stating that you want to revoke your proxy, or you can complete and submit a new proxy card, in either case dated later than the prior proxy card relating to the same shares. You must submit your notice of revocation or your new proxy card to A. Lynne Puckett, Corporate Secretary of Colfax at Colfax Corporation, 8170 Maple Lawn Boulevard, Suite 180, Fulton, Maryland, Attention: Corporate Secretary.

You can also attend the special meeting and vote in person. Simply attending the special meeting, however, will not revoke your proxy; you must vote at the special meeting to revoke your proxy if you have not previously revoked your proxy.

You can also change your vote by submitting a proxy at a later date by telephone or via the Internet, if you have previously voted by telephone or via the Internet in connection with the special meeting, in which case your later-submitted proxy will be recorded and your earlier proxy revoked.

If your shares are held in “street name” and you have instructed your broker, bank or other nominee to vote your shares, the preceding instructions do not apply, and you must follow the voting procedures received from your broker, bank or other nominee to change your vote.

Q:	If I want to attend the special meeting, what do I do?

A:
You should come to our corporate headquarters located at 8170 Maple Lawn Boulevard, Suite 180, Fulton, Maryland 20759 at             , local time, on             , 2011. Stockholders of record as of the record date for the special meeting can vote in person at the special meeting. If your shares are held in “street name,” then you must ask your broker, bank or other nominee holder how you can vote at the special meeting.

Q:	Who is paying for this proxy solicitation?

A:
The total expense of this solicitation will be borne by Colfax, including reimbursement paid to brokerage firms and others for their expenses in forwarding material regarding the special meeting to beneficial owners. Solicitation of proxies may be made personally or by mail, telephone, internet, e-mail or facsimile by officers and other management employees of Colfax, who will receive no additional compensation for their services.

Q:
Who can help answer my additional questions about the special meeting, the Acquisition, the Implementation Agreement, the Purchase Agreements and the transactions contemplated by the Implementation Agreement and Purchase Agreements?

A:	If you have questions about the special meeting and the matters to be voted upon, you should contact:

Colfax Corporation.
8170 Maple Lawn Boulevard, Suite 180
Fulton, Maryland 47669
Telephone: (301) 323-9000
Attention: A. Lynne Puckett

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

The information contained in this proxy statement may contain certain statements about Colfax and Charter that are or may be “forward-looking statements” that is, statements related to future, not past, events, including forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations of the management of Colfax and Charter (as the case may be) and are naturally subject to uncertainty and changes in circumstances and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause our results to differ materially from current expectations include, but are not limited to factors detailed in our reports filed with the U.S. Securities and Exchange Commission (“SEC”) as well as this proxy statement under the caption “Risk Factors”. In addition, these statements are based on a number of assumptions that are subject to change. The forward-looking statements contained in the information in this proxy statement may include statements about the expected effects on Charter and Colfax of the Acquisition, the expected timing and scope of the Acquisition, strategic options and all other statements in this document other than historical facts. Without limitation, any statements preceded or followed by, or that include the words “targets”, “plans”, “believes”, “expects”, “aims”, “intends”, “will”, “may”, “anticipates”, “estimates”, “projects”, “seeks”, “sees”, “should,” “would,” “expect,” “positioned,” “strategy,” or words or terms of similar substance or the negative thereof, are forward-looking statements. Forward-looking statements include statements relating to the following: (i) future capital expenditures, expenses, revenues, earnings, synergies, economic performance, indebtedness, financial condition, losses and future prospects; (ii) business and management strategies and the expansion and growth of Colfax’s or Charter’s operations and potential synergies resulting from the Acquisition; (iii) the effects of government regulation on Colfax’s or Charter’s business, and (iv) our plans, objectives, expectations and intentions generally.

There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements. These factors include, but are not limited to, the satisfaction of the conditions to the Acquisition and other risks related to the Acquisition and actions related thereto. Additional particular uncertainties that could cause our actual results to be materially different than those expressed in forward-looking statements include: risks associated with our international operations; significant movements in foreign currency exchange rates; changes in the general economy, as well as the cyclical nature of our markets; our ability to accurately estimate the cost of or realize savings from our restructuring programs; availability and cost of raw materials, parts and components used in our products; the competitive environment in our industry; our ability to identify, finance, acquire and successfully integrate attractive acquisition targets, including but not limited to Charter should the Acquisition be successful; our ability to complete the Acquisition as planned and achieve expected synergies, expected earnings of Colfax following the Acquisition, and risks relating to any unforeseen liabilities of Charter; the amount of and our ability to estimate asbestos-related liabilities; material disruption at any of our significant manufacturing facilities; the solvency of our insurers and the likelihood of their payment for asbestos-related costs; our ability to manage and grow our business and execution of our business and growth strategies; our recent substantial leadership turnover and realignment; our ability and the ability our customers to access required capital at a reasonable costs; our ability to expand our business in our targeted markets; our ability to cross-sell our product portfolio to existing customers; the level of capital investment and expenditures by our customers in our strategic markets; our financial performance; our ability to identify, address and remediate any material weakness in our internal control over financial reporting; our ability to achieve or maintain credit ratings and the impact on our funding costs and competitive position if we do not do so; and others risks and factors as disclosed in this proxy statement under the caption “Risk Factors”. Other unknown or unpredictable factors could also cause actual results to differ materially from those in any forward-looking statement.

Due to such uncertainties and risks, readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. None of Colfax or Charter undertakes any obligation to update publicly or revise forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent legally required.

Nothing contained herein shall be deemed to be a forecast, projection or estimate of the future financial performance of Colfax or any of its subsidiaries, Charter or the enlarged business following completion of the Acquisition, unless otherwise stated.

SUMMARY

This summary highlights selected information also contained elsewhere in this proxy statement related to the matters you are being asked to vote upon and may not contain all of the information important to you. You should read this entire document and the other documents to which this proxy statement refers you to fully understand the matters you are being asked to vote upon.  Each item in this summary refers to the page where that subject is hereinafter discussed in more detail.  Except as otherwise noted, references in this proxy statement to “Colfax,”, the “Company,” “we,” “us,” and  “our” refer to the business of Colfax Corporation and its subsidiaries, and references in this proxy statement to “Charter” refer to the business of Charter International plc and its subsidiaries.

The Transactions

As we announced on September 12, 2011, we have agreed to acquire Charter for consideration consisting of cash and shares of our Common Stock. The Acquisition values Charter’s fully diluted share capital at approximately £1,528 million ($2,426 million) (based on the closing price of $23.04 per share of Common Stock on September 9, 2011, being the last business day before the Acquisition was announced, and the foreign exchange rate of U.S.$1.5881/£1 in effect as of that date). The Board of Directors unanimously approved the Acquisition as a critical component of our growth plan.

A number of strategic advantages are expected from the proposed combination of Colfax and Charter. We believe the Acquisition would complement our stated strategy which, in addition to driving organic growth, includes pursuing value-creating acquisitions within our served markets, and adding complementary growth platforms to provide scale and revenue diversity. We consider Charter to be a leading player in key markets with an attractive business mix and strong technological capabilities that fits well with our acquisition criteria. We believe that the Acquisition would accelerate our growth strategy and enable Colfax to become a multi-platform business with a strong global footprint.  Charter’s air and gas handling business (Howden) would extend our existing fluid handling platform, and Charter’s welding, cutting and automation (ESAB) business would establish a new growth platform. We believe that the Acquisition will improve our business profile by providing a meaningful recurring revenue stream as well as considerable exposure to emerging markets, allowing the combined company to benefit from strong secular growth drivers and provide a balance of short and long cycle businesses. We also believe that, following the Acquisition, there are significant upside opportunities from applying our established management techniques to improve both margin and return on invested capital. The Acquisition is expected to provide a platform for additional acquisitions in the fragmented welding and air handling markets. It is also expected to be significantly accretive to earnings and to provide double digit returns on invested capital within three to five years.

In order to finance in part the Acquisition, we have negotiated a $680 million cash investment by the BDT Investor, in shares of our Common Stock and newly-created Series A Preferred Stock that will be convertible into our Common Stock. Also in connection with the Acquisition, we have negotiated a $50 million cash investment by each of Mitchell P. Rales and Steven M. Rales, and a $25 million cash investment by Markel, in shares of our Common Stock.

The Special Committee unanimously approved the proposed investments by each of the Other Investors, having determined that the terms of the Other Investment were appropriate under the circumstances. The Other Investment was also approved by our disinterested directors pursuant to our corporate policy regarding related person transactions. In addition, the BDT Investment and Other Investment were unanimously approved by our Board of Directors.

On September 12, 2011, we entered into the Implementation Agreement which sets out the terms of the Acquisition. On the same day, we entered into the BDT Purchase Agreement with the BDT Investor, pursuant to which we agreed to sell to the BDT Investor (i) 14,756,945 shares of our Common Stock and (ii) 13,877,552 shares of newly created Series A Preferred Stock for an aggregate of $680 million. In connection with the BDT Investment, we will grant the BDT Investor certain voting rights, pre-emptive rights and approval rights, which will be set forth in the Amended and Restated Certificate of Incorporation and the Certificate of Designations for the Series A Preferred Stock. Also on September 12, 2011, we entered into the Other Purchase Agreements with each of Other Investors, pursuant to which we agreed to sell to Mitchell P. Rales 2,170,139 shares of our Common Stock for an aggregate of $50 million, sell to Steven M. Rales 2,170,139 shares of our Common Stock for an aggregate of $50 million and sell to Markel 1,085,070 shares of our Common Stock for an aggregate of $25 million.

The purchase price for the shares of Common Stock to be sold to the BDT Investor and the Other Investors in the Investments is $23.04 per share, being the closing price of our Common Stock on September 9, 2011, which was the last business day prior to the execution of the Purchase Agreements. The purchase price for the shares of Series A Preferred Stock to be sold to the BDT Investor in the BDT Investment is $24.50 per share and the initial conversion price is $27.93 per share, subject to adjustment.

At our special meeting of stockholders on             , 2011, our stockholders are being asked to approve the issuance of the BDT Shares to the BDT Investor (including the issuance of shares of our Common Stock upon conversion of the shares of  Series A Preferred Stock to be issued in the BDT Investment), the issuance of the Other Shares to the Other Investors and the issuance of the Acquisition Shares in connection with the Acquisition of Charter.  Stockholders are also being asked to approve an amendment and restatement of our Certificate of Incorporation, referred to as the Amended and Restated Certificate of Incorporation, to increase the number of our authorized shares of Common Stock and preferred stock and to provide the BDT Investor certain voting and approval rights in Colfax. Additionally, you are being asked to authorize the adjournment or postponement of the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of such adjournment or postponement to approve the other proposals.

Interests of Colfax’s Executive Officers and Directors in the Transaction

When you consider our Board of Directors’ recommendation to vote in favor of the Proposals, you should be aware that our executive officers and directors may have interests in the transactions contemplated by the Purchase Agreements and the Implementation Agreement that may be different from, or in addition to, the interests of other Colfax stockholders. In particular, pursuant to the MPR Purchase Agreement and SMR Purchase Agreement, Mitchell P. Rales, Chairman of our Board of Directors, and his brother Steven M. Rales, will acquire 2,170,139 and 2,170,139 shares of Common Stock, respectively, and, when aggregated with their current holdings, will own 11,315,749 and 11,315,749 shares of our outstanding Common Stock, respectively, which will represent approximately 13.37% and 13.37% of our outstanding Common Stock, respectively (representing approximately 11.69% and 11.69% of the total voting power of Colfax, respectively), after giving effect to the issuance of the Securities in the Investments and the Acquisition, assuming we acquire Charter’s entire fully-diluted share capital in the Acquisition.  In addition, under the Amended and Restated Certificate of Incorporation to be filed with the Secretary of State of Delaware immediately prior to closing of the Investments, the replacement of Mitchell P. Rales as Chairman of the Board of Directors would be subject to the written consent of the BDT Investor for so long as the BDT Investor and certain permitted transferees of the BDT Shares beneficially own, in the aggregate, at least 50% of the Series A Preferred Stock issued to the BDT Investor under the BDT Purchase Agreement.  Pursuant to the Markel Purchase Agreement, Markel will acquire 1,085,070 shares of Common Stock, representing approximately 1.28% of our outstanding Common Stock after giving effect to the issuance of the Securities in the Investments and the Acquisition, assuming we acquire Charter’s entire fully-diluted share capital in the Acquisition. Tom Gayner, a member of our Board of Directors, is the President and Chief Investment Officer of Markel.

The Special Meeting (see page 24)

Date, Time and Place

The special meeting of the stockholders of Colfax will be held at our corporate headquarters located at 8170 Maple Lawn Boulevard, Suite 180, Fulton, Maryland 20759 at           , local time, on           , 2011.

Purpose

You will be asked to consider and vote upon the approval of the issuance of the BDT Shares to the BDT Investor (and the issuance of shares of Common Stock upon conversion of the Series A Preferred Stock to be issued in the BDT Investment), the issuance of the Other Shares to the Other Investors, the issuance of the Acquisition Shares in connection with the Acquisition, the Amended and Restated Certificate of Incorporation and a proposal to adjourn or postpone the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of such adjournment or postponement to approve any of the proposals.

Record Date and Quorum

You are entitled to vote at the special meeting if you owned shares of our Common Stock as of the close of business on           , 2011, the record date for the special meeting. You will have one vote for each share of Common Stock that you owned as of the record date. As of the record date there were           shares of our Common Stock outstanding and entitled to vote. The presence in person or by proxy of stockholders having a majority of all shares of Common Stock entitled to be cast at the special meeting will constitute a quorum for the purpose of considering the proposals.

Vote Required

A quorum, consisting of the holders of a majority of the outstanding shares of Common Stock as of the record date of the special meeting, must be present in person or represented by proxy before any action may be taken at the special meeting. Abstentions and broker non-votes will be treated as shares that are present for purposes of determining the presence of a quorum.

The affirmative vote of the majority of shares of Common Stock present or represented by proxy at the special meeting and entitled to vote is necessary to approve each of Proposal No. 1, Proposal No. 2, Proposal No. 3 and Proposal No. 5. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon is necessary to approve Proposal No. 4.

The approval of Proposals No. 1, No. 2, No. 3 and No. 4 is required for the issuance of the Securities described in this proxy statement. Since the issuance of the Acquisition Shares and proceeds from the issuance of the Investor Securities will be used to fund in part the Acquisition of Charter, the approval of each of Proposal No. 1, No. 2, No. 3 and No. 4 is also a condition to the Acquisition described in this proxy statement.

The Acquisition and the Investments are conditioned on each other: unless we complete the Investments, we will not complete the Acquisition and unless we complete the Acquisition we will not complete the Investments.

Common Stock Ownership of Directors and Executive Officers

As of the record date, the directors and executive officers of Colfax held an aggregate of             % of the shares of Common Stock entitled to vote at the special meeting, including the             % of our outstanding Common Stock held by Mitchell P. Rales, Chairman of our Board of Directors.  Mitchell P. Rales and his brother, Steven M. Rales, who holds approximately 21.0% of our outstanding Common Stock, have each signed voting agreements with Charter and the BDT Investor, pursuant to which they have agreed to vote their shares of Common Stock in favor of the BDT Investment, including the Amended and Restated Certificate of Incorporation, and the issuance of securities necessary to complete the Acquisition.

Proposal No. 1: Issuance of Securities to the BDT Investor (see page 125)

You are being asked to approve (i) the issuance to the BDT Investor of 14,756,945 shares of Common Stock and 13,877,552 shares of Series A Preferred Stock, in accordance with the terms of the BDT Purchase Agreement in order to raise a portion of the funds required to complete the Acquisition and (ii) the issuance of shares of our Common Stock upon conversion of such Series A Preferred Stock. The proposal to approve the issuance of the BDT Shares to the BDT Investor and the issuance of the shares of our Common Stock upon conversion of the Series A Preferred Stock to be issued in the BDT Investment is referred to as Proposal No. 1.

BDT Purchase Agreement (see page 128)

On September 12, 2011, Colfax entered into the BDT Purchase Agreement with the BDT Investor, pursuant to which Colfax will issue the BDT Shares to the BDT Investor for an aggregate consideration of $680 million. The purchase price of each share of Common Stock under the BDT Purchase Agreement is $23.04 per share and the purchase price of each share of Series A Preferred Stock under the BDT Purchase Agreements is $24.50. The shares of Series A Preferred Stock are convertible into Common Stock at an initial conversion price of $27.93 per share, subject to adjustment.

Parties to the BDT Purchase Agreement

•  Colfax Corporation is a leading global supplier of a broad range of fluid handling products, including pumps, fluid handling systems and controls and specialty valves. We believe that we are a leading manufacturer of rotary positive displacement pumps, which include screw pumps, gear pumps and progressive cavity pumps.  We design and engineer our products to high quality and reliability standards for use in critical fluid handling applications where performance is paramount. We also offer customized fluid handling solutions to meet individual customer needs based on our in-depth technical knowledge of the applications in which our products are used. For more information, visit www.colfaxcorp.com. Information included on the website is not incorporated by reference into this proxy statement.

•  The BDT Investor is a newly formed entity controlled by BDT Capital Partners.  BDT Capital Partners, which is based in Chicago, Illinois, provides entrepreneur and family owned companies with long-term capital, solutions-based advice and access to an extensive network of world-class family businesses. BDT Capital Partners is a merchant bank structured to provide advice and capital that address the unique needs of closely held businesses. The firm has an investment fund as well as an investor base with the ability to co-invest additional capital. The investment fund’s portfolio includes investments in Pilot Flying J, City Beverage, Tudor, Pickering, Holt & Co. and Weber-Stephen Products Co.

•  Mitchell P. Rales and Steven M. Rales are also signatories to the BDT Purchase Agreement solely for the purpose of certain provisions pursuant to which the BDT Investor has been granted tag-along sale rights in respect of the BDT Shares in the event of certain sales of Colfax shares by either or both of Mitchell P. Rales or Steven M. Rales.

Use of Proceeds (see page 128)

Colfax will use the proceeds from the sale of the BDT Shares to the BDT Investor to fund the Acquisition of Charter.

Conditions to Closing (see page 128)

Consummation of the transactions contemplated by the BDT Purchase Agreement is conditional upon, among other things, approval by our stockholders of the transactions contemplated by the BDT Purchase Agreement and the Amended and Restated Certificate of Incorporation and sanctioning of the scheme of arrangement for implementing the Acquisition of Charter by the Royal Court of Jersey (or in the case of a takeover offer, such offer becoming unconditional).

Termination (see page 132)

Prior to the closing of the issuance of the BDT Shares to the BDT Investor, the BDT Purchase Agreement may be terminated:

•	by the BDT Investor, if Colfax’s offer for Charter is withdrawn, lapses or terminates;

•
by the BDT Investor or Colfax, if the issuance of the BDT Shares has not been completed before March 30, 2012 (the “Termination Date”) (provided that the right to so terminate the BDT Purchase Agreement shall not be available to any party if such party’s action or inaction was a principal cause of or resulted in the failure to complete the issuance of the BDT Shares and constitutes a breach of the BDT Purchase Agreement);

•
by the BDT Investor or Colfax, if any applicable governmental authority has issued a non-appealable final order, decree or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the consummation of the issuance of the BDT Shares and other transactions contemplated by the BDT Purchase Agreement;

•
by the BDT Investor at any time prior to completion of the issuance of the BDT Shares, if Colfax (i) has breached certain material representations or undertakings under the BDT Purchase Agreement and failed to cure such breach by the earlier of the Termination Date and 20 days from written notice of such breach and (ii) such breach, if not cured, would give rise to the failure to meet a condition to closing;

•
by Colfax at any time prior to completion of the issuance of the BDT Shares, if the BDT Investor has (i) breached their representations, warranties and covenants under the BDT Purchase Agreement and failed to cure such breach by the earlier of the Termination Date and 20 days from written notice of such breach and (ii) such breach, if not cured, would give rise to the failure to meet a condition to closing; and

•	by mutual written agreement of the BDT Investor and Colfax.

Certain Agreements and Documents Related to the BDT Investment (see page 133)

In connection with the BDT Purchase Agreement, we have entered into or will enter into agreements related to the BDT Purchase Agreement and the transactions contemplated by the BDT Purchase Agreement, including the BDT Registration Rights Agreement. In addition, immediately prior to the closing of the transactions contemplated by the BDT Purchase Agreement, we will file the Amended and Restated Certificate of Incorporation and Certificate of Designations with the Secretary of State of the State of Delaware.

Directors of Colfax Following the Transaction (see page 134)

Our Board of Directors is currently comprised of nine directors, each serving a term expiring at the next annual meeting of stockholders in 2012. If our stockholders vote to approve Proposal No. 1, Proposal No. 2, Proposal No. 3 and Proposal No. 4, effective upon the consummation of the transactions contemplated by the Purchase Agreements and the Implementation Agreement, the number of authorized directors will be increased from 9 to 11 and the BDT Investor will have the right to exclusively nominate for election 2 of the 11 directors to serve as members of our Board of Directors and certain of its committees (subject to applicable law and NYSE Rules) pursuant to the Amended and Restated Certificate of Incorporation.  Our Board of Directors has the ability to elect persons to fill the two newly created directorships without stockholder approval, until a successor is elected and qualified at our next annual meeting of stockholders. Any such appointment will be made by our Board of Directors in compliance with applicable law and the NYSE Rules.

Proposal No. 2: Issuance of Securities to the Other Investors (see page 137)

You are being asked to approve the issuance of 2,170,139 shares of Common Stock to Mitchell P. Rales, 2,170,139 shares of Common Stock to Steven M. Rales and 1,085,070 shares of Common Stock to Markel in accordance with the terms of the Other Purchase Agreements between Colfax and each of Mitchell P. Rales, Steven M. Rales and Markel, respectively, in order to raise a portion of the funds necessary to complete the Acquisition. The proposal to approve the issuance of the Other Shares to the Other Investors is referred to as Proposal No. 2.

Other Purchase Agreements (see page 138)

On September 12, 2011, we entered into the Other Purchase Agreements with each of Mitchell P. Rales, Steven M. Rales and Markel, respectively, pursuant to which, among other things, we will issue the MPR Shares to Mitchell P. Rales for $50 million, the SMR Shares to Steven M. Rales for $50 million and the Markel Shares to Markel for $25 million. The purchase price of each share of Common Stock under the Other Purchase Agreements is $23.04 per share.

Parties to the Other Purchase Agreements

•  Colfax Corporation

•  Mr. Mitchell P. Rales is a co-founder of Colfax and has served as a director of Colfax since our founding in 1995.  He is the Chairman of the Board of Directors of Colfax and the beneficial owner of approximately 21.0% of our Common Stock.  Mr. Mitchell P. Rales served as a member of the Board of Directors of Danaher Corporation  since 1983 and as Chairman of Danaher Corporation’s Executive Committee since 1984.  Mr. Rales has been a principal in a number of private business entities with interests in manufacturing companies and publicly traded companies for over 25 years.  He was instrumental in the founding of Colfax and has played a key leadership role on our Board of Directors since that time.  Mr. Rales helped create the Danaher Business System, on which the Colfax Business System is modeled, and he has provided critical strategic guidance in our growth.

•  Mr. Steven M. Rales is a co-founder of Danaher Corporation and has served on its Board of Directors since 1983, serving as Chairman of the Board since 1984. He was also CEO of the Danaher Corporation from 1984 to 1990. In addition, for more than the past five years he has been a principal in private business entities in the areas of manufacturing and film production. Mr. Rales is a brother of Mr. Mitchell P. Rales.

•  Markel Corporation (NYSE: MKL) markets and underwrites specialty insurance products and programs. Markel operates in three segments: the Excess and Surplus lines, the Specialty Admitted and the London Insurance Markets. Tom Gayner, a member of our Board of Directors, is the President and Chief Investment Officer of Markel.

Use of Proceeds (see page 138)

We will use the proceeds from the sale of the Other Shares to fund in part the Acquisition of Charter.

Conditions to Closing (see page 140)

Consummation of the transactions contemplated by each of the MPR Purchase Agreement, SMR Purchase Agreement and Markel Purchase Agreement are conditional upon, among other things, approval by our stockholders of the issuance of the Other Shares and the Amended and Restated Certificate of Incorporation.

Termination (see page 140)

Prior to the closing, each of the Other Purchase Agreements may be terminated:

•	by the relevant Other Investor, if our offer for Charter is withdrawn, lapses or terminates;

•
by either party, if closing has not occurred before March 30, 2012 (provided that the right to so terminate shall not be available to any party if such party’s action or inaction was a principal cause of or resulted in the failure to close the transactions contemplated under the agreement or constitute a breach thereof);

•
by the relevant Other Investor, at any time prior to closing, if we (i) have breached certain material representations and failed to cure such breach by the earlier of March 30, 2012 and 20 days from written notice of such breach and (ii) such breach, if not cured, would give rise to the failure to meet a condition to closing; and

•	by mutual written agreement of the parties.

Certain Agreements Related to the Other Investments (see page 140)

In connection with the Other Purchase Agreements, we have entered into or will enter into agreements related to the transactions contemplated therein, including the MPR Registration Rights Agreement, the SMR Registration Rights Agreement and the Markel Registration Rights Agreement. In addition, immediately prior to the closing of the transactions contemplated by the Other Purchase Agreements, we will file the Amended and Restated Certificate of Incorporation and Certificate of Designations with the Secretary of State of the State of Delaware.

Proposal No. 3: Issuance of Securities in the Acquisition (see page 144)

You are being asked to approve the issuance of up to 20,832,469 shares of our Common Stock as part of the consideration in the Acquisition. The proposal to approve the issuance of the Acquisition Shares is referred to as Proposal No. 3.

We intend to cause the Acquisition Shares to be authorized for listing on the NYSE, subject to notice of issuance.

Implementation Agreement (see page 145)

On September 12, 2011, we and our wholly-owned subsidiary, Colfax UK Holdings Ltd. (“Bidco”), entered into the Implementation Agreement with Charter that provides the terms of the Acquisition. The Acquisition is intended to be implemented by way of a court-sanctioned scheme of arrangement (the “Scheme”) under Article 125 of the Companies (Jersey) Law 1991 (the “Companies Act”) or, if Bidco elects, by way of a takeover offer under the Companies Act.  The Scheme, which will be subject to the conditions set out in the Implementation Agreement, will require the sanction of the Royal Court of Jersey.

Pursuant to the Acquisition, Charter's shareholders will be entitled to receive 730 pence in cash and 0.1241 newly-issued shares of our Common Stock in exchange for each share of Charter’s ordinary stock. The Acquisition values Charter’s fully diluted share capital at approximately £1,528 million ($2,426 million) (based on the closing price of $23.04 per share of our Common Stock on September 9, 2011, being the last business day before the Acquisition was announced, and the foreign exchange rate of U.S.$1.5881/£1 in effect as of that date).

Parties to the Implementation Agreement

•  Colfax

•  Colfax UK Holdings Ltd., Bidco, is our indirect wholly-owned subsidiary formed in England to effect the Acquisition.  Bidco has not engaged in any business prior to the date of this proxy statement (except for entering into transactions relating to the Acquisition).

•  Charter International plc, Charter, is the ultimate owner (through a number of intermediate holding companies) of two international engineering businesses: ESAB, which is focused on welding, cutting and automation, and Howden, which is focused on air and gas handling. Charter is registered in Jersey and listed on the London Stock Exchange.

ESAB is a leading international welding and cutting company.  It formulates, develops, manufactures and supplies consumable products and equipment for use in the cutting and joining of steels, aluminum and metal alloys.  ESAB's comprehensive range of welding consumables includes electrodes, cored and solid wires, and fluxes.  ESAB's welding and cutting equipment ranges from small retail uses to large bespoke equipment particularly in the energy and shipbuilding sectors.

Howden is an international applications engineering business. Howden designs, manufactures, installs and maintains air and gas handling equipment for use in the power, oil and gas, petrochemical and other industries.

Recommendation of Charter's Board of Directors (see page 64)

Charter has agreed that its board of directors will unanimously recommend to Charter’s shareholders to vote in favor of the Acquisition at the general meeting of Charter's shareholders to be convened to consider the Acquisition as well as at the meeting of Charter's shareholders to be convened by the order of the Royal Court of Jersey for purposes of approving the Scheme. The Charter directors have further agreed not to withdraw, qualify or adversely modify the recommendation of the Charter board of directors. However, the foregoing obligations shall not apply if the board of directors of Charter have determined, acting in their good faith discretion, after consultation with their legal and financial advisors, that their recommendation should not be given or should be withdrawn, qualified or adversely modified in order to comply with their legal duties.

Conditions to Closing of the Acquisition (see page 65)

The Implementation Agreement contains conditions to each party’s obligations. Among other things, the Scheme is conditional upon (i) approval of the Acquisition and related matters by the stockholders of Charter at a general meeting and at a meeting of Charter's shareholders to be convened by the order of the Royal Court of Jersey for purposes of approving the Scheme and (ii) sanctioning of the Scheme by the Royal Court of Jersey.  The Acquisition is also conditioned upon approval of the capital raising transactions contemplated by the Purchase Agreements entered into with each of the Investors.

Inducement Fee (see page 66)

Charter has agreed to pay an inducement fee of £15,275,000 ($24,258,228 assuming a foreign exchange rate of U.S.$1.5881/£1 in effect on September 9, 2011, the last business day prior to signing of the Implementation Agreement) to Bidco, subject to the terms and conditions set out in the Implementation Agreement,  in circumstances where a competing offer (or similar proposal) is announced before the Acquisition lapses or is withdrawn and such competing offer (or similar proposal) or another third party offer (or similar proposal) becomes wholly unconditional or effective or is otherwise consummated.

In addition, Charter has agreed to pay an inducement fee of £7,638,000 ($12,129,908 assuming the foreign exchange rate described above) to Bidco in certain other circumstances, subject to the terms and conditions set out in the Implementation Agreement.  These circumstances include where: (a) the board of directors of Charter recommends a competing offer (or similar proposal); (b) the board of directors of Charter withdraws, qualifies or adversely modifies its recommendation of the Acquisition or such recommendation ceases to be unanimous; and (c) where Charter takes any steps to implement a competing offer (or similar proposal) or if Charter makes certain changes in respect of the timing of the Acquisition and as a result the Scheme is reasonably expected not to become effective by March 30, 2012.

Termination (see page 65)

The Implementation Agreement may be terminated:

•	as agreed in writing by the parties;

•	in the event the recommendation of the board of directors of Charter in favor of the Acquisition is no longer unanimous or is withdrawn, qualified or adversely modified at any time;

•	if the Acquisition has not occurred by March 30, 2012;

•	on the date on which the Scheme lapses, terminates or is withdrawn or becomes effective in accordance with its terms;

•
if the Scheme is not approved at the general meeting of Charter's shareholders to be convened to consider the Acquisition or the meeting of Charter's shareholders to be convened by the order of the Royal Court of Jersey for purposes of approving the Scheme;

•	if the Royal Court of Jersey fails to sanction the Scheme and approve related matters;

•
if the capital raising transactions contemplated by the Purchase Agreements entered into with each of the Investors to finance part of the Acquisition are not approved at the special meeting and we have not, within 10 business days, presented an adequate proposal for alternative funding for the Acquisition.

Certain Agreements and Documents Related to the Acquisition (see page 133)

In connection with the Acquisition, we have entered into or will enter into certain agreements related to the Implementation Agreement, including the Purchase Agreements, the Registration Rights Agreements and the Credit Agreement. In addition, we will file the Amended and Restated Certificate of Incorporation and the Certificate of Designations with the Secretary of State of the State of Delaware.

Proposal No. 4: Amendment and Restatement of Colfax’s Certificate of Incorporation (see page 146)

You are being asked to approve an amendment and restatement of our Certificate of Incorporation to (i) increase the number of shares of authorized capital stock of Colfax from 210,000,000 to 420,000,000, comprised of an increase in Common Stock from 200,000,000 to 400,000,000 shares and an increase in preferred stock from 10,000,000 to 20,000,000 shares and (ii) make other changes to our Certificate of Incorporation to set forth certain rights of the BDT Investor to be granted in connection with the BDT Investment, including provisions that require the approval of the BDT Investor in order for us to take certain corporate actions and to provide the BDT Investor with the right to nominate up to two members of our Board of Directors depending on its beneficial ownership of Colfax securities from time to time. Stockholder approval of the Amended and Restated Certificate of Incorporation is a condition to completing the issuance of the Investor Securities to the Investors and the Acquisition Shares in connection with the Acquisition. The proposal to approve the Amended and Restated Certificate of Incorporation is referred to as Proposal No. 4.

Proposal No. 5: Adjournment of Special Meeting (see page 151)

You are being asked to approve a proposal to adjourn or postpone the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of such adjournment or postponement to approve the other proposals. The proposal to adjourn or postpone the special meeting is referred to as Proposal No. 5.

Recommendation of Our Board of Directors (see page 151)

Our Board of Directors has unanimously approved the Implementation Agreement, the BDT Purchase Agreement, the Other Purchase Agreements, the issuance of the Securities thereunder and the Amended and Restated Certificate of Incorporation. Our Board of Directors unanimously recommends that stockholders vote “FOR” Proposal No. 1, Proposal No. 2, Proposal No. 3, Proposal No. 4 and Proposal No. 5.

THE SPECIAL MEETING

Date, Time and Place

The special meeting of Colfax’s stockholders will be held on           , 2011, starting at           , local time, at our corporate headquarters located at 8170 Maple Lawn Boulevard, Suite 180, Fulton, Maryland 20759.

Matters to be Considered

The purpose of the special meeting is to consider and vote on:

Proposal No. 1:
To approve (i) the issuance to the BDT Investor of 14,756,945 shares of Common Stock and 13,877,552 shares of Series A Preferred Stock, in accordance with the terms of the BDT Purchase Agreement to fund a portion of the Acquisition and (ii) the issuance of shares of our Common Stock upon conversion of such Series A Preferred Stock.

Proposal No. 2:
To approve the issuance of 2,170,139 shares of Common Stock to Mitchell P. Rales, 2,170,139 shares of Common Stock to Steven M. Rales and 1,085,070 shares of Common Stock to Markel in accordance with the terms of the Other Purchase Agreements to fund a portion of the Acquisition.

Proposal No. 3:	To approve the issuance of up to 20,832,469 shares of Common Stock as part consideration for the Acquisition in accordance with the terms of the Implementation Agreement.

Proposal No. 4:
To approve an amendment and restatement of our Certificate of Incorporation to (i) increase the number of shares of authorized capital stock from 210,000,000 to 420,000,000, comprised of an increase in Common Stock from 200,000,000 to 400,000,000 shares and an increase in preferred stock from 10,000,000 to 20,000,000 shares and (ii) make other changes to the Certificate of Incorporation to set forth certain rights of the BDT Investor to be granted in connection with the BDT Investment, including provisions that require the approval of the BDT Investor in order for us to take certain corporate actions and to provide the BDT Investor with the right to nominate up to two members of the Board of Directors depending on its beneficial ownership of Colfax securities from time to time.

Proposal No. 5:
To adjourn or postpone the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of such adjournment or postponement to approve the other proposals.

Record Date; Shares Outstanding and Entitled to Vote

The close of business on                , 2011 has been fixed as the record date for determining those Colfax stockholders entitled to notice of and to vote at the special meeting and any adjournment or postponement of the special meeting. At the close of business on the record date for the special meeting, there were               shares of Common Stock outstanding and entitled to vote, held by approximately                 holders of record. Each share of Common Stock entitles its holder to one vote at the special meeting on all matters properly presented at the meeting.

Common Stock Ownership of Directors and Executive Officers

As of the record date, our directors and executive officers held an aggregate of                  % of the shares of Common Stock entitled to vote at the special meeting, including the                  % of Common Stock held by Mitchell P. Rales, Chairman of our Board of Directors. Mitchell P. Rales and his brother, Steven M. Rales, who together hold an aggregate of approximately 42.0% of our Common Stock, have each signed voting agreements with Charter and the BDT Investor, pursuant to which they have agreed to vote their shares of Common Stock in favor of the BDT Investment, including the Amended and Restated Certificate of Incorporation, and the issuance of securities necessary to complete the Acquisition. In the aggregate, as of the record date, the shares held by the directors and executive officers of Colfax and Steven M. Rales represent                  % of the voting power necessary to approve Proposals No. 1, No. 2, No. 3 and No. 5 (assuming the vote in person or by proxy of all outstanding shares of Common Stock) and Proposal No. 4.

How to Vote Your Shares

Stockholders of record may submit a proxy by telephone, via the Internet or by mail or vote by attending the special meeting and voting in person.

•
Submitting a Proxy by Telephone: You can submit a proxy for your shares by telephone until 11:59 p.m. (EDT) on                   , 2011 by calling the toll-free telephone number on your proxy card. Telephone proxy submission is available 24 hours a day. Easy-to-follow voice prompts allow you to submit a proxy for your shares and confirm that your instructions have been properly recorded. Our telephone proxy submission procedures are designed to authenticate stockholders by using individual control numbers. IF YOU SUBMIT A PROXY BY TELEPHONE, YOU DO NOT NEED TO RETURN YOUR PROXY CARD.

•
Submitting a Proxy via the Internet: You can submit a proxy via the Internet until 11:59 p.m. (EDT) on                   , 2011 by accessing the web site listed on your proxy card and following the instructions you will find on the web site. Internet proxy submission is available 24 hours a day. As with telephone proxy submission, you will be given the opportunity to confirm that your instructions have been properly recorded. IF YOU SUBMIT A PROXY VIA THE INTERNET, YOU DO NOT NEED TO RETURN YOUR PROXY CARD.

•	Submitting a Proxy by Mail: If you choose to submit a proxy by mail, simply mark the enclosed proxy card, date and sign it, and return it in the postage paid envelope provided.

•
Attending the Special Meeting: If you are a stockholder of record, you may attend the special meeting and vote in person. If you plan to attend the special meeting, you must bring a form of personal photo identification with you in order to be admitted. We reserve the right to refuse admittance to anyone without proper proof of share ownership and without proper photo identification.

If your shares of Common Stock are held in the name of a broker, bank or other nominee, you will receive instructions from the stockholder of record that you must follow for your shares to be voted. Please follow their instructions carefully. Also, please note that if the stockholder of record of your shares of Common Stock is a broker, bank or other nominee and you wish to vote in person at the special meeting, you must request a legal proxy from your broker, bank or other nominee that holds your shares and present that proxy and proof of identification at the special meeting.

How to Change Your Vote

If you are the stockholder of record, you may revoke your proxy or change your vote prior to your shares being voted at the special meeting by:

•
delivering a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy card relating to the same shares, to Colfax’s Corporate Secretary, A. Lynne Puckett, at Colfax Corporation, 8170 Maple Lawn Boulevard, Suite 180, Fulton, Maryland 20759, Attention: Corporate Secretary;

•	submitting a proxy at a later date by telephone or via the Internet, if you have previously voted by telephone or via the Internet in connection with the special meeting; or

•	attending the special meeting and voting in person.

If you are the beneficial owner of shares held in the name of a broker, bank or other nominee, you may change your vote by:

•	submitting new voting instructions to your broker, bank or other nominee in a timely manner following the voting procedures received from your broker, bank or other nominee; or

•	attending the special meeting and voting in person, if you have obtained a legal proxy from the broker, bank or other nominee that holds your shares giving you the right to vote the shares.

Attendance at the special meeting will not, in and of itself, constitute revocation of a proxy.

Counting Your Vote

All properly executed proxies delivered and not properly revoked will be voted at the special meeting as specified in such proxies. If you provide specific voting instructions, your shares of Common Stock will be voted as instructed. If you hold shares in your name and sign and return a proxy card or submit a proxy by telephone or via the Internet without giving specific voting instructions, your shares will be voted “FOR”:

•
the approval of the issuance of the BDT Shares to the BDT Investor pursuant to the terms of the BDT Purchase Agreement and the issuance of shares of Common Stock upon conversion of the Series A Preferred Stock to be issued in the BDT Investment;

•	the approval of the issuance of the Other Shares to the Other Investors pursuant to the terms of the Other Purchase Agreements;

•	the approval of the issuance of the Acquisition Shares as partial consideration in the Acquisition,

•	the approval of the Amended and Restated Certificate of Incorporation; and

•
adjournment or postponement of the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of such adjournment or postponement to approve the other proposals.

Proxies solicited may be voted only at the special meeting and any adjournment or postponement of the special meeting and will not be used for any other meeting.

Quorum and Required Votes

A quorum, consisting of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the special meeting as of the record date, must be present in person or represented by proxy before any action may be taken at the special meeting. Abstentions and broker non-votes will be treated as shares that are present for the purpose of determining the presence of a quorum.

Proposal No. 1: The affirmative vote of the majority of shares of Common Stock present in person or represented by proxy at the special meeting and entitled to vote is necessary to approve the issuance of the BDT Shares to the BDT Investor pursuant to the BDT Purchase Agreement and the issuance of shares of Common Stock upon conversion of the Series A Preferred Stock to be issued in the BDT Investment.

Proposal No. 2: The affirmative vote of the majority of shares of Common Stock present in person or represented by proxy at the special meeting and entitled to vote is necessary to approve the issuance of the Other Shares to the Other Investors pursuant to the Other Purchase Agreements.

Proposal No. 3: The affirmative vote of the majority of shares of Common Stock present in person or represented by proxy at the special meeting and entitled to vote is necessary to approve the issuance of the Acquisition Shares to the existing shareholders of Charter’s ordinary shares as partial consideration in the Acquisition pursuant to the Implementation Agreement.

Proposal No. 4: The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon at the special meeting is necessary to approve the Amended and Restated Certificate of Incorporation.

Proposal No. 5: The affirmative vote of the majority of shares of Common Stock present in person or represented by proxy at the special meeting and entitled to vote is necessary to approve the adjournment or postponement of the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of such adjournment or postponement to approve the other proposals.

The approval of Proposals No. 1, No. 2, No. 3 and No. 4 is required for the issuance of the Securities described in this proxy statement. Since the issuance of the Acquisition Shares and proceeds from the issuance of the Investor Securities will be used to fund in part the Acquisition of Charter, the approval of each of Proposal No. 1, No. 2, No. 3 and No. 4 is also a condition to the Acquisition described in this proxy statement.

As of the close of business on the record date for the special meeting, the BDT Investor did not beneficially own any shares of our Common Stock and, to the knowledge of the BDT Investor, none of its affiliates beneficially owned any shares of our Common Stock. As of the close of business on the record date for the special meeting, Markel did not beneficially own any shares of our Common Stock and, to the knowledge of the Markel, none of its affiliates beneficially owned any shares of our Common Stock other than its President and Chief Investment Officer, Thomas Gayner, who is also a member of our board of directors and the beneficial owner of 19,860 shares of Common Stock, representing less than 1% of our outstanding Common Stock.

As of the close of business on the record date for the special meeting, Mitchell P. Rales and Steven M. Rales beneficially own an aggregate of 18,291,220 shares of Common Stock, representing                  % of the shares of Common Stock entitled to vote at the special meeting. Mitchell P. Rales and Steven M. Rales have each signed voting agreements with the BDT Investor and Charter, pursuant to which they have agreed to vote their shares of Common Stock in favor of the BDT Investment, including the Amended and Restated Certificate of Incorporation, and the issuance of securities necessary to complete the Acquisition.

Abstentions and Broker “Non-Votes”

Abstentions will have the same effect as a vote “AGAINST” each of the proposals.

If shares are held in a brokerage account or by a bank or other nominee, the holders are considered the beneficial owner of shares held in “street name.” Certain brokerage firms have authority to vote a client’s unvoted shares on some “routine” matters but cannot vote a client’s unvoted shares on “non-routine” matters. Proposals No. 1, No. 2, No. 3 and No. 4 are considered “non-routine” matters under exchange rules applicable to certain brokerage firms. If you do not give voting instructions to your broker on a “non-routine” matter, your shares may constitute “broker non-votes.” A broker non-vote occurs on a matter when a broker returns an executed proxy but indicates that it does not have discretionary authority to vote on that matter and has not received instructions from the beneficial owner. Broker non−votes are not deemed to be votes cast and, therefore, are not included in the tabulation of the voting results on these proposals.

Solicitation of Proxies

The total expense of this solicitation will be borne by Colfax, including reimbursement paid to brokerage firms and others for their expenses in forwarding material regarding the special meeting to beneficial owners. Solicitation of proxies may be made personally or by mail, telephone, internet, e-mail or facsimile by officers and other management employees of Colfax, who will receive no additional compensation for their services.

Adjournment and Postponement

Whether or not a quorum exists, holders of a majority of our Common Stock present in person or represented by proxy and entitled to vote at the special meeting may adjourn the special meeting, without further notice other than by an announcement made at the special meeting. Because a majority of the votes present in person or represented at the meeting, whether or not a quorum exists, is required to approve the proposal to adjourn the special meeting, abstentions will have the same effect on such proposal as a vote “AGAINST” the proposal to adjourn the special meeting. Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow our stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned or postponed.

Recommendation of Our Board of Directors

Our Board of Directors has unanimously approved the issuance of the Securities (including the issuance of shares of our Common Stock upon conversion of the Series A Preferred Stock to be issued in the BDT Investment) and the Amended and the Restated Certificate of Incorporation. In addition, the Special Committee unanimously approved the proposed investments by each of the Other Investors, having determined that the terms of the Other Investment were appropriate under the circumstances. The Other Investment was also approved by our disinterested directors pursuant to our corporate policy regarding related person transactions.

Based on our reasons for the recommendations set forth in “Proposal No. 1—Issuance of Securities to the BDT Investor—Reasons for the BDT Investment and Recommendation of Our Board of Directors”, “Proposal No. 2—Issuance of Securities to the Other Investors—Reasons for the Other Investment and Recommendation of Our Board of Directors” and “Proposal No. 3—Issuance of Securities in the Acquisition of Charter—Reasons for the Acquisition and Recommendation of Our Board of Directors”, our Board of Directors believes that the approval of each of (i) the issuance of the BDT Shares (including the issuance of shares of our Common Stock upon conversion of the Series A Preferred Stock to be issued in the BDT Investment), (ii) the issuance of the Other Shares (iii) the issuance of the Acquisition Shares and (iv) the Amended and Restated Certificate of Incorporation is advisable, fair to, and in the best interests of, Colfax’s stockholders.

Our Board of Directors recommends that you vote “FOR”:

•
the approval of the issuance of the BDT Shares to the BDT Investor pursuant to the terms of the BDT Purchase Agreement (including the issuance of shares of our Common Stock upon conversion of the Series A Preferred Stock to be issued in the BDT Investment);

•	the approval of the issuance of the Other Shares to the Other Investors pursuant to the terms of the Other Purchase Agreements;

•	the approval of the issuance of the Acquisition Shares pursuant to the Acquisition;

•	the approval of the Amended and Restated Certificate of Incorporation; and

•
adjournment or postponement of the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of such adjournment or postponement to approve the other proposals.

CURRENCIES

In this proxy statement, unless otherwise specified or the context otherwise requires:

•	“pounds sterling,” “pounds,” “sterling,” “U.K. pounds,” “₤,” “pence,” or “p” each refer to the lawful currency of the United Kingdom; and

•	“U.S. dollars,” “dollars,” “$” or "U.S.$" each refer to the lawful currency of the United States.

We publish our financial statements in U.S. dollars and Charter publishes its financial statements in pounds sterling.

Please see the section of this proxy statement entitled “Exchange Rate Information” for additional information regarding the exchange rates between pounds sterling and the U.S. dollar.

EXCHANGE RATE INFORMATION

The following table shows, for the periods indicated, information concerning the exchange rate between U.S. dollars and pounds sterling. The information in the following table is expressed in U.S. dollars per pound sterling and is based on the noon buying rate in New York City for cable transfers in pounds sterling as certified for customs purposes by the Federal Reserve Bank of New York. The average rates for the monthly periods presented in these tables were calculated by taking the simple average of the daily noon buying rates. The average rates for the interim periods and annual periods presented in these tables were calculated by taking the simple average of the noon buying rates on the last day of each month during the relevant period.

On             , 2011, the latest practicable date for which such information was available prior to the printing of this proxy statement, the noon buying rate in New York City for cable transfers in pounds sterling as certified for customs purposes by the Federal Reserve Bank of New York was $              per £1.00. These translations should not be construed as a representation that the U.S. dollar amounts actually represent, or could be converted into, pounds sterling at the rates indicated.

	Period-end rate U.S.$	Average rate U.S.$	High U.S.$	Low U.S.$
Recent monthly data
September 2011	1.5624	1.5778	1.6190	1.5358
August 2011	1.6269	1.6356	1.6591	1.6169
July 2011	1.6455	1.6158	1.6455	1.5932
June 2011	1.6067	1.6219	1.6444	1.5972
May 2011	1.6439	1.6332	1.6690	1.6102
April 2011	1.6691	1.6379	1.6691	1.6129

Interim period data
Six months ended 30 June 2011	1.6067	1.6170	1.6691	1.5490
Six months ended 30 June 2010	1.4947	1.5245	1.6370	1.4344

Annual Data (year ended 31 December)
2010	1.5392	1.5455	1.6370	1.4344
2009	1.6167	1.5660	1.6977	1.3658
2008	1.4619	1.8546	2.0311	1.4395
2007	1.9843	2.0016	2.1104	1.9235
2006	1.9586	1.8434	1.9794	1.7256

 RISK FACTORS

You should carefully consider the following risks and uncertainties together with all the other information set out in, or incorporated by reference into, this proxy statement prior to deciding whether to vote for the approval of the proposals presented in this proxy statement. The risks described below are based on information known at the date of this document, but may not be the only risks to which Colfax and Charter and/or the combined group following the Acquisition (the “Combined Group”) might be exposed.  Additional risks and uncertainties, which are currently unknown to us or that we do not currently consider to be material, may materially affect the business of Colfax, Charter and/or the Combined Group and could have material adverse effects on the business, financial condition and results of operations of Colfax, Charter and/or the Combined Group.  If any of the following risks were to occur, the business, financial condition and  results of operations of Colfax, Charter and/or the Combined Group could be materially adversely affected, and the value of the our Common Stock could decline and investors could lose all or part of the value of their investment in Colfax shares. You should read this document as a whole, including the information incorporated by reference, and not rely solely on the information set out in this section.

Risks relating to our business (and, following completion of the Acquisition, the business of the Combined Group)

Changes in the general economy and the cyclical nature of markets could harm operations and financial performance

Colfax's and Charter's financial performance depends, in large part, on conditions in the markets we and Charter serve and on the general condition of the global economy.  Any sustained weakness in demand, downturn or uncertainty in the global economy could reduce our and Charter's sales and profitability, and result in restructuring efforts.  Restructuring efforts are inherently risky and we may not be able to predict the cost and timing of such actions accurately or properly estimate the impact on demand, if any. We also may not be able to realize the anticipated savings we expected from restructuring activities. In addition, our and Charter's products are sold in many industries, some of which are cyclical and may experience periodic downturns. Cyclical weakness in the industries that we and Charter serve could lead to reduced demand for our products and affect our profitability and financial performance. In 2010, the effects of the global economic slowdown started to recede in some markets but we still see sluggish demand and less than robust growth in certain areas.

We believe that many of our customers and suppliers are reliant on liquidity from global credit markets and in some cases, require external financing to purchase products or finance operations. Lack of liquidity or inability to access the credit markets by our and Charter's customers could impact our ability to collect amounts owed to us. The occurrence of any of the foregoing could have a material and adverse effect on our business, financial condition and results of operations and those of the Combined Group.

Acquisitions have formed a significant part of our growth strategy in the past and are expected to continue to do so.  If we are unable to identify suitable acquisition candidates or successfully integrate the businesses we acquire or realize the intended benefits, our growth strategy may not succeed.  Acquisitions involve numerous risks, including risks related to integration and undisclosed or underestimated liabilities

Historically, our business strategy has relied on acquisitions. We expect to derive a significant portion of our growth by acquiring businesses and integrating those businesses into our existing operations. We intend to seek acquisition opportunities both to expand into new markets and to enhance our position in our existing markets. However, our ability to do so will depend on a number of steps, including our ability to:

•	identify suitable acquisition candidates;

•	negotiate appropriate acquisition terms;

•	obtain debt or equity financing that we may need to complete proposed acquisitions;

•	complete the proposed acquisitions; and

•	integrate the acquired business into our existing operations.

If we fail to achieve any of these steps, our growth strategy may not be successful.

In addition, acquisitions involve numerous risks, including difficulties in the assimilation of the operations, technologies, services and products of the acquired company, the potential loss of key employees of the acquired company and the diversion of our management's attention from other business concerns. This is the case particularly in the fiscal quarters immediately following the completion of an acquisition because the operations of the acquired business are integrated into the acquiring businesses' operations during this period. We cannot be sure that we will accurately anticipate all of the changing demands that any future acquisition may impose on our management, our operational and management information systems and our financial systems. The occurrence of any of the foregoing could have a material and adverse effect on our business, financial condition and results of operations.

We may underestimate or fail to discover liabilities relating to a future acquisition during the due diligence investigation and we, as the successor owner, might be responsible for those liabilities. For example, two of our acquired subsidiaries are each one of many defendants in a large number of lawsuits that claim personal injury as a result of exposure to asbestos from products manufactured with components that are alleged to have contained asbestos. Although our due diligence investigations in connection with these acquisitions uncovered the existence of potential asbestos-related liabilities, the scope of such liabilities were greater than we had originally estimated.  Although we seek to minimize the impact of underestimated or potential undiscovered liabilities by structuring acquisitions to minimize liabilities and obtaining indemnities and warranties from the selling party, these methods may not fully protect us from the impact of undiscovered liabilities. Indemnities or warranties are often limited in scope, amount or duration, and may not fully cover the liabilities for which they were intended. The liabilities that are not covered by the limited indemnities or warranties could have a material adverse effect on our business, financial condition and results of operations.

Available insurance coverage, the number of future asbestos-related claims and the average settlement value of current and future asbestos-related claims of two of our subsidiaries could be different than we have estimated, which could materially and adversely affect our business, financial condition and results of operations

Two of our subsidiaries are each one of many defendants in a large number of lawsuits that claim personal injury as a result of exposure to asbestos from products manufactured with components that are alleged to have contained asbestos. Such components were acquired from third-party suppliers and were not manufactured by any of our subsidiaries nor were the subsidiaries producers or direct suppliers of asbestos. For the purposes of our financial statements, we have estimated the future claims exposure and the amount of insurance available based upon certain assumptions with respect to future claims and liability costs. We estimate the liability costs to be incurred in resolving pending and forecasted claims for the next 15-year period.

Our decision to use a 15-year period is based on our belief that this is the extent of our ability to forecast liability costs. We also estimate the amount of insurance proceeds available for such claims based on the current financial strength of the various insurers, our estimate of the likelihood of payment and applicable current law. We reevaluate these estimates regularly. Although we believe our current estimates are reasonable, a change in the time period used for forecasting our liability costs, the actual number of future claims brought against us, the cost of resolving these claims, the likelihood of payment by, and the solvency of, insurers and the amount of remaining insurance available could be substantially different than our estimates, and future revaluation of our liabilities and insurance recoverables could result in material adjustments to these estimates, any of which could materially and adversely affect our business, financial condition and results of operations. In addition, we incur defense costs related to those claims, a portion of which has historically been reimbursed by our insurers. We also incur litigation costs in connection with actions against certain of the subsidiaries' insurers relating to insurance coverage. While these costs may be significant, we may not be able to predict the amount or duration of such costs. Additionally, we may experience delays in receiving reimbursement from insurers, during which time we may be required to pay cash for settlement or legal defense costs.  Any increase in the actual number of future claims brought against us, the defense costs of resolving these claims, the cost of pursuing claims against our insurers, the likelihood and timing of payment by, and the solvency of, insurers and the amount of remaining insurance available, could materially and adversely affect our business, financial condition and results of operations.

A material disruption at any of our or, following completion of the Acquisition, the Combined Group's manufacturing facilities could adversely affect our ability to generate sales and meet customer demand

If operations at our or, following completion of the Acquisition, the Combined Group's manufacturing facilities were to be disrupted as a result of significant equipment failures, natural disasters, power outages, fires, explosions, terrorism, adverse weather conditions, labor disputes or other reasons, our financial performance could be adversely affected as a result of our or, following completion of the Acquisition, the Combined Group’s  inability to meet customer demand for our or, following completion of the Acquisition, the Combined Group’s products. Interruptions in production could increase our or, following completion of the Acquisition, the Combined Group’s costs and reduce our or, following completion of the Acquisition, the Combined Group’s sales. Any interruption in production capability could require us or the Combined Group to make substantial capital expenditures to remedy the situation, which could negatively affect our or, following completion of the Acquisition, the Combined Group’s profitability and financial condition. We maintain property damage insurance which we believe to be adequate to provide for reconstruction of facilities and equipment, as well as business interruption insurance to mitigate losses resulting from any production interruption or shutdown caused by an insured loss. However, any recovery under our insurance policies may not offset the lost sales or increased costs that may be experienced during the disruption of operations, which could adversely affect our business, financial condition and results of operations.

Our international operations are, and, following completion of the Acquisition, the Combined Group's international operations will be, subject to the laws and regulations of the United States and many foreign countries.  Failure to comply with these laws may affect our ability to conduct business in certain countries and may affect our financial performance

We and Charter are, and, following completion of the Acquisition, the Combined Group will be, subject to a variety of laws regarding our international operations, including the U.S. Foreign Corrupt Practices Act and regulations issued by U.S. Customs and Border Protection, the U.S. Bureau of Industry and Security, and the regulations of various foreign governmental agencies. We cannot predict the nature, scope or effect of future regulatory requirements to which our international sales and manufacturing operations might be subject or the manner in which existing laws might be administered or interpreted. Future regulations could limit the countries in which some of our or, following completion of the Acquisition, the Combined Group’s products may be manufactured or sold, or could restrict our or, following completion of the Acquisition, the Combined Group’s access to, and increase the cost of obtaining, products from foreign sources. In addition, actual or alleged violations of these laws could result in enforcement actions and financial penalties that could result in substantial costs. The occurrence of any of the foregoing could have a material and adverse effect on our business, financial condition and results of operations.

We and Charter have done and, following completion of the Acquisition, the Combined Group's foreign subsidiaries may continue to do business in countries subject to U.S. sanctions and embargoes, and we have limited managerial oversight over those activities.  Failure to comply with these sanctions and embargoes may result in enforcement or other regulatory actions

From time to time, certain of our foreign subsidiaries sell products to companies and entities located in, or controlled by the governments of, certain countries that are or have previously been subject to sanctions and embargoes imposed by the U.S. government and/or the United Nations, such as Syria.  In March 2010, our Board of Directors affirmatively prohibited any sales to Iran by us and all of our foreign subsidiaries. With the exception of the U.S. sanctions against Cuba, the applicable sanctions and embargoes generally do not prohibit our foreign subsidiaries from selling non-U.S.-origin products and services to countries that are or have previously been subject to sanctions and embargoes. However, our and, following completion of the Acquisition, the Combined Group's U.S. personnel and each of their domestic subsidiaries, as well as employees of the Combined Group's and each of their foreign subsidiaries who are U.S. citizens, are prohibited from participating in, approving or otherwise facilitating any aspect of the business activities in those countries. These constraints may negatively affect the financial or operating performance of such business activities. We cannot be certain that our attempts to comply with U.S. sanction laws and embargoes will be effective, and as a consequence we may face enforcement or other actions if our compliance efforts are not effective. Actual or alleged violations of these laws could result in substantial fines or other sanctions which could result in substantial costs.  In addition, Syria is currently identified by the U.S. State Department as a state sponsor of terrorism, and may be subject to increasingly restrictive sanctions. Because certain of our and Charter's foreign subsidiaries have contact with and transact business in such countries, including sales to enterprises controlled by agencies of the governments of such countries, our reputation may suffer due to our association with these countries, which may have a material adverse effect on the price of our shares. In addition, certain U.S. states and municipalities have recently enacted legislation regarding investments by pension funds and other retirement systems in companies that have business activities or contacts with countries that have been identified as state sponsors of terrorism and similar legislation may be pending in other states. As a result, pension funds and other retirement systems may be subject to reporting requirements with respect to investments in companies such as Colfax or may be subject to limits or prohibitions with respect to those investments that may have a material adverse effect on the price of our shares.

In addition, one of our foreign subsidiaries made a small number of sales from 2003 through 2007 totaling approximately $60,000 in the aggregate to two customers in Cuba which may have been made in violation of regulations of the U.S. Treasury Department's Office of Foreign Assets Control, or OFAC. Cuba is also identified by the U.S. State Department as a state sponsor of terrorism. We have submitted a disclosure report to OFAC regarding these transactions.  As a result of these sales, we may be subject to fines or other sanctions.

If we and Charter and, following completion of the Acquisition, the Combined Group fail to comply with export control regulations, we could be subject to substantial fines or other sanctions

Some of our and Charter's products manufactured or assembled in the United States are subject to the U.S. Export Administration Regulations, administered by the U.S. Department of Commerce, Bureau of Industry and Security, which require that an export license be obtained before such products can be exported to certain countries. Additionally, some of our and Charter's products are subject to the International Traffic in Arms Regulations, which restrict the export of certain military or intelligence-related items, technologies and services to non-U.S. persons. Failure to comply with these laws could harm our, and following the completion of the Acquisition, the Combined Group's business by subjecting us to sanctions by the U.S. government, including substantial monetary penalties, denial of export privileges and debarment from U.S. government contracts. The occurrence of any of the foregoing could have a material and adverse effect on our business, financial condition and results of operations.

The majority of our sales are derived from international operations.  We are and, following completion of the Acquisition, the Combined Group will be subject to specific risks associated with international operations

In the year ended December 31, 2010, we derived approximately 66% of our sales from operations outside of the U.S. and we have manufacturing facilities in eight countries. Sales from international operations, export sales and the use of manufacturing facilities outside of the U.S. by us and, following completion of the Acquisition, the Combined Group are subject to risks inherent in doing business outside the U.S.  These risks include:

•	economic or political instability;

•	partial or total expropriation of international assets;

•	trade protection measures, including tariffs or import-export restrictions;

•	currency exchange rate fluctuations and restrictions on currency repatriation;

•	significant adverse changes in taxation policies or other laws or regulations; and

•	the disruption of operations from political disturbances, terrorist activities, insurrection or war.

If any of these risks were to materialize, they may have a material adverse effect on our business, financial condition and results of operations.

Approximately 49% of our employees are represented by foreign trade unions.  Charter also has employees that are represented by trade unions.  If the representation committees responsible for negotiating with these unions on our or Charter's behalf are unsuccessful in negotiating new and acceptable agreements when the existing agreements with our or Charter's employees covered by the unions expire or if the foreign trade unions chose not to support our restructuring programs, we and, following the completion of the Acquisition, the Combined Group could experience business disruptions or increased costs

As of December 31, 2010, we had 1,524 employees in foreign locations.  In certain countries, labor and employment laws are more restrictive than in the U.S. and, in many cases, grant significant job protection to employees, including rights on termination of employment. In Germany, Sweden and the Netherlands, by law, some of our employees are represented by trade unions in these jurisdictions, which subject us to employment arrangements very similar to collective bargaining agreements.  Charter also has employees that are represented by trade unions.  If our or Charter's and, following completion of the Acquisition, the Combined Group's employees represented by foreign trade unions were to engage in a strike, work stoppage or other slowdown in the future, we could experience a significant disruption of our or, following completion of the Acquisition, the Combined Group’s operations.  Such disruption could interfere with our or, following completion of the Acquisition, the Combined Group’s business operations and could lead to decreased productivity, increased labor costs and lost revenue. Although we have not experienced any material recent strikes or work stoppages, we cannot offer any assurance that the representation committees that negotiate with the foreign trade unions on our behalf will be successful in negotiating new collective bargaining agreements or other employment arrangements when the current ones expire. Furthermore, future labor negotiations could result in significant increases in our labor costs.  The occurrence of any of the foregoing could have a material and adverse effect on our or, following completion of the Acquisition, the Combined Group’s  business, financial condition and results of operations.

Our manufacturing business is and Charter's manufacturing businesses are, and following the completion of the Acquisition, the Combined Group’s manufacturing business will be subject to the possibility of product liability lawsuits, which could harm our business and the business of the Combined Group

In addition to the asbestos-related liability claims described above, as the manufacturer of equipment for use in industrial markets, we face, and, following completion of the Acquisition, the Combined Group will face an inherent risk of exposure to other product liability claims. Although we and Charter maintain quality controls and procedures, we cannot be sure that our or, following completion of the Acquisition, the Combined Group’s products will be free from defects. In addition, some of our and Charter's products contain components manufactured by third parties, which may also have defects. We and Charter maintain insurance coverage for product liability claims. The insurance policies have limits, however, that may not be sufficient to cover claims made. In addition, this insurance may not continue to be available at a reasonable cost. With respect to components manufactured by third-party suppliers, the contractual indemnification that we and Charter seek from our third-party suppliers may be limited and thus insufficient to cover claims made against us or, following completion of the Acquisition, the Combined Group. If insurance coverage or contractual indemnification is insufficient to satisfy product liability claims made against us or, following completion of the Acquisition, the Combined Group, the claims could have an adverse effect on our or, following completion of the Acquisition, the Combined Group’s  business and financial condition. Even claims without merit could harm our or, following completion of the Acquisition, the Combined Group’s reputation, reduce demand for our or, following completion of the Acquisition, the Combined Group’s products, cause us to incur substantial legal costs and distract the attention of our management. The occurrence of any of the foregoing could have a material and adverse effect on our or, following completion of the Acquisition, the Combined Group’s  business, financial condition and results of operations.

As manufacturers, we and Charter are, and, following completion of the Acquisition, the Combined Group will be, subject to a variety of environmental and health and safety laws for which compliance, or liabilities that arise as a result of noncompliance, could be costly

Our and Charter's businesses are subject to international, federal, state and local environmental and safety laws and regulations, including laws and regulations governing emissions of: regulated air pollutants; discharges of wastewater and storm water; storage and handling of raw materials; generation, storage, transportation and disposal of regulated wastes; and worker safety. These requirements impose on our and Charter's businesses certain responsibilities, including the obligation to obtain and maintain various environmental permits.  If we or Charter were to fail to comply with these requirements or fail to obtain or maintain a required permit, we or Charter could be subject to penalties and be required to undertake corrective action measures to achieve compliance.  In addition, if our or Charter's noncompliance with such regulations were to result in a release of hazardous materials to the environment, such as soil or groundwater, we or Charter could be required to remediate such contamination, which could be costly.  Moreover, noncompliance could subject us or Charter to private claims for property damage or personal injury based on exposure to hazardous materials or unsafe working conditions.  Changes in applicable requirements or stricter interpretation of existing requirements may result in costly compliance requirements or otherwise subject us or Charter to future liabilities. The occurrence of any of the foregoing could have a material and adverse effect on our or, following completion of the Acquisition, the Combined Group’s business, financial condition and results of operations.

As the present or former owner or operator of real property, or generator of waste, we could become subject to liability for environmental contamination, regardless of whether we caused such contamination

Under various federal, state and local laws, regulations and ordinances, and, in some instances, international laws, relating to the protection of the environment, a current or former owner or operator of real property may be liable for the cost to remove or remediate contamination on, under, or released from such property and for any damage to natural resources resulting from such contamination. Similarly, a generator of waste can be held responsible for contamination resulting from the treatment or disposal of such waste at any off-site location (such as a landfill), regardless of whether the generator arranged for the treatment or disposal of the waste in compliance with applicable laws. Costs associated with liability for removal or remediation of contamination or damage to natural resources could be substantial and liability under these laws may attach without regard to whether the responsible party knew of, or was responsible for, the presence of the contaminants. In addition, the liability may be joint and several. Moreover, the presence of contamination or the failure to remediate contamination at our and, following completion of the Acquisition, the Combined Group's properties, or properties for which we are deemed responsible, may expose us to liability for property damage or personal injury, or materially adversely affect our ability to sell our real property interests or to borrow using the real property as collateral. We cannot be sure that we will not be subject to environmental liabilities in the future as a result of historic or current operations that have resulted or will result in contamination. The occurrence of any of the foregoing could have a material and adverse effect on our business, financial condition and results of operations.

Failure to maintain and protect our and, following completion of the Acquisition, the Combined Group's trademarks, trade names and technology may affect our operations and financial performance

The market for many of our and Charter's products is, in part, dependent upon the goodwill engendered by our trademarks and trade names. Trademark protection is therefore material to a portion of our and Charter's businesses. The failure to protect our trademarks and trade names may have a material adverse effect on our business, financial condition, and results of operations. Litigation may be required to enforce our and, following completion of the Acquisition, the Combined Group's intellectual property rights, protect our trade secrets or determine the validity and scope of proprietary rights of others. Any action we or, following completion of the Acquisition, the Combined Group take to protect our intellectual property rights could be costly and could absorb significant management time and attention. As a result of any such litigation, we could lose any proprietary rights we have. In addition, it is possible that others will independently develop technology that will compete with our patented or unpatented technology. The development of new technologies by competitors that may compete with our technologies could reduce demand for our products and affect our financial performance. The occurrence of any of the foregoing could have a material and adverse effect on our or, following completion of the Acquisition, the Combined Group’s  business, financial condition and results of operations.

The loss of key leadership could have a material adverse effect on our and, following completion of the Acquisition, the Combined Group's ability to run our business

We or, following completion of the Acquisition, the Combined Group may be adversely affected if we lose members of our senior leadership.  We are highly dependent on our senior leadership team as a result of their expertise.  During 2010 we added several new members to our senior leadership team, including Clay H. Kiefaber, our President and Chief Executive Officer, and C. Scott Brannan, our Senior Vice President, Finance and Chief Financial Officer. The loss of key leadership or the inability to attract, retain and motivate sufficient numbers of qualified management personnel could have a material adverse effect on our business, financial condition and results of operations.

The Credit Agreement contains restrictions that may limit our flexibility in operating our business

The Credit Agreement contains various covenants that limit our ability to engage in specified types of transactions. These covenants limit our ability to, among other things:

•	incur additional indebtedness;

•	pay dividends on, repurchase or make distributions in respect of, our and our subsidiaries' capital stock;

•	make certain investments;

•	create liens on certain assets to secure debt;

•	consolidate, merge, sell or otherwise dispose of all or substantially all its assets; and

•	enter into certain transactions with affiliates.

In addition, under the Credit Agreement, the we are required to satisfy and maintain compliance with a total leverage ratio and an interest coverage ratio.  The Credit Agreement's various covenants and the additional leverage taken on by us could limit our financial and operational flexibility and increase our vulnerability to general economic slowdowns which could have a materially adverse effect on our business, financial condition and results of operations.

Any impairment in the value of our intangible assets, including goodwill, would negatively affect our operating results and total capitalization

Our total assets reflect substantial intangible assets, primarily goodwill. The goodwill results from our acquisitions, representing the excess of cost over the fair value of the net assets we have acquired. We assess at least annually whether there has been impairment in the value of our intangible assets. If future operating performance at one or more of our business units were to fall significantly below current levels, if competing or alternative technologies emerge, or if market conditions for businesses acquired declines, we could incur, under current applicable accounting rules, a non-cash charge to operating earnings for goodwill impairment. Any determination requiring the write-off of a significant portion of unamortized intangible assets would adversely affect our business, financial condition, results of operations and total capitalization, the effect of which could be material.

Our and Charter's defined benefit pension schemes and post retirement medical and death benefits plans are or may become subject to funding requirements or obligations that could adversely affect their business, financial condition and results of operations

We and Charter operate defined benefit pension schemes and post retirement medical and death benefit plans for our current and former employees worldwide. Each scheme's funding position is affected by the investment performance of the scheme's investments, changes in the fair value of the scheme's assets, the type of investments selected by the trustees, the life expectancy of the scheme's members, changes in the actuarial assumptions used to value the scheme's liabilities, changes in the rate of inflation and interest rates, the financial position of Colfax, Charter or, following the Acquisition, the Combined Group (as appropriate), as well as other changes in economic conditions. Furthermore, since a significant proportion of the schemes' assets are invested in publicly traded debt and equity securities, they are, and will be, affected by market risks.  Any detrimental change in any of the above factors is likely to worsen the funding position of each of the relevant schemes, and this is likely to require the schemes' sponsoring employers to increase the contributions currently made to the schemes to satisfy our obligations. Any requirement to increase the level of contributions currently made could have a material and adverse effect on the business, financial conditions and results of operations of Colfax, Charter or, following the Acquisition, the Combined Group.

The UK Pensions Regulator may require Colfax or Charter to provide additional funding in respect of Charter's four UK defined benefit pension schemes.

Charter operates four UK defined benefit pension schemes.  The trustees of the Charter UK defined benefit pension schemes have requested that we mitigate the impact of the Acquisition on the financial position of those schemes. We may be required by the trustees to provide mitigation in the form of cash payments, security, guarantees and/or other undertakings to compensate the schemes. Discussions between us and the trustees of the Charter defined benefit pension schemes in this regard are ongoing.  If the trustees consider that the mitigation offered by us is insufficient the trustees may request that the UK Pensions Regulator obtains additional funding from us, Charter and/or an entity in the Combined Group by exercising its statutory powers to issue a contribution notice or financial support direction. Any requirement to provide additional funding in excess of the mitigation already offered by Colfax could have a material and adverse effect on the business, financial condition and results of operations of Colfax, Charter or, following the Acquisition, the Combined Group.

For further information, see "Risk Factors—Charter may be subject to additional funding requirements in respect of its UK defined benefit pension schemes as a result of a requirement to equalize guaranteed minimum pensions".

Significant movements in foreign currency exchange rates may harm our and, following the completion of the Acquisition, the Combined Group's financial results

We are and Charter is and, following the Acquisition, the Combined Group will be exposed to fluctuations in currency exchange rates. In the year ended December 31, 2010, approximately 66% of our sales were derived from operations outside the U.S.  A significant portion of our revenues and income are denominated in Euros, Swedish Krona and Norwegian Krone. Consequently, depreciation of the Euro, Krona or Krone against the U.S. dollar has had a negative impact on the income from operations of our European operations.  Large fluctuations in the rate of exchange between the Euro, the Krona, the Krone and the U.S. dollar could have a material adverse effect on our business, financial condition and results of operations.

In addition, we do not engage to a material extent in hedging activities intended to offset the risk of exchange rate fluctuations. Any significant change in the value of the currencies of the countries in which we do business against the U.S. dollar could affect our ability to sell products competitively and control our cost structure, which, in turn, could adversely affect our business, financial condition and results of operations.

We and Charter are, and, following completion of the Acquisition, the Combined Group will be dependent on the availability of raw materials, as well as parts and components used in our products

While we manufacture many of the parts and components used in our products, we and Charter require and, following completion of the Acquisition, the Combined Group will require substantial amounts of raw materials and purchase parts and components from suppliers. The availability and prices for raw materials, parts and components may be subject to curtailment or change due to, among other things, suppliers' allocations to other purchasers, interruptions in production by suppliers, changes in exchange rates and prevailing price levels. Any significant change in the supply of, or price for, these raw materials or parts and components could materially affect our and Charter's and, following completion of the Acquisition, the Combined Group's business, financial condition and results of operations. In addition, delays in delivery of components or raw materials by suppliers could cause delays in our or following completion of the Acquisition, the Combined Group's delivery of products to our or their customers.

The markets we serve are, and, following completion of the Acquisition, the markets the Combined Group serves will be highly competitive and some of our competitors may have superior resources. Responding to this competition could reduce our and/or the Combined Group's sales and operating margins

We sell most of our products in highly fragmented and competitive markets. We believe that the principal elements of competition in our markets are:

•	the ability to meet customer specifications;

•	application expertise and design and engineering capabilities;

•	product quality and brand name;

•	timeliness of delivery;

•	price; and

•	quality of aftermarket sales and support.

In order to maintain and enhance our competitive position, we intend to continue our investment in manufacturing quality, marketing, customer service and support, and distribution networks. We may not have sufficient resources to continue to make these investments and we may not be able to maintain our competitive position. Our competitors may develop products that are superior to our products, develop methods of more efficiently and effectively providing products and services, or adapt more quickly than us to new technologies or evolving customer requirements. Some of our and, following the completion of the Acquisition, the Combined Group's competitors may have greater financial, marketing and research and development resources than we have. As a result, those competitors may be better able to withstand the effects of periodic economic downturns. In addition, pricing pressures could cause us to lower the prices of some of our products to stay competitive. We may not be able to compete successfully with our existing competitors or with new competitors. If we or, following completion of the Acquisition, the Combined Group fail to compete successfully, the failure may have a material adverse effect on our or, following completion of the Acquisition, the Combined Group’s  business, financial condition and results of operations.

Additional risks and other considerations relating to Charter (and, following completion of the Acquisition, the Combined Group)

Charter may be subject to additional funding requirements in respect of its UK defined benefit pension schemes as a result of a requirement to equalize guaranteed minimum pensions

Since 1990, pension schemes in the UK have been prohibited from providing more favorable benefits to a male member compared with a female member, or vice versa.  Historically, it has been unclear whether this prohibition extends to guaranteed minimum pensions.  Guaranteed minimum pensions replace state scheme benefits for members who contracted-out of the UK state scheme pension for pensionable service prior to April 6, 1997.  The vast majority of UK defined benefit pension schemes have not taken steps to equalize guaranteed minimum pensions for both men and women because of this uncertainty. The UK government has recently announced that it believes that guaranteed minimum pensions must be equalized although it has not yet provided guidance on how this should be done.  Equalization of guaranteed minimum pensions will require that members receive the more favorable of the benefits provided to men and to women which is likely to increase a pension scheme's liabilities and require additional funding over several years.  This additional funding liability could have a material and adverse effect on Charter's business, financial conditions and results of operations. For further information see, "Risk Factors—Our and Charter's defined benefit pension schemes and post retirement medical and death benefits plans are or may become subject to funding requirements or obligations that could adversely affect their business, financial condition and results of operations".

Charter's products may be subject to certain liability claims

In common with similar manufacturers, Charter and its Subsidiary and associated undertakings, as defined in the UK Companies Act 2006 (the "Charter Group") periodically receives claims alleging that its products and/or processes have caused damage to employees or third parties. While the Charter Group carries liability insurance for various risks, it could be exposed to liability claims in excess of, or beyond the scope of, this cover or, in certain circumstances, the cover may not apply. Following completion of the Acquisition, this could have a material adverse effect on the Combined Group's businesses, financial condition and/or operating results. Certain subsidiaries of Charter have, since approximately 1985, been named as defendants in asbestos-related actions in the United States alleging liability in connection with the acts of a former partially owned subsidiary, Cape plc. Currently the only pending cases are dormant and are not actively being pursued by the plaintiffs.

Howden North America, Inc. (formerly Howden Buffalo Inc.), an indirect subsidiary of Charter, has also been named as a defendant in a number of asbestos-related actions in the United States.  Over the past few years, Howden North America has sought and received dismissal from over 11,700 cases and settled 499 for nuisance value amounts, much less than the cost of defending the actions at trial. ESAB Group, Inc., an indirect subsidiary of Charter, is currently named as a defendant in a number of lawsuits in state and federal courts alleging personal injuries from exposure to manganese in fumes generated by welding consumables.  Upon the advice of counsel, Charter has advised that it believes that ESAB Group, Inc. has meritorious defences to these claims and it intends to defend these vigorously, although the outcome is of course uncertain.  If any such claims were successful or the relevant plaintiff's sought to continue such claims, they may have material adverse effect on the Combined Group's business, financial condition and results of operations.

Charter may be subject to risks arising from changes in technology

The supply chains in which the Charter Group operates are subject to technological change and changes in customer requirements. Charter cannot provide any assurance that it will successfully develop new or modified types of products or technologies that may be required by its customers in the future. Following completion of the Acquisition, should Charter not be able to maintain or enhance the competitive values of its products or develop and introduce new products or technologies successfully, or if new products or technologies fail to generate sufficient revenues to offset research and development costs, the Combined Group's businesses, financial condition and operating results could be materially and adversely affected.

Risks and other considerations relating to the Acquisition

We may fail to realize the anticipated benefits and operating synergies expected from the Acquisition, which could adversely affect our business, financial condition and operating results

The success of the Acquisition will depend, in significant part, on our ability to successfully integrate the acquired business, grow the Combined Group's revenue and realize the anticipated strategic benefits and synergies from the combination. We believe that the addition of Charter Group will complement our stated strategy by adding complementary growth platforms and providing scale and revenue diversity, accelerate our growth strategy and enable us to become a multi-platform business with a strong global footprint. Achieving these goals requires growth of the revenue of the Combined Group and realization of the targeted operating synergies expected from the Acquisition. This growth and the anticipated benefits of the transaction may not be realized fully or at all, or may take longer to realize than we expect. Actual operating, technological, strategic and sales synergies, if achieved at all, may be less significant than we expect or may take longer to achieve than anticipated. If we are not able to achieve these objectives and realize the anticipated benefits and synergies expected from the Acquisition within a reasonable time, our business, financial condition and operating results may be adversely affected.

The Acquisition will result in significant integration costs and any material delays or unanticipated additional expense may harm our business, financial conditions and results of operations

The complexity and magnitude of the integration effort associated with the Acquisition are significant and require that we fund significant capital and operating expense to support the integration of the combined operations. Such expenses have included significant transaction, consulting and third party service fees. We anticipate that we may incur additional integration costs during the remainder of 2011 and 2012. We have incurred and expect to continue to incur additional operating expense as we build up internal resources or engage third party providers, while we integrate the Combined Group following the Acquisition. In addition to these transition costs, we have incurred and expect to continue to incur increased expense relating to, among other things, restructuring. Any material delays, difficulties or unanticipated additional expense associated with integration activities may harm our business, financial conditions and results of operations.

We may not be able to integrate Charter into the Combined Group successfully

The Acquisition by us of Charter involves the integration of two businesses that previously operated independently.  The integration of the departments, systems, business units, operating procedures and information technologies of the two businesses will present a significant challenge to management. There can be no assurance that we will be able to integrate and manage these operations effectively. The failure to successfully integrate the two businesses in a timely manner, or at all, could have an adverse effect on our business, financial condition and results of operations. The difficulties of combining Colfax with Charter include:

•	the necessity of coordinating geographically separated organizations;

•	implementing common systems and controls;

•	integrating personnel with diverse business backgrounds;

•	the challenges in developing new products and services that optimizes the assets and resources of the two businesses;

•	integrating the businesses' technology and products;

•	combining different corporate cultures;

•	unanticipated expenses related to integration, including technical and operational integration;

•	increased fixed costs and unanticipated liabilities that may affect operating results;

•	retaining key employees; and

•	retaining and maintaining relationships with existing customers, distributors and other partners.

Also, the process of integrating operations could cause an interruption of, or loss of momentum in, the activities of one or both of us and Charter. The diversion of management's attention and any delays or difficulties encountered in connection with the transactions contemplated by the Implementation Agreement and the integration of the operations could have an adverse effect on our business, financial condition and results of operations.

The Acquisition may expose us to significant unanticipated liabilities that could adversely affect our business, financial conditions and results of operations

Our purchase of Charter may expose us to significant unanticipated liabilities relating to the operation of the Charter Group. These liabilities could include employment, retirement or severance-related obligations under applicable law or other benefits arrangements, legal claims, warranty or similar liabilities to customers, and claims by or amounts owed to vendors. We may also incur liabilities or claims associated with our acquisition of Charter's technology and intellectual property including claims of infringement. Particularly in international jurisdictions, our acquisition of Charter, or our decision to independently enter new international markets where Charter previously conducted business, could also expose us to tax liabilities and other amounts owed by Charter. The incurrence of such unforeseen or unanticipated liabilities, should they be significant, could have a material adverse affect on our business, results of operations and financial condition.

The complexity of the integration and transition associated with the Acquisition, together with Charter's increased scale and global presence, may affect our internal control over financial reporting and our ability to effectively and timely report our financial results

The additional scale of Charter's operations, together with the complexity of the integration effort, including changes to or implementation of critical information technology systems, may adversely affect our ability to report our financial results on a timely basis. In addition, we will have to train new employees and third party providers, and assume operations in jurisdictions where we have not previously had operations. We expect that the Acquisition may necessitate significant modifications to our internal control systems, processes and information systems, both on a transition basis and over the longer-term as we fully integrate the Combined Group. Due to the complexity of the Acquisition, we cannot be certain that changes to our internal control over financial reporting during the 2011 fiscal year will be effective for any period, or on an ongoing basis. If we are unable to accurately report our financial results in a timely manner, or are unable to assert that our internal controls over financial reporting are effective, our business, results of operations and financial condition and the market perception thereof may be materially adversely affected.

The Amended and Restated Certificate of Incorporation contains provisions that grant the BDT Investor certain rights which may limit our flexibility in operating our business

If the Amended and Restated Certificate of Incorporation is approved by our stockholders, so long as the BDT Investor and its permitted transferees beneficially own, in the aggregate, at least 50% of the Series A Preferred Stock issued to the BDT Investor under the BDT Purchase Agreement, the BDT Investor's written consent will be required in order for us to take certain corporate actions, including:

•
the incurrence of certain indebtedness (excluding certain permitted indebtedness) if the ratio of such indebtedness to EBITDA (as defined in the Credit Agreement as in effect as of September 12, 2011) exceeds certain specified ratios, measured by reference to the last twelve-month period for which financial information is reported by Colfax (pro forma for acquisitions during such period);

•	the issuance of any shares of preferred stock;

•
any change to our dividend policy or the declaration or payment of any dividend or distribution on any of our stock ranking subordinate or junior to the Series A Preferred Stock with respect to the payment of dividends and distributions (including our Common Stock) under certain circumstances;

•	any voluntary liquidation, dissolution or winding up of Colfax;

•	any change in our independent auditor;

•	the election of anyone other than Mr. Mitchell P. Rales as Chairman of our Board of Directors;

•	any acquisition of another entity or assets for a purchase price exceeding 30% of our equity market capitalization;

•
any merger, consolidation, reclassification, joint venture or strategic partnership or similar transaction, or any disposition of any assets (excluding sale/leaseback transactions and other financing transactions in the ordinary course of business) of Colfax if the value of the resulting entity, level of investment by Colfax or value of the assets disposed, as applicable, exceeds 30% of our equity market capitalization;

•	any amendments to our organizational or governing documents, including the Amended and Restated Certificate of Incorporation and our Bylaws; and

•	any change in the size of our Board of Directors.

The Amended and Restated Certificate of Incorporation also provides that, so long as the BDT Investor and certain permitted transferees beneficially own at least 10% of our Common Stock (on a fully-diluted basis), the BDT Investor's written consent is required to alter, amend or repeal the provisions of the Amended and Restated Certificate of Incorporation which set forth the authorized number of members of our Board of Directors and the BDT Investor’s nomination rights in respect of members of our Board of Directors. The above factors could limit our financial and operational flexibility, and as a result could have a material adverse effect on our business, financial condition and results of operations.

Provisions in our charter documents and Delaware law may delay or prevent an acquisition of Colfax, which could decrease the value of its shares

Our Amended and Restated Certificate of Incorporation, Bylaws, and Delaware law contain provisions that may make it difficult for a third-party to acquire us without the consent of our Board of Directors. These provisions include prohibiting stockholders from taking action by written consent, prohibiting special meetings of stockholders called by stockholders and prohibiting stockholder nominations and approvals without complying with specific advance notice requirements. In addition, our Board of Directors has the right to issue preferred stock without stockholder approval, which it could use to effect a rights plan or "poison pill" that could dilute the stock ownership of a potential hostile acquirer and may have the effect of delaying, discouraging or preventing an acquisition of Colfax.  Delaware law also imposes some restrictions on mergers and other business combinations between us and any holder of 15% or more of our outstanding voting stock. Although Mitchell P. Rales and Steven M. Rales, both individually hold more than 15% of our outstanding voting stock, and the BDT Investor will hold more than 25% of our outstanding voting stock, this provision of Delaware law does not apply to them.

Depending on the legal method for implementing the Acquisition, we may not be able to acquire the entire issued share capital of Charter, which would mean that there would be minority shareholders in Charter

If we elect to implement the Acquisition by way of takeover offer, rather than the Scheme, we will be able to determine (within certain parameters) the level at which the acceptance condition for the offer will be set. If we set the acceptance level at (or reduce the level of the acceptance condition during the takeover process to) less than 90% by value of the Charter shares subject to the offer and of voting rights carried by those shares, it is possible that the acceptance condition will be satisfied (so that we cannot invoke the condition and withdraw our offer) but that an insufficient number of Charter shareholders will accept the offer to allow us to compulsorily acquire the shares of those shareholders who have not accepted the offer. In such circumstances, minority shareholders would retain a stake in Charter and would benefit from certain legal protections afforded to them under English law. We may be unable to realize all of the benefits that we might otherwise obtain from a successful completion of the Acquisition if there are minority shareholders in Charter after completion of the Acquisition.

Even if a material adverse change to Charter's business were to occur, it is highly unlikely that we would be able to invoke the conditions to the Acquisition and terminate the Acquisition, which could reduce the value of our Common Stock

The Acquisition is subject to certain conditions, including the condition that there have not been certain material adverse changes in the business, assets, liabilities, financial or trading position, profits or operational performance of any member of the wider Charter group. We may invoke this "material adverse change" condition to the Acquisition to cause it not to proceed only if The Panel on Takeovers and Mergers (the “UK Takeover Panel”) is satisfied that the circumstances giving rise to that condition not being satisfied are of material significance to Colfax in the context of the Acquisition. In making this determination, the UK Takeover Panel will require there to be an adverse change of very considerable significance striking at the heart of the purpose of the transaction.  In practice, it is highly unlikely that we would be able to invoke the material adverse change condition.  As a result, the conditions may provide us less protection than the customary conditions in an offer for a U.S. domestic company.   If a material adverse change affecting Charter were to occur and the UK Takeover Panel did not allow us to invoke a condition that would cause the Acquisition not to proceed, the market price of our Common Stock could decline or our business, financial condition or results of operations could be materially adversely affected.

Risks and other considerations relating to Colfax shares

The BDT Investor may exercise significant influence over us, including through its ability to elect up to two members of our Board of Directors

When the transactions contemplated by the Purchase Agreements and Implementation Agreement are completed, the shares of Common Stock and Series A Preferred Stock owned by the BDT Investor will represent approximately 27.8% of the voting rights in respect of our issued share capital, assuming we acquire Charter’s entire fully-diluted share capital in the Acquisition.  The Amended and Restated Certificate of Incorporation provides that the BDT Investor's consent will be required before we may take certain actions for so long as the BDT Investor and its permitted transferees beneficially own, in the aggregate, at least 50% of the Series A Preferred Stock issued pursuant to the BDT Purchase Agreement.  As a result, the BDT Investor may have the ability to significantly influence the outcome of any matter submitted for the vote of our stockholders.  The BDT Investor may have interests that diverge from, or even conflict with, those of Colfax and our other stockholders.

The Amended and Restated Certificate of Incorporation also provides that the BDT Investor will have the right to exclusively nominate two out of eleven directors to our Board of Directors so long as the BDT Investor and its permitted transferees beneficially own, in the aggregate, more than 20% of the outstanding Common Stock, with one of its nominees to serve on the audit committee of the Board of Directors and one of its nominees to serve on the compensation committee of the Board of Directors, and one out of ten directors to our Board of Directors so long as the BDT Investor and its permitted transferees beneficially own, in the aggregate, equal to or less than 20% but more than 10% of the outstanding Common Stock, with such nominee to serve on the audit committee and the compensation committee of the Board of Directors; in each case calculated on a fully diluted basis, assuming conversion of the Series A Preferred Stock at the then-existing conversion price.

In addition, following the completion of the transactions contemplated by the Purchase Agreements, the ownership position of the BDT Investor and Messrs. Rales and the governance rights of the BDT Investor could discourage a third party from proposing a change of control or other strategic transaction concerning Colfax.

The transactions contemplated by the Purchase Agreements and Implementation Agreement could have a substantial dilutive effect on our Common Stock, which may adversely affect the market price of our Common Stock

When the transactions contemplated by the Purchase Agreements and Implementation Agreement are completed, there will be up to 41,014,762 additional shares of Common Stock outstanding (assuming we acquire Charter’s entire fully-diluted share capital in the Acquisition) as well as an additional 12,173,291 shares of Common Stock issuable upon conversion (at the initial conversion price) of the Series A Preferred Stock, which will be entitled to participate with respect to any dividends or other distributions paid on our Common Stock. Under the Scheme, the Acquisition Shares will be issued pursuant to the exemption provided by Section 3(a)(10) of the Securities Act, and such shares of Common Stock will be freely transferable by former Charter shareholders who are not our affiliates.

As a result of the issuance of the Securities, the voting interests of our current stockholders will be significantly diluted. For example, a holder of 1,000,000 shares of Common Stock on September 30, 2011 would have owned approximately 2.3% of the voting power of Colfax. Immediately after the issuance of the Securities (excluding any conversion of the Series A Preferred Stock), such holder would own approximately 1.0% of the total voting power of Colfax (assuming we acquire Charter’s entire fully-diluted share capital in the Acquisition).

In addition, we are unable to predict the potential effects of the issuance of the securities to the BDT Investor, Markel and Messrs. Rales pursuant to the Purchase Agreements on the trading activity and market price of our Common Stock.  Pursuant to the Registration Rights Agreements, we have granted the BDT Investor, Markel and Messrs. Rales and their permitted transferees registration rights for the resale of the shares of Common Stock purchased in the Investments and, with respect to the BDT Investor, shares of Common Stock issuable upon conversion of the Series A Preferred Stock. These registration rights would facilitate the resale of such securities into the public market, and any such resale would increase the number of shares of Common Stock available for public trading.  Sales by the BDT Investor, Markel or Messrs. Rales or their permitted transferees of a substantial number of shares of Common Stock in the public market, or the perception that such sales might occur, could have a material adverse effect on the price of our Common Stock.

Also, if the Amended and Restated Certificate of Incorporation is approved by our stockholders there will be additional authorized shares of Common Stock, which, if subsequently issued, could have a further dilutive effect on outstanding Common Stock.

The market price of our Common Stock may experience a high level of volatility

Stock markets in general have experienced extreme volatility that has often been unrelated to the operating performance of a particular company. These broad fluctuations may adversely affect the trading price of our Common Stock, regardless of our operating performance.

INFORMATION ON THE CHARTER ACQUISITION

The following information regarding the Acquisition of Charter, including the summary of certain terms and provisions of the Implementation Agreement, which is incorporated into this proxy statement by reference, is qualified in its entirety by reference to the more detailed Annexes to this proxy statement.  We urge you to read all of the Annexes to this proxy statement in their entirety.

Transaction Structure

As announced on September 12, 2011, we have reached an agreement with Charter under which our wholly-owned subsidiary, Bidco, will acquire the entire issued share capital of Charter for cash and newly-issued shares of our Common Stock.  The  terms of the Acquisition are set forth in the Implementation Agreement entered into by Colfax, Bidco and Charter on September 12, 2011. The Acquisition is intended to be implemented by way of a court-sanctioned scheme of arrangement (the “Scheme”) under Article 125 of the Companies (Jersey) Law 1991 (the “Companies Act”).  Alternatively, Bidco may elect to implement the Acquisition by way of a takeover offer under the Companies Act.

A scheme of arrangement is a formal procedure under the Companies Act which is commonly used to carry out corporate acquisitions and requires the approval of Charter’s stockholders and the Royal Court of Jersey. If the relevant approvals are obtained, the Scheme will become effective and all Charter stockholders will be bound by the Acquisition regardless of whether or how they voted. Upon the Scheme becoming effective, Charter’s issued ordinary shares will be cancelled and in their place new ordinary shares in the capital of Charter will be issued to Bidco, whereupon Charter will become a private limited company and wholly-owned subsidiary of Colfax.

Under the terms of the Acquisition, Charter shareholders will be entitled to receive 730 pence in cash and 0.1241 newly-issued shares of our Common Stock for each share of Charter’s ordinary stock. The Acquisition values Charter’s fully diluted share capital at approximately £1,528 million ($2,426 million), being 910 pence per Charter share on a fully diluted basis (based on the closing price of $23.04 per share of our Common Stock on September 9, 2011, being the last business day before the Acquisition was announced, at the foreign exchange rate of U.S.$1.5881/£1 in effect as of that date).

We will be providing a “mix and match facility” in connection with the Acquisition, under which Charter’s shareholders (other than certain residents or citizens in jurisdictions outside the U.S., U.K. or Jersey) may elect to vary the proportions in which they receive cash and Common Stock as a result of the Acquisition, subject to equal and opposite elections made by other Charter shareholders.  However, the total number of shares of Common Stock to be issued and the maximum amount of cash to be paid in connection with the Acquisition will not be varied as a result of the elections under the mix and match facility. We will also be providing a “loan note alternative” option whereby Charter shareholders (other than certain residents or citizens in jurisdictions outside the U.K. or Jersey, including U.S. persons or persons resident in the U.S.) may elect to receive unsecured floating rate loan notes of Bidco instead of some or all of the cash consideration to which they would otherwise be entitled in exchange for their shares in Charter.

See “Information on the Charter Acquisition—Implementation Agreement and related Agreements.”

Background to the Acquisition

As part of the ongoing evaluation of our business, we continuously consider and analyze a variety of potential acquisitions of all sizes.

On February 15, 2011, we completed the acquisition of Rosscor Holding BV, a Netherlands-based fluid handling company and customer of Charter’s air and gas handling business, Howden.  Following this acquisition, our management conducted research and analysis on Charter's businesses and concluded that Charter would be a good strategic fit because, among other reasons, Charter's air and gas handling business (Howden) would extend our existing fluid handling platform, and Charter's welding, cutting and automation (ESAB) business would establish a new growth platform for Colfax. On April 15, 2011, our management presented Charter (along with several other potential acquisition targets) as a potential opportunity to our Board of Directors.

On June 29, 2011, Charter announced that it had received an unsolicited indicative approach (that may or may not lead to an offer) from Melrose plc (“Melrose”), an LSE-listed industrial holding company generally focused on underperforming or turnaround situations, for the entire share capital of Charter. This initial proposal by Melrose to acquire Charter for 780 pence per share (inclusive of Charter's interim dividend) in an undisclosed mix of stock and cash valued Charter’s total equity at approximately £1.3 billion.

On June 30, 2011, Charter announced that its Board of Directors had rejected Melrose’s proposed offer.

On June 30, 2011, we contacted Deutsche Bank Securities Inc. (“Deutsche Bank”) to assist us in the evaluation and financing of a potential transaction and to serve as a U.K. advisor for purposes of the U.K. City Code on Takeovers and Mergers (the "UK Takeover Code"). We subsequently engaged Deutsche Bank as an advisor in this capacity.

In early July 2011, we contacted Skadden, Arps, Slate, Meagher & Flom LLP ("SASM&F") to assist as our outside legal advisors.  On July 5, 2011 certain of our executive officers participated in a teleconference with certain representatives of Deutsche Bank.  The discussions consisted of an overview of a potential transaction to acquire Charter, including preliminary financing terms and transaction mechanics.  Between July 5, 2011 and July 8, 2011, certain of our executive officers conducted various internal discussions to review the attractiveness of a potential acquisition of Charter.

On July 8 and 9, 2011, we held telephone discussions with BDT & Company, LLC (“BDT”), an affiliate of the BDT Investor, about a potential role for BDT as a financial advisor in connection with a potential business combination with Charter, and as placement agent to arrange equity financing for the combination through certain limited partners in a BDT-affiliated investment fund. We subsequently engaged BDT in these capacities on August 17, 2011.

On July 11, 2011, Charter’s Board of Directors received a revised proposal from Melrose of 840 pence per Charter ordinary share (inclusive of Charter's interim dividend). Melrose’s revised proposal valued Charter’s total equity at approximately £1.4 billion.

On July 13, 2011, Mitchell P. Rales, Chairman of our Board of Directors, Clay H. Kiefaber, President and Chief Executive Officer and member of our Board of Directors and certain of our other executive officers participated in a teleconference with certain representatives of BDT. The discussions consisted of an overview of a potential transaction to acquire Charter, including indicative equity financing terms and coordinating an initial approach to Goldman, Sachs & Co. (“Goldman Sachs”), in its capacity as financial advisor to Charter, regarding Charter's possible strategic interest in a transaction with Colfax. On July 14, 2011, BDT sent us preliminary proposed terms for equity financing to be provided by certain limited partners in a BDT-affiliated investment fund. Members of our senior management considered the initial terms provided by BDT, taking into account discussions with Deutsche Bank and SASM&F. For the following two months, members of our senior management engaged in extensive negotiations with representatives of BDT regarding the terms of the potential equity investment focusing in particular on the split between Common Stock and Series A Preferred Stock that would comprise such investment, the purchase price of the Common Stock, the conversion price of the Series A Preferred Stock, dividend and redemption mechanics of the Series A Preferred Stock and the governance rights that would be granted in connection with such investment.

On July 14 and 15, 2011, a representative of BDT called certain representatives from Goldman Sachs, informing Goldman Sachs that an unnamed potential strategic buyer might be interested in making an offer to acquire Charter. Goldman Sachs indicated that Melrose had approached Charter on an unsolicited basis and that no exclusivity agreement had been entered into between Melrose and Charter. Goldman Sachs also confirmed to BDT that no non-public information had been provided by Charter to Melrose.  On July 15, 2011, Mr. Mitchell P. Rales and certain Colfax executives had a telephone conversation with BDT regarding BDT's discussions with Goldman Sachs.

On July 15, 2011, Charter’s Board of Directors announced that it had rejected Melrose’s revised proposal of 840 pence per share equity and cash offer, as opportunistic and undervaluing Charter and its prospects. At that time, Charter's Board of Directors confirmed that it remained committed to maximizing value for its shareholders and was exploring a full range of strategic alternatives.

On July 19, 2011, we entered into a non-disclosure agreement with BDT and provided BDT certain non-public information to facilitate their evaluation of equity financing in connection with an acquisition of Charter.  On July 22, 2011, and again on July 25, 2011, BDT provided us with updated proposed terms for such equity investment based on this information.

On July 26 and 27, 2011, Daniel A. Pryor, Senior VP - Strategy & Business Development of Colfax,  made presentations to our Board of Directors about a potential acquisition of Charter. The potential transaction was discussed in detail by our Board of Directors as part of the Strategy and Business Development session during our regularly scheduled Board meeting on July 27, 2011.

On July 27, 2011, a representative of BDT informed Goldman Sachs that we were the unnamed potential strategic buyer referred to in their conversations on July 14 and 15, 2011, and requested a meeting be held between representatives of Colfax, BDT, Charter and Goldman Sachs. In subsequent conversations between representatives of BDT and Goldman Sachs, Goldman Sachs requested that we provide written confirmation of our interest in acquiring Charter.

On July 30 and 31, 2011, Mr. Mitchell P. Rales and certain of our executive officers, together with SASM&F, attended calls with BDT, during which we discussed and finalized a letter to be presented to Charter to provide formal written confirmation of our interest in acquiring Charter.

On August 1, 2011, we provided the letter to Charter, giving formal written confirmation of our interest in acquiring Charter.  On August 5, 2011, Charter provided BDT an initial proposed non-disclosure agreement.  After agreeing to certain changes with Goldman Sachs, we signed a revised version of the initial non-disclosure agreement on August 12, 2011, pursuant to which we agreed to keep certain information provided by Charter confidential.

Between August 4 and August 13, 2011, Mr. Mitchell P. Rales, Mr. Pryor and other members of our senior management held telephone discussions with BDT representatives regarding potential investors in Colfax to provide equity financing in connection with an acquisition of Charter, as well as the terms of such BDT equity financing.   During this same period, Mr. Mitchell P. Rales, Mr. Pryor and other member of our senior management held telephone discussions with Deutsche Bank during which Deutsche Bank discussed the terms of the proposed BDT equity financing, as well as preliminary proposed terms for any potential debt financing in connection with an acquisition of Charter.

On August 11, 2011, following discussions with advisors to both Charter and Melrose, the Panel Executive from the UK Takeover Panel ruled that Melrose must either announce a firm intention to make an offer for Charter under Rule 2.5 of the UK Takeover Code, or announce that it did not intend to make an offer for Charter, by September 6, 2011.

On August 14, 2011 and August 15, 2011, members of the Board of Directors and management of both Colfax and Charter engaged in high-level discussions regarding a potential business combination involving the two companies. On August 14, 2011, Mr. Mitchell P. Rales met with Mr. Emilson at the airport Hilton hotel in Copenhagen and discussed a potential acquisition of Charter by Colfax. On August 15, 2011, Mr. Mitchell P. Rales, members of our senior management and representatives from BDT met with Gareth Rhys Williams, CEO of Charter, Michael Hampson, General Counsel of Charter, Brendan Colgan, Chief Executive of Charter’s ESAB division, Ian Brander, Chief Executive of Charter’s Howden division (by videoconference), and representatives of Goldman Sachs and Slaughter and May, Charter's legal advisor, in London at the offices of Goldman Sachs. During these meetings, they presented an overview of Colfax, reviewed Charter’s 2011 Interim Results and Strategic Overview presentation dated July 26, 2011 and discussed the potential transaction. No material non-public information was discussed at this meeting, save for the possibility of a potential transaction between Colfax and Charter.

Also on August 15, 2011, Mr. Mitchell P. Rales and members of our senior management met with representatives of BDT at the offices of Goldman Sachs to discuss the terms of potential equity financing in connection with the acquisition of Charter.

On August 16, 2011, our Board of Directors held a special meeting telephonically and approved and submitted to Mr. Emilson a non-binding indicative offer indicating a purchase price range of 875 to 900 pence per ordinary share of Charter, valuing the existing and to be issued share capital of Charter at approximately £1.5 billion. At that meeting, our Board of Directors formed the Special Committee, consisting of Clay Perfall (as Chair), Mr. Kiefaber and Patrick Allender as disinterested directors, for purposes of reviewing the terms of the investment by Mitchell P. Rales and his brother, Steven M. Rales, the proceeds of which would be used to finance in part the Acquisition.

On August 17, 2011, BDT informed us that Charter had indicated willingness to engage in discussions regarding a transaction with Colfax. Also on August 17, 2011, Mr. Pryor held discussions with BDT about the terms of potential equity financing in connection with the acquisition of Charter.

On August 18, 2011, the Special Committee met, together with representatives of SASM&F, Mr. Pryor and A. Lynne Puckett, Senior VP, General Counsel and Secretary of Colfax, to review the terms of the investment by Mitchell P. Rales and Steven M. Rales, where it was noted that, unlike the BDT-affiliated investment fund, neither of Mitchell P. Rales nor Steven M. Rales would purchase Series A Preferred Stock and that Mitchell P. Rales and Steven M. Rales would purchase our Common Stock on the same terms as the BDT-affiliated investment fund, which such terms had been negotiated on an arms-length basis with BDT.

Also on August 18, 2011, Mr. Pryor held discussions with BDT about the terms of potential equity financing in connection with the acquisition of Charter, and the parties agreed on a preliminary equity financing term sheet.

On August 19, 2011, the Special Committee met again to discuss the terms of the investments by Mitchell P. Rales and Steven M. Rales, together with Mr. Pryor, Ms. Puckett and representatives of SASM&F and Deutsche Bank, and approved such terms, having determined that they represent appropriate terms under the circumstances.  Also on August 19, 2011, we engaged in discussions with financial instutions as potential lenders in connection with potential debt financing in connection with the acquisition of Charter.

On August 23, 2011, we entered into a more comprehensive non-disclosure agreement with Charter, pursuant to which we agreed to certain customary standstill provisions with respect to Charter's ordinary shares, in addition to keeping certain information provided by Charter confidential. On that same date, in response to an article in the UK press and as requested by the UK Takeover Panel, Charter announced that it was in discussions with a potential offeror other than Melrose regarding a possible offer for Charter. At this time, we and our advisors were granted access to an electronic dataroom containing certain commercial, financial, legal and other information about Charter.

Later that day, certain members of our senior management (and Mr. Allender and Steven Simms, members of our Board of Directors, participating by videoconference) and representatives of BDT met with Charter at the offices of SASM&F in London and participated in due diligence meetings with Mr. Rhys Williams, Robert Careless, Finance Director of Charter, Mr. Hampson, Mr. Colgan and Mr. Brander, as well as representatives of Goldman Sachs and Slaughter and May.  These meetings continued with members of our senior management the next day.

On August 25, 2011, BDT circulated a private placement memorandum to certain limited partners in its affiliated investment fund with respect to a potential co-investment in the equity financing.

On August 31 and September 1, 2011, members of our senior management, certain of our advisors and representatives from BDT participated in due diligence meetings with certain members of Charter’s management team as well as representatives of Goldman Sachs at the offices of SASM&F in London and by videoconference.

On September 1, 2011, the Charter's Board of Directors announced that it had received a revised indicative proposal from Melrose, indicating that Melrose was prepared, subject to certain pre-conditions, to increase the value of its possible offer for Charter by 18 pence per ordinary shares of Charter.  The announcement also stated that, on the basis of the increased proposal, and in light of the recent heightened economic uncertainty and financial market volatility, Charter had agreed to commence discussions with Melrose about its revised indicative proposal and to allow Melrose to complete its confirmatory due diligence.

On September 4, 2011, Colfax’s Board met telephonically to review the financial model and due diligence performed to date and discuss next steps.  Later in the day, pursuant to a request from the UK Takeover Panel and following an article in the UK press, we announced that we were in preliminary discussions regarding a possible all-cash offer to acquire Charter.

Between September 5 and September 9, 2011, we continued to perform due diligence on Charter, including telephone discussions with certain members of Charter’s management on September 8, 2011 to review recent order and shipment trends.

On September 9, 2011, Mr. Mitchell P. Rales and Mr. Pryor spoke with BDT and agreed on certain changes to the equity financing term sheet.

Also on September 9, 2011, based on our confirmatory due diligence, we sent a letter to Charter outlining the terms of a possible offer that included detail as to, among other things, the anticipated form of consideration in cash and shares, the inclusion of a mix and match facility and the acquisition being effected by way of a scheme of arrangement under Jersey law.

On September 10, 2011, our Board of Directors met in Washington, D.C. to review the findings of the due diligence that had been undertaken by our senior management with respect to Charter, the terms and conditions of the Acquisition, discuss the terms of the equity and debt financing and consider authorizing our management to submit a binding offer for Charter.  Representatives of SASM&F and Deutsche Bank were also present. A presentation prepared by Deutsche Bank reflecting certain terms and conditions of the Acquisition and including certain financial analyses with respect to the Acquisition was distributed to and discussed by the Board of Directors and its advisors. Deutsche Bank indicated to our Board of Directors that nothing had come to the attention of Deutsche Bank that would lead Deutsche Bank to believe that it could not deliver to our Board of Directors an opinion, to the effect that, as of the date of such opinion and based upon and subject to various assumptions, matters considered and limitations, qualifications and conditions described in its opinion, the Acquisition Consideration (as defined below) taken as a whole is fair, from a financial point of view, to Colfax. On September 11, 2011, Deutsche Bank delivered such opinion orally (subsequently confirmed in writing).

Also on September 10, 2011, the Special Committee met again separately to review the terms of the investment by Mitchell P. Rales, Steven M. Rales and Markel (a company in which Tom Gayner, a member of our Board of Directors, is an officer), given their relationships with Colfax. Representatives of SASM&F and Deutsche Bank were also present. The Special Committee unanimously approved and recommended the proposed investments by the Other Investors, having determined that the terms of the Other Investment represent appropriate terms under the circumstances and noting that the Other Investors would not be participating in the Series A Preferred Stock. Later that day, our Board of Directors approved, among other things, (i) the terms of the offer to effect the Acquisition (including certain additional documents necessary or advisable or otherwise in connection with the Acquisition), (ii) the terms of the BDT Investment (iii) the terms of the Other Investment and (iv) the terms of the debt financing for the Acquisition.

On September 12, 2011, we reached an agreement with Charter under which our wholly-owned subsidiary, Bidco, will acquire the entire issued share capital of Charter for cash and newly-issued shares of our Common Stock and entered into the Implementation Agreement setting forth the terms of the Acquisition. The Acquisition was publicly announced that day. The Acquisition values Charter’s fully diluted share capital at approximately £1,528 million ($2,426 million), being 910 pence per Charter share on a fully diluted basis (based on the closing price of $23.04 per share of our Common Stock on September 9, 2011, being the last business day before the Acquisition was announced, at the foreign exchange rate of U.S.$1.5881/£1 in effect as of that date).

On September 12, 2011, we also entered into the Purchase Agreements with the Investors, pursuant to which we agreed to issue the Investor Shares to the BDT Investor, Mitchell P. Rales, Steven M. Rales and Markel for an aggregate of $805 million, and the Credit Agreement, to finance in part the Acquisition.

Also on September 12, 2011, at the request of Charter and the BDT Investor, respectively, each of Mitchell P. Rales and Steven M. Rales entered into voting agreements with Charter and the BDT Investor. Pursuant to such voting agreements, Mitchell P. Rales and Steven M. Rales have agreed to vote their shares of Common Stock in favor of the BDT Investment, including the Amended and Restated Certificate of Incorporation, and the issuance of Colfax securities necessary to complete the Acquisition at a special meeting of our stockholders.

On September 27, 2011, Melrose withdrew its proposal to acquire Charter and announced that it would not be making an offer for Charter.

Opinion of Our Financial Advisor

On June 30, 2011, we contacted Deutsche Bank to assist us in the evaluation and financing of a potential transaction and to serve as a U.K. advisor for purposes of the U.K. Takeover Code. We subsequently engaged Deutsche Bank as an advisor in this capacity. At the September 10, 2011 meeting of our Board of Directors, Deutsche Bank indicated to our Board of Directors that nothing had come to the attention of Deutsche Bank that would lead Deutsche Bank to believe that it could not deliver to our Board of Directors an opinion, to the effect that, as of the date of such opinion and based upon and subject to various assumptions, matters considered and limitations, qualifications and conditions described in its opinion, the Acquisition Consideration (as defined below) taken as a whole is fair, from a financial point of view, to Colfax. On September 11, 2011, Deutsche Bank delivered such opinion orally (subsequently confirmed in writing).

The full text of the written opinion of Deutsche Bank, dated as of September 11, 2011, which sets forth, among other things, the assumptions made, matters considered and limitations, qualifications and conditions of the review undertaken by Deutsche Bank in rendering its opinion, is attached as Annex XVII to this proxy statement. The Deutsche Bank opinion only addressed the fairness of the Acquisition Consideration taken as a whole, from a financial point of view, to Colfax and did not address any other aspect or implication of the Acquisition. The summary of the Deutsche Bank opinion set forth in this proxy statement is qualified by reference to the full text of the opinion attached hereto as Annex XVII. The Deutsche Bank opinion should be read carefully in its entirety.

Summary of Deutsche Bank Opinion

In connection with Deutsche Bank’s role as financial advisor to Colfax, and in arriving at its opinion, Deutsche Bank, among other things:

•	reviewed certain publicly available financial and other information concerning Charter and Colfax;

•
reviewed certain internal analyses, financial forecasts and other information relating to Charter and Colfax prepared by the management of Charter and Colfax, respectively, and held discussions with certain senior officers and other representatives and advisors of Charter and Colfax regarding the businesses and prospects of Charter and Colfax, respectively, and of Colfax after giving effect to the Acquisition;

•	reviewed the reported prices and trading activity for the ordinary shares of 2 pence each in the capital of Charter (the “Charter Shares”) and the shares of our Common Stock;

•
to the extent publicly available, compared certain financial and stock market information for Charter and Colfax with similar information for certain other companies it considered relevant whose securities are publicly traded;

•	to the extent publicly available, reviewed the financial terms of certain recent business combinations which it deemed relevant;

•
reviewed a draft dated September 11, 2011 of the Implementation Agreement, a draft dated September 11, 2011 of Colfax’s announcement to Charter’s shareholders describing the terms of the agreement for the Acquisition, as required under Rule 2.7 of the City Code on Takeovers and Mergers (the “Announcement”), and certain related documents; and

•	performed such other studies and analyses and considered such other factors as it deemed appropriate.

Deutsche Bank did not assume responsibility for the independent verification of, and did not independently verify, any information, whether publicly available or furnished to it, concerning Charter or Colfax, including, without limitation, any financial information considered in connection with the rendering of its opinion. Accordingly, for purposes of its opinion, Deutsche Bank, with the permission of our Board of Directors, assumed and relied upon the accuracy and completeness of all such information. Deutsche Bank did not conduct a physical inspection of any of the properties or assets, and did not prepare or obtain any independent evaluation or appraisal of any of the assets or liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities), of Charter or Colfax or any of their respective subsidiaries, nor did Deutsche Bank evaluate the solvency or fair value of Charter or Colfax under any state or federal law relating to bankruptcy, insolvency or similar matters. With respect to the financial forecasts made available to Deutsche Bank and used in its analyses, Deutsche Bank assumed with the permission of our Board of Directors that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Charter and Colfax as to the matters covered thereby. In rendering its opinion, Deutsche Bank expressed no view as to the reasonableness of such forecasts and projections or the assumptions on which they are based. The Deutsche Bank opinion was necessarily based upon economic, market and other conditions as in effect on, and the information made available to Deutsche Bank as of, the date of its opinion. Deutsche Bank expressly disclaimed any undertaking or obligation to advise any person of any change in any fact or matter affecting its opinion of which it becomes aware after the date of the opinion.

For purposes of rendering its opinion, Deutsche Bank assumed with the permission of our Board of Directors that, in all respects material to its analysis, the Acquisition would be consummated in accordance with its terms, without any material waiver, modification or amendment of any term, condition or agreement. Deutsche Bank also assumed that all material governmental, regulatory or other approvals and consents required in connection with the consummation of the Acquisition would be obtained and that in connection with obtaining any necessary governmental, regulatory or other approvals and consents, no material restrictions would be imposed. Deutsche Bank is not a legal, regulatory, tax or accounting expert and has relied on the assessments made by Colfax and its advisors with respect to such issues. Representatives of Colfax informed Deutsche Bank, and Deutsche Bank further assumed, that the final terms of the Implementation Agreement and the Announcement would not differ materially from the terms set forth in the drafts Deutsche Bank reviewed.

The Deutsche Bank opinion was approved and authorized for issuance by a fairness opinion review committee, was addressed to, and for the use and benefit of, our Board of Directors and is not a recommendation to the stockholders of Colfax to approve the Acquisition. The Deutsche Bank opinion was limited to the fairness, from a financial point of view, of the Acquisition Consideration taken as a whole to Colfax. Deutsche Bank was not asked to, and the Deutsche Bank opinion did not, address the fairness of the Acquisition, or any consideration received in connection therewith, to the holders of any class of securities, creditors or other constituencies of Colfax, nor did it address the fairness of the contemplated benefits of the Acquisition. Deutsche Bank expressed no opinion as to the merits of the underlying decision by Colfax to engage in the Acquisition. Deutsche Bank did not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable to or to be received by any of the officers, directors or employees of any parties to the Acquisition, or any class of such persons, relative to the Acquisition Consideration. Deutsche Bank also expressed no opinion as to the “mix and match facility” or the “loan note alternative”. The Deutsche Bank opinion did not in any manner address the prices at which shares of our Common Stock or other securities would trade following announcement or consummation of the Acquisition.

The following is a summary of the material financial analyses that were used by Deutsche Bank in connection with rendering its opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Deutsche Bank, nor does the order of analyses described represent the relative importance or weight given to those analyses by Deutsche Bank. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Deutsche Bank’s financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before September 9, 2011, and is not necessarily indicative of current market conditions.

Transaction Overview

Pursuant to the Implementation Agreement, holders of Charter Shares will be entitled to receive for each Charter Share (other than any Charter Shares legally or beneficially held by Colfax or any of its subsidiaries or subsidiary undertakings (collectively, the “Excluded Shares”)) (i) 730 pence in cash (the “Cash Consideration”) and (ii) 0.1241 shares of our Common Stock (the “Share Consideration”). The aggregate amount of Cash Consideration and Share Consideration to be paid to all holders of Charter Shares (other than the Excluded Shares) is referred to herein as the “Acquisition Consideration”.

Based on the Acquisition Consideration and the closing price per share of our Common Stock of $23.04 on September 9, 2011, at the spot foreign exchange rate of $1.5881/£1 in effect as of that date, Deutsche Bank noted that the implied equity value of Charter as of September 9, 2011 was approximately £1,528 million and the implied acquisition consideration per Charter Share as of September 9, 2011 was 910 pence. Based upon the implied equity value of Charter and selected balance sheet information as of June 30, 2011, Deutsche Bank further noted that the implied enterprise value of Charter as of September 9, 2011 was approximately £1,905 million.

Summary of Material Financial Analyses

Historical Share Price Analysis. Deutsche Bank noted that the low and high closing prices per Charter Share during the 52-week period ending on September 9, 2011 were 515 pence and 860 pence, compared to the implied per share acquisition consideration of 910 pence.

Illustrative Discounted Cash Flow Analysis. Deutsche Bank performed an illustrative discounted cash flow analysis for Charter on a stand-alone basis based on Charter and Colfax management estimates of Charter’s free cash flows for the years 2011 through 2016. Deutsche Bank calculated the discounted cash value for Charter as of December 31, 2011 as the sum of the net present value of (i) the estimated future unlevered free cash flows, calculated as EBIT minus unlevered cash taxes, capital expenditures, changes in working capital and restructuring charges (if any), plus depreciation and amortization, that Charter is expected to generate for the years 2011 through 2016, plus (ii) the value of Charter at the end of such period, or the terminal value. The terminal value of Charter was calculated by applying perpetual growth rates ranging from 1.0% to 2.0% to the terminal unlevered free cash flow. Deutsche Bank applied discount rates ranging from 9.5% to 10.5% to discount Charter’s future unlevered free cash flows and terminal value. Deutsche Bank calculated the estimated equity values per Charter Share by deducting estimated net debt, calculated as debt minus cash and equity investments, plus the cost of an underfunded pension, minority interests and the cost of phantom restricted shares, from the sum of the present values of the period unlevered free cash flows and the terminal value. This analysis resulted in a range of implied values per Charter Share (rounded to the nearest 5 pence) of (i) 925 pence to 1,170 pence, on a stand-alone basis and excluding the restructuring measures disclosed by Charter in its 2011 Interim Results and Strategic Overview presentation dated July 26, 2011 (the “Restructuring Measures”) and (ii) 1,090 pence to 1,375 pence, on a stand-alone basis and including the Restructuring Measures.

Analysis of Selected Publicly Traded Companies. Deutsche Bank reviewed and compared certain financial information for Charter to the corresponding financial information, ratios and public market multiples for the following publicly traded companies in the welding equipment, compressor and U.K. engineering industries:

Welding Equipment

•	Illinois Tool Works Inc.
•	Sandvik AB
•	Kennametal Inc.
•	Lincoln Electric Holdings Inc.

Compressor

•	Atlas Copco Group
•	Alfa Laval AB
•	GEA Group AG
•	SPX Corporation
•	Burckhardt Compression Holding AG

U.K. Engineering

•	Smiths Group plc
•	GKN plc

•	IMI plc
•	Invensys plc
•	Cookson Group plc
•	Melrose PLC
•	Spectris plc
•	Halma plc
•	Spirax-Sarco Engineering plc
•	Rotork plc
•	Morgan Crucible Co. plc
•	Renishaw plc
•	Bodycote plc

Although none of the selected companies is directly comparable to Charter, the companies included were chosen because they are publicly traded companies with operations that, for purposes of analysis, may be considered similar to certain operations of Charter. Accordingly, the analysis of publicly traded comparable companies was not simply mathematical. Rather, it involved complex considerations and qualitative judgments, reflected in Deutsche Bank’s opinion, concerning differences in financial and operating characteristics of the selected companies and other factors that could affect the public trading value of such companies.

In its analysis, Deutsche bank derived and compared multiples for the selected companies, calculated as follows:

•	the ratio of total enterprise value to estimated earnings before interest and taxes (“EBIT”) for calendar year 2011, which is referred to below as “TEV/2011E EBIT”;

•	the ratio of the average total enterprise value during the past 120 days to estimated EBIT for calendar year 2011, which is referred to below as “120-Day Average TEV/2011E EBIT”;

•	the ratio of total enterprise value to estimated EBIT for calendar year 2012, which is referred to below as “TEV/2012E EBIT”;

•	the ratio of the average total enterprise value during the past 120 days to estimated EBIT for calendar year 2012, which is referred to below as “120-Day Average TEV/2012E EBIT”;

•	the ratio of price per share to estimated earnings per share (“EPS”) for calendar year 2011, which is referred to below as “P/2011E EPS”;

•	the ratio of the average price per share during the past 120 days to estimated EPS for calendar year 2011, which is referred to below as “120-Day Average P/2011E EPS”;

•	the ratio of price per share to estimated EPS for calendar year 2012, which is referred to below as “P/2012E EPS”; and

•	the ratio of the average price per share during the past 120 days to estimated EPS for calendar year 2012, which is referred to below as “120-Day Average P/2012E EPS”.

The multiples and ratios for each of the selected companies were calculated using the closing price of the selected companies’ common stock on September 9, 2011 (or, in case of the 120-day averages, the closing prices for the 120 days ending on September 9, 2011), and were based on the most recent publicly available information, as well as Capital IQ and Thomson estimates.

Based on the foregoing and qualitative judgment, Deutsche Bank then selected certain reference ranges for each of these ratios and calculated the corresponding ranges of implied equity values of Charter. This analysis indicated the following ranges of implied values per Charter Share (rounded to the nearest 5 pence), compared, in each case, to the implied per share acquisition consideration of 910 pence:

Implied Price Range

TEV/2011E EBIT	630p-725p
120-Day Average TEV/2011E EBIT	630p-820p
TEV/2012E EBIT	670p-850p
120-Day Average TEV/2012E EBIT	730p-850p
P/2011E EPS	765p-905p
120-Day Average P/2011E EPS	870p-1,045p
P/2012E EPS	890p-1,065p
120-Day Average P/2012E EPS	980p-1,155p

Analysis of Selected Precedent Transactions. Deutsche Bank reviewed the financial terms, to the extent publicly available, of the following selected completed business combination transactions since September 1, 2000, involving companies participating in the welding equipment, compressor or U.K. engineering industries. Deutsche Bank calculated various financial multiples based on certain publicly available information for each of the selected transactions. The transactions reviewed were as follows:

Month and Year Announced	Target	Acquiror

Welding Equipment

November 2002	American Saw & Mfg. Company	Newell Rubbermaid Inc.
November 2003	Toshiba Tungaloy Co. Ltd.	Nomura Holdings Inc.
July 2005	Facom Tools	The Stanley Works
March 2006	J&L America, Inc.	MSC Industrial Direct Co., Inc.
October 2008	Sia Abrasives Holding AG	Robert Bosch GmbH
December 2009	SSH Corporation Ltd.	KS Energy Services Ltd.
October 2010	Thermadyne Holdings Corporation	Irving Place Capital
December 2010	Winterthur Technologies AG	3M Co.

Compressor

July 2006	Volution Holdings	ABN AMRO Capital
October 2007	APV	SPX Corporation
July 2008	CompAir Holdings Limited	Gardner Denver, Inc.
September 2010	Munters AB	Nordic Capital
August 2011	CLYDEUNION Pumps	SPX Corporation

U.K. Engineering

September 2000	TI Group plc	Smiths Industries plc
April 2001	DONCASTERS plc	Royal Bank Private Equity
July 2001	Britax International plc	Royal Bank Private Equity
June 2003	Chubb plc	United Technologies Corp.
November 2003	Syltone plc	Gardner Denver, Inc.
December 2004	Kidde plc	United Technologies Corp.
August 2005	Domnick Hunter Group plc	Parker Hannifin International Corporation
December 2004	Novar plc	Honeywell International
December 2005	First Technology plc	Honeywell International
October 2007	Foseco plc	Cookson Group plc
December 2007	MTL Instruments Group plc	Cooper Controls (U.K.), Limited
April 2008	Enodis plc	The Manitowoc Company, Inc.
April 2008	Expro International Group PLC	Candover Partners Limited
April 2008	FKI plc	Melrose PLC
April 2010	Chloride Group PLC	Emerson Electric Co.

Although none of the selected transactions is directly comparable to the Acquisition, the companies that participated in the selected transactions are such that, for purposes of analysis, the selected transactions may be considered similar to the Acquisition. Accordingly, the analysis of precedent transactions was not simply mathematical. Rather, it involved complex considerations and qualitative judgments, reflected in Deutsche Bank’s opinion, concerning differences between the characteristics of the selected transactions and the Acquisition that could affect the value of the subject companies and Charter.

In its analysis, Deutsche Bank derived and compared multiples for the selected transactions, including the ratio of total enterprise value based on transaction price to the target company’s earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the latest twelve months prior to entering into the transaction, or “TEV/LTM EBITDA”.

Based on the foregoing and qualitative judgment, Deutsche Bank determined an estimated TEV/LTM EBITDA reference range, resulting in a range of implied values per Charter Share (rounded to the nearest 5 pence) of 860 pence to 1,105 pence, compared to the implied per share acquisition consideration of 910 pence.

Analysis of Historical U.K. Offer Premia. Deutsche Bank reviewed publicly available information relating to selected acquisition transactions announced since 2006 that involved a U.K. listed publicly-traded target company. With respect to each selected acquisition transaction, Deutsche Bank calculated the premium or discount of the per share consideration to the closing price of the target’s common stock on the trading day that was one day and one month prior to the announcement date of such transaction. This analysis indicated the following, compared to a premium of 48% for the implied per share acquisition consideration of 910 pence over the closing price per Charter Share of 615 pence on June 28, 2011 (the last date on which the trading price of Charter Shares was perceived to be unaffected by a potential transaction) and a premium of 27% for the implied per share acquisition consideration of 910 pence over the closing price per Charter Share of 718 pence on June 17, 2011 (the last date on which the trading price of Charter Shares was perceived to be unaffected by a profit warning issued by Charter):

	Average Premia
Year	One Day	One Month
2005	28%	31%
2006	31%	34%
2007	34%	37%
2008	48%	49%
2009	57%	47%
2010	42%	47%
2011 (through September 9)	47%	54%

General

The preparation of a fairness opinion is a complex process involving the application of subjective business and financial judgment in determining the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying the Deutsche Bank opinion. In arriving at its fairness determination, Deutsche Bank considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Deutsche Bank made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company used in the above analyses as a comparison is directly comparable to Charter.

Deutsche Bank prepared these analyses for purposes of providing its opinion to our Board of Directors as to the fairness of the Acquisition Consideration taken as a whole, from a financial point of view, to Colfax. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold, which are inherently subject to uncertainty. As described above, in connection with its analyses, Deutsche Bank made, and was provided by the management of Charter and Colfax with, numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Deutsche Bank, Charter or Colfax. Analyses based upon forecasts of future results, including, without limitation, estimates of the Restructuring Measures, are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Charter, Colfax, Deutsche Bank or any other person assumes responsibility if future results are materially different from those forecast. No Charter or Colfax management estimates and no analyses based on such estimates are intended to constitute profit forecasts or asset valuations by any of Charter, Colfax, Deutsche Bank or any other person and no person should rely on such estimates or analyses in making any decision in connection with the Acquisition.

The Acquisition Consideration was determined through arm’s-length negotiations between Charter and Colfax and was approved by our Board of Directors. Deutsche Bank provided advice to Colfax during these negotiations. Deutsche Bank did not, however, recommend the Acquisition Consideration to Colfax or our Board of Directors or that any specific consideration constituted the only appropriate consideration for the Acquisition.

Our Board of Directors selected Deutsche Bank as its financial advisor in connection with the Acquisition based on Deutsche Bank’s qualifications, expertise, reputation and experience in mergers and acquisitions and related transactions and Deutsche Bank’s familiarity with Colfax. Pursuant to its engagement letter with Colfax, Deutsche Bank was entitled to receive $2,000,000 upon delivery of its opinion. An additional fee, excluding any discretionary fee, of $13,000,000, which is contingent upon consummation of the Acquisition, will be payable to Deutsche Bank for its services as financial advisor to Colfax in connection with the Acquisition, against which the amount payable for the opinion will be credited. If the Acquisition is not successful, Deutsche Bank will generally be entitled to 10% of any inducement fee to which Colfax is entitled under the Implementation Agreement, against which the amount payable for the opinion would be credited. Colfax also agreed to reimburse Deutsche Bank for its expenses, and to indemnify Deutsche Bank against certain liabilities, in connection with its engagement.

Deutsche Bank is an internationally recognized investment banking firm experienced in providing advice in connection with mergers and acquisitions and related transactions. Deutsche Bank is an affiliate of Deutsche Bank AG (together with its affiliates, the “DB Group”). One or more members of the DB Group have, from time to time, provided investment banking, commercial banking (including extension of credit) and other financial services to Charter and Colfax or their respective affiliates for which it has received compensation. One or more members of the DB Group have agreed to provide financing to Colfax in connection with the Acquisition. The DB Group may also provide investment and commercial banking services to Colfax and Charter in the future, for which DB Group would expect to receive compensation. In the ordinary course of business, members of the DB Group may actively trade in the securities and other instruments and obligations of Colfax and Charter for their own accounts and for the accounts of their customers. Accordingly, the DB Group may at any time hold a long or short position in such securities, instruments and obligations.

Reasons for the Proposed Acquisition; Recommendation by our Board

In approving the Acquisition, including the issuance of the Acquisition Shares, our Board of Directors consulted with our management, as well as our legal and financial advisors, and considered a number of factors concerning the benefits of the proposed Acquisition. Without giving any relative or specific weight to the factors, our Board of Directors considered, among others, the following factors:

•
Strategic attractiveness – we consider Charter to be a leading player in key markets with an attractive business mix and strong technological capabilities. We believe Charter’s air and gas handling business (Howden) would extend our existing fluid handling platform, and Charter’s welding, cutting and automation (ESAB) business will establish a new growth platform.

•
Global footprint – we believe the Acquisition will accelerate our growth strategy and enable us to become a multi-platform business with a strong global footprint. We believe that the Acquisition will improve our business profile by providing considerable exposure to emerging markets, allowing the combined company to benefit from strong secular growth drivers and provide a balance of short and long cycle businesses.

•
Compelling Financial Returns – we believe the Acquisition will provide a meaningful recurring revenue stream, be significantly accretive to earnings and provide double digit returns on invested capital within three to five years.

•
Value creation opportunity –  we believe that, following the Acquisition, there are significant upside opportunities from applying our established management techniques to improve both margin and return on invested capital.

•	Portfolio impact – we believe Charter will provide a platform for additional acquisitions in the fragmented welding and air handling markets.

Our Board of Directors also considered the potential risks of the Acquisition and the issuance of the Securities in connection with the Acquisition, including those set forth in the section of this proxy statement entitled “Risk Factors.”

The foregoing discussion is not intended to be exhaustive, but is believed to include the material factors our Board of Directors considered with respect to the Acquisition. Our Board of Directors believes that the terms of the Acquisition and the Implementation Agreement and Purchase Agreements are in the best interests of Colfax.

Information about Colfax

Colfax Corporation, a Delaware corporation headquartered in Fulton, Maryland, is engaged in the global supply of a broad range of fluid handling products, including pumps, fluid handling systems and controls and specialty valves. Colfax was founded in 1995 by Mitchell P. Rales and Steven M. Rales, who also co-founded Danaher Corporation.  We believe that we are a leading manufacturer of rotary positive displacement pumps, which include screw pumps, gear pumps and progressive cavity pumps.  We have a global manufacturing footprint, with production facilities in Europe, North America and Asia, as well as worldwide sales and distribution channels. Our products serve a variety of applications in five strategic end markets: commercial marine, oil and gas, power generation, global defense and general industrial. We design and engineer our products to high quality and reliability standards for use in critical fluid-handling applications where performance is paramount. We also offer customized fluid-handling solutions to meet individual customer needs based on our in-depth technical knowledge of the applications in which our products are used.

Over the last few years, we have successfully grown our systems business, providing our customers with complete fluid handling systems and solutions.  In 2010, approximately 14% of total revenues (approximately $80 million) were derived from systems (up from approximately 4% in 2006).  Pumps, including aftermarket parts and services, contributed 82% of total revenues (approximately $445 million) in 2010 (greater than 90% in 2006).  Valves and other products accounted for approximately 4%.

Our products are marketed principally under the Allweiler, Baric, Fairmount Automation, Houttuin, Imo, LSC, Portland Valve, Tushaco, Warren and Zenith brand names. We believe that our brands are widely known and have a premium position in our industry. Allweiler, Houttuin, Imo and Warren are among the oldest and most recognized brands in the markets in which we participate, with Allweiler dating back to 1860.

We believe that one of our most significant competitive advantages comes through a comprehensive set of tools and processes we employ that we refer to as the Colfax Business System (“CBS”). CBS is a disciplined strategic planning and execution methodology designed to achieve excellence and world-class financial performance in all aspects of our business by focusing on the Voice of the Customer and continuously improving quality, delivery and cost.

Our Common Stock is traded on the NYSE under the symbol “CFX”.

Our principal executive offices are located at 8170 Maple Lawn Boulevard, Suite 180, Fulton, Maryland 20759, and our telephone number is (301) 323-9000. Our Internet address is www.colfaxcorp.com. The information contained on our website is not part of this proxy statement.

Information about Bidco

Colfax UK Holdings Ltd. (Bidco) is a newly incorporated English company which is a wholly-owned subsidiary of Colfax established to effect the Acquisition.  Bidco has not engaged in any business prior to the date of this proxy statement (except for entering into transactions relating to the Acquisition).

Bidco’s registered office is located at 40 Bank Street, London E14 5DS, U.K.

Information about Charter

Charter is the ultimate owner (through a number of intermediate holding companies) of two international engineering businesses, ESAB, which is focused on welding, cutting and automation, and Howden, which is focused on air and gas handling.

Charter's global sales of £1,719.6 million for the year ended December 31, 2010 were split as follows:  Europe (34%), North America (20%), Asia (18%), South America (16%) and the rest of the world (12%).

ESAB

ESAB is a leading international welding and cutting company.  It formulates, develops, manufactures and supplies consumable products and equipment for use in the cutting and joining of steels, aluminum and metal alloys.  ESAB's comprehensive range of welding consumables includes electrodes, cored and solid wires, and fluxes.  ESAB's welding and cutting equipment ranges from small retail uses to large bespoke equipment particularly in the energy and shipbuilding sectors.

Howden

Howden is an international applications engineering business. Howden designs, manufactures, installs and maintains air and gas handling equipment for use in the power, oil and gas, petrochemical and other industries. Howden’s principal products are fans, heat exchangers and compressors. The fans and heat exchangers are used mainly in the generation of electricity by coal-fired power stations, both in combustion and the control of emissions, and other large scale industrial plant. Howden’s compressors are mainly used in the oil, gas and petrochemical industries.

Charter’s ordinary stock is traded on the LSE under the symbol “CHTR”.

Charter’s principal executive offices are located at 27 Northwood House, Northwood Park, Santry, Dublin, Co. Dublin 9, Ireland, and Charter’s telephone number is +353 1 842 7190. Charter’s Internet address is www.charter.ie. The information contained on Charter’s website is not part of this proxy statement.

Regulatory Approvals

Antitrust in the United States

Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) and the related rules and regulations that have been issued by the Federal Trade Commission (the “FTC”), certain acquisition transactions may not be consummated until certain information and documentary material (“Premerger Notification and Report Forms”) have been furnished to the FTC and the Antitrust Division of the Department of Justice (the “Antitrust Division”) and certain waiting period requirements have been satisfied. These requirements of the HSR Act apply to our proposed acquisition of Charter ordinary shares.

Under the HSR Act, the Acquisition may not be completed until the expiration of a 30-day waiting period following our filing of a Premerger Notification and Report Form concerning the proposed Acquisition with the FTC and the Antitrust Division, unless the waiting period is earlier terminated by the FTC and the Antitrust Division. If the 30-day waiting period would expire on a weekend or legal holiday, it is extended until 11:59 p.m. Eastern Time on the next business day.

We filed a Premerger Notification and Report Form on September 30, 2011 with the FTC and the Antitrust Division in connection with the Acquisition and the required waiting period will expire 30 days after such filing unless earlier terminated by the FTC and the Antitrust Division or we receive a request for additional information or documentary material (a “Second Request”) prior to that time. If within the 30-day waiting period either the FTC or the Antitrust Division issues a Second Request to us, the waiting period will be extended for an additional period of 30 days following the date we substantially comply with that request.

At any time before or after the Acquisition, the Antitrust Division or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the Acquisition or seeking the divestiture of Charter or the divestiture of substantial assets of Colfax or its subsidiaries or of Charter or its subsidiaries.

In addition, the Acquisition may be reviewed by the attorneys general in the various states in which we and Charter operate. These authorities may claim that there is authority, under the applicable state and federal antitrust laws and regulations, to investigate and/or disapprove of the Acquisition under the circumstances and based upon the review set forth in applicable state laws and regulations. We cannot assure you that one or more state attorneys general will not attempt to file an antitrust action to challenge the Acquisition. Private parties also may seek to take legal action under the antitrust laws in some circumstances.

Foreign Competition Law Filings

Both Colfax and Charter sell products in a number of jurisdictions throughout the world (including in the European Union), where antitrust filings or approvals are required or advisable in connection with the completion of the Acquisition. We are currently submitting notifications and seeking approvals in the relevant jurisdictions. We believe that completion of the Acquisition will be approved without conditions in all such countries where approval is required. However, we cannot rule out the possibility that any foreign antitrust authority might seek to require remedial undertakings as a condition to its approval.

We cannot assure you that all of the regulatory approvals described above will be obtained and, if obtained, we cannot assure you as to the timing of any approvals, our ability to obtain the approvals on satisfactory terms or the absence of any litigation challenging such approvals. We also cannot assure you that the Department of Justice, the FTC or any state attorney general or any other governmental entity or any private party will not attempt to challenge the completion of the Acquisition on antitrust grounds, and, if such a challenge is made, we cannot assure you as to its result.

Implementation Agreement and Related Agreements

The following is a summary of selected provisions of the Implementation Agreement and related agreements. The description of the Implementation Agreement in this proxy statement has been included to provide you with information regarding its terms. While we believe this description covers the material terms of the Implementation Agreement, it may not contain all of the information that is important to you and is qualified in its entirety by reference to the Implementation Agreement, which is attached as Annex I to this proxy statement and is incorporated by reference into this proxy statement. We urge you to read the entire Implementation Agreement and each of the related agreements attached as Annexes to this proxy statement carefully.

Implementation Agreement

As we announced on September 12, 2011, we have reached an agreement with Charter under which our wholly-owned subsidiary, Bidco, will acquire the entire issued share capital of Charter for cash and newly-issued shares of our Common Stock.  The  terms of the Acquisition are set forth in the Implementation Agreement entered into by Colfax, Bidco and Charter on September 12, 2011.

Consideration for the Acquisition

Under the terms of the Acquisition, Charter shareholders will be entitled to receive 730 pence in cash and 0.1241 newly-issued shares of our Common Stock in exchange for each share of Charter’s ordinary stock. The Acquisition values Charter’s fully diluted share capital at approximately £1,528 million ($2,426 million), being 910 pence per Charter share on a fully diluted basis (based on the closing price of $23.04 per share of our Common Stock on September 9, 2011, being the last business day before the Acquisition was announced and the foreign exchange rate of U.S.$1.5881/£1 in effect on that date).

The exchange ratio of 0.1241 shares of Common Stock for each ordinary share of Charter will be subject to appropriate adjustment in the event of (a) the payment of any dividend  or other distribution by us to our shareholders, (b) the reclassification, subdivision, consolidation or reorganization of our share capital, (c) any issuance of equity securities pursuant to a pre-emptive invitation to the existing shareholders as a class subject only to regulatory exclusions or (d) any transaction similar to the foregoing to the extent it would have a material disproportionate impact on those Charter shareholders who receive newly-issued Common Shares pursuant to the Acquisition as compared to our existing shareholders (taken as a class).

We will be providing a “mix and match facility” in connection with the Acquisition, under which Charter’s shareholders (other than certain residents or citizens in jurisdictions outside the U.S., U.K. or Jersey) may elect to vary the proportions in which they receive cash and Common Stock as a result of the Acquisition, subject to equal and opposite elections made by other Charter shareholders.  However, the total number of shares of Common Stock to be issued and the maximum amount of cash to be paid in connection with the Acquisition will not be varied as a result of the elections under the mix and match facility.

We will also be providing a “loan note alternative” option whereby Charter shareholders (other than certain residents or citizens in jurisdictions outside the U.K. or Jersey, including U.S. persons or persons resident in the U.S.) may elect to receive unsecured floating rate loan notes of Bidco (the “Loan Notes”) instead of some or all of the cash consideration to which they would otherwise be entitled in exchange for their shares in Charter. Under this alternative, applicable Charter shareholders may elect to receive £1 nominal value of Loan Notes for every £1 in cash consideration to which they would otherwise be entitled. The Loan Notes will bear interest from the date of issue at a rate per annum of the higher of (i) zero and (ii) 0.50% below LIBOR, payable semi-annually and be redeemable at par (together with accrued interest less any tax required by law to be withheld or deducted therefrom) in whole or in part, for cash at the option of the note holders on the date falling six months and one day after the Scheme becomes effective and semi-annually thereafter. In certain circumstances, Bidco will have the right to redeem all of the Loan Notes and, if not previously redeemed, the final redemption date will be the date falling five years after the Scheme becomes effective. No Loan Notes will be issued unless valid elections have been received in respect of at least £2 million in nominal value of Loan Notes.

Implementation of the Acquisition

Under the terms of the Implementation Agreement, we will acquire all of the issued and to be issued shares in Charter by way of a court-sanctioned Scheme under Article 125 of the Companies Act or, if Bidco elects, make a takeover offer under the Companies Act for all of the issued and to be issued shares in Charter.  The purpose of the Scheme is to enable Bidco to acquire the whole of the issued and to be issued share capital of Charter.  The Scheme, which will be subject to the conditions set out in the Implementation Agreement, will require the sanction of the Royal Court of Jersey.

Recommendation of Charter's Board of Directors

Charter has agreed that its board of directors will unanimously recommend, without qualification, to Charter’s shareholders to vote in favor of the Acquisition at the general meeting of Charter shareholders to be convened to consider the Acquisition as well as at the meeting of Charter shareholders to be convened by the order of the Royal Court of Jersey for purposes of approving the Scheme. Should Bidco elect to implement the Acquisition by way of a takeover offer rather than a Scheme, Charter’s board of directors have agreed to unanimously recommend, without qualification, to Charter’s shareholders to accept the offer. The Charter directors have further agreed not to withdraw, qualify or adversely modify the recommendation of the Charter board of directors. However, the foregoing obligations shall not apply if the board of directors of Charter have determined, acting in their good faith discretion, after consultation with their legal and financial advisors, that their recommendation should not be given or should be withdrawn, qualified or adversely modified in order to comply with their legal duties.

Colfax Shareholders Meeting

We have agreed to hold the special meeting of stockholders to which this proxy statement relates in order to approve the capital raising transactions contemplated by the Purchase Agreements entered into with each of the BDT Investor, Mitchell P. Rales, Steven M. Rales and Markel to finance part of the Acquisition.

Conduct Pending Completion of the Acquisition

Charter has agreed, subject to the terms of the Implementation Agreement, to conduct its business in the ordinary and usual course consistent with past practice and not take certain corporate actions without our consent pending completion of the Acquisition.

Conditions to Closing Acquisition

The Implementation Agreement states that the parties undertake to use their reasonable endeavors to implement the Acquisition in accordance with, and subject to, certain conditions. Among other things, the Scheme is conditional upon (i) approval of the Acquisition and related matters by the shareholders of Charter at a general meeting and at a meeting of Charter shareholders to be convened by the order of the Royal Court of Jersey for purposes of approving the Scheme and (ii) sanctioning of the Scheme by the Royal Court of Jersey.  The Acquisition is also conditioned upon approval of the capital raising transactions contemplated by the Purchase Agreements entered into with each of the BDT Investor, Mitchell P. Rales, Steven M. Rales and Markel.

Termination

The Implementation Agreement may be terminated:

•	as agreed in writing by the parties;

•	in the event the recommendation of the board of directors of Charter in favor of the Acquisition is no longer unanimous or is withdrawn, qualified or adversely modified at any time;

•	if the Acquisition has not occurred by March 30, 2012;

•	on the date on which the Scheme or takeover offer, as the case may be, lapses, terminates or is withdrawn or becomes effective in accordance with its terms;

•
if the Scheme is not approved at the general meeting of Charter shareholders to be convened to consider the Acquisition or the meeting of Charter shareholders to be convened by the order of the Royal Court of Jersey for purposes of approving the Scheme;

•	if the Royal Court of Jersey fails to sanction the Scheme and approve related matters;

•
if the capital raising transactions contemplated by the Purchase Agreements entered into with each of BDT, Mitchell P. Rales, Steven M. Rales and Markel to finance part of the Acquisition are not approved by the requisite majority at a meeting of our stockholders and we have not, within 10 business days, presented an adequate proposal for alternative funding for the Acquisition.

Inducement Fee

Charter has agreed to pay an inducement fee of £15,275,000 ($24,258,228 assuming the foreign exchange rate described above) to Bidco, subject to the terms and conditions set out in the Implementation Agreement, in circumstances where a competing offer (or similar proposal) is announced before the Acquisition lapses or is withdrawn and such competing offer (or similar proposal) or another third party offer (or similar proposal) becomes wholly unconditional or effective or is otherwise consummated.

In addition, Charter has agreed to pay an inducement fee of £7,638,000 ($12,129,908 assuming the foreign exchange rate described above) to Bidco in certain other circumstances, subject to the terms and conditions set out in the Implementation Agreement.  These circumstances include where: (a) the board of directors of Charter recommends a competing offer (or similar proposal); (b) the board of directors of Charter withdraws, qualifies or adversely modifies its recommendation of the Acquisition or such recommendation ceases to be unanimous; and (c) where Charter takes any steps to implement a competing offer (or similar proposal) or if Charter makes certain changes in respect of the timing of the Acquisition and as a result the Scheme is reasonably expected not to become effective by March 30, 2012.

Related Agreements

The following is a summary of selected provisions of the Credit Agreement. While we believe this description covers the material terms of the Credit Agreement, it may not contain all of the information that is important to you and is qualified in its entirety by reference to the Credit Agreement which is attached to this proxy statement as Annex XII and is incorporated by reference in this proxy statement. We urge you to read the entire Credit Agreement carefully.

Credit Agreement

For purposes of providing partial funding for the Acquisition, on September 12, 2011, we entered into the Credit Agreement, attached as Annex XII to this proxy statement, with Bidco, certain other subsidiaries of Colfax, Deutsche Bank AG New York Branch, as administrative agent, collateral agent, swing line lender and L/C issuer, Deutsche Bank Securities Inc. and HSBC Securities (USA) Inc., as joint lead arrangers and book managers, and the lenders identified therein.

The initial credit extensions under the Credit Agreement are subject to certain conditions precedent, and the proceeds of the term loans will be used to (i) satisfy a portion of the consideration required for the Acquisition, (ii) to fund any fees and expenses incurred in relation to the Acquisition and (iii) to fund any fees and expenses incurred in relation to the Acquisition.  The Credit Agreement has three tranches of term loans:  (i) a $200.0 million term A-1 facility (the “Term A-1 Loans”), to be borrowed by Colfax, (ii) a $700.0 million term A-2 facility (the “Term A-2 Loans”, and together with the Term A-1 Loans, the “Term A Loans”), to be borrowed by Bidco, and (iii) a $900.0 million term B facility, to be borrowed by Colfax (the “Term B Loans” and, together with the Term A Loans, the “Term Loans”).  In addition, the Credit Agreement has two revolving credit facilities which total $300.0 million in commitments (the “Revolver”).

The Term Loans and the Revolver will bear interest, at the election of the Borrowers, at either the base rate (as defined in the Credit Agreement) or LIBOR, plus the applicable interest rate margin for the credit facility, provided that Euro borrowings will bear interest at EURIBOR plus the applicable interest rate margin.  The Term A Loans and the Revolver will initially bear interest at either LIBOR (or EURIBOR) plus 3.00% or at the base rate plus 2.00%, and from the end of the first full fiscal quarter ending at least six months after the date of the Acquisition will be determined based on our consolidated leverage ratio (the interest rates ranging from 3.25% to 2.50%, in the case of the LIBOR (or EURIBOR) margin, and 2.25% to 1.50% in the case of the base rate margin). The Term B Loans will bear interest at either LIBOR plus 4.00% or at base rate plus 3.00%, with LIBOR subject to a 1.25% floor and base rate subject to a 2.25% floor. Each swingline loan denominated in dollars will bear interest at the base rate plus the interest rate margin calculated for the credit facility and swingline loans denominated in any other currency available under the credit facility will bear interest at LIBOR (or in the case of Euros, EURIBOR) plus the interest rate margin calculated for the credit facility.

The Term Loans are repayable according to an amortization schedule which is set forth in the Credit Agreement but are required to be repaid in full by the date falling 5 years after the date of closing (as defined in the Credit Agreement) in the case of the Term A-1 Loans and the date falling 7 years after the closing date in the case of the Term B Loans. Amounts drawn under the Revolver are repayable in full on the date falling 5 years after the closing date.

As security for the obligations under the Credit Agreement, we have agreed to pledge substantially all of its and our domestic subsidiaries’ assets to support both our obligations and those of Bidco under the Credit Agreement.  In addition, we have agreed to have subsidiaries in certain foreign jurisdictions guarantee the Bidco’s obligations and pledge substantially all of their assets to support the obligations of Bidco under the Credit Facility.

The Credit Agreement contains customary covenants limiting the ability of Colfax and its subsidiaries to, among other things, pay dividends, incur debt or liens, redeem or repurchase equity, enter into transactions with affiliates, make investments, merge or consolidate with others or dispose of assets. In addition, the Credit Agreement contains financial covenants requiring Colfax not to exceed certain leverage ratios and to maintain a minimum interest coverage ratio. The Credit Agreement contains various events of default (including failure to comply with the covenants under the Credit Agreement and related agreements) and upon an event of default the lenders may require the immediate payment of all amounts outstanding under the Term Loans and Revolver and foreclose on the collateral.

Voting Agreements between Messrs. Rales and Charter

On September 12, 2011, each of Mr. Mitchell P. Rales and Mr. Steven M. Rales entered into a voting agreement with Charter, attached as Annex XIII and XIV to this proxy statement, in their capacities as stockholders of Colfax, pursuant to which Messrs. Rales agreed to vote the Common Stock beneficially owned by them in favor of the issuance of securities necessary to complete the Acquisition.

As of             , 2011, the record date, Mitchell P. Rales and Steven M. Rales are entitled to vote, in the aggregate, 18,291,220 shares of Common Stock, representing             % of the outstanding shares of Common Stock entitled to vote at the special meeting.

The voting agreements terminate on the earliest of (i) termination or completion of the Acquisition, (ii) any change or withdrawal of Charter’s Board of Directors’ recommendation in respect of the Acquisition and (iii) the termination of the Implementation Agreement.

Other Agreements

For a description of the Purchase Agreements and other related agreements that we have entered into or will enter into in connection with the Acquisition and the financing of the Acquisition, see “Proposal No. 1—Issuance of Securities to the BDT Investor—The BDT Purchase Agreement and Related Agreements”, “Proposal No. 2—Issuance of Securities to the Other Investors—The Other Purchase Agreements and Related Agreements” and “Proposal No. 4—Amendment and Restatement of Colfax’s Certificate of Incorporation.”

Interests of Our Executive Officers and Directors in the Transaction

When you consider our Board of Directors’ recommendation to vote in favor of the Proposals, you should be aware that our executive officers and directors may have interests in the transactions contemplated by the Purchase Agreements and the Implementation Agreement that may be different from, or in addition to, the interests of our other stockholders. In particular, pursuant to the MPR Purchase Agreement and SMR Purchase Agreement, Mitchell P. Rales, Chairman of the Colfax’s Board of Directors, and his brother Steven M. Rales, will acquire 2,170,139 and 2,170,139 shares of Common Stock, respectively, and, when aggregated with their current holdings, will own approximately 13.37% and 13.37% of our outstanding Common Stock, respectively (representing approximately 11.69% and 11.69% of the total voting power of Colfax, respectively), immediately after giving effect to the issuance of the Securities in the Investments and the Acquisition, assuming we acquire Charter’s entire fully-diluted share capital in the Acquisition. In addition, under the Amended and Restated Certificate of Incorporation, our ability to replace Mitchell P. Rales as Chairman of the Board of Directors would be subject to the written consent of the BDT Investor for so long as the BDT Investor and certain permitted transferees of the BDT Shares beneficially own, in the aggregate, at least 50% of the Series A Preferred Stock issued to the BDT Investor under the BDT Purchase Agreement. Pursuant to the Markel Purchase Agreement, Markel will acquire 1,085,070 shares of Common Stock, representing approximately 1.28% of our outstanding Common Stock after giving effect to the issuance of the Securities in the Investments and the Acquisition, assuming we acquire Charter’s entire fully-diluted share capital in the Acquisition. Tom Gayner, a member of our Board of Directors, is the President and Chief Investment Officer of Markel.

SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF COLFAX

(in thousands, except per share information)

The following tables set forth selected historical consolidated financial data of Colfax. The selected consolidated financial data as of December 31, 2010 and 2009 and for the three years ended December 31, 2010, 2009 and 2008 is derived from our audited consolidated financial statements included elsewhere in this proxy statement. The unaudited selected consolidated financial data as of July 1, 2011 and July 2, 2010 and the six months ended July 1, 2011 and July 2, 2010 have been derived from our unaudited condensed consolidated financial statements included elsewhere in this proxy statement, and which, in the opinion of our management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the unaudited periods. Our audited and unaudited consolidated financial statements included elsewhere in this proxy statement have been prepared in accordance with U.S. generally accepted accounting principles, or U.S. GAAP.

Historical results are not indicative of the results to be expected in the future and results of interim periods are not necessarily indicative of results for the entire year.

The data below is only a summary and should be read in conjunction with our consolidated financial statements and accompanying notes, as well as Colfax’s management’s discussion and analysis of financial condition and results of operations, all of which can be found elsewhere in this proxy statement or in publicly available documents as filed with the SEC.

	Six months ended		Year ended December 31,
	July 1, 2011	July 2, 2010	2010	2009	2008	2007	2006
Statement of Operations Data
Net sales	$345,307	$242,939	$541,987	$525,024	$604,854	$506,305	$393,604
Cost of sales	227,379	158,202	350,579	339,237	387,667	330,714	256,806
Gross profit	117,928	84,737	191,408	185,787	217,187	175,591	136,798
Selling, general and administrative expenses	75,948	57,902	119,426	112,503	124,105	97,426	78,964
Restructuring and other related charges	2,219	7,074	10,323	18,175	-	-	-
Initial public offering-related costs			-	-	57,017	-	-
Research and development expenses	3,101	3,148	6,205	5,930	5,856	4,162	3,336
Asbestos liability and defense costs (income)	3,253	1,977	7,876	(2,193)	(4,771)	(63,978)	21,783
Asbestos coverage litigation expenses	5,368	8,424	13,206	11,742	17,162	13,632	12,033
Operating income	28,039	6,212	34,372	39,630	17,818	124,349	20,682
Interest expense	3,289	3,531	6,684	7,212	11,822	19,246	14,186
Provision for income taxes	7,805	967	11,473	8,621	5,465	39,457	4,298
Income from continuing operations	16,945	1,714	16,215	23,797	531	65,646	2,198
Net income (1)	$16,945	$1,714	$16,215	$23,797	$531	$65,646	$801

Net income (loss) per share from continuing operations – basic	$0.39	$0.04	$0.37	$0.55	$(0.08)	$1.82	$0.10
Net income (loss) per share from continuing operations — diluted	$0.38	$0.04	$0.37	$0.55	$(0.08)	$1.82	$0.10

			December 31,
	July 1, 2011	July 2, 2010	2010	2009	2008	2007	2006
Balance Sheet Data
Cash and cash equivalents	$64,215	$62,974	$60,542	$49,963	$28,762	$48,093	$7,608
Goodwill and intangibles, net	225,110	168,618	200,636	175,370	175,210	181,517	150,395
Asbestos insurance asset, including current portion	362,723	391,971	374,351	389,449	304,015	305,228	297,106
Total assets	1,063,585	965,936	1,022,077	1,006,301	907,550	899,522	792,018
Asbestos liability, including current portion	418,899	445,929	429,651	443,769	357,258	376,233	388,920
Total debt, including current portion (2)	80,500	87,500	82,500	91,485	97,121	206,493	188,720

(1)	Includes net loss from discontinued operations of $1.4 million in the year ended December 31, 2006.

(2)	See Note 12 to our Consolidated Financial Statements for information regarding the refinancing of our debt in conjunction with our initial public offering in May 2008.

We completed the acquisitions of Baric Group in 2010, PD-Technik in 2009 and Fairmount and LSC in 2007.  See Note 4 to our Consolidated Financial Statements for further information.

SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF CHARTER

(in £ millions, except per share information)

The following tables set forth Charter’s selected financial information. The selected consolidated financial data as of December 31, 2010 and 2009 and for the three years ended December 31, 2010, 2009 and 2008 is derived from Charter’s audited consolidated financial statements included elsewhere in this proxy statement. The summary consolidated financial data as of June 30, 2011 and for the six months ended June 30, 2010 and 2011 have been derived from Charter’s unaudited condensed consolidated interim financial statements included elsewhere in this proxy statement. The audited and unaudited consolidated financial statements included elsewhere in this proxy statement have been prepared in accordance with International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or IASB. The financial data as of and for the year ended December 31, 2007 and 2006 and as of June 30, 2010 and December 31, 2008, 2007, and 2006, which has been prepared in accordance with IFRS, is derived from Charter’s publicly available financial information and is not included in the audited and unaudited consolidated financial statements that are included elsewhere in this proxy statement.

	Six months ended June 30,				Year ended December 31,
	2011		2010		2010		2009		2008		2007		2006
	(unaudited)		(unaudited)
Statement of Operations Data
Revenue	946.5		840.4		1,719.6		1,659.2		1,887.0		1,451.1		1,257.9
Cost of sales	(671.5)		(580.5)		(1,188.5)		(1,206.5)		(1,353.2)		(1,014.5)		(870.6)
Gross profit	275.0		259.9		531.1		452.7		533.8		436.6		387.3
Selling and distribution costs	(117.1)		(101.2)		(206.3)		(191.6)		(182.7)		(138.7)		(125.0)
Administrative expenses	(117.1)		(89.4)		(186.4)		(165.1)		(150.1)		(124.6)		(117.7)
Operating profit	40.8		69.3		138.4		96.0		201.0		173.3		144.6
Net financing credit (charge)	4.4		(1.4)		1.9		(6.8)		(6.5)		1.6		(4.4)
Share of post-tax profits of associates and joint ventures	2.3		1.8		3.8		3.5		3.2		3.2		5.8
Profit before tax	47.5		69.7		144.1		92.7		197.7		178.1		146.0
Taxation charge	(9.7)		(13.7)		(25.2)		(17.9)		(39.0)		(33.3)		(16.9)
Profit for the period	37.8		56.0		118.9		74.8		158.7		144.8		129.1

Earnings per share— basic	19.3	p	30.4	p	63.9	p	38.1	p	90.1	p	82.7	p	74.4	p
Earnings per share — diluted	19.3	p	30.3	p	63.7	p	37.9	p	90.0	p	82.5	p	73.9	p

	June 30,	December 31,
	2011	2010	2009	2008	2007	2006
	(unaudited)
Balance Sheet Data
Cash and cash deposits	89.8	83.3	75.6	95.7	118.5	62.3
Intangible assets	222.1	149.2	139.1	133.4	80.2	48.7
Total assets	1,746.9	1,467.4	1,315.4	1,524.8	1,077.8	781.6
Current liabilities	591.9	511.1	486.3	655.7	461.6	337.9

	June 30,				December 31,
	2011		2010		2010		2009		2008		2007		2006
Share capital
Authorized: Number of ordinary shares of 2 pence each	300,000,000		300,000,000		300,000,000		300,000,000		230,000,000		230,000,000		230,000,000
Issued: Fully-paid shares	167,021,060		166,955,167		167,021,060		166,955,167		166,751,581		166,699,142		166,688,855
Dividends
Dividends per share (pence)	8.0	p	7.5	p	23.0	p	21.5	p	21.0	p	12.0	p	0.0	p

(1)
On October 22, 2008, Charter became the new ultimate holding company of Charter plc. The selected financial date of Charter prior to October 22, 2008 reflects the results and financial position of Charter plc.

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

The following selected unaudited pro forma balance sheet data assumes that the Acquisition took place on July 1, 2011 and combines our July 1, 2011 Condensed Consolidated Balance Sheet with Charter’s June 30, 2011 consolidated balance sheet. The selected unaudited pro forma financial data for the year ended December 31, 2010 and the six months ended July 1, 2011 assumes that the Acquisition took place on January 1, 2010.

The information in the following table is based upon the historical financial statements of Colfax and Charter and on Charter’s publicly available information and certain assumptions which we believe to be reasonable, which are described more fully in the section of this proxy statement entitled “Colfax Corporation Unaudited Pro Forma Condensed Combined Financial Information.”

Charter’s financial statements have historically been prepared in accordance with IFRS. The information presented below reflects certain adjustments to Charter’s financial statements to align with our U.S. GAAP accounting policies. See the section of this proxy statement entitled “Colfax Corporation Unaudited Pro Forma Condensed Combined Financial Information” for further description of these adjustments.

All pro forma financial information presented uses Colfax’s period end dates and no adjustments were made to Charter’s information for its slightly different quarter end date.

The Unaudited Pro Forma Condensed Combined Financial Statements have been translated from pounds to U.S. dollars using the average historical exchange rate for the unaudited condensed combined statements of operations and the spot rate as of July 1, 2011 for the unaudited condensed combined balance sheet, as described in the section of this proxy statement entitled “Colfax Corporation Unaudited Pro Forma Condensed Combined Financial Information.”

The following table should be read in connection with the section of this proxy statement entitled “Colfax Corporation Unaudited Pro Forma Condensed Combined Financial Information” and other information included in or incorporated by reference into this proxy statement.

The following pro forma financial information has been prepared for informational purposes only and is not necessarily indicative of what the Combined Group’s financial position or results of operations actually would have been had the Acquisition been completed as of the dates indicated above. In addition, the information presented below does not purport to project the future financial position or operating results of the combined company. The following table should be relied on only for the limited purpose of presenting what the results of operations and financial position of the combined businesses of Colfax and Charter might have looked like had the Acquisition been consummated at an earlier date.

	For the six months ended July 1, 2011	For the year ended December 31, 2010
	Pro Forma Combined
	(in millions, except percentages and share data)
Statement of Operations Data
Net sales	$1,874	$3,205
Cost of sales	1,290	2,193
Gross profit	584	1,012
Selling, general and administrative expenses	453	804
Research and development expenses	16	38
Restructuring and other related charges	30	26
Asbestos liability and defense costs	3	8
Asbestos coverage litigation expenses	5	13
Operating income	77	123
Interest expense	34	79
Provision for income taxes	15	9
Income from continuing operations	28	35

Net income (loss) available to Colfax common shareholders(1)	$9	$(4)

Net income (loss) per share - basic and diluted	$0.09	$(0.04)

For the six months ended July 1, 2011
Pro Forma Combined
(in millions)
Balance Sheet Data
Cash and cash equivalents	$148
Goodwill and intangible assets, net	2,085
Asbestos insurance asset, including current portion	363
Total assets	5,383
Asbestos liability, including current portion	421
Total debt, including current portion	1,773

(1)
Net income (loss) available to Colfax common shareholders was reduced by $9 million and $18 million of net income attributable to noncontrolling interest and $10 million and $20 million of dividends on preferred stock for the six months ended July 1, 2011 and the year ended December 31, 2010, respectively.

HISTORICAL AND PRO FORMA PER SHARE DATA

The table set forth below depicts the basic and diluted earnings per share, cash dividends declared per share and book value per share for (a) Colfax and Charter on a historical basis, (b) the combination of Colfax and Charter on a pro forma combined basis and (c) Charter’s equivalent pro forma net income and book value per share attributable to 0.1241of a share of Colfax Common Stock that would have been received for each Charter ordinary share exchanged in the Charter Acquisition, based on the average and ending exchange rates for the period. For a discussion regarding the basis of presentation, assumptions used and adjustments made in preparing the pro forma financial information presented in this proxy statement see the section entitled “Colfax Corporation Unaudited Pro Forma Condensed Combined Financial Information.”

Charter’s financial statements have historically been prepared in accordance with IFRS, which differs from U.S. GAAP. The pro forma financial information presented below reflects certain adjustments to Charter’s financial statements to align with Colfax’s U.S. GAAP accounting policies, see the section of this proxy statement entitled “Colfax Corporation Unaudited Pro Forma Condensed Combined Financial Information” for further description of these adjustments.

The following table should be read in connection with the section of this proxy statement entitled “Colfax Corporation Unaudited Pro Forma Condensed Combined Financial Information” and other information included in or incorporated by reference into this proxy statement. This information is unaudited and is presented for illustrative purposes only.

	As of and for the six months ended July 1, 2011		As of and for the year ended December 31, 2010
	Pro Forma Combined
Colfax historical data:
Earnings per share from continuing operations:
Basic	$0.39		$0.37
Diluted	0.38		0.37
Cash dividends declared per share	-		-
Book value per share	5.63		4.98

Charter historical data:
Earnings per share from continuing operations:
Basic	19.3	p	63.9	p
Diluted	19.3	p	63.7	p
Cash dividends declared per share	8.0	p	23.0	p
Book value per share	£3.87		£3.81

Unaudited pro forma combined:
Earnings per share from continuing operations - basic and diluted	$0.09		$(0.04)
Cash dividends declared per share	-		-
Book value per share	18.63		n/a

Equivalent basis unaudited combined:
Earnings per share from continuing operations - basic and diluted	5.57	p	(6.19	)p
Cash dividends declared per share	-		-
Book value per share	£11.59		n/a

ADDITIONAL INFORMATION ABOUT CHARTER

Description of Charter’s Business

Charter is the ultimate owner (through a number of intermediate holding companies) of two international engineering businesses, ESAB, which is focused on welding, cutting and automation, and Howden, which is focused on air and gas handling.

Charter's global sales of £1,719.6 million for the year ended December 31, 2010 were split as follows:  Europe (34%), North America (20%), Asia (18%), South America (16%) and the rest of the world (12%).

The Charter group of companies can trace its history back to 1889, when The British South Africa Company was formed and takes its name from the Royal Charter granted by Queen Victoria to the company in that year.  In 1965, Charter Consolidated was established by the merger of three mining, finance and investment companies, The British South Africa Company, The Central Mining & Investment Corporation Limited and The Consolidated Mines Selection Company Limited.  The merged companies’ assets were initially comprised mainly of mining investments and its strategy was to develop as a mining finance house actively engaged in mineral exploration and the development of mines throughout the world.  From 1979, Charter Consolidated placed increased emphasis on the development of its British based industrial operations, resulting in the disposal of investments in South Africa and other countries outside Europe, and the acquisition of investment interests in Europe, including a 28% interest in Johnson Matthey.  Over the following years, Charter Consolidated made further acquisitions in the industrial field including in the mining equipment manufacture, open-cast coal mining and quarrying industries.

Charter plc was created in 1993 following a reconstruction of Charter Consolidated.  On its creation, Charter plc held investments in a diverse range of companies spanning a variety of activities.  A new strategy for Charter plc to focus on fewer but larger businesses was agreed by the then board.  In 1994, Charter plc acquired ESAB, a world leader in welding and cutting, and subsequently, in 1997, Charter plc acquired Howden Group, an international applications engineering business.

Charter is listed on the London Stock Exchange.

On October 22, 2008, Charter, which is registered in Jersey and has its headquarters and tax residence in the Republic of Ireland, became the new ultimate holding company of Charter plc.

ESAB

ESAB is a leading international welding and cutting company.  It formulates, develops, manufactures and supplies consumable products and equipment for use in the cutting and joining of steels, aluminum and metal alloys.  ESAB's comprehensive range of welding consumables includes electrodes, cored and solid wires, and fluxes.  ESAB's welding and cutting equipment ranges from small retail uses to large bespoke equipment particularly in the energy and shipbuilding sectors.

ESAB's sales of £1,157.6 million for the year ended December 31, 2010 were split as follows: Europe (39%), South America (21%), North America (19%), Asia (15%), and the rest of the world (6%). In 2010, ESAB derived over 80% of its sales from welding consumables and equipment and the remainder from cutting and automation solutions.

ESAB's manufacturing facilities are located predominantly in low cost locations, in particular in Central and Eastern Europe, South America and Asia.

Howden

Howden is an international applications engineering business. Howden designs, manufactures, installs and maintains air and gas handling equipment for use in the power, oil and gas, petrochemical and other industries.

Howden’s principal products are fans, heat exchangers and compressors. The fans and heat exchangers are used mainly in the generation of electricity by coal-fired power stations, both in combustion and the control of emissions, and other large scale industrial plant. Howden’s compressors are mainly used in the oil, gas and petrochemical industries.

Howden’s sales of £562.0 million for the year ended December 31, 2010 were split as follows: Asia (25%), Europe (23%), North America (22%), South America (7%), and the rest of the world (23%). In 2010 aftermarket accounted for over one third of revenue.

Markets

ESAB's products may be used wherever steel and other metals are being cut and joined together.  Its principal end-user segments are:

•	Energy

•	Vehicles

•	Construction

•	General industrial

Howden’s products are used to move air and gas through large scale industrial plant and, to a lesser extent, to provide ventilation. Its principal end-user segments are:

•	Electricity generation (coal-fired)

•	Oil, gas and petrochemical

•	Mining

•	Iron and steel

•	Tunnel ventilation

Facilities

ESAB's principal manufacturing sites are located in:

•	Asia: China, India, Indonesia and Singapore

•	Europe: Bulgaria, Czech Republic, Germany, Hungary, Italy, Poland, Russia and Sweden

•	North America: Mexico and U.S.

•	South America: Argentina and Brazil

Additionally, ESAB currently has its global research and development center in Gothenburg, Sweden.

Howden's principal manufacturing and engineering sites are located in:

•	Asia: China

•	Europe: Denmark, France, Germany, The Netherlands, Northern Ireland, Scotland and Spain

•	North America: Mexico and U.S.

•	Other: Australia, Brazil and South Africa

Charter’s ordinary stock is traded on the LSE under the symbol “CHTR”.

Charter’s principal executive offices are located at 27 Northwood House, Northwood Park, Santry, Dublin, Co. Dublin 9, Ireland, and Charter’s telephone number is +353 1 842 7190. Charter’s Internet address is www.charter.ie. The information contained on Charter’s website is not part of this proxy statement.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF CHARTER

The following discussion and analysis are based principally on the audited consolidated financial statements of Charter as of December 31, 2010 and 2009 and for the years ended December 31, 2010, 2009 and 2008, and the unaudited consolidated financial statements of Charter as of June 30, 2011 and for the six- month periods ended June 30, 2011 and 2010, which appear elsewhere in this proxy statement.  The discussion and analysis should also be read in conjunction with the “Selected Unaudited Pro Forma Condensed Combined Financial Data”, “Pro Forma Information”, “Risk Factors” and the financial statements and related notes included in this proxy statement.

The following discussion includes forward-looking statements. These forward-looking statements are subject to risks, uncertainties and other factors that could cause the actual results of Charter to differ materially from those expressed or implied by the forward-looking statements relating to Charter.  For a discussion of important factors that could cause actual results to differ materially from the results referred to in the forward-looking statements, see “Cautionary Statement Concerning Forward-Looking Statements.”

The audited consolidated financial statements of Charter as of December 31, 2010 and 2009 and for the years ended December 31, 2010, 2009 and 2008, and Charter’s unaudited consolidated financial statements as of June 30, 2011 and for the six-month periods ended June 30, 2011 and 2010, have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”). The financial information and related discussion and analysis contained in this section are presented in pounds sterling except as otherwise specified. References contained in this section to “R$” refer to the Brazilian real.

Overview of Charter

Charter International plc (“Charter”) is the ultimate owner (through a number of intermediate holding companies) of two international engineering businesses, ESAB, which is focused on welding, cutting and automation, and Howden, which is focused on air and gas handling. On October 22, 2008, Charter, which is registered in Jersey and has its headquarters and tax residence in the Republic of Ireland, became the new ultimate holding company of Charter plc. Charter is listed on the London Stock Exchange.

Charter’s global sales (£1,719.6 million in 2010) are split broadly equally between the developed economies of Western Europe and North America, and the higher growth economies of Central and Eastern Europe, Asia and South America. In 2010, Charter’s sales represented by destination were as follows:  Europe (34%), North America (20%), Asia (18%), South America (16%) and the rest of the world (12%).

The Charter group of companies can trace its history back to 1889, when The British South Africa Company was formed and takes its name from the Royal Charter granted by Queen Victoria to the company in that year. In 1965, Charter Consolidated was established by the merger of three mining, finance and investment companies, The British South Africa Company, The Central Mining & Investment Corporation Limited and The Consolidated Mines Selection Company Limited. Charter plc was created in 1993 following a reconstruction of Charter Consolidated. In 1994, Charter plc acquired ESAB, a world leader in welding and cutting, and subsequently, in 1997, Charter plc acquired Howden Group, an international applications engineer.

Key parts of Charter’s strategy have been to build upon the strong market positions both ESAB and Howden have achieved, which are based on brand, technology and customer service. Geographical coverage has been expanded, particularly in high growth regions, including building upon Charter’s presence in the BRIC economies.

Charter’s strategy has included making acquisitions, especially when they bring a presence in a region or technology that would take time and expense to build organically and provided they generate sufficient risk-weighted return. In the period under review, capital expenditure has been maintained at levels in excess of depreciation and investment in research and development of its employees has taken place.  Throughout the period under review, a strong balance sheet has helped to ensure that the necessary financial resources have been available in pursuit of these goals.

ESAB

ESAB is a leading international welding and cutting company. It formulates, develops, manufactures and supplies consumable products and equipment for use in the cutting and joining of steels, aluminum and metal alloys. ESAB’s comprehensive range of welding consumables includes electrodes, cored and solid wires, and fluxes. ESAB’s welding equipment ranges from small retail uses to large equipment in the energy and shipbuilding sectors.

ESAB’s manufacturing facilities are located predominantly in low cost locations, in particular in Central and Eastern Europe, South America and Asia. ESAB has invested in capacity in China to meet the needs of domestic customers as well as supplying other parts of the world. Charter expects further growth to come through ESAB increasing its sales of welding consumables, particularly in emerging economies.

Howden

Howden is an international applications engineering business. Howden designs, manufactures, installs and maintains air and gas handling equipment for use in the power, oil and gas, petrochemical and other industries.

Howden’s core products include centrifugal and axial fans, heat exchangers and compressors. Howden’s fans and heaters are integral parts of the coal-fired boiler and emission control systems used by the power industry. Howden also makes significant sales to the oil, gas and petrochemical industry, to which, following its acquisition in March 2011 of Thomassen Compression Systems BV, it is now a leading supplier of hydrogen compression solutions. Howden also makes significant sales to customers in the mining, iron and steel and other process industries.

As Howden has increasingly concentrated on the higher value-added parts of its activities, the manufacture of non-performance critical components has increasingly been outsourced to sub-contractors in low cost locations. Howden’s strategy targets increased sales to the power and oil and gas industries, where Howden has an established presence and where Charter expects the long term dynamics to remain positive, and to other industries where Howden’s applications engineering expertise offers significant opportunities. Charter expects aftermarket sales opportunities to increase as the installed base increases.

Recent Developments

On July 1, 2011, ESAB acquired a 60% shareholding in Condor Equipamentos Industriais Ltda (‘Condor’), a leading Brazilian gas apparatus manufacturer, for a cash consideration of R$25.2 million (approximately £9.9 million). Approximately R$7.5 million (approximately £3.0 million) was paid on completion with the remaining balance of approximately R$17.7 million (approximately £6.9 million) being payable in January 2012. As part of the joint venture arrangements, ESAB has assumed full managerial control of Condor.

Results of Operations

Non-GAAP Measures

The Board of Directors of Charter believes that adjusted operating profit, as defined below, is a key performance measure, and is useful to investors as it excludes items which do not impact the day-to-day operations and which management in some cases does not directly control or influence, and therefore provides users with a better understanding of the underlying business performance. The Board of Directors of Charter uses adjusted operating profit to measure performance of revenue net of increases in the cost of employees, goods and other services, excluding the impact of items which are unusual or do not regularly occur. Adjusted operating profit is defined as operating profit before acquisition costs, amortization and impairment of acquired intangibles and goodwill, and exceptional items. The Board of Directors of Charter also analyzes adjusted operating margin, which is calculated as adjusted operating profit divided by revenue. Adjusted operating profit and adjusted operating margin are not defined terms under IFRS and therefore do not purport to be substitutes for profit, operating profit or operating profit margin as a measure of operating performance or for cash flows from operating activities as a measure of liquidity. Adjusted operating profit and adjusted operating margin may not be comparable to similarly titled measures used by other companies. Users of the financial statements should not consider these performance measures, in isolation from, or as substitute analyses for, Charter’s results of operations, operating performance or liquidity. Reconciliations of adjusted operating profit to operating profit are shown in the tables below for the periods presented.

Items Affecting Comparability

Charter has made business acquisitions during the periods presented that impact the comparability of the audited consolidated financial statements and unaudited consolidated interim financial statements.  In the six months ended June 30, 2011, Charter made two business acquisitions:

•
On March 3, 2011, ESAB acquired 100% of the issued share capital of LLC Sychevsky Electrodny Zavod (“Sychevsky”), a leading Russian electrode manufacturer based in the Smolensk region for a cash consideration of $19.2 million (approximately £11.8 million).  The revenue and profit after tax of Sychevsky for the six months ended June 30, 2011 was £5.5 million and £0.9 million respectively of which £1.6 million and £0.2million respectively was for the period prior to acquisition.

•
On March 28, 2011, Howden acquired 100% of the issued share capital of Thomassen Compression Systems BV (“Thomassen”), a leading supplier of high-power engineered compressors to the oil and gas and petrochemical industries, for a cash consideration of €100 million (approximately £88.1 million). Acquisition costs of £0.8 million have been expensed.  The revenue and profit after tax of Thomassen for the six months ended June 30, 2011 was £53.5 million and £8.2 million respectively of which £28.3 million and £5.3 million respectively was for the period prior to acquisition.

Since the results of these acquisitions were included in Charter’s consolidated financial information subsequent to closing, the results of the consolidated group for these periods are less comparable to prior periods.

Six months ended June 30, 2011 and June 30, 2010

The table below presents the results of Charter for the periods indicated.

	Six Months Ended
	June 30, 2011		June 30, 2010
	(unaudited) (In millions except per share amounts)
Revenue	£946.5		£840.4
Cost of sales	(671.5)		(580.5)
Gross profit	275.0		259.9
Selling and distribution costs	(117.1)		(101.2)
Administrative expenses	(117.1)		(89.4)
Operating profit	40.8		69.3
Analyzed as:
Adjusted operating profit	75.2		72.7
Acquisition costs	(1.6)		(0.1)
Amortization and impairment of acquired intangibles and goodwill	(21.8)		(3.9)
Exceptional items
– restructuring	(17.2)		(7.9)
- post retirement benefits	6.2		8.5
	40.8		69.3
Net financing charge – retirement benefit obligations	(0.8)		(2.1)
Other financing charge before exchange losses on retranslation of intercompany loan balances	(3.8)		(2.9)
Other financing income before exchange gains on retranslation of intercompany loan balances	1.9		1.7
Net exchange gains on retranslation of intercompany loan balances	7.1		1.9
Net financing credit/(charge)	4.4		(1.4)
Share of post tax profits of associates	2.3		1.8
Profit before tax	47.5		69.7
Taxation charge	(9.7)		(13.7)
Analyzed as:
Taxation charge on profits	(12.8)		(13.2)
Taxation on exceptional items and acquisition costs	2.6		(1.8)
Taxation on amortization and impairment of acquired intangibles and goodwill	0.6		0.8
Taxation on net finance charge – retirement benefit obligations	0.2		0.5
Taxation on retranslation of intercompany loan balances	(0.3)		-
	(9.7)		(13.7)
Profit for the period	37.8		56.0
Attributable to:
Equity shareholders	32.3		50.8
Non-controlling interests	5.5		5.2
	37.8		56.0
Earnings per share
Basic	19.3	p	30.4	p
Adjusted	33.6	p	32.8	p
Dividend per share	8.0	p	7.5	p

Six months ended June 30, 2011 compared to six months ended June 30, 2010

Charter’s revenue for the first half of 2011 increased by 12.6% to £946.5 million (2010: £840.4 million). The increase was primarily due to higher revenue in ESAB.

ESAB saw improved revenue, as volumes of both welding consumables and standard equipment increased. ESAB’s adjusted operating profit was slightly ahead of the profit achieved in the second half of 2010. For Howden, revenue, operating profit and operating margin were all ahead of the same period in 2010.

Charter’s gross profit for the first half of 2011 increased by 5.8% to £275.0 million (2010: £259.9 million). The increase was due to higher gross profit in both ESAB and Howden.

The operating profit for the first half of 2011 was £40.8 million, a decrease of 41.1% over the first half of 2010 (2010: £69.3 million), due to higher amortization and impairment of acquired intangibles and goodwill, and restructuring costs, mainly attributable to ESAB.

Adjusted operating profit was £75.2 million, an increase of 3.4% compared with the first half of 2010 (2010: £72.7 million).  The increase was due to an increased operating profit at Howden, as operating profit at ESAB was below the same period last year.

The share of post tax profits of associates was slightly ahead at £2.3 million (2010: £1.8 million) due to higher profits in ESAB SeAH.

Profit before tax was £47.5 million, a decrease of 31.9% (2010: £69.7 million). The decrease was due to lower operating profits in ESAB, higher amortization and impairment of acquired intangibles and goodwill, and restructuring costs, partly offset by higher operating profit in Howden and a net financing credit (against a net financing charge in 2010).

The tax on profits was £12.8 million (2010: £13.2 million). The effective tax rate for the period was 20.4%, compared with a rate of 19.7% for the first six months of 2010. The effective tax rate reflected that a significant part of total profit was generated in low tax areas.

The profit attributable to equity shareholders was £32.3 million (2010: £50.8 million), a decrease of 36.4%. The decrease was due to a fall in profit before tax, which was due to lower operating profits in ESAB, higher amortization and impairment of acquired intangibles and goodwill, and restructuring costs, partly offset by higher operating profit in Howden and a net financing credit (against a net financing charge in 2010).

Three years ended December 31, 2010, 2009 and 2008

The table below presents the results of Charter for the periods indicated.

	Year Ended December 31,
	2010		2009		2008
	(In millions, except per share amounts)
Revenue	£1,719.6		£1,659.2		£1,887.0
Cost of Sales	(1,188.5)		(1,206.5)		(1,353.2)
Gross Profit	531.1		452.7		533.8
Selling and distribution costs	(206.3)		(191.6)		(182.7)
Administrative expenses	(186.4)		(165.1)		(150.1)
Operating profit	138.4		96.0		201.0
Analyzed as:
Adjusted operating profit	145.9		125.6		211.2
Acquisition costs	(0.2)		(0.3)		-
Amortization and impairment of acquired intangibles and goodwill	(5.8)		(2.5)		(1.9)
Exceptional items – restructuring	(9.9)		(26.3)		(6.2)
— loss on disposal of business	-		(0.5)		-
— post retirement benefits curtailment gain	8.4		-		-
— change in holding company	-		-		(2.1)
	138.4		96.0		201.0
Net financing charge – retirement benefit obligations	(4.1)		(7.7)		(0.7)
Other financing charge before losses on retranslation of intercompany loan balances	(5.0)		(7.6)		(6.8)
Other financing charge before gains on retranslation of intercompany loan balances	3.5		4.5		5.6
Net gains/(losses) on retranslation of intercompany loan balances	7.5		4.0		(4.6)
Net financing credit/(charge)	1.9		(6.8)		(6.5)
Share of post tax profits of associates and joint ventures	3.8		3.5		3.2
Profit before tax	144.1		92.7		197.7
Taxation charge	(25.2)		(17.9)		(39.0)
Analyzed as:
Taxation charge on profits	(25.3)		(22.7)		(38.5)
Taxation on exceptional items and acquisition costs	(1.5)		4.2		1.5
Taxation on amortization and impairment of acquired intangibles and goodwill	1.2		0.7		0.4
Taxation on net financing charge – retirement benefit obligations	0.9		1.1		-
Taxation on retranslation of intercompany loan balances	(0.5)		(1.2)		(2.4)
	(25.2)		(17.9)		(39.0)
Profit for the year	118.9		74.8		158.7
Attributable to:
Equity shareholders	106.6		63.5		150.2
Non-controlling interests	12.3		11.3		8.5
	118.9		74.8		158.7
Earnings per share
Basic	63.9	p	38.1	p	90.1	p
Adjusted	66.1	p	55.0	p	99.2	p
Dividend per share	23.0	p	21.5	p	21.0	p

Twelve months ended December 31, 2010 compared to twelve months ended December 31, 2009

Charter’s results for 2010 were an improvement over 2009, with revenue, adjusted operating profit and adjusted earnings per share all increasing. These results were achieved against an economic backdrop that was better than experienced in 2009 but which remained varied with some regions and end-user segments continuing to be weak.

In 2010 Charter generated sales of £1,719.6 million (2009: £1,659.2 million), an increase of 3.6%. The increase was due to higher revenue in ESAB, partly offset by lower revenue in Howden from sales of new equipment.

Charter’s gross profit for 2010 increased by 17.3% to £531.1 million (2009: £452.7 million). The increase was primarily due to higher gross profit in ESAB.

The operating profit was £138.4 million, an increase of 44.2% over 2009 (2009: £96.0 million). Adjusted operating profit was £145.9 million (2009: £125.6 million), an increase of 16.2%. Operating profit and adjusted operating profit increased, as ESAB recovered from the generally difficult trading conditions which it encountered in 2009, whilst Howden’s operating profit fell slightly.  Charter’s operating profit was also impacted by restructuring costs in ESAB.

The net financing credit of £1.9 million (2009: net charge of £6.8 million) reflected net gains on the retranslation of intercompany loan balances, partly offset by other net financing charges.

The share of post tax profits of associates was £3.8 million (2009: £3.5 million). The increase was due to higher profit in ESAB SeAH.

Profit before tax was £144.1 million, an increase of 55.4% (2009: £92.7 million).  The increase was due to ESAB recovering from the generally difficult trading conditions which it encountered in 2009, whilst Howden’s profit fell slightly.  Charter’s operating profit was also impacted by restructuring costs in ESAB reflecting the items discussed above.

The tax on profits was £25.3 million (2009: £22.7 million). The effective tax rate for the period was 17.5%, compared with a rate of 19.3% for 2009. The effective tax rate reflected that a significant part of total profit was generated in low tax areas.

The profit attributable to equity shareholders was £106.6 million (2009: £63.5 million), an increase of 67.9%. The increase was due to higher profit before tax.

Twelve months ended December 31, 2009 compared to twelve months ended December 31, 2008

In 2009, revenue was £1,659.2 million (2008: £1,887.0 million) and gross profit was £452.7 million (2008: £533.8 million), a decrease of 12.1% and 15.2%, respectively.

The operating profit was £96.0 million, a decrease of 52.2% from 2008 (2008: £201.0 million).

In 2009, as the engineering and manufacturing sectors contracted at unprecedented rates in Western Europe and North America in particular, ESAB’s revenue and operating profit decreased compared with 2008. In an uncertain economic climate, forward visibility was clouded but the overall result for the year was in line with the revised forecasts that were prepared by ESAB during the second quarter of the year.

During the year, Howden successfully executed the strong order book with which it started the year, booked new orders and continued to grow its aftermarket business. As a result, it achieved an operating profit which was broadly in line with the budget set by the Board of Directors of Charter at the start of the year.

The net financing charge of £6.8 million (2008: net charge of £6.5 million) reflected increased financing charges due to retirement benefit obligations and other items, partly offset by net gains on retranslation of intercompany loan balances.

The share of post tax profits of associates increased slightly to £3.5 million (2008: £3.2 million) due to higher profits in ESAB SeAH. Profit before tax was £92.7 million, a decrease of 53.1% (2008: £197.7 million). The decrease was due to lower operating profit in ESAB and restructuring costs which primarily were within ESAB.

The tax on profits was £22.7 million (2008: £38.5 million). The decrease was due to lower profit before tax.

The profit attributable to equity shareholders was £63.5 million (2008: £150.2 million), a decrease of 57.7%. The decrease was due to lower profit before tax.

ESAB

Six months ended June 30, 2011 and June 30, 2010

The table below presents a summary of ESAB’s performance for the periods indicated.

	Six Months Ended
	June 30, 2011	June 30, 2010
	(In millions)
Welding	£580.6	£494.5
Cutting and automation	78.1	64.3
Revenue	658.7	558.8
Welding	43.0	52.4
Cutting and automation	(2.2)	(2.3)
Adjusted operating profit	40.8	50.1
Operating profit	3.0	47.4
Share of profits of associates (post tax)	2.3	1.8
Operating margin	0.5%	8.5%
Adjusted operating margin:
Welding	7.4%	10.6%
Cutting and automation	(2.8)%	(3.6)%
Overall	6.2%	9.0%

ESAB: revenue by destination
Europe	270.5	214.6
North America	124.9	109.7
South America	122.7	114.9
Asia	102.5	86.8
Rest of world	38.1	32.8
Total	658.7	558.8

Six months ended June 30, 2011 compared to six months ended June 30, 2010

ESAB saw improved revenue, as volumes of both welding consumables and standard equipment increased. ESAB’s adjusted operating profit was slightly ahead of the profit achieved in the second half of 2010.

ESAB generated revenues of £658.7 million during the first six months ended June 30, 2011 (2010: £558.8 million), an increase of 17.9%. This increase was a result of higher volumes and prices of welding consumables.

Adjusted operating profit decreased by 18.6% to £40.8 million (2010: £50.1 million). This decrease was primarily a result of lower profit in European welding consumables and higher overheads. Adjusted operating margin of 6.2% was below the margin of 9.0% achieved in the first half of 2010. The margin was impacted by higher growth in lower margin welding wire products compared with higher margin electrodes.

Within the cutting and automation division, poor adjusted operating margin in the cutting business was due to investment in a new range of machines and continuing price competition.

The translation impact of changing exchange rates was not material.

Years ended December 31, 2010, 2009 and 2008

The table below presents a summary of ESAB’s performance for the periods indicated.

	Year Ended December 31,
	2010	2009	2008
	(In millions)
Welding	£1,015.4	£846.7	£1,042.2
Cutting and automation	142.2	184.7	217.6
Revenue	1,157.6	1,031.4	1,259.8
Welding	89.7	55.6	123.4
Cutting and automation	(0.4)	10.4	26.6
Adjusted operating profit	89.3	66.0	150.0
Operating profit	84.8	39.7	142.4
Share of profits of associates (post tax)	4.0	3.5	3.1
Operating margin	7.3%	3.8%	11.3%
Adjusted operating margin	7.7%	6.4%	11.9%
Capital expenditure	44.4	45.3	54.0
Depreciation	22.3	20.1	16.2
Research and development expenditure	18.8	15.5	12.1
Average number of employees	8,479	8,581	9,372
ESAB: revenue by destination
Europe	444.6	424.6	594.7
North America	222.3	218.6	238.6
South America	242.3	171.9	198.0
Rest of world	248.4	216.3	228.5
Total	1,157.6	1,031.4	1,259.8

Twelve months ended December 31, 2010 compared to twelve months ended December 31, 2009

Overview of performance

In 2010, ESAB saw much improved revenue, adjusted operating profit and adjusted operating margin, although its overall performance was held back as the welding segment recorded lower margins in the second half of the year and, as anticipated, the cutting and automation segment made an operating loss for the year as a whole and only returned to profit in the second half.

In 2010, ESAB recorded sales of £1,157.6 million (2009: £1,031.4 million), an increase of 12.2%, and adjusted operating profit of £89.3 million (2009: £66.0 million), an increase of 35.3%. The operating margin improved to 7.3% (2009: 3.8%). ESAB’s results were up on 2009, as the business benefited from an improved trading environment and the recent restructuring.

ESAB’s adjusted operating margin for the year increased to 7.7% (2009: 6.4%), which reflected higher volumes. The improvement in adjusted operating margin in the first half of the year was not maintained in the second half, due to usual seasonal factors, adverse changes in mix and, in certain instances mainly in Europe, increases in steel prices not being fully recovered through higher selling prices.

The total volumes of welding consumables sold during the year were 465k-tonnes (2009: 405k-tonnes), an increase of 15%. Within this, volumes of solid welding wire increased by 30% as ESAB increased its market share in the recovering vehicle segment.

By comparison, the volume of electrodes, which are a higher margin product, only grew by 7%. This was as a consequence of certain important users of electrodes, such as the general industrial and construction sectors, being less strong. In most European markets, electrode volumes were static or showed only modest growth. Those regions in which electrodes did show higher growth were generally emerging markets where selling prices and in some cases margins, are lower.

ESAB was able to deliver higher volumes of welding wire in 2010 by re-commissioning certain equipment capacity that had been taken out of service during the recession, and by making selective additions to capacity where necessary to alleviate potential shortages. ESAB also out-sourced the production of certain types of welding wire in 2010.

Revenue from sales of standard equipment increased by 28% in 2010 as volumes benefited from higher levels of steel consumption, and also from a new range of equipment introduced during the year. There was a particularly strong performance in South America, with other regions, including Europe and North America, starting to show improvement as the year progressed.

ESAB’s overall profitability was also constrained by the cutting and automation segment, which suffered from low new equipment sales during the year, as traditional customers, such as shipbuilding, remained depressed and as the wind energy industry, which had been an important customer of the automation business in 2009, faced increased uncertainty. Having recorded a loss in the first half of the year the segment’s financial performance improved during the second half, as the restructuring measures completed during the year delivered cost savings and as aftermarket revenues increased and as anticipated, by the year-end the segment had returned to profitability.

Regional Markets

Europe

In 2010, ESAB’s revenue in Europe was £444.6 million (2009:  £424.6 million), an increase of 4.7% (an increase of 5.3% at constant foreign exchange).

Europe saw an improvement in consumables volumes, although this was weighted towards lower margin welding wires, with volumes of electrodes in most European markets being static or showing only modest growth.  Volumes of standard equipment started to show improvement as 2010 progressed.  ESAB achieved further growth in Russia, where revenue increased to £72 million.

North America

In 2010, ESAB’s revenue in North America was £222.3 million (2009:  £218.6 million), an increase of 1.7% (a decrease of 1.5% at constant foreign exchange).

ESAB saw volume growth in consumables weighted towards welding wires and a pick-up in standard equipment volumes later in the year.

South America

In 2010, ESAB’s revenue in South America was £242.3 million (2009:  £171.9 million), an increase of 40.9% (an increase of 30.3% at constant foreign exchange).

ESAB saw a strong performance in South America, driven by Brazil where ESAB believes it is well established as a market leader.  Growth was strong across welding consumables, and also standard equipment, reflecting general strength in the Brazilian economy.  The region’s result also benefited from currency translation.

Rest of world

In 2010, ESAB’s revenue in the rest of the world was £248.4 million (2009:  £216.3 million), an increase of 14.8% (an increase of 10.8% at constant foreign exchange).

ESAB India saw a strong performance, with revenue up by 26%.  ESAB made progress in the Middle East, where sales to the energy and construction industries are important.  In China, ESAB continued to develop its presence through locally manufactured and imported product.

Associated undertaking

ESAB owns 50% of ESAB SeAH Corporation, situated in South Korea. ESAB’s share of the post-tax profits of that company increased to £4.0 million (2009: £3.5 million).

Twelve months ended December 31, 2009 compared to twelve months ended December 31, 2008

Overview of performance

In 2009, ESAB generated revenue of £1,031.4 million (2008: £1,259.8 million), a reduction of 18.1%. Of this reduction, 22.9% came from the welding business (consumables and standard equipment) and 4.8% from the cutting and automation businesses, whilst currency movements, in particular the weakening of sterling against the euro and the U.S. dollar, added 9.6%.

Operating profit was £39.7 million (2008: £142.4 million), a reduction of 72.1%. Adjusted operating profit was £66.0 million (2008: £150.0 million), a reduction of 56%. The operating margin and adjusted operating margin for the year were 3.8% and 6.4%, respectively (2008: 11.3% and 11.9%). The decreases were a result of the unprecedented declines in industrial production in the global economy which led to reductions in volumes sold of welding consumables and equipment, although the impact was offset by a series of measures undertaken to reduce costs.

Restructuring measures, which were progressively implemented from October 2008 onwards, reduced headcount by some 1,600 employees (equivalent to 17% of ESAB’s workforce at October 2008) and saved in excess of £50 million and led to a restructuring charge for the year of £24 million.

Volumes of welding consumables for the year as a whole were down by around one-quarter compared with 2008. After a sharp reversal in the fourth quarter of 2008, volumes were generally stable in the first quarter of 2009. There were further general declines in volume during the second quarter, but thereafter volumes generally stabilized.

Whilst average net selling prices of consumables trended downwards during the year, generally reflecting the pass through of lower steel costs, ESAB’s pro-active product and brand management enabled it to maintain premium pricing for its products in many markets in which it operates and on average for the year as a whole prices remained slightly ahead of 2008.

The strength of demand from different end-user segments varied with energy remaining reasonably strong throughout the year, automotive being very weak in the first half of the year but showing some signs of recovery in the second half, and shipbuilding, especially in Europe, declining markedly in the second half of the year. Volumes of standard equipment were generally weak throughout 2009, with revenues down by about 40% compared with 2008, in response to which manned capacity was cut by around one-half.

The cutting business had increased revenue in the first half of the year, albeit with lower margins, as a consequence of the order book with which it started the year. However, a significant deterioration in the market for cutting equipment led to sharply lower order intake and to a fall in revenue in the second half of 2009 which severely impacted profitability.

ESAB’s overall margin performance slipped during the second quarter of 2009 as consumables volumes, especially in Europe, fell and there was some short-term weakness in pricing. In the second half of the year, margins recovered, led by the consumables business, but offset by the deterioration in the cutting business and, to a lesser extent, the extended Christmas shutdowns amongst customers in Europe and North America.

By the end of 2009, most regions in which ESAB operates appeared to have been through the bottom of the cycle, although the economies of some regions, such as Western and Southern Europe and the United States, continued to suffer varying degrees of weakness. Signs of recovery were patchy, with South America, India and Russia amongst the more positive regions.

Despite the economic conditions, ESAB continued to invest in its business in 2009. Capital expenditure amounted to £45.3 million in 2009, slightly below the level seen in 2008 but still well ahead of depreciation; significant expenditure during the year took place in relation to selective re‑equipping and additions to various factories, a new warehouse in the Middle East, land purchase and upgrades to IT systems. Research and development expenditure increased to £15.5 million (2008: £12.1 million), representing 1.5% of revenue.

Regional Markets

Revenue fell in all regions due to the impact of the global recession, although the full impact of these falls on ESAB’s financial results was partly offset by exchange movements.

Europe

In 2009, ESAB’s revenue in Europe was £424.6 million (2008:  £594.7 million), a decrease of 28.6% (a decrease of 35.4% at constant foreign exchange).

Following sharp reductions in volumes in the fourth quarter of 2008, the first quarter of 2009 saw generally stable trading conditions albeit at levels appreciably below those of 2008. The second quarter saw further slippages in both the consumables and equipment businesses as industrial production in Europe continued to deteriorate, whilst ESAB’s margins in 2009 were also impacted by short-term price discounting.

During the second half of 2009, overall trading conditions generally stabilized. Summer shutdowns were less severe than had been feared, and there were some tentative signs of recovery, for example in the automotive industry and in Russia, although generally these were patchy and the benefit of these was offset by certain industries, particularly shipbuilding, declining markedly. Year-end shutdowns amongst end-users were generally longer than usual.

Margins in the second half of 2009 showed some recovery, despite further deteriorations in the cutting business.

North America

In 2009, ESAB’s revenue in North America was £218.6 million (2008:  £238.6 million), a decrease of 8.4% (a decrease of 22.9% at constant foreign exchange).

The North American welding market moved into recession during 2008, ahead of Western Europe, and the further reductions in volumes of consumables and equipment seen during 2009 were less pronounced than in other regions. During this time, ESAB stayed profitable throughout the year, albeit at lower margins than in 2008. ESAB’s performance benefited from its strong market positions in the energy and naval shipbuilding sectors, and the measures which it took to reduce headcount and other costs.

South America

In 2009, ESAB’s revenue in South America was £171.9 million (2008:  £198.0 million), a decrease of 13.2% (a decrease of 19.4% at constant foreign exchange).

After a relatively quiet start to 2009, trading performance improved in the second half of 2009, reflecting a recovery in the export sectors of the Brazilian economy in particular. Whilst volumes fell during the worldwide recession in 2009, overall percentage reductions were smaller than seen in Europe and North America.

Rest of world

In 2009, ESAB’s revenue in the rest of the world was £216.3 million (2008:  £228.5 million), a decrease of 5.3% (a decrease of 19.6% at constant foreign exchange).

During 2009, ESAB made progress towards its objective of increasing sales of welding consumables to domestic Chinese customers. Production was increased at the consumables factory in Weihai with the energy and shipbuilding industries being targeted. Falling levels of demand in Europe and North America during the early part of the year meant that the amount of product exported by ESAB factories in China reduced considerably, although there were marked improvements later in the year.

During 2009, ESAB experienced mixed trading conditions in the Asia Pacific region, with a stronger performance in Indonesia, but less strong in Singapore, Malaysia and the Philippines.

ESAB India saw reduced revenues in 2009, as lower selling prices for its welding consumables more than offset modestly higher sales volumes. Margins were generally maintained.

There were mixed trading conditions in the Middle East during the year, reflecting continued investment in the energy industry but lower levels of activity in construction. ESAB’s sales in Africa increased markedly, albeit from a low level.

Associated undertaking

ESAB owns 50% of ESAB SeAH Corporation, situated in South Korea. ESAB’s share of the post-tax profits of that company increased to £3.5 million (2008: £3.1 million).

Howden

Six months ended June 30, 2011 and June 30, 2010

The table below presents a summary of Howden’s performance for the periods indicated.

Howden records revenue from two markets, being sales of new equipment and sales of aftermarket goods and services.  Howden’s order book represents confirmed orders which have yet to be fulfilled.

	Six Months Ended
	June 30, 2011	June 30, 2010
	(In millions)
New equipment	£171.3	£186.5
Aftermarket	116.5	95.1
Revenue	287.8	281.6
Order book	591.9	438.9
Operating profit	41.5	28.1
Adjusted operating profit	38.9	28.8
Share of post tax profits of associates	-	-

Operating Margin	14.4%	10.0%
Adjusted operating Margin	13.5%	10.2%
Howden: revenue by destination
Europe	69.1	71.0
Asia	76.3	58.5
North America	54.8	69.1
South America	19.1	18.4
Rest of world	68.5	64.6
Total	287.8	281.6

Six months ended June 30, 2011 compared to six months ended June 30, 2010

Revenue, operating profit and operating margin in the first half of 2011 were all ahead of the same period in 2010. The results in the first half of 2011 included Thomassen Compression Systems which contributed operating profit of £2.9 million following its acquisition in March 2011 which was ahead of expectations.

For the six months ended June 30, 2011, revenue was £287.8 million (2010: £281.6 million), an increase of 2.2%.  Of this, new equipment revenue was lower at £171.3 million (2010:  £186.5 million) reflecting the order book at the start of 2011, whilst aftermarket revenue increased to £116.5 million (2010: £95.1 million).

Adjusted operating profit was £38.9 million (2010: £28.8 million), an increase of 35.1%. Howden’s adjusted operating margin for the period was 13.5% compared to 10.2% for the same period in 2010, which principally reflected the higher share of aftermarket revenue, as a proportion of total revenue, and the benefits of continued strong contract execution.  The impact of foreign exchange translation was not material.

As at June 30, 2011, Howden’s order book amounted to £591.9 million, compared with £438.9 million at June 30, 2010 and £423.8 million at 31 December 2010. This represents an increase of £153.0 million over the period (of which an immaterial amount was due to exchange movements).

Years ended December 31, 2010, 2009 and 2008

The table below presents a summary of Howden’s performance for the periods indicated.

	Year Ended December 31,
	2010	2009	2008
	(In millions)
New equipment	£358.0	438.6	465.0
Aftermarket	204.0	189.2	162.2
Revenue	562.0	627.8	627.2
Order Book	423.8	441.1	499.3
Operating profit	64.8	68.5	73.1
Adjusted operating profit	67.8	71.5	73.6
Share of profits of associates (post tax)	(0.2)	-	0.1
Operating margin	11.5%	10.9%	11.7%
Adjusted operating margin	12.1%	11.4%	11.7%
Capital expenditure	18.0	18.7	14.2
Depreciation	6.6	5.9	4.6
Research and development expenditure	1.7	1.6	1.1
Average number of employees	3,783	3,819	3,856
Howden: revenue by destination
Europe	130.4	171.1	165.3
North America	125.1	149.0	181.5
South America	39.3	31.7	30.3
Rest of world	267.2	276.0	250.1
Total	562.0	627.8	627.2

Twelve months ended December 31, 2010 compared to twelve months ended December 31, 2009

Overview of Performance

Howden achieved revenue and adjusted operating profit of £562.0 million and £67.8 million (2009: £627.8 million and £71.5 million), representing decreases of 10.5% and 5.2% respectively.

The adjusted operating margin was 12.1% (2009: 11.4%), an increase of 0.7 percentage points. During 2010, the decline in Howden’s revenue was due to lower sales of new equipment, which fell by 18% to £358 million, reflecting the lower order book at the start of the year. Aftermarket revenues increased by 8% to £204 million, and as such represented 36% of Howden’s total revenue. There was a small impact on revenue from currency factors.

Order book

As at December 31, 2010, the order book stood at £423.8 million (2009: £441.1 million), a decrease of 3.9% (6.4% at constant exchange rates).  As at December 31, 2010, customers in developed and emerging economies accounted for 40% and 60% respectively of the order book. The order book at December 31, 2010 included some £331 million for delivery in 2011 and £93 million for delivery in 2012 or beyond.

Net orders booked in the year were £533.6 million (2009: £502.6 million), an increase of 6.2%.

Regional markets

Europe

In 2010, Howden’s revenue in Europe was £130.4 million (2009:  £171.1 million), a decrease of 23.8% (a decrease of 21.5% at constant foreign exchange).

Revenue in Europe decreased as a consequence of lower sales of new equipment across most end-user segments.  Aftermarket sales reflected the decision by certain electricity utilities to make less use of coal-fired power plants.

North America

In 2010, Howden’s revenue in North America was £125.1 million (2009:  £149.0 million), a decrease of 16.0% (a decrease of 16.2% at constant foreign exchange).

Sales of new equipment reflected continued uncertainty over government policy in the United States regarding the control of emissions from coal-fired electricity generation and other heavy industrial equipment and a generally weak industrial sector.

South America

In 2010, Howden’s revenue in South America was £39.3 million (2009:  £31.7 million), an increase of 24.0% (an increase of 14.6% at constant foreign exchange).  The increase reflected Howden successfully building its presence in the region in terms of sales of fans and compressors.

Rest of world

In 2010, Howden’s revenue in the rest of the world was £267.2 million (2009:  £276.0 million), a decrease of 3.2% (a decrease of 9.5% at constant foreign exchange).

China remained one of Howden’s most important markets.  New equipment sales reflected the relatively subdued order book at the start of the year but order intake improved as the year progressed.  Aftermarket revenues continued to show strong growth.

Howden enhanced its presence in India through a joint venture with Larsen & Toubro, which was established principally in order to supply fans for electricity generation.

In South Africa, where Howden Africa is a supplier to Eskom, the state-owned power utility, revenue showed further growth, assisted by sales to the mining industry.

Twelve months ended December 31, 2009 compared to twelve months ended December 31, 2008

Overview of Performance

Howden’s revenue in 2009 was £627.8 million (2008: £627.2 million), representing a decrease of 12.9% at constant exchange rates. Operating profit was £68.5 million (2008: £73.1 million), a decrease of 6.3%. The operating margin was 10.9% (2008: 11.7%). The outstanding feature of the results was the growth in the aftermarket business, where revenues increased by 17% to £189.2 million, representing 30% of Howden’s total revenues for the year. Revenue from new equipment sales fell by 6%, with continued strength in the sales of Howden compressors partly offsetting weaker sales of fans to customers in the power, steel and cement industries.

Order book

The strength of Howden’s order book at the start of the year meant that Howden’s trading results in 2009 were comparatively unaffected by the difficult economic and financial conditions prevailing during the year. Total order cancellations during the year were £11 million, out of an order book of £499 million on January 1, 2009.

As at December 31, 2009, the order book stood at £441.1 million (2008: £499.3 million), a decrease of 11.7% (22.0% at constant exchange rates), spread broadly equally between Europe, China, North America and other emerging economies. The order book at December 31, 2009 included approximately £340 million for delivery in 2010 and £101 million for delivery in 2011 or beyond.

Orders booked in 2009 were £513.6 million (2008: £659.0 million), a reduction of 23%. There was a marked weakening in the ordering of power generation and emission control equipment by customers in China and the United States due to economic and financial conditions and, specifically in the United States, uncertainty over energy policy and emission control legislation. Orders from customers in the metals and cement industries continued to be weak, reflecting the impact of the global recession on the steel and construction sectors. Orders for compressors from customers in the oil and gas industry remained strong.

Regional markets

Europe

In 2009, Howden’s revenue in Europe was £171.1 million (2008:  £165.3 million), an increase of 3.5% (a decrease of 4.2% at constant foreign exchange).

The increase in revenue in Europe reflected robust sales of Howden new equipment to customers in the power, oil and gas and other industrial sectors and also growth in revenues from aftermarket services. Howden continued to build a presence in the important Russian market with further orders being booked despite the difficult financial conditions in the Russian economy for much of the year.

North America

In 2009, Howden’s revenue in North America was £149.0 million (2008:  £181.5 million), a decrease of 17.9% (a decrease of 34.0% at constant foreign exchange).  This reflected the strong order book with which Howden started the year, primarily for emission control equipment, but orders placed for shipment during the year were relatively weak. The aftermarket business made further progress.

South America

In 2009, Howden’s revenue in South America was £31.7 million (2008:  £30.3 million), an increase of 4.6% (a decrease of 1.0% at constant foreign exchange).

Following the acquisition in 2008 of Aeolus Industrìa e Comercio Ltda, one of the region’s designers and manufacturers of industrial fans, Howden took further steps to increase its presence in the South American market, including the construction of a new and much enhanced facility, completed in mid-2010, to enable an increased range of Howden products to be manufactured locally.

Revenue in 2009 also reflected the supply of new equipment to a major customer in the oil industry in Brazil.

Rest of world

In 2009, Howden’s revenue in the rest of the world was £276.0 million (2008:  £250.1 million), an increase of 10.4% (a decrease of 4.7% at constant foreign exchange).

Lower sales to customers in China primarily reflected reduced demand from the power industry as electricity usage contracted sharply towards the end of 2008 and in the early part of 2009.  Howden’s aftermarket revenues in China showed considerable growth, albeit from relatively modest levels, and the business remains on track to achieve its longer-term objectives.

Howden Africa achieved increased revenue driven by new equipment sales to the power and the mining sectors in South Africa. Aftermarket revenues also increased as Eskom accelerated programmes ahead of the 2010 FIFA World Cup.

Howden’s sales of compressors in the Middle East benefited from continued high levels of investment in the oil and gas and petrochemical sectors. In recognition of its long-term potential of the region, Howden opened a sales office in Dubai.

Howden’s presence in India continued to strengthen with a focus on the petrochemical and power industries.

In Australia, Howden performed well with the industries served generally avoiding the global economic downturn.

Liquidity and capital resources

Overview

Charter is predominantly financed by equity. Charter had net cash as at December 31, 2010 of £1.8 million and net debt at June 30, 2011 of £155.3 million.  Net cash/(debt) represents cash at bank and in hand (including cash on deposit) less gross borrowings.  The capital structure is kept under review to ensure that it is consistent with current and anticipated future funding needs.

Cash and Borrowings

The table below sets out the cash and cash equivalents and borrowing of Charter at June 30, 2011 and December 31, 2010, 2009 and 2008.

	June 30,	December 31,
	2011	2010	2009	2008
	(In millions)
Cash and cash equivalents
Cash at bank and on hand	£81.7	£65.1	£65.5	£76.1
Short-term bank deposits	0.9	10.3	0.6	13.8
Bank deposits with original maturity of more than three months and balances held as cash collateral	7.2	7.9	9.5	5.8
Cash and cash equivalents in the balance sheet	89.8	83.3	75.6	95.7

	June 30,	December 31,
	2011	2010	2009	2008
	(In millions)
Borrowings
Non-current
Bank loans – secured	£3.2	£3.4	£4.2	£3.8
Bank loans – unsecured	208.7	29.0	—	2.3
Other loans – unsecured	0.1	0.2	0.4	0.4
Finance lease obligations	0.4	0.3	0.3	0.2
	212.4	32.9	4.9	6.7
Current
Other bank loans – secured	-	-	0.9	-
Other bank loans – unsecured	6.7	33.4	5.0	8.2
Bank overdrafts – secured	-	0.2	0.2	1.0
Bank overdrafts – unsecured	25.4	14.4	12.8	27.5
Finance lease obligations	0.6	0.6	0.9	0.5
	32.7	48.6	19.8	37.2
Total borrowings	245.1	81.5	24.7	43.9

Cash flows

The cash flow generated by Charter in the six month periods ended June 30, 2011 and June 30, 2010 and for the years ended December 31, 2010, 2009 and 2008 are as follows:

	6 Months Ended June 30,		Year Ended December 31,
	2011	2010	2010	2009	2008
	(In millions)
Cash flow
Net cash flow from operating activities	£(7.2)	£20.4	£48.1	£125.0	£107.8
Net cash flow from investing activities	(128.3)	(32.7)	(58.6)	(63.7)	(107.0)
Net cash flow from financing activities	130.6	10.5	14.3	(63.9)	(32.2)
Currency variations on cash, cash equivalents and bank overdrafts	1.3	0.3	3.9	(5.7)	3.0
Net movements in cash, cash equivalents and bank overdrafts	(3.6)	(1.5)	7.7	(8.3)	(28.4)
Cash flow from debt and lease financing	(152.8)	(34.5)	(53.9)	4.4	(4.8)
(Decrease)/increase in cash on deposits	(0.6)	(0.3)	(2.3)	4.0	(0.8)
New finance leases	(0.2)	(0.1)	(0.4)	(1.3)	(0.4)
Movement in interest accrual	(0.2)	(0.1)	-	-	(0.1)
Currency variations on borrowings and cash deposits	0.3	(0.1)	(0.2)	0.3	(1.9)
Movement in net cash in the period	(157.1)	(36.6)	(49.1)	(0.9)	(36.4)

Net cash flow from operating activities

In the six months ended June 30, 2011, Charter recorded a net cash outflow from operating activities of £7.2 million, compared to a net cash inflow of £20.4 million in the six months ended June 30, 2010. This difference reflects the decrease in operating profit and increased cash being absorbed into working capital.

In the twelve months ended December 31, 2010, Charter recorded a net cash inflow from operating activities of £48.1 million, compared to a net cash inflow of £125.0 million in the twelve months ended December 31, 2009. This increase reflects the increased cash being absorption into working capital, partly offset by increased operating profit.

In the twelve months ended December 31, 2009, Charter recorded a net cash inflow from operating activities of £125.0 million, compared to a net cash inflow of £107.8 million in the twelve months ended December 31, 2008. This was due to a net working capital cash inflow in 2009 compared to an outflow in 2008, partly offset by a decrease in operating profit.

Net cash flow from investing activities

In the six months ended June 30, 2011, Charter recorded a net cash outflow from investing activities of £128.3 million, compared to a net cash outflow of £32.7 million in the six months ended June 30, 2010. The increase was mainly due to the acquisitions of Thomassen and Sychevsky (there were no material acquisitions in 2010).

In the twelve months ended December 31, 2010, Charter recorded a net cash outflow from investing activities of £58.6 million, compared to a net cash outflow of £63.7 million in the twelve months ended December 31, 2009. The decrease principally reflects lower capital expenditure.

In the twelve months ended December 31, 2009, Charter recorded a net cash outflow from investing activities of £63.7 million, compared to a net cash outflow of £107.0 million in the twelve months ended December 31, 2008. The decrease principally reflects lower cash outflows in respect of acquisitions.

Net cash flow from financing activities

In the six months ended June 30, 2011, Charter recorded a net cash inflow from financing activities of £130.6 million, compared to a net cash inflow of £10.5 million in the six months ended June 30, 2010. The increase primarily relates to the increase in long-term borrowings to fund the acquisitions of Thomassen and Sychevsky.

In the twelve months ended December 31, 2010, Charter recorded a net cash inflow from financing activities of £14.3 million, compared to a net cash outflow of £63.9 million in the twelve months ended December 31, 2009. This principally reflects the drawdown of additional cash under Charter’s borrowing facilities.

In the twelve months ended December 31, 2009, Charter recorded a net cash outflow from financing activities of £63.9 million, compared to a net cash outflow of £32.2 million in the twelve months ended December 31, 2008. The decrease principally reflects the drawdown of additional cash under Charter’s borrowing facilities in 2008 and the settlement of net investment hedges in 2009.

Movements in net cash

In the six months ended June 30, 2011, Charter recorded a net cash outflow of £157.1 million compared to a net cash outflow of £36.6 million in the six months ended June 30, 2010.  This principally reflects the cash outflow of £92.7 million in respect of the acquisitions of Thomassen and Sychevsky (there were no material acquisitions in 2010), and increased cash being absorbed into working capital of £57.4 million (2010: £32.7 million).

In the twelve months ended December 31, 2010, Charter recorded a net cash outflow of £49.1 million compared to a net cash outflow of £0.9 million in the twelve months ended December 31, 2009.  This primarily reflects a reduction in cash generated from operating activities as the recovery in ESAB’s business led to absorption of cash into working capital.

In the twelve months ended December 31, 2009, Charter recorded a net cash outflow of £0.9 million compared to a net cash outflow of £36.4 million in the twelve months ended December 31, 2008.  Cash generated from operations increased to £171.5 million (2008: £159.5 million) mainly due to a net working capital cash inflow of £50.7 million compared to an outflow of £55.7 million on 2008.  Cash outflow in respect to acquisitions in 2009 was £2.6 million compared £39.4 million in 2008.

Contractual Obligations

Charter is party to various contracts and arrangements that obligate it to make cash payments in future years.  These contracts include financing arrangements such as debt agreements and leases, as well as contracts for the purchase of goods and services.

The following table is a summary of Charter’s contractual obligations as of December 31, 2010 (in £ millions):

	Total	Less than One Year	1-3 Years	3-5 Years	More than 5 Years
Long-Term Debt Obligations(1)	£84.2	£49.2	£33.1	£1.9	£-
Capital (Finance) Lease Obligations	0.9	0.6	0.3	-	-
Operating Lease Obligations	46.3	14.3	15.7	6.0	10.3
Purchase Obligations(2)	24.8	12.3	12.5	-	-
Deferred Income Tax Liabilities(3)	38.4	7.4	-	-	31.0
Provisions for Other Liabilities and Charges(4)	60.6	41.4	-	-	19.2
Other Liabilities(5)	404.5	398.7	-	-	5.8
Total	659.7	523.9	61.6	7.9	66.3

(1)
The figures related to Long-Term Debt Obligations include future interest payments assuming both fixed and variable interest rates effective as of December 31, 2010 and no prepayments such that the related debt obligation is held until the final maturity date.

(2)
Purchase Obligations primarily relate to commitments to purchase property, plant and equipment.  Amounts exclude open purchase orders for goods or services that are provided on demand, the timing of which is not certain.

(3)	The timings of settlements of non-current Deferred Income Tax Liabilities are uncertain and have been assumed as being settled in more than five years unless the amounts can be reasonably estimated.

(4)
Provisions for Other Liabilities and Charges primarily include expected losses on disposals, restructuring, warranty and product liabilities. Due to the nature of these provisions, it is not possible to predict precisely when these provisions will be utilized, though most are expected to be utilized over the short to medium term.  These provisions are before taking into account insurance recoveries.

(5)
Other Liabilities include amounts recognized on the balance sheet and primarily relate to trade and other payables, derivative instruments and amounts due under construction contracts, governments grants and other payables and accruals.

(6)	This table excludes post retirement benefit obligations of £170.1 million, as the timing of associated payments is uncertain.

Off-Balance Sheet Arrangements

As is common in industries in which Charter participates, Charter has entered into certain off-balance sheet arrangements in the ordinary course of business that result in risks not directly reflected in Charter’s balance sheets, in the normal course of business. It is not expected that the potential liability, if any, that may result from such arrangements will have a material adverse effect on its financial condition, results of operations or liquidity. Charter has not engaged in any off-balance sheet financing arrangements through special purpose entities.

Quantitative and Qualitative Disclosures About Market Risk

In addition to the risks inherent in Charter’s operations, Charter is exposed to a variety of financial risks, such as market risk (comprising foreign currency exchange and interest rates), credit risk and liquidity risk.  Further information can be found in Note 21 to Charter’s audited consolidated financial statements. The following analysis provides a summary of Charter’s exposure to the financial risks described above.

Market Risk

Foreign currency exchange risk

Given Charter’s global operations lead to the recognition of revenue, costs, profit, assets and liabilities in a number of different currencies, particularly in Europe and America, results are impacted when these currencies fluctuate in relative value among themselves and against the British Pound, which is Charter’s reporting currency.  Subject to board approval, balance sheet translation exposures may be mitigated through the use of currency borrowings, forward foreign exchange contracts or other derivatives.  Foreign currency transaction exposures result from sales or purchases by subsidiaries in a currency other than their functional currency. Forward foreign exchange contracts may be used to hedge the net cash flows resulting from these transactions to the extent these are certain or highly probable.

Interest rate risk

It is Charter’s objective to minimize the cost of borrowings and maximize the value from cash resources, whilst retaining the flexibility of funding opportunities. If considered appropriate, Charter would use interest rate swaps, interest rate caps and collars and forward rate agreements to generate the desired interest profile and to manage Charter’s exposure to interest rate fluctuations.

Credit Risk

The principal credit risks relate to the non-recoverability of trade and other receivables and the failure of the financial institutions with whom surplus funds are deposited in the short term. Charter’s central treasury department monitors regularly the credit status of such counterparties and financial institutions, as well as the location of surplus cash worldwide with credit limits being set and subject to regular review.  Charter’s maximum exposure to credit risk in relation to financial assets is represented by the amount of cash and cash equivalents, trade and other receivables and derivative financial instruments. Details of the credit risk relating to financial assets are given in Note 14 and Note 15 of Charter’s audited consolidated financial statements in relation to trade and other receivables and cash and cash equivalents respectively.

Liquidity risk

Charter’s objective is to maintain committed facilities to ensure that, together with cash flows generated from operations, there are sufficient funds for current operations and their future requirements. At December 31, 2010, Charter’s centrally held committed facilities totaled £170 million with maturity dates between 2011 and 2013.

Between January 1, 2011 and June 30, 2011, certain facilities with existing banks were increased, and two new facilities were executed such that the total of committed facilities increased to £285 million. One facility for £25 million is still due to expire in 2011 whilst the remaining £260 million of facilities have maturity dates that range between 2013 and 2015.  These facilities are unsecured.

Whilst these facilities have certain financial and other covenants, the financial strength of Charter means that the covenants attached to these facilities have not been breached and are not expected to prevent the full utilization of the facilities if required in the future.  Charter’s central treasury department is responsible for monitoring current and future requirements. It reviews annual strategy plans, budgets and forecasts, as well as weekly cash balances held worldwide to ensure that optimal use is made of liquid funds within Charter and to avoid unnecessary borrowing.

Capital Management.

Charter aims to manage its capital structure in order to safeguard its ability to continue as a going concern and to provide returns for shareholders and benefits for other stakeholders. Charter may maintain or adjust its capital structure by adjusting the amount of dividends paid to shareholders, returning capital to shareholders, issuing new shares or selling assets.

Capital is monitored primarily by reference to the ratio of net debt to underlying EBITDA, which also assists in ensuring Charter maintains the current strength of its consolidated balance sheet as represented by the level of net debt to equity shareholders’ funds.

Critical Accounting Policies

The financial statements have been prepared in accordance with IFRS and the accounting policies set out in the notes to Charter’s consolidated financial statements. Charter’s principal accounting policies, including Charter’s critical accounting estimates and judgments, are set out in Note 1 to Charter’s audited consolidated financial statements which appear elsewhere in this proxy statement.  New standards and interpretations not yet adopted are also disclosed in Note 1 to Charter’s audited consolidated financial statements.

Applying accounting policies requires the use of certain judgments, assumptions and estimates that may affect the reported amounts of assets, liabilities, revenue and expenses and the disclosure of contingent assets and liabilities in the financial statements.  Estimates and judgments are continually evaluated and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances.

The estimates, judgments and assumptions that have been identified as being the most significant and where there is most risk of material adjustment to the carrying value of Charter’s assets and liabilities within the next financial year are summarized below:

Construction contracts

Revenue and profit on construction contracts are usually recognized according to the stage of completion of the contract calculated by reference to estimates of contract revenue and expected costs including provisions for warranty and product liability. At December 31, 2010, amounts receivable/payable under construction contracts were £42.5 million (2009: £41.9 million) and £57.7 million (2009: £45.5 million) respectively. Contract retentions held by customers at December 31, 2010 in respect of construction contracts amounted to £28.1 million (2009: £32.4 million). Warranty and product liability provisions at December 31, 2010 of £28.5 million (2009: £30.5 million) mainly relate to construction contracts.

Employee benefits

Provisions for defined benefit post-employment obligations are calculated by independent actuaries. The principal actuarial assumptions and estimates used are based on independent actuarial advice and include the discount rate and estimates of life expectancy. Other key assumptions for defined benefit post-employment obligations are based in part on market conditions at the balance sheet date. Further information is disclosed in Note 20 to Charter’s audited consolidated financial statements. At December 31, 2010, the net retirement benefit obligation was £138.7 million (2009: £162.2 million).

Goodwill impairment testing

Capitalized goodwill is tested annually for impairment. Should the carrying value of the goodwill exceed its recoverable amount an impairment loss is recognized. The recoverable amounts are calculated based on the estimated value in use of cash-generating units. These calculations require estimates of cash flows, growth rates and discount rates based on Charter’s weighted average cost of capital, adjusted for specific risks associated with particular cash-generating units. Further information regarding these assumptions is set out in Note 10 to Charter’s audited consolidated financial statements. At December 31, 2010, the carrying amount of capitalized goodwill was £99.6 million (2009: £92.7 million).

Provisions

Provision is made for liabilities that are uncertain in timing or amount of settlement. These include provisions for legal and environmental claims. Calculations of these provisions are based on cash flows relating to these costs estimated by management supported by the use of external consultants, discounted at an appropriate rate where the impact of discounting is material. At December 31, 2010, these provisions amounted to £21.9 million (2009: £30.6 million).

Tax estimates

Charter’s tax charge is based on the profit for the year and tax rates in effect. The determination of appropriate provisions for current and deferred income taxation requires Charter to take into account anticipated decisions of tax authorities and estimate Charter’s ability to utilize tax benefits through future earnings, based on approved budgets and forecasts, and tax planning.  These estimates and assumptions may differ from future events. At December 31, 2010, net income tax liabilities provided were £15.6 million (2009: £23.4 million) and net deferred income tax assets recognized amounted to £57.8 million (2009: £58.8 million).

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF COLFAX

The following discussion of the financial condition and results of operations of Colfax Corporation (“Colfax,” “the Company,” “we,” “our,” and “us”) should be read in conjunction with the “Selected Consolidated Historical Financial Data of Colfax”, “Selected Unaudited Pro Forma Condensed Combined Financial Data”, “Pro Forma Information”, “Risk Factors” and the financial statements and related notes included in this proxy statement. The following discussion includes forward-looking statements. For a discussion of important factors that could cause actual results to differ materially from the results referred to in the forward-looking statements, see “Cautionary Statement Concerning Forward-Looking Statements”.

Overview

We are a global supplier of a broad range of fluid handling products, including pumps, fluid handling systems and controls, and specialty valves. We believe that we are a leading manufacturer of rotary positive displacement pumps, which include screw pumps, gear pumps and progressive cavity pumps. We design and engineer our products to high quality and reliability standards for use in critical fluid handling applications where performance is paramount. We also offer customized fluid handling solutions to meet individual customer needs based on our in-depth technical knowledge of the applications in which our products are used.

Our products are marketed principally under the Allweiler, Baric, Fairmount Automation, Houttuin, Imo, LSC, Portland Valve, Tushaco, Warren and Zenith brand names. We believe that our brands are widely known and have a premium position in our industry.  We believe Allweiler, Houttuin, Imo and Warren are among the oldest and most recognized brands in the markets in which we participate, with Allweiler dating back to 1860.  We have a global manufacturing footprint, with production facilities in Europe, North America and Asia, as well as worldwide sales and distribution channels.

We employ a disciplined strategic planning and execution methodology referred to as the Colfax Business System, or CBS.  CBS is designed to achieve excellence and world-class financial performance in all aspects of our business by focusing on the Voice of the Customer and continuously improving quality, delivery and cost.  Modeled on the Danaher Business System, CBS focuses on conducting root-cause analysis, developing process improvements and implementing sustainable systems. Our approach addresses the entire business, not just manufacturing operations.

We currently serve markets that have a need for highly engineered, critical fluid handling solutions and are global in scope. Our strategic markets include:

Strategic Markets	Applications
Commercial Marine	Fuel oil transfer; lubrication; water and wastewater handling; cargo handling

Oil and Gas	Crude oil gathering; pipeline services; unloading and loading; rotating equipment lubrication; lube oil purification

Power Generation	Fuel unloading, transfer, burner and injection; rotating equipment lubrication

Global Defense	Fuel oil transfer; oil transport; water and wastewater handling; firefighting; fluid control

General Industrial	Machinery lubrication; hydraulic elevators; chemical processing; pulp and paper processing; food and beverage processing; distribution

We serve a global customer base across multiple markets through a combination of direct sales and marketing associates and third-party distribution channels.  Our customer base is highly diversified and includes commercial, industrial and government customers such as Alfa Laval Group, General Dynamics Corporation, Siemens AG, the U.S. Navy and various other sovereign navies around the world. Our business is not dependent on any single customer or a few customers.  In 2010, no single customer represented more than 6% of sales.

Recent developments

As we announced on September 12, 2011, we have reached an agreement with Charter under which our wholly-owned subsidiary Bidco will acquire by way of a court-sanctioned scheme of arrangement, or if Bidco elects, effect a takeover offer for, the entire issued share capital of Charter for cash and newly-issued shares of our Common Stock.  The Acquisition is intended to be implemented by way of a court-sanctioned scheme of arrangement under Article 125 of the Companies Act.

 Results of operations overview

Key performance measures

The discussion of our results of operations that follows focuses on some of the key financial measures that we use to evaluate our business. We evaluate our business using several measures, including net sales, orders and order backlog. Our net sales, orders and order backlog are affected by many factors, particularly the impact of acquisitions, the impact of fluctuating foreign exchange rates and change from our existing businesses, which may be driven by market conditions and other factors. To facilitate the comparison between reporting periods, we describe the impact of each of these three factors, to the extent they impact the periods presented, on our net sales, orders and order backlog in tabular format under the heading Sales, Orders and Backlog.

Orders and order backlog are highly indicative of our future revenue and thus are key measures of anticipated performance. Orders consist of contracts for products or services from our customers, net of cancellations. Order backlog consists of unfilled orders.

Items affecting comparability of reported results for all periods

Our financial performance and growth are driven by many factors, principally our ability to serve increasingly global markets, organic growth through strategic acquisitions, fluctuations in the relationship of foreign currencies to the U.S. dollar, the general economic conditions within our five strategic markets, the global economy and capital spending levels, the availability of capital, our estimates concerning the availability of insurance proceeds to cover asbestos litigation expenses and liabilities, the amounts of asbestos liabilities and litigation expenses, the impact of restructuring initiatives, our ability to pass through cost increases through pricing, the impact of sales mix, and our ability to continue to grow through acquisitions. These key factors have impacted our results of operations in the past and are likely to affect them in the future.

Global operations

Our products and services are available worldwide.  The manner in which our products and services are sold differs by region. Most of our sales in non-U.S. markets are made by subsidiaries located outside the United States, though we also sell into non-U.S. markets through various representatives and distributors and directly from the U.S.  In countries with low sales volumes, we generally sell through representatives and distributors.  For the year ended December 31, 2010, approximately 75% of our sales were shipped to locations outside of the U.S.  Accordingly, we are affected by levels of industrial activity and economic and political factors in countries throughout the world.  Our ability to grow and our financial performance will be affected by our ability to address a variety of challenges and opportunities that are a consequence of our global operations, including efficiently utilizing our global sales, manufacturing and distribution capabilities, the expansion of market opportunities in Asia, successfully completing global strategic acquisitions, and engineering innovative new product applications for end users in a variety of geographic markets.  However, we believe that our geographic, end market and product diversification may limit the impact that any one country or economy could have on our consolidated results.

Strategic acquisitions

We complement our organic growth with strategic acquisitions. Acquisitions can significantly affect our reported results and can complicate period to period comparisons of results. As a consequence, we report the change in our net sales between periods both from existing and acquired businesses. We intend to continue to pursue acquisitions of complementary businesses that will broaden our product portfolio, expand our geographic footprint or enhance our position within our strategic markets.

On February 14, 2011, we completed the acquisition of Rosscor for $22.3 million, net of cash acquired and subject to final adjustments under the purchase agreement. Rosscor is a supplier of multiphase pumping technology and certain other highly engineered fluid-handling systems, with its primary operations based in Hengelo, The Netherlands.

On August 19, 2010, we completed the acquisition of Baric, a supplier of highly engineered fluid-handling systems primarily for lubrication applications, with its primary operations based in Blyth, United Kingdom.

On August 31, 2009, we completed the acquisition of PD-Technik, a provider of marine aftermarket related products and services located in Hamburg, Germany.  The acquisition of PD-Technik supports our marine aftermarket growth initiatives, broadening our served market as well as service capabilities.

Foreign currency fluctuations

A significant portion of our net sales, approximately 66% for the year ended December 31, 2010, and approximately 81% and 80%, respectively, for the three and six months ended July 1, 2011, are derived from operations outside the U.S., with the majority of those sales denominated in currencies other than the U.S. dollar, especially the Euro. Because much of our manufacturing and employee costs are outside the U.S., a significant portion of our costs are also denominated in currencies other than the U.S. dollar.  Changes in foreign exchange rates can impact our results of operations and are quantified when significant to our discussion.

Economic conditions in strategic markets

Our organic growth and profitability strategy focuses on five strategic markets: commercial marine, oil and gas, power generation, global defense and general industrial. Demand for our products depends on the level of new capital investment and planned maintenance by our customers. The level of capital expenditures depends, in turn, on the general economic conditions within that market as well as access to capital at reasonable cost. While demand within each of these strategic markets can be cyclical, the diversity of these markets may limit the impact of a downturn in any one of these markets on our consolidated results.

Pricing

We believe our customers place a premium on quality, reliability, availability, design and application engineering support. Our highly engineered fluid handling products typically have higher margins than products with commodity-like qualities. However, we are sensitive to price movements in our raw materials supply base. Our largest material purchases are for components and raw materials consisting of steel, iron, copper and aluminum. Historically, we have been generally successful in passing raw material price increases on to our customers. While we seek to take actions to manage this risk, including commodity hedging where appropriate, such increased costs may adversely impact earnings.

Sales and cost mix

Our profit margins vary in relation to the relative mix of many factors, including the type of product, the geographic location in which the product is manufactured, the end market for which the product is designed, and the percentage of total revenue represented by aftermarket sales and services. Aftermarket business, including spare parts and other value added services, is generally a higher margin business and is a significant component of our profitability.

Results of operations — six-months ended July 1, 2011 compared to six-months ended July 2, 2010

Items affecting comparability of results for six-months ended July 1, 2011 compared to six-months ended July 2, 2010

Restructuring and other related charges

We incurred pre-tax expense and made payments during the periods presented as follows:

(Millions)	Six Months Ended
	July 1, 2011	July 2, 2010
Restructuring and other related charges	$2.2	$7.1
Cash payments	3.4	11.9

During the six months ended July 1, 2011, we completed the relocation of our Richmond, Virginia corporate headquarters to Fulton, Maryland in order to provide improved access to international travel and to our key advisors and eliminated an executive position in our German operations. In connection with the move, we have incurred $0.6 million of employee termination benefit costs, reflected in restructuring and other related charges, and $0.4 million of other relocation related costs in 2010, which are reflected in selling, general and administrative expenses.

Additionally, during the second quarter of 2011, we communicated initiatives to improve productivity and reduce structural costs by rationalizing and leveraging our existing assets and back office functions. These initiatives include the consolidation of our commercial marine end market operations, reduction in the back office personnel at several distribution centers in Europe, the closure of a small facility that previously produced units sold to certain customers located in the Middle East that we ceased supplying to during the year ended December 31, 2010, and the closure of a Portland, Maine production facility and consolidation of the operations with a Warren, Massachusetts facility.

Asbestos liability and defense costs

Asbestos liability and defense costs is comprised of projected indemnity cost, changes in the projected asbestos liability, changes in the probable insurance recovery of the projected asbestos-related liability, changes in the probable recovery of asbestos liability and defense costs paid in prior periods, and actual defense costs expensed in the period.

The table below presents asbestos liability and defense costs for the periods indicated:

(Millions)	Six Months Ended
	July 1, 2011	July 2, 2010
Asbestos liability and defense costs (income)	$3.3	$2.0

Asbestos liability and defense costs increased by $1.3 million during the six months ended July 1, 2011 compared to the comparable 2010 period primarily due to lower levels of legal spending in 2010 and a higher level of projected insurance recovery driven by insurance policies triggered during the 2010 period.

Asbestos coverage litigation expense

Asbestos coverage litigation expenses include legal costs related to the actions against two of our subsidiaries, respective insurers and a former parent company of one of the subsidiaries.

The table below presents asbestos liability and defense costs for the periods indicated:

(Millions)	Six Months Ended
	July 1, 2011	July 2, 2010
Asbestos coverage litigation expense	$5.4	$8.4

Legal costs related to our subsidiaries' actions against their asbestos insurers decreased by $3.0 million during the six months ended July 1, 2011 compared to the comparable 2010 period primarily due to more trial days being conducted in 2010 than 2011.  The trial phase of litigation against insurers for both of our subsidiaries is expected to conclude during 2011.

Sales, orders and backlog

Our sales, orders and backlog are affected by many factors including but not limited to acquisitions, fluctuating foreign exchange rates, and growth (decline) in our existing businesses which may be driven by market conditions and other factors. To facilitate the comparison between reporting periods, we disclose the impact of each of these three factors to the extent they impact the periods presented. The impact of foreign currency translation is the difference between sales from existing businesses valued at current year foreign exchange rates and the same sales valued at prior year foreign exchange rates. Growth due to acquisitions includes incremental sales due to an acquisition during the period or incremental sales due to reporting a full year's sales for an acquisition that occurred in the prior year. Sales growth (decline) from existing businesses excludes both the impact of foreign exchange rate fluctuations and acquisitions, thus providing a measure of growth (decline) due to factors such as price, mix and volume.

Orders and order backlog are highly indicative of our future revenue and thus are key measures of anticipated performance. Orders consist of contracts for products or services from our customers, net of cancellations, during a period. Order backlog consists of unfilled orders at the end of a period. The components of order and backlog growth (decline) are presented on the same basis as sales growth (decline).

The following tables present the components of our sales, order and backlog growth (decline), as measured in dollars and by the percent change between the periods indicated, as well as net sales by fluid-handling product for the periods indicated:

(Millions)	Net Sales		Orders(1)		Backlog at Period End
As of and for the six months ended July 2, 2010	$242.9		$275.1		$297.1
Components of Change:
Existing businesses(2)	38.8	16.0%	17.5	6.4%	(24.8)	(8.3)%
Acquisitions(3)	50.8	20.9%	49.1	17.8%	82.4	27.7%
Foreign currency translation(4)	12.8	5.3%	12.9	4.7%	28.5	9.6%
	102.4	42.2%	79.5	28.9%	86.1	29.0%
As of and for the six months ended July 1, 2011	345.3		354.6		383.2

(1)	Represents contracts for products or services, net of cancellations for the period.

(2)	Excludes the impact of foreign exchange rate fluctuations and acquisitions, thus providing a measure of growth due to factors such as price, product mix and volume.

(3)	Represents the incremental sales, orders and order backlog as a result of acquisitions.

(4)	Represents the difference between sales from existing businesses valued at current year foreign exchange rates and sales from existing businesses at prior year foreign exchange rates.

(Millions)	Six Months Ended
	July 1, 2011	July 2, 2010
Net Sales by Product:
Pumps, including aftermarket parts and services	$259.2	$206.8
Systems, including installation services	75.4	27.3
Valves	7.5	6.9
Other	3.2	1.9
Net sales	345.3	242.9

As detailed above, net sales increased $102.4 million, or 42.2%, during the six months ended July 1, 2011 compared to the comparable 2010 period. The increase in net sales from existing businesses was attributable to an increase in demand in all end markets. Net sales were positively impacted by the changes in foreign exchange rates during 2011 in comparison to 2010.

Orders, net of cancellations, from existing businesses increased during the six months ended July 1, 2011 in comparison to the six months ended July 2, 2010 due to increased demand in the oil and gas, commercial marine and general industrial end markets.  Additionally, we experienced a decline in commercial marine order cancellations from $6.2 million during the six months ended July 2, 2010 to $2.9 million in the six months ended July 1, 2011 primarily due to the impact of improved economic conditions.  The $86.1 million increase in order backlog from July 2, 2010 to July 1, 2011 was primarily due to the Rosscor and Baric acquisitions, which resulted in $82.4 million of the increase.

Gross profit

The following table presents our gross profit and gross profit margin figures for the periods indicated:

	Six Months Ended
	July 1, 2011	July 2, 2010
Gross profit	$117.9 million	$84.7 million
Gross profit margin	34.1%	34.9%

The $33.2 million increase in gross profit during the six months ended July 1, 2011 in comparison to the six months ended July 2, 2010 was attributable to increases of $17.8 million from existing businesses and $10.4 million due to the acquisitions of Rosscor and Baric. Additionally, changes in foreign exchange rates had a $5.0 million positive impact on gross profit for the six months ended July 1, 2011 in comparison to the six months ended July 2, 2010.

Gross profit margin for the six months ended July 1, 2011 decreased compared to the comparable 2010 period primarily due to the lower gross profit margin associated with the foremarket sales of Rosscor and Baric during the period.

Selling, general and administrative expenses

The following table present our selling, general and administrative (SG&A) expenses for the periods indicated:

	Six Months Ended
	July 1, 2011	July 2, 2010
Selling, general and administrative expense	$75.9 million	$57.9 million
Selling, general and administrative expense as a percentage of net sales	22.0%	23.8%

Selling, general and administrative expense increased $18.0 million during the six months ended July 1, 2011 in comparison to the comparable 2010 period, of which $9.3 million resulted from the acquisitions of Rosscor and Baric. Selling, general and administrative expense from existing businesses increased $6.1 million in the six months ended July 1, 2011 primarily due to higher selling and commission costs, higher corporate overhead including the operation of two offices during the transition of our corporate headquarters to Maryland and increased pension costs due to the termination of one of our non-U.S. plans during the second quarter of 2011. Additionally, changes in foreign exchange rates resulted in an increase to Selling, general and administrative expense of $2.6 million in the six months ended July 1, 2011 in comparison to the comparable 2010 period. The decrease in Selling, general and administrative expense as a percentage of net sales in comparison to the comparable prior year period resulted primarily from higher volume levels.

Operating income

The table below presents operating income data for the periods indicated:

	Six Months Ended
	July 1, 2011	July 2, 2010
Operating income	$28.0 million	$6.2 million
Operating margin	8.1%	2.6%

Operating income increased by $21.8 million in the six months ended July 1, 2011 in comparison to the six months ended July 2, 2010. This increase was primarily attributable to the $33.2 million increase in gross profit, the $4.9 million decrease in restructuring and other related charges and the $3.0 million decrease in asbestos coverage litigation expense partially offset by the $18.0 million increase in Selling, general and administrative expense and the $1.3 million increase in asbestos liability and defense cost.

For the six months ended July 1, 2011, the components of operating income were negatively impacted by a total of $4.5 million in acquisition-related amortization expense as a result of our Baric and Rosscor acquisitions.

Provision for income taxes

The effective income tax rate for the six months ended July 1, 2011 was 31.5% as compared to an effective tax rate of 36.1% for the six months ended July 2, 2010. Our effective tax rate for the six months ended July 1, 2011 was lower than the U.S. federal statutory rate primarily due to foreign earnings where international tax rates are lower than the U.S. tax rate. During the six months ended July 2, 2010, a net increase in our unrecognized income tax liability was partially offset by the effect of international tax rates, which are lower than the U.S. tax rate.

Results of operations — year ended December 31, 2010 compared to year ended December 31, 2009

Items affecting comparability of results for year ended December 31, 2010 compared to year ended December 31, 2009

Restructuring and other related charges

We initiated a series of restructuring actions beginning in 2009 in response to then current and expected future economic conditions. As a result, for the years ended December 31, 2010 and 2009, we recorded pre-tax restructuring and other related costs of $10.3 million and $18.2 million, respectively. The costs incurred in the year ended December 31, 2010 include $2.2 million of termination benefits, including $0.6 million of non-cash stock-based compensation expense, related to the departure of our former President and Chief Executive Officer in January of 2010.  Additionally, the costs incurred in the year ended December 31, 2010 include $1.3 million of termination benefits related to the October 2010 departures of our former Chief Financial Officer and General Counsel.  The costs incurred in the year ended December 31, 2009 include a $0.6 million non-cash asset impairment charge related to closure of a repair facility.

As of December 31, 2010, excluding additions from businesses acquired in 2009 and 2010, we have reduced our company-wide workforce by 237 employees from December 31, 2008.  Additionally, through the second quarter of 2010, we participated in a German government-sponsored furlough program in which the government paid the wage-related costs for participating associates.  We realized savings of approximately $25 million in 2010 from the restructuring initiatives implemented in 2009 and 2010, primarily reflecting lower employee costs.

Asbestos liability and defense costs

Asbestos liability and defense costs is comprised of projected indemnity cost, changes in the projected asbestos liability, changes in the probable insurance recovery of the projected asbestos-related liability, changes in the probable recovery of asbestos liability and defense costs paid in prior periods, and actual defense costs expensed in the period.

The table below presents asbestos liability and defense costs for the periods indicated:

(Millions)	Year ended December 31,
	2010	2009
Asbestos liability and defense costs	$7.9	$(2.2)

Asbestos liability and defense costs were $7.9 million for the year ended December 31, 2010 compared to income of $2.2 million for the year ended December 31, 2009. The increase in asbestos liability and defense costs was primarily attributable to a net pre-tax gain of $7.8 million recorded in 2009, comprised of a $19.4 million gain to increase the insurance asset as a result of favorable court rulings in October and December of 2009 concerning allocation methodology, partially offset by an $11.6 million charge to increase asbestos-related liabilities by $111.3 million, offset by an increase to expected insurance recoveries of $99.7 million arising from a revision to our 15-year estimate of asbestos-related liabilities.  Additionally, we recorded charges totaling $4.0 million in the third and fourth quarters of 2010 as a result of developments in the litigation, which was partially offset by a $0.7 million gain resulting from a settlement received from an insolvent carrier.

Asbestos coverage litigation expense

Asbestos coverage litigation expenses include legal costs related to the actions against two of our subsidiaries, respective insurers and a former parent company of one of the subsidiaries.

The table below present asbestos coverage litigation expenses for the periods indicated:

(Millions)	Year ended December 31,
	2010	2009
Asbestos coverage litigation liability and defense costs	$13.2	$11.7

Legal costs related to the subsidiaries' action against their asbestos insurers were $13.2 million for the year ended December 31, 2010, $1.5 million higher than the year ended December 31, 2009, due to costs related to the trial by one of our subsidiaries against a number of its insurers and former parent that began in January 2010 and is expected to conclude in 2011.

Sales, orders and backlog

The following tables present the components of our sales, order and backlog growth (decline), as measured in dollars and by the percent change between the periods indicated, as well as net sales by fluid-handling product for the periods indicated:

(Millions)	Net Sales		Orders		Backlog at Period End
Year ended December 31, 2009	$525.0		$462.4		$290.9
Components of Change:
Existing businesses	16.1	3.1%	71.1	15.4%	(6.6)	(2.3)%
Acquisitions	10.0	1.9%	6.1	1.3%	38.7	13.3%
Foreign currency translation	(9.1)	(1.7)%	(6.8)	(1.5)%	(9.5)	(3.3)%
Total	17.0	3.2%	70.4	15.2%	22.6	7.8%
Year ended December 31, 2010	542.0		532.8		313.5

(Millions)	Year ended December 31,
	2010	2009
Net Sales by Product:
Pumps, including aftermarket parts and service	$444.9	$443.1
Systems, including installation service	78.6	69.3
Valves	14.6	10.1
Other	3.9	2.5
Total net sales	542.0	525.0

As detailed above, sales from existing businesses increased 3.1% for the year ended December 31, 2010 over the year ended December 31, 2009.  This increase was primarily attributable to higher demand in all end markets except the oil and gas market.  Foreign currency translation negatively impacted sales by 1.7%, primarily due to a stronger average U.S. dollar against the Euro for year ended December 31, 2010 compared to the same period in 2009.

Orders, net of cancellations, from existing businesses increased 15.4% for the year ended December 31, 2010 over the year ended December 31, 2009, primarily due to increased demand in the general industrial, commercial marine and oil and gas end markets, partially offset by lower demand in the defense end market.  We experienced commercial marine order cancellations of approximately $16.4 million during the year ended December 31, 2010, compared to $21.9 million during the year ended December 31, 2009.  Backlog as of December 31, 2010, of $313.5 million decreased $6.6 million, or 2.3% from December 31, 2009, excluding the impact of foreign currency translation and acquisitions.  The Baric acquisition added $38.7 million to backlog in 2010.

Gross profit

The following tables present our gross profit and gross profit margin figures for the periods indicated:

	Year ended December 31,
	2010	2009
Gross profit	$191.4 million	$185.8 million
Gross profit margin	35.3%	35.4%

Gross profit increased $5.6 million for the year ended December 31, 2010 compared to the same period in 2009.  Gross profit from existing businesses increased $6.5 million, with an additional increase of $1.8 million due to the acquisitions of Baric and PD-Technik.  Foreign currency translation negatively impacted gross profit by $2.7 million.  Gross profit margin for the year ended December 31, 2010 was flat compared to the year ended December 31, 2009, as margin declines driven by lower pricing and an unfavorable product mix shift were partially offset by restructuring program cost savings and higher productivity.

Selling, general and administrative expense

The following table presents our selling, general and administrative (SG&A) expenses for the periods indicated:

	Year ended December 31,
	2010	2009
SG&A expenses	$119.4 million	$112.5 million
SG&A expenses as a percentage of sales	22.0%	21.4%

Selling, general and administrative expenses increased $6.9 million to $119.4 million for the year ended December 31, 2010. Excluding a $2.2 million net increase related to acquisitions and foreign exchange rates, SG&A increased $4.7 million from 2009, primarily due to higher selling and commission costs and higher incentive compensation. There was also a $2.9 million increase in pension costs due to our assumption of the pension obligation for a group of former employees of a divested subsidiary as a result of an agreement reached in the fourth quarter of 2010.  However, this was substantially offset by the reversal of an accrual established in prior years for this matter.

Operating income

The table below presents operating income data for the periods indicated:

	Year ended December 31,
	2010	2009
Operating income	$34.4 million	$39.6 million
Operating margin	6.3%	7.5%

Operating income for the year ended December 31, 2010 decreased $5.3 million from the year ended December 31, 2009.  Excluding a $2.9 million net unfavorable impact of foreign currency exchange rates and acquisitions, operating income decreased by $2.3 million.  Increased asbestos claims and litigation expenses and unfavorable pricing and product mix shift were partially offset by lower restructuring costs, higher sales volumes and manufacturing cost reductions, including restructuring program cost savings.

Interest expense

Interest expense of $6.7 million for the year ended December 31, 2010 declined $0.5 million from the prior year. A decrease in the notional value of our interest rate swap from $75 million to $50 million on June 30, 2010 caused our overall weighted-average effective interest rate to decline, from 5.6% in 2009 to 5.4% in 2010. For a description of our outstanding indebtedness, please refer to the section headed Liquidity and Capital Resources.

Provision for income taxes

The effective income tax rate for the year ended December 31, 2010 was 41.4% as compared to an effective tax rate of 26.6% for the year ended December 31, 2009.  The effective tax rate for the year ended December 31, 2010 was higher than the U.S. federal statutory rate primarily due to a net increase in our valuation allowance, offset in part by international tax rates which are lower than the U.S. tax rate, and a net decrease to our unrecognized tax benefit liability.  The 41.4% effective tax rate for the year ended December 31, 2010 was higher than the 26.6% effective tax rate for the year ended December 31, 2009 primarily due a $4.2 million increase in our valuation allowance in 2010.

 Results of operations — year ended December 31, 2009 compared to year ended December 31, 2008

Items affecting comparability of results for year ended December 31, 2009 compared to year ended December 31, 2008

IPO-related costs

Results for the year ended December 31, 2008 include $57.0 million of nonrecurring costs associated with our IPO during the second quarter.  This amount includes $10.0 million of share-based compensation and $27.8 million of special cash bonuses paid under previously adopted executive compensation plans as well as $2.8 million of employer payroll taxes and other related costs. It also includes $11.8 million to reimburse the selling stockholders for the underwriting discount on the shares sold by them as well as the write-off of $4.6 million of deferred loan costs associated with the early termination of a credit facility.

Legacy legal adjustment

Selling, general and administrative expenses for the year ended December 31, 2008 include a $4.1 million increase to legal reserves related to a non-asbestos legal matter that arose from the sale and subsequent repair of a product by a division of a subsidiary that was divested prior to our acquisition of the subsidiary.  This legacy legal case was settled during the third quarter of 2008.

Asbestos liability and defense costs

Asbestos liability and defense costs is comprised of projected indemnity cost, changes in the projected asbestos liability, changes in the probable insurance recovery of the projected asbestos-related liability, changes in the probable recovery of asbestos liability and defense costs paid in prior periods, and actual defense costs expensed in the period.

The table below presents asbestos liability and defense costs for the periods indicated:

(Millions)	Year ended December 31,
	2009	2008
Asbestos liability and defense costs (income)	$(2.2)	$(4.8)

Asbestos liability and defense income was $2.2 million for the year ended December 31, 2009 compared to $4.8 million for the year ended December 31, 2008. The decrease in asbestos liability and defense income relates primarily to the favorable effect of one-time items in 2008 exceeding the favorable net effect of one-time items in 2009.  One-time items in 2008 included a $7.0 million gain resulting from resolution of a coverage dispute with a primary insurer concerning certain pre-1966 insurance policies, as well as a $2.3 million gain from a change in estimate of our future asset recovery percentage for one subsidiary.  One-time adjustments in 2009 include a $19.4 million gain to increase the insurance asset as a result of favorable court rulings in October and December 2009 concerning allocation methodology offset by an $11.6 million charge to increase asbestos-related liabilities by $111.3 million, offset by an increase to expected insurance recoveries of $99.7 million, as a result of an analysis of claims data.

Asbestos coverage litigation expense

Asbestos coverage litigation expenses include legal costs related to the actions against two of our subsidiaries, respective insurers and a former parent company of one of the subsidiaries.

The table below present asbestos coverage litigation expenses for the periods indicated:

(Millions)	Year ended December 31,
	2009	2008
Asbestos coverage litigation expenses	$11.7	$17.2

Legal costs for the year ended December 31, 2008 were higher than 2009 primarily due to trial preparation in the fourth quarter of 2008.  The trial had been expected to commence in the first half of 2009, but did not begin until January 19, 2010.

Sales, orders and backlog

The following tables present the components of our sales, order and backlog growth (decline), as measured in dollars and by the percent change between the periods indicated, as well as net sales by fluid-handling product for the periods indicated:

(Millions)	Net Sales		Orders		Backlog at Period End
Year ended December 31, 2008	$604.9		$682.1		$349.0
Components of Change:
Existing businesses	(48.8)	(8.1)%	(198.0)	(29.0)%	(66.8)	(19.1)%
Acquisitions	1.0	0.2%	1.4	0.2%	0.7	0.2%
Foreign Currency Translation	(32.1)	(5.3)%	(23.1)	(3.4)%	8.0	2.3%
Total	(79.9)	(13.2)%	(219.7)	(32.2)%	(58.1)	(16.6)%
Year ended December 31, 2009	525.0		462.4		290.9

(Millions)	Year ended December 31,
	2009	2008
Net Sales by Product:
Pumps, including aftermarket parts and service	$443.1	$529.3
Systems, including installation service	69.3	58.2
Valves	10.1	10.1
Other	2.5	7.3
Total net sales	525.0	604.9

Sales from existing businesses declined 8.1% for the year ended December 31, 2009 over the year ended December 31, 2008.  This decrease was primarily due to a significant decline in sales volume in the general industrial end market resulting from the global economic downturn, partially offset by a sales volume increase in the global defense end market.  Foreign currency translation negatively impacted sales and orders for the year ended December 31, 2009, primarily due to a stronger average U.S. dollar against the Euro for 2009 compared to 2008.

Orders, net of cancellations, from existing businesses for the year ended December 31, 2009 were down 29.0%  from the prior year, primarily due to a significant decline in demand in the commercial marine, oil and gas, general industrial and power generation end markets.  We experienced commercial marine order cancellations of approximately $21.9 million during the year ended December 31, 2009, as a result of the economic downturn.  Backlog as of December 31, 2009, of $290.9 million decreased $58.1 million, or 16.6%, reflecting the decline in orders during the year.

Gross profit

The following tables present our gross profit and gross profit margin figures for the periods indicated:

	Year ended December 31,
	2009	2008
Gross profit	$185.8 million	$217.2 million
Gross profit margin	35.4%	35.9%

Gross profit decreased $31.4 million for the year ended December 31, 2009 compared to the same period in 2008.  Gross profit from existing businesses decreased $19.8 million, with an additional $11.7 million negative impact of foreign exchange rates.  Gross profit margin declined a modest 50 basis points in 2009 despite a substantial decrease in production volume which caused lower absorption of fixed manufacturing costs. Significant restructuring program cost savings as well as favorable pricing and product mix in the commercial marine and general industrial end markets for the most part successfully mitigated the negative effect of volume on our gross margin.

Selling, general and administrative expense

Selling, general and administrative expenses decreased $11.6 million to $112.5 million for the year ended December 31, 2009. Excluding the $6.1 million favorable impact of foreign exchange rates, SG&A declined $5.5 million from 2008, primarily due to reductions in selling and commission expenses of $2.2 million and restructuring savings of $2.5 million. An additional $2.0 million of professional fees and other costs associated with becoming a public company and $2.6 million of pension and other postretirement benefit costs were incurred in 2009, but were offset by lower legacy legal expenses and favorable changes in the fair value of commodity and foreign currency derivatives.

Operating income

The table below presents operating income data for the periods indicated:

	Year ended December 31,
	2009	2008
Operating income	$39.6 million	$17.8 million
Operating margin	7.5%	2.9%

Operating income for the year ended December 31, 2009 increased $21.8 million from the prior year.  The increase was primarily due to the absence of $57.0 million of IPO-related costs incurred in 2008, partially offset by $18.2 million of restructuring costs incurred in 2009 as well as a $5.5 million negative impact of foreign exchange rates.  Excluding these impacts, operating income was $11.5 million lower than the prior year, primarily due to lower sales volume from existing businesses, partially offset by lower asbestos-related expenses and selling, general and administrative expenses.

Interest expense

Interest expense of $7.2 million for the year ended December 31, 2009 declined $4.6 million from the prior year, primarily due to lower debt levels during 2009 compared to 2008 as a result of debt repayments of $105.4 million from a portion of the IPO proceeds in the second quarter of 2008.  A decrease in the weighted-average effective interest rate on our variable rate borrowings that are not hedged, from 6.3% in 2008 to 5.6% in 2009 contributed approximately $0.7 million to the reduction in interest expense.

Provision for income taxes

The effective income tax rate for the year ended December 31, 2009 was 26.6% as compared to an effective tax rate of 91.1% for the year ended December 31, 2008. Our effective tax rate for the year ended December 31, 2009 was lower than the U.S. federal statutory rate primarily due to international tax rates which are lower than the U.S. tax rate, including the impact of the reduction in 2009 of the Swedish tax rate from 28% to 26.3% offset in part by a net increase to our valuation allowance and unrecognized tax benefit liability.  The 26.6% effective tax rate for the year ended December 31, 2009 was lower than the 91.1% effective tax rate for the year ended December 31, 2008 primarily due to an $11.8 million payment to reimburse certain selling shareholders for underwriters discounts that are not deductible for tax purposes and a $3.4 million increase in valuation allowance in 2008.

Liquidity and capital resources

Overview

Historically, we have financed our capital and working capital requirements through a combination of cash flows from operating activities and borrowings under our credit agreement. We expect that our primary ongoing requirements for cash will be for working capital, capital expenditures, asbestos-related cash outflows and funding of our pension plans. If additional funds are needed for strategic acquisitions or other corporate purposes, we believe we could raise additional funds in the form of debt or equity.

Borrowing arrangements

On May 13, 2008, coinciding with the closing of the IPO, we terminated our existing credit facility. There were no material early termination penalties incurred as a result of the termination. Deferred loan costs of $4.6 million were written off in connection with this termination.  On the same day, we entered into a new credit agreement (the "2008 Credit Agreement").  The 2008 Credit Agreement, led by Banc of America Securities LLC and administered by Bank of America, is a senior secured structure with a $150.0 million revolving credit facility and a $100.0 million term credit facility. During the first quarter of 2011, the 2008 Credit Agreement was amended to, among other items, eliminate the $6.0 million commitment of a defaulted lender, which resulted in a reduction of the revolving credit facilities total capacity from $150.0 million to $144.0 million.

The term credit facility bears interest at LIBOR plus a margin ranging from 2.25% to 2.75% determined by the total leverage ratio calculated at quarter end.  As of July 1, 2011 and December 31, 2010, the term credit facility bore interest of 2.44% and 2.76%, respectively, which included a margin of 2.25% and 2.50%, respectively. There was $77.5 million and $82.5 million outstanding under the term credit facility as of July 1, 2011 and December 31, 2010, respectively. The term credit facility, as entered into on May 13, 2008, has $2.5 million due on a quarterly basis on the last day of each March, June, September and December beginning June 30, 2010 and ending March 31, 2013, and one installment of $60.0 million payable on May 13, 2013.  As at September 30, 2011, outstanding borrowings under the term credit facility were $75 million.

The $150.0 million revolver contains a $50.0 million letter of credit sub-facility, a $25.0 million swing line loan sub-facility and a €100.0 million sub-facility.  At December 31, 2010, the annual commitment fee on the revolver was 0.5%. There was $3.0 million outstanding on the revolving credit facility as of July 1, 2011, whereas there was no amount outstanding as of December 31, 2010. As of July 1, 2011 and December 31, 2010, there was $20.4 million and $14.1 million, respectively, outstanding on the letter of credit sub-facility, resulting in available capacity of $120.6 million and $129.9 million, respectively. We are also party to additional letter of credit facilities with total capacity of $48.8 million and $2.5 million outstanding as of July 1, 2011.  As at September 30, 2011, outstanding borrowings under the revolver were approximately $22 million which related to the letter of credit sub-facility.

On June 24, 2008, we entered into an interest rate swap with an aggregate notional value of $75.0 million whereby we exchanged our LIBOR-based variable rate interest for a fixed rate of 4.1375%.  The notional value decreased to $50.0 million on June 30, 2010 and will decrease to $25.0 million on June 30, 2011, and expires on June 29, 2012. The fair value of the swap agreement, based on third-party quotes, was a liability of $1.8 million at December 31, 2010.  The swap agreement has been designated as a cash flow hedge, and therefore changes in its fair value are recorded as an adjustment to other comprehensive income.

 Substantially all assets and stock of our domestic subsidiaries and 65% of the shares of certain European subsidiaries are pledged as collateral against borrowings under the 2008 Credit Agreement. Certain European assets are pledged against borrowings directly made to our European subsidiary. The 2008 Credit Agreement contains customary covenants limiting our ability to, among other things, pay cash dividends, incur debt or liens, redeem or repurchase our stock, enter into transactions with affiliates, make investments, merge or consolidate with others or dispose of assets. In addition, the 2008 Credit Agreement contains financial covenants requiring us to maintain a total leverage ratio of not more than 3.25 to 1.0 and a fixed charge coverage ratio of not less than 1.50 to 1.0, measured at the end of each quarter. If we do not comply with the various covenants under the 2008 Credit Agreement and related agreements, the lenders may, subject to various customary cure rights, require the immediate payment of all amounts outstanding under the term credit facility and revolving credit facility. We were in compliance with all such covenants as of December 31, 2010 and as of July 1, 2011, respectively, and expect to be in compliance for the next 12 months.

As of December 31, 2010, we had approximately $129.9 million available on our $150 million revolving credit line. Present drawings under the credit line are letters of credit securing various obligations related to our business. The revolving credit line is provided by a consortium of financial institutions with varying commitment levels as shown below (in millions):

(Millions)	Amount
Bank of America	$32.4
RBS Citizens	14.4
TD BankNorth	14.4
Wells Fargo	14.4
SunTrust Bank	14.4
Landesbank Baden-Wuerttemberg	10.5
DnB Nor Bank	10.5
HSBC	10.5
KeyBank	10.5
Carolina First Corp	6.0
UBS	6.0
Lehman Brothers(1)	6.0
Total	150.0

(1)
The bankruptcy of Lehman Brothers resulted in their default under the terms of the revolver and we will not be able to draw on Lehman Brothers' commitment of $6.0 million.  The 2008 Credit Agreement was amended on February 14, 2011 to eliminate Lehman Brothers' commitment, thereby reducing the total amount of the revolving credit line to $144.0 million.

Financing of the Acquisition

The Acquisition will be funded from a combination of proceeds of the Investments, new debt facilities under the Credit Agreement, our existing cash resources and the issuance of the Acquisition Shares.

Debt financing

The debt financing available to Bidco under certain loan facilities has been arranged by Deutsche Bank AG, New York Branch and HSBC Bank USA, N.A.  Approximately $2 billion will be available under the Credit Agreement in order to fund part of the Acquisition.

Further details of the terms of the debt financing of the Acquisition can be found at "Information on the Charter Acquisition—Implementation Agreement and Related Agreements—Credit Agreement".

The Investments

The BDT Investor has agreed to purchase, six business days after our Acquisition of Charter becomes wholly unconditional or effective in accordance with the terms of the Implementation Agreement, 13,877,552 shares of Series A Preferred Stock, which are convertible into Common Stock, and 14,756,944 shares of Common Stock for $680 million in the aggregate.  In addition, Mitchell P. Rales, Steven M. Rales and Markel (an entity in which Tom Gayner, a member of our Board of Directors is an officer) have agreed to purchase, six business days after our Acquisition of Charter becomes wholly unconditional or effective in accordance with the terms of the Implementation Agreement, the Other Shares for $125 million in the aggregate.  The net proceeds of these issuances of Series A Preferred Stock and Common Stock will be used by us to fund a portion of the Acquisition. All these subscriptions for shares of Common Stock are being made at $23.04 per share, which is the closing price of our Common Stock on September 9, 2011, being the last business day before the Acquisition was announced.  The exchange ratio in the Acquisition has also been determined on this basis and so the 0.1241 Common Stock which Charter shareholders will receive for each Charter ordinary share held are valued at 180 pence accordingly.

Further details of the terms of the Investments can be found in "Proposal No.1—Issuance of Securities to the BDT Investor" and "Proposal No. 2—Issuance of Securities to the Other Investors".

Cash flows

As of July 1, 2011, we had $64.2 million of Cash and cash equivalents, an increase of $3.7 million from $60.5 million as of December 31, 2010.  The following tables summarize the change in Cash and cash equivalents during the periods indicated:

(Millions)	Year ended December 31,
	2010	2009	2008
Net cash provided by (used in) operating activities	$62.0	$38.7	$(33.0)

Purchases of fixed assets	(12.5)	(11.0)	(18.6)
Net cash paid for acquisitions	(28.0)	(1.7)	(0.4)
Other sources, net	0.1	0.2	(0.1)

Net cash used in investing activities	(40.4)	(12.5)	(19.1)

Proceeds and repayments of borrowings, net	(8.8)	(5.0)	(110.3)
Net proceeds from the issuance of common stock	-	-	193.0
Dividends paid to preferred shareholders	-	-	(38.5)
Repurchases of common stock	-	-	(5.7)
Payments made for loan costs	-	-	(3.3)
Other sources (uses), net	0.8	(0.4)	(0.4)
Net cash (used in) provided by financing activities	(8.0)	(5.4)	34.8

Cash flows from operating activities can fluctuate significantly from period to period as working capital needs, the timing of payments for items such as asbestos-related cash flows, pension funding decisions and other items may impact cash flows differently.

Net cash provided by (used in) operating activities was $62.0 million, $38.7 million and $(33.0) million for the years ended December 31, 2010, 2009 and 2008, respectively.  The two most significant items causing the variability in these reported amounts were asbestos-related cash flows (including the disposition of claims, defense costs, insurer reimbursements and settlements and legal expenses related to litigation against our insurers) and IPO-related costs in 2008. For the years ended December 31, 2010, 2009 and 2008, net cash paid for asbestos liabilities, net of insurance settlements received, including the disposition of claims, defense costs and legal expenses related to litigation against our insurers, was $11.4 million, $19.7 million and $21.8 million, respectively. During the six months ended July 1, 2011, we had net cash outflows of $1.6 million for asbestos-related costs paid, net of insurance settlements received compared to net cash inflows of $2.0 million during the six months ended July 2, 2010. For the year ended December 31, 2008, cash paid for IPO-related costs were $42.4 million. Additionally, in the year ended December 31, 2008, cash paid for legacy legal settlements were $11.7 million. Excluding the effect of asbestos-related cash flows, IPO-related costs, and legacy legal settlements, net cash provided by operating activities would have been $73.4 million, $58.4 million and $42.9 million for the years ended December 31, 2010, 2009 and 2008, respectively.

Other changes in significant operating cash flow items are discussed below.

•
Funding requirements of our defined benefit plans, including both pensions and other post-employment benefits, can vary significantly among periods due to changes in the fair value of plan assets and actuarial assumptions. For the years ended December 31, 2010, 2009 and 2008, cash contributions for defined benefit plans were $12.1 million, $8.3 million, and $6.4 million, respectively. For the six months ended July 1, 2011 and July 2, 2010, cash contributions for defined benefit plans were $4.6 million and $9.4 million, respectively.

•	For the years ended December 31, 2010 and 2009, cash payments of $16.3 million and $7.9 million, respectively, were made related to our restructuring initiatives.

Changes in working capital also affected the operating cash flows for the years presented. We define working capital as trade receivables plus inventories less accounts payable. Working capital, excluding the effects of acquisitions and foreign currency translation, decreased $18.7 million from December 31, 2009 to December 31, 2010 and decreased $10.3 million from December 31, 2008 to December 31, 2009. During the six months ended July 1, 2011, net working capital increased, primarily due to an increase in inventory levels, which reduced our cash flows from operating activities. A decrease in net working capital as a result of a decrease in inventory and receivable levels positively impacted cash flows from operating activities during the six months ended July 2, 2010.  These changes were primarily due to decreases in inventory levels as a result of inventory reduction programs.

Cash flows from investing activities consist primarily of cash flows related to acquisitions and the purchase of fixed assets. On August 19, 2010, we completed the acquisition of Baric, a supplier of highly engineered fluid handling systems primarily for lubrication applications, with its primary operations based in Blyth, United Kingdom, for $27.2 million, net of cash acquired in the transaction. We paid $0.7 million in 2010 and $0.4 million in both 2009 and 2008 for contingent purchase price adjustments related to our 2007 acquisition of Fairmount Automation, Inc. On August 31, 2009, we completed the acquisition of PD-Technik, a provider of marine aftermarket related products and services located in Hamburg, Germany, for $1.3 million, net of cash acquired in the transaction.  During the six months ended July 1, 2011, we used $23.2 million more cash in our investing activities in comparison to the six months ended July 2, 2010. The fluctuation in cash flows from our investing activities was primarily due to our acquisition of Rosscor during the first quarter of 2011, which resulted in net cash outflows of $22.3 million. There were no acquisitions during the six months ended July 2, 2010. In all periods presented, capital expenditures were invested in new and replacement machinery, equipment and information technology. We generally target capital expenditures at approximately 2.0% to 2.5% of annual revenues.

Cash flows from financing activities generally consist of the borrowing and repayment of our long-term indebtedness, payments of dividends to shareholders and redemptions of stock. During 2010, we repaid $8.8 million of long-term borrowings. In the fourth quarter of 2008, we purchased 795,000 shares of our common stock for approximately $5.7 million.  We did not purchase any shares in 2009 or 2010. Our IPO proceeds in May 2008 were $193.0 million after deducting estimated accounting, legal and other expenses of $5.9 million.  We used these proceeds to: (i) repay approximately $105.4 million of indebtedness outstanding under our credit facility, (ii) pay dividends to existing preferred stockholders of record immediately prior to the consummation of the IPO in the amount of $38.5 million, (iii) pay $11.8 million to the selling stockholders in the IPO as reimbursement for the underwriting discount incurred on the shares sold by them, and (iv) pay special bonuses of approximately $27.8 million to certain of our executives under previously adopted executive compensation plans.  The remainder of the net proceeds was applied to working capital. We paid approximately $3.3 million in deferred loan costs related to our new credit facility entered into May 13, 2008. During the six months ended July 1, 2011, we had net repayments of $2.0 million in comparison to $3.8 million during the six months ended July 2, 2010.  See the section headed Borrowing Arrangements above for additional information regarding our outstanding indebtedness as of July 1, 2011.

Contractual obligations

We are party to numerous contracts and arrangements that obligate us to make cash payments in future years.  These contracts include financing arrangements such as debt agreements and leases, as well as contracts for the purchase of goods and services.

The following table is a summary of our contractual obligations as of December 31, 2010 (in millions):

(Millions)	Total	Less than One Year	1-3 Years	3-5 Years	More than 5 Years
Debts & Leases
Term Loan A	$82.5	$10.0	$72.5	$-	$-
Interest Payments on Long-Term Debt (1)	6.6	3.7	2.9	-	-
Operating Leases	12.7	3.8	5.1	3.1	0.7
Purchase Obligations (2)	50.9	47.7	3.2	-	-
Total	152.7	65.2	83.7	3.1	0.7

(1)	Includes estimated interest rate swap payments. Variable interest payments are estimated using a static rate of 3.2%.

(2)	Amounts exclude open purchase orders for goods or services that are provided on demand, the timing of which is not certain.

We have cash funding requirements associated with our pension and other post-retirement benefit plans, which are estimated to be approximately $6.7 million for the year ending December 31, 2011. Other long-term liabilities, such as those for asbestos and other legal claims, employee benefit plan obligations, and deferred income taxes, are excluded from the above table since they are not contractually fixed as to timing and amount.

Off-balance sheet arrangements

We do not have any off-balance sheet arrangements that provide liquidity, capital resources, market or credit risk support that expose us to any liability that is not reflected in our consolidated financial statements other than outstanding letters of credit of $14.1 million and $16.4 million of bank guarantees at December 31, 2010 and future operating lease payments of $12.7 million.

For additional information regarding the outstanding letters of credit, see Note 15 and Note 18 to our 2010 audited consolidated financial statements.  For additional information regarding the bank guarantees and operating lease payments, please see Note 18 to our 2010 audited consolidated financial statements.

Colfax and its subsidiaries have in the past divested certain of its businesses and assets.  In connection with these divestitures, certain representations, warranties and indemnities were made to purchasers to cover various risks or unknown liabilities. We cannot estimate the potential liability, if any, that may result from such representations, warranties and indemnities because they relate to unknown and unexpected contingencies; however, we do not believe that any such liabilities will have a material adverse effect on our financial condition, results of operations or liquidity.

Capitalization and indebtedness

The following table shows the capitalization and indebtedness of Colfax at July 1, 2011.  The financial information has been extracted from our unaudited consolidated financial statements for the six months ended July 1, 2011.

Capitalization and indebtedness

(Thousands)(1)
Total Current debt	$10,000
- Guaranteed	-
- Secured	10,000
- Unguaranteed / Unsecured	-
Total Non-Current debt (excluding portion of long-term debt)	$70,500
- Guaranteed	-
- Secured	70,500
- Unguaranteed / Unsecured	-
Shareholders' equity:
a Share capital	44
b Legal Reserve	411,686	(2)
c Other Reserves	-
Total	$411,730

(1)	These amounts do not include the equity and debt to be issued upon completion of the Acquisition.

(2)	Accumulated profit and loss accounts not included within.

The following table shows the net indebtedness of Colfax at August 31, 2011.  There has been no material change in the capitalization and indebtedness of Colfax since July 1, 2011.

Net Indebtedness

(Thousands)(1)
Cash	$48,432
Cash equivalent	8,922
Trading securities	-
Liquidity	$57,354
Current financial receivable	-
Current bank debt	-
Current portion of non current debt	10,000
Other current financial debt	-
Current financial debt	$10,000
Net current financial indebtedness	(47,354)
Non current bank loans	70,500
Bonds issued	-
Other non current loans	-
Non current financial indebtedness	$70,500
Net financial indebtedness	$23,146	(2)

(1)	These amounts do not include debt to be issued upon completion of the Acquisition.

(2)	Colfax has indirect and contingent indebtedness of $22.9 million related to letters of credit, performance bonds and bank guarantees not included above.

Critical accounting policies

The methods, estimates and judgments that we use in applying our critical accounting policies have a significant impact on our results of operations and financial position. We evaluate our estimates and judgments on an ongoing basis. Our estimates are based upon our historical experience, our evaluation of business and macroeconomic trends and information from other outside sources, as appropriate. Our experience and assumptions form the basis for our judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may vary from what our management anticipates and different assumptions or estimates about the future could have a material impact on our results of operations and financial position.

We believe the following accounting policies are the most critical in that they are important to the financial statements and they require the most difficult, subjective or complex judgments in the preparation of the financial statements. For a detailed discussion on the application of these and other accounting policies, see Note 2 to our 2010 audited consolidated financial statements.

Asbestos liabilities and insurance assets

Two of our subsidiaries are each one of many defendants in a large number of lawsuits that claim personal injury as a result of exposure to asbestos from products manufactured with components that are alleged to have contained asbestos. Such components were acquired from third-party suppliers, and were not manufactured by any of our subsidiaries nor were the subsidiaries producers or direct suppliers of asbestos. The manufactured products that are alleged to have contained asbestos generally were provided to meet the specifications of the subsidiaries' customers, including the U.S. Navy.

The subsidiaries settle asbestos claims for amounts management considers reasonable given the facts and circumstances of each claim. The annual average settlement payment per asbestos claimant has fluctuated during the past several years. Management expects such fluctuations to continue in the future based upon, among other things, the number and type of claims settled in a particular period and the jurisdictions in which such claims arise. To date, the majority of settled claims have been dismissed for no payment.

Claims activity related to asbestos is as follows (1):

	Year ended December 31,
	2010	2009	2008
Claims unresolved at the beginning of the period	25,295	35,357	37,554
Claims filed (2)	3,692	3,323	4,729
Claims resolved (3)	(4,223)	(13,385)	(6,926)
Claims unresolved at the end of the period	24,764	25,295	35,357
Average cost of resolved claims (4)	12,037	11,106	5,378

(1)	Excludes claims filed by one legal firm that have been "administratively dismissed"

(2)	Claims filed include all asbestos claims for which notification has been received or a file has been opened.

(3)
Claims resolved include asbestos claims that have been settled or dismissed or that are in the process of being settled or dismissed based upon agreements or understandings in place with counsel for the claimants.

(4)
Average cost of settlement to resolve claims in whole dollars. These amounts exclude claims settled in Mississippi for which the majority of claims have historically been resolved for no payment. These amounts exclude insurance recoveries.  The increase in average cost of resolved claims from 2008 to 2009 is driven primarily by a shift in the mix of settled claims from dismissals with no dollar value to mesothelioma settlements.

We have projected each subsidiary's future asbestos-related liability costs with regard to pending and future unasserted claims based upon the Nicholson methodology. The Nicholson methodology is a standard approach used by experts and has been accepted by numerous courts. This methodology is based upon risk equations, exposed population estimates, mortality rates, and other demographic statistics. In applying the Nicholson methodology for each subsidiary we performed: (1) an analysis of the estimated population likely to have been exposed or claim to have been exposed to products manufactured by the subsidiaries based upon national studies undertaken of the population of workers believed to have been exposed to asbestos; (2) the use of epidemiological and demographic studies to estimate the number of potentially exposed people that would be likely to develop asbestos-related diseases in each year; (3) an analysis of the subsidiaries' recent claims history to estimate likely filing rates for these diseases; and (4) an analysis of the historical asbestos liability costs to develop average values, which vary by disease type, jurisdiction and the nature of claim, to determine an estimate of costs likely to be associated with currently pending and projected asbestos claims. Our projections, based upon the Nicholson methodology, estimate both claims and the estimated cash outflows related to the resolution of such claims for periods up to and including the endpoint of asbestos studies referred to in item (2) above. It is our policy to record a liability for asbestos-related liability costs for the longest period of time that we can reasonably estimate.

Projecting future asbestos-related liability costs is subject to numerous variables that are difficult to predict, including, among others, the number of claims that might be received, the type and severity of the disease alleged by each claimant, the latency period associated with asbestos exposure, dismissal rates, costs of medical treatment, the financial resources of other companies that are co-defendants in the claims, funds available in post-bankruptcy trusts, uncertainties surrounding the litigation process from jurisdiction to jurisdiction and from case to case, including fluctuations in the timing of court actions and rulings, and the impact of potential changes in legislative or judicial standards, including potential tort reform. Furthermore, any projections with respect to these variables are subject to even greater uncertainty as the projection period lengthens. These trend factors have both positive and negative effects on the dynamics of asbestos litigation in the tort system and the related best estimate of our asbestos liability, and these effects do not move in linear fashion but rather change over multiple year periods. Accordingly, we monitor these trend factors over time and periodically assesses whether an alternative forecast period is appropriate. Taking these factors into account and the inherent uncertainties, we believe that we can reasonably estimate the asbestos-related liability for pending and future claims that will be resolved in the next 15 years and have recorded that liability as our best estimate. While it is reasonably possible that the subsidiaries will incur costs after this period, we do not believe the reasonably possible loss or range of reasonably possible loss is estimable at the current time. Accordingly, no accrual has been recorded for any costs which may be paid after the next 15 years. Defense costs associated with asbestos-related liabilities as well as costs incurred related to litigation against the subsidiaries' insurers are expensed as incurred.

We assessed the subsidiaries' existing insurance arrangements and agreements, estimated the applicability of insurance coverage for existing and expected future claims, analyzed publicly available information bearing on the current creditworthiness and solvency of the various insurers, and employed such insurance allocation methodologies as we believed appropriate to ascertain the probable insurance recoveries for asbestos liabilities. The analysis took into account self-insurance retentions, policy exclusions, pending litigation, liability caps and gaps in coverage, existing and potential insolvencies of insurers as well as how legal and defense costs will be covered under the insurance policies.

During the third quarter of 2009, an analysis of claims data including filing and dismissal rates, alleged disease mix, filing jurisdiction, as well as settlement values resulted in the determination that Colfax should revise its rolling 15-year estimate of asbestos-related liability for pending and future claims.  The analysis reflected that a statistically significant increase in mesothelioma filings had occurred and was expected to continue for both subsidiaries.  As a result, we recorded an $11.6 million pretax charge in the third quarter of 2009, which was comprised of an increase to its asbestos-related liabilities of $111.3 million offset by expected insurance recoveries of $99.7 million.

Each subsidiary has separate insurance coverage acquired prior to Colfax's ownership of each independent entity. In our evaluation of the insurance asset, we used differing insurance allocation methodologies for each subsidiary based upon the applicable law pertaining to the affected subsidiary.

In November 2008, one of the subsidiaries entered into a settlement agreement with the primary and umbrella carrier governing all aspects of the carrier's past and future handling of the asbestos related bodily injury claims against the subsidiary. As a result of this agreement, during the third quarter of 2008, we increased our insurance asset by $7.0 million attributable to resolution of a dispute concerning certain pre-1966 insurance policies and recorded a corresponding pretax gain. We reimbursed the primary insurer for $7.6 million in deductibles and retrospective premiums in the fourth quarter of 2008 and have no further liability to the insurer under these provisions of the primary policies.

For this subsidiary, the Delaware Court of Chancery ruled on October 14, 2009, that asbestos-related costs should be allocated among excess insurers using an "all sums" allocation (which allows an insured to collect all sums paid in connection with a claim from any insurer whose policy is triggered, up to the policy's applicable limits) and that the subsidiary has rights to excess insurance policies purchased by a former owner of the business.  Based upon this ruling mandating an "all sums" allocation, as well as the language of the underlying insurance policies and the assertion and belief that defense costs are outside policy limits, Colfax, as of October 2, 2009, increased its future expected recovery percentage from 67% to 90% of asbestos-related costs following the exhaustion of its primary and umbrella layers of insurance and recorded a pretax gain of $17.3 million. The subsidiary expects to be responsible for approximately 10% of its future asbestos-related costs.

During the third quarter of 2010, an insolvent carrier that had written approximately $1.4 million in limits for which this subsidiary had assumed no recovery made a cash settlement offer of approximately $0.7 million.  As such, the subsidiary recorded a gain for this amount and a receivable from the insurer.

The subsidiary was notified during the third quarter of 2010 by the primary and umbrella carrier who had been fully defending and indemnifying the subsidiary for twenty years that the limits of liability of its primary and umbrella layer policies had been exhausted.  Since then, the subsidiary has sought coverage from certain excess layer insurers whose terms and conditions follow form to the umbrella carrier.  Certain first-layer excess insurers have defended and/or indemnified the subsidiary and/or agreed to defend and/or indemnify the subsidiary, subject to their reservations of rights and their applicable policy limits.  Litigation between this subsidiary and its excess insurers is continuing and it is anticipated that the trial phase will be completed in 2011. The subsidiary continues to work with its excess insurers to obtain defense and indemnity payments while the litigation is proceeding.  Given the uncertainties of litigation, there are a variety of possible outcomes, including but not limited to the subsidiary being required to fund all or a portion of the subsidiary's defense and indemnity payments until such time a final ruling orders payment by the insurers.  While not impacting the results of operations, the funding requirement could range up to $10 million per quarter until final resolution.

In 2003, the other subsidiary filed a lawsuit against a large number of its insurers and its former parent to resolve a variety of disputes concerning insurance for asbestos-related bodily injury claims asserted against it.  Although none of these insurance companies contested coverage, they disputed the timing, reasonableness and allocation of payments.

For this subsidiary it was determined by court ruling in the fourth quarter of 2007, that the allocation methodology mandated by the New Jersey courts will apply. Further court rulings in December of 2009, clarified the allocation calculation related to amounts currently due from insurers as well as amounts we expect to be reimbursed for asbestos-related costs incurred in future periods.  As a result, in the fourth quarter of 2009, we increased our receivable for past costs by $11.9 million and decreased our insurance asset for future costs by $9.8 million and recorded a pretax gain of $2.1 million.

In connection with this litigation, the court engaged a special master to review the appropriate information and recommend an allocation formula in accordance with applicable law and the facts of the case.  During the fourth quarter of 2010, the court-appointed special allocation master made its recommendation which has been modified and accepted by the court.   Based upon the recommendation, we reduced the current asbestos receivable by $2.3 million, increased the long-term asbestos asset by $0.4 million and recorded a net charge to asbestos liability and defense costs of $1.9 million in the third quarter of 2010. As a result of the current status of this litigation, we decreased the amount currently due from insurers by $0.5 million and decreased the insurance asset for future periods by $1.6 million and recorded a pretax loss of $2.1 million in the fourth quarter of 2010.   We currently anticipate that the trial phase in this litigation will be complete in 2011.  We cannot predict the outcome of this litigation with certainty, or whether the outcome will be more or less favorable than our best estimate included in the consolidated financial statements.  Given the uncertainty inherent in litigation, we would estimate the range of possible results from positive $30 million to negative $30 million relative to our reported insurance assets on our consolidated balance sheets.  The timing of any cash inflows or outflows related to these matters cannot be estimated. The subsidiary expects to be responsible for approximately 15% of all future asbestos-related costs.

We have established reserves of $429.7 million and $443.8 million as of December 31, 2010 and December 31, 2009, respectively, for the probable and reasonably estimable asbestos-related liability cost we believe the subsidiaries will pay through the next 15 years. We have also established recoverables of $374.4 million and $389.4 million as of December 31, 2010 and December 31, 2009, respectively, for the insurance recoveries that are deemed probable during the same time period. Net of these recoverables, the expected cash outlay on a non-discounted basis for asbestos-related bodily injury claims over the next 15 years was $55.3 million and $54.3 million as of December 31, 2010 and December 31, 2009, respectively. In addition, we have recorded a receivable for liability and defense costs previously paid in the amount of $51.8 million and $52.8 million as of December 31, 2010 and December 31, 2009, respectively, for which insurance recovery is deemed probable.  We have recorded the reserves for the asbestos liabilities as "Accrued asbestos liability" and "Long-term asbestos liability" and the related insurance recoveries as "Asbestos insurance asset" and "Long-term asbestos insurance asset".  The receivable for previously paid liability and defense costs is recorded in "Asbestos insurance receivable" and "Long-term asbestos insurance receivable".  We have also reflected in other accrued liabilities $23.3 million and $15.8 million as of December 31, 2010 and December 31, 2009, respectively, for overpayments by certain insurers and unpaid legal costs related to defending ourselves against asbestos-related liability claims and legal action against our insurers.

The expense (income) related to these liabilities and legal defense was $7.9 million, net of estimated insurance recoveries, for the year ended December 31, 2010 compared to ($2.2) million and ($4.8) million for the years ended December 31, 2009 and 2008, respectively.  Legal costs related to the subsidiaries' action against their asbestos insurers were $13.2 million for the year ended December 31, 2010 compared to $11.7 million and $17.2 million for the years ended December 31, 2009 and 2008, respectively.

Management's analyses are based on currently known facts and a number of assumptions. However, projecting future events, such as new claims to be filed each year, the average cost of resolving each claim, coverage issues among layers of insurers, the method in which losses will be allocated to the various insurance policies, interpretation of the effect on coverage of various policy terms and limits and their interrelationships, the continuing solvency of various insurance companies, the amount of remaining insurance available, as well as the numerous uncertainties inherent in asbestos litigation could cause the actual liabilities and insurance recoveries to be higher or lower than those projected or recorded which could materially affect our financial condition, results of operations or cash flow.

Retirement benefits

Pension obligations and other post-retirement benefits are actuarially determined and are affected by several assumptions, including the discount rate, assumed annual rates of return on plan assets, and per capita cost of covered health care benefits. Changes in discount rate and differences from actual results for each assumption will affect the amounts of pension expense and other post-retirement expense recognized in future periods. These assumptions may also have an effect on the amount and timing of future cash contributions.  See Note 11 to our 2010 audited consolidated financial statements for further information.

Impairment of goodwill and indefinite-lived intangible assets

Goodwill represents the costs in excess of the fair value of net assets acquired associated with our acquisitions.

We evaluate the recoverability of goodwill and indefinite-lived intangible assets annually or more frequently if an event occurs or circumstances change in the interim that would more likely than not reduce the fair value of the asset below its carrying amount. Goodwill is considered to be impaired when the net book value of a reporting unit exceeds its estimated fair value.

During the year ended December 31, 2010, we changed the date of our annual goodwill and indefinite-lived intangible assets impairment testing from the last day of the fourth quarter to the first day of the fourth quarter.  We adopted this change in timing in order to provide additional time to quantify the fair value of our reporting units and, if necessary, to determine the implied fair value of goodwill.  This change in timing will also reduce the likelihood that the annual impairment analysis would not be completed by the required filing date of our annual financial statements.  The revised date also better aligns with our strategic planning and budgeting process, which is an integral component of the impairment testing. In accordance with U.S. GAAP, we will also perform interim impairment testing should circumstances requiring it arise.  We believe this accounting change is preferable and does not result in the delay, acceleration, or avoidance of an impairment charge.

In the evaluation of goodwill for impairment, we first compare the fair value of the reporting unit to its carrying value. If the carrying value of a reporting unit exceeds its fair value, the goodwill of that reporting unit is potentially impaired and step two of the impairment analysis is performed. In step two of the analysis, an impairment loss is recorded equal to the excess of the carrying value of the reporting unit's goodwill over its implied fair value should such a circumstance arise.

We measure fair value of reporting units based on a present value of future discounted cash flows or a market valuation approach. The discounted cash flows model indicates the fair value of the reporting units based on the present value of the cash flows that the reporting units are expected to generate in the future. Significant estimates in the discounted cash flows model include: the weighted average cost of capital; long-term rate of growth and profitability of our business; and working capital effects. The market valuation approach indicates the fair value of the business based on a comparison of Colfax against certain market information. Significant estimates in the market approach model include identifying appropriate market multiples and assessing earnings before interest, income taxes, depreciation and amortization (EBITDA) in estimating the fair value of the reporting units.

The analysis performed as of October 2, 2010 and December 31, 2009 and 2008 indicated no impairment to be present.  However, actual results could differ from our estimates and projections, which would affect the assessment of impairment. As of December 31, 2010, we have goodwill of $172.3 million that is subject to at least annual review of impairment.  See Note 10 to our 2010 audited consolidated financial statements for further information.

Income taxes

We account for income taxes under the asset and liability method, which requires that deferred tax assets and liabilities be recognized using enacted tax rates for the effect of temporary differences between the book and tax bases of recorded assets and liabilities. Deferred tax assets are reduced by a valuation allowance if it is more likely than not that some portion of the deferred tax asset will not be realized. In evaluating the need for a valuation allowance, we take into account various factors, including the expected level of future taxable income and available tax planning strategies. If actual results differ from the assumptions made in the evaluation of our valuation allowance, we record a change in valuation allowance through income tax expense in the period such determination is made.

During the year ending December 31, 2010, the valuation allowance increased from $45.1 million to $52.9 million with $4.2 million and $3.6 million of the increase recognized in income tax expense and in other comprehensive income, respectively.  The $7.8 million net increase in 2010 was primarily attributable to U.S. deferred tax assets we believe may not be realized. Consideration was given to U.S. tax planning strategies and future U.S. taxable income as to how much of the total U.S. deferred tax asset could be realized on a more likely than not basis.

The determination of our provision for income tax requires significant judgment, the use of estimates, and the interpretation and application of complex tax laws. Significant judgment is required in assessing the timing and amounts of deductible and taxable items. We establish reserves when, despite the belief that the tax return positions are fully supportable, we believe that certain positions may be successfully challenged. When facts and circumstances change, the reserves are adjusted through the provision for income taxes. Tax benefits are not recognized until minimum recognition thresholds are met as prescribed by applicable accounting standards.

Revenue recognition

We recognize revenues and costs from product sales when all of the following criteria are met: persuasive evidence of an arrangement exists, the price is fixed or determinable, product delivery has occurred or services have been rendered, there are no further obligations to customers, and collectibility is probable. Product delivery occurs when title and risk of loss transfer to the customer. Our shipping terms vary based on the contract. If any significant obligations to the customer with respect to such sale remain to be fulfilled following shipment, typically involving obligations relating to installation and acceptance by the buyer, revenue recognition is deferred until such obligations have been fulfilled. Any customer allowances and discounts are recorded as a reduction in reported revenues at the time of sale because these allowances reflect a reduction in the purchase price for the products purchased. These allowances and discounts are estimated based on historical experience and known trends. Revenue related to service agreements is recognized as revenue over the term of the agreement.

We maintain allowances for doubtful accounts for estimated losses resulting from the inability of our customers to make required payments. These allowances are based on recent trends of certain customers estimated to be a greater credit risk as well as general trends of the entire pool of customers. The allowance for doubtful accounts was $2.6 million and $2.8 million as of December 31, 2010 and 2009, respectively. If the financial condition of our customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required.

The foregoing criteria are used for all classes of customers including original equipment manufacturers, distributors, government contractors and other end users.

Stock-based compensation

Pursuant to our 2008 omnibus incentive plan, our Board of Directors may make awards in the form of shares of restricted stock, stock options and restricted stock units and other stock-based awards. We measure and recognize the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award, with limited exceptions. That cost is recognized over the period during which an employee is required to provide service in exchange for the award—the requisite service period or vesting period. No compensation cost is recognized for equity instruments for which employees do not render the requisite service. We have equity incentive plans to encourage employees and non-employee directors to remain with us and to more closely align their interests with those of our shareholders.

For purposes of calculating stock-based compensation, the fair value of restricted stock or restricted stock units granted is equal to the market value of a share of common stock on the date of the grant. For grants that were awarded on May 7, 2008 in conjunction with our initial public offering, we used the initial public offering price as the fair value of the restricted stock and restricted stock units granted. For stock options, we estimate the fair value on the date of grant using the Black-Scholes option-pricing model. The determination of fair value using the Black-Scholes model requires a number of complex and subjective variables. One key input into the model is the fair value of our common stock on the date of grant, the initial public offering price in the case of stock options issued on May 7, 2008. Other key variables in the Black-Scholes option-pricing model include the expected volatility of our common stock price, the expected term of the award and the risk-free interest rate. In addition, we are required to estimate forfeitures of unvested awards when recognizing compensation expense. Significant assumptions used to calculate stock-based compensation during the years ended December 31, 2010 and 2009 were a stock price volatility of 52.2% and 32.5%, respectively, an expected option life of 4.5 years, a risk-free interest rate based on the 5-year treasury note yield on the date of grant ranging from 1.1% to 2.6% in 2010 and 1.9% to 2.5% in 2009 and a 0% expected dividend yield.

Stock-based compensation expense recognized for the years ended December 31, 2010, 2009 and 2008 was $3.1 million, $2.6 million and $11.3 million, respectively. We cannot predict with certainty the impact of stock-compensation expense to be recognized in the future because the actual amount of stock-based compensation expense we record in any fiscal period will be dependent on a number of factors, including the number of shares subject to the stock awards issued, the fair value of our common stock at the time of issuance and the expected volatility of our stock price over time. However, based on awards we currently expect to make in 2011, stock-based compensation for the year ended December 31, 2011 is projected to be approximately $3.5 million.

Quantitative and Qualitative Disclosures About Market Risk

We are exposed to market risk from changes in short-term interest rates, foreign currency exchange rates and commodity prices that could impact our results of operations and financial condition. We address our exposure to these risks through our normal operating and financing activities.

Interest rate risk

We are subject to exposure from changes in short-term interest rates related to interest payments on our borrowing arrangements. Under our credit facility, all of our borrowings as of July 1, 2011 are variable rate facilities based on LIBOR or EURIBOR. In order to mitigate our interest rate risk, we periodically enter into interest rate swap or collar agreements. A hypothetical increase in the interest rate of 1.00% during the six months ended July 1, 2011 would have increased Interest expense on the unhedged portion of our borrowings by approximately $0.4 million.

Exchange rate risk

We have manufacturing sites throughout the world and sell our products globally. As a result, we are exposed to movements in the exchange rates of various currencies against the U.S. dollar and against the currencies of other countries in which we manufacture and sell products and services. During the six months ended July 1, 2011, approximately 80% of our sales were derived from operations outside the U.S., with approximately 40% generated from our European operations. In particular, we have more sales in European currencies than we have expenses in those currencies. Therefore, when European currencies strengthen or weaken against the U.S. dollar, operating profits are increased or decreased, respectively. To assist with the matching of revenues and expenses and assets and liabilities in foreign currencies, we may periodically enter into derivative instruments such as cross currency swaps or forward contracts. To illustrate the potential impact of changes in foreign currency exchange rates, assuming a 10% increase in average foreign exchange rates compared to the U.S. dollar, Income before income taxes would have increased by $2.8 million during the six months ended July 1, 2011.

Commodity price risk

We are exposed to changes in the prices of raw materials used in our production processes. Commodity futures contracts are periodically used to manage such exposure. As of July 1, 2011, we had no open commodity futures contracts.

PROPOSAL NO. 1—ISSUANCE OF SECURITIES TO THE BDT INVESTOR

Proposal

We are asking stockholders to approve (i) the issuance to the BDT Investor of 14,756,945 shares of Common Stock and 13,877,552 shares of Series A Preferred Stock, in accordance with the terms of the BDT Purchase Agreement in order to raise a portion of the funds required to complete the Acquisition and (ii) the issuance of shares of our Common Stock upon conversion of such Series A Preferred Stock. The aggregate purchase price for the shares of Common Stock and Series A Preferred Stock under the BDT Purchase Agreement is $680 million (representing $23.04 per share of Common Stock and $24.50 per share of Series A Preferred Stock, with an initial conversion price of $27.93 per share, subject to adjustment).

Required Stockholder Approval

The affirmative vote of the majority of shares of Common Stock present or represented by proxy at the special meeting and entitled to vote is necessary under our Bylaws and Rule 312.03 of the NYSE Rules to approve the issuance of the BDT Shares to the BDT Investor in accordance with the terms of the BDT Purchase Agreement and the issuance of shares of our Common Stock upon conversion of the Series A Preferred Stock to be issued in the BDT Investment.

In addition, approval of the Amended and Restated Certificate of Incorporation is a condition to the issuance of the BDT Shares to the BDT Investor. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the special meeting is necessary to approve the issuance of the Amended and Restated Certificate of Incorporation. See “Proposal No. 4—Amendment and Restatement of Colfax’s Certificate of Incorporation.”

Amount, Title & Description of Securities to be Issued

Pursuant to the BDT Purchase Agreement, we propose to issue the following securities:

•	13,877,552 shares of a newly created series of perpetual convertible preferred stock, designated as the Series A Preferred Stock, of Colfax; and

•	14,756,945 shares of Common Stock.

Immediately after the issuance of the Securities in the Investments and the Acquisition, the shares of the Common Stock and Series A Preferred Stock owned by the BDT Investor will represent approximately 27.8% of the voting power in Colfax, assuming we acquire Charter’s entire fully-diluted share capital in the Acquisition.

The BDT Shares to be issued pursuant to the BDT Purchase Agreement will be issued pursuant to the exemption provided by Section 4(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder.

Series A Preferred Stock and the Certificate of Designations

In connection with the transactions contemplated by the BDT Purchase Agreement, our Board of Directors will create a new class of preferred stock, pursuant to the authority conferred upon the Board of Directors in accordance with our Certificate of Incorporation and Bylaws, designated as the Series A Perpetual Convertible Preferred Stock, par value $0.001; all 13,877,552 shares of which will be issued to the BDT Investor. The terms of the Series A Preferred Stock are set forth in the form of Certificate of Designations of Series A Perpetual Convertible Preferred Stock (the “Certificate of Designations”) attached to this proxy statement as Annex VII, which we will file with the Secretary of the State of Delaware immediately before the closing of the transactions contemplated by the Purchase Agreements and Implementation Agreement.

In addition, so long as the BDT Investor and certain permitted transferees beneficially own at least 50% of the Series A Preferred Stock issued pursuant to the BDT Purchase Agreement, the BDT Investor will have consent rights in respect of a number corporate actions, including mergers, consolidations or similar transactions exceeding specified thresholds, under the Amended and Restated Certificate of Incorporation attached to this proxy statement as Annex VI, which we will file with the Secretary of the State of Delaware immediately before the closing of the transactions contemplated by the Purchase Agreements and Implementation Agreement. For a detailed description of the rights of the BDT Investor with respect to their ownership of the BDT Shares under the Amended and Restated Certificate of Incorporation, see “Proposal No. 4—Amendment and Restatement of Colfax’s Certificate of Incorporation—Changes in respect of Colfax’s Board of Directors & Nomination Rights of the BDT Investor” and  “Proposal No. 4—Amendment and Restatement of Colfax’s Certificate of Incorporation—Voting and Consent Rights of the BDT Investor.”

The following is a summary of selected provisions of the Certificate of Designations, which has been included in this proxy statement to provide you with information regarding the terms of the Series A Preferred Stock. While we believe this description covers the material terms of the Certificate of Designations, it may not contain all of the information that is important to you and is qualified in its entirety by reference to the Certificate of Designations, which is attached as Annex VII to this proxy statement and is incorporated by reference into this proxy statement. We urge you to read the entire Certificate of Designations carefully.

Voting Rights

Each share of Series A Preferred Stock entitles its holder to vote on all matters submitted to the holders of the Common Stock, voting together as a single class.  Each share of Series A Preferred Stock entitles its holder to cast the number of votes equal to the number of votes which could be cast by a holder of the shares of Common Stock into which such holder’s share of Series A Preferred Stock is convertible as of the record date of the relevant vote. In addition, the affirmative vote or consent of more than 50% of the shares of Series A Preferred Stock, voting separately as a class, is required to approve any (i) amendment of the Amended and Restated Certificate of Incorporation, the Certificate of Designations or any document amendatory or supplemental thereto that would adversely affect the rights of the Series A Preferred Stock or (ii) other action for which a vote of the Series A Preferred Stock, voting separately as a class, is required by law.

Conversion; Redemption

Pursuant to the Certificate of Designations, the Series A Preferred Stock is convertible, in whole or in part, at the option of the holders thereof at any time after the date the shares of Series A Preferred Stock are issued into fully paid and nonassessable shares of Common Stock at a conversion rate determined by dividing the Liquidation Preference by a number equal to 114% of the Liquidation Preference, subject to adjustment as set forth in the form of Certificate of Designations (the “Conversion Rate”). The Series A Preferred Stock is also convertible, in whole or in part, at the option of Colfax on or after the third anniversary of the issuance of the shares of Series A Preferred Stock into shares of Common Stock at the Conversion Rate if, among other things:

•
for the preceding thirty trading days, the closing price of our Common Stock on the NYSE exceeds 133% of the applicable conversion price, calculated by dividing the Liquidation Preference by the then-applicable Conversion Rate; and

•	we have declared and paid or set apart for payment all accrued but unpaid dividends on the Series A Preferred Stock.

In the event of conversion of only part of the outstanding shares of the Series A Preferred Stock, the shares to be redeemed shall be selected pro rata. We are required to reserve a sufficient number of shares of our authorized Common Stock for the purpose of effecting the conversion of all outstanding Series A Preferred Stock.

In addition, we have the option to redeem all (but not less than all) of the outstanding Series A Preferred Stock under certain circumstances in return for a cash payment equal, on a  per share basis, to the greater of (i) the Liquidation Preference and (ii) the U.S. dollar amount equal to the Liquidation Preference divided by the Conversion Rate.

Preferred Dividend and Liquidation Rights; Ranking

Under the terms of the Series A Preferred Stock set forth on the form of Certificate of Designations, holders are entitled to receive cumulative cash dividends, payable quarterly, at a per annum rate of 6% of the Liquidation Preference, provided that the dividend rate shall be increased to a per annum rate of 8% if we fail to pay the full amount of any dividend required to be paid on such shares until the date that full payment is made. Neither we nor our subsidiaries shall declare or pay any dividends or other distributions in respect of the Common Stock or any other class of Colfax stock ranking lower than the Series A Preferred Stock with respect to dividends and distributions (“Junior Stock”), unless all accrued but unpaid dividends have been declared and paid (or sums have been set apart for payment) on the Series A Preferred Stock. If any dividend or distribution in respect of Common Stock or other class of Junior Stock is made, the Series A Preferred Stock will share proportionately in such dividends (i) if such Junior Stock is Common Stock or convertible into Common Stock, in accordance with the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock calculated as of the record date for such dividend or distribution or (ii) if such Junior Stock is not Common Stock or convertible into Common Stock, as otherwise determined in good faith by our Board of Directors to be equitable under the circumstances.

Holders are also entitled, upon liquidation, dissolution or winding-up of Colfax, to receive payment out of the assets of the company legally available equal to the greater of (i) the Liquidation Preference or (ii) the amount such holder would have received had each share of Series A Preferred Stock been converted into Common Stock immediately prior to the liquidation, dissolution or winding-up before any distribution is made to the holders of Common Stock or other capital stock of Colfax that ranking junior or subordinated to the Series A Preferred Stock with respect to the payment of dividends or distributions. Prior to the conversion or redemption or retirement and cancellation of all shares of the Series A Preferred Stock, we may not issue any capital stock ranking equal or senior to the Series A Preferred Stock with respect to the payment of dividends or distributions, or authorize any additional shares of Series A Preferred Stock.

Pre-emptive Rights

For a period of 24 months following the issuance of the Series A Preferred Stock, holders of such stock are entitled to pre-emptive rights to subscribe for additional shares of Common Stock in the event we wish to issue any shares of capital stock or securities convertible into or exchangeable for our capital stock at a price less than the Liquidation Preference to any person (a “Dilutive Issuance”). If a Dilutive Issuance occurs on or prior to the date that is 270 days after the issuance of the Series A Preferred Stock, then holders of such stock are entitled to subscribe for a number of new shares of Common Stock equal to the proportion of outstanding Common Stock beneficially owned by the holder and certain permitted transferees (on a fully-diluted basis) at the same price and on the same terms and conditions as the Dilutive Issuance. If a Dilutive Issuance occurs after such date, but within the 24 month period following the issuance of the Series A Preferred Stock, then holders of such stock are entitled to subscribe for a number of new shares of Common Stock that is double the proportion of outstanding Common Stock beneficially owned by the holder and certain permitted transferees (on a fully-diluted basis) at the same price and on the same terms and conditions as the Dilutive Issuance.

The foregoing pre-emption rights do not apply to (i) issuances pursuant to any employee, director or consultant benefit plan, (ii) the issuance of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date of issuance of the Series A Preferred Stock, (iii) a sub-division of the outstanding shares of Common Stock into a larger number of shares of Common Stock and (iv) the issuance of capital stock as consideration for a merger, acquisition, joint venture, strategic alliance, or similar non-financing transaction.

Common Stock

Subject to the rights of the holders of any series of preferred stock (including the Series A Preferred Stock), the holders of shares of Common Stock are entitled to one vote per share held on all matters submitted to a vote at a meeting of stockholders. Each stockholder may exercise its vote either in person or by proxy.  Subject to any preferences to which holders of shares of preferred stock (including the Series A Preferred Stock) may be entitled, the holders of outstanding shares of Common Stock are entitled to receive ratably the dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefore. In the event that we liquidate, dissolve or wind up, the holders of outstanding shares of Common Stock are entitled to share ratably in all of our assets which are legally available for distribution to stockholders, subject to the prior rights on liquidation of creditors and to preferences to which holders of shares of preferred stock (including the Series A Preferred Stock) may be entitled. The holders of outstanding shares of Common Stock do not have any preemptive, subscription, redemption or sinking fund rights. The outstanding shares of Common Stock are, and the shares to be issued in the Investments and the Acquisition will be, duly authorized, validly issued, fully paid and nonassessable.

In addition, the Amended and Restated Certificate of Incorporation provides the BDT Investor certain rights, including a consent right in respect of certain corporation actions, including mergers, consolidations or similar transactions exceeding specified thresholds, and the right to exclusively nominate up to two members of our Board of Directors depending on its beneficial ownership of Colfax securities from time to time.  For a detailed description of the rights of the BDT Investor with respect to their ownership of the BDT Shares under the Amended and Restated Certificate of Incorporation, see “Proposal No. 4—Amendment and Restatement of Colfax’s Certificate of Incorporation—Changes in respect of Colfax’s Board of Directors & Nomination Rights of the BDT Investor” and  “Proposal No. 4—Amendment and Restatement of Colfax’s Certificate of Incorporation—Voting and Consent Rights of the BDT Investor.”

Our Common Stock is listed on the New York Stock Exchange under the trading symbol “CFX.” On         , 2011, the last practicable day before the printing of this proxy statement, the closing sale price of our Common Stock was $             per share.

Use of Proceeds

We will use the proceeds from the sale of the BDT Shares to fund a portion of the Acquisition of Charter pursuant to the Implementation Agreement.

The BDT Purchase Agreement and Related Agreements

The BDT Purchase Agreement

The following is a summary of selected provisions of the BDT Purchase Agreement. While we believe this description covers the material terms of the BDT Purchase Agreement, it may not contain all of the information that is important to you and is qualified in its entirety by reference to the BDT Purchase Agreement which is attached to this proxy statement as Annex II and is incorporated by reference in this proxy statement. We urge you to read the entire BDT Purchase Agreement carefully.

In connection with the financing of the proposed Acquisition of Charter, on September 12, 2011, we entered into the BDT Purchase Agreement with the BDT Investor, as well as BDT Capital Partners Fund I, L.P. and BDT Capital Partners Fund I-A, L.P. (together, the “BDT Fund”), and  Mitchell P. Rales, Chairman of Colfax’s board, and his brother, Steven M. Rales, for the limited purposes as described below.

The BDT Investor is a newly formed entity controlled by BDT Capital Partners.  BDT Capital Partners, which is based in Chicago, Illinois, provides entrepreneur and family owned companies with long-term capital, solutions-based advice and access to an extensive network of world-class family businesses. BDT Capital Partners is a merchant bank structured to provide advice and capital that address the unique needs of closely held businesses. The firm has an investment fund as well as an investor base with the ability to co-invest additional capital. The investment fund’s portfolio includes investments in Pilot Flying J, City Beverage, Tudor, Pickering, Holt & Co. and Weber-Stephen Products Co.

The Securities Purchase

Under the terms of the BDT Purchase Agreement, at the closing, we will issue and sell to the BDT Investor (i) 14,756,945 newly-issued shares of Common Stock, and (ii) 13,877,552 shares of newly created Series A Preferred Stock, for an aggregate of $680 million (representing $24.50 per share of Series A Preferred Stock and $23.04 per share of Common Stock).

Closing

Subject to the conditions to closing set forth in the BDT Purchase Agreement, the closing of the issuance and sale of the BDT Shares will occur on the date falling six business days after our Acquisition of Charter becomes wholly unconditional or effective in accordance with the terms of the Implementation Agreement. See “Proposal No. 1—Issuance of Securities to the BDT Investor—The BDT Purchase Agreement—Conditions to Closing” below.

Representations and Warranties

The BDT Purchase Agreement contains representations made by Colfax to the BDT Investor relating to a number of matters, including the following:

•
our organization and good standing, corporate authority to enter into the BDT Purchase Agreement and the documents related thereto and absence of conflicts between the BDT Purchase Agreement and our organizational documents, material agreements and applicable law;

•	authorized and outstanding shares of our capital stock and other securities;

•
absence of pre-emptive rights, rights of first offer, or similar rights with respect to the BDT Shares (except as set forth in the Certificate of Designations or Amended and Restated Certificate of Incorporation);

•	absence of consents required by governmental authorities in connection with the BDT Purchase Agreement or the transactions contemplated by the BDT Purchase Agreement;

•	tax matters;

•	compliance with legal requirements, including the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC with respect to the reports filed by us with the SEC;

•	the accuracy and conformity to generally accepted accounting principles of our financial statements filed with the SEC;

•	absence of undisclosed liabilities;

•	availability of exemption from the registration requirements of the Securities Act for the issuance of the BDT Shares;

•	brokers and finders;

•	absence of registration rights granted or agreed to be granted, other than under the Registration Rights Agreements to be entered into with the BDT Investor and each of the Other Investors;

•	absence of restrictions on our ability to pay cash dividends; and

•	execution and effectiveness of the Credit Agreement.

The BDT Purchase Agreement contains representations made by the BDT Investor to us relating to a number of matters, including the following:

•
organization and good standing of the BDT Investor, authority to enter into the BDT Purchase Agreement and the documents related thereto and absence of conflicts between the BDT Purchase Agreement and the BDT Investor’s organizational documents, material agreements and applicable law;

•
purchase of the BDT Shares for investment purposes, status of the BDT Investor as an “accredited investor” and its experience as an investor and an acknowledgment that the BDT Shares will be restricted securities;

•	brokers and finders;

•	accuracy of the equity commitment letters between BDT Investor and third parties provided to us; and

•	ownership interest of the BDT Investor in Charter.

Stockholder Meeting and Board Recommendation

The BDT Purchase Agreement requires us to present and recommend at a special meeting of our stockholders a proposal to approve the issuance of the BDT Shares to the BDT Investor and the Amended and Restated Certificate of Incorporation, which will provide the BDT Investor with a consent right in respect of certain corporate actions for so long as the BDT Investor and certain permitted transferees of the BDT Shares beneficially own at least 50% of the Series A Preferred Stock to be issued under the BDT Purchase Agreement. The Amended and Restated Certificate of Incorporation will also provide the BDT Investor the right to exclusively nominate up to two members of our Board of Directors depending on its beneficial ownership in our Common Stock on a converted and full-diluted basis from time to time.

Other Covenants and Agreements

Standstill

Without our prior approval, the BDT Investor has agreed to not, directly or directly, or in concert with any person or as participants in a “group” as defined in Section 13 of the Exchange Act:

•
make any public announcement or submit to us or our affiliates any proposal for the acquisition of any of our voting stock or with respect to any merger, consolidation, business combination or purchase of any substantial portion of our assets;

•
call or seek to call a special meeting of our stockholders or our subsidiaries’ stockholders, (ii) make or participate in any “solicitation” of “proxies” as defined or used in Regulation 14A under the Exchange Act to vote any of our voting stock or (iii) become a “participant” in any “election contest” as such terms are defined or used in Rule 14a-11 under the Exchange Act with respect to any of our voting stock, except in each case for actions taken by Colfax directors affiliated with the BDT Investor in their capacities as directors and actions taken for the purpose of electing the BDT Investor’s nominees to our Board of Directors in accordance with the Amended and Restated Certificate of Incorporation; or

•	effect or seek any recapitalization, reclassification, liquidation or dissolution or other extraordinary transaction that would have the effect of any of the matters described above.

The BDT Investor’s foregoing obligations shall terminate on the first date that the BDT Investor either has beneficial ownership (as defined in Rule 13d-3 promulgated under the Exchange Act) of less than 5% of our outstanding Common Stock (including securities convertible into Common Stock) or no longer has the right to nominate for election at least one member of our Board of Directors under the Amended and Restated Certificate of Incorporation.

Credit Agreement

Pursuant to the BDT Purchase Agreement, we have agreed that we will not and will cause our subsidiaries not to amend or waive any material term or condition of the Credit Agreement without the prior written consent of the BDT Investor. Furthermore, we have agreed to use our best efforts to cause all conditions precedent to the effectiveness of the Credit Agreement to be satisfied on or before closing. See “Information on the Charter Acquisition—Implementation Agreement and Related Agreements—Credit Agreement”.

Transfer Restrictions; Tag-along Rights

The BDT Investor has agreed not to sell or transfer any of the Common Shares issued pursuant to the BDT Purchase Agreement for the first 180 days from closing and no more than 50% of such Common Shares thereafter until the first anniversary of the closing of the BDT Purchase Agreement. The BDT Investor has also agreed not to sell or transfer any of the Common Shares issued upon conversion of the Series A Preferred Stock for the first 180 days following conversion and no more than 50% of such Common Shares thereafter until the first anniversary of the conversion of such shares into Common Stock. In addition, the BDT Purchase Agreement provides the BDT Investor with tag-along sale rights in the event of certain sales of Colfax shares by either or both of Mitchell P. Rales or Steven M. Rales, both of which are signatories to the BDT Purchase Agreement solely for purposes of such provisions.

Additional Covenants

Colfax and the BDT Investor have agreed to other covenants relating to, among others, publicity, certain tax matters, access to information, and the making of certain filings with governmental authorities. The BDT Purchase Agreement also includes a number of covenants from us in connection with the Acquisition of Charter.

Conditions to Closing

Consummation of the transactions contemplated by the BDT Purchase Agreement is conditional upon, among other things, (i) approval by our stockholders of the transactions contemplated by the BDT Purchase Agreement and the Amended and Restated Certificate of Incorporation, (ii) filing of the Amended and Restated Certificate of Incorporation and the Certificate of Designations with the Secretary of the State of Delaware, (iii) sanctioning of the Scheme for the Acquisition of Charter by the Royal Court of Jersey (or in the case of a takeover offer, such offer becoming unconditional) and (iv) the Credit Agreement being in full force and effect.

Termination

Prior to the closing, the BDT Purchase Agreement may be terminated:

•	by the BDT Investor, if our offer for Charter is withdrawn, lapses or terminates;

•
by the BDT Investor or Colfax, if the issuance of the BDT Shares has not been completed before the Termination Date (provided that the right to so terminate the BDT Purchase Agreement shall not be available to any party if such party’s action or inaction was a principal cause of or resulted in the failure to complete the issuance of the BDT Shares and constitutes a breach of the BDT Purchase Agreement);

•
by the BDT Investor or Colfax, if any applicable governmental authority has issued a non-appealable final order, decree or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the consummation of the issuance of the BDT Shares and other transactions contemplated by the BDT Purchase Agreement;

•
by the BDT Investor at any time prior to completion of the issuance of the BDT Shares, if Colfax (i) has breached certain material representations or undertakings under the BDT Purchase Agreement and failed to cure such breach by the earlier of the Termination Date and 20 days from written notice of such breach and (ii) such breach, if not cured, would give rise to the failure to meet a condition to closing;

•
by Colfax at any time prior to completion of the issuance of the BDT Shares, if the BDT Investor has (i) breached their representations, warranties and covenants under the BDT Purchase Agreement and failed to cure such breach by the earlier of the Termination Date and 20 days from written notice of such breach and (ii) such breach, if not cured, would give rise to the failure to meet a condition to closing; and

•	by mutual written agreement of the BDT Investor and Colfax.

Assignment

The BDT Purchase Agreement may not be assigned or transferred without the prior written consent of the other parties, except in certain circumstances by the BDT Investor to partners or members of the BDT Investor or BDT Fund, certain co-investors or any affiliate of the foregoing (in each case other than competitors of Colfax).

Certain Agreements and Documents Related to the BDT Investment

BDT Registration Rights Agreement

We have also agreed to enter into a registration rights agreement with the BDT Investor at closing, in the form attached as Annex VIII to this proxy statement, pursuant to which we will file a registration statement covering the resale of Common Stock issued at closing to the BDT Investor or upon conversion of the Series A Preferred Stock and the BDT Investor will have demand registration rights and piggyback registration rights under certain circumstances.

Shelf Registration and Demand Registration

We have agreed to provide the BDT Investor with shelf registration rights. No later than three months after the closing under the BDT Purchase Agreement, we must file a registration statement covering the resale of the shares of Common Stock and the shares of Common Stock issuable upon conversion of the Series A Preferred Stock (“Registerable Securities”). We must use our reasonable best efforts to cause such shelf registration statement to be declared effective under the Securities Act no later than the date that is six months after the closing under the BDT Purchase Agreement.  If we are unable to file, cause to be effective or maintain the effectiveness of a shelf registration statement, the BDT Investor may require us to register the number of Registrable Securities beneficially owned by the BDT Investor or any permitted transferee of Registrable Securities under the Securities Act; provided, that the sale of the securities to be registered is reasonably expected to result in aggregate gross cash proceeds in excess of $70,000,000 (without regard to any underwriting discount or commission), subject to certain customary cut-backs.

Piggyback Registration

If at any time we have determined to register any of our equity securities, with certain exceptions, we have agreed to give the BDT Investor notice of such registration and include in such registration all securities held by the BDT Investor or any permitted transferee of Registrable Securities, included by such persons in a written request, subject to certain customary cut-backs.

Expenses

We have agreed to pay all fees and expenses in connection with the registration rights set forth above, including the reasonable fees or disbursements of one counsel for the BDT Investor or its permitted transferees, as selling holders of the Registrable Securities, but excluding any other expenses of the selling holders or underwriting commissions.

Indemnification

Subject to certain qualifications and limitations, we will indemnify the BDT Investor and any permitted transferee of Registrable Securities and their officers, directors, employees and each underwriter and certain related parties for losses they incur as a result of acts or omissions by us or our subsidiaries in connection with any such registration.

Voting Agreements between the BDT Investor and Messrs. Rales

On September 12, 2011, the BDT Investor entered into voting agreements with each of Mitchell P. Rales and Steven M. Rales, attached as Annex XV and Annex XVI to this proxy statement, in their capacities as stockholders of Colfax, pursuant to which Messrs. Rales agreed to vote the Common Stock held by them in favor of the issuance of the BDT Shares to the BDT Investor, the Amended and Restated Certificate of Incorporation and the other transactions contemplated by the BDT Purchase Agreement.

The voting agreements terminate on the earlier to occur of the date the BDT Purchase Agreement is validly terminated in accordance with its terms or the closing date under the BDT Purchase Agreement.

As of             , 2011, the record date, Mitchell P. Rales and Steven M. Rales are entitled to vote, in the aggregate, 18,291,220 shares of the Common Stock, representing             % of the outstanding Common Stock entitled to vote at the special meeting.

Other

In addition, immediately prior to the closing of the transactions contemplated by the BDT Purchase Agreement, we will file the Amended and Restated Certificate of Incorporation and Certificate of Designations with the Secretary of State of the State of Delaware. See “Proposal No. 1—Issuance of Securities to the BDT Investor—Amount, Title and Description of Securities to be Issued.”

Directors of Colfax Following the Transaction

Our Board of Directors is currently comprised of nine directors, each serving a one-year term. If the transactions contemplated by the Purchase Agreements are completed, effective as of the closing of the issuance of the BDT Shares to the BDT Investor, the number of authorized directors will be increased from 9 to 11 and the BDT Investor will have the right to exclusively nominate for election 2 of the 11 directors to serve as members of our Board of Directors and certain of its committees (subject to applicable law and NYSE Rules) pursuant to the Amended and Restated Certificate of Incorporation.  Our Board of Directors has the ability to elect persons to fill the two newly created directorships without stockholder approval, until a successor is elected and qualified at our next annual meeting of stockholders. Any such appointment will be made by our Board of Directors in compliance with applicable law and the NYSE Rules.

The Amended and Restated Certificate of Incorporation sets forth the rights under which the BDT Investor may elect members to our Board of Directors. See “Proposal No. 4—Amendment and Restatement of Colfax’s Certificate of Incorporation”.

Interests of Colfax’s Executive Officers and Directors in the Transaction

When you consider our Board of Directors’ recommendation to vote in favor of the Proposals, you should be aware that our executive officers and directors may have interests in the transactions contemplated by the Purchase Agreements and the Implementation Agreement that may be different from, or in addition to, the interests of other Colfax stockholders. In particular, pursuant to the MPR Purchase Agreement and SMR Purchase Agreement, Mitchell P. Rales, Chairman of our Board of Directors, and his brother Steven M. Rales, will acquire 2,170,139 and 2,170,139 shares of Common Stock, respectively, and, when aggregated with their current holdings, will own 11,315,749 and 11,315,749 shares of our outstanding Common Stock, respectively, which will represent approximately 13.37% and 13.37% of our outstanding Common Stock, respectively (representing approximately 11.69% and 11.69% of the total voting power of Colfax, respectively), after giving effect to the issuance of the Securities in the Investments and the Acquisition, assuming we acquire Charter’s entire fully-diluted share capital in the Acquisition.  In addition, under the Amended and Restated Certificate of Incorporation to be filed with the Secretary of State of Delaware immediately prior to closing of the Investments, the replacement of Mitchell P. Rales as Chairman of the Board of Directors would be subject to the written consent of the BDT Investor for so long as the BDT Investor and certain permitted transferees of the BDT Shares beneficially own, in the aggregate, at least 50% of the Series A Preferred Stock issued to the BDT Investor under the BDT Purchase Agreement.  Pursuant to the Markel Purchase Agreement, Markel will acquire 1,085,070 shares of Common Stock, representing approximately 1.28% of our outstanding Common Stock after giving effect to the issuance of the Securities in the Investments and the Acquisition, assuming we acquire Charter’s entire fully-diluted share capital in the Acquisition. Tom Gayner, a member of our Board of Directors, is the President and Chief Investment Officer of Markel.

Regulatory Approval

Under the HSR Act and the related rules and regulations that have been issued by the FTC, certain acquisition transactions may not be consummated until Premerger Notification and Report Forms have been furnished to the FTC and the Antitrust Division of the Department of Justice and certain waiting period requirements have been satisfied. These requirements of the HSR Act apply to the proposed BDT Investment.

Under the HSR Act, the BDT Investment may not be completed until the expiration of a 30-day waiting period following our and the BDT Investor's separate filing of a Premerger Notification and Report Form concerning the proposed BDT Investment with the FTC and the Antitrust Division, unless the waiting period is earlier terminated by the FTC and the Antitrust Division. If the 30-day waiting period would expire on a weekend or legal holiday, it is extended until 11:59 p.m. Eastern Time on the next business day.

We and the BDT Investor filed the Premerger Notification and Report Forms on October 3, 2011 with the FTC and the Antitrust Division in connection with the BDT Investment and the required waiting period will expire 30 days after such filing unless earlier terminated by the FTC and the Antitrust Division or we receive a Second Request for additional information or documentary material prior to that time. If within the 30-day waiting period either the FTC or the Antitrust Division issues a Second Request to us and/or the BDT Investor, the waiting period will be extended for an additional period of 30 days following the date we and the BDT Investor substantially comply with that request.

At any time before or after the completion of the BDT Investment, the Antitrust Division or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the BDT Investment or seeking the divestiture of BDT Shares or the divestiture of substantial assets of Colfax or its subsidiaries.

In addition, the BDT Investment may be reviewed by the attorneys general in the various states in which we and the BDT Investor operate. These authorities may claim that there is authority, under the applicable state and federal antitrust laws and regulations, to investigate and/or disapprove of the BDT Investment under the circumstances and based upon the review set forth in applicable state laws and regulations. We cannot assure you that one or more state attorneys general will not attempt to file an antitrust action to challenge the BDT Investment. Private parties also may seek to take legal action under the antitrust laws in some circumstances.

In addition, the BDT Investment may require antitrust filings or approvals in other jurisdictions outside the United States. The BDT Investor is expected to submit the relevant notifications and seek approvals in the relevant jurisdictions in cooperation with Colfax and Charter. We believe that completion of the BDT Investment will be approved without conditions in all such countries where approval is required. However, we cannot rule out the possibility that any foreign antitrust authority might seek to require remedial undertakings as a condition to its approval.

PROPOSAL NO. 2—ISSUANCE OF SECURITIES TO THE OTHER INVESTORS

Proposal

We are asking stockholders to approve the issuance of 2,170,139 shares of Common Stock to Mitchell P. Rales, 2,170,139 shares of Common Stock to Steven M. Rales and 1,085,070 shares of Common Stock to Markel in accordance with the terms of the Other Purchase Agreements with Mitchell P. Rales, Steven M. Rales and Markel, in order to raise a portion of the funds required to complete the Acquisition.  The purchase price of each share of Common Stock under each of the Other Purchase Agreements is $23.04 per share of Common Stock (based on the closing price of our Common Stock on the last business day before the announcement of the Acquisition of Charter).

Required Stockholder Approval

The affirmative vote of the majority of shares of Common Stock present or represented by proxy at the special meeting and entitled to vote is necessary under our Bylaws and Rule 312.03 of the NYSE Rules to approve the issuance of the Other Shares to the Other Investors in accordance with the terms of the Other Purchase Agreements. In addition, the approval of the Amended and Restated Certificate of Incorporation is a condition to the issuance of the Other Shares to each of the Other Investors. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the special meeting is necessary to approve the Amended and Restated Certificate of Incorporation. See “Proposal No. 4—Amendment and Restatement of Colfax’s Certificate of Incorporation.”

Amount, Title & Description of Securities to be Issued

Pursuant to the MPR Purchase Agreement, we propose to issue 2,170,139 shares of Common Stock to Mitchell P. Rales.

Pursuant to the SMR Purchase Agreement, we propose to issue 2,170,139 shares of Common Stock to Steven M. Rales.

Pursuant to the Markel Purchase Agreement, we propose to issue 1,085,070 shares of Common Stock to Markel.

The Other Shares to be issued pursuant to the Other Purchase Agreements will be issued pursuant to the exemption provided by Section 4(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder.

For a detailed description of our Common Stock, see “Proposal No. 1—Issuance of Securities to the BDT Investor—Amount, Title & Description of Securities to be Issued .”

Use of Proceeds

We will use the proceeds from the sale of the Other Shares to fund in part the Acquisition of Charter pursuant to the Implementation Agreement.

The Other Purchase Agreements and Related Agreements

The MPR Purchase Agreement

The following is a summary of selected provisions of the MPR Purchase Agreement. While we believe this description covers the material terms of the MPR Purchase Agreement, it may not contain all of the information that is important to you and is qualified in its entirety by reference to the MPR Purchase Agreement which is attached to this proxy statement as Annex III and is incorporated by reference in this proxy statement. We urge you to read the entire MPR Purchase Agreement carefully.

In connection with the financing of the proposed Acquisition of Charter, on September 12, 2011, we entered into the MPR Purchase Agreement with Mitchell P. Rales.

Mr. Mitchell P. Rales is a co-founder of Colfax and has served as a director of Colfax since its founding in 1995.  He is the Chairman of our Board of Directors and a current beneficial owner of 21.0% of our Common Stock.  Mr. Mitchell P. Rales served as a member of the Board of Directors of Danaher Corporation since 1983 and as Chairman of Danaher Corporation’s Executive Committee since 1984.  Mr. Rales has been a principal in a number of private business entities with interests in manufacturing companies and publicly traded companies for over 25 years.  He was instrumental in the founding of Colfax and has played a key leadership role on our Board of Directors since that time.  Mr. Rales helped create the Danaher Business System, on which the Colfax Business System is modeled, and he has provided critical strategic guidance in our growth.

The Securities Purchase

Under the terms of the BDT Purchase Agreement, at the closing, we will issue and sell to Mitchell P. Rales 2,170,139 newly-issued shares of Common Stock for an aggregate payment of $50 million, representing a purchase price of $23.04 per share of Common Stock.

Closing

Subject to the conditions to closing set forth in the MPR Purchase Agreement, the closing of the issuance and sale of the MPR Shares will occur on the date falling six business days after the Acquisition of Charter becomes wholly unconditional or effective in accordance with the terms of the Implementation Agreement. See “Proposal No. 2—Issuance of Securities to the Other Investors—The MPR Purchase Agreement—Conditions to Closing” below.

The parties have also agreed to enter into the MPR Registration Rights Agreement at closing, pursuant to which we will file a registration statement covering the resale of the MPR Shares issued to Mitchell P. Rales under the MPR Purchase Agreement and Mitchell P. Rales will have demand registration rights and piggyback registration rights under certain circumstances.

Representations, Warranties and Covenants

The MPR Purchase Agreement contains representations made by Colfax to Mitchell P. Rales relating to a number of matters, including the following:

•
our organization and good standing, corporate authority to enter into the MPR Purchase Agreement and absence of conflicts between the MPR Purchase Agreement and our organizational documents, material agreements and applicable law;

•	authorized and outstanding shares of our capital stock and other securities;

•
absence of pre-emptive rights, rights of first offer or similar rights with respect to the MPR Shares  (except as set forth in the Certificate of Designations or Amended and Restated Certificate of Incorporation);

•	absence of consents required by governmental authorities in connection with the MPR Purchase Agreement or the transactions contemplated by the MPR Purchase Agreement;

•	tax matters;

•	compliance with legal requirements, including the rules and regulations of the SEC with respect to the reports filed by us with the SEC;

•	the accuracy and conformity to generally accepted accounting principles of our financial statements filed with the SEC;

•	absence of undisclosed liabilities;

•	availability of exemption from the registration requirements of the Securities Act for the issuance of the BDT Shares;

•	brokers and finders

•	absence of registration rights granted or agreed to be granted, other than under the registration rights agreements to be entered into with the BDT Investor and the Other Investors;

•	absence of restrictions on our ability to pay cash dividends; and

•	execution and effectiveness of the Credit Agreement;

The MPR Purchase Agreement contains representations made by Mitchell P. Rales to Colfax relating to a number of matters, including the following:

•	authority to enter into the MPR Purchase Agreement and enforceability of the MPR Purchase Agreement against Mitchell P. Rales;

•
the purchase of the MPR Shares for investment purposes, status of Mitchell P. Rales as an “accredited investor” and his experience as an investor and an acknowledgment that the MPR Shares will not be registered under the Securities Act.

In addition, the MPR Purchase Agreement requires each of the parties to use reasonable best efforts to take or cause to be taken all actions that are necessary, proper or advisable to consummate and make effective the transactions contemplated there.

Conditions to Closing

Consummation of the transactions contemplated by the MPR Purchase Agreement is conditional upon, among other things, (i) approval by our stockholders of the issuance of the MPR Shares and the Amended and Restated Certificate of Incorporation and (ii) filing of the Amended and Restated Certificate of Incorporation and the Certificate of Designations with the Secretary of the State of Delaware.

Termination

Prior to the closing, the MPR Purchase Agreement may be terminated:

•	by the Mitchell P. Rales, if our offer for Charter is withdrawn, lapses or terminates;

•
by either party, if the issuance of the MPR Shares has not been completed before the Termination Date (provided that the right to so terminate the MPR Purchase Agreement shall not be available to any party if such party’s action or inaction was a principal cause of or resulted in the failure to complete the issuance of the MPR Shares and constitutes a breach of the MPR Purchase Agreement);

•
by Mitchell P. Rales at any time prior to completion of the issuance of the MPR Shares, if we (i) have breached certain material representations under the MPR Purchase Agreement and failed to cure such breach by the earlier of the Termination Date and 20 days from written notice of such breach and (ii) such breach, if not cured, would give rise to the failure to meet a condition to closing; and

•	by mutual written agreement of the parties.

MPR Registration Rights Agreement

We have also agreed to enter into a registration rights agreement with Mitchell P. Rales at closing, in the form attached as Annex IX to this proxy statement, pursuant to which we will file a registration statement covering the resale of the MPR Shares issued at closing to Mitchell P. Rales and Mitchell P. Rales will have demand registration rights and piggyback registration rights under certain circumstances.

Shelf Registration and Demand Registration

We have agreed to provide Mitchell P. Rales with shelf registration rights. No later than three months after the closing under the MPR Purchase Agreement, we must file a registration statement covering the resale of the shares of Common Stock issued to Mitchell P. Rales under the MPR Purchase Agreement (“Registerable Securities”). We must use our reasonable best efforts to cause such shelf registration statement to be declared effective under the Securities Act no later than the date that is six months after the closing under the MPR Purchase Agreement.  If we are unable to file, cause to be effective or maintain the effectiveness of a shelf registration statement, Mitchell P. Rales may require us to register the number of Registrable Securities beneficially owned by Mitchell P. Rales or any permitted transferee of Registrable Securities under the Securities Act; provided, that if the sale of such securities to be registered is in respect of less than all of the Registrable Securities beneficially owned by Mitchell P. Rales or his permitted transferees, then the sale of the Registrable Securities requested to be registered must be reasonably expected to result in aggregate gross cash proceeds in excess of $50,000,000 (without regard to any underwriting discount or commission), subject to certain customary cut-backs.

Piggyback Registration

If at any time we have determined to register any of our equity securities, with certain exceptions, we have agreed to give Mitchell P. Rales notice of such registration and include in such registration all Registrable Securities held by Mitchell P. Rales or any permitted transferee of Registrable Securities, included by such persons in a written request, subject to certain customary cut-backs.

Expenses

We have agreed to pay all fees and expenses in connection with the registration rights set forth above, including the reasonable fees or disbursements of one counsel for Mitchell P. Rales or his permitted transferees, as selling holders of the Registrable Securities, but excluding any other expenses of the selling holders or underwriting commissions.

Indemnification

Subject to certain qualifications and limitations, we will indemnify Mitchell P. Rales and any permitted transferee of Registrable Securities and their officers, directors, employees and each underwriter and certain related parties for losses they incur as a result of acts or omissions by us or our subsidiaries in connection with any such registration.

The SMR Purchase Agreement

In connection with the financing of the proposed Acquisition of Charter, on September 12, 2011, we entered into the SMR Purchase Agreement with Steven M. Rales, which is attached to this proxy statement as Annex IV.  Under the terms of the SMR Purchase Agreement, at the closing, we will issue and sell to Steven M. Rales 2,170,139 newly-issued shares of Common Stock for an aggregate payment of $50 million, representing a purchase price of $23.04 per share of Common Stock.  The SMR Purchase Agreement contains the same terms, conditions, representations, warranties and covenants as the MPR Purchase Agreement described above.  See “Proposal No. 2—Issuance of Securities to the Other Investors—The Other Purchase Agreements and Related Agreements—The MPR Purchase Agreement”.

Mr. Steven M. Rales is a co-founder of Danaher Corporation and has served on its Board of Directors since 1983, serving as Chairman of the Board since 1984. He was also CEO of the Danaher Corporation from 1984 to 1990. In addition, for more than the past five years he has been a principal in private business entities in the areas of manufacturing and film production. Mr. Rales is a brother of Mitchell P. Rales.

SMR Registration Rights Agreement

We have also agreed to enter into a registration rights agreement with Steven M. Rales at closing, in the form attached as Annex X to this proxy statement, pursuant to which we will file a registration statement covering the resale of the SMR Shares issued at closing to Steven M. Rales and Steven M. Rales will have demand registration rights and piggyback registration rights under certain circumstances.  The SMR Registration Rights Agreement contains the same terms, conditions, representations, warranties and covenants as the MPR Registration Rights Agreement described above.  See “Proposal No. 2—Issuance of Securities to the Other Investors—The Other Purchase Agreements and Related Agreements—MPR Registration Rights Agreement”.

The Markel Purchase Agreement

In connection with the financing of the proposed Acquisition of Charter, on September 12, 2011, we entered into the Markel Purchase Agreement with Markel, which is attached to this proxy statement as Annex V.  Under the terms of the Markel Purchase Agreement, at the closing, we will issue and sell to Markel 1,085,070  newly-issued shares of Common Stock for an aggregate payment of $25 million, representing a purchase price of $23.04 per share of Common Stock.  The Markel Purchase Agreement contains the same terms, conditions, representations, warranties and covenants as the MPR Purchase Agreement described above.  See “Proposal No. 2—Issuance of Securities to the Other Investors—The Other Purchase Agreements and Related Agreements”.

Markel Corporation (NYSE: MKL) markets and underwrites specialty insurance products and programs. Markel operates in three segments: the Excess and Surplus lines, the Specialty Admitted and the London Insurance Markets. It also owns interests in various businesses that operate outside of the specialty insurance marketplace. Markel’s Excess and Surplus Lines segment writes property and casualty insurance outside of the standard market for hard-to-place risks, including catastrophe-exposed property, professional liability, products liability, general liability, commercial umbrella and other coverages tailored for exposures. Its Specialty Admitted segment writes risks that must remain with an admitted insurance company for marketing and regulatory reasons. Markel’s London Insurance Market segment writes specialty property, casualty, professional liability, equine and marine insurance and reinsurance. Tom Gayner, a member of our Board of Directors, is the President and Chief Investment Officer of Markel.

Markel Registration Rights Agreement

We have also agreed to enter into a registration rights agreement with Markel at closing, in the form attached as Annex XI to this proxy statement, pursuant to which we will file a registration statement covering the resale of the Markel Shares issued at closing to Markel and Markel will have demand registration rights and piggyback registration rights under certain circumstances.  The Markel Registration Rights Agreement contains the same terms, conditions, representations, warranties and covenants as the MPR Registration Rights Agreement described above, provided, that Markel’s right to demand registration in respect of a sale of less than all of the Registrable Securities beneficially owned by Markel or its permitted transferees in the event that we are unable to file, cause to be effective or maintain the effectiveness of a shelf registration statement, is limited to sales reasonably expected to result in aggregate gross cash proceeds in excess of $25,000,000 (without regard to any underwriting discount or commission), subject to certain customary cut-backs.  See “Proposal No. 2—Issuance of Securities to the Other Investors—The Other Purchase Agreements and Related Agreements—MPR Registration Rights Agreement”.

Interests of Colfax’s Executive Officers and Directors in the Transactions

When you consider our Board of Directors’ recommendation to vote in favor of the Proposals, you should be aware that our executive officers and directors may have interests in the transactions contemplated by the Purchase Agreements and the Implementation Agreement that may be different from, or in addition to, the interests of other Colfax stockholders. In particular, pursuant to the MPR Purchase Agreement and SMR Purchase Agreement, Mitchell P. Rales, Chairman of our Board of Directors, and his brother Steven M. Rales, will acquire 2,170,139 and 2,170,139 shares of Common Stock, respectively, and, when aggregated with their current holdings, will own 11,315,749 and 11,315,749 shares of our outstanding Common Stock, respectively, which will represent approximately 13.37% and 13.37% of our outstanding Common Stock, respectively (representing approximately 11.69% and 11.69% of the total voting power of Colfax, respectively), after giving effect to the issuance of the Securities in the Investments and the Acquisition, assuming we acquire Charter’s entire fully-diluted share capital in the Acquisition.  In addition, under the Amended and Restated Certificate of Incorporation to be filed with the Secretary of State of Delaware immediately prior to closing of the Investments, the replacement of Mitchell P. Rales as Chairman of the Board of Directors would be subject to the written consent of the BDT Investor for so long as the BDT Investor and certain permitted transferees of the BDT Shares beneficially own, in the aggregate, at least 50% of the Series A Preferred Stock issued to the BDT Investor under the BDT Purchase Agreement.  Pursuant to the Markel Purchase Agreement, Markel will acquire 1,085,070 shares of Common Stock, representing approximately 1.28% of our outstanding Common Stock after giving effect to the issuance of the Securities in the Investments and the Acquisition, assuming we acquire Charter’s entire fully-diluted share capital in the Acquisition. Tom Gayner, a member of our Board of Directors, is the President and Chief Investment Officer of Markel. See “Proposal No. 1–Issuance of Securities to the BDT Investor–Interests of Colfax’s Executive Officers and Directors in the Transaction.”

PROPOSAL NO. 3—ISSUANCE OF SECURITIES IN THE ACQUISITION OF CHARTER

Proposal

We are asking stockholders to approve the issuance of up to 20,832,469 shares of Common Stock to security holders of Charter in connection with the Acquisition of Charter in accordance with the terms of the Implementation Agreement.

Under the terms of the Acquisition, Charter shareholders will be entitled to receive 730 pence in cash and 0.1241 newly-issued shares of our Common Stock for each share of Charter’s ordinary stock. The Acquisition values Charter’s fully diluted share capital at approximately £1,528 million ($2,426 million), being 910 pence per Charter share on a fully diluted basis (based on the closing price of $23.04 per share of our Common Stock on September 9, 2011, being the last business day before the Acquisition was announced and assuming a foreign exchange rate of U.S.$1.5881/£1 in effect on that date).

We intend to cause the Acquisition Shares to be authorized for listing on the NYSE, subject to notice of issuance.

Required Stockholder Approval

The affirmative vote of the majority of shares of Common Stock present or represented by proxy at the special meeting and entitled to vote is necessary under our Bylaws and Rule 312.03 of the NYSE Rules to approve the issuance of the Acquisition Shares in connection with the Acquisition in accordance with the terms of the Implementation Agreement.

The approval of Proposal No. 3 is a condition to the issuance of the Acquisition Shares.  Since the issuance of the Acquisition Shares and proceeds from the issuance of the Investor Securities will be used to fund in part the Acquisition, the approval of Proposals No. 1, No. 2, No. 3 and No. 4 are conditions to the Acquisition described in this proxy statement.

Amount, Title & Description of Securities to be Issued

Pursuant to Implementation Agreement, we propose to issue up to 20,832,469 shares of our Common Stock in connection with the Acquisition.

For a detailed description of our Common Stock, see “Proposal No. 1—Issuance of Securities to the BDT Investor—Amount, Title & Description of Securities to be Issued .”

The Common Stock to be issued pursuant to the Acquisition implemented by way of the Scheme will not be registered under the Securities Act, and will be issued pursuant to the exemption provided by Section 3(a)(10) under the Securities Act.  If Bidco exercises its right to implement the Acquisition by way of a takeover offer, such offer will be made in compliance with applicable U.S. laws and regulations.

Use of Proceeds

We will issue the Acquisition Shares as part consideration for the Acquisition of Charter pursuant to the Implementation Agreement.

Implementation Agreement and Related Agreements

For a detailed description of the Acquisition, the Implementation Agreement and certain related agreements, see “Information on the Charter Acquisition.”

Interests of Colfax’s Executive Officers and Directors in the Transactions

When you consider our Board of Directors’ recommendation to vote in favor of the Proposals, you should be aware that our executive officers and directors may have interests in the transactions contemplated by the Purchase Agreements and the Implementation Agreement that may be different from, or in addition to, the interests of other Colfax stockholders. In particular, pursuant to the MPR Purchase Agreement and SMR Purchase Agreement, Mitchell P. Rales, Chairman of our Board of Directors, and his brother Steven M. Rales, will acquire 2,170,139 and 2,170,139 shares of Common Stock, respectively, and, when aggregated with their current holdings, will own 11,315,749 and 11,315,749 shares of our outstanding Common Stock, respectively, which will represent approximately 13.37% and 13.37% of our outstanding Common Stock, respectively (representing approximately 11.69% and 11.69% of the total voting power of Colfax, respectively), after giving effect to the issuance of the Securities in the Investments and the Acquisition, assuming we acquire Charter’s entire fully-diluted share capital in the Acquisition.  In addition, under the Amended and Restated Certificate of Incorporation to be filed with the Secretary of State of Delaware immediately prior to closing of the Investments, the replacement of Mitchell P. Rales as Chairman of the Board of Directors would be subject to the written consent of the BDT Investor for so long as the BDT Investor and certain permitted transferees of the BDT Shares beneficially own, in the aggregate, at least 50% of the Series A Preferred Stock issued to the BDT Investor under the BDT Purchase Agreement.  Pursuant to the Markel Purchase Agreement, Markel will acquire 1,085,070 shares of Common Stock, representing approximately 1.28% of our outstanding Common Stock after giving effect to the issuance of the Securities in the Investments and the Acquisition, assuming we acquire Charter’s entire fully-diluted share capital in the Acquisition. Tom Gayner, a member of our Board of Directors, is the President and Chief Investment Officer of Markel.  See “Proposal No. 1—Issuance of Securities to the BDT Investor—Interests of Colfax’s Executive Officers and Directors in the Transaction” and “Proposal No. 2—Issuance of the Securities to the Other Investors—Interests of Colfax’s Executive Officers and Directors in the Transactions.”

PROPOSAL NO. 4—AMENDMENT AND RESTATEMENT OF COLFAX’S CERTIFICATE OF INCORPORATION

Proposal

Our stockholders are also being asked to approve an Amended and Restated Certificate of Incorporation to increase our authorized share capital, as needed for us to issue the Series A Preferred Stock to the BDT Investor and to provide for additional authorized shares of our Common Stock to issue for various business purposes in the future, and to grant certain rights to the BDT Investor in connection with the BDT Investment. The description of the Amended and Restated Certificate of Incorporation in this proxy statement has been included to provide you with information regarding its terms. We urge you to read the entire Amended and Restated Certificate of Incorporation carefully, which is attached as Annex VI to this proxy statement.

The Amended and Restated Certificate of Incorporation, which we will file with the Secretary of the State of Delaware immediately before the closing of the transactions contemplated by the Purchase Agreements and the Implementation Agreement, will amend and restate in its entirety our Certificate of Incorporation.

Increase in Authorized Share Capital

Once filed with the Secretary of State of Delaware, the Amended and Restated Certificate of Incorporation will amend Article 4.1 of our Certificate of Incorporation  in order to increase the total shares authorized to 420,000,000 shares, of which 400,000,000 of such shares shall be Common Stock, par value $0.001 per share, and 20,000,000 of such shares shall be preferred stock, par value $0.001 per share. The Certificate of Incorporation currently authorizes 210,000,000 shares, consisting of 200,000,000 shares of Common Stock, par value $0.001 per share, and 10,000,000 shares of undesignated preferred stock, par value $0.001 per share.

We do not currently have sufficient authorized shares of preferred stock to complete the issuance of the Series A Preferred Stock to the BDT Investor as described in Proposal No. 1. To issue the Series A Preferred Stock to the BDT Investor, we need to increase the number of shares of our preferred stock authorized for issuance under our Certificate of Incorporation. It is a condition to the completion of the transactions contemplated by the Purchase Agreements and Implementation Agreement that our stockholders approve Proposal No 4.  We have proposed increasing the authorized number of shares of preferred stock from 10,000,000 to 20,000,000 shares to permit completion of the issuance of the Series A Preferred Stock to the BDT Investor pursuant to the BDT Purchase Agreement. In addition, we have proposed increasing the number of shares of our Common Stock from 200,000,000 to 400,000,000 shares to provide for additional authorized shares of Common Stock to issue in the future. The additional shares may be issued for various purposes without further stockholder approval, except to the extent required by applicable NYSE Rules. The purposes may include raising capital, providing equity incentives to employees, officers, directors or consultants, establishing strategic relationships with other companies, expanding our business or product lines through the acquisition of other businesses or products and other corporate purposes.

If the issuance of Securities to the Investors and as part consideration in the Acquisition is completed, 14,756,945 shares of our Common Stock would be issued to the BDT Investor, excluding shares issued upon conversion of the Series A Preferred Stock, 2,170,139 shares of our Common Stock would be issued to Mitchell P. Rales, 2,170,139 shares of our Common Stock would be issued to Steven M. Rales and 1,085,070 shares of our Common Stock would be issued to Markel.  In addition, up to 20,832,469 shares of our Common Stock would be issued to Charter’s existing shareholders as part consideration in the Acquisition. Accordingly, after the proposed increase in the number of authorized shares of our Common Stock to 400,000,000 and the issuance of the Securities,              shares of our Common Stock would be authorized, but unissued and not reserved for issuance.

Changes in respect of Colfax’s Board of Directors & Nomination Rights of the BDT Investor

Once filed with the Secretary of State of Delaware, the Amended and Restated Certificate of Incorporation will also amend Article 5.1 of our Certificate of Incorporation in order to provide the BDT Investor with the right to exclusively nominate for election up to 2 members to our Board of Directors and certain committees thereof (subject to applicable law and the NYSE Rules) depending on the percentage of Common Stock the BDT Investor and certain permitted transferees under the BDT Purchase Agreement (“Permitted Transferees”) beneficially own from time to time, calculated on a fully-diluted basis, assuming conversion or exercise of all outstanding convertible securities (including the Series A Preferred Stock) and existing warrants at the then-existing conversion or exercise price, but excluding any convertible securities outstanding as of closing of the BDT Investment or any options, restricted stock units or similar awards issued to officers, employees, consultants or directors of us or our subsidiaries, in each case, in the form of Common Stock or entitling the holder thereof to receive shares of Common Stock upon exercise or conversion. Specifically, the Amended and Restated Certificate of Incorporation provides that:

•
where the BDT Investor and its Permitted Transferees beneficially own, in the aggregate, more than 20% of the outstanding Common Stock (as calculated above), (i) our Board of Directors will consist of 11 directors, (ii) the BDT Investor will have the exclusive right to nominate 2 members of the Board of Directors and (iii) the BDT Investor will be entitled to select one of its nominees, once elected, to serve on the audit committee of the Board of Directors and one of its nominees, once elected, to serve on the compensation committee of the Board of Directors, subject to applicable law and the NYSE Rules; and

•
where the BDT Investor and its Permitted Transferees beneficially own, in the aggregate, equal to or less than 20% but more than 10% of the outstanding Common Stock (as calculated above), (i) our Board of Directors will consist of 10 directors, (ii) the BDT Investor will have the exclusive right to nominate 1 member of the Board of Directors and (iii) the BDT Investor will be entitled to select its nominee, once elected, to serve on the audit committee and compensation committee of the Board of Directors, subject to applicable law and the NYSE Rules.

Voting and Consent Rights of the BDT Investor

Once filed with the Secretary of State of Delaware, the Amended and Restated Certificate of Incorporation will further amend the Certificate of Incorporation by adding new Article 4.4, which provides that so long as the BDT Investor and its Permitted Transferees beneficially own, in the aggregate, at least 50% of the Series A Preferred Stock issued to the BDT Investor under the BDT Purchase Agreement, the BDT Investor’s written consent will be required in order for us to take certain corporate actions, including:

•
the incurrence of certain indebtedness (excluding certain permitted indebtedness) if the ratio of such indebtedness to EBITDA (as defined in the Credit Agreement as in effect as of September 12, 2011) exceeds certain specified ratios, measured by reference to the last twelve-month period for which financial information is reported by us (pro forma for acquisitions during such period);

•	the issuance of any shares of preferred stock;

•
any change to our dividend policy or the declaration or payment of any dividend or distribution on any of our stock ranking subordinate or junior to the Series A Preferred Stock with respect to the payment of dividends and distributions (including the Common Stock) under certain circumstances;

•	any voluntary liquidation, dissolution or winding up of Colfax;

•	any change in our independent auditor;

•	the election of anyone other than Mr. Mitchell P. Rales as Chairman of the Board of Directors;

•	any acquisition of another entity or assets for a purchase price exceeding 30% of our equity market capitalization;

•
any merger, consolidation, reclassification, joint venture or strategic partnership or similar transaction, or any disposition of any assets (excluding sale/leaseback transactions and other financing transactions in the ordinary course of business) of Colfax if the value of the resulting entity, level of investment by Colfax or value of the assets disposed, as applicable, exceeds 30% of Colfax’s equity market capitalization;

•	any amendments to our organizational or governing documents, including the Amended and Restated Certificate of Incorporation and our Bylaws; and

•	any change in the size of our Board of Directors.

The Amended and Restated Certificate of Incorporation will also amend Article 7 of our Certificate of Incorporation such that, so long as the BDT Investor and its Permitted Transferees beneficially own at least 10% of our outstanding Common Stock (on a fully-diluted basis as described above), the written consent of the BDT Investor is required to alter, amend or repeal the provisions of Article 5.1 of the Amended and Restated Certificate of Incorporation, which, as described above, sets forth the authorized number of members of the Board of Directors and the BDT Investor’s nomination rights  in respect of members of the Board of Directors.

Additional Amendments

Once filed with the Secretary of State of Delaware, the Amended and Restated Certificate of Incorporation will also amend our existing Certificate of Incorporation in order to confirm that the Common Stock shall be subject to all of the rights, privileges, preferences, priorities and restrictions set forth in the Certificate of Designations and any certificate of designations relating to any series of preferred stock that may be designated and issued from time to time.

Required Stockholder Approval

The affirmative vote of the holders of a majority of the outstanding shares of our Common Stock entitled to vote thereon is required to approve and adopt the Amended and Restated Certificate of Incorporation.

The approval of Proposals No. 1, No. 2, No. 3 and No. 4 is required for the issuance of the Securities described in this proxy statement. Since the issuance of the Acquisition Shares and proceeds from the issuance of the Investor Securities will be used to fund in part the Acquisition of Charter, the approval of each of Proposal No. 1, No. 2, No. 3 and No. 4 is also a condition to the Acquisition described in this proxy statement.

Reasons for the Increase in Authorized Stock and Recommendation of our Board of Directors

We do not currently have sufficient authorized shares of preferred stock to complete the issuance of the Series A Preferred Stock to the BDT Investor as described in Proposal No. 1. To issue the Series A Preferred Stock to the BDT Investor, we need to increase the number of shares of our preferred stock authorized for issuance under our Certificate of Incorporation. It is a condition to the completion of the transactions contemplated by the Purchase Agreements and Implementation Agreement that our stockholders approve Proposal No. 4.  In addition, we have proposed increasing the number of shares of our Common Stock to provide for additional authorized shares of Common Stock to issue in the future for various purposes, including raising capital, providing equity incentives to employees, officers, directors or consultants, establishing strategic relationships with other companies, expanding our business or product lines through the acquisition of other businesses or products and other corporate purposes.

Our Board of Directors has unanimously approved the Amended and Restated Certificate of Incorporation, has concluded that it is advisable, fair to and in the best interest of Colfax and its stockholders and unanimously recommends that you vote “FOR” the approval of the Amended and Restated Certificate of Incorporation.

Principal Effects on Outstanding Capital Stock

We are seeking to amend our Certificate of Incorporation to increase the number of authorized shares of our Common Stock from 200,000,000 to 400,000,000 shares, and as a result, the interests of the holders of our Common Stock could be diluted substantially. Any future issuance of additional authorized shares of our Common Stock could dilute future earnings per share, book value per share and voting power of existing stockholders. If our stockholders approve the issuance of the Securities, the Common Stock issued will represent up to approximately 48.47% of the outstanding shares of Common Stock immediately following the issuance of the Securities, and together with the Series A Preferred Stock issued to the BDT Investor, will represent approximately 54.95% of the voting power of Colfax. As a result, the voting interests of our current stockholders will be significantly diluted. For example, a holder of 1,000,000 shares of Common Stock on September 30, 2011 would have owned approximately 2.3% of the voting power of Colfax. Immediately after the issuance of the Securities (excluding any conversion of the Series A Preferred Stock), such holder would own approximately 1.0% of the total voting power of Colfax. In addition, the increase to the authorized stock will allow us to issue additional shares in the future, which will further dilute the voting interests of our stockholders.

We are also seeking to amend our Certificate of Incorporation to make other changes in connection with the BDT Investment, including amendments granting the BDT Investor with certain voting and corporate governance rights in Colfax as described herein.  In addition to the dilution described above, the rights that will be granted to the BDT Investor under the Amended and Restated Certificate of Incorporation, once filed with the Secretary of State of Delaware, will limit the ability of our other stockholders to take action in respect of certain matters without the written consent of the BDT Investor or to nominate directors to the Board of Directors.

Interests of Colfax’s Executive Officers and Directors in the Transactions

When you consider our Board of Directors’ recommendation to vote in favor of the Proposals, you should be aware that our executive officers and directors may have interests in the transactions contemplated by the Purchase Agreements and the Implementation Agreement that may be different from, or in addition to, the interests of other Colfax stockholders. In particular, pursuant to the MPR Purchase Agreement and SMR Purchase Agreement, Mitchell P. Rales, Chairman of our Board of Directors, and his brother Steven M. Rales, will acquire 2,170,139 and 2,170,139 shares of Common Stock, respectively, and, when aggregated with their current holdings, will own 11,315,749 and 11,315,749 shares of our outstanding Common Stock, respectively, which will represent approximately 13.37% and 13.37% of our outstanding Common Stock, respectively (representing approximately 11.69% and 11.69% of the total voting power of Colfax, respectively), after giving effect to the issuance of the Securities in the Investments and the Acquisition, assuming we acquire Charter’s entire fully-diluted share capital in the Acquisition.  In addition, under the Amended and Restated Certificate of Incorporation to be filed with the Secretary of State of Delaware immediately prior to closing of the Investments, the replacement of Mitchell P. Rales as Chairman of the Board of Directors would be subject to the written consent of the BDT Investor for so long as the BDT Investor and certain permitted transferees of the BDT Shares beneficially own, in the aggregate, at least 50% of the Series A Preferred Stock issued to the BDT Investor under the BDT Purchase Agreement.  Pursuant to the Markel Purchase Agreement, Markel will acquire 1,085,070 shares of Common Stock, representing approximately 1.28% of our outstanding Common Stock after giving effect to the issuance of the Securities in the Investments and the Acquisition, assuming we acquire Charter’s entire fully-diluted share capital in the Acquisition. Tom Gayner, a member of our Board of Directors, is the President and Chief Investment Officer of Markel. See “Proposal No. 1—Issuance of Securities to the BDT Investor” and “Proposal No. 2—Issuance of Securities to the Other Investors.”

PROPOSAL NO. 5—ADJOURNMENT OF SPECIAL MEETING

Proposal

Although it is not currently expected, the special meeting may be adjourned to solicit additional proxies if there are not sufficient votes to adopt Proposals No. 1, No. 2, No. 3 or No. 4. In this proposal, we are asking you to authorize the holder of any proxy solicited by our Board of Directors to vote in favor of granting authority to the proxy holders to adjourn or postpone the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of such adjournment or postponement to approve the other proposals. We could use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously returned properly executed proxies or authorized a proxy by telephone or via the Internet. Additionally, we may seek to adjourn the special meeting if a quorum is not present at the special meeting. Any adjournment or postponement of the special meeting will allow our stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned or postponed.

Required Stockholder Vote and Recommendation of our Board of Directors

Approval of the proposal to adjourn the special meeting to solicit additional proxies requires the affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote at the special meeting, whether or not a quorum exists.

Our Board of Directors unanimously recommends that you vote “FOR” the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies.

CONSOLIDATED FINANCIAL STATEMENTS OF COLFAX CORPORATION

Page
Unaudited Condensed Consolidated Financial Statements for six months ended July 1, 2011:
Condensed Consolidated Statements of Operations for the three months and six months ended July 1, 2011 and July 2, 2010	192
Condensed Consolidated Balance Sheets as of July 1, 2011 and December 31, 2010	193
Condensed Consolidated Statements of Cash Flows for the six months ended six months ended July 1, 2011 and July 2, 2010	194
Notes to Unaudited Condensed Consolidated Financial Statements	195

Report of Independent Registered Public Accounting Firm, on Internal Control over Financial Reporting

The Board of Directors and Shareholders of Colfax Corporation

We have audited Colfax Corporation’s internal control over financial reporting as of December 31, 2010, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (the COSO criteria). Colfax Corporation’s management is responsible for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting included in the accompanying Management’s Report on Internal Control over Financial Reporting.  Our responsibility is to express an opinion on the company’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, testing and evaluating the design and operating effectiveness of internal control based on the assessed risk, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, Colfax Corporation maintained, in all material respects, effective internal control over financial reporting as of December 31, 2010, based on the COSO criteria.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of Colfax Corporation as of December 31, 2010 and 2009 and the related consolidated statements of income, shareholders’ equity and cash flows for each of the three years in the period ended December 31, 2010 of Colfax Corporation and our report dated February 25, 2011 expressed an unqualified opinion thereon.

/s/ Ernst & Young LLP

Richmond, Virginia
February 25, 2011

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders of Colfax Corporation

We have audited the accompanying consolidated balance sheets of Colfax Corporation as of December 31, 2010 and 2009, and the related consolidated statements of income, shareholders’ equity, and cash flows for each of the three years in the period ended December 31, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Colfax Corporation at December 31, 2010 and 2009, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2010, in conformity with U.S. generally accepted accounting principles.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), Colfax Corporation’s internal control over financial reporting as of December 31, 2010, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated February 25, 2011 expressed an unqualified opinion thereon.

/s/ Ernst & Young LLP

Richmond, Virginia
February 25, 2011

COLFAX CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS

Dollars in thousands, except per share amounts

	Year ended December 31,
	2010	2009	2008
Net sales	$541,987	$525,024	$604,854
Cost of sales	350,579	339,237	387,667

Gross profit	191,408	185,787	217,187
Selling, general and administrative expenses	119,426	112,503	124,105
Research and development expenses	6,205	5,930	5,856
Restructuring and other related charges	10,323	18,175	-
Initial public offering related costs	-	-	57,017
Asbestos liability and defense costs (income)	7,876	(2,193)	(4,771)
Asbestos coverage litigation expenses	13,206	11,742	17,162
Operating income	34,372	39,630	17,818
Interest expense	6,684	7,212	11,822

Income before income taxes	27,688	32,418	5,996
Provision for income taxes	11,473	8,621	5,465

Net income	16,215	23,797	531

Dividends on preferred stock	-	-	(3,492)

Net income (loss) available to common shareholders	$16,215	$23,797	$(2,961)

Net income (loss) per share—basic and diluted	$0.37	$0.55	$(0.08)

See accompanying notes to consolidated financial statements.

COLFAX CORPORATION
CONSOLIDATED BALANCE SHEETS

Dollars in thousands, except per share amounts

	December 31,
	2010	2009
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$60,542	$49,963
Trade receivables, less allowance for doubtful accounts of $2,562 and $2,837	98,070	88,493
Inventories, net	57,941	71,150
Deferred income taxes, net	6,108	7,114
Asbestos insurance asset	34,117	31,502
Asbestos insurance receivable	46,108	35,891
Prepaid expenses	11,851	11,109
Other current assets	6,319	2,426
Total current assets	321,056	297,648
Deferred income taxes, net	52,385	51,838
Property, plant and equipment, net	89,246	92,090
Goodwill	172,338	163,418
Intangible assets, net	28,298	11,952
Long-term asbestos insurance asset	340,234	357,947
Long-term asbestos insurance receivable	5,736	16,876
Deferred loan costs and other assets	12,784	14,532
Total assets	$1,022,077	$1,006,301
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt and capital leases	$10,000	$8,969
Accounts payable	50,896	36,579
Accrued asbestos liability	37,875	34,866
Accrued payroll	21,211	17,756
Advance payments from customers	17,250	5,896
Accrued taxes	6,173	2,154
Accrued termination benefits	2,180	9,473
Other accrued liabilities	45,925	35,406
Total current liabilities	191,510	151,099
Long-term debt, less current portion	72,500	82,516
Long-term asbestos liability	391,776	408,903
Pension and accrued post-retirement benefits	112,257	105,230
Deferred income tax liability	13,529	10,375
Other liabilities	24,134	31,353
Total liabilities	805,706	789,476
Shareholders’ equity:
Common stock: $0.001 par value; authorized 200,000,000; issued and outstanding 43,413,553 and 43,229,104	43	43
Additional paid-in capital	406,901	402,852
Accumulated deficit	(60,058)	(76,273)
Accumulated other comprehensive loss	(130,515)	(109,797)
Total shareholders’ equity	216,371	216,825
Total liabilities and shareholders’ equity	$1,022,077	$1,006,301

See accompanying notes to consolidated financial statements.

COLFAX CORPORATION
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY AND
COMPREHENSIVE INCOME (LOSS)

Years ended December 31, 2010, 2009 and 2008
Dollars in thousands

	Preferred Stock	Common Stock	Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total
Balance at December 31, 2007	$1	$22	$201,660	$(97,109)	$(38,138)	$66,436
Comprehensive income (loss):
Net income	-	-	-	531	-	531
Foreign currency translation, net of $-0- tax	-	-	-	-	(10,662)	(10,662)
Unrealized losses on hedging activities, net of $-0- tax	-	-	-	-	(5,815)	(5,815)
Changes in unrecognized pension and postretirement benefit costs, net of $1,731 tax benefit	-	-	-	-	(67,630)	(67,630)
Amounts reclassified to net income:
Losses on hedging activities, net of $-0- tax	-	-	-	-	766	766
Net pension and other postretirement benefit costs, net of $128 tax expense	-	-	-	-	2,622	2,622
Total comprehensive loss	-	-	-	531	(80,719)	(80,188)
Net proceeds from initial public offering and conversion of preferred stock	(1)	22	192,999	-	-	193,020
Stock repurchase	-	(1)	(5,730)	-	-	(5,731)
Stock-based award activity	-	-	11,330	-	-	11,330
Preferred dividends declared	-	-	-	(3,492)	-	(3,492)
Balance at December 31, 2008	-	43	400,259	(100,070)	(118,857)	181,375
Comprehensive income (loss):
Net income	-	-	-	23,797	-	23,797
Foreign currency translation, net of $7 tax benefit	-	-	-	-	5,401	5,401
Unrealized losses on hedging activities, net of $-0- tax	-	-	-	-	(866)	(866)
Changes in unrecognized pension and postretirement benefit costs, net of $572 tax benefit	-	-	-	-	(910)	(910)
Amounts reclassified to net income:
Losses on hedging activities, net of $-0- tax	-	-	-	-	2,881	2,881
Net pension and other postretirement benefit costs, net of $1,438 tax expense	-	-	-	-	2,554	2,554
Total comprehensive income	-	-	-	23,797	9,060	32,857
Stock-based award activity	-	-	2,593	-	-	2,593
Balance at December 31, 2009	-	43	402,852	(76,273)	(109,797)	216,825
Comprehensive income (loss):
Net income	-	-	-	16,215	-	16,215
Foreign currency translation, net of $1,224 tax benefit	-	-	-	-	(8,260)	(8,260)
Unrealized losses on hedging activities, net of $-0- tax	-	-	-	-	(1,201)	(1,201)
Changes in unrecognized pension and postretirement benefit costs, net of $1,717 tax benefit	-	-	-	-	(18,690)	(18,690)
Amounts reclassified to net income:
Losses on hedging activities, net of $-0- tax	-	-	-	-	2,447	2,447
Net pension and other postretirement benefit costs, net of $89 tax expense	-	-	-	-	4,986	4,986
Total comprehensive loss	-	-	-	16,215	(20,718)	(4,503)
Stock-based award activity	-	-	4,049	-	-	4,049
Balance at December 31, 2010	$-	$43	$406,901	$(60,058)	$(130,515)	$216,371

See accompanying notes to consolidated financial statements.

COLFAX CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS

Dollars in thousands

	Year ended December 31,
	2010	2009	2008
Cash flows from operating activities:
Net income	$16,215	$23,797	$531
Adjustments to reconcile net income to cash provided by (used in) operating activities:
Depreciation, amortization and fixed asset impairment charges	16,130	15,074	14,788
Noncash stock-based compensation	3,137	2,593	11,330
Write off of deferred loan costs	-	-	4,614
Amortization of deferred loan costs	677	677	934
Loss (gain) on sale of fixed assets	90	(64)	60
Deferred income taxes	(296)	2,689	(13,330)
Changes in operating assets and liabilities, net of acquisitions:
Trade receivables	(6,060)	16,280	(20,612)
Inventories	11,598	10,763	(15,556)
Accounts payable and accrued liabilities, excluding asbestos related accrued expenses	21,759	(20,899)	7,044
Other current assets	(934)	2,605	(3,285)
Change in asbestos liability and asbestos-related accrued expenses, net of asbestos insurance asset and receivable	9,659	(10,166)	(9,457)
Changes in other operating assets and liabilities	(10,010)	(4,645)	(10,042)

Net cash provided by (used in) operating activities	61,965	38,704	(32,981)

Cash flows from investing activities:
Purchases of fixed assets	(12,527)	(11,006)	(18,645)
Acquisitions, net of cash received	(27,960)	(1,678)	(439)
Proceeds from sale of fixed assets	74	219	23
Net cash used in investing activities	(40,413)	(12,465)	(19,061)

Cash flows from financing activities:
Borrowings under term credit facility	-	-	100,000
Payments under term credit facility	(8,750)	(5,000)	(210,278)
Proceeds from borrowings on revolving credit facilities	5,500	-	28,185
Repayments of borrowings on revolving credit facilities	(5,500)	-	(28,158)
Payments on capital leases	(205)	(417)	(309)
Payments for loan costs	-	-	(3,347)
Net proceeds from stock-based awards	912	-	-
Proceeds from the issuance of common stock, net of offering costs	-	-	193,020
Repurchases of common stock	-	-	(5,731)
Dividends paid to preferred shareholders	-	-	(38,546)
Net cash (used in) provided by financing activities	(8,043)	(5,417)	34,836

Effect of exchange rates on cash	(2,930)	379	(2,125)

Increase (decrease) in cash and cash equivalents	10,579	21,201	(19,331)
Cash and cash equivalents, beginning of year	49,963	28,762	48,093
Cash and cash equivalents, end of year	$60,542	$49,963	$28,762

Cash interest paid	$6,105	$6,615	$9,970
Cash income taxes paid	$5,819	$16,596	$18,534

See accompanying notes to consolidated financial statements.

COLFAX CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2009, 2008 and 2007
Dollars in thousands, unless otherwise noted

1. Organization and Nature of Operations

Colfax Corporation (the “Company”, “Colfax”, “we”, “our” or “us”) is a global supplier of a broad range of fluid handling products, including pumps, fluid handling systems and controls, and specialty valves. We believe that we are a leading manufacturer of rotary positive displacement pumps, which include screw pumps, gear pumps and progressive cavity pumps. We have a global manufacturing footprint, with production facilities in Europe, North America and Asia, as well as worldwide sales and distribution channels. Our products serve a variety of applications in five strategic markets: commercial marine, oil and gas, power generation, defense and general industrial. We design and engineer our products to high quality and reliability standards for use in critical fluid handling applications where performance is paramount. We also offer customized fluid handling solutions to meet individual customer needs based on our in-depth technical knowledge of the applications in which our products are used. Our products are marketed principally under the Allweiler, Baric, Fairmount, Houttuin, Imo, LSC, Portland Valve, Tushaco, Warren, and Zenith brand names. We believe that our brands are widely known and have a premium position in our industry. Allweiler, Houttuin, Imo and Warren are among the oldest and most recognized brands in the fluid handling industry, with Allweiler dating back to 1860.

2. Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries. The Company owns 44% of the common shares of Sistemas Centrales de Lubricación S.A. de C.V., a Mexican company and 28% of the common shares of Allweiler Al-Farid Pumps Company (S.A.E.), an Egyptian Corporation.  These investments are recorded in these financial statements using the equity method of accounting. Accordingly, $7.2 million and $6.6 million are recorded in other assets on the consolidated balance sheets at December 31, 2010 and 2009, respectively. The Company records its share of these investments’ net earnings, based on its economic ownership percentage. Accordingly, $1.8 million, $1.5 million and $1.5 million of earnings from equity investments were included as a reduction of selling, general and administrative expenses on the consolidated statements of operations for each of the three years ended December 31, 2010, 2009 and 2008, respectively.  All significant intercompany accounts and transactions have been eliminated.

Revenue Recognition

The Company generally recognizes revenues and costs from product sales when all of the following criteria are met:  persuasive evidence of an arrangement exists, the price is fixed and determinable, product delivery has occurred or services have been rendered, there are no further obligations to customers, and collectibility is probable. Product delivery occurs when title and risk of loss transfer to the customer. The Company’s shipping terms vary based on the contract. If any significant obligations to the customer with respect to such sale remain to be fulfilled following shipments, typically involving obligations relating to installation and acceptance by the buyer, revenue recognition is deferred until such obligations have been fulfilled. Any customer allowances and discounts are recorded as a reduction in reported revenues at the time of sale because these allowances reflect a reduction in the sales price for the products sold. These allowances and discounts are estimated based on historical experience and known trends. Revenue related to service agreements is recognized as revenue over the term of the agreement.

In some cases, customer contracts may include multiple deliverables for product shipments and installation or maintenance labor. Deliverables are determined to be separate units of accounting if they have standalone value and there is no general right of refund.  Revenues from product shipments on this type of contract are recognized when title and risk of loss transfer to the customer, and the service revenue components are recognized as services are performed.

In some cases, customers may request that we store products on their behalf until the product is needed.  Under these arrangements, revenue is recognized when title and risk of loss have passed to the customer.

Amounts billed for shipping and handling are recorded as revenue. Shipping and handling expenses are recorded as cost of sales. Progress billings are generally shown as a reduction of inventory unless such billings are in excess of accumulated costs, in which case such balances are included in accrued liabilities. The Company accrues for bad debts, as a component of selling, general, and administrative expenses, based upon estimates of amounts deemed uncollectible and a specific review of significant delinquent accounts factoring in current and expected economic conditions. Product return reserves are accrued at the time of sale based on historical rates, and are recorded as a reduction to net sales.

Taxes Collected from Customers and Remitted to Governmental Authorities

The Company collects various taxes and fees as an agent in connection with the sale of products and remits these amounts to the respective taxing authorities. These taxes and fees have been presented on a net basis in the consolidated statements of operations and are recorded as a liability until remitted to the respective taxing authority.

Research and Development

Research and development costs are expensed as incurred.

Advertising

Advertising costs of $0.5 million, $0.5 million, and $0.9 million for years ending December 31, 2010, 2009 and 2008, respectively, are expensed as incurred and have been included in selling, general and administrative expenses.

Cash and Cash Equivalents

Cash and cash equivalents include all financial instruments purchased with an initial maturity of three months or less.

Trade Receivables

Receivables are presented net of allowances for doubtful accounts. The Company records the allowance for doubtful accounts based on its best estimate of probable losses incurred in the collection of accounts receivable. Estimated losses are based on historical collection experience, and are reviewed periodically by management.

Inventories

Inventories include the costs of material, labor and overhead. Inventories are stated at the lower of cost or market. Cost is primarily determined using the first-in, first-out method. The Company periodically reviews its quantities of inventories on hand and compares these amounts to the expected usage of each particular product. The Company records as a charge to cost of sales any amounts required to reduce the carrying value of inventories to net realizable value.

Property, Plant and Equipment

Property, plant and equipment are stated at historical cost, which includes the fair values of such assets acquired.  Depreciation of property, plant and equipment is provided for on a straight-line basis over estimated useful lives ranging from three to 40 years. Assets recorded under capital leases are amortized over the shorter of their estimated useful lives or the lease terms. The estimated useful lives or lease terms of assets range from three to 40 years. Repairs and maintenance expenditures are expensed as incurred unless the repair extends the useful life of the asset.

Impairment of Goodwill and Indefinite-Lived Intangible Assets

Goodwill represents the costs in excess of the fair value of net assets acquired associated with acquisitions by the Company.  Indefinite-lived intangible assets consist of trade names.

The Company evaluates the recoverability of goodwill and indefinite-lived intangible assets annually or more frequently if an event occurs or circumstances change in the interim that would more likely than not reduce the fair value of the asset below its carrying amount. Goodwill is considered to be impaired when the net book value of a reporting unit exceeds its estimated fair value.

During the year ended December 31, 2010, the Company changed the date of its annual goodwill and indefinite-lived intangible assets impairment testing from the last day of the fourth quarter to the first day of the fourth quarter.  The Company adopted this change in timing in order to provide additional time to quantify the fair value of our reporting units and, if necessary, to determine the implied fair value of goodwill.  This change in timing will also reduce the likelihood that the annual impairment analysis would not be completed by the required filing date of the Company’s annual financial statements.  The revised date also better aligns with our strategic planning and budgeting process, which is an integral component of the impairment testing. In accordance with GAAP, the Company will also perform interim impairment testing should circumstances requiring it arise.  We believe this accounting change is preferable and does not result in the delay, acceleration, or avoidance of an impairment charge.

In the evaluation of goodwill for impairment, the Company first compares the fair value of the reporting unit to its carrying value. If the carrying value of a reporting unit exceeds its fair value, the goodwill of that reporting unit is potentially impaired and step two of the impairment analysis is performed. In step two of the analysis, an impairment loss is recorded equal to the excess of the carrying value of the reporting unit’s goodwill over its implied fair value should such a circumstance arise.

The Company measures fair value of reporting units based on a present value of future discounted cash flows or a market valuation approach. The discounted cash flows model indicates the fair value of the reporting units based on the present value of the cash flows that the reporting units are expected to generate in the future. Significant estimates in the discounted cash flows model include: the weighted average cost of capital; long-term rate of growth and profitability of our business; and working capital effects. The market valuation approach indicates the fair value of the business based on a comparison of the Company against certain market information. Significant estimates in the market approach model include identifying appropriate market multiples and assessing earnings before interest, income taxes, depreciation and amortization (EBITDA) in estimating the fair value of the reporting units.

The analysis performed as of October 2, 2010, and December 31, 2009 and 2008 indicated no impairment to be present.

Impairment of Long-Lived Assets Other than Goodwill and Indefinite-Lived Intangible Assets

Intangibles primarily represent acquired customer relationships, acquired order backlog, acquired technology, software license agreements and patents. Acquired order backlog is amortized in the same period the corresponding revenue is recognized. A portion of the Company’s acquired customer relationships is being amortized over seven years based on the present value of the future cash flows expected to be generated from the acquired customers. All other intangibles are being amortized on a straight-line basis over their estimated useful lives, generally ranging from three to 15 years.

The Company assesses its long-lived assets other than goodwill and indefinite-lived intangible assets for impairment whenever facts and circumstances indicate that the carrying amounts may not be fully recoverable. To analyze recoverability, the Company projects undiscounted net future cash flows over the remaining lives of such assets. If these projected cash flows are less than the carrying amounts, an impairment loss would be recognized, resulting in a write-down of the assets with a corresponding charge to earnings. The impairment loss is measured based upon the difference between the carrying amounts and the fair values of the assets. Assets to be disposed of are reported at the lower of the carrying amounts or fair value less cost to sell. Management determines fair value using the discounted cash flow method or other accepted valuation techniques. The Company recorded asset impairment losses totaling $0.6 million in 2009 in connection with the closure of two facilities. No such impairments were recorded in 2010 or 2008.

Derivatives

The Company periodically enters into foreign currency, interest rate swap, and commodity derivative contracts. The Company uses interest rate swaps to manage exposure to interest rate fluctuations. Foreign currency contracts are used to manage exchange rate fluctuations and generally hedge transactions between the Euro and the U.S. dollar. Commodity futures contracts are used to manage costs of raw materials used in the Company’s production processes.

The Company enters into such contracts with financial institutions of good standing, and the total credit exposure related to non-performance by those institutions is not material to the operations of the Company. The Company does not enter into contracts for trading purposes.

We designate a portion of our derivative instruments as cash flow hedges for accounting purposes. For all derivatives designated as hedges, we formally document the relationship between the hedging instrument and the hedged item, as well as the risk management objective and the strategy for using the hedging instrument.  We assess whether the hedging relationship between the derivative and the hedged item is highly effective at offsetting changes in the cash flows both at inception of the hedging relationship and on an ongoing basis. Any change in the fair value of the derivative that is not effective at offsetting changes in the cash flows or fair values of the hedged item is recognized currently in earnings.

Interest rate swaps and other derivative contracts are recognized on the balance sheet as assets and liabilities, measured at fair value on a recurring basis using significant observable inputs, which is Level 2 as defined in the fair value hierarchy. For transactions in which we are hedging the variability of cash flows, changes in the fair value of the derivative are reported in accumulated other comprehensive income until earnings are affected by the hedged item. Changes in the fair value of derivatives not designated as hedges are recognized currently in earnings.

Self-Insurance

We are self-insured for a portion of our product liability, workers’ compensation, general liability, medical coverage and certain other liability exposures. The Company accrues loss reserves up to the retention amounts when such amounts are reasonably estimable and probable. The accompanying consolidated balance sheets include estimated amounts for claims exposure based on experience factors and management estimates for known and anticipated claims as follows:

	December 31,
	2010	2009
Medical insurance	$702	$697
Workers’ compensation	153	189
Total self-insurance reserves	$855	$886

Warranty Costs

Estimated expenses related to product warranties are accrued at the time products are sold to customers and recorded as part of cost of sales. Estimates are established using historical information as to the nature, frequency, and average costs of warranty claims.

Warranty activity for the years ended December 31, 2010 and 2009 consisted of the following:

	2010	2009
Warranty liability at beginning of the year	$2,852	$3,108
Accrued warranty expense, net adjustments	2,079	1,651
Change in estimates related to pre-existing warranties	(589)	(798)
Cost of warranty service work performed	(1,264)	(1,191)
Foreign exchange translation effect	(115)	82
Warranty liability at end of the year	$2,963	$2,852

Income Taxes

Income taxes for the Company are accounted for under the asset and liability method. Deferred income tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred income tax assets and liabilities of a change in tax rates is generally recognized in income in the period that includes the enactment date.

Valuation allowances are recorded if it is more likely than not that some portion of the deferred tax asset will not be realized. In evaluating the need for a valuation allowance, we take into account various factors, including the expected level of future taxable income and available tax planning strategies. If actual results differ from the assumptions made in the evaluation of our valuation allowance, we record a change in valuation allowance through income tax expense or other comprehensive income in the period such determination is made.

Foreign Currency Exchange Gains and Losses

The Company’s financial statements are presented in U.S. dollars. The functional currencies of the Company’s operating subsidiaries are the local currencies of the countries in which each subsidiary is located. Assets and liabilities denominated in foreign currencies are translated at rates of exchange in effect at the balance sheet date. Revenues and expenses are translated at average rates of exchange in effect during the year. The amounts recorded in each year are net of income taxes to the extent the underlying equity balances in the entities are not deemed to be permanently reinvested.

Transactions in foreign currencies are translated at the exchange rate in effect at the date of each transaction. Differences in exchange rates during the period between the date a transaction denominated in a foreign currency is consummated and the date on which it is either settled or translated for inclusion in the consolidated balance sheets are recognized in the consolidated statements of operations for that period. The foreign currency transaction gain (loss) in income was $(0.4) million, $(1.4) million, and $0.3 million for the years ended December 31, 2010, 2009 and 2008, respectively.

Debt Issuance Costs

Costs directly related to the placement of debt are capitalized and amortized using the straight-line method, which approximates the effective interest method over the term of the related obligation. Amounts written off due to early extinguishment of debt are charged to earnings. Cost and accumulated amortization related to debt issuance costs amounted to approximately $3.4 million and 1.8 million, respectively, as of December 31, 2010 and $3.4 million and $1.1 million, respectively, as of December 31, 2009.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses for the periods presented. Actual results could differ from those estimates.

Reclassifications

Certain prior period amounts have been reclassified to conform to current year presentations.

3. Recent Accounting Pronouncements

In October 2009, the Financial Accounting Standards Board issued Accounting Standards Update (ASU) No. 2009-13, Multiple-Deliverable Revenue Arrangements—a consensus of the FASB Emerging Issues Task Force.  ASU No. 2009-13 addresses the unit of accounting for arrangements involving multiple deliverables and how arrangement consideration should be allocated to the separate units of accounting. The Company has adopted the provisions of ASU No. 2009-13 prospectively beginning January 1, 2011.  The Company does not anticipate a material impact on its results of operations from adopting the provisions of ASU No. 2009-13.

4. Acquisitions

The following acquisitions were accounted for using the acquisition method of accounting and, accordingly, the accompanying financial statements include the financial position and the results of operations from the dates of acquisition.

On August 19, 2010, we completed the acquisition of Baric Group (“Baric”) for $27.0 million, net of cash acquired. During the fourth quarter of 2010, a final working capital settlement of $0.2 million was paid pursuant to terms of the purchase agreements. Baric is a supplier of highly engineered fluid handling systems primarily for lubrication applications, with its primary operations based in Blyth, United Kingdom. The following table summarizes intangible assets acquired:

	Asset	Weighted Average Amortization Period (years)
Acquired customer relationships	$7,053	10.0
Acquired developed technology	6,492	9.6
Backlog	3,339	2.3
Other	395	8.6
Trade names - indefinite life	2,770
Goodwill	12,940
Total intangible assets acquired	$32,989

The weighted average amortization period for total acquired amortizing intangibles is approximately 8.3 years. None of the goodwill acquired is expected to be tax deductible.

On August 31, 2009, we completed the acquisition of PD-Technik Ingenieurbüro GmbH (“PD-Technik”), a provider of marine aftermarket related products and services located in Hamburg, Germany, for $1.3 million, net of cash acquired in the transaction.

On November 29, 2007, the Company acquired Fairmount Automation, Inc. (“Fairmount”), an original equipment manufacturer of mission critical programmable automation controllers in fluid handling applications primarily for the U.S. Navy, for $4.5 million plus contingent payments based on achievement of revenue and earnings targets over the three year period ending December 31, 2010. In the fourth quarters of 2009 and 2008, the first two targets were achieved, resulting in payments of $0.4 million in each period, which were recorded as goodwill.  In the fourth quarter of 2010, the final target was achieved, resulting in a payment of $0.7 million, which was recorded as goodwill.

5. Income Taxes

Income before income taxes and the components of the provision for income taxes were as follows:

	Year ended December 31,
	2010	2009	2008
Income (loss) before income tax expense:
Domestic	$(12,737)	$698	$(54,303)
Foreign	40,425	31,720	60,299
	$27,688	$32,418	$5,996
Provision for income taxes:
Current income tax expense (benefit):
Federal	$(30)	$(1,323)	$(1,145)
State	261	344	239
Foreign	11,538	6,911	19,701
	11,769	5,932	18,795
Deferred income tax expense (benefit):
Domestic	-	2,241	(12,607)
Foreign	(296)	448	(723)
	(296)	2,689	(13,330)
	$11,473	$8,621	$5,465

U.S. income taxes at the statutory rate reconciled to the overall U.S. and foreign provision for income taxes were as follows:

	Year ended December 31,
	2010	2009	2008

Tax at U.S. federal income tax rate	$9,691	$11,346	$2,099
State taxes	(5)	34	(1,500)
Effect of international tax rates	(2,522)	(2,260)	(3,342)
Payment of non-deductible underwriting fee	-	-	4,483
Changes in valuation and tax reserves	3,827	(710)	2,903
Other	482	211	822
Provision for income taxes	$11,473	$8,621	$5,465

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the deferred tax assets and liabilities were as follows:

	December 31,
	2010		2009
	Current	Long-Term	Current	Long-Term

Deferred tax assets:
Post-retirement benefit obligations	$1,076	$28,688	$1,003	$23,262
Expenses not currently deductible	7,401	30,042	9,552	30,200
Net operating loss carryover	-	49,789	-	42,268
Tax credit carryover	-	5,728	-	5,560
Other	918	823	-	837

Total deferred tax assets	9,395	115,070	10,555	102,127
Valuation allowance for deferred tax assets	(2,987)	(49,904)	(2,649)	(42,404)

Net deferred tax assets	6,408	65,166	7,906	59,723

Net tax liabilities:
Depreciation / amortization	-	14,901	-	10,578
Other	503	11,410	1,074	7,680

Total deferred tax liabilities	503	26,311	1,074	18,258

Net deferred tax assets	$5,905	$38,855	$6,832	$41,465

For purposes of the balance sheet presentation, the Company nets current and non-current tax assets and liabilities within each taxing jurisdiction. The above table is presented prior to the netting of the current and non-current deferred tax items. The Company evaluates the recoverability of its net deferred tax assets on a jurisdictional basis by considering whether net deferred tax assets will be realized on a more likely than not basis.  To the extent a portion or all of the applicable deferred tax assets do not meet the more likely than not threshold, a valuation allowance is recorded. During the year ending December 31, 2010, the valuation allowance increased from $45.1 million to $52.9 million with $4.2 million and $3.6 million of the increase recognized in income tax expense and other comprehensive income, respectively.  The $7.8 million net increase in 2010 was primarily attributable to U.S. deferred tax assets the Company believes may not be realized. Consideration was given to U.S. tax planning strategies and future U.S. taxable income as to how much of the relevant deferred tax asset could be realized on a more likely than not basis.

The Company has U.S. net operating loss carryforwards of approximately $130.5 million expiring in years 2021 through 2030, and minimum tax credits of approximately $1.9 million that may be carried forward indefinitely. Tax credit carryforwards include foreign tax credits that have been offset by a valuation allowance. We experienced an “ownership change” within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended, as a result of the IPO.  The Company’s ability to use these various carryforwards existing at the time of the ownership change to offset any taxable income generated in taxable periods after the ownership change may be limited under Section 382 and other federal tax provisions.

For the years ended December 31, 2010, 2009 and 2008, the Company intends that all undistributed earnings of its controlled international subsidiaries will be reinvested and no tax expense in the United States has been recognized under the applicable accounting standard, for these reinvested earnings.  The amount of unremitted earnings from these international subsidiaries, subject to local statutory restrictions, as of December 31, 2010 is approximately $151.5 million.  It is not reasonably determinable as to the amount of deferred tax liability that would need to be provided if such earnings were not reinvested.

The Company applies an accounting standard which establishes a single model to address accounting for uncertainty in tax positions. This accounting standard applies to all tax positions and requires a recognition threshold and measurement of a tax position taken or expected to be taken in a tax return. This standard also provides guidance on classification, interest and penalties, accounting in interim periods and transition, and significantly expanded income tax disclosure requirements.

A reconciliation of the beginning and ending amount of gross unrecognized tax benefits is as follows:

Balance at December 31, 2008	$10,101

Additions for tax positions in prior periods	73
Additions for tax positions in current period	308
Reductions for tax positions in prior periods	(1,896)
Foreign exchange impact / other	160

Balance at December 31, 2009	8,746

Additions for tax positions in prior periods	590
Additions for tax positions in current period	412
Reductions for tax positions in prior periods	(1,076)
Foreign exchange impact / other	(81)

Balance at December 31, 2010	$8,591

The Company’s unrecognized tax benefits as of December 31, 2010 and 2009 totaled $8.9 million and $9.3 million inclusive of $0.3 million and $0.5 million of interest and penalties, respectively.  These amounts were offset in part by tax benefits of approximately $0.6 million and $0.7 million for the years ended December 31, 2010 and 2009, respectively.  The net liabilities for uncertain tax positions for the years ended December 31, 2010 and 2009 were $8.3 million and $8.6 million, respectively, and if recognized, would favorably impact the effective tax rate.

The Company records interest and penalties on uncertain tax positions for post-adoption periods as a component of income tax expense. The interest and penalty expense recorded in income tax expense attributed to uncertain tax positions for the years ended December 31, 2010, 2009 and 2008 was $0.1 million, $0.2 million and $0.2 million, respectively.

The Company is subject to income tax in the U.S., state, and international locations. The Company’s significant operations outside the U.S. are located in Germany and Sweden. In Sweden, tax years 2005 to 2010 and in Germany, tax years 2006 to 2010 remain subject to examination. In the U.S., tax years 2005 and beyond generally remain open for examination by U.S. and state tax authorities as well as tax years ending in 1997, 1998, 2000 and 2003 that have U.S. tax attributes available that have been carried forward to open tax years or are available to be carried forward to future tax years.
Due to the difficulty in predicting with reasonable certainty when tax audits will be fully resolved and closed, the range of reasonably possible significant increases or decreases in the liability for unrecognized tax benefits that may occur within the next 12 months is difficult to ascertain. Currently, we estimate it is reasonably possible the expiration of various statutes of limitations and resolution of tax audits may reduce our tax expense in the next 12 months ranging from zero to $5.7 million.

6.   Restructuring and Other Related Charges

The Company initiated a series of restructuring actions beginning in 2009 in response to then current and expected future economic conditions. As a result, for the years ended December 31, 2010 and 2009, the Company recorded pre-tax restructuring and other related costs of $10.3 million and $18.2 million, respectively. The costs incurred in the year ended December 31, 2010 include $2.2 million of termination benefits, including $0.6 million of non-cash stock-based compensation expense, related to the departure of the Company’s former President and Chief Executive Officer (CEO) in January of 2010.  Additionally, the costs incurred in the year ended December 31, 2010 include $1.3 million of termination benefits related to the October 2010 departures of the Company’s former Chief Financial Officer and General Counsel.  The costs incurred in the year ended December 31, 2009 include a $0.6 million non-cash asset impairment charge related to closure of a repair facility.

As of December 31, 2010, excluding additions from businesses acquired in 2009 and 2010, we have reduced our company-wide workforce by 237 associates from December 31, 2008.  Additionally, through the second quarter of 2010, we participated in a German government-sponsored furlough program in which the government paid the wage-related costs for participating associates.  Payroll taxes and other employee benefits related to employees’ furlough time are included in restructuring costs.

The Company has relocated its Richmond, Virginia corporate headquarters to the Columbia, Maryland area, in order to provide improved access to international travel and to its key advisors.  In connection with the move, the Company has incurred $0.6 million of employee termination benefit costs, reflected in restructuring and other related charges, and $0.4 million of other relocation related costs in 2010, which are reflected in selling, general and administrative expenses.  We expect to incur an additional $1.5 million of employee termination benefit costs, operating lease exit costs and other relocation expenses related to the headquarters relocation in the first six months of 2011.

During the second quarter of 2009, we closed a repair facility in Aberdeen, NC. Further, during the fourth quarter of 2009, we closed a manufacturing facility in Sanford, NC and moved its production to the Company’s facilities in Monroe, NC and Columbia, KY. We recorded non-cash impairment charges of $0.6 million to reduce the carrying value of the real estate and equipment at these facilities to their estimated fair values.

We recognize the cost of involuntary termination benefits at the communication date or ratably over any remaining expected future service period.  Voluntary termination benefits are recognized as a liability and a loss when employees accept the offer and the amount can be reasonably estimated. We record asset impairment charges to reduce the carrying amount of long-lived assets that will be sold or disposed of to their estimated fair values. Fair values are estimated using observable inputs including third party appraisals and quoted market prices.

A summary of restructuring activity for the year ended December 31, 2010 is shown below.

		Year Ended December 31, 2010
	Restructuring Liability at Dec. 31, 2009	Provisions	Payments	Foreign Currency Translation	Restructuring Liability at Dec. 31, 2010

Restructuring and Other Related Charges:
Termination benefits (1)	$9,473	$7,610	$(14,169)	$(734)	$2,180
Furlough charges (2)	-	327	(319)	(8)	-
Facility closure charges (3)	-	909	(909)	-	-
Consulting costs (4)	-	903	(903)	-	-
	$9,473	$9,749	$(16,300)	$(742)	$2,180

Non-cash termination benefits (5)		574
Total		10,323

(1)	Includes severance and other termination benefits such as outplacement services.

(2)	Includes payroll taxes and other employee benefits related to German employees’ furlough time.

(3)	Includes the cost of relocating and training associates and relocating equipment in connection with the closing of the Sanford, NC facility.

(4)	Includes outside consulting fees directly related to the Company’s restructuring and performance improvement initiatives.

(5)	Includes stock-based compensation expense related to the accelerated vesting of certain share-based payments in connection with the departure of the Company’s former President and CEO in January 2010.

7.   Earnings (Loss) Per Share

The following table presents the computation of basic and diluted earnings (loss) per share:

	Year ended December 31,
	2010	2009	2008

Numerator:
Net income	$16,215	$23,797	$531
Dividends on preferred stock	-	-	(3,492)
Net income (loss) available to common shareholders	$16,215	$23,797	$(2,961)

Denominator:
Weighted-average shares of common stock outstanding – basic	43,389,878	43,222,616	36,240,157
Net income (loss) per share – basic	$0.37	$0.55	$(0.08)

Weighted-average shares of common stock outstanding - basic	43,389,878	43,222,616	36,240,157
Net effect of potentally dilutive securities (1)	277,347	103,088	-
Weighted-average shares of common stock outstanding - diluted	43,667,225	43,325,704	36,240,157
Net income (loss) per share – diluted	$0.37	$0.55	$(0.08)

(1)	Potentially dilutive securities consist of options and restricted stock units.

In the years ended December 31, 2010, 2009 and 2008, respectively, approximately 1.3 million, 0.6 million and 0.5 million potentially dilutive stock options, restricted stock units and deferred stock units were excluded from the calculation of diluted loss per share since their effect would have been anti-dilutive.

8.   Inventories

Inventories consisted of the following:

	December 31,
	2010	2009
Raw materials	$23,758	$28,445
Work in process	29,565	32,888
Finished goods	20,121	21,013

	73,444	82,346
Less-Customer progress billings	(7,726)	(3,171)
Less-Allowance for excess, slow-moving and obsolete inventory	(7,777)	(8,025)
	$57,941	$71,150

9.   Property, Plant and Equipment

Property, plant and equipment consisted of the following:

	Depreciable	December 31,
	Lives in Years	2010	2009

Land	-	$15,106	$16,618
Buildings and improvements	3 - 40	39,666	36,651
Machinery and equipment	3 - 15	121,933	119,727
Software	3 - 5	17,063	17,324

		193,768	190,320
Less-Accumulated depreciation		(104,522)	(98,230)
		$89,246	$92,090

Depreciation expense, including the amortization of assets recorded under capital leases, for the years ended December 31, 2010, 2009 and 2008, was approximately $12.1 million, $11.8 million and $12.1 million, respectively. These amounts include depreciation expense related to software for the years ended December 31, 2010, 2009 and 2008 of $1.9 million, $1.7 million and $2.0 million, respectively.

10.   Goodwill and Intangible Assets

Changes in the carrying amount of goodwill during the years ended December 31, 2010 and 2009 are as follows:

Goodwill
Balance December 31, 2008	$161,694

Contingent purchase price payment for Fairmount acquisition	418
Attributable to 2009 acquisition of PD-Technik	6
Impact of changes in foreign exchange rates	1,300

Balance December 31, 2009	163,418

Contingent purchase price payment for Fairmount acquisition	736
Attributable to 2010 acquisition of Baric	12,940
Impact of changes in foreign exchange rates	(4,756)

Balance December 31, 2010	$172,338

Other intangible assets consisted of the following:

	December 31,
	2010		2009
	Gross Carrying Amount	Accumlated Amortization	Gross Carrying Amount	Accumlated Amortization

Acquired customer relationships	$22,084	$(10,719)	$15,512	$(8,989)
Trade names - indefinite life	4,819	-	2,062	-
Acquired developed technology	12,231	(3,331)	5,811	(2,444)
Acquired backlog of open orders	3,311	(474)	-	-
Other intangibles	591	(214)	146	(146)

	$43,036	$(14,738)	$23,531	$(11,579)

In connection with the acquisition of PD-Technik in 2009, customer relationship intangibles of $0.9 million were acquired and are being amortized over a period of six years.

Amortization expense for the years ended December 31, 2010, 2009 and 2008 was approximately $3.5 million, $2.6 million and $2.7 million, respectively. Amortization expense for the next five fiscal years is expected to be: 2011—$5.3 million, 2012—$5.0 million, 2013—$2.4 million, 2014—$2.1 million, and 2015—$1.7 million.

11.   Retirement and Benefit Plans

The Company sponsors various defined benefit plans, defined contribution plans and other post-retirement benefits plans, including health and life insurance, for certain eligible employees or former employees. We use December 31 as the measurement date for all of our employee benefit plans.

As a result of a settlement agreement reached in October of 2010, we assumed directly the pension obligation for a group of former employees of a divested subsidiary in place of an obligation to indemnify the purchaser of the subsidiary for all pension-related costs of the former employees.  The pension plan covering those employees transferred the rights to the assets and liabilities to one of our foreign plans.  The amounts related to this settlement are reflected as “Plan combinations” in the tables below.  The net underfunded position of $2.9 million has been recorded as current year pension expense.  This expense is substantially offset within SG&A by the reversal of an accrual established in prior years for this matter.

The following table summarizes the changes in our pension and other post-retirement benefit plan obligations and plan assets and includes a statement of the plans’ funded status:

	Pension Benefits		Other Post-retirement Benefits
Year ended December 31,	2010	2009	2010	2009

Change in benefit obligation:
Projected benefit obligation at beginning of year	$306,571	$295,165	$10,859	$10,370
Service cost	1,168	1,381	-	-
Interest cost	16,514	17,577	553	525
Actuarial loss	20,344	10,662	3,671	772
Acquisitions	-	72	-	-
Plan combinations	12,639	-	-	-
Foreign exchange effect	(4,827)	2,958	-	-
Benefits paid	(21,121)	(21,244)	(1,280)	(808)

Projected benefit obligation at end of year	$331,288	$306,571	$13,803	$10,859

Accumulated benefit obligation at end of year	$327,498	$303,598	$-	$-

Change in plan assets:
Fair value of plan assets at beginning of year	$209,921	$192,859	$-	$-
Actual return on plan assets	22,886	29,193	-	-

	Pension Benefits		Other Post-retirement Benefits
Year ended December 31,	2010	2009	2010	2009
Employer contribution	10,797	7,517	1,280	808
Acquisitions	-	60	-	-
Plan combinations	9,762	-
Foreign exchange effect	(1,005)	1,536	-	-
Benefits paid	(21,121)	(21,244)	(1,280)	(808)

Fair value of plan assets at end of year	$231,240	$209,921	$-	-

Funded status at end of year	$(100,048)	$(96,650)	$(13,803)	(10,859)

Amounts recognized in the balance sheet at December 31:
Non-current assets	$290	$244	$-	$-
Current liabilities	(1,050)	(1,114)	(834)	(1,409)
Non-current liabilities	(99,288)	(95,780	(12,969)	(9,450)

Total	$(100,048)	$(96,650)	$(13,803)	$(10,859)

The accumulated benefit obligation and fair value of plan assets for the pension plans with accumulated benefit obligations in excess of plan assets were $324.8 million and $228.1 million, respectively, as of December 31, 2010 and $301.2 million and $207.2 million, respectively, as of December 31, 2009.

The projected benefit obligation and fair value of plan assets for the pension plans with projected benefit obligations in excess of plan assets were $328.5 million and $228.1 million, respectively, as of December 31, 2010 and $304.1 million and $207.2 million, respectively, as of December 31, 2009.

The following table summarizes the changes in our foreign pension plans’ obligations and plan assets, included in the previous disclosure, and includes a statement of the foreign plans’ funded status:

	Pension Benefits
Year ended December 31,	2010	2009
Change in benefit obligation:
Projected benefit obligation at beginning of year	$80,960	$80,960
Service cost	1,168	1,168
Interest cost	4,138	4,138
Actuarial loss	5,494	5,494
Acquisitions	-	-
Plan combinations	12,639	12,639
Foreign exchange effect	(4,827)	(4,827)
Benefits paid	(4,436)	(4,436)

Projected benefit obligation at end of year	$95,136	$95,136

Accumulated benefit obligation at end of year	$91,346	$91,346

Change in plan assets:
Fair value of plan assets at beginning of year	$24,841	$24,841
Actual return on plan assets	1,638	1,638
Employer contribution	3,271	3,271
Acquisitions	-	-
Plan combinations	9,762	9,762

	Pension Benefits
Year ended December 31,	2010	2009
Foreign exchange effect	(1,005)	(1,005)
Benefits paid	(4,436)	(4,436)

Fair value of plan assets at end of year	34,071	34,071

Funded status at end of year	$(61,065)	$(61,065)

Expected contributions to the pension plans for 2011 are $6.7 million. The following benefit payments are expected to be paid during the years ending December 31:

	Pension Benefits		Other Post- retirement
	All Plans	Foreign Plans	Benefits

2011	$23,080	$4,554	$834
2012	22,232	4,752	895
2013	22,182	4,833	922
2014	22,228	4,923	932
2015	22,424	5,003	945
Years 2016-2020	110,002	25,782	4,534

The Company’s primary investment objective for its pension plan assets is to provide a source of retirement income for the plans’ participants and beneficiaries.  The assets are invested with the goal of preserving principal while providing a reasonable real rate of return over the long term.  Diversification of assets is achieved through strategic allocations to various asset classes.  Actual allocations to each asset class vary due to periodic investment strategy changes, market value fluctuations, the length of time it takes to fully implement investment allocation positions, and the timing of benefit payments and contributions. The asset allocation is monitored and rebalanced as required, as frequently as on a quarterly basis in some instances. The following are the actual and target allocation percentages for the Company’s pension plan assets:

	Actual Allocation December 31.		Target
	2010	2009	Allocation

United States Plans:
Equity securities:
U.S.	34%	39%	32% - 42%
International	16	12	10% - 16%
Fixed income securities	32	34	27% - 43%
Hedge fund	18	15	13% - 20%

Foreign Plans:
Large cap equity securities	11	15	0% - 20%
Fixed income securities	57	83	80% - 100%
Cash and cash equivalents	32	2	0% - 5%

The large proportion of assets in cash for foreign plans at December 31, 2010 is a temporary situation due to the transfer of assets resulting from the October settlement agreement.

The following table presents the Company’s pension plan assets using the fair value hierarchy as of December 31, 2010 and 2009.  The fair value hierarchy has three levels based on the reliability of the inputs used to determine fair value.  Level 1 refers to fair values determined based on quoted prices in active markets for identical assets.  Level 2 refers to fair values estimated using significant observable inputs, and Level 3 includes fair values estimated using significant unobservable inputs.

	December 31, 2010
	Total	Level 1	Level 2	Level 3

United States Plans:
Cash and cash equivalents	$3	$3	$-	$-
Equity mutual funds:
U.S. large cap	54,086	54,086	-	-
U.S. small / mid-cap	12,339	12,339	-	-
International	32,271	32,271	-	-
Fixed income mutual funds:
U.S. government and corporate	39,923	39,923	-	-
High yield bonds	16,011	16,011
Emerging markets debt	6,194	6,194	-	-
Multi-strategy hedge funds	36,342	-	-	36,342

Foreign Plans:
Cash and cash equivalents	10,638	10,638	-	-
Large cap equity securities	3,885	3,885	-	-
Non-U.S. Government bonds	13,520		13,520
Other (a)	6,028	-	6,028	-

	$231,240	$175,350	$19,548	$36,342

(a)  This class includes diversified portfolio funds maintained for certain foreign plans.

	December 31, 2009
	Total	Level 1	Level 2	Level 3

United States Plans:
Cash and cash equivalents	$1,180	$1,180	$-	$-
Equity mutual funds:
U.S. large cap	56,400	56,400	-	-
U.S. small / mid-cap	15,992	15,992	-	-
International	22,548	22,548	-	-
Fixed income mutual funds:
U.S. government and corporate	39,192	39,192	-	-
High yield bonds	11,613	11,613
Emerging markets debt	11,386	11,386	-	-
Multi-strategy hedge funds	26,769	-	-	26,769

Foreign Plans:
Cash and cash equivalents	568	568	-	-
Large cap equity securities	3,688	3,688	-	-
Non-U.S. Government bonds	15,498		15,498
Other (a)	5,087	-	5,087	-
	$209,921	$162,567	$20,585	$26,769

(a)  This class includes diversified portfolio funds maintained for certain foreign plans.

Fixed income securities held by the foreign plans are valued using quotes from independent pricing vendors based on recent trading activity and other relevant information, including market interest rate curves, referenced credit spreads and estimated prepayment rates.  The hedge fund investment is valued at the net asset value of units held by the plans at year end.

The table below presents a summary of the changes in the fair value of the Level 3 assets held.

Balance at January 1, 2009	$25,983
Unrealized gains	786
Balance at December 31, 2009	26,769
Net purchases and sales	9,036
Realized losses	(316)
Unrealized gains	853
Balance at December 31, 2010	$36,342

The components of net periodic cost and other comprehensive loss (income) were as follows:

	Pension Benefits			Other Post-retirement Benefits
	2010	2009	2008	2010	2009	2008
Components of net periodic benefit cost:
Service cost	$1,168	$1,381	$1,160	$-	$-	$-
Interest cost	16,514	17,577	17,429	553	525	501
Amortization	4,593	3,639	2,523	482	353	227
Plan combinations	2,877	-	-	-	-	-
Expected return on plan assets	(19,331)	(19,570)	(20,509)	-	-	-

Net periodic benefit cost	$5,821	$3,027	$603	$1,035	$878	$728

Change in plan assets and benefit obligations recognized in other comprehensive loss (income):
Current year net actuarial loss	16,736	710	66,101	3,671	772	901
Prior service cost	-	-	-	-	-	2,359
Less amounts included in net periodic cost:				-	-
Amortization of net loss	(4,593)	(3,639)	(2,523)	(234)	(104)	(165)
Amortization of prior service cost	-	-	-	(248)	(249)	(62)

Total recognized in other comprehensive loss (income)	$12,143	$(2,929)	$63,578	$3,189	$419	$3,033

The components of net periodic cost and other comprehensive (income) loss for our foreign pension plans, included within the previous disclosure, were as follows:

	Foreign Pension Benefits
	2010	2009	2008

Components of net periodic benefit cost:
Service cost	$1,168	$1,381	$1,160
Interest cost	4,138	4,668	4,364
Recognized net actuarial loss	385	808	348
Plan combinations	2,877
Expected return on plan assets	(1,259)	(1,204)	(1,456)

Net periodic benefit cost	$7,309	$5,653	$4,416

Change in plan assets and benefit obligations recognized in other comprehensive loss (income):
Current year net actuarial loss (gain)	5,062	(6,464)	6,339
Less amounts included in net periodic cost:
Amortization of net loss	(385)	(808)	(348)

Total recognized in other comprehensive loss (income)	$4,677	$(7,272)	$5,991

The components of accumulated other comprehensive income that have not been recognized as components of net periodic cost are as follows:

	Pension Benefits		Other Post-retirement Benefits
	2010	2009	2010	2009
At December 31,

Net actuarial loss	$153,757	$141,614	$6,774	$3,337
Prior service cost	-	-	1,800	2,048

Total	$153,757	$141,614	$8,574	$5,385

The components of accumulated other comprehensive income that are expected to be recognized in net periodic cost during the year ended December 31, 2011 are as follows:

	Pension Benefits	Other Post- retirement Benefits

Net actuarial loss	$5,854	$567
Prior service cost	-	248

Total	$5,854	$815

The key economic assumptions used in the measurement of the Company’s benefit obligations at December 31, 2010 and 2009 are as follows:

	Pension Benefits		Other Post-retirement Benefits
	2010	2009	2010	2009

Weighted-average discount rate:
For all plans	5.1%	5.7%	5.2%	5.6%
For all foreign plans	5.4%	5.6%	-	-

Weighted-average rate of increase in compensation levels for active foreign plans	2.6%	2.0%	-	-

The key economic assumptions used in the computation of net periodic benefit cost for the years ended December 31, 2010, 2009 and 2008 are as follows:

	Pension Benefits			Other Post-retirement Benefits
	2010	2009	2008	2010	2009	2008

Weighted-average discount rate:
For all plans	5.7%	6.1%	6.0%	5.6%	6.0%	6.3%
For all foreign plans	5.6%	5.8%	4.7%	-	-	-

Weighted-average expected return on plan assets:
For all plans	8.3%	8.3%	8.3%	-	-	-
For all foreign plans	5.4%	5.0%	5.1%	-	-	-

Weighted-average rate of increase in compensation levels for active foreign plans	2.2%	2.1%	2.2%	-	-	-

In determining discount rates, the Company utilizes the single discount rate equivalent to discounting the expected future cash flows from each plan using the yields at each duration from a published yield curve as of the measurement date.

For measurement purposes, an annual rate of increase in the per capita cost of covered health care benefits of approximately 16.0% was assumed. The rate was assumed to decrease gradually to 5.0% by 2021 and remain at that level thereafter for benefits covered under the plans.

The expected long-term rate of return on plan assets was based on the Company’s investment policy target allocation of the asset portfolio between various asset classes and the expected real returns of each asset class over various periods of time that are consistent with the long-term nature of the underlying obligations of these plans.

Assumed health care cost trend rates have a significant effect on the amounts reported for the health care plan. A one-percentage point change in assumed health care cost trend rates would have the following pre-tax effects:

	1 Percentage Point Increase	1 Percentage Point Increase

Effect on total service and interest cost components for 2010	$52	$(43)
Effect on post-retirement benefit obligation at December 31, 2010	1,667	(1,358)

The Company maintains defined contribution plans covering substantially all of their non-union domestic employees, as well as certain union domestic employees. Under the terms of the plans, eligible employees may generally contribute from 1% to 50% of their compensation on a pre-tax basis. The Company’s contributions are based on 50% of the first 6% of each participant’s pre-tax contribution. Additionally, the Company makes a unilateral contribution of 3% of all employees’ salary (including non-contributing participants) to the defined contribution plans. The Company’s expense for 2010, 2009 and 2008 was $2.4 million, $2.4 million and $2.2 million, respectively, related to these plans.

12.   Debt

Long-term debt consisted of the following:

	December 31,
	2010	2009

Term A notes (senior bank debt)	$82,500	$91,250
Capital leases and other	-	235

Total debt	82,500	91,485

Less-current portion Term A	(10,000)	(8,750)
Less-current portion capital leases and other	-	(219)
	$72,500	$82,516

On May 13, 2008, coinciding with the closing of the IPO, the Company terminated its existing credit facility. There were no material early termination penalties incurred as a result of the termination. Deferred loan costs of $4.6 million were written off in connection with this termination.  On the same day, the Company entered into a new credit agreement (the Credit Agreement).  The Credit Agreement, led by Banc of America Securities LLC and administered by Bank of America, is a senior secured structure with a $150.0 million revolver and a Term A Note of $100.0 million.

The Term A Note bears interest at LIBOR plus a margin ranging from 2.25% to 2.75% determined by the total leverage ratio calculated at quarter end. At December 31, 2010, the interest rate was 2.76% inclusive of 2.50% margin.  The Term A Note, as entered into on May 13, 2008, has $2.5 million due on a quarterly basis on the last day of each March, June, September and December beginning with June 30, 2010 and ending March 31, 2013, and one installment of $60.0 million payable on May 13, 2013.

The $150.0 million revolver contains a $50.0 million letter of credit sub-facility, a $25.0 million swing line loan sub-facility and a €100.0 million sub-facility.  The annual commitment fee on the revolver ranges from 0.4% to 0.5% determined by the total leverage ratio calculated at quarter end. At December 31, 2010, the commitment fee was 0.5% and there was $14.1 million outstanding on the letter of credit sub-facility. The bankruptcy of Lehman Brothers, one of the financial institutions in the consortium that provided the Company’s revolving credit line, resulted in their default under the terms of the revolver and we will not be able to draw on their commitment of $6.0 million, leaving approximately $129.9 million available under the revolver loan.  The Credit Agreement was amended on February 14, 2011 to eliminate Lehman Brothers’ commitment, thereby reducing the total amount of the revolving credit line to $144.0 million.  At December 31, 2009, the commitment fee was 0.4% and there was $14.4 million outstanding on the letter of credit sub-facility, leaving approximately $136 million available under the revolver loan.

Substantially all assets and stock of the Company’s domestic subsidiaries and 65% of the shares of certain European subsidiaries are pledged as collateral against borrowings under the Credit Agreement. Certain European assets are pledged against borrowings directly made to our European subsidiary. The Credit Agreement contains customary covenants limiting the Company’s ability to, among other things, pay cash dividends, incur debt or liens, redeem or repurchase Company stock, enter into transactions with affiliates, make investments, merge or consolidate with others or dispose of assets. In addition, the Credit Agreement contains financial covenants requiring the Company to maintain a total leverage ratio of not more than 3.25 to 1.0 and a fixed charge coverage ratio of not less than 1.50 to 1.0, measured at the end of each quarter. If the Company does not comply with the various covenants under the Credit Agreement and related agreements, the lenders may, subject to various customary cure rights, require the immediate payment of all amounts outstanding under the Term A Note and revolver and foreclose on the collateral. The Company is in compliance with all such covenants as of December 31, 2010.

The future aggregate annual maturities of long-term debt at December 31, 2010 are:

Term Debt

2011	$10,000
2012	10,000
2013	62,500

Total	$82,500

13.   Shareholders’ Equity

Preferred Stock

On May 13, 2008, pursuant to the amended articles of incorporation, the Company’s preferred stock was automatically converted into shares of common stock upon the closing of the IPO, determined by dividing the original issue price of the preferred shares by the issue price of the common shares at the offering date.

The holders of the Company’s preferred stock were entitled to receive dividends in preference to any dividend on the common stock at the rate of LIBOR plus 2.50% per annum, when and if declared by the Company’s board of directors. Preferred dividends of $3.5 million, $12.2 million and $13.7 million were declared on May 12, 2008, December 31, 2007, and May 15, 2007, respectively.  These amounts were paid immediately prior to the consummation of the Company’s IPO on May 13, 2008.  The holders of the preferred stock did not have voting rights except in certain corporate matters involving the priority and payment rights of such shares.

Stock Split

On April 21, 2008, the Company’s board of directors approved a restatement of capital accounts of the Company through an amendment of the Company’s certificate of incorporation to provide for a stock split to convert each share of common stock issued and outstanding into 13,436.22841 shares of common stock.  The consolidated financial statements give retroactive effect as though the stock split occurred for all periods presented.

Issuance of Common Stock

On May 13, 2008, the Company completed its IPO of 21,562,500 shares of common stock at a per share price of $18.00. Of the 21,562,500 shares sold in the offering, 11,852,232 shares were sold by the Company and 9,710,268 shares were sold by certain selling stockholders. The Company received net proceeds of approximately $193.0 million, net of the underwriter’s discount of $14.4 million and offering-related costs of $5.9 million.

Results for the year ended December 31, 2008, include $57.0 million of nonrecurring costs associated with the IPO, including $10.0 million of share-based compensation and $27.8 million of special cash bonuses paid under previously adopted executive compensation plans, as well as $2.8 million of employer payroll taxes and other related costs.  It also included $11.8 million to reimburse the selling stockholders for the underwriting discount on the shares sold by them and the write off of $4.6 million of deferred loan costs associated with the early termination of a credit facility.

In 2010 and 2009, 194,999 and 18,078 shares of common stock, respectively, were issued in connection with stock option exercises and employee share-based payment arrangements that vested during the year.

Repurchases of Common Stock

On November 5, 2008, the Company’s board of directors authorized the repurchase of up to $20 million (up to $10 million per year in 2008 and 2009) of the Company’s common stock from time to time on the open market or in privately negotiated transactions.  The repurchase program was conducted pursuant to SEC Rule 10b5-1. The timing and amount of any shares repurchased was determined by the Company’s management based on its evaluation of market conditions and other factors.  In the fourth quarter of 2008, the Company purchased 795,000 shares of its common stock for approximately $5.7 million.  There were no repurchases in 2009 or 2010.

Dividend Restrictions

The Company’s Credit Agreement limits the amount of cash dividends and common stock repurchases the Company may make to a total of $10 million annually.

Accumulated Other Comprehensive Income

The components of accumulated other comprehensive income (loss) are as follows:

	December 31,
	2010	2009

Foreign currency translation adjustment	$5,928	$14,188
Unrealized losses on hedging activities	(1,789)	(3,035)
Net unrecognized pension and other post-retirement benefit costs	(134,654)	(120,950)

Total accumulated other comprehensive loss	$(130,515)	$(109,797)

Share-Based Payments

2008 Omnibus Incentive Plan

The Company adopted the Colfax Corporation 2008 Omnibus Incentive Plan (the 2008 Plan) on April 21, 2008. The 2008 Plan provides the compensation committee of the board of directors discretion in creating employee equity incentives. Awards under the 2008 Plan may be made in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalent rights, performance shares, performance units, and other stock-based awards.

The Company measures and recognizes compensation expense relating to share-based payments based on the fair value of the instruments issued. Stock-based compensation expense is recognized as a component of “Selling, general and administrative expenses” in the accompanying consolidated statements of operations as payroll costs of the employees receiving the awards are recorded in the same line item. Stock-based compensation expense related to the departure of the Company’s former President and CEO in January 2010 was recognized as a component of “Restructuring and other related charges”.  In the years ended December 31, 2010, 2009 and 2008, $3.1 million, $2.6 million and $1.3 million, respectively, of compensation cost and deferred tax benefits of approximately $1.1 million, $0.9 million and $0.4 million, respectively, were recognized. Compensation expense for 2010 included $0.6 million related to the former President and CEO’s departure.  Compensation expense recognized for the former President and CEO reflects the accelerated vesting of certain stock options and performance-based restricted stock units on January 9, 2010.  Additional compensation cost of $0.4 million was recognized for the accelerated vesting and extended exercise terms related to the departures of the Company’s former Chief Financial Officer and General Counsel.  At December 31, 2010, the Company had $5.6 million of unrecognized compensation expense related to stock-based awards that will be recognized over a weighted-average period of approximately 2.0 years. The intrinsic value of awards exercised or converted was $1.2 million and $0.1 million in 2010 and 2009, respectively.  There were no awards exercised or converted in 2008.  At December 31, 2010, the Company had issued stock-based awards that are described below.

Stock Options

Under the 2008 Plan, the Company may grant options to purchase common stock, with a maximum term of 10 years at a purchase price equal to the market value of the common stock on the date of grant. Or, in the case of an incentive stock option granted to a 10% stockholder, the Company may grant options to purchase common stock with a maximum term of 5 years, at a purchase price equal to 110% of the market value of the common stock on the date of grant. One-third of the options granted pursuant to the 2008 Plan vest on each anniversary of the grant date and the options expire in seven years.

Stock-based compensation expense for stock option awards was based on the grant-date fair value using the Black-Scholes option pricing model. We recognize compensation expense for stock option awards on a ratable basis over the requisite service period of the entire award. The following table shows the weighted-average assumptions we used to calculate fair value of stock option awards using the Black-Scholes option pricing model, as well as the weighted-average fair value of options granted during the years ended December 31, 2010 and 2009.

	Years Ended December 31,
	2010	2009	2008

Weighted-average assumptions used in Black-Scholes model:
Expected period that options will be outstanding (in years)	4.50	4.50	4.50
Interest rate (based on U.S. Treasury yields at time of grant)	2.38	1.87	3.08
Volatility	52.22	32.50	32.35
Dividend yield	-	-	-
Weighted-average fair value of options granted	$5.63	$2.24	$5.75

Expected volatility is estimated based on the historical volatility of comparable public companies. The Company uses historical data to estimate employee termination within the valuation model. Separate groups of employees that have similar historical exercise behavior are considered separately for valuation purposes. Since the Company has limited option exercise history, it has elected to estimate the expected life of an award based upon the SEC-approved “simplified method” noted under the provisions of Staff Accounting Bulletin No. 107 with the continued use of this method extended under the provisions of Staff Accounting Bulletin No. 110.

Stock option activity for the years ended December 31, 2010 and 2009 is as follows:

	Shares	Weighted- Average Exercise Price	Remaining Contractual Term	Aggregate Intrinsic Value
			(Years)
Outstanding at January 1, 2008	-	$-
Granted	531,999	17.94
Exercised	-	-
Forfeited	(17,008)	18.00
Outstanding at December 31, 2008	514,991	$17.93
Granted	844,165	7.44
Exercised	-	-
Forfeited	(91,523)	11.70
Outstanding at December 31, 2009	1,267,633	11.40
Granted	756,471	12.48
Exercised	(152,490)	7.48
Forfeited	(295,125)	10.71
Expired	(35,833)	15.94
Outstanding at December 31, 2010	1,540,656	12.34	5.47	$9,380
Vested or expected to vest at December 31, 2010	1,146,682	13.06	5.11	$6,162
Exercisable at December 31, 2010	478,052	13.82	4.72	$2,214

The aggregate intrinsic value is based on the difference between the Company’s closing stock price at the balance sheet date and the exercise price of the stock option, multiplied by the number of in-the-money options.  The amount of intrinsic value will change based on the fair value of the Company’s stock.

Performance-Based Awards

Under the 2008 Plan, the compensation committee may award performance-based restricted stock and restricted stock units whose vesting is contingent upon meeting various performance goals. The vesting of the stock units is determined based on whether the Company achieves the applicable performance criterion established by the compensation committee of the board of directors. If the performance criteria are satisfied, the units are subject to additional time vesting requirements, by which units will vest fully in two equal installments on the fourth and fifth anniversary of the grant date, provided the individual remains an employee during this period.

The fair value of each grant of performance-based restricted stock or restricted stock units is equal to the market value of a share of common stock on the date of grant and the compensation expense is recognized when it is expected that the performance goals will be achieved.  The performance criterion for the performance-based restricted stock units (PRSUs) granted in 2008 was achieved; however, the performance criterion for those granted in 2009 was not achieved and accordingly, no compensation expense for the 2009 grants was recognized.  The performance criterion for PRSUs granted in 2010 was achieved, except for those granted to the CEO as part of his initial employment agreement in January.  The PRSUs granted to the CEO are subject to separate criterion that may be achieved through 2013.

Other Restricted Stock and Restricted Stock Units

Under the 2008 Plan, the compensation committee may award non-performance based restricted stock and restricted stock units (RSUs) to selected executives, key employees and outside directors. The compensation committee determines the terms and conditions of each award including the restriction period and other criteria applicable to the awards.

The employee RSUs vest either 100% at the 1st anniversary of the grant date or 50% at the 1st anniversary and 50% at the 2nd anniversary of the grant date. The majority of the director RSUs granted to date vest in three equal installments on each anniversary of the grant date over a 3-year period. Directors can also elect to defer their annual board fees into RSUs with immediate vesting. Delivery of the shares underlying these director restricted stock units is deferred until termination of the director’s service on the Company’s board. The fair value of each restricted stock unit is equal to the market value of a share of common stock on the date of grant.

The following table summarizes the Company’s PRSU and RSU and activity for 2010 and 2009:

	PRSUs		PRSUs
Nonvested shares	Shares	Weighted- Average Grant Date Fair Value	Shares	Weighted- Average Grant Date Fair Value

Nonvested at January 1, 2008	-	$-	-	$-
Granted	125,041	17.89	73,305	18.00
Vested	-	-	-	-
Forfeited	(694)	18.00	(1,116)	18.00
Nonvested at December 31, 2008	124,347	17.89	72,189	18.00
Granted	337,716	7.44	69,610	8.35
Vested	-	-	(48,871)	15.72
Forfeited	(31,566)	10.69	-	-
Nonvested at December 31, 2009	430,497	10.22	92,928	11.97
Granted	263,454	12.10	44,693	12.88
Vested	(25,000)	18.00	(53,828)	13.69
Forfeited	(385,456)	8.72	-	-
Nonvested at December 31, 2010	283,495	13.33	83,793	11.35

The fair value of shares vested was $1.0 million and $0.4 million in 2010 and 2009, respectively.  No shares vested during 2008.

2001 Plan and 2006 Plan

In 2001 and 2006, the board of directors implemented long-term cash incentive plans as a means to motivate senior management or those most responsible for the overall growth and direction of the Company. Certain executive officers participated in the Colfax Corporation 2001 Employee Appreciation Rights Plan (the 2001 Plan) or the 2006 Executive Stock Rights Plan (the 2006 Plan).

Generally, each of these plans provided the applicable officers with the opportunity to receive a certain percentage, in cash (or, with respect to the 2001 Plan only, in equity, at the determination of the Board of Directors), of the increase in value of the Company from the date of grant of the award until the date of the liquidity event.

The 2001 Plan rights fully vested on the third anniversary of the grant date. The 2006 Plan rights vested if a liquidity event occurred prior to the expiration of the term of the plan. Amounts were only payable upon the occurrence of a liquidity event. The Board determined that the IPO qualified as a liquidity event for both plans. In conjunction with the IPO, the participants received a total of 557,597 shares of common stock and approximately $27.8 million in cash payments under the 2001 Plan and 2006 Plan and thereafter both plans terminated.  In the year ended December 31, 2008, the Company recognized $10.0 million of stock-based compensation expense associated with the 557,597 shares of common stock awarded and a related tax benefit of approximately $3.8 million.

14.   Financial Instruments

The carrying values of financial instruments, including accounts receivable, accounts payable and other accrued liabilities, approximate their fair values due to their short-term maturities. The estimated fair value of the Company’s long-term debt of $81.6 million and $88.6 million at December 31, 2010 and 2009, respectively, was based on current interest rates for similar types of borrowings. The estimated fair values may not represent actual values of the financial instruments that could be realized as of the balance sheet date or that will be realized in the future.

A summary of the Company’s assets and liabilities that are measured at fair value on a recurring basis for each fair value hierarchy level for the periods presented follows:

	December 31, 2009
	Total	Level 1	Level 2	Level 3

As of December 31, 2010

Assets:
Cash equivalents	$24,925	$24,925	$-	$-

Liabilities:
Interest rate swap	$1,789	-	$1,789	-
Foreign currency contracts	257	-	257	-
	2,046	-	2,046	-

As of December 31, 2009

Assets:
Cash equivalents	$33,846	$33,846	$-	$-

Liabilities:
Interest rate swap	$3,035	$-	$3,035	$-
Foreign currency contracts	121	-	121	-
	$3,156	$-	$3,156	$-

There were no significant transfers between level 1 and level 2 during 2010 or 2009.

Cash Equivalents

The Company’s cash equivalents consist of investments in interest-bearing deposit accounts and money market mutual funds which are valued based on quoted market prices.  The fair value of these investments approximate cost due to their short-term maturities and the high credit quality of the issuers of the underlying securities.  Interest rate swaps are valued based on forward curves observable in the market.  Foreign currency contracts are measured using broker quotations or observable market transactions in either listed or over-the-counter markets. There were no changes during the periods presented in the Company’s valuation techniques used to measure asset and liability fair values on a recurring basis.

Derivatives

The Company periodically enters into foreign currency, interest rate swap, and commodity derivative contracts. The Company uses interest rate swaps to manage exposure to interest rate fluctuations. Foreign currency contracts are used to manage exchange rate fluctuations and generally hedge transactions between the Euro and the U.S. dollar. Commodity futures contracts are used to manage costs of raw materials used in the Company’s production processes.

The Company enters into such contracts with financial institutions of good standing, and the total credit exposure related to non-performance by those institutions is not material to the operations of the Company. The Company does not enter into contracts for trading purposes.

We designate a portion of our derivative instruments as cash flow hedges for accounting purposes. For all derivatives designated as hedges, we formally document the relationship between the hedging instrument and the hedged item, as well as the risk management objective and the strategy for using the hedging instrument.  We assess whether the hedging relationship between the derivative and the hedged item is highly effective at offsetting changes in the cash flows both at inception of the hedging relationship and on an ongoing basis. Any change in the fair value of the derivative that is not effective at offsetting changes in the cash flows or fair values of the hedged item is recognized currently in earnings.

Interest rate swaps and other derivative contracts are recognized on the balance sheet as assets and liabilities, measured at fair value on a recurring basis using significant observable inputs, which is Level 2 as defined in the fair value hierarchy. For transactions in which we are hedging the variability of cash flows, changes in the fair value of the derivative are reported in accumulated other comprehensive income (loss) (AOCI), to the extent they are effective at offsetting changes in the hedged item, until earnings are affected by the hedged item. Changes in the fair value of derivatives not designated as hedges are recognized currently in earnings.

On June 24, 2008, the Company entered into an interest rate swap with an aggregate notional value of $75 million whereby it exchanged its LIBOR-based variable rate interest for a fixed rate of 4.1375%.  The notional value decreased to $50 million on June 30, 2010 and will decrease to $25 million on June 30, 2011, and expires on June 29, 2012. The fair values of the swap agreement, based on third-party quotes, were liabilities of $1.8 million and $3.0 million at December 31, 2010 and 2009, respectively, and are recorded in “Other long term liabilities” on the consolidated balance sheet.  The swap agreement has been designated as a cash flow hedge, and therefore changes in its fair value are recorded as an adjustment to other comprehensive income. The effective portion of net losses recognized in AOCI during the years ended December 31, 2010, 2009, and 2008 were $1.2 million, $0.9 million and $5.8 million, respectively.  There has been no significant ineffectiveness related to this arrangement since its inception. During the years ended December 31, 2010, 2009 and 2008, $2.4 million, $2.9 million and $0.8 million, respectively, of losses on the swap were reclassified from AOCI to interest expense.  At December 31, 2010, the Company expects to reclassify $1.4 million of net losses on the interest rate swap from accumulated other comprehensive income to earnings during the next twelve months.

As of December 31, 2010 and 2009, the Company had no open commodity futures contracts, but in previous periods had copper and nickel futures contracts.  The Company did not elect hedge accounting for these contracts, and therefore changes in their fair value were recognized in earnings.  For the years ended December 31, 2009 and 2008, the consolidated statements of operations include $2.0 million and $(1.7) million, respectively, of unrealized gains (losses) as a result of changes in the fair value of these contracts.  Realized (losses) on these contracts of $(1.0) million and $(0.4) million were recognized in the years ended December 31, 2009 and 2008, respectively.

As of December 31, 2010 and 2009, the Company had foreign currency contracts with notional values of $13.1 million and $10.5 million, respectively. The fair values of the contracts were liabilities of $0.3 million and $0.1 million at December 31, 2010 and 2009, respectively and are recorded in “Other accrued liabilities” and “Other liabilities” on the consolidated balance sheets. The Company has not elected hedge accounting for these contracts; therefore, changes in the fair value are recognized as a component of selling, general and administrative expense.  For the years ended December 31, 2010, 2009 and 2008, the consolidated statements of operations include $(0.2) million, $(0.7) million and $0.3 million, respectively, of unrealized gains (losses) as a result of changes in the fair value of these contracts.  Realized gains (losses) on these contracts of $(1.4) million, $0.9 million and $(0.3) million were recognized in the years ended December 31, 2010, 2009, and 2008, respectively.

15.   Concentration of Credit Risk

In addition to interest rate swaps, financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of trade accounts receivable.

The Company performs credit evaluations of its customers prior to delivery or commencement of services and normally does not require collateral. Letters of credit are occasionally required for international customers when the Company deems necessary. The Company maintains an allowance for potential credit losses and losses have historically been within management’s expectations.

The Company may be exposed to credit-related losses in the event of non-performance by counterparties to financial instruments. Counterparties to the Company’s financial instruments represent, in general, international financial institutions or well-established financial institutions.

No one customer accounted for 10% or more of the Company’s sales in 2010, 2009 or 2008 or accounts receivable at December 31, 2010 or 2009.

16.   Related Party Transactions

During 2008, the Company paid a management fee of $0.5 million to Colfax Towers, a party related by common ownership, recorded in selling, general and administrative expenses. This arrangement was discontinued following the Company’s IPO in May 2008.

17.   Operations by Geographical Area

The Company’s operations have been aggregated into a single reportable operating segment for the design, production and distribution of fluid handling products. The operations of the Company on a geographic basis are as follows:

	Years Ended December 31,
	2010	2009	2008
Net sales by origin:
United States	$183,803	$177,373	$189,924
Foreign locations:
Germany	196,399	180,917	239,723
Other	161,785	166,734	175,207
Total foreign locations	358,184	347,651	414,930

Total net sales	$541,987	$525,024	$604,854

Net sales by product:
Pumps, including aftermarket parts and service	$444,907	$443,073	$529,300
Systems, including installation service	78,598	69,339	58,231
Valves	14,568	10,081	10,094
Other	3,914	2,531	7,229

Total net sales	541,987	525,024	604,854
	December 31
	2010	2009
Long-lived assets:
United States	$27,757	$24,785
Foreign locations:
Germany	42,619	48,232
Other	18,870	19,073
Total foreign locations	61,489	67,305

Total long-lived assets	$89,246	$92,090

18.   Commitments and Contingencies

Asbestos Liabilities and Insurance Assets

Two of our subsidiaries are each one of many defendants in a large number of lawsuits that claim personal injury as a result of exposure to asbestos from products manufactured with components that are alleged to have contained asbestos. Such components were acquired from third-party suppliers, and were not manufactured by any of our subsidiaries nor were the subsidiaries producers or direct suppliers of asbestos. The manufactured products that are alleged to have contained asbestos generally were provided to meet the specifications of the subsidiaries’ customers, including the U.S. Navy.

The subsidiaries settle asbestos claims for amounts management considers reasonable given the facts and circumstances of each claim. The annual average settlement payment per asbestos claimant has fluctuated during the past several years. Management expects such fluctuations to continue in the future based upon, among other things, the number and type of claims settled in a particular period and the jurisdictions in which such claims arise. To date, the majority of settled claims have been dismissed for no payment.

Of the 24,764 pending claims, approximately 3,500 of such claims have been brought in various federal and state courts in Mississippi; approximately 3,300of such claims have been brought in the Supreme Court of New York County, New York; approximately 200 of such claims have been brought in the Superior Court, Middlesex County, New Jersey; and approximately 900 claims have been filed in state courts in Michigan and the U.S. District Court, Eastern and Western Districts of Michigan. The remaining pending claims have been filed in state and federal courts in Alabama, California, Kentucky, Louisiana, Pennsylvania, Rhode Island, Texas, Virginia, the U.S. Virgin Islands and Washington.

Claims activity related to asbestos is as follows(1):

	Years Ended December 31,
	2010	2009	2008

Claims unresolved at the beginning of the period	25,295	35,357	37,554
Claims filed(2)	3,692	3,323	4,729
Claims resolved(3)	(4,223)	(13,385)	(6,926)

Claims unresolved at the end of the period	24,764	25,295	35,357

Average cost of resolved claims(4)	$12,037	$11,106	$5,378

(1)	Excludes claims filed by one legal firm that have been “administratively dismissed.”

(2)	Claims filed include all asbestos claims for which notification has been received or a file has been opened.

(3)
Claims resolved include asbestos claims that have been settled or dismissed or that are in the process of being settled or dismissed based upon agreements or understandings in place with counsel for the claimants.

(4)
Average cost of settlement to resolve claims in whole dollars. These amounts exclude claims settled in Mississippi for which the majority of claims have historically been resolved for no payment.  These amounts exclude insurance recoveries.  The increase in average cost of resolved claims from 2008 to 2009 is driven primarily by a shift in the mix of settled claims from dismissals with no dollar value to mesothelioma settlements.

The Company has projected each subsidiary’s future asbestos-related liability costs with regard to pending and future unasserted claims based upon the Nicholson methodology. The Nicholson methodology is a standard approach used by experts and has been accepted by numerous courts. It is the Company’s policy to record a liability for asbestos-related liability costs for the longest period of time that it can reasonably estimate.

The Company believes that it can reasonably estimate the asbestos-related liability for pending and future claims that will be resolved in the next 15 years and has recorded that liability as its best estimate. While it is reasonably possible that the subsidiaries will incur costs after this period, the Company does not believe the reasonably possible loss or range of reasonably possible loss is estimable at the current time. Accordingly, no accrual has been recorded for any costs which may be paid after the next 15 years. Defense costs associated with asbestos-related liabilities as well as costs incurred related to litigation against the subsidiaries’ insurers are expensed as incurred.

During the third quarter of 2009, an analysis of claims data including filing and dismissal rates, alleged disease mix, filing jurisdiction, as well as settlement values resulted in the determination that the Company should revise its rolling 15-year estimate of asbestos-related liability for pending and future claims.  The analysis reflected that a statistically significant increase in mesothelioma filings had occurred and was expected to continue for both subsidiaries.  As a result, the Company recorded an $11.6 million pretax charge in the third quarter of 2009, which was comprised of an increase to its asbestos-related liabilities of $111.3 million offset by expected insurance recoveries of $99.7 million.

Each subsidiary has separate insurance coverage acquired prior to Company ownership of each independent entity. In its evaluation of the insurance asset, the Company used differing insurance allocation methodologies for each subsidiary based upon the applicable law pertaining to the affected subsidiary.

In November 2008, one of the subsidiaries entered into a settlement agreement with the primary and umbrella carrier governing all aspects of the carrier’s past and future handling of the asbestos related bodily injury claims against the subsidiary. As a result of this agreement, during the third quarter of 2008, the Company increased its insurance asset by $7.0 million attributable to resolution of a dispute concerning certain pre-1966 insurance policies and recorded a corresponding pretax gain. The Company reimbursed the primary insurer for $7.6 million in deductibles and retrospective premiums in the fourth quarter of 2008 and has no further liability to the insurer under these provisions of the primary policies.

For this subsidiary, the Delaware Court of Chancery ruled on October 14, 2009, that asbestos-related costs should be allocated among excess insurers using an “all sums” allocation (which allows an insured to collect all sums paid in connection with a claim from any insurer whose policy is triggered, up to the policy’s applicable limits) and that the subsidiary has rights to excess insurance policies purchased by a former owner of the business.  Based upon this ruling mandating an “all sums” allocation, as well as the language of the underlying insurance policies and the assertion and belief that defense costs are outside policy limits, the Company, as of October 2, 2009, increased its future expected recovery percentage from 67% to 90% of asbestos-related costs following the exhaustion of its primary and umbrella layers of insurance and recorded a pretax gain of $17.3 million. The subsidiary expects to be responsible for approximately 10% of its future asbestos-related costs.

During the third quarter of 2010, an insolvent carrier that had written approximately $1.4 million in limits for which this subsidiary had assumed no recovery made a cash settlement offer of approximately $0.7 million.  As such, the subsidiary recorded a gain for this amount and a receivable from the insurer.

The subsidiary was notified during the third quarter of 2010 by the primary and umbrella carrier who had been fully defending and indemnifying the subsidiary for twenty years that the limits of liability of its primary and umbrella layer policies had been exhausted.  Since then, the subsidiary has sought coverage from certain excess layer insurers whose terms and conditions follow form to the umbrella carrier.  Certain first-layer excess insurers have defended and/or indemnified the subsidiary and/or agreed to defend and/or indemnify the subsidiary, subject to their reservations of rights and their applicable policy limits.  Litigation between this subsidiary and its excess insurers is continuing and it is anticipated that the trial phase will be completed in 2011. The subsidiary continues to work with its excess insurers to obtain defense and indemnity payments while the litigation is proceeding.  Given the uncertainties of litigation, there are a variety of possible outcomes, including but not limited to the subsidiary being required to fund all or a portion of the subsidiary’s defense and indemnity payments until such time a final ruling orders payment by the insurers.  While not impacting the results of operations, the funding requirement could range up to $10 million per quarter until final resolution.

In 2003, the other subsidiary filed a lawsuit against a large number of its insurers and its former parent to resolve a variety of disputes concerning insurance for asbestos-related bodily injury claims asserted against it.  Although none of these insurance companies contested coverage, they disputed the timing, reasonableness and allocation of payments.

For this subsidiary it was determined by court ruling in the fourth quarter of 2007, that the allocation methodology mandated by the New Jersey courts will apply. Further court rulings in December of 2009, clarified the allocation calculation  related to amounts currently due from insurers as well as amounts the Company expects to be reimbursed for asbestos-related costs incurred in future periods.  As a result, in the fourth quarter of 2009, the Company increased its receivable for past costs by $11.9 million and decreased its insurance asset for future costs by $9.8 million and recorded a pretax gain of $2.1 million.

In connection with this litigation, the court engaged a special master to review the appropriate information and recommend an allocation formula in accordance with applicable law and the facts of the case.  During the fourth quarter of 2010, the court-appointed special allocation master made its recommendation which has not yet been accepted by the court.   Based upon the recommendation, the Company reduced the current asbestos receivable by $2.3 million, increased the long-term asbestos asset by $0.4 million and recorded a net charge to asbestos liability and defense costs of $1.9 million in the third quarter of 2010. As a result of the current status of this litigation, we decreased the amount currently due from insurers by $0.5 million and decreased the insurance asset for future periods by $1.6 million and recorded a pretax loss of $2.1 million in the fourth quarter of 2010.   We currently anticipate that the trial phase in this litigation will be complete in 2011.  We cannot predict the outcome of this litigation with certainty, or whether the outcome will be more or less favorable than our best estimate included in the consolidated financial statements.  Given the uncertainty inherent in litigation, we would estimate the range of possible results from positive $30 million to negative $30 million relative to our reported insurance assets on our consolidated balance sheets.  The timing of any cash inflows or outflows related to these matters cannot be estimated. The subsidiary expects to be responsible for approximately 15% of all future asbestos-related costs.

The Company has established reserves of $429.7 million and $443.8 million as of December 31, 2010 and December 31, 2009, respectively, for the probable and reasonably estimable asbestos-related liability cost it believes the subsidiaries will pay through the next 15 years.  It has also established recoverables of $374.4 million and $389.4 million as of December 31, 2010 and December 31, 2009, respectively, for the insurance recoveries that are deemed probable during the same time period. Net of these recoverables, the expected cash outlay on a non-discounted basis for asbestos-related bodily injury claims over the next 15 years was $55.3 million and $54.3 million as of December 31, 2010 and December 31, 2009, respectively. In addition, the Company has recorded a receivable for liability and defense costs previously paid in the amount of $51.8 million and $52.8 million as of December 31, 2010 and December 31, 2009, respectively, for which insurance recovery is deemed probable.  The Company has recorded the reserves for the asbestos liabilities as “Accrued asbestos liability” and “Long-term asbestos liability” and the related insurance recoveries as “Asbestos insurance asset” and “Long-term asbestos insurance asset”.  The receivable for previously paid liability and defense costs is recorded in “Asbestos insurance receivable” and “Long-term asbestos insurance receivable”.  The Company also has reflected in other accrued liabilities $23.3 million and $15.8 million as of December 31, 2010 and December 31, 2009, respectively, for overpayments by certain insurers and unpaid legal costs related to defending itself against asbestos-related liability claims and legal action against the Company’s insurers.

The expense (income) related to these liabilities and legal defense was $7.9 million, net of estimated insurance recoveries, for the year ended December 31, 2010 compared to ($2.2) million and ($4.8) million for the years ended December 31, 2009 and 2008, respectively.  Legal costs related to the subsidiaries’ action against their asbestos insurers were $13.2 million for the year ended December 31, 2010 compared to $11.7 million and $17.2 million for the years ended December 31, 2009 and 2008, respectively.

Management’s analyses are based on currently known facts and a number of assumptions. However, projecting future events, such as new claims to be filed each year, the average cost of resolving each claim, coverage issues among layers of insurers, the method in which losses will be allocated to the various insurance policies, interpretation of the effect on coverage of various policy terms and limits and their interrelationships, the continuing solvency of various insurance companies, the amount of remaining insurance available, as well as the numerous uncertainties inherent in asbestos litigation could cause the actual liabilities and insurance recoveries to be higher or lower than those projected or recorded which could materially affect our financial condition, results of operations or cash flow.

General Litigation

On June 3, 1997, one of our subsidiaries was served with a complaint in a case brought by Litton Industries, Inc. (“Litton”) in the Superior Court of New Jersey which alleges damages in excess of $10.0 million incurred as a result of losses under a government contract bid transferred in connection with the sale of its former Electro-Optical Systems business. In the third quarter of 2004, this case was tried and the jury rendered a verdict of $2.1 million for the plaintiffs. After appeals by both parties, the Supreme Court of New Jersey upheld the plaintiffs’ right to a refund of their attorney’s fees and costs of trial, but remanded the issue to the trial court to reconsider the amount of fees using a proportionality analysis of the relationship between the fee requested and the damages recovered.  The date for the new trial on additional claims allowed by the Appellate Division of the New Jersey Superior Court and the recalculation of attorney’s fees has not been set.  The subsidiary intends to continue to defend this matter vigorously. At December 31, 2010, the Company’s consolidated balance sheet includes a liability, reflected in “Other liabilities”, related to this matter of $9.5 million.

The Company is also involved in various other pending legal proceedings arising out of the ordinary course of the Company’s business. None of these legal proceedings are expected to have a material adverse effect on the financial condition, results of operations or cash flow of the Company. With respect to these proceedings and the litigation and claims described in the preceding paragraphs, management of the Company believes that it will either prevail, has adequate insurance coverage or has established appropriate reserves to cover potential liabilities. Any costs that management estimates may be paid related to these proceedings or claims are accrued when the liability is considered probable and the amount can be reasonably estimated. There can be no assurance, however, as to the ultimate outcome of any of these matters, and if all or substantially all of these legal proceedings were to be determined adversely to the Company, there could be a material adverse effect on the financial condition, results of operations or cash flow of the Company.

Guarantees

At December 31, 2010, there were $14.1 million of letters of credit outstanding.  Additionally, at December 31, 2010, we had issued $16.4 million of bank guarantees securing primarily customer prepayments, performance, and product warranties in our European and Asian operations.

Minimum Lease Obligations

The Company has the following minimum rental obligations under non-cancelable operating leases for certain property, plant and equipment. The remaining lease terms range from 1 to 5 years.

Year ended December 31,

2011	$3,845
2012	2,997
2013	2,126
2014	1,613
2015	1,498
Thereafter	646
Total	$12,725

Net rental expense under operating leases was approximately $4.6 million, $4.8 million, and $5.1 million in 2010, 2009 and 2008, respectively.

19.  Quarterly Results for 2010 and 2009 (Unaudited)

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
	(millions, except per share amounts)
2010
Net sales	$119,971	$122,968	$132,397	$166,651
Gross profit	41,756	42,981	47,097	59,574
Net (loss) income	(374)	2,088	5,851	8,650

Net (loss) income per share - basic and diluted	$(0.01)	$0.05	$0.13	$0.20

2009
Net sales	$136,323	$129,185	$128,545	$130,971
Gross profit	48,015	44,555	46,206	47,011
Net income	7,065	4,476	5,530	6,726

Net income per share – basic	$0.16	$0.10	$0.13	$0.16
Net income per share – diluted	$0.16	$0.10	$0.13	$0.15

COLFAX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Dollars in thousands, except per share amounts
(Unaudited)

	Three Months Ended		Six Months Ended
	July 1, 2011	July 2, 2010	July 1, 2011	July 2, 2010
Net sales	$186,749	$122,968	$345,307	$242,939
Cost of sales	122,075	79,987	227,379	158,202
Gross profit	64,674	42,981	117,928	84,737
Selling, general and administrative expense	41,010	28,413	75,948	57,902
Research and development expense	1,493	1,520	3,101	3,148
Restructuring and other related charges	242	3,035	2,219	7,074
Asbestos liability and defense cost	1,920	542	3,253	1,977
Asbestos coverage litigation expense	3,302	4,543	5,368	8,424
Operating income	16,707	4,928	28,039	6,212
Interest expense	1,462	1,718	3,289	3,531
Income before income taxes	15,245	3,210	24,750	2,681
Provision for income taxes	4,855	1,122	7,805	967
Net income	$10,390	$2,088	$16,945	$1,714
Net income per share—basic	$0.24	$0.05	$0.39	$0.04
Net income per share—diluted	$0.23	$0.05	$0.38	$0.04

See Notes to Condensed Consolidated Financial Statements.

COLFAX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

Dollars in thousands, except share amounts
(Unaudited)

	July 1, 2011	December 31, 2010
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$64,215	$60,542
Trade receivables, less allowance for doubtful accounts of $2,865 and $2,562	103,314	98,070
Inventories, net	78,556	57,941
Deferred income taxes, net	6,565	6,108
Asbestos insurance asset	33,269	34,117
Asbestos insurance receivable	37,477	46,108
Prepaid expenses	9,799	11,851
Other current assets	9,274	6,319
Total current assets	342,469	321,056
Deferred income taxes, net	52,121	52,385
Property, plant and equipment, net	94,423	89,246
Goodwill	189,046	172,338
Intangible assets, net	36,064	28,298
Long-term asbestos insurance asset	329,454	340,234
Long-term asbestos insurance receivable	7,063	5,736
Other assets	12,945	12,784
Total assets	$1,063,585	$1,022,077
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$10,000	$10,000
Accounts payable	57,334	50,896
Accrued asbestos liability	37,098	37,875
Accrued payroll	19,987	21,211
Advance payment from customers	22,189	17,250
Accrued taxes	7,462	6,173
Accrued termination benefits	1,137	2,180
Other accrued liabilities	50,026	45,925
Total current liabilities	205,233	191,510
Long-term debt, less current portion	70,500	72,500
Long-term asbestos liability	381,801	391,776
Pension and accrued post-retirement benefits	112,552	112,257
Deferred income tax liability	16,706	13,529
Other liabilities	22,497	24,134
Total liabilities	809,289	805,706
Shareholders’ equity:
Common stock, $0.001 par value; 200,000,000 shares authorized; 43,570,561 and 43,413,553 issued and outstanding	44	43
Additional paid-in capital	411,686	406,901
Accumulated deficit	(43,113)	(60,058)
Accumulated other comprehensive loss	(114,321)	(130,515)
Total shareholders’ equity	254,296	216,371
Total liabilities and shareholders’ equity	$1,063,585	$1,022,077

See Notes to Condensed Consolidated Financial Statements.

COLFAX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Dollars in thousands
(Unaudited)

	Six Months Ended
	July 1, 2011	July 2, 2010
Cash flows from operating activities:
Net income	$16,945	$1,714
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and fixed asset impairment charges	12,199	7,310
Stock-based compensation expense	2,827	1,721
Amortization of deferred loan costs	361	338
Deferred income tax benefit	(1,294)	(3,904)
Changes in operating assets and liabilities, net of acquisitions:
Trade receivables, net	3,212	9,076
Inventories, net	(10,629)	9,245
Accounts payable and accrued expenses, excluding asbestos-related accrued expenses	(2,421)	(2,692)
Other current assets	(1,310)	(1,084)
Asbestos liability and asbestos-related accrued expenses, net of asbestos insurance asset and receivable	7,030	12,391
Changes in other operating assets and liabilities	1,500	(6,680)
Net cash provided by operating activities	28,420	27,435

Cash flows from investing activities:
Purchases of fixed assets, net	(6,377)	(5,426)
Acquisitions, net of cash received	(22,299)	—
Net cash used in investing activities	(28,676)	(5,426)

Cash flows from financing activities:
Payments under term credit facility	(5,000)	(3,750)
Proceeds from borrowings on revolving credit facilities	46,496)	—
Repayments of borrowings on revolving credit facilities	(43,496)	—
Payments on capital leases	—	(205)
Proceeds from stock-based awards	1,771	932
Repurchases of common stock	—	(191)
Net cash used in financing activities	(229)	(3,214)
Effect of foreign exchange rates on cash and cash equivalents	4,158	(5,784)
Increase in cash and cash equivalents	3,673	13,011
Cash and cash equivalents, beginning of period	60,542	49,963
Cash and cash equivalents, end of period	$64,215	$62,974

See Notes to Condensed Consolidated Financial Statements.

COLFAX CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

1. Organization and Nature of Operations

Colfax Corporation (the “Company” or “Colfax”) is a global supplier of a broad range of fluid-handling products, including pumps, fluid-handling systems and controls, and specialty valves. The Company has a global manufacturing footprint, with production facilities in Europe, North America and Asia, as well as worldwide sales and distribution channels. The Company’s products serve a variety of applications in five strategic end markets: commercial marine, oil and gas, power generation, defense and general industrial. Colfax designs and engineers its products to high quality and reliability standards for use in critical fluid-handling applications where performance is paramount, and it offers customized fluid-handling solutions to meet individual customer needs based on its in-depth technical knowledge of the applications in which its products are used. The Company’s products are marketed principally under the Allweiler, Baric, Fairmount Automation, Houttuin, Imo, LSC, Portland Valve, Tushaco, Warren, and Zenith brand names.

2. General

The Condensed Consolidated Financial Statements included in this quarterly report have been prepared by the Company in accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”) and accounting principles generally accepted in the United States of America (“GAAP”) for interim financial statements.

The Condensed Consolidated Balance Sheet as of December 31, 2010 is derived from the Company’s audited financial statements. Certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been omitted in accordance with the SEC’s rules and regulations for interim financial statements. The Condensed Consolidated Financial Statements included herein should be read in conjunction with the audited financial statements and related footnotes included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC on February 25, 2011.

The Condensed Consolidated Financial Statements reflect, in the opinion of management, all adjustments, which consist solely of normal recurring adjustments, necessary to present fairly the Company’s financial position and results of operations as of and for the periods indicated. Significant intercompany transactions and accounts are eliminated in consolidation.

The Company makes certain estimates and assumptions in preparing its Condensed Consolidated Financial Statements in accordance with GAAP.  These estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the Condensed Consolidated Financial Statements and the reported amounts of revenues and expenses for the periods presented.  Actual results may differ from those estimates.

The results of operations for the three and six months ended July 1, 2011 are not necessarily indicative of the results of operations that may be achieved for the full year. Quarterly results are affected by seasonal variations in the Company’s fluid-handling business. As the Company’s customers seek to fully utilize capital spending budgets before the end of the year, historically shipments have peaked during the fourth quarter.  Also, Colfax’s European operations typically experience a slowdown during the July and August holiday season. General economic conditions as well as backlog levels may, however, impact future seasonal variations.

3. Recently Issued Accounting Pronouncement

In October 2009, the Financial Accounting Standards Board issued Accounting Standards Update (“ASU”) No. 2009-13, “Multiple-Deliverable Revenue Arrangements—a consensus of the FASB Emerging Issues Task Force” (“ASU No. 2009-13”). ASU No. 2009-13 addresses the unit of accounting for arrangements involving multiple deliverables and how arrangement consideration should be allocated to the separate units of accounting. The Company adopted the provisions of ASU No. 2009-13 prospectively beginning January 1, 2011. The adoption of ASU No. 2009-13 did not have a material impact on the Company’s Condensed Consolidated Financial Statements.

4. Acquisition

On February 14, 2011, the Company completed the acquisition of Rosscor Holding, B.V. (“Rosscor”) for $22.3 million, net of cash acquired and subject to final adjustments under the purchase agreement. Rosscor is a supplier of multiphase pumping technology and certain other highly engineered fluid-handling systems, with its primary operations based in Hengelo, The Netherlands. As a result of this acquisition, the Company has expanded its product offerings in the oil and gas end market to include multiphase pump systems that many of its customers already purchase. The Company accounted for the acquisition using the acquisition method of accounting; accordingly, the Condensed Consolidated Financial Statements include the financial position and results of operations from the date of acquisition. None of the Goodwill recognized is expected to be deductible for income tax purposes.

The following table summarizes the aggregate estimated fair value of the assets acquired and liabilities assumed at the date of acquisition:

February 14, 2011
(in thousands)
Trade receivables	$8,475
Inventories	11,439
Property, plant and equipment	1,121
Goodwill(1)	10,212
Intangible assets	10,726
Accounts payable	(8,851)
Customer advance payments	(7,466)
Other assets and liabilities, net	(3,357)
Net cash consideration	$22,299

(1)
Goodwill included in the Condensed Consolidated Balance Sheet increased by $16.7 million from $172.3 million as of December 31, 2010 to $189.0 million as of July 1, 2011, of which $10.2 million relates to the acquisition of Rosscor detailed above and the remaining $6.5 million increase represents the effect of foreign currency translation.

The following table summarizes the Intangible assets acquired, excluding Goodwill:

	Intangible Asset	Weighted- Average Amortization
	(in thousands)	Period (years)
Backlog	$1,828	0.98
Acquired technology	$8,898	20.00
Intangible assets	$10,726	16.76

5. Net Income Per Share

Net income per share was computed as follows:

	Three Months Ended		Six Months Ended
	July 1, 2011	July 2, 2010	July 1, 2011	July 2, 2010
	(in thousands, except share data)
Net income	$10,390	$2,088	$16,945	$1,714
Weighted-average shares of Common stock outstanding—basic	43,615,735	43,351,608	43,556,689	43,296,884
Net effect of potentially dilutive securities(1)	661,499	213,204	647,251	200,064
Weighted-average shares of Common stock outstanding—diluted	44,277,234	43,564,812	44,203,940	43,496,948
Net income per share—basic	$0.24	$0.05	$0.39	$0.04
Net income per share—diluted	$0.23	$0.05	$0.38	$0.04

(1)	Potentially dilutive securities consist of stock options and restricted stock units.

The weighted-average computation of the dilutive effect of potentially issuable shares of Common stock under the treasury stock method for the three months ended July 1, 2011 and July 2, 2010 excludes approximately 0.5 million and 1.3 million outstanding stock-based compensation awards, respectively, as their inclusion would be anti-dilutive. The weighted-average computation of the dilutive effect of potentially issuable shares of Common stock under the treasury stock method for the six months ended July 1, 2011 and July 2, 2010 excludes approximately 0.5 million and 0.9 million outstanding stock-based compensation awards, respectively, as their inclusion would be anti-dilutive.

6. Income Taxes

For all periods presented, the respective effective tax rate represents the estimated annual tax rate for the year applied to the respective period Income before income tax plus the tax effect of any significant unusual items, discrete items or changes in tax law.

During the three and six months ended July 1, 2011, Income before income taxes was approximately $15.2 million and $24.8 million, respectively, and the Provision for income taxes was $4.9 million and $7.8 million, respectively.  The effective tax rates of 31.8% and 31.5% for the three and six months ended July 1, 2011, respectively, differ from the United States (“U.S.”) federal statutory tax rate primarily due to international tax rates which are lower than the U.S. tax rate.

During the three and six months ended July 2, 2010, Income before income taxes was approximately $3.2 million and $2.7 million, respectively, and the Provision for income taxes was $1.1 million and $1.0 million, respectively.  The effective tax rate of 35.0% for the three months ended July 2, 2010 is equal to the U.S. federal statutory tax rate as the effect of international tax rates which are lower than the U.S. tax rate was offset by a net increase in the Company’s unrecognized tax liability. The effective tax rate of 36.1% for the six months ended July 2, 2010 differs from the U.S. federal statutory rate due to a net increase in the Company’s unrecognized income tax liability that was partially offset by the effect of international tax rates which are lower than the U.S. tax rate.

The Company is subject to income tax in the U.S. (including state jurisdictions) and international locations.  The Company’s significant operations outside the U.S. are located in Germany and Sweden.  In Sweden, tax years 2005 to 2010 and in Germany, tax years 2006 to 2010 remain subject to examination. In the U.S., tax years 2005 and beyond generally remain open for examination by U.S. federal and state tax authorities as well as tax years ending in 1997, 1998, 2000 and 2003 that have U.S. tax attributes available that have been carried forward to open tax years or are available to be carried forward to future tax years.

Due to the difficulty in predicting with reasonable certainty when tax audits will be fully resolved and closed, the range of reasonably possible significant increases or decreases in the liability for unrecognized tax benefits that may occur within the next 12 months is difficult to ascertain. Currently, the Company estimates that it is reasonably possible that the expiration of various statutes of limitations and resolution of tax audits may reduce its tax expense in the next 12 months ranging from zero to $5.7 million.

7. Comprehensive Income (Loss)

	Three Months Ended		Six Months Ended
	July 1, 2011	July 2, 2010	July 1, 2011	July 2, 2010
	(in thousands)
Net income	$10,390	$2,088	$16,945	$1,714
Other comprehensive income (loss):
Foreign currency translation, net of tax	2,178	(13,239)	12,746	(20,209)
Unrealized loss on hedging activities	(33)	(396)	(133)	(859)
Amounts reclassified to Net income:
Realized loss on hedging activities	495	728	980	1,461
Net pension and other postretirement benefit cost, net of tax	1,539	780	2,601	1,560
Other comprehensive income (loss)	4,179	(12,127)	16,194	(18,047)
Comprehensive income (loss)	$14,569	$(10,039)	$33,139	$(16,333)

8. Inventories, Net

Inventories, net consisted of the following:

	July 1, 2011	December 31, 2011
	(in thousands)
Raw materials	$28,972	$23,758
Work in process	42,658	32,224
Finished goods	26,959	20,121
	98,589	76,103
Less: customer progress billings	(11,183)	(10,385)
Less: allowance for excess, slow-moving and obsolete inventory	(8,850)	(7,777)
Inventories, net	$78,556	$57,941

Certain prior period amounts in the table above have been reclassified to conform to current year presentation.

9. Debt

Long-term debt consisted of the following:

	July 1, 2011	December 31, 2010
	(in thousands)
Term credit facility	$77,500	$82,500
Revolving credit facility	3,000	—
Total Debt	80,500	82,500
Less: current portion of the term credit facility	(10,000)	(10,000)
Long-term debt	70,500	72,500

The Company is party to a credit agreement (the “Credit Agreement”), led and administered by Bank of America, which is a senior secured structure with a revolving credit facility and term credit facility. During the three months ended April 1, 2011, the Credit Agreement was amended to, among other items, eliminate the $6.0 million commitment of a defaulted lender, which resulted in a reduction of the revolving credit facility’s total capacity from $150.0 million to $144.0 million. The maturity date of the Credit Agreement is May 13, 2013.

The term credit facility bears interest at the London Interbank Offered Rate plus a margin ranging from 2.25% to 2.75% determined by the total leverage ratio calculated at the end of each quarter. As of July 1, 2011 and December 31, 2010, the interest rate was 2.44% and 2.76%, respectively, inclusive of a margin of 2.25% and 2.50%, respectively.

The revolving credit facility contains a $50.0 million letter of credit sub-facility, a $25.0 million swing line loan sub-facility and permits borrowings in dollars, euros and sterling, subject to certain limits.  The annual commitment fee on the revolver ranges from 0.4% to 0.5% determined by the Company’s total leverage ratio calculated at the end of each quarter. As of July 1, 2011 and December 31, 2010, the commitment fee was 0.4% and 0.5%, respectively, and there was $20.4 million and $14.1 million outstanding on the letter of credit sub-facility, respectively. As of July 1, 2011, the Company’s availability under the revolving credit facility was $120.6 million.

The Company is also party to additional letter of credit facilities with total capacity of $48.8 million and $2.5 million outstanding as of July 1, 2011.

Substantially all assets and stock of the Company’s domestic subsidiaries and 65% of the shares of certain European subsidiaries are pledged as collateral against borrowings under the Credit Agreement. Certain European assets are pledged against borrowings directly made to the Company’s European subsidiaries. The Credit Agreement contains customary covenants limiting the Company’s ability to, among other things, pay cash dividends, incur debt or liens, redeem or repurchase Company stock, enter into transactions with affiliates, make investments, merge or consolidate with others or dispose of assets. In addition, the Credit Agreement contains financial covenants requiring the Company to maintain a total leverage ratio of not more than 3.25 to 1.0 and a fixed charge coverage ratio of not less than 1.50 to 1.0, measured at the end of each quarter. If the Company does not comply with the various covenants under the Credit Agreement and related agreements, the lenders may, subject to various customary cure rights, require the immediate payment of all amounts outstanding under the term credit facility and revolving credit facility and foreclose on the collateral. The Company is in compliance with all such covenants as of July 1, 2011.

10. Share-Based Payments

The Company measures and recognizes compensation expense related to share-based payments based on the fair value of the instruments issued. Stock-based compensation expense is generally recognized as a component of Selling, general and administrative expenses in the Condensed Consolidated Statements of Operations, as payroll costs of the employees receiving the awards are recorded in the same line item.

The Company’s Condensed Consolidated Statements of Operations reflect the following amounts related to stock-based compensation:

	Three Months Ended		Six Months Ended
	July 1, 2011	July 2, 2010	July 1, 2011(1)	July 2, 2010(2)
	(in thousands)
Stock-based compensation expense	$1,111	$653	$2,827	$1,721
Deferred tax benefits	391	234	989	614

(1)
Includes approximately $0.2 million of stock-based compensation expense included in Restructuring and other related charges in the Company’s Condensed Consolidated Statement of Operations related to the accelerated vesting of certain awards as part of the termination benefits of one employee.

(2)
Includes approximately $0.6 million of stock-based compensation expense included in Restructuring and other related charges in the Company’s Condensed Consolidated Statement of Operations related to the accelerated vesting of certain awards due to the departure of the Company’s former Chief Executive Officer.

As of July 1, 2011, the Company had $9.5 million of unrecognized compensation expense related to stock-based awards that will be recognized over a weighted-average period of approximately 2.3 years.

Stock Options

Stock-based compensation expense for stock option awards is based upon the grant-date fair value using the Black-Scholes option pricing model. The Company recognizes compensation expense for stock option awards on a ratable basis over the requisite service period of the entire award. The following table shows the weighted-average assumptions used to calculate the fair value of stock option awards using the Black-Scholes option pricing model, as well as the weighted-average fair value of options granted during the six months ended July 1, 2011.

Six Months Ended July 1, 2011

Expected period that options will be outstanding (in years)	4.50
Interest rate (based on U.S. Treasury yields at the time of grant)	2.17%
Volatility	52.50%
Dividend yield	—
Weighted-average fair value of options granted	$9.61

Expected volatility is estimated based on the historical volatility of comparable public companies. The Company considers historical data to estimate employee termination within the valuation model. Separate groups of employees that have similar historical exercise behavior are considered separately for valuation purposes. Since the Company has limited option exercise history, it has elected to estimate the expected life of an award based upon the SEC-approved “simplified method” noted under the provisions of Staff Accounting Bulletin No. 107 with the continued use of this method extended under the provisions of Staff Accounting Bulletin No. 110.

Stock option activity for the six months ended July 1, 2011 is as follows:

	Number of Options	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value(1) (in thousands)
Outstanding at December 31, 2010	1,540,656	$12.34
Granted	363,254	21.33
Exercised	(153,872)	7.21
Forfeited	(104,505)	11.44
Expired	(4,307)	21.29
Outstanding at July 1, 2011	1,641,226	$14.44	5.37	$17,793
Vested or expected to vest at July 1, 2011	1,435,319	$15.10	5.38	$14,610
Exercisable at July 1, 2011	724,417	$13.11	4.57	$8,814

(1)
The aggregate intrinsic value is based upon the difference between the Company’s closing stock price at the date of the Condensed Consolidated Balance Sheet and the exercise price of the stock option for in-the-money stock options. The intrinsic value of outstanding stock options fluctuates based upon the trading value of the Company’s common stock.

Restricted Stock Units

The fair value of each grant of restricted stock units is equal to the market value of the Company’s common stock on the date of grant and the compensation expense is recognized ratably over the requisite service period when it is expected that any the performance criterion will be achieved.

The activity in the Company’s performance-based restricted stock units (“PRSUs”) and restricted stock units (“RSUs”) during the six months ended July 1, 2011 is as follows:

	PRSUs		RSUs
	Number of Units	Weighted- Average Grant Date Fair Value	Number of Units	Weighted- Average Grant Date Fair Value
Nonvested at December 31, 2010	283,495	$13.33	83,793	$11.35
Granted	115,922	21.78	20,291	22.05
Vested	—	—	(43,525)	2.97
Forfeited	(38,403)	14.00	—	—
Nonvested at July 1, 2011	361,014	$15.76	60,559	$13.78

11. Warranty Costs

Estimated expenses related to product warranties are accrued at the time products are sold to customers and included in Cost of sales in the Condensed Consolidated Statements of Operations. Estimates are established using historical information as to the nature, frequency, and average costs of warranty claims.

The activity in the Company’s warranty liability, which is included in Other accrued liabilities in the Company’s Condensed Consolidated Financial Statements, for the six months ended July 1, 2011 and July 2, 2010 consisted of the following:

	Six Months Ended
	July 1, 2011	July 2, 2010
	(in thousands)
Warranty liability, beginning of period	$2,963	$2,852
Accrued warranty expense	1,680	477
Changes in estimates related to pre-existing warranties	582	(408)
Cost of warranty service work performed	(1,151)	(429)
Acquisitions	447	—
Foreign exchange translation effect	240	(274)
Warranty liability, end of period	$4,761	$2,218

12. Restructuring and Other Related Charges

The Company initiated a series of restructuring actions beginning in 2009 in response to then current and expected future economic conditions. During the six months ended July 1, 2011, the Company relocated its Richmond, VA corporate headquarters to Fulton, Maryland in order to provide improved access to international travel and to its key advisors and eliminated an executive position in its German operations. During the three and six months ended July 1, 2011, the Company recorded Restructuring and other related charges of $0.2 million and $2.2 million and made payments of $0.9 million and $3.4 million, respectively, for termination benefits. Restructuring and other related charges for the six months ended July 1, 2011 includes $0.2 million of non-cash stock-based compensation expense. During the three and six months ended July 2, 2010, the Company incurred $3.0 million and $7.1 million, respectively of Restructuring and other related charges. Restructuring and other related charges for the six months ended July 2, 2010 included $2.2 million of termination benefits, of which $0.6 million represents non-cash stock-based compensation expense related to the departure of the Company’s former President and Chief Executive Officer (“CEO”) in January 2010. The Company expects to incur an additional $0.2 million of employee termination benefit costs, operating lease exit costs and other relocation expenses related to the headquarters relocation during the remainder of 2011.

During the three months ended July 1, 2011, the Company communicated initiatives to improve productivity and reduce structural costs by rationalizing and leveraging its existing assets and back office functions. These initiatives include the consolidation of the Company’s commercial marine end market operations, reduction in the back office personnel at several distribution centers in Europe, the closure of a small facility that previously produced units sold to certain customers located in the Middle East that the Company ceased supplying to during the year ended December 31, 2010, and the closure of a Portland, Maine production facility and consolidation of the operations with a Warren, Massachusetts facility. The Company expects that these actions will take place over the course of the third and fourth quarters of 2011 and will incur pre-tax expenses of approximately $6.0 million.

The Company recognizes the cost of involuntary termination benefits at the communication date or ratably over any remaining expected future service period.  Voluntary termination benefits are recognized as a liability and an expense when employees accept the offer and the amount can be reasonably estimated.

13. Net Periodic Benefit Cost–Defined Benefit Plans

The following table sets forth the components of net periodic benefit cost of the non-contributory defined benefit pension plans and the Company’s other post-retirement employee benefit plans:

	Three Months Ended		Six Months Ended
	July 1, 2011	July 2, 2010	July 1, 2011	July 2, 2010
	(in thousands)
Pension Benefits—U.S. Plans:
Service cost	$—	$—	$—	$—
Interest cost		3,125	5,692	6,109
Expected return on plan assets	(4,165)	(4,550)	(8,329)	(8,956)
Amortization	1,313	1,052	2,626	2,103
Net periodic benefit credit	$(10)	$(373)	$(11)	$(744)

Pension Benefits—Non U.S. Plans:
Service cost	$334	$291	$622	$604
Interest cost	1,273	1,132	2,487	2,058
Expected return on plan assets	(363)	(410)	(716)	(592)
Amortization	159	83	313	172
Settlement loss(1)	1,476	—	1,476	—
Net periodic benefit cost	$2,879	$1,096	$4,182	$2,242

Other Post-Retirement Benefits:
Service cost	$—	$—	$—	$—
Interest cost	173	167	345	334
Amortization	213	120	426	240
Net periodic benefit cost	$386	$287	$771	$574

(1)	During the three and six months ended July 1, 2011, the Company terminated a frozen pension plan of one of its non-U.S. subsidiaries.

Employer contributions to the pension plans during the six months ended July 1, 2011 were $4.6 million, and the Company expects to contribute an additional $3.9 million during the remainder of 2011.

14. Financial Instruments

The carrying values of financial instruments, including Accounts receivable, Accounts payable and Other accrued liabilities approximate their fair values due to their short-term maturities. The estimated fair value of the Company’s long-term debt of $80.5 million and $81.6 million as of July 1, 2011 and December 31, 2010, respectively, was based on current interest rates for similar types of borrowings. The estimated fair values may not represent actual values of the financial instruments that could be realized as of the balance sheet date or that will be realized in the future.

A summary of the Company’s assets and liabilities that are measured at fair value on a recurring basis for each fair value hierarchy level for the periods presented follows:

	July 1, 2011
	Level One	Level Two	Level Three	Total
	(in thousands)
Assets:
Cash equivalents	$8,922	$—	$—	$8,922
Foreign currency contracts	—	388	—	388
	$8,922	$388	$—	$9,310
Liabilities:
Interest rate swap	$—	$941	$—	$941
Foreign currency contracts	—	51	—	51
	$—	$992	$—	$992

	December 31, 2010
	Level One	Level Two	Level Three	Total
	(in thousands)
Assets:
Cash equivalents	$24,925	—	$—	$24,925
	$24,925	—	$—	$24,925
Liabilities:
Interest rate swap	$—	$1,789	$—	$1,789
Foreign currency contracts	—	257	—	257
	$—	$2,046	$—	$2,046

There were no transfers in or out of Level One, Two or Three during the six months ended July 1, 2011.

Cash Equivalents

The Company’s cash equivalents consist of investments in interest-bearing deposit accounts and money market mutual funds which are valued based on quoted market prices.  The fair value of these investments approximate cost due to their short-term maturities and the high credit quality of the issuers of the underlying securities.

Derivatives

The Company periodically enters into foreign currency, interest rate swap, and commodity derivative contracts. The Company uses interest rate swaps to manage exposure to interest rate fluctuations. Foreign currency contracts are used to manage exchange rate fluctuations and generally hedge transactions between the Euro and the U.S. dollar. Commodity futures contracts are used to manage costs of raw materials used in the Company’s production processes.

The Company’s derivative instruments are measured at fair value on a recurring basis using significant observable inputs and are included in Level Two of the fair value hierarchy.

Interest Rate Swap. The Company’s interest rate swap is valued based on forward curves observable in the market.  The notional value of the Company’s interest rate swap was $25 million and $50 million as of July 1, 2011 and December 31, 2010, respectively, whereby it exchanged its LIBOR-based variable-rate interest for a fixed rate of 4.1375%. On June 30, 2011, the notional value decreased from $50 million to $25 million, and it expires on June 29, 2012. The interest rate swap agreement has been designated as a cash flow hedge, and therefore unrealized gains and losses are recognized in Accumulated other comprehensive loss to the extent that it is effective at offsetting changes in the hedged cash flows.  Realized gains and losses are reclassified to Interest expense in the Condensed Consolidated Statements of Operations. There has been no significant ineffectiveness related to this arrangement since its inception. As of July 1, 2011, the Company expects to reclassify $1.0 million of net losses on the interest rate swap from Accumulated other comprehensive loss to Interest expense during the next twelve months.

Foreign Currency Contracts. Foreign currency contracts are measured using broker quotations or observable market transactions in either listed or over-the-counter markets. As of July 1, 2011 and December 31, 2010, the Company had foreign currency contracts with notional values of $8.7 million and $13.1 million, respectively. The fair values of the contracts are recorded in either Other current assets, Other assets, Other accrued liabilities or Other liabilities on the Condensed Consolidated Balance Sheets depending upon their respective expiration date. The Company has not elected hedge accounting for these contracts; therefore, changes in the fair value are recognized as a component of Selling, general and administrative expense in the Condensed Consolidated Statements of Operations.

The Company enters into derivative contracts with financial institutions of good standing, and the total credit exposure related to non-performance by those institutions is not material to the operations of the Company. The Company does not enter into derivative contracts for trading purposes.

The Company recognized the following in its Condensed Consolidated Financial Statements related to its derivative instruments:

	Three Months Ended		Six Months Ended
	July 1, 2011	July 2, 2010	July 1, 2011	July 2, 2010
	(In thousands)
Interest Rate Swap Designated as a Cash Flow Hedge:
Unrealized loss	$(33)	$(396)	$(133)	$(859)
Realized loss	(495)	(728)	(980)	(1,461)
Foreign Currency Contracts Not Designated in a Hedge Relationship:
Unrealized gain (loss), net	274	(407)	700	(658)
Realized gain (loss), net	157	(305)	174	(738)

15. Commitments and Contingencies

Asbestos Liabilities and Insurance Assets

Two of the Company’s subsidiaries are each one of many defendants in a large number of lawsuits that claim personal injury as a result of exposure to asbestos from products manufactured with components that are alleged to have contained asbestos. Such components were acquired from third-party suppliers, and were not manufactured by any of the Company’s subsidiaries nor were the subsidiaries producers or direct suppliers of asbestos. The manufactured products that are alleged to have contained asbestos generally were provided to meet the specifications of the subsidiaries’ customers, including the U.S. Navy.

The subsidiaries settle asbestos claims for amounts the Company considers reasonable given the facts and circumstances of each claim. The annual average settlement payment per asbestos claimant has fluctuated during the past several years. The Company expects such fluctuations to continue in the future based upon, among other things, the number and type of claims settled in a particular period and the jurisdictions in which such claims arise. To date, the majority of settled claims have been dismissed for no payment.

Of the 22,020 pending claims as of July 1, 2011, approximately 3,400 of such claims have been brought in the Supreme Court of New York County, New York; approximately 1,000 of such claims have been brought in and the U.S. District Court, Eastern and Western Districts of Michigan; approximately 200 of such claims have been brought in the Superior Court, Middlesex County, New Jersey; and approximately 50 claims have been brought in various federal and state courts in Mississippi. The remaining pending claims have been filed in state and federal courts in Alabama, California, Kentucky, Louisiana, Pennsylvania, Rhode Island, Texas, Virginia, the U.S. Virgin Islands and Washington.

Claims activity related to asbestos is as follows(1):

	Six Months Ended
	July 1, 2011	July 2, 2010
	(Number of Claims)
Claims unresolved, beginning of period	24,764	25,295
Claims filed(2)	1,760	2,061
Claims resolved(3)	(4,504)	(2,086)
Claims unresolved, end of period	22,020	25,270

(1)	Excludes claims filed by one legal firm that have been “administratively dismissed.”

(2)	Claims filed include all asbestos claims for which notification has been received or a file has been opened.

(3)
Claims resolved include all asbestos claims that have been settled, dismissed or that are in the process of being settled or dismissed based upon agreements or understandings in place with counsel for the claimants.

The Company has projected each subsidiary’s future asbestos-related liability costs with regard to pending and future unasserted claims based upon the Nicholson methodology. The Nicholson methodology is a standard approach used by experts and has been accepted by numerous courts. It is the Company’s policy to record a liability for asbestos-related liability costs for the longest period of time that it can reasonably estimate.

The Company believes that it can reasonably estimate the asbestos-related liability for pending and future claims that will be resolved in the next 15 years and has recorded that liability as its best estimate. While it is reasonably possible that the subsidiaries will incur costs after this period, the Company does not believe the reasonably possible loss or range of reasonably possible loss is estimable at the current time. Accordingly, no accrual has been recorded for any costs which may be paid after the next 15 years. Defense costs associated with asbestos-related liabilities as well as costs incurred related to litigation against the subsidiaries’ insurers are expensed as incurred.

Each subsidiary has separate insurance coverage acquired prior to Company ownership of each independent entity. In its evaluation of the insurance asset, the Company used differing insurance allocation methodologies for each subsidiary based upon the applicable law pertaining to the affected subsidiary.

For one of the subsidiaries, the Delaware Court of Chancery ruled on October 14, 2009, that asbestos-related costs should be allocated among excess insurers using an “all sums” allocation (which allows an insured to collect all sums paid in connection with a claim from any insurer whose policy is triggered, up to the policy’s applicable limits) and that the subsidiary has rights to excess insurance policies purchased by a former owner of the business.  Based upon this ruling mandating an “all sums” allocation, as well as the language of the underlying insurance policies and the assertion and belief that defense costs are outside policy limits, the subsidiary expects to be responsible for approximately 10% of its future asbestos-related costs.

The subsidiary was notified in 2010 by the primary and umbrella carrier who had been fully defending and indemnifying the subsidiary for 20 years that the limits of liability of its primary and umbrella layer policies had been exhausted. Since then, the subsidiary has sought coverage from certain excess layer insurers whose terms and conditions follow form to the umbrella carrier. Certain first-layer excess insurers have defended and/or indemnified the subsidiary and/or agreed to defend and/or indemnify the subsidiary, subject to their reservations of rights and their applicable policy limits. Litigation between this subsidiary and its excess insurers is continuing and it is anticipated that the trial phase will be completed in 2011. The subsidiary continues to work with its excess insurers to obtain defense and indemnity payments while the litigation is proceeding. Given the uncertainties of litigation, there is a variety of possible outcomes, including but not limited to the subsidiary being required to fund all or a portion of the subsidiary’s defense and indemnity payments until such time a final ruling orders payment by the insurers. While not impacting the results of operations, the funding requirement could range up to $10 million per quarter until final resolution.

In 2003, the other subsidiary filed a lawsuit against a large number of its insurers and its former parent to resolve a variety of disputes concerning insurance for asbestos-related bodily injury claims asserted against it. Although none of these insurance companies contested coverage, they disputed the timing, reasonableness and allocation of payments.

For this subsidiary it was determined by court ruling in 2007, that the allocation methodology mandated by the New Jersey courts will apply. Further court rulings in December of 2009, clarified the allocation calculation related to amounts currently due from insurers as well as amounts the Company expects to be reimbursed for asbestos-related costs incurred in future periods.

In connection with this litigation, the court engaged a special master to review the appropriate information and recommend an allocation formula in accordance with applicable law and the facts of the case. During 2010, the court-appointed special allocation master made its recommendation which, in May 2011, the court accepted with modifications. The Company currently anticipates that the final judgment at the trial court level in this litigation will be complete during the remainder of 2011, and appeals may follow. The Company cannot predict the outcome of this litigation with certainty, or whether the outcome will be more or less favorable than its best estimate included in the Condensed Consolidated Financial Statements. Given the uncertainty inherent in litigation, the Company estimates the range of possible results from positive $30 million to negative $30 million relative to is reported insurance assets on its Condensed Consolidated Balance Sheets.  The timing of any cash inflows or outflows related to these matters cannot be estimated. The subsidiary expects to be responsible for approximately 15% of all future asbestos-related costs.

The Company has established reserves of $418.9 million and $429.7 million as of July 1, 2011 and December 31, 2010, respectively, for the probable and reasonably estimable asbestos-related liability cost it believes the subsidiaries will pay through the next 15 years.  It has also established recoverables of $362.7 million and $374.4 million as of July 1, 2011 and December 31, 2010, respectively, for the insurance recoveries that are deemed probable during the same time period. Net of these recoverables, the expected cash outlay on a non-discounted basis for asbestos-related bodily injury claims over the next 15 years was $56.2 million and $55.3 million as of July 1, 2011 and December 31, 2010, respectively. In addition, the Company has recorded a receivable for liability and defense costs previously paid in the amount of $44.5 million and $51.8 million as of July 1, 2011 and December 31, 2010, respectively, for which insurance recovery is deemed probable. The Company has included the reserves for the asbestos liabilities in Accrued asbestos liability and Long-term asbestos liability and the related insurance recoveries in Asbestos insurance asset and Long-term asbestos insurance asset in the Condensed Consolidated Balance Sheets. The receivable for previously paid liability and defense costs is recorded in Asbestos insurance receivable and Long-term asbestos insurance receivable in the Condensed Consolidated Balance Sheets.  The Company also has reflected in Other accrued liabilities $21.3 million and $23.3 million as of July 1, 2011 and December 31, 2010, respectively, for overpayments by certain insurers and unpaid legal costs related to defending itself against asbestos-related liability claims and legal action against the Company’s insurers.

The expense related to these liabilities and legal defense was $1.9 million and $3.3 million for the three and six months ended July 1, 2011, respectively, and $0.5 million and $2.0 million for the three and six months ended July 2, 2010, respectively. Legal costs related to the subsidiaries’ action against their asbestos insurers were $3.3 million and $5.4 million for the three and six months ended July 1, 2011, respectively, and $4.5 million and $8.4 million for the three and six months ended July 2, 2010, respectively.

Management’s analyses are based on currently known facts and a number of assumptions. However, projecting future events, such as new claims to be filed each year, the average cost of resolving each claim, coverage issues among layers of insurers, the method in which losses will be allocated to the various insurance policies, interpretation of the effect on coverage of various policy terms and limits and their interrelationships, the continuing solvency of various insurance companies, the amount of remaining insurance available, as well as the numerous uncertainties inherent in asbestos litigation could cause the actual liabilities and insurance recoveries to be higher or lower than those projected or recorded which could materially affect the Company’s financial condition, results of operations or cash flow.

General Litigation

On June 3, 1997, one of the Company’s subsidiaries was served with a complaint in a case brought by Litton Industries, Inc. (“Litton”) in the Superior Court of New Jersey which alleges damages in excess of $10.0 million incurred as a result of losses under a government contract bid transferred in connection with the sale of its former Electro-Optical Systems business. In 2004, this case was tried and the jury rendered a verdict of $2.1 million for the plaintiffs. After appeals by both parties, the Supreme Court of New Jersey upheld the plaintiffs’ right to a refund of their attorney’s fees and costs of trial, but remanded the issue to the trial court to reconsider the amount of fees using a proportionality analysis of the relationship between the fee requested and the damages recovered.  The date for the new trial on additional claims allowed by the Appellate Division of the New Jersey Superior Court and the recalculation of attorney’s fees has not been set. The court issued a schedule for summary judgment motions. After the summary judgment motions have been briefed, the court is expected to issue a ruling. The subsidiary intends to continue to defend this matter vigorously. As of both July 1, 2011 and December 31, 2010, $9.5 million was included in Other liabilities in the Company’s Condensed Consolidated Balance Sheets related to this matter.

The Company is also involved in various other pending legal proceedings arising out of the ordinary course of the Company’s business. None of these legal proceedings are expected to have a material adverse effect on the financial condition, results of operations or cash flow of the Company. With respect to these proceedings and the litigation and claims described in the preceding paragraphs, management of the Company believes that it will either prevail, has adequate insurance coverage or has established appropriate reserves to cover potential liabilities. Any costs that management estimates may be paid related to these proceedings or claims are accrued when the liability is considered probable and the amount can be reasonably estimated. There can be no assurance, however, as to the ultimate outcome of any of these matters, and if all or substantially all of these legal proceedings were to be determined adverse to the Company, there could be a material adverse effect on the financial condition, results of operations or cash flow of the Company.

SUPPLEMENTARY FINANCIAL INFORMATION OF COLFAX
Quarterly Financial Information (Unaudited)

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
	(In millions, except per share amounts)
2011
Net sales	$158,558	$186,749
Gross Profit	105,304	64,674
Net (loss) income	6,555	10,390

Net (loss) income per share – basic	$0.15	$0.24
Net (loss) income per share –diluted	$0.15	$0.23

2010
Net sales	$119,971	$122,968	$132,397	$166,651
Gross Profit	41,756	42,981	47,097	59,574
Net (loss) income	(374)	2,088	5,851	8,650

Net (loss) income per share – basic and diluted	$(0.01)	$0.05	$0.13	$0.20

2009
Net sales	$136,323	$129,185	$128,545	$130,971
Gross Profit	48,015	44,555	46,206	47,011
Net (loss) income	7,065	4,476	5,530	6,726

Net (loss) income per share – basic	$0.16	$0.10	$0.13	$0.16
Net (loss) income per share – diluted	$0.16	$0.10	$0.13	$0.15

COLFAX CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The Unaudited Pro Forma Condensed Combined Balance Sheet assumes that the acquisition took place on July 1, 2011 and combines Colfax’s July 1, 2011 Condensed Consolidated Balance Sheet with Charter’s June 30, 2011 consolidated balance sheet. The Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 2010 and the six months ended July 1, 2011 assumes that the acquisition took place on January 1, 2010.

The Unaudited Pro Forma Financial Statements included in this proxy statement are based upon the historical financial statements of Colfax and Charter and on Charter’s publicly available information and certain assumptions which Colfax believes to be reasonable, which are described in “Notes to Pro Forma Condensed Combined Financial Statements” below. These statements were prepared using the acquisition method of accounting under existing U.S. GAAP standards, which are subject to change and interpretation. Colfax has been treated as the acquirer in the acquisition for accounting purposes. The acquisition accounting is dependent upon certain valuations and other studies that have yet to be finalized, and accordingly, the adjustments to record the assets to be acquired and liabilities to be assumed at fair value reflect Colfax’s best estimate and are subject to change once the detailed analyses are completed. These adjustments may be material.

Charter’s financial statements have historically been prepared in accordance with IFRS. The Unaudited Pro Forma Financial Statements included in this proxy statement reflect certain adjustments to Charter’s financial statements to align with Colfax’s U.S. GAAP accounting policies. These adjustments reflect Colfax’s best estimates based upon the information available and are subject to change once detailed information is obtained. Additionally, certain items have been reclassified from Charter’s historical financial statements to align with Colfax’s financial statement presentation. These reclassifications were determined based upon the information available to Colfax and additional reclassifications may be necessary once the Acquisition is completed and additional information is available.

All pro forma financial information presented uses Colfax’s period end dates and no adjustments were made to Charter’s information for its slightly different quarter end date.

The Unaudited Pro Forma Condensed Combined Financial Statements have been translated from pounds to U.S. dollars using the following historical exchange rates.

£/$
December 31, 2010 average spot rate	1.5484
July 1, 2011 average spot rate	1.6151
July 1, 2011 period end rate	1.6066

The Unaudited Pro Forma Condensed Combined Financial Statements have been prepared for informational purposes only and are not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the acquisition been completed as of the dates indicated above. In addition, the Unaudited Pro Forma Condensed Combined Financial Statements do not purport to project the future financial position or operating results of the combined company. Although Colfax is aware of transactions between Colfax’s subsidiaries and Charter’s subsidiaries during the periods presented, these transactions were not considered material or eliminated in the adjustments discussed in more detail below.

The Unaudited U.S. GAAP Pro Forma Condensed Combined Financial Statements should be read in conjunction with:

•	the Notes to Pro Forma Condensed Combined Financial Statements;

•	the consolidated financial statements of Colfax Corporation for the year ended December 31, 2010 and the six months ended July 1, 2011, incorporated herein by reference;

•	the consolidated financial statements of Charter International plc for the year ended December 31, 2010 and the six months ended June 30, 2011 appearing elsewhere within this document.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Six Months Ended July 1, 2011
(In thousands of U.S. dollars, except share amounts and as indicated)

			Pro Forma Adjustments
	Colfax	Charter IFRS (in £)	Charter IFRS (in $)(6)	Charter U.S. GAAP Adjustments	Transaction Adjustments	Pro Forma Colfax	Note Reference

Net sales	$345,307	946,500	$1,528,708	$-	$-	$1,874,015
Cost of sales	227,379	671,500	1,084,551	(21,482)	-	1,290,448	4(a), 4(f)
Gross profit	117,928	275,000	444,157	21,482	-	583,567
Selling, general and administrative expenses	75,948	232,700	375,838	(8,076)	8,612	452,322	4(b), 4(d), 4(f), 5(a), 6
Research and development expenses	3,101	-	-	12,759	-	15,860	4(a), 4(f)
Restructuring and other related charges	2,219	-	-	27,780	-	29,999	4(f), 6
Asbestos liability and defense costs (income)	3,253	-	-	-	-	3,253
Asbestos coverage litigation expenses	5,368	-	-	-	-	5,368
Operating income	28,039	42,300	68,319	10,983	(8,612)	76,763
Interest expense	3,289	(5,200)	(8,399)	(1,292)	40,128	33,726	4(f), 5(b), 6

Income before income taxes	24,750	47,500	76,718	(9,691)	(48,740)	43,037
Provision for income taxes	7,805	9,700	15,667	5,814	(13,790)	15,496	4(a), 4(b), 4(d), 5(a), 5(b), 5(c), 6

Net income	16,945	37,800	61,051	(15,505)	(34,950)	27,541

Less: net income attributable to noncontrolling interest	-	5,500	8,883	(162)	-	8,721	4(f)

Net income attributable to Colfax Corporation	16,945	32,300	52,168	(15,343)	(34,950)	18,820

Dividends on preferred stock	-	-	-	-	10,200	10,200	5(b)

Net income (loss) available to Colfax Corporation common shareholders	$16,945	32,300	$52,168	$(15,343)	$(45,150)	$8,620

Net income (loss) per share—basic	$0.39					$0.09	5(d)
	0
Net income (loss) per share—diluted	$0.38					$0.09	5(d)

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2010
(In thousands of U.S. dollars, except share amounts and as indicated)

			Pro Forma Adjustments
	Colfax	Charter IFRS (in £)	Charter IFRS (in $)(6)	Charter U.S. GAAP Adjustments	Transaction Adjustments	Pro Forma Colfax	Note Reference

Net sales	$541,987	1,719,600	$2,662,632	$-	$-	$3,204,619
Cost of sales	350,579	1,188,500	1,840,276	(33,445)	35,080	2,192,490	4(a), 4(f), 5(a)

Gross profit	191,408	531,100	822,356	33,445	(35,080)	1,012,129
Selling, general and administrative expenses	119,426	393,000	608,522	9,444	66,875	804,267	4(b), 4(d), 4(f), 5(a), 6
Research and development expenses	6,205	-	-	31,742	-	37,947	4(a), 4(f)
Restructuring and other related charges	10,323	-	-	15,329	-	25,652	4(f), 6
Asbestos liability and defense costs (income)	7,876	-	-	-	-	7,876
Asbestos coverage litigation expenses	13,206	-	-	-	-	13,206
Operating income	34,372	138,100	213,834	(23,070)	(101,955)	123,181
Interest expense	6,684	(6,000)	(9,290)	(1,394)	82,984	78,984	4(f), 5(b), 6

Income before income taxes	27,688	144,100	223,124	(21,676)	(184,939)	44,197
Provision for income taxes	11,473	25,200	39,020	8,052	(49,554)	8,991	4(a), 4(b), 4(d), 5(a), 5(b), 5(c), 6

Net income	16,215	118,900	184,104	(29,728)	(135,385)	35,206

Less: net income attributable to noncontrolling interest	-	12,300	19,045	(619)	-	18,426	4(f)

Net income attributable to Colfax Corporation	16,215	106,600	165,059	(29,109)	(135,385)	16,780

Dividends on preferred stock	-	-	-	-	20,400	20,400	5(b)

Net income (loss) available to Colfax Corporation common shareholders	$16,215	106,600	$165,059	$(29,109)	$(155,785)	$(3,620)

Net income (loss) per share—basic	$0.39					$(0.04)	5(d)

Net income (loss) per share—diluted	$0.38					$(0.04)	5(d)

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of July 1, 2011
(In thousands of U.S. dollars, except share amounts and as indicated)

			Pro Forma Adjustments
	Colfax	Charter IFRS (in £)	Charter IFRS (in $)(6)	Charter U.S. GAAP Adjustments	Transaction Adjustments	Pro Forma Colfax	Note Reference
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$64,215	89,800	$144,273	$(11,568)	$(48,952)	$147,968	4(f)
Trade receivables, net	103,314	595,900	957,373	(166,444)	-	894,243	4(f)
Inventories, net	78,556	359,100	576,930	-	36,399	691,885	5(a)
Deferred income taxes, net	6,565	-	-	36,309	-	42,874	4(f)
Asbestos insurance asset	33,269	-	-	-	-	33,269
Asbestos insurance receivable	37,477	-	-	-	-	37,477
Prepaid expenses	9,799	-	-	48,037	-	57,836	4(f)
Other current assets	9,274	17,300	27,794	100,734	(748)	137,054	4(f), 5(b), 6

Total current assets	342,469	1,062,100	1,706,370	7,068	(13,301)	2,042,606
Deferred income taxes, net	52,121	95,500	153,430	(40,326)	(10,604)	154,621	4(f), 5(a)
Property, plant and equipment, net	94,423	318,300	511,381	6,426	-	612,230	4(b), 4(f)
Goodwill	189,046	117,000	187,972	-	1,139,762	1,516,780	5(a)
Intangible assets, net	36,064	105,100	168,854	(64,103)	427,597	568,412	4(a), 4(f), 5(a)
Long-term asbestos insurance asset	329,454	-	-	-	-	329,454
Long-term asbestos insurance receivable	7,063	-	-	-	-	7,063
Other assets	12,945	48,900	78,563	23,938	36,127	151,573	4(f), 6
Total assets	$1,063,585	1,746,900	$2,806,570	$(66,997)	$1,579,581	$5,382,739

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt and capital leases	$10,000	32,700	$52,536	$-	$27,464	$90,000	5(b)
Accounts payable	57,334	500,700	804,425	(402,614)	-	459,145	4(f)
Accrued asbestos liability	37,098	-	-	964	-	38,062	4(f)
Accrued payroll	19,987	-	-	35,185	-	55,172	4(f)
Advance payments from customers	22,189	-	-	77,277	-	99,466	4(f)
Accrued taxes	7,462	15,800	25,384	75,671	-	108,517	4(c), 4(f)
Accrued termination benefits	1,137	-	-	-	-	1,137	4(f)
Other accrued liabilities	50,026	42,700	68,602	252,557	8,054	379,239	4(f), 5(a), 5(b), 5(c), 6

Total current liabilities	205,233	591,900	950,947	39,040	35,518	1,230,738
Long-term debt, less current portion	70,500	212,400	341,242	-	1,271,258	1,683,000
Long-term asbestos liability	381,801	-	-	1,607	-	383,408	4(e), 4(f)
Pension and accrued post-retirement benefits	112,552	159,000	255,449	-	(32,132)	335,869	5(b)
Deferred income tax liability	16,706	51,600	82,901	(12,050)	24,751	112,309	4(a), 4(b), 4(c), 4(f), 5(a)
Other liabilities	22,497	30,700	49,323	(9,962)	-	61,857	4(f), 6
Total liabilities	809,289	1,045,600	1,679,861	18,635	1,299,396	3,807,181
Equity:
Preferred stock	-	-	-	-	334,050	334,050	5(b)
Common stock	44	3,300	5,302	-	(5,261)	85	5(a), 5(b)
Additional paid-in capital	411,686	1,600	2,571	-	936,419	1,350,676	5(a), 5(b)
(Accumulated deficit) Retained earnings	(43,113)	1,076,500	1,729,505	(97,199)	(1,672,143)	(82,950)	4(a), 4(b), 4(c), 4(d), 4(e), 4(f), 5(a), 5(b)
Accumulated other comprehensive loss	(114,321)	(434,300)	(697,746)	11,568	687,120	(113,381)	4(d), 5(a)
Total Colfax Corporation equity	254,296	647,100	1,039,631	(85,632)	280,185	1,488,480
Noncontrolling interest	-	54,200	87,078	-	-	87,078
Total Equity	254,296	701,300	1,126,709	(85,632)	280,185	1,575,558
Total liabilities and equity	$1,063,585	1,746,900	$2,806,570	$(66,997)	$1,579,581	$5,382,739

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(Unaudited)

1.  Description of the Transaction

On September 12, 2011, Colfax Corporation entered into an agreement with Charter International plc pursuant to which, subject to the terms and conditions described more fully in this proxy statement, Charter will become a wholly owned subsidiary of Colfax (the “Acquisition”). Under the terms of the Acquisition, Charter shareholders will be entitled to receive 730 pence in cash and 0.1241 newly issued shares of Colfax Corporation Common stock in exchange for each share of Charter’s ordinary stock.

In connection with the financing of the proposed Acquisition of Charter, on September 12, 2011, Colfax entered into a securities purchase agreement (the “BDT Purchase Agreement”) with BDT CF Acquisition Vehicle, LLC (the “BDT Investor”) as well as BDT Capital Partners Fund I-A, L.P., and Mitchell P. Rales, Chairman of Colfax’s Board of Directors, and his brother, Steven M. Rales. Pursuant to the BDT Purchase Agreement, Colfax has agreed to sell to the BDT Investor (i) 14,756,945 newly issued shares of Colfax Common stock and (ii) 13,877,552 shares of newly created Series A perpetual convertible preferred stock, referred to as the Series A Preferred Stock, for an aggregate of $680 million (representing $24.50 per share of Series A Preferred Stock and $23.04 per share of Common stock). Under the terms of the Series A Preferred Stock holders are entitled to receive cumulative cash dividends, payable quarterly, at a per annum rate of 6% of the liquidation preference (defined as $24.50, subject to customary anti-dilution adjustments), provided that the dividend rate shall be increased to a per annum rate of 8% if Colfax fails to pay the full amount of any dividend required to be paid on such shares until the date that full payment is made.

The Series A Preferred Stock is convertible, in whole or in part, at the option of the holders at any time after the date the shares are issued into shares of Colfax Common stock at a conversion rate determined by dividing the liquidation preference by a number equal to 114% of the liquidation preference, subject to certain adjustments. The Series A Preferred Stock is also convertible, in whole or in part, at the option of Colfax on or after the third anniversary of the issuance of the shares at the same conversion rate if, among other things: (i) for the preceding thirty trading days, the closing price of Colfax Common stock on the New York Stock Exchange exceeds 133% of the applicable conversion price and (ii) Colfax has declared and paid or set apart for payment all accrued but unpaid dividends on the Series A Preferred Stock.

On September 12, 2011, Colfax entered into securities purchase agreements with Mitchell P. Rales, Chairman of Colfax’s Board of Directors, and his brother Steven M. Rales, each of which were beneficial owners of 20.9% of Colfax’s Common stock, and Markel Corporation, a Virginia Corporation (“Markel”). Pursuant to these agreements Colfax agreed to sell 2,170,139 to each Mitchell P. Rales and Steven M. Rales and 1,085,070 to Markel of newly issued Colfax Common stock at $23.04 per share, for a total aggregate of $125 million.

On September 12, 2011, Colfax and certain of its subsidiaries entered into a credit agreement (the “Credit Agreement”) with Deutsche Bank Securities Inc. and HSBC Securities (USA) Inc. The Credit Agreement has three tranches of term loans: (i) a $200 million term A-1 facility (the “Term A-1 Loan”), (ii) a $700 million term A-2 facility (the “Term A-2 Loan” and together with the Term A-1 Loan the “Term A Loans”) and (iii) a $900 million term B facility (the “Term B Loan” and together with the Term A Loans the “Term Loans”). In addition, the Credit Agreement has two revolving credit facilities which total $300 million in commitments (the “Revolver”).  The Revolver includes a $200 million letter of credit sub-facility and a $50 million swingline loan sub-facility.

The completion of the Acquisition and the consummation of the transactions contemplated by the BDT Purchase Agreement, the securities purchase agreements with Mitchell P. Rales, Steven M. Rales and Markel Corporation and the Credit Agreement depends on a number of conditions being satisfied. These conditions include, among others, the receipt of approval of Charter stockholders of the Acquisition, the receipt of approval of Colfax stockholders of (i) the issuance of securities to the BDT Investor, (ii) the issuance of securities to Mitchell P. Rales, Steven M. Rales and Markel, (iii) the issuance of securities under the terms of the Acquisition and (iv) amendment and restatement of Colfax’s certificate of incorporation. The Acquisition is currently expected to close in the first quarter of 2012.

2. Basis of Presentation

The Unaudited Condensed Combined Financial Statements have been compiled from underlying financial statements prepared in accordance with U.S. GAAP and reflects the Acquisition of Charter by Colfax and were prepared using the acquisition method of accounting under existing U.S. GAAP standards. The fair value of Charter’s assets and liabilities reflect Colfax’s best estimate and are subject to change once the detailed analyses are completed. These adjustments may be material.

The process for estimating the fair values of identifiable intangible assets requires the use of significant estimates and assumptions, including estimating future cash flows and developing appropriate discount rates. The excess of the purchase price over the estimated fair value of identifiable assets and liabilities of Charter as of the effective date of the Acquisition will be allocated to Goodwill. Colfax defines fair value in accordance with U.S. GAAP as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The preliminary purchase price allocation is subject to finalizing Colfax’s analysis of the fair value of Charter’s assets and liabilities as of the effective date of the Acquisition and will be adjusted upon completion of the valuation.  The use of different estimates could yield materially different results.

The Unaudited Condensed Combined Financial Statements are not intended to reflect the financial position or results of operations which would have actually resulted had the Acquisition been effected on the dates indicated. Further, the results of operations are not necessarily indicative of the results of operations that may be obtained in the future.

3. Summary of Significant Accounting Policies

The Unaudited Condensed Combined Financial Statements have been compiled consistent with Colfax’s accounting policies. These accounting policies differ from those of Charter. The adjustments made to align Charter’s financial statements prepared in accordance with IFRS with Colfax’s U.S. GAAP accounting policies are discussed in Note 4, “Pro Forma U.S. GAAP Adjustments.”

The Charter balances have been translated from £ to $ using average exchange rates applicable during the periods presented for the Unaudited Condensed Combined Statements of Operations and the period end exchange rate for the Unaudited Condensed Combined Balance Sheet.

4. Pro Forma U.S. GAAP Adjustments

The following adjustments have been made to align the Charter financial statements prepared in accordance with IFRS with Colfax’s U.S. GAAP accounting policies. These adjustments reflect Colfax’s best estimates based upon the information available and are subject to change once detailed information is obtained.

(a)
Under IFRS, costs associated with capitalization of intangible assets are classified into research phase costs, which are always expensed, and development phase costs, which are capitalized provided they meet specific criteria. Under U.S. GAAP, research and development costs are expensed as incurred.  Only under limited circumstances may development costs be capitalized, such as costs for development of internal use software. The Unaudited Condensed Combined Balance Sheet as of July 1, 2011 reflects an adjustment to reverse $30.0 million in product development costs, as well as the related deferred taxes, which have been capitalized under IFRS. The Unaudited Condensed Combined Statements of Operations for the year ended December 31, 2010 and the six months ended July 1, 2011 reflect adjustments to reverse $5.3 million and $3.1 million, respectively, of amortization recorded to Cost of sales under IFRS and to recognize $9.0 million and $4.7 million, respectively, of Research and development expenses.

(b)
Upon initial transition to IFRS, Charter elected to record certain assets at their “fair value as deemed cost” at the date of transition as permitted by IFRS.  Under U.S. GAAP, revaluation of fixed assets is not permitted.  Accordingly, the Unaudited Condensed Combined Balance Sheet as of July 1, 2011 includes an adjustment of $27.6 million to reduce Property, plant and equipment, as well as the related deferred tax impact, with a corresponding reduction to retained earnings. The Unaudited Condensed Combined Statements of Operations for the year ended December 31, 2010 and the six months ended July 1, 2011 include adjustments to reverse $0.5 million and $0.2 million, respectively, of incremental depreciation expense recorded under IFRS.

(c)
Under U.S. GAAP, an uncertain tax position is measured based on a cumulative probability model, whereby the largest amount of tax benefit/cost that is more likely than not of being realized upon ultimate settlement is the amount recorded.  The cumulative probability approach is not permitted under IFRS and instead an expected value or single best estimate of the most likely outcome is used. An increase of $43.4 million is included in the Unaudited Condensed Consolidated Balance Sheet to align the measurement of uncertain tax positions as required by U.S. GAAP. The Unaudited Condensed Combined Statements of Operations for the year ended December 31, 2010 and the six months ended July 1, 2011 include the related incremental expense of $9.4 million and $6.3 million, respectively.

(d)
Under IFRS, actuarial gains and losses arising from experience adjustments and changes in actuarial assumptions are recognized by Charter in full in the period in which they occur directly within equity, in the statement of comprehensive income. Under this IFRS policy option, amounts are not subsequently recognized in the income statement. U.S. GAAP requires that actuarial gains or losses are either recognized in full in the income statement or are deferred using the “corridor approach” (e.g., deferred in accumulated other comprehensive income (AOCI) on the balance sheet in order to reflect the funded status of defined benefit plans, and amortized as a component of net periodic benefits expense over the remaining life expectancy of the plan participants) or any systematic method that results in faster recognition than the corridor approach. An adjustment of $11.6 million has been recorded at July 1, 2011 to reclassify Charter’s actuarial gains and losses from retained earnings under IFRS to accumulated other comprehensive loss under U.S. GAAP. The Unaudited Condensed Combined Statements of Operations for the year ended December 31, 2010 and the six months ended July 1, 2011 include the related incremental expense of $6.8 million and $3.9 million, respectively.

(e)
In determining the amount of provision for a liability that is uncertain in timing or amount of settlement, IFRS requires recognition of the best estimate of the amount that would be required to settle an obligation, and where a range of equally possible outcomes exists, the midpoint estimate is accrued.  Under U.S. GAAP, when no amount within a range is a better estimate than any other amount, the low end of the range is accrued.  An adjustment has been recorded at July 1, 2011 to reverse a $3.1 million legal provision recorded by Charter under IFRS which would have been recorded at the low end of the range under U.S. GAAP. It is Colfax's policy to not record anticipated future legal defense costs under U.S. GAAP, which resulted in an additional adjustment of $7.1 million. The Unaudited Condensed Combined Statements of Operations for the year ended December 31, 2010 and the six months ended July 1, 2011 include the reversal of the release of provisions recognized under IFRS of $1.1 million and $2.3 million, respectively.

(f)	Certain reclassifications have been made to conform to U.S. GAAP presentation and the accounting policies of Colfax.

5. Pro Forma Adjustments – Charter Transaction

(a) Estimated Purchase Consideration

The estimated purchase price, excess purchase price over net assets acquired and residual Goodwill are as follows (in millions, except exchange ratio and share price):

Charter shares outstanding as of September 12, 2011	167.9	(i)
Exchange ratio	0.1241	(i)
Total Colfax shares to be issued	20.8
Colfax closing share price on September 9, 2011	$23.04
Total value of Colfax shares to be issued	$480.0	(i)
Total cash consideration paid at 730 pence per Charter share	$1,968.8	(i)
Total purchase price	$2,448.8
Add: Total Debt assumed	$393.8
Less: Total Cash acquired	(132.7)
Purchase price, net	$2,709.9

Tangible assets acquired	$2,201.1
Deferred taxes, net	63.1
Noncontrolling interest	(87.1)
Total liabilities assumed, excluding debt and deferred tax liability	(1,218.4)
Total transaction expenses - Charter	(64.6)
Net tangible assets acquired	$894.1
Excess of net purchase price over net assets acquired	$1,815.8

Trademarks	179.5	(ii)
Backlog	21.4	(ii)
Technology	93.3	(ii)
Customer relationships	238.1	(ii)
Total identifiable intangible assets	$532.3
Total deferred liabilities, net	54.0	(ii)
Total identifiable intangible assets, net of deferred taxes	$478.3

Residual Goodwill	$1,337.5

(i) Under the terms of the Acquisition, Charter shareholders will be entitled to receive 730 pence in cash and 0.1241 newly issued shares of Colfax Common stock in exchange for each share of Charter’s ordinary stock. The cash portion of the purchase price was converted at the July 1, 2011 period end rate of US$1.6066/£1, which differs from the exchange rate used elsewhere in this Proxy Statement.

The ordinary stock portion of the purchase price was calculated using a price of $23.04 for each share of Colfax Common stock based on the closing share price of Colfax Common stock on the NYSE on September 9, 2011, the closing price on the last business day prior to the announcement of the acquisition. The actual purchase price will be determined based upon the stock price at the date the shares are transferred.

(ii) Except as discussed below, the carrying value of Charter’s assets and liabilities are considered to approximate their fair value.

The fair value of identifiable intangible assets was estimated using significant assumptions such as the amount and timing of projected cash flows, the discount rate selected to measure the risks inherent in the future cash flows and the assessment of the asset’s life cycle, including competitive trends and other factors. The assumptions used by Colfax to arrive at the estimated fair value of the identifiable intangible assets were primarily derived from publicly available information, including market transactions of varying degrees of comparability.

The fair value and weighted-average estimated useful life of identifiable intangible assets are as follows:

	Fair Value	Weighted-Average Estimated Useful Life

Trademarks	$179.5	Indefinite
Technology	93.3	6
Backlog	21.4	1
Customer Relationships	238.1	15
	$532.3

The amortization of the identifiable intangible assets in the Unaudited Condensed Combined Statements of Operations is partially offset by the reversal of approximately $9.0 million and $35.2 million of historical amortization and Goodwill impairment, respectively, recorded by Charter during the year ended December 31, 2010 and the six months ended July 1, 2011, respectively.

The adjustment to record inventory at fair value, referred to as the inventory step-up, was estimated to be amortized through Cost of goods sold within the first year following the Acquisition based upon inventory turnover calculated from public information.

The deferred tax liabilities, net represent $70.2 million related to the amortizable intangible assets detailed above, assuming a 29% effective tax rate, and a $10.6 million reduction in deferred tax assets related to net operating losses that will not be available to Colfax after a change in control, partially offset by the elimination of $26.8 million of deferred tax liabilities related to identifiable intangible assets recognized by Charter in conjunction with historical acquisitions.

(b) Sources of Funding

As discussed more fully in Note 1, “Description of the Transaction,” the 730 pence per share portion of the offer is expected to be funded through newly issued shares of Colfax Common stock, the issuance of Series A Preferred Stock and new debt pursuant to the Credit Agreement. The proceeds are assumed to be offset by the redemption of the existing debt of both companies. The related proceeds reflected in the Unaudited Condensed Combined Financial Statements are as follows (in millions):

Issuance of Common stock to BDT Investor, net	$334.1	(i)
Issuance of Common stock additional securities purchase agreements	125.0
Total proceeds from the issuance of Colfax Common stock	$459.1
Issuance of Series A Preferred Stock, net	334.0	(ii)
Term Loans, net of original issue discount and origination fees	1,736.3	(iii)
Total sources of funding	2,529.4
Total Colfax Debt outstanding at July 1, 2011	80.5	(iv)
Total Charter Debt outstanding at June 30, 2010	393.8
Total transaction expenses - Colfax	102.1	(v)
Pension funding requirement	32.1	(vi)
Total sources of funding, net	$1,920.9

(i) The proceeds from the issuance of Common stock to BDT Investor are net of approximately $6.0 million of fees directly related to the issuance of these shares.

(ii) The proceeds from the issuance of Series A Preferred Stock are net of approximately $6.0 million of fees directly related to the issuance of these shares. In addition, the Unaudited Condensed Combined Statements of Operations include an adjustment to record the 6% per annum cash dividends related to the Series A Preferred Stock. See Note 1, “Description of the Transaction” for further information.

(iii) No amounts are estimated to be drawn upon the revolving credit facility included in the Credit Agreement for the closing of the Acquisition. The Unaudited Condensed Combined Statements of Operations include $83.0 million and $40.1 million of incremental interest expense associated with the Credit Agreement, including amortization of the original issue discount and deferred financing fees during the year ended December 31, 2010 and the six months ended July 1, 2011, respectively.

(iv) The Unaudited Condensed Combined Financial Statements reflect the elimination of approximately $1.4 million of total deferred financing fees associated with Colfax’s Debt outstanding as of June 30, 2010, as well as the termination of a related interest rate swap liability of $0.9 million.

(v) Acquisition-related transaction costs incurred by Colfax that are not directly related to the issuance of the debt or equity detailed above are estimated to be $37.5 million. These fees include advisory, legal, audit, valuation and other professional fees and are reflected in the Unaudited Condensed Combined Balance Sheet as a reduction in Cash and (Accumulated deficit) retained earnings. An additional $64.6 million is estimated to be incurred by Charter and are reflected in “(a) Estimated Purchase Consideration” of the Pro Forma Adjustments above as a reduction to Cash and an increase in Goodwill.

(vi) Represents pension and other accrued obligations. The trustees of the Charter’s defined pension schemes have requested that Colfax mitigate the impact of the Acquisition on the financial position of those schemes by providing cash payments, security, guarantees and/or other undertakings to compensate the schemes.

(c) Income Taxes

Deferred tax assets, deferred tax liabilities and the tax impact of the adjustments to the Unaudited Condensed Combined Statements of Operations were calculated using a 29% effective tax rate, which is Colfax’s estimate of what the effective tax rate will be post-Acquisition, except for discrete items where the applicable statutory rate is applied. This estimate was determined based upon the information currently available, is subject to change and may not be reflective of Colfax’s effective tax rate for future periods.

(d) Earnings per Share

The pro forma calculation of basic and adjusted EPS was calculated as follows ($ in thousands except share data):

	Year Ended December 31, 2010	Six Months Ended July 1, 2011
Numerator:
Net income available to Colfax Corporation common shareholders	$(3,620)	$8,298
Less: net income attributable to participating securities(1)	456	(1,044)
	$(3,164)	$7,254

Denominator:
Weighted-average basic shares outstanding	84,404,640	84,571,450
Net effect of potentially dilutive securities(2)	277,347	647,251
Weighted-average dilutive shares outstanding	84,681,987	85,218,701

Net income per share available to Colfax common shareholders - basic and diluted	$(0.04)	$0.09

(1)	Earnings per share was calculated consistent with the two-class method under U.S. GAAP as the Series A Preferred Stock are considered participating securities.

(2)	Potentially dilutive securities consist of stock options and restricted stock units.

The weighted-average basic shares outstanding used in the calculation of earnings per share represents Colfax’s historical weighted-average basic shares adjusted for the newly issued shares of Common stock that were assumed to be outstanding for the entirety of both periods presented. The weighted-average dilutive shares calculation excludes 12.2 million of common shares potentially issuable through the conversion of the Series A Preferred Stock for both of the periods presented as their inclusion would be anti-dilutive. In addition, the weighted-average computation of the dilutive effect of potentially issuable shares of Common stock for the year ended December 31, 2010 and the six months ended July 1, 2011 excludes approximately 1.3 million and 0.5 million outstanding stock-based compensation awards, respectively, as their inclusion would be anti-dilutive.

6. Financial Statement Grouping

Certain financial statement line items from the financial statements of Charter are not separately presented on Colfax’s financial statements and were grouped so their presentation would be consistent with Colfax. The groupings below were made prior to the presentation in the Unaudited Condensed Combined Financial Statements.

The following groupings were made to the Unaudited Condensed Combined Balance Sheet as of July 1, 2011 (in thousands):

Non-Current Assets:
Investments in associates and joint ventures	$(34,863)
Retirement benefit assets	(43,218)
Derivative financial instruments	(482)
Other assets	78,563

Current Assets:
Derivative financial instruments	$(6,426)
Current income tax receivables	(10,443)
Assets held for sale	(10,925)
Other current assets	27,794

Current Liabilities:
Derivative financial instruments	$(4,820)
Provisions for other liabilities and charges	(63,782)
Other accrued liabilities	68,602

Non-Current Liabilities:
Provisions for other liabilities and charges	$(32,775)
Derivative financial instruments	(482)
Other payables	(16,066)
Other liabilities	49,323

The following groupings were made to the Unaudited Condensed Combined Statements of Operations for the periods indicated (in thousands):

	Year Ended December 31, 2010	Six Months Ended July 1, 2011

Selling and distribution costs	$(319,435)	$(189,130)
Administrative expenses	(288,622)	(189,130)
Net finance charge - retirement benefit obligations	(6,348)	(1,292)
Share of post-tax profits of associates and joint ventures	5,884	3,715
Restructuring and other related charges	15,329	27,780
Selling, general and administrative expenses	593,193	348,057

Other finance charge before losses on retranslation of intercompany loan balances	$(7,742)	$(6,137)
Other finance charge before gains on retranslation of intercompany loan balances	5,419	3,069
Net gains on retranslation of intercompany loan balances	11,613	11,467
Interest expense	(9,290)	(8,399)

Taxation charge on underlying profits	$(39,175)	$(20,673)
Taxation on exceptional items and acquisition costs	(2,323)	4,199
Taxation on amortisation and impairment of acquired intangibles and goodwill	1,858	969
Taxation on net financing charge - retirement benefit obligations	1,394	323
Taxation on net gains on retranslation of intercompany loan balances	(774)	(485)
Provision for income taxes	39,020	15,667

CONSOLIDATED FINANCIAL STATEMENTS OF CHARTER INTERNATIONAL PLC

Report of Independent Auditor

To the board of directors and shareholders of Charter International plc:

In our opinion, the accompanying consolidated balance sheets as of December 31, 2010 and 2009 and the related consolidated statements of income, comprehensive income, changes in equity and cash flow for each of the three years in the period ended December 31, 2010 present fairly, in all material respects, the financial position of Charter International plc and its subsidiaries at December 31, 2010 and 2009, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2010 in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.  We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP
London, United Kingdom
October 7, 2011

CHARTER INTERNATIONAL PLC
CONSOLIDATED INCOME STATEMENT

		Year ended 31 December
		2010		2009		2008
		£m, except per share amounts
Note

	Continuing operations
2 & 3	Revenue	1,719.6		1,659.2		1,887.0
	Cost of sales	(1,188.5)		(1,206.5)		(1,353.2)

	Gross profit	531.1		452.7		533.8
	Selling and distribution costs	(206.3)		(191.6)		(182.7)
	Administrative expenses	(186.4)		(165.1)		(150.1)

2 & 4	Operating profit	138.4		96.0		201.0

6	Net financing charge – retirement benefit obligations	(4.1)		(7.7)		(0.7)
6	Other financing charge before losses on retranslation of intercompany loan balances	(5.0)		(7.6)		(6.8)
6	Other financing income before gains on retranslation of intercompany loan balances	3.5		4.5		5.6
6	Net gains/(losses) on retranslation of intercompany loan balances	7.5		4.0		(4.6)
6	Net financing credit/(charge)	1.9		(6.8)		(6.5)

2 & 12	Share of post-tax profits of associates and joint ventures	3.8		3.5		3.2

	Profit before tax	144.1		92.7		197.7
7	Taxation charge	(25.2)		(17.9)		(39.0)
	Profit for the year	118.9		74.8		158.7

	Attributable to:
	– Equity shareholders	106.6		63.5		150.2
	– Non-controlling interests	12.3		11.3		8.5

		118.9		74.8		158.7

9	Earnings per share
	Basic	63.9	p	38.1	p	90.1	p
	Diluted	63.7	p	37.9	p	90.0	p

See accompanying notes to the consolidated financial statements.

CHARTER INTERNATIONAL PLC
CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

	Year ended 31 December
	2010 £m	2009 £m	2008 £m

Profit for the year	118.9	74.8	158.7
Other comprehensive income and expenditure
Exchange translation	22.9	(36.8)	124.6
Exchange translation – transfer to income statement on disposal	-	(0.9)	-
Actuarial gains/(losses) on retirement benefit obligations (note 20)	1.0	(42.2)	(54.0)
Tax on actuarial gains/(losses) on retirement benefit obligations	(3.3)	5.2	8.1
Change in fair value of outstanding cash flow hedges	0.1	2.7	(9.1)
Net transfer to income statement – hedges	(0.2)	7.9	(2.4)
Net investment hedges	-	5.7	(27.3)
Net deferred income tax movement for the year – hedges	-	(2.6)	2.8
Total other comprehensive income and expenditure	20.5	(61.0)	42.7
Total comprehensive income and expenditure for the year	139.4	13.8	201.4

Total comprehensive income and expenditure attributable to:
- Equity shareholders of the Company	121.5	5.5	184.7
- Non-controlling interests	17.9	8.3	16.7
	139.4	13.8	201.4

See accompanying notes to the consolidated financial statements.

CHARTER INTERNATIONAL PLC
CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

	Attributable to owners of the Company
	Share capital £m	Share premium £m	Retained earnings £m	Other reserves £m	Total £m	Non-controlling interests £m	Total equity £m

At 1 January 2008	3.3	646.4	296.9	(520.2)	426.4	27.6	454.0
Comprehensive income
Profit for the year	-	-	150.2	-	150.2	8.5	158.7
Other comprehensive income and expenditure
Exchange translation	-	-	-	116.3	116.3	8.3	124.6
Actuarial losses on retirement benefit obligations	-	-	(53.9)	-	(53.9)	(0.1)	(54.0)
Tax on actuarial losses on retirement benefit obligations	-	-	8.1	-	8.1	-	8.1
Change in fair value of outstanding cash flow hedges	-	-	-	(9.1)	(9.1)	-	(9.1)
Net transfer to income statement - hedges	-	-	-	(2.4)	(2.4)	-	(2.4)
Net investment hedges	-	-	-	(27.3)	(27.3)	-	(27.3)
Net deferred income tax movement for the year – hedges	-	-	-	2.8	2.8	-	2.8
Total other comprehensive income and expenditure	-	-	(45.8)	80.3	34.5	8.2	42.7
Total comprehensive income for the year	-	-	104.4	80.3	184.7	16.7	201.4
Capital reorganisation - share issue costs	-	-	(1.6)	-	(1.6)	-	(1.6)
- reduction in capital	-	(646.6)	646.6	-	-	-	-
Purchase of treasury shares (note 22)	-	-	(0.2)	-	(0.2)	-	(0.2)
Share-based payments – charge for year	-	-	0.9	-	0.9	-	0.9
– attributable tax	-	-	(0.2)	-	(0.2)	-	(0.2)
– shares issued	-	0.2	(0.2)	-	-	-	-
Dividends paid	-	-	(31.7)	-	(31.7)	(4.3)	(36.0)
At 31 December 2008	3.3	-	1,014.9	(439.9)	578.3	40.0	618.3

See accompanying notes to the consolidated financial statements.

CHARTER INTERNATIONAL PLC
CONSOLIDATED STATEMENT OF CHANGES IN EQUITY (Continued)

	Attributable to owners of the Company
	Share capital £m	Share premium £m	Retained earnings £m	Other reserves £m	Total £m	Non- controlling interests £m	Total equity £m

At 1 January 2009	3.3	-	1,014.9	(439.9)	578.3	40.0	618.3
Comprehensive income
Profit for the year	-	-	63.5	-	63.5	11.3	74.8
Other comprehensive income and expenditure
Exchange translation	-	-	-	(33.8)	(33.8)	(3.0)	(36.8)
Exchange translation – transfer to income statement on disposal	-	-	-	(0.9)	(0.9)	-	(0.9)
Actuarial losses on retirement benefit obligations	-	-	(42.2)	-	(42.2)	-	(42.2)
Tax on actuarial losses on retirement benefit obligations	-	-	5.2	-	5.2	-	5.2
Change in fair value of outstanding cash flow hedges	-	-	-	2.7	2.7	-	2.7
Net transfer to income statement – hedges	-	-	-	7.9	7.9	-	7.9
Net investment hedges	-	-	-	5.7	5.7	-	5.7
Net deferred income tax movement for the year – hedges	-	-	-	(2.6)	(2.6)	-	(2.6)
Total other comprehensive income and expenditure	-	-	(37.0)	(21.0)	(58.0)	(3.0)	(61.0)
Total comprehensive income and expenditure for the year	-	-	26.5	(21.0)	5.5	8.3	13.8
Purchase of treasury shares (note 22)	-	-	(0.2)	-	(0.2)	-	(0.2)
Share-based payments – charge for year	-	-	1.0	-	1.0	-	1.0
– shares issued	-	0.8	(0.5)	-	0.3	-	0.3
Dividends paid	-	-	(35.0)	-	(35.0)	(6.9)	(41.9)
At 31 December 2009	3.3	0.8	1,006.7	(460.9)	549.9	41.4	591.3

At 1 January 2010	3.3	0.8	1,006.7	(460.9)	549.9	41.4	591.3
Comprehensive income
Profit for the year	-	-	106.6	-	106.6	12.3	118.9
Other comprehensive income and expenditure
Exchange translation	-	-	-	18.1	18.1	4.8	22.9
Actuarial gains on retirement benefit obligations	-	-	(0.1)	-	(0.1)	1.1	1.0
Tax on actuarial gains on retirement benefit obligations	-	-	(3.0)	-	(3.0)	(0.3)	(3.3)
Change in fair value of outstanding cash flow hedges	-	-	-	0.1	0.1	-	0.1
Net transfer to income statement – hedges	-	-	-	(0.2)	(0.2)	-	(0.2)
Net deferred income tax movement for the year – hedges	-	-	-	-	-	-	-
Total other comprehensive income and expenditure	-	-	(3.1)	18.0	14.9	5.6	20.5
Total comprehensive income and expenditure for the year	-	-	103.5	18.0	121.5	17.9	139.4
Purchase of treasury shares (note 22)	-	-	(0.1)	-	(0.1)	-	(0.1)
Share-based payments – charge for year	-	-	1.1	-	1.1	-	1.1
– shares issued	-	0.4	(0.4)	-	-	-	-
Shares issued to non-controlling interests	-	-	-	-	-	1.5	1.5
Dividends paid	-	-	(36.7)	-	(36.7)	(6.6)	(43.3)
At 31 December 2010	3.3	1.2	1,074.1	(442.9)	635.7	54.2	689.9

See accompanying notes to the consolidated financial statements.

CHARTER INTERNATIONAL PLC
CONSOLIDATED BALANCE SHEET
At 31 December

Note		2010 £m	2009 £m

	Non-current assets
10	Intangible assets	149.2	139.1
11	Property, plant and equipment	306.0	280.2
12	Investments in associates and joint ventures	18.6	18.0
20	Retirement benefit assets	31.4	15.9
19	Deferred income tax assets	96.2	88.5
14	Trade and other receivables	16.0	21.3
21	Derivative financial instruments	0.1	0.1
		617.5	563.1
	Current assets
13	Inventories	295.1	238.5
14	Trade and other receivables	456.5	426.5
21	Derivative financial instruments	2.1	1.7
	Current income tax receivables	6.8	10.0
15	Cash and cash deposits	83.3	75.6
11	Assets held for sale	6.1	-
		849.9	752.3
	Total assets	1,467.4	1,315.4

	Current liabilities
16	Borrowings	(48.6)	(19.8)
17	Trade and other payables	(396.3)	(378.8)
21	Derivative financial instruments	(2.4)	(2.0)
	Current income tax liabilities	(22.4)	(33.4)
18	Provisions for other liabilities and charges	(41.4)	(52.3)
		(511.1)	(486.3)
	Non-current liabilities
16	Borrowings	(32.9)	(4.9)
19	Deferred income tax liabilities	(38.4)	(29.7)
20	Retirement benefit obligations	(170.1)	(178.1)
18	Provisions for other liabilities and charges	(19.2)	(21.6)
21	Derivative financial instruments	(0.2)	(0.5)
17	Other payables	(5.6)	(3.0)
		(266.4)	(237.8)
	Total liabilities	(777.5)	(724.1)
	Net assets	689.9	591.3

	Equity
22	Ordinary share capital	3.3	3.3
22	Share premium	1.2	0.8
	Retained earnings	1,074.1	1,006.7
24	Other reserves	(442.9)	(460.9)
	Total equity shareholders' funds	635.7	549.9
	Non-controlling interests	54.2	41.4
	Total equity	689.9	591.3

See accompanying notes to the consolidated financial statements.

CHARTER INTERNATIONAL PLC
CONSOLIDATED CASH FLOW STATEMENT

		Year ended 31 December
Note		2010 £m	2009 £m	2008 £m
	Cash flow from operating activities
28	Cash generated from operations	85.5	171.5	159.5
	Interest received	3.4	4.3	4.5
	Interest paid	(4.3)	(4.8)	(6.5)
	Taxation paid	(36.5)	(46.0)	(49.7)

	Net cash flow from operating activities	48.1	125.0	107.8
	Cash flow from investing activities
29	Purchase of subsidiary undertakings, net of cash acquired	(0.8)	(2.6)	(39.4)
	Investment in associates and joint ventures	(0.7)	(1.9)	-
29	Disposal of subsidiary undertaking	-	1.3	-
	Expenditure on development costs	(5.7)	(5.7)	(4.4)
	Purchase of property, plant and equipment and computer software	(56.4)	(60.0)	(66.5)
	Sale of property, plant and equipment and computer software	1.8	0.9	1.7
	Dividends received from associates and joint ventures	3.2	4.3	1.6
	Net cash flow from investing activities	(58.6)	(63.7)	(107.0)
	Cash flow from financing activities
	Increase in short-term borrowings (other than those repayable on demand)	38.3	-	3.8
	Decrease in short-term borrowings (other than those repayable on demand)	(11.3)	(2.4)	(2.4)
	Increase in long-term borrowings	29.0	-	13.2
	Decrease in long-term borrowings	(1.5)	(1.3)	(9.0)
	Repayment of capital element of finance leases	(0.6)	(0.7)	(0.8)

	Cash inflow/(outflow) from debt and lease financing	53.9	(4.4)	4.8
	Decrease/(increase) in cash on deposit	2.3	(4.0)	0.8
	Cash settlement of net investment hedges	-	(13.7)	-
31	Dividends paid to equity shareholders of the Company	(36.7)	(35.0)	(31.7)
	Dividends paid to non-controlling interests	(6.6)	(6.9)	(4.3)
	Issue of ordinary share capital - equity shareholders of the Company	-	0.3	-
	Share issue costs	-	-	-
	Issue of share capital - non-controlling interests	1.5	-	(1.6)
	Purchase of treasury shares	(0.1)	(0.2)	(0.2)
	Net cash flow from financing activities	14.3	(63.9)	(32.2)
	Net increase/(decrease) in cash, cash equivalents and bank overdrafts	3.8	(2.6)	(31.4)
	Cash, cash equivalents and bank overdrafts at beginning of the year	53.1	61.4	89.8
	Currency variations on cash, cash equivalents and bank overdrafts	3.9	(5.7)	3.0
15	Cash, cash equivalents and bank overdrafts at end of the year	60.8	53.1	61.4

See accompanying notes to the consolidated financial statements.

CHARTER INTERNATIONAL PLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.  Basis of preparation and accounting policies

(i)  Corporate information

Charter International plc (' the Company'), which is the ultimate parent company of the Charter Group (being the Company and its subsidiaries), is incorporated and registered in Jersey under the Jersey Companies Law as a public company limited by shares. The Company is tax resident in the Republic of Ireland and its shares are listed on the London Stock Exchange's market for listed securities ('the London Stock Exchange').

These consolidated financial statements were authorised for issue by the Board of Directors of the Company on 7 October 2011.

(ii)  Accounting policies

The consolidated financial statements for the Group have been prepared on the basis of accounting policies set out below in accordance with International Financial Reporting Standards ('IFRSs') and International Financial Reporting Interpretations Committee ('IFRIC') interpretations as issued by the International Accounting Standards Board ('IASB') and in compliance with the Companies (Jersey) Law 1991, collectively 'IFRS'. The consolidated financial statements have been prepared under the historical cost convention, as modified by the revaluation of financial assets and financial liabilities (including derivative financial instruments) at fair value.

Use of adjusted measures

In order to help provide a better indication of the Group's underlying business performance the following adjusted measures have been presented.

Adjusted operating profit is after excluding acquisition costs, amortisation and impairment of acquired intangibles and goodwill and exceptional items from operating profit.  Items which are meaningful due to their size, nature and incidence of occurrence are presented as exceptional items. (See Note 2 and Note 5).

Adjusted earnings per share are calculated after excluding acquisition costs, amortisation and impairment of acquired intangibles and goodwill, exceptional items and exchange gains and losses on retranslation of intercompany loans and non-cash net financing costs attributable to retirement benefit obligations, including attributable tax and minority interests, from basic earnings per share. (See Note 9)

Management believes that adjusted operating profit is useful to investors as it excludes items which do not impact the day-to-day operations and which management in some cases does not directly control or influence, and therefore provides users with a better understanding of the underlying business performance.

Principal accounting policies

The principal accounting policies set out below have been consistently applied to all the periods presented, unless otherwise stated, in respect of the Company, its subsidiaries and associated undertakings.

Critical accounting estimates and judgements

The preparation of financial statements in accordance with generally accepted accounting principles under IFRS requires the Group to make estimates, judgements and assumptions that may affect the reported amounts of assets, liabilities, revenue and expenses and the disclosure of contingent assets and liabilities in the financial statements. On an ongoing basis, estimates are evaluated using historical experience, consultation with experts and other methods that are considered reasonable in the particular circumstances to ensure compliance with IFRS. Actual results may differ significantly from these estimates, the effect of which is recognised in the period in which the facts that give rise to the revision become known. Should circumstances change, such that different assumptions, estimates and judgements are considered to be more appropriate, this may give rise to material adjustments to the carrying value of assets and liabilities in the next financial year particularly in respect of the key estimates, judgements and assumptions outlined below.

Construction contracts

Revenue and profit on construction contracts are usually recognised according to the stage of completion of the contract calculated by reference to estimates of contract revenue and expected costs including provisions for warranty and product liability. At 31 December 2010, amounts receivable/payable under construction contracts were £42.5 million (2009: £41.9 million) and £57.7 million (2009: £45.5 million) respectively. Contract retentions held by customers at 31 December 2010 in respect of construction contracts amounted to £28.1 million (2009: £32.4 million). Warranty and product liability provisions at 31 December 2010 of £28.5 million (2009: £30.5 million) mainly relate to construction contracts.

Employee benefits

Provisions for defined benefit post-employment obligations are calculated by independent actuaries. The principal actuarial assumptions and estimates used are based on independent actuarial advice and include the discount rate and estimates of life expectancy. Other key assumptions for defined benefit post-employment obligations are based in part on market conditions at the balance sheet date. Further information is disclosed in note 20. At 31 December 2010, the net retirement benefit obligation was £138.7 million (2009: £162.2 million).

Goodwill impairment testing

Capitalised goodwill is tested annually for impairment. Should the carrying value of the goodwill exceed its recoverable amount an impairment loss is recognised. The recoverable amounts are calculated based on the estimated value in use of cash-generating units. These calculations require estimates of cash flows, growth rates and discount rates based on the Group's weighted average cost of capital, adjusted for specific risks associated with particular cash-generating units. Further information regarding these assumptions is set out in note 10. At 31 December 2010, the carrying amount of capitalised goodwill was £99.6 million (2009: £92.7 million).

Provisions

Provision is made for liabilities that are uncertain in timing or amount of settlement. These include provisions for legal and environmental claims. Calculations of these provisions are based on cash flows relating to these costs estimated by management supported by the use of external consultants, discounted at an appropriate rate where the impact of discounting is material. At 31 December 2010, these provisions amounted to £21.9 million (2009: £30.6 million).

Tax estimates

The Group's tax charge is based on the profit for the year and tax rates in effect. The determination of appropriate provisions for current and deferred income taxation requires the Group to take into account anticipated decisions of tax authorities and estimate the Group's ability to utilise tax benefits through future earnings, based on approved budgets and forecasts, and tax planning. These estimates and assumptions may differ from future events. At 31 December 2010, net income tax liabilities provided were £15.6 million (2009: £23.4 million) and net deferred income tax assets recognised amounted to £57.8 million (2009: £58.8 million).

Changes to accounting policies

Revised standards mandatory for the first time for the financial year beginning 1 January 2010 adopted by the Group:

IFRS 3 (revised) 'Business combinations'. The revised standard continues to apply the acquisition method to business combinations, with some significant changes. For example, all payments to purchase a business are to be recorded at fair value at the acquisition date, with contingent consideration measured at fair value at the acquisition date and subsequently remeasured through the income statement. There is a choice on an acquisition-by-acquisition basis to measure the non-controlling interest in the acquiree either at fair value or at the non-controlling interest's proportionate share of the acquiree's net assets. All acquisition-related costs are required to be expensed. The Group has applied IFRS 3 (revised) prospectively to transactions from 1 January 2010. Acquisition costs of £0.2 million that would have previously been included as part of the consideration have been expensed in the period in accordance with the revised standard.

IAS 27 (revised) 'Consolidated and separate financial statements'. The revised standard requires the effects of all transactions with non-controlling (termed 'minority' under the previous standard) interests to be recorded in equity if there is no change in control and these transactions will no longer result in goodwill or gains and losses. The standard also specifies the accounting when control is lost. Any remaining interest in the entity is remeasured to fair value, and a gain or loss is recognised in profit or loss. The Group has applied IAS 27 (revised) prospectively to transactions with non-controlling interests from 1 January 2010. There has been no impact of IAS27 (revised) on the current period.

New standards, amendments and interpretations issued but not effective for the financial year beginning 1 January 2010 and not early adopted.

•	IFRS 9 'Financial instruments'

•	IAS 24 (revised) 'Related party disclosures'

•	Amendment to IFRIC 14 'IAS 19 – The limit on a defined benefit asset, minimum funding requirements and their interaction'

These changes are currently being assessed but are unlikely to have a significant impact on the financial statements.

New standards and interpretations not yet adopted

The Company has not adopted the following pronouncements, all of which were issued by the IASB on 12 May 2011 and which are effective for periods beginning on or after 1 January 2013. The Company has not completed its assessment of the impact of these pronouncements on the consolidated results, financial position or cash flows of the Company.

•
IFRS 10, "Consolidated Financial Statements", which replaces parts of IAS 27, "Consolidated and Separate Financial Statements" and all of SIC-12, "Consolidation — Special Purpose Entities," builds on existing principles by identifying the concept of control as the determining factor in whether an entity should be included within the consolidated financial statements of the parent company. The remainder of IAS 27, "Separate Financial Statements," now contains accounting and disclosure requirements for investments in subsidiaries, joint ventures and associates only when an entity prepares separate financial statements and is therefore not applicable in the Company's consolidated financial statements.

•
IFRS 11, "Joint Arrangements", which replaces IAS 31, "Interests in Joint Ventures" and SIC-13, "Jointly Controlled Entities — Non monetary Contributions by Venturers'," requires a single method, known as the equity method, to account for interests in jointly controlled entities which is consistent with the accounting treatment currently applied to investments in associates. In addition to prescribing the accounting for investment in associates, it now sets out the requirements for the application of the equity method when accounting for joint ventures. The application of the equity method has not changed as a result of this amendment.

•
IFRS 12, "Disclosure of Interest in Other Entities," is a new and comprehensive standard on disclosure requirements for all forms of interests in other entities, including joint arrangements, associates, special purpose vehicles and other off balance sheet vehicles. The standard includes disclosure requirements for entities covered under IFRS 10 and IFRS 11.

•
IFRS 13, "Fair Value Measurement," provides guidance on how fair value should be applied where its use is already required or permitted by other standards within IFRS, including a precise definition of fair value and a single source of fair value measurement and disclosure requirements for use across IFRS.

New standards and amendments to standards mandatory for the first time for the financial year beginning 1 January 2009 adopted by the Group:

IAS 1 (revised) 'Presentation of financial statements'. The revised standard requires owner changes in equity such as dividends and issue of share capital to be shown in a separate statement. Other items of income and expenditure are required to be included in a statement of comprehensive income comprising either a single statement or two statements; an income statement and a statement of comprehensive income. The Group has elected to follow the latter approach and present two statements.

IAS 23 (revised) 'Borrowing costs'. Borrowing costs directly attributable to expenditure on a qualifying asset where expenditure in relation to that asset commenced after 1 January 2009 are included in the cost of that asset. There has been no impact on the Group's financial statements as a consequence of adopting the revised standard.

IFRS 8 'Operating segments'.  IFRS 8 replaces IAS 14 'Segment reporting'. It requires a management approach under which segment information is presented on the same basis as that used for internal reporting purposes to the Chief Operating Decision Maker. There have been no changes to the reportable segments presented following the adoption of IFRS 8.

IFRS 2 (amendment) 'Share-based payment' (effective 1 January 2009) deals with vesting conditions and cancellations. It clarifies that vesting conditions are service conditions and performance conditions only. Other features of a share-based payment are not vesting conditions. These features would need to be included in the grant date fair value for transactions with employees and others providing similar services; they would not impact the number of awards expected to vest or valuation thereof subsequent to grant date. All cancellations, whether by the entity or by other parties, should receive the same accounting treatment. The Group has adopted IFRS 2 (amendment) from 1 January 2009. The amendment does not have a material impact on the Group's financial statements.

(iii)  Basis of consolidation

(a)  Subsidiaries

Subsidiaries are entities over which the Group has the power to govern the financial and operating policies of the entity. A shareholding of more than one-half of the voting rights will normally be the basis of such control. The existence and effect of potential voting rights that are currently exercisable or convertible are considered when assessing whether the Group controls another entity. Subsidiaries are fully consolidated from the date on which control is transferred to the Group. They are de-consolidated from the date that control ceases.

The acquisition method of accounting is used to account for the acquisition of subsidiaries by the Group. The cost of an acquisition is measured as the fair value of the assets given, equity instruments issued and liabilities incurred or assumed. Acquisition-related costs are expensed as incurred. On an acquisition-by-acquisition basis, the Group recognises any non-controlling interest in the acquiree either at fair value or at the non-controlling interest's proportionate share of the acquiree's net assets.

The excess of the cost of acquisition, the amount of any non-controlling interest in the acquiree and the acquisition-date fair value of any previous equity interest in the acquiree over the fair value of the Group's share of the identifiable net assets acquired, including all separately identifiable intangible assets, is recorded as goodwill and capitalised as an intangible asset (see (ix) (a) Goodwill below).  As noted above with effect from 1 January 2010 acquisition-related costs are expensed.

Intercompany balances and transactions, and any unrealised gains and losses arising from intercompany transactions, are eliminated in preparing the consolidated financial statements.

(b)  Transactions and non-controlling interests

The Group treats transactions with non-controlling interests as transactions with equity owners of the Group. For purchases from non-controlling interests, the difference between any consideration paid and the relevant share acquired of the carrying value of net assets of the subsidiary is recorded in equity. Gains or losses on disposals to non-controlling interests are also recorded in equity.

When the Group ceases to have control or significant influence, any retained interest in the entity is remeasured to its fair value, with the change in carrying amount recognised in profit or loss. The fair value is the initial carrying amount for the purposes of subsequently accounting for the retained interest as an associate, joint venture or financial asset. In addition, any amounts previously recognised in other comprehensive income in respect of that entity are accounted for as if the Group had directly disposed of the related assets or liabilities. This may mean that amounts previously recognised in other comprehensive income are reclassified to profit or loss. If the ownership interest in an associate is reduced but significant influence is retained, only a proportionate share of the amounts previously recognised in other comprehensive income is reclassified to profit or loss where appropriate.

(c)  Associates and joint ventures

Associates and joint ventures are entities over which the Group has significant influence but not control, normally on the basis of a shareholding of between 20 per cent and 50 per cent of the voting rights. Investments in associates and joint ventures are accounted for by the equity method of accounting and are initially recorded at cost.

The Group's share of its associates' and joint ventures' post-acquisition profits or losses, net of interest and tax, is recognised in the income statement and its share of post-acquisition movements in reserves is recognised in reserves. Accounting policies of associates and joint ventures have been changed where necessary to ensure consistency with the policies adopted by the Group.

Unrealised gains and losses on transactions between the Group and its associates and joint ventures are eliminated to the extent of the Group's interest in the associates and joint ventures.

Accounting policies of associates and joint ventures have been changed where necessary to ensure consistency with the policies adopted by the Group.

(iv)  Segmental reporting

Segment information is presented on the same basis as that used for internal purposes by the Chief Operating Decision Maker. Revenue by geographic segment is allocated based on the country in which the customer is located. Non-current assets and capital expenditure by geographic segment are allocated based on where the assets are located.

(v)  Foreign currencies

Items included in the financial statements for each of the Group's entities are measured using the currency of the primary economic environment in which that entity operates ('the functional currency'). The consolidated financial statements are presented in sterling, the functional currency and presentation currency of Charter International plc.

Foreign currency transactions are translated into the functional currency of Group entities using the exchange rate at the date of transaction. Foreign exchange gains and losses arising from the settlement of transactions and from the translation at year-end exchange rates of monetary assets and liabilities are recognised in the income statement except where deferred in equity as qualifying cash flow hedges. The results and net assets of all Group companies that have non-sterling functional currency are included in the consolidated financial statements as follows:

(a)  assets and liabilities are translated at the closing exchange rate at the balance sheet date;

(b)  income and expenses are translated at average exchange rates for the relevant period; and

(c)  all resulting exchange differences arising since 1 January 2004 are recognised as a separate component of equity.

On consolidation, exchange differences arising from the translation of the net investment in foreign entities are taken to shareholders' equity. When a foreign operation is sold, such exchange differences arising since 1 January 2004 are recognised in the income statement as part of the gain or loss on sale.

(vi)  Financial assets

The classification of financial assets depends on the purpose for which the assets were acquired. Management determines the classification of an asset at initial recognition and re-evaluates its designation at each reporting date. Assets are classified as: loans and receivables; held-to- maturity investments; available-for-sale financial assets; or financial assets where changes in fair value are charged (or credited) to the income statement. Available-for-sale financial assets include non-derivatives not classified in any of the other categories.

The subsequent measurement of financial assets depends on their classification. On initial recognition loans and receivables and held-to- maturity investments are measured at amortised cost using the effective interest method. Available-for-sale financial assets and financial assets where changes in fair value are charged (or credited) to the income statement are subsequently measured at fair value. Realised and unrealised gains and losses arising from changes in the fair value of the 'financial assets at fair value through profit and loss' category are included in the income statement in the period in which they arise. Unrealised gains and losses arising from changes in the fair value of non-monetary securities classified as available for sale are recognised in equity. When securities classified as available for sale are sold or impaired, the accumulated fair value adjustments previously taken to reserves are included in the income statement.

Financial assets are derecognised when the right to receive cash flows from the assets has expired or has been transferred, and the Company has transferred substantially all of the risks and rewards of ownership.

Financial assets classified as loans and receivables comprise 'Trade and other receivables' and 'Cash and cash equivalents'. They are classified as current if they are expected to be realised within 12 months of the balance sheet date.

(vii)  Financial instruments

Derivative financial instruments, principally forward foreign exchange contracts and foreign currency swaps, that are used as hedges in the financing and financial risk management of the Group are categorised as hedges. Derivative financial instruments categorised as hedges are initially measured at fair value on the date a derivative contract is entered into and subsequently remeasured at their fair value at each balance sheet date.

The method of recognising the resulting gain or loss depends on whether the derivative is designated as a hedging instrument and, if so, the nature of the item being hedged. When derivatives are designated as hedging instruments these are classified as either: (1) hedges of the fair value of recognised assets or liabilities (fair value hedge); (2) hedges of highly probable forecast transactions (cash flow hedge); or (3) hedges of net investments in foreign operations (net investment hedge).

For cash flow hedges and net investment hedges, the portion of the gain or loss on the hedging instrument that is determined to be an effective hedge is recognised in shareholders' equity, with any ineffective portion recognised in the income statement generally as part of financing. When hedged cash flows result in the recognition of a non-financial asset or liability, the associated gains or losses previously recognised in shareholders' equity are included in the initial measurement of the asset or liability. For all other cash flow hedges, the gains or losses that are recognised in shareholders' equity are transferred to the income statement in the same period in which the hedged cash flows affect the income statement. For net investment hedges gains and losses accumulated in shareholders' equity are included in the income statement when the foreign operation is disposed of.

The designation of hedging instruments, and their relationship to hedged items, is documented as appropriate at the time of designation. Assessments of whether designated hedging instruments are highly effective in offsetting changes in fair values or cash flows of hedged items are documented at designation and periodically thereafter.

Any gains or losses arising from changes in fair value of other derivative financial instruments, including fair value hedges, are recognised in the income statement.

(viii)  Property, plant and equipment

The Group's policy is to carry property, plant and equipment at historic cost less accumulated depreciation and impairment losses except that certain properties were revalued on transition to IFRS at 1 January 2004. These revaluations are treated as deemed cost as at 1 January 2004 as allowed by IFRS 1.  Cost includes the original purchase price of the asset and the costs attributable to bringing the asset to its working condition for its intended use.

Borrowing costs associated with expenditure on property, plant and equipment  that first commenced after 1 January 2009 are capitalised (see (xvi) Borrowings below). Subsequent costs are included in the asset's carrying amount or recognised as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Group and the cost of the item can be measured reliably.  The carrying amount of the replaced part is derecognised. All other repairs and maintenance are charged to the income statement during the financial period in which they are incurred.

Land is not depreciated. Depreciation on other assets is calculated using the straight-line method spreading the difference between cost and residual value over the estimated useful life as follows:

Buildings	30-50 years
Plant, machinery and equipment	8-14 years
Vehicles	5 years
IT equipment	3-5 years

Asset lives and residual values are re-assessed at least annually.

An asset's carrying amount is written down immediately to its recoverable amount if the asset's carrying amount is greater than its recoverable amount (see (x) Impairment of assets below).

Gains and losses on disposals are determined by comparing the proceeds with the carrying amount and are recognised in the income statement.

(ix)  Intangible assets

(a)  Goodwill

Goodwill represents the excess of the cost of an acquisition over the fair value of the Group's share of the net identifiable assets of the subsidiary or associate acquired.

Goodwill, represented by the carrying value at 1 January 2004 under the Group's previous accounting policy together with additional amounts arising since that date, is no longer amortised and is carried at cost less accumulated impairment losses. Goodwill is included in intangible assets in relation to subsidiaries and in investments in associates and joint ventures in relation to associates and joint ventures. In respect of acquisitions prior to 1 January 2004, the classification and accounting treatment of business combinations has not been restated on transition to IFRS, as permitted by IFRS 1.

Goodwill arising prior to 1 January 1998 was written off directly to reserves. Goodwill arising in the period 1 January 1998 to 31 December 2003 was capitalised as an intangible asset in relation to subsidiaries and amortised on a straight-line basis over its estimated useful life, a period not exceeding 20 years, or included as part of the carrying value of associates and joint ventures.

Goodwill acquired in business combinations and carried in the balance sheet is allocated to the cash-generating units ('CGUs') that are expected to benefit from the business combination.

(b)  Research and development

Research expenditure is charged to income in the year in which it is incurred.

Internal development expenditure is charged to income in the year in which it is incurred, unless it meets the recognition criteria of IAS 38 'Intangible assets', in which case such costs are capitalised and amortised on a straight-line basis over the estimated useful life of the asset created, usually between 3 and 10 years.

(c)  Computer software

Acquired computer software licences are capitalised on the basis of the costs incurred and amortised on a straight-line basis over the estimated useful life of the licence, usually between 3 and 7 years.

Internal expenditure associated with developing or maintaining computer software programmes is charged to income in the year in which  it is incurred, except for such costs that are directly associated with the production of identifiable and unique software products controlled by the Group that are likely to generate benefits exceeding costs beyond 1 year which are capitalised and amortised on a straight-line basis over the estimated useful life of the software product, usually less than 7 years.

(d)  Intangibles arising on acquisitions

In establishing the fair value of assets and liabilities arising on acquisitions the Group identifies the fair values attributable to intangible assets. The intangible assets recognised include the value in respect of brands and trademarks, intellectual property rights, customer contracts and relationships and proprietary technology rights and know-how. All intangibles recognised on business combinations are amortised over the expected useful economic lives, usually between 3 and 10 years.

(x)  Impairment of assets

Assets that have an indefinite useful life, including goodwill, are not subject to amortisation and are tested annually for impairment and whenever there is an indication that the intangible asset may be impaired. Assets that are subject to depreciation or amortisation are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss is recognised for the amount by which the asset's carrying amount exceeds its recoverable amount.

The recoverable amount is the higher of an asset's fair value less costs to sell and value in use. For the purposes of assessing impairment, assets are grouped at the lowest levels for which there are separately identifiable cash flows (cash-generating units).

(xi)  Inventories

Inventories are valued at the lower of cost and net realisable value. Cost is determined using the first-in first-out ('FIFO') basis or the average cost basis. Cost includes expenditure which is incurred in the normal course of business in bringing the product to its present location and condition. Net realisable value is the estimated selling price less all disposal costs to be incurred.

(xii)  Assets held for sale

Assets are classified as held for sale if their carrying amount will be recovered through a sale transaction rather than through continuing use. This condition is met only when the asset is available for immediate sale in its present condition and the sale is highly probable within one year from the date of classification.

Assets classified as held for sale are measured at the lower of carrying amount and fair value less costs to sell and cease to be depreciated from the date of classification.

(xiii)  Trade receivables

Trade receivables are recognised initially at fair value and subsequently measured at amortised cost using the effective interest method less any provision for impairment. A provision for impairment is established when there is objective evidence that the Group will not be able to collect all amounts due. The amount of the provision is recognised in the income statement. Trade receivables are discounted when the time value of money is considered material. Amounts due after more than 12 months from the balance sheet date are classified in the balance sheet as 'non-current'.

(xiv)  Cash, cash equivalents and bank overdrafts

For the purposes of the cash flow statement,  cash, cash equivalents and bank overdrafts includes cash in hand, deposits held at call with banks, other short-term highly liquid investments with original maturities of 3 months or less and bank overdrafts. Bank overdrafts are shown within borrowings in current liabilities on the balance sheet.

(xv)  Trade payables

Trade payables are recognised initially at fair value and subsequently measured at amortised cost using the effective interest method.

(xvi)	Borrowings

Borrowings are recognised initially at fair value, net of transaction costs incurred, and are subsequently stated at amortised cost. Where borrowings are used to hedge the Group's interest in the net assets of foreign operations, the portion of the foreign exchange gain or loss on the borrowings that are determined to be an effective hedge is recognised in shareholders' equity. Gains and losses accumulated in shareholders' equity are included in the income statement when the foreign operation is disposed of.

Borrowing costs directly attributable to expenditure that first commenced after 1 January 2009 on a qualifying asset (one that takes a substantial period of time to get ready for use or sale) is included in the cost of that asset. Capitalisation ceases when the qualifying asset is substantially complete. Borrowing costs in relation to inventories and construction contracts that are manufactured in large quantities on a repetitive basis are not capitalised.

Borrowings are classified as current liabilities unless the Group has an unconditional right to defer settlement of the liability for at least 12 months after the balance sheet date.

(xvii) Taxation

Taxation is that chargeable on the profits for the period, together with deferred income taxation. Tax is recognised in the income statement except to the extent that it relates to items recognised directly in equity, including actuarial gains and losses on retirement benefit obligations (see (xviii) Employee benefits below) and share-based payments (see (xix) Share-based payments below), in which case it is recognised in equity.

The tax currently payable is based on taxable profit for the year. Taxable profit differs from net profit as reported in the income statement because it excludes items of income or expense that are taxable or deductible in other years and it further excludes items that are never taxable or deductible. The Group's liability for current tax is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred income taxation liabilities are provided in full, using the liability method, on temporary differences arising between the tax basis of assets and liabilities and their carrying amounts in the consolidated balance sheet.

Deferred income tax assets are recognised to the extent that it is probable that future taxable profits will be available against which the temporary differences can be utilised.

Deferred income taxation is not provided on the unremitted earnings of subsidiaries where the timing of the reversal of the resulting temporary difference is controlled by the Group and it is probable that the temporary difference will not reverse in the foreseeable future or where the remittance would not give rise to incremental tax liabilities or is otherwise not taxable.

(xviii) Employee benefits

The Group accounts for pensions and similar post-retirement benefits (principally healthcare) under IAS 19 'Employee benefits'.

In respect of defined benefit pension plans, where the amount of pension benefit that an employee will receive on retirement is defined by the plan, the liability recorded in the balance sheet is the present value of the defined obligation at that date less the fair value of the plan assets, together with an adjustment for any unrecognised past service costs. The defined benefit obligation is calculated annually by independent actuaries using the projected unit credit method. Actuarial gains and losses arising from experience adjustments and changes in actuarial assumptions are recognised in full in the period in which they occur directly in equity, in the statement of comprehensive income. Taxation attributable to actuarial gains and losses is taken to equity.

Past service costs are recognised immediately in income, unless the changes to the pension plan are conditional on the employees remaining in service for a specified period, in which case the past service costs are spread over that period.

For defined benefit schemes, the amount charged to operating profit in the income statement comprises the current service cost, past service cost and the impact of any settlements or curtailments. Interest on plan liabilities and the expected return on plan assets is included within financing in the income statement. For defined contribution plans, where the Group pays a fixed contribution into a separate entity and has no legal or constructive obligations to pay further contributions irrespective of whether or not the fund has sufficient assets to pay all employees the benefits relating to service in the current and prior periods, the contributions are recognised as an expense when they are due.

For other defined benefit post-employment obligations, principally post-employment medical arrangements in the US, a similar accounting methodology to that for defined benefit pension plans is used. Where the actuarial valuation of a scheme demonstrates that the scheme is in surplus, the recognised asset is limited to the extent that the Group can benefit in future, for example by refunds or a reduction in contributions. Movements in the amount of any irrecoverable surplus are recognised directly in equity, in the statement of comprehensive income.

(xix) Share-based payments

The Group operates both equity-settled and cash-settled share-based compensation plans.

The fair value of the employee services received in exchange for participation in the plan is recognised as an expense in the income statement.

In the case of equity-settled plans the fair value of the employee service is based on the fair value of the equity instruments granted. This expense is spread over the vesting period of the instrument. The corresponding entry is credited to equity. Taxation attributable to the excess of the fair value over the charge to the income statement is taken to equity. The liability for social security costs arising in relation to the awards is remeasured at each reporting date based on the share price as at the reporting date and the elapsed portion of the relevant vesting periods to the extent it is considered probable that a liability will arise.

Cash-settled plans are measured on a similar basis except that the fair value of the liability is remeasured at each reporting date, with changes recognised in the income statement. For cash-settled plans the corresponding entry is included as a liability.

(xx) Government grants

Grants receivable from governments or similar bodies are credited to the balance sheet in the period in which the conditions relating to the grant are met. Where they relate to specific assets they are amortised on a straight-line basis over the same period as the asset is depreciated. Where they relate to revenue expenditure and/or non-asset criteria they are taken to the income statement to match the period in which the expenditure is incurred and criteria met.

(xxi) Provisions for other liabilities

Provisions for disposal and restructuring costs, warranty and product liability, and legal and environmental liability are recognised when the Group has a present legal or constructive obligation as a result of past events, it is more likely than not that an outflow of resources will be required to settle the obligation and the amount can be reliably estimated. If all these conditions are not met then no provision is recognised. Incurred but not reported ('IBNR') amounts are included in provisions. Provisions are not recognised for future operating losses. If the effect of discounting is material, provisions are determined by discounting the expected value of future cash flows at a pre-tax discount rate that reflects current market assessments of the time value of money and, where appropriate, the risks specific to the liability.

(xxii) Share capital

Ordinary shares are classified as equity. Share issue costs directly attributable to the issue of new shares are shown in equity as a deduction, net of tax, from the proceeds.

Where any Group company purchases the Company's equity share capital (treasury shares), the consideration paid is deducted from Group equity until the shares are cancelled or reissued.

(xxiii) Revenue recognition

Revenue comprises the fair value of the consideration received or receivable for goods and services and the value of work executed during the year in respect of construction contracts. Revenue, which is recorded net of value-added tax, rebates and discounts, and after eliminating intra-group sales, is recognised as follows:

(a)  Sales of goods and services

The majority of the Group's revenues relate to the sale of goods and services which are recognised when a Group entity has fulfilled its contractual obligations to a customer and has obtained the right to receive consideration. In respect of the sale of goods this is usually on despatch but is dependent upon the contractual terms that have been agreed with a customer.

(b)  Construction contracts

Revenue is recognised by a Group entity in accordance with the stage of completion of its contractual obligations to the customer. The stage of completion is usually based on the proportion of costs incurred compared to the total expected costs to complete the contract, where this also represents a right to receive consideration, and provided the outcome of the contract can be assessed with reasonable certainty.

Losses on contracts are recognised in the period in which the loss first becomes foreseeable. Contract losses are determined to be the amount by which estimated direct and indirect costs of the contract exceed the estimated total revenues that will be generated by the contract.

(xxiv) Leases

Costs in respect of operating leases are charged on a straight-line basis over the lease term. Leasing agreements which transfer to the Group substantially all the benefits and risks of ownership of an asset are treated as if the asset had been purchased outright. The assets are included in property, plant and equipment and the capital element of the leasing commitments is shown as an obligation under finance leases. The lease rentals are treated as consisting of capital and interest repayment elements. The capital element is applied to reduce the outstanding obligations and the interest element charged to income so as to give a constant periodic rate of charge on the remaining balance outstanding at each accounting period. Assets held under finance leases are depreciated over the shorter of the lease terms and the useful lives of equivalent owned assets.

(xxv) Dividend distribution

Dividend distributions to the Company's shareholders are recognised in the accounts in the period when paid.

2.  Segment analysis

The Group is organised into two principal businesses: ESAB (welding, cutting and automation) and Howden (air and gas handling). For the purposes of IFRS 8 'Operating segments', ESAB is split into two segments: (i) welding; and (ii) cutting and automation. Inter-segmental revenue is not significant.  Amounts included under the heading 'Other' comprises central operations.  Internally, Group management use performance indicators such as adjusted operating profit as measures of segment performance and to make decisions regarding allocation of resources. These measures are reconciled to Group profit in the tables presented below.

The following is an analysis of the revenue, results, assets and liabilities for the year analysed by segment.

	Welding £m	Cutting and automation £m	Welding, cutting and automation £m	Air and gas handling £m	Other £m	Total £m
Year ended 31 December 2010
Total revenue	1,015.4	142.2	1,157.6	562.0	-	1,719.6

Adjusted operating profit	89.7	(0.4)	89.3	67.8	(11.2)	145.9
Acquisition costs	-	-	-	(0.2)	-	(0.2)
Amortisation and impairment of acquired intangibles and goodwill	(0.9)	(3.7)	(4.6)	(1.2)	-	(5.8)
Exceptional items - restructuring	(5.9)	(2.4)	(8.3)	(1.6)	-	(9.9)
- post retirement benefits curtailment gain	6.8	1.6	8.4	-	-	8.4

Operating profit	89.7	(4.9)	84.8	64.8	(11.2)	138.4
Share of post-tax profits of associates and joint ventures	4.0	-	4.0	(0.2)	-	3.8
	93.7	(4.9)	88.8	64.6	(11.2)	142.2
Net financing credit						1.9
Profit before tax						144.1
Tax						(25.2)
Profit for the year						118.9
Non-controlling interests						(12.3)
Profit attributable to equity shareholders						106.6

Investments in associates and joint ventures	17.2	-	17.2	1.2	0.2	18.6
Other segment assets	759.2	130.3	889.5	419.5	36.8	1,345.8
Segment assets	776.4	130.3	906.7	420.7	37.0	1,364.4
Unallocated assets - current income tax receivables						6.8
- deferred income tax assets						96.2
Total assets						1,467.4

Segment liabilities	(269.1)	(59.7)	(328.8)	(297.4)	(23.6)	(649.8)
Unallocated liabilities: current income tax liabilities						(22.4)
- deferred income tax liabilities						(38.4)
- borrowings (excluding bank overdrafts)						(66.9)
Total liabilities						(777.5)

	Welding £m	Cutting and automation £m	Welding, cutting and automation £m	Air and gas handling £m	Other £m	Total £m

Other segment items
Capital expenditure on property, plant, equipment, computer software and development costs (notes 10 & 11)	39.0	5.4	44.4	18.0	0.1	62.5
Depreciation (note 11)	20.3	2.0	22.3	6.6	0.2	29.1
Amortisation of intangible assets (note 10)	4.8	1.4	6.2	2.8	0.5	9.5

	Welding £m	Cutting and automation £m	Welding, cutting and automation £m	Air and gas handling £m	Other £m	Total £m
Year ended 31 December 2009
Total revenue	846.7	184.7	1,031.4	627.8	-	1,659.2

Adjusted operating profit	55.6	10.4	66.0	71.5	(11.9)	125.6
Acquisition costs	-	-	-	-	(0.3)	(0.3)
Amortisation and impairment of acquired intangibles and goodwill	(0.9)	(0.6)	(1.5)	(1.0)	-	(2.5)
Exceptional items - restructuring	(18.0)	(6.3)	(24.3)	(2.0)	-	(26.3)
- loss on disposal of business	-	(0.5)	(0.5)	-	-	(0.5)

Operating profit	36.7	3.0	39.7	68.5	(12.2)	96.0
Share of post-tax profits of associates and joint ventures	3.5	-	3.5	-	-	3.5
	40.2	3.0	43.2	68.5	(12.2)	99.5
Net financing credit						(6.8)
Profit before tax						92.7
Tax						(17.9)
Profit for the year						74.8
Non-controlling interests						(11.3)
Profit attributable to equity shareholders						63.5

Investments in associates and joint ventures	17.0	-	17.0	0.8	0.2	18.0
Other segment assets	629.3	124.2	753.5	421.9	23.5	1,198.9
Segment assets	646.3	124.2	770.5	422.7	23.7	1,216.9
Unallocated assets - current income tax receivables						10.0
- deferred income tax assets						88.5
Total assets						1,315.4

Segment liabilities	(241.6)	(59.8)	(301.4)	(327.2)	(20.7)	(649.3)
Unallocated liabilities: current income tax liabilities						(33.4)
- deferred income tax liabilities						(29.7)
- borrowings (excluding bank overdrafts)						(11.7)
Total liabilities						(724.1)

Other segment items
Capital expenditure on property, plant, equipment, computer software and development costs (notes 10 & 11)	39.5	5.8	45.3	18.7	0.7	64.7
Depreciation (note 11)	18.1	2.0	20.1	5.9	0.2	26.2
Amortisation of intangible assets (note 10)	4.2	1.7	5.9	2.0	0.3	8.2

	Welding £m	Cutting and automation £m	Welding, cutting and automation £m	Air and gas handling £m	Other £m	Total £m
Year ended 31 December 2008
Total revenue	1,042.2	217.6	1,259.8	627.2	-	1,887.0

Adjusted operating profit	123.4	26.6	150.0	73.6	(12.4)	211.2
Amortisation and impairment of acquired intangibles and goodwill	(0.7)	(0.7)	(1.4)	(0.5)	-	(1.9)
Exceptional items - restructuring	(5.6)	(0.6)	(6.2)	-	-	(6.2)
- change in holding company	-	-	-	-	(2.1)	(2.1)

Operating profit	117.1	25.3	142.4	73.1	(14.5)	201.0
Share of post-tax profits of associates and joint ventures	3.1	-	3.1	0.1	-	3.2
	120.2	25.3	145.5	73.2	(14.5)	204.2
Net financing credit						(6.5)
Profit before tax						197.7
Tax						(39.0)
Profit for the year						158.7
Non-controlling interests						(8.5)
Profit attributable to equity shareholders						150.2

Investments in associates and joint ventures	16.5	-	16.5	1.0	0.2	17.7
Other segment assets	745.0	181.4	926.4	467.5	46.1	1,440.0
Segment assets	761.5	181.4	942.9	468.5	23.7	1,457.7
Unallocated assets - current income tax receivables						6.0
- deferred income tax assets						69.7
Total assets						1,533.4

Segment liabilities	(304.8)	(98.9)	(403.7)	(375.3)	(53.5)	(832.5)
Unallocated liabilities: current income tax liabilities						(32.1)
- deferred income tax liabilities						(35.1)
- borrowings (excluding bank overdrafts)						(15.4)
Total liabilities						(915.1)

Other segment items
Capital expenditure on property, plant, equipment, computer software and development costs	49.4	4.6	54.0	14.2	1.9	70.1
Depreciation	(15.0)	(1.2)	(16.2)	(4.6)	(0.1)	(20.9)
Amortisation of intangible assets	(3.2)	(1.0)	(4.2)	(1.1)	(0.1)	(5.4)

Geographical information

	Revenue (by location of customer)
	2010 £m	2009 £m	2008 £m

Ireland	2.1	2.3	4.0
UK	58.8	67.8	73.5
Other Europe	514.1	525.6	682.5
Europe	575.0	595.7	760.0
USA	270.4	297.0	346.8
Other North America	77.0	70.6	73.3
North America	347.4	367.6	420.1
Brazil	217.2	159.1	164.5
Other South America	64.4	44.5	63.8
South America	281.6	203.6	228.3
China	141.0	150.2	173.0
Other Asia	173.6	156.7	141.0
Asia	314.6	306.9	314.0
Rest of world	201.0	185.4	164.6
Total	1,719.6	1,659.2	1,887.0

	Non-current assets(i)
	2010 £m	2009 £m	2008 £m

Ireland	0.2	0.2	-
UK	40.0	33.4	27.3
Other Europe	112.5	111.2	116.6
Europe	152.7	144.8	143.9
USA	63.0	63.0	54.8
Other North America	8.6	8.4	9.1
North America	71.6	71.4	63.9
Brazil	77.5	63.7	52.3
Other South America	13.8	13.8	16.0
South America	91.3	77.5	68.3
India	50.6	46.1	48.0
China	49.5	43.3	52.3
Rest of world	39.5	36.2	34.6
Total	455.2	419.3	411.0

	Capital expenditure(ii)
	2010 £m	2009 £m	2008 £m

Ireland	-	0.2	-
UK	8.4	8.9	8.2
Czech Republic	6.4	2.3	-
Sweden	8.1	5.5	-
Other Europe	7.7	8.6	20.3
Europe	30.6	25.5	28.5
USA	6.1	20.6	15.3
Other North America	0.6	0.9	1.3
North America	6.7	21.5	16.6
Brazil	13.0	5.2	7.7
Other South America	1.4	1.4	3.4
South America	14.4	6.6	11.1
China	4.8	2.4	8.8
India	3.1	3.1	2.5
Rest of world	2.9	5.6	2.6
Total	62.5	64.7	70.1

(i)	Non-current assets included above comprise intangible assets and property, plant and equipment.

(ii)	Capital expenditure comprises property, plant, equipment, computer software and development costs. In 2008 Czech Republic and Sweden were included in Other Europe.

3 Analysis of revenue by category

	2010 £m	2009 £m	2008 £m

Sales of goods (including spare parts)	1,361.3	1,220.8	1,419.6
Revenue from construction contracts	294.2	385.0	423.3
Revenue from services	64.1	53.4	44.1
	1,719.6	1,659.2	1,887.0
4 Operating profit

	2010 £m	2009 £m	2008 £m
The following amounts have been charged/(credited) in arriving at operating profit:
Staff costs (note 8)	398.3	375.6	359.9
Depreciation of property, plant and equipment (note 11)
– Owned assets	28.5	25.6	20.8
– Finance leases	0.6	0.6	0.1
Impairment of property, plant and equipment (note 11)	(0.2)	2.1	0.8
Amortisation of intangible assets (note 10)	9.5	8.2	5.4
Impairment of intangible assets (note 10)	3.7	1.4	0.3
Profit on disposal of property, plant and equipment	(0.7)	(0.1)	0.2
Operating lease rentals payable	17.2	18.1	22.8
Repairs and maintenance expenditure on property, plant and equipment	16.5	16.6	20.8
Research and development expenditure	14.7	11.4	8.8
Inventories recognised as expense (note 13)	1,036.1	998.1	1,187.7
Trade and other receivables impairment (note 14)	6.4	5.4	5.9
Amortisation of government grants	(0.6)	(0.6)	(0.5)
Net exchange losses	2.7	2.6	0.1
Restructuring costs (excluding impairment) (note 5)	9.3	17.1	5.4

	Group			Associated Pension Schemes
	2010 £m	2009 £m	2008 £m	2010 £m	2009 £m	2008 £m
Services provided by the Company's Auditor and network firms
Audit services
Fees payable to the Company's Auditor for the audit of the parent Company and consolidated financial statements	0.5	0.7	0.7	-	-	-
Non-audit services
Fees payable to the Company's Auditor and its associates for other services:
Auditing of the Company's subsidiaries pursuant to legislation	2.3	2.3	2.3	0.1	0.1	0.1'
Other services pursuant to legislation	0.2	0.2	0.2	-	-	-
Other services relating to taxation	0.5	0.5	0.8	-	-	-
All other services	0.4	0.1	1.8	-	-	-
	3.9	3.8	5.8	0.1	0.1	0.1

5 Exceptional items

To help provide a better indication of the Group's underlying business performance, items which are meaningful due to their size, nature and incidence of occurrence are presented as exceptional items.

The following items have been classified as exceptional:

	2010 £m	2009 £m	2008 £m
Restructuring costs
Headcount reductions	3.9	13.8	5.4
Impairment of intangibles and property, plant and equipment	0.3	3.5	0.8
Impairment of inventory	0.3	4.8	-
Impairment of receivables	-	0.9	-
Other restructuring costs	5.4	3.3	-
	9.9	26.3	6.2

Curtailment gain on cessation of certain post employment medical benefits in the United States	(8.4)	-	-

Loss on disposal of business (note 29)
Loss on disposal before exchange gains transferred from reserves	-	1.4	-
Exchange gains transferred from reserves	-	(0.9)	-
	-	0.5	-
Change in holding company	-	-	2.1
	1.5	26.8	8.3

A tax charge of £1.5 million (2009: credit £4.2 million; 2008: credit £1.5 million) is attributable to the exceptional items. There is no non-controlling interest attributable to the exceptional items in any of the periods presented.

6 Net financing credit/(charge)

	2010 £m	2009 £m	2008 £m
Net financing charge – retirement benefit obligations (note 20):
Interest on schemes' liabilities	(38.9)	(37.8)	(37.3)
Expected return on schemes' assets	34.8	30.1	36.6
	(4.1)	(7.7)	(0.7)

Interest payable on bank borrowings	(2.2)	(1.8)	(3.7)
Interest payable on bank borrowings – fees	(0.6)	(0.7)	(0.8)
	(2.8)	(2.5)	(4.5)
Interest payable on other loans	-	(0.1)	(0.8)
Interest payable on finance leases	(0.1)	(0.1)	(0.1)
Fair value losses on derivative financial instruments	-	(1.5)	(1.0)
Exchange losses on cash and borrowings	(0.3)	(1.1)	-
Other	(1.4)	(2.0)	-
Unwinding of discount on provisions (note 18)	(0.4)	(0.3)	(0.4)
Other financing charge before exchange losses on retranslation of intercompany loan balances	(5.0)	(7.6)	(6.8)

Interest income on bank accounts and deposits	1.4	1.9	3.3
Interest income on financial assets not held at fair value	0.2	0.2	0.4
Fair value gains on derivative financial instruments	0.8	0.1	1.2
Other	1.1	2.3	0.7
Other financing income before exchange gains on retranslation of intercompany loan balances	3.5	4.5	5.6

Net financing charge before exchange gains/(losses) on intercompany loan balances	(5.6)	(10.8)	(1.9)

Net exchange gains/(losses) on retranslation of intercompany loan balances	7.5	4.0	(4.6)
Net financing credit/(charge)	1.9	(6.8)	(6.5)

7 Taxation

	2010	2009	2008
	£m	£m	£m

Tax charge on profits (i)	25.3	22.7	38.5
Taxation on exceptional items and acquisition costs	1.5	(4.2)	(1.5)
Taxation on amortisation and impairment of acquired intangibles and goodwill	(1.2)	(0.7)	(0.4)
Taxation on net financing charge – retirement benefit obligations	(0.9)	(1.1)	-
Taxation on retranslation of intercompany loan balances	0.5	1.2	2.4
Taxation charge	25.2	17.9	39.0

(i)
Excluding exceptional items and acquisition costs, amortisation and impairment of acquired intangibles and goodwill, net financing charge – retirement benefit obligations, and net exchange gains/(losses) on retranslation of intercompany loan balances

	2010	2009	2008
	£m	£m	£m
Current taxation
Current year	41.9	37.9	62.4
Adjustments in respect of previous years	(4.0)	10.5	(9.4)

Total current tax charge	37.9	48.4	53.0

Deferred income taxation
Current year	(10.7)	(13.4)	(3.5)
Adjustments in respect of previous years	(2.0)	(17.1)	(10.5)

Total deferred income tax credit (note 19)	(12.7)	(30.5)	(14.0)

Taxation charge	25.2	17.9	39.0

Factors affecting the tax charge for the year

The Company is tax-resident in Ireland. Prior to 22 October 2008 charter plc, a UK tax-resident company, was the ultimate parent company of the Charter Group.  The tax assessed for the year is lower (2009 and 2008: lower) than the standard rate of corporation tax for investment companies in the Republic of Ireland of 25 per cent (2009: 25 per cent, 2008: UK - 28.5 per cent). The differences are explained below:
	2010	2009	2008
	£m	£m	£m

Profit before tax	144.1	92.7	197.7

Profit multiplied by rate of corporation tax in the Republic of Ireland of 25 per cent (2009: 25 per cent)	36.0	23.2	56.3

Effects of:
Adjustment to tax in respect of prior year (i)	(6.1)	(6.5)	(19.8)
Benefit of lower foreign tax rates	(2.2)	(1.2)	(5.2)
Other taxes (primarily US state taxes)	2.6	1.6	2.4
Tax incentives	(0.2)	(0.2)	(0.3)
Non-deductible expenses and tax-effective items not in income statement	(2.5)	(0.8)	8.9
Movement on deferred income tax assets not recognised	2.4	1.9	(5.8)
Difference between book profit and chargeable gains	-	0.2	(0.1)
Share of associates' post-tax profits not taxable	(1.0)	(0.9)	(0.9)
Non-taxable exchange on retranslation of intercompany loan balances	(3.8)	0.6	3.5
Taxation charge	25.2	17.9	39.0

(i)
The adjustment attributable to previous year's tax in 2010 and 2009 principally reflects the net release of provisions following the final settlement of an uncertain tax position in respect of a previously ongoing tax audit.  In 2008 the adjustment mainly relates to the recognition of the benefit of the future use of brought-forward tax losses that were not previously considered to be recoverable from future taxable profits.

8 Employees and Directors

		2010	2009	2008
		£m	£m	£m
(i)	Aggregate amounts payable
	Wages and salaries	338.1	309.1	296.3
	Long-term incentive plan costs	1.4	1.9	0.5
	Social security costs	59.0	55.1	53.5
	Post-retirement (credit)/costs
	Defined benefit schemes and overseas medical costs (note 20)	(8.3)	2.1	2.2
	Defined contribution schemes	8.1	7.4	7.4
		398.3	375.6	359.9

		2010	2009	2008
		Number	Number	Number

(ii)	Average number of persons employed by the Group

	Welding	7,445	7,256	8,063
	Cutting and automation	1,034	1,325	1,309

	Welding, cutting and automation	8,479	8,581	9,372
	Air and gas handling	3,783	3,819	3,856
	Corporate	51	51	51
	Total average headcount	12,313	12,451	13,279

At the year-end the number of employees was 12,407 (2009: 11,982, 2008: 13,364).

		2010	2009	2008
		£m	£m	£m
(iii)	Key management compensation

	Salaries and short-term employee benefits	4.5	3.3	3.8
	Termination benefits	-	0.3	-
	Post-retirement benefits	0.4	0.3	0.4
	Share-based payments	1.1	1.0	0.7
		6.0	4.9	4.9

The amounts disclosed above for key management include the Directors of the Company, the Chief Executive of Howden Global, the Human Resources Director (from 29 April 2009), the Managing Director of ESAB Europe (from 29 April 2009), the Charter Company Secretary and General Counsel (appointed on 21 October 2009) and the Managing Director of ESAB Strategy and Development (from 1 September 2010). The former Chief Executive of ESAB Global and the President, Chairman and General Counsel of Anderson Group Inc. ceased to be key management on 29 April 2009 and 25 February 2009 respectively.

9 Earnings per share

Basic headline earnings per share are calculated on an average of 166.9 million shares (2009: 166.8 million shares, 2008: 166.7 million shares) representing the average number of shares in issue after excluding 0.1 million (2009: 0.1 million, 2008: nil) shares held by the Charter Employee Trust.

For diluted earnings per share, the weighted average number of ordinary shares in issue is adjusted to assume conversion of 0.4 million (2009: 0.7 million, 2008: 0.2 million) dilutive potential ordinary shares. The Group has two classes of dilutive potential ordinary shares: those share options granted to employees where the exercise price is less than the average market price of the Company's ordinary shares during the year and the potentially issuable shares under the Group's long-term incentive plans.

Adjusted earnings per share are calculated after certain adjustments to basic earnings per share so as to help provide a better indication of the Group's underlying business performance as set out in the table below.

It should be noted that the term 'adjusted' is not defined under IFRS and may not therefore be comparable with similarly titled profit measures reported by other companies.  It is not intended to be a substitute for, or be superior to, IFRS measures of profit.

	Per share			Total earnings
	2010	2009	2008	2010	2009	2008
	pence	pence	pence	£m	£m	£m
Basic earnings per share
Profit attributable to equity shareholders of the Company	63.9	38.1	90.1	106.6	63.5	150.2
Items not relating to underlying business performance:
Exceptional items	0.9	16.0	5.0	1.5	26.8	8.3
Amortisation and impairment of acquired intangibles and goodwill	3.5	1.5	1.1	5.8	2.5	1.9
Acquisition costs	0.1	0.2	note (i)	0.2	0.3	note (i)
Net financing charge – retirement benefit obligations	2.5	4.6	note (i)	4.1	7.7	note (i)
Retranslation of intercompany loan balances	(4.6)	(2.4)	2.8	(7.5)	(4.0)	4.6
Taxation on items not relating to underlying business performance	(0.1)	(2.9)	0.3	(0.1)	(4.8)	0.5
Non-controlling interests share of items not relating to underlying business performance	(0.1)	(0.1)	(0.1)	(0.2)	(0.2)	(0.2)
Adjusted earnings attributable to equity shareholders of the Company	66.1	55.0	99.2	110.4	91.8	165.3

	Per share			Total earnings
	2010	2009	2008	2010	2009	2008
	pence	pence	pence	£m	£m	£m
Fully diluted earnings per share
Profit attributable to equity shareholders of the Company	63.7	37.9	90.0	106.6	63.5	150.2
Items not relating to underlying business performance:
Exceptional items	0.9	16.0	5.0	1.5	26.8	8.3
Amortisation and impairment of acquired intangibles and goodwill	3.5	1.5	1.1	5.8	2.5	1.9
Acquisition costs	0.1	0.2	note (i)	0.2	0.3	note (i)
Net financing charge – retirement benefit obligations	2.5	4.6	note (i)	4.1	7.7	note (i)
Retranslation of intercompany loan balances	(4.5)	(2.4)	2.7	(7.5)	(4.0)	4.6
Taxation on items not relating to underlying business performance	(0.1)	(2.9)	0.3	(0.1)	(4.8)	0.5
Non-controlling interests share of items not relating to underlying business performance	(0.1)	(0.1)	(0.1)	(0.2)	(0.2)	(0.2)
Adjusted earnings attributable to equity shareholders of the Company	66.0	54.8	99.0	110.4	91.8	165.3

(i)
The impact of excluding acquisition costs and the net financing costs attributable to retirement benefit obligations from adjusted earnings per share for 2008 is not significant and therefore these amounts have not been adjusted.

10 Intangible assets
		Computer software
	Goodwill £m	Internally generated £m	Other £m	Development costs £m	Acquired intangibles £m	Total £m
Cost
At 1 January 2010	98.4	10.9	18.0	21.8	21.7	170.8
Exchange adjustments	5.8	-	0.6	1.4	1.7	9.5
Additions	-	-	2.7	-	-	2.7
Acquisition of business (note 29)	1.1	-	-	-	0.5	1.6
Disposals	-	-	(0.2)	(0.8)	-	(1.0)
Internally generated	-	5.3	-	5.8	-	11.1
At 31 December 2010	105.3	16.2	21.1	28.2	23.9	194.7
Accumulated amortisation
At 1 January 2010	5.7	1.7	11.5	7.9	4.9	31.7
Exchange adjustments	-	-	0.5	0.5	0.5	1.5
Charge for the year	-	1.4	2.6	2.9	2.6	9.5
Impairment charge for the year (v)	-	-	-	0.5	3.2	3.7
Disposals	-	-	(0.2)	(0.7)	-	(0.9)
At 31 December 2010	5.7	3.1	14.4	11.1	11.2	45.5
Net book amount
At 1 January 2010	92.7	9.2	6.5	13.9	16.8	139.1

At 31 December 2010	99.6	13.1	6.7	17.1	12.7	149.2

		Computer software
	Goodwill £m	Internally generated £m	Other £m	Development costs £m	Acquired intangibles £m	Total £m
Cost
At 1 January 2009	97.7	5.8	16.9	17.9	21.7	160.0
Exchange adjustments	0.7	-	(0.2)	(0.5)	0.5	0.5
Additions	-	-	1.8	-	-	1.8
Disposals	-	-	(0.5)	(1.3)	(0.5)	(2.3)
Internally generated	-	5.1	-	5.7	-	10.8
At 31 December 2009	98.4	10.9	18.0	21.8	21.7	170.8
Accumulated amortisation
At 1 January 2009	5.7	0.5	9.1	5.9	2.8	24.0
Exchange adjustments	-	-	-	(0.1)	0.1	-
Charge for the year	-	1.2	2.0	2.5	2.5	8.2
Impairment charge for the year (v)	-	-	0.5	0.9	-	1.4
Disposals	-	-	(0.1)	(1.3)	(0.5)	(1.9)
At 31 December 2009	5.7	1.7	11.5	7.9	4.9	31.7
Net book amount
At 1 January 2009	92.0	5.3	7.8	12.0	18.9	136.0

At 31 December 2009	92.7	9.2	6.5	13.9	16.8	139.1

10 Intangible assets (continued)

(i) Goodwill acquired in business combinations and carried in the balance sheet is allocated to the cash-generating units ('CGUs') that are expected to benefit from that business combination.  The carrying amounts of goodwill have been allocated as follows:

	2010 £m	2009 £m
Welding
Alcotec (single CGU)	10.4	10.4
ESAB Sp. z o.o. (single CGU)	5.8	5.8
Eutectic (single CGU)	0.9	0.9
ESAB South America (several CGUs)	22.5	21.2
ESAB India (single CGU)	15.3	14.3
ESAB Atas (single CGU)	1.2	1.2
Electrodi AD (single CGU)	1.0	1.1
Romar (several CGUs)	19.6	17.3
	76.7	72.2
Air and gas handling
Howden South Africa (several CGUs)	3.1	2.8
Howden Compressors (several CGUs)	7.8	7.8
Howden Aeolus (single CGU)	10.8	9.9
AustCold (single CGU)	1.2	-
	22.9	20.5

	99.6	92.7

(ii)The Group tests goodwill annually for impairment, or more frequently if there are indications that goodwill might be impaired.

The recoverable amounts of the CGUs are determined from value-in-use calculations. The key assumptions for the value-in-use calculations are those regarding discount rates, growth rates, expected sales prices and direct costs during the period. Management estimates discount rates that reflect current market assessments of the time value of money and the risks specific to the CGUs. The growth rates are based on industry growth forecasts and internal forecasts. Selling prices and direct costs are based on past experience and expectations of future changes in the market.

The Group prepares cash flow forecasts derived from the most recent financial budgets approved by management for the next year and extrapolates cash flows for the following years based on estimated growth rates detailed in the table below. These do not exceed the average long-term growth rate for the relevant markets.

The pre-tax rates used to discount the forecast cash flows are detailed in the table below.

	Growth rates		Discount rates
	2010%	2009%	2010%	2009%

ESAB South America	4.0 to 4.1	1.5 to 3.5	13.0 to 16.9	18.7 to 20.3
ESAB India	8.4	6.4	13.4	14.8
Romar	4.6	4.1	7.8	10.0
Other cash-generating units	Up to 3.7	Up to 3.5	7.9 to 16.0	10.1 to 20.3

(iii)Development costs are internally generated. Development costs are amortised once the asset is brought into use. The Group tests development costs for assets not yet brought into use at least annually for impairment.

(iv)Other intangible assets have finite lives, over which the assets are amortised. The amortisation periods are set out in the accounting policies.

Intangibles, other than goodwill which is not amortised, with a carrying value as at 31 December 2010 of £49.6 million (2009: £46.4 million) had a remaining amortisation period of up to 10 years as at 31 December 2010 and 31 December 2009. Amortisation has been included in the income statement as follows:

	Computer software			Development costs			Acquired intangibles			Total
	2010 £ m	2009 £ m	2008 £ m	2010 £ m	2009 £ m	2008 £ m	2010 £ m	2009 £ m	2008 £ m	2010 £ m	2009 £ m	2008 £ m
Cost of sales	0.4	0.3	0.2	2.9	2.5	1.4	0.2	0.2	0.3	3.5	3.0	1.9
Selling and distribution costs	0.2	0.4	0.2	-	-	0.1	0.8	1.1	1.2	1.0	1.5	1.5
Administrative expenses	3.5	2.5	1.6	-	-	-	1.5	1.2	0.4	5.0	3.7	2.0

Total	4.1	3.2	2.0	2.9	2.5	1.5	2.5	2.5	1.9	9.5	8.2	5.4

(v) Impairment has been included in the income statement as follows:

	Computer software			Development costs			Acquired intangibles			Total
	2010 £ m	2009 £ m	2008 £ m	2010 £ m	2009 £ m	2008 £ m	2010 £ m	2009 £ m	2008 £ m	2010 £ m	2009 £ m	2008 £ m
Cost of sales	-	-	-	0.5	0.6	-	-	-	-	0.5	0.6	-
Selling and distribution costs	-	-	-	-	0.1	-	-	-	-	-	0.1	-
Administrative expenses	-	0.5	0.3	-	0.2	-	3.2	-	-	3.2	0.7	0.3

Total	-	0.5	0.3	0.5	0.9	-	3.2	-	-	3.7	1.4	0.3

Of the impairment charge of £3.7 million in 2010 (2009: £1.4 million), £0.2 million (2009: £0.5 million) relates to the welding segment and £3.5 million (2009: £0.9 million) relates to the cutting and automation segment. The impairment charge of £3.2 million in 2010 for acquired intangibles relates to the Romar brand and is due to increasing sales by Romar under the ESAB brand.  The charge of £0.3 million in 2008 relates to the air and gas handling segment.

11(a) Property, plant and equipment

	Land and buildings £m	Plant and machinery £m	Vehicles and office equipment £m	Total £m

Cost
At 1 January 2010	150.7	263.3	41.7	455.7
Exchange adjustments	5.9	11.6	2.2	19.7
Additions	9.5	34.0	5.2	48.7
Acquisition of business (note 29)	-	0.4	-	0.4
Reclassified as asset held for sale	(9.2)	-	-	(9.2)
Disposals	(0.6)	(10.2)	(3.4)	(14.2)

At 31 December 2010	156.3	299.1	45.7	501.1

Accumulated depreciation
At 1 January 2010	19.3	128.3	27.9	175.5
Exchange adjustments	1.6	4.3	1.0	6.9
Charge for the year	4.7	19.6	4.8	29.1
Impairment credit for the year (i)	-	(0.2)	-	(0.2)
Reclassified as asset held for sale	(3.1)	-	-	(3.1)
Disposals	(0.2)	(9.9)	(3.0)	(13.1)

At 31 December 2010	22.3	142.1	30.7	195.1

Net book amount
At 1 January 2010	131.4	135.0	13.8	280.2

At 31 December 2010	134.0	157.0	15.0	306.0

Net book amount includes the following in respect of assets held under finance leases
At 1 January 2010	-	-	1.3	1.3

At 31 December 2010	-	-	1.0	1.0

11(a) Property, plant and equipment (continued)

	Land and buildings £m	Plant and machinery £m	Vehicles and office equipment £m	Total £m
Cost
At 1 January 2009	137.0	262.0	40.3	439.3
Exchange adjustments	(7.5)	(14.8)	(2.1)	(24.4)
Additions	22.3	24.5	5.3	52.1
Disposals	(0.6)	(7.9)	(1.2)	(9.7)
Disposal of business (note 29)	(0.5)	(0.5)	(0.6)	(1.6)
At 31 December 2009	150.7	263.3	41.7	455.7
Accumulated depreciation
At 1 January 2009	16.2	121.9	26.2	164.3
Exchange adjustments	(0.3)	(5.3)	(1.5)	(7.1)
Charge for the year	4.1	17.3	4.8	26.2
Impairment charge for the year (i)	-	2.0	0.1	2.1
Disposals	(0.5)	(7.2)	(1.2)	(8.9)
Disposal of business (note 29)	(0.2)	(0.4)	(0.5)	(1.1)
At 31 December 2009	19.3	128.3	27.9	175.5
Net book amount
At 1 January 2009	120.8	140.1	14.1	275.0
At 31 December 2009	131.4	135.0	13.8	280.2
Net book amount includes the following in respect of assets held under finance leases
At 1 January 2009	-	-	0.7	0.7
At 31 December 2009	-	-	1.3	1.3

(i)
The impairment charge of £2.1 million in 2009 relates to exceptional restructuring costs (note 5) in the welding segment of £1.6 million and £0.5 million in the cutting and automation segment.  Of this amount £0.3 million, £1.5 million and £0.3 million has been charged to cost of sales, selling and distribution costs and administration expenses respectively.

(ii)
The Group tests for impairment of property, plant and equipment when there are indications that such assets might be impaired. In view of the trading performance, start-up costs and challenging economic environment in China, the Directors have conducted an impairment review in respect of the property, plant and equipment of ESAB China and, as a result, continue to believe that the fair value of these tangible assets is in excess of carrying value.

When determining the fair value of property, plant and equipment, independent third party advice was obtained. Where no such evidence existed, a value-in-use calculation was performed. The key assumptions for the value-in-use calculations are those regarding discount rates, growth rates, expected sales values and direct costs during the period. Management estimates discount rates that reflect current market assessments of the time value of money and the risks specific to the CGUs. The growth rates are based on industry growth forecasts and internal forecasts.

The Group prepares cash flow forecasts from the most recent budgets approved by management for the next two years and extrapolates cash flows for the following years based on estimated growth rates. These rates do not exceed the average long-term growth rate for the relevant markets.

In respect of ESAB China, the forecast cash flows cover a period of ten years (being the remaining estimated useful life of the property, plant and equipment at 31 December 2010), have been based on growth rates of 8 per cent (2009: 10 per cent) per annum and have been discounted at a rate of 11 per cent (2009: 11 per cent) per annum. Selling prices and direct costs are based on past experience and expectations of future changes in the market.

(iii)	Assets in the course of construction as at 31 December 2010 were £19.1 million (2009: £20.2 million).

11(b) Assets held for sale

As at 31 December 2010 a property within the welding, cutting and automation business with a carrying value of £6.1 million was reclassified from 'property, plant and equipment' to 'assets held for sale'.  The estimated net sale proceeds are in excess of the carrying value.

12 Investments in associates and joint ventures

	2010	2009
	£m	£m
At 1 January	18.0	17.7
Exchange adjustments	(0.7)	(0.8)
Additions	0.7	1.9
Share of net profits/(losses) retained	0.6	(0.8)
At 31 December	18.6	18.0

There is no goodwill included in the share of net assets of associates and joint ventures in either 2010 or 2009.

The Group's share of the net assets of associates and joint ventures:

	2010	2009
	£m	£m
Non-current assets	8.4	9.0
Current assets	20.0	18.6
Current liabilities	(9.2)	(8.9)
Non-current liabilities	(0.6)	(0.7)
Share of net assets	18.6	18.0

The Group's share of revenue, profit and dividends of associates and joint ventures:

	2010	2009	2008
	£m	£m	£m

Revenue	51.5	45.4	38.8

Operating profit	4.8	4.6	4.1
Interest	0.2	0.1	0.2

Profit before tax	5.0	4.7	4.3
Tax	(1.2)	(1.2)	(1.1)

Share of post-tax profits	3.8	3.5	3.2
Dividends received from associates and joint ventures	(3.2)	(4.3)	(1.6)

	0.6	(0.8)	1.6

The Group's share of capital commitments and operating lease commitments of associates and joint ventures was £nil (2009: £nil) and £nil (2009: £nil) respectively.

There are currently no restrictions in place that might impact the Group's associates' and joint ventures' ability to remit funds.

13 Inventories
	2010	2009
	£m	£m

Raw materials, components and consumables	98.8	80.5
Work in progress	39.9	40.2
Finished goods	156.4	117.8
	295.1	238.5

Inventories carried at net realisable value	7.4	13.8

Carrying amount of inventories pledged as security for liabilities	-	-

The cost of inventories recognised as an expense and included in cost of sales amounted to £1,036.1 million (2009: £998.1 million). £8.2 million (2009: £11.6 million) was recognised as an expense in the year for the write-down of inventories to net realisable value. £3.7 million (2009: £3.2 million) of amounts recognised as an expense in earlier periods for the write-down of inventories to net realisable value was reversed in the period.

14 Trade and other receivables

	2010	2009
	£m	£m

Trade receivables – net	349.6	331.6
Other receivables – net(i) (including statutory assets (mainly indirect taxation) of £13.3 million (2009: £10.4 million))	56.2	49.0
	405.8	380.6
Amounts receivable under construction contracts	42.5	41.9
Prepayments	24.2	25.3
	472.5	447.8
Less: non-current portion:
Trade receivables – net	(9.7)	(13.9)
Other receivables – net	(6.2)	(7.2)
Prepayments	(0.1)	(0.2)
	(16.0)	(21.3)
Current portion(ii)	456.5	426.5

(i)	Other debtors include £14.7 million (2009 : £7.5 million) of bank acceptance notes received from customers that have been endorsed by a bank.

(ii)	There is no significant difference between the net book amount and the fair value of current trade and other receivables due to their short-term nature.

The fair values of non-current receivables are as follows:

	2010	2009
	£m	£m

Trade receivables – net	9.7	13.9
Other receivables – net	6.2	7.2
Prepayments	0.1	0.2
	16.0	21.3

The effective interest rates on non-current receivables were as follows:

	2010	2009
	%	%
Trade receivables – net	4.2	4.3
Other receivables – net	0.6	1.7

The creation and release of the provision for impaired receivables has been included in the income statement as follows:

	2010	2009	2008
	£m	£m	£m

Cost of sales	-	0.6	2.1
Selling and distribution costs	6.2	2.3	2.6
Administrative expenses	0.2	2.5	1.2
Total	6.4	5.4	5.9

There is no particular concentration of credit risks to trade receivables, as the Group has a large number of internationally dispersed customers.

£28.1 million (2009: £32.4 million) is included within amounts receivable in relation to contract retentions held by customers in respect of construction contracts.

Trade and other receivables are disclosed net of provisions for impaired receivables, an analysis of which is as follows:

	2010	2009
	£m	£m

At 1 January	22.9	21.9
Exchange adjustments	0.8	(0.5)
Income statement charge	6.4	5.4
Written off as uncollectable	(0.8)	(3.8)
Acquisitions and disposals	0.8	(0.1)
At 31 December	30.1	22.9

Trade and other receivables that have not been received within the payment terms agreed are classified as overdue. The age of overdue amounts at 31 December was as follows:

	2010		2009
	Impaired	Not impaired	Impaired	Not impaired
	£m	£m	£m	£m

Past due not more than three months	11.1	57.8	1.3	52.6
Past due more than three months and not more than six months	2.4	9.2	1.8	11.3
Past due more than six months	20.2	13.4	19.7	7.0

	33.7	80.4	22.8	70.9

15 Cash and cash deposits

	2010	2009
	£m	£m

Cash at bank and in hand	65.1	65.5
Short-term bank deposits	10.3	0.6
Bank deposits with original maturity of more than three months and balances held as cash collateral	7.9	9.5

Cash and cash deposits in the balance sheet	83.3	75.6
Less: Bank deposits with original maturity of more than three months and balances held as cash collateral	(7.9)	(9.5)
: Bank overdrafts (note 16)	(14.6)	(13.0)

Cash, cash equivalents and bank overdrafts in the statement of cash flows	60.8	53.1

For the purposes of the cash flow statement, cash, cash equivalents and bank overdrafts includes overdrafts repayable on demand and excludes bank deposits with an agreed maturity of more than three months. The bank overdrafts are excluded from the definitions of cash and cash equivalents disclosed in the balance sheet.

The effective interest rate on bank deposits was 4.1 per cent (2009: 5.2 per cent).  These deposits have an average maturity from inception of 94 days (2009: 228 days).

The carrying amounts of cash and cash equivalents approximate to their fair values.

Cash and cash deposits in the balance sheet of £83.3 million (2009: £75.6 million) includes balances of £5.1 million (2009: £3.2 million) held as cash collateral in connection with certain local trading practices or banking facilities. At 31 December 2010 cash at bank and in hand is distributed over a large number of banks located in the countries where the Group operates.

The credit status of institutions where cash is held is kept under review with credit limits being set and monitored accordingly.

16 Borrowings

	2010 £m	2009 £m
Non-current
Bank loans – secured	3.4	4.2
Bank loans – unsecured	29.0	-
Other loans – unsecured	0.2	0.4
Finance lease obligations	0.3	0.3
	32.9	4.9

Current
Other bank loans – secured	-	0.9
Other bank loans – unsecured	33.4	5.0
Bank overdrafts – secured	0.2	0.2
Bank overdrafts – unsecured	14.4	12.8
Finance lease obligations	0.6	0.9
	48.6	19.8

Total borrowings	81.5	24.7

Secured bank loans at 31 December 2010 are in respect of facilities made available to Howden Africa (Pty) Ltd secured on amounts due from trade debtors and bank account balances of Howden Africa (Pty) Ltd and certain of its subsidiary companies.

Secured bank overdrafts at 31 December 2010 of £0.2 million (2009: £0.2 million) principally relate to an overdraft secured on receivables.

The currency risk profile of the Group's borrowings as at 31 December 2010 was:

	2010	2009
	£m	£m
Currencies
Euro	3.6	1.4
US dollar	1.3	3.5
Chinese renminbi	8.3	5.0
South African rand	3.4	4.3
Other	4.1	4.2
Total currency	20.7	18.4
Sterling	60.8	6.3
Total	81.5	24.7

The effective interest rate on total borrowings was 2.9 per cent (2009: 4.2 per cent). No borrowing costs were capitalised.  The Group's borrowings at 31 December 2010 and 31 December 2009 were all subject to interest at floating rates.

The maturity of non-current borrowings is as follows:

	Bank loans	Finance leases	Other loans	Total
	2010	2010	2010	2010
	£m	£m	£m	£m

Between one and two years	-	0.2	0.2	0.4
Between two and five years	32.4	0.1	-	32.5
Over five years	-	-	-	-
	32.4	0.3	0.2	32.9

The maturity of non-current borrowings in the prior year was as follows:

	Bank loans	Finance leases	Other loans	Total
	2009	2009	2009	2009
	£m	£m	£m	£m

Between one and two years	-	0.2	-	0.2
Between two and five years	1.7	0.1	0.4	2.2
Over five years	2.5	-	-	2.5
	4.2	0.3	0.4	4.9

The minimum lease payments under finance leases are as follows:

	2010	2009
	£m	£m

Within one year	0.6	0.9
In the second to fifth years inclusive	0.3	0.4
	0.9	1.3
Less: Future finance charges	-	(0.1)
Present value of lease obligations	0.9	1.2

The Group has the following undrawn committed borrowing facilities:

	2010	2009
	£m	£m

Expiring within one year	45.0	-
Expiring beyond one year	71.0	170.0
	116.0	170.0

Further details of  the Group's borrowing facilities are set out in note 21 (i) (d).

17 Trade and other payables

	2010	2009
	£m	£m

Trade payables	139.2	149.4
Construction contracts (i)	57.7	45.5
Other payables (ii)	60.0	63.0
Other taxation and social security	24.1	23.2
Government grants	1.2	1.8
Accruals	119.7	98.9
	401.9	381.8
Less: non-current portion:
Construction contracts (i)	(4.0)	(0.2)
Other payables (ii)	(0.2)	-
Government grants	(0.6)	(1.2)
Accruals	(0.8)	(1.6)
	(5.6)	(3.0)

Current portion	396.3	378.8

(i)	Construction contracts includes advances received for contract work of £9.9 million (2009 : £7.8 million).

(ii)	Other payables includes deferred consideration payable of £0.3 million (2009: £2.1 million) of which £nil (2009: £nil) is non-current.

(iii)	There is no significant difference between the net book amount and the fair value of trade and other payables due to their short-term nature.

18 Provisions for other liabilities and charges

	Disposal and restructuring £m	Warranty and product liability £m	Legal and environ- mental £m	Other £m	Total £m

At 1 January 2010	7.9	30.5	30.6	4.9	73.9
Exchange adjustments	(0.1)	0.8	0.7	0.3	1.7
Acquisitions (note 29)	-	0.8	-	0.2	1.0
Amounts provided	9.9	15.2	1.3	2.0	28.4
Amounts released	(0.2)	(7.3)	(3.4)	-	(10.9)
Utilised in the year	(12.9)	(11.5)	(7.7)	(1.8)	(33.9)
Unwinding of discount (note 6)	-	-	0.4	-	0.4

At 31 December 2010	4.6	28.5	21.9	5.6	60.6

Provisions have been analysed between current and non-current as follows:

	2010	2009
	£m	£m
Current	41.4	52.3
Non-current	19.2	21.6
	60.6	73.9

(i)
Disposal and restructuring costs include £3.5 million (2009: £7.3 million) in respect of employee severance costs, of which £2.7 million (2009: £6.6 million) is in the welding, cutting and automation business and £0.8 million (2009: £0.7 million) is in the air and gas handling business, £0.7 million (2009: £nil) in respect of property costs in the welding, cutting and automation business and £0.4 million in respect of other closure costs in the air and gas handling business (2009: £0.6 million in the welding, cutting and automation business). This is expected to result in cash expenditure in the next one to two years. The effect of discounting these provisions is not material.

(ii)
Warranty and product liability provisions relate to continuing businesses and are expected to be utilised over a period of one to two years dependent on the warranty period provided but will also be replaced by comparable amounts as they are utilised. The effect of discounting these provisions is not material.

(iii)
Provision has been made for the probable exposure arising from legal and environmental claims and disputes, both existing and threatened, in some cases arising from warranties given on disposal of businesses. Provisions have been made representing the best estimate of the outcome of the claims including costs before taking account of insurance recoveries. Where the outcome of a claim is uncertain the legal costs of defence have been provided for to the extent that they are reliably measurable. Where appropriate, insurance recoveries are recognised in 'receivables'. At 31 December 2010, these receivables amounted to £5.6 million (2009: £7.9 million). If the effect of discounting is material, provisions are determined by discounting the expected value of future cash flows at a pre-tax discount rate that reflects current market assessments of the time value of money and, where appropriate, the risks specific to the liability. Due to their nature, it is not possible to predict precisely when these provisions will be utilised, though most are expected to be utilised over the short to medium term with utilisation in the next year expected to be in the region of £9 million (2009: £12 million) before taking account of insurance recoveries.

(iv)
Other provisions include various amounts which are not individually material. Due to their nature it is not possible to predict precisely when these provisions will be utilised but utilisation in the next year is expected to be in the region of £2 million (2009: £2 million).

19 Deferred income tax

The movement on the net deferred income tax asset is set out below:

	2010	2009
	£m	£m

At 1 January	58.8	34.6
Exchange adjustments	0.7	(4.0)
Income statement credit (note 7)	12.7	30.5
Reclassification to income tax liabilities	(11.7)	(4.9)
Acquisitions (note 29)	0.6	-
Taken to equity – attributable to hedging reserve	-	(2.6)
– attributable to actuarial gains/(losses) on retirement benefit obligations	(3.3)	5.2
At 31 December	57.8	58.8

Deferred income tax assets are recognised for tax losses carried forward to the extent to which the realisation of the related tax benefit through future taxable profits is probable. The Group did not recognise deferred income tax assets of £24.8 million (2009: £19.0 million) in respect of taxable losses of £100 million (2009: £84.2 million) that can be carried forward against taxable profits. Unrecognised tax losses of £57.4 million (2009: £49.2 million) have no expiry date and £42.6 million (2009: £35.0 million) in respect of  China, Italy and the Netherlands expire as follows:

Date of expiry	2010 £m

31 December 2011	11.8
31 December 2012	3.1
31 December 2013	6.5
31 December 2014	17.2
31 December 2015	4.0
42.6

In addition the Group has an unrecognised deferred income tax asset in respect of its provision for post-retirement benefits under IAS 19 of £19.5 million (2009: £20.7 million).

No deferred income tax is provided on the unremitted earnings of overseas subsidiary undertakings as the Group is able to control the remittance of such earnings and has no intention of making any such remittance.

A deferred income tax liability of £1.5 million (2009: £1.4 million) is provided in respect of the tax that would be payable on the remittance of the retained earnings of associates and joint ventures.

The movements in deferred income tax assets and liabilities during the year are shown below:

Deferred income tax assets

	Provisions	Tax losses	Post- retirement benefits	Other	Total
	£m	£m	£m	£m	£m

At 1 January 2010	27.2	28.1	18.5	14.7	88.5
Exchange adjustments	0.7	0.8	0.5	0.4	2.4
Income statement credit/(charge)	19.1	4.1	(7.2)	(0.8)	15.2
Reclassification to income tax liabilities	3.5	(14.6)	-	-	(11.1)
Taken to equity – attributable to actuarial losses on retirement benefit obligations	-	-	0.6	-	0.6
Acquisitions (note 29)	0.6	-	-	-	0.6
At 31 December 2010	51.1	18.4	12.4	14.3	96.2

Deferred income tax asset to be recovered within twelve months					27.8
Deferred income tax asset to be recovered after more than twelve months					68.4
					96.2

Of the deferred income tax asset recognised during the year £4.1 million (2009: £3.1 million) was recognised in relation to tax losses that arose in businesses that generated taxable losses in 2010. At 31 December 2010 an asset for tax losses of £9.2 million (2009: £7.0 million) was recognised in relation to businesses that generated taxable losses in either the current or preceding year. These losses are expected to be recovered from taxable profits arising from improved trading and new contractual arrangements that were entered into in November 2009. The majority of the tax losses recognised as at 31 December 2010 and 2009 are expected to be recovered within five years.

Deferred income tax liabilities

	Accelerated capital allowances £m	Held over capital gains £m	Post- retirement benefits £m	Other £m	Total £m

At 1 January 2010	(12.0)	(4.0)	(4.4)	(9.3)	(29.7)
Exchange adjustments	(0.8)	(0.3)	0.1	(0.7)	(1.7)
Income statement (charge)/credit	(8.5)	2.2	-	3.8	(2.5)
Reclassification to income tax liabilities	(0.6)	-	-	-	(0.6)
Taken to equity – attributable to actuarial gains on retirement benefit obligations	-	-	(3.9)	-	(3.9)
At 31 December 2010	(21.9)	(2.1)	(8.2)	(6.2)	(38.4)
Deferred income tax liabilities to be settled within twelve months					(7.4)
Deferred income tax liabilities to be settled after more than twelve months					(31.0)
					(38.4)
Net deferred income tax assets
At 31 December 2010					57.8

At 31 December 2009					58.8

19 Deferred income tax (continued)

The movements in deferred income tax assets and liabilities during the prior year are shown below:

Deferred income tax assets

	Provisions £m	Tax losses £m	Post- retirement benefits £m	Other £m	Total £m
At 1 January 2009	20.3	18.0	17.3	14.1	69.7
Exchange adjustments	(1.0)	(1.0)	(0.9)	(0.7)	(3.6)
Income statement credit	7.9	16.0	2.1	3.4	29.4
Reclassification to income tax liabilities	-	(4.9)	-	-	(4.9)
Taken to equity – attributable to hedging reserve	-	-	-	(2.1)	(2.1)
At 31 December 2009	27.2	28.1	18.5	14.7	88.5
Deferred income tax asset to be recovered within twelve months					27.2
Deferred income tax asset to be recovered after more than twelve months					61.3
					88.5

Deferred income tax liabilities

	Accelerated capital allowances £m	Held over capital gains £m	Post- retirement benefits £m	Other £m	Total £m
At 1 January 2009	(12.3)	(4.1)	(9.6)	(9.1)	(35.1)
Exchange adjustments	(0.2)	-	-	(0.2)	(0.4)
Income statement credit	0.5	0.1	-	0.5	1.1
Taken to equity - attributable to actuarial gains on retirement benefit obligations	-	-	5.2	-	5.2
- attributable to hedging reserve	-	-	-	(0.5)	(0.5)
At 31 December 2009	(12.0)	(4.0)	(4.4)	(9.3)	(29.7)
Deferred income tax liabilities to be settled within twelve months					(1.2)
Deferred income tax liabilities to be settled after more than twelve months					(28.5)
					(29.7)
Net deferred income tax assets
At 31 December 2009					58.8

At 31 December 2008					34.6

20 Retirement benefit obligations

The major pension schemes operated by the Group are in the United Kingdom and are of the defined benefit type, the assets of which are held in trustee-administered funds. The Group also provides post-employment medical benefits in the United States.

The valuation of United Kingdom and overseas defined benefit pension schemes and the liability for United States post-employment medical benefits are assessed by professionally qualified independent actuaries using the projected unit credit method.

The principal actuarial assumptions used were as follows:

	2010		2009		2008
	UK	Overseas	UK	Overseas	UK	Overseas
	%	%	%	%	%	%

Discount rate	5.40	5.25	5.70	5.60	6.30	5.60
Inflation rate	3.60	2.70	3.60	2.80	2.60	2.60
Expected return on plan assets – equities	7.75	9.10	8.00	9.10	7.50	8.80
– bonds	4.60	5.20	4.90	5.30	4.50	5.60
– property	7.25		7.50		7.00
– other	3.70	5.20	4.25	5.60	3.00	5.15
– total	6.00	7.10	6.20	7.20	5.70	7.00
Future salary increases	4.60	5.00	4.60	4.00	3.60	3.45
Future pension increases	3.55	2.30	3.55	2.30	2.80	1.95
Medical costs inflation (ultimate rate)		4.50		5.00		5.00

The UK government announced in July 2010 that it will in future use the Consumer Price Index rather than the Retail Prices Index for the purposes of determining statutory minimum pension increases for private sector occupational pension schemes. Most of the Group's UK defined benefit pension scheme rules specify that pensions in deferment and certain guaranteed minimum pensions in payment will increase in accordance with the annual statutory orders published by the UK government. The scheme rules also specify that the majority of increases to pensions in payment are linked to the Retail Prices Index and are therefore unaffected by the change. The Trustees of these schemes have not yet notified the affected members of this change. Accordingly the inflation assumption used to determine the pension liability as at 31 December 2010 has been based on the Retail Prices Index. It is estimated that had the inflation assumption been based on the Consumer Prices Index, where applicable, scheme liabilities would have been reduced by approximately £8 million as at 31 December 2010.

The mortality assumptions for the UK schemes are based on either the PA92, PA00 or SN1A standard mortality tables after retirement with allowance for future mortality improvements or on scheme-specific factors. Based on the rates used, a member currently aged 45 who retires at age 60 will live on average for a further 29 years (2009: 27 years) after retirement if they are male and for a further 31 years (2009: 30 years) after retirement if they are female. A retired member currently aged 60 is assumed to live on average for a further 27 years (2009: 26 years) if they are male and for a further 29 years (2009: 29 years) if they are female.

The overseas schemes are principally in the United States. The mortality assumptions for the United States schemes have been derived from the RP-2000 table with allowance for future mortality improvements. Based on the rates used, a member currently aged 45 who retires at age 60 will live on average for a further 25 years (2009: 24 years) after retirement if they are male and for a further 26 years (2009: 26 years) after retirement if they are female. A retired member currently aged 60 is assumed to live on average for a further 23 years (2009: 23 years) if they are male and for a further 25 years (2009: 25 years) if they are female. Mortality assumptions for schemes in Sweden and Germany have been derived from the FFFS 2007 tables and the Heubeck 2005 G tables respectively.

The expected return on plan assets is a blended average of projected long-term results for the various asset classes. Equity returns are developed based on the selection of the equity risk premium above the risk-free rate which is measured in accordance with the yield on government bonds. Bond returns are selected by reference to the yields on government and corporate debt as appropriate to the schemes' holdings of these instruments. Other class asset returns are determined by reference to current experience.

The estimated impact on the liability for defined benefit pensions and post-employment medical benefits as at 31 December 2010 resulting from changes to key assumptions is set out below:

	Estimated increase in liability
	2010	2009
	£m	£m
Discount rate – 0.25 per cent decrease	24	23
Mortality – one year increase in life expectancy after retirement	22	19

A 1 per cent increase in the inflation assumption on medical costs would increase the total service cost and interest cost by £0.1 million (2009: £0.1 million) and the liability by £0.8 million (2009: £1.9 million). A 1 per cent decrease in the inflation assumption on medical costs would reduce the total service cost and interest cost by £0.1 million (2009: £0.1 million) and the liability by £0.8 million (2009: £1.8 million).

The movement on the net retirement benefit asset/(obligation) is summarised below:

	2010					2009
	Pension obligation - defined benefit schemes £m	Unrecognised past service costs and surplus not recoverable £m	Pension obligation - net liability recognised in the balance sheet £m	Post- employment medical benefits £m	Total £m	Pension obligation - defined benefit schemes £m	Unrecognised past service costs and surplus not recoverable £m	Pension obligation - net liability ecognized in the balance sheet £m	Post- employment medical benefits £m	Total £m
At 1 January	(140.7)	(2.0)	(142.7)	(19.5)	(162.2)	(117.5)	(0.3)	(117.8)	(21.5)	(139.3)
Exchange adjustments	(2.1)	(0.2)	(2.3)	(0.7)	(3.0)	6.8	(0.1)	6.7	2.4	9.1
Income statement (charge)/credit:
- operating profit	(0.1)	(0.2)	(0.3)	8.6	8.3	(1.0)	(0.1)	(1.1)	(1.0)	(2.1)
- financing charge	(3.1)	-	(3.1)	(1.0)	(4.1)	(6.5)	-	(6.5)	(1.2)	(7.7)
Taken to equity –
actuarial (losses)/gains	(0.8)	2.0	1.2	(0.2)	1.0	(41.1)	(1.5)	(42.6)	0.4	(42.2)
Contributions paid	19.8	-	19.8	1.5	21.3	18.6	-	18.6	1.4	20.0
At 31 December	(127.0)	(0.4)	(127.4)	(11.3)	(138.7)	(140.7)	(2.0)	(142.7)	(19.5)	(162.2)
Included in the balance sheet as follows:
Non-current assets					31.4					15.9
Non-current liabilities					(170.1)					(178.1)
					(138.7)					(162.2)

Pension benefits – defined benefit schemes

The amounts recognised in the income statement are as follows:

	2010			2009			2008
	UK schemes £m	Overseas schemes £m	Total £m	UK schemes £m	Overseas schemes £m	Total £m	UK schemes £m	Overseas schemes £m	Total £m
Current service cost	(0.2)	(1.2)	(1.4)	(0.3)	(1.3)	(1.6)	(0.6)	(1.1)	(1.7)
Interest cost	(27.0)	(10.9)	(37.9)	(25.9)	(10.7)	(36.6)	(26.7)	(9.6)	(36.3)
Expected return on plan assets	26.7	8.1	34.8	22.5	7.6	30.1	28.7	7.9	36.6
Past service cost	-	(0.2)	(0.2)	-	(0.1)	(0.1)	-	(0.1)	(0.1)
Gains/(losses) on settlement and curtailment	1.1	0.2	1.3	0.8	(0.2)	0.6	-	-	-
Total	0.6	(4.0)	(3.4)	(2.9)	(4.7)	(7.6)	1.4	(2.9)	(1.5)

Included in the income statement as follows:
Cost of sales	-	(0.2)	(0.2)	(0.1)	(0.3)	(0.4)	(0.3)	(0.2)	(0.5)
Selling and distribution costs	-	(0.3)	(0.3)	-	(0.4)	(0.4)	-	(0.3)	(0.3)
Administrative expenses	0.9	(0.7)	0.2	0.6	(0.9)	(0.3)	(0.3)	(0.7)	(1.0)
Financing charge	(0.3)	(2.8)	(3.1)	(3.4)	(3.1)	(6.5)	2.0	(1.7)	0.3
Total	0.6	(4.0)	(3.4)	(2.9)	(4.7)	(7.6)	1.4	(2.9)	(1.5)

The amounts recognised in the statement of comprehensive income are as follows:

	2010			2009			2008
	UK schemes £m	Overseas schemes £m	Total £m	UK schemes £m	Overseas schemes £m	Total £m	UK schemes £m	Overseas schemes £m	Total £m
Actual return on plan assets	46.3	13.1	59.4	51.3	9.9	61.2	(44.7)	(12.0)	(56.7)
Expected return on plan assets	(26.7)	(8.1)	(34.8)	(22.5)	(7.6)	(30.1)	(28.7)	(7.9)	(36.6)
Experience adjustments arising on plan assets	19.6	5.0	24.6	28.8	2.3	31.1	(73.4)	(19.9)	(93.3)
Experience adjustments arising on plan liabilities	5.6	0.4	6.0	(5.0)	1.3	(3.7)	2.6	(2.0)	0.6
Changes in assumptions underlying present value of plan liabilities	(23.2)	(8.2)	(31.4)	(67.0)	(1.5)	(68.5)	44.3	(8.5)	35.8
Total actuarial gains/(losses)	2.0	(2.8)	(0.8)	(43.2)	2.1	(41.1)	(26.5)	(30.4)	(56.9)
Changes in amount of surplus not recoverable	-	2.0	2.0	-	(1.5)	(1.5)	-	2.5	2.5
Total gains/(losses)	2.0	(0.8)	1.2	(43.2)	0.6	(42.6)	(26.5)	(27.9)	(54.4)

The amounts recognised in the balance sheet are as follows:

	2010			2009
	UK schemes £m	Overseas schemes £m	Total £m	UK schemes £m	Overseas schemes £m	Total £m
Present value of funded obligations	(512.5)	(159.7)	(672.2)	(495.5)	(147.8)	(643.3)
Fair value of plan assets	469.5	124.7	594.2	436.9	112.5	549.4
	(43.0)	(35.0)	(78.0)	(58.6)	(35.3)	(93.9)
Present value of unfunded obligations	-	(49.0)	(49.0)	-	(46.8)	(46.8)
Unrecognised past service (credit)/costs	-	(0.1)	(0.1)	-	0.1	0.1
Surplus not recoverable	-	(0.3)	(0.3)	-	(2.1)	(2.1)
Net liability recognised in the balance sheet	(43.0)	(84.4)	(127.4)	(58.6)	(84.1)	(142.7)
Included in the balance sheet as follows:
Non-current assets	26.6	4.8	31.4	15.3	0.6	15.9
Non-current liabilities	(69.6)	(89.2)	(158.8)	(73.9)	(84.7)	(158.6)
	(43.0)	(84.4)	(127.4)	(58.6)	(84.1)	(142.7)

(i)	The contribution expected to be paid by the Group during 2011 to UK schemes is £14.0 million and to overseas schemes is £8.5 million.

(ii)	The contribution paid in 2010 by the Group was £19.8 million (2009: £18.6 million).

The movement in the present value of the plans' obligations (funded and unfunded) during the year was as follows:

	2010			2009
	UK schemes £m	Overseas schemes £m	Total £m	UK schemes £m	Overseas schemes £m	Total £m
At 1 January	(495.5)	(194.6)	(690.1)	(424.6)	(210.5)	(635.1)
Exchange adjustments	-	(8.1)	(8.1)	-	14.5	14.5
Current service cost	(0.2)	(1.2)	(1.4)	(0.3)	(1.3)	(1.6)
Interest cost	(27.0)	(10.9)	(37.9)	(25.9)	(10.7)	(36.6)
Contributions by plan participants	-	(0.2)	(0.2)	(0.1)	(0.1)	(0.2)
Net actuarial losses	(17.6)	(7.8)	(25.4)	(72.0)	(0.2)	(72.2)
Benefits and expenses paid	26.7	12.3	39.0	26.6	13.0	39.6
Curtailment gains/(losses)	1.1	0.3	1.4	0.8	(0.2)	0.6
Settlements	-	1.5	1.5	-	0.9	0.9
At 31 December	(512.5)	(208.7)	(721.2)	(495.5)	(194.6)	(690.1)

The movement in the fair value of plan assets during the year was as follows:

	2010			2009
	UK schemes £m	Overseas schemes £m	Total £m	UK schemes £m	Overseas schemes £m	Total £m
At 1 January	436.9	112.5	549.4	399.5	118.1	517.6
Exchange adjustments	-	6.0	6.0	-	(7.7)	(7.7)
Expected return on plan assets	26.7	8.1	34.8	22.5	7.6	30.1
Net actuarial gains	19.6	5.0	24.6	28.8	2.3	31.1
Contributions by employer	13.0	6.8	19.8	12.6	6.0	18.6
Contributions by plan participants	-	0.2	0.2	0.1	0.1	0.2
Benefits and expenses paid	(26.7)	(12.3)	(39.0)	(26.6)	(13.0)	(39.6)
Settlements	-	(1.6)	(1.6)	-	(0.9)	(0.9)
At 31 December	469.5	124.7	594.2	436.9	112.5	549.4

The fair value of assets in the plans was:

	2010			2009
	UK schemes £m	Overseas schemes £m	Total £m	UK schemes £m	Overseas schemes £m	Total £m
Equities	198.9	60.2	259.1	185.8	56.4	242.2
Bonds	252.2	49.1	301.3	230.7	41.0	271.7
Property	10.7	0.2	10.9	7.0	-	7.0
Other	7.7	15.2	22.9	13.4	15.1	28.5
Total	469.5	124.7	594.2	436.9	112.5	549.4

There are no interests in the Group's financial instruments, nor any property or other assets used by the Group included in the fair value of assets in the plans.

In accordance with the transitional rules in IFRS 1 all cumulative surpluses and deficits were recognised in the balance sheet at 1 January 2004. The cumulative amount of actuarial losses recognised in the statement of comprehensive income  since 1 January 2004 is a loss of £82.8 million (2009: loss of £84.0 million).

History of experience gains and losses

	2010	2009	2008	2007	2006
	£m	£m	£m	£m	£m

Present value of obligations	(721.2)	(690.1)	(635.1)	(623.7)	(643.9)
Fair value of plan assets	594.2	549.4	517.6	565.6	557.5
	(127.0)	(140.7)	(117.5)	(58.1)	(86.4)
Experience adjustments arising on plan assets:
Gain/(loss) - £m	24.6	31.1	(93.3)	(15.2)	6.3
Percentage of plan assets	4.1%	5.7%	18.0%	2.7%	1.1%

Experience adjustments arising on plan liabilities:
Gain/(loss) - £m	6.0	(3.7)	0.6	0.6	(0.3)
Percentage of plan liabilities	0.8%	0.5%	0.1%	0.1%	-%

Post-employment medical benefits (United States)

The amounts recognised in the income statement were as follows:

	2010	2009	2008
	£m	£m	£m
Current service cost	(0.2)	(0.3)	(0.2)
Interest cost	(1.0)	(1.2)	(1.0)
Past service credit	0.4	-	-
Net gains/(losses) on settlement and curtailment	8.4	(0.7)	(0.2)
Total	7.6	(2.2)	(1.4)

The amounts recognised in the statement of comprehensive income are as follows:

	2010	2009	2008
	£m	£m	£m
Experience adjustments arising on plan liabilities	0.3	1.0	0.5
Changes in assumptions underlying present value of plan liabilities	(0.5)	(0.6)	(0.1)
Total	(0.2)	0.4	0.4

The amounts recognised in the balance sheet as non-current liabilities were as follows:

	2010	2009
	£m	£m
Present value of unfunded obligations	(11.3)	(19.5)

The contribution expected to be paid by the Group during 2011 is £1.0 million.

The contribution paid by the Group in 2010 was £1.5 million (2009: £1.4 million).

The movement in the present value of the plans' unfunded obligations during the year was as follows:

	2010	2009
	£m	£m
At 1 January	(19.5)	(21.5)
Exchange adjustments	(0.7)	2.4
Current service cost	(0.2)	(0.3)
Interest cost	(1.0)	(1.2)
Past service credit	0.4	-
Actuarial (losses)/gains	(0.2)	0.4
Benefits and expenses paid by employer	1.5	1.4
Curtailment gains/(losses)	8.4	(0.2)
Termination benefits	-	(0.5)
At 31 December	(11.3)	(19.5)

History of experience gains and losses

	2010	2009	2008	2007	2006
	£m	£m	£m	£m	£m

Present value of obligations	(11.3)	(19.5)	(21.5)	(15.6)	(19.3)
Experience adjustments arising on plan liabilities:
Gain - £m	0.3	1.0	0.5	-	0.5
Percentage of plan liabilities	2.7%	5.1%	2.3%	-%	2.6%

In accordance with the transitional rules in IFRS 1 all cumulative surpluses and deficits were recognised in the balance sheet at 1 January 2004. The cumulative amount of actuarial losses recognised in the statement of comprehensive income since 1 January 2004 is £0.4 million (2009: £0.2 million).

21 Financial instruments and risk management

(i) Financial risk management

The international profile of Charter's operations exposes it to financial risks including the effects of changes in foreign exchange rates, interest rates, credit risks and liquidity risks.  The Board sets policies to address these risks and there is a specific treasury policy setting out guidelines to manage foreign exchange risk, interest rate risk, credit risk and the use of financial instruments.

Charter's central treasury department is responsible for ensuring there are appropriate funding arrangements to meet the ongoing requirements of the Group and for managing effectively liquid funds held in the Group. Regular cash flow forecasts are prepared by subsidiaries and reviewed by management. In addition, it is responsible for managing the interest rate risks and balance sheet foreign currency translation risks of the Group within guidelines agreed by the Board. Foreign currency transaction risks are generally managed directly by operating subsidiaries in accordance with guidelines and controls defined in the treasury policy.

(a)           Interest rate risk

The Group finances its operations mainly from its own cash resources. It is the Group's objective to minimise the cost of borrowings and maximise the value from cash resources, whilst retaining the flexibility of funding opportunities. If considered appropriate, the Group would use interest rate swaps, interest rate caps and collars and forward rate agreements to generate the desired interest profile and to manage the Group's exposure to interest rate fluctuations.

(b)           Currency risk

The Group has significant investments in overseas operations, particularly in Europe and America, and recurring exposures to exchange rate fluctuations in respect of foreign currency transactions. As a result, movements in exchange rates can affect the Group's balance sheet and income statement. The Group seeks to comply with the requirements of hedge accounting where considered appropriate.

Subject to Board approval, balance sheet translation exposures may be mitigated through the use of currency borrowings, forward foreign exchange contracts or other derivatives.

Foreign currency transaction exposures result from sales or purchases by subsidiaries in a currency other than their functional currency. Forward foreign exchange contracts may be used to hedge the net cash flows resulting from these transactions to the extent these are certain or highly probable.

(c)           Financial credit risk

The principal credit risks relate to the failure of dealing counterparties for foreign currency transactions and financial institutions with whom surplus funds are deposited in the short term.  Charter's central treasury department monitors regularly the credit status of such counterparties and financial institutions, as well as the location of surplus cash worldwide with credit limits being set and subject to regular review.

(d)           Liquidity risk

The Group's objective is to maintain committed facilities to ensure that, together with cash flows generated from operations, there are sufficient funds for current operations and their future requirements.  At 31 December 2010, the Group's centrally held committed facilities totalled £170 million with maturity dates between 2011 and 2013. During the current financial year, total committed facilities increased to £285 million with the renewal or increase of existing facilities, the addition of two new facilities and the voluntary cancellation of one facility. The maturity dates of the facilities now range between 2012 and 2015.  All these facilities are unsecured. Whilst these facilities have certain financial and other covenants, the financial strength of the Charter Group means that the covenants attaching to these facilities have not been breached and are not expected to prevent the full utilisation of the facilities if required in the future.

Charter's central treasury department is responsible for monitoring current and future requirements.  It reviews annual strategy plans, budgets and forecasts, as well as weekly cash balances held worldwide to ensure that optimal use is made of liquid funds within the Group and to avoid unnecessary borrowing.

(e)           Capital management

The Group aims to manage its capital structure in order to safeguard the going concern of the Group and to provide returns for shareholders and benefits for other stakeholders. The Group may maintain or adjust its capital structure by adjusting the amount of dividends paid to shareholders, returning capital to shareholders, issuing new shares or selling assets.

Capital is monitored primarily by reference to the ratio of net debt to underlying EBITDA, which also assists in ensuring the Group maintains the current strength of its consolidated balance sheet as represented by the level of net debt to equity shareholders' funds.  Although net cash is reported at year end, it is considered appropriate that the Group would operate up to a maximum ratio of net debt to underlying EBITDA of 1.0.  This maximum takes into account the profile of gross cash and gross debt across the Group's worldwide operations, the ongoing level of net retirement benefit obligations (2010: £138.7 million, 2009: £162.2 million), and the bonds and guarantees issued on behalf of the Company and its subsidiaries in the normal course of business.

(ii) Financial instruments by category

	2010				2009
	Derivative financial instruments				Derivative financial instruments
	Used for hedging £m	At fair value through profit and loss account £m	Loans and receivables £m	Total £m	Used for hedging £m	At fair value through profit and loss account £m	Loans and receivables £m	Total £m

Assets
Derivative financial instruments	1.6	0.6	-	2.2	1.4	0.4	-	1.8
Trade and other receivables (excluding construction contracts, prepayments and statutory assets)	-	-	392.5	392.5	-	-	370.2	370.2
Cash	-	-	83.3	83.3	-	-	75.6	75.6
	1.6	0.6	475.8	478.0	1.4	0.4	445.8	447.6

	2010				2009
	Derivative financial instruments				Derivative financial instruments
	Used for hedging £m	At fair value through profit and loss account £m	Other financial liabilities £m	Total £m	Used for hedging £m	At fair value through profit and loss account £m	Other financial liabilities £m	Total £m

Liabilities
Borrowings	-	-	81.5	81.5	-	-	24.7	24.7
Derivative financial instruments	1.8	0.8	-	2.6	2.1	0.4	-	2.5
Trade and other payables (note 17)
Trade payables	-	-	139.2	139.2	-	-	149.4	149.4
Other payables	-	-	60.0	60.0	-	-	63.0	63.0
Accruals	-	-	119.7	119.7	-	-	98.9	98.9
	1.8	0.8	400.4	403.0	2.1	0.4	336.0	338.5

Assets and liabilities included in the balance sheet at fair value

At 31 December 2010 and 2009 only derivative financial assets and liabilities were included in the balance sheet at fair value. The fair values were derived from observable market data and are considered to be level 2 in the fair value measurement hierarchy.

(iii) Market price risk

(a) Interest rate risk

On the basis of the Group's analysis, it is estimated that a rise/fall of one percentage point in the principal interest rates to which the Group's cash balances are exposed would increase/decrease profit before tax by approximately £0.5 million (2009: £0.4 million).

On the basis of the Group's analysis, it is estimated that a rise/fall of one percentage point in the principal interest rates to which the Group's borrowings are exposed would decrease/increase profit before tax by approximately £0.8 million (2009: £0.2 million).

The following financial assets and liabilities are not directly exposed to interest rate risk:

	2010	2009
	£m	£m
Non-current trade and other receivables	15.9	20.8
Current trade and other receivables	376.6	349.1
Non-current other payables	(1.0)	(1.6)
Current trade and other payables	(317.9)	(309.6)
	73.6	58.7

Financial assets included above comprise trade and other receivables as shown in note 14 excluding construction contracts, prepayments and statutory assets.

Financial liabilities included above  comprise trade and other payables as shown in note 17 excluding construction contracts, other taxation and social security and government grants.

(b) Currency risk

Financial instruments within individual Group companies that are not denominated in the functional currency of the company concerned as at 31 December 2010 were as follows:

	Net foreign currency monetary assets/(liabilities)
	Sterling		Euro		US dollar		Other		Total
	2010	2009	2010	2009	2010	2009	2010	2009	2010	2009
	£m	£m	£m	£m	£m	£m	£m	£m	£m	£m

Functional currency of Group operation
Sterling	-	-	9.7	7.7	9.6	3.5	3.7	1.5	23.0	12.7
Euro	(0.1)	-	-	-	(0.1)	(0.1)	(1.1)	0.6	(1.3)	0.5
US dollar	-	-	-	-	-	-	0.3	0.4	0.3	0.4
Other	0.2	(0.3)	(22.6)	0.2	18.8	18.2	1.6	-	(2.0)	18.1
Total	0.1	(0.3)	(12.9)	7.9	28.3	21.6	4.5	2.5	20.0	31.7

It is estimated that the impact of every 10 per cent strengthening/weakening of the exchange rates of the principal currencies to which the Group's receivables are exposed would increase/decrease profit before tax by approximately £2.8 million (2009: £3.2 million).

It is estimated that the impact of every 10 per cent strengthening/weakening of the exchange rates of the principal currencies to which the Group's payables are exposed would decrease/increase profit before tax by approximately £4.2 million (2009: £2.5 million).

(iv) Credit risk

The Group's maximum exposure to credit risk in relation to financial assets is represented by the amount of cash and cash equivalents, trade and other receivables and derivative financial instruments. Details of the credit risk relating to financial assets are given in note 14 and note 15 in relation to trade and other receivables and cash and cash equivalents respectively.

(v) Liquidity risk

Financial liabilities included within trade and other payables (note 17) have a contractual maturity date within twelve months of the balance sheet date as at 31 December 2010 and 2009 except for other payables of £0.2 million (2009 : £nil) and accruals of £0.8 million (2009: £1.6 million) which are mainly payable between one and three years (2009: one and three years).

The table below analyses the maturity profile of the Group's borrowings. The maturity profile of the Group's derivative financial instruments is given in note (vi) below. The amounts disclosed below are the contractual undiscounted cash flows:

	2010			2009
	Borrowings (note 16)	Contractual interest payments	Total contractual cash flows	Borrowings (note 16)	Contractual interest payments	Total contractual cash flows
	£m	£m	£m	£m	£m	£m

Less than one year	48.6	0.6	49.2	19.8	0.5	20.3
Between one and two years	0.4	-	0.4	0.2	-	0.2
Between two and five years	32.5	2.1	34.6	2.2	1.3	3.5
Over five years	-	-	-	2.5	1.6	4.1
	81.5	2.7	84.2	24.7	3.4	28.1

(vi) Derivative financial instruments

(a) Net fair values of cash flow and fair value hedges that qualify for hedge accounting

	Assets		Liabilities
	2010 £m	2009 £m	2010 £m	2009 £m

Forward foreign currency contracts	1.6	1.4	(1.8)	(2.1)
Less non-current portion	(0.1)	(0.1)	0.2	0.5
Current portion	1.5	1.3	(1.6)	(1.6)

At 31 December 2010, the Group has outstanding foreign currency contracts designated as cash flow and fair value hedges with a gross outflow  amount of £87.5 million (2009: £101.8 million).

The table below analyses the Group's derivative financial instruments which will be settled on a gross basis. The amounts disclosed below are the contractual undiscounted gross cash flows:

	2010			2009
	Less than 1 year £m	Between 1 and 3 years £m	Between 3 and 5 years £m	Less than 1 year £m	Between 1 and 3 years £m	Between 3 and 5 years £m

Forward foreign exchange contracts:
Outflow	(70.2)	(17.3)	-	(81.8)	(17.3)	(2.7)
Inflow	70.3	17.4	-	81.6	17.1	2.7
	0.1	0.1	-	(0.2)	(0.2)	-

The net fair value (losses)/gains on open forward foreign exchange contracts in relation to cash flow and fair value hedges are expected to be transferred from the hedging reserve to the income statement as follows:

	2010 £m	2009 £m
Losses already recognised in the year	(0.1)	(0.4)
Gains expected to be recognised in the next year	0.1	0.2
Losses expected to be recognised in subsequent years	(0.3)	(0.2)
	(0.3)	(0.4)

(b) Net fair values of derivative financial instruments that do not qualify for hedge accounting

	Current assets		Current liabilities
	2010 £m	2009 £m	2010 £m	2009 £m

Embedded derivatives within contracts	0.1	0.2	(0.2)	(0.1)
Forward foreign currency contracts not designated as hedges (i)	0.5	0.2	(0.6)	(0.3)
	0.6	0.4	(0.8)	(0.4)

(i) The contractual undiscounted gross cash flows to be settled within one year are an outflow of £19.0 million (2009: £8.6 million ) and an inflow of £19.1 million (2009: £8.4 million).

(vii) Fair values of financial liabilities

	Book value		Fair value
	2010 £m	2009 £m	2010 £m	2009 £m

Primary financial instruments held or issued to finance the Group's operations:
Short-term borrowings and current portion of long-term borrowings	(48.6)	(19.8)	(48.6)	(19.8)
Long-term borrowings	(32.9)	(4.9)	(32.9)	(4.9)

The fair values of short-term deposits and borrowings approximate to the carrying amount because of the short maturity of these instruments. The fair values of long-term borrowings approximate to the carrying amount because these loans bear interest at floating rates and can be repaid at any time without penalty.

22 Share capital and share premium

	2010 Number of ordinary shares of 2 pence each	2010 £	2009 Number of ordinary shares of 2 pence each	2009 £

Authorised:	300,000,000	6,000,000	300,000,000	6,000,000

Issued:
Fully-paid shares	167,021,060	3,340,421	166,955,167	3,339,103

In 2010, 65,893 (2009: 54,497) ordinary shares were issued for nil consideration on the vesting of awards under the CI LTIP. In 2009, 149,089 ordinary shares were issued for consideration of £324,999 on the vesting of awards under the MF Plan.  As a result a total of £0.4 million (2009 : £0.8 million) share premium arose.

At 31 December 2010 and 2009, one participant held options over a total of 66,413 ordinary shares of the Company. These options were granted under an employee share option scheme and are exercisable up to 29 March 2011 at a price of 139.9 pence.  The cost of the purchase of 14,670 (2009: 44,502) ordinary shares of the Company with an aggregate nominal value of £293.40 (2009: £890.04) through purchases on the London Stock Exchange by the Charter Employee Trust in connection with the Deferred Bonus Plan has been deducted from retained earnings. The consideration paid was £0.1 million (2009: £0.2 million). At 31 December 2010 the Charter Employee Trust held 88,790 (2009: 74,120) ordinary shares with a market value of £0.7 million (2009: £0.5 million). The dividends receivable on these shares have been waived.

23 Share-based payments

2010 and 2009 awards

The awards granted under the CI LTIP were valued using the Stochastic ('Monte Carlo') model as follows:

	Grant date
	30 April 2010	9 March 2009
Number of shares	245,380	396,537
Fair value - £	1,679,800	1,174,700
- pence per share	684.6	296.2
Expected volatility %	64.9	58.7
Risk-free interest rate %	1.7	1.8
Dividend yield %	-	-

Expected volatility is calculated based on historical volatility for the Company. The total shareholder return performance condition of the awards has been incorporated into the measurement of fair value.

Participants are entitled to a dividend equivalent at the end of the vesting period therefore a dividend yield is not included in the valuation.

Deferred bonus plan

On 7 April 2010 awards over 9,133 shares were made under the Deferred Bonus Plan at a fair value of 777.5 pence per share based on the share price at the date of grant.

On 9 March 2009 awards over 44,236 shares were made under the Deferred Bonus Plan at a fair value of 387.5 pence per share based on the share price at the date of grant.

24 Other reserves

	Translation reserve £m	Hedging reserve £m	Surplus on revaluation £m	Total £m
At 1 January 2009	116.0	(8.1)	(547.8)	(439.9)
Exchange translation	(33.8)	-	-	(33.8)
Exchange translation – transfer to income statement on disposal	(0.9)	-	-	(0.9)
Change in fair value of outstanding cash flow hedges	-	2.7	-	2.7
Net transfer to income statement – hedges	-	7.9	-	7.9
Net investment hedges	5.7	-	-	5.7
Net deferred income tax movement for the year – hedges	-	(2.6)	-	(2.6)

At 31 December 2009	87.0	(0.1)	(547.8)	(460.9)

At 1 January 2010	87.0	(0.1)	(547.8)	(460.9)
Exchange translation	18.1	-	-	18.1
Change in fair value of outstanding cash flow hedges	-	0.1	-	0.1
Net transfer to income statement – hedges	-	(0.2)	-	(0.2)

At 31 December 2010	105.1	(0.2)	(547.8)	(442.9)

25 Operating lease commitments – minimum lease payments

	2010		2009
	Land and buildings £m	Other £m	Land and buildings £m	Other £m
Amounts payable under non-cancellable operating leases:
Within one year	9.9	4.4	9.2	4.1
Between two and five years	16.9	4.8	17.4	4.3
After five years	10.3	-	11.1	-
	37.1	9.2	37.7	8.4

26 Capital commitments

	2010 £m	2009 £m
Committed capital expenditure not provided in the financial statements
Property, plant and equipment	4.4	11.0
Intangible assets	0.1	0.1
	4.5	11.1

27 Contingent liabilities

(i) Central operations

Since about 1985, certain subsidiaries of Charter have been named as defendants (the 'defendants') in asbestos‑related actions in the United States. These lawsuits have alleged that the defendants were liable for the acts of Cape PLC, a former partly-owned subsidiary of Charter Limited. Between 1985 and 1987, the issue was tried in several matters, each of which was resolved in the defendants' favour either at trial or on appeal. In subsequent years, the defendants have continued to be named in asbestos‑related lawsuits. The defendants have contested these actions and, in most cases, have obtained dismissals. The defendants have settled some of the cases brought in Mississippi. Currently, the only pending cases against the defendants in which they have received service of process are in Mississippi, which cases are dormant and are not actively being pursued by plaintiffs. The Directors have received legal advice that the defendants and their wholly-owned subsidiaries should be able to continue to defend successfully the actions brought against them, but that uncertainty must exist as to the eventual outcome of the trial of any particular action. It is not practicable to estimate in any particular case the amount of damages which might ensue if liability were imposed on any of the defendants. The defence costs and other expenses charged against Charter's operating profits in 2010 were negligible. The litigation is reviewed each year and, based on that review and legal advice, the Directors believe that the aggregate of any such liability is unlikely to have a material effect on Charter's financial position.

In these circumstances, the Directors have concluded that it is not appropriate to make provision for any liability in respect of such actions.

(ii) Welding

The ESAB Group Inc. ('EGI'), an indirect subsidiary of Charter, has been named as a defendant in a number of lawsuits in state and federal courts in the United States alleging personal injuries from exposure to manganese in the fumes of welding consumables. Other current and former manufacturers of welding consumables have also been named as defendants as well as various other defendants such as distributors, trade associations and others. The claimants seek compensatory and, in some cases, punitive damages for unspecified amounts.

There are 3 manganese fume trials scheduled for the balance of 2011. Additional trials could also be scheduled. During 2010 EGI was not a defendant in any trials that were tried to verdict.

For more than 20 years, the Welding Industry Defense group, which was established to represent a number of the welding company defendants, including EGI, in this and other litigation, has succeeded in obtaining defence verdicts in the vast majority of cases in which one or more of its members have been named as a defendant. Whilst litigation is notoriously uncertain and the risk of an adverse jury verdict in any trial exists, having considered the advice of EGI's counsel in the United States, the Directors believe that EGI has meritorious defences to these claims, most of which should be covered in whole or in part by insurance. EGI, in conjunction with other current and former US manufacturers of welding consumables, is defending these claims vigorously. EGI's defence costs, in relation to the manganese fume cases, net of insurance recoveries, are estimated to be of the order of US$8.6 million, which is reflected in EGI's balance sheet at 31 December 2010. In view of the foregoing and, in particular, the legal advice received in the United States, the Directors do not consider that such claims will have a material adverse effect on Charter's financial position.

EGI has also been named as a defendant in a small number of lawsuits in Massachusetts and Pennsylvania in which claimants allege asbestos‑induced personal injuries. The claimants seek compensatory and, in some cases, punitive damages for unspecified amounts from EGI, other welding consumable manufacturers and other defendants who manufactured a variety of asbestos products. EGI has 2 asbestos cases listed for trial in 2011 although it is not anticipated that they will proceed to trial as scheduled.  EGI has been dismissed prior to trial in the previous cases in which it was named as a defendant.

Upon the advice of counsel, the Directors believe that EGI has meritorious defences to these claims and EGI intends vigorously to defend these lawsuits, which should be covered in whole or in part by insurance. In addition, the majority of defence costs are being borne by EGI's insurers.

(iii) Air and gas handling

Howden North America Inc. (formerly Howden Buffalo Inc.), an indirect subsidiary of Charter, has been named as a defendant in a number of asbestos‑related actions in the United States. On the advice of counsel, Howden North America is vigorously defending all the cases that have been filed against it. Over the past few years, Howden North America has sought and received dismissals in 11,493 cases and has, on the advice of counsel, settled 455 cases. These cases were typically settled for nuisance value amounts, much less than the cost of defending the cases at trial. Howden North America has received legal advice indicating that it should be able to continue to defend successfully the actions that are brought. At this time, it is not practical to estimate the amount of any potential damages or to provide details of the current stage of proceedings in particular cases, as the majority of cases do not specify the amount of damages sought and the cases are at varying stages in the litigation process.

However, legal fees associated with the defence of these claims and the cost of the settlements have been covered, in substantial part, by applicable insurance. The Directors believe, based on legal advice, that the majority of asbestos‑related lawsuits against Howden North America, including those resulting from the historical operations of a predecessor of Howden North America known as Buffalo Forge Company, will continue to be covered, in substantial part, by applicable insurance. The situation is reviewed regularly and based on the most recent review and legal advice obtained by Howden North America, the Directors believe that the aggregate of any potential liability is unlikely to have a material effect on Charter's financial position.

(iv) Other

In addition there are contingent liabilities arising in the normal course of business from which no liability is expected to crystallise.  Various of the Company's subsidiaries are, from time to time, parties to legal proceedings and claims which arise in the ordinary course of business. The Directors do not anticipate that the outcome of these proceedings, actions and claims, either individually or in aggregate, will have a material adverse effect upon the Company's financial position.

28 Notes to the cash flow statement

(i) Cash generated from operations

	2010	2009	2008
	£m	£m	£m
Operating profit	138.4	96.0	201.0
Depreciation and impairment of property, plant and equipment	28.9	28.3	21.7
Amortisation and impairment of intangible assets	13.2	9.6	5.7
Amortisation of government grants	(0.6)	(0.6)	(0.5)
Charge for share-based payments	1.1	1.0	0.9
Loss on disposal of business	-	0.5	-
(Profit)/loss on sale of property, plant and equipment	(0.7)	(0.1)	0.2
(Increase)/decrease in inventories	(44.9)	37.7	(57.4)
(Increase)/decrease in receivables	(6.6)	132.1	(28.1)
Increase/(decrease) in payables	2.7	(119.1)	29.8
Movements in provisions	(16.4)	4.0	2.2
Movements in net retirement benefit obligations	(29.6)	(17.9)	(16.0)
	85.5	171.5	159.5

Reconciliation of net cash flow to movement in net cash

	2010 £m	2009 £m	2008 £m
Net movement in cash, cash equivalents and bank overdrafts	7.7	(8.3)	(28.4)
Cash (inflow)/outflow from debt and lease financing	(53.9)	4.4	(4.8)
(Decrease)/increase in cash on deposit	(2.3)	4.0	(0.8)
Change in net cash resulting from cash flows	(48.5)	0.1	(34.0)
New finance leases	(0.4)	(1.3)	(0.4)
Movement in interest accrual	-	-	(0.1)
Currency variations on borrowings and cash deposits	(0.2)	0.3	1.9

Movement in net cash in the year	(49.1)	(0.9)	(36.4)
Opening net cash	50.9	51.8	88.2
Closing net cash	1.8	50.9	51.8

Gross borrowings	(81.5)	(24.7)	(43.9)
Cash at bank and in hand (including cash on deposit)	83.3	75.6	95.7
Closing net cash	1.8	50.9	51.8

29 Acquisitions and disposals

2010

In March 2010, Charter acquired 100 per cent of the issued share capital of AustCold Refrigeration Pty Ltd ('AustCold'), a compressor company based in Sydney, Australia with net assets of £2.2 million for a cash consideration of £3.3 million (A$5.6 million) resulting in goodwill of £1.1 million. Acquisition costs of £0.2 million have been expensed. The cash outflow of £0.8 million, included in the cash flow statement, comprises the net cash consideration of £3.3 million less amounts to be paid in future periods of £0.3 million and cash acquired of £2.2 million.

The value attributed to the assets acquired  as shown in the table below represents the Directors' current estimate of the fair value of the net assets acquired. In accordance with IFRS 3, the values attributable to the acquisition of AustCold are provisional and may be revised as further information becomes available. During the year ended 31 December 2010, no adjustments have been made to the estimated fair value of the net assets acquired in prior years.

	AustCold
	Carrying amount before fair value adjustment £m	Fair value adjustment £m	Provisional fair value £m
Intangible assets	-	0.5	0.5
Property, plant and equipment	0.1	0.3	0.4
Inventories	0.1	-	0.1
Trade and other receivables	1.3	-	1.3
Cash and cash equivalents	2.2	-	2.2
Trade and other payables	(1.0)	-	(1.0)
Income tax liabilities	(0.9)	-	(0.9)
Provisions	(1.0)	-	(1.0)
Deferred income tax assets/(liabilities)	0.8	(0.2)	0.6

Net assets	1.6	0.6	2.2

Goodwill – on acquisition			1.1
			3.3

Satisfied by:
Net cash consideration paid			3.0
Consideration to be paid in subsequent years			0.3
			3.3

Intangible assets acquired principally represent customer relationships and brands. The goodwill arising principally reflects the anticipated profitability of the new markets to which the Group has gained access and to additional profitability and operating efficiencies in respect of existing markets. None of the goodwill recognised is expected to be deductible for income tax purposes.

The revenue and loss after tax of AustCold for the year ended 31 December 2010 were £2.8 million and £0.6 million respectively of which £1.5 million and £0.1 million respectively were for the period prior to acquisition.

2009

During the year ended 31 December 2009, the Group made no acquisitions of subsidiaries. Costs of £0.3 million in relation to a potential acquisition have been charged to the income statement. During the year ended 31 December 2009, no adjustments have been made to the estimated fair value of the net assets of the other businesses acquired in 2008.

On 13 May 2009, ESAB completed the disposal of HD Engineering Limited, a manufacturer of drilling equipment, consumables and accessories with net assets of £3.1 million for a cash consideration of £1.7 million, net of disposal costs, resulting in a loss of £1.4 million.  Cumulative exchange translation gains previously taken directly to equity of £0.9 million have been recycled through the income statement following this disposal.  The cash inflow of £1.3 million in 2009, included in the cash flow statement, comprises the net cash consideration of £1.7 million less cash disposed of £0.4 million.

The net assets disposed of were as follows:

2009 £m
Property, plant and equipment	0.5
Inventories	1.7
Trade and other receivables	1.5
Cash and cash equivalents	0.4
Trade and other payables	(0.9)
Income tax liabilities	(0.1)
Net assets disposed	3.1
Currency translation gain transferred from equity	(0.9)
Total	2.2
Net cash consideration received (including costs and excluding cash disposed)	1.7
Loss on disposal (note 5)	(0.5)

30 Related party transactions

Transactions between the Company and its subsidiaries, which are related parties of the Company, have been eliminated on consolidation and are not disclosed in this note.  Key management compensation is disclosed in note 8.  Details of transactions between the Group and other related parties are disclosed below.

Trading transactions

During the year, Group entities entered into the following trading transactions with related parties that are not members of the Group.

	Sales of goods		Purchases of goods		Amounts owed by related parties		Amounts owed to related parties
	2010 £m	2009 £m	2010 £m	2009 £m	2010 £m	2009 £m	2010 £m	2009 £m

Associates and joint ventures	5.1	2.7	7.6	4.9	1.0	0.8	1.0	0.6

Other related party transactions

ESAB Holdings Limited, Howden Group Limited and The ESAB Group Inc., subsidiaries of the Company, are party to arms length consultancy agreements with Unipart Logistics Limited ('Unipart Logistics') for the provision of lean manufacturing and other consultancy services to ESAB, Howden and Anderson Group Inc. respectively. John Neill, a Non-Executive Director of the Company, is currently Group Chief Executive of the Unipart Group of Companies. The total charges paid to Unipart Logistics during the year amounted to £1.5 million (2009: £2.3 million). The amount payable to Unipart Logistics as at 31 December 2010 was £0.2 million (2009: £0.2 million).

In 2009 Hoeganaes Corporation ('Hoeganaes'), a wholly-owned subsidiary of GKN plc, supplied powdered metal to two subsidiaries of the Company, being ESAB Group Inc and ESAB Mexico SA de CV, with a total sales value of US$2.1 million. The amount payable to Hoeganaes at 31 December 2009 was US$0.3 million. The relationship between both Hoeganaes and the Company's subsidiaries is on an arms length basis and in the ordinary course of trade. Grey Denham, a Non-Executive Director of the Company, was Company Secretary and Group Director Legal and Compliance of GKN plc until his retirement on 7 May 2009 but had no day-to-day involvement in the management of Hoeganaes.

31 Dividends

	2010 £m	2009 £m
Interim dividend for 2010 of 7.5p paid on 10 September 2010	12.5	-
Second interim dividend for 2009 of 14.5p paid on 7 May 2010	24.2	-
First interim dividend for 2009 of 7.0p paid on 9 September 2009	-	11.6
Dividend for 2008 of 14.0p paid on 5 May 2009	-	23.4
	36.7	35.0

On 17 February 2011 the Directors declared a second interim dividend of 15.5 pence per share in respect of the year ended 31 December 2010. It is anticipated that the dividend will be paid on 6 May 2011 to holders of ordinary shares registered on 15 April 2011. This dividend, totalling £25.9 million, has not been included as a liability as at 31 December 2010.

Income Access Share arrangements have been put in place to enable shareholders in the Company to elect to receive their dividends from a UK source (the 'IAS election'). All elections remain in force indefinitely unless revoked. Unless shareholders make an IAS election, dividends will be received from an Irish source and will be taxed accordingly.

The Charter Employee Trust has waived its entitlement to receive dividends on its holding of 88,790 (2009: 74,120) ordinary shares in the Company.

32 Subsequent events

Subsequent to 31 December 2010 the following acquisitions have been made:

(i)	Sychevsky

On 3 March 2011, Charter acquired 100% of the issued share capital of LLC Sychevsky Electrodny Zavod ('Sychevsky'), a leading Russian electrode manufacturer based in the Smolensk region for a cash consideration of £11.8 million. Sychevsky's product range primarily comprises premium electrodes for use in the oil & gas, energy and bridge building sectors, which are sold through a network of distributors. Acquisition costs of £0.2 million have been expensed. The combined customer bases and product ranges of ESAB and Sychevsky are expected to create further opportunities for ESAB to increase its presence in Russia. The acquisition will also provide ESAB with additional manufacturing capacity in Russia.

Goodwill of £4.4 million arose on the acquisition and principally reflects the anticipated profitability of the new markets to which the Group has gained access and to additional profitability and operating efficiencies in respect of existing markets. None of the goodwill recognised is expected to be deductible for income tax purposes.

Intangible assets acquired principally represent customer relationships and brands.

For acquired trade and other receivables, the fair value and gross amount receivable is £0.5 million.

The value attributed to the assets acquired, as shown in the table below, represents the Directors' current estimate of the fair value of the net assets acquired. In accordance with IFRS 3, the values attributable to the acquisition of Sychevsky are provisional and may be revised as further information becomes available, particularly in relation to the value of the intangible assets.

The revenue and profit after tax of Sychevsky for the six months ended 30 June 2011 was £5.5 million and £0.9 million respectively of which £1.6 million and £0.2million respectively was for the period prior to acquisition.

(ii)	Thomassen

On 28 March 2011, Charter acquired 100% of the issued share capital of Thomassen Compression Systems BV ('Thomassen'), a leading supplier of high-power engineered compressors to the oil and gas and petrochemical industries, for a cash consideration of £88.1 million (€100 million). Acquisition costs of £0.8 million have been expensed. The acquisition is in line with Charter's strategy for growing Howden through developing its compressor business, its position in higher growth economies and further developing its aftermarket presence.

Goodwill of £31.3 million arose on the acquisition and principally reflects the anticipated profitability of the new markets to which the Group has gained access and to additional profitability and operating efficiencies in respect of existing markets. None of the goodwill recognised is expected to be deductible for income tax purposes.

Intangible assets acquired principally represent customer relationships and brands.

For acquired trade receivables, the fair value and gross amount receivable is £33.8 million and £34.7 million respectively. £0.9 million is the best estimate of contractual cash flows not expected to be collected. The fair value and gross amount receivable of other acquired receivables is £2.1 million.

The value attributed to the assets acquired, as shown in the table below, represents the Directors' current estimate of the fair value of the net assets acquired. In accordance with IFRS 3, the values attributable to the acquisition of Thomassen are provisional and may be revised as further information becomes available, particularly in relation to the value of the intangible assets.

The revenue and profit after tax of Thomassen for the six months ended 30 June 2011 was £53.5 million and £8.2 million respectively of which £28.3 million and £5.3 million respectively was for the period prior to acquisition.

The provisional fair value of the assets and liabilities acquired was as follows:

	Sychevsky £m	Thomassen £m	Total £m

Intangible assets	4.4	48.9	53.3
Property, plant and equipment	2.0	5.0	7.0
Inventories	1.6	6.0	7.6
Trade and other receivables- current	0.5	35.9	36.4
Cash and cash deposits	0.4	11.7	12.1
Bank overdrafts	-	(4.8)	(4.8)
Trade and other payables- current	(0.7)	(27.7)	(28.4)
Income tax liabilities	-	(1.9)	(1.9)
Retirement benefit obligations	-	(0.2)	(0.2)
Provisions	-	(3.9)	(3.9)
Deferred income tax liabilities	(0.8)	(12.2)	(13.0)

Net assets acquired	7.4	56.8	64.2

Goodwill	4.4	31.3	35.7

Total consideration	11.8	88.1	99.9

Cash outflow in cash flow statement
Cash consideration paid - prior year acquisitions			(0.1)
Cash consideration paid - current year acquisitions			(99.9)
Less: cash, cash equivalents and bank overdrafts acquired			(1.1)

Purchase of subsidiary undertakings, net of cash and overdrafts acquired			(101.1)
Cash deposits acquired			8.4
Net cash outflow			(92.7)

(iii) On 1 July 2011, ESAB acquired a 60 per cent shareholding in Condor Equipamentos Industriais Ltda ('Condor'), a leading Brazilian gas apparatus manufacturer, for a cash consideration of R$25.2 million (£9.9 million). R$7.5 million (£3.0 million) was paid on completion with the remaining balance R$17.7 million (£6.9 million) being payable in January 2012. ESAB will assume full managerial control of Condor.

There have been no other material events subsequent to the year end that require further disclosure.

Principal interests in Group undertakings as of 31 December 2010

Subsidiary undertakings

	Country of incorporation	Group interest in equity capital (per cent)	Nature of business
Welding, cutting and automation
Europe
ESAB AB	Sweden	100	Welding consumables and equipment
ESAB Vamberk s.r.o.	Czech Republic	100	Welding consumables and equipment
ESAB GmbH	Germany	100	Welding consumables and equipment
ESAB Cutting Systems GmbH	Germany	100	Oxy-fuel, plasma, laser and water jet cutting
ESAB Mor Kft	Hungary	100	Welding consumables
ESAB Sp. z o.o.	Poland	100	Welding consumables
ESAB Saldatura S.p.A.	Italy	100	Welding consumables and equipment
OOO ESAB	Russia	100	Welding consumables and equipment
Zao ESAB Svel	Russia	51	Welding consumables
ESAB Europe AG	Switzerland	100	Welding consumables

North America
The ESAB Group Inc. (iii)	USA	100	Welding consumables and equipment

South America
ESAB Industria e Comercio Ltda	Brazil	100	Welding consumables and equipment
Eutectic do Brasil Ltda	Brazil	100	Welding consumables and equipment
Conarco Alambres y Soldaduras S.A.	Argentina	100	Welding consumables and equipment

China
ESAB Welding and Cutting Products (Shanghai) Co Limited	China	100	Welding consumables and equipment
ESAB Welding Products (Jiangsu) Co Limited	China	100	Welding consumables and equipment
ESAB Cutting and Welding Automation (Shanghai) Co Limited	China	100	Cutting and automation
ESAB Welding Products (Weihai) Co Limited	China	100	Welding consumables

Asia Pacific
ESAB Asia/Pacific Pte Limited	Singapore	100	Welding consumables and equipment
Romar Positioning Equipment International Pte Limited	Singapore	100	Welding equipment
ESAB India Limited	India	56	Welding consumables and equipment

United Arab Emirates
ESAB Middle East LLC	United Arab Emirates	100	Welding consumables and equipment
ESAB Middle East FZE	United Arab Emirates	100	Welding consumables and equipment

Air and gas handling
Europe
Howden UK Limited	Northern Ireland	100	Power, industrial fans and heat exchangers
Howden France	France	100	Industrial fans
Howden BC Compressors	France	100	Piston and diaphragm compressors
Howden Netherlands BV	Netherlands	100	Industrial fans
Howden Turbowerke GmbH	Germany	100	Industrial fans
Howden Ventilatoren GmbH	Germany	100	Power and industrial fans
Howden Denmark A/S	Denmark	100	Power and industrial fans
Howden Spain SL	Spain	100	Heat exchangers
Howden Compressors Limited	Scotland	100	Screw compressors
James Howden & Company Limited (trading as Howden Process Compressors)	Scotland	100	Screw compressor packages and blowers

North America
Howden North America Inc. (iii)	USA	100	Power and industrial fans

South America
Howden South America Ventiladores e Compressores Industria e Comercio Ltda (iv)	Brazil	100	Industrial fans and heat exchangers

	Country of incorporation	Group interest in equity capital (per cent)	Nature of business
Asia Pacific
Howden Hua Engineering Co Limited	China	70	Power and industrial fans, heat exchangers, compressors & blowers
Howden Australia Pty Limited	Australia	100	Power and industrial fans and heat exchangers

South Africa
Howden Africa Holdings Limited	South Africa	55	Power and industrial fans, heat exchangers, gas cleaning equipment, pumps and cooling systems
Associates and joint ventures
ESAB SeAH Corporation (v)	South Korea	50	Welding consumables

(i)	The principal country of operation is the same as the country of incorporation.
(ii)	The Group undertakings above are all held by subsidiary undertakings of the Company.
(iii)	The ESAB Group Inc. and Howden North America Inc. (formerly Howden Buffalo Inc.) are both wholly-owned subsidiaries of Anderson Group Inc., the holding company of the Group's North America businesses.
(iv)	Aeolus Industria e Comercio Ltda merged into Howden South America Ventiladores e Compressores Industria e Comercio Ltda on 30 December 2010.
(v)	ESAB SeAH Corporation has only one class of capital.

CHARTER INTERNATIONAL PLC
CONDENSED CONSOLIDATED INCOME STATEMENT

		Six months ended 30 June 2011		Six months ended 30 June 2010
		£m, except per share amounts		£m, except per share amounts
Note		(unaudited)		(unaudited)
	Continuing operations

3	Revenue	946.5		840.4
	Cost of sales	(671.5)		(580.5)

	Gross profit	275.0		259.9
	Selling and distribution costs	(117.1)		(101.2)
	Administrative expenses	(117.1)		(89.4)

3	Operating profit	40.8		69.3

4	Net financing charge - retirement benefit obligations	(0.8)		(2.1)
4	Other financing charge before losses on retranslation of intercompany loan balances	(3.8)		(2.9)
4	Other financing income before gains on retranslation of intercompany loan balances	1.9		1.7
4	Net gains on retranslation of intercompany loan balances	7.1		1.9
4	Net financing credit/(charge)	4.4		(1.4)

3	Share of post-tax profits of associates and joint ventures	2.3		1.8

	Profit before tax	47.5		69.7

6	Taxation charge	(9.7)		(13.7)
	Profit for the period	37.8		56.0

	Attributable to:
	- Equity shareholders	32.3		50.8
	- Non-controlling interests	5.5		5.2
		37.8		56.0
7	Earnings per share
	Basic	19.3	p	30.4	p
	Diluted	19.3	p	30.3	p

	See accompanying notes to the unaudited condensed consolidated interim financial statements.

CHARTER INTERNATIONAL PLC
CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

	Six months ended 30 June 2011 £m	Six months ended 30 June 2010 £m
	(unaudited)	(unaudited)
Profit for the period	37.8	56.0
Other comprehensive income and expenditure
Exchange translation	8.0	18.5
Actuarial (losses)/gains on retirement benefit obligations	(5.7)	(31.8)
Tax on actuarial (losses)/gains on retirement benefit obligations	1.4	(0.5)
Change in fair value of outstanding cash flow hedges	0.1	(2.1)
Net transfer to income statement – hedges	(0.1)	(0.1)
Net deferred income tax movement for the period – hedges	0.1	0.9

Total other comprehensive income and expenditure	3.8	(15.1)

Total comprehensive income and expenditure for the period	41.6	40.9

Total comprehensive income and expenditure attributable to:
- Equity shareholders of the Company	36.5	30.1
- Non-controlling interests	5.1	10.8

	41.6	40.9

See accompanying notes to the unaudited condensed consolidated interim financial statements.

CHARTER INTERNATIONAL PLC
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

	Attributable to owners of the Company
	Share capital	Share premium	Retained earnings	Other reserves	Total	Non-controlling interests	Total equity
	£m	£m	£m	£m	£m	£m	£m
At 1 January 2010	3.3	0.8	1,006.7	(460.9)	549.9	41.4	591.3
Comprehensive income
Profit for the period	-	-	50.8	-	50.8	5.2	56.0
Other comprehensive income and expenditure
Exchange translation	-	-	-	13.5	13.5	5.0	18.5
Actuarial losses on retirement benefit obligations	-	-	(32.6)	-	(32.6)	0.8	(31.8)
Tax on actuarial losses on retirement benefit obligations	-	-	(0.3)	-	(0.3)	(0.2)	(0.5)
Change in fair value of outstanding cash flow hedges	-	-	-	(2.1)	(2.1)	-	(2.1)
Net transfer to income statement – hedges	-	-	-	(0.1)	(0.1)	-	(0.1)
Net deferred income tax movement for the period – hedges	-	-	-	0.9	0.9	-	0.9
Total other comprehensive income and expenditure	-	-	(32.9)	12.2	(20.7)	5.6	(15.1)
Total comprehensive income and expenditure for the period	-	-	17.9	12.2	30.1	10.8	40.9
Purchase of treasury shares (note 18)	-	-	(0.1)	-	(0.1)	-	(0.1)
Share-based payments - charge for period	-	-	0.5	-	0.5	-	0.5
- shares issued	-	0.4	(0.4)	-	-	-	-
Shares issued to non-controlling interests	-	-	-	-	-	1.5	1.5
Dividends paid	-	-	(24.2)	-	(24.2)	(1.5)	(25.7)
					-		-
At 30 June 2010 (unaudited)	3.3	1.2	1,000.4	(448.7)	556.2	52.2	608.4

At 1 January 2011	3.3	1.2	1,074.1	(442.9)	635.7	54.2	689.9
Comprehensive income
Profit for the period	-	-	32.3	-	32.3	5.5	37.8
Other comprehensive income and expenditure
Exchange translation	-	-	-	8.5	8.5	(0.5)	8.0
Actuarial losses on retirement benefit obligations	-	-	(5.8)	-	(5.8)	0.1	(5.7)
Tax on actuarial losses on retirement benefit obligations	-	-	1.4	-	1.4	-	1.4
Change in fair value of outstanding cash flow hedges	-	-	-	0.1	0.1	-	0.1
Net transfer to income statement – hedges	-	-	-	(0.1)	(0.1)	-	(0.1)
Net deferred income tax movement for the period – hedges	-	-	-	0.1	0.1	-	0.1
Total other comprehensive income and expenditure	-	-	(4.4)	8.6	4.2	(0.4)	3.8
Total comprehensive income and expenditure for the period	-	-	27.9	8.6	36.5	5.1	41.6
Purchase of treasury shares (note 18)	-	-	(0.3)	-	(0.3)	-	(0.3)
Share-based payments - charge for period	-	-	1.0	-	1.0	-	1.0
- shares issued	-	0.4	(0.3)	-	0.1	-	0.1
Dividends paid	-	-	(25.9)	-	(25.9)	(5.1)	(31.0)
					-		-
At 30 June 2011 (unaudited)	3.3	1.6	1,076.5	(434.3)	647.1	54.2	701.3

See accompanying notes to the unaudited condensed consolidated interim financial statements

CHARTER INTERNATIONAL PLC
CONDENSED CONSOLIDATED  BALANCE SHEETS
		At 30 June 2011	At 31 December 2010
		£m	£m
Note		(unaudited)	(unaudited)
	Non-current assets

8	Goodwill	117.0	99.6
8	Other intangible assets	105.1	49.6
9	Property, plant and equipment	318.3	306.0
	Investments in associates and joint ventures	21.7	18.6
10	Retirement benefit assets	26.9	31.4
	Deferred income tax assets	95.5	96.2
	Trade and other receivables	16.2	16.0
	Derivative financial instruments	0.3	0.1
		701.0	617.5

	Current assets

	Inventories	359.1	295.1
	Trade and other receivables	579.7	456.5
	Derivative financial instruments	4.0	2.1
	Current income tax receivables	6.5	6.8
11	Cash and cash deposits	89.8	83.3
	Assets held for sale	6.8	6.1
		1,045.9	849.9
	Total assets	1,746.9	1,467.4

	Current liabilities

	Borrowings	(32.7)	(48.6)
	Trade and other payables	(500.7)	(396.3)
	Derivative financial instruments	(3.0)	(2.4)
	Current income tax liabilities	(15.8)	(22.4)
13	Provisions for other liabilities and charges	(39.7)	(41.4)
		(591.9)	(511.1)

	Non-current liabilities

	Borrowings	(212.4)	(32.9)
	Deferred income tax liabilities	(51.6)	(38.4)
10	Retirement benefit obligations	(159.0)	(170.1)
13	Provisions for other liabilities and charges	(20.4)	(19.2)
	Derivative financial instruments	(0.3)	(0.2)
	Other payables	(10.0)	(5.6)
		(453.7)	(266.4)

	Total liabilities	(1,045.6)	(777.5)
	Net assets	701.3	689.9

	Equity
	Ordinary share capital	3.3	3.3
	Share premium	1.6	1.2
	Retained earnings	1,076.5	1,074.1
	Other reserves	(434.3)	(442.9)

	Total equity shareholders’ funds	647.1	635.7
	Non-controlling interests	54.2	54.2
	Total equity	701.3	689.9

See accompanying notes to the unaudited condensed consolidated interim financial statements.

CHARTER INTERNATIONAL PLC
CONDENSED CONSOLIDATED CASH FLOW STATEMENT

		Six months ended 30 June 2011	Six months ended 30 June 2010
		£m	£m
Note		(unaudited)	(unaudited)
	Cash flow from operating activities
12	Cash generated from operations	10.1	40.3
	Interest received	1.7	1.2
	Interest paid	(3.1)	(1.6)
	Taxation paid	(15.9)	(19.5)

	Net cash flow from operating activities	(7.2)	20.4

	Cash flow from investing activities
15	Purchase of subsidiary undertakings, net of cash and overdrafts acquired	(101.1)	(0.8)
	Investment in associates and joint ventures	(1.4)	-
	Expenditure on development costs	(2.9)	(3.2)
	Purchase of property, plant and equipment and computer software	(25.3)	(30.9)
	Sale of property, plant and equipment and computer software	1.0	0.4
	Dividends received from associates and joint ventures	1.4	1.8

	Net cash flow from investing activities	(128.3)	(32.7)

	Cash flow from financing activities
	Increase in short-term borrowings (other than those repayable on demand)	0.9	7.2
	Decrease in short-term borrowings (other than those repayable on demand)	(2.4)	(6.1)
	Increase in long-term borrowings	154.7	35.0
	Decrease in long-term borrowings	(0.2)	(1.3)
	Repayment of capital element of finance leases	(0.2)	(0.3)

	Cash inflow from debt and lease financing	152.8	34.5
	Decrease in cash on deposit	9.0	0.3
16	Dividends paid to equity shareholders of the Company	(25.9)	(24.2)
	Dividends paid to non-controlling interests	(5.1)	(1.5)
18	Issue of ordinary share capital- equity shareholders of the Company	0.1	-
	Issue of share capital- non-controlling interests	-	1.5
18	Purchase of treasury shares	(0.3)	(0.1)

	Net cash flow from financing activities	130.6	10.5

	Net movement in cash, cash equivalents and bank overdrafts	(4.9)	(1.8)
	Cash, cash equivalents and bank overdrafts at beginning of the period	60.8	53.1
	Currency variations on cash, cash equivalents and bank overdrafts	1.3	0.3

11	Cash, cash equivalents and bank overdrafts at end of period	57.2	51.6

See accompanying notes to the unaudited condensed consolidated interim financial statements.

CHARTER INTERNATIONAL PLC
NOTES

1	Basis of preparation

This unaudited condensed consolidated interim financial information as of 30 June 2011 and for the six months ended 30 June 2011 and 2010 has been prepared in accordance with IAS 34, ‘Interim financial reporting’, issued by the International Accounting Standards Board. The unaudited condensed consolidated interim financial information should be read in conjunction with the annual financial statements for the year ended 31 December 2010, which have been prepared in accordance with IFRSs issued by the International Accounting Standards Board.

2	Accounting policies

The accounting policies applied are consistent with those adopted and disclosed in the annual financial statements for the year ended 31 December 2010. Taxes on income in the interim periods are accrued using the tax rate that would be applicable to expected total annual earnings.

The preparation of interim financial statements requires the Group to make estimates, judgements and assumptions that may affect the reported amounts of assets, liabilities, revenue and expenses and the disclosure of contingent assets and liabilities. Actual results may differ significantly from these estimates, the effect of which is recognised in the period in which the facts that give rise to the revision become known.

In preparing these interim financial statements the areas where significant accounting estimates and judgements are required are unchanged from those that applied to the financial statements as at, and for the year ended, 31 December 2010.

Use of adjusted measures

In order to help provide a better indication of the Group's underlying business performance the following adjusted measures have been presented.

Adjusted operating profit is after excluding acquisition costs, amortisation and impairment of acquired intangibles and goodwill and exceptional items from operating profit. Items which are both material and non-recurring are presented as exceptional items. (See note 3 and note 5.)

Adjusted earnings per share are calculated after excluding acquisition costs, amortisation and impairment of acquired intangibles and goodwill, exceptional items, exchange gains and losses on retranslation of intercompany loans and non-cash net financing costs attributable to retirement benefit obligations, including attributable tax and non-controlling interests, from basic earnings per share. (See note 7.)

Management believes that adjusted operating profit is useful to investors as it excludes items which do not impact the day-to-day operations and which management in some cases does not directly control or influence, and therefore provides users with a better understanding of the underlying business performance.

3	Segment analysis

The Group is organised into two principal businesses: ESAB (welding, cutting & automation) and Howden (air and gas handling).  For the purposes of IFRS 8 ' Operating segments', ESAB is split into two segments: (i) welding; and (ii) cutting & automation. Inter-segmental revenue is not significant. Amounts included under the heading 'Other' comprises Central operations.

Seasonality of operations

The Group's businesses are only marginally impacted by seasonal factors. Where this does happen, it is generally due to seasonal slowdowns or upturns of the industries in which their customers operate. The welding business typically experiences fewer selling days in the second half of the year given the Summer and Christmas holidays in the northern hemisphere. There is no marked seasonality in the cutting & automation business where activity levels are principally determined by the timing of customer contracts. In air and gas handling, sales of new equipment also depend on the timing of customer contracts, which are influenced by customers' annual budget cycles for capital expenditure and when deliveries of product are required for a particular project. Aftermarket sales to the power sector, a significant end user sector, typically encounter upturns in both the first and third quarters of each year when power plants tend to undertake planned maintenance work. Overall the Group's geographical and industry spread limits the impact of seasonality on the Group's trading results.

The following is an analysis of the revenue, results and assets analysed by segment:

	Welding	Cutting & automation	Welding, cutting & automation	Air and gas handling	Other	Total
	£m	£m	£m	£m	£m	£m
Six months ended 30 June 2011
Total revenue	580.6	78.1	658.7	287.8	-	946.5

Adjusted operating profit	43.0	(2.2)	40.8	38.9	(4.5)	75.2
Acquisition costs	(0.6)	-	(0.6)	(0.8)	(0.2)	(1.6)
Amortisation and impairment of acquired intangibles and goodwill	(0.5)	(19.5)	(20.0)	(1.8)	-	(21.8)
Exceptional items - restructuring (note 5)	(15.1)	(0.8)	(15.9)	-	(1.3)	(17.2)
Exceptional items - post retirement benefits (note 5)	(1.3)	-	(1.3)	5.2	2.3	6.2
Operating profit	25.5	(22.5)	3.0	41.5	(3.7)	40.8
Share of post-tax profits of associates and joint ventures	2.3	-	2.3	-	-	2.3
	27.8	(22.5)	5.3	41.5	(3.7)	43.1
Net financing credit						4.4
Profit before tax						47.5
Tax						(9.7)
Profit for the period						37.8
Non-controlling interests						(5.5)
Profit attributable to equity shareholders						32.3

Investments in associates and joint ventures	18.9	-	18.9	2.6	0.2	21.7
Other segment assets	852.3	126.9	979.2	610.7	33.3	1,623.2
Segment assets	871.2	126.9	998.1	613.3	33.5	1,644.9

	Welding	Cutting & automation	Welding, cutting & automation	Air and gas handling	Other	Total
	£m	£m	£m	£m	£m	£m
Six months ended 30 June 2010
Total revenue	494.5	64.3	558.8	281.6	-	840.4
Adjusted operating profit	52.4	(2.3)	50.1	28.8	(6.2)	72.7
Acquisition costs	-	-	-	(0.1)	-	(0.1)
Amortisation and impairment of acquired intangibles and goodwill	(0.4)	(2.9)	(3.3)	(0.6)	-	(3.9)
Exceptional items - restructuring (note 5)	(3.9)	(4.0)	(7.9)	-	-	(7.9)
Exceptional items - post retirement benefits (note 5)	6.9	1.6	8.5	-	-	8.5
Operating profit	55.0	(7.6)	47.4	28.1	(6.2)	69.3
Share of post-tax profits of associates and joint ventures	1.8	-	1.8	-	-	1.8
	56.8	(7.6)	49.2	28.1	(6.2)	71.1
Net financing charge						(1.4)
Profit before tax						69.7
Tax						(13.7)
Profit for the period						56.0
Non-controlling interests						(5.2)
Profit attributable to equity shareholders						50.8

Investments in associates and joint ventures	16.0	-	16.0	0.7	0.2	16.9
Other segment assets	732.6	119.8	852.4	460.0	23.5	1,335.9
Segment assets	748.6	119.8	868.4	460.7	23.7	1,352.8

Reportable segment assets are reconciled to total assets as follows:

	Six months ended 30.6.11	Six months ended 30.6.10	Year ended 31.12.10
	£m	£m	£m

Segment assets	1,644.9	1,352.8	1,364.4
Current income tax receivables	6.5	5.1	6.8
Deferred income tax assets	95.5	91.2	96.2
Total assets	1,746.9	1,449.1	1,467.4

4	Net financing credit/(charge)

	Six months ended 30.6.11	Six months ended 30.6.10
	£m	£m
Net financing charge - retirement benefit obligations:
Interest on schemes' liabilities	(18.8)	(19.5)
Expected return on schemes' assets	18.0	17.4
	(0.8)	(2.1)

Interest payable on bank borrowings	(2.0)	(0.9)
Interest payable on bank borrowings - fees	(0.4)	(0.3)
	(2.4)	(1.2)
Interest payable on finance leases	-	-
Exchange loss on cash and borrowings	(0.3)	(0.2)
Other	(1.0)	(1.3)
Unwinding of discount on provisions (note 13)	(0.1)	(0.2)

Other financing charge before exchange losses on retranslation of intercompany loan balances	(3.8)	(2.9)

Interest income on bank accounts and deposits	0.6	0.8
Interest income on financial assets not held at fair value	0.4	0.2
Fair value gains on derivative financial instruments	0.2	0.5
Exchange gains on cash and borrowings	0.5	-
Other	0.2	0.2

Other financing income before exchange gains on retranslation of intercompany loan balances	1.9	1.7

Net financing charge before exchange gains on intercompany loan balances	(2.7)	(3.3)

Net exchange gains on retranslation of intercompany loan balances	7.1	1.9

Net financing credit/(charge)	4.4	(1.4)

5	Exceptional items

To help provide a better indication of the Group's underlying business performance, items which are meaningful due to their size, nature and incidence of occurence are presented as exceptional items.

The following items have been classified as exceptional:

	Six months ended 30.6.11	Six months ended 30.6.10
	£m	£m
Restructuring costs
Headcount reductions	5.9	4.0
Impairment of intangibles and property, plant and equipment	5.4	0.5
Impairment of inventory	1.0	-
Other restructuring costs	4.9	3.4
	17.2	7.9

Retirement benefits - past service credit	(6.2)	-
- curtailment gain	-	(8.5)
	11.0	(0.6)

A tax credit of £2.6 million (2010 half year: charge £1.8 million) is attributable to the exceptional items.
An exceptional charge of £1.1 million (2010 half year: £nil) is attributable to non-controlling interests.

6	Tax on profit on ordinary activities

	Six months ended 30.6.11	Six months ended 30.6.10
	£m	£m
Tax charge on profits (i)	12.8	13.2
Taxation on exceptional items and acquisition costs	(2.6)	1.8
Taxation on amortisation and impairment of acquired intangibles and goodwill	(0.6)	(0.8)
Taxation on net financing charge - retirement benefit obligations	(0.2)	(0.5)
Taxation on retranslation of intercompany loan balances	0.3	-
Taxation charge	9.7	13.7

(i)
Excluding exceptional items and acquisition costs, amortization and impairment of acquired intangibles and goodwill, net financing charge - retirement benefit obligations, and net exchange gains on retranslation of intercompany loans.

(ii)	The share of post-tax profits of associates and joint ventures included in the income statement is after a tax charge of £0.7 million (2010 half year: £0.6 million).

(iii)	The tax charge for the six months ended 30 June 2011 is based on the Directors' best estimate of the weighted average annual tax rate expected for the full financial year.

7	Earnings per share

Basic earnings per share is calculated on an average of 167.0 million shares (2010 half year: 166.9 million shares) representing the average number of shares in issue after excluding 0.1 million (2010 half year: 0.1 million shares) shares held by the Charter Employee Trust.

For diluted earnings per share, the weighted average number of ordinary shares in issue is adjusted to assume conversion of 0.3 million (2010 half year: 0.7 million) dilutive potential ordinary shares. The Group has two classes of dilutive potential ordinary shares: those share options granted to employees where the exercise price is less than the average market price of the Company's ordinary shares during the year and the potentially issuable shares under the Group's long-term incentive plans.

Adjusted earnings per share are calculated after certain adjustments to basic earnings per share so as to help provide a better indication of the Group's underlying business performance as set out in the table below.

It should be noted that the term 'adjusted' is not defined under IFRS and may not therefore be comparable with similarly titled profit measures reported by other companies. It is not intended to be a substitute for, or be superior to, IFRS measures of profit.

	Per share		Total earnings
	Six months ended 30.6.11	Six months ended 30.6.10	Six months ended 30.6.11	Six months ended 30.6.10
	pence	pence	£m	£m
Basic earnings per share
Profit attributable to equity shareholders of the Company	19.3	30.4	32.3	50.8
Items not relating to underlying business performance
Exceptional items	6.6	(0.4)	11.0	(0.6)
Amortisation and impairment of acquired intangibles and goodwill	13.1	2.3	21.8	3.9
Acquisition costs	1.0	0.1	1.6	0.1
Net financing charge - retirement benefit obligations	0.5	1.3	0.8	2.1
Retranslation of intercompany loan balances	(4.3)	(1.1)	(7.1)	(1.9)
Taxation on items not relating to underlying business performance	(1.9)	0.3	(3.1)	0.5
Non-controlling interests share of items not relating to underlying business performance	(0.7)	(0.1)	(1.2)	(0.1)
Adjusted basic earnings attributable to equity shareholders of the Company	33.6	32.8	56.1	54.8

Fully diluted earnings per share
Profit attributable to equity shareholders of the Company	19.3	30.3	32.3	50.8
Items not relating to underlying business performance
Exceptional items	6.6	(0.4)	11.0	(0.6)
Amortisation and impairment of acquired intangibles and goodwill	13.0	2.3	21.8	3.9
Acquisition costs	1.0	0.1	1.6	0.1
Net financing charge – retirement benefit obligations	0.5	1.3	0.8	2.1
Retranslation of intercompany loan balances	(4.3)	(1.1)	(7.1)	(1.9)
Taxation on items not relating to underlying business performance	(1.9)	0.3	(3.1)	0.5
Non-controlling interests share of items not relating to underlying business performance	(0.7)	(0.1)	(1.2)	(0.1)
Adjusted diluted earnings attributable to equity shareholders of the Company	33.5	32.7	56.1	54.8

8	Goodwill and other intangible assets

The movement on the net book amount is set out below:

	Goodwill		Other intangible assets
	Six months ended 30.6.11	Year ended 31.12.10	Six months ended 30.6.11	Year ended 31.12.10
	£m	£m	£m	£m

Opening net book amount	99.6	92.7	49.6	46.4
Exchange adjustments	1.1	5.8	2.2	2.2
Additions	-	-	0.8	2.7
Acquisitions (note 15)	35.7	1.1	53.3	0.5
Internally generated	-	-	5.8	11.1
Disposals	-	-	(0.1)	(0.1)
Amortisation	-	-	(6.1)	(9.5)
Impairment - goodwill and acquired intangibles	(19.4)	-	-	(3.2)
Impairment - other	-	-	(0.4)	(0.5)
Closing net book amount	117.0	99.6	105.1	49.6
Committed capital expenditure not provided for			-	0.1

The net book amount of goodwill in the balance sheet is after deducting accumulated impairment losses of £19.9 million (2010 full year: £nil).

9	Property, plant and equipment

The movement on the net book amount is set out below:

	Property, Plant and Equipment
	Six months ended 30.6.11	Year ended 31.12.10
	£m	£m

Opening net book amount	306.0	280.2
Exchange adjustments	4.5	12.8
Additions	21.6	48.7
Acquisitions (note 15)	7.0	0.4
Disposals	(0.8)	(1.1)
Reclassified as assets held for sale	(0.3)	(6.1)
Depreciation	(14.7)	(29.1)
Impairment	(5.0)	0.2

Closing net book amount	318.3	306.0

Committed capital expenditure not provided for	5.6	4.4

10	Retirement benefit obligations

The valuation of United Kingdom and overseas defined benefit pension schemes and the liability for United States post employment medical costs are assessed by professionally qualified independent actuaries using the projected unit credit method. All actuarial gains and losses are recognised immediately directly in equity.

(i)	The movement on the net retirement benefit asset/(obligation) is set out below:

	Six months ended 30.6.11	Year ended 31.12.10
	£m	£m

Opening balance	(138.7)	(162.2)
Exchange adjustments	(1.1)	(3.0)
Income statement - operating profit	5.4	8.3
Income statement - financing charge (note 4)	(0.8)	(4.1)
Taken to equity - actuarial losses	(5.7)	1.0
Acquisitions (note 15)	(0.2)	-
Contributions paid	9.0	21.3

Closing balance	(132.1)	(138.7)

Included in the balance sheet as follows:
Non-current assets	26.9	31.4
Non-current liabilities	(159.0)	(170.1)
	(132.1)	(138.7)

(ii)	The position at 30 June 2011 and 31 December 2010 is set out below:

	30 June 2011
	UK pension schemes	Overseas pension schemes	Total pension schemes	Overseas medical costs liability	Total
	£m	£m	£m	£m	£m
Present value of funded obligations	(511.7)	(158.9)	(670.6)	-	(670.6)
Fair value of plan assets	478.0	124.0	602.0	-	602.0
	(33.7)	(34.9)	(68.6)	-	(68.6)

Present value of unfunded obligations	-	(52.4)	(52.4)	(10.7)	(63.1)
Unrecognised past service credit	-	(0.1)	(0.1)	-	(0.1)
Surplus not recoverable	-	(0.3)	(0.3)	-	(0.3)
Net liability recognised in the balance sheet	(33.7)	(87.7)	(121.4)	(10.7)	(132.1)

	31 December 2010
	UK pension schemes	Overseas pension schemes	Total pension schemes	Overseas medical costs liability	Total
	£m	£m	£m	£m	£m
Present value of funded obligations	(512.5)	(159.7)	(672.2)	-	(672.2)
Fair value of plan assets	469.5	124.7	594.2	-	594.2
	(43.0)	(35.0)	(78.0)	-	(78.0)
Present value of unfunded obligations	-	(49.0)	(49.0)	(11.3)	(60.3)
Unrecognised past service credit	-	(0.1)	(0.1)	-	(0.1)
Surplus not recoverable	-	(0.3)	(0.3)	-	(0.3)
Net liability recognised in the balance sheet	(43.0)	(84.4)	(127.4)	(11.3)	(138.7)

(iii)	The principal actuarial assumptions used were as follows:

	30 June 2011		31 December 2010
	UK	Overseas	UK	Overseas

Discount rate	5.50%	5.10%	5.40%	5.25%
Inflation rate ( UK - RPI)	3.80%	2.70%	3.60%	2.70%
Inflation rate ( UK - CPI)	2.90%
Expected return on plan assets - equities	7.75%	9.10%	7.75%	9.10%
Expected return on plan assets - bonds	4.60%	5.20%	4.60%	5.20%
Expected return on plan assets - property	7.25%		7.25%
Expected return on plan assets - other	3.70%	5.20%	3.70%	5.20%
Expected return on plan assets - total	6.00%	7.10%	6.00%	7.10%
Future salary increases	4.80%	4.80%	4.60%	5.00%
Future pension increases	3.70%	2.20%	3.55%	2.30%
Medical costs inflation (ultimate rate)		4.50%		4.50%

The UK government announced in July 2010 that it will in future use the Consumer Price Index rather than the Retail Prices Index for the purposes of determining statutory minimum pension increases for private sector occupational pension schemes. Most of the Group's UK defined benefit pension scheme rules specify that pensions in deferment and certain guaranteed minimum pensions in payment will increase in accordance with the annual statutory orders published by the UK government. The scheme rules also specify that the majority of increases to pensions in payment are linked to the Retail Prices Index and are therefore unaffected by the change. The Trustees of these schemes have notified the affected members of this change and the inflation assumption used to determine the pension liability as at 30 June 2011 has therefore been based on the Consumer Prices Index. The gain of £8.2 million arising on this change in inflation assumption has been included as an exceptional item in the income statement for the six months ended 30 June 2011.

In one of the UK schemes, an exceptional past service cost of £2.0 million has been recognised in relation to a potential change in date from 1994 to 1996 for the equalisation of retirement ages in respect of members who were in pensionable service in this period and who had joined the scheme before 1990.

The post-retirement mortality assumptions for the UK schemes are based on either the S1NA standard mortality tables, adjusted for scheme specific factors, or scheme specific tables, in either case with allowance for future mortality improvements. Based on the rates used, a member currently aged 45 who retires at age 60 will live on average for a further 30 years (31 December 2010: 29 years) after retirement if they are male and for a further 33 years (31 December 2010: 31 years) after retirement if they are female. A retired member currently aged 60 is assumed to live on average for a further 28 years (31 December 2010: 27 years) if they are male and for a further 30 years (31 December 2010: 29 years) if they are female.

The overseas schemes are principally in the United States. The mortality assumptions for the United States schemes have been derived from the RP-2000 table with allowance for future mortality improvements. Based on the rates used, a member currently aged 45 who retires at age 60 will live on average for a further 25 years (31 December 2010: 25 years) after retirement if they are male and for a further 26 years (31 December 2010: 26 years) after retirement if they are female. A retired member currently aged 60 is assumed to live on average for a further 23 years (31 December 2010: 23 years) if they are male and for a further 25 years (31 December 2010: 25 years) if they are female. Mortality assumptions for schemes in Sweden and Germany have been derived from the FFFS 2007 tables and the Heubeck 2005 G tables respectively.

11	Cash and cash deposits

	Six months ended 30.6.11	Year ended 31.12.10
	£m	£m
Cash at bank and on hand	81.7	65.1
Short-term bank deposits	0.9	10.3
Bank deposits with original maturity of more than three months and balances held as cash collateral	7.2	7.9
Cash and cash deposits in the balance sheet	89.8	83.3
Less: Bank deposits with original maturity of more than three months and balances held as cash collateral	(7.2)	(7.9)
Bank overdrafts	(25.4)	(14.6)
Cash, cash equivalents and bank overdrafts in the statement of cash flows	57.2	60.8

For the purposes of the cash flow statement, cash, cash equivalents and bank overdrafts includes bank overdrafts repayable on demand and excludes bank deposits with an agreed maturity of more than three months.

Cash and cash deposits in the balance sheet includes balances of £4.6 million (2010 half year: £4.3 million; 2010 full year: £5.1 million) held as cash collateral in connection with certain local trading practices or banking facilities.

12	Notes to the cash flow statement

(i)	Cash generated from operations

	Six months ended 30.6.11	Year ended 31.12.10
	£m	£m
Operating profit	40.8	69.3
Depreciation and impairment of property, plant and equipment	19.7	14.4
Amortisation and impairment of intangible assets	25.9	7.8
Amortisation of government grants	(0.3)	(0.3)
Charge for share-based payments	1.0	0.5
Profit on sale of property, plant and equipment	(0.2)	-
(Increase)/decrease in inventories	(52.0)	(43.0)
(Increase)/decrease in receivables	(77.2)	(48.0)
Increase/(decrease) in payables	71.8	58.3
Movements in provisions	(5.0)	(1.0)
Movements in net retirement benefit obligations	(14.4)	(17.7)
	10.1	40.3

(ii)	Reconciliation of net cash flow to movement in net (debt)/cash

Net movement in cash, cash equivalents and bank overdrafts	(3.6)	(1.5)
Cash inflow from debt and lease financing	(152.8)	(34.5)
Decrease in cash on deposit	(9.0)	(0.3)

Change in net cash resulting from cash flows	(165.4)	(36.3)
New finance leases	(0.2)	(0.1)
Cash deposits acquired	8.4	-
Movement in interest accrual	(0.2)	(0.1)
Currency variations on borrowings and cash deposits	0.3	(0.1)

Movement in net cash in the period	(157.1)	(36.6)
Opening net cash	1.8	50.9
Closing net (debt)/cash	(155.3)	14.3

Gross borrowings	(245.1)	(59.3)
Cash at bank and on hand (including cash on deposit)	89.8	73.6
Closing net (debt)/cash	(155.3)	14.3

13	Provisions for other liabilities

	Disposal and restructuring	Warranty and product liability	Legal and environ- mental	Other	Total
	£m	£m	£m	£m	£m

At 1 January 2011	4.6	28.5	21.9	5.6	60.6
Exchange adjustments	0.2	0.7	(0.3)	(0.1)	0.5
Acquisitions (note 15)	-	3.5	0.4	-	3.9
Amounts provided	8.2	5.9	1.2	1.6	16.9
Amounts released	(0.8)	(3.5)	(4.0)	-	(8.3)
Utilised in the period	(4.8)	(5.2)	(2.7)	(0.9)	(13.6)
Unwinding of discount (note 4)	-	-	0.1	-	0.1
At 30 June 2011	7.4	29.9	16.6	6.2	60.1

	Six months ended 30.6.11	Year ended 31.12.10
	£m	£m
Analysed as:
Current	39.7	41.4
Non-current	20.4	19.2
	60.1	60.6

(i)
Disposal and restructuring costs include £5.3 million (31 December 2010: £3.5 million) in respect of employee severance costs, of which £5.0 million (31 December 2010: £2.7 million) is in the welding, cutting and automation business and £0.3 million (31 December 2010: £0.8 million) is in the air and gas handling business, £1.2 million (31 December 2010: £0.7 million) in respect of property costs in the welding, cutting and automation business and £0.9 million in respect of other closure costs of which £0.5 million (31 December 2010: £nil) is in the welding, cutting and automation business and £0.4 million (31 December 2010: £0.4 million) is in the air and gas handling business. This is expected to result in cash expenditure in the next one to two years. The effect of discounting these provisions is not material.

(ii)
Warranty and product liability provisions relate to continuing businesses and are expected to be utilised over a period of one to two years dependent on the warranty period provided but will also be replaced by comparable amounts as they are utilised. The effect of discounting these provisions is not material.

(iii)
Provision has been made for the probable exposure arising from legal and environmental claims and disputes, both existing and threatened, in some cases arising from warranties given on disposal of businesses. Provisions have been made representing the best estimate of the outcome of the claims including costs before taking account of insurance recoveries. Where the outcome of a claim is uncertain the legal costs of defence have been provided for to the extent that they are reliably measurable. Where appropriate, insurance recoveries are recognised in 'receivables'. At 30 June 2011, these receivables amounted to £3.3 million (31 December 2010: £5.6 million). If the effect of discounting is material, provisions are determined by discounting the expected value of future cash flows at a pre-tax discount rate that reflects current market assessments of the time value of money and, where appropriate, the risks specific to the liability. Due to their nature, it is not possible to predict precisely when these provisions will be utilised though most are expected to be utilised over the short to medium term with utilisation in the next year expected to be in the region of £6 million (31 December 2010: £9 million) before taking account of insurance recoveries.

(iv)
Other provisions include various amounts which are not individually material. Due to their nature it is not possible to predict precisely when these provisions will be utilised but utilisation in the next year is expected to be in the region of £3 million (31 December 2010: £2 million).

14	Contingent liabilities

(i)           Central operations

Since about 1985, certain subsidiaries of Charter have been named as defendants (the 'defendants') in asbestos-related actions in the United States. These lawsuits have alleged that the defendants were liable for the acts of Cape PLC, a former partly-owned subsidiary of Charter Limited. Between 1985 and 1987, the issue was tried in several matters, each of which was resolved in the defendants' favour either at trial or on appeal. In subsequent years, the defendants have continued to be named in asbestos-related lawsuits. The defendants have contested these actions and, in most cases, have obtained dismissals. The defendants have settled some of the cases brought in Mississippi. Currently, the only pending cases against the defendants in which they have received service of process are in Mississippi, which cases are dormant and are not actively being pursued by plaintiffs.  The Directors have received legal advice that the defendants and their wholly owned subsidiaries should be able to continue to defend successfully the actions brought against them, but that uncertainty must exist as to the eventual outcome of the trial of any particular action. It is not practicable to estimate in any particular case the amount of damages which might ensue if liability were imposed on any of the defendants. The defence costs and other expenses charged against Charter's operating profits in 2011 were negligible. The litigation is reviewed each year and, based on that review and legal advice, the Directors believe that the aggregate of any such liability is unlikely to have a material effect on Charter's financial position.

In these circumstances, the Directors have concluded that it is not appropriate to make provision for any liability in respect of such actions.

(ii)           Welding

The ESAB Group Inc. ('EGI'), an indirect subsidiary of Charter, has been named as a defendant in a number of lawsuits in state and federal courts in the United States alleging personal injuries from exposure to manganese in the fumes of welding consumables. Other current and former manufacturers of welding consumables have also been named as defendants as well as various other defendants such as distributors, trade associations and others. The claimants seek compensatory and, in some cases, punitive damages for unspecified amounts.

There is 1 manganese fume trial scheduled for the balance of 2011. Additional trials could also be scheduled. There have been no manganese fume trials involving EGI during the first half of 2011.

For more than 20 years, the Welding Industry Defense group, which was established to represent a number of the welding company defendants, including EGI, in this and other litigation, has succeeded in obtaining defence verdicts in the vast majority of cases in which one or more of its members have been named as a defendant. Whilst litigation is notoriously uncertain and the risk of an adverse jury verdict in any trial exists, having considered the advice of EGI's counsel in the United States, the Directors believe that EGI has meritorious defences to these claims, most of which should be covered in whole or in part by insurance. EGI, in conjunction with other current and former US manufacturers of welding consumables, is defending these claims vigorously. EGI's defence costs, in relation to the manganese fume cases, net of insurance recoveries, are estimated to be of the order of US$6.0 million, which is reflected in EGI's balance sheet at 30 June 2011. In view of the foregoing and, in particular, the legal advice received in the United States, the Directors do not consider that such claims will have a material adverse effect on Charter's financial position.

EGI has also been named as a defendant in a small number of lawsuits in Massachusetts, Pennsylvania, Illinois and Missouri in which claimants allege asbestos-induced personal injuries. The claimants seek compensatory and, in some cases, punitive damages for unspecified amounts from EGI, other welding consumable manufacturers and other defendants who manufactured a variety of asbestos products. EGI has 1 asbestos case listed for trial for the remainder of 2011 although it is not anticipated that it will proceed to trial as scheduled. EGI has been dismissed prior to trial in the previous cases in which it was named as a defendant.

Upon the advice of counsel, the Directors believe that EGI has meritorious defences to these claims and EGI intends vigorously to defend these lawsuits, which should be covered in whole or in part by insurance. In addition, the majority of defence costs are being borne by EGI's insurers.

(iii)           Air and gas handling

Howden North America Inc. (formerly Howden Buffalo Inc.), an indirect subsidiary of Charter, has been named as a defendant in a number of asbestos-related actions in the United States.  On the advice of counsel, Howden North America is vigorously defending all the cases that have been filed against it. Over the past few years, Howden North America has sought and received dismissals in 11,697 cases and has, on the advice of counsel, settled 487 cases. These cases were typically settled for nuisance value amounts, much less than the cost of defending the cases at trial. Howden North America has received legal advice indicating that it should be able to continue to defend successfully the actions that are brought. At this time, it is not practical to estimate the amount of any potential damages or to provide details of the current stage of proceedings in particular cases, as the majority of cases do not specify the amount of damages sought and the cases are at varying stages in the litigation process.

However, legal fees associated with the defence of these claims and the cost of the settlements have been covered, in substantial part, by applicable insurance. The Directors believe, based on legal advice, that the majority of asbestos-related lawsuits against Howden North America, including those resulting from the historical operations of a predecessor of Howden North America known as Buffalo Forge Company, will continue to be covered, in substantial part, by applicable insurance. The situation is reviewed regularly and based on the most recent review and legal advice obtained by Howden North America, the Directors believe that the aggregate of any potential liability is unlikely to have a material effect on Charter's financial position.

(iv)           Other

In addition there are contingent liabilities arising in the normal course of business from which no liability is expected to crystallise. Various of the Company's subsidiaries are, from time to time, parties to legal proceedings and claims which arise in the ordinary course of business. The Directors do not anticipate that the outcome of these proceedings, actions and claims, either individually or in aggregate, will have a material adverse effect upon the Company's financial position.

15	Acquisitions

(i)           Sychevsky

On 3 March 2011, Charter acquired 100% of the issued share capital of LLC Sychevsky Electrodny Zavod ('Sychevsky'), a leading Russian electrode manufacturer based in the Smolensk region for a cash consideration of £11.8 million. Sychevsky's product range primarily comprises premium electrodes for use in the oil & gas, energy and bridge building sectors, which are sold through a network of distributors. Acquisition costs of £0.2 million have been expensed. The combined customer bases and product ranges of ESAB and Sychevsky are expected to create further opportunities for ESAB to increase its presence in Russia.  The acquisition will also provide ESAB with additional manufacturing capacity in Russia.

Goodwill of £4.4 million arose on the acquisition and principally reflects the anticipated profitability of the new markets to which the Group has gained access and to additional profitability and operating efficiencies in respect of existing markets. None of the goodwill recognised is expected to be deductible for income tax purposes.

Intangible assets acquired principally represent customer relationships and brands.

For acquired trade and other receivables, the fair value and gross amount receivable is £0.5 million.

The value attributed to the assets acquired, as shown in the table below, represents the Directors' current estimate of the fair value of the net assets acquired. In accordance with IFRS 3, the values attributable to the acquisition of Sychevsky are provisional and may be revised as further information becomes available, particularly in relation to the value of the intangible assets.

The revenue and profit after tax of Sychevsky for the six months ended 30 June 2011 was £5.5 million and £0.9 million respectively of which £1.6 million and £0.2million respectively was for the period prior to acquisition.

(ii)           Thomassen

On 28 March 2011, Charter acquired 100% of the issued share capital of Thomassen Compression Systems BV ('Thomassen'), a leading supplier of high-power engineered compressors to the oil and gas and petrochemical industries, for a cash consideration of £88.1 million (€100 million). Acquisition costs of £0.8 million have been expensed. The acquisition is in line with Charter's strategy for growing Howden through developing its compressor business, its position in higher growth economies and further developing its aftermarket presence.

Goodwill of £31.3 million arose on the acquisition and principally reflects the anticipated profitability of the new markets to which the Group has gained access and to additional profitability and operating efficiencies in respect of existing markets. None of the goodwill recognised is expected to be deductible for income tax purposes.

Intangible assets acquired principally represent customer relationships and brands.

For acquired trade receivables, the fair value and gross amount receivable is £33.8 million and £34.7 million respectively. £0.9 million is the best estimate of contractual cash flows not expected to be collected. The fair value and gross amount receivable of other acquired receivables is £2.1 million.

The value attributed to the assets acquired, as shown in the table below, represents the Directors' current estimate of the fair value of the net assets acquired. In accordance with IFRS 3, the values attributable to the acquisition of Thomassen are provisional and may be revised as further information becomes available, particularly in relation to the value of the intangible assets.

The revenue and profit after tax of Thomassen for the six months ended 30 June 2011 was £53.5 million and £8.2 million respectively of which £28.3 million and £5.3 million respectively was for the period prior to acquisition.

The provisional fair value of the assets and liabilities acquired was as follows:

	Sychevsky	Thomassen	Total
	£m	£m	£m

Intangible assets	4.4	48.9	53.3
Property, plant and equipment	2.0	5.0	7.0
Inventories	1.6	6.0	7.6
Trade and other receivables- current	0.5	35.9	36.4
Cash and cash deposits	0.4	11.7	12.1
Bank overdrafts	-	(4.8)	(4.8)
Trade and other payables- current	(0.7)	(27.7)	(28.4)
Income tax liabilities	-	(1.9)	(1.9)
Retirement benefit obligations	-	(0.2)	(0.2)
Provisions	-	(3.9)	(3.9)
Deferred income tax liabilities	(0.8)	(12.2)	(13.0)

Net assets acquired	7.4	56.8	64.2

Goodwill	4.4	31.3	35.7

Total consideration	11.8	88.1	99.9

Cash outflow in cash flow statement
Cash consideration paid - prior year acquisitions			(0.1)
Cash consideration paid - current year acquisitions			(99.9)
Less: cash, cash equivalents and bank overdrafts acquired			(1.1)

Purchase of subsidiary undertakings, net of cash and overdrafts acquired			(101.1)
Cash deposits acquired			8.4
Net cash outflow			(92.7)

During the six months ended 30 June 2011, no adjustments have been made to the estimated fair value of the net assets acquired in prior years.

16	Dividends

	Six months ended 30.6.11	Six months ended 30.6.10
	£m	£m
Second interim dividend for 2010 of 15.5p paid on 6 May 2011	25.9	-
Second interim dividend for 2009 of 14.5p paid on 7 May 2010	-	24.2
	25.9	24.2

An interim dividend of 8.0 pence per share for 2011 (2010: 7.5 pence per share), totalling £13.4 million, was declared by the Board on 26 July 2011. This dividend has not been included as a liability as at 30 June 2011.

Income Access Share arrangements have been put in place to enable shareholders in the Company to elect to receive their dividends from a UK source (the 'IAS election'). All elections remain in force indefinitely unless revoked. Unless shareholders make an IAS election, dividends will be received from an Irish source and will be taxed accordingly.

The Charter Employee Trust has waived its entitlement to receive dividends on its holding of 92,535 ordinary shares in the Company.

17	Related party transactions

There were no significant changes in the nature and size of related party transactions since 31 December 2010.

18	Share capital

During the period 66,413 ordinary shares were issued for consideration of £92,912 on the vesting of awards under an employee share option scheme. In  May 2010 65,893 ordinary shares were issued for nil consideration on the vesting of awards under the Charter International Long-Term Incentive Plan.

In connection with the Deferred Bonus Plan (details of which were disclosed in the 2010 annual report), during the period the Group acquired 35,816 (2010 half year: 11,855; full year: 14,670) of its own shares with an aggregate nominal value of £716.32 (2010 half year: £237.10; full year: £293.40) through purchases on the London Stock Exchange by the Charter Employee Trust. The consideration paid of £0.3 million (2010 half year and full year: £0.1 million) has been deducted from retained earnings. In March 2011 32,071 shares were released from the Charter Employee Trust on vesting of the conditional awards granted in March 2008. At 30 June 2011 the Charter Employee Trust held 92,535 (2010 half year: 85,975; full year: 88,790) ordinary shares with a market value of £0.7 million (2010 half year: £0.5 million; full year: £0.7 million).

19	Subsequent events

On 1 July 2011, ESAB acquired a 60 per cent shareholding in Condor Equipamentos Industriais Ltda ('Condor'), a leading Brazilian gas apparatus manufacturer, for a cash consideration of R$25.2 million (£9.9 million). R$7.5 million (£3.0 million) was paid on completion with the remaining balance R$17.7 million (£6.9 million) being payable in January 2012. ESAB will assume full managerial control of Condor. As at the date of this interim report the acquisition accounting entries have not been completed.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF COLFAX

The following table sets forth certain information, as of September 30, 2011, unless otherwise specified, with respect to the beneficial ownership of our Common Stock by (i) each person who is known to us to own beneficially more than 5% of our Common Stock; (ii) each of our directors; (iii) each named executive officer (as listed below); and (iv) all of our current executive officers and directors as a group. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to the securities. Shares of Common Stock subject to options or warrants that are currently exercisable or exercisable within 60 days of September 30, 2011 are deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of the beneficial owner but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. As of September, 30 2011, 43,602,712 shares of our Common Stock were issued and outstanding.

Beneficial Owner	Amount and Nature Of Beneficial Ownership		Percent of Class

5% Holders
T. Rowe Price Associates, Inc.	3,319,980	(1)	7.6%
100 E. Pratt Street
Baltimore, MD 21202
Keeley Asset Management Corp.	2,754,090	(2)	6.3%
401 South LaSalle Street
Chicago, IL 60605
Keeley Small Cap Value Fund	2,298,890	(2)	5.3%
401 South LaSalle Street
Chicago, IL 60605
FMR LLC	2,177,250	(3)	5.0%
82 Devonshire Street
Boston, MA 02109
Steven M. Rales	9,145,610	(4)	21.0%
2099 Pennsylvania Avenue N.W.,
12th Floor
Washington, D.C. 20006

5% Holder and Director
Mitchell P. Rales	9,145,610	(5)	21.0%
2099 Pennsylvania Avenue N.W.,
12th Floor
Washington, D.C. 20006

Directors
Patrick W. Allender	222,307	(6)(7)	*
Joseph O. Bunting III	202,894	(7)	*
Thomas S. Gayner	19,860	(7)	*
Rhonda L. Jordan	43,408	(7)	*
A. Clayton Perfall	4,280	(7)	*
Steven E. Simms	305	(7)	*
Rajiv Vinnakota	12,090	(7)	*

Named Executive Officer and Director
Clay H. Kiefaber	94,920	(8)(9)	*

Named Executive Officers
C. Scott Brannan	31,995	(8)(9)	*
John A. Young	41,667	(8)(11)	*
G. Scott Faison	104,203	(8)(11)	*
William E. Roller	97,635	(8)	*
Joseph E. Niemann	38,337	(8)	*
Dr. Michael Matros	0	(8)(11)	*
Thomas M. O’Brien	79,302	(8)(11)	*
Steven W. Weidenmuller	62,385	(8)(11)	*
All of our directors and executive officers as a group (15 persons)	9,901,098	(5)(6)(7)(8)(9)(10)(11)	22.7%

*	Represents beneficial ownership of less than 1%

(1)
Beneficial ownership amount and nature of ownership as reported on Amendment No. 1 to Schedule 13G filed with the SEC on February 10, 2011 by T. Rowe Price Associates, Inc.  These securities are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. (“Price Associates”) serves as investment adviser with power to direct investments and/or sole power to vote the securities.  For the purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(2)
Beneficial ownership amount and nature of ownership as reported on Amendment No. 2 to Schedule 13G filed with the SEC on February 7, 2011 on the behalf of Keeley Asset Management Corp. and Keeley Funds, Inc. Keeley Small Cap Value Fund is a series of Keeley Funds, Inc. Keeley Asset Management Corp. and Keeley Small Cap Value Fund share beneficial ownership over the 2,298,890 shares reported as beneficially owned by Keeley Small Cap Value Fund and these shares are included in the amounts shown as beneficially owned by both entities.

(3)	Beneficial ownership amount and nature of ownership as reported on Schedule 13G filed with the SEC on February 11, 2011 on the behalf of FMR LLC and its direct and indirect subsidiaries.

(4)
The total number of shares of common stock beneficially owned by Steven M. Rales is 9,145,610. 9,126,222 shares are held directly by Steven M. Rales and 19,388 are held by Capital Yield Corporation, of which Mitchell P. Rales and Steven M. Rales are the sole stockholders.

(5)
The total number of shares of common stock beneficially owned by Mitchell P. Rales is 9,145,610. 9,126,222 shares are held directly by Mitchell P. Rales and 19,388 are held by Capital Yield Corporation, of which Mitchell P. Rales and Steven M. Rales are the sole stockholders.

(6)
Includes 199,259 shares owned by the John W. Allender Trust, of which Patrick Allender is trustee.  Mr. Allender disclaims beneficial ownership of all shares held by the John W. Allender Trust except to the extent of his pecuniary interest therein.

(7)
Beneficial ownership by directors (other than Mitchell P. Rales) includes: (i) for all directors except for Ms. Jordan, Mr. Perfall and Mr. Simms, 12,090 restricted stock units or deferred stock units ("DSUs") that have vested or will vest within 60 days of September 30, 2011, (ii) for Ms. Jordan, 10,238 restricted stock units or DSUs that have vested or will vest within 60 days of September 30, 2011, (iii) for Mr. Perfall, 1,852 restricted stock units or DSUs that have vested or will vest within 60 days of September 30, 2011 and (iv) DSUs received in lieu of annual cash retainers and committee chairperson retainers as follows: Mr. Allender— 9,991, Mr. Gayner— 7,770, Ms. Jordan— 8,170, Mr. Perfall— 2,428, Mr. Simms— 305.

(8)
Beneficial ownership by named executive officers and our executive officers as a group includes shares that such individuals have the right to acquire upon the exercise of options that have vested or will vest within 60 days of September 30, 2011.  The number of shares included in the table as beneficially owned which are subject to such options is as follows: Mr. Kiefaber— 65,688, Mr. Young— 41,667, Mr. Faison— 53,203, Mr. Roller— 48,719, Mr. Niemann— 30,337, Mr. O’Brien— 31,662, Mr. Weidenmuller— 20,435, Mr. Brannan—19,905, Ms. Puckett—19,424.

(9)
Each of Mr. Kiefaber and Mr. Brannan’s beneficial ownership includes restricted stock units or DSUs received for service on the Board of Directors prior to their appointment as executive officers of Colfax in the following amounts:  10,482 director restricted stock units for Mr. Kiefaber and 12,090 DSUs for Mr. Brannan.

(10)
Beneficial ownership for executive officers does not reflect performance-based restricted stock units ("PRSUs") that have been earned but not yet vested due to additional service-based vesting conditions.  However, these PRSUs, when earned via certification of the applicable performance criteria by the Compensation Committee, are reflected in Table 1 of Form 4s filed by each executive officer.  This transaction is shown in the Form 4 as an acquisition of our Common Stock pursuant to SEC guidance regarding Section 16 reporting for grants of restricted stock awards.

(11)
Each of Messrs. Young, Faison, Matros, O’Brien and Weidenmuller are listed pursuant to the requirement set forth in Item 403 of Regulation S-K to include in this table each named executive officer as defined in Item 402(a)(3) of Regulation S-K (i.e., those included in our proxy statement for our 2011 annual meeting of stockholders).  Each is no longer employed by Colfax.

STOCKHOLDER PROPOSALS FOR THE 2012 ANNUAL MEETING OF STOCKHOLDERS

Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials.  To be considered for inclusion in next year’s proxy statement, stockholder proposals must be received by our Corporate Secretary at our principal executive offices no later than the close of business on December 17, 2011.

Requirements for Stockholder Proposals to be Brought Before an Annual Meeting. Our Bylaws provide that, for stockholder nominations to the Board of Directors or other proposals to be considered at an annual meeting, the stockholder must have given timely notice thereof in writing to the Secretary of the Company at Colfax Corporation, 8170 Maple Lawn Boulevard, Suite 180, Fulton, Maryland 20759, Attn: Corporate Secretary. To be timely for the 2012 annual meeting, the stockholder’s notice must be delivered to or mailed and received by not less than 90 days nor more than 120 days before the anniversary date of the preceding annual meeting, except that if the annual meeting is set for a date that is more than 30 days before or more than 70 days after such anniversary, the nomination must be received not earlier than the close of business on the 120th day prior to the annual meeting date and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day when we make a public announcement of the annual meeting date. Such notice must provide the information required by Section 2.2 of our Bylaws with respect to each matter other than stockholder nominations the stockholder proposes to bring before the 2012 annual meeting.  Notice of stockholder nominations must provide the information required by Section 3.3 of our Bylaws.

ABSENCE OF APPRAISAL RIGHTS

We are incorporated in the State of Delaware and, accordingly, are subject to the Delaware General Corporation Law. Under the Delaware General Corporation Law, our stockholders are not entitled to appraisal rights with respect to any of the proposals to be acted upon at the special meeting.

PRINCIPAL ACCOUNTANTS

Our financial statements included in this proxy statement have been audited by Ernst & Young LLP, registered public accounting firm, to the extent and for the periods set forth in their report included in this proxy statement. We expect representatives of Ernst & Young LLP to be available at the special meeting of stockholders by telephone with an opportunity to make statements and to respond to appropriate questions.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC as required under the Exchange Act.

You may read and copy any reports, statements or other information filed by Colfax at the public reference facilities maintained by the SEC in Room 1590, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for additional information on the operation of the SEC’s public reference facilities. The SEC maintains a website that contains reports, proxy statements and other information, including those filed by Colfax, at http://www.sec.gov. You may also access the SEC filings and obtain other information about Colfax through the website maintained by Colfax, which is http://www.colfaxcorp.com. The information contained on the website is not incorporated by reference in, or in any way part of, this proxy statement.

None of Colfax, the Investors or Charter has authorized any person to give any information or make any representation about the transactions set forth in this proxy statement that is different from, or in addition to, that contained in this proxy statement. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this proxy statement speaks only as of the date of this document unless the information specifically indicates that another date applies.

OTHER MATTERS

As of the date of this proxy statement, our Board of Directors does not intend to present any matters other than those described herein at the special meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the meeting for action by the stockholders, proxies returned to us in the enclosed form will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

By Order of the Board of Directors

A. Lynne Puckett

Secretary

VOTE BY INTERNET - www.

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

COLFAX CORPORATION 8170 Maple Lawn Boulevard Suite 180 Fulton, MD 20759

VOTE BY PHONE - 1-800-     -
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to .

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR
the following proposal(s):

		For	Against	Abstain			For	Against	Abstain

1.	To approve (i) the issuance to the BDT Investor of 14,756,945 shares of Common Stock and 13,877,552 shares of Series A Preferred Stock, in accordance with the terms of the BDT Purchase Agreement to fund a portion of the Acquisition and (ii) the issuance of shares of our Common Stock upon conversion of such Series A Preferred Stock.	☐	☐	☐	4.
To approve an amendment and restatement of our Certificate of Incorporation to (i) increase the number of shares of authorized capital stock from 210,000,000 to 420,000,000, comprised of an increase in Common Stock from 200,000,000 to 400,000,000 shares and an increase in preferred stock from 10,000,000 to 20,000,000 shares and (ii) make other changes to the Certificate of Incorporation to set forth certain rights of the BDT Investor to be granted in connection with the BDT Investment, including provisions that require the approval of the BDT Investor in order for us to take certain corporate actions and to provide the BDT Investor with the right to nominate up to two members of the Board of Directors depending on its beneficial ownership of Colfax securities from time to time.
							☐	☐	☐

2.
To approve the issuance of 2,170,139 shares of Common Stock to Mitchell P. Rales, 2,170,139 shares of Common Stock to Steven M. Rales and 1,085,070 shares of Common Stock to Markel Corporation in accordance with the terms of the Other Purchase Agreements to fund a portion of the Acquisition
		☐	☐	☐

3.	To approve the issuance of up to 20,832,469 shares of Common Stock as part consideration for the Acquisition in accordance with the terms of the Implementation Agreement.	☐	☐	☐

5.
To adjourn or postpone the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of such adjournment or postponement to approve the other proposals.
							☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.                   .com.

STOCKHOLDERS' PROXY SOLICITED BY THE
BOARD OF DIRECTORS OF
COLFAX CORPORATION

               and              , or either of them, each with the power of substitution, are hereby authorized to represent and to vote all of the shares of COLFAX CORPORATION common stock at the Special Meeting of Stockholders of COLFAX CORPORATION to be held at the corporate headquarters of Colfax Corporation, 8170 Maple Lawn Boulevard, Suite 180, Fulton, Maryland 20759 on              , 2011 at              p.m., Eastern Time, and at any adjournment or postponement of the meeting.

My proxies will vote the shares represented by this proxy as directed on the other side of this card, but in the absence of any instructions from me, my proxies will “FOR” Item 1, Item 2, Item 3, Item 4 and Item 5. My proxies may vote according to their discretion on any other matter which may properly come before the meeting. I may revoke this proxy prior to its exercise.

(Please fill in the appropriate boxes and sign and date on the other side of this card.)

Please fill the appropriate boxes, sign and date on the other side of this card.

Annex I

Execution Copy

      12  September  2011

COLFAX CORPORATION

and

COLFAX UK HOLDINGS LTD

and

CHARTER INTERNATIONAL PLC

IMPLEMENTATION AGREEMENT

Slaughter and May
One Bunhill Row
London
EC1Y 8YY
(RRO/CPYC)
509605423

24.	FURTHER ASSURANCE	30

25.	COUNTERPARTS	30

26.	APPLICABLE LAW AND JURISDICTION	30

27.	AGENT FOR SERVICE	31

SCHEDULE 1 ANNOUNCEMENT		32

SCHEDULE 2 CHARTER EMPLOYEE SHARE SCHEMES		78

SCHEDULE 3 TIMETABLE		79

THIS AGREEMENT is made on	12 September 2011

PARTIES:

(1)	COLFAX CORPORATION, a corporation incorporated in Delaware whose registered office is 8170 Maple Lawn Boulevard, Suite 180 Fulton, Maryland ("Colfax");

(2)	COLFAX UK HOLDINGS LTD, a company incorporated in England with company number 07766350 and whose registered office is 40 Bank Street, Canary Wharf, London E14 5DS ("Bidco"); and

(3)	CHARTER INTERNATIONAL PLC, a company incorporated in the Bailiwick of Jersey with company number 100249 and whose registered office is 22 Grenville Street, St Helier, Jersey JE4 8PX ("Charter"),

together referred to as the "parties" and each as a "party" to this Agreement.

RECITALS:

(A)	Bidco is a wholly-owned subsidiary of Colfax.

(B)	Bidco intends to acquire the entire issued and to be issued share capital of Charter on the terms and subject to the conditions set out in the Announcement.

(B)
The Acquisition is intended to be effected by means of a scheme of arrangement under Article 125 of the Companies (Jersey) Law 1991 (the “Jersey Law”) but may, if Bidco determines in its absolute discretion (subject to the consent of the Panel), be effected by way of a takeover offer.

(C)	The parties have agreed to take certain steps to effect the completion of the Acquisition and wish to enter into this Agreement to record their respective obligations relating to such matters.

IT IS AGREED as follows:

1.	INTERPRETATION

1.1	In this Agreement each of the following words and expressions shall have the following meanings:

“2006 Act”	means the Companies Act 2006;

"Acquisition"
means the proposed acquisition of the entire issued and to be issued ordinary share capital of Charter by Bidco (or Colfax or another wholly-owned subsidiary of Colfax) to be effected by the Scheme or, if Bidco (or Colfax or another wholly-owned subsidiary of Colfax) so elects, by means of the Offer;

"Announcement"	means the announcement in the agreed form set out in Schedule 1;

"Approach"	means an approach, offer, enquiry, proposal or similar action;

"Board Recommendation"
means the unanimous unqualified recommendation of all of the Charter Directors to the Charter Shareholders, in the form stated in the Announcement as being intended to be given (with such appropriate amendments as are necessary if the Acquisition is to be implemented by means of an Offer rather than the Scheme);

“Break Payment”	an amount (exclusive of any amounts chargeable in respect of VAT) equal to £15, 275,000 as may be adjusted in accordance with Clause 10;

"Business Day"	means a day (excluding Saturdays, Sundays and public holidays) on which banks in London, in St Helier (Jersey) and in New York City are generally open for business;

"Capital Change Event"
means: (a) the payment of any dividend  or other distribution by Colfax to its shareholders; (b) the reclassification, subdivision, consolidation or reorganisation of Colfax's share capital; (c) any issuance of equity securities pursuant to a pre-emptive invitation to the existing shareholders as a class subject only to regulatory exclusions; or (d) any transaction similar to the foregoing to the extent it would have a material disproportionate impact on those Charter Shareholders who receive New Colfax Shares pursuant to the Acquisition as compared to the existing Colfax shareholders (taken as a class);

"Capital Reduction"	means the proposed reduction of the share capital of Charter pursuant to the Scheme;

"Charter Directors"	means the directors of Charter from time to time;

“Charter Employee Share Schemes”
means the Charter International Plc Long Term Incentive Plan approved by the shareholders of Charter on 27 August 2008 and adopted by Charter on 22 October 2008; and the Charter International Plc Deferred Share Bonus Plan approved by the shareholders of Charter on 27 August 2008 and adopted by Charter on 22 October 2008;

"Charter GM"	means the general meeting of the Charter Shareholders to be convened in connection with the Acquisition, and any adjournment thereof;

"Charter Group"	means Charter and its subsidiaries and subsidiary undertakings from time to time and "member of the Charter Group" shall be construed accordingly;

“Charter Redundancy Policy”
means a policy in place for up to 120  employees in aggregate of Charter International plc, Charter Central Services Limited and ESAB Holdings Limited relating to enhanced rights on redundancy to the extent disclosed in documentation released to Colfax on 9 September 2011 and in writing to Colfax's advisers on 11 September 2011;

"Charter Shareholders"	means holders of Charter Shares;

"Charter Shares"	means the ordinary shares of 2 pence each in the capital of Charter;

“Clearances”	means the merger control, competition and regulatory consents, clearances, permissions and waivers referred to in Conditions (C), (D), (E), (G) and (H) (inclusive);

“Code”	means the City Code on Takeovers and Mergers issued from time to time by or on behalf of the Panel;

“Competing Proposal”
an Approach (whether or not conditional) made by or on behalf of a third party which is not acting in concert with Colfax in relation to:

(a)          a takeover offer, scheme of arrangement, merger, acquisition or business combination involving Charter or any member of the Charter Group, the purpose of which is to acquire all or a substantial proportion (being 30 per cent. or more when aggregated with shares already held by the relevant third party and any body acting in concert with that third party) of the issued or to be issued share capital of Charter or any member or members of the Charter Group representing a substantial proportion of the Charter Group (being 30% or more as aforesaid); or

(b)          a demerger and/or any material reorganisation, compromise, arrangement, division or split of Charter or all or a substantial proportion of the Charter Group; or

(c)           a transaction which would be an alternative to, or is inconsistent with, or would be reasonably likely to preclude, impede, delay or prejudice the implementation of, the Acquisition,

in each case whether implemented in a single transaction or a series of transactions;

“Competing Proposal Payment”	an amount (exclusive of any amounts chargeable in respect of VAT) equal to £7,638,000 as may be adjusted in accordance with Clause 10;

“Conditions”	means the conditions to the Acquisition which are set out in Appendix 1 to the Announcement;

“Consent Condition”	has the meaning given to it in Clause 9.1(A)(ii);

“Court”	means the Royal Court of Jersey;

“Court Documents”	means all the necessary evidence and pleadings in relation to the Scheme and the Capital Reduction;

“Court Meeting”
means the meeting of Charter Shareholders to be convened by order of the Court pursuant to Article 125 of the Jersey Law for the purposes of considering and, if thought fit, approving the Scheme (with or without amendment), and any adjournment thereof;

“Disclosed”
means (i) fairly disclosed by or on behalf of Charter or any of its advisors to Colfax, Bidco or any of their respective advisors in connection with or in contemplation of the Acquisition prior to the date of the Announcement, whether by electronic means, physical form or orally; (ii) disclosed in Charter’s report and accounts for the year ended 31 December 2010 or its interim accounts for the 6 month period ended 30 June 2011; or (iii) disclosed in the Announcement;

“Effective”
means:

(i)        if the Acquisition is implemented by means of the Scheme, the Scheme having become effective in accordance with its terms; or

(ii)       if the Acquisition is implemented by means of the Offer, the Offer having been declared or become unconditional in all respects;

“Effective Date”	means the date on which the Acquisition becomes Effective;

“Equity Capital Raising”	has the meaning given to it in the Announcement and as further described to Charter's legal advisers in an email timed at approximately 7.24 a.m. from Colfax's legal advisers on 12 September 2011;

“Exchange Ratio”	means 0.1241 Colfax Shares for every 1 Charter Share;

“Excluded Shares”	means Charter Shares legally or beneficially held by Colfax or any of its Subsidiaries or subsidiary undertakings;

“Forms of Proxy”	means the forms of proxy for use at the Court Meeting and the Charter GM which will accompany the Scheme Document;

“Jersey Law”	has the meaning given in the Recitals;

“Law”
means any applicable statutes, common laws, rules, ordinances, regulations, codes, orders, judgments, injunctions, writs, decrees, governmental guidelines or interpretations having the force of law or by-laws, in each case, of a Relevant Authority;

“Colfax Board”	means the board of directors of Colfax;

“Colfax Group”	means Colfax, Bidco and Colfax’s other subsidiaries and subsidiary undertakings from time to time and “member of the Colfax Group” shall be construed accordingly;

“Colfax Preferred Shares”	means the preferred stock of Colfax proposed to be issued in the Equity Capital Raising;

“Colfax Shares”	means the common stock of Colfax having a par value of $0.01 per share;

“Colfax Shareholders”	means holders of Colfax Shares;

"Colfax Shareholders Meeting"	means the meeting of the Colfax Shareholders in respect of the Equity Capital Raising, and any adjournment thereof;

“Loan Note Form of Election”	has the meaning given in the Announcement;

"London Stock Exchange"	means London Stock Exchange plc;

“Long Stop Date”	means 30 March 2012 or such later date as Bidco and Charter may agree and the Court (if required) may allow;

"Meetings"	means the Court Meeting and/or the Charter GM, as the case may be;

"New Colfax Shares"	has the meaning given to that term in the Announcement;

"Offer"
means, if Bidco elects to effect the Acquisition by means of a takeover offer, the offer to be made by or on behalf of Bidco to acquire the entire issued and to be issued ordinary share capital of Charter and, where the context so admits, any subsequent revision, variation, extension or renewal thereof, on the terms and Conditions set out in the Announcement and which are to be set out in the Offer Document;

"Offer Document"
means, if Bidco elects to effect the Acquisition by means of the Offer, the offer document to be sent to the Charter Shareholders in connection with the Offer which will contain, inter alia, the terms and conditions of the Offer;

“Offer Period”	means the offer period, as defined in the Code, which began on 29 June 2011;

"Offer Price"	means the consideration payable by Bidco in connection with the Acquisition;

"Panel"	means the UK Panel on Takeovers and Mergers;

“Pension Schemes”
means the Charter Pension Scheme currently governed by a trust deed and rules dated 1 November 2005 (as amended from time to time), the HCL Pension Scheme currently governed by a trust deed and rules dated 6 November 2007 (as amended from time to time), the Howden Group Pension Plan currently governed by a trust deed and rules dated 25 November 2009 (as amended from time to time) and the ESAB Group (UK) Limited Pension and Life Assurance Scheme currently governed by a trust deed and rules dated 11 October 1999 (as amended from time to time);

"Personnel"	means in relation to any person, its board of directors, members of their immediate families, related trusts and persons connected with them;

"Proceedings"	means any proceedings, suit or action arising out of or in connection with this Agreement, whether contractual or non-contractual;

“Prospectus”	has the meaning given to that term in Clause 4.5;

"Proxy Statement"
means Colfax’s proxy statement, as amended or supplemented from time to time, on Schedule 14A under the U.S. Securities Exchange Act of 1934, as amended, relating to the Equity Capital Raising and any other documents prepared by Colfax and sent to Colfax Shareholders in connection with the Equity Capital Raising or the Acquisition;

“Reduction Court Hearing”	means the hearing by the Court of the petition to confirm the Capital Reduction;

“Reduction Court Order”	means the act of Court confirming the Capital Reduction;

“Relevant Authority”
means any central bank, ministry, governmental, quasi-governmental (including the European Union), supranational, statutory, regulatory or investigative body or authority (including any national or supranational anti-trust or merger control authority), national, state, municipal or local government (including any subdivision, court, administrative agency or commission or other authority thereof), private body exercising any regulatory, taxing, importing or other authority, trade agency, association, institution or professional or environmental body or any other person or body whatsoever in any relevant jurisdiction, including, for the avoidance of doubt, the Panel and the Financial Services Authority;

“Relevant Payment”	means the Break Payment or the Competing Proposal Payment, as the case may be;

“Resolution”
means the resolution to approve, inter alia, the cancellation of all Scheme Shares, the alteration of Charter’s articles of association and such other matters as may be necessary to facilitate the implementation of the Scheme;

“Revised Code”	means the Code with such amendments as are to become effective from 19 September 2011;

“Scheme”
means the proposed scheme of arrangement under Article 125 of the Jersey Law, on the terms and Conditions set out in the Announcement, the terms and Conditions of which are to be set out in the Scheme Document, with or subject to any modification, addition or condition thereto approved or imposed by the Court and agreed to by Charter and Colfax;

“Scheme Court Hearing”	means the hearing by the Court to sanction the Scheme;

“Scheme Document”
means the document addressed to Charter Shareholders containing, inter alia, the Scheme and the notices of the Meetings together with any supplemental documents addressed to the Charter Shareholders in connection with the Scheme and its approval by the Court;

“Scheme Record Time”	means 6.00 p.m. on the day before that date on which the Reduction Court Order is made;

“Scheme Shares”
means:

(i) the Charter Shares in issue at the date of the Scheme Document;

(ii) any Charter Shares issued after the date of the Scheme Document and before the Voting Record Time; and

(iii) any Charter Shares issued at or after the Voting Record Time and prior to the Scheme Record Time in respect of which the original or any subsequent holder thereof is bound by the Scheme, or shall by such time have agreed in writing to be bound by the Scheme, other than the Excluded Shares;

“SEC”	means the United States Securities and Exchange Commission;

“Service Document”	means a claim form, application notice, order, judgment or other document relating to any Proceedings;

“Timetable”	has the meaning given to it in Clause 3.2;

“VAT”	means any tax imposed by any Member State of the European Union in conformity with the Directive of the Council of the European Union on the common system of value added tax (2006/112/EC);

"Voting Record Time"
means the time and date specified in the Scheme Document by reference to which entitlement to vote on the Scheme will be determined, expected to be 6.00 p.m. on the day which is two days before the date of the Court Meeting or, if the Court Meeting is adjourned, 6.00 p.m. on the day which is two days before the date of such adjourned Court Meeting; and

"Working Hours"	means 9.30 a.m. to 5.30 p.m. on a Business Day.

1.2	In this Agreement, except where the context otherwise requires:

(A)	the expressions "subsidiary" and "subsidiary undertaking" shall have the meanings given in the 2006 Act;

(B)	the expression "offer" shall have the meaning given in the Code;

(C)	the expression "takeover offer" shall have the meaning given in Article 116(1) of the Jersey Law;

(D)
a reference to an enactment or statutory provision shall include a reference to any subordinate legislation made under the relevant enactment or statutory provision and is a reference to that enactment, statutory provision or subordinate legislation as from time to time amended, consolidated, modified, re-enacted or replaced;

(E)	words in the singular shall include the plural and vice versa;

(F)	references to one gender include other genders;

(G)
a reference to a "person" shall include a reference to an individual, an individual's executors or administrators, a partnership, a firm, a company, an unincorporated association, government, state or agency of a state, local or municipal authority or government body, a joint venture or association (in any case, whether or not having separate legal personality);

(H)	references to a "company" shall be construed so as to include any company, corporation or other body corporate, wherever and however incorporated or established;

(I)
a reference to a Recital, Clause, paragraph or Schedule (other than to a schedule to a statutory provision) shall be a reference to a Recital, Clause, or paragraph of or Schedule to (as the case may be) this Agreement;

(J)	references to times are to London time;

(K)	if a period of time is specified as from a given day, or from the day of an act or event, it shall be calculated exclusive of that day;

(L)	any reference to a "day" (including within the phrase "Business Day") shall mean a period of 24 hours running from midnight to midnight;

(M)
references to any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall in respect of any jurisdiction other than England be deemed to include what most nearly approximates the English legal term in that jurisdiction;

(N)	references to “writing” shall include any modes of reproducing words in any legible form and shall include email except where otherwise expressly stated;

(O)	a reference to "includes" or "including" shall mean "includes without limitation" or "including without limitation" respectively;

(P)	(i)
the rule known as the ejusdem generis rule shall not apply and accordingly general words introduced by the word "other" shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things; and

(ii)	general words shall not be given a restrictive meaning by reason of the fact that they are followed by particular examples intended to be embraced by the general words;

(Q)	a reference to any other document referred to in this Agreement is a reference to that other document as amended, varied, novated or supplemented at any time; and

(R)	references to this Agreement include this Agreement as amended or supplemented in accordance with its terms.

1.3	The headings in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

1.4	The Schedules form part of this Agreement and shall have the same force and effect as if set out in the body of this Agreement and any reference to this Agreement shall include the Schedules.

2.	ANNOUNCEMENT

2.1	The parties shall procure the release of the Announcement at or before 09.30 a.m. on 12 September 2011, or such other time and date as may be agreed by the parties in writing.

2.2
The obligations of the parties under this Agreement (other than Clauses 2, 12, 10, 12 and 14 to 27 (inclusive) which shall have immediate effect) shall be conditional upon the release of the Announcement in accordance with Clause 2.1.

3.	IMPLEMENTATION OF THE ACQUISITION

3.1
The parties undertake to use all their respective reasonable endeavours to implement the Acquisition in accordance with, and subject to the terms and Conditions set out in the Announcement, the Timetable, the Scheme Document or, if Bidco elects to proceed by way of an Offer, the Offer Document, provided that this Clause 3.1 shall be subject to and without prejudice to (to the extent permitted by the Panel) Bidco's right to invoke one or more of the Conditions and also to Clause 3.9.

3.2
Each of the parties shall promptly provide such reasonable assistance and information and shall co-operate and consult with each other in the implementation of an appropriate timetable for the Acquisition consistent with and substantially in the form set out in Schedule 3 (the “Timetable”), including the timing of the posting of the Scheme Document, or, if Bidco elects to proceed by way of an Offer, the Offer Document, preparation of the Court Documents, preparation and filing of the Prospectus, filing the Proxy Statement with the SEC, convening the Meetings and the Colfax Shareholders Meeting, posting of the Proxy Statement to the Colfax Shareholders, co-ordinating filings with Relevant Authorities and the likely date of the Effective Date.  The parties agree that as soon as reasonably practicable and in any event no later than 5 Business Days following release of the Announcement, the Timetable shall be prepared by (and may at any time be amended by) Charter in consultation with and taking into account the reasonable requests of Colfax, including in relation to the preparation time required in respect of the Proxy Statement and the potential review period in the event the SEC elects to review the Proxy Statement.  This clause is, for the avoidance of doubt, subject to Clause 3.9 and Clause 3.10.

3.3	Charter undertakes to Bidco that it shall comply with Appendix 7 of the Revised Code as though its provisions were in force from the date of this Agreement.

3.4	Bidco agrees that, if Bidco elects to implement the Acquisition by way of an Offer, Bidco shall:

(A)
treat the acceptance condition under the Offer as satisfied, and shall make an appropriate public announcement confirming the acceptance condition is satisfied accordingly, if it has received acceptances in respect of, acquired, or agreed to acquire (either pursuant to the Offer or otherwise) Charter Shares carrying 75 per cent. (or more) of the voting rights attaching to Charter Shares; and

(B)
maintain the first closing date of the Offer as the date which is 60 days following the date on which the Offer Document is published or such later date which is the longest date under the Code as the Panel may permit, which the parties agree to seek the Panel to permit.

3.5
Charter shall, save as otherwise agreed with Bidco, on each Business Day from and including the day falling five Business Days after the posting of the Scheme Document or the Offer Document (as the case may be) to and including the Business Day immediately before the day for which the Meetings have been convened, use its reasonable endeavours to inform Bidco of:

(i)
the number of Charter Shareholders who have submitted valid Forms of Proxy for the Court Meeting and the number of valid proxy votes in respect of the Court Meeting with the number of proxy votes for and against the resolution to be proposed at the Court Meeting being separately identified; and

(ii)
the number of Charter Shareholders who have submitted valid Forms of Proxy for the General Meeting and the number of valid proxy votes in respect of the General Meeting, with the number of proxy votes for and against the resolutions to be proposed at the General Meeting being separately identified.

3.6	Charter undertakes that it shall not, without the prior written consent of Colfax except as required by Law:

(A)	after dispatch of the first Scheme Document, seek to amend any of the resolutions proposed at the Meetings in respect of the Scheme or modify the Scheme in any way;

(B)
after dispatch of the first Scheme Document, apply for, agree to or make any amendment, addition or revision to the terms of the Scheme, or the withdrawal or non-enforcement, in whole or in part, of the Scheme; or

(C)	allot or issue any Charter Shares between the Scheme Record Time and the time at which the Scheme becomes Effective.

3.7
Charter shall, if reasonably requested by Colfax and unless the Charter Directors (or a duly authorised committee thereof) determine, acting in their good faith discretion, after consultation with their legal and financial advisors, at a meeting (howsoever held) of the Charter Directors (or a duly authorised committee thereof) that to do so would not be in the best interests of Charter, agree to and, subject to any necessary consent of the Court or of the Panel, effect:

(A)	an extension of time, or variation or amendment to the Scheme or any adjournment, postponement or reconvention of either of the Meetings; or

(B)	the amendment, revision or withdrawal, in whole or in part, of the Scheme.

3.8	Colfax shall procure that Bidco shall comply in full with Bidco’s obligations under this Agreement.

3.9
Notwithstanding anything (save for the provisions of Clause 3.6 and Clause 3.10) to the contrary in this Agreement but subject to Clause 3.6 and Clause 3.10, Charter shall be entitled in its discretion to deal with other parties who may be interested in pursuing a proposal which is an alternative to, or competitive with, the Acquisition as it considers appropriate.  This may include, without limitation but subject to Clause 3.6 and Clause 3.10,  :

(A)
the provision of information (in addition to information required to be made available pursuant to Rule 20.2 of the Code) or holding of meetings or development of implementation documentation with any interested party; and

(B)	any changes to the Timetable, extension of time, adjournment, postponement or reconvention of either of the Meetings,

provided that in all cases the Charter Directors (or a duly authorised committee thereof) have determined, acting in their good faith discretion, after consultation with their legal and financial advisors, at a meeting (howsoever held) of the Charter Directors (or a duly authorised committee thereof) that it is in the best interests of Charter to do so.

3.10
Notwithstanding any other provision of this Agreement (save for Clause 13) but subject to Clause 13 and the requirements of the Panel, Charter shall not be entitled to make any changes to the Timetable, extension of time, adjournment, postponement or reconvention of either of the Meetings if such action itself as a procedural matter would, or would reasonably be expected to, prevent the Scheme (assuming for these purposes the requisite majorities being obtained at the Meetings) from becoming effective prior to the Long Stop Date.

3.11
The parties agree that an appropriate adjustment shall be made to the Exchange Ratio if there is any Capital Change Event between the date of this Agreement and the Effective Date that results in value leakage from the Charter Shareholders out of the Colfax Group compared to the Colfax Shareholders, with the intent  that a greater number of New Colfax Shares would be issued to cover the amount of such leakage.

4.	ACQUISITION DOCUMENTS

4.1
Each of the parties shall promptly provide such reasonable assistance and information and shall co-operate and consult with each other in the preparation and publication of the Scheme Document, the Offer Document, Court Documents, the Forms of Proxy and the Loan Note Forms of Election and any other document, announcement or filing which is required or which Charter or Colfax reasonably considers to be necessary or appropriate in accordance with the requirements of the Jersey Law, the Code or any other Laws for the purposes of implementing the Acquisition in an efficient manner.

4.2	If the Acquisition is being implemented by way of the Scheme:

(A)
Colfax undertakes to provide to Charter all such information about Colfax, other members of the Colfax Group and their respective Personnel as may reasonably be required by Charter for inclusion in the Scheme Document or  the Court Documents and to provide all such other assistance as Charter may reasonably require in connection with the preparation of the Scheme Document and the Court Documents (in each case having regard to the Code and applicable Laws) including access to, and procuring (so far as reasonable able) the provision of assistance by the management and relevant professional advisors to Colfax and Bidco;

(B)
Charter agrees that it shall submit drafts and revised drafts of the Scheme Document, Court Documents, the Forms of Proxy and the Loan Note Forms of Election to Colfax for review and comment and, having afforded Colfax reasonable time to consider such draft and forms, discuss such comments with Colfax and relevant professional advisors to Colfax and Bidco for the purposes of preparing revised drafts;

(C)
Charter agrees that it shall despatch the Scheme Document, together with the Forms of Proxy and Loan Note Form of Election, by no later than the day which falls 28 days from the date of the Announcement (or such later date as the Panel agrees);

(D)
Colfax and Bidco will procure that the directors of Colfax and Bidco accept responsibility for all of the information in the Scheme Document relating to Colfax and Bidco respectively and other members of the Colfax Group (excluding, for the avoidance of doubt, Charter and Charter Group) and their respective Personnel; and

(E)
Charter will procure that Charter Directors accept responsibility for the information relating to Charter and the other members of the Charter Group set out in the Scheme Document and all information in the Scheme Document other than information for which responsibility is accepted by the directors of Colfax or Bidco under Clause 4.2(D).

4.3	If the Acquisition is being implemented by way of the Offer:

(A)
Charter undertakes to provide Bidco with all such information about Charter, other members of Charter Group and their respective Personnel as may reasonably be required for inclusion in the Offer Document and to provide all such other assistance as Bidco may reasonably require in connection with the preparation of the Offer Document, including access to, and ensuring the provision of assistance by, its management and relevant professional advisers;

(B)
Bidco agrees that it shall submit drafts and revised drafts of the Offer Document and the forms of acceptance to Charter for review and comment and, having afforded Charter reasonable time to consider such draft and forms, discuss such comments with Charter for the purposes of preparing revised drafts;

(C)
Bidco agrees that it shall despatch the Offer Document, together with the forms of acceptance as soon as reasonably practicable, provided however that Bidco will only despatch the Offer Document with the written consent of Charter (such consent not to be unreasonably withheld or delayed);

(D)
Charter will procure that Charter Directors accept responsibility for their views set out in the Offer Document and all of the information provided by Charter relating to Charter and the other members of the Charter Group and their respective Personnel in the Offer Document; and

(E)
Colfax and Bidco will procure that the directors of Colfax and Bidco accept responsibility for all of the information in the Offer Document other than information for which responsibility is accepted by Charter Directors under Clause 4.3(D).

4.4	If any:

(A)	supplemental circular or document is required to be published or submitted to the Court in connection with the Scheme or any variation or amendment to the Scheme (a “Scheme Supplemental Document”); or

(B)
(if the Acquisition is implemented by way of an Offer) any supplemental circular or document is required to be published in connection with the Offer or any variation or amendment to the Offer (an “Offer Supplemental Document”), the parties will, as soon as reasonably practicable, provide such co-operation and  information as may reasonably be required by Charter, Bidco or Colfax for inclusion in the Scheme Supplemental Document or the Offer Supplemental Document (as applicable) and provide all such other assistance as may reasonably be required in connection with the preparation of the Scheme Supplemental Document or the Offer Supplemental Document (as applicable) (in each case having regard to the Code and applicable Laws) including access to, and procuring (so far as reasonable able) the provision of assistance by the management and relevant professional advisors to Colfax and Bidco.

4.5
The parties agree that the provisions of Clause 4, Clause 6.4 and Clause 6.10 shall apply to the preparation and publication of a prospectus (the "Prospectus") in accordance with the requirements and practice of the UK Listing Authority and its Prospectus Rules by Colfax in respect of the New Colfax Shares offered to Charter Shareholders pursuant to the terms of the Acquisition mutatis mutandis.

5.	RECOMMENDATION AND DIRECTORS' DUTIES

5.1	Subject to Clause 5.2, Charter agrees:

(A)
that the Scheme Document, when issued and posted to the Charter Shareholders, shall include a unanimous and unqualified recommendation from the Charter Directors to the Charter Shareholders to vote in favour of: (i) the resolution to be proposed at the Court Meeting; and (ii) the Resolution, such recommendation to be in the form set out in the Announcement; and

(B)
if Bidco elects to implement the Acquisition by means of the Offer, that the Offer Document, when issued and posted to the Charter Shareholders, shall include a unanimous and unqualified recommendation from the Charter Directors to the Charter Shareholders to accept the Offer, such recommendation to be in the form set out in the Announcement with such amendments as necessary to reflect that the Acquisition is to be implemented by means of the Offer rather than the Scheme; and

(C)	the Charter Directors shall not withdraw, qualify or adversely modify the Board Recommendation.

5.2
The obligations in Clause 5.1 shall not apply if the Charter Directors have determined, acting in their good faith discretion, after consultation with their legal and financial advisors, at a meeting (howsoever held) of the Charter Directors (or a duly authorised committee thereof) that the Board Recommendation should not be given or should be withdrawn, qualified or adversely modified in order to comply with their duties under Law.

5.3
Colfax agrees that if the circumstances are such that Clause 5.2 is applicable, Charter will be free to explain to the Court, the Charter Shareholders and any other person that Charter sees fit why the Charter Directors have not given or have withdrawn, qualified or adversely modified the Board Recommendation provided that in giving such explanation Charter shall not make any disparaging comments in relation to Colfax or Bidco.

5.4	For the avoidance of doubt, for the purposes of this Agreement, each of the following circumstances shall be deemed to constitute an adverse modification to the Board Recommendation:

(A)
(save to the extent attributable to a breach by Colfax of its obligations under this Agreement) any announcement of the postponement or the postponement of the despatch of the Scheme Document from its position in the sequence set out in the Timetable in respect of which Colfax has not given its prior agreement in writing; or

(B)
any announcement of the postponement or postponement of the date for which either of the Meetings is convened from its position in the sequence set out in the Timetable or any adjournment of such Meetings in respect of which Colfax has not given its prior agreement in writing.

6.	COLFAX SHAREHOLDERS MEETING

6.1	Colfax undertakes to:

(A)
prepare and file with the SEC the Proxy Statement as promptly as practicable after the date of this Agreement and in any event by no later than 14 October 2011 or such other date as may be agreed in writing by Colfax and Charter;

(B)
use all reasonable endeavours to cause the Proxy Statement to be cleared by the SEC, as promptly as practicable after the date of this Agreement and in any event prior to the Court hearing date for the sanction of the Scheme as set out in the Scheme Document, subject to and in accordance with Law;

(C)	mail the Proxy Statement to its shareholders at the earliest practicable time;

(D)	duly call, give notice of, convene and hold the Colfax Shareholders Meeting as promptly as practicable (subject to Law) after the date of this Agreement; and

(E)
use reasonable endeavours to procure that Condition (B) is satisfied as soon as reasonably practicable following publication of the Announcement and in any event prior to the Court hearing date for the sanction of the Scheme as set out in the Scheme Document.

6.2
Colfax agrees that it shall, before filing the Proxy Statement with the SEC, submit drafts and revised drafts of the Proxy Statement (including any amendments or supplements thereto) and forms of proxy to Charter for review and comment and, having afforded Charter reasonable time to consider such draft and forms, discuss such comments with Charter and relevant professional advisors to Charter for the purposes of preparing revised drafts.

6.3	Colfax agrees that the Proxy Statement shall:

(A)	state that the Colfax Board has approved the issue of Colfax shares pursuant to the Equity Capital Raising and the related amendments to the constitution of Colfax; and

(B)
include, and Colfax agrees (subject only to the fiduciary duties of the directors of Colfax, acting in their good faith discretion, after consultation with their legal and financial advisors) to maintain and not withdraw  an unqualified recommendation from the Colfax Board to the Colfax Shareholders to vote in favour of the resolutions proposed at the Colfax Shareholders Meeting in connection with the Equity Capital Raising.

6.4
Charter undertakes to use all reasonable endeavours to provide Colfax with all such information about itself, the Charter Group (including any officers and employees), the Charter Directors as may reasonably be required for inclusion in the Proxy Statement and provide as soon as reasonably practicable all such other assistance as Colfax may reasonably require in connection with the preparation of the Proxy Statement (in each case having regard to the requirements of any applicable Laws) including access to, and procuring (so far as it is reasonably able) the provision of assistance by, relevant professional advisors and auditors to the Charter Group provided that no representation, undertaking, warranty or responsibility is made , given or accepted by Charter, any member of the Charter Group, the Charter Directors or the relevant professional advisors to the Charter Group as to the accuracy or completeness of any information so provided or as to the reasonableness of any assumptions on which any of the same is based or the use or fitness for purpose of any of the same.

6.5
Colfax agrees to notify Charter promptly after receiving any comments of the SEC with respect to the Proxy Statement and any requests by the SEC for any amendments or supplements there to or for additional information.  Colfax shall promptly provide to Charter copies of all material correspondence with the SEC relating to the Proxy Statement.  Charter shall use all reasonable endeavours to provide such information, on a no responsibility basis, as Colfax shall reasonably request or which otherwise shall be necessary to enable Colfax to respond in a timely manner to any comments of the SEC or its staff and to have the Proxy Statement cleared by the SEC as promptly as practicable after the date of this Agreement.

6.6
Colfax agrees that it shall not (subject to Law and the fiduciary duties of the directors of Colfax, acting in their good faith discretion, after consultation with their legal and financial advisors), following the mailing of the Proxy Statement, adjourn or postpone the Colfax Shareholders Meeting without notification to and consultation with Charter.  Colfax agrees (subject to Law and the fiduciary duties of the directors of Colfax, acting in their good faith discretion, after consultation with their legal and financial advisors) to solicit from its shareholders proxies to vote in favour of the approval of the Equity Capital Raising.

6.7
Colfax agrees to keep Charter informed reasonably promptly of any communications Colfax receives from Colfax Shareholders or which are publicly made by Colfax Shareholders in connection with the Equity Capital Raising (other than communications of a routine or administrative nature) which are material relating to the Colfax Shareholders Meeting, the Equity Capital Raising or the Acquisition.

6.8	Colfax agrees that it shall not, without the prior written consent of Charter, make any material change to the structure, amount, terms or nature of the Equity Capital Raising..

6.9
Colfax shall, save as otherwise agreed with Charter, on each Business Day from and including the day falling five Business Days after the posting of the Proxy Statement to and including the Business Day immediately before the day for which the Colfax Shareholders Meeting has been convened, use its reasonable endeavours to inform Charter of the number of Colfax Shareholders who have submitted valid forms of proxy for the Colfax Shareholders Meeting and the number of valid proxy votes in respect of the Colfax Shareholders Meeting, with the number of proxy votes for and against the resolutions to be proposed at the Colfax Shareholders Meeting being separately identified.

6.10
Charter shall procure that its accounting personnel shall reasonably assist Colfax on a no responsibility basis in the preparation of the pro forma financial statements to be included in the Proxy Statement as required by SEC regulations.  Charter shall also use reasonable endeavours to procure that its independent auditor provides reasonable assistance and cooperation with Colfax and its advisors in connection with the preparation of the Proxy Statement and any comments from the SEC related thereto; Charter shall use reasonable endeavours to procure that such auditor shall consent to inclusion of its audit reports relating to the Charter financial statements to be included in the Proxy Statement as required by SEC Regulations and that such auditor provides reasonable assistance in connection with the preparation of the pro forma financial statements to be included in the Proxy Statement as required by SEC regulations.

7.	REGULATORY FILINGS

7.1	Each party undertakes to the other parties, subject to Clause 7.2:

(A)	to use its best endeavours to procure that the Clearances applicable to it are obtained as soon as reasonably practicable and in any event before the Long Stop Date;

(B)
to provide as promptly as reasonably practicable, and in any event before any applicable deadline or due date, in consultation and co-operation with the other party, all such information as may reasonably be requested to determine in which jurisdictions any merger control or similar filing with a Relevant Authority may be necessary for the purposes of obtaining the Clearances and for inclusion in any submission to any Relevant Authority for the purpose of obtaining the Clearances save that where such information is reasonably considered by the party concerned to be sensitive it may at its option provide such information to the other parties on an external counsel basis;

(C)
to provide all such other assistance as may reasonably be requested in connection with obtaining the Clearances, including assistance in connection with such pre-notification contacts with Relevant Authorities as may be reasonably required;

(D)
to use all reasonable endeavours to make as promptly as reasonably practicable and within applicable deadlines and due dates such filings with all appropriate Relevant Authorities, jointly or separately, as are necessary to obtain the Clearances;

(E)
subject to Law, promptly to notify the other party and provide draft copies of all written submissions and significant communications with any Relevant Authority in connection with obtaining the Clearances at such time as will allow the other party a reasonable opportunity to provide comments on such submissions and communications before they are submitted or sent and provide copies of all such submissions and communications in the form submitted or sent, save in respect of any information which is reasonably considered by that party to be sensitive, which may at that party's option be provided to the other party's legal advisers on an external counsel basis;

(F)
subject to Law, to use all reasonable endeavours to procure that each party and its advisers are able to attend and where appropriate make oral submissions in any significant meetings, telephone calls or hearings and participate in any substantive discussions with any Relevant Authority in connection with obtaining the Clearances; and

(G)
to keep the other party informed reasonably promptly of developments which are material or potentially material to the obtaining of the Clearances or the satisfaction of the Conditions relating to the Clearances, save that nothing in this Agreement (but without prejudice to the requirements of the Code) shall oblige Bidco to waive any Condition or treat any Condition as satisfied or any party to provide any information which is reasonably considered by such party to be sensitive, which may at such party's option be provided to the other party's legal advisers on an external counsel basis.

7.2	Nothing in this Agreement shall require any member of the Colfax Group or any member of the Charter Group to:

(A)	agree to any undertaking, order, agreement, commitment or assurance in connection with obtaining any Clearance; or

(B)	divest, sell, hold separate, license or otherwise dispose of, or agree to any condition to or limitation on the operation of, any of their existing assets or businesses.

8.	CHARTER EMPLOYEE SHARE SCHEMES AND REDUNDANCY SCHEMES

8.1	The parties shall respectively take the steps and other actions provided for in Schedule 2 in relation to Charter Employee Share Schemes.

8.2	Charter shall:

(A)
facilitate, and co-operate with Colfax to seek to arrange and co-ordinate such meetings with the trustees of any Pension Scheme and the UK Pensions Regulator (established under Part I of the Pensions Act 2004) as Colfax shall request and co-operate with Colfax and provide such reasonable assistance to Colfax in connection therewith as Colfax shall reasonably request provided that Colfax hereby acknowledges and agrees that the trustees of the Pension Schemes and the UK Pensions Regulator are independent of Charter and Charter shall have no liability for any failure of any such persons to agree to or attend any such meetings;

(B)
promptly provide to Colfax such information as the Charter Group possess relating to the Charter Group in respect of the Pension Schemes, or relating to the Pension Schemes, as Colfax shall reasonably request in connection with such approaches or meetings referred to in Clause 8.2(A) above; and

(C)	consult with Colfax on the terms of any announcement issued by Charter to the members of any Pension Scheme regarding the Acquisition.

8.3
During the 12 month period immediately following the Effective Date, Colfax shall not, and shall procure that each member of the Charter Group shall not, challenge the application of, or make any amendment to, any Charter Redundancy Policy.

9.	CONDUCT AND ACCESS PENDING COMPLETION OF THE ACQUISITION

9.1
Without prejudice to the application of the provisions of Rule 21 of the Code, with which Charter agrees to comply, and (in respect of paragraph (A) below) Clause 3.9, Charter shall, and shall procure that the other members of the Charter Group shall,

(A)	save for any actions taken pursuant to commitments or other obligations that have been Disclosed or that are required to give effect to the Acquisition and the terms of this Agreement:

(i)	subject to Clause 9.1(A)(ii), during the period from the date of the Announcement to the Effective Date, conduct its business in the ordinary and usual course consistent with past practice; and

(ii)
if the Scheme is validly approved by the requisite majority at the Court Meeting and the Resolution is validly passed by the requisite majority at the Charter GM the “Consent Condition”), during the period from the date of the Meetings to the Effective Date, conduct its business in the ordinary and usual course consistent with past practice taking into account all reasonable requests of Colfax;

(B)	without prejudice to Charter's obligations pursuant to paragraph (A) above, not take or agree any of the following actions without the prior written consent of Colfax:

(i)	any merger, de-merger or consolidation (other than a takeover offer for Charter, howsoever to be implemented) of Charter or any other member of the Charter Group with any other entity;

(ii)
enter into any share sale, business sale or other corporate finance transaction (including the grant any option or right of pre-emption) for the acquisition or disposal of (including by purchase, sale, transfer, lease, licence or hire purchase) any corporate entities, undertakings or group of assets, or enter into any joint venture or strategic alliance in respect of any assets or group of assets, where the consideration for or the value of such acquisition, disposal or other transaction, whether in a single transaction or a series of related transactions, exceeds £5,000,000.

9.2
Without prejudice to the application of the provisions of Rule 21 of the Code with which Charter agrees to comply, Charter shall, and shall procure that each other member of the Charter Group shall, not agree or consent to any of the following:

(A)
increases to the contributions payable to any Pension Scheme other than reasonable increases agreed with the trustees of the Howden Group Pension Plan or the HCL Pension Scheme as a result of those plans' triennial valuations effective as at 31 December 2010;

(B)
changes to the basis upon which the liabilities of the Pension Schemes are valued other than reasonable changes agreed with the trustees of the Charter Pension Scheme as a result of that scheme's triennial valuation effective as at 31 March 2010 or the trustees of the Howden Group Pension Plan or the trustees of the HCL Pension Scheme as a result of those plans' triennial valuations effective as at 31 December 2010; or

(C)
changes to the terms of the trust deeds constituting a Pension Scheme, or to the basis on which qualification for, or accrual or entitlement to benefits or pensions under any Pension Scheme are calculated or determined where those changes would result in any material increase to the benefits which accrue under any Pension Scheme or to the pensions which are payable thereunder.

9.3
Charter agrees to provide Colfax with such reasonable access to its senior management and information as Colfax may reasonably request in relation to integration planning for the Charter business following the Acquisition, provided that:

(A)
no member of the Charter Group shall be required to produce any financial reporting or other information in a form which is materially different from that prepared by the Charter Group in its usual practice;

(B)	any meetings with Charter senior management shall take place in London; and

(C)	prior to satisfaction of the Consent Condition Charter shall not be obliged to arrange any site visit (other than to Charter’s offices in London or Ireland).

Notwithstanding the foregoing, for the purposes of this Clause 9.3 the parties agree that prior to the satisfaction of the Consent Condition “reasonable access” shall be interpreted such that Charter shall not be required by this Clause 9.3 to provide any access or assistance to the extent that it would or would be reasonably likely to lead to Charter’s commercially sensitive information being provided to a third party pursuant to Rule 20.2 of the Code.

9.4
If Charter receives any request for information pursuant to Rule 20.2 of the Code, or Charter is otherwise permitted to provide information regarding the Charter Group to a third party in accordance with the provisions of this Agreement and intends to provide such information, Charter shall provide to Colfax such information (and in the same form and substantially at the same time (and in any event within one Business Day)) as is provided to such third party (whether or not Colfax submits a request for information pursuant to Rule 20.2 of the Code).

9.5
Charter represents and warrants that it has not, at any time in the 12 months prior to the date of this Agreement, entered into or agreed to enter into, and undertakes to Colfax not to enter into, any agreement providing for the payment of a break, inducement or termination fee (or any fee having a similar effect) in connection with the acquisition of the entire issued and to be issued ordinary share capital of Charter.

10.	INDUCEMENT FEE

10.1	Subject to Clause 10.4, Charter shall pay the Break Payment to Bidco if:

(A)	following the release of the Announcement, a Competing Proposal is announced, whether under Rule 2.4 or Rule 2.5 of the Code or otherwise, before the Acquisition lapses or is withdrawn; and

(B)
such Competing Proposal or any other Competing Proposal announced during the Offer Period subsequently becomes or is declared wholly unconditional or is otherwise completed or if implemented by way of a scheme of arrangement, becomes effective.

10.2	The Break Payment referred to in Clause 10.1 shall be payable as follows:

(A)	if the Competing Proposal is implemented by way of a scheme of arrangement, prior to such Scheme becoming effective;

(B)	if the Competing Proposal is implemented by way of takeover offer, prior to the date on which such Competing Proposal becomes or is declared wholly unconditional; or

(C)	otherwise, on the earlier of the expiry of the Offer Period and the Business Day falling 5 Business Days prior to such Competing Proposal being completed.

10.3	Without prejudice to its obligations pursuant to Clause 10.1 but subject to Clause 10.4, Charter shall pay the Competing Proposal Payment to Bidco if:

(A)
the Scheme Document, containing a Board Recommendation, is not posted to Charter Shareholders within 28 days of the Announcement (or such longer period as the Panel shall permit for the posting of such document) unless such failure is caused by a default of Colfax or Bidco, such payment to be made within 5 Business Days following the earlier of the Long Stop Date and expiry of the Offer Period;

(B)
following posting of the Scheme Document, the Charter Directors recommend a Competing Proposal or (for any reason whatsoever) withdraw, qualify or adversely modify their recommendation to accept, or vote in favour of, the Acquisition or such recommendation ceases to be unanimous, such payment to be made within 5 Business Days of the expiry of the Offer Period;

(C)
Charter shall issue any scheme document in respect of a Competing Proposal or the Charter Directors or any member of the Charter Group (or their respective representatives) shall otherwise take any steps to implement any Competing Proposal, such payment to be made within 5 Business Days of the expiry of the Offer Period;

(D)
Charter makes any changes to the Timetable, extension of time, adjournment, postponement or reconvention of either of the Meetings if such action itself as a procedural matter would, or would reasonably be expected to, prevent the Scheme (assuming for these purposes the requisite majorities being obtained at the Meetings) from becoming effective prior to the Long Stop Date, such payment to be made within 5 Business Days of the expiry of the Offer Period,

10.4	The obligation of Charter to make any Relevant Payment pursuant to Clause 10.1 or Clause 10.3 shall immediately cease and determine:

(A)	where the Acquisition becomes or is declared wholly unconditional or otherwise becomes effective; or

(B)
if, following the announcement of a Competing Proposal, the Acquisition lapses or is withdrawn (save in circumstances where the Panel has agreed that Bidco may invoke a condition to the Acquisition or may lapse or withdraw the Acquisition other than in reliance on a Condition relating to a Clearance or aCondition relating to a material adverse change not occasioned by any action of Charter).

10.5
The Relevant Payment shall be paid by no later than the last date for payment of such sum pursuant to Clause 10.1, 10.2 or 10.3 (as the case may be) and shall be made in immediately available funds (without any deduction or withholding and without regard to any lien, right of set-off, counter-claim or otherwise, except as required by Law) to Colfax’s bank pursuant to details which shall be notified in writing to Charter by no later than three Business Days after the event as a result of which the Relevant Payment becomes payable.

10.6
Without prejudice to the obligation of Charter to make payment of the Relevant Payment on the date set out in Clause 10.5, the parties consider, and shall use all reasonable endeavours to secure, that the Relevant Payment will be outside the scope of VAT and will not for VAT purposes be treated as consideration for a taxable supply.  If, however, the Relevant Payment is determined by Her Majesty's Revenue & Customs or the Irish Revenue Commissioners or any other tax authority to be in whole or in part the consideration for a taxable supply for VAT purposes then:

(A)
if the Relevant Payment is determined by HM Revenue & Customs or the Irish Revenue Commissioners or any other applicable tax authority to be consideration for a taxable supply in respect of which Colfax (or the representative member of any VAT group of which Colfax is a member) is liable to account for VAT then:

(i)
if and to the extent that such VAT is recoverable by Charter (or the representative member of any VAT group of which Charter is a member) by repayment or credit, the amount of the Relevant Payment shall be increased to take account of such recoverable VAT, such that (A) the Relevant Payment (including any amount in respect of VAT); less (B) an amount equal to any VAT which Charter (or such representative member) is entitled to recover by credit or repayment, shall be equal to the amount that the Relevant Payment would have been in the absence of this Clause 10.6; and/or

(ii)	if and to the extent that such VAT is irrecoverable by Charter (or such representative member) then no additional amount shall be paid in respect of such VAT; and

(B)
if under a reverse charge mechanism the Relevant Payment is determined by HM Revenue & Customs or the Irish Revenue Commissioners or such other tax authority (as the case may be) to be consideration for a taxable supply in respect of which Charter (or the representative member of any VAT group of which Charter is a member) is liable to account for VAT then, to the extent that such VAT is not recoverable by Charter (or the representative member of any VAT group of which Charter is a member) by repayment or credit, the amount of the Relevant Payment shall be reduced to take account of such irrecoverable VAT, such that (A) the Relevant Payment; plus (B) an amount equal to the amount of such irrecoverable VAT, shall be equal to the amount that the Relevant Payment would have been in the absence of this Clause 10.5.

10.7
Such adjusting payment as may be required to be made by Charter to give effect to Clause 10.6(A) above shall be made five Business Days after the date on which the determination by HM Revenue & Customs orthe Irish Revenue Commissioners or such other applicable tax authority has been communicated by Colfax to Charter (together with such evidence of it as is reasonable in the circumstances to provide). If and to the extent that the Relevant Payment is determined by HM Revenue & Customs or the Irish Revenue Commissioners or such other applicable tax authority to be consideration for a taxable supply in respect of which Colfax (or the representative member of any VAT group of which Colfax is a member) is liable to account for VAT, Colfax (or the representative member of any VAT group of which Colfax is a member) shall promptly issue a valid VAT invoice to Charter in respect of that supply.

10.8
If, following payment of any amount under this Clause 10 it subsequently transpires that the amounts taken into account as recoverable or irrecoverable VAT of Charter for the purposes of calculating the quantum of such payment were incorrect, the parties shall make such adjusting payments between themselves as will place them in the position they would have been in had the correct amounts of recoverable or irrecoverable VAT of Charter been taken into account.

10.9
Nothing in this Agreement shall oblige Charter to pay any amount (i) which the Panel determines would not be permitted by Rule 21.2 of the Code; (ii) if (but only to the extent that) the payment of such amount would otherwise be unlawful; or (iii) if (but only to the extent that) such payment  would, when aggregated with any prior payment pursuant to this Clause 10, otherwise exceed £15,275,000.  The parties agree that if the Panel shall determine that the payment of any amount payable pursuant to this Clause 10 would not be permitted by Rule 21.2, the amount payable shall for the purposes of paragraph sub-paragraph (i) above be reduced to the maximum amount that would be permitted to be paid pursuant to Rule 21.2 of the Code.

11.	CODE

Nothing in this Agreement shall in any way limit the parties’ obligations under the Code, and any uncontested rulings of the Panel as to the application of the Code in conflict with the terms of this Agreement shall take precedence over such terms.

12.	APPROVALS AND CONFIRMATION

Colfax, Bidco and Charter each confirms to each of the other parties that it has the requisite power and authority to enter into and perform its obligations under this Agreement and that the obligations expressed to be assumed by it hereunder are valid and binding and enforceable against it in accordance with their terms.

13.	TERMINATION

13.1	Subject to Clauses 13.2 and 13.3, this Agreement may be terminated and all rights and obligations of Colfax, Bidco and Charter under this Agreement shall cease:

(A)	as agreed in writing by the parties;

(B)	in the event that the Board Recommendation is no longer unanimous or is withdrawn, qualified or adversely modified at any time;

(C)	if the Effective Date has not occurred by the Long Stop Date;

(D)	on the earliest to occur of:

(i)	the date on which the Scheme lapses, terminates or is withdrawn; and

(ii)	the Effective Date,

provided this Clause 13.1(D) shall not apply if Colfax has elected to implement the Acquisition by way of the Offer before such lapse, termination or withdrawal;

(E)	on the earliest to occur of:

(i)	the date on which the Offer lapses terminates or is withdrawn; and

(ii)	the Effective Date,

provided that this Clause 13.1(E) shall not apply if Colfax has elected to implement the Acquisition by way of a Scheme before such lapse, termination or withdrawal;

(F)	if the Scheme is not approved by the requisite majority at the Court Meeting or the Resolution is not passed by the requisite majority at the Charter GM;

(G)	if the Scheme is not sanctioned at the Scheme Court Hearing or the Capital Reduction is not confirmed by the Court at the Reduction Court Hearing; or

(H)
if the resolutions to be proposed at the Colfax Shareholder Meeting is not approved by the requisite majority at the Colfax Shareholder Meeting and Colfax has not, within 10 Business Days thereof, presented a proposal (which meets the requirements of the Code) for alternative funding for the Acquisition in place of the Equity Capital Raising.

13.2	Termination of this Agreement shall be without prejudice to the rights of any of the parties which have arisen before termination.

13.3	This Clause and Clauses 1, 10, 13.2 and 14 to 27 (inclusive) shall survive termination of this Agreement.

14.	NOTICES

14.1	A notice under this Agreement shall only be effective if it is in writing (which, for this purpose, does not include email).

14.2	Notices under this Agreement shall be sent to a party at its address or facsimile number and for the attention of the individual set out below:

Party and title of individual	Address	Facsimile no.

Colfax and Bidco (Senior Vice President and General Counsel)	A. Lynne Puckett Colfax Corporation 8170 Maple Lawn Blvd, Suite 180 Fulton, MD 20759 U.S.A.	+1 301-323-9001

Charter (Company Secretary and General Counsel)	Michael Hampson Charter International plc 27 Northwood Park Santry Dublin 9 Ireland	+353 1816 1587

provided that a party may change its notice details on giving notice to each of the other parties of the change in accordance with this Clause 14.2 and Clause 14.1.  That notice shall only be effective on the date falling one Business Day after the notification has been received or such later date as may be specified in the notice.

14.3	Any notice given under this Agreement shall, in the absence of earlier receipt, be deemed to have been duly given:

(A)	if delivered personally, on delivery;

(B)	if sent by first class inland post, two clear Business Days after the date of posting;

(C)	if sent by airmail, six clear Business Days after the date of posting; or

(D)	if sent by facsimile, when the sender’s facsimile system generates a message confirming successful transmission of the notice.

14.4
Any notice given under this Agreement outside Working Hours in the place to which it is addressed shall be deemed not to have been given until the start of the next period of Working Hours in such place.

14.5	The provisions of this Clause shall not apply in relation to the service of Service Documents.

15.	REMEDIES AND WAIVERS

15.1	No delay or omission by any party to this Agreement in exercising any right, power or remedy provided by law or under this Agreement shall:

(A)	affect that right, power or remedy; or

(B)	operate as a waiver of it.

15.2
The single or partial exercise of any right, power or remedy provided by law or under this Agreement shall not preclude any other or further exercise of it or the exercise of any other right, power or remedy.

15.3	The rights, powers and remedies provided in this Agreement are cumulative and not exclusive of any rights, powers and remedies provided by law.

15.4
Without prejudice to any other rights and remedies which either party may have, each party acknowledges and agrees that damages would not be an adequate remedy for any breach by either party of the provisions of this Agreement and either party shall be entitled to seek the remedies of injunction, specific performance and other equitable remedies (and neither of the parties shall contest the appropriateness or availability thereof), for any threatened or actual breach of any such provision of this Agreement by either party and no proof or special damages shall be necessary for the enforcement by either party of the rights under this Agreement.

16.	VARIATION

No variation of this Agreement shall be valid unless it is in writing (which, for this purpose, does not include email) and signed by or on behalf of each of the parties.

17.	INVALIDITY

If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, that shall not affect or impair:

(A)	the legality, validity or enforceability in that jurisdiction of any other provision of this Agreement; or

(B)	the legality, validity or enforceability under the law of any other jurisdiction of that or any other provision of this Agreement.

18.	ENTIRE AGREEMENT

18.1
Save for the confidentiality agreement between Colfax and Charter dated 23 August 2011 (which remains in force), this Agreement constitutes the whole and only agreement between the parties relating to the Acquisition and supersedes any previous agreement whether written or oral between the parties in relation to the Acquisition.

18.2	Each party acknowledges that in entering into this Agreement it is not relying upon any pre-contractual statement that is not set out in this Agreement.

18.3
Except in the case of fraud, no party shall have any right of action against the other party arising out of or in connection with any pre-contractual statement except to the extent that it is repeated in this Agreement.

18.4
For the purposes of this Clause, pre-contractual statement means any draft, agreement, undertaking, representation, warranty, promise, assurance or arrangement of any nature whatsoever, whether or not in writing, relating to the subject matter of this Agreement made or given by any person at any time before the date of this Agreement.

19.	LANGUAGE

Each notice or other communication under or in connection with this Agreement shall be in English.

20.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

The parties do not intend that any term of this Agreement should be enforceable, by virtue of the Contracts (Rights of Third Parties) Act 1999, by any person who is not a party to this Agreement.

21.	ASSIGNMENT

No party shall be entitled to assign, transfer or create any trust in respect of the benefit or burden of any provision of this Agreement without the prior written consent of the other party.

22.	ANNOUNCEMENTS

22.1
Subject to Clause 22.2, no announcement (other than the Announcement) concerning the Acquisition or any ancillary matter contemplated by this Agreement (but excluding for avoidance of doubt the Colfax Shareholders Meeting) shall be made by either party without the prior written approval of the other, such approval not to be unreasonably withheld or delayed.

22.2	Any party may make an announcement concerning the Acquisition or any ancillary matter:

(A)
if required by law or any securities exchange or regulatory or governmental body to which that party is subject, wherever situated, including (among other bodies) the London Stock Exchange, the Financial Services Authority, the Panel and the SEC whether or not the requirement has the force of law provided that the party concerned shall (to the extent permitted by applicable law and regulation) take all such steps as may be reasonable and practicable in the circumstances to agree the contents, form and timing of such announcement with the other party before making such announcement; or

(B)	if the Charter Directors withdraw, qualify or adversely modify the Board Recommendation.

23.	COSTS AND EXPENSES

Each party shall pay its own costs and expenses in relation to the negotiation, preparation, execution and carrying into effect of this Agreement and any matter contemplated by it.

24.	FURTHER ASSURANCE

Each party shall do and execute and perform all such further deeds, documents, assurances, acts and things as may reasonably be requested by another party to give effect to this Agreement.

25.	COUNTERPARTS

25.1	This Agreement may be executed in any number of counterparts, and by the parties on separate counterparts, but shall not be effective until each party has executed at least one counterpart.

25.2	Each counterpart shall constitute an original of this Agreement, but all the counterparts shall together constitute but one and the same instrument.

26.	APPLICABLE LAW AND JURISDICTION

26.1
This Agreement is to be governed by and construed in accordance with English law.  Any matter, claim or dispute arising out of or in connection with this Agreement, whether contractual or non-contractual, is to be governed by and determined in accordance with English law.

26.2
The parties irrevocably submit to the exclusive jurisdiction of the Courts of England and Wales in respect of any matter, claim or dispute arising out of or in connection with this Agreement, whether contractual or non-contractual.

27.	AGENT FOR SERVICE

27.1
Colfax irrevocably appoints Bidco of Skadden, Arps, Slate, Meagher & Flom (UK) LLP,  40 Bank Street, Canary Wharf, London E14 5DS, to be its agent for the receipt of Service Documents.  Colfax agrees that any Service Document may be effectively served on it in connection with Proceedings in England and Wales by service on its agent effected in any manner permitted by the Civil Procedure Rules.

27.2	A copy of any Service Document served on an agent shall be sent by post to Bidco. Failure or delay in so doing shall not prejudice the effectiveness of service of the Service Document.

IN WITNESS of which the parties have executed this Agreement on the date first mentioned above.

SCHEDULE 1
ANNOUNCEMENT

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT SECURITIES LAWS OF SUCH JURISDICTION

12 September 2011

RECOMMENDED CASH AND SHARE OFFER

for

CHARTER INTERNATIONAL PLC

by

COLFAX UK HOLDINGS LTD
a wholly-owned subsidiary of

COLFAX CORPORATION

The Board of Charter and the Board of Colfax are pleased to announce that they have reached agreement on the terms of a recommended cash and share offer to be made by Bidco, a wholly-owned subsidiary of Colfax, for the entire issued and to be issued share capital of Charter.

Highlights

•	Under the terms of the Acquisition, Charter Shareholders will be entitled to receive:

for each Charter Share:	730 pence in cash; and

0.1241 New Colfax Shares

•
The Acquisition values Charter’s fully diluted share capital at approximately £1,528 million, being 910 pence per Charter Share on a fully diluted basis (based on the Closing Price of US$23.04 per Colfax Share on 9 September 2011, being the last Business Day before this announcement).

•	The Offer Consideration, with Charter Shareholders having already received the interim dividend of 8 pence per Charter Share, represents a premium of:

➢
approximately 48.0 per cent. to the Closing Price of 615 pence per Charter Share on 28 June 2011 (being the last Business Day before Charter announced it had received a preliminary approach from Melrose regarding a possible offer);

➢	approximately 16.7 per cent. to Melrose's initial offer of 780 pence per Charter Share made by Melrose on 28 June 2011; and

➢	a premium of approximately 13.2 per cent. to the Closing Price of 804 pence per Charter Share on 9 September 2011 (being the last Business Day before this announcement).

•	A Mix and Match Facility will be provided, which will allow Charter Shareholders to elect to vary the proportions in which they receive New Colfax Shares and cash.

•	A Loan Note Alternative will also be available to Charter Shareholders.

•	The Acquisition will be funded from a combination of proceeds of an equity issue by Colfax, new debt facilities and Colfax’s existing cash resources.

•
It is intended that the Acquisition will be implemented by way of a court-sanctioned scheme of arrangement under Article 125 of the Companies (Jersey) Law 1991, or if Bidco elects, a takeover offer (as that term is defined under Article 116(1) of the Companies (Jersey) Law 1991) to Charter Shareholders.  The purpose of the Scheme is to enable Bidco to acquire the whole of the issued and to be issued share capital of Charter.  The Scheme, which will be subject to the Conditions set out in this announcement, will require the sanction of the Court.

•
On 29 July 2011, concurrently with the release of its interim results for the second quarter of 2011, Colfax provided earnings guidance to the market which the Panel has determined amounted to profit forecasts for the purpose of Rule 28 of the City Code. Colfax will therefore prepare a report on such forecasts pursuant to Rule 28.3 of the City Code as soon as practicable. When the report has been completed, a public announcement will be released and the report will be made available on Colfax's website at www.colfaxcorp.com.

•
The Board of Charter, which has been so advised by Goldman Sachs International, J.P. Morgan Cazenove and RBS, considers the terms of the Acquisition to be fair and reasonable.  In providing financial advice to the Board of Charter, Goldman Sachs International, J.P. Morgan Cazenove and RBS have taken into account the Board's commercial assessments.  Goldman Sachs International is providing the independent financial advice for the purposes of Rule 3 of the City Code and J.P. Morgan Cazenove and RBS are also acting as financial advisers to the Board of Charter.  Accordingly, the Board of Charter intends unanimously to recommend that Charter Shareholders vote in favour of the resolutions relating to the Acquisition at the Meetings (or in the event that the Acquisition is implemented by way of an Offer, to accept or procure acceptance of such Offer).

•
Colfax has received irrevocable undertakings from those members of the Board of Charter who hold beneficial interests in the Charter Shares to vote in favour of the Scheme (or, in the event that the Acquisition is implemented by way of a takeover offer, to accept the Offer) in respect of their entire beneficial holdings which total 176,977 Charter Shares in aggregate representing approximately 0.1 per cent. of Charter’s issued share capital as at the date of this announcement.  Further details of these irrevocable undertakings are set out in Appendix 3 to this announcement.

•
Further details of the Acquisition and the Scheme will be contained in the Scheme Document that will be posted to Charter Shareholders and, for information purposes only, to participants in the Charter Executive Share Schemes and the Phantom Restricted Scheme Plans as soon as practicable.

•	Commenting on the Acquisition, Mitchell P. Rales, the Chairman of Colfax and Clay H. Kiefaber, Colfax President and Chief Executive Officer of Colfax said:

“This is a transformational acquisition for Colfax that accelerates our growth strategy, enhances our business profile and continues our journey to becoming a premier global enterprise.  We are very pleased that Charter's Board has recommended our offer, which we believe will bring significant benefits for both companies’ shareholders.  Charter shareholders will receive an immediate premium and share in the upside of the combined company through the stock component of our offer, while Colfax shareholders will benefit from the significant earnings accretion and value creation opportunities that this combination will create."

"Charter International, with its global brands, is an excellent strategic fit that will significantly enhance our position in emerging markets, create an even balance of short- and long-cycle businesses and grow our aftermarket revenues,” said Clay H. Kiefaber, Colfax President and Chief Executive Officer. “Howden will be a great complement to our existing specialty fluid handling business and ESAB will be the nucleus of a new growth platform.  In addition, we believe the application of the Colfax Business System will drive meaningful operational improvements."

•	Commenting on the decision by the Board of Charter to recommend the Acquisition, Lars Emilson, the Chairman of Charter said:

"The Board believes this is an attractive offer for Charter shareholders, reflecting the strengths of both ESAB and Howden's market leading positions, and their growth prospects. The proposed acquisition represents a premium of approximately 48.0 per cent. to Charter's share price before we entered into an offer period and before the recent decline in global financial markets. Colfax is a global engineering company which is complementary to Charter, with a strong reputation for its quality brands, leading positions, and a long term vision for growth and returns. Colfax has committed to providing continued stability for our employees and continued development of the ESAB and Howden offering for our customers. The Board of Charter intends to recommend the proposed acquisition to shareholders."

This summary should be read in conjunction with the following full announcement and the Appendices.

The Acquisition will be subject to the Conditions and other terms set out in Appendix 1 to the announcement and to the full terms and conditions which will be set out in the Scheme Document.  Appendix 2 contains bases and sources of certain information contained in this announcement.  Details of irrevocable undertakings received by Colfax are set out in Appendix 3 to the announcement.  Certain terms used in this summary and the full announcement are defined in Appendix 4 to the announcement.

A copy of this announcement will be available, subject to certain restrictions in relation to persons resident in Restricted Jurisdictions, at Charter’s website at www.charter.ie and at Colfax’s website at www.colfaxcorp.com.  Neither the contents of Charter’s website, the contents of Colfax's website, nor the content of any other website accessible from hyperlinks on either Charter's or Colfax's website, is incorporated into or forms part of this announcement.

Enquiries:

Colfax and Bidco
Scott Brannan, Colfax (SVP and Chief Financial Officer)	+1 (301) 323 9000

Citigate Dewe Rogerson
(Public relations adviser to Colfax and Bidco)
Patrick Donovan	+44 (0)20 7282 2915
Ginny Pulbrook	+44 (0)20 7282 2945

Deutsche Bank	+44 (0)20 7545 8000
(Financial adviser and corporate broker to Colfax and Bidco)
Richard Sheppard
James Cass
Charles Wilkinson (corporate broking)

Charter
Gareth Rhys Williams, Chief Executive	+44 (0)20 3206 0843
Aidan Wallis, Corporate Development Director

Brunswick Group LLP	+44 (0)20 7404 5959
(Public relations adviser to Charter)
Jonathan Glass
Nina Coad

Goldman Sachs International	+44 (0)20 7774 1000
(Financial adviser to Charter)
Dominic Lee
Philip Shelley
Adrian Beidas

J.P. Morgan Cazenove	+44 (0)20 7588 2828
(Financial adviser and corporate broker to Charter)
Edmund Byers
Robert Constant
Dwayne Lysaght

RBS Corporate Finance Limited	+44 (0)20 7678 8000
(Financial adviser and corporate broker to Charter)
John MacGowan
Simon Hardy
David Smith

This announcement is not intended to and does not constitute or form part of any offer to sell or subscribe for or any invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the Acquisition or otherwise.  The Acquisition will be made solely pursuant to the terms of the Scheme Document (or, if applicable, the Offer Document), which will contain the full terms and conditions of the Acquisition, including details of how to vote in respect of the Acquisition or to elect to sell shares in connection with the acquisition, as the case may be.  Any decision in respect of, or other response to, the Acquisition should be made only on the basis of the information contained in the Scheme Document.

The release, publication or distribution of this announcement in jurisdictions other than the United Kingdom, Jersey and the United States may be restricted by law and therefore any persons who are subject to the laws of any jurisdiction other than the United Kingdom, Jersey and the United States should inform themselves about, and observe any applicable requirements.  In particular, the ability of persons who are not resident in the United Kingdom, Jersey or the United States to vote their Charter Shares with respect to the Scheme at the Meetings, or to execute and deliver forms of proxy appointing another to vote at the Meetings on their behalf, may be affected by the laws of the relevant jurisdictions in which they are located.  This announcement has been prepared for the purpose of complying with Jersey law and the City Code and the information disclosed may not be the same as that which would have been disclosed if this announcement had been prepared in accordance with the laws of jurisdictions outside the United Kingdom or Jersey.

Copies of this announcement and any formal documentation relating to the Acquisition are not being, and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in or into or from any Restricted Jurisdiction and persons receiving such documents (including custodians, nominees and trustees) must not mail or otherwise forward, distribute or send it in or into or from any Restricted Jurisdiction.  If the Acquisition is implemented by way of an Offer (unless otherwise permitted by applicable law and regulation), the Offer may not be made directly or indirectly, in or into, or by the use of mails or any means or instrumentality (including, but not limited to, facsimile, e-mail or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or of any facility of a national, state or other securities exchange of any Restricted Jurisdiction and the Offer may not be capable of acceptance by any such use, means, instrumentality or facilities.

Notice to US investors in Charter:  The Acquisition relates to the shares of a Jersey company that is a “foreign private issuer” (as defined under Rule 3b-4 under the US Exchange Act) and is being made by means of a scheme of arrangement provided for under Jersey company law.  A transaction effected by means of a scheme of arrangement is not subject to the tender offer rules or the proxy solicitation rules under the US Exchange Act.  Accordingly, the Acquisition is subject to the disclosure requirements and practices applicable in Jersey to schemes of arrangement which differ from the disclosure requirements of United States tender offer and proxy solicitation rules.  Financial information included in this announcement and the Scheme Document has been or will have been prepared in accordance with accounting standards applicable in the United Kingdom that may not be comparable to financial information of US companies or companies whose financial statements are prepared in accordance with generally accepted accounting principles in the United States.  If, in the future, Bidco exercises the right to implement the Acquisition by way of a takeover offer, such offer will be made in compliance with applicable US laws and regulations.

The securities of Colfax referred to in this announcement have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

The issuance of New Colfax Shares pursuant to the Scheme will not be registered under the Securities Act, and will be issued pursuant to the exemption provided by Section 3(a)(10) under the Securities Act.  In the event that Colfax determines to conduct the Acquisition pursuant to a takeover offer or otherwise in a manner that is not exempt from the registration requirements of the Act, it will file a registration statement with the Securities and Exchange Commission ("SEC") that will contain a prospectus.  In this event, Charter Shareholders are urged to read these documents and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information, and such documents will be available free of charge at the SEC's website at www.sec.gov.

Neither the US Securities and Exchange Commission, nor any US state securities commission, has approved or disapproved of the Loan Notes or the New Colfax Shares to be issued in connection with the Acquisition, or determined if this announcement is accurate or complete.  Any representation to the contrary is a criminal offence in the US.

Deutsche Bank AG is authorised under German Banking Law (competent authority: BaFin - Federal Financial Supervisory Authority) and authorised and subject to limited regulation by the Financial Services Authority.  Details about the extent of Deutsche Bank AG's authorisation and regulation by the Financial Services Authority are available on request.  Deutsche Bank AG is acting as financial adviser to Colfax and Bidco and no one else in connection with the contents of this announcement and will not be responsible to any person other than Colfax and Bidco for providing the protections afforded to clients of Deutsche Bank AG, nor for providing advice in relation to any matters referred to in this announcement.

Goldman Sachs International, which is authorised and regulated in the United Kingdom by the Financial Services Authority, is acting exclusively for Charter and for no-one else in connection with the matters set out in this announcement and will not be responsible to any person other than Charter for providing the protections afforded to clients of Goldman Sachs International, nor for providing advice in relation to the matters set out in this announcement.

J.P. Morgan Limited, which conducts its UK investment banking business as J.P. Morgan Cazenove and is authorised and regulated in the United Kingdom by the Financial Services Authority, is acting exclusively as financial adviser  and corporate broker to Charter and for no one else in connection with the matters set out in this announcement and will not be responsible to anyone other than Charter for providing the protections afforded to its clients nor for providing advice in relation to the matters set out in this announcement.

RBS Corporate Finance Limited, which is authorised and regulated in the United Kingdom by the Financial Services Authority, is acting as financial adviser and corporate broker to Charter and no one else in connection with the matters set out in this announcement and will not be responsible to anyone other than Charter for providing the protections afforded to its clients nor for providing advice in relation to the matters set out in this announcement.

Cautionary Note Regarding Forward-Looking Statements

This document contains certain statements about Colfax and Charter that are or may be “forward-looking statements” — that is, statements related to future, not past, events, including forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations of the management of Colfax and Charter (as the case may be) and are subject to uncertainty and changes in circumstances, and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements.

The forward-looking statements contained in this press release may include statements about the expected effects on Charter and Colfax of the Acquisition, the expected timing and scope of the Acquisition, strategic options and all other statements in this document other than historical facts. Without limitation, any statements preceded or followed by or that include the words “targets”, “plans”, “believes”, “expects”, “aims”, “intends”, “will”, “may”, “anticipates”, “estimates”, “projects”, “seeks”, “sees”, “should,” “would,” “expect,” “positioned,” “strategy,” or words or terms of similar substance or the negative thereof, are forward-looking statements. Forward-looking statements include statements relating to the following: (i) future capital expenditures, expenses, revenues, earnings, synergies, economic performance, indebtedness, financial condition, losses and future prospects; (ii) business and management strategies and the expansion and growth of Colfax's or Charter’s operations and potential synergies resulting from the Acquisition; (iii) the effects of government regulation on Colfax’s or Charter’s business, and (iv) Colfax’s plans, objectives, expectations and intentions generally.

There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements, including the satisfaction of the conditions to the Acquisition and other risks related to the Acquisition and actions related thereto. Additional particular uncertainties that could cause Colfax’s actual results to be materially different than those expressed in its forward-looking statements include: risks associated with Colfax’s international operations; significant movements in foreign currency exchange rates; changes in the general economy, as well as the cyclical nature of Colfax’s markets; Colfax’s ability to accurately estimate the cost of or realize savings from Colfax’s restructuring programs; availability and cost of raw materials, parts and components used in Colfax products; the competitive environment in Colfax’s industry; Colfax’s ability to identify, finance, acquire and successfully integrate attractive acquisition targets, including Charter should the Acquisition be successful; Colfax’s ability to complete the Acquisition as planned and achieve expected synergies in connection with the Acquisition, and risks relating to any unforeseen liabilities of Charter; Colfax’s ability to achieve or maintain credit ratings (in light of the Acquisition and financing of the Acquisition or otherwise) and the impact on its funding costs and competitive position if Colfax does not do so; and others risks and factors as disclosed in Colfax’s Annual Report on Form 10-K under the caption "Risk Factors".  Other unknown or unpredictable factors could also cause actual results to differ materially from those in any forward-looking statement.

Due to such uncertainties and risks, readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. None of Colfax or Charter undertakes any obligation to update publicly or revise forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent legally required.

Dealing and Opening Position Disclosure Requirements

Under Rule 8.3(a) of the City Code, any person who is interested in one per cent. or more of any class of relevant securities of an offeree company or of any paper offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the announcement in which any paper offeror is first identified.

An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any paper offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 pm (London time) on the 10th business day following the commencement of the offer period and, if appropriate, by no later than 3.30 pm (London time) on the 10th business day following the announcement in which any paper offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a paper offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure. Under Rule 8.3(b) of the City Code, any person who is, or becomes, interested in 1 per cent. or more of any class of relevant securities of the offeree company or of any paper offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any paper offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any paper offeror, save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 pm (London time) on the business day following the date of the relevant dealing. If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a paper offeror, they will be deemed to be a single person for the purpose of Rule 8.3.

Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4). Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Takeover Panel’s website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. If you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure, you should contact the Panel’s Market Surveillance Unit on +44 (0)20 7638 0129.

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT SECURITIES LAWS OF SUCH JURISDICTION

12 September 2011

RECOMMENDED CASH AND SHARE OFFER

for

CHARTER INTERNATIONAL PLC

by

COLFAX UK HOLDINGS LTD
a wholly-owned subsidiary of

COLFAX CORPORATION

1.	Introduction

The Board of Charter and the Board of Colfax are pleased to announce that they have reached agreement on the terms of a recommended cash and share offer by Bidco, a wholly-owned subsidiary of Colfax, for the entire issued and to be issued share capital of Charter.

2.	The Acquisition

Under the terms of the Scheme, which will be subject to the Conditions and other terms set out in this announcement and to further terms to be set out in the Scheme Document, Charter Shareholders will receive:

for each Charter Share:	730 pence in cash; and

0.1241 New Colfax Shares

The Acquisition values Charter’s fully diluted share capital at approximately £1,528 million, being 910 pence per Charter Share on a fully diluted basis (based on the Closing Price of US$23.04 per Colfax Share on 9 September 2011, being the last Business Day before this announcement).

The parties agree that an appropriate adjustment will be made to the Exchange Ratio in the event of (a) the payment of any dividend  or other distribution by Colfax to its shareholders; (b) the reclassification, subdivision, consolidation or reorganisation of Colfax's share capital; (c) any issuance of equity securities pursuant to a pre-emptive invitation to the existing shareholders as a class subject only to regulatory exclusions; or (d) any transaction similar to the foregoing to the extent it would have a material disproportionate impact on those Charter Shareholders who receive New Colfax Shares pursuant to the Acquisition as compared to the existing Colfax shareholders (taken as a class).

Colfax has agreed to investigate providing a low cost dealing facility to assist those Charter Shareholders who wish to do so to dispose of the New Colfax Shares they receive under the terms of the Acquisition.  The availability of such a facility will be subject to consideration of the results of the Mix and Match Facility, regulatory considerations, the requirements of the City Code and other practicalities.

The Offer Consideration, with Charter Shareholders having already received the interim dividend of 8 pence per Charter Share, represents a premium of:

➢
approximately 48.0 per cent. to the Closing Price of 615 pence per Charter Share on 28 June 2011 (being the last Business Day before Charter announced it had received a preliminary approach from Melrose regarding a possible offer);

➢	approximately 16.7 per cent. to Melrose's initial offer of 780 pence per Charter Share made by Melrose on 28 June 2011; and

➢	a premium of approximately 13.2 per cent. to the Closing Price of 804 pence per Charter Share on 9 September 2011 (being the last Business Day before this announcement).

It is intended that the Acquisition will be implemented by way of a court-sanctioned scheme of arrangement under Article 125 of the Companies (Jersey) Law 1991 or, if Bidco elects, a takeover offer (as that term is defined under Article 116(1) of the Companies (Jersey) Law 1991). The purpose of the Scheme is to enable Bidco to acquire the whole of the issued and to be issued share capital of Charter.  The Scheme, which will be subject to the Conditions set out in this announcement, will require the sanction of the Court.

In the event that the Acquisition is to be implemented by way of an Offer, the Charter Shares will be acquired pursuant to the Offer fully paid and free from all liens, charges, equitable interests, encumbrances and rights of pre-emption and any other interests of any nature whatsoever and together with all rights attaching thereto.  Any New Charter Shares issued to Bidco pursuant to the Scheme will be issued on the same basis.

On 29 July 2011, concurrently with the release of its interim results for the second quarter of 2011, Colfax provided earnings guidance to the market which the Panel has determined amounted to profit forecasts for the purpose of Rule 28 of the City Code. Colfax will therefore prepare a report on such forecasts pursuant to Rule 28.3 of the City Code as soon as practicable. When the report has been completed, a public announcement will be released and the report will be made available on Colfax's website at www.colfaxcorp.com.

3.	Recommendation

The Board of Charter, which has been so advised by Goldman Sachs International, J.P. Morgan Cazenove and RBS, considers the terms of the Acquisition to be fair and reasonable.  In providing financial advice to the Board of Charter, Goldman Sachs International, J.P. Morgan Cazenove and RBS have taken into account the Board's commercial assessments.  Goldman Sachs International is providing the independent financial advice for the purposes of Rule 3 of the City Code and J.P. Morgan Cazenove and RBS are also acting as financial advisers to the Board of Charter.

Accordingly, the Board of Charter intends unanimously to recommend that Charter Shareholders vote in favour of the resolutions relating to the Acquisition at the Meetings (or in the event that the Acquisition is implemented by way of an Offer, to accept or procure acceptance of such Offer) as those members of the Board of Charter who hold beneficial interests in Charter Shares have irrevocably undertaken to do in respect of their entire beneficial holdings which totals 176,977 Charter Shares in aggregate representing approximately 0.1 per cent. of Charter’s issued share capital.

Further details of these irrevocable undertakings are set out in Appendix 3.

4.	Information relating to Colfax and Bidco

Colfax

Colfax, headquartered in Fulton, Maryland, U.S.A., was founded in 1995 by Mitchell P. Rales and Steven M. Rales.  Colfax is a global supplier of a broad range of fluid handling products, including pumps, fluid handling and lubrication systems and controls, and specialty valves.  It is a leading manufacturer of rotary positive displacement pumps, which include screw pumps, gear pumps and progressive cavity pumps, as well as certain centrifugal pumps.  Colfax designs and engineers products to high quality and reliability standards for use in critical fluid handling applications where performance is paramount.  Colfax also offers customized fluid handling solutions to meet individual customer needs based on in-depth technical knowledge of the applications in which the products are used.

Over the last few years, Colfax has successfully grown its systems business, providing its customers with complete fluid handling systems and solutions.  In the 2010 financial year, approximately 15 per cent. of total revenues (approximately US$79 million) were derived from systems (up from approximately 4 per cent. in the 2006 financial year).  Pumps, including aftermarket parts and services, contributed 82 per cent. of total revenues (approximately US$445 million) in the 2010 financial year (more than 90 per cent. in  the 2006 financial year).  Valves and other products accounted for approximately 3 per cent. of total revenues (approximately US$18 million in the 2010 financial year).

Colfax products are marketed principally under the Allweiler, Baric, Fairmount, Houttuin, Imo, LSC, Portland Valve, Tushaco, Warren and Zenith industrial brand names.

Bidco

Bidco is a newly incorporated English company which is a wholly-owned subsidiary of Colfax established to effect the Acquisition.  Bidco has not traded prior to the date of this announcement (except for entering into transactions relating to the Acquisition).

Further details of Bidco will be contained in the Scheme Document.

5.	Information relating to Charter

Charter International plc is the holding company of a global group of engineering companies.  Charter’s businesses are focussed on welding, cutting and automation (“ESAB”) and on air and gas handling (“Howden”).

Summarised financial information

In its most recent financial year, ended 31 December 2010, Charter achieved revenue of £1,719.6 million (2009: £1,659.2 million), adjusted profit before tax of £148.2 million (2009: £126.0 million) and adjusted earnings per share of 66.1 pence (2009: 55.0 pence). Total dividends were paid of 23.0 pence per share (2009: 21.5 pence).

For the six months ended 30 June 2011, Charter achieved revenue of £946.5 million (2010: £840.4 million), adjusted profit before tax of £75.6 million (2010: £73.3 million) and adjusted earnings per share of 33.6 pence (2009: 32.8 pence). An interim dividend of 8.0 pence per share (2010: 7.5 pence) was declared and was paid to Charter Shareholders on 2 September 2011.

Additional information on ESAB

ESAB is a leading international welding and cutting company. With a heritage dating back to the evolution of the welding process, ESAB formulates, develops, manufactures and supplies consumable products and equipment for use in the cutting and joining of steels and other metals.

ESAB’s comprehensive range of welding consumables includes electrodes, cored and solid wires, and fluxes.  ESAB’s welding and cutting equipment ranges from standard equipment to large bespoke plants used in industrial applications.

The principal end-user segments that it supplies are energy, transport, infrastructure and general industrial.

From its origins in Sweden at the start of the twentieth century, ESAB has developed into a highly international business; at present, its sales are split broadly evenly between the developed economies of Europe and North America, and emerging markets. ESAB is a leading participant in the welding industry in Europe, North America, South America and India and is developing its operations in Africa, the Middle East, China and elsewhere in Asia.

In July 2011, ESAB announced its strategic objectives for the further development of its business.  By building on its established strengths and pursuing identified opportunities, ESAB aims to achieve 10 per cent. organic revenue CAGR, a “through cycle” operating margin of 10 per cent., and (by the end of 2013) to reduce working capital to 19 per cent. of revenue.

Additional information on Howden

Howden is a leading international applications engineer.  Headquartered in Renfrew, Scotland, Howden designs, manufactures, installs and maintains various types of air and gas handling equipment for use in the power, oil and gas, petrochemical and other industries.

Howden’s principal products are fans, heat exchangers and compressors. The fans and heat exchangers are used mainly in the generation of electricity by coal-fired power stations, both in combustion and the control of emissions, and other large scale industrial plant. Howden’s compressors are mainly used in the oil, gas and petrochemical industries.

New equipment sales generally account for around two-thirds of Howden’s revenues. Howden has successfully grown its aftermarket business which accounts for around one-third of Howden’s revenue.

The coal-fired power industry currently accounts for around one-third of Howden’s sales of new equipment as the share of revenue from other industries, especially oil and gas, has increased. Overall, the energy sector is estimated to account for some two-thirds of Howden’s revenues in new equipment.  These figures are based on the pro forma figures for new product sales in 2010 (inclusive of Thomassen Compression Systems which was not acquired until March 2011).

Howden has significant market positions in Europe, North America, China, South Africa and Australia. Howden has recently increased its presence in India, through a joint venture agreement with Larsen & Toubro, a major engineering and construction company, and in Brazil, where it has opened a much enhanced factory. Overall, around one-half of Howden’s sales are made in emerging markets and this proportion is expected to increase progressively over time.

In July 2011, Howden announced its strategic objectives of achieving revenue CAGR of over 10 per cent. and, over the medium to long-term, of achieving an adjusted operating margin of 14 per cent.

6.	Background to and reasons for the Acquisition

Colfax believes the acquisition of Charter would complement its stated strategy which, in addition to driving organic growth, includes pursuing value-creating acquisitions within its served markets, and adding complementary growth platforms to provide scale and revenue diversity.  Colfax considers Charter to be a leading player in key markets with an attractive business mix and strong technological capabilities that fits well with Colfax's acquisition criteria.

Earlier this year Colfax identified Charter as a business that would complement its Fluid Handling platform as well as add a new welding and cutting platform.  In July 2011, following the unsolicited offer for Charter by Melrose, Colfax approached Charter to express its interest in a possible acquisition.

Colfax believes that completion of the Acquisition would accelerate Colfax’s growth strategy and enable Colfax to become a multi-platform business with a strong global footprint.  Charter’s air & gas handling business (Howden) would extend Colfax’s existing Fluid Handling platform, and Charter’s welding, cutting and automation (ESAB) business would establish a new growth platform.

Colfax believes that the Acquisition will improve Colfax’s business profile by providing a meaningful recurring revenue stream.  It would also provide considerable exposure to emerging markets, allow the combined company to benefit from strong secular growth drivers and provide a balance of short and long cycle businesses.

Following the Acquisition, Colfax believes there are significant upside opportunities from applying its established management techniques to improve both margin and return on invested capital.

The Acquisition is also expected to provide a platform for additional acquisitions in the fragmented welding and air handling markets.

The Acquisition is expected to be significantly accretive to earnings1 and to provide double digit returns on invested capital within three to five years.

Colfax takes a disciplined approach to acquisitions with clearly defined strategic and financial criteria, and is committed to maintaining a prudent capital structure.  Colfax believes the resulting capital structure will allow it to meet its goal of achieving and maintaining a credit rating of BB-/Ba3 or better and ensure that it retains sufficient flexibility to continue existing and new initiatives without undue balance sheet risk.

Colfax’s management are established industrialists who buy businesses with the objective of developing them so that they may achieve their full potential.

7.	Background to and reasons for the recommendation

On 20 June 2011, Charter issued a trading update that warned of the expected outcome for 2011 as a whole being below expectations at the time of the interim management statement in April 2011. This announcement was followed by the resignation of the then Charter Chief Executive, Michael Foster, on 27 June 2011.

On 29 June 2011, Charter announced it had received an indicative offer from Melrose that may or may not lead to an offer for the entire issued share capital of Charter.  This initial offer from Melrose of 780 pence per Charter Share (inclusive of Charter’s interim dividend), was rejected by Charter’s Board on 30 June 2011.

On 11 July 2011, the Board of Charter received a revised increased proposal from Melrose of 840 pence per Charter Share (again inclusive of Charter’s interim dividend). The Board of Charter reviewed this proposal and rejected it on 15 July 2011, as undervaluing Charter and its prospects. At that time, the Board of Charter confirmed that it remained committed to maximising value for its shareholders and was exploring a full range of strategic alternatives.

On 1 September 2011, the Board of Charter announced that it had received a revised indicative proposal from Melrose, indicating that Melrose was prepared, subject to certain pre-conditions, to increase the value of its possible offer for Charter by 18 pence per Charter Share. Melrose’s revised proposal represented an 850 pence per Charter Share offer for the Company, on the basis set out in the announcement, and also allowed Charter Shareholders to retain the interim dividend of 8 pence per Charter Share declared on 26 July 2011 and paid to Charter Shareholders on 2 September 2011. The revised proposal comprised 553 pence in Melrose shares  and 297 pence in cash for each Charter Share. The announcement also stated that, on the basis of the increased proposal, and in light of the recent heightened economic uncertainty and financial market volatility, Charter had agreed to commence discussions with Melrose about its revised indicative proposal and to allow Melrose to complete its confirmatory due diligence.

1	This should not be taken as a statement regarding Colfax's expectation for earnings per share during the remainder of 2011, for 2012 or for subsequent periods.

Melrose continues to conduct due diligence on Charter. There can be no certainty that a formal offer will ultimately be forthcoming from Melrose.

Since the initial approach by Melrose, Charter, through its financial advisers, Goldman Sachs International, J.P. Morgan Cazenove, and RBS Corporate Finance Limited, has spoken to certain parties, including Colfax, regarding their possible interest in the Company. On 1 August 2011, Colfax provided formal written confirmation of its interest in Charter. On 23 August 2011, Charter announced that it was in discussions with a potential offeror other than Melrose regarding a possible offer for Charter. Colfax announced on 4 September 2011 that it was in preliminary discussions regarding a possible all-cash offer to acquire Charter.

The Offer Consideration, with Charter Shareholders having already received the interim dividend of 8 pence per Charter Share, represents a premium of:

➢
approximately 48.0 per cent. to the Closing Price of 615 pence per Charter Share on 28 June 2011 (being the last Business Day before Charter announced it had received a preliminary approach from Melrose regarding a possible offer);

➢	approximately 16.7 per cent. to Melrose's initial offer of 780 pence per Charter Share made by Melrose on 28 June 2011; and

➢	a premium of approximately 13.2 per cent. to the Closing Price of 804 pence per Charter Share on 9 September 2011 (being the last Business Day before this announcement).

The Directors of Charter have also noted the general downward movement in global financial markets which has taken place in recent weeks, in particular since the start of August, and which has impacted shares in many industrial and engineering companies in particular.  Since Melrose’s initial offer on 28 June 2011 to 9 September 2011 (being the last Business Day before this announcement), the FTSE 350 Industrial Engineering Index has declined by approximately 8.8 per cent. and FTSE 250 Share Index has declined by approximately 12.5 per cent.

Against this background, the Directors of Charter have therefore concluded that the price of 910 pence for each Charter Share is fair and reasonable and intend to recommend the Acquisition to Charter Shareholders. The terms of the Acquisition allow Charter Shareholders to realise a significant proportion of their investment in Charter for cash whilst also providing the opportunity to retain an on-going interest in Charter’s businesses through a shareholding in the enlarged Colfax group.

8.	Implementation Agreement

Charter, Bidco and Colfax have entered into the Implementation Agreement in relation to the implementation of the Acquisition and related matters in accordance with an agreed indicative timetable which will be set out in the Scheme Document.  The Implementation Agreement contains certain assurances and confirmations between the parties, including provisions reflecting the rules of the Panel which are due to come into force on 19 September 2011, to implement the Scheme on a timely basis.

9.	Inducement Fee Arrangements

Charter has agreed to pay an inducement fee of £15,275,000 to Bidco, subject to the terms and conditions set out in the Implementation Agreement,  in circumstances where a competing offer (or similar proposal) is announced before the Acquisition lapses or is withdrawn and such competing offer (or similar proposal) or another third party offer (or similar proposal) becomes wholly unconditional or effective or is otherwise consummated.

In addition, Charter has agreed to pay an inducement fee of £7,638,000 to Bidco in certain other circumstances, subject to the terms and conditions set out in the Implementation Agreement.  These circumstances include where: (a) the Board of Charter recommends a competing offer (or similar proposal); (b) the Board of Charter withdraws, qualifies or adversely modifies its recommendation of the Acquisition or such recommendation ceases to be unanimous; and (c) where Charter takes any steps to implement a competing offer (or similar proposal) or if Charter makes certain changes to the timetable for the Acquisition or postpones or adjourns the Meetings and as a result the Scheme is reasonably expected not to become effective before the Long Stop Date.

 The payments referred to above are not, however, payable by Charter where, following the announcement of a competing offer (or similar proposal) the Acquisition lapses or is withdrawn (save in circumstances where the Panel has agreed that Bidco may invoke a condition to the Acquisition or may lapse or withdraw the Acquisition other than in reliance on a regulatory condition or any condition reflecting material adverse change not occasioned by any action of Charter).  The amount payable as an inducement fee cannot exceed (in aggregate) £15,275,000.

Further details of the above arrangements are set out in the Implementation Agreement and will be summarised in the Scheme Document.

10.	Financing of the Acquisition

The Acquisition will be funded from a combination of proceeds of the Equity Capital Raising, new debt facilities and Colfax’s existing cash resources.

Debt financing

The debt financing available to Bidco under loan facilities has been arranged by Deutsche Bank AG, New York Branch and HSBC Bank USA, N.A. and further details of the debt financing of the Acquisition will be included in the Scheme Document.

Equity Capital Raising

BDT CF Acquisition Vehicle, LLC, an entity controlled by BDT Capital Partners Fund I, L.P. has agreed to purchase, six Business Days following the Effective Date, up to 13,877,551 shares of preferred stock and up to 14,756,944 shares of common stock of Colfax for US$680 million in the aggregate.  In addition, Mitchell P. Rales, Steven M. Rales and Markel Corporation (an entity in which one of the Colfax directors is an officer) have agreed to subscribe, six business days following the Effective Date, for common stock in the capital of Colfax for US$125 million in the aggregate.  The net proceeds of these issuances of preferred stock and common stock will be used by Colfax  to fund a portion of the Offer Consideration. All these subscriptions for shares of common stock are being made at US$23.04 which is the closing price of a Colfax Share on 9 September 2011, being the last Business Day before this announcement.  The Exchange Ratio has also been determined on this basis and so the 0.1241 New Colfax Shares which Charter Shareholders will receive for each Charter Share held are valued at 180 pence accordingly.

The Equity Capital Raising requires the approval of Colfax shareholders and accordingly Colfax intends to convene a meeting of its shareholders in order to approve the Equity Capital Raising.  The resolutions to be proposed at the meeting will require the approval of Colfax shareholders holding more than 50 per cent. of the outstanding common stock.  Colfax has undertaken to Charter that it will use reasonable endeavours to finalise the documentation required in connection with the shareholder meeting in accordance with legal and regulatory requirements and, thereafter, to hold the shareholder meeting, in each case as soon as reasonably practicable and in any case by this date.  The Board of Colfax intends to recommend Colfax shareholders vote in favour of the resolutions to be proposed at the shareholder meeting.

Mitchell P. Rales and Steven M. Rales who together hold or control 18,291,220 Colfax Shares, representing approximately 42 per cent. of Colfax's issued share capital, have agreed with Charter that (save in certain limited specified circumstance) they will vote in favour of the resolutions regarding the Equity Capital Raising at the shareholder meeting.  The other directors of Colfax intend to vote in favour of the resolutions in respect of their entire beneficial holdings of 360,296 Colfax Shares in aggregate, representing approximately 0.8265 per cent. of Colfax's issued share capital.

Deutsche Bank has confirmed that they are satisfied that sufficient financial resources are available to Bidco to satisfy, in full, the cash consideration payable to the Charter Shareholders pursuant to the Acquisition.

Further information on the financing of the Acquisition will be set out in the Scheme Document.

11.	Management, employees and intentions regarding the Charter Group

Colfax has given assurances to the Board of Charter that, upon and following completion of the Acquisition, the Charter Group employers will continue to comply with the contractual and other entitlements in relation to pension and employment rights of existing employees.

It is intended that, upon the Scheme becoming effective, each of the non-executive members of the Board of Charter will resign from his office as a director of Charter.

12.	Terms of Mix and Match Facility

Charter Shareholders (other than certain Overseas Shareholders) will be entitled to elect, subject to availability, to vary the proportions in which they receive New Colfax Shares and cash in respect of their holdings of Charter Shares.  However, the total number of New Colfax Shares to be issued and the maximum aggregate amount of cash to be paid under the Scheme will not be varied as a result of elections under the Mix and Match Facility.

Accordingly, elections made by Charter Shareholders under the Mix and Match Facility will only be satisfied to the extent that other Charter Shareholders make off-setting elections.  To the extent that elections cannot be satisfied in full, they will be scaled down on a pro rata basis.  As a result, Charter Shareholders who make an election under the Mix and Match Facility will not know the exact number of New Colfax Shares or the amount of cash they will receive until settlement of the consideration due to them in respect of the Acquisition.

The Mix and Match Facility is conditional upon the Scheme becoming effective and further details of the Mix and Match Facility will be included in the Scheme Document.

13.	Loan Note Alternative

Charter Shareholders (other than certain Overseas Shareholders) will be entitled to elect to receive Loan Notes instead of all or part of the cash consideration to which they would otherwise be entitled under the terms of the Acquisition.

The Loan Note Alternative will be made available on the following basis:

for every whole £1 in cash consideration         £1 nominal value of Loan Notes

The Loan Notes will be governed by English law and will be issued, credited as fully paid, in integral multiples of £1 nominal value.  The Loan Notes will have the benefit of an unsecured guarantee from Colfax in respect of all obligations for the life of the Loan Notes.  All fractional entitlements to the Loan Notes will be disregarded and will not be issued.  The Loan Notes will be non-transferable other than to privileged relations and family trusts and no application will be made for them to be listed or dealt in on any stock exchange.  The Loan Notes will not be qualifying corporate bonds.

The Loan Notes will bear interest from the date of issue to the relevant holder of the Loan Notes at a rate per annum of 0.50 per cent. below LIBOR.  Interest will be payable semi-annually on 30 June and 31 December each year, or if that day is not a Business Day, on the immediately following Business Day, with the first interest payment date being 30 June 2012 or, if later, at least six months from the date of issue.  The Loan Notes will be redeemable at par (together with accrued interest less any tax required by law to be withheld or deducted therefrom) in whole or in part, for cash at the option of the noteholders on 30 June 2012 and subsequently semi-annually on 30 June and 31 December each year (or, if that day is not a Business Day, on the immediately following Business Day).  In certain circumstances, Bidco will have the right to redeem all of the Loan Notes.  If not previously redeemed, the final redemption date will be the date falling five (5) years after the Effective Date.

No Loan Notes will be issued unless, on or before the Effective Date, valid elections have been received in respect of at least £2 million in nominal value of Loan Notes.  If insufficient elections are received, Charter Shareholders electing for the Loan Note Alternative will instead receive cash in accordance with the terms of the Acquisition.  If at any time after 30 June 2012 (or, if later, six months from the date of issue),  the outstanding nominal amount of Loan Notes is equal to or less than £2 million, Bidco will be entitled to redeem all of the then outstanding Loan Notes.

The Loan Note Alternative will be conditional upon the Acquisition becoming effective.  Full details of the Loan Note Alternative will be contained in the Scheme Document or, as the case may be, the Offer Document and the Loan Note Form of Election.  The Loan Notes are not being offered to Overseas Shareholders.

Charter Shareholders should consider carefully, in light of their own investment objectives and tax position, whether they wish to elect for Loan Notes under the Loan Note Alternative and are strongly advised to seek their own independent financial advice before making any such election.

14.	Charter Executive Share Schemes and Phantom Restricted Scheme Plan

In due course, Charter and Bidco will write to participants in the Charter Executive Share Schemes to inform them of the effect of the Scheme on their rights under the Charter Executive Share Schemes and the actions they may take to enable them to participate in the Scheme.

Charter and Bidco will also write in due course to participants in the Charter Executive Share Schemes and the Phantom Restricted Scheme Plan to inform them of the effect of the Scheme on their rights under that plan.

It is proposed to amend the articles of association of Charter at the Charter General Meeting to provide that, if the Scheme becomes effective, any Charter Shares issued (other than to Bidco or subsidiaries or nominees of Colfax) between approval of the Scheme at the Court Meeting and the Scheme Record Time will be subject to the Scheme and that any Charter Shares issued after the Scheme Record Time will automatically be acquired by Bidco in exchange for cash and New Colfax Shares as described in paragraph 2 above on the same basis as under the Scheme.  Consequently, participants in the Charter Executive Share Schemes whose rights to receive Charter Shares under awards vest after the Scheme Record Time will receive cash and New Colfax Shares as described in paragraph 2 above.

15.	Expected timetable

It is expected that the Scheme Document containing further details of the Scheme (including an expected timetable) will be dispatched to Charter Shareholders as soon as practicable (and, in any event, not later than 28 days after the date of this announcement).

16.	Disclosure of interests in Charter Shares

As at the close of business on 9 September 2011 (the last Business Day prior to this announcement) and save as discussed above and for the irrevocable undertakings referred to in Appendix 3, neither Bidco, nor any Bidco Directors nor, so far as Bidco is aware, any person acting in concert (within the meaning of the City Code) with Bidco has any interest in, owns or has owned or controls or has controlled any Charter Shares (including pursuant to any short or long exposure, whether conditional or absolute, to changes in the prices of securities) or any rights to subscribe for or purchase the same, or holds or has held options (including traded options) in respect of, or has or has had any option to acquire, any Charter Shares or has entered into any derivatives referenced to Charter Shares ("Relevant Shares") which remain outstanding, nor does any person have or has any such person had any arrangement in relation to Relevant Shares.  An "arrangement" for these purposes also includes any indemnity or option arrangement, or any arrangement or understanding, formal or informal, of whatever nature, relating to Relevant Shares which may be an inducement to deal or refrain from dealing in such securities, or any borrowing or lending of Relevant Shares that have not been on-lent or sold.

On 4 September 2011, Colfax made an announcement falling under Rule 2.4 of the City Code that it was in preliminary discussions regarding a possible all-cash offer to acquire Charter ("Possible Offer Announcement") that would generally require it to make an Opening Position Disclosure by no later than 12 noon on the day falling 10 Business Days after the Possible Offer Announcement.  Bidco will not be releasing an Opening Position Disclosure today disclosing interests in the relevant securities of each of Colfax and Melrose as this Opening Position Disclosure would not disclose any interests.  With the Panel’s consent, Bidco will make an Opening Position Disclosure as soon as possible, and in any event before 12 noon on the day 10 Business Days after the date of this announcement disclosing interests in the relevant securities of Colfax.

17.	Scheme of Arrangement

It is intended that the Acquisition will be effected by a court sanctioned scheme of arrangement between Charter and the Scheme Shareholders under Article 125 of the Companies (Jersey) Law 1991.  The purpose of the Scheme is to provide for Bidco to become owner of the whole of the issued and to be issued share capital of Charter.

Under the Scheme, the Acquisition is to be principally achieved by:

➢
the cancellation of the Scheme Shares held by Scheme Shareholders in consideration for which Scheme Shareholders will receive consideration on the basis set out in paragraph 2 of this announcement (including, the issue of New Colfax Shares to Scheme Shareholders);

➢
amendments to Charter's articles of association to ensure that any Charter Shares issued (other than to Bidco or any subsidiaries or nominees of Colfax) between approval of the Scheme at the Court Meeting and the Scheme Record Time will be subject to the Scheme and that any Charter Shares issued after the Scheme Record Time will automatically be acquired by Bidco; and

➢	the issue of New Charter Shares to Bidco provided for in the Scheme that will result in Charter becoming an indirect, wholly-owned subsidiary of Colfax.

The Acquisition will be subject to the Conditions and further terms and conditions referred to in Appendix 1 to this announcement and to be set out in the Scheme Document.

To become effective, the Scheme requires the approval of the Charter Shareholders by the passing of a resolution at the Court Meeting.  The resolution must be approved by a majority in number representing not less than three-fourths of the voting rights of the holders of the Charter Shares (or the relevant class or classes thereof, if applicable) present and voting, either in person or by proxy, at the Court Meeting.  To become effective, the Scheme also requires the passing of a special resolution at the Charter General Meeting, requiring the approval of Charter Shareholders representing at least two thirds of the votes cast at the Charter General Meeting (either in person or by proxy).  The Charter General Meeting will be held immediately after the Court Meeting.

Following the Meetings, the Scheme must be sanctioned by the Court and the associated Capital Reduction must be confirmed by the Court. The Scheme will become effective in accordance with its terms on delivery of the Scheme Court Order, the Reduction Court Order and the minute of the Capital Reduction attached thereto to the Registrar of Companies, and, in relation to the Capital Reduction, the Reduction Court Order and attached minute being filed with and registered by the Registrar of Companies.

Upon the Scheme becoming effective, it will be binding on all Charter Shareholders, irrespective of whether or not they attended or voted at the Meetings and the consideration due under the Acquisition will be despatched by Bidco to Scheme Shareholders no later than 14 days after the Effective Date.

The Scheme will contain a provision for Bidco and Charter to jointly consent, on behalf of all persons concerned, to any modification of or addition to the Scheme or to any condition that the Court may approve or impose.  Charter has been advised that the Court would be unlikely to approve any modification of, or addition to, or impose a condition to the Scheme which might be material to the interests of Scheme Shareholders unless Scheme Shareholders were informed of such modification, addition or condition.  It would be a matter for the Court to decide, in its discretion, whether or not a further meeting of the Scheme Shareholders should be held in these circumstances.

The Scheme Document will include full details of the Scheme, together with notices of the Court Meeting and the Charter General Meeting and the expected timetable, and will specify the action to be taken by Scheme Shareholders.

The Scheme will be governed by Jersey law.  The Scheme will be subject to the applicable requirements of the City Code, the Panel, the London Stock Exchange and the UK Listing Authority.  The bases and sources of certain information contained in this announcement are set out in Appendix 2.  Certain terms used in this announcement are defined in Appendix 4.

18.	Irrevocable Undertakings

Those members of the Board of Charter who hold beneficial interests in Charter Shares have irrevocably undertaken to vote in favour of the resolutions relating to the Acquisition at the Meetings (or, in the event that the Acquisition is implemented by way of a takeover offer, to accept the Offer) in respect of their own beneficial holdings which total 176,977 Charter Shares representing in aggregate approximately 0.1 per cent. of Charter’s issued share capital at the date of this announcement.  These irrevocable undertakings will continue to be binding even if a competing offer is made for Charter which exceeds the value of the Acquisition and even if such higher offer is recommended for acceptance by the Board of Charter.

Further details of these irrevocable undertakings are set out in Appendix 3.

19.	Delisting and re-registration

Prior to the Scheme becoming effective, a request will be made to the London Stock Exchange to cancel trading in Charter Shares on its market for listed securities on the first Business Day following the Effective Date and the UK Listing Authority will be requested to cancel the listing of the Charter Shares from the Official List on the first Business Day following the Effective Date.

Share certificates in respect of the Charter Shares will cease to be valid and should be destroyed on the first Business Day following the Effective Date.

In addition, entitlements held within the CREST system to the Charter Shares will be cancelled on the first Business Day following the Effective Date.

As soon as practicable after the Effective Date, it is intended that Charter will be re-registered as a private limited company.

20.	Overseas Charter Shareholders

The distribution of this announcement to, and the availability of the Acquisition to, persons who are not resident in the United Kingdom, Jersey or the United States may be affected by the laws of their relevant jurisdiction. Such persons should inform themselves of and observe any applicable legal or regulatory requirements of their jurisdiction. Further details in relation to overseas Charter Shareholders will be contained in the Scheme Document.

Scheme Shareholders in the US

The Scheme relates to the shares of a Jersey company that is a “foreign private issuer” as defined under Rule 3b-4 under the Exchange Act and will be governed by Jersey law.  A transaction effected by means of a scheme of arrangement is not subject to the tender offer rules under the Exchange Act. Accordingly, the Scheme is subject to the disclosure requirements and practices applicable in Jersey and under the Code to schemes of arrangement, which differ from the disclosure requirements of the US tender offer rules. Financial information included in this announcement has been prepared, unless specifically stated otherwise, in accordance with accounting standards applicable in Jersey and thus may not be comparable to the financial information of US companies or companies whose financial statements are prepared in accordance with generally accepted accounting principles in the US. If Bidco exercises its right to implement the Acquisition by way of a takeover offer, such offer will be made in compliance with applicable US laws and regulations.

The securities of Colfax referred to in this announcement have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

The issuance of New Colfax shares pursuant to the Scheme will not be registered under the Securities Act, and will be issued pursuant to the exemption provided by Section 3(a)(10) under the Securities Act.  In the event that Colfax determines to conduct the Acquisition pursuant to a takeover offer or otherwise in a manner that is not exempt from the registration requirements of the Act, it will file a registration statement with the SEC that will contain a prospectus.  In this event, Charter Shareholders are urged to read these documents and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information, and such documents will be available free of charge at the SEC's website at www.sec.gov.

Neither the US Securities and Exchange Commission, nor any US state securities commission, has approved or disapproved of the Loan Notes or the New Colfax Shares to be issued in connection with the Acquisition, or determined if this announcement is accurate or complete.  Any representation to the contrary is a criminal offence in the US.

21.	Rule 2.10 disclosure

In accordance with Rule 2.10 of the City Code, Colfax confirms that as at the close of business on 9 September 2011, being the last Business Day before this announcement, it had 43,590,915 shares of Colfax's common stock in issue and admitted to trading on the New York Stock Exchange under the ISIN US1940141062.

22.	General

Colfax reserves the right to elect to implement the Acquisition by way of an Offer for the entire issued and to be issued share capital of Charter not already held by Bidco or any subsidiary or nominees of Colfax as an alternative to the Scheme.  In such an event, an Offer will be implemented on the same terms (subject to appropriate amendments), so far as applicable, as those which would apply to the Scheme but with an acceptance condition which will be set at 75 per cent. (or such lower percentage as Colfax may decide or the Panel may require) as referred to in Part A of Appendix 1 to this announcement.  Colfax has agreed that any such Offer would remain open for acceptance for at least 60 days after the Offer Document is published.

If the Acquisition is effected by way of an Offer and such Offer becomes or is declared unconditional in all respects and acceptances of more than 75 per cent. of the voting rights attaching to Charter Shares are received Bidco intends to: (i) request the London Stock Exchange and the UK Listing Authority to cancel trading in Charter Shares on the London Stock Exchange’s main market for listed securities and the listing of the Charter Shares from the Official List; and (ii) exercise its rights, to the extent applicable, to apply the provisions of Articles 116 to 118 and Article 121 of the Companies (Jersey) Law 1991 to acquire compulsorily the remaining Charter Shares in respect of which the Offer has not been accepted.

The Acquisition will be subject to the Conditions and other terms set out in this announcement and to the full terms and conditions which will be set out in the Scheme Document.  Appendix 2 contains bases and sources of certain information contained in this announcement.  Details of irrevocable undertakings received by Bidco are set out in Appendix 3.  Certain terms used in this announcement are defined in Appendix 4.

A copy of this announcement will be available, subject to certain restrictions relating to persons resident in Restricted Jurisdictions at Charter’s website at www.charter.ie and at Colfax’s website at  www.colfaxcorp.com/.  Neither the contents of Charter’s website, the contents of Colfax's website, nor the content of any other website accessible from hyperlinks on either Charter's or Colfax's website, is incorporated into or forms part of this announcement.

Enquiries:

Colfax and BidCo
Scott Brannan, Colfax (SVP and Chief Financial Officer)	+1 (301) 323 9000

Citigate Dewe Rogerson
(Public relations adviser to Colfax and Bidco)
Patrick Donovan	+44 (0)20 7282 2915
Ginny Pulbrook	+44 (0)20 7282 2945

Deutsche Bank	+44(0) 20 7545 8000
(Financial adviser and corporate broker to Colfax and Bidco)
Richard Sheppard
James Cass
Charles Wilkinson (corporate broking)

Charter
Gareth Rhys Williams, Chief Executive	+44 (0)20 3206 0843
Aidan Wallis, Corporate Development Director

Brunswick Group LLP	+44 (0)20 7404 5959
(Public relations adviser to Charter)
Jonathan Glass
Nina Coad

Goldman Sachs International	+44 (0)20 7774 1000
(Financial adviser to Charter)
Dominic Lee
Philip Shelley
Adrian Beidas

J.P. Morgan Cazenove	+44 (0)20 7588 2828
(Financial adviser and corporate broker to Charter)
Edmund Byers
Robert Constant
Dwayne Lysaght

RBS Corporate Finance Limited	+44 (0)20 7678 8000
(Financial adviser and corporate broker to Charter)
John MacGowan
Simon Hardy
David Smith

This announcement is not intended to and does not constitute or form part of any offer to sell or subscribe for or any invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the Acquisition or otherwise.  The Acquisition will be made solely pursuant to the terms of the Scheme Document (or, if applicable, the Offer Document), which will contain the full terms and conditions of the Acquisition or to elect to sell shares in connection with the acquisition, as the case may be), including details of how to vote in respect of the Acquisition.  Any decision in respect of, or other response to, the Acquisition should be made only on the basis of the information contained in the Scheme Document.

The release, publication or distribution of this announcement in jurisdictions other than the United Kingdom, Jersey and the United States may be restricted by law and therefore any persons who are subject to the laws of any jurisdiction other than the United Kingdom, Jersey or the United States should inform themselves about, and observe any applicable requirements.  In particular, the ability of persons who are not resident in the United Kingdom, Jersey or the United States to vote their Charter Shares with respect to the Scheme at the Meetings, or to execute and deliver forms of proxy appointing another to vote at the Meetings on their behalf, may be affected by the laws of the relevant jurisdictions in which they are located.  This announcement has been prepared for the purpose of complying with Jersey law and the City Code and the information disclosed may not be the same as that which would have been disclosed if this announcement had been prepared in accordance with the laws of jurisdictions outside the United Kingdom or Jersey.

Copies of this announcement and any formal documentation relating to the Acquisition are not being, and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in or into or from any Restricted Jurisdiction and persons receiving such documents (including custodians, nominees and trustees) must not mail or otherwise forward, distribute or send it in or into or from any Restricted Jurisdiction.  If the Acquisition is implemented by way of an Offer (unless otherwise permitted by applicable law and regulation), the Offer may not be made directly or indirectly, in or into, or by the use of mails or any means or instrumentality (including, but not limited to, facsimile, e-mail or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or of any facility of a national, state or other securities exchange of any Restricted Jurisdiction and the Offer may not be capable of acceptance by any such use, means, instrumentality or facilities.

Notice to US investors in Charter:  The Acquisition relates to the shares of a Jersey company that is a “foreign private issuer” (as defined under Rule 3b-4 under the US Exchange Act) and is being made by means of a scheme of arrangement provided for under Jersey company law.  A transaction effected by means of a scheme of arrangement is not subject to the tender offer rules or the proxy solicitation rules under the US Exchange Act.  Accordingly, the Acquisition is subject to the disclosure requirements and practices applicable in Jersey to schemes of arrangement which differ from the disclosure requirements of United States tender offer and proxy solicitation rules.  Financial information included in this announcement and the Scheme Document has been or will have been prepared in accordance with accounting standards applicable in the United Kingdom that may not be comparable to financial information of US companies or companies whose financial statements are prepared in accordance with generally accepted accounting principles in the United States.  If, in the future, Bidco exercises the right to implement the Acquisition by way of a takeover offer and determines to extend the offer into the United States, the Acquisition will be made in compliance with applicable United States laws and regulations.

The securities of Colfax referred to in this announcement have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

The issuance of New Colfax Shares pursuant to the Scheme will not be registered under the Securities Act, and will be issued pursuant to the exemption provided by Section 3(a)(10) under the Act.  In the event that Colfax determines to conduct the Acquisition pursuant to a takeover offer or otherwise in a manner that is not exempt from the registration requirements of the Securities Act, it will file a registration statement with the SEC that will contain a prospectus.  In this event, Charter Shareholders are urged to read these documents and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information, and such documents will be available free of charge at the SEC's website at www.sec.gov.

Neither the US Securities and Exchange Commission, nor any US state securities commission, has approved or disapproved of the Loan Notes or the New Colfax Shares to be issued in connection with the Acquisition, or determined if this announcement is accurate or complete.  Any representation to the contrary is a criminal offence in the US.

It may be difficult for US holders of Charter Shares to enforce their rights and any claim arising out of the US federal laws, since Bidco and Charter are located in a non-US jurisdiction, and some or all of their officers and directors may be residents of a non-US jurisdiction.  US holders of Charter Shares may not be able to sue a non-US company or its officers or directors or enforce a judgment rendered by a US court in a non-US court for violations of the US securities laws.  Further, it may be difficult to compel a non-US company and its affiliates to subject themselves to a US court’s judgment.

Deutsche Bank AG is authorised under German Banking Law (competent authority: BaFin - Federal Financial Supervisory Authority) and authorised and subject to limited regulation by the Financial Services Authority.  Details about the extent of Deutsche Bank AG's authorisation and regulation by the Financial Services Authority are available on request.  Deutsche Bank AG is acting as financial adviser to Colfax and Bidco and no one else in connection with the contents of this announcement and will not be responsible to any person other than Colfax and Bidco for providing the protections afforded to clients of Deutsche Bank AG, nor for providing advice in relation to any matters referred to in this announcement.

Goldman Sachs International, which is authorised and regulated in the United Kingdom by the Financial Services Authority, is acting exclusively for Charter and for no-one else in connection with the matters set out in this announcement and will not be responsible to any person other than Charter for providing the protections afforded to clients of Goldman Sachs International, nor for providing advice in relation to the matters set out in this announcement.

J.P. Morgan Limited, which conducts its UK investment banking business as J.P. Morgan Cazenove and is authorised and regulated in the United Kingdom by the Financial Services Authority, is acting exclusively as financial adviser  and corporate broker to Charter and for no one else in connection with the matters set out in this announcement and will not be responsible to anyone other than Charter for providing the protections afforded to its clients nor for providing advice in relation to the matters set out in this announcement.

RBS Corporate Finance Limited, which is authorised and regulated in the United Kingdom by the Financial Services Authority, is acting as financial adviser and corporate broker to Charter and no one else in connection with the matters set out in this announcement and will not be responsible to anyone other than Charter for providing the protections afforded to its clients nor for providing advice in relation to the matters set out in this announcement.

Cautionary Note Regarding Forward-Looking Statements

This document contains certain statements about Colfax and Charter that are or may be “forward-looking statements” — that is, statements related to future, not past, events, including forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations of the management of Colfax and Charter (as the case may be) and are subject to uncertainty and changes in circumstances, and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements.

The forward-looking statements contained in this press release may include statements about the expected effects on Charter and Colfax of the Acquisition, the expected timing and scope of the Acquisition, strategic options and all other statements in this document other than historical facts. Without limitation, any statements preceded or followed by or that include the words “targets”, “plans”, “believes”, “expects”, “aims”, “intends”, “will”, “may”, “anticipates”, “estimates”, “projects”, “seeks”, “sees”, “should,” “would,” “expect,” “positioned,” “strategy,” or words or terms of similar substance or the negative thereof, are forward-looking statements. Forward-looking statements include statements relating to the following: (i) future capital expenditures, expenses, revenues, earnings, synergies, economic performance, indebtedness, financial condition, losses and future prospects; (ii) business and management strategies and the expansion and growth of Colfax's or Charter’s operations and potential synergies resulting from the Acquisition; (iii) the effects of government regulation on Colfax’s or Charter’s business, and (iv) Colfax’s plans, objectives, expectations and intentions generally.

There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements, including the satisfaction of the conditions to the Acquisition and other risks related to the Acquisition and actions related thereto. Additional particular uncertainties that could cause Colfax’s actual results to be materially different than those expressed in its forward-looking statements include: risks associated with Colfax’s international operations; significant movements in foreign currency exchange rates; changes in the general economy, as well as the cyclical nature of Colfax’s markets; Colfax’s ability to accurately estimate the cost of or realize savings from Colfax’s restructuring programs; availability and cost of raw materials, parts and components used in Colfax products; the competitive environment in Colfax’s industry; Colfax’s ability to identify, finance, acquire and successfully integrate attractive acquisition targets, including Charter should the Acquisition be successful; Colfax’s ability to complete the Acquisition as planned and achieve expected synergies in connection with the Acquisition, and risks relating to any unforeseen liabilities of Charter; Colfax’s ability to achieve or maintain credit ratings (in light of the Acquisition and financing of the Acquisition or otherwise) and the impact on its funding costs and competitive position if Colfax does not do so; and others risks and factors as disclosed in Colfax’s Annual Report on Form 10-K under the caption "Risk Factors".  Other unknown or unpredictable factors could also cause actual results to differ materially from those in any forward-looking statement.

Due to such uncertainties and risks, readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. None of Colfax or Charter undertakes any obligation to update publicly or revise forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent legally required.

Dealing and Opening Position Disclosure Requirements

Under Rule 8.3(a) of the City Code, any person who is interested in one per cent. or more of any class of relevant securities of an offeree company or of any paper offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the announcement in which any paper offeror is first identified.

An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any paper offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 pm (London time) on the 10th business day following the commencement of the offer period and, if appropriate, by no later than 3.30 pm (London time) on the 10th business day following the announcement in which any paper offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a paper offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure. Under Rule 8.3(b) of the City Code, any person who is, or becomes, interested in 1 per cent. or more of any class of relevant securities of the offeree company or of any paper offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any paper offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any paper offeror, save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 pm (London time) on the business day following the date of the relevant dealing. If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a paper offeror, they will be deemed to be a single person for the purpose of Rule 8.3.

Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4). Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Takeover Panel’s website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. If you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure, you should contact the Panel’s Market Surveillance Unit on +44 (0)20 7638 0129.

APPENDIX 1

CONDITIONS AND CERTAIN FURTHER TERMS OF THE SCHEME AND THE ACQUISITION

Part A:	Conditions of the Scheme

The Acquisition will be conditional upon the Scheme becoming unconditional and becoming effective by no later than the Long Stop Date, or such later date (if any) as Bidco and Charter may (with the consent of the Panel) agree and, if required, the Court may allow.

(A)	the Scheme will be conditional upon:

(i)
its approval by a majority in number representing not less than three-fourths of the voting rights of the holders of Charter Shares (or the relevant class or classes thereof, if applicable) present and voting, either in person or by proxy, at the Court Meeting and at any separate class meeting which may be required by the Court or at any adjournment of any such meeting;

(ii)	all resolutions necessary to approve and implement the Scheme being duly passed by the requisite majority or majorities at the Charter General Meeting or at any adjournment of that meeting; and

(iii)	the sanction of the Scheme with or without modification (but subject to any such modification being acceptable to Bidco and Charter) and the confirmation of the Capital Reduction by the Court and:

(a)	the delivery of the Scheme Court Order to the Registrar of Companies; and

(b)	the registration of the Reduction Court Order and minute of the Capital Reduction being filed with and registered by the Registrar of Companies.

In addition, Bidco and Charter have agreed that the Acquisition will be conditional upon the following conditions and, accordingly, the necessary actions to make the Scheme effective will not be taken unless the following conditions (as amended if appropriate) have been satisfied (and continue to be satisfied pending the commencement of the Court Hearing) or, where relevant, waived prior to the Scheme being sanctioned by the Court:

(B)	the approval of the shareholders of Colfax of the Equity Capital Raising by the requisite simple majority at a duly convened meeting of Colfax's shareholders;

(C)
insofar as the Acquisition constitutes, or is deemed to constitute, a concentration with an European Union dimension within the scope of Council Regulation (EC) 139/2004 (as amended) (the “Regulation”) or the European Commission otherwise accepts jurisdiction to examine the Acquisition under the Regulation:

(i)
the European Commission indicating that it does not intend to initiate proceedings under Article 6(1)(c) of the Regulation in respect of the proposed acquisition of Charter by Bidco or any aspect of such acquisition or its financing (or being deemed to have done so under Article 10(6) of the Regulation); and

(ii)
in the event that any request or requests under Article 9(2) of the Regulation have been made by any European Union or EFTA states, the European Commission indicating that it does not intend to refer the proposed acquisition of Charter by Bidco or any aspect of such acquisition or its financing, to any competent authority of a European Union or EFTA state in accordance with Article 9(3) of the Regulation; and

(iii)
no indication having been made that a European Union or EFTA state may take appropriate measures to protect legitimate interests pursuant to Article 21(4) of the Regulation in relation to the proposed acquisition of Charter by Bidco or any aspect of such acquisition or its financing;

(D)
all necessary filings having been made under the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976 (as amended) and the regulations promulgated thereunder, and the waiting period thereunder having expired, lapsed or been terminated as appropriate in each case in respect of the Acquisition or any aspect of the Acquisition or its financing (including, for the avoidance of doubt, the Equity Capital Raising),  the acquisition or proposed acquisition of any shares or other securities in, or control of, Charter or any other member of the Wider Charter Group by any member of the Wider Colfax Group;

(E)
all necessary notifications, filings and applications having been made, all regulatory and statutory obligations in any relevant jurisdiction having been complied with, all appropriate waiting and other time periods (including any extensions of such waiting and other time periods) under any applicable legislation or regulations of any relevant jurisdiction  having expired, lapsed or been terminated in each case in respect of the Acquisition or any aspect of the Acquisition or its financing (including, for the avoidance of doubt, the Equity Capital Raising),  the acquisition or proposed acquisition of any shares or other securities in, or control of, Charter or any other member of the Wider Charter Group by any member of the Wider Colfax Group or the carrying on by any member of the Wider Charter Group of its business;

(F)
except as Publicly Announced or disclosed in Disclosed Information, there being no provision of any agreement, arrangement, licence, permit or other instrument to which any member of the Wider Charter Group is a party or by or to which any such member or any of its assets may be bound, entitled or subject, which in each case as a consequence of the Acquisition, the acquisition or proposed acquisition of any shares or other securities in Charter or because of a change in the control or management of Charter, would or might reasonably be expected to result in (to an extent or in a manner which is material and adverse in the context of the Acquisition or would have a material and adverse effect on the Wider Charter Group as a whole):

(i)
any such agreement, arrangement, licence, permit or instrument or the rights, liabilities, obligations or interests or business of any member of the Wider Charter Group thereunder, or interests or business of any such member in or with any other person, firm, company or body (or any arrangements to which any such member is a party relating to any such interests or business), being or becoming capable of being terminated or modified or adversely affected or any obligation or liability arising or any action being taken or arising thereunder;

(ii)
any assets owned or used by any member of the Wider Charter Group, or any interest in such asset, being or falling to be disposed of or charged or ceasing to be available to any member of the Wider Charter Group or any right arising under which any such asset or interest could be required to be disposed of or charged or cease to be available to any member of the Wider Charter Group;

(iii)
the creation or enforcement of any mortgage, charge or other security interest over the whole or any part of the business, property, assets or interest of any member of the Wider Charter Group or any such mortgage, charge or other security (whenever created, arising or having arisen) becoming enforceable or being capable of being enforced;

(iv)
the rights, liabilities, obligations or interests of any member of the Wider Charter Group in, or the business of any such member with, any person, firm or body (or any arrangement or arrangements relating to any such interest or business) being terminated, adversely modified or adversely affected;

(v)	the value of any member of the Wider Charter Group or its financial or trading position or prospects being prejudiced or adversely affected;

(vi)	any member of the Wider Charter Group ceasing to be able to carry on business under any name under which it presently does so;

(vii)	the creation of any liability, actual or contingent, by any member of the Wider Charter Group;

(viii)	any liability of any member of the Wider Charter Group to make any severance, termination, bonus or other payment to any of its directors or senior executives; or

(ix)
any moneys borrowed by or any other indebtedness (actual or contingent) of, or grant available to any member of the Wider Charter Group, being or becoming capable of being declared repayable immediately or earlier than the repayment date stated in such agreement, instrument or other arrangement or the ability of such member of the Wider Charter Group to borrow moneys or incur any indebtedness being withdrawn or inhibited or being capable of becoming or being withdrawn or inhibited;

and no event having occurred which, under any provision of any agreement, arrangement, licence, permit or other instrument to which any member of the Wider Charter Group is a party or by or to which any such member or any of its assets may be bound, entitled or subject, could reasonably be expected to result in any of the events or circumstances as are referred to in sub-paragraphs (i) to (ix) of this condition;

(G)
no government or governmental, quasi-governmental, supranational, statutory, regulatory, environmental or investigative body, central bank, court, trade agency, association, institution or any other body or person whatsoever in any jurisdiction (each a “Third Party”) having decided to take, institute, implement or threaten any action, proceeding, suit, investigation, enquiry or reference, or enacted, made or proposed any statute, regulation, decision or order, or having taken any other steps, and there not continuing to be outstanding any statute, regulation or order of any Third Party, in each case which would or might reasonably be expected to (to an extent or in a manner which is material and adverse in the context of the Acquisition):

(i)
require, prevent or delay the divestiture, or materially alter the terms envisaged for any proposed divestiture by any member of the Wider Colfax Group or any member of the Wider Charter Group of all or any portion of their respective businesses, assets or property or impose any limitation on the ability of any of them to conduct their respective businesses (or any of them) or to own any of their respective assets or properties or any part thereof;

(ii)	require, prevent or delay the divestiture by any member of the Wider Colfax Group of any shares or other securities in Charter;

(iii)
impose any limitation on, or result in a delay in, the ability of any member of the Wider Colfax Group directly or indirectly to acquire or to hold or to exercise effectively any rights of ownership in respect of shares or loans or securities convertible into shares or any other securities (or the equivalent) in any member of the Wider Charter Group or the Wider Colfax Group or to exercise management control over any such member;

(iv)
otherwise materially adversely affect any or all of the business, assets, liabilities, financial or trading position, profits, operational performance or prospects of any member of the Wider Colfax Group or of any member of the Wider Charter Group;

(v)
make the Acquisition or its implementation or the acquisition or proposed acquisition by Bidco or any member of the Wider Colfax Group of any shares or other securities in, or control or management of Charter void, illegal, and/or unenforceable under the laws of any jurisdiction, or otherwise, directly or indirectly, restrain, restrict, prohibit, delay or otherwise interfere with the same, or impose additional material adverse conditions or obligations with respect thereto, or otherwise challenge or interfere therewith;

(vi)
require any member of the Wider Colfax Group or the Wider Charter Group to offer to acquire any shares or other securities (or the equivalent) or interest in any member of the Wider Charter Group or the Wider Colfax Group owned by any third party;

(vii)	impose any limitation on the ability of any member of the Wider Charter Group to co-ordinate its business, or any part of it, with the businesses of any other members; or

(viii)	result in any member of the Wider Charter Group ceasing to be able to carry on business under any name under which it presently does so,

and all applicable waiting and other time periods during which any such Third Party could institute, implement or threaten any action, proceeding, suit, investigation, enquiry or reference or any other step under the laws of any jurisdiction in respect of the Acquisition or the acquisition or proposed acquisition of any Charter Shares having expired, lapsed or been terminated;

(H)
all notifications, notices, filings or applications in connection with the Acquisition or any aspect of the Acquisition or its financing,  that are necessary having been made and all authorisations, orders, grants, consents, clearances, licences, confirmations, permissions and approvals which are necessary (“Authorisations”), in any jurisdiction, for and in respect of the Acquisition or any aspect of the Acquisition or its financing,  or the acquisition or proposed acquisition by any member of the Wider Colfax Group of any shares or other securities in, or control of, Charter by any member of the Wider Colfax Group having been obtained in terms and in a form reasonably satisfactory to Bidco from all appropriate Third Parties and persons or bodies with whom any member of the Wider Charter Group has entered into contractual arrangements, and all such Authorisations together with all authorisations, orders, grants, consents, clearances, licences, confirmations, permissions and approvals ("Business Authorisations") necessary or appropriate for any member the Wider Colfax Group to carry on its business remaining in full force and effect (where the absence of such Authorisations or Business Authorisations would be material and adverse in the context of the Acquisition) and all filings necessary for such purpose have been made and there being no notice or intimation of any intention to revoke or not to renew any of the same at the time at which the Acquisition becomes otherwise unconditional and all necessary statutory or regulatory obligations in any jurisdiction having been complied with;

(I)
since 31 December 2010 and except as Publicly Announced or fairly disclosed in Disclosed Information, no member of the Wider Charter Group having (to an extent or in a manner which is material in the context of the Acquisition or would have a material and adverse effect on the Wider Charter Group, taken as a whole):

(i)
save as between Charter and wholly-owned subsidiaries of Charter or for Charter Shares issued pursuant to the award of Charter Shares under the Charter Executive Share Schemes, issued, agreed to issue, authorised or proposed the issue of additional shares of any class;

(ii)
save as between Charter and wholly-owned subsidiaries of Charter or for the award of Charter Shares under the Charter Executive Share Schemes, issued or agreed to issue, authorised or proposed the issue of securities convertible into shares of any class or rights, warrants or options to subscribe for, or acquire, any such shares or convertible securities;

(iii)
other than to another member of the Charter Group, recommended, declared, paid or made or proposed to recommend, declare, pay or make any bonus, dividend or other distribution whether payable in cash or otherwise;

(iv)
save for intra-Charter Group transactions, merged or demerged with any body corporate or acquired or disposed of or transferred, mortgaged or charged or created any security interest over any assets or any right, title or interest in any asset (including shares and trade investments) or authorised or proposed or announced any intention to propose any merger, demerger, acquisition or disposal, transfer, mortgage, charge or security interest, in each case, other than in the ordinary course of business;

(v)	save for intra-Charter Group transactions, made or authorised or proposed or announced an intention to propose any change in its loan capital;

(vi)
issued, authorised or proposed the issue of any debentures or, save for intra-Charter Group transactions and save in the ordinary course of business, incurred or increased any indebtedness or become subject to any contingent liability;

(vii)
purchased, redeemed or repaid or announced any proposal to purchase, redeem or repay any of its own shares or other securities or reduced or, save in respect to the matters mentioned in sub-paragraphs (i) or (ii) above, made any other change to any part of its share capital;

(viii)
implemented, or authorised, proposed or announced its intention to implement, any reconstruction, amalgamation, scheme, commitment or other transaction or arrangement otherwise than in the ordinary course of business or in respect of the Acquisition;

(ix)
entered into or varied or authorised, proposed or announced its intention to enter into or vary any contract, transaction, arrangement or commitment (whether in respect of capital expenditure or otherwise) which is of a long term, onerous or unusual nature or magnitude or which is or could be materially restrictive on the businesses of any member of the Wider Charter Group or the Wider Colfax Group or which involves or could involve an obligation of such a nature or magnitude or which is other than in the ordinary course of business and which is material in the context of the Wider Charter Group taken as a whole;

(x)
(other than in respect of a member which is dormant and was solvent at the relevant time) taken any corporate action or had any legal proceedings started or threatened against it or order made (in each case not discharged within 21 days or not being contested in good faith) for its winding-up, dissolution or reorganisation or for the appointment of a receiver, administrative receiver, administrator, trustee or similar officer of all or any of its assets or revenues or any analogous proceedings in any jurisdiction or had any such person appointed;

(xi)
been unable to pay its debts as they fall due or having stopped or suspended (or threatened to stop or suspend) payment of its debts generally or ceased or threatened to cease carrying on all or a substantial part of its business;

(xii)
entered into any contract, transaction or arrangement which would be materially restrictive on the business of any member of the Wider Charter Group or the Wider Colfax Group other than to a nature and extent which is normal in the context of the business concerned;

(xiii)	waived or compromised any material claim otherwise than in the ordinary course of business;

(xiv)
entered into any material contract, commitment, arrangement or agreement otherwise than in the ordinary course of business or passed any resolution or made any offer (which remains open for acceptance) with respect to or announced any intention to, or to propose to, effect any of the transactions, matters or events referred to in this condition;

(xv)	in respect of the Charter Group, made any alteration to its memorandum or articles of association (in each case, other than an alteration in connection with the Scheme);

(xvi)
proposed, agreed to provide or modified the terms of any employee share scheme, incentive scheme or other benefit relating to the employment or termination of employment of any person employed by the Wider Charter Group or entered into or changed the terms of any contract with any director or senior executive, and, for the purposes of paragraphs (iii), (iv) and (v) of this condition, the term “Charter Group” shall mean Charter and its wholly-owned subsidiaries;

(J)
except as disclosed in the accounts for the period then ended, Publicly Announced or fairly disclosed in Disclosed Information, or where not material in the context of the Wider Charter Group taken as a whole, since 31 December 2010:

(i)
no material adverse change or deterioration having occurred (or circumstances having arisen which would or might be expected to result in any adverse change or deterioration) in the business, assets, liabilities, financial or trading position or profits, operational performance, prospects of any member of the Wider Charter Group;

(ii)
no litigation, arbitration proceedings, prosecution or other legal proceedings to which any member of the Wider Charter Group is or may become a party (whether as a plaintiff, defendant or otherwise) and no investigation by any Third Party against or in respect of any member of the Wider Charter Group having been instituted announced or threatened by or against or remaining outstanding in respect of any member of the Wider Charter Group;

(iii)	no contingent or other material liability in respect of any member of the Wider Charter Group having arisen (or increased) or become apparent to Bidco; and

(iv)
no steps having been taken which are likely to result in the withdrawal, cancellation, termination or modification of any licence held by any member of the Wider Charter Group which is necessary for the proper carrying on of its business, in each case, to an extent or in a manner which is material in the context of the Acquisition and would have a material and adverse effect on the Wider Charter Group, taken as a whole;

(K)	except as Publicly Announced or fairly disclosed in Disclosed Information, Bidco not having discovered:

(i)
that any financial, business or other information concerning the Wider Charter Group as contained in the information publicly disclosed at any time by or on behalf of any member of the Wider Charter Group, is misleading or contains any misrepresentation of fact or omits to state a fact necessary to make that information not misleading;

(ii)
that any member of the Wider Charter Group, partnership, company or other entity in which any member of the Wider Charter Group has a significant economic interest and which is not a subsidiary undertaking of Charter is subject to any liability (contingent or otherwise) which is not disclosed in the annual report and accounts of Charter for the year ended 31 December 2010; or

(iii)	any information which affects the import of any information disclosed in writing at any time by or on behalf of any member of the Wider Charter Group,

in each case, to an extent or in a manner which is material in the context of the Acquisition and would have a material and adverse effect on the Wider Charter Group, taken as a whole; and

(L)	except as Publicly Announced or fairly disclosed in Disclosed Information, Bidco not having discovered that:

(i)
any past or present member of the Wider Charter Group has failed to comply with any and/or all applicable legislation or regulation, of any jurisdiction with regard to the disposal, spillage, release, discharge, leak or emission of any waste or hazardous substance or any substance likely to impair the environment or harm human health or animal health or otherwise relating to environmental matters, or that there has otherwise been any such disposal, spillage, release, discharge, leak or emission (whether or not the same constituted a non-compliance by any person with any such legislation or regulations, and wherever the same may have taken place) any of which disposal, spillage, release, discharge, leak or emission would be likely to give rise to any liability (actual or contingent) on the part of any member of the Wider Charter Group;

(ii)
there is, or is likely to be, for that or any other reason whatsoever, any liability (actual or contingent) of any past or present member of the Wider Charter Group to make good, repair, reinstate or clean up any property or any controlled waters now or previously owned, occupied, operated or made use of or controlled by any such past or present member of the Wider Charter Group, under any environmental legislation, regulation, notice, circular or order of any Third Party in any jurisdiction;

(iii)
any past or present member of the Wider Charter Group has not complied with the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions and any laws implementing the same, the UK Bribery Act 2010 and the U.S. Foreign Corrupt Practices Act of 1977; or

(iv)	there is, or is likely to be expected to be, or there has been, any:

(a)	claim brought against any member of the Wider Charter Group by a person or class of persons in respect of;

(b)	circumstances that exist whereby a person or class of persons would be likely to have a claim; or

(c)	liability (actual or contingent) of any member of the Wider Charter Group as a result of or relating to,

any material, chemical, product or process of manufacture or materials now or previously held, used, sold, manufactured, carried out or under development or research by any past or present member of the Wider Charter Group, in each case, other than under paragraphs (i) and (ii), which is material in the context of the Wider Charter Group, taken as a whole.

For the purposes of these conditions the “Wider Charter Group” means Charter and its subsidiary undertakings, associated undertakings and any other undertaking in which Charter and/or such undertakings (aggregating their interests) have a significant interest and the “Wider Colfax Group” means Colfax and its subsidiary undertakings, associated undertakings and any other undertaking in which Colfax and/or such undertakings (aggregating their interests) have a significant interest and for these purposes “subsidiary undertaking” and “undertaking” have the meanings given by the Companies Act 2006, “associated undertaking” has the meaning given by paragraph 19 of Schedule 6 to the Large and Medium-sized Companies and Groups (Accounts and Reports) Regulations 2008 other than paragraph 19(1)(b) of Schedule 6 to those Regulations which shall be excluded for this purpose, and “significant interest” means a direct or indirect interest in ten per cent. or more of the equity share capital (as defined in the Companies Act 2006).

Bidco reserves the right to waive, in whole or in part, all or any of conditions (A) to (L) above, except for conditions (A), (B) and (D).

If Colfax or Bidco is required by the Panel to make an offer for Charter Shares under the provisions of Rule 9 of the City Code, Colfax or Bidco may make such alterations to any of the above conditions as are necessary to comply with the provisions of that Rule.

Conditions (A) to (L) (inclusive, but excluding Condition A(iii)) must be fulfilled, or be determined by Bidco to be or remain satisfied or (if capable of waiver) be waived prior to the commencement of the Court Hearing, failing which the Acquisition will lapse and the Scheme will not proceed.  Bidco shall be under no obligation to waive (if capable of waiver), to determine to be or remain satisfied or treat as fulfilled any of the Conditions (A) to (L) (inclusive) at any time prior to the Long Stop Date, notwithstanding that the other Conditions (or any of them) may at an earlier date have been waived (if capable of waiver), satisfied or fulfilled and that there are, at such earlier date, no circumstances indicating that any such Condition may not be capable of satisfaction or fulfilment.

The Acquisition will lapse and the Scheme will not proceed if, prior to the date of the Court Meeting, the Acquisition, or any matter arising from the Acquisition, is referred to a serious doubts investigation under Article 6(1)(C) of Council Regulation (EC) 139/2004 or if the Acquisition, or any matter arising from the Acquisition, is referred to the Competition Commission in the United Kingdom.

Bidco reserves the right to elect (with the consent of the Panel) to implement the Acquisition by way of a takeover offer (as defined in Article 116 of the Companies (Jersey) Law 1991) as it may determine in its absolute discretion.  In such event, such offer will be implemented on the same terms, so far as applicable, as those which would apply to the Scheme, subject to appropriate amendments to reflect the change in method of effecting the Acquisition, but with an acceptance condition which will be set by reference to shares carrying 75 per cent. (or such lower percentage as Colfax may decide or the Panel may require) of the voting rights in Charter. Colfax has agreed that any such Offer would remain open for acceptance for at least 60 days after the Offer Document is published.

The availability of the Acquisition to persons not resident in the United Kingdom or Jersey may be affected by the laws of the relevant jurisdictions.  Persons who are not resident in the United Kingdom or Jersey should inform themselves about and observe any applicable requirements.

The Scheme will be governed by Jersey law and be subject to the jurisdiction of the Jersey courts, to the conditions set out above and in the formal Scheme Document and related Forms of Proxy and Loan Note Form of Election.  The Scheme will comply with the applicable rules and regulations of the FSA and the London Stock Exchange and the City Code.

Part B:               Certain further terms of the Acquisition

Charter Shares which will be acquired under the Acquisition will be acquired fully paid and free from all liens, equities, charges, encumbrances, options, rights of pre-emption and any other third party rights and interests of any nature and together with all rights now or hereafter attaching or accruing to them, including voting rights and the right to receive and retain in full all dividends and other distributions (if any) declared, made or paid on or after the date of this announcement.

APPENDIX 2

SOURCES OF INFORMATION AND BASES OF CALCULATION

In this announcement:

1.           Unless otherwise stated:

•
financial information relating to the Colfax Group has been extracted or derived (without any adjustment) from the audited consolidated financial accounts for Colfax for the year ended 31 December 2010 in Colfax’s annual report on form 10-K filed with the SEC on 25 February 2011; and

•
financial information relating to the Charter Group has been extracted or derived (without any adjustment) from the audited annual report and accounts for Charter for the year ended 31 December 2010 and Charter’s announcement dated 26 July 2011 of its interim results (which are unaudited).

2.           The value of the Acquisition is calculated:

•	by reference of the price of US$23.04 per Colfax Share, being the closing price on 9 September 2011, the last Business Day prior to this announcement; and

•	on the basis of the fully diluted number of Charter Shares in issue referred to in paragraph 4 below.

3.
As at the close of business on 9 September 2011, being the last Business Day prior to the date of this announcement, Charter had in issue 167,087,473 Charter Shares.  The International Securities Identification Number for Charter Shares is JE00B3CX4509.

4.	The fully diluted share capital of Charter (being 167,868,402 Charter Shares) is calculated on the basis of:

•	the number of issued Charter Shares referred to in paragraph 3 above; and

•
the maximum number of Charter Shares which could be issued on or after the date of this announcement on the vesting of awards under the Charter International plc Long Term Incentive Plan, amounting in aggregate to 780,929 Charter Shares.

5.	Unless otherwise stated, all prices and closing prices for Charter Shares are closing middle market quotations derived from the London Stock Exchange Daily Official List ("SEDOL").

6.	The premia implied by the Offer Consideration have been calculated with reference to prices of:

•	615 pence per Charter Share on 28 June 2011, being the last Business Day before Charter announced it had received a preliminary approach from Melrose regarding a possible offer;

•	Melrose's initial offer of 780 pence per Charter Share made by Melrose on 28 June 2011; and 804 pence per Charter Share on 9 September 2011, being the last Business Day before this announcement.

•	804 pence per Charter Share on 9 September 2011, being the last Business Day before this announcement.

7.	Values for the FTSE 350 Industrial Engineering Index and FTSE 250 Share Index are derived from data provided by Datastream.

9.	The £ : US$ exchange rate used in this announcement is the Bloomberg rate as at 4 p.m. New York time on 9 September 2011 (the last Business Day prior to the date of this announcement), being 1.5881.

APPENDIX 3

DETAILS OF IRREVOCABLE UNDERTAKINGS2

Name of Charter Director	Number of Charter Shares	Approximate % of Charter issued share capital

John Biles	8,461	0.0051

James Deeley	12,441	0.0074

Robert Careless	56,797	0.034

Lars Emilson	10,000	0.006

John Neill	87,278	0.052

Andrew Osborne	1,000	0.0006

Grey Denham	1,000	0.0006

These irrevocable undertakings cease to be binding only in the event that (a) the Scheme Document is not published within 28 days of this announcement (unless due to the default of Charter); (b) the Offer Document (should the Acquisition be implemented by way of  the Offer) is not posted to Charter Shareholders within the permitted period in the City Code or as otherwise agreed with the Panel; (c) the Panel agrees or requires that Bidco may not make the Acquisition; (d) the Acquisition fails, closes, lapses or is withdrawn; or (e) the Scheme has not become effective by the Long Stop Date.

2
The undertakings and the numbers referred to in this table refer only to those shares which the relevant director is beneficially entitled to and any share such director is otherwise able to control the exercise of in terms of the rights attaching to such share, including the ability to procure the transfer of such share.  These undertakings and the numbers referred to in this table exclude any award that may be outstanding under the Charter Executive Share Schemes.

APPENDIX 4

DEFINITIONS

“Acquisition”
the proposed acquisition of the entire issued and to be issued share capital of Charter by Colfax (other than the Excluded Shares), to be effected by the Scheme (or by the Offer under certain circumstances described in this announcement)

“Bidco”
Colfax UK Holdings Ltd (or, if Colfax elects, a nominee or wholly-owned subsidiary of Colfax notified in writing to Charter prior to posting of the Scheme Document (or, if applicable, the Offer Document)

“Board”	the board of directors of the relevant company

“Business Day”	a day, (other than a Saturday, Sunday, public or bank holiday) on which banks are generally open for business in London and Jersey

“CAGR”	the compound annual growth rate

“Capital Reduction”	the proposed reduction of share capital of Charter pursuant to the Scheme

“Charter”	Charter International plc, incorporated in Jersey with registered number 100249

“Charter General Meeting”	the general meeting of Charter Shareholders to be convened to consider and if thought fit pass, inter alia, a special resolution in relation to the Acquisition

“Charter Group”	Charter and its Subsidiary and associated undertakings

“Charter Shareholders”	the holders of Charter Shares

“Charter Executive Share Schemes”
the Charter International plc Long Term Incentive Plan first approved by the shareholders of Charter on 27 August 2008 and first adopted by Charter on 22 October 2008 (including subsequent amendments approved by shareholders on 29 April 2010 and adopted by Charter on 16 February 2011); and the Deferred Bonus Plan approved by the shareholders of Charter on 27 August 2008 and adopted by Charter on 22 October 2008

“Charter Shares”	the ordinary shares of 2 pence each in the capital of Charter

“City Code”	the City Code on Takeovers and Mergers

“Closing Price”
the closing middle market quotation of a share derived from (in respect of Charter Shares) the Daily Official List of the London Stock Exchange or (in respect of Colfax Shares) the New York Stock Exchange

“Colfax”	Colfax Corporation, a Delaware corporation having its registered office at 8170 Maple Lawn Blvd., Suite 180 Fulton, MD 20759

“Conditions”	the conditions of the Acquisition set out in Appendix 1 to this announcement

“Court”	the Royal Court of Jersey

“Court Meeting”
the meeting of the Charter Shareholders convened by order of the Court pursuant to Article 125 of the Companies (Jersey) Law 1991 for the purpose of considering and, if thought fit, approving the Scheme (with or without amendment) and any adjournment thereof

“CREST”	the relevant system (as defined in the Uncertificated Securities Regulations 2001 (SI 2001/3755) in respect of which Euroclear UK & Ireland Limited is the Operator (as defined in the Regulations)

“Deutsche Bank”	Deutsche Bank AG, London Branch

“Disclosed Information”
any information which has been (i) fairly disclosed by or on behalf of Charter or its  or any of its advisers to Colfax or its advisors in connection with or in contemplation of the Acquisition prior to the date of this announcement, whether by electronic means, physical form or orally; (ii) disclosed in Charter’s report and accounts for the year ended 31 December 2010 or its interim accounts for the 6 month period ended 30 June 2011; or (iii) disclosed in this announcement

“ESAB”	the ESAB business focused on welding, cutting and automation

“Effective Date”	the date on which the Scheme becomes effective in accordance with its terms

“Equity Capital Raising”	the capital raising described in paragraph 10 (Financing of the Acquisition)

“Exchange Act”	the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder

“Exchange Ratio”	means 0.1241 Colfax Shares for every 1 Charter Share

“Excluded Shares”	any Charter Shares legally or beneficially held by Colfax or any of its Subsidiaries or subsidiary undertakings

“Forms of Proxy”	the forms of proxy for use at the Court Meeting and the Charter General Meeting which will accompany the Scheme Document

“FSA”	the Financial Services Authority

“Howden”	the Howden business focused on air and gas handling

“Implementation Agreement”	the agreement dated on or about the date of this announcement and entered into by Colfax, Bidco and Charter with respect to the implementation of the Acquisition

“Jersey”	the Bailiwick of Jersey, Channel Islands

“J.P. Morgan Cazenove”	J.P. Morgan Limited which conducts its UK investment banking activities as J.P Morgan Cazenove

“LIBOR”	London Inter Bank Offer Rate

“Listing Rules”
the rules and regulations made by the FSA in its capacity as the UK Listing Authority under the Financial Services and Markets Act 2000, and contained in the UK Listing Authority’s publication of the same name

“Loan Note Alternative”
the option whereby Charter Shareholders (other than certain Overseas Shareholders) may elect to receive Loan Notes instead of some or all of the cash consideration to which they would otherwise be entitled under the Acquisition

“Loan Note Form of Election”	the form of election in relation to the Loan Notes which will accompany the Scheme Document

“Loan Notes”	the unsecured floating rate loan notes of Bidco issued pursuant to the Loan Note Alternative

“London Stock Exchange”	London Stock Exchange plc

“Long Stop Date”	30 March 2012, or such later date as Bidco and Charter may agree and the Court (if required) may allow

“Meetings”	the Court Meeting and the Charter General Meeting

“Melrose”	Melrose PLC

“Mix and Match Facility”
the mix and match facility under which Charter Shareholders (other than certain Overseas Shareholders) may elect, subject to equal and opposite elections made by other Charter Shareholders, to vary the proportions in which they receive cash and New Colfax Shares under the Acquisition

“New Charter Shares”	the new ordinary shares of 2 pence each in the capital of Charter to be issued credited as fully paid up to Bidco pursuant to the Scheme

“New Colfax Shares”	the new ordinary shares in the capital of Colfax to be issued credited as fully paid up to Scheme Shareholders (other than certain Overseas Shareholders) pursuant to the Scheme

“Offer”
should the Acquisition be implemented by way of a takeover offer, the takeover offer to be made by or on behalf of Bidco to acquire the entire issued and to be issued ordinary share capital of Charter and, where the context admits, any subsequent revision, variation, extension or renewal of such offer

“Offer Consideration”	the consideration payable in connection with the Acquisition

“Offer Document”	should the Acquisition be implemented by means of the Offer, the document to be sent to Charter Shareholders which will contain, inter alia, the terms and conditions of the Offer

“Official List”	the official list maintained by the UK Listing Authority

“Opening Position Disclosure”	an announcement containing details of interests or short positions in, or rights to subscribe for, any relevant securities of a party to the offer if the person concerned has such a position

“Overseas Shareholders”	Scheme Shareholders who are resident in, ordinarily resident in, or citizens of, jurisdictions outside the United Kingdom, Jersey or the United States

“Panel”	the Panel on Takeovers and Mergers

“Phantom Restricted Scheme Plan”	the Phantom Restricted Scheme Plan last approved and adopted by Charter Limited (registered number: 2794949)on 17 May 2011 (including all prior versions thereof)

“Publicly Announced”	announced publicly and delivered by or on behalf of Charter through a Regulatory Information Service prior to the date of this announcement

“RBS”	RBS Corporate Finance Limited

“Reduction Court Order”	the act of Court confirming the Capital Reduction

“Registrar of Companies”	the Registrar of Companies for Jersey

“Regulatory Information Service”	any of the services set out in Appendix II to the Listing Rules

“Restricted Jurisdiction”
any jurisdiction where local laws or regulations may result in a significant risk of civil, regulatory or criminal exposure if information concerning the Acquisition is sent or made available to Charter Shareholders in that jurisdiction

“Scheme”	the proposed scheme of arrangement under Article 125 of the Companies (Jersey) Law 1991 between Charter and Charter Shareholders to implement the Acquisition

“Scheme Court Order”	the act of Court sanctioning the Scheme

“Scheme Document”	the document to be dispatched to Charter Shareholders in respect of the Scheme

“Scheme Record Time”	6.00 p.m. on the Business Day before the date of the Court hearing to confirm the Capital Reduction

“Scheme Shareholder”	holders of Scheme Shares

“Scheme Shares”	1. the Charter Shares in issue at the date of the Scheme Document; 2. any Charter Shares issued after the date of the Scheme Document and prior to the Voting Record Time; and

3.     any Charter Shares issued at or after the Voting Record Time and prior to the Scheme Record Time in respect of which the original or any subsequent holder thereof is bound by the Scheme, or shall by such time have agreed in writing to be bound by the Scheme, other than the Excluded Shares

“Securities Act”	the US Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder

“Subsidiary”	has the meaning given in section 1159 of the Companies Act 2006

“UK” or “United Kingdom”	the United Kingdom of Great Britain and Northern Ireland

“UK Listing Authority”	the FSA as the competent authority for listing in the United Kingdom

“US” or “United States”	the United States of America, its territories and possessions, any state of the United States of America and the District of Columbia

“Voting Record Time”	6.00 p.m. on the Business Day prior to the day immediately before the Court Meeting or any adjournment thereof (as the case may be)

SCHEDULE 2

CHARTER EMPLOYEE SHARE SCHEMES

Charter will co-operate with and provide such details to Colfax in relation to Charter Employee Share Schemes as Colfax reasonably requests in order to plan and, if necessary, make proposals to the participants of Charter Employee Share Schemes in accordance with the rules of Charter Employee Share Schemes and as necessary to communicate with the participants of the Charter Employee Share Schemes in respect of such proposals.  To the extent reasonably requested by Colfax, Charter shall co-operate with Colfax in communicating any proposal under Rule 15 of the Code to the participants of the Charter Employee Share Schemes.

From the date of this Agreement until the Effective Date, Charter shall and shall procure that the members of Charter Group shall procure that any Charter Shares held by the trustee of any employee benefit trust established by any member of Charter Group will, where possible, be used to satisfy the exercise of options or the vesting or release of awards under Charter Employee Share Schemes before any further Charter Shares are issued in that regard.

SCHEDULE 3

TIMETABLE

Event	Date*

Release of Announcement	12 September 2011

Charter posts Scheme Circular to Charter Shareholders	21 to 28 days after release of the Announcement

Colfax files preliminary Proxy Statement with the SEC	14 October 2011

Court Meeting and Charter Shareholders Meeting	21 clear days from posting of Scheme Circular

Colfax Shareholders Meeting	As soon as reasonably practicable after the Proxy Statement becoming effective

Court Hearing to approve the Scheme	Within 1 week following the Colfax Shareholders Meeting

Effective Date	As soon as reasonable practicable after the Court Hearing to approve the Scheme

*NB: This Timetable will be affected, inter alia, by the availability of Court dates, the obtaining (or waiver) of Clearances required, the process for preparation and dispatch of the Prospectus, the SEC review process and the application of Clause 3.9

EXECUTED by	)
acting for and on behalf of	)
COLFAX CORPORATION	)	/s/	Dan Pryor

EXECUTED by	)
acting for and on behalf of	)
COLFAX UK HOLDINGS LTD	)	/s/	Dan Pryor

EXECUTED by	)
acting for and on behalf of	)
CHARTER INTERNATIONAL PLC	)	/s/	Michael Hampson

Annex II
EXECUTION VERSION

SECURITIES PURCHASE AGREEMENT

By and Among

BDT CF ACQUISITION VEHICLE, LLC

and

COLFAX CORPORATION

Dated as of September 12, 2011

SECURITIES PURCHASE AGREEMENT, dated as of September 12, 2011 (together with the schedules and exhibits hereto, the “Agreement”), by and among Colfax Corporation, a Delaware corporation (the “Company”) and BDT CF Acquisition Vehicle, LLC, a Delaware limited liability company (the “Investor”).

BDT Capital Partners Fund I, L.P., a Delaware limited partnership (“BDT Main”), and BDT Capital Partners Fund I-A, L.P., a Delaware limited partnership (“BDT Parallel”) are parties to this Agreement solely for purposes of Section 5.11.  BDT Main and BDT Parallel are referred to herein collectively as the “BDT Fund”.  Mitchell P. Rales and Steven M. Rales (the “Designated Stockholders”) are parties to this Agreement solely for purposes of Section 5.12.

RECITALS

A.           The Investor desires to purchase from the Company, and the Company desires to issue and sell to the Investor, against payment of the Investment Amount (as defined below) and pursuant to the terms and conditions set forth in this Agreement, certain shares of (a) the Company’s preferred stock, par value $0.001 per share, designated as Series A Perpetual Convertible Preferred Stock (“Preferred Shares”), having the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions as specified in the Amended and Restated Certificate of Incorporation of the Company to be adopted on or before the Closing Date in the form attached hereto as Exhibit A (the “Amended and Restated Charter”) and the certificate of designations establishing the Preferred Shares to be adopted pursuant to the Amended and Restated Charter on or before the Closing Date in the form attached hereto as Exhibit B (the “Certificate of Designations”), and (b) the Company’s common stock, par value $0.001 per share (“Common Stock”).  The Preferred Shares to be purchased by the Investor pursuant to this Agreement are referred to herein as the “Purchased Preferred Shares”; and the shares of Common Stock to be purchased by the Investor pursuant to this Agreement are referred to herein as the “Purchased Common Shares”.  The Purchased Preferred Shares and the Purchased Common Shares are referred to herein collectively as the “Purchased Shares”.  The sale and purchase of the Purchased Shares and the other transactions contemplated by this Agreement and the Ancillary Agreements are referred to herein collectively as the “Transaction”.

B.           On or prior to the date hereof, certain parties have entered into equity commitment letters (the “Commitment Letters”) with the Investor, pursuant to which such parties (the “Co-Investors”) have committed, upon the terms and conditions set forth therein, to make aggregate capital contributions of $290,000,000 to the Investor in order to finance in part the Investor’s payment of the Investment Amount pursuant to this Agreement.  In addition, the BDT Fund has covenanted and agreed, subject to the terms and conditions set forth in this Agreement, to make an aggregate capital contribution of $390,000,000 ($30,000,000 of which will be contributed by BDT Main pursuant to the terms of an equity commitment letter (the “BDT Main Equity Commitment Letter”)) to the Investor in order to finance in part the Investor’s payment of the Investment Amount pursuant to this Agreement.  The aggregate capital commitments of the BDT Fund and the Co-Investors pursuant to this Agreement and the Commitment Letters, respectively, are equal to $680,000,000.

C.           Concurrent with the execution and delivery of this Agreement, and in connection with the Acquisition (as defined below), the Company is entering into a credit agreement (the “Credit Agreement”), with Deutsche Bank AG New York Branch (“Deutsche Bank”), a syndicate of other financial institutions as lenders (the “Lenders”), and Deutsche Bank Securities, Inc., with respect to credit facilities to be provided to the Company and certain of its subsidiaries by Deutsche Bank and the Lenders.

D.           Concurrent with the execution and delivery of this Agreement, and in connection with the Acquisition, (i) the Company is entering into purchase agreements with Mitchell P. Rales,  Steven M. Rales and Markel Corporation, pursuant to which they shall agree to invest an aggregate amount of $125,000,000 in newly issued shares of Common Stock (the “Designated Stockholder Investment”), and (ii) Mitchell P. Rales and Stephen M. Rales are entering into a voting agreement, pursuant to which they are agreeing to vote all shares of Common Stock owned or controlled by them in favor of the approval of the Transaction in any meetings of the stockholders of the Company called for such purpose.

E.           In accordance with this Agreement and the Credit Agreement, the Company shall use the proceeds of the Transaction and the Designated Stockholder Investment and a portion of the proceeds of the Company’s borrowings under the Credit Agreement to finance the acquisition (the “Acquisition”) by the Company of Charter International plc (the “Target”) pursuant to an Offer or a Scheme of Arrangement (each as defined below).  The material terms and provisions of the Acquisition are set forth in the form of announcement attached hereto as Exhibit C (the “Rule 2.5 Announcement”), to be published by the Company in accordance with this Agreement pursuant to Rule 2.5 of the City Code.

NOW, THEREFORE, in consideration of the foregoing and the promises and representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE 1

Defined Terms

As used in this Agreement, the following terms shall have the following meanings:

“Acquisition” has the meaning assigned to such term in Recital E.

“Action” means any suit, action, proceeding (including any compliance, enforcement or disciplinary proceeding), arbitration, formal or informal inquiry, inspection, investigation or formal order of investigation or complaint, or other litigation of any kind, in each case whether civil, criminal or administrative, at law or in equity.

“Affiliate” of any person means another person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person.  A person shall be deemed to control another person if such first person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of such other person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning assigned to such term in the Preamble.

“Amended and Restated Charter” has the meaning assigned to such term in Recital A.

“Ancillary Agreements” means the Registration Rights Agreement and the certificates to be delivered by the parties pursuant to Sections 2.5(a)(ii), 2.5(a)(iii), and 2.5(b)(ii).

“Announcement Date” has the meaning assigned to such term in Section 2.3.3(a).

 “Antitrust Laws” has the meaning assigned to such term in Section 5.7.

“BDT Fund” has the meaning assigned to such term in the Preamble to this Agreement.

“BDT Main” has the meaning assigned to such term in the Preamble to this Agreement.

“BDT Main Equity Commitment Letter” has the meaning assigned to such term in Recital B.

“BDT Parallel” has the meaning assigned to such term in the Preamble to this Agreement.

“Board of Directors” has the meaning assigned to such term in Section 3.2(a).

“Business Day” means any day except Saturday, Sunday or a day that is a public holiday in England, Jersey or in the United States of America.

“Bylaws” means the Amended and Restated Bylaws of the Company, adopted effective as of May 13, 2008, in the form provided to the Investor as an annex to the secretary’s certificate delivered by the Company pursuant to Section 2.5(a)(iii).

“Cash Confirmation Advisor” means Deutsche Bank AG, London Branch.

“Certificate of Designations” has the meaning assigned to such term in Recital A.

“Charter” means the Amended and Restated Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware on May 13, 2008, in the form provided to the Investor as an annex to the secretary’s certificate delivered by the Company pursuant to Section 2.5(a)(iii).

“City Code” means the City Code on Takeovers and Mergers.

“Closing” has the meaning assigned to such term in Section 2.4.

“Closing Date” has the meaning assigned to such term in Section 2.4.

 “Code” means the Internal Revenue Code of 1986, as amended.

“Co-Investors” has the meaning assigned to such term in Recital B.

“Common Share Investment Amount” has the meaning assigned to such term in Section 2.2.

“Common Share Lock Up Period” has the meaning assigned to such term in Section 5.8(a).

“Common Share Purchase Price” has the meaning assigned to such term in Section 2.3.3(b).

“Common Stock” has the meaning assigned to such term in Recital A.

“Common Stock Equivalents” means any options, warrants, convertible securities or other securities, instruments or rights convertible into or exchangeable or exercisable for shares of Common Stock.

“Companies Act” means the Companies (Jersey) Law 1991 as amended from time to time.

“Company Disclosure Schedules” has the meaning assigned to such term in the introductory statement to ARTICLE 3.

“Competitor” means a Person that competes with the Company or any of its subsidiaries in a material way in any line of business accounting for twenty (20%) or more of the consolidated revenues of the Company and its subsidiaries, as reflected in the Company’s consolidated financial statements filed with the SEC for the calendar quarter immediately preceding the date of determination.

“Contract” means any contract, agreement, lease, purchase order, license, mortgage, indenture, supplemental indenture, line of credit, note, bond, loan, credit agreement, capital lease, sale/leaseback arrangement, concession agreement, franchise agreement or other instrument, including all amendments, supplements, exhibits and attachments thereto.

“Court Meeting” means a meeting convened by the High Court of Jersey between the owners of the Target Shares to seek their approval of the Scheme of Arrangement.

“Credit Agreement” has the meaning assigned to such term in Recital C.

“Designated Stockholder” has the meaning assigned to such term in the Preamble to this Agreement.

“Designated Stockholder Investment” has the meaning assigned to such term in Recital D.

“Encumbrance” means any lien, encumbrance, security interest, pledge, mortgage, hypothecation, charge, restriction on transfer of title, adverse claim, title retention agreement of any nature or kind, or similar claim or right.  The term “Encumbrance” shall not include any restrictions on transfer applicable to the Purchased Shares under applicable securities laws.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Financial Statements” has the meaning assigned to such term in Section 3.6(b).

“Fund Commitment Amount” has the meaning assigned to such term in Section 5.11.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

“General Meeting” means an extraordinary general meeting of the Target convened at the direction of the High Court of Jersey to cause, and if thought fit, approve one or more resolutions to reduce the ordinary share capital of the Target and approve a Scheme of Arrangement.

“Governmental Authorizations” means, collectively, all applicable consents, approvals, permits, orders, authorizations, licenses and registrations, given or otherwise made available by or under the authority of Governmental Entities or pursuant to the requirements of any Applicable Law.

“Governmental Entity” means any domestic or foreign, transnational, national, Federal, state, municipal or local government, or any other domestic or foreign governmental, regulatory or administrative authority, or any agency, board, department, commission, court, tribunal or instrumentality thereof.

“Guarantor” means a financial institution that has delivered, for the benefit of the Investor, a performance bond (each, a “Guarantee”) of the liabilities of the BDT Fund or a Co-Investor, as applicable, for such entity’s committed portion of the Investment Amount.

“HSR Act” means Hart Scott Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“including” means including, without limitation.

“Investor” has the meaning assigned to such term in the Preamble.

“Investment Amount” has the meaning assigned to such term in Section 2.2.

“Judgment” means any applicable judgment, order or decree of any Governmental Entity.

“knowledge of the Company,” “to the Company’s knowledge” or other references to the “knowledge” of the Company mean the knowledge of the particular fact in question by any officer or senior executive of the Company, assuming exercise of reasonable diligence and inquiry.

“Lenders” has the meaning assigned to such term in Recital C.

“Major Representation” means each representation and warranty set forth in Sections 3.1, 3.2 and 3.3 of this Agreement

“Major Undertaking” means each covenant set forth in Section 2.5(a), Section 5.5 and Section 5.6 of this Agreement (other than those set forth in Sections 5.6(g), 5.6(h), 5.6(i), 5.6(j) and 5.6(k)).

“Material Adverse Effect” means any material adverse effect on (i) the business, results of operations or financial condition of the Company and its subsidiaries, taken as a whole (other than (a) any change, event, occurrence or development that generally affects the industry in which the Company and its subsidiaries operate and does not disproportionately affect (relative to other industry participants) the Company and its subsidiaries, (b) any change, event, occurrence or development to the extent attributable to conditions generally affecting (I) the industries in which the Company participates that does not have a materially disproportionate effect (relative to other industry participants) on the Company and its subsidiaries, (II) the U.S. economy as a whole, or (III) the equity capital markets generally, and (c) any change, event, occurrence or development that results from any action taken by the Company at the request of the Investor or as required by the terms of this Agreement) or (ii) the ability of the Company to perform its obligations hereunder or under the Registration Rights Agreement.

“Material Contract” means any Contract of a type described in Item 6.01 of Regulation S-K.

“Offer” means a public offer by the Company in accordance with the City Code and the provisions of the Companies Act to acquire all of the Target Shares not owned, held, or agreed to be acquired by the Company.

“Offer Document” means an offer document dispatched to shareholders of the Target setting out in full the terms and conditions of the Offer.

“Permitted Transferee” means the Co-Investors, any direct or indirect partners or members of the Investor or the BDT Fund, or any Affiliates of any of the foregoing (including any pension fund maintained by or for the benefit of any of the foregoing), in each case, other than a Competitor.  For purposes of clarity, any other Third Party to whom any shares of Common Stock, Purchased Preferred Shares or Underlying Shares are transferred following the lapse of the applicable restrictions set forth in Section 5.8 shall not be a Permitted Transferee.

“person” means any individual, firm, corporation, partnership, limited liability company, trust, joint venture, incorporated or unincorporated association, Governmental Entity or other entity.

“Preferred Shares” has the meaning assigned to such term in Recital A.

“Preferred Share Investment Amount” has the meaning assigned to such term in Section 2.2.

“Preferred Share Purchase Price” has the meaning assigned to such term in Section 2.3.3(c).

“Proposed Transferee” has the meaning assigned to such term in Section 5.12(a).

“Purchased Common Shares” has the meaning assigned to such term in Recital A.

“Purchased Preferred Shares” has the meaning assigned to such term in Recital A.

“Purchased Shares” has the meaning assigned to such term in Recital A.

“Recent Balance Sheet” means the most recent consolidated balance sheet of the Company and its consolidated subsidiaries included in the Financial Statements.

“Reduction Court Order” means the order of the High Court of Jersey confirming the reduction of the capital of the Target provided for by the Scheme of Arrangement.

“Registration Rights Agreement” means the Registration Rights Agreement, in the form attached hereto as Exhibit D, to be executed on the Closing Date by and among, the Company, the Investor, and the other parties specified therein.

“Rule 2.5 Announcement” has the meaning assigned to such term in Recital E.

“Scheme of Arrangement” means a scheme of arrangement effected pursuant to Part 18A of the Companies Act under which the Target Shares will be cancelled (or transferred) and the Purchaser will become the holder of new shares issued in place of such cancelled Target Shares (or, as the case may be, the holder of such transferred Target Shares).

“Scheme Circular” means a circular dispatched by the Target to holders of the Target Shares setting out in full the terms and conditions of a Scheme of Arrangement and convening a General Meeting and a Court Meeting.

“Scheme Court Order” means the order of the High Court of Jersey sanctioning the Scheme of Arrangement.

“SEC” means the Securities and Exchange Commission.

“SEC Reports” has the meaning assigned to such term in Section 3.6(a).

“Securities Act” means the Securities Act of 1933, as amended.

“SOX” means the Sarbanes-Oxley Act of 2002.

“subsidiary” of any person means any person the accounts of which would be consolidated with and into those of the first person in such first person’s consolidated financial statements if such financial statement were prepared in accordance with GAAP.

“Tag-Along Transaction” has the meaning assigned to such term in Section 5.12(a).

“Tag-Along Offer” has the meaning assigned to such term in Section 5.12(b).

“Takeover Panel” means the Panel on Takeovers and Mergers.

“Target” has the meaning assigned to such term in Recital E.

“Target Shares” means the ordinary shares of the Target subject of an Offer, or as the case may be, a Scheme of Arrangement.

“Tax” means any foreign, Federal, state or local income, sales and use, excise, franchise, real and personal property, gross receipt, capital stock, license, stamp, premium, windfall profit, environmental, transfer, alternative or add-on minimum, production, business and occupation, disability, estimated, employment, payroll, severance or withholding tax, value-added tax or other tax, duty, fee, impost, levy, assessment or charge imposed by any taxing authority, and any interest or penalties and other additions to tax related thereto.

“Tax Returns” means any return, report, claim for refund, declaration, information return or other document required to be filed with any Tax authority with respect to Taxes, including any schedule or attachment thereto, and including any amendments thereof.

“ Third Party” means any person other than the Company, the Investor, or any of their respective subsidiaries or Affiliates.

“Transaction” has the meaning assigned to such term in Recital A.

“Transfer Date” has the meaning set forth in Section 5.12(b).

“Underlying Shares” means the shares of the Company’s Common Stock issuable upon conversion of the Purchased Preferred Shares in accordance with the terms and provisions thereof.

“Voting Debt” means bonds, debentures, notes or other debt securities having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) as to matters on which holders of the Company’s Common Stock may vote.

“Voting Stock” of any person means securities having the right to vote generally in any election of directors or comparable governing persons of any such person.

ARTICLE 2

Issuance and Sale of Purchased Shares

2.1         Issuance and Sale of the Purchased Shares.  On the terms and subject to the conditions set forth in this Agreement, at the Closing (as defined below), the Company shall issue, sell and deliver to the Investor, and the Investor shall purchase from the Company, the Purchased Preferred Shares and the Purchased Common Shares, in each case in certificated form and free and clear of all Encumbrances.  The number of Preferred Shares and shares of Common Stock comprising the Purchased Preferred Shares and Purchased Common Shares to be issued and delivered to the Investor at the Closing shall be determined in accordance with Section 2.3.

2.2         Consideration.  In consideration for the purchase of the Purchased Shares, the Investor shall pay to the Company at the Closing all of the amounts contributed to it by the BDT Fund pursuant to Section 5.11, all of the amounts contributed to it by BDT Main pursuant to the BDT Main Equity Commitment Letter, all of the amounts contributed to it by the Co-Investors pursuant to the Commitment Letters, all of the amounts contributed to it by a Permitted Assignee, and, if applicable, all of the amounts paid to it by the Guarantors under the applicable Guarantees which, subject to the terms of Section 5.11 and the Commitment Letters being fully complied with and/or payment being made under such Guarantees, shall total: (a) with respect to the Purchased Preferred Shares, cash in the amount of $340,000,000 (the aggregate amount actually delivered with respect to the Purchased Preferred Shares, the “Preferred Share Investment Amount”), and (b) with respect to the Purchased Common Shares, cash in the amount of $340,000,000 (the aggregate amount actually delivered with respect to the Purchased Common Shares, the “Common Share Investment Amount” and together with the Preferred Share Investment Amount, the “Investment Amount”).

2.3         Determination of Purchased Share Amounts.

2.3.1       Purchased Preferred Shares.  The number of Preferred Shares comprising the Purchased Preferred Shares to be issued and delivered to the Investor at the Closing pursuant to Section 2.1 shall be equal to the quotient of (a) the Preferred Share Investment Amount, divided by (b) the Preferred Share Purchase Price (as defined in Section 2.3.3), rounded up to the nearest whole number of Preferred Shares, which number of Preferred Shares shall be the authorized number of Preferred Shares in the Certificate of Designations.

2.3.2       Purchased Common Shares.  The number of shares of Common Stock comprising the Purchased Common Shares to be issued and delivered to the Investor at the Closing pursuant to Section 2.1 shall be equal to the quotient of (a) the Common Share Investment Amount, divided by (b) the Common Share Purchase Price (as defined in Section 2.3.3), rounded up to the nearest whole number of shares of Common Stock.

2.3.3       Certain Definitions.  As used in this Section 2.3, the following terms shall have the following meanings:

(a)           “Announcement Date” means the date that the Rule 2.5 Announcement is published.

(b)           “Common Share Purchase Price” shall equal $23.04.

(c)           “Preferred Share Purchase Price” shall equal $24.50.

2.4           Closing.  Subject to the satisfaction of the conditions set forth in ARTICLE 6, the closing of the sale and purchase of the Purchased Shares (the “Closing”) shall take place on the date falling six (6) Business Days after the date on which an Offer becomes unconditional in all respects or, as the case may be, the date on which a Scheme of Arrangement becomes effective in accordance with its terms, at the offices of the Company unless another date or place is agreed to in writing by the Investor and the Company.  The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.

2.5           Deliveries.

(a)          At the Closing, the Company shall deliver to the Investor:

(i)           The Purchased Shares, validly issued and free and clear of Encumbrances, evidenced by certificates registered in the name of the Investor and duly authorized, executed and delivered on behalf of the Company, bearing the legend set forth to in Section 4.3;

(ii)          A certificate, dated as of the Closing Date, signed by an authorized officer of the Company, in the form attached hereto as Exhibit E, certifying that the conditions set forth in Section 6.3 have been satisfied;

(iii)         A certificate, dated as of the Closing Date, signed by the secretary of the Company, in the form attached hereto as Exhibit F, certifying as to the matters set forth therein; and

(iv)         A duly executed counterpart of the Registration Rights Agreement.

(b)          At the Closing, the Investor shall deliver to the Company:

(i)           The Investment Amount in immediately available funds by wire transfer to such account as the Company shall specify in writing not later than three (3) Business Days prior to the Closing Date;

(ii)          A certificate, dated as of the Closing Date, signed by an authorized officer of the Investor, in form attached hereto as Exhibit G, certifying that the conditions set forth in Sections 6.2 have been satisfied; and

(iii)         A duly executed counterpart of the Registration Rights Agreement.

ARTICLE 3

Representations and Warranties
of the Company

Subject to the qualifications set forth in the corresponding sections of the disclosure schedules delivered by the Company to the Investor concurrently with the execution and delivery of this Agreement (the “Company Disclosure Schedules”), the Company hereby represents and warrants to the Investor, as of the date hereof and as of the Closing Date, as follows:

3.1           Entity Status.  Each of the Company and its subsidiaries is duly incorporated or otherwise organized, validly existing and in good standing under the applicable laws of its governing jurisdiction and each has all requisite corporate or other power and authority to carry on its business as it is now being conducted and is duly qualified to do business in each of the jurisdictions in which the ownership, operation or leasing of its assets or the conduct of its business requires it to be so qualified, and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power, authority or qualification, in each case, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.2           Authorization; Noncontravention.

(a)           Authorization.  The Company has all necessary corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements, to perform its obligations hereunder and thereunder, and to consummate the Transaction and the Acquisition.  The Company has delivered to the Investor a true and correct copy, certified by the Company’s secretary, of the resolutions of its board of directors (the “Board of Directors”) authorizing (i) the execution and delivery of this Agreement, (ii) consummation of the Transaction, the Acquisition and the Designated Stockholder Investment, (iii) recommending that the Company’s stockholders approve the Transaction and the Designated Stockholder Investment and the adoption of the Amended and Restated Charter and the Certificate of Designations, and (iv) waiving the restrictions set forth in Section 203 of the Delaware General Corporation Law.  Such resolutions are in full force and effect, have not been amended, supplemented, revoked or superseded as of the date hereof and are the only resolutions of the Board of Directors pertaining to the authorization, execution and delivery of this Agreement and the Ancillary Agreements and consummation of the Transaction.  The execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation by the Company of the Transaction (including the issuance (or reservation for issuance), sale and delivery of the Purchased Shares and the Underlying Shares and any redemptions of the Purchased Preferred Shares pursuant to the terms thereof) and the Acquisition, have been duly and validly authorized by all necessary corporate action (except the stockholder actions contemplated by Section 5.1), and no other corporate proceedings on the part of the Company or its subsidiaries or (except the stockholder actions contemplated by Section 5.1) vote of holders of any class or series of capital stock of the Company or its subsidiaries is necessary to authorize this Agreement or the Ancillary Agreements or to consummate the Transaction or the Acquisition.  This Agreement has been, or, as to Registration Rights Agreement to be executed after the date hereof, will be, duly executed and delivered by the Company and (assuming due authorization, execution and delivery by each other party thereto) each constitutes, a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b)           Preemptive Rights; Rights of First Offer.  None of the sale and issuance of the Purchased Shares pursuant to this Agreement and the issuance of Underlying Shares upon conversion of the Purchased Preferred Shares in accordance with their terms is or will be subject to any preemptive rights, rights of first offer or similar rights of any person (except as set forth in the Certificate of Designations or the Amended and Restated Charter).

(c)           No Conflict.  The Company is not in violation or default in any material respect of any provision of its Charter or Bylaws.  The execution, delivery and performance by the Company of this Agreement and the Ancillary Agreements do not, and the consummation of the Transaction and compliance with the provisions hereof and thereof will not, result in a “change of control” (or similar event) under, or conflict with, or result in any default under, or give rise to an increase in, or right of termination, cancellation, acceleration or mandatory prepayment of, any obligation or to the loss of a benefit under, or result in the suspension, revocation, impairment, forfeiture or amendment of any term or provision of or the creation of any Encumbrance upon any of the properties or assets of the Company or any of its subsidiaries under, or require any consent or waiver under, any provision of (i) the Charter, the Bylaws or the comparable organizational documents of any of the Company’s subsidiaries (other than the requirement to obtain stockholder approval as contemplated by Section 5.1), (ii) save in relation to the execution of the Credit Agreement, any Material Contract, or (iii) any applicable law, Judgment or Governmental Authorization, in each case applicable to the Company and its subsidiaries or their respective assets.  Neither the execution and delivery of this Agreement, nor the consummation of the Transaction or the Acquisition, either alone or in combination with another event (whether contingent or otherwise) will (1) result in any payment of any “excess parachute payment” under Section 280G of the Code, (2) entitle any current or former employee, consultant or director of the Company or any of its subsidiaries to any payment, (3) increase the amount of compensation or benefits due to any such employee, consultant or director, or (4) accelerate the vesting, funding or time of payment of any compensation, equity award or other benefit.

(d)           No Governmental Authorization.  Except as contemplated by Section 5.7, no Governmental Authorization, order or authorization of, or registration, qualification, declaration or filing with, or notice to, any Governmental Entity is required to be obtained or made by or with respect to the Company or any of its subsidiaries in connection with the execution, delivery and performance of this Agreement or any of the Ancillary Agreements or the Transaction, including the issuance of the Purchased Shares or the Underlying Shares (and any redemptions or conversions of the Purchased Preferred Shares pursuant to the terms thereof), except for such Governmental Authorizations, orders, authorizations, registrations, qualifications, declarations, filings and notices, the failure of which to be obtained or made would not (i) materially impair the Company’s and/or Investor’s ability to perform its obligations under this Agreement or the Ancillary Agreements or consummate the Transaction or (ii) have a Material Adverse Effect.

3.3           Capital Structure.

(a)           As of the date of this Agreement, the authorized capital stock of the Company consists solely of (i) 200,000,000 shares of Common Stock, of which 43,590,915 shares are issued and outstanding and 6,500,000 shares are reserved for issuance pursuant to the Company’s 2008 Omnibus Incentive Plan, and (ii) 10,000,000 shares of preferred stock, of which zero (0) shares are issued and outstanding and zero (0) shares are reserved for issuance.  As of the Closing, and after giving effect to the Transaction, the authorized capital stock of the Company shall consist solely of 400,000,000 shares of Common Stock and up to 20,000,000 shares of preferred stock, and the number of shares issued, outstanding and reserved for issuance shall consist solely of (x) the shares of Common Stock and preferred stock referred to in the foregoing sentence, (y) the Purchased Shares, and (z) a number of shares of Common Stock to be issued to the Designated Stockholders and to Markel Corporation in connection with the Designated Stockholder Investment at the Common Share Purchase Price and (xx) shares of Common Stock issued or reserved for issuance under the Company’s 2008 Omnibus Incentive Plan, as outstanding in the SEC Report for the three months ended June 30, 2011 and any awards under the plan granted in the ordinary course of business since such SEC Report.  No other shares of capital stock of the company are authorized, issued and outstanding or reserved for issuance.

(b)           Subject to the Company obtaining stockholder approval as contemplated by Section 5.1, the Purchased Shares have been duly authorized and upon the Closing shall be, and the Underlying Shares have been duly authorized and upon issuance shall be, (i) validly issued, fully paid and nonassessable, (ii) not issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Charter or Bylaws of the Company or any Contract to which the Company or any of its subsidiaries is a party or by which any of its or their respective assets are bound, and (iii) free and clear of all Encumbrances.

(c)           The Company has not issued any Voting Debt that is outstanding.  Except as set forth in the SEC Reports or in Schedule 3.3(c) of the Company Disclosure Schedules, there are no (A) outstanding obligations, options, warrants, convertible securities, exchangeable securities, securities or rights that are linked to the value of the Common Stock or other rights, agreements or commitments relating to the capital stock of the Company or that obligate the Company to issue or sell or otherwise transfer shares of capital stock of the Company or any securities convertible into or exchangeable for any shares of capital stock of the Company or any Voting Debt of the Company, (B) outstanding obligations of the Company to repurchase, redeem or otherwise acquire shares of capital stock of the Company, (C) voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of shares of capital stock of the Company (but only to the Company’s knowledge with respect to any such agreements to which neither the Company nor any subsidiary of the Company is a party), or (D) rights of first refusal, preemptive rights, subscription rights or any similar rights with respect to the capital stock of the Company under the Charter or Bylaws or any Contract to which the Company or any subsidiary of the Company is a party or by which any of its assets are bound.  True, correct, and complete copies of the Charter and the Bylaws have been filed as exhibits to the Company’s SEC Reports.  Neither the Company, nor any of its subsidiaries has any “stockholder rights plan”, “poison pill” or any similar arrangement in effect.

(d)           The shares of outstanding capital stock of the Company’s subsidiaries are duly authorized, validly issued, fully paid and nonassessable, and are held of record and beneficially owned by the Company or a subsidiary of the Company.  There is no Voting Debt of any subsidiary of the Company that is outstanding.  Except as set forth in the SEC Reports or in Schedule 3.3(d) of the Company Disclosure Schedules, there are no (i) outstanding obligations, options, warrants, convertible securities, exchangeable securities, securities or rights that are linked to the value of the Common Stock or other rights, agreements or commitments, in each case, relating to the capital stock or equity interests of the subsidiaries of the Company or that obligate the Company or its subsidiaries to issue or sell or otherwise transfer shares of the capital stock or any securities convertible into or exchangeable for any shares of capital stock or any Voting Debt of any subsidiary of the Company, (ii) outstanding obligations of the subsidiaries of the Company to repurchase, redeem or otherwise acquire shares of their respective capital stock or equity interests, (iii) voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of shares of capital stock of the subsidiaries of the Company (but only to the Company’s knowledge with respect to any such agreements to which neither the Company nor any subsidiary of the Company is a party), or (iv) rights of first refusal, preemptive rights, subscription rights or any similar rights under any provision of the governing documents of any material subsidiary or any non-wholly owned subsidiary of the Company.

3.4           Taxes.

(a)           Except as disclosed in the SEC Reports or except as would not reasonably be expected, individually or in the aggregate, to be material to the Company: (i) the Company and each of its subsidiaries have filed all Tax Returns required to be filed by them; (ii) all such Tax Returns are true, correct and complete; (iii) all Taxes due and owed by the Company and each of its subsidiaries (whether or not shown on any Tax Return) have been paid; (iv) neither the Company nor any of its subsidiaries currently is the beneficiary of any extension of time within which to file any material Tax Return; (v) no claim has ever been made by a Governmental Entity in a jurisdiction where the Company or any of its subsidiaries does not file Tax Returns that the Company or any such subsidiary is or may be subject to taxation by that jurisdiction; (vi) there are no liens on any of the assets or properties of the Company or any of its subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax; (vii) there are no ongoing, pending or, to the Company’s knowledge, threatened audits, assessments, or other proceedings for or relating to any liability in respect of Taxes of the Company or any of its subsidiaries; (viii) neither the Company nor any of its subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency; and (ix) the Company and each of its subsidiaries have timely withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

(b)           Neither the Company nor any of its subsidiaries has been a member of any affiliated group filing a consolidated Federal income Tax Return other than a group the common parent of which is the Company.

3.5           Compliance with Laws.

(a)           The Company and each of its subsidiaries and the conduct and operation of their respective businesses are and have been, since January 1, 2010, in compliance in all material respects with each applicable law that is applicable to the Company or its subsidiaries or their respective businesses, including any laws relating to employment practices, except, in each case, as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)           Neither the Company nor any of its subsidiaries has received any written notice or other written communication from any Governmental Entity or any other person regarding (1) any actual, alleged, possible or potential violation of or failure to comply with any material term or requirement of any Governmental Authorization, or (2) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination of or modification to any Governmental Authorization, except, in each case, as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.6           SEC Reports and Company Financial Statements.

(a)           Since January 1, 2009, except as disclosed in Schedule 3.6(a) of the Company Disclosure Schedules, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all the foregoing and all exhibits included or incorporated by reference therein and financial statements and schedules thereto and documents included or incorporated by reference therein being sometimes hereinafter collectively referred to as the “SEC Reports”).  As of their respective filing dates, the SEC Reports complied with the requirements of the Exchange Act applicable to the SEC Reports (as amended or supplemented), and none of the SEC Reports, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  No subsidiary of the Company is, or is required to be, a registrant with the SEC.

(b)           As of their respective dates, except as set forth therein or in the notes thereto, the financial statements contained in the SEC Reports and the related notes (the “Financial Statements”) complied as to form with all applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.  The Financial Statements (i) were prepared in accordance with GAAP, consistently applied during the periods involved (except (x) as may be otherwise indicated in the notes thereto or (y) in the case of unaudited interim statements, to the extent that they may not include footnotes or may be condensed or summary statements), (ii) fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments), and (iii) are in all material respects in accordance with the books of account and records of the Company and its consolidated subsidiaries.

(c)           Neither the Company nor any of its subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract or arrangement (including any Contract relating to any transaction or relationship between or among the Company and any of its subsidiaries, on the one hand, and any unconsolidated affiliate of the Company or any of its subsidiaries, including any structured finance, special purpose or limited purpose entity or person, on the other hand, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K of the SEC)), where the result, purpose or effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its subsidiaries in the Company’s or such subsidiary’s audited financial statements or other SEC Reports.

(d)           To the Company’s knowledge, there is no reason that its outside auditors and its chief executive officer and chief financial officer will not be able to give the attestations and certifications, as applicable, required pursuant to the rules and regulations adopted pursuant to Section 404 of SOX, without qualification, when next due.

(e)           Except as set forth in SEC Reports and the transactions contemplated by the Designated Stockholder Investment, none of the executive officers, directors or related persons (as defined in Regulation S-K Item 404) of the Company is presently a party to any transaction with the Company or any of its subsidiaries that would be required to be reported on Form 10-K by Item 13 thereof pursuant to Regulation S-K Item 404.

3.7           Private Placement.  Assuming that the representations of the Investor set forth in Section 4.3 are true and correct, the offer, sale, and issuance of the Purchased Shares and the issuance of the Underlying Shares upon conversion of the Purchased Preferred Shares, in each case in conformity with the terms of this Agreement, are exempt from the registration requirements of Section 5 of the Securities Act.

3.8           Brokers.  Except for fees payable to BDT & Company, LLC, the Company and its subsidiaries have incurred no obligation or liability, contingent or otherwise, in connection with this Agreement or the Transaction that would result in the obligation of the Investor to pay any finder’s fees, brokerage or agent’s commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the Transaction.

3.9           Registration Rights.  Other than the Registration Rights Agreement, and the registration rights agreements to be entered into with the Designated Stockholders and Markel Corporation in connection with the Designated Stockholder Investment, true, correct, and complete forms of which have been provided to the Investor, the Company has not granted or agreed to grant, and is not under any obligation to provide, any rights (including “piggy-back” registration rights) to register under the Securities Act any of its presently outstanding securities or any of its securities that may be issued subsequently.

3.10           No Restriction on the Ability to Pay Cash Dividends.  Except as set forth in the Amended and Restated Charter, the Certificate of Designations and the Credit Agreement and any existing credit facilities of the Company or its subsidiaries that are being replaced by the Credit Agreement, neither the Company nor any of its subsidiaries is, or will be, immediately following the Closing, a party to any Contract, and is not, and will not be, immediately following the Closing, subject to any provisions in its Charter or Bylaws or other governing documents or resolutions of the Board of Directors or other governing body, that restricts, limits, prohibits or prevents the payment of cash dividends with respect to any of its equity securities.

3.11           Credit Agreement. True, correct and complete copies of the Credit Agreement and all ancillary agreements thereto that have been executed as of the date hereof have been provided to the Investor, and the Credit Agreement and each such ancillary agreement is in full force and effect.

ARTICLE 4

Representations and Warranties of the Investor

The Investor hereby represents and warrants to the Company, as of the date hereof and as of the Closing Date, as follows:

4.1           Entity Status.  The Investor is duly incorporated or otherwise organized, validly existing and in good standing under the applicable laws of its governing jurisdiction and has all requisite corporate or other power and authority to carry on its business as it is now being conducted, and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power, authority or qualification.

4.2           Authorization; Noncontravention.

(a)           Authorization.  The Investor has all necessary entity power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the Transaction.  The execution, delivery and performance of this Agreement and the Ancillary Agreements to which it is a party and the consummation by the Investor of the Transaction have been duly and validly authorized by all necessary entity action, and no other entity proceedings on the part of the Investor or vote of holders of any class or series of capital stock or equity interests of the Investor is necessary to authorize this Agreement and the Ancillary Agreements to which the Investor is a party or to consummate the Transaction.  This Agreement and the Registration Rights Agreement to which the Investor is a party have been duly executed and delivered by the Investor and (assuming due authorization, execution and delivery by each other party thereto) each constitutes a valid and binding obligation of the Investor, enforceable against the Investor in accordance with its respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b)           No Conflict.  The Investor is not in violation or default of any provision of its organizational documents.  The execution, delivery and performance by the Investor of this Agreement and the Ancillary Agreements to which it is a party do not, and the consummation of the Transaction and compliance with the provisions of this Agreement and the Ancillary Agreements to which it is a party will not, conflict with, or result in any default under, any provision of (i) the organizational documents of the Investor, (ii) any material Contract to which the Investor is a party or by which any of the Investor’s assets are bound, or (iii) any applicable law, Governmental Authorization or Judgment, in each case applicable to the Investor, other than, in the case of clauses (ii) and (iii), any such conflicts or defaults that would not reasonably be expected to materially impair or delay the ability of the Investor to perform its obligations under this Agreement or the Ancillary Agreements to which it is a party or carry out the Transaction in accordance with the terms hereof or thereof.  Except as contemplated by Section 5.7, no Governmental Authorization, order or authorization of, or registration, qualification, declaration or filing with, or notice to, any Governmental Entity is required to be obtained or made by or with respect to the Investor in connection with the execution, delivery and performance of this Agreement or any of the Ancillary Agreements to which the Investor is a party or the other Transaction, except for such Governmental Authorizations, orders, authorizations, registrations, declarations, filings and notices, the failure of which to be obtained or made would not materially impair the Investor’s ability to perform its obligations under this Agreement or the Ancillary Agreements or consummate the Transaction.

4.3           Securities Act; Purchase for Investment Purposes.  The Investor (i) is acquiring the Purchased Shares solely for investment with no present intention to distribute them in violation of the Securities Act and the rules and regulations thereunder or any applicable U.S. state securities laws, (ii) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of making an informed investment decision to purchase the Purchased Shares, (iii) is an “accredited investor” (as that term is defined by Rule 501 promulgated under the Securities Act), and (iv) acknowledges and understands that the Purchased Shares have not been registered under the Securities Act, or any state securities laws, and agrees that it will not offer, sell, assign, transfer, pledge, encumber or otherwise dispose of such Purchased Shares (including the Underlying Shares) absent registration under the Securities Act or unless such transaction is exempt from, or not subject to, registration under the Securities Act, and in each case, in accordance with all applicable state securities laws.  The Investor did not learn of the opportunity to purchase the Purchased Shares by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (a) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (b) any seminar or meeting to which the Investor was invited by any of the foregoing means of communications. The Investor understands that the Purchased Shares will be subject to substantial contractual and legal restrictions on transferability.  The Investor understands that the Purchased Shares will be characterized as “restricted securities” under the United States federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.  The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Purchased Shares or the fairness or suitability of the Purchased Shares.  The Investor understands that until such time as the resale thereof has been registered under the Securities Act, certificates evidencing the Purchased Shares shall bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF IN ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT, AND, IN EACH CASE, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL THAT AN EXEMPTION FROM SUCH REGISTRATION OR QUALIFICATION IS APPLICABLE.

The Investor will obtain representations from the Co-Investors similar to those in Section 4.3 with respect to their direct or indirect investments in the Investor, and the Investor shall make copies of such representations available to the Company.

4.4          Brokers.  The Investor has incurred no obligation or liability, contingent or otherwise, in connection with this Agreement that would result in the obligation of the Company or any of its Affiliates to pay any finder’s fees, brokerage or agent’s commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the Transaction.

4.5          Commitment Letters.  True, correct and complete copies of the Commitment Letters have been provided to the Company.

4.6          Code Matters.  Neither the Investor nor any Person that would be deemed to be acting in concert with the Company as a result of its connection with the Investor has acquired any interest in the securities of Target in the twelve (12) months preceding the date of this Agreement, nor will the Investor nor any such person acquire any such interest in securities of the Target or take any other action which would affect the terms on which any offer must be made to the Target prior to the earlier of (i) the closure of the Acquisition, and (ii) the termination of this Agreement. For purposes of this Section 4.6, “acting in concert” has the meaning given in the City Code.

ARTICLE 5

Covenants

5.1          Stockholder Approvals.  The Company shall present and recommend to the stockholders of the Company at a special meeting of the stockholders of the Company (to be held in accordance with the corporate laws of Delaware, the Charter and the Bylaws), a proposal to approve the Transaction and the Designated Stockholder Investment and to approve and adopt the Amended and Restated Charter.  The Company will provide the Investor and its counsel, in writing, copies of any draft proxy statement to be distributed to the Company’s shareholders in connection with such meeting, prior to the distribution thereof, as well as any comments or other communications, whether written or oral, that the Company or its counsel may receive from time to time from the SEC or its staff with respect to such proxy statement promptly after the receipt of such comments or other communications, and will provide the Investor and its counsel with the opportunity to review and comment on such proxy statement and  the Company’s responses to any such comments or communications received from the SEC or its staff.

5.2          Publicity.  The Company and the Investor shall communicate with each other and cooperate with each other prior to any public disclosure of the Transaction.  The Company, on the one hand, and the Investor, on the other hand, agree that no public release or announcement concerning the Transaction shall be issued by or as a result of the actions of any of them without the prior consent of the other, which consent shall not be unreasonably withheld or delayed, except in accordance with Section 5.6 or as such release or announcement may be required by applicable law or the rules and regulations of the New York Stock Exchange, the Financial Services Authority, the Takeover Panel or the City Code, in which case the party required to make the release or announcement shall use its reasonable best efforts to consult with the other parties hereto about, and allow the other parties hereto to reasonably comment on, such release or announcement in advance of such issuance.

5.3          Certain Tax Matters.

(a)           The Company and the Investor acknowledge and agree that the Purchased Shares are being issued solely in consideration of the Investment Amount and neither the Company nor the Investor shall take any position for financial accounting, Tax or other purposes inconsistent with such agreement.  Without limiting the foregoing, the Company shall not record an expense or apply any withholding (other than any withholding that may be required by law pursuant to Section 1441, 1442, 1445 or other applicable provision of the Code and comparable state or local laws) in connection with the issuance or any exercise or redemption of, any adjustment to, or any payments made in respect of any of the Purchased Shares.

(b)           The Company and the Investor acknowledge and agree that the exercise of the Company’s right to optionally redeem the Purchased Preferred Shares pursuant to the Certificate of Designations is not more likely than not to occur within the meaning of Treasury Regulation Section 1.305 - 5(b)(3).

5.4          Standstill Agreement.

(a)           The Investor agree that, without the prior approval of the Company, the Investor will not, directly or indirectly, or in concert with any person, or as participants in a “group” (as defined in Section 13 of the Exchange Act):

(i)           Make any public announcement with respect to, or submit to the Company or any of its directors, officers, representatives, trustees, employees, attorneys, advisors, agents or Affiliates, any proposal from the Investor or its Affiliates for, the acquisition of any Voting Stock of the Company or with respect to any merger, consolidation, business combination or purchase of any substantial portion of the assets of the Company, whether or not such proposal might require the making of a public announcement by the Company unless the Company shall have made a prior written request to the Investor to submit such a proposal;

(ii)          Except for (A) actions taken by directors of the Company who are affiliated with the Investor in their capacities as directors and (B) actions taken for the purpose of electing to the Company’s Board of Directors the nominees of the Investor in accordance with the Amended and Restated Charter, the Investor will not (1) call or seek to call a special meeting of the stockholders of the Company or of any of the subsidiaries of the Company for action by stockholders of the Company or of any of the Company subsidiaries, (2) make, or in any way participate in, any “solicitation” of “proxies” (as such terms are defined or used in Regulation 14A under the Exchange Act) to vote any Voting Stock of the Company, or (3) become a “participant” in any “election contest” as such terms are defined or used in Rule 14a-11 under the Exchange Act with respect to any voting securities of the Company; or

(iii)         Effect or seek any recapitalization, reclassification, liquidation or dissolution or other extraordinary transaction that would have the effect of any of the matters described in Sections 5.4(a)(i) or 5.4(a)(ii).

(b)           The Investor’s obligations under this Section 5.4 shall terminate and be of no further force and effect on the first date that the Investor either (1) has beneficial ownership (as defined in Rule 13d-1 promulgated under the Exchange Act) of less than 5% of the outstanding Common Stock (including securities convertible into Common Stock), or (2) no longer has the right to nominate for election as least one member of the Board of Directors as set forth in the Amended and Restated Charter.

5.5          Credit Agreement.  Prior to the Closing Date, the Company shall not, and shall cause its subsidiaries not to, amend or waive any material term or condition of the Credit Agreement, the effect of which amendment or waiver would be to alter the principal amount, covenants, interest, or fees payable under the Credit Agreement in a manner materially adverse to the Company or the Investor, without the prior written consent of the Investor; it being understood that this shall not restrict the Company from (i) exercising any of the “Incremental Facilities” provisions contained in Section 2.14 of the Credit Agreement in accordance with the terms of such provisions existing on the date hereof, or (ii) making any amendments necessary to reflect the exercise of any “flex” rights that have been agreed with the arrangers under the Credit Agreement or any amendments to the Credit Facility as a result of a change in the amount of debt funding as contemplated by the second sentence of Section 5.13.  The Company shall use its best efforts to cause all conditions precedent to the effectiveness of the Credit Agreement and to the extensions of credit for the purposes of Certain Funds Credit Extension (as defined in the Credit Agreement) only to be satisfied on or before the Closing Date.

5.6           Acquisition Covenants. The Company shall, and shall cause its subsidiaries to perform and comply with each of the following covenants in connection with the Acquisition:

(a)           The Company and its subsidiaries will not amend or waive any material term or condition of the Offer Document or, as the case may be, Scheme Circular without the prior written consent of the Investor, except for any such amendment or waiver as (i) does not materially prejudice the Investor, (ii) is required by the Takeover Panel, the High Court of Jersey or any other applicable law, regulation or regulatory body, or (iii) extends the period in which holders of Target Shares may accept the terms of the Offer or the Scheme, as the case may be.

(b)           Subject to Section 5.13, if the Acquisition is implemented by way of an Offer, the Company and it subsidiaries will not reduce the acceptance condition to below the level required to allow the Company to give notice under Section 117 of the Companies Act in respect of the Target Shares.

(c)           The Company and its subsidiaries shall comply in all respects with the City Code (subject to any waiver granted by the Takeover Panel) and all other applicable laws (including the Financial Services and Markets Act 2000 (as amended)) and/or regulations relating to any Scheme of Arrangement or, as the case may be, Offer, except to the extent that such non-compliance would not be materially prejudicial to the Investor.

(d)           The Company and its subsidiaries shall not, without the prior written consent of the Investor, increase the price to be paid for any Target Shares pursuant to a Scheme of Arrangement or, as the case may be, an Offer.

(e)           The Company and its subsidiaries shall not take any action that would require the Company or any of its subsidiaries to make a mandatory offer for the Target Shares in accordance with Rule 9 of the City Code.

(f)           In the event the Acquisition is made pursuant to an Offer, where becoming permitted to do so, the Company shall promptly give notices under Article 117 of the Companies Act in respect of the Target Shares.

(g)           The Company and its subsidiaries shall, upon reasonable request and in each case to the extent that they are able to do so in compliance with applicable law and confidentiality or other obligations to which they are subject as of the date of this Agreement, keep the Investor informed as to the status and progress of (or otherwise relating to) an Offer (and, in the case of an Offer, the current level of acceptances in respect of that Offer) or, as the case may be, a Scheme of Arrangement;

(h)           The Company and its subsidiaries shall, to the extent that they are able to do so in compliance with applicable law and confidentiality or other obligations to which they are subject as of the date of this Agreement, promptly supply to the Investor (i) copies of all documents, certificates, notices or announcements received or issued by the Company or any of its subsidiaries (or on their behalf) in relation to an Offer or a Scheme of Arrangement (as the case may be) and (ii) any other information regarding the progress of an Offer or a Scheme of Arrangement (as the case may be) in each case as the Investor may reasonably request.

(i)           Other than as required by the Takeover Panel, the City Code, the London Stock Exchange (including any stock exchange of which it is the operator), the Financial Services Authority, the Exchange Act (and the rules and regulations thereunder) or any other applicable law, regulation or regulatory body, the Company and its subsidiaries shall not make any press release or other public statement in respect of the Acquisition (other than in the Rule 2.5 Announcement, any Offer Document or any Scheme Circular), without first obtaining the prior approval of the Investor, such approval not to be unreasonably withheld or delayed.

(j)           The Company and its subsidiaries shall procure that as soon as reasonably practicable, and in any event within twenty (20) Business Days, after the earlier of: (i) an office copy of the Scheme Court Order and the original and an office copy of the Reduction Court Order, attaching a minute (within the meaning of Article 64(1) of the Companies Act) of such reduction, having been delivered to the Registrar of Companies for registration, and, in relation to the reduction of ordinary share capital, the Reduction Court Order having been registered, and (ii) Parent having become, directly or indirectly, the legal and beneficial owner of at least 75% of the voting shares in the Target, the Target is delisted and re-registered as a private company.

(k)           The Company and its subsidiaries shall not issue any Offer Document or, as the case may be, approve the issuance of any Scheme Circular, that makes reference to Investor or a Co-Investor or any of their respective Affiliates, in each case, without the final proof of the same being approved in writing by the Investor, such approval not to be unreasonably withheld or delayed, provided, that if such approval is unreasonably withheld or delayed by the Investor, the Company or its subsidiary, as the case may be, shall be entitled to proceed forthwith in issuing any Offer Document or Scheme Circular as required by the Takeover Panel, the City Code or any other applicable regulatory body or law or regulation.

(l)           The Company and its subsidiaries shall not, without the prior written consent of the Investor, enter into any material agreement or understanding of any nature (whether formal or informal) with the trustees of any pension scheme of the Target that would result in an incremental annual cash expense of greater than $5,000,000 or a settlement payment at Closing of greater than $50,000,000, such consent not to be unreasonably withheld or delayed.

(m)           The Company and its subsidiaries shall not, without the prior written consent of the Investor, enter into any material agreement or understanding of any nature (whether formal or informal) with any anti-trust or other regulatory authority relating to the Acquisition to the extent that any such agreement or understanding relates to a disposition, partial disposition, restructuring, reorganization, hold separate or similar transaction involving a line of business of the Company or its subsidiaries accounting for $100,000,000 or more of gross revenues during any of the last five calendar years, such consent not to be unreasonably withheld or delayed.

(n)           Save in relation to any condition as to acceptances if the method of effecting the Acquisition changes from a Scheme of Arrangement to an Offer, the Company and its subsidiaries shall (subject to obtaining the consent of the Takeover Panel in accordance with the City Code) invoke any condition to the Acquisition which becomes capable of being invoked unless the Investor consents in writing to such condition not being invoked.

(o)           The Company and its subsidiaries shall not, for the purposes of Note 1 to Rule 21.1 of the Takeover Code, consent to the taking of any action by the Target (or any member of its group) which would otherwise amount to frustrating action without the prior written consent of the Investor.

(p)           The Company and its subsidiaries shall use the proceeds of the sale of the Purchased Shares solely for the purpose of the Acquisition and for no other purpose.  The Company and its subsidiaries shall use the proceeds of all borrowings under the Credit Agreement solely for purposes of the Acquisition and the other purposes permitted under the Credit Agreement.

5.7           HSR Act Filings; Competition Filings.

(a)           Filings and Cooperation.  Each of the Company and the Investor will take all reasonable steps to:  (i) as soon as reasonably practicable following the date of this Agreement, make or cause to be made the filings required of such party or any of its Affiliates or subsidiaries under the HSR Act with respect to the Transaction; (ii) except as otherwise provided in the following sentence, as soon as reasonably practicable following the date of this Agreement, make or cause to be made any other filings with all foreign Governmental Entities in any jurisdiction in which the parties believe it is necessary or advisable; (iii) comply in a timely manner with any request under any antitrust or competition laws of any jurisdiction (“Antitrust Laws”) for additional information, documents, or other material received by such party or any of its affiliates or subsidiaries from the Federal Trade Commission or the Department of Justice or other Governmental Entity in respect of such filings or the Transaction; and (iv) cooperate with the other party in connection with any such filings and in connection with resolving any investigation or other inquiry of any such agency or other Governmental Entity under any Antitrust Laws with respect to any such filing or the Transaction.  With regard to any communication with any Governmental Entity regarding such filings, each party will inform the other party:  (1) before delivering any material communication to a Governmental Entity, (2) promptly after receiving any material communication from a Governmental Entity, and (3) before entering into any proposed understanding, undertaking, or agreement with any Governmental Entity regarding any such filings or the Transaction.  Neither party will participate in any meeting with any Governmental Entity in respect of any such filings, investigation, or other inquiry without giving the other party prior notice of the meeting and, to the extent permitted by such Governmental Entity, the opportunity to attend and participate to the extent permitted by applicable law and to the extent reasonably practicable under the circumstances. Each of the Company and the Investor will take such reasonable action as may be required to cause the expiration of the notice periods under the HSR Act or similar laws or requirements of any Governmental Entity with respect to the Transaction as promptly as possible after the execution of this Agreement

(b)           Filing Fees.  The Company shall pay one hundred percent (100%) of the filing fees applicable under the HSR Act with respect to the Transaction.

5.8           Transfer Restrictions.

(a)           The Investor shall not sell or otherwise transfer (a) any of the Purchased Common Shares to any person during the first 180 days following the Closing Date, or (b) greater than fifty percent (50%) of the Purchased Common Shares to any person between the 180th day following the Closing Date and the first anniversary of the Closing Date.  The period from the Closing Date through and including the second anniversary of the Closing Date is referred to in this Agreement as the “Common Share Lock Up Period”.  Upon the conversion of any Purchased Preferred Shares into shares of Common Stock, the Investor shall not sell or otherwise transfer any such shares of Common Stock to any person during the first 180 days following the date of such conversion or (y) greater than fifty percent (50%) of such shares to any person between the 180th day following the date of such conversion and the first anniversary of the date of such conversion.

(b)           The Investor shall not sell or otherwise transfer any shares of Common Stock, Purchased Preferred Shares or Underlying Shares to any Third Party that, to the knowledge of the Investor, (a) is a Competitor of the Company, or (b) is, or would as a result of such sale or transfer become, the beneficial owner (as defined in Section 13 of the Exchange Act) of five percent (5%) or more of the outstanding capital stock of the Company.

(c)           The provisions of Section 5.8(b) (and in the case of sub-clauses (i), (ii), (v) and (vi) below, the provisions of Section 5.8(a)) shall not apply to any sale or other transfer that is (i) pursuant to a tender or exchange offer for a majority of the outstanding shares of the Company; (ii) pursuant to a merger or consolidation of the Company; (iii) pursuant to a widely distributed underwritten public offering, including pursuant to the Registration Rights Agreement; (iv) pursuant to Rule 144 under the Securities Act; (v) a transfer or distribution to any Permitted Transferee (provided that such Permitted Transferee agrees pursuant to a written instrument that is reasonably acceptable to the Company to comply with all of the restrictions on transfer that are applicable to the Investor); or (vi) in connection with a Tag-Along Transaction (as defined in Section 5.12).

5.9           Information Rights.  Until the earlier of (a) the end of the Common Share Lock Up Period, or (b) the date that the Investor owns less than twenty percent (20%) of aggregate shares of Common Stock on an as-converted, fully diluted basis (treating the Purchased Preferred Shares as fully converted into shares of Common Stock but excluding from this calculation any shares of Common Stock issuable upon the exercise of other Common Share Equivalents or upon the exercise of options or restricted stock units issued to employees, consultants or directors of the Company pursuant to any equity incentive plan), the Company shall provide the Investor with (i) monthly unaudited financial information, including monthly balance sheets and income statements, no later than thirty (30) days following the end of each month, and (ii) such other financial and operational information as the Investor may reasonably request.  The Investor shall maintain the confidentiality all information provided pursuant to this Section 5.9 in accordance with Regulation FD promulgated under the Exchange Act.  The Investor shall be permitted to share all information provided pursuant to this Section 5.9 with the Co-Investors, provided, that the Co-Investors shall be bound to maintain the confidentiality of such information in accordance with Regulation FD on terms reasonably satisfactory to the Company.

5.10         Drawdown of Equity Commitments. Subject to satisfaction of the conditions set forth in Sections 6.1 and 6.3 (other than those that by their nature are to satisfied by the taking of actions at the Closing), the Investor shall provide written notice to the Co-Investors no later than the date on which the Offer becomes unconditional in all respects, or if the Acquisition is implemented by way of a Scheme of Arrangement, the date on which the Scheme of Arrangement becomes effective in accordance with its terms that their respective capital contributions to the Investor are due and payable in accordance with the terms and provisions of the Commitment Letters, and, when such capital contributions are received by the Investor, the Investor shall use the proceeds thereof to pay the Investment Amount due and payable to the Company at the Closing pursuant to Section 2.2.

5.11         BDT Fund Capital Commitment.  Subject to satisfaction of the conditions set forth in Sections 6.1 and 6.3 (other than those that by their nature are to be satisfied by the taking of actions at the Closing) and to a partial assignment pursuant to Section 8.2, the BDT Fund shall make a capital contribution to the Investor on or before the Closing Date in the amount of $390,000,000 (such $390,000,000, the “Fund Commitment Amount”) ($30,000,000 of which will be deemed to be satisfied by the capital contribution made by BDT Main to the Investor pursuant to the terms of the BDT Main Equity Commitment Letter), which the Investor shall use to pay the Investment Amount due and payable to the Company at the Closing pursuant to Section 2.2.

5.12         Tag-Along Rights.

(a)           If either or both of the Designated Stockholders shall propose to sell or otherwise transfer any shares of Common Stock or Common Stock Equivalents (a “Tag-Along Transaction”) to any person (other than to an immediate family member or a trust that such immediate family member or a Designated Stockholder controls, or as to which a Designated Stockholder or such immediate family member is the primary beneficiary; provided, that such immediate family member or such trust shall have agreed to be bound by the provisions of this Section 5.12 on terms reasonably satisfactory to the Investor) (a “Proposed Transferee”), such proposed Tag-Along Transaction shall be conditioned upon satisfaction of the requirements set forth in this Section 5.12.

(b)           Not more than sixty (60) days and not less than thirty (30) days prior to the effective date of the proposed Tag-Along Transaction (the “Transfer Date”), each Designated Stockholder participating in a Tag-Along Transaction shall deliver to the Investor a binding written offer (a “Tag-Along Offer”) (conditioned solely upon the consummation of such proposed sale) from such Designated Stockholder or the Proposed Transferee(s) to purchase, at the same price and upon terms and conditions identical in all respects to the terms and conditions on which such Designated Stockholder proposes to sell or transfer shares of Common Stock or Common Stock Equivalents to the Proposed Transferee, a percentage of the Investor’s shares of Common Stock and/or Common Stock Equivalents (including any Underlying Shares) equal to the percentage of such Designated Stockholder’s (or Designated Stockholders’) shares of Common Stock and Common Stock Equivalents proposed to be included in the Tag-Along Transaction.

(c)           The Tag-Along Offer shall specify, in reasonable detail, the number of shares of Common Stock and/or Common Stock Equivalents proposed to be included in the Tag-Along Transaction, the proposed purchase price, the Transfer Date, the identity of the Proposed Transferee(s), and the other terms and conditions of the proposed Tag-Along Sale.  Upon receipt of a Tag-Along Offer, the Investor may elect to either (i) accept the Tag-Along Offer in whole or in part by delivering written notice of such acceptance not less than ten (10) Business Days prior to the Transfer Date specified in such Tag-Along Offer, to the participating Designated Stockholder or to the Proposed Transferee(s), as applicable, which notice shall specify the number of shares of Common Stock and/or Common Stock Equivalents that the Investor intends to sell in the Tag-Along Transaction, or (ii) sell or otherwise transfer to a Third Party, on such terms as the Investor shall determine, at any time following delivery of a Tag-Along Offer, a percentage of the Investor’s shares of Common Stock and Common Stock Equivalents equal to the percentage of shares of Common Stock and Common Stock Equivalents proposed to be sold or otherwise transferred by the Designated Stockholder in such Tag-Along Offer; provided, that any sale pursuant to clause (ii) shall comply with Section 5.8(b).

(d)           If the offer of the Proposed Transferee(s) or Designated Stockholders states that the Proposed Transferee(s) or the Designated Stockholders is or are unwilling to purchase, in the aggregate, more than a specified amount of Common Stock or Common Stock Equivalents, and the Investor elects to accept the Tag-Along Offer, the Common Stock and Common Stock Equivalents proposed to be sold by the Investor and the Designated Stockholder in the Tag-Along Sale shall be allocated pro rata in accordance with their relative holdings of shares of Common Stock and Common Stock Equivalents.

5.13         Acceptance Condition.  Notwithstanding Section 5.6(b), if the Acquisition is implemented by way of an Offer, at the written request of the Company, the acceptance condition of the Offer may be reduced below the level required to allow the Company to give notice under Section 117 of the Companies Act in respect of the Target Shares, provided, however, that in no event shall the acceptance condition be reduced below seventy-five percent (75%) in nominal value of the shares to which the Offer relates.  In the event of a reduction of the acceptance condition pursuant to this Section 5.13, the parties shall negotiate in good faith in order to amend this Agreement to the extent reasonably necessary to appropriately reflect the revised structure of the Acquisition, including by adjusting the amount of equity and debt funding for the Company.

5.14         Code Matters.

(a)           Following the earlier of (i) the closure of the Acquisition, and (ii) the termination of this Agreement, the Investor will not directly or indirectly take any action that would result in a mandatory offer for securities of the Target pursuant to Rule 9 of the City Code being required, unless the Takeover Panel has expressly confirmed that such action has no concert party consequences under the City Code for the Company.

(b)           Nothing in this agreement shall prohibit or otherwise restrict dealings in securities of the Target by: (i) Persons which are not presumed to be Persons acting in concert with the Investor under Rule 7.2(c) of the City Code; or (ii) entities in respect of which the Takeover Panel has expressly confirmed that dealings in the securities of the Target have no concert party consequences under the City Code for either of the Investor or the Company.

(c)           For purposes of this Section 5.14, “acting in concert” has the meaning given in the City Code.

ARTICLE 6

Conditions

6.1           Conditions to all Parties’ Obligations.  The respective obligations of the Company, on the one hand, and the Investor, on the other hand, to effect the Closing are subject to the satisfaction of the following conditions:

(a)           HSR Act.  Any applicable waiting periods, together with any extensions thereof, under the HSR Act shall have expired or been terminated.

(b)           No Order.  No Governmental Entity of competent jurisdiction will have enacted, issued, promulgated, enforced, or entered any statute, rule, regulation, executive order, decree, injunction, or other order (whether temporary, preliminary, or permanent) that (a) is in effect, and (b) has the effect of making the Transaction illegal or otherwise prohibiting consummation of the Transaction.

(c)            Stockholder Approvals; Filing of Amended and Restated Charter and Certificate of Designations.  All approvals of the Company’s stockholders required in connection with the Transaction, including any such approvals required under applicable law and the applicable listing rules of the New York Stock Exchange, shall have been obtained on or before the Closing Date, and the Amended and Restated Charter and the Certificate of Designations, substantially in the forms attached hereto as Exhibit A and Exhibit B, respectively, shall have been properly filed with the office of the Secretary of State of the State of Delaware.

(d)           Offer/Scheme of Arrangement.  In the case of an Offer, the Offer shall have become or been declared unconditional in all respects.  In the case of a Scheme of Arrangement, the High Court of Jersey shall have filed an order (and the Investor shall have received a copy thereof) sanctioning the Scheme of Arrangement on behalf of the Target with the Registrar of Companies in accordance with Part 18A of the Companies Act.

6.2           Conditions to the Company’s Obligations.  The obligations of the Company to effect the Closing are subject to the satisfaction, or written waiver by the Company (given in accordance with Section 8.1), of each of the following conditions:

(a)           Representations and Warranties.  Each of the representations and warranties of the Investor contained in this Agreement and the Ancillary Documents that are not qualified as to materiality or material adverse effect (or any correlative term) shall be true and correct in all material respects on and as of the date of this Agreement and as of the Closing with the same force and effect as if made as of the Closing (except that representations and warranties which address matters only as of a particular date need only be true and correct as of such date), and each of the representations and warranties of the Investor contained in this Agreement and the Ancillary Documents that are qualified as to materiality or material adverse effect (or any correlative term) shall be true and correct in all respects on and as of the date of this Agreement and as of the Closing with the same force and effect as if made as of the Closing (except that representations and warranties which address matters only as of a particular date need only be true and correct as of such date).

(b)           Covenants.  The covenants and agreements set forth in this Agreement and in the Ancillary Agreements to be performed or complied with by the Investor at or prior to the Closing shall have been performed or complied with in all material respects.

6.3           Conditions to the Investor’s Obligations.  The obligations of the Investor to effect the Closing are subject to the satisfaction, or written waiver by the Investor (given in accordance with Section 8.1), of each of the following conditions:

(a)           Representations and Warranties.  Each of the Major Representations of the Company contained in this Agreement shall be true and correct in all material respects on and as of the date of this Agreement and as of the Closing with the same force and effect as if made as of the Closing (except that representations and warranties which address matters only as of a particular date need only be true and correct as of such date).

(b)           Covenants.  The Major Undertakings set forth in this Agreement to be performed or complied with by the Company at or prior to the Closing shall have been performed or complied with in all material respects.

(c)           Debt Financing.  As of the Closing Date, (i) the Credit Agreement shall be in full force and effect, and (ii) all conditions precedent to the effectiveness of the Credit Agreement and to the extensions of credit thereunder (other than receipt of the proceeds of the Equity Financing (as defined in the Credit Agreement) shall have been satisfied or waived.

ARTICLE 7

Termination

7.1           Termination.  This Agreement may be terminated prior to the Closing as follows:

(a)           At any time, by the mutual written consent of the Investor and the Company;

(b)           By the Investor if the Company does not publish the Rule 2.5 Announcement by September 15, 2011 or, if the Rule 2.5 Announcement is published by such date, on such later date, if any, upon which the Scheme of Arrangement or Offer, as applicable, lapses, terminates or is withdrawn;

(c)           By written notice by either the Company or the Investor to the other party or parties, at any time after the date that is two hundred (200) calendar days after the Announcement Date (the “Termination Date”) if the Closing shall not have occurred on or prior to the Termination Date; provided, that the right to terminate this Agreement under this Section 7.1(c) shall not be available to such party if the action or inaction of such party has been a principal cause of or resulted in the failure of the Closing to occur on or before the Termination Date and such action or failure to act constitutes a breach of this Agreement;

(d)           By either the Company or the Investor if a Governmental Entity shall have issued a non-appealable final order, decree or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the consummation of the Transaction;

(e)           By the Investor at any time prior to the Closing, if (i) the Company is in breach of a Major Representation or a Major Undertaking (ii) such breach is not cured or capable of being cured by the earlier of the Termination Date and twenty (20) days following written notice of such breach from the Investor (to the extent such breach is curable) and (iii) such breach, if not cured, would render the conditions set forth in Section 6.3 incapable of being satisfied; or

(f)           By the Company at any time prior to the Closing, if (i) the Investor in breach of their representations, warranties or covenants in this Agreement, (ii) such breach is not cured or capable of being cured by the earlier of the Termination Date and twenty (20) days following written notice of such breach from the Company (to the extent such breach is curable) and (iii) such breach, if not cured, would render the conditions set forth in Section 6.2 incapable of being satisfied.

7.2           Effect of Termination.  In the event of the termination of this Agreement as provided in Section 7.1, all obligations and agreements of the parties set forth in this Agreement shall become void and of no further force and effect whatsoever and there shall be no liability or obligation on the part of the parties hereto except (i) for any liability of the Company as a result of a breach of this Agreement prior to such termination, and (ii) that the provisions of this Section 7.2, Section 5.2, and ARTICLE 8 (and all related definitions in ARTICLE 1) shall survive any such termination and shall be enforceable hereunder.

ARTICLE 8

General Provisions

8.1           Amendments and Waivers.  This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.  Except as otherwise provided in this Agreement, any failure of any party to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

8.2           Assignment.  This Agreement and the rights and obligations hereunder shall not be assignable or transferable by any party without the prior written consent of the other parties hereto; provided, that, prior to the Closing, the BDT Fund shall be permitted to assign a portion of its obligation to contribute the Fund Commitment Amount (the “Assigned Amount”) pursuant to Section 5.11 to one or more limited partners of the BDT Fund (a “Permitted Assignee”), subject to the satisfaction of the following conditions: (a) such limited partner shall not be a Competitor of the Company, and (b) in connection with such assignment, the BDT Fund and such limited partner(s) shall execute and deliver instruments of transfer and assignment, under the terms of which the Permitted Assignee will undertake to pay to the Investor an amount equal to the Assigned Amount, and shall provide “certain funds” supporting documentation to the Company and Cash Confirmation Advisor and its counsel, in each case, in form and substance satisfactory to the Company and Cash Confirmation Advisor and its counsel but no more onerous than that provided by the BDT Fund; provided, further, that, following the Closing Date, the Investor may designate one or more Permitted Transferees to acquire a portion or all of the Purchased Shares, and to become a party to the Registration Rights Agreement and to have the rights of the Investor with respect to the Purchased Shares contained herein, upon such Permitted Transferee making the same representations and warranties to the Company as are set forth in Section 4.3 hereof, and agreeing to be bound (pursuant to an instrument that is reasonably satisfactory to the Company) by the post-closing covenants of the Investor set forth herein that would apply to such Purchased Shares.  Any attempted assignment in violation of this Section 8.2 shall be void.  Notwithstanding any assignment pursuant to this Section 8.2, prior to the Closing no Permitted Transferee shall be permitted to exercise any rights of the Investor under this Agreement (including any right to terminate the Agreement or to invoke any conditions precedent set forth in Section 6).

8.3           No Third-Party Beneficiaries.  This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto and such permitted assigns, any legal or equitable rights hereunder.

8.4           Notices.  All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by a nationally recognized overnight courier service (with tracking capability), and shall be deemed given when received, as follows:

if to the Investor, to:

401 North Michigan, Suite 3100
Chicago, Illinois 60611
Attention: William Bush
Fax: (312) 832-1700

with a copy (which shall not constitute notice) to:

Munger, Tolles & Olson LLP
355 South Grand Avenue, 35th Floor
Los Angeles, California 90071
Attention: Mary Ann Todd & Brett Rodda
Fax: (213) 687-3702

if to the Company, to:

Colfax Corporation
8170 Maple Lawn Blvd., Suite 180
Fulton, Maryland 20759
Attention: Lynne Puckett
Fax: (301) 323-9001
with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
40 Bank Street
London E14 5DS
United Kingdom
Attention: Scott V. Simpson & James A. McDonald
Fax: (44) 20 70 72 7000

8.5           Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.

8.6           Entire Agreement.  This Agreement and the Ancillary Agreements, along with the Schedules and the Exhibits hereto and thereto, contain the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings relating to such subject matter.  None of the parties shall be liable or bound to any other party in any manner by any representations, warranties or covenants relating to such subject matter except as specifically set forth herein or in the Ancillary Agreements.

8.7           Interpretation; Exhibits and Schedules.  The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.  Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein shall have the meaning assigned to such term in this Agreement.  When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.

8.8           Severability.  If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other persons or circumstances, so long as the economic and legal substance of the Transaction is not affected in a manner materially adverse to any party hereto.

8.9           Consent to Jurisdiction.  Each of the parties hereby consents to the exclusive jurisdiction of the state and federal courts sitting in the City of New York in any action on a claim arising out of, under or in connection with this Agreement or the Transaction.

8.10         Governing Law.    This Agreement shall be governed and construed in accordance with the laws of the State of New York.

8.11         Specific Performance.  The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with its terms and that each party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof.  Subject to the right to recover attorneys’ fees pursuant to Section 8.13, unless and until the Closing occurs, such injunctive relief shall be the sole and exclusive remedy of the Company for any breach of this Agreement by the Investor or the BDT Fund.

8.12         Waiver of Jury Trial.  Each party hereby waives, to the fullest extent permitted by Applicable Law, any right it may have to a trial by jury in respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement, any Ancillary Agreement or the Transaction.  Each party (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the Ancillary Agreements, as applicable, by, among other things, the mutual waivers and certifications in this Section 8.12.

8.13         Attorneys’ Fees.  In the event any Action is brought in respect of this Agreement or the Transaction by the parties to this Agreement or their Affiliates, the prevailing party in such Action shall be entitled to recover reasonable attorneys’ fees and other costs incurred in such Action, in addition to any relief to which such party may be entitled.

8.14         No Personal Liability of Partners, Directors, Officers, Owners, Etc.  No director, officer, employee, incorporator, stockholder, managing member, member, general partner, limited partner, principal or other agent of the Investor or the Main Fund shall have any liability for any obligations of the Investor or the Main Fund under this Agreement or for any claim based on, in respect of, or by reason of, the obligations of the Investor or the Main Fund hereunder.  The Company waives and releases all such liability.  This waiver and release is a material inducement to the Investor’s and the Main Fund’s (solely in the case of Section 5.11) entry into this Agreement.  No director, officer, employee, incorporator, stockholder, managing member, member, general partner, limited partner, principal or other agent of the Company shall have any liability for any obligations of the Company under this Agreement or for any claim based on, in respect of, or by reason of, the obligations of the Company hereunder.  The Investor waives and releases all such liability.  This waiver and release is a material inducement to the Company’s entry into this Agreement.

8.15         Rights of Holders.  Each party to this Agreement shall have the absolute right to exercise or refrain from exercising any right or rights that such party may have by reason of this Agreement, including the right to consent to the waiver or modification of any obligation under this Agreement, and such party shall not incur any liability to any other party or other holder of any securities of the Company as a result of exercising or refraining from exercising any such right or rights.

8.16         Adjustment in Share Numbers and Prices.  In the event of any (i) stock split, (ii) subdivision, (iii) dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into or entitling the holder thereof to receive directly or indirectly shares of Common Stock), (iv) combination or (v) other similar recapitalization or event, in each case, occurring after the date hereof and prior to the Closing Date, each reference in this Agreement and the Ancillary Agreements to a number of shares or a price per share shall be amended to appropriately account for such event.

8.17         Construction.  The parties acknowledge that each party and its counsel have participated in the negotiation and preparation of this Agreement.  This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing the Agreement to be drafted.  Each covenant, term and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any party hereto.

[Signature page follows.]

In Witness Whereof, the Company, the Investor, the BDT Fund and the Designated Stockholders have executed this Agreement as of the date first above written.

COMPANY

COLFAX CORPORATION

By:	/s/ A. Lynne Puckett
Name: A. Lynne Puckett
Title: Senior Vice President, General Counsel and Secretary

DESIGNATED STOCKHOLDERS
(Joining solely for purposes of Section 5.12)

Mitchell P. Rales

/s/ Mitchell P. Rales

Steven M. Rales

/s/ Steven M. Rales

INVESTOR

BDT CF ACQUISITION VEHICLE, LLC

By:	/s/ William R. Bush
Name: William R. Bush
Title: Vice President, General Counsel and Secretary

BDT FUND
(Joining solely for purposes of Section 5.11)

BDT CAPITAL PARTNERS FUND I, L.P.

By: BDT CP GP I, LLC, its general partner
By: BDT Capital Partners, LLC, its managing Member

By:	/s/ William R. Bush
Name:	William R. Bush
Title:	Vice President, General Counsel and Secretary

BDT CAPITAL PARTNERS FUND I-A, L.P.

By: BDT CP GP I, LLC, its general partner
By: BDT Capital Partners, LLC, its managing member

By:	/s/ William R. Bush
Name: William R. Bush
Title: Vice President, General Counsel and Secretary

Schedule 3.3(c)

Capital Structure

Equity awards and grants made pursuant to the terms of the Company’s 2008 Omnibus Incentive Plan and Director compensation program, including the Director Deferred Compensation Plan, as outstanding in the SEC Report for the three months ended June 30, 2011 and any awards under the plan granted in the ordinary course of business since such SEC Report.

Schedule 3.3 (d)

Capital Structure

Equity awards and grants made pursuant to the terms of the Company’s 2008 Omnibus Incentive Plan and Director compensation program, including the Director Deferred Compensation Plan, as outstanding in the SEC Report for the three months ended June 30, 2011 and any awards under the plan granted in the ordinary course of business since such SEC Report.

Schedule 3.6(a)

SEC Reports and Company Financial Statements

The Company’s Report on Form 10-Q for the Quarter ended October 1, 2010, which was non-timely filed on December 13, 2010.

Exhibit A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

COLFAX CORPORATION

Colfax Corporation (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”), does hereby certify as follows:

1.           The present name of the Corporation is Colfax Corporation. The Corporation was incorporated under the name Constellation Pumps Corporation by filing its original Certificate of Incorporation with the Secretary of State of the State of Delaware on February 25, 1998. An Amended and Restated Certificate of Incorporation was filed with and accepted by the Secretary of State of the State of Delaware on May 22, 2003 and amended by Certificates of Amendment on May 30, 2003, May 3, 2004, and April 21, 2008. An Amended and Restated Certificate of Incorporation was filed with and accepted by the Secretary of State of the State of Delaware on May 13, 2008.

2.             This Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation (the “Board”) and by the stockholders of the Corporation in accordance with Sections 228, 242, and 245 of the Delaware General Corporation Law.

3.             Pursuant to Sections 242 and 245 of the Delaware General Corporation Law, this Amended and Restated Certificate of Incorporation restates and integrates and also further amends the provisions of the Certificate of Incorporation of the Corporation as heretofore amended or supplemented. The Certificate of Incorporation of the Corporation, as heretofore amended or supplemented, is superseded by this Amended and Restated Certificate of Incorporation.

4.             This Amended and Restated Certificate of Incorporation shall become effective upon the time of filing of this Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware pursuant to Section 103 of the Delaware General Corporation Law.

5.             The Certificate of Incorporation of the Corporation as heretofore amended or supplemented is hereby restated and further amended to read in its entirety as follows:

Article 1. NAME

The name of this corporation is Colfax Corporation.

Article 2. REGISTERED OFFICE AND AGENT

The address of this Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, Delaware 19808, in the County of New Castle. The name of this Corporation’s registered agent at such address is Corporation Service Company.

Article 3. PURPOSE AND POWERS

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law. The Corporation shall have all power necessary or convenient to the conduct, promotion or attainment of such acts and activities.

Article 4. CAPITAL STOCK AND ISSUANCE OF SECURITIES

4.1. Authorized Shares

The total number of shares of all classes of stock that the Corporation shall have the authority to issue is 420,000,000 of which 400,000,000 of such shares shall be Common Stock having a par value of $.001 per share (the “Common Stock”), and 20,000,000 of such shares shall be Preferred Stock, having a par value of $.001 per share (the “Preferred Stock”).

4.2. Common Stock

4.2.1. Relative Rights

The Common Stock shall be subject to all of the rights, privileges, preferences, priorities, and restrictions set forth in this Amended and Restated Certificate of Incorporation (including any certificate of designations relating to any series of the Preferred Stock). Each share of the Common Stock shall have the same relative rights as, and be identical in all respects to, all the other shares of the Common Stock.

4.2.2. Dividends

Whenever there shall have been paid, or declared and set aside for payment, to the holders of shares of any class of stock having preference over the Common Stock as to the payment of dividends, the full amount of dividends and of sinking fund or retirement payments, if any, to which such holders are respectively entitled in preference to the Common Stock, then dividends may be paid on the Common Stock and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends thereon, but only when and as declared by the Board and subject to the restrictions set forth in any certificate of designations relating to any series of Preferred Stock. Any dividends on the Common Stock will not be cumulative.

4.2.3. Dissolution, Liquidation, Winding Up

In the event of any dissolution, liquidation, or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock, and holders of any class or series of stock entitled to participate therewith, in whole or in part, as to the distribution of assets in such event, shall be entitled to participate in the distribution of any assets of the Corporation remaining after the Corporation shall have paid, or provided for payment of, all debts and liabilities of the Corporation and after the Corporation shall have paid, or set aside for payment, to the holders of any class of stock having preference over the Common Stock in the event of dissolution, liquidation or winding up the full preferential amounts (if any) to which they are entitled.

4.2.4. Voting Rights

Each holder of shares of the Common Stock shall be entitled to attend all special and annual meetings of the stockholders of the Company at which any action is to be taken as to which holders of Common Stock are entitled to vote pursuant to this Amended and Restated Certificate of Incorporation or applicable law. Except as may otherwise be required by law, and subject to the provisions of such resolution or resolutions as may be adopted by the Board pursuant to Section 4.3 of this Article 4 granting the holders of one or more series of the Preferred Stock exclusive or special voting powers with respect to any matter, each holder of the Common Stock shall have one vote with respect to each share of the Common Stock held on all matters voted upon by the stockholders, provided, however, that except as otherwise required by law, holders of the Common Stock, as such, shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation (including a certificate of designations relating to any series of the Preferred Stock) that relates solely to the terms of one or more outstanding series of the Preferred Stock if the holders of such affected series are entitled, either voting separately or together with the holders of one or more other such series, to vote thereon pursuant to this Amended and Restated Certificate of Incorporation (including any certificate of designations relating to any series of the Preferred Stock) or pursuant to the Delaware General Corporation Law. Each holder of shares of the Common Stock may exercise its vote either in person or by proxy.

4.2.5 Stockholder Action

Subject to the rights of any holders of the Preferred Stock, (i) only the chairman of the Board or a majority of the Board shall be permitted to call a special meeting of stockholders; (ii) the business permitted to be conducted at a special meeting of stockholders shall be limited to matters properly brought before the meeting by or at the direction of the Board; and (iii) stockholder action may be taken only at a duly called and convened annual meeting or special meeting of stockholders and may not be taken by written consent.

4.3. Preferred Stock

The Board is authorized, subject to limitations prescribed by the Delaware General Corporation Law and the provisions of this Amended and Restated Certificate of Incorporation, to provide, by resolution or resolutions from time to time and by filing certificates of designations pursuant to the Delaware General Corporation Law, for the issuance of shares of the Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the voting powers, designations, preferences and relative, participating, optional or other special rights of the shares of each such series of the Preferred Stock and to fix the qualifications, limitations or restrictions thereof.

The authority of the Board with respect to each series shall include, but not be limited to, determination of the following: (1) the number of shares constituting that series and the distinctive designation of that series; (2) the dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series; (3) whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights; (4) whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board shall determine; (5) whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; (6) whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund; (7) the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and (8) any other relative powers, preferences, and rights of that series, and qualifications, limitations or restrictions on that series as the Board shall determine.

4.4 Rights of Certain Holders

So long as the Investor and its Permitted Transferees collectively Beneficially Own, in the aggregate, at least fifty percent (50%) of the Purchased Preferred Shares, the written consent of the Investor will be required in order for the Corporation to take any of the following actions:

1.	The incurrence of Senior Net Indebtedness, excluding

(i)           Permitted Indebtedness, and

(ii)          the issuance of Preferred Stock,

if, after giving effect to such incurrence, the ratio of Senior Net Indebtedness to Adjusted EBITDA would exceed 3.75 : 1 measured by reference to the last twelve-month period for which financial information of the Corporation is reported by the Corporation (the “LTM Period”), pro forma for any acquisition in the LTM Period; provided, however, that the consent of the Investor will not be required pursuant to this Section 4.4(1) as to the incurrence of Indebtedness, the net proceeds of which are used for Refinancing of Indebtedness that existed on the Closing Date (including any Indebtedness incurred on the Closing Date);

2.	The incurrence of Total Net Indebtedness, excluding:

(i)	Permitted Indebtedness,

(ii)	the issuance of Preferred Stock,

if, after giving effect to such incurrence, the ratio of Total Net Indebtedness to Adjusted EBITDA would exceed 4.25 : 1 measured by reference to the LTM Period, pro forma for any acquisition in the LTM Period; provided, however, that the consent of the Investor will not be required pursuant to this Section 4.4(2) as to the incurrence of Indebtedness, the net proceeds of which are used for the Refinancing of Indebtedness that existed on the Closing Date (including any Indebtedness incurred on the Closing Date);

3.	The issuance by the Corporation of any shares of Preferred Stock;

4.
Any change to the Corporation’s dividend policy, or the declaration or payment of any dividend or distribution on any Junior Stock, unless the ratio of the Corporation’s Total Net Indebtedness, excluding Permitted Indebtedness and any Preferred Stock, to Adjusted EBITDA is less than 2:1 measured by reference to the LTM Period,  pro forma for any acquisition in the LTM period;

5.	Any voluntary liquidation, dissolution or winding up of the Corporation;

6.	Any change in the Corporation’s independent auditor;

7.	The election of anyone other than Mr. Mitchell P. Rales as the Corporation’s Chairman of the Board;

8.
Any acquisition by the Corporation or any of its subsidiaries, in any transaction or series of related transactions, of another entity or assets for a purchase price exceeding thirty percent (30%) of the Corporation’s equity market capitalization at the time the applicable acquisition agreement is signed;

9.
Any merger, consolidation, reclassification, joint venture or strategic partnership, or any similar transaction, any sale, lease, transfer or other disposition of any assets of the Corporation or any subsidiary of the Corporation (excluding sale/leaseback transactions and other financing transactions, in each case, entered into in the ordinary course of the Corporation’s or such subsidiary’s business or any sales among the Company and its subsidiaries), or any voluntary liquidation, dissolution or winding up of any subsidiary of the Corporation  if (i) the value of the entity resulting from any such merger, consolidation, reclassification or similar transaction, (ii) the level of investment in any such joint venture, strategic partnership or similar transaction by the Corporation or such subsidiary, (iii) the value of the assets being sold, leased, transferred or disposed of, or (iv) the value of the subsidiary being liquidated, dissolved, or wound up (including the value of any subsidiary or subsidiaries thereof), as applicable, exceeds thirty percent (30%) of the Corporation’s equity market capitalization at the time the applicable transaction agreement or other transaction documentation is signed;

10.	Any amendments to the Corporation’s Certificate of Incorporation or bylaws or other organizational or governing documents, as applicable; or

11.	Any change to the size of the Board.

Article 5. BOARD OF DIRECTORS

5.1. Number; Election; Nomination Right of Certain Holders

(1)
So long as the Investor and its Permitted Transferees collectively Beneficially Own, in the aggregate, more than twenty percent (20%) of the outstanding Common Stock, calculated on a fully-diluted basis, assuming conversion of all outstanding convertible securities (including the Series A Preferred Stock) and exercise of all existing warrants at the then-existing conversion or exercise price, but excluding any Unexercised Options and RSUs: (A) the authorized number of directors of the Corporation shall be eleven (11); (B) the Investor shall be entitled to exclusively nominate two (2) members of the Board; and (C) the Investor shall be entitled to select one of its nominees, once elected to the Board, to serve on the audit committee of the Board, and one of its nominees, once elected to the Board, to serve on the compensation committee of the Board, subject to applicable law and New York Stock Exchange listing requirements.

(2)
So long as the Investor and its Permitted Transferees collectively Beneficially Own, in the aggregate, equal to or less than twenty percent (20%) but more than ten percent (10%) of the outstanding Common Stock, calculated on a fully-diluted basis, assuming conversion of all outstanding convertible securities (including the Series A Preferred Stock) and exercise of all existing warrants at the then-existing conversion or exercise price, but excluding any Unexercised Options and RSUs: (A) the authorized number of directors of the Corporation shall be ten (10); (B) the Investor shall be entitled to exclusively nominate one (1) member of the Board; and (C) the Investor shall be entitled to select its nominee, once elected to the Board, to serve on the audit committee and compensation committee of the Board, subject to applicable law and New York Stock Exchange listing requirements.

(3)
From the time the Investor and its Permitted Transferees collectively cease to Beneficially Own, in the aggregate, at least ten percent (10%) of the outstanding Common Stock, calculated on a fully-diluted basis, assuming conversion of all outstanding convertible securities (including the Series A Preferred Stock) and exercise of all existing warrants at the then-existing conversion or exercise price, but excluding any Unexercised Options and RSUs, the Investor shall have no right under this Section 5.1 to nominate any members of the Board, and the authorized number of directors of the Corporation shall be such number as from time to time shall be fixed by, or in the manner provided in, the bylaws of the Corporation.

(4)
Unless and except to the extent that the bylaws of the Corporation shall otherwise require, the election of directors of the Corporation need not be by written ballot. Each director of the Corporation shall be entitled to one vote per director on all matters voted or acted upon by the Board.

(5)
For purposes of calculating Beneficial Ownership percentages in this Section 5.1, the Investor and any Permitted Transferees shall not be deemed to Beneficially Own any shares of preferred stock other than the Purchased Preferred Shares and any shares of Common Stock other than shares of Common Stock acquired (i) on the Closing Date, (ii) upon conversion of Preferred Stock or (iii) pursuant to anti-dilution provisions or pre-emption rights set forth in the Certificate of Designations.

5.2. Management of Business and Affairs of the Corporation

The business and affairs of the Corporation shall be managed by, or under the direction of, the Board.

5.3. Limitation of Liability

No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) under Section 174 of the Delaware General Corporation Law; or (d) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article 5.3 shall be prospective only and shall not adversely affect any right or protection of, or any limitation of the liability of, a director of the Corporation existing at, or arising out of facts or incidents occurring prior to, the effective date of such repeal or modification.

Article 6. AMENDMENT OF BYLAWS

In furtherance and not in limitation of the powers conferred by the Delaware General Corporation Law, the Board is expressly authorized and empowered to adopt, amend and repeal the bylaws of the Corporation.

Article 7. RESERVATION OF RIGHT TO AMEND CERTIFICATE OF INCORPORATION

The Corporation reserves the right at any time, and from time to time, to amend, alter, change, or repeal any provision contained in this Amended and Restated Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences, and privileges of any nature conferred upon stockholders, directors, or any other persons by and pursuant to this Amended and Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article 7.  Notwithstanding the foregoing, or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of stock required by law or this Amended and Restated Certificate of Incorporation, until such time as the Investor and its Permitted Transferees collectively cease to Beneficially Own, in the aggregate, at least ten percent (10%) of the outstanding Common Stock, calculated on a fully-diluted basis, assuming conversion of all outstanding convertible securities (including the Series A Preferred Stock) and exercise of all existing warrants at the then-existing conversion or exercise price, but excluding any Unexercised Options and RSUs, the written consent of the Investor shall be required to alter, amend or repeal any provision of Section 5.1 of Article 5, this Article 7 or Article 8, including by merger, consolidation or otherwise.

Article 8. DEFINITIONS

Capitalized terms not otherwise defined in this Amended and Restated Certificate of Incorporation shall have the following meanings:

“Adjusted EBITDA” means EBITDA, as such term is defined in that certain credit agreement, dated as of September 12, 2011, between and among the Company, Deutsche Bank A.G. New York Branch, a syndicate of other financial institutions as lenders and Deutsche Bank Securities Inc., as in effect as of September 12, 2011.

“Beneficial Ownership” and “Beneficially Own” and similar terms have the meaning set forth in Rule 13d-3 under the Securities and Exchange Act of 1934. For the avoidance of doubt, the Investor and its Permitted Transferees will be deemed to Beneficially Own all of the Common Stock issuable upon conversion of the Series A Preferred Stock held by the Investor and its Permitted Transferees at the time of determination.

“Closing Date” has the meaning set forth in the Securities Purchase Agreement.

“Indebtedness” means the principal of, accrued but unpaid interest on, and premium (if any, to the extent such premium is determinable) in respect of, indebtedness of such person for borrowed money, but excluding any indebtedness among the Corporation and its subsidiaries.

“Investor” means BDT CF Acquisition Vehicle, LLC.

“Junior Stock” means the Common Stock and any other class or series of stock of the Corporation, other than Parity Stock and Senior Stock, not expressly ranking senior to the Series A Preferred Stock with respect to the payment of dividends and distributions.

“Parity Stock” means any class or series of stock of the Corporation that may be authorized that expressly ranks equal to the Series A Preferred Stock with respect to the payment of dividends and distributions.

“Permitted Transferee” shall have the meaning assigned to such term in the Securities Purchase Agreement.

“Permitted Indebtedness” means Indebtedness under the Corporation’s revolving line of credit as in existence on the Closing Date, leases and letters of credit, performance guarantees, bid bonds, surety bonds and similar instruments.

“Purchased Preferred Shares” shall have the meaning assigned to such term in the Securities Purchase Agreement.

“Refinance” or “Refinancing” means to refund, refinance, replace, renew, repay, or extend (including pursuant to any defeasance or discharge mechanism).

“Securities Purchase Agreement” means that certain Securities Purchase Agreement, dated as of September 12, 2011, by and between the Corporation and the Investor.

“Senior Net Indebtedness” means, as of any date, all Senior Indebtedness of the Corporation outstanding on such date minus all cash and cash equivalents of the Corporation as of such date.

 “Senior Indebtedness” means Indebtedness that is not Subordinated Indebtedness.

“Senior Stock” means any class or series of stock of the Corporation that may be authorized that expressly ranks senior to the Series A Preferred Stock with respect to the payment of dividends and distributions.

“Subordinated Indebtedness” means Indebtedness which is subordinate or junior in right of payment to any other Indebtedness pursuant to a written agreement.

“Total Net Indebtedness” means, as of any date, all Indebtedness of the Corporation and its subsidiaries minus all cash and cash equivalents of the Corporation and its subsidiaries as of such date.

“Unexercised Options and RSUs” means (i) any convertible securities outstanding as of the Closing Date (as such term is defined in the Securities Purchase Agreement), or (ii) any options, restricted stock units or similar awards issued to officers, employees, consultants or directors of the Corporation or its subsidiaries, in each case, in the form of Common Stock or entitling the holder thereof to receive shares of Common Stock upon the exercise or conversion thereof.

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by the President and Chief Executive Officer of the Corporation on this _______ day of _______, 20__.

COLFAX CORPORATION

By:
Name:
Title:

Exhibit B

CERTIFICATE OF DESIGNATIONS OF

SERIES A PERPETUAL CONVERTIBLE PREFERRED STOCK

(PAR VALUE $0.001)

OF

COLFAX CORPORATION

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

Colfax Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), in accordance with the provisions of Section 151 thereof, DOES HEREBY CERTIFY:

That pursuant to the authority conferred upon the Board of Directors of the Corporation (the “Board”) in accordance with the Second Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) and the Amended and Restated Bylaws of the Corporation (the “Bylaws”), the Board on September 10, 2011 adopted the following resolution,  creating a series of 13,877,552 shares of Preferred Stock, par value $0.001 per share, of the Corporation designated as Series A Perpetual Convertible Preferred Stock, which is subject to shareholder approval of certain amendments to the Certificate of Incorporation including amendments that will increase the authorized number of shares of preferred stock:

RESOLVED, that pursuant to the authority vested in the Board by Article IV of the Certificate of Incorporation and out of the Preferred Stock, par value $0.001 per share, authorized therein, the Board hereby authorizes, designates and creates a series of Preferred Stock, and states that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof be, and hereby are, as follows:

Section 1.     Number of Shares and Designation.

The designation of the series of Preferred Stock created by this resolution shall be “Series A Perpetual Convertible Preferred Stock” (the “Series”), and the number of shares constituting the Series shall be Thirteen Million Eight Hundred Seventy-Seven Thousand Five Hundred Fifty-Two (13,877,552) (the “Series A Preferred Stock”). Each share of Series A Preferred Stock shall have a liquidation preference of $24.50 (the “Liquidation Preference”).

Section 2.     Dividends.

(1)           Holders of Series A Preferred Stock shall be entitled to receive, on each share of Series A Preferred Stock, out of funds legally available for the payment of dividends under Delaware law, cumulative cash dividends with respect to each Dividend Period (as defined below) at a per annum rate of 6% (as such may be adjusted pursuant to this Section 2(1), the “Dividend Rate”) on (i) the Liquidation Preference per share and (ii) to the extent unpaid on the Dividend Payment Date (as defined below), the amount of any accrued and unpaid dividends, if any, on such share of Series A Preferred Stock; provided that if, on any Dividend Payment Date, the Corporation shall not have paid in cash the full amount of any dividend required to be paid on such share (such amount being “Unpaid Dividends”) on such Dividend Payment Date pursuant to this Section 2(1), then from such Dividend Payment Date, the Dividend Rate shall automatically be at a per annum rate of 8% for such share until the date on which all Unpaid Dividends have been declared and paid in full in cash.  Dividends shall begin to accrue and be cumulative from the Issue Date (whether or not declared), shall compound on each Dividend Payment Date, and shall be payable in arrears (as provided below in this Section 2(1)), but only when, as and if declared by the Board (or a duly authorized committee of the Board) on each March 1, June 1, September 1 and December 1, and each Mandatory Conversion Date, Redemption Date and Liquidation Date (each, a “Dividend Payment Date”); provided that if any such Dividend Payment Date would otherwise occur on a day that is not a Business Day, such Dividend Payment Date shall instead be (and any dividend payable on Series A Preferred Stock on such Dividend Payment Date shall instead be payable on) the immediately succeeding Business Day with no additional dividends payable as a result of such payment being made on such succeeding Business Day.  Dividends that are payable on Series A Preferred Stock on any Dividend Payment Date will be payable to holders of record of Series A Preferred Stock as they appear on the stock register of the Corporation on the applicable record date, which shall be the fifteenth (15th) calendar day before such Dividend Payment Date (as originally scheduled) or such other record date fixed by the Board (or a duly authorized committee of the Board) that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.  Each dividend period (a “Dividend Period”) shall commence on and include the calendar day immediately following a Dividend Payment Date (other than the initial Dividend Period, which shall commence on and include the Issue Date) and shall end on and include the next Dividend Payment Date.  Dividends payable in respect of a Dividend Period shall be payable in arrears on the first Dividend Payment Date after such Dividend Period.

(2)           The Corporation (including its subsidiaries) shall not declare, pay or set apart funds for any dividends or other distributions with respect to any Junior Stock of the Corporation or repurchase, redeem or otherwise acquire, or set apart funds for repurchase, redemption or other acquisition of, any Junior Stock, or make any guarantee payment with respect thereto, unless all accrued but unpaid dividends on the Series A Preferred Stock for all Dividend Periods through and including the date of such declaration, payment, repurchase, redemption or acquisition (including, if applicable as provided in Section 2(1) above, dividends on such amount) have been declared and paid in full in cash (or declared and a sum sufficient for the payment thereof set apart for such payment).  Without limitation of the foregoing, any such dividend or other distributions on the Junior Stock shall be subject to Section 2(3).

(3)           In the event that any dividend is declared and paid on, or any distribution is made with respect to, any Junior Stock (including, without limitation, in connection with a recapitalization of the Corporation), the Series A Preferred Stock shall share proportionately with such Junior Stock in any such dividend or distribution, (a) if such Junior Stock is Common Stock or is convertible into Common Stock, in accordance with the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock calculated as of the record date for such dividend or distribution, or (b) if such Junior Stock is not Common Stock or convertible into Common Stock, in such manner and at such time as the Board may determine in good faith to be equitable in the circumstances.

(4)           Any reference to “dividends” or “distributions” in this Section 2 shall not be deemed to include any distribution made in connection with any voluntary of involuntary dissolution, liquidation or winding up of the Corporation.

Section 3.     Mandatory Conversion; Optional Conversion; Redemption.

(1)           Mandatory Conversion at the Option of the Corporation.

(a)           Mandatory Conversion.  On or after the third anniversary of the Issue Date, the Corporation shall have the right, at its option, at any time or from time to time, to cause some or all of the outstanding shares of Series A Preferred Stock to be mandatorily converted (a “Mandatory Conversion”) into fully paid and nonassessable shares of Common Stock at the Conversion Rate in effect as of the applicable Mandatory Conversion Date (as defined below) in accordance with the provisions of this Section 3(1), subject to satisfaction of the following conditions:

(i)           the closing price of the Common Stock on the New York Stock Exchange (or, if the shares of Common Stock are not listed or admitted for trading on the New York Stock Exchange, as reported on the principal consolidated transaction reporting system on the principal national securities exchange on which the shares of Common Stock are listed or admitted for trading) shall exceed one-hundred and thirty-three percent (133%) of the Conversion Price for a period of thirty (30) consecutive trading days ending on the trading day immediately preceding the date that the Corporation delivers a Mandatory Conversion Notice (as defined below); and

(ii)           the Corporation shall have declared and paid in full in cash, or shall have declared and set apart for payment in cash, all accrued but unpaid dividends (including, if applicable as provided in Section 2(1) above, dividends on such amount) on the Series A Preferred Stock for all Dividend Periods through and including the effective date of such Mandatory Conversion (the “Mandatory Conversion Date”).

(b)           Mechanics of Mandatory Conversion.  In order to effect a Mandatory Conversion, the Corporation shall provide written notice (a “Mandatory Conversion Notice”) to each holder of outstanding shares of Series A Preferred Stock by first class mail, postage prepaid, to such holder at such holder’s address as it shall appear in the records of the Corporation or such other address as such holder shall specify to the Corporation in writing from time to time.  The Mandatory Conversion Notice shall specify (i) the applicable Mandatory Conversion Date, and (ii) the number of shares of Common Stock that each holder shall be entitled to receive in connection with such Mandatory Conversion.  Upon receipt of the Mandatory Conversion Notice, each holder of shares of Series A Preferred Stock shall surrender his, her, or its certificate of certificates for all such shares (or, if applicable, a pro rata portion thereof determined in accordance with the penultimate sentence of this Section 3(1)(b)) (or, if such certificate or certificates have been lost, stolen, or destroyed, a lost certificate affidavit and indemnity in form and substance reasonably acceptable to the Corporation) to the Corporation at its principal office or at the office of the agency which may be maintained for the purpose of administering conversions and redemptions of the shares of Common Stock (the “Conversion Agent”), in each case, as specified in the applicable Mandatory Conversion Notice.  All rights with respect to the shares of Series A Preferred Stock that are converted pursuant to a Mandatory Conversion shall terminate on the Mandatory Conversion Date, subject to the rights of the holders thereof to receive the items provided for in the following sentence.  As soon as practicable after the Mandatory Conversion Date, but in no event later than ten (10) days after the Mandatory Conversion Date, the Corporation shall issue and deliver to each holder that has surrendered shares of Series A Preferred Stock in connection therewith, (i) a certificate or certificates (or if the holder shall so elect, and if permitted by applicable law, including without limitation the Securities Act of 1933, uncertificated book-entry shares) representing the number of fully paid and nonassessable shares of Common Stock issuable upon such conversion, with no personal liability attaching to the ownership thereof, free of all taxes with respect to the issuance thereof, liens, charges and security interests and not subject to any preemptive rights, into which such shares of Series A Preferred Stock have been converted in connection with such Mandatory Conversion, and (ii) any cash payable in respect of fractional shares as provided in Section 3(4).  The converted shares of Series A Preferred Stock shall be retired and cancelled and may not be reissued.  In the case of Mandatory Conversion of fewer than all of the shares of Series A Preferred Stock at the time outstanding, the shares of Series A Preferred Stock to be redeemed shall be selected, and allocated among the holders of outstanding shares of Series A Preferred Stock on a pro rata basis in accordance with the number of shares of Series A Preferred Stock then held by each such holder.  In the event that fewer than all of the shares of Series A Preferred Stock represented by a certificate are converted in connection with a Mandatory Conversion, then a new certificate representing the unconverted shares of Series A Preferred Stock shall be issued to the holder of such certificate.

(2)           Redemption at the Option of the Corporation.

(a)           Redemption.  On or after the fifth anniversary of the Issue Date, the Corporation shall have the right, at its option, at any time to redeem (a “Redemption”) all (but not less than all) of the outstanding shares of Series A Preferred Stock in return for a payment in cash (the “Call Payment”) equal, on a per share basis, to the greater of (i) the Conversion Price, and (ii) the Liquidation Preference, in each case, as of the applicable Redemption Date (as defined below) in accordance with the provisions of this Section 3(2), subject to satisfaction of the following conditions:

(i)           on the trading date preceding the date of the Redemption Notice (as defined below) the closing price of the Common Stock on the New York Stock Exchange (or, if the shares of Common Stock are not listed or admitted for trading on the New York Stock Exchange, as reported on the principal consolidated transaction reporting system on the principal national securities exchange on which the shares of Common Stock are listed or admitted for trading) shall be less than the Conversion Price; and

(ii)           the Corporation shall have declared and paid in full in cash, or shall have declared and set apart for payment in cash, all accrued but unpaid dividends (including, if applicable as provided in Section 2(1) above, dividends on such amount) on the Series A Preferred Stock for all Dividend Periods through and including the Redemption Date (as defined below).

(b)           Mechanics of Redemption.  In order to effect a Redemption, the Corporation shall provide written notice (a “Redemption Notice”) of such Redemption to each holder of outstanding shares of Series A Preferred Stock by first class mail, postage prepaid, to such holder at such holder’s address as it shall appear in the records of the Corporation or such other address as such holder shall specify to the Corporation in writing from time to time.  Subject to the satisfaction of the conditions set forth in Section 3(2)(a)(i) and Section 3(2)(a)(ii), the Redemption shall become effective on the ninetieth (90th) day after delivery of the Redemption Notice, or if such date is not a Business Day, then on the next Business Day (such date, the “Redemption Date”).  The Redemption Notice shall specify (i) the applicable Redemption Date (determined in accordance with the preceding sentence), and (ii) the Call Payment to which each holder of outstanding shares of Series A Preferred Stock shall be entitled in connection with such Redemption.  On or before the applicable Redemption Date, each holder of outstanding shares of Series A Preferred Stock to be redeemed shall surrender the certificate or certificates representing such shares (or, if such certificate or certificates have been lost, stolen, or destroyed, a lost certificate affidavit and indemnity in form and substance reasonably acceptable to the Corporation) to the Corporation at its principal office or to the Conversion Agent, in each case, as may be specified in the Redemption Notice, and upon receipt thereof by the Corporation or the Conversion Agent, as the case may be, the Call Payment for such redeemed shares shall be immediately due and payable in cash to the order of the record holder of the shares of Series A Preferred Stock being redeemed.  From and after the Redemption Date, all dividends on shares of Series A Preferred Stock that are redeemed on such Redemption Date shall cease to accumulate and all rights of the holders thereof as holders of Series A Preferred Stock shall cease and terminate, so long as the Call Payment is received on the Redemption Date and the conditions to the effectiveness of such redemption set forth in Section 3(2)(a) are satisfied.

(3)           Right of Holders to Optionally Convert.

(a)           Each share of Series A Preferred Stock shall be convertible, in whole or in part, at the option of the holder thereof (an “Optional Conversion”), at any time after the Issue Date, and from time to time, and without payment of any additional consideration by the holder of such share, into fully paid and nonassessable shares of Common Stock at the Conversion Rate in effect as of the applicable Optional Conversion Date (as defined below) in accordance with the procedures set forth in this Section 3(3).

(b)           In order to effect an Optional Conversion, the holder of shares of Series A Preferred Stock to be converted shall (i) deliver a properly completed and duly executed written notice of election to convert (an “Optional Conversion Notice”) to the Corporation at its principal office or to the Conversion Agent, and (ii) surrender the certificate or certificates for the shares of Series A Preferred Stock that are to be converted, accompanied, if so required by the Corporation or the Conversion Agent, by a written instrument or instruments of transfer in form reasonably satisfactory to the Corporation or the Conversion Agent, duly executed by the holder or its attorney duly authorized in writing.  The Optional Conversion Notice shall specify: (i) the number (in whole shares) of shares of Series A Preferred Stock to be converted, and (ii) the name or names in which the converting holder wishes the certificate or certificates for shares of Common Stock in connection with such conversion to be issued.

(c)           The Optional Conversion shall become effective at the close of business on the date (such date, the “Optional Conversion Date”) of receipt by the Corporation or the Conversion Agent of the Optional Conversion Notice and the other items referred to in Section 3(3)(b). Promptly following the Optional Conversion Date (and in no event more than ten (10) days after the Optional Conversion Date), the Corporation shall deliver or cause to be delivered at the office or agency of the Conversion Agent, to or upon the written order of the holders of the surrendered shares of Series A Preferred Stock, (i) a certificate or certificates (or if the converting holder shall so elect, and if permitted by applicable law, including without limitation the Securities Act of 1933, uncertificated book-entry shares) representing the number of fully paid and nonassessable shares of Common Stock issuable upon such conversion, with no personal liability attaching to the ownership thereof, free of all taxes with respect to the issuance thereof, liens, charges and security interests and not subject to any preemptive rights, into which such shares of Series A Preferred Stock have been converted in connection with such Optional Conversion, (ii) a cash payment equal to the amount of all accrued but unpaid dividends (including, if applicable as provided in Section 2(1) above, dividends on such amount) for all Dividend Periods through and including the most recent Dividend Payment Date (the “Cash Payment”), provided, that, if on such Optional Conversion Date, the Corporation has not declared all or any portion of the accrued but unpaid dividends (including, if applicable as provided in Section 2(1) above, dividends on such amount) for all Dividend Periods through and including the most recent Dividend Payment Date, the converting holder shall receive (instead of and in full satisfaction of the Corporation’s obligation to make the Cash Payment) such number of shares of Common Stock equal to the amount of accrued but unpaid dividends (including, if applicable as provided in Section 2(1) above, dividends on such amount), divided by the ”current market price” per share of Common Stock, and (iii) any cash payable in respect of fractional shares as provided in Section 3(4).  Except as described above, upon any Optional Conversion, the Corporation shall make no payment or allowance for unpaid dividends on the shares of Series A Preferred Stock that are converted in connection with such Optional Conversion.  In the case of an Optional Conversion Date that occurs after a Dividend Record Date and before a Dividend Payment Date, the Cash Payment shall be reduced in an amount equal to any dividends declared with respect to such Dividend Record Date on any shares of Series A Preferred Stock that are converted on such Optional Conversion Date, provided that such dividends are actually received by the record holder of such shares on such Dividend Payment Date; or, to the extent that such reduction in the Cash Payment is less than the amount of such dividends to be received with respect to such Dividend Record Date, the excess amount thereof will be repaid to the Corporation.

(d)           Upon the surrender of a certificate representing shares of Series A Preferred Stock that is converted in part, the Corporation shall issue or cause to be issued to the surrendering holder a new certificate representing shares of Series A Preferred Stock equal in number to the unconverted portion of the shares of Series A Preferred Stock represented by the certificate so surrendered.

(e)           On the Optional Conversion Date, upon the delivery to the converting holder of the shares Common Stock issuable in connection with such conversion and the payments referred to in Section 3(3)(c)(ii) and (iii), the rights of the holders of the shares of converted Series A Preferred Stock and the person entitled to receive the shares of Common Stock upon the conversion of such shares of Series A Preferred Stock shall be treated for all purposes as having become the Beneficial Owner of such shares of Common Stock.

(4)           Fractional Shares.

(a)           No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon the conversion of any shares of Series A Preferred Stock in connection with a Mandatory Conversion or Optional Conversion. Instead of any fractional interest in a share of Common Stock which would otherwise be deliverable upon the conversion of a share of Series A Preferred Stock in connection with a Mandatory Conversion or Optional Conversion, the Corporation shall pay to the holder of such share of Series A Preferred Stock an amount in cash (computed to the nearest cent) equal to the product of (A) such fraction and (B) the current market price (as defined below) of a share of Common Stock on the Business Day next preceding the day of conversion.  If more than one share of Series A Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate Liquidation Preference of the shares of Series A Preferred Stock so surrendered.

(b)           For the purposes of this Section 3, the “current market price” per share of Common Stock at any date shall be deemed to be the average of the daily closing prices on the New York Stock Exchange (or if the shares of Common Stock are not listed or admitted for trading on the New York Stock Exchange as reported on the principal consolidated transaction reporting system on the principal national securities exchange on which the shares of Common Stock are listed or admitted for trading) for the ten consecutive trading days immediately prior to the date in question or in the event that no trading price is available for the shares of Common Stock, the fair market value thereof, as determined in good faith by the Board.

(5)           Reservation of Shares.  The Corporation shall at all times when the Series A Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of the Series A Preferred Stock pursuant to Section 3(1) and Section 3(3), such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Stock.

Section 4.     Voting Rights.

(1)           Each share of Series A Preferred Stock shall entitle the holder thereof to vote on all matters voted on by holders of the Common Stock, voting together as a single class with the shares of Common Stock entitled to vote, at all meetings of the stockholders of the Corporation and in connection with any actions of the stockholders of the Corporation taken by written consent.  With respect to any such vote, the holder of each share of Series A Preferred Stock shall be entitled to cast the number of votes equal to the number of votes which could be cast in such vote by a holder of the shares of Common Stock of the Corporation into which such holder’s shares of Series A Preferred Stock are convertible as of the record date for such vote.

(2)           The affirmative vote or consent of more than fifty percent (50%) of the shares of Series A Preferred Stock, voting separately as a class, shall be necessary for authorizing, approving, effecting or validating:

(a)           the amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation or Bylaws or any document amendatory or supplemental thereto (including this Certificate of Designations), whether by merger, consolidation or otherwise, that would adversely affect or cause to be terminated the powers, designations, preferences and other rights of the Series; or

(b)           any other action for which a vote of the Series A Preferred Stock, voting separately as a class, is required by law.

Other than as specifically set forth in this Section 4 or to the extent of applicable law, the Series A Preferred Stock shall not be entitled to a separate vote on any matter.

Section 5.     Liquidation Rights.

(1)           Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, each holder of shares of the Preferred Stock shall be entitled to payment out of the assets of the Corporation legally available for distribution of an amount per share of Series A Preferred Stock (the “Liquidation Amount”) held by such holder equal to the greater of (i) the Liquidation Preference per share of Series A Preferred Stock held by such holder, plus any accrued but unpaid dividends (including, if applicable as provided in Section 2(1) above, dividends on such amount) in respect of such shares, whether or not declared paid in cash, calculated to the date fixed for liquidation, dissolution or winding-up (the “Liquidation Date”), and (ii) the amount that the holders of Series A Preferred Stock would have received in connection with such liquidation, dissolution or winding up had each share of Series A Preferred Stock been converted into shares of Common Stock pursuant to Section 3(3) immediately prior to such liquidation, dissolution or winding up of the Corporation, before any distribution is made on any Junior Stock of the Corporation. After payment in full of the Liquidation Amount to which holders of Series A Preferred Stock are entitled, such holders shall not be entitled to any further participation in any distribution of assets of the Corporation in respect of their shares of Series A Preferred Stock. If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the amounts payable with respect to the Series A Preferred Stock are not paid in full, the holders of the Series A Preferred Stock will share in any distribution of assets of the Corporation on a pro rata basis in proportion to the number of shares of Series A Preferred Stock held by each such holder.

(2)           Neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation or merger of the Corporation with or into one or more Persons will be deemed to be a voluntary or involuntary liquidation, dissolution or winding-up of the Corporation for purposes of this Section 5.

Section 6.          Pre-emptive Rights

(1)           Except for (i) (A) the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan, program or practice of or assumed by the Corporation or any of its subsidiaries or (B) the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the Issue Date, (ii) a subdivision (including by way of a stock dividend) of the outstanding shares of Common Stock into a larger number of shares of Common Stock, and (iii) the issuance of capital stock as full or partial consideration for a merger, acquisition, joint venture, strategic alliance, or other similar non-financing transaction, if, from the Issue Date until the date that is twenty-four (24) months after the Issue Date, the Corporation wishes to issue any shares of capital stock or any other securities convertible into or exchangeable for capital stock of the Corporation (collectively, “New Securities”) at a price per share less than the Liquidation Preference (a “Dilutive Issuance”) to any person (the “Proposed Purchaser”), then the Corporation shall send written notice (the “New Issuance Notice”) to the holders of the Series A Preferred Stock, which New Issuance Notice shall state (x) the number of New Securities proposed to be issued and (y) the proposed purchase price per share of the New Securities (the “Proposed Price”).

(2)           For a period of fifteen (15) Business Days after the giving of the New Issuance Notice, each holder of the Series A Preferred Stock shall have the right to purchase (a) if the Dilutive Issuance occurs during the period from the Issue Date until the date that is two hundred seventy (270) days after the Issue Date, up to its Proportionate Share (as defined below) of the New Securities, or (b) if the Dilutive Issuance occurs after such two-hundred-seventy-(270)-day period, up to its Double Proportionate Share (as defined below) of the New Securities, in each case at a purchase price per share equal to the Proposed Price and upon the terms and conditions set forth in the New Issuance Notice. As used herein, the term “Proportionate Share” means, as to each holder of Series A Preferred Stock as of a given date, the fraction, expressed as a percentage, determined by dividing (i) a number of shares of Common Stock Beneficially Owned by such holder and (without duplication) its Permitted Transferees (other than any other holder of shares of Series A Preferred Stock) plus the number of shares of Common Stock into which the shares of Series A Preferred Stock then  Beneficially Owned by such holder are convertible as of such date, by (ii) the number of shares of Common Stock of the Corporation issued and outstanding as of such date, calculated on a fully-diluted basis, assuming conversion of all outstanding convertible securities (including the Series A Preferred Stock) and the exercise in full of all existing warrants at the then-existing conversion or exercise price, but excluding any Unexercised Options and RSUs.  As used herein, the term “Double Proportionate Share” means, as to each holder of Series A Preferred Stock as of a given date, such holder’s Proportionate Share as of such date multiplied by two (2).

(3)           The right of each holder of Series A Preferred Stock to purchase the New Securities shall be exercisable by delivering written notice of its exercise, prior to the expiration of the fifteen (15) Business Day period referred to in Section 6(2) above, to the Corporation, which notice shall state the amount of New Securities that the holder elects to purchase. The failure of such holder to respond within the fifteen (15) Business Day period or to pay for such New Securities when such payment is due shall be deemed to be a waiver of such holder’s rights under this Section 6 only with respect to the Dilutive Issuance described in the applicable New Issuance Notice.

(4)           Except for the foregoing and to the extent arising under applicable law, there are no pre-emptive rights associated with the Series A Preferred Stock.

Section 7.          Ranking and Issuance of Parity Stock or Senior Stock Prior to Conversion

The Series A Preferred Stock shall rank senior to any series of Junior Stock with respect to the payment of dividends and distributions and rights upon liquidation, dissolution or winding up of the Corporation. Prior to the conversion or redemption or retirement and cancellation of all shares of the Series A Preferred Stock in accordance with this Certificate of Designations, the Corporation shall not issue an Parity Stock or Senior Stock, or authorize any additional shares of Series A Preferred Stock.

Section 8.          Retirement.

If any share of the Series A Preferred Stock is purchased or otherwise acquired by the Corporation in any manner whatsoever, then such share shall be retired and promptly cancelled. Upon the retirement or cancellation of a share of Series A Preferred Stock, such share shall not for any reason be reissued as shares of the Series.

Section 9.     Definitions.

Capitalized terms not otherwise defined in this Certificate of Designations shall have the following meanings:

“Beneficial Ownership” and “Beneficially Own” and similar terms shall have the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934.

“Board” shall have the meaning set forth in the Preamble.

“Business Day” means a day other than Saturday, Sunday or a day on which banking institutions in any of London, UK, St. Helier, Jersey and New York, New York, USA are authorized or obligated to close.

“Bylaws” shall have the meaning set forth in the Preamble.

“Call Date” shall have the meaning set forth in Section 3(2).

“Call Payment” shall have the meaning set forth in Section 3(2).

“Certificate of Incorporation” shall have the meaning set forth in the Preamble.

“Common Stock” means the Corporation’s common stock, par value $0.001 per share.

“Conversion Agent” shall have the meaning set forth in Section 3(1)(b).

“Conversion Price” means, for each share of Series A Preferred Stock, the U.S. dollar amount equal to the Liquidation Preference divided by the then-applicable Conversion Rate.

“Conversion Rate” means the Liquidation Preference divided by 114% of the Liquidation Preference, subject to the following adjustments:

(i)           If the Corporation shall (1) declare or pay a dividend on its outstanding Common Stock in shares of Common Stock or make a distribution to holders of its Common Stock in shares of Common Stock, (2) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, (3) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (4) issue by reclassification of its shares of Common Stock other securities of the Corporation, then the Conversion Rate in effect immediately prior thereto shall be adjusted so that a holder of any shares of Series A Preferred Stock thereafter converted shall be entitled to receive the number and kind of shares of Common Stock or other securities that such holder of Series A Preferred Stock would have owned or been entitled to receive after the happening of any of the events described above had such shares of Series A Preferred Stock been converted immediately prior to the happening of such event or any record date with respect thereto. An adjustment so made shall become effective on the date of the dividend payment, subdivision, combination or issuance retroactive to the record date with respect thereto, if any, for such event. Such adjustment shall be made successively.

(ii)           If the Corporation shall be a party to any transaction, including without limitation a merger, consolidation, sale of all or substantially all of the Corporation’s assets, reorganization, liquidation or recapitalization of the Common Stock (each of the foregoing being referred to as a “Transaction”), in each case as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), each share of Series A Preferred Stock shall, upon consummation of the Transaction, be convertible into the kind and amount of shares of stock and other securities and property receivable (including cash) upon the consummation of such Transaction by a holder of that number of shares of Common Stock into which one share of Series A Preferred Stock was convertible immediately prior to such Transaction.

“Corporation” shall have the meaning set forth in the Preamble.

“Dilutive Issuance” shall have the meaning set forth in Section 6.

“Dividend Payment Date” shall have the meaning set forth in Section 2(1).

“Dividend Period” shall have the meaning set forth in Section 2(1).

“Dividend Rate” shall have the meaning set forth in Section 2(1).

“Dividend Records Date” shall have the meaning set forth in Section 2(1).

“Double Proportionate Percentage” shall have the meaning set forth in Section 6.

“Issue Date” means the date on which any shares of Series A Preferred Stock are first issued by the Corporation.

“Junior Stock” means the Common Stock and any other class or series of stock of the Corporation, other than Series A Preferred Stock and Senior Stock not expressly ranking senior to the Series A Preferred Stock with respect to the payment of dividends and distributions.

“Liquidation Date” shall have the meaning set forth in Section 5.

“Liquidation Amount” shall have the meaning set forth in Section 5.

“Liquidation Preference” shall have the meaning set forth Section 1, subject to the adjustments set forth in the definition of “Conversion Rate”.

“Mandatory Conversion” shall have the meaning set forth in Section 3(1).

“Mandatory Conversion Date” means the effective date of a mandatory conversion of the shares of Series A Preferred Stock pursuant to Section 3(1).

“Mandatory Conversion Notice” shall have the meaning set forth in Section 3(1).

“New Issuance Notice” shall have the meaning set forth in Section 6.

“New Securities” shall have the meaning set forth in Section 6.

“Optional Conversion” shall have the meaning set forth in Section 3(3).

“Optional Conversion Date” means the effective date of an optional conversion of the shares of Series A Preferred Stock pursuant to Section 3(3).

“Optional Conversion Notice” shall have the meaning set forth in Section 3(3).

“Parity Stock” means any class or series of stock of the Corporation that would expressly rank equal to the Series A Preferred Stock with respect to the payment of dividends and distributions.

“Permitted Transferee” shall have the meaning set forth in the Certificate of Incorporation.

“Person” means an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.

“Preferred Stock” means the Corporation’s preferred stock, par value $0.001 per share.

“Proportionate Percentage” shall have the meaning set forth in Section 6.

“Proposed Purchase” shall have the meaning set forth in Section 6.

“Redemption” shall have the meaning set forth in Section 3(2).

“Redemption Date” means the effective date of a redemption of the shares of Series A Preferred Stock pursuant to Section 3(2).

“Redemption Notice” shall have the meaning set forth in Section 3(2).

“Senior Stock” means any class or series of stock of the Corporation that would expressly rank senior to the Series A Preferred Stock with respect to the payment of dividends and distributions and/or rights upon liquidation or winding up of the Corporation.

“Series” shall have the meaning set forth in Section 1.

“Series A Preferred Stock” shall have the meaning set forth in Section 1.

“Unexercised Options and RSUs” means (i) any convertible securities outstanding as of the Issue Date, or (ii) any options, restricted stock units or similar awards issued to officers, employees, consultants or directors of the Corporation or its subsidiaries, in each case, in the form of Common Stock or entitling the holder thereof to receive shares of Common Stock upon the exercise or conversion thereof.

“Unpaid Dividends” shall have the meaning set forth in Section 2(1).

Section 10.    Descriptive Headings and Governing Law.

The descriptive headings of the several Sections and paragraphs of this Certificate of Designations are inserted for convenience only and do not constitute a part of this Certificate of Designations. The General Corporation Law of the State of Delaware shall govern all issues concerning this Certificate of Designations.

IN WITNESS WHEREOF, Colfax Corporation has caused this Certificate to be duly executed in its corporate name this ____ day of ___________, 20_______.

COLFAX CORPORATION

By:
Name:
Title:

Exhibit C

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT SECURITIES LAWS OF SUCH JURISDICTION

12 September 2011

RECOMMENDED CASH AND SHARE OFFER

for

CHARTER INTERNATIONAL PLC

by

COLFAX UK HOLDINGS LTD
a wholly-owned subsidiary of

COLFAX CORPORATION

The Board of Charter and the Board of Colfax are pleased to announce that they have reached agreement on the terms of a recommended cash and share offer to be made by Bidco, a wholly-owned subsidiary of Colfax, for the entire issued and to be issued share capital of Charter.

Highlights

•	Under the terms of the Acquisition, Charter Shareholders will be entitled to receive:

 for each Charter Share:
730 pence in cash; and
      0.1241 New Colfax Shares

•
The Acquisition values Charter’s fully diluted share capital at approximately £1,528 million, being 910 pence per Charter Share on a fully diluted basis (based on the Closing Price of US$23.04 per Colfax Share on 9 September 2011, being the last Business Day before this announcement).

•	The Offer Consideration, with Charter Shareholders having already received the interim dividend of 8 pence per Charter Share, represents a premium of:

➢
approximately 48.0 per cent. to the Closing Price of 615 pence per Charter Share on 28 June 2011 (being the last Business Day before Charter announced it had received a preliminary approach from Melrose regarding a possible offer);

➢	approximately 16.7 per cent. to Melrose's initial offer of 780 pence per Charter Share made by Melrose on 28 June 2011; and

➢	a premium of approximately 13.2 per cent. to the Closing Price of 804 pence per Charter Share on 9 September 2011 (being the last Business Day before this announcement).

•	A Mix and Match Facility will be provided, which will allow Charter Shareholders to elect to vary the proportions in which they receive New Colfax Shares and cash.

•	A Loan Note Alternative will also be available to Charter Shareholders.

•	The Acquisition will be funded from a combination of proceeds of an equity issue by Colfax, new debt facilities and Colfax’s existing cash resources.

•
It is intended that the Acquisition will be implemented by way of a court-sanctioned scheme of arrangement under Article 125 of the Companies (Jersey) Law 1991, or if Bidco elects, a takeover offer (as that term is defined under Article 116(1) of the Companies (Jersey) Law 1991) to Charter Shareholders.  The purpose of the Scheme is to enable Bidco to acquire the whole of the issued and to be issued share capital of Charter.  The Scheme, which will be subject to the Conditions set out in this announcement, will require the sanction of the Court.

•
On 29 July 2011, concurrently with the release of its interim results for the second quarter of 2011, Colfax provided earnings guidance to the market which the Panel has determined amounted to profit forecasts for the purpose of Rule 28 of the City Code. Colfax will therefore prepare a report on such forecasts pursuant to Rule 28.3 of the City Code as soon as practicable. When the report has been completed, a public announcement will be released and the report will be made available on Colfax's website at www.colfaxcorp.com.

•
The Board of Charter, which has been so advised by Goldman Sachs International, J.P. Morgan Cazenove and RBS, considers the terms of the Acquisition to be fair and reasonable.  In providing financial advice to the Board of Charter, Goldman Sachs International, J.P. Morgan Cazenove and RBS have taken into account the Board's commercial assessments.  Goldman Sachs International is providing the independent financial advice for the purposes of Rule 3 of the City Code and J.P. Morgan Cazenove and RBS are also acting as financial advisers to the Board of Charter.  Accordingly, the Board of Charter intends unanimously to recommend that Charter Shareholders vote in favour of the resolutions relating to the Acquisition at the Meetings (or in the event that the Acquisition is implemented by way of an Offer, to accept or procure acceptance of such Offer).

•
Colfax has received irrevocable undertakings from those members of the Board of Charter who hold beneficial interests in the Charter Shares to vote in favour of the Scheme (or, in the event that the Acquisition is implemented by way of a takeover offer, to accept the Offer) in respect of their entire beneficial holdings which total 176,977 Charter Shares in aggregate representing approximately 0.1 per cent. of Charter’s issued share capital as at the date of this announcement.  Further details of these irrevocable undertakings are set out in Appendix 3 to this announcement.

•
Further details of the Acquisition and the Scheme will be contained in the Scheme Document that will be posted to Charter Shareholders and, for information purposes only, to participants in the Charter Executive Share Schemes and the Phantom Restricted Scheme Plans as soon as practicable.

•	Commenting on the Acquisition, Mitchell P. Rales, the Chairman of Colfax and Clay H. Kiefaber, Colfax President and Chief Executive Officer of Colfax said:

“This is a transformational acquisition for Colfax that accelerates our growth strategy, enhances our business profile and continues our journey to becoming a premier global enterprise.  We are very pleased that Charter's Board has recommended our offer, which we believe will bring significant benefits for both companies’ shareholders.  Charter shareholders will receive an immediate premium and share in the upside of the combined company through the stock component of our offer, while Colfax shareholders will benefit from the significant earnings accretion and value creation opportunities that this combination will create."

"Charter International, with its global brands, is an excellent strategic fit that will significantly enhance our position in emerging markets, create an even balance of short- and long-cycle businesses and grow our aftermarket revenues,” said Clay H. Kiefaber, Colfax President and Chief Executive Officer. “Howden will be a great complement to our existing specialty fluid handling business and ESAB will be the nucleus of a new growth platform.  In addition, we believe the application of the Colfax Business System will drive meaningful operational improvements."

•	Commenting on the decision by the Board of Charter to recommend the Acquisition, Lars Emilson, the Chairman of Charter said:

"The Board believes this is an attractive offer for Charter shareholders, reflecting the strengths of both ESAB and Howden's market leading positions, and their growth prospects. The proposed acquisition represents a premium of approximately 48.0 per cent. to Charter's share price before we entered into an offer period and before the recent decline in global financial markets. Colfax is a global engineering company which is complementary to Charter, with a strong reputation for its quality brands, leading positions, and a long term vision for growth and returns. Colfax has committed to providing continued stability for our employees and continued development of the ESAB and Howden offering for our customers. The Board of Charter intends to recommend the proposed acquisition to shareholders."

This summary should be read in conjunction with the following full announcement and the Appendices.

The Acquisition will be subject to the Conditions and other terms set out in Appendix 1 to the announcement and to the full terms and conditions which will be set out in the Scheme Document.  Appendix 2 contains bases and sources of certain information contained in this announcement.  Details of irrevocable undertakings received by Colfax are set out in Appendix 3 to the announcement.  Certain terms used in this summary and the full announcement are defined in Appendix 4 to the announcement.
A copy of this announcement will be available, subject to certain restrictions in relation to persons resident in Restricted Jurisdictions, at Charter’s website at www.charter.ie and at Colfax’s website at www.colfaxcorp.com.  Neither the contents of Charter’s website, the contents of Colfax's website, nor the content of any other website accessible from hyperlinks on either Charter's or Colfax's website, is incorporated into or forms part of this announcement.

Enquiries:

Colfax and Bidco Scott Brannan, Colfax (SVP and Chief Financial Officer)	+1 (301) 323 9000
Citigate Dewe Rogerson (Public relations adviser to Colfax and Bidco) Patrick Donovan Ginny Pulbrook	+44 (0)20 7282 2915 +44 (0)20 7282 2945
Deutsche Bank (Financial adviser and corporate broker to Colfax and Bidco) Richard Sheppard James Cass Charles Wilkinson (corporate broking)	+44 (0)20 7545 8000
Charter Gareth Rhys Williams, Chief Executive Aidan Wallis, Corporate Development Director	+44 (0)20 3206 0843
Brunswick Group LLP (Public relations adviser to Charter) Jonathan Glass Nina Coad	+44 (0)20 7404 5959
Goldman Sachs International (Financial adviser to Charter) Dominic Lee Philip Shelley Adrian Beidas	+44 (0)20 7774 1000
J.P. Morgan Cazenove (Financial adviser and corporate broker to Charter) Edmund Byers Robert Constant Dwayne Lysaght	+44 (0)20 7588 2828
RBS Corporate Finance Limited (Financial adviser and corporate broker to Charter) John MacGowan Simon Hardy David Smith	+44 (0)20 7678 8000

This announcement is not intended to and does not constitute or form part of any offer to sell or subscribe for or any invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the Acquisition or otherwise.  The Acquisition will be made solely pursuant to the terms of the Scheme Document (or, if applicable, the Offer Document), which will contain the full terms and conditions of the Acquisition, including details of how to vote in respect of the Acquisition or to elect to sell shares in connection with the acquisition, as the case may be.  Any decision in respect of, or other response to, the Acquisition should be made only on the basis of the information contained in the Scheme Document.

The release, publication or distribution of this announcement in jurisdictions other than the United Kingdom, Jersey and the United States may be restricted by law and therefore any persons who are subject to the laws of any jurisdiction other than the United Kingdom, Jersey and the United States should inform themselves about, and observe any applicable requirements.  In particular, the ability of persons who are not resident in the United Kingdom, Jersey or the United States to vote their Charter Shares with respect to the Scheme at the Meetings, or to execute and deliver forms of proxy appointing another to vote at the Meetings on their behalf, may be affected by the laws of the relevant jurisdictions in which they are located.  This announcement has been prepared for the purpose of complying with Jersey law and the City Code and the information disclosed may not be the same as that which would have been disclosed if this announcement had been prepared in accordance with the laws of jurisdictions outside the United Kingdom or Jersey.

Copies of this announcement and any formal documentation relating to the Acquisition are not being, and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in or into or from any Restricted Jurisdiction and persons receiving such documents (including custodians, nominees and trustees) must not mail or otherwise forward, distribute or send it in or into or from any Restricted Jurisdiction.  If the Acquisition is implemented by way of an Offer (unless otherwise permitted by applicable law and regulation), the Offer may not be made directly or indirectly, in or into, or by the use of mails or any means or instrumentality (including, but not limited to, facsimile, e-mail or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or of any facility of a national, state or other securities exchange of any Restricted Jurisdiction and the Offer may not be capable of acceptance by any such use, means, instrumentality or facilities.

Notice to US investors in Charter:  The Acquisition relates to the shares of a Jersey company that is a “foreign private issuer” (as defined under Rule 3b-4 under the US Exchange Act) and is being made by means of a scheme of arrangement provided for under Jersey company law.  A transaction effected by means of a scheme of arrangement is not subject to the tender offer rules or the proxy solicitation rules under the US Exchange Act.  Accordingly, the Acquisition is subject to the disclosure requirements and practices applicable in Jersey to schemes of arrangement which differ from the disclosure requirements of United States tender offer and proxy solicitation rules.  Financial information included in this announcement and the Scheme Document has been or will have been prepared in accordance with accounting standards applicable in the United Kingdom that may not be comparable to financial information of US companies or companies whose financial statements are prepared in accordance with generally accepted accounting principles in the United States.  If, in the future, Bidco exercises the right to implement the Acquisition by way of a takeover offer, such offer will be made in compliance with applicable US laws and regulations.

The securities of Colfax referred to in this announcement have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

The issuance of New Colfax Shares pursuant to the Scheme will not be registered under the Securities Act, and will be issued pursuant to the exemption provided by Section 3(a)(10) under the Securities Act.  In the event that Colfax determines to conduct the Acquisition pursuant to a takeover offer or otherwise in a manner that is not exempt from the registration requirements of the Act, it will file a registration statement with the Securities and Exchange Commission ("SEC") that will contain a prospectus.  In this event, Charter Shareholders are urged to read these documents and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information, and such documents will be available free of charge at the SEC's website at www.sec.gov.

Neither the US Securities and Exchange Commission, nor any US state securities commission, has approved or disapproved of the Loan Notes or the New Colfax Shares to be issued in connection with the Acquisition, or determined if this announcement is accurate or complete.  Any representation to the contrary is a criminal offence in the US.

Deutsche Bank AG is authorised under German Banking Law (competent authority: BaFin - Federal Financial Supervisory Authority) and authorised and subject to limited regulation by the Financial Services Authority.  Details about the extent of Deutsche Bank AG's authorisation and regulation by the Financial Services Authority are available on request.  Deutsche Bank AG is acting as financial adviser to Colfax and Bidco and no one else in connection with the contents of this announcement and will not be responsible to any person other than Colfax and Bidco for providing the protections afforded to clients of Deutsche Bank AG, nor for providing advice in relation to any matters referred to in this announcement.

Goldman Sachs International, which is authorised and regulated in the United Kingdom by the Financial Services Authority, is acting exclusively for Charter and for no-one else in connection with the matters set out in this announcement and will not be responsible to any person other than Charter for providing the protections afforded to clients of Goldman Sachs International, nor for providing advice in relation to the matters set out in this announcement.

J.P. Morgan Limited, which conducts its UK investment banking business as J.P. Morgan Cazenove and is authorised and regulated in the United Kingdom by the Financial Services Authority, is acting exclusively as financial adviser  and corporate broker to Charter and for no one else in connection with the matters set out in this announcement and will not be responsible to anyone other than Charter for providing the protections afforded to its clients nor for providing advice in relation to the matters set out in this announcement.

RBS Corporate Finance Limited, which is authorised and regulated in the United Kingdom by the Financial Services Authority, is acting as financial adviser and corporate broker to Charter and no one else in connection with the matters set out in this announcement and will not be responsible to anyone other than Charter for providing the protections afforded to its clients nor for providing advice in relation to the matters set out in this announcement.

Cautionary Note Regarding Forward-Looking Statements

This document contains certain statements about Colfax and Charter that are or may be “forward-looking statements” — that is, statements related to future, not past, events, including forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations of the management of Colfax and Charter (as the case may be) and are subject to uncertainty and changes in circumstances, and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements.

The forward-looking statements contained in this press release may include statements about the expected effects on Charter and Colfax of the Acquisition, the expected timing and scope of the Acquisition, strategic options and all other statements in this document other than historical facts. Without limitation, any statements preceded or followed by or that include the words “targets”, “plans”, “believes”, “expects”, “aims”, “intends”, “will”, “may”, “anticipates”, “estimates”, “projects”, “seeks”, “sees”, “should,” “would,” “expect,” “positioned,” “strategy,” or words or terms of similar substance or the negative thereof, are forward-looking statements. Forward-looking statements include statements relating to the following: (i) future capital expenditures, expenses, revenues, earnings, synergies, economic performance, indebtedness, financial condition, losses and future prospects; (ii) business and management strategies and the expansion and growth of Colfax's or Charter’s operations and potential synergies resulting from the Acquisition; (iii) the effects of government regulation on Colfax’s or Charter’s business, and (iv) Colfax’s plans, objectives, expectations and intentions generally.

There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements, including the satisfaction of the conditions to the Acquisition and other risks related to the Acquisition and actions related thereto. Additional particular uncertainties that could cause Colfax’s actual results to be materially different than those expressed in its forward-looking statements include: risks associated with Colfax’s international operations; significant movements in foreign currency exchange rates; changes in the general economy, as well as the cyclical nature of Colfax’s markets; Colfax’s ability to accurately estimate the cost of or realize savings from Colfax’s restructuring programs; availability and cost of raw materials, parts and components used in Colfax products; the competitive environment in Colfax’s industry; Colfax’s ability to identify, finance, acquire and successfully integrate attractive acquisition targets, including Charter should the Acquisition be successful; Colfax’s ability to complete the Acquisition as planned and achieve expected synergies in connection with the Acquisition, and risks relating to any unforeseen liabilities of Charter; Colfax’s ability to achieve or maintain credit ratings (in light of the Acquisition and financing of the Acquisition or otherwise) and the impact on its funding costs and competitive position if Colfax does not do so; and others risks and factors as disclosed in Colfax’s Annual Report on Form 10-K under the caption "Risk Factors".  Other unknown or unpredictable factors could also cause actual results to differ materially from those in any forward-looking statement.

Due to such uncertainties and risks, readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. None of Colfax or Charter undertakes any obligation to update publicly or revise forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent legally required.

Dealing and Opening Position Disclosure Requirements

Under Rule 8.3(a) of the City Code, any person who is interested in one per cent. or more of any class of relevant securities of an offeree company or of any paper offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the announcement in which any paper offeror is first identified.

An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any paper offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 pm (London time) on the 10th business day following the commencement of the offer period and, if appropriate, by no later than 3.30 pm (London time) on the 10th business day following the announcement in which any paper offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a paper offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure. Under Rule 8.3(b) of the City Code, any person who is, or becomes, interested in 1 per cent. or more of any class of relevant securities of the offeree company or of any paper offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any paper offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any paper offeror, save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 pm (London time) on the business day following the date of the relevant dealing. If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a paper offeror, they will be deemed to be a single person for the purpose of Rule 8.3.

Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4). Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Takeover Panel’s website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. If you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure, you should contact the Panel’s Market Surveillance Unit on +44 (0)20 7638 0129.

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT SECURITIES LAWS OF SUCH JURISDICTION

12 September 2011

RECOMMENDED CASH AND SHARE OFFER
for
CHARTER INTERNATIONAL PLC
by
COLFAX UK HOLDINGS LTD
a wholly-owned subsidiary of
COLFAX CORPORATION
Introduction

The Board of Charter and the Board of Colfax are pleased to announce that they have reached agreement on the terms of a recommended cash and share offer by Bidco, a wholly-owned subsidiary of Colfax, for the entire issued and to be issued share capital of Charter.
The Acquisition

Under the terms of the Scheme, which will be subject to the Conditions and other terms set out in this announcement and to further terms to be set out in the Scheme Document, Charter Shareholders will receive:

for each Charter Share:	730 pence in cash; and
0.1241 New Colfax Shares

The Acquisition values Charter’s fully diluted share capital at approximately £1,528 million, being 910 pence per Charter Share on a fully diluted basis (based on the Closing Price of US$23.04 per Colfax Share on 9 September 2011, being the last Business Day before this announcement).

The parties agree that an appropriate adjustment will be made to the Exchange Ratio in the event of (a) the payment of any dividend  or other distribution by Colfax to its shareholders; (b) the reclassification, subdivision, consolidation or reorganisation of Colfax's share capital; (c) any issuance of equity securities pursuant to a pre-emptive invitation to the existing shareholders as a class subject only to regulatory exclusions; or (d) any transaction similar to the foregoing to the extent it would have a material disproportionate impact on those Charter Shareholders who receive New Colfax Shares pursuant to the Acquisition as compared to the existing Colfax shareholders (taken as a class).

Colfax has agreed to investigate providing a low cost dealing facility to assist those Charter Shareholders who wish to do so to dispose of the New Colfax Shares they receive under the terms of the Acquisition.  The availability of such a facility will be subject to consideration of the results of the Mix and Match Facility, regulatory considerations, the requirements of the City Code and other practicalities.

The Offer Consideration, with Charter Shareholders having already received the interim dividend of 8 pence per Charter Share, represents a premium of:

➢
approximately 48.0 per cent. to the Closing Price of 615 pence per Charter Share on 28 June 2011 (being the last Business Day before Charter announced it had received a preliminary approach from Melrose regarding a possible offer);

➢	approximately 16.7 per cent. to Melrose's initial offer of 780 pence per Charter Share made by Melrose on 28 June 2011; and

➢	a premium of approximately 13.2 per cent. to the Closing Price of 804 pence per Charter Share on 9 September 2011 (being the last Business Day before this announcement).

It is intended that the Acquisition will be implemented by way of a court-sanctioned scheme of arrangement under Article 125 of the Companies (Jersey) Law 1991 or, if Bidco elects, a takeover offer (as that term is defined under Article 116(1) of the Companies (Jersey) Law 1991). The purpose of the Scheme is to enable Bidco to acquire the whole of the issued and to be issued share capital of Charter.  The Scheme, which will be subject to the Conditions set out in this announcement, will require the sanction of the Court.

In the event that the Acquisition is to be implemented by way of an Offer, the Charter Shares will be acquired pursuant to the Offer fully paid and free from all liens, charges, equitable interests, encumbrances and rights of pre-emption and any other interests of any nature whatsoever and together with all rights attaching thereto.  Any New Charter Shares issued to Bidco pursuant to the Scheme will be issued on the same basis.

On 29 July 2011, concurrently with the release of its interim results for the second quarter of 2011, Colfax provided earnings guidance to the market which the Panel has determined amounted to profit forecasts for the purpose of Rule 28 of the City Code. Colfax will therefore prepare a report on such forecasts pursuant to Rule 28.3 of the City Code as soon as practicable. When the report has been completed, a public announcement will be released and the report will be made available on Colfax's website at www.colfaxcorp.com.

Recommendation

The Board of Charter, which has been so advised by Goldman Sachs International, J.P. Morgan Cazenove and RBS, considers the terms of the Acquisition to be fair and reasonable.  In providing financial advice to the Board of Charter, Goldman Sachs International, J.P. Morgan Cazenove and RBS have taken into account the Board's commercial assessments.  Goldman Sachs International is providing the independent financial advice for the purposes of Rule 3 of the City Code and J.P. Morgan Cazenove and RBS are also acting as financial advisers to the Board of Charter.

Accordingly, the Board of Charter intends unanimously to recommend that Charter Shareholders vote in favour of the resolutions relating to the Acquisition at the Meetings (or in the event that the Acquisition is implemented by way of an Offer, to accept or procure acceptance of such Offer) as those members of the Board of Charter who hold beneficial interests in Charter Shares have irrevocably undertaken to do in respect of their entire beneficial holdings which totals 176,977 Charter Shares in aggregate representing approximately 0.1 per cent. of Charter’s issued share capital.
Further details of these irrevocable undertakings are set out in Appendix 3.

Information relating to Colfax and Bidco

Colfax

Colfax, headquartered in Fulton, Maryland, U.S.A., was founded in 1995 by Mitchell P. Rales and Steven M. Rales.  Colfax is a global supplier of a broad range of fluid handling products, including pumps, fluid handling and lubrication systems and controls, and specialty valves.  It is a leading manufacturer of rotary positive displacement pumps, which include screw pumps, gear pumps and progressive cavity pumps, as well as certain centrifugal pumps.  Colfax designs and engineers products to high quality and reliability standards for use in critical fluid handling applications where performance is paramount.  Colfax also offers customized fluid handling solutions to meet individual customer needs based on in-depth technical knowledge of the applications in which the products are used.

Over the last few years, Colfax has successfully grown its systems business, providing its customers with complete fluid handling systems and solutions.  In the 2010 financial year, approximately 15 per cent. of total revenues (approximately US$79 million) were derived from systems (up from approximately 4 per cent. in the 2006 financial year).  Pumps, including aftermarket parts and services, contributed 82 per cent. of total revenues (approximately US$445 million) in the 2010 financial year (more than 90 per cent. in  the 2006 financial year).  Valves and other products accounted for approximately 3 per cent. of total revenues (approximately US$18 million in the 2010 financial year).

Colfax products are marketed principally under the Allweiler, Baric, Fairmount, Houttuin, Imo, LSC, Portland Valve, Tushaco, Warren and Zenith industrial brand names.

Bidco

Bidco is a newly incorporated English company which is a wholly-owned subsidiary of Colfax established to effect the Acquisition.  Bidco has not traded prior to the date of this announcement (except for entering into transactions relating to the Acquisition).

Further details of Bidco will be contained in the Scheme Document.

Information relating to Charter

Charter International plc is the holding company of a global group of engineering companies.  Charter’s businesses are focussed on welding, cutting and automation (“ESAB”) and on air and gas handling (“Howden”).

Summarised financial information

In its most recent financial year, ended 31 December 2010, Charter achieved revenue of £1,719.6 million (2009: £1,659.2 million), adjusted profit before tax of £148.2 million (2009: £126.0 million) and adjusted earnings per share of 66.1 pence (2009: 55.0 pence). Total dividends were paid of 23.0 pence per share (2009: 21.5 pence).

For the six months ended 30 June 2011, Charter achieved revenue of £946.5 million (2010: £840.4 million), adjusted profit before tax of £75.6 million (2010: £73.3 million) and adjusted earnings per share of 33.6 pence (2009: 32.8 pence). An interim dividend of 8.0 pence per share (2010: 7.5 pence) was declared and was paid to Charter Shareholders on 2 September 2011.

Additional information on ESAB

ESAB is a leading international welding and cutting company. With a heritage dating back to the evolution of the welding process, ESAB formulates, develops, manufactures and supplies consumable products and equipment for use in the cutting and joining of steels and other metals.

ESAB’s comprehensive range of welding consumables includes electrodes, cored and solid wires, and fluxes.  ESAB’s welding and cutting equipment ranges from standard equipment to large bespoke plants used in industrial applications.

The principal end-user segments that it supplies are energy, transport, infrastructure and general industrial.

From its origins in Sweden at the start of the twentieth century, ESAB has developed into a highly international business; at present, its sales are split broadly evenly between the developed economies of Europe and North America, and emerging markets. ESAB is a leading participant in the welding industry in Europe, North America, South America and India and is developing its operations in Africa, the Middle East, China and elsewhere in Asia.

In July 2011, ESAB announced its strategic objectives for the further development of its business.  By building on its established strengths and pursuing identified opportunities, ESAB aims to achieve 10 per cent. organic revenue CAGR, a “through cycle” operating margin of 10 per cent., and (by the end of 2013) to reduce working capital to 19 per cent. of revenue.

Additional information on Howden

Howden is a leading international applications engineer.  Headquartered in Renfrew, Scotland, Howden designs, manufactures, installs and maintains various types of air and gas handling equipment for use in the power, oil and gas, petrochemical and other industries.
Howden’s principal products are fans, heat exchangers and compressors. The fans and heat exchangers are used mainly in the generation of electricity by coal-fired power stations, both in combustion and the control of emissions, and other large scale industrial plant. Howden’s compressors are mainly used in the oil, gas and petrochemical industries.

New equipment sales generally account for around two-thirds of Howden’s revenues. Howden has successfully grown its aftermarket business which accounts for around one-third of Howden’s revenue.

The coal-fired power industry currently accounts for around one-third of Howden’s sales of new equipment as the share of revenue from other industries, especially oil and gas, has increased. Overall, the energy sector is estimated to account for some two-thirds of Howden’s revenues in new equipment.  These figures are based on the pro forma figures for new product sales in 2010 (inclusive of Thomassen Compression Systems which was not acquired until March 2011).

Howden has significant market positions in Europe, North America, China, South Africa and Australia. Howden has recently increased its presence in India, through a joint venture agreement with Larsen & Toubro, a major engineering and construction company, and in Brazil, where it has opened a much enhanced factory. Overall, around one-half of Howden’s sales are made in emerging markets and this proportion is expected to increase progressively over time.

In July 2011, Howden announced its strategic objectives of achieving revenue CAGR of over 10 per cent. and, over the medium to long-term, of achieving an adjusted operating margin of 14 per cent.

Background to and reasons for the Acquisition

Colfax believes the acquisition of Charter would complement its stated strategy which, in addition to driving organic growth, includes pursuing value-creating acquisitions within its served markets, and adding complementary growth platforms to provide scale and revenue diversity.  Colfax considers Charter to be a leading player in key markets with an attractive business mix and strong technological capabilities that fits well with Colfax's acquisition criteria.

Earlier this year Colfax identified Charter as a business that would complement its Fluid Handling platform as well as add a new welding and cutting platform.  In July 2011, following the unsolicited offer for Charter by Melrose, Colfax approached Charter to express its interest in a possible acquisition.

Colfax believes that completion of the Acquisition would accelerate Colfax’s growth strategy and enable Colfax to become a multi-platform business with a strong global footprint.  Charter’s air & gas handling business (Howden) would extend Colfax’s existing Fluid Handling platform, and Charter’s welding, cutting and automation (ESAB) business would establish a new growth platform.

Colfax believes that the Acquisition will improve Colfax’s business profile by providing a meaningful recurring revenue stream.  It would also provide considerable exposure to emerging markets, allow the combined company to benefit from strong secular growth drivers and provide a balance of short and long cycle businesses.

Following the Acquisition, Colfax believes there are significant upside opportunities from applying its established management techniques to improve both margin and return on invested capital.

The Acquisition is also expected to provide a platform for additional acquisitions in the fragmented welding and air handling markets.

The Acquisition is expected to be significantly accretive to earnings1 and to provide double digit returns on invested capital within three to five years.

Colfax takes a disciplined approach to acquisitions with clearly defined strategic and financial criteria, and is committed to maintaining a prudent capital structure.  Colfax believes the resulting capital structure will allow it to meet its goal of achieving and maintaining a credit rating of BB-/Ba3 or better and ensure that it retains sufficient flexibility to continue existing and new initiatives without undue balance sheet risk.

Colfax’s management are established industrialists who buy businesses with the objective of developing them so that they may achieve their full potential.

Background to and reasons for the recommendation

On 20 June 2011, Charter issued a trading update that warned of the expected outcome for 2011 as a whole being below expectations at the time of the interim management statement in April 2011. This announcement was followed by the resignation of the then Charter Chief Executive, Michael Foster, on 27 June 2011.

On 29 June 2011, Charter announced it had received an indicative offer from Melrose that may or may not lead to an offer for the entire issued share capital of Charter.  This initial offer from Melrose of 780 pence per Charter Share (inclusive of Charter’s interim dividend), was rejected by Charter’s Board on 30 June 2011.

On 11 July 2011, the Board of Charter received a revised increased proposal from Melrose of 840 pence per Charter Share (again inclusive of Charter’s interim dividend). The Board of Charter reviewed this proposal and rejected it on 15 July 2011, as undervaluing Charter and its prospects. At that time, the Board of Charter confirmed that it remained committed to maximising value for its shareholders and was exploring a full range of strategic alternatives.

On 1 September 2011, the Board of Charter announced that it had received a revised indicative proposal from Melrose, indicating that Melrose was prepared, subject to certain pre-conditions, to increase the value of its possible offer for Charter by 18 pence per Charter Share. Melrose’s revised proposal represented an 850 pence per Charter Share offer for the Company, on the basis set out in the announcement, and also allowed Charter Shareholders to retain the interim dividend of 8 pence per Charter Share declared on 26 July 2011 and paid to Charter Shareholders on 2 September 2011. The revised proposal comprised 553 pence in Melrose shares  and 297 pence in cash for each Charter Share. The announcement also stated that, on the basis of the increased proposal, and in light of the recent heightened economic uncertainty and financial market volatility, Charter had agreed to commence discussions with Melrose about its revised indicative proposal and to allow Melrose to complete its confirmatory due diligence.

Melrose continues to conduct due diligence on Charter. There can be no certainty that a formal offer will ultimately be forthcoming from Melrose.

1     This should not be taken as a statement regarding Colfax's expectation for earnings per share during the remainder of 2011, for 2012 or for subsequent periods.

Since the initial approach by Melrose, Charter, through its financial advisers, Goldman Sachs International, J.P. Morgan Cazenove, and RBS Corporate Finance Limited, has spoken to certain parties, including Colfax, regarding their possible interest in the Company. On 1 August 2011, Colfax provided formal written confirmation of its interest in Charter. On 23 August 2011, Charter announced that it was in discussions with a potential offeror other than Melrose regarding a possible offer for Charter. Colfax announced on 4 September 2011 that it was in preliminary discussions regarding a possible all-cash offer to acquire Charter.

The Offer Consideration, with Charter Shareholders having already received the interim dividend of 8 pence per Charter Share, represents a premium of:

➢
approximately 48.0 per cent. to the Closing Price of 615 pence per Charter Share on 28 June 2011 (being the last Business Day before Charter announced it had received a preliminary approach from Melrose regarding a possible offer);

➢	approximately 16.7 per cent. to Melrose's initial offer of 780 pence per Charter Share made by Melrose on 28 June 2011; and

➢	a premium of approximately 13.2 per cent. to the Closing Price of 804 pence per Charter Share on 9 September 2011 (being the last Business Day before this announcement).

The Directors of Charter have also noted the general downward movement in global financial markets which has taken place in recent weeks, in particular since the start of August, and which has impacted shares in many industrial and engineering companies in particular.  Since Melrose’s initial offer on 28 June 2011 to 9 September 2011 (being the last Business Day before this announcement), the FTSE 350 Industrial Engineering Index has declined by approximately 8.8 per cent. and FTSE 250 Share Index has declined by approximately 12.5 per cent.

Against this background, the Directors of Charter have therefore concluded that the price of 910 pence for each Charter Share is fair and reasonable and intend to recommend the Acquisition to Charter Shareholders. The terms of the Acquisition allow Charter Shareholders to realise a significant proportion of their investment in Charter for cash whilst also providing the opportunity to retain an on-going interest in Charter’s businesses through a shareholding in the enlarged Colfax group.

Implementation Agreement

Charter, Bidco and Colfax have entered into the Implementation Agreement in relation to the implementation of the Acquisition and related matters in accordance with an agreed indicative timetable which will be set out in the Scheme Document.  The Implementation Agreement contains certain assurances and confirmations between the parties, including provisions reflecting the rules of the Panel which are due to come into force on 19 September 2011, to implement the Scheme on a timely basis.

Inducement Fee Arrangements

Charter has agreed to pay an inducement fee of £15,275,000 to Bidco, subject to the terms and conditions set out in the Implementation Agreement,  in circumstances where a competing offer (or similar proposal) is announced before the Acquisition lapses or is withdrawn and such competing offer (or similar proposal) or another third party offer (or similar proposal) becomes wholly unconditional or effective or is otherwise consummated.

In addition, Charter has agreed to pay an inducement fee of £7,638,000 to Bidco in certain other circumstances, subject to the terms and conditions set out in the Implementation Agreement.  These circumstances include where: (a) the Board of Charter recommends a competing offer (or similar proposal); (b) the Board of Charter withdraws, qualifies or adversely modifies its recommendation of the Acquisition or such recommendation ceases to be unanimous; and (c) where Charter takes any steps to implement a competing offer (or similar proposal) or if Charter makes certain changes to the timetable for the Acquisition or postpones or adjourns the Meetings and as a result the Scheme is reasonably expected not to become effective before the Long Stop Date.

 The payments referred to above are not, however, payable by Charter where, following the announcement of a competing offer (or similar proposal) the Acquisition lapses or is withdrawn (save in circumstances where the Panel has agreed that Bidco may invoke a condition to the Acquisition or may lapse or withdraw the Acquisition other than in reliance on a regulatory condition or any condition reflecting material adverse change not occasioned by any action of Charter).  The amount payable as an inducement fee cannot exceed (in aggregate) £15,275,000.

Further details of the above arrangements are set out in the Implementation Agreement and will be summarised in the Scheme Document.

Financing of the Acquisition

The Acquisition will be funded from a combination of proceeds of the Equity Capital Raising, new debt facilities and Colfax’s existing cash resources.

Debt financing

The debt financing available to Bidco under loan facilities has been arranged by Deutsche Bank AG, New York Branch and HSBC Bank USA, N.A. and further details of the debt financing of the Acquisition will be included in the Scheme Document.

Equity Capital Raising

BDT CF Acquisition Vehicle, LLC, an entity controlled by BDT Capital Partners Fund I, L.P. has agreed to purchase, six Business Days following the Effective Date, up to 13,877,551 shares of preferred stock and up to 14,756,944 shares of common stock of Colfax for US$680 million in the aggregate.  In addition, Mitchell P. Rales, Steven M. Rales and Markel Corporation (an entity in which one of the Colfax directors is an officer) have agreed to subscribe, six business days following the Effective Date, for common stock in the capital of Colfax for US$125 million in the aggregate.  The net proceeds of these issuances of preferred stock and common stock will be used by Colfax  to fund a portion of the Offer Consideration. All these subscriptions for shares of common stock are being made at US$23.04 which is the closing price of a Colfax Share on 9 September 2011, being the last Business Day before this announcement.  The Exchange Ratio has also been determined on this basis and so the 0.1241 New Colfax Shares which Charter Shareholders will receive for each Charter Share held are valued at 180 pence accordingly.

The Equity Capital Raising requires the approval of Colfax shareholders and accordingly Colfax intends to convene a meeting of its shareholders in order to approve the Equity Capital Raising.  The resolutions to be proposed at the meeting will require the approval of Colfax shareholders holding more than 50 per cent. of the outstanding common stock.  Colfax has undertaken to Charter that it will use reasonable endeavours to finalise the documentation required in connection with the shareholder meeting in accordance with legal and regulatory requirements and, thereafter, to hold the shareholder meeting, in each case as soon as reasonably practicable and in any case by this date.  The Board of Colfax intends to recommend Colfax shareholders vote in favour of the resolutions to be proposed at the shareholder meeting.

Mitchell P. Rales and Steven M. Rales who together hold or control 18,291,220 Colfax Shares, representing approximately 42 per cent. of Colfax's issued share capital, have agreed with Charter that (save in certain limited specified circumstance) they will vote in favour of the resolutions regarding the Equity Capital Raising at the shareholder meeting.  The other directors of Colfax intend to vote in favour of the resolutions in respect of their entire beneficial holdings of 360,296 Colfax Shares in aggregate, representing approximately 0.8265 per cent. of Colfax's issued share capital.

Deutsche Bank has confirmed that they are satisfied that sufficient financial resources are available to Bidco to satisfy, in full, the cash consideration payable to the Charter Shareholders pursuant to the Acquisition.

Further information on the financing of the Acquisition will be set out in the Scheme Document.

Management, employees and intentions regarding the Charter Group

Colfax has given assurances to the Board of Charter that, upon and following completion of the Acquisition, the Charter Group employers will continue to comply with the contractual and other entitlements in relation to pension and employment rights of existing employees.

It is intended that, upon the Scheme becoming effective, each of the non-executive members of the Board of Charter will resign from his office as a director of Charter.

Terms of Mix and Match Facility

Charter Shareholders (other than certain Overseas Shareholders) will be entitled to elect, subject to availability, to vary the proportions in which they receive New Colfax Shares and cash in respect of their holdings of Charter Shares.  However, the total number of New Colfax Shares to be issued and the maximum aggregate amount of cash to be paid under the Scheme will not be varied as a result of elections under the Mix and Match Facility.

Accordingly, elections made by Charter Shareholders under the Mix and Match Facility will only be satisfied to the extent that other Charter Shareholders make off-setting elections.  To the extent that elections cannot be satisfied in full, they will be scaled down on a pro rata basis.  As a result, Charter Shareholders who make an election under the Mix and Match Facility will not know the exact number of New Colfax Shares or the amount of cash they will receive until settlement of the consideration due to them in respect of the Acquisition.

The Mix and Match Facility is conditional upon the Scheme becoming effective and further details of the Mix and Match Facility will be included in the Scheme Document.

Loan Note Alternative

Charter Shareholders (other than certain Overseas Shareholders) will be entitled to elect to receive Loan Notes instead of all or part of the cash consideration to which they would otherwise be entitled under the terms of the Acquisition.

The Loan Note Alternative will be made available on the following basis:

for every whole £1 in cash consideration   £1 nominal value of Loan Notes

The Loan Notes will be governed by English law and will be issued, credited as fully paid, in integral multiples of £1 nominal value.  The Loan Notes will have the benefit of an unsecured guarantee from Colfax in respect of all obligations for the life of the Loan Notes.  All fractional entitlements to the Loan Notes will be disregarded and will not be issued.  The Loan Notes will be non-transferable other than to privileged relations and family trusts and no application will be made for them to be listed or dealt in on any stock exchange.  The Loan Notes will not be qualifying corporate bonds.

The Loan Notes will bear interest from the date of issue to the relevant holder of the Loan Notes at a rate per annum of 0.50 per cent. below LIBOR.  Interest will be payable semi-annually on 30 June and 31 December each year, or if that day is not a Business Day, on the immediately following Business Day, with the first interest payment date being 30 June 2012 or, if later, at least six months from the date of issue.  The Loan Notes will be redeemable at par (together with accrued interest less any tax required by law to be withheld or deducted therefrom) in whole or in part, for cash at the option of the noteholders on 30 June 2012 and subsequently semi-annually on 30 June and 31 December each year (or, if that day is not a Business Day, on the immediately following Business Day).  In certain circumstances, Bidco will have the right to redeem all of the Loan Notes.  If not previously redeemed, the final redemption date will be the date falling five (5) years after the Effective Date.

No Loan Notes will be issued unless, on or before the Effective Date, valid elections have been received in respect of at least £2 million in nominal value of Loan Notes.  If insufficient elections are received, Charter Shareholders electing for the Loan Note Alternative will instead receive cash in accordance with the terms of the Acquisition.  If at any time after 30 June 2012 (or, if later, six months from the date of issue),  the outstanding nominal amount of Loan Notes is equal to or less than £2 million, Bidco will be entitled to redeem all of the then outstanding Loan Notes.

The Loan Note Alternative will be conditional upon the Acquisition becoming effective.  Full details of the Loan Note Alternative will be contained in the Scheme Document or, as the case may be, the Offer Document and the Loan Note Form of Election.  The Loan Notes are not being offered to Overseas Shareholders.

Charter Shareholders should consider carefully, in light of their own investment objectives and tax position, whether they wish to elect for Loan Notes under the Loan Note Alternative and are strongly advised to seek their own independent financial advice before making any such election.

Charter Executive Share Schemes and Phantom Restricted Scheme Plan

In due course, Charter and Bidco will write to participants in the Charter Executive Share Schemes to inform them of the effect of the Scheme on their rights under the Charter Executive Share Schemes and the actions they may take to enable them to participate in the Scheme.

Charter and Bidco will also write in due course to participants in the Charter Executive Share Schemes and the Phantom Restricted Scheme Plan to inform them of the effect of the Scheme on their rights under that plan.

It is proposed to amend the articles of association of Charter at the Charter General Meeting to provide that, if the Scheme becomes effective, any Charter Shares issued (other than to Bidco or subsidiaries or nominees of Colfax) between approval of the Scheme at the Court Meeting and the Scheme Record Time will be subject to the Scheme and that any Charter Shares issued after the Scheme Record Time will automatically be acquired by Bidco in exchange for cash and New Colfax Shares as described in paragraph 0 above on the same basis as under the Scheme.  Consequently, participants in the Charter Executive Share Schemes whose rights to receive Charter Shares under awards vest after the Scheme Record Time will receive cash and New Colfax Shares as described in paragraph 2 above.

Expected timetable

It is expected that the Scheme Document containing further details of the Scheme (including an expected timetable) will be dispatched to Charter Shareholders as soon as practicable (and, in any event, not later than 28 days after the date of this announcement).

Disclosure of interests in Charter Shares

As at the close of business on 9 September 2011 (the last Business Day prior to this announcement) and save as discussed above and for the irrevocable undertakings referred to in Appendix 3, neither Bidco, nor any Bidco Directors nor, so far as Bidco is aware, any person acting in concert (within the meaning of the City Code) with Bidco has any interest in, owns or has owned or controls or has controlled any Charter Shares (including pursuant to any short or long exposure, whether conditional or absolute, to changes in the prices of securities) or any rights to subscribe for or purchase the same, or holds or has held options (including traded options) in respect of, or has or has had any option to acquire, any Charter Shares or has entered into any derivatives referenced to Charter Shares ("Relevant Shares") which remain outstanding, nor does any person have or has any such person had any arrangement in relation to Relevant Shares.  An "arrangement" for these purposes also includes any indemnity or option arrangement, or any arrangement or understanding, formal or informal, of whatever nature, relating to Relevant Shares which may be an inducement to deal or refrain from dealing in such securities, or any borrowing or lending of Relevant Shares that have not been on-lent or sold.

On 4 September 2011, Colfax made an announcement falling under Rule 2.4 of the City Code that it was in preliminary discussions regarding a possible all-cash offer to acquire Charter ("Possible Offer Announcement") that would generally require it to make an Opening Position Disclosure by no later than 12 noon on the day falling 10 Business Days after the Possible Offer Announcement.  Bidco will not be releasing an Opening Position Disclosure today disclosing interests in the relevant securities of each of Colfax and Melrose as this Opening Position Disclosure would not disclose any interests.  With the Panel’s consent, Bidco will make an Opening Position Disclosure as soon as possible, and in any event before 12 noon on the day 10 Business Days after the date of this announcement disclosing interests in the relevant securities of Colfax.

Scheme of Arrangement

It is intended that the Acquisition will be effected by a court sanctioned scheme of arrangement between Charter and the Scheme Shareholders under Article 125 of the Companies (Jersey) Law 1991.  The purpose of the Scheme is to provide for Bidco to become owner of the whole of the issued and to be issued share capital of Charter.

Under the Scheme, the Acquisition is to be principally achieved by:

➢
the cancellation of the Scheme Shares held by Scheme Shareholders in consideration for which Scheme Shareholders will receive consideration on the basis set out in paragraph 2 of this announcement (including, the issue of New Colfax Shares to Scheme Shareholders);

➢
amendments to Charter's articles of association to ensure that any Charter Shares issued (other than to Bidco or any subsidiaries or nominees of Colfax) between approval of the Scheme at the Court Meeting and the Scheme Record Time will be subject to the Scheme and that any Charter Shares issued after the Scheme Record Time will automatically be acquired by Bidco; and

➢	the issue of New Charter Shares to Bidco provided for in the Scheme that will result in Charter becoming an indirect, wholly-owned subsidiary of Colfax.

The Acquisition will be subject to the Conditions and further terms and conditions referred to in Appendix 1 to this announcement and to be set out in the Scheme Document.

To become effective, the Scheme requires the approval of the Charter Shareholders by the passing of a resolution at the Court Meeting.  The resolution must be approved by a majority in number representing not less than three-fourths of the voting rights of the holders of the Charter Shares (or the relevant class or classes thereof, if applicable) present and voting, either in person or by proxy, at the Court Meeting.  To become effective, the Scheme also requires the passing of a special resolution at the Charter General Meeting, requiring the approval of Charter Shareholders representing at least two thirds of the votes cast at the Charter General Meeting (either in person or by proxy).  The Charter General Meeting will be held immediately after the Court Meeting.

Following the Meetings, the Scheme must be sanctioned by the Court and the associated Capital Reduction must be confirmed by the Court. The Scheme will become effective in accordance with its terms on delivery of the Scheme Court Order, the Reduction Court Order and the minute of the Capital Reduction attached thereto to the Registrar of Companies, and, in relation to the Capital Reduction, the Reduction Court Order and attached minute being filed with and registered by the Registrar of Companies.

Upon the Scheme becoming effective, it will be binding on all Charter Shareholders, irrespective of whether or not they attended or voted at the Meetings and the consideration due under the Acquisition will be despatched by Bidco to Scheme Shareholders no later than 14 days after the Effective Date.

The Scheme will contain a provision for Bidco and Charter to jointly consent, on behalf of all persons concerned, to any modification of or addition to the Scheme or to any condition that the Court may approve or impose.  Charter has been advised that the Court would be unlikely to approve any modification of, or addition to, or impose a condition to the Scheme which might be material to the interests of Scheme Shareholders unless Scheme Shareholders were informed of such modification, addition or condition.  It would be a matter for the Court to decide, in its discretion, whether or not a further meeting of the Scheme Shareholders should be held in these circumstances.

The Scheme Document will include full details of the Scheme, together with notices of the Court Meeting and the Charter General Meeting and the expected timetable, and will specify the action to be taken by Scheme Shareholders.

The Scheme will be governed by Jersey law.  The Scheme will be subject to the applicable requirements of the City Code, the Panel, the London Stock Exchange and the UK Listing Authority.  The bases and sources of certain information contained in this announcement are set out in Appendix 2.  Certain terms used in this announcement are defined in Appendix 4.

Irrevocable Undertakings

Those members of the Board of Charter who hold beneficial interests in Charter Shares have irrevocably undertaken to vote in favour of the resolutions relating to the Acquisition at the Meetings (or, in the event that the Acquisition is implemented by way of a takeover offer, to accept the Offer) in respect of their own beneficial holdings which total 176,977 Charter Shares representing in aggregate approximately 0.1 per cent. of Charter’s issued share capital at the date of this announcement.  These irrevocable undertakings will continue to be binding even if a competing offer is made for Charter which exceeds the value of the Acquisition and even if such higher offer is recommended for acceptance by the Board of Charter.

Further details of these irrevocable undertakings are set out in Appendix 3.

Delisting and re-registration

Prior to the Scheme becoming effective, a request will be made to the London Stock Exchange to cancel trading in Charter Shares on its market for listed securities on the first Business Day following the Effective Date and the UK Listing Authority will be requested to cancel the listing of the Charter Shares from the Official List on the first Business Day following the Effective Date.

Share certificates in respect of the Charter Shares will cease to be valid and should be destroyed on the first Business Day following the Effective Date.

In addition, entitlements held within the CREST system to the Charter Shares will be cancelled on the first Business Day following the Effective Date.

As soon as practicable after the Effective Date, it is intended that Charter will be re-registered as a private limited company.

Overseas Charter Shareholders

The distribution of this announcement to, and the availability of the Acquisition to, persons who are not resident in the United Kingdom, Jersey or the United States may be affected by the laws of their relevant jurisdiction. Such persons should inform themselves of and observe any applicable legal or regulatory requirements of their jurisdiction. Further details in relation to overseas Charter Shareholders will be contained in the Scheme Document.

Scheme Shareholders in the US

The Scheme relates to the shares of a Jersey company that is a “foreign private issuer” as defined under Rule 3b-4 under the Exchange Act and will be governed by Jersey law.  A transaction effected by means of a scheme of arrangement is not subject to the tender offer rules under the Exchange Act. Accordingly, the Scheme is subject to the disclosure requirements and practices applicable in Jersey and under the Code to schemes of arrangement, which differ from the disclosure requirements of the US tender offer rules. Financial information included in this announcement has been prepared, unless specifically stated otherwise, in accordance with accounting standards applicable in Jersey and thus may not be comparable to the financial information of US companies or companies whose financial statements are prepared in accordance with generally accepted accounting principles in the US. If Bidco exercises its right to implement the Acquisition by way of a takeover offer, such offer will be made in compliance with applicable US laws and regulations.

The securities of Colfax referred to in this announcement have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

The issuance of New Colfax shares pursuant to the Scheme will not be registered under the Securities Act, and will be issued pursuant to the exemption provided by Section 3(a)(10) under the Securities Act.  In the event that Colfax determines to conduct the Acquisition pursuant to a takeover offer or otherwise in a manner that is not exempt from the registration requirements of the Act, it will file a registration statement with the SEC that will contain a prospectus.  In this event, Charter Shareholders are urged to read these documents and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information, and such documents will be available free of charge at the SEC's website at www.sec.gov.

Neither the US Securities and Exchange Commission, nor any US state securities commission, has approved or disapproved of the Loan Notes or the New Colfax Shares to be issued in connection with the Acquisition, or determined if this announcement is accurate or complete.  Any representation to the contrary is a criminal offence in the US.

Rule 2.10 disclosure

In accordance with Rule 2.10 of the City Code, Colfax confirms that as at the close of business on 9 September 2011, being the last Business Day before this announcement, it had 43,590,915 shares of Colfax's common stock in issue and admitted to trading on the New York Stock Exchange under the ISIN US1940141062.

General

Colfax reserves the right to elect to implement the Acquisition by way of an Offer for the entire issued and to be issued share capital of Charter not already held by Bidco or any subsidiary or nominees of Colfax as an alternative to the Scheme.  In such an event, an Offer will be implemented on the same terms (subject to appropriate amendments), so far as applicable, as those which would apply to the Scheme but with an acceptance condition which will be set at 75 per cent. (or such lower percentage as Colfax may decide or the Panel may require) as referred to in Part A of Appendix 1 to this announcement.  Colfax has agreed that any such Offer would remain open for acceptance for at least 60 days after the Offer Document is published.

If the Acquisition is effected by way of an Offer and such Offer becomes or is declared unconditional in all respects and acceptances of more than 75 per cent. of the voting rights attaching to Charter Shares are received Bidco intends to: (i) request the London Stock Exchange and the UK Listing Authority to cancel trading in Charter Shares on the London Stock Exchange’s main market for listed securities and the listing of the Charter Shares from the Official List; and (ii) exercise its rights, to the extent applicable, to apply the provisions of Articles 116 to 118 and Article 121 of the Companies (Jersey) Law 1991 to acquire compulsorily the remaining Charter Shares in respect of which the Offer has not been accepted.

The Acquisition will be subject to the Conditions and other terms set out in this announcement and to the full terms and conditions which will be set out in the Scheme Document.  Appendix 2 contains bases and sources of certain information contained in this announcement.  Details of irrevocable undertakings received by Bidco are set out in Appendix 3.  Certain terms used in this announcement are defined in Appendix 4.

A copy of this announcement will be available, subject to certain restrictions relating to persons resident in Restricted Jurisdictions at Charter’s website at www.charter.ie and at Colfax’s website at  www.colfaxcorp.com/.  Neither the contents of Charter’s website, the contents of Colfax's website, nor the content of any other website accessible from hyperlinks on either Charter's or Colfax's website, is incorporated into or forms part of this announcement.

Enquiries:

Colfax and BidCo Scott Brannan, Colfax (SVP and Chief Financial Officer)	+1 (301) 323 9000
Citigate Dewe Rogerson (Public relations adviser to Colfax and Bidco) Patrick Donovan Ginny Pulbrook	+44 (0)20 7282 2945 +44 (0)20 7282 2915

Deutsche Bank (Financial adviser and corporate broker to Colfax and Bidco) Richard Sheppard James Cass Charles Wilkinson (corporate broking)	+44(0) 20 7545 8000
Charter Gareth Rhys Williams, Chief Executive Aidan Wallis, Corporate Development Director	+44 (0)20 3206 0843
Brunswick Group LLP (Public relations adviser to Charter) Jonathan Glass Nina Coad	+44 (0)20 7404 5959
Goldman Sachs International (Financial adviser to Charter) Dominic Lee Philip Shelley Adrian Beidas	+44 (0)20 7774 1000
J.P. Morgan Cazenove (Financial adviser and corporate broker to Charter) Edmund Byers Robert Constant Dwayne Lysaght	+44 (0)20 7588 2828
RBS Corporate Finance Limited (Financial adviser and corporate broker to Charter) John MacGowan Simon Hardy David Smith	+44 (0)20 7678 8000

This announcement is not intended to and does not constitute or form part of any offer to sell or subscribe for or any invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the Acquisition or otherwise.  The Acquisition will be made solely pursuant to the terms of the Scheme Document (or, if applicable, the Offer Document), which will contain the full terms and conditions of the Acquisition or to elect to sell shares in connection with the acquisition, as the case may be), including details of how to vote in respect of the Acquisition.  Any decision in respect of, or other response to, the Acquisition should be made only on the basis of the information contained in the Scheme Document.

The release, publication or distribution of this announcement in jurisdictions other than the United Kingdom, Jersey and the United States may be restricted by law and therefore any persons who are subject to the laws of any jurisdiction other than the United Kingdom, Jersey or the United States should inform themselves about, and observe any applicable requirements.  In particular, the ability of persons who are not resident in the United Kingdom, Jersey or the United States to vote their Charter Shares with respect to the Scheme at the Meetings, or to execute and deliver forms of proxy appointing another to vote at the Meetings on their behalf, may be affected by the laws of the relevant jurisdictions in which they are located.  This announcement has been prepared for the purpose of complying with Jersey law and the City Code and the information disclosed may not be the same as that which would have been disclosed if this announcement had been prepared in accordance with the laws of jurisdictions outside the United Kingdom or Jersey.

Copies of this announcement and any formal documentation relating to the Acquisition are not being, and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in or into or from any Restricted Jurisdiction and persons receiving such documents (including custodians, nominees and trustees) must not mail or otherwise forward, distribute or send it in or into or from any Restricted Jurisdiction.  If the Acquisition is implemented by way of an Offer (unless otherwise permitted by applicable law and regulation), the Offer may not be made directly or indirectly, in or into, or by the use of mails or any means or instrumentality (including, but not limited to, facsimile, e-mail or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or of any facility of a national, state or other securities exchange of any Restricted Jurisdiction and the Offer may not be capable of acceptance by any such use, means, instrumentality or facilities.

Notice to US investors in Charter:  The Acquisition relates to the shares of a Jersey company that is a “foreign private issuer” (as defined under Rule 3b-4 under the US Exchange Act) and is being made by means of a scheme of arrangement provided for under Jersey company law.  A transaction effected by means of a scheme of arrangement is not subject to the tender offer rules or the proxy solicitation rules under the US Exchange Act.  Accordingly, the Acquisition is subject to the disclosure requirements and practices applicable in Jersey to schemes of arrangement which differ from the disclosure requirements of United States tender offer and proxy solicitation rules.  Financial information included in this announcement and the Scheme Document has been or will have been prepared in accordance with accounting standards applicable in the United Kingdom that may not be comparable to financial information of US companies or companies whose financial statements are prepared in accordance with generally accepted accounting principles in the United States.  If, in the future, Bidco exercises the right to implement the Acquisition by way of a takeover offer and determines to extend the offer into the United States, the Acquisition will be made in compliance with applicable United States laws and regulations.

The securities of Colfax referred to in this announcement have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

The issuance of New Colfax Shares pursuant to the Scheme will not be registered under the Securities Act, and will be issued pursuant to the exemption provided by Section 3(a)(10) under the Act.  In the event that Colfax determines to conduct the Acquisition pursuant to a takeover offer or otherwise in a manner that is not exempt from the registration requirements of the Securities Act, it will file a registration statement with the SEC that will contain a prospectus.  In this event, Charter Shareholders are urged to read these documents and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information, and such documents will be available free of charge at the SEC's website at www.sec.gov.

Neither the US Securities and Exchange Commission, nor any US state securities commission, has approved or disapproved of the Loan Notes or the New Colfax Shares to be issued in connection with the Acquisition, or determined if this announcement is accurate or complete.  Any representation to the contrary is a criminal offence in the US.

It may be difficult for US holders of Charter Shares to enforce their rights and any claim arising out of the US federal laws, since Bidco and Charter are located in a non-US jurisdiction, and some or all of their officers and directors may be residents of a non-US jurisdiction.  US holders of Charter Shares may not be able to sue a non-US company or its officers or directors or enforce a judgment rendered by a US court in a non-US court for violations of the US securities laws.  Further, it may be difficult to compel a non-US company and its affiliates to subject themselves to a US court’s judgment.

Deutsche Bank AG is authorised under German Banking Law (competent authority: BaFin - Federal Financial Supervisory Authority) and authorised and subject to limited regulation by the Financial Services Authority.  Details about the extent of Deutsche Bank AG's authorisation and regulation by the Financial Services Authority are available on request.  Deutsche Bank AG is acting as financial adviser to Colfax and Bidco and no one else in connection with the contents of this announcement and will not be responsible to any person other than Colfax and Bidco for providing the protections afforded to clients of Deutsche Bank AG, nor for providing advice in relation to any matters referred to in this announcement.

Goldman Sachs International, which is authorised and regulated in the United Kingdom by the Financial Services Authority, is acting exclusively for Charter and for no-one else in connection with the matters set out in this announcement and will not be responsible to any person other than Charter for providing the protections afforded to clients of Goldman Sachs International, nor for providing advice in relation to the matters set out in this announcement.

J.P. Morgan Limited, which conducts its UK investment banking business as J.P. Morgan Cazenove and is authorised and regulated in the United Kingdom by the Financial Services Authority, is acting exclusively as financial adviser  and corporate broker to Charter and for no one else in connection with the matters set out in this announcement and will not be responsible to anyone other than Charter for providing the protections afforded to its clients nor for providing advice in relation to the matters set out in this announcement.

RBS Corporate Finance Limited, which is authorised and regulated in the United Kingdom by the Financial Services Authority, is acting as financial adviser and corporate broker to Charter and no one else in connection with the matters set out in this announcement and will not be responsible to anyone other than Charter for providing the protections afforded to its clients nor for providing advice in relation to the matters set out in this announcement.

Cautionary Note Regarding Forward-Looking Statements

This document contains certain statements about Colfax and Charter that are or may be “forward-looking statements” — that is, statements related to future, not past, events, including forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations of the management of Colfax and Charter (as the case may be) and are subject to uncertainty and changes in circumstances, and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements.

The forward-looking statements contained in this press release may include statements about the expected effects on Charter and Colfax of the Acquisition, the expected timing and scope of the Acquisition, strategic options and all other statements in this document other than historical facts. Without limitation, any statements preceded or followed by or that include the words “targets”, “plans”, “believes”, “expects”, “aims”, “intends”, “will”, “may”, “anticipates”, “estimates”, “projects”, “seeks”, “sees”, “should,” “would,” “expect,” “positioned,” “strategy,” or words or terms of similar substance or the negative thereof, are forward-looking statements. Forward-looking statements include statements relating to the following: (i) future capital expenditures, expenses, revenues, earnings, synergies, economic performance, indebtedness, financial condition, losses and future prospects; (ii) business and management strategies and the expansion and growth of Colfax's or Charter’s operations and potential synergies resulting from the Acquisition; (iii) the effects of government regulation on Colfax’s or Charter’s business, and (iv) Colfax’s plans, objectives, expectations and intentions generally.

There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements, including the satisfaction of the conditions to the Acquisition and other risks related to the Acquisition and actions related thereto. Additional particular uncertainties that could cause Colfax’s actual results to be materially different than those expressed in its forward-looking statements include: risks associated with Colfax’s international operations; significant movements in foreign currency exchange rates; changes in the general economy, as well as the cyclical nature of Colfax’s markets; Colfax’s ability to accurately estimate the cost of or realize savings from Colfax’s restructuring programs; availability and cost of raw materials, parts and components used in Colfax products; the competitive environment in Colfax’s industry; Colfax’s ability to identify, finance, acquire and successfully integrate attractive acquisition targets, including Charter should the Acquisition be successful; Colfax’s ability to complete the Acquisition as planned and achieve expected synergies in connection with the Acquisition, and risks relating to any unforeseen liabilities of Charter; Colfax’s ability to achieve or maintain credit ratings (in light of the Acquisition and financing of the Acquisition or otherwise) and the impact on its funding costs and competitive position if Colfax does not do so; and others risks and factors as disclosed in Colfax’s Annual Report on Form 10-K under the caption "Risk Factors".  Other unknown or unpredictable factors could also cause actual results to differ materially from those in any forward-looking statement.

Due to such uncertainties and risks, readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. None of Colfax or Charter undertakes any obligation to update publicly or revise forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent legally required.

Dealing and Opening Position Disclosure Requirements

Under Rule 8.3(a) of the City Code, any person who is interested in one per cent. or more of any class of relevant securities of an offeree company or of any paper offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the announcement in which any paper offeror is first identified.

An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any paper offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 pm (London time) on the 10th business day following the commencement of the offer period and, if appropriate, by no later than 3.30 pm (London time) on the 10th business day following the announcement in which any paper offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a paper offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure. Under Rule 8.3(b) of the City Code, any person who is, or becomes, interested in 1 per cent. or more of any class of relevant securities of the offeree company or of any paper offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any paper offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any paper offeror, save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 pm (London time) on the business day following the date of the relevant dealing. If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a paper offeror, they will be deemed to be a single person for the purpose of Rule 8.3.

Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4). Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Takeover Panel’s website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. If you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure, you should contact the Panel’s Market Surveillance Unit on +44 (0)20 7638 0129.

APPENDIX 1
CONDITIONS AND CERTAIN FURTHER TERMS OF THE SCHEME AND THE
ACQUISITION

Part A:	Conditions of the Scheme

The Acquisition will be conditional upon the Scheme becoming unconditional and becoming effective by no later than the Long Stop Date, or such later date (if any) as Bidco and Charter may (with the consent of the Panel) agree and, if required, the Court may allow.

(A)	the Scheme will be conditional upon:

(i)
its approval by a majority in number representing not less than three-fourths of the voting rights of the holders of Charter Shares (or the relevant class or classes thereof, if applicable) present and voting, either in person or by proxy, at the Court Meeting and at any separate class meeting which may be required by the Court or at any adjournment of any such meeting;

(ii)	all resolutions necessary to approve and implement the Scheme being duly passed by the requisite majority or majorities at the Charter General Meeting or at any adjournment of that meeting; and

(iii)	the sanction of the Scheme with or without modification (but subject to any such modification being acceptable to Bidco and Charter) and the confirmation of the Capital Reduction by the Court and:

(a)	the delivery of the Scheme Court Order to the Registrar of Companies; and

(b)	the registration of the Reduction Court Order and minute of the Capital Reduction being filed with and registered by the Registrar of Companies.

In addition, Bidco and Charter have agreed that the Acquisition will be conditional upon the following conditions and, accordingly, the necessary actions to make the Scheme effective will not be taken unless the following conditions (as amended if appropriate) have been satisfied (and continue to be satisfied pending the commencement of the Court Hearing) or, where relevant, waived prior to the Scheme being sanctioned by the Court:

(B)	the approval of the shareholders of Colfax of the Equity Capital Raising by the requisite simple majority at a duly convened meeting of Colfax's shareholders;

(C)
insofar as the Acquisition constitutes, or is deemed to constitute, a concentration with anEuropean Union dimension within the scope of Council Regulation (EC) 139/2004 (as amended) (the “Regulation”) or the European Commission otherwise accepts jurisdiction to examine the Acquisition under the Regulation:

(i)
the European Commission indicating that it does not intend to initiate proceedings under Article 6(1)(c) of the Regulation in respect of the proposed acquisition of Charter by Bidco or any aspect of such acquisition or its financing (or being deemed to have done so under Article 10(6) of the Regulation); and

(ii)
in the event that any request or requests under Article 9(2) of the Regulation have been made by any European Union or EFTA states, the European Commission indicating that it does not intend to refer the proposed acquisition of Charter by Bidco or any aspect of such acquisition or its financing, to any competent authority of a European Union or EFTA state in accordance with Article 9(3) of the Regulation; and

(iii)
no indication having been made that a European Union or EFTA state may take appropriate measures to protect legitimate interests pursuant to Article 21(4) of the Regulation in relation to the proposed acquisition of Charter by Bidco or any aspect of such acquisition or its financing;

(D)
all necessary filings having been made under the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976 (as amended) and the regulations promulgated thereunder, and the waiting period thereunder having expired, lapsed or been terminated as appropriate in each case in respect of the Acquisition or any aspect of the Acquisition or its financing (including, for the avoidance of doubt, the Equity Capital Raising),  the acquisition or proposed acquisition of any shares or other securities in, or control of, Charter or any other member of the Wider Charter Group by any member of the Wider Colfax Group;

(E)
all necessary notifications, filings and applications having been made, all regulatory and statutory obligations in any relevant jurisdiction having been complied with, all appropriate waiting and other time periods (including any extensions of such waiting and other time periods) under any applicable legislation or regulations of any relevant jurisdiction  having expired, lapsed or been terminated in each case in respect of the Acquisition or any aspect of the Acquisition or its financing (including, for the avoidance of doubt, the Equity Capital Raising),  the acquisition or proposed acquisition of any shares or other securities in, or control of, Charter or any other member of the Wider Charter Group by any member of the Wider Colfax Group or the carrying on by any member of the Wider Charter Group of its business;

(F)
except as Publicly Announced or disclosed in Disclosed Information, there being no provision of any agreement, arrangement, licence, permit or other instrument to which any member of the Wider Charter Group is a party or by or to which any such member or any of its assets may be bound, entitled or subject, which in each case as a consequence of the Acquisition, the acquisition or proposed acquisition of any shares or other securities in Charter or because of a change in the control or management of Charter, would or might reasonably be expected to result in (to an extent or in a manner which is material and adverse in the context of the Acquisition or would have a material and adverse effect on the Wider Charter Group as a whole):

(i)
any such agreement, arrangement, licence, permit or instrument or the rights, liabilities, obligations or interests or business of any member of the Wider Charter Group thereunder, or interests or business of any such member in or with any other person, firm, company or body (or any arrangements to which any such member is a party relating to any such interests or business), being or becoming capable of being terminated or modified or adversely affected or any obligation or liability arising or any action being taken or arising thereunder;

(ii)
any assets owned or used by any member of the Wider Charter Group, or any interest in such asset, being or falling to be disposed of or charged or ceasing to be available to any member of the Wider Charter Group or any right arising under which any such asset or interest could be required to be disposed of or charged or cease to be available to any member of the Wider Charter Group;

(iii)
the creation or enforcement of any mortgage, charge or other security interest over the whole or any part of the business, property, assets or interest of any member of the Wider Charter Group or any such mortgage, charge or other security (whenever created, arising or having arisen) becoming enforceable or being capable of being enforced;

(iv)
the rights, liabilities, obligations or interests of any member of the Wider Charter Group in, or the business of any such member with, any person, firm or body (or any arrangement or arrangements relating to any such interest or business) being terminated, adversely modified or adversely affected;

(v)	the value of any member of the Wider Charter Group or its financial or trading position or prospects being prejudiced or adversely affected;

(vi)	any member of the Wider Charter Group ceasing to be able to carry on business under any name under which it presently does so;

(vii)	the creation of any liability, actual or contingent, by any member of the Wider Charter Group;

(viii)	any liability of any member of the Wider Charter Group to make any severance, termination, bonus or other payment to any of its directors or senior executives; or

(ix)
any moneys borrowed by or any other indebtedness (actual or contingent) of, or grant available to any member of the Wider Charter Group, being or becoming capable of being declared repayable immediately or earlier than the repayment date stated in such agreement, instrument or other arrangement or the ability of such member of the Wider Charter Group to borrow moneys or incur any indebtedness being withdrawn or inhibited or being capable of becoming or being withdrawn or inhibited;

and no event having occurred which, under any provision of any agreement, arrangement, licence, permit or other instrument to which any member of the Wider Charter Group is a party or by or to which any such member or any of its assets may be bound, entitled or subject, could reasonably be expected to result in any of the events or circumstances as are referred to in sub-paragraphs (i) to (ix) of this condition;

(G)
no government or governmental, quasi-governmental, supranational, statutory, regulatory, environmental or investigative body, central bank, court, trade agency, association, institution or any other body or person whatsoever in any jurisdiction (each a “Third Party”) having decided to take, institute, implement or threaten any action, proceeding, suit, investigation, enquiry or reference, or enacted, made or proposed any statute, regulation, decision or order, or having taken any other steps, and there not continuing to be outstanding any statute, regulation or order of any Third Party, in each case which would or might reasonably be expected to (to an extent or in a manner which is material and adverse in the context of the Acquisition):

(i)
require, prevent or delay the divestiture, or materially alter the terms envisaged for any proposed divestiture by any member of the Wider Colfax Group or any member of the Wider Charter Group of all or any portion of their respective businesses, assets or property or impose any limitation on the ability of any of them to conduct their respective businesses (or any of them) or to own any of their respective assets or properties or any part thereof;

(ii)	require, prevent or delay the divestiture by any member of the Wider Colfax Group of any shares or other securities in Charter;

(iii)
impose any limitation on, or result in a delay in, the ability of any member of the Wider Colfax Group directly or indirectly to acquire or to hold or to exercise effectively any rights of ownership in respect of shares or loans or securities convertible into shares or any other securities (or the equivalent) in any member of the Wider Charter Group or the Wider Colfax Group or to exercise management control over any such member;

(iv)
otherwise materially adversely affect any or all of the business, assets, liabilities, financial or trading position, profits, operational performance or prospects of any member of the Wider Colfax Group or of any member of the Wider Charter Group;

(v)
make the Acquisition or its implementation or the acquisition or proposed acquisition by Bidco or any member of the Wider Colfax Group of any shares or other securities in, or control or management of Charter void, illegal, and/or unenforceable under the laws of any jurisdiction, or otherwise, directly or indirectly, restrain, restrict, prohibit, delay or otherwise interfere with the same, or impose additional material adverse conditions or obligations with respect thereto, or otherwise challenge or interfere therewith;

(vi)
require any member of the Wider Colfax Group or the Wider Charter Group to offer to acquire any shares or other securities (or the equivalent) or interest in any member of the Wider Charter Group or the Wider Colfax Group owned by any third party;

(vii)	impose any limitation on the ability of any member of the Wider Charter Group to co-ordinate its business, or any part of it, with the businesses of any other members; or

(viii)	result in any member of the Wider Charter Group ceasing to be able to carry on business under any name under which it presently does so,

and all applicable waiting and other time periods during which any such Third Party could institute, implement or threaten any action, proceeding, suit, investigation, enquiry or reference or any other step under the laws of any jurisdiction in respect of the Acquisition or the acquisition or proposed acquisition of any Charter Shares having expired, lapsed or been terminated;

(H)
all notifications, notices, filings or applications in connection with the Acquisition or any aspect of the Acquisition or its financing,  that are necessary having been made and all authorisations, orders, grants, consents, clearances, licences, confirmations, permissions and approvals which are necessary (“Authorisations”), in any jurisdiction, for and in respect of the Acquisition or any aspect of the Acquisition or its financing,  or the acquisition or proposed acquisition by any member of the Wider Colfax Group of any shares or other securities in, or control of, Charter by any member of the Wider Colfax Group having been obtained in terms and in a form reasonably satisfactory to Bidco from all appropriate Third Parties and persons or bodies with whom any member of the Wider Charter Group has entered into contractual arrangements, and all such Authorisations together with all authorisations, orders, grants, consents, clearances, licences, confirmations, permissions and approvals ("Business Authorisations") necessary or appropriate for any member the Wider Colfax Group to carry on its business remaining in full force and effect (where the absence of such Authorisations or Business Authorisations would be material and adverse in the context of the Acquisition) and all filings necessary for such purpose have been made and there being no notice or intimation of any intention to revoke or not to renew any of the same at the time at which the Acquisition becomes otherwise unconditional and all necessary statutory or regulatory obligations in any jurisdiction having been complied with;

(I)
since 31 December 2010 and except as Publicly Announced or fairly disclosed in Disclosed Information, no member of the Wider Charter Group having (to an extent or in a manner which is material in the context of the Acquisition or would have a material and adverse effect on the Wider Charter Group, taken as a whole):

(i)
save as between Charter and wholly-owned subsidiaries of Charter or for Charter Shares issued pursuant to the award of Charter Shares under the Charter Executive Share Schemes, issued, agreed to issue, authorised or proposed the issue of additional shares of any class;

(ii)
save as between Charter and wholly-owned subsidiaries of Charter or for the award of Charter Shares under the Charter Executive Share Schemes, issued or agreed to issue, authorised or proposed the issue of securities convertible into shares of any class or rights, warrants or options to subscribe for, or acquire, any such shares or convertible securities;

(iii)
other than to another member of the Charter Group, recommended, declared, paid or made or proposed to recommend, declare, pay or make any bonus, dividend or other distribution whether payable in cash or otherwise;

(iv)
save for intra-Charter Group transactions, merged or demerged with any body corporate or acquired or disposed of or transferred, mortgaged or charged or created any security interest over any assets or any right, title or interest in any asset (including shares and trade investments) or authorised or proposed or announced any intention to propose any merger, demerger, acquisition or disposal, transfer, mortgage, charge or security interest, in each case, other than in the ordinary course of business;

(v)	save for intra-Charter Group transactions, made or authorised or proposed or announced an intention to propose any change in its loan capital;

(vi)
issued, authorised or proposed the issue of any debentures or, save for intra-Charter Group transactions and save in the ordinary course of business, incurred or increased any indebtedness or become subject to any contingent liability;

(vii)
purchased, redeemed or repaid or announced any proposal to purchase, redeem or repay any of its own shares or other securities or reduced or, save in respect to the matters mentioned in sub-paragraphs (i) or (ii) above, made any other change to any part of its share capital;

(viii)
implemented, or authorised, proposed or announced its intention to implement, any reconstruction, amalgamation, scheme, commitment or other transaction or arrangement otherwise than in the ordinary course of business or in respect of the Acquisition;

(ix)
entered into or varied or authorised, proposed or announced its intention to enter into or vary any contract, transaction, arrangement or commitment (whether in respect of capital expenditure or otherwise) which is of a long term, onerous or unusual nature or magnitude or which is or could be materially restrictive on the businesses of any member of the Wider Charter Group or the Wider Colfax Group or which involves or could involve an obligation of such a nature or magnitude or which is other than in the ordinary course of business and which is material in the context of the Wider Charter Group taken as a whole;

(x)
(other than in respect of a member which is dormant and was solvent at the relevant time) taken any corporate action or had any legal proceedings started or threatened against it or order made (in each case not discharged within 21 days or not being contested in good faith) for its winding-up, dissolution or reorganisation or for the appointment of a receiver, administrative receiver, administrator, trustee or similar officer of all or any of its assets or revenues or any analogous proceedings in any jurisdiction or had any such person appointed;

(xi)
been unable to pay its debts as they fall due or having stopped or suspended (or threatened to stop or suspend) payment of its debts generally or ceased or threatened to cease carrying on all or a substantial part of its business;

(xii)
entered into any contract, transaction or arrangement which would be materially restrictive on the business of any member of the Wider Charter Group or the Wider Colfax Group other than to a nature and extent which is normal in the context of the business concerned;

(xiii)	waived or compromised any material claim otherwise than in the ordinary course of business;

(xiv)
entered into any material contract, commitment, arrangement or agreement otherwise than in the ordinary course of business or passed any resolution or made any offer (which remains open for acceptance) with respect to or announced any intention to, or to propose to, effect any of the transactions, matters or events referred to in this condition;

(xv)	in respect of the Charter Group, made any alteration to its memorandum or articles of association (in each case, other than an alteration in connection with the Scheme);

(xvi)
proposed, agreed to provide or modified the terms of any employee share scheme, incentive scheme or other benefit relating to the employment or termination of employment of any person employed by the Wider Charter Group or entered into or changed the terms of any contract with any director or senior executive, and, for the purposes of paragraphs (iii), (iv) and (v) of this condition, the term “Charter Group” shall mean Charter and its wholly-owned subsidiaries;

(J)
except as disclosed in the accounts for the period then ended, Publicly Announced or fairly disclosed in Disclosed Information, or where not material in the context of the Wider Charter Group taken as a whole, since 31 December 2010:

(i)
no material adverse change or deterioration having occurred (or circumstances having arisen which would or might be expected to result in any adverse change or deterioration) in the business, assets, liabilities, financial or trading position or profits, operational performance, prospects of any member of the Wider Charter Group;

(ii)
no litigation, arbitration proceedings, prosecution or other legal proceedings to which any member of the Wider Charter Group is or may become a party (whether as a plaintiff, defendant or otherwise) and no investigation by any Third Party against or in respect of any member of the Wider Charter Group having been instituted announced or threatened by or against or remaining outstanding in respect of any member of the Wider Charter Group;

(iii)	no contingent or other material liability in respect of any member of the Wider Charter Group having arisen (or increased) or become apparent to Bidco; and

(iv)
no steps having been taken which are likely to result in the withdrawal, cancellation, termination or modification of any licence held by any member of the Wider Charter Group which is necessary for the proper carrying on of its business, in each case, to an extent or in a manner which is material in the context of the Acquisition and would have a material and adverse effect on the Wider Charter Group, taken as a whole;

(K)	except as Publicly Announced or fairly disclosed in Disclosed Information, Bidco not having discovered:

(i)
that any financial, business or other information concerning the Wider Charter Group as contained in the information publicly disclosed at any time by or on behalf of any member of the Wider Charter Group, is misleading or contains any misrepresentation of fact or omits to state a fact necessary to make that information not misleading;

(ii)
that any member of the Wider Charter Group, partnership, company or other entity in which any member of the Wider Charter Group has a significant economic interest and which is not a subsidiary undertaking of Charter is subject to any liability (contingent or otherwise) which is not disclosed in the annual report and accounts of Charter for the year ended 31 December 2010; or

(iii)	any information which affects the import of any information disclosed in writing at any time by or on behalf of any member of the Wider Charter Group,

in each case, to an extent or in a manner which is material in the context of the Acquisition and would have a material and adverse effect on the Wider Charter Group, taken as a whole; and

(L)	except as Publicly Announced or fairly disclosed in Disclosed Information, Bidco not having discovered that:

(i)
any past or present member of the Wider Charter Group has failed to comply with any and/or all applicable legislation or regulation, of any jurisdiction with regard to the disposal, spillage, release, discharge, leak or emission of any waste or hazardous substance or any substance likely to impair the environment or harm human health or animal health or otherwise relating to environmental matters, or that there has otherwise been any such disposal, spillage, release, discharge, leak or emission (whether or not the same constituted a non-compliance by any person with any such legislation or regulations, and wherever the same may have taken place) any of which disposal, spillage, release, discharge, leak or emission would be likely to give rise to any liability (actual or contingent) on the part of any member of the Wider Charter Group;

(ii)
there is, or is likely to be, for that or any other reason whatsoever, any liability (actual or contingent) of any past or present member of the Wider Charter Group to make good, repair, reinstate or clean up any property or any controlled waters now or previously owned, occupied, operated or made use of or controlled by any such past or present member of the Wider Charter Group, under any environmental legislation, regulation, notice, circular or order of any Third Party in any jurisdiction;

(iii)
any past or present member of the Wider Charter Group has not complied with the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions and any laws implementing the same, the UK Bribery Act 2010 and the U.S. Foreign Corrupt Practices Act of 1977; or

(iv)	there is, or is likely to be expected to be, or there has been, any:

(a)	claim brought against any member of the Wider Charter Group by a person or class of persons in respect of;

(b)	circumstances that exist whereby a person or class of persons would be likely to have a claim; or

(c)	liability (actual or contingent) of any member of the Wider Charter Group as a result of or relating to,

any material, chemical, product or process of manufacture or materials now or previously held, used, sold, manufactured, carried out or under development or research by any past or present member of the Wider Charter Group, in each case, other than under paragraphs (i) and (ii), which is material in the context of the Wider Charter Group, taken as a whole.

For the purposes of these conditions the “Wider Charter Group” means Charter and its subsidiary undertakings, associated undertakings and any other undertaking in which Charter and/or such undertakings (aggregating their interests) have a significant interest and the “Wider Colfax Group” means Colfax and its subsidiary undertakings, associated undertakings and any other undertaking in which Colfax and/or such undertakings (aggregating their interests) have a significant interest and for these purposes “subsidiary undertaking” and “undertaking” have the meanings given by the Companies Act 2006, “associated undertaking” has the meaning given by paragraph 19 of Schedule 6 to the Large and Medium-sized Companies and Groups (Accounts and Reports) Regulations 2008 other than paragraph 19(1)(b) of Schedule 6 to those Regulations which shall be excluded for this purpose, and “significant interest” means a direct or indirect interest in ten per cent. or more of the equity share capital (as defined in the Companies Act 2006).

Bidco reserves the right to waive, in whole or in part, all or any of conditions (A) to (L) above, except for conditions (A), (B) and (D).

If Colfax or Bidco is required by the Panel to make an offer for Charter Shares under the provisions of Rule 9 of the City Code, Colfax or Bidco may make such alterations to any of the above conditions as are necessary to comply with the provisions of that Rule.

Conditions (A) to (L) (inclusive, but excluding Condition A(iii)) must be fulfilled, or be determined by Bidco to be or remain satisfied or (if capable of waiver) be waived prior to the commencement of the Court Hearing, failing which the Acquisition will lapse and the Scheme will not proceed.  Bidco shall be under no obligation to waive (if capable of waiver), to determine to be or remain satisfied or treat as fulfilled any of the Conditions (A) to (L) (inclusive) at any time prior to the Long Stop Date, notwithstanding that the other Conditions (or any of them) may at an earlier date have been waived (if capable of waiver), satisfied or fulfilled and that there are, at such earlier date, no circumstances indicating that any such Condition may not be capable of satisfaction or fulfilment.

The Acquisition will lapse and the Scheme will not proceed if, prior to the date of the Court Meeting, the Acquisition, or any matter arising from the Acquisition, is referred to a serious doubts investigation under Article 6(1)(C) of Council Regulation (EC) 139/2004 or if the Acquisition, or any matter arising from the Acquisition, is referred to the Competition Commission in the United Kingdom.

Bidco reserves the right to elect (with the consent of the Panel) to implement the Acquisition by way of a takeover offer (as defined in Article 116 of the Companies (Jersey) Law 1991) as it may determine in its absolute discretion.  In such event, such offer will be implemented on the same terms, so far as applicable, as those which would apply to the Scheme, subject to appropriate amendments to reflect the change in method of effecting the Acquisition, but with an acceptance condition which will be set by reference to shares carrying 75 per cent. (or such lower percentage as Colfax may decide or the Panel may require) of the voting rights in Charter. Colfax has agreed that any such Offer would remain open for acceptance for at least 60 days after the Offer Document is published.

The availability of the Acquisition to persons not resident in the United Kingdom or Jersey may be affected by the laws of the relevant jurisdictions.  Persons who are not resident in the United Kingdom or Jersey should inform themselves about and observe any applicable requirements.

The Scheme will be governed by Jersey law and be subject to the jurisdiction of the Jersey courts, to the conditions set out above and in the formal Scheme Document and related Forms of Proxy and Loan Note Form of Election.  The Scheme will comply with the applicable rules and regulations of the FSA and the London Stock Exchange and the City Code.

Part B:	Certain further terms of the Acquisition

Charter Shares which will be acquired under the Acquisition will be acquired fully paid and free from all liens, equities, charges, encumbrances, options, rights of pre-emption and any other third party rights and interests of any nature and together with all rights now or hereafter attaching or accruing to them, including voting rights and the right to receive and retain in full all dividends and other distributions (if any) declared, made or paid on or after the date of this announcement.

APPENDIX 2
SOURCES OF INFORMATION AND BASES OF CALCULATION

In this announcement:

1.	Unless otherwise stated:

•
financial information relating to the Colfax Group has been extracted or derived (without any adjustment) from the audited consolidated financial accounts for Colfax for the year ended 31 December 2010 in Colfax’s annual report on form 10-K filed with the SEC on 25 February 2011; and

•
financial information relating to the Charter Group has been extracted or derived (without any adjustment) from the audited annual report and accounts for Charter for the year ended 31 December 2010 and Charter’s announcement dated 26 July 2011 of its interim results (which are unaudited).

2.	The value of the Acquisition is calculated:

•	by reference of the price of US$23.04 per Colfax Share, being the closing price on 9 September 2011, the last Business Day prior to this announcement; and

•	on the basis of the fully diluted number of Charter Shares in issue referred to in paragraph 4 below.

3.
As at the close of business on 9 September 2011, being the last Business Day prior to the date of this announcement, Charter had in issue 167,087,473 Charter Shares.  The International Securities Identification Number for Charter Shares is JE00B3CX4509.

4.	The fully diluted share capital of Charter (being 167,868,402 Charter Shares) is calculated on the basis of:

•	the number of issued Charter Shares referred to in paragraph 3 above; and

•
the maximum number of Charter Shares which could be issued on or after the date of this announcement on the vesting of awards under the Charter International plc Long Term Incentive Plan, amounting in aggregate to 780,929 Charter Shares.

5.	Unless otherwise stated, all prices and closing prices for Charter Shares are closing middle market quotations derived from the London Stock Exchange Daily Official List ("SEDOL").

6.	The premia implied by the Offer Consideration have been calculated with reference to prices of:

•	615 pence per Charter Share on 28 June 2011, being the last Business Day before Charter announced it had received a preliminary approach from Melrose regarding a possible offer;

•	Melrose's initial offer of 780 pence per Charter Share made by Melrose on 28 June 2011; and 804 pence per Charter Share on 9 September 2011, being the last Business Day before this announcement.

•	804 pence per Charter Share on 9 September 2011, being the last Business Day before this announcement.

7.	Values for the FTSE 350 Industrial Engineering Index and FTSE 250 Share Index are derived from data provided by Datastream.

9.	The £ : US$ exchange rate used in this announcement is the Bloomberg rate as at 4 p.m. New York time on 9 September 2011 (the last Business Day prior to the date of this announcement), being 1.5881.

APPENDIX 3
DETAILS OF IRREVOCABLE UNDERTAKINGS2

Name of Charter Director	Number of Charter Shares	Approximate % of Charter issued share capital
John Biles	8,461	0.0051
James Deeley	12,441	0.0074
Robert Careless	56,797	0.034
Lars Emilson	10,000	0.006
John Neill	87,278	0.052
Andrew Osborne	1,000	0.0006
Grey Denham	1,000	0.0006

These irrevocable undertakings cease to be binding only in the event that (a) the Scheme Document is not published within 28 days of this announcement (unless due to the default of Charter); (b) the Offer Document (should the Acquisition be implemented by way of  the Offer) is not posted to Charter Shareholders within the permitted period in the City Code or as otherwise agreed with the Panel; (c) the Panel agrees or requires that Bidco may not make the Acquisition; (d) the Acquisition fails, closes, lapses or is withdrawn; or (e) the Scheme has not become effective by the Long Stop Date.

2 The undertakings and the numbers referred to in this table refer only to those shares which the relevant director is beneficially entitled to and any share such director is otherwise able to control the exercise of in terms of the rights attaching to such share, including the ability to procure the transfer of such share.  These undertakings and the numbers referred to in this table exclude any award that may be outstanding under the Charter Executive Share Schemes.

APPENDIX 4
DEFINITIONS

“Acquisition”
the proposed acquisition of the entire issued and to be issued share capital of Charter by Colfax (other than the Excluded Shares), to be effected by the Scheme (or by the Offer under certain circumstances described in this announcement)

“Bidco”
Colfax UK Holdings Ltd (or, if Colfax elects, a nominee or wholly-owned subsidiary of Colfax notified in writing to Charter prior to posting of the Scheme Document (or, if applicable, the Offer Document)

“Board”	the board of directors of the relevant company

“Business Day”	a day, (other than a Saturday, Sunday, public or bank holiday) on which banks are generally open for business in London and Jersey

“CAGR”	the compound annual growth rate

“Capital Reduction”	the proposed reduction of share capital of Charter pursuant to the Scheme

“Charter”	Charter International plc, incorporated in Jersey with registered number 100249

“Charter General Meeting”	the general meeting of Charter Shareholders to be convened to consider and if thought fit pass, inter alia, a special resolution in relation to the Acquisition

“Charter Group”	Charter and its Subsidiary and associated undertakings

“Charter Shareholders”	the holders of Charter Shares

“Charter Executive Share Schemes”
the Charter International plc Long Term Incentive Plan first approved by the shareholders of Charter on 27 August 2008 and first adopted by Charter on 22 October 2008 (including subsequent amendments approved by shareholders on 29 April 2010 and adopted by Charter on 16 February 2011); and the Deferred Bonus Plan approved by the shareholders of Charter on 27 August 2008 and adopted by Charter on 22 October 2008

“Charter Shares”	the ordinary shares of 2 pence each in the capital of Charter

“City Code”	the City Code on Takeovers and Mergers

“Closing Price”
the closing middle market quotation of a share derived from (in respect of Charter Shares) the Daily Official List of the London Stock Exchange or (in respect of Colfax Shares) the New York Stock Exchange

“Colfax”	Colfax Corporation, a Delaware corporation having its registered office at 8170 Maple Lawn Blvd., Suite 180 Fulton, MD 20759

“Conditions”	the conditions of the Acquisition set out in Appendix 1 to this announcement

“Court”	the Royal Court of Jersey

“Court Meeting”
the meeting of the Charter Shareholders convened by order of the Court pursuant to Article 125 of the Companies (Jersey) Law 1991 for the purpose of considering and, if thought fit, approving the Scheme (with or without amendment) and any adjournment thereof

“CREST”	the relevant system (as defined in the Uncertificated Securities Regulations 2001 (SI 2001/3755) in respect of which Euroclear UK & Ireland Limited is the Operator (as defined in the Regulations)

“Deutsche Bank”	Deutsche Bank AG, London Branch

“Disclosed Information”
any information which has been (i) fairly disclosed by or on behalf of Charter or its  or any of its advisers to Colfax or its advisors in connection with or in contemplation of the Acquisition prior to the date of this announcement, whether by electronic means, physical form or orally; (ii) disclosed in Charter’s report and accounts for the year ended 31 December 2010 or its interim accounts for the 6 month period ended 30 June 2011; or (iii) disclosed in this announcement

“ESAB”	the ESAB business focused on welding, cutting and automation

“Effective Date”	the date on which the Scheme becomes effective in accordance with its terms

“Equity Capital Raising”	the capital raising described in paragraph 10 (Financing of the Acquisition)

“Exchange Act”	the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder

“Exchange Ratio”	means 0.1241 Colfax Shares for every 1 Charter Share

“Excluded Shares”	any Charter Shares legally or beneficially held by Colfax or any of its Subsidiaries or subsidiary undertakings

“Forms of Proxy”	the forms of proxy for use at the Court Meeting and the Charter General Meeting which will accompany the Scheme Document

“FSA”	the Financial Services Authority

“Howden”	the Howden business focused on air and gas handling

“Implementation Agreement”	the agreement dated on or about the date of this announcement and entered into by Colfax, Bidco and Charter with respect to the implementation of the Acquisition

“Jersey”	the Bailiwick of Jersey, Channel Islands

“J.P. Morgan Cazenove”	J.P. Morgan Limited which conducts its UK investment banking activities as J.P Morgan Cazenove

“LIBOR”	London Inter Bank Offer Rate

“Listing Rules”
the rules and regulations made by the FSA in its capacity as the UK Listing Authority under the Financial Services and Markets Act 2000, and contained in the UK Listing Authority’s publication of the same name

“Loan Note Alternative”
the option whereby Charter Shareholders (other than certain Overseas Shareholders) may elect to receive Loan Notes instead of some or all of the cash consideration to which they would otherwise be entitled under the Acquisition

“Loan Note Form of Election”	the form of election in relation to the Loan Notes which will accompany the Scheme Document

“Loan Notes”	the unsecured floating rate loan notes of Bidco issued pursuant to the Loan Note Alternative

“London Stock Exchange”	London Stock Exchange plc

“Long Stop Date”	30 March 2012, or such later date as Bidco and Charter may agree and the Court (if required) may allow

“Meetings”	the Court Meeting and the Charter General Meeting

“Melrose”	Melrose PLC

“Mix and Match Facility”
the mix and match facility under which Charter Shareholders (other than certain Overseas Shareholders) may elect, subject to equal and opposite elections made by other Charter Shareholders, to vary the proportions in which they receive cash and New Colfax Shares under the Acquisition

“New Charter Shares”	the new ordinary shares of 2 pence each in the capital of Charter to be issued credited as fully paid up to Bidco pursuant to the Scheme

“New Colfax Shares”	the new ordinary shares in the capital of Colfax to be issued credited as fully paid up to Scheme Shareholders (other than certain Overseas Shareholders) pursuant to the Scheme

“Offer”
should the Acquisition be implemented by way of a takeover offer, the takeover offer to be made by or on behalf of Bidco to acquire the entire issued and to be issued ordinary share capital of Charter and, where the context admits, any subsequent revision, variation, extension or renewal of such offer

“Offer Consideration”	the consideration payable in connection with the Acquisition

“Offer Document”	should the Acquisition be implemented by means of the Offer, the document to be sent to Charter Shareholders which will contain, inter alia, the terms and conditions of the Offer

“Official List”	the official list maintained by the UK Listing Authority

“Opening Position Disclosure”	an announcement containing details of interests or short positions in, or rights to subscribe for, any relevant securities of a party to the offer if the person concerned has such a position

“Overseas Shareholders”	Scheme Shareholders who are resident in, ordinarily resident in, or citizens of, jurisdictions outside the United Kingdom, Jersey or the United States

“Panel”	the Panel on Takeovers and Mergers

“Phantom Restricted Scheme Plan”	the Phantom Restricted Scheme Plan last approved and adopted by Charter Limited (registered number: 2794949)on 17 May 2011 (including all prior versions thereof)

“Publicly Announced”	announced publicly and delivered by or on behalf of Charter through a Regulatory Information Service prior to the date of this announcement

“RBS”	RBS Corporate Finance Limited

“Reduction Court Order”	the act of Court confirming the Capital Reduction

“Registrar of Companies”	the Registrar of Companies for Jersey

“Regulatory Information Service”	any of the services set out in Appendix II to the Listing Rules

“Restricted Jurisdiction”
any jurisdiction where local laws or regulations may result in a significant risk of civil, regulatory or criminal exposure if information concerning the Acquisition is sent or made available to Charter Shareholders in that jurisdiction

“Scheme”	the proposed scheme of arrangement under Article 125 of the Companies (Jersey) Law 1991 between Charter and Charter Shareholders to implement the Acquisition

“Scheme Court Order”	the act of Court sanctioning the Scheme

“Scheme Document”	the document to be dispatched to Charter Shareholders in respect of the Scheme

“Scheme Record Time”	6.00 p.m. on the Business Day before the date of the Court hearing to confirm the Capital Reduction

“Scheme Shareholder”	holders of Scheme Shares

“Scheme Shares”	1.	the Charter Shares in issue at the date of the Scheme Document;

	2.	any Charter Shares issued after the date of the Scheme Document and prior to the Voting Record Time; and

3.
any Charter Shares issued at or after the Voting Record Time and prior to the Scheme Record Time in respect of which the original or any subsequent holder thereof is bound by the Scheme, or shall by such time have agreed in writing to be bound by the Scheme, other than the Excluded Shares

“Securities Act”	the US Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder

“Subsidiary”	has the meaning given in section 1159 of the Companies Act 2006

“UK” or “United Kingdom”	the United Kingdom of Great Britain and Northern Ireland

“UK Listing Authority”	the FSA as the competent authority for listing in the United Kingdom

“US” or “United States”	the United States of America, its territories and possessions, any state of the United States of America and the District of Columbia

“Voting Record Time”	6.00 p.m. on the Business Day prior to the day immediately before the Court Meeting or any adjournment thereof (as the case may be)

Exhibit D

Registration Rights Agreement

DATED ___________, 20__

REGISTRATION RIGHTS AGREEMENT

BY AND BETWEEN

COLFAX CORPORATION

AND

BDT CF ACQUISITION VEHICLE, LLC

ANNEX A: JOINDER AGREEMENT

REGISTRATION RIGHTS AGREEMENT dated as of __________, 20__, by and between BDT CF Acquisition Vehicle, LLC, a Delaware limited liability company (“Purchaser”) and Colfax Corporation, a Delaware corporation (the “Company”).

WHEREAS, the Company and Purchaser have entered into the Securities Purchase Agreement, dated as of September 12, 2011 (as amended, supplemented, restated or otherwise modified from time to time, the “Purchase Agreement”), pursuant to and subject to the terms and conditions of which, among other things, the Company has agreed to sell to Purchaser, and Purchaser has agreed to purchase from the Company, certain shares of the Company’s common stock par value $0.001 per share (the “Common Stock”) and certain shares of the Company’s Series A Perpetual Convertible Preferred Stock, par value $0.001 per share (the “Preferred Securities”); and

WHEREAS, pursuant to the Purchase Agreement, the Company has agreed to provide to Purchaser certain rights as set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations hereinafter set forth, the parties hereto hereby agree as follows:

ARTICLE I DEFINITIONS

Section 1.1            Certain Defined Terms. As used herein, the following terms shall have the following meanings:

“Action”	means any legal, administrative, regulatory or other suit, action, claim, audit, assessment, arbitration or other proceeding, investigation or inquiry.

“Agreement”	means this Registration Rights Agreement as it may be amended, supplemented, restated or modified from time to time

“Beneficial Ownership”
by a Person of any securities includes ownership by any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (i) voting power which includes the power to vote, or to direct the voting of, such security; and/or (ii) investment power which includes the power to dispose, or to direct the disposition, of such security; and shall otherwise be interpreted in accordance with the term “beneficial ownership” as defined in Rule 13d-3 adopted by the SEC under the Exchange Act; provided, that for purposes of determining Beneficial Ownership, in no event will any Person be deemed to Beneficially Own any securities which it has the right to acquire (pursuant to options, warrants, the conversion provisions of other securities or otherwise) unless, and then only to the extent that, such Person shall have actually exercised, or committed to exercise, such right. The term “Beneficially Own” shall have a correlative meaning.

“Business Day”	means any day, other than a Saturday, Sunday or a day on which banking institutions in New York, New York are authorized or obligated to close.

“Capital Stock”
means, with respect to any Person at any time, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital stock, partnership interests (whether general or limited) or equivalent ownership interests in or issued by such Person.

“Certificate of Designations”	shall mean the Certificate of Designations relating to the Preferred Securities.

“Closing Date”	has the meaning set forth in the Purchase Agreement.

“Conversion Shares”	means the shares of Common Stock that are issuable from time to time upon conversion of the Preferred Securities in accordance with the Certificate of Designations.

“Covered Securities”	means any shares of Common Stock, and any Conversion Shares.

“Exchange Act”	means the Securities Exchange Act of 1934, and the rules and regulations promulgated by the SEC from time to time thereunder.

“Governmental Entity”
shall mean any court, administrative agency or commission or other governmental authority or instrumentality, whether federal, state, local or foreign and any applicable industry self-regulatory organization.

“Holders”	means Purchaser and any Transferee of Registrable Securities.

“Holders’ Representative”	means Purchaser or any or any other Holder designated by Purchaser as a Holders’ Representative.

“Issuer Free Writing Prospectus”	means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act, relating to an offer of the Registrable Securities.

“Law”	means any statute, law, code, ordinance, rule or regulation of any Governmental Entity.

“Other Securities”
means Covered Securities or shares of other Capital Stock which are contractually entitled to registration rights or which the Company is registering pursuant to a registration statement covered by this Agreement.

“Person”
means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivisions thereof or any group (within the meaning of Section 13(d)(3) of the Exchange Act) comprised of two or more of the foregoing.

“Prospectus”
means the prospectus included in any Registration Statement (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, any Issuer Free Writing Prospectus related thereto, and all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

“Registrable Securities”
means the Covered Securities, provided, however, that the Covered Securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale by the Holder thereof shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) they shall have been distributed to the public in accordance with Rule 144 under the Securities Act or are able to be sold pursuant to Rule 144 under the Securities Act (or any similar provision then in force, but not Rule 144A) without volume, manner of sale or notice limitations or requirements or (iii) they shall have ceased to be outstanding.

“Registration Statement”
means any registration statement of the Company under the Securities Act which permits the public offering of any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Rule 144”	means Rule 144 under the Securities Act.

“SEC”	means the United States Securities and Exchange Commission.

“Securities Act”	means the U.S. Securities Act of 1933, and the rules and regulations promulgated by the SEC from time to time thereunder.

“Selling Holder”	means each Holder of Registrable Securities included in a registration pursuant to Article II.

“Shelf Registration Statement”
means a Registration Statement of the Company filed with the SEC on either (a) Form S-3 (or any successor form or other appropriate form under the Securities Act) or (b) if the Company is not permitted to file a Registration Statement on Form S-3, an evergreen Registration Statement on Form S-1 (or any successor form or other appropriate form under the Securities Act), in each case for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act covering Registrable Securities. To the extent the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act), a “Shelf Registration Statement” shall be deemed to refer to an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) (an “automatic shelf registration statement”) on Form S-3.

“Stockholders”
means Mr. Steven M. Rales, Mr. Mitchell P. Rales and Markel Corporation and any transferee of Other Securities entitled to benefits as a transferee under the registration rights agreements entered into by Mr. Steven M. Rales, Mr. Mitchell P. Rales or Markel Corporation, respectively, and the Company on _______, 20__.

“Subsidiary”
shall mean, with respect to any Person, any other Person of which 50% or more of the shares of the voting securities or other voting interests are owned or controlled, or the ability to select or elect 50% or more of the directors or similar managers is held, directly or indirectly, by such first Person or one or more of its Subsidiaries, or by such first Person and one or more of its Subsidiaries.

“Transfer”
means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition.

“Transferee”
means any of (i) the transferee of all or any portion of the Registrable Securities held by Purchaser or (ii) the subsequent transferee of all or any portion of the Registrable Securities held by any Transferee; provided, that no Transferee shall be entitled to any benefits of a Transferee hereunder unless such Transferee executes and delivers to the Company an instrument substantially in the form provided as Exhibit A attached hereto.

Section 1.2                      Terms Generally. The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, unless the context expressly provides otherwise. All references herein to Sections, paragraphs, subparagraphs, clauses, Exhibits or Schedules shall be deemed references to Sections, paragraphs, subparagraphs or clauses of, or Exhibits or Schedules to this Agreement, unless the context requires otherwise. Unless otherwise expressly defined, terms defined in this Agreement have the same meanings when used in any Exhibit or Schedule hereto. Unless otherwise specified, the words “this Agreement”, “herein”, “hereof”, “hereto” and “hereunder” and other words of similar import refer to this Agreement as a whole (including the Schedules and Exhibits) and not to any particular provision of this Agreement. The term “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. Unless expressly stated otherwise, any Law defined or referred to herein means such Law as from time to time amended, modified or supplemented, including by succession of comparable successor Laws and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

ARTICLE II REGISTRATION RIGHTS

Section 2.1            Shelf Registration.

(a)         Subject to the terms and conditions of this Agreement, the Company agrees that no later than the date that is three months after the Closing Date, it shall file with the SEC a Shelf Registration Statement relating to the offer and sale of all of the Registrable Securities by the Holders from time to time in accordance with the methods of distribution elected by such holders and set forth in the Shelf Registration Statement and shall use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act no later than the date that is six months after the Closing Date.

(b)         The Company shall use its reasonable best efforts to keep such Shelf Registration Statement continuously effective under the Securities Act in order to permit the Prospectus forming a part thereof to be usable by Holders until the earlier of (i) the date as of which all Registrable Securities have been sold pursuant to the Shelf Registration Statement or another registration statement filed under the Securities Act (but in no event prior to the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder) and (ii) the date as of which each of the Holders is permitted to sell its Registrable Securities without registration pursuant to Rule 144 under the Securities Act without volume limitation (or a Holder can sell all of its Registrable Securities in a three-month period) or other restrictions on transfer thereunder (such period of effectiveness, the “Shelf Period”).

(c)         The Company shall be entitled to postpone (but not more than twice in any 12-month period), for a reasonable period of time not in excess of 90 days, the filing or initial effectiveness of, or suspend the use of, a Shelf Registration Statement if the Company notifies the Holders’ Representative that, in the good faith judgment of the Board of Directors of the Company, such registration, offering or use would reasonably be expected to materially adversely affect or materially interfere with any bona fide material financing of the Company or any material transaction under consideration by the Company or would require the disclosure of information that has not been, and is not otherwise required to be, disclosed to the public, the premature disclosure of which would materially adversely affect the Company.

(d)         If any of the Registrable Securities to be sold pursuant to a Shelf Registration Statement are to be sold in a firm commitment underwritten offering, and the managing underwriter(s) of such underwritten offering advise the Holders in writing that it is their good faith opinion that the total number or dollar amount of Registrable Securities proposed to be sold in such offering, together with any Other Securities proposed to be included by holders thereof which are entitled to include securities in such Registration Statement, exceeds the total number or dollar amount of such securities that can be sold without having an adverse effect on the price, timing or distribution of the Registrable Securities to be so included together with all such Other Securities, then there shall be included in such firm commitment underwritten offering the number or dollar amount of Registrable Securities and such Other Securities that in the opinion of such managing underwriter(s) can be sold without so adversely affecting such offering, and such number of Registrable Securities and Other Securities shall be allocated for inclusion as follows:

(i)      first, the Registrable Securities for which inclusion in such underwritten offering was requested by the Holders and any Other Securities proposed to be included by the Stockholders, pro rata (if applicable), based on the number of Registrable Securities Beneficially Owned by each such Holder and any Other Securities Beneficially Owned by each such Stockholder until all such securities have been allocated for inclusion; and

(ii)      second, among any other holders of Other Securities, pro rata, based on the number of Other Securities Beneficially Owned by each such holder of Other Securities.

(e)         The Holders’ Representative shall have the right to notify the Company that it has determined that the Shelf Registration Statement be abandoned or withdrawn, in which event the Company shall promptly abandon or withdraw such Shelf Registration Statement.

Section 2.2            Demand Registrations.

(a)         If, following the date hereof, the Company is unable to file, cause to be effective or maintain the effectiveness of a Shelf Registration Statement as required under Section 2.1, the Holders’ Representative shall have the right by delivering a written notice to the Company (a “Demand Notice”) to require the Company to, pursuant to the terms of this Agreement, register under and in accordance with the provisions of the Securities Act the number of Registrable Securities Beneficially Owned by any Holders and requested by such Demand Notice to be so registered (a “Demand Registration”); provided, however, that a Demand Notice may only be made if the sale of the Registrable Securities requested to be registered by the Holders’ Representative is reasonably expected to result in aggregate gross cash proceeds in excess of $70,000,000 (without regard to any underwriting discount or commission). A Demand Notice shall also specify the expected method or methods of disposition of the applicable Registrable Securities. Following receipt of a Demand Notice, the Company shall use its reasonable best efforts to file, as promptly as reasonably practicable, but not later than 45 days after receipt by the Company of such Demand Notice (subject to paragraph (d) of this Section 2.2), a Registration Statement relating to the offer and sale of the Registrable Securities requested to be included therein by the Holders thereof in accordance with the methods of distribution elected by such Holders (a “Demand Registration Statement”) and shall use its reasonable best efforts to cause such Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof.

(b)         If any of the Registrable Securities registered pursuant to a Demand Registration are to be sold in a firm commitment underwritten offering, and the managing underwriter(s) of such underwritten offering advise the Holders in writing that it is their good faith opinion that the total number or dollar amount of Registrable Securities proposed to be sold in such offering, together with any Other Securities proposed to be included by holders thereof which are entitled to include securities in such Registration Statement, exceeds the total number or dollar amount of such securities that can be sold without having an adverse effect on the price, timing or distribution of the Registrable Securities to be so included together with all such Other Securities, then there shall be included in such firm commitment underwritten offering the number or dollar amount of Registrable Securities and such Other Securities that in the opinion of such managing underwriter(s) can be sold without so adversely affecting such offering, and such number of Registrable Securities and Other Securities shall be allocated for inclusion as follows:

(i)      first, the Registrable Securities for which inclusion in such underwritten offering was requested by the Holders and any Other Securities proposed to be included by the Stockholders, pro rata (if applicable), based on the number of Registrable Securities Beneficially Owned by each such Holder and any Other Securities Beneficially Owned by each such Stockholder until all such securities have been allocated for inclusion; and

(ii)      second, among any other holders of Other Securities, pro rata, based on the number of Other Securities Beneficially Owned by each such holder of Other Securities.

(c)         In the event of a Demand Registration, the Company shall be required to maintain the continuous effectiveness of the applicable Registration Statement for a period of at least 180 days after the effective date thereof or such shorter period in which all Registrable Securities included in such Registration Statement have actually been sold.

(d)         The Company shall be entitled to postpone (but not more than twice in any 12-month period), for a reasonable period of time not in excess of 90 days, the filing or initial effectiveness of, or suspend the use of, a Demand Registration Statement if the Company delivers to the Holders’ Representative a certificate signed by both the Chief Executive Officer and Chief Financial Officer of the Company certifying that, in the good faith judgment of the Board of Directors of the Company, such registration, offering or use would reasonably be expected to materially adversely affect or materially interfere with any bona fide material financing of the Company or any material transaction under consideration by the Company or would require the disclosure of information that has not been, and is not otherwise required to be, disclosed to the public, the premature disclosure of which would materially adversely affect the Company. Such certificate shall contain a statement of the reasons for such postponement or suspension and an approximation of the anticipated delay.

(e)         The Holders’ Representative shall have the right to notify the Company that it has determined that the Registration Statement relating to a Demand Registration be abandoned or withdrawn, in which event the Company shall promptly abandon or withdraw such Registration Statement

Section 2.3            Piggyback Registrations

(a)         If, other than pursuant to Section 2.1 and 2.2, the Company proposes or is required to file a registration statement under the Securities Act with respect to an offering of Common Stock or any other of the Company’s equity securities or securities convertible into or exchangeable or exercisable for any of the Company’s equity securities, whether for sale for its own account or for the account of another Person (other than a registration statement (i) on Form S-4, Form S-8 or any successor forms thereto or (ii) filed solely in connection with any employee benefit or dividend reinvestment plan), then the Company shall give prompt written notice of such proposed filing at least 30 days before the anticipated filing date (the “Piggyback Notice”) to the Holders. The Piggyback Notice shall offer the Holders the opportunity to include in such registration statement the number of Registrable Securities (for purposes of this Section 2.3, “Registrable Securities” shall be deemed to mean solely securities of the same type and class as those proposed to be offered by the Company for its own account) as they may request (a “Piggyback Registration”). Subject to Section 2.3(b) hereof, the Company shall include in each such Piggyback Registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 10 days after notice has been given to the Holders. The Holders shall be permitted to withdraw all or part of the Registrable Securities from a Piggyback Registration at any time at least 5 Business Days prior to the effective date of the Registration Statement relating to such Piggyback Registration.

(b)         If any of the securities to be registered pursuant to the registration giving rise to the Holders’ rights under this Section 2.3 are to be sold in an underwritten offering, the Holders shall be permitted to include all Registrable Securities requested to be included in such registration in such offering on the same terms and conditions as any other shares of Capital Stock, if any, of the Company included therein; provided, however, that if such offering involves a firm commitment underwritten offering and the managing underwriter(s) of such underwritten offering advise the Company in writing that it is their good faith opinion that the total amount of Registrable Securities requested to be so included, together with all Other Securities that the Company and any other Persons having rights to participate in such registration intend to include in such offering, exceeds the total number or dollar amount of such securities that can be sold without having an adverse effect on the price, timing or distribution of the Registrable Securities to be so included together with all Other Securities, then there shall be included in such firm commitment underwritten offering the number or dollar amount of Registrable Securities and such Other Securities that in the opinion of such managing underwriter(s) can be sold without so adversely affecting such offering, and such number of Registrable Securities and Other Securities shall be allocated for inclusion as follows:

(i)      first, all Other Securities being sold by the Stockholders or by any Person (other than a Holder) exercising a contractual right to demand registration until all such Other Securities have been allocated for inclusion;

(ii)      second, all Registrable Securities requested to be included by the Holders and any Other Securities proposed to be included by the Stockholders (other than a Stockholder selling Other Securities under (i)Section 2.3(b)(i)), pro rata (if applicable), based on the number of Registrable Securities Beneficially Owned by each such Holder and any Other Securities Beneficially Owned by each such Stockholder until all such Registrable Securities have been allocated for inclusion; and

(iii)                 third, among any other holders of Other Securities requesting such registration, pro rata, based on the number of Other Securities Beneficially Owned by each such holder of Other Securities.

Section 2.4            Shelf Take-Downs. At any time that a Shelf Registration Statement covering Registrable Securities pursuant to Section 2.1 or Section 2.2 2.3 is effective, if the Holders’ Representative delivers a notice to the Company (a “Shelf Take-Down Notice”) stating that one or more of the Holders intends to effect an underwritten offering of all or part of the Registrable Securities included by the Holders on the Shelf Registration Statement (a “Shelf Underwritten Offering”) or any other offering of such securities and stating the number of the Registrable Securities to be included in such Shelf Underwritten Offering or other offering, then the Company shall amend or supplement the Shelf Registration Statement as may be necessary in order to enable such Registrable Securities and Other Securities, as the case may be, to be distributed pursuant to the Shelf Underwritten Offering (taking into account the inclusion of Other Securities by any other holders pursuant to this Section 2.4) or other offering. In connection with any Shelf Underwritten Offering, the Company shall also deliver the Shelf Take-Down Notice to all other holders whose securities are included on such Shelf Registration Statement and permit each holder to include its Other Securities included on the shelf registration statement in the Shelf Underwritten Offering if such other holder notifies the Proposing Holder and the Company within 5 Business Days after delivery of the Shelf Take-Down Notice to such other holder; and in the event that the managing underwriter(s) have informed the Company in writing that it is their good faith opinion that the total amount of Registrable Securities requested to be so included in such Shelf Underwritten Offering, together with all Other Securities that the Company and any other Persons having rights to participate in such Shelf Underwritten Offering exceeds the total number or dollar amount of such securities that can be included in such Shelf Underwritten Offering without having an adverse effect on the price, timing or distribution of the securities proposed to be included in such Shelf Underwritten Offering, then there shall be included in such Shelf Underwritten Offering the number or dollar amount of such securities that in the opinion of such managing underwriter(s) can be sold without so adversely affecting such offering, and such number of Registrable Securities and Other Securities shall be allocated (A) if the applicable Registration Statement was filed pursuant to Section 2.1, then in accordance with Section 2.1(d); and (B) if the applicable Shelf Registration Statement was filed pursuant to Section 2.3, then in accordance with Section 2.3(b).

Section 2.5            Lock-Up Agreements.

(a)         Each Holder agrees, in connection with any underwritten offering made pursuant to a Registration Statement filed pursuant to this Article II in which such Holder has elected to include Registrable Securities, or, solely as to the Stockholders, which underwritten offering is being effected by the Stockholders for their own account, if requested (pursuant to a written notice) by the managing underwriter(s) not to effect any public sale or distribution of any common equity securities of the Company (or securities convertible into or exchangeable or exercisable for such common equity securities) (except as part of such underwritten offering) during such period as the managing underwriter(s) shall advise is customary in underwritten offerings (not to exceed 180 days); provided, that the Holders shall only be so bound so long as and to the extent that any other stockholder having registration rights with respect to the securities of the Company is similarly bound.

Section 2.6            Registration Procedures. If and whenever the Company is required to use its reasonable best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Article II, the Company shall effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall cooperate in the sale of the securities and shall, as expeditiously as possible:

(a)         Prepare and file with the SEC a Registration Statement or Registration Statements on such form which shall be available for the sale of the Registrable Securities by the Holders or the Company in accordance with the intended method or methods of distribution thereof, and use its reasonable best efforts to cause such Registration Statement to become effective and to remain effective as provided (and subject to the exceptions set forth) herein; provided, however, that before filing a Registration Statement or Prospectus (including any Issuer Free Writing Prospectus related thereto) or any amendments or supplements thereto (including documents that would be incorporated or deemed to be incorporated therein by reference), the Company shall furnish or otherwise make available to the Selling Holders, their counsel and the managing underwriter(s), if any, copies of all such documents proposed to be filed and shall reasonably consider any comments thereto from the Selling Holders and their counsel.

(b)         Prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective during the period provided herein and comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement, and cause the related Prospectus to be supplemented by any Prospectus supplement or Issuer Free Writing Prospectus as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the securities covered by such Registration Statement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act.

(c)         Notify each Selling Holder and the managing underwriter(s), if any, promptly, and (if requested by any such Person) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any other Governmental Entity for amendments or supplements to a Registration Statement or related Prospectus or Issuer Free Writing Prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose and (v) of the happening of any event, or the existence of any facts or circumstance, in each case that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference or any Issuer Free Writing Prospectus related thereto untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus, documents or Issuer Free Writing Prospectus so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and that in the case of any Prospectus or Issuer Free Writing Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d)         Use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the reasonably earliest practical date.

(e)         If requested by the managing underwriter(s), if any, or the Holders of a majority of the Registrable Securities being sold in connection with an underwritten offering, promptly include in a Prospectus supplement, post-effective amendment or Issuer Free Writing Prospectus such information as the managing underwriter(s), if any, or such Holders may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such Prospectus supplement, such post-effective amendment or Issuer Free Writing Prospectus as soon as practicable after the Company has received such request.

(f)         Furnish or make available to each Selling Holder, and each managing underwriter, if any, without charge, such number of conformed copies of the Registration Statement and each post-effective amendment thereto, including financial statements (but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits, unless requested in writing by such Holder, counsel or managing underwriter(s)), and such other documents, as such Holders or such managing underwriter(s) may reasonably request, and upon request a copy of any and all transmittal letters or other correspondence to or received from, the SEC or any other Governmental Entity relating to such offering.

(g)         Deliver to each Selling Holder, and the managing underwriter(s), if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of Prospectus and any Issuer Free Writing Prospectus related to any such Prospectuses) and each amendment or supplement thereto as such Persons may reasonably request in connection with the distribution of the Registrable Securities; and the Company, subject to the last paragraph of this Section 2.6, hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the Selling Holders and the managing underwriter(s), if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any such amendment or supplement thereto.

(h)         Prior to any public offering of Registrable Securities, use its reasonable best efforts to register or qualify or cooperate with the Selling Holders, the managing underwriter(s), if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or “Blue Sky” laws of such jurisdictions within the United States as any seller or managing underwriter(s) reasonably requests in writing and to keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and to take any other action that may be necessary or advisable to enable such Selling Holders to consummate the disposition of such Registrable Securities in such jurisdiction; provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject.

(i)         Cooperate with the Selling Holders and the managing underwriter(s), if any, to facilitate the preparation and delivery of certificates (not bearing any legends) representing Registrable Securities to be sold after receiving written representations from each Selling Holder that the Registrable Securities represented by the certificates so delivered by such Selling Holder will be transferred in accordance with the Registration Statement, and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriter(s), if any, or the Selling Holders may request at least 2 Business Days prior to any sale of Registrable Securities.

(j)         Upon the occurrence of any event contemplated by Section 2.6(c)(ii), (c)(iii), (c)(iv) or (c)(v) above, prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference or an Issuer Free Writing Prospectus related thereto, or file any other required document so that, as thereafter delivered to the Selling Holders, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(k)         Use its reasonable best efforts to cause all shares of Registrable Securities covered by such Registration Statement to be authorized to be listed on each national securities exchange, if any, on which similar securities issued by the Company are then listed.

(l)         Enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other actions reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith or by the managing underwriter(s), if any, to expedite or facilitate the disposition of such Registrable Securities, and in connection therewith, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, (i) make such representations and warranties to the Selling Holders and the managing underwriter(s), if any, with respect to the business of the Company and its subsidiaries, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers in underwritten offerings, and, if true, confirm the same if and when requested, (ii) use its reasonable best efforts to furnish to the Selling Holders of such Registrable Securities customary opinions of counsel to the Company and updates thereof, addressed to each of the managing underwriter(s), if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such counsel and managing underwriter(s), (iii) use its reasonable best efforts to obtain “cold comfort” letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any Subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement) who have certified the financial statements included in such Registration Statement, addressed to each of the managing underwriter(s), if any, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings, (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures substantially to the effect set forth in Section 2.7 hereof with respect to all parties to be indemnified pursuant to said Section except as otherwise agreed by the Holders of a majority of the Registrable Securities being sold in connection therewith and the managing underwriter(s) and (v) deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith, their counsel and the managing underwriter(s), if any, to evidence the continued validity of the representations and warranties made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

(m)         Upon execution of a customary confidentiality agreement, make available for inspection by a representative of the Selling Holders, the managing underwriter(s), if any, and any attorneys or accountants retained by such Selling Holders or managing underwriter(s), at the offices where normally kept, during reasonable business hours, financial and other records, pertinent corporate documents and properties of the Company and its Subsidiaries, and cause the officers, directors and employees of the Company and its Subsidiaries to supply all information in each case reasonably requested by any such representative, managing underwriter(s), attorney or accountant in connection with such Registration Statement.

(n)         Otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC and any applicable national securities exchange, and make available to its security holders, as soon as reasonably practicable (but not more than 18 months) after the effective date of the registration statement, an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act.

The Company may require each Selling Holder to furnish to the Company in writing such information required in connection with such registration regarding such Selling Holder and the distribution of such Registrable Securities as the Company may, from time to time, reasonably request in writing and the Company may exclude from such registration the Registrable Securities of any Selling Holder who unreasonably fails to furnish such information within a reasonable time after receiving such request.

Each Selling Holder agrees that, upon receipt of any notice from the Company of (x) the happening of any event of the kind described in Section 2.6(c)(ii), (c)(iii), (c)(iv) or (c)(v) hereof, or (y) that the Company is suspending use of a Registration Statement as permitted by Section 2 hereof, such Holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 2.6(j) hereof, or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus; provided, however, in the case of (y) above that the Company shall extend the time periods under Section 2.2 and 2.3 with respect to the length of time that the effectiveness of a Registration Statement must be maintained by the amount of time the Holder is required to discontinue disposition of such securities.

Section 2.7            Indemnification.

(a)         Indemnification by the Company. The Company shall indemnify and hold harmless, to the fullest extent permitted by Law, each Selling Holder whose Registrable Securities are covered by a Registration Statement or Prospectus, the officers, directors and employees of each of them, each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) each such Selling Holder and the officers, directors and employees of each such controlling person, each underwriter (including any Holder that is deemed to be an underwriter pursuant to any SEC comments or policies), if any, and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such underwriter (collectively, “Holder Indemnitees”), from and against any and all losses, claims, damages, liabilities, expenses (including, without limitation, costs of preparation and reasonable attorneys’ fees and any other reasonable fees or expenses incurred by such party in connection with any investigation or Action), judgments, fines, penalties, charges and amounts paid in settlement (collectively, “Losses”), as incurred, arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any applicable Registration Statement (or in any preliminary or final Prospectus contained therein, any document incorporated by reference therein or Issuer Free Writing Prospectus related thereto) or any amendment of or supplement to any of the foregoing or other document incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein (in the case of a final or preliminary Prospectus, in light of the circumstances under which they were made) a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that the Company will not be liable to a Selling Holder or underwriter in any such case to the extent that any such Loss arises out of or is based on any untrue statement or omission by such Selling Holder or underwriter, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement (or in any preliminary or final Prospectus contained therein, any document incorporated by reference therein or Issuer Free Writing Prospectus related thereto), offering circular, amendment of or supplement to any of the foregoing or other document in reliance upon and in conformity with written information furnished to the Company by such Selling Holder or underwriter specifically for inclusion in such document. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Holder Indemnitee or any other Holder and shall survive the transfer of such securities. The foregoing indemnity agreement is in addition to any liability that the Company may otherwise have to each Holder Indemnitee.

(b)         Indemnification by Selling Holders. In connection with any Registration Statement in which a Selling Holder is participating by registering Registrable Securities, such Selling Holder shall furnish to the Company in writing such information as the Company reasonably requests specifically for use in connection with any Registration Statement or Prospectus and agrees to indemnify and hold harmless, to the fullest extent permitted by Law, severally and not jointly, the Company, the officers, directors and employees of the Company, and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company, and each underwriter, if any, and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such underwriter (collectively, “Company Indemnitees”), from and against all Losses, as incurred, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement (or in any preliminary or final Prospectus contained therein, any document incorporated by reference therein or Issuer Free Writing Prospectus related thereto) or any other offering circular or any amendment of or supplement to any of the foregoing or any other document incident to such registration, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a final or preliminary Prospectus, in light of the circumstances under which they were made) not misleading, in each case solely to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement (or in any preliminary or final Prospectus contained therein, any document incorporated by reference therein or Issuer Free Writing Prospectus related thereto), offering circular, or any amendment of or supplement to any of the foregoing or other document in reliance upon and in conformity with written information furnished to the Company by such Selling Holder expressly for inclusion in such document; and provided, however, that the liability of each Selling Holder hereunder shall be limited to the net proceeds received by such Selling Holder from the sale of Registrable Securities covered by such Registration Statement.

(c)         Conduct of Indemnification Proceedings. If any Person shall be entitled to indemnity hereunder (an “indemnified party”), such indemnified party shall give prompt notice to the party from which such indemnity is sought (the “indemnifying party”) of any claim or of the commencement of any Action with respect to which such indemnified party seeks indemnification or contribution pursuant hereto; provided, however, that the delay or failure to so notify the indemnifying party shall not relieve the indemnifying party from any obligation or liability except to the extent that the indemnifying party has been actually prejudiced by such delay or failure. The indemnifying party shall have the right, exercisable by giving written notice to an indemnified party promptly after the receipt of written notice from such indemnified party of such claim or Action, to assume, at the indemnifying party’s expense, the defense of any such Action, with counsel reasonably satisfactory to such indemnified party; provided, however, that an indemnified party shall have the right to employ separate counsel in any such Action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the indemnifying party agrees to pay such fees and expenses; (ii) the indemnifying party fails promptly to assume, or in the event of a conflict of interest cannot assume, the defense of such Action or fails to employ counsel reasonably satisfactory to such indemnified party, in which case the indemnified party shall also have the right to employ counsel and to assume the defense of such Action; or (iii) in the indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such Action; provided, further, however, that the indemnifying party shall not, in connection with any one such Action or separate but substantially similar or related Actions in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (together with appropriate local counsel) at any time for all of the indemnified parties, or for fees and expenses that are not reasonable. Whether or not such defense is assumed by the indemnifying party, such indemnified party will not be subject to any liability for any settlement made without its consent. The indemnifying party shall not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by all claimants or plaintiffs to such indemnified party of a release, in form and substance reasonably satisfactory to the indemnified party, from all liability in respect of such claim or litigation.

(d)         Contribution.

(i)      If the indemnification provided for in this Section 2.7 is unavailable to an indemnified party in respect of any Losses (other than in accordance with its terms), then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party, on the one hand, and indemnified party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission.

(ii)      The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.7(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding anything to the contrary contained in this Section 2.7(d), an indemnifying party that is a Selling Holder shall not be required to contribute any amount in excess of the amount by which the net proceeds from the sale of the Registrable Securities sold by such indemnifying party exceeds the amount of any damages that such indemnifying party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

Section 2.8            Rule 144; Rule 144A. The Company covenants that it will file the reports required to be filed by it under the Exchange Act (or, if the Company is not required to file such reports, it will, upon the request of any Holder, make publicly available other information so long as necessary to permit sales pursuant to Rule 144 or 144A under the Securities Act), and at any time it is not registered under the Exchange Act, it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 or 144A under the Securities Act, as such Rules may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC.

Section 2.9            Underwritten Registrations.

(a)         No Person may participate in any underwritten registration hereunder unless such Person (i) agrees to sell the Registrable Securities or Other Securities it desires to have covered by the registration on the basis provided in any underwriting arrangements in customary form and (ii) completes and executes all reasonable and customary questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

Section 2.10          Registration Expenses. The Company shall pay all fees and expenses incident to the performance of or compliance with its obligations under this Article II, including (i) all registration and filing fees (including fees and expenses (A) with respect to filings required to be made with all applicable securities exchanges and/or the Financial Industry Regulatory Authority and (B) of compliance with securities or Blue Sky laws including any fees and disbursements of counsel for the underwriter(s) in connection with Blue Sky qualifications of the Registrable Securities pursuant to Section 2.6(h)), (ii) printing expenses (including expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses if the printing of Prospectuses is requested by the managing underwriter(s), if any), (iii) messenger, telephone and delivery expenses of the Company, (iv) fees and disbursements of counsel for the Company, (v) expenses of the Company incurred in connection with any road show, (vi) fees and disbursements of all independent certified public accountants (including, without limitation, the expenses of any “cold comfort” letters required by this Agreement) and any other persons, including special experts retained by the Company, and (vii) the reasonable fees and disbursements of one counsel for the Selling Holders as a group (such counsel to be selected by the Company) in connection with transactions covered by this Agreement in which the Selling Holders participate. For the avoidance of doubt, the Company shall not pay any other expenses of Selling Holders or underwriting commissions attributable to securities sold by any Selling Holder in an underwritten offering. In addition, the Company shall bear all of its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange on which similar securities issued by the Company are then listed and rating agency fees and the fees and expenses of any Person, including special experts, retained by the Company.

ARTICLE III MISCELLANEOUS

Section 3.1            Termination. This Agreement shall terminate upon the later of the expiration of the Shelf Period and such time as there are no Registrable Securities, except for the provisions of Section 2.7, 2.8, 2.10 and this Article III, which shall survive such termination.

Section 3.2            Amendment and Waiver. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Company and Purchaser (or, in the case of an amendment at any time when Purchaser is not the sole Holder, signed on behalf of each of (i) the Company and (ii) the Holders of a majority of the aggregate number of Registrable Securities then held by all Holders). Any party hereto may waive any right of such party hereunder only by an instrument in writing signed by such party and delivered to the other parties (or, in the case of a waiver of any rights of the Holders at any time when Purchaser is not the sole Holder, by an instrument in writing signed by the Holders of a majority of the aggregate number of Registrable Securities then held by all Holders and delivered to the Company and the Holders’ Representative). The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

Section 3.3            Severability. If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement shall not be affected and shall remain in full force and effect.

Section 3.4            Entire Agreement. Except as otherwise expressly set forth herein, this Agreement and the Purchase Agreement, together with the several agreements and other documents and instruments referred to herein or therein or annexed hereto or thereto, embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way.

Section 3.5            Successors and Assigns. Neither this Agreement nor any right or obligation hereunder is assignable in whole or in part by any party without the prior written consent of the other party hereto, provided that Purchaser may transfer its rights and obligations hereunder (in whole or in part) to any Transferee (and any Transferee may transfer such rights and obligations to any subsequent Transferee) without the prior written consent of the Company. Any such assignment shall be effective upon receipt by the Company of (x) written notice from the transferring Holder stating the name and address of any Transferee and identifying the number of shares of Registrable Securities with respect to which the rights under this Agreement are being transferred and the nature of the rights so transferred and (y) a written agreement in substantially the form attached as Exhibit A hereto from such Transferee to be bound by the applicable terms of this Agreement.

Section 3.6            Counterparts; Execution by Facsimile Signature. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed by facsimile signature(s).

Section 3.7            Remedies.

(a)         Each party hereto acknowledges that monetary damages would not be an adequate remedy in the event that any of the covenants or agreements in this Agreement is not performed in accordance with its terms, and it is therefore agreed that, in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach or threatened breach and enforcing specifically the terms and provisions hereof. Each party hereto agrees not to oppose the granting of such relief in the event a court determines that such a breach has occurred, and to waive any requirement for the securing or posting of any bond in connection with such remedy.

(b)         All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

Section 3.8            Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next Business Day or (iii) one Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the addresses set forth below or such other address or facsimile number as a party may from time to time specify by notice to the other parties hereto:

If to the Company:

Colfax Corporation
8170 Maple Lawn Blvd., Suite 180
Fulton, Maryland 20759
Attention: Lynne Puckett
Fax: (301) 323-9001

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom (UK) LLP
40 Bank Street
London E14 5DS
United Kingdom

Attention:
Scott V. Simpson
James A. McDonald
Fax: +44 20 7072 7183

If to Purchaser:

401 North Michigan, Suite 3100
Chicago, Illinois 60611
Attention: William Bush
Fax: (312) 832-1700

with a copy (which shall not constitute notice) to:

Munger, Tolles & Olson LLP
355 South Grand Avenue, 35th Floor
Los Angeles, California 90071
Attention: Mary Ann Todd & Brett Rodda
Fax: (213) 687-3702

Section 3.9            Governing Law; Consent to Jurisdiction.

(a)         This Agreement shall be governed by the laws of the State of New York.

(b)         Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal or state court located in the Borough of Manhattan in the City of New York, New York in the event any dispute arises out of this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement in any court other than a Federal or state court located in the Borough of Manhattan in the City of New York, New York.

(c)         Each of the parties hereto hereby irrevocably and unconditionally waives trial by jury in any legal action or proceeding in relation to this Agreement and for any counterclaim therein.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first written above.

COLFAX CORPORATION

By:
Name:
Title:

BDT CF ACQUISITION VEHICLE, LLC

By:
Name:
Title:

EXHIBIT A

JOINDER

By execution of this Joinder, the undersigned agrees to become a party to that certain Registration Rights Agreement, dated as of __________, 20__ (the “Agreement”), between Colfax Corporation and BDT CF Acquisition Vehicle, LLC. By execution of this Joinder, the undersigned shall have all the rights and shall observe all the obligations of a Holder (as defined in the Agreement) contained in the Agreement.

Name:

Address for Notices:	With Copies to:

Signature:

Date:

Exhibit E

Company Officer Closing Certificate

Exhibit F

Company Secretary Closing Certificate

Exhibit G

Investor Officer Closing Certificate

Annex III

EXECUTION VERSION

SECURITIES PURCHASE AGREEMENT

BY AND BETWEEN

MITCHELL P. RALES

AND

COLFAX CORPORATION

DATED AS OF SEPTEMBER 12, 2011

III-1

Annex III

SECURITIES PURCHASE AGREEMENT, dated as of September 12, 2011 (together with the schedules and exhibits hereto, the “Agreement”), by and between Colfax Corporation, a Delaware corporation (the “Company”) and Mitchell P. Rales (the “Investor”).

RECITALS

A.           The Investor desires to purchase from the Company, and the Company desires to issue and sell to the Investor, against payment of the Common Share Investment Amount (as defined below) and pursuant to the terms and conditions set forth in this Agreement, certain shares of the Company’s common stock, par value $0.001 per share (“Common Stock”).  The shares of Common Stock to be purchased by the Investor pursuant to this Agreement are referred to herein as the “Purchased Common Shares”.  The sale and purchase of the Purchased Common Shares and the other transactions contemplated by this Agreement and the Ancillary Agreements are referred to herein collectively as the “Transaction”.

B.           Concurrent with the execution and delivery of this Agreement, and in connection with the Acquisition (as defined below), the Company is entering into a credit agreement (the “Credit Agreement”) with Deutsche Bank AG New York Branch (“Deutsche Bank”), a syndicate of other financial institutions as lenders (the "Lenders") and Deutsche Bank Securities, Inc., with respect to credit facilities to be provided to the Company and certain of its subsidiaries by Deutsche Bank and the Lenders.

C.           Concurrent with the execution and delivery of this Agreement, and in connection with the Acquisition, the Company is entering into a purchase agreement (the “BDT Purchase Agreement”) with BDT CF Acquisition Vehicle LLC (the “BDT Investor”), pursuant to which the BDT Investor shall agree to invest an aggregate amount of $340,000,000 in newly issued shares of Common Stock and $340,000,000 in newly issued shares of the Company’s preferred stock, par value $0.001 per share, designated as Series A Perpetual Convertible Preferred Stock (the “BDT Investment”).

D.           Concurrent with the execution and delivery of this Agreement, and in connection with the Acquisition, the Company is entering into a purchase agreement (the “SMR Purchase Agreement”) with Steven M. Rales, pursuant to which Steven M. Rales shall agree to invest $50,000,000 in newly issued shares of Common Stock (the “SMR Investment”).

E.           Concurrent with the execution and delivery of this Agreement, and in connection with the Acquisition, the Company is entering into a purchase agreement (the “Markel Purchase Agreement”) with Markel Corporation, pursuant to which Markel Corporation shall agree to invest $25,000,000 in newly issued shares of Common Stock (the “Markel Investment”).

F.           In accordance with the BDT Purchase Agreement, the SMR Purchase Agreement, the Markel Purchase Agreement and the Credit Agreement, the Company shall use the proceeds of the Transaction, the BDT Investment, the SMR Investment, the Markel Investment and a portion of the proceeds of the Company’s borrowings under the Credit Agreement to finance the acquisition (the “Acquisition”) by the Company of Charter International plc (the “Target”) pursuant to an Offer or a Scheme of Arrangement (each as defined below).  The material terms and provisions of the Acquisition are set forth in the form of announcement attached hereto as Exhibit C (the “Rule 2.5 Announcement”), to be published by the Company in accordance with this Agreement pursuant to Rule 2.5 of the City Code.

III-2

NOW, THEREFORE, in consideration of the foregoing and the promises and representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE 1

Defined Terms

As used in this Agreement, the following terms shall have the following meanings:

“Acquisition” has the meaning assigned to such term in Recital F.

 “Agreement” has the meaning assigned to such term in the Preamble.

“Amended and Restated Charter” the Amended and Restated Certificate of Incorporation of the Company to be adopted on or before the Closing Date, substantially in the form attached hereto as Exhibit A.

 “Ancillary Agreements” means the Registration Rights Agreement.

“Announcement Date” has the meaning assigned to such term in Section 2.3.2(a).

“Announcement Price” has the meaning assigned to such term in Section 2.3.2(b).

"BDT Investment" has the meaning assigned to such term in Recital C.

“BDT Investor” means BDT CF Acquisition Vehicle LLC.

“BDT Purchase Agreement” has the meaning assigned to such term in Recital C.

 “Business Day” means any day except Saturday, Sunday or a day that is a public holiday in England, Jersey or in the United States of America.

“Bylaws” means the Amended and Restated Bylaws of the Company, adopted effective as of May 13, 2008.

“Certificate of Designations”  the certificate of designation establishing the Company’s preferred stock, par value $0.001 per share, designated as 6.0% Series A Perpetual Convertible Preferred Stock, substantially in the form attached hereto as Exhibit B.

“Charter” means the Amended and Restated Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware on May 13, 2008.

“City Code” means the City Code on Takeovers and Mergers.

“Closing” has the meaning assigned to such term in Section 2.4.

“Closing Date” has the meaning assigned to such term in Section 2.4.

“Code” means the Internal Revenue Code of 1986, as amended.

III-3

 “Common Share Investment Amount” has the meaning assigned to such term in Section 2.2.

 “Common Share Purchase Price” has the meaning assigned to such term in Section 2.3.2(c).

“Common Stock” has the meaning assigned to such term in Recital A.

 “Companies Act” means the Companies (Jersey) Law 1991 as amended from time to time.

“Contract” means any contract, agreement, lease, purchase order, license, mortgage, indenture, supplemental indenture, line of credit, note, bond, loan, credit agreement, capital lease, sale/leaseback arrangement, concession agreement, franchise agreement or other instrument, including all amendments, supplements, exhibits and attachments thereto.

 “Credit Agreement” has the meaning assigned to such term in Recital B.

 “Encumbrance” means any lien, encumbrance, security interest, pledge, mortgage, hypothecation, charge, restriction on transfer of title, adverse claim, title retention agreement of any nature or kind, or similar claim or right. Encumbrance shall not include any restrictions on transfer under applicable securities laws.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

“Governmental Authorizations” means, collectively, all applicable consents, approvals, permits, orders, authorizations, licenses and registrations, given or otherwise made available by or under the authority of Governmental Entities or pursuant to the requirements of any Applicable Law.

“Governmental Entity” means any domestic or foreign, transnational, national, Federal, state, municipal or local government, or any other domestic or foreign governmental, regulatory or administrative authority, or any agency, board, department, commission, court, tribunal or instrumentality thereof.

 “including” means including, without limitation.

“Investor” has the meaning assigned to such term in the Preamble.

 “Major Representation” means each representation and warranty set forth in Sections 3.1, 3.2 and 3.3 of this Agreement.

"Markel Investment" has the meaning assigned to such term in Recital E.

"Markel Purchase Agreement" has the meaning assigned to such term in Recital E.

“Material Adverse Effect” means any material adverse effect on (i) the business, results of operations or financial condition of the Company and its subsidiaries, taken as a whole (other than (a) any change, event, occurrence or development that generally affects the industry in which the Company and its subsidiaries operate and does not disproportionately affect (relative to other industry participants) the Company and its subsidiaries, (b) any change, event, occurrence or development to the extent attributable to conditions generally affecting (I) the industries in which the Company participates that does not have a materially disproportionate effect (relative to other industry participants) on the Company and its subsidiaries, (II) the U.S. economy as a whole, or (III) the equity capital markets generally, and (c) any change, event, occurrence or development that results from any action taken by the Company at the request of the Investor or as required by the terms of this Agreement) or (ii) the ability of the Company to perform its obligations hereunder or under the Ancillary Agreements.

III-4

“Material Contract” means any Contract of a type described in Item 6.01 of Regulation S-K.

“Offer” means a public offer by the Company in accordance with the City Code and the provisions of the Companies Act to acquire all of the Target Shares not owned, held, or agreed to be acquired by the Company.

 “person” means any individual, firm, corporation, partnership, limited liability company, trust, joint venture, incorporated or unincorporated association, Governmental Entity or other entity.

 “Purchased Common Shares” has the meaning assigned to such term in Recital A.

“Registration Rights Agreement” means the Registration Rights Agreement, to be executed on the Closing Date by and among, the Company, the Investor, and the other parties specified therein.

 “Rule 2.5 Announcement” has the meaning assigned to such term in Recital F.

 “Scheme of Arrangement” means a scheme of arrangement effected pursuant to Part 18A of the Companies Act under which the Target Shares will be cancelled (or transferred) and the Purchaser will become the holder of new shares issued in place of such cancelled Target Shares (or, as the case may be, the holder of such transferred Target Shares).

“SEC” means the Securities and Exchange Commission.

 “Securities Act” means the Securities Act of 1933.

 "SMR Investment" has the meaning assigned to such term in Recital D.

 "SMR Purchase Agreement" has the meaning assigned to such term in Recital D.

“SOX” means the Sarbanes-Oxley Act of 2002.

“Target” has the meaning assigned to such term in Recital F.

“Target Shares” means the ordinary shares of the Target subject of an Offer, or as the case may be, a Scheme of Arrangement.

“Tax” means any foreign, Federal, state or local income, sales and use, excise, franchise, real and personal property, gross receipt, capital stock, license, stamp, premium, windfall profit, environmental, transfer, alternative or add-on minimum, production, business and occupation, disability, estimated, employment, payroll, severance or withholding tax, value-added tax or other tax, duty, fee, impost, levy, assessment or charge imposed by any taxing authority, and any interest or penalties and other additions to tax related thereto.

III-5

“Tax Returns” means any return, report, claim for refund, declaration, information return or other document required to be filed with any Tax authority with respect to Taxes, including any schedule or attachment thereto, and including any amendments thereof.

  “ Third Party” means any person other than the Company, the Investor, or any of their respective subsidiaries or Affiliates.

“Transaction” has the meaning assigned to such term in Recital A.

“Voting Debt” means bonds, debentures, notes or other debt securities having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) as to matters on which holders of the Company’s Common Stock may vote.

ARTICLE 2

Issuance and Sale of Purchased Common Shares

2.1          Issuance and Sale of the Purchased Common Shares.  On the terms and subject to the conditions set forth in this Agreement, at the Closing (as defined below), the Company shall issue, sell and deliver to the Investor, and the Investor shall purchase from the Company, the Purchased Common Shares to be acquired by such Investor pursuant to this Agreement, free and clear of all Encumbrances.  The number of shares of Common Stock comprising the Purchased Common Shares to be issued and delivered to the Investor at the Closing shall be determined in accordance with Section 2.3.

2.2          Consideration.  In full consideration for the purchase of the Purchased Common Shares to be acquired by such Investor pursuant to this Agreement, the Investor shall pay to the Company at the Closing cash in the aggregate amount of $50,000,000 (the “Common Share Investment Amount”).

2.3          Determination of Purchased Share Amounts.

2.3.1        Purchased Common Shares.  The number of shares of Common Stock comprising the Purchased Common Shares to be issued and delivered to the Investor at the Closing pursuant to Section 2.1 shall be equal to the quotient of (a) the Common Share Investment Amount, divided by (b) the Common Share Purchase Price (as defined in Section 2.3.2), rounded up to the nearest whole number of shares of Common Stock.

2.3.2        Certain Definitions.  As used in this Section 2.3, the following terms shall have the following meanings:

(a)           “Announcement Date” means the date that the Rule 2.5 Announcement is published.

(b)           “Announcement Price” shall equal $23.04

(c)           “Common Share Purchase Price” means the Announcement Price.

III-6

2.4           Closing.  Subject to the satisfaction of the conditions set forth in Article 6, the closing of the sale and purchase of the Purchased Common Shares (the “Closing”) shall take place on the date falling six (6) Business Days after the date on which an Offer becomes unconditional in all respects or, as the case may be, the date on which a Scheme of Arrangement becomes effective in accordance with its terms, at the offices of the Company unless another date or place is agreed to in writing by the Investor and the Company.  The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.

2.5           Deliveries.

(a)           At the Closing, the Company shall issue to the Investor the Purchased Common Shares to be acquired by such Investor pursuant to this Agreement, validly issued and free and clear of Encumbrances, evidenced by certificates registered in the name of the Investor and duly authorized, executed and delivered on behalf of the Company, bearing a legend evidencing restrictions on transfer under the Securities Act, or if the Investor shall so elect, and if permitted by law, including, without limitation the Securities Act, uncertificated book-entry shares;

(b)           At the Closing, the Investor shall deliver to the Company the Common Share Investment Amount in immediately available funds by wire transfer to such account as the Company shall specify in writing not later than three (3) Business Days prior to the Closing Date.

(c)           On or before the Closing, each of the parties shall execute and deliver the Registration Rights Agreement.

ARTICLE 3

Representations and Warranties
of the Company

Subject to the qualifications set forth in the corresponding sections of the disclosure schedules delivered by the Company to the BDT Investor concurrently with the execution and delivery of this BDT Purchase Agreement (the “Company Disclosure Schedules to the BDT Purchase Agreement”), the Company hereby represents and warrants to the Investor, as of the date hereof and as of the Closing Date, as follows:

3.1           Entity Status.  Each of the Company and its subsidiaries is duly incorporated or otherwise organized, validly existing and in good standing under the applicable laws of its governing jurisdiction and each has all requisite corporate or other power and authority to carry on its business as it is now being conducted and is duly qualified to do business in each of the jurisdictions in which the ownership, operation or leasing of its assets or the conduct of its business requires it to be so qualified, and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power, authority or qualification, in each case, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

III-7

3.2           Authorization; Noncontravention.

(a)           Authorization.  The execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation by the Company of the Transaction (including the issuance (or reservation for issuance), sale and delivery of the Purchased Common Shares and the Acquisition have been duly and validly authorized by all necessary corporate action (except the stockholder actions contemplated by Section 5.1 of the BDT Purchase Agreement), and no other corporate proceedings on the part of the Company or its subsidiaries or (except the stockholder actions contemplated by Section 5.1 of the BDT Purchase Agreement) vote of holders of any class or series of capital stock of the Company or its subsidiaries is necessary to authorize this Agreement or the Ancillary Agreements or to consummate the Transaction or the Acquisition.  This Agreement and the Ancillary Agreements have been, or, as to Ancillary Agreements to be executed after the date hereof, will be, duly executed and delivered by the Company and (assuming due authorization, execution and delivery by each other party thereto) each constitutes, a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b)           Preemptive Rights; Rights of First Offer.  None of the sale and issuance of the Purchased Common Shares pursuant to this Agreement is or will be subject to any preemptive rights, rights of first offer or similar rights of any person  (except as set forth in the Certificate of Designations or the Amended and Restated Charter).

(c)           No Conflict.  The Company is not in violation or default in any material respect of any provision of its Charter or Bylaws.  The execution, delivery and performance by the Company of this Agreement and the Ancillary Agreements do not, and the consummation of the Transaction and compliance with the provisions hereof and thereof will not, result in a “change of control” (or similar event) under, or conflict with, or result in any default under, or give rise to an increase in, or right of termination, cancellation, acceleration or mandatory prepayment of, any obligation or to the loss of a benefit under, or result in the suspension, revocation, impairment, forfeiture or amendment of any term or provision of or the creation of any Encumbrance upon any of the properties or assets of the Company or any of its subsidiaries under, or require any consent or waiver under, any provision of (i) the Charter, the Bylaws or the comparable organizational documents of any of the Company’s subsidiaries (other than the requirement to obtain stockholder approval as contemplated by Section 5.1 of the BDT Purchase Agreement), (ii) save in relation to the execution of the Credit Agreement, any Material Contract, or (iii) any applicable law, Judgment or Governmental Authorization, in each case applicable to the Company and its subsidiaries or their respective assets.  Neither the execution and delivery of this Agreement, nor the consummation of the Transaction or the Acquisition, either alone or in combination with another event (whether contingent or otherwise) will (1) result in any payment of any “excess parachute payment” under Section 280G of the Code, (2) entitle any current or former employee, consultant or director of the Company or any of its subsidiaries to any payment, (3) increase the amount of compensation or benefits due to any such employee, consultant or director, or (4) accelerate the vesting, funding or time of payment of any compensation, equity award or other benefit.

(d)           No Governmental Authorization.  Except as contemplated by Section 5.7 of the BDT Purchase Agreement, no Governmental Authorization, order or authorization of, or registration, qualification, declaration or filing with, or notice to, any Governmental Entity is required to be obtained or made by or with respect to the Company or any of its subsidiaries in connection with the execution, delivery and performance of this Agreement or any of the Ancillary Agreements or the Transaction, including the issuance of the Purchased Common Shares, except for such Governmental Authorizations, orders, authorizations, registrations, qualifications, declarations, filings and notices, the failure of which to be obtained or made would not (i) materially impair the Company’s and/or the Investor’s ability to perform its obligations under this Agreement or the Ancillary Agreements or consummate the Transaction or (ii) have a Material Adverse Effect.

III-8

3.3           Capital Structure.

(a)           As of the date of this Agreement, the authorized capital stock of the Company consists solely of (i) 200,000,000 shares of Common Stock, of which 43,590,915  shares are issued and outstanding and 6,500,000 shares are reserved for issuance pursuant to the Company’s 2008 Omnibus Incentive Plan, and (ii) 10,000,000 shares of preferred stock, of which zero (0) shares are issued and outstanding and zero (0) shares are reserved for issuance.  As of the Closing, and after giving effect to the Transaction, the authorized capital stock of the Company shall consist solely of 400,000,000 shares of Common Stock and up to 20,000,000 shares of preferred stock, and the number of shares issued, outstanding and reserved for issuance shall consist solely of (w) the shares of Common Stock and preferred stock referred to in the foregoing sentence, (x) the Purchased Common Shares, (y) a number of shares of Common Stock to be issued to each of Steven M. Rales and Markel Corporation in connection with the SMR Investment and Markel Investment at the Common Share Purchase Price (z) the Shares of Common Stock and 6.0% Series A Perpetual Convertible Preferred Stock to be issued in connection with the BDT Investment and (xx) shares of Common Stock issued or reserved for issuance under the Company’s 2008 Omnibus Incentive Plan, as outstanding in the SEC Report for the three months ended June 30, 2011 and any awards under the plan granted in the ordinary course of business since such SEC Report. No other shares of capital stock of the company are authorized, issued and outstanding or reserved for issuance.

(b)           Subject to the Company obtaining shareholder approval as contemplated in Section 5.1 of the BDT Purchase Agreement, the Purchased Common Shares have been duly authorized and upon the Closing shall be (i) validly issued, fully paid and nonassessable, (ii) not issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Charter or Bylaws of the Company or any Contract to which the Company or any of its subsidiaries is a party or by which any of its or their respective assets are bound, and (iii) free and clear of all Encumbrances.

(c)           The Company has not issued any Voting Debt that is outstanding.  Except as set forth in the SEC Reports or in Schedule 3.3(c) of the Company Disclosure Schedules to the BDT Purchase Agreement, there are no (A) outstanding obligations, options, warrants, convertible securities, exchangeable securities, securities or rights that are linked to the value of the Common Stock or other rights, agreements or commitments relating to the capital stock of the Company or that obligate the Company to issue or sell or otherwise transfer shares of capital stock of the Company or any securities convertible into or exchangeable for any shares of capital stock of the Company or any Voting Debt of the Company, (B) outstanding obligations of the Company to repurchase, redeem or otherwise acquire shares of capital stock of the Company, (C) voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of shares of capital stock of the Company (but only to the Company’s knowledge with respect to any such agreements to which neither the Company nor any subsidiary of the Company is a party), or (D) rights of first refusal, preemptive rights, subscription rights or any similar rights with respect to the capital stock of the Company under the Charter or Bylaws or any Contract to which the Company or any subsidiary of the Company is a party or by which any of its assets are bound.  True, correct, and complete copies of the Charter and the Bylaws have been filed as exhibits to the Company’s SEC Reports.  Neither the Company, nor any of its subsidiaries has any “stockholder rights plan”, “poison pill” or any similar arrangement in effect.

III-9

(d)           The shares of outstanding capital stock of the Company’s subsidiaries are duly authorized, validly issued, fully paid and nonassessable, and are held of record and beneficially owned by the Company or a subsidiary of the Company.  There is no Voting Debt of any subsidiary of the Company that is outstanding.  Except as set forth in the SEC Reports or in Schedule 3.3(d) of the Company Disclosure Schedules to the BDT Purchase Agreement, there are no (i) outstanding obligations, options, warrants, convertible securities, exchangeable securities, securities or rights that are linked to the value of the Common Stock or other rights, agreements or commitments, in each case, relating to the capital stock or equity interests of the subsidiaries of the Company or that obligate the Company or its subsidiaries to issue or sell or otherwise transfer shares of the capital stock or any securities convertible into or exchangeable for any shares of capital stock or any Voting Debt of any subsidiary of the Company, (ii) outstanding obligations of the subsidiaries of the Company to repurchase, redeem or otherwise acquire shares of their respective capital stock or equity interests, (iii) voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of shares of capital stock of the subsidiaries of the Company (but only to the Company’s knowledge with respect to any such agreements to which neither the Company nor any subsidiary of the Company is a party), or (iv) rights of first refusal, preemptive rights, subscription rights or any similar rights under any provision of the governing documents of any material subsidiary or any non-wholly owned subsidiary of the Company.

3.4           Taxes.

(a)           Except as disclosed in the SEC Reports or except as would not reasonably be expected, individually or in the aggregate, to be material to the Company: (i) the Company and each of its subsidiaries have filed all Tax Returns required to be filed by them; (ii) all such Tax Returns are true, correct and complete; (iii) all Taxes due and owed by the Company and each of its subsidiaries (whether or not shown on any Tax Return) have been paid; (iv) neither the Company nor any of its subsidiaries currently is the beneficiary of any extension of time within which to file any material Tax Return; (v) no claim has ever been made by a Governmental Entity in a jurisdiction where the Company or any of its subsidiaries does not file Tax Returns that the Company or any such subsidiary is or may be subject to taxation by that jurisdiction; (vi) there are no liens on any of the assets or properties of the Company or any of its subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax; (vii) there are no ongoing, pending or, to the Company's knowledge, threatened audits, assessments, or other proceedings for or relating to any liability in respect of Taxes of the Company or any of its subsidiaries; (viii) neither the Company nor any of its subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency; and (ix) the Company and each of its subsidiaries have timely withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

(b)           Neither the Company nor any of its subsidiaries has been a member of any affiliated group filing a consolidated Federal income Tax Return other than a group the common parent of which is the Company.

III-10

3.5           Compliance with Laws.

(a)           The Company and each of its subsidiaries and the conduct and operation of their respective businesses are and have been, since January 1, 2010, in compliance in all material respects with each applicable law that is applicable to the Company or its subsidiaries or their respective businesses, including any laws relating to employment practices, except, in each case, as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)           Neither the Company nor any of its subsidiaries has received any written notice or other written communication from any Governmental Entity or any other person regarding (1) any actual, alleged, possible or potential violation of or failure to comply with any material term or requirement of any Governmental Authorization, or (2) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination of or modification to any Governmental Authorization, except, in each case, as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.6           SEC Reports and Company Financial Statements.

(a)           Since January 1, 2009, except as disclosed in Schedule 3.6(a) of the Company Disclosure Schedules to the BDT Purchase Agreement, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all the foregoing and all exhibits included or incorporated by reference therein and financial statements and schedules thereto and documents included or incorporated by reference therein being sometimes hereinafter collectively referred to as the “SEC Reports”).  As of their respective filing dates, the SEC Reports complied with the requirements of the Exchange Act applicable to the SEC Reports (as amended or supplemented), and none of the SEC Reports, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  No subsidiary of the Company is, or is required to be, a registrant with the SEC.

(b)           As of their respective dates, except as set forth therein or in the notes thereto, the financial statements contained in the SEC Reports and the related notes (the “Financial Statements”) complied as to form with all applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.  The Financial Statements (i) were prepared in accordance with GAAP, consistently applied during the periods involved (except (x) as may be otherwise indicated in the notes thereto or (y) in the case of unaudited interim statements, to the extent that they may not include footnotes or may be condensed or summary statements), (ii) fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments), and (iii) are in all material respects in accordance with the books of account and records of the Company and its consolidated subsidiaries.

III-11

(c)           Neither the Company nor any of its subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract or arrangement (including any Contract relating to any transaction or relationship between or among the Company and any of its subsidiaries, on the one hand, and any unconsolidated affiliate of the Company or any of its subsidiaries, including any structured finance, special purpose or limited purpose entity or person, on the other hand, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K of the SEC)), where the result, purpose or effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its subsidiaries in the Company’s or such subsidiary’s audited financial statements or other SEC Reports.

(d)           To the Company’s knowledge, there is no reason that its outside auditors and its chief executive officer and chief financial officer will not be able to give the attestations and certifications, as applicable, required pursuant to the rules and regulations adopted pursuant to Section 404 of SOX, without qualification, when next due.

(e)           Except as set forth in SEC Reports and the transactions contemplated by this Agreement, the SMR Investment and the Markel Investment, none of the executive officers, directors or related persons (as defined in Regulation S-K Item 404) of the Company is presently a party to any transaction with the Company or any of its subsidiaries that would be required to be reported on Form 10-K by Item 13 thereof pursuant to Regulation S-K Item 404.

3.7           Private Placement.  Assuming that the representations of Investor set forth in Section 4.2 are true and correct, the offer, sale, and issuance of the Purchased Common Shares, in conformity with the terms of this Agreement, are exempt from the registration requirements of Section 5 of the Securities Act.

3.8           Brokers.  The Company and its subsidiaries have incurred no obligation or liability, contingent or otherwise, in connection with this Agreement or the Transaction that would result in the obligation of the Investor to pay any finder’s fees, brokerage or agent’s commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the Transaction.

3.9           Registration Rights.  Other than the Registration Rights Agreement and any other registration rights agreement entered into in connection with the financing of the Acquisition, the Company has not granted or agreed to grant, and is not under any obligation to provide, any rights (including “piggy-back” registration rights) to register under the Securities Act any of its presently outstanding securities or any of its securities that may be issued subsequently.

3.10           No Restriction on the Ability to Pay Cash Dividends.  Except as set forth in the Amended and Restated Charter, the Certificate of Designations and the Credit Agreement and any existing credit facilities of the Company or its subsidiaries that are being replaced by the Credit Agreement, neither the Company nor any of its subsidiaries is, or will be, immediately following the Closing, a party to any Contract, and is not, and will not be, immediately following the Closing, subject to any provisions in its Charter or Bylaws or other governing documents or resolutions of the Board of Directors or other governing body, that restricts, limits, prohibits or prevents the payment of cash dividends with respect to any of its equity securities.

3.11           Credit Agreement. True, correct and complete copies of the Credit Agreement and all ancillary agreements thereto that have been executed as of the date hereof have been provided to the Investor, and the Credit Agreement and each such ancillary agreement is in full force and effect.

III-12

ARTICLE 4

Representations and Warranties of the Investor

The Investor hereby represents and warrants to the Company, as of the date hereof and as of the Closing Date, as follows:

4.1           Authorization.    The Investor has all necessary entity power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the Transaction.    This Agreement and the Ancillary Agreements to which the Investor is a party have been duly executed and delivered by the Investor and (assuming due authorization, execution and delivery by each other party thereto) each constitutes a valid and binding obligation of the Investor, enforceable against the Investor in accordance with its respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.2           Securities Act; Purchase for Investment Purposes.  The Investor (i) is acquiring the Purchased Common Shares solely for investment with no present intention to distribute them in violation of the Securities Act and the rules and regulations thereunder or any applicable U.S. state securities laws, (ii) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of making an informed investment decision to purchase the Purchased Common Shares, (iii) is an “accredited investor” (as that term is defined by Rule 501 promulgated under the Securities Act), and (iv) acknowledges and understands that the Purchased Common Shares have not been registered under the Securities Act, or any state securities laws, and agrees that it will not offer, sell, assign, transfer, pledge, encumber or otherwise dispose of such Purchased Common Shares absent registration under the Securities Act or unless such transaction is exempt from, or not subject to, registration under the Securities Act, and in each case, in accordance with all applicable state securities laws.

ARTICLE 5

Covenants

5.1           Upon the terms and subject to the conditions set forth in this Agreement, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all actions that are necessary, proper or advisable to consummate and make effective the Transaction, including using its reasonable best efforts to accomplish the following: (i) the satisfaction of the conditions precedent set forth in Article 6, (ii) the taking of all reasonable steps to provide any supplemental information requested by a Governmental Entity, including participating in meetings with officials of such entity in the course of its review of the Transaction, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, that challenge this Agreement, the Transaction, the BDT Investment, the SMR Investment, the Markel Investment, the Credit Agreement or the consummation of the Acquisition or any other transaction contemplated hereby, and (iv) the execution and delivery of any additional instruments necessary to consummate and make effective the Transaction.

III-13

ARTICLE 6

Conditions

6.1           Conditions to all Parties’ Obligations.  The respective obligations of the Company, on the one hand, and the Investor, on the other hand, to effect the Closing are subject to the satisfaction of the following conditions:

(a)           Offer/Scheme of Arrangement.  In the case of an Offer, the Offer shall have become or been declared unconditional by the Company in all respects.  In the case of a Scheme of Arrangement, the High Court of Jersey shall have filed an order (and the Investor shall have received a copy thereof) sanctioning the Scheme of Arrangement on behalf of the Target with the Registrar of Companies in accordance with Part 18A of the Companies Act.

(b)           Stockholder Approvals; Filing of Amended and Restated Charter and Certificate of Designations. All approvals of the Company’s stockholders required in connection with the Transaction, including any such approvals required under applicable law and the applicable listing rules of the New York Stock Exchange, shall have been obtained on or before the Closing Date, and the Amended and Restated Charter and the Certificate of Designations, substantially in the forms attached hereto as Exhibit A and Exhibit B, respectively, shall have been properly filed with the office of the Secretary of State of the State of Delaware.

6.2           Conditions to the Investor’s Obligations. The obligations of the Investor to effect the Closing are subject to the satisfaction, or written waiver by the Investor (given in accordance with Section 8.1), of each of the following conditions:

(a)           Representations and Warranties. Each of the Major Representations of the Company contained in this Agreement shall be true and correct in all material respects on and as of the date of this Agreement and as of the Closing with the same force and effect as if made as of the Closing (except that representations and warranties which address matters only as of a particular date need only be true and correct as of such date).

(b)           Debt Financing.  As of the Closing Date, (i) the Credit Agreement shall be in full force and effect, and (ii) all conditions precedent to the effectiveness of the Credit Agreement and to the extensions of credit thereunder (other than receipt of the proceeds of the Equity Financing (as defined in the Credit Agreement)) shall have been satisfied or waived.

ARTICLE 7

Termination

7.1           Termination.  This Agreement may be terminated prior to the Closing as follows:

(a)           At any time, by the mutual written consent of the Investor and the Company;

(b)           By the Investor if the Company does not publish the Rule 2.5 Announcement by September 15, 2011 or, if the Rule 2.5 Announcement is published by such date, on such later date, if any, upon which the Scheme of Arrangement or Offer, as applicable, lapses, terminates or is withdrawn; or

III-14

(c)           By written notice by either the Company or the Investor to the other party or parties, at any time after the date that is two hundred (200) calendar days after the Announcement Date (the “Termination Date”) if the Closing shall not have occurred on or prior to the Termination Date; provided, that the right to terminate this Agreement under this Section 7.1(c) shall not be available to such party if the action or inaction of such party has been a principal cause of or resulted in the failure of the Closing to occur on or before the Termination Date and such action or failure to act constitutes a breach of this Agreement.

(d)           By the Investor at any time prior to the Closing, if (i) the Company is in breach of a Major Representation (ii) such breach is not cured or capable of being cured by the earlier of the Termination Date and twenty (20) days following written notice of such breach from the Investor (to the extent such breach is curable) and (iii) such breach, if not cured, would render the conditions set forth in Section 6.2 incapable of being satisfied;

7.2           Effect of Termination.  In the event of the termination of this Agreement as provided in Section 7.1, all obligations and agreements of the parties set forth in this Agreement shall become void and of no further force and effect whatsoever and there shall be no liability or obligation on the part of the parties hereto except (i) for any liability of the Company as a result of a breach of this Agreement prior to such termination, and (ii) that the provisions of this Section 7.2 and ARTICLE 8 (and all related definitions in ARTICLE 1) shall survive any such termination and shall be enforceable hereunder.

ARTICLE 8

General Provisions

8.1           Amendments and Waivers.  This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.  Except as otherwise provided in this Agreement, any failure of any party to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

8.2           Assignment.  This Agreement and the rights and obligations hereunder shall not be assignable or transferable by any party without the prior written consent of the other parties hereto

8.3           No Third-Party Beneficiaries.  This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto and such permitted assigns, any legal or equitable rights hereunder.

8.4           Notices.  All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by a nationally recognized overnight courier service (with tracking capability), and shall be deemed given when received, as follows:

III-15

if to the Investor, to:

2200 Pennsylvania Avenue NW
Suite 800W
Washington DC 20037
Attention: Michael G. Ryan

With a copy to:

DLA Piper LLP (US)
6225 Smith Avenue
Baltimore, Maryland 21209
Attention: Jason C. Harmon, Esq.

if to the Company, to:

Colfax Corporation
8170 Maple Lawn Blvd, Suite 180
Fulton, MD 20759
Attention: A. Lynne Puckett

8.5           Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.

8.6           Entire Agreement.  This Agreement and the Ancillary Agreements, along with the Schedules and the Exhibits hereto and thereto, contain the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings relating to such subject matter.  None of the parties shall be liable or bound to any other party in any manner by any representations, warranties or covenants relating to such subject matter except as specifically set forth herein or in the Ancillary Agreements.

8.7           Interpretation; Exhibits and Schedules.  The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.  Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein shall have the meaning assigned to such term in this Agreement.  When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.

8.8           Severability.  If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other persons or circumstances, so long as the economic and legal substance of the Transaction is not affected in a manner materially adverse to any party hereto.

III-16

8.9            Consent to Jurisdiction.  Each of the parties hereby consents to the exclusive jurisdiction of the state and federal courts sitting in the City of New York in any action on a claim arising out of, under or in connection with this Agreement or the Transaction.

8.10           Governing Law.    This Agreement shall be governed and construed in accordance with the laws of the State of New York.

8.11           Waiver of Jury Trial.  Each party hereby waives, to the fullest extent permitted by Applicable Law, any right it may have to a trial by jury in respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement, any Ancillary Agreement or the Transaction.  Each party (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the Ancillary Agreements, as applicable, by, among other things, the mutual waivers and certifications in this Section 8.11.

8.12           Rights of Holders.  Each party to this Agreement shall have the absolute right to exercise or refrain from exercising any right or rights that such party may have by reason of this Agreement, including the right to consent to the waiver or modification of any obligation under this Agreement, and such party shall not incur any liability to any other party or other holder of any securities of the Company as a result of exercising or refraining from exercising any such right or rights.

8.13           Adjustment in Share Numbers and Prices.  In the event of any (i) stock split, (ii) subdivision, (iii) dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into or entitling the holder thereof to receive directly or indirectly shares of Common Stock), (iv) combination or (v) other similar recapitalization or event, in each case, occurring after the date hereof and prior to the Closing Date, each reference in this Agreement and the Ancillary Agreements to a number of shares or a price per share shall be amended to appropriately account for such event.

8.14           Construction.  The parties acknowledge that each party and its counsel have participated in the negotiation and preparation of this Agreement.  This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing the Agreement to be drafted.  Each covenant, term and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any party hereto.

[Signature page follows.]

III-17

In Witness Whereof, the Company and the Investor have executed this Agreement as of the date first above written.

COMPANY

COLFAX CORPORATION

By:	/s/ A. Lynne Puckett
Name: A. Lynne Puckett
Title: Senior Vice President, General Counsel and Secretary

INVESTOR

Mitchell P. Rales

/s/ Mitchell P. Rales

III-18

EXHIBIT A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

COLFAX CORPORATION

Colfax Corporation (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”), does hereby certify as follows:

1.           The present name of the Corporation is Colfax Corporation. The Corporation was incorporated under the name Constellation Pumps Corporation by filing its original Certificate of Incorporation with the Secretary of State of the State of Delaware on February 25, 1998. An Amended and Restated Certificate of Incorporation was filed with and accepted by the Secretary of State of the State of Delaware on May 22, 2003 and amended by Certificates of Amendment on May 30, 2003, May 3, 2004, and April 21, 2008. An Amended and Restated Certificate of Incorporation was filed with and accepted by the Secretary of State of the State of Delaware on May 13, 2008.

2.             This Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation (the “Board”) and by the stockholders of the Corporation in accordance with Sections 228, 242, and 245 of the Delaware General Corporation Law.

3.             Pursuant to Sections 242 and 245 of the Delaware General Corporation Law, this Amended and Restated Certificate of Incorporation restates and integrates and also further amends the provisions of the Certificate of Incorporation of the Corporation as heretofore amended or supplemented. The Certificate of Incorporation of the Corporation, as heretofore amended or supplemented, is superseded by this Amended and Restated Certificate of Incorporation.

4.             This Amended and Restated Certificate of Incorporation shall become effective upon the time of filing of this Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware pursuant to Section 103 of the Delaware General Corporation Law.

5.             The Certificate of Incorporation of the Corporation as heretofore amended or supplemented is hereby restated and further amended to read in its entirety as follows:

Article 1. NAME

The name of this corporation is Colfax Corporation.

Article 2. REGISTERED OFFICE AND AGENT

The address of this Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, Delaware 19808, in the County of New Castle. The name of this Corporation’s registered agent at such address is Corporation Service Company.

III-19

Article 3. PURPOSE AND POWERS

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law. The Corporation shall have all power necessary or convenient to the conduct, promotion or attainment of such acts and activities.

Article 4. CAPITAL STOCK AND ISSUANCE OF SECURITIES

4.1. Authorized Shares

The total number of shares of all classes of stock that the Corporation shall have the authority to issue is 420,000,000 of which 400,000,000 of such shares shall be Common Stock having a par value of $.001 per share (the “Common Stock”), and 20,000,000 of such shares shall be Preferred Stock, having a par value of $.001 per share (the “Preferred Stock”).

4.2. Common Stock

4.2.1. Relative Rights

The Common Stock shall be subject to all of the rights, privileges, preferences, priorities, and restrictions set forth in this Amended and Restated Certificate of Incorporation (including any certificate of designations relating to any series of the Preferred Stock). Each share of the Common Stock shall have the same relative rights as, and be identical in all respects to, all the other shares of the Common Stock.

4.2.2. Dividends

Whenever there shall have been paid, or declared and set aside for payment, to the holders of shares of any class of stock having preference over the Common Stock as to the payment of dividends, the full amount of dividends and of sinking fund or retirement payments, if any, to which such holders are respectively entitled in preference to the Common Stock, then dividends may be paid on the Common Stock and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends thereon, but only when and as declared by the Board and subject to the restrictions set forth in any certificate of designations relating to any series of Preferred Stock. Any dividends on the Common Stock will not be cumulative.

III-20

4.2.3. Dissolution, Liquidation, Winding Up

In the event of any dissolution, liquidation, or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock, and holders of any class or series of stock entitled to participate therewith, in whole or in part, as to the distribution of assets in such event, shall be entitled to participate in the distribution of any assets of the Corporation remaining after the Corporation shall have paid, or provided for payment of, all debts and liabilities of the Corporation and after the Corporation shall have paid, or set aside for payment, to the holders of any class of stock having preference over the Common Stock in the event of dissolution, liquidation or winding up the full preferential amounts (if any) to which they are entitled.

4.2.4. Voting Rights

Each holder of shares of the Common Stock shall be entitled to attend all special and annual meetings of the stockholders of the Company at which any action is to be taken as to which holders of Common Stock are entitled to vote pursuant to this Amended and Restated Certificate of Incorporation or applicable law. Except as may otherwise be required by law, and subject to the provisions of such resolution or resolutions as may be adopted by the Board pursuant to Section 4.3 of this Article 4 granting the holders of one or more series of the Preferred Stock exclusive or special voting powers with respect to any matter, each holder of the Common Stock shall have one vote with respect to each share of the Common Stock held on all matters voted upon by the stockholders, provided, however, that except as otherwise required by law, holders of the Common Stock, as such, shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation (including a certificate of designations relating to any series of the Preferred Stock) that relates solely to the terms of one or more outstanding series of the Preferred Stock if the holders of such affected series are entitled, either voting separately or together with the holders of one or more other such series, to vote thereon pursuant to this Amended and Restated Certificate of Incorporation (including any certificate of designations relating to any series of the Preferred Stock) or pursuant to the Delaware General Corporation Law. Each holder of shares of the Common Stock may exercise its vote either in person or by proxy.

4.2.5 Stockholder Action

Subject to the rights of any holders of the Preferred Stock, (i) only the chairman of the Board or a majority of the Board shall be permitted to call a special meeting of stockholders; (ii) the business permitted to be conducted at a special meeting of stockholders shall be limited to matters properly brought before the meeting by or at the direction of the Board; and (iii) stockholder action may be taken only at a duly called and convened annual meeting or special meeting of stockholders and may not be taken by written consent.

4.3. Preferred Stock

The Board is authorized, subject to limitations prescribed by the Delaware General Corporation Law and the provisions of this Amended and Restated Certificate of Incorporation, to provide, by resolution or resolutions from time to time and by filing certificates of designations pursuant to the Delaware General Corporation Law, for the issuance of shares of the Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the voting powers, designations, preferences and relative, participating, optional or other special rights of the shares of each such series of the Preferred Stock and to fix the qualifications, limitations or restrictions thereof.

III-21

The authority of the Board with respect to each series shall include, but not be limited to, determination of the following: (1) the number of shares constituting that series and the distinctive designation of that series; (2) the dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series; (3) whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights; (4) whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board shall determine; (5) whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; (6) whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund; (7) the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and (8) any other relative powers, preferences, and rights of that series, and qualifications, limitations or restrictions on that series as the Board shall determine.

4.4 Rights of Certain Holders

So long as the Investor and its Permitted Transferees collectively Beneficially Own, in the aggregate, at least fifty percent (50%) of the Purchased Preferred Shares, the written consent of the Investor will be required in order for the Corporation to take any of the following actions:

1.	The incurrence of Senior Net Indebtedness, excluding

(i)           Permitted Indebtedness, and

(ii)           the issuance of Preferred Stock,

if, after giving effect to such incurrence, the ratio of Senior Net Indebtedness to Adjusted EBITDA would exceed 3.75 : 1 measured by reference to the last twelve-month period for which financial information of the Corporation is reported by the Corporation (the “LTM Period”), pro forma for any acquisition in the LTM Period; provided, however, that the consent of the Investor will not be required pursuant to this Section 4.4(1) as to the incurrence of Indebtedness, the net proceeds of which are used for Refinancing of Indebtedness that existed on the Closing Date (including any Indebtedness incurred on the Closing Date);

2.	The incurrence of Total Net Indebtedness, excluding:

(i)	Permitted Indebtedness,

(ii)	the issuance of Preferred Stock,

III-22

if, after giving effect to such incurrence, the ratio of Total Net Indebtedness to Adjusted EBITDA would exceed 4.25 : 1 measured by reference to the LTM Period, pro forma for any acquisition in the LTM Period; provided, however, that the consent of the Investor will not be required pursuant to this Section 4.4(2) as to the incurrence of Indebtedness, the net proceeds of which are used for the Refinancing of Indebtedness that existed on the Closing Date (including any Indebtedness incurred on the Closing Date);

3.	The issuance by the Corporation of any shares of Preferred Stock;

4.
Any change to the Corporation’s dividend policy, or the declaration or payment of any dividend or distribution on any Junior Stock, unless the ratio of the Corporation’s Total Net Indebtedness, excluding Permitted Indebtedness and any Preferred Stock, to Adjusted EBITDA is less than 2:1 measured by reference to the LTM Period,  pro forma for any acquisition in the LTM period;

5.	Any voluntary liquidation, dissolution or winding up of the Corporation;

6.	Any change in the Corporation’s independent auditor;

7.	The election of anyone other than Mr. Mitchell P. Rales as the Corporation’s Chairman of the Board;

8.
Any acquisition by the Corporation or any of its subsidiaries, in any transaction or series of related transactions, of another entity or assets for a purchase price exceeding thirty percent (30%) of the Corporation’s equity market capitalization at the time the applicable acquisition agreement is signed;

9.
Any merger, consolidation, reclassification, joint venture or strategic partnership, or any similar transaction, any sale, lease, transfer or other disposition of any assets of the Corporation or any subsidiary of the Corporation (excluding sale/leaseback transactions and other financing transactions, in each case, entered into in the ordinary course of the Corporation’s or such subsidiary’s business or any sales among the Company and its subsidiaries), or any voluntary liquidation, dissolution or winding up of any subsidiary of the Corporation  if (i) the value of the entity resulting from any such merger, consolidation, reclassification or similar transaction, (ii) the level of investment in any such joint venture, strategic partnership or similar transaction by the Corporation or such subsidiary, (iii) the value of the assets being sold, leased, transferred or disposed of, or (iv) the value of the subsidiary being liquidated, dissolved, or wound up (including the value of any subsidiary or subsidiaries thereof), as applicable, exceeds thirty percent (30%) of the Corporation’s equity market capitalization at the time the applicable transaction agreement or other transaction documentation is signed;

10.	Any amendments to the Corporation’s Certificate of Incorporation or bylaws or other organizational or governing documents, as applicable; or

11.	Any change to the size of the Board.

III-23

Article 5. BOARD OF DIRECTORS

5.1. Number; Election; Nomination Right of Certain Holders

(1)
So long as the Investor and its Permitted Transferees collectively Beneficially Own, in the aggregate, more than twenty percent (20%) of the outstanding Common Stock, calculated on a fully-diluted basis, assuming conversion of all outstanding convertible securities (including the Series A Preferred Stock) and exercise of all existing warrants at the then-existing conversion or exercise price, but excluding any Unexercised Options and RSUs: (A) the authorized number of directors of the Corporation shall be eleven (11); (B) the Investor shall be entitled to exclusively nominate two (2) members of the Board; and (C) the Investor shall be entitled to select one of its nominees, once elected to the Board, to serve on the audit committee of the Board, and one of its nominees, once elected to the Board, to serve on the compensation committee of the Board, subject to applicable law and New York Stock Exchange listing requirements.

(2)
So long as the Investor and its Permitted Transferees collectively Beneficially Own, in the aggregate, equal to or less than twenty percent (20%) but more than ten percent (10%) of the outstanding Common Stock, calculated on a fully-diluted basis, assuming conversion of all outstanding convertible securities (including the Series A Preferred Stock) and exercise of all existing warrants at the then-existing conversion or exercise price, but excluding any Unexercised Options and RSUs: (A) the authorized number of directors of the Corporation shall be ten (10); (B) the Investor shall be entitled to exclusively nominate one (1) member of the Board; and (C) the Investor shall be entitled to select its nominee, once elected to the Board, to serve on the audit committee and compensation committee of the Board, subject to applicable law and New York Stock Exchange listing requirements.

(3)
From the time the Investor and its Permitted Transferees collectively cease to Beneficially Own, in the aggregate, at least ten percent (10%) of the outstanding Common Stock, calculated on a fully-diluted basis, assuming conversion of all outstanding convertible securities (including the Series A Preferred Stock) and exercise of all existing warrants at the then-existing conversion or exercise price, but excluding any Unexercised Options and RSUs, the Investor shall have no right under this Section 5.1 to nominate any members of the Board, and the authorized number of directors of the Corporation shall be such number as from time to time shall be fixed by, or in the manner provided in, the bylaws of the Corporation.

(4)
Unless and except to the extent that the bylaws of the Corporation shall otherwise require, the election of directors of the Corporation need not be by written ballot. Each director of the Corporation shall be entitled to one vote per director on all matters voted or acted upon by the Board.

(5)
For purposes of calculating Beneficial Ownership percentages in this Section 5.1, the Investor and any Permitted Transferees shall not be deemed to Beneficially Own any shares of preferred stock other than the Purchased Preferred Shares and any shares of Common Stock other than shares of Common Stock acquired (i) on the Closing Date, (ii) upon conversion of Preferred Stock or (iii) pursuant to anti-dilution provisions or pre-emption rights set forth in the Certificate of Designations.

III-24

5.2. Management of Business and Affairs of the Corporation

The business and affairs of the Corporation shall be managed by, or under the direction of, the Board.

5.3. Limitation of Liability

No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) under Section 174 of the Delaware General Corporation Law; or (d) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article 5.3 shall be prospective only and shall not adversely affect any right or protection of, or any limitation of the liability of, a director of the Corporation existing at, or arising out of facts or incidents occurring prior to, the effective date of such repeal or modification.

Article 6. AMENDMENT OF BYLAWS

In furtherance and not in limitation of the powers conferred by the Delaware General Corporation Law, the Board is expressly authorized and empowered to adopt, amend and repeal the bylaws of the Corporation.

Article 7. RESERVATION OF RIGHT TO AMEND CERTIFICATE OF INCORPORATION

The Corporation reserves the right at any time, and from time to time, to amend, alter, change, or repeal any provision contained in this Amended and Restated Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences, and privileges of any nature conferred upon stockholders, directors, or any other persons by and pursuant to this Amended and Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article 7.  Notwithstanding the foregoing, or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of stock required by law or this Amended and Restated Certificate of Incorporation, until such time as the Investor and its Permitted Transferees collectively cease to Beneficially Own, in the aggregate, at least ten percent (10%) of the outstanding Common Stock, calculated on a fully-diluted basis, assuming conversion of all outstanding convertible securities (including the Series A Preferred Stock) and exercise of all existing warrants at the then-existing conversion or exercise price, but excluding any Unexercised Options and RSUs, the written consent of the Investor shall be required to alter, amend or repeal any provision of Section 5.1 of Article 5, this Article 7 or Article 8, including by merger, consolidation or otherwise.

III-25

Article 8. DEFINITIONS

Capitalized terms not otherwise defined in this Amended and Restated Certificate of Incorporation shall have the following meanings:

“Adjusted EBITDA” means EBITDA, as such term is defined in that certain credit agreement, dated as of September 12, 2011, between and among the Company, Deutsche Bank A.G. New York Branch, a syndicate of other financial institutions as lenders and Deutsche Bank Securities Inc., as in effect as of September 12, 2011.

“Beneficial Ownership” and “Beneficially Own” and similar terms have the meaning set forth in Rule 13d-3 under the Securities and Exchange Act of 1934. For the avoidance of doubt, the Investor and its Permitted Transferees will be deemed to Beneficially Own all of the Common Stock issuable upon conversion of the Series A Preferred Stock held by the Investor and its Permitted Transferees at the time of determination.

“Closing Date” has the meaning set forth in the Securities Purchase Agreement.

“Indebtedness” means the principal of, accrued but unpaid interest on, and premium (if any, to the extent such premium is determinable) in respect of, indebtedness of such person for borrowed money, but excluding any indebtedness among the Corporation and its subsidiaries.

“Investor” means BDT CF Acquisition Vehicle, LLC.

“Junior Stock” means the Common Stock and any other class or series of stock of the Corporation, other than Parity Stock and Senior Stock, not expressly ranking senior to the Series A Preferred Stock with respect to the payment of dividends and distributions.

“Parity Stock” means any class or series of stock of the Corporation that may be authorized that expressly ranks equal to the Series A Preferred Stock with respect to the payment of dividends and distributions.

“Permitted Transferee” shall have the meaning assigned to such term in the Securities Purchase Agreement.

“Permitted Indebtedness” means Indebtedness under the Corporation’s revolving line of credit as in existence on the Closing Date, leases and letters of credit, performance guarantees, bid bonds, surety bonds and similar instruments.

“Purchased Preferred Shares” shall have the meaning assigned to such term in the Securities Purchase Agreement.

“Refinance” or “Refinancing” means to refund, refinance, replace, renew, repay, or extend (including pursuant to any defeasance or discharge mechanism).

“Securities Purchase Agreement” means that certain Securities Purchase Agreement, dated as of September 12, 2011, by and between the Corporation and the Investor.

III-26

“Senior Net Indebtedness” means, as of any date, all Senior Indebtedness of the Corporation outstanding on such date minus all cash and cash equivalents of the Corporation as of such date.

 “Senior Indebtedness” means Indebtedness that is not Subordinated Indebtedness.

“Senior Stock” means any class or series of stock of the Corporation that may be authorized that expressly ranks senior to the Series A Preferred Stock with respect to the payment of dividends and distributions.

“Subordinated Indebtedness” means Indebtedness which is subordinate or junior in right of payment to any other Indebtedness pursuant to a written agreement.

“Total Net Indebtedness” means, as of any date, all Indebtedness of the Corporation and its subsidiaries minus all cash and cash equivalents of the Corporation and its subsidiaries as of such date.

“Unexercised Options and RSUs” means (i) any convertible securities outstanding as of the Closing Date (as such term is defined in the Securities Purchase Agreement), or (ii) any options, restricted stock units or similar awards issued to officers, employees, consultants or directors of the Corporation or its subsidiaries, in each case, in the form of Common Stock or entitling the holder thereof to receive shares of Common Stock upon the exercise or conversion thereof.

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by the President and Chief Executive Officer of the Corporation on this _______ day of _______, 20__.

COLFAX CORPORATION

By:
Name:
Title:

III-27

Exhibit B

CERTIFICATE OF DESIGNATIONS OF

SERIES A PERPETUAL CONVERTIBLE PREFERRED STOCK

(PAR VALUE $0.001)

OF

COLFAX CORPORATION

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

Colfax Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), in accordance with the provisions of Section 151 thereof, DOES HEREBY CERTIFY:

That pursuant to the authority conferred upon the Board of Directors of the Corporation (the “Board”) in accordance with the Second Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) and the Amended and Restated Bylaws of the Corporation (the “Bylaws”), the Board on September 10, 2011 adopted the following resolution,  creating a series of 13,877,552 shares of Preferred Stock, par value $0.001 per share, of the Corporation designated as Series A Perpetual Convertible Preferred Stock, which is subject to shareholder approval of certain amendments to the Certificate of Incorporation including amendments that will increase the authorized number of shares of preferred stock:

RESOLVED, that pursuant to the authority vested in the Board by Article IV of the Certificate of Incorporation and out of the Preferred Stock, par value $0.001 per share, authorized therein, the Board hereby authorizes, designates and creates a series of Preferred Stock, and states that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof be, and hereby are, as follows:

Section 1.       Number of Shares and Designation.

The designation of the series of Preferred Stock created by this resolution shall be “Series A Perpetual Convertible Preferred Stock” (the “Series”), and the number of shares constituting the Series shall be Thirteen Million Eight Hundred Seventy-Seven Thousand Five Hundred Fifty-Two (13,877,552) (the “Series A Preferred Stock”). Each share of Series A Preferred Stock shall have a liquidation preference of $24.50 (the “Liquidation Preference”).

III-28

Section 2.       Dividends.

(1)           Holders of Series A Preferred Stock shall be entitled to receive, on each share of Series A Preferred Stock, out of funds legally available for the payment of dividends under Delaware law, cumulative cash dividends with respect to each Dividend Period (as defined below) at a per annum rate of 6% (as such may be adjusted pursuant to this Section 2(1), the “Dividend Rate”) on (i) the Liquidation Preference per share and (ii) to the extent unpaid on the Dividend Payment Date (as defined below), the amount of any accrued and unpaid dividends, if any, on such share of Series A Preferred Stock; provided that if, on any Dividend Payment Date, the Corporation shall not have paid in cash the full amount of any dividend required to be paid on such share (such amount being “Unpaid Dividends”) on such Dividend Payment Date pursuant to this Section 2(1), then from such Dividend Payment Date, the Dividend Rate shall automatically be at a per annum rate of 8% for such share until the date on which all Unpaid Dividends have been declared and paid in full in cash.  Dividends shall begin to accrue and be cumulative from the Issue Date (whether or not declared), shall compound on each Dividend Payment Date, and shall be payable in arrears (as provided below in this Section 2(1)), but only when, as and if declared by the Board (or a duly authorized committee of the Board) on each March 1, June 1, September 1 and December 1, and each Mandatory Conversion Date, Redemption Date and Liquidation Date (each, a “Dividend Payment Date”); provided that if any such Dividend Payment Date would otherwise occur on a day that is not a Business Day, such Dividend Payment Date shall instead be (and any dividend payable on Series A Preferred Stock on such Dividend Payment Date shall instead be payable on) the immediately succeeding Business Day with no additional dividends payable as a result of such payment being made on such succeeding Business Day.  Dividends that are payable on Series A Preferred Stock on any Dividend Payment Date will be payable to holders of record of Series A Preferred Stock as they appear on the stock register of the Corporation on the applicable record date, which shall be the fifteenth (15th) calendar day before such Dividend Payment Date (as originally scheduled) or such other record date fixed by the Board (or a duly authorized committee of the Board) that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.  Each dividend period (a “Dividend Period”) shall commence on and include the calendar day immediately following a Dividend Payment Date (other than the initial Dividend Period, which shall commence on and include the Issue Date) and shall end on and include the next Dividend Payment Date.  Dividends payable in respect of a Dividend Period shall be payable in arrears on the first Dividend Payment Date after such Dividend Period.

(2)           The Corporation (including its subsidiaries) shall not declare, pay or set apart funds for any dividends or other distributions with respect to any Junior Stock of the Corporation or repurchase, redeem or otherwise acquire, or set apart funds for repurchase, redemption or other acquisition of, any Junior Stock, or make any guarantee payment with respect thereto, unless all accrued but unpaid dividends on the Series A Preferred Stock for all Dividend Periods through and including the date of such declaration, payment, repurchase, redemption or acquisition (including, if applicable as provided in Section 2(1) above, dividends on such amount) have been declared and paid in full in cash (or declared and a sum sufficient for the payment thereof set apart for such payment).  Without limitation of the foregoing, any such dividend or other distributions on the Junior Stock shall be subject to Section 2(3).

III-29

(3)          In the event that any dividend is declared and paid on, or any distribution is made with respect to, any Junior Stock (including, without limitation, in connection with a recapitalization of the Corporation), the Series A Preferred Stock shall share proportionately with such Junior Stock in any such dividend or distribution, (a) if such Junior Stock is Common Stock or is convertible into Common Stock, in accordance with the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock calculated as of the record date for such dividend or distribution, or (b) if such Junior Stock is not Common Stock or convertible into Common Stock, in such manner and at such time as the Board may determine in good faith to be equitable in the circumstances.

(4)          Any reference to “dividends” or “distributions” in this Section 2 shall not be deemed to include any distribution made in connection with any voluntary of involuntary dissolution, liquidation or winding up of the Corporation.

Section 3.       Mandatory Conversion; Optional Conversion; Redemption.

(1)          Mandatory Conversion at the Option of the Corporation.

(a)           Mandatory Conversion.  On or after the third anniversary of the Issue Date, the Corporation shall have the right, at its option, at any time or from time to time, to cause some or all of the outstanding shares of Series A Preferred Stock to be mandatorily converted (a “Mandatory Conversion”) into fully paid and nonassessable shares of Common Stock at the Conversion Rate in effect as of the applicable Mandatory Conversion Date (as defined below) in accordance with the provisions of this Section 3(1), subject to satisfaction of the following conditions:

(i)           the closing price of the Common Stock on the New York Stock Exchange (or, if the shares of Common Stock are not listed or admitted for trading on the New York Stock Exchange, as reported on the principal consolidated transaction reporting system on the principal national securities exchange on which the shares of Common Stock are listed or admitted for trading) shall exceed one-hundred and thirty-three percent (133%) of the Conversion Price for a period of thirty (30) consecutive trading days ending on the trading day immediately preceding the date that the Corporation delivers a Mandatory Conversion Notice (as defined below); and

(ii)           the Corporation shall have declared and paid in full in cash, or shall have declared and set apart for payment in cash, all accrued but unpaid dividends (including, if applicable as provided in Section 2(1) above, dividends on such amount) on the Series A Preferred Stock for all Dividend Periods through and including the effective date of such Mandatory Conversion (the “Mandatory Conversion Date”).

III-30

(b)           Mechanics of Mandatory Conversion.  In order to effect a Mandatory Conversion, the Corporation shall provide written notice (a “Mandatory Conversion Notice”) to each holder of outstanding shares of Series A Preferred Stock by first class mail, postage prepaid, to such holder at such holder’s address as it shall appear in the records of the Corporation or such other address as such holder shall specify to the Corporation in writing from time to time.  The Mandatory Conversion Notice shall specify (i) the applicable Mandatory Conversion Date, and (ii) the number of shares of Common Stock that each holder shall be entitled to receive in connection with such Mandatory Conversion.  Upon receipt of the Mandatory Conversion Notice, each holder of shares of Series A Preferred Stock shall surrender his, her, or its certificate of certificates for all such shares (or, if applicable, a pro rata portion thereof determined in accordance with the penultimate sentence of this Section 3(1)(b)) (or, if such certificate or certificates have been lost, stolen, or destroyed, a lost certificate affidavit and indemnity in form and substance reasonably acceptable to the Corporation) to the Corporation at its principal office or at the office of the agency which may be maintained for the purpose of administering conversions and redemptions of the shares of Common Stock (the “Conversion Agent”), in each case, as specified in the applicable Mandatory Conversion Notice.  All rights with respect to the shares of Series A Preferred Stock that are converted pursuant to a Mandatory Conversion shall terminate on the Mandatory Conversion Date, subject to the rights of the holders thereof to receive the items provided for in the following sentence.  As soon as practicable after the Mandatory Conversion Date, but in no event later than ten (10) days after the Mandatory Conversion Date, the Corporation shall issue and deliver to each holder that has surrendered shares of Series A Preferred Stock in connection therewith, (i) a certificate or certificates (or if the holder shall so elect, and if permitted by applicable law, including without limitation the Securities Act of 1933, uncertificated book-entry shares) representing the number of fully paid and nonassessable shares of Common Stock issuable upon such conversion, with no personal liability attaching to the ownership thereof, free of all taxes with respect to the issuance thereof, liens, charges and security interests and not subject to any preemptive rights, into which such shares of Series A Preferred Stock have been converted in connection with such Mandatory Conversion, and (ii) any cash payable in respect of fractional shares as provided in Section 3(4).  The converted shares of Series A Preferred Stock shall be retired and cancelled and may not be reissued.  In the case of Mandatory Conversion of fewer than all of the shares of Series A Preferred Stock at the time outstanding, the shares of Series A Preferred Stock to be redeemed shall be selected, and allocated among the holders of outstanding shares of Series A Preferred Stock on a pro rata basis in accordance with the number of shares of Series A Preferred Stock then held by each such holder.  In the event that fewer than all of the shares of Series A Preferred Stock represented by a certificate are converted in connection with a Mandatory Conversion, then a new certificate representing the unconverted shares of Series A Preferred Stock shall be issued to the holder of such certificate.

(2)          Redemption at the Option of the Corporation.

(a)           Redemption.  On or after the fifth anniversary of the Issue Date, the Corporation shall have the right, at its option, at any time to redeem (a “Redemption”) all (but not less than all) of the outstanding shares of Series A Preferred Stock in return for a payment in cash (the “Call Payment”) equal, on a per share basis, to the greater of (i) the Conversion Price, and (ii) the Liquidation Preference, in each case, as of the applicable Redemption Date (as defined below) in accordance with the provisions of this Section 3(2), subject to satisfaction of the following conditions:

(i)           on the trading date preceding the date of the Redemption Notice (as defined below) the closing price of the Common Stock on the New York Stock Exchange (or, if the shares of Common Stock are not listed or admitted for trading on the New York Stock Exchange, as reported on the principal consolidated transaction reporting system on the principal national securities exchange on which the shares of Common Stock are listed or admitted for trading) shall be less than the Conversion Price; and

III-31

(ii)           the Corporation shall have declared and paid in full in cash, or shall have declared and set apart for payment in cash, all accrued but unpaid dividends (including, if applicable as provided in Section 2(1) above, dividends on such amount) on the Series A Preferred Stock for all Dividend Periods through and including the Redemption Date (as defined below).

(b)           Mechanics of Redemption.  In order to effect a Redemption, the Corporation shall provide written notice (a “Redemption Notice”) of such Redemption to each holder of outstanding shares of Series A Preferred Stock by first class mail, postage prepaid, to such holder at such holder’s address as it shall appear in the records of the Corporation or such other address as such holder shall specify to the Corporation in writing from time to time.  Subject to the satisfaction of the conditions set forth in Section 3(2)(a)(i) and Section 3(2)(a)(ii), the Redemption shall become effective on the ninetieth (90th) day after delivery of the Redemption Notice, or if such date is not a Business Day, then on the next Business Day (such date, the “Redemption Date”).  The Redemption Notice shall specify (i) the applicable Redemption Date (determined in accordance with the preceding sentence), and (ii) the Call Payment to which each holder of outstanding shares of Series A Preferred Stock shall be entitled in connection with such Redemption.  On or before the applicable Redemption Date, each holder of outstanding shares of Series A Preferred Stock to be redeemed shall surrender the certificate or certificates representing such shares (or, if such certificate or certificates have been lost, stolen, or destroyed, a lost certificate affidavit and indemnity in form and substance reasonably acceptable to the Corporation) to the Corporation at its principal office or to the Conversion Agent, in each case, as may be specified in the Redemption Notice, and upon receipt thereof by the Corporation or the Conversion Agent, as the case may be, the Call Payment for such redeemed shares shall be immediately due and payable in cash to the order of the record holder of the shares of Series A Preferred Stock being redeemed.  From and after the Redemption Date, all dividends on shares of Series A Preferred Stock that are redeemed on such Redemption Date shall cease to accumulate and all rights of the holders thereof as holders of Series A Preferred Stock shall cease and terminate, so long as the Call Payment is received on the Redemption Date and the conditions to the effectiveness of such redemption set forth in Section 3(2)(a) are satisfied.

(3)          Right of Holders to Optionally Convert.

(a)           Each share of Series A Preferred Stock shall be convertible, in whole or in part, at the option of the holder thereof (an “Optional Conversion”), at any time after the Issue Date, and from time to time, and without payment of any additional consideration by the holder of such share, into fully paid and nonassessable shares of Common Stock at the Conversion Rate in effect as of the applicable Optional Conversion Date (as defined below) in accordance with the procedures set forth in this Section 3(3).

(b)           In order to effect an Optional Conversion, the holder of shares of Series A Preferred Stock to be converted shall (i) deliver a properly completed and duly executed written notice of election to convert (an “Optional Conversion Notice”) to the Corporation at its principal office or to the Conversion Agent, and (ii) surrender the certificate or certificates for the shares of Series A Preferred Stock that are to be converted, accompanied, if so required by the Corporation or the Conversion Agent, by a written instrument or instruments of transfer in form reasonably satisfactory to the Corporation or the Conversion Agent, duly executed by the holder or its attorney duly authorized in writing.  The Optional Conversion Notice shall specify: (i) the number (in whole shares) of shares of Series A Preferred Stock to be converted, and (ii) the name or names in which the converting holder wishes the certificate or certificates for shares of Common Stock in connection with such conversion to be issued.

III-32

(c)           The Optional Conversion shall become effective at the close of business on the date (such date, the “Optional Conversion Date”) of receipt by the Corporation or the Conversion Agent of the Optional Conversion Notice and the other items referred to in Section 3(3)(b). Promptly following the Optional Conversion Date (and in no event more than ten (10) days after the Optional Conversion Date), the Corporation shall deliver or cause to be delivered at the office or agency of the Conversion Agent, to or upon the written order of the holders of the surrendered shares of Series A Preferred Stock, (i) a certificate or certificates (or if the converting holder shall so elect, and if permitted by applicable law, including without limitation the Securities Act of 1933, uncertificated book-entry shares) representing the number of fully paid and nonassessable shares of Common Stock issuable upon such conversion, with no personal liability attaching to the ownership thereof, free of all taxes with respect to the issuance thereof, liens, charges and security interests and not subject to any preemptive rights, into which such shares of Series A Preferred Stock have been converted in connection with such Optional Conversion, (ii) a cash payment equal to the amount of all accrued but unpaid dividends (including, if applicable as provided in Section 2(1) above, dividends on such amount) for all Dividend Periods through and including the most recent Dividend Payment Date (the “Cash Payment”), provided, that, if on such Optional Conversion Date, the Corporation has not declared all or any portion of the accrued but unpaid dividends (including, if applicable as provided in Section 2(1) above, dividends on such amount) for all Dividend Periods through and including the most recent Dividend Payment Date, the converting holder shall receive (instead of and in full satisfaction of the Corporation’s obligation to make the Cash Payment) such number of shares of Common Stock equal to the amount of accrued but unpaid dividends (including, if applicable as provided in Section 2(1) above, dividends on such amount), divided by the ”current market price” per share of Common Stock, and (iii) any cash payable in respect of fractional shares as provided in Section 3(4).  Except as described above, upon any Optional Conversion, the Corporation shall make no payment or allowance for unpaid dividends on the shares of Series A Preferred Stock that are converted in connection with such Optional Conversion.  In the case of an Optional Conversion Date that occurs after a Dividend Record Date and before a Dividend Payment Date, the Cash Payment shall be reduced in an amount equal to any dividends declared with respect to such Dividend Record Date on any shares of Series A Preferred Stock that are converted on such Optional Conversion Date, provided that such dividends are actually received by the record holder of such shares on such Dividend Payment Date; or, to the extent that such reduction in the Cash Payment is less than the amount of such dividends to be received with respect to such Dividend Record Date, the excess amount thereof will be repaid to the Corporation.

(d)           Upon the surrender of a certificate representing shares of Series A Preferred Stock that is converted in part, the Corporation shall issue or cause to be issued to the surrendering holder a new certificate representing shares of Series A Preferred Stock equal in number to the unconverted portion of the shares of Series A Preferred Stock represented by the certificate so surrendered.

(e)           On the Optional Conversion Date, upon the delivery to the converting holder of the shares Common Stock issuable in connection with such conversion and the payments referred to in Section 3(3)(c)(ii) and (iii), the rights of the holders of the shares of converted Series A Preferred Stock and the person entitled to receive the shares of Common Stock upon the conversion of such shares of Series A Preferred Stock shall be treated for all purposes as having become the Beneficial Owner of such shares of Common Stock.

III-33

(4)           Fractional Shares.

(a)           No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon the conversion of any shares of Series A Preferred Stock in connection with a Mandatory Conversion or Optional Conversion. Instead of any fractional interest in a share of Common Stock which would otherwise be deliverable upon the conversion of a share of Series A Preferred Stock in connection with a Mandatory Conversion or Optional Conversion, the Corporation shall pay to the holder of such share of Series A Preferred Stock an amount in cash (computed to the nearest cent) equal to the product of (A) such fraction and (B) the current market price (as defined below) of a share of Common Stock on the Business Day next preceding the day of conversion.  If more than one share of Series A Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate Liquidation Preference of the shares of Series A Preferred Stock so surrendered.

(b)           For the purposes of this Section 3, the “current market price” per share of Common Stock at any date shall be deemed to be the average of the daily closing prices on the New York Stock Exchange (or if the shares of Common Stock are not listed or admitted for trading on the New York Stock Exchange as reported on the principal consolidated transaction reporting system on the principal national securities exchange on which the shares of Common Stock are listed or admitted for trading) for the ten consecutive trading days immediately prior to the date in question or in the event that no trading price is available for the shares of Common Stock, the fair market value thereof, as determined in good faith by the Board.

(5)           Reservation of Shares.  The Corporation shall at all times when the Series A Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of the Series A Preferred Stock pursuant to Section 3(1) and Section 3(3), such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Stock.

Section 4.       Voting Rights.

(1)           Each share of Series A Preferred Stock shall entitle the holder thereof to vote on all matters voted on by holders of the Common Stock, voting together as a single class with the shares of Common Stock entitled to vote, at all meetings of the stockholders of the Corporation and in connection with any actions of the stockholders of the Corporation taken by written consent.  With respect to any such vote, the holder of each share of Series A Preferred Stock shall be entitled to cast the number of votes equal to the number of votes which could be cast in such vote by a holder of the shares of Common Stock of the Corporation into which such holder’s shares of Series A Preferred Stock are convertible as of the record date for such vote.

III-34

(2)          The affirmative vote or consent of more than fifty percent (50%) of the shares of Series A Preferred Stock, voting separately as a class, shall be necessary for authorizing, approving, effecting or validating:

(a)           the amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation or Bylaws or any document amendatory or supplemental thereto (including this Certificate of Designations), whether by merger, consolidation or otherwise, that would adversely affect or cause to be terminated the powers, designations, preferences and other rights of the Series; or

(b)           any other action for which a vote of the Series A Preferred Stock, voting separately as a class, is required by law.

Other than as specifically set forth in this Section 4 or to the extent of applicable law, the Series A Preferred Stock shall not be entitled to a separate vote on any matter.

Section 5.       Liquidation Rights.

(1)           Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, each holder of shares of the Preferred Stock shall be entitled to payment out of the assets of the Corporation legally available for distribution of an amount per share of Series A Preferred Stock (the “Liquidation Amount”) held by such holder equal to the greater of (i) the Liquidation Preference per share of Series A Preferred Stock held by such holder, plus any accrued but unpaid dividends (including, if applicable as provided in Section 2(1) above, dividends on such amount) in respect of such shares, whether or not declared paid in cash, calculated to the date fixed for liquidation, dissolution or winding-up (the “Liquidation Date”), and (ii) the amount that the holders of Series A Preferred Stock would have received in connection with such liquidation, dissolution or winding up had each share of Series A Preferred Stock been converted into shares of Common Stock pursuant to Section 3(3) immediately prior to such liquidation, dissolution or winding up of the Corporation, before any distribution is made on any Junior Stock of the Corporation. After payment in full of the Liquidation Amount to which holders of Series A Preferred Stock are entitled, such holders shall not be entitled to any further participation in any distribution of assets of the Corporation in respect of their shares of Series A Preferred Stock. If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the amounts payable with respect to the Series A Preferred Stock are not paid in full, the holders of the Series A Preferred Stock will share in any distribution of assets of the Corporation on a pro rata basis in proportion to the number of shares of Series A Preferred Stock held by each such holder.

(2)           Neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation or merger of the Corporation with or into one or more Persons will be deemed to be a voluntary or involuntary liquidation, dissolution or winding-up of the Corporation for purposes of this Section 5.

III-35

Section 6.       Pre-emptive Rights

(1)           Except for (i) (A) the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan, program or practice of or assumed by the Corporation or any of its subsidiaries or (B) the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the Issue Date, (ii) a subdivision (including by way of a stock dividend) of the outstanding shares of Common Stock into a larger number of shares of Common Stock, and (iii) the issuance of capital stock as full or partial consideration for a merger, acquisition, joint venture, strategic alliance, or other similar non-financing transaction, if, from the Issue Date until the date that is twenty-four (24) months after the Issue Date, the Corporation wishes to issue any shares of capital stock or any other securities convertible into or exchangeable for capital stock of the Corporation (collectively, “New Securities”) at a price per share less than the Liquidation Preference (a “Dilutive Issuance”) to any person (the “Proposed Purchaser”), then the Corporation shall send written notice (the “New Issuance Notice”) to the holders of the Series A Preferred Stock, which New Issuance Notice shall state (x) the number of New Securities proposed to be issued and (y) the proposed purchase price per share of the New Securities (the “Proposed Price”).

(2)           For a period of fifteen (15) Business Days after the giving of the New Issuance Notice, each holder of the Series A Preferred Stock shall have the right to purchase (a) if the Dilutive Issuance occurs during the period from the Issue Date until the date that is two hundred seventy (270) days after the Issue Date, up to its Proportionate Share (as defined below) of the New Securities, or (b) if the Dilutive Issuance occurs after such two-hundred-seventy-(270)-day period, up to its Double Proportionate Share (as defined below) of the New Securities, in each case at a purchase price per share equal to the Proposed Price and upon the terms and conditions set forth in the New Issuance Notice. As used herein, the term “Proportionate Share” means, as to each holder of Series A Preferred Stock as of a given date, the fraction, expressed as a percentage, determined by dividing (i) a number of shares of Common Stock Beneficially Owned by such holder and (without duplication) its Permitted Transferees (other than any other holder of shares of Series A Preferred Stock) plus the number of shares of Common Stock into which the shares of Series A Preferred Stock then  Beneficially Owned by such holder are convertible as of such date, by (ii) the number of shares of Common Stock of the Corporation issued and outstanding as of such date, calculated on a fully-diluted basis, assuming conversion of all outstanding convertible securities (including the Series A Preferred Stock) and the exercise in full of all existing warrants at the then-existing conversion or exercise price, but excluding any Unexercised Options and RSUs.  As used herein, the term “Double Proportionate Share” means, as to each holder of Series A Preferred Stock as of a given date, such holder’s Proportionate Share as of such date multiplied by two (2).

(3)           The right of each holder of Series A Preferred Stock to purchase the New Securities shall be exercisable by delivering written notice of its exercise, prior to the expiration of the fifteen (15) Business Day period referred to in Section 6(2) above, to the Corporation, which notice shall state the amount of New Securities that the holder elects to purchase. The failure of such holder to respond within the fifteen (15) Business Day period or to pay for such New Securities when such payment is due shall be deemed to be a waiver of such holder’s rights under this Section 6 only with respect to the Dilutive Issuance described in the applicable New Issuance Notice.

(4)           Except for the foregoing and to the extent arising under applicable law, there are no pre-emptive rights associated with the Series A Preferred Stock.

Section 7.       Ranking and Issuance of Parity Stock or Senior Stock Prior to Conversion

The Series A Preferred Stock shall rank senior to any series of Junior Stock with respect to the payment of dividends and distributions and rights upon liquidation, dissolution or winding up of the Corporation. Prior to the conversion or redemption or retirement and cancellation of all shares of the Series A Preferred Stock in accordance with this Certificate of Designations, the Corporation shall not issue an Parity Stock or Senior Stock, or authorize any additional shares of Series A Preferred Stock.

III-36

Section 8.       Retirement.

If any share of the Series A Preferred Stock is purchased or otherwise acquired by the Corporation in any manner whatsoever, then such share shall be retired and promptly cancelled. Upon the retirement or cancellation of a share of Series A Preferred Stock, such share shall not for any reason be reissued as shares of the Series.

Section 9.       Definitions.

Capitalized terms not otherwise defined in this Certificate of Designations shall have the following meanings:

“Beneficial Ownership” and “Beneficially Own” and similar terms shall have the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934.

“Board” shall have the meaning set forth in the Preamble.

“Business Day” means a day other than Saturday, Sunday or a day on which banking institutions in any of London, UK, St. Helier, Jersey and New York, New York, USA are authorized or obligated to close.

“Bylaws” shall have the meaning set forth in the Preamble.

“Call Date” shall have the meaning set forth in Section 3(2).

“Call Payment” shall have the meaning set forth in Section 3(2).

“Certificate of Incorporation” shall have the meaning set forth in the Preamble.

“Common Stock” means the Corporation’s common stock, par value $0.001 per share.

“Conversion Agent” shall have the meaning set forth in Section 3(1)(b).

III-37

“Conversion Price” means, for each share of Series A Preferred Stock, the U.S. dollar amount equal to the Liquidation Preference divided by the then-applicable Conversion Rate.

“Conversion Rate” means the Liquidation Preference divided by 114% of the Liquidation Preference, subject to the following adjustments:

(i)           If the Corporation shall (1) declare or pay a dividend on its outstanding Common Stock in shares of Common Stock or make a distribution to holders of its Common Stock in shares of Common Stock, (2) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, (3) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (4) issue by reclassification of its shares of Common Stock other securities of the Corporation, then the Conversion Rate in effect immediately prior thereto shall be adjusted so that a holder of any shares of Series A Preferred Stock thereafter converted shall be entitled to receive the number and kind of shares of Common Stock or other securities that such holder of Series A Preferred Stock would have owned or been entitled to receive after the happening of any of the events described above had such shares of Series A Preferred Stock been converted immediately prior to the happening of such event or any record date with respect thereto. An adjustment so made shall become effective on the date of the dividend payment, subdivision, combination or issuance retroactive to the record date with respect thereto, if any, for such event. Such adjustment shall be made successively.

(ii)           If the Corporation shall be a party to any transaction, including without limitation a merger, consolidation, sale of all or substantially all of the Corporation’s assets, reorganization, liquidation or recapitalization of the Common Stock (each of the foregoing being referred to as a “Transaction”), in each case as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), each share of Series A Preferred Stock shall, upon consummation of the Transaction, be convertible into the kind and amount of shares of stock and other securities and property receivable (including cash) upon the consummation of such Transaction by a holder of that number of shares of Common Stock into which one share of Series A Preferred Stock was convertible immediately prior to such Transaction.

“Corporation” shall have the meaning set forth in the Preamble.

“Dilutive Issuance” shall have the meaning set forth in Section 6.

“Dividend Payment Date” shall have the meaning set forth in Section 2(1).

“Dividend Period” shall have the meaning set forth in Section 2(1).

III-38

“Dividend Rate” shall have the meaning set forth in Section 2(1).

“Dividend Records Date” shall have the meaning set forth in Section 2(1).

“Double Proportionate Percentage” shall have the meaning set forth in Section 6.

“Issue Date” means the date on which any shares of Series A Preferred Stock are first issued by the Corporation.

“Junior Stock” means the Common Stock and any other class or series of stock of the Corporation, other than Series A Preferred Stock and Senior Stock not expressly ranking senior to the Series A Preferred Stock with respect to the payment of dividends and distributions.

“Liquidation Date” shall have the meaning set forth in Section 5.

“Liquidation Amount” shall have the meaning set forth in Section 5.

“Liquidation Preference” shall have the meaning set forth Section 1, subject to the adjustments set forth in the definition of “Conversion Rate”.

“Mandatory Conversion” shall have the meaning set forth in Section 3(1).

“Mandatory Conversion Date” means the effective date of a mandatory conversion of the shares of Series A Preferred Stock pursuant to Section 3(1).

“Mandatory Conversion Notice” shall have the meaning set forth in Section 3(1).

“New Issuance Notice” shall have the meaning set forth in Section 6.

“New Securities” shall have the meaning set forth in Section 6.

“Optional Conversion” shall have the meaning set forth in Section 3(3).

“Optional Conversion Date” means the effective date of an optional conversion of the shares of Series A Preferred Stock pursuant to Section 3(3).

III-39

“Optional Conversion Notice” shall have the meaning set forth in Section 3(3).

“Parity Stock” means any class or series of stock of the Corporation that would expressly rank equal to the Series A Preferred Stock with respect to the payment of dividends and distributions.

“Permitted Transferee” shall have the meaning set forth in the Certificate of Incorporation.

“Person” means an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.

“Preferred Stock” means the Corporation’s preferred stock, par value $0.001 per share.

“Proportionate Percentage” shall have the meaning set forth in Section 6.

“Proposed Purchase” shall have the meaning set forth in Section 6.

“Redemption” shall have the meaning set forth in Section 3(2).

“Redemption Date” means the effective date of a redemption of the shares of Series A Preferred Stock pursuant to Section 3(2).

“Redemption Notice” shall have the meaning set forth in Section 3(2).

“Senior Stock” means any class or series of stock of the Corporation that would expressly rank senior to the Series A Preferred Stock with respect to the payment of dividends and distributions and/or rights upon liquidation or winding up of the Corporation.

“Series” shall have the meaning set forth in Section 1.

“Series A Preferred Stock” shall have the meaning set forth in Section 1.

“Unexercised Options and RSUs” means (i) any convertible securities outstanding as of the Issue Date, or (ii) any options, restricted stock units or similar awards issued to officers, employees, consultants or directors of the Corporation or its subsidiaries, in each case, in the form of Common Stock or entitling the holder thereof to receive shares of Common Stock upon the exercise or conversion thereof.

III-40

“Unpaid Dividends” shall have the meaning set forth in Section 2(1).

Section 10.     Descriptive Headings and Governing Law.

The descriptive headings of the several Sections and paragraphs of this Certificate of Designations are inserted for convenience only and do not constitute a part of this Certificate of Designations. The General Corporation Law of the State of Delaware shall govern all issues concerning this Certificate of Designations.

IN WITNESS WHEREOF, Colfax Corporation has caused this Certificate to be duly executed in its corporate name this ____ day of ___________, 20_______.

COLFAX CORPORATION

By:
Name:
Title:

III-41

Annex IV
EXECUTION VERSION

SECURITIES PURCHASE AGREEMENT

BY AND BETWEEN

STEVEN M. RALES

AND

COLFAX CORPORATION

DATED AS OF SEPTEMBER 12, 2011

SECURITIES PURCHASE AGREEMENT, dated as of September 12, 2011 (together with the schedules and exhibits hereto, the “Agreement”), by and between Colfax Corporation, a Delaware corporation (the “Company”) and Steven M. Rales (the “Investor”).

RECITALS

A.           The Investor desires to purchase from the Company, and the Company desires to issue and sell to the Investor, against payment of the Common Share Investment Amount (as defined below) and pursuant to the terms and conditions set forth in this Agreement, certain shares of the Company’s common stock, par value $0.001 per share (“Common Stock”).  The shares of Common Stock to be purchased by the Investor pursuant to this Agreement are referred to herein as the “Purchased Common Shares”.  The sale and purchase of the Purchased Common Shares and the other transactions contemplated by this Agreement and the Ancillary Agreements are referred to herein collectively as the “Transaction”.

B.           Concurrent with the execution and delivery of this Agreement, and in connection with the Acquisition (as defined below), the Company is entering into a credit agreement (the “Credit Agreement”) with Deutsche Bank AG New York Branch (“Deutsche Bank”) , a syndicate of other financial institutions as lenders (the "Lenders") and Deutsche Bank Securities, Inc., with respect to credit facilities to be provided to the Company and certain of its subsidiaries by Deutsche Bank and the Lenders.

C.           Concurrent with the execution and delivery of this Agreement, and in connection with the Acquisition, the Company is entering into a purchase agreement (the “BDT Purchase Agreement”) with BDT CF Acquisition Vehicle LLC (the “BDT Investor”), pursuant to which the BDT Investor shall agree to invest an aggregate amount of $340,000,000 in newly issued shares of Common Stock and $340,000,000 in newly issued shares of the Company’s preferred stock, par value $0.001 per share, designated as Series A Perpetual Convertible Preferred Stock (the “BDT Investment”).

D.           Concurrent with the execution and delivery of this Agreement, and in connection with the Acquisition, the Company is entering into a purchase agreement (the “MPR Purchase Agreement”) with Mitchell P. Rales, pursuant to which Mitchell P. Rales shall agree to invest $50,000,000 in newly issued shares of Common Stock (the “MPR Investment”).

E.           Concurrent with the execution and delivery of this Agreement, and in connection with the Acquisition, the Company is entering into a purchase agreement (the “Markel Purchase Agreement”) with Markel Corporation, pursuant to which Markel Corporation shall agree to invest $25,000,000 in newly issued shares of Common Stock (the “Markel Investment”).

F.           In accordance with the BDT Purchase Agreement, the MPR Purchase Agreement, the Markel Purchase Agreement and the Credit Agreement, the Company shall use the proceeds of the Transaction, the BDT Investment, the MPR Investment, the Markel Investment and a portion of the proceeds of the Company’s borrowings under the Credit Agreement to finance the acquisition (the “Acquisition”) by the Company of Charter International plc (the “Target”) pursuant to an Offer or a Scheme of Arrangement (each as defined below).  The material terms and provisions of the Acquisition are set forth in the form of announcement attached hereto as Exhibit C (the “Rule 2.5 Announcement”), to be published by the Company in accordance with this Agreement pursuant to Rule 2.5 of the City Code.

NOW, THEREFORE, in consideration of the foregoing and the promises and representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE 1

Defined Terms

As used in this Agreement, the following terms shall have the following meanings:

“Acquisition” has the meaning assigned to such term in Recital F.

 “Agreement” has the meaning assigned to such term in the Preamble.

“Amended and Restated Charter” the Amended and Restated Certificate of Incorporation of the Company to be adopted on or before the Closing Date, substantially in the form attached hereto as Exhibit A.

 “Ancillary Agreements” means the Registration Rights Agreement.

“Announcement Date” has the meaning assigned to such term in Section 2.3.2(a).

“Announcement Price” has the meaning assigned to such term in Section 2.3.2(b).

"BDT Investment" has the meaning assigned to such term in Recital C.

“BDT Investor” means BDT CF Acquisition Vehicle LLC.

“BDT Purchase Agreement” has the meaning assigned to such term in Recital C.

 “Business Day” means any day except Saturday, Sunday or a day that is a public holiday in England, Jersey or in the United States of America.

“Bylaws” means the Amended and Restated Bylaws of the Company, adopted effective as of May 13, 2008.

“Certificate of Designations”  the certificate of designation establishing the Company’s preferred stock, par value $0.001 per share, designated as 6.0% Series A Perpetual Convertible Preferred Stock, substantially in the form attached hereto as Exhibit B.

“Charter” means the Amended and Restated Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware on May 13, 2008.

“City Code” means the City Code on Takeovers and Mergers.

“Closing” has the meaning assigned to such term in Section 2.4.

“Closing Date” has the meaning assigned to such term in Section 2.4.

“Code” means the Internal Revenue Code of 1986, as amended.

 “Common Share Investment Amount” has the meaning assigned to such term in Section 2.2.

 “Common Share Purchase Price” has the meaning assigned to such term in Section 2.3.2(c).

“Common Stock” has the meaning assigned to such term in Recital A.

 “Companies Act” means the Companies (Jersey) Law 1991 as amended from time to time.

“Contract” means any contract, agreement, lease, purchase order, license, mortgage, indenture, supplemental indenture, line of credit, note, bond, loan, credit agreement, capital lease, sale/leaseback arrangement, concession agreement, franchise agreement or other instrument, including all amendments, supplements, exhibits and attachments thereto.

 “Credit Agreement” has the meaning assigned to such term in Recital B.

 “Encumbrance” means any lien, encumbrance, security interest, pledge, mortgage, hypothecation, charge, restriction on transfer of title, adverse claim, title retention agreement of any nature or kind, or similar claim or right. Encumbrance shall not include any restrictions on transfer under applicable securities laws.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

“Governmental Authorizations” means, collectively, all applicable consents, approvals, permits, orders, authorizations, licenses and registrations, given or otherwise made available by or under the authority of Governmental Entities or pursuant to the requirements of any Applicable Law.

“Governmental Entity” means any domestic or foreign, transnational, national, Federal, state, municipal or local government, or any other domestic or foreign governmental, regulatory or administrative authority, or any agency, board, department, commission, court, tribunal or instrumentality thereof.

 “including” means including, without limitation.

“Investor” has the meaning assigned to such term in the Preamble.

 “Major Representation” means each representation and warranty set forth in Sections 3.1, 3.2 and 3.3 of this Agreement.

"Markel Investment" has the meaning assigned to such term in Recital E.

"Markel Purchase Agreement" has the meaning assigned to such term in Recital E.

“Material Adverse Effect” means any material adverse effect on (i) the business, results of operations or financial condition of the Company and its subsidiaries, taken as a whole (other than (a) any change, event, occurrence or development that generally affects the industry in which the Company and its subsidiaries operate and does not disproportionately affect (relative to other industry participants) the Company and its subsidiaries, (b) any change, event, occurrence or development to the extent attributable to conditions generally affecting (I) the industries in which the Company participates that does not have a materially disproportionate effect (relative to other industry participants) on the Company and its subsidiaries, (II) the U.S. economy as a whole, or (III) the equity capital markets generally, and (c) any change, event, occurrence or development that results from any action taken by the Company at the request of the Investor or as required by the terms of this Agreement) or (ii) the ability of the Company to perform its obligations hereunder or under the Ancillary Agreements.

“Material Contract” means any Contract of a type described in Item 6.01 of Regulation S-K.

"MPR Investment" has the meaning assigned to such term in Recital D.

"MPR Purchase Agreement" has the meaning assigned to such term in Recital D.

“Offer” means a public offer by the Company in accordance with the City Code and the provisions of the Companies Act to acquire all of the Target Shares not owned, held, or agreed to be acquired by the Company.

 “person” means any individual, firm, corporation, partnership, limited liability company, trust, joint venture, incorporated or unincorporated association, Governmental Entity or other entity.

 “Purchased Common Shares” has the meaning assigned to such term in Recital A.

“Registration Rights Agreement” means the Registration Rights Agreement, to be executed on the Closing Date by and among, the Company, the Investor, and the other parties specified therein.

 “Rule 2.5 Announcement” has the meaning assigned to such term in Recital F.

 “Scheme of Arrangement” means a scheme of arrangement effected pursuant to Part 18A of the Companies Act under which the Target Shares will be cancelled (or transferred) and the Purchaser will become the holder of new shares issued in place of such cancelled Target Shares (or, as the case may be, the holder of such transferred Target Shares).

“SEC” means the Securities and Exchange Commission.

 “Securities Act” means the Securities Act of 1933.

“SOX” means the Sarbanes-Oxley Act of 2002.

“Target” has the meaning assigned to such term in Recital F.

“Target Shares” means the ordinary shares of the Target subject of an Offer, or as the case may be, a Scheme of Arrangement.

“Tax” means any foreign, Federal, state or local income, sales and use, excise, franchise, real and personal property, gross receipt, capital stock, license, stamp, premium, windfall profit, environmental, transfer, alternative or add-on minimum, production, business and occupation, disability, estimated, employment, payroll, severance or withholding tax, value-added tax or other tax, duty, fee, impost, levy, assessment or charge imposed by any taxing authority, and any interest or penalties and other additions to tax related thereto.

“Tax Returns” means any return, report, claim for refund, declaration, information return or other document required to be filed with any Tax authority with respect to Taxes, including any schedule or attachment thereto, and including any amendments thereof.

  “ Third Party” means any person other than the Company, the Investor, or any of their respective subsidiaries or Affiliates.

“Transaction” has the meaning assigned to such term in Recital A.

“Voting Debt” means bonds, debentures, notes or other debt securities having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) as to matters on which holders of the Company’s Common Stock may vote.

ARTICLE 2

Issuance and Sale of Purchased Common Shares

2.1          Issuance and Sale of the Purchased Common Shares.  On the terms and subject to the conditions set forth in this Agreement, at the Closing (as defined below), the Company shall issue, sell and deliver to the Investor, and the Investor shall purchase from the Company, the Purchased Common Shares to be acquired by such Investor pursuant to this Agreement, free and clear of all Encumbrances.  The number of shares of Common Stock comprising the Purchased Common Shares to be issued and delivered to the Investor at the Closing shall be determined in accordance with Section 2.3.

2.2          Consideration.  In full consideration for the purchase of the Purchased Common Shares to be acquired by such Investor pursuant to this Agreement, the Investor shall pay to the Company at the Closing cash in the aggregate amount of $50,000,000 (the “Common Share Investment Amount”).

2.3          Determination of Purchased Share Amounts.

2.3.1       Purchased Common Shares.  The number of shares of Common Stock comprising the Purchased Common Shares to be issued and delivered to the Investor at the Closing pursuant to Section 2.1 shall be equal to the quotient of (a) the Common Share Investment Amount, divided by (b) the Common Share Purchase Price (as defined in Section 2.3.2), rounded up to the nearest whole number of shares of Common Stock.

2.3.2       Certain Definitions.  As used in this Section 2.3, the following terms shall have the following meanings:

(a)           “Announcement Date” means the date that the Rule 2.5 Announcement is published.

(b)           “Announcement Price” shall equal $23.04.

(c)            “Common Share Purchase Price” means the Announcement Price.

2.4          Closing.  Subject to the satisfaction of the conditions set forth in Article 6, the closing of the sale and purchase of the Purchased Common Shares (the “Closing”) shall take place on the date falling six (6) Business Days after the date on which an Offer becomes unconditional in all respects or, as the case may be, the date on which a Scheme of Arrangement becomes effective in accordance with its terms, at the offices of the Company unless another date or place is agreed to in writing by the Investor and the Company.  The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.

2.5           Deliveries.

(a)           At the Closing, the Company shall issue to the Investor the Purchased Common Shares to be acquired by such Investor pursuant to this Agreement, validly issued and free and clear of Encumbrances, evidenced by certificates registered in the name of the Investor and duly authorized, executed and delivered on behalf of the Company, bearing a legend evidencing restrictions on transfer under the Securities Act, or if the Investor shall so elect, and if permitted by law, including, without limitation the Securities Act, uncertificated book-entry shares;

(b)           At the Closing, the Investor shall deliver to the Company the Common Share Investment Amount in immediately available funds by wire transfer to such account as the Company shall specify in writing not later than three (3) Business Days prior to the Closing Date.

(c)           On or before the Closing, each of the parties shall execute and deliver the Registration Rights Agreement.

ARTICLE 3

Representations and Warranties
of the Company

Subject to the qualifications set forth in the corresponding sections of the disclosure schedules delivered by the Company to the BDT Investor concurrently with the execution and delivery of this BDT Purchase Agreement (the “Company Disclosure Schedules to the BDT Purchase Agreement”), the Company hereby represents and warrants to the Investor, as of the date hereof and as of the Closing Date, as follows:

3.1           Entity Status.  Each of the Company and its subsidiaries is duly incorporated or otherwise organized, validly existing and in good standing under the applicable laws of its governing jurisdiction and each has all requisite corporate or other power and authority to carry on its business as it is now being conducted and is duly qualified to do business in each of the jurisdictions in which the ownership, operation or leasing of its assets or the conduct of its business requires it to be so qualified, and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power, authority or qualification, in each case, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.2           Authorization; Noncontravention.

(a)           Authorization.  The execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation by the Company of the Transaction (including the issuance (or reservation for issuance), sale and delivery of the Purchased Common Shares and the Acquisition have been duly and validly authorized by all necessary corporate action (except the stockholder actions contemplated by Section 5.1 of the BDT Purchase Agreement), and no other corporate proceedings on the part of the Company or its subsidiaries or (except the stockholder actions contemplated by Section 5.1 of the BDT Purchase Agreement) vote of holders of any class or series of capital stock of the Company or its subsidiaries is necessary to authorize this Agreement or the Ancillary Agreements or to consummate the Transaction or the Acquisition.  This Agreement and the Ancillary Agreements have been, or, as to Ancillary Agreements to be executed after the date hereof, will be, duly executed and delivered by the Company and (assuming due authorization, execution and delivery by each other party thereto) each constitutes, a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b)           Preemptive Rights; Rights of First Offer.  None of the sale and issuance of the Purchased Common Shares pursuant to this Agreement is or will be subject to any preemptive rights, rights of first offer or similar rights of any person  (except as set forth in the Certificate of Designations or the Amended and Restated Charter).

(c)           No Conflict.  The Company is not in violation or default in any material respect of any provision of its Charter or Bylaws.  The execution, delivery and performance by the Company of this Agreement and the Ancillary Agreements do not, and the consummation of the Transaction and compliance with the provisions hereof and thereof will not, result in a “change of control” (or similar event) under, or conflict with, or result in any default under, or give rise to an increase in, or right of termination, cancellation, acceleration or mandatory prepayment of, any obligation or to the loss of a benefit under, or result in the suspension, revocation, impairment, forfeiture or amendment of any term or provision of or the creation of any Encumbrance upon any of the properties or assets of the Company or any of its subsidiaries under, or require any consent or waiver under, any provision of (i) the Charter, the Bylaws or the comparable organizational documents of any of the Company’s subsidiaries (other than the requirement to obtain stockholder approval as contemplated by Section 5.1 of the BDT Purchase Agreement), (ii) save in relation to the execution of the Credit Agreement, any Material Contract, or (iii) any applicable law, Judgment or Governmental Authorization, in each case applicable to the Company and its subsidiaries or their respective assets.  Neither the execution and delivery of this Agreement, nor the consummation of the Transaction or the Acquisition, either alone or in combination with another event (whether contingent or otherwise) will (1) result in any payment of any “excess parachute payment” under Section 280G of the Code, (2) entitle any current or former employee, consultant or director of the Company or any of its subsidiaries to any payment, (3) increase the amount of compensation or benefits due to any such employee, consultant or director, or (4) accelerate the vesting, funding or time of payment of any compensation, equity award or other benefit.

(d)           No Governmental Authorization.  Except as contemplated by Section 5.7 of the BDT Purchase Agreement, no Governmental Authorization, order or authorization of, or registration, qualification, declaration or filing with, or notice to, any Governmental Entity is required to be obtained or made by or with respect to the Company or any of its subsidiaries in connection with the execution, delivery and performance of this Agreement or any of the Ancillary Agreements or the Transaction, including the issuance of the Purchased Common Shares, except for such Governmental Authorizations, orders, authorizations, registrations, qualifications, declarations, filings and notices, the failure of which to be obtained or made would not (i) materially impair the Company’s and/or the Investor’s ability to perform its obligations under this Agreement or the Ancillary Agreements or consummate the Transaction or (ii) have a Material Adverse Effect.

3.3           Capital Structure.

(a)           As of the date of this Agreement, the authorized capital stock of the Company consists solely of (i) 200,000,000 shares of Common Stock, of which 43,590,915  shares are issued and outstanding and 6,500,000 shares are reserved for issuance pursuant to the Company’s 2008 Omnibus Incentive Plan , and (ii) 10,000,000 shares of preferred stock, of which zero (0) shares are issued and outstanding and zero (0) shares are reserved for issuance.  As of the Closing, and after giving effect to the Transaction, the authorized capital stock of the Company shall consist solely of 400,000,000 shares of Common Stock and up to 20,000,000 shares of preferred stock, and the number of shares issued, outstanding and reserved for issuance shall consist solely of (w) the shares of Common Stock and preferred stock referred to in the foregoing sentence, (x) the Purchased Common Shares, (y) a number of shares of Common Stock to be issued to each of Mr. Mitchell P. Rales and Markel Corporation in connection with the MPR Investment and Markel Investment at the Common Share Purchase Price and (z) the Shares of Common Stock and 6.0% Series A Perpetual Convertible Preferred Stock to be issued in connection with the BDT Investment and (xx) shares of Common Stock issued or reserved for issuance under the Company’s 2008 Omnibus Incentive Plan, as outstanding in the SEC Report for the three months ended June 30, 2011 and any awards under the plan granted in the ordinary course of business since such SEC Report. No other shares of capital stock of the company are authorized, issued and outstanding or reserved for issuance.

(b)           Subject to the Company obtaining shareholder approval as contemplated in Section 5.1 of the BDT Purchase Agreement, the Purchased Common Shares have been duly authorized and upon the Closing shall be (i) validly issued, fully paid and nonassessable, (ii) not issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Charter or Bylaws of the Company or any Contract to which the Company or any of its subsidiaries is a party or by which any of its or their respective assets are bound, and (iii) free and clear of all Encumbrances.

(c)           The Company has not issued any Voting Debt that is outstanding.  Except as set forth in the SEC Reports or in Schedule 3.3(c) of the Company Disclosure Schedules to the BDT Purchase Agreement, there are no (A) outstanding obligations, options, warrants, convertible securities, exchangeable securities, securities or rights that are linked to the value of the Common Stock or other rights, agreements or commitments relating to the capital stock of the Company or that obligate the Company to issue or sell or otherwise transfer shares of capital stock of the Company or any securities convertible into or exchangeable for any shares of capital stock of the Company or any Voting Debt of the Company, (B) outstanding obligations of the Company to repurchase, redeem or otherwise acquire shares of capital stock of the Company, (C) voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of shares of capital stock of the Company (but only to the Company’s knowledge with respect to any such agreements to which neither the Company nor any subsidiary of the Company is a party), or (D) rights of first refusal, preemptive rights, subscription rights or any similar rights with respect to the capital stock of the Company under the Charter or Bylaws or any Contract to which the Company or any subsidiary of the Company is a party or by which any of its assets are bound.  True, correct, and complete copies of the Charter and the Bylaws have been filed as exhibits to the Company’s SEC Reports.  Neither the Company, nor any of its subsidiaries has any “stockholder rights plan”, “poison pill” or any similar arrangement in effect.

(d)           The shares of outstanding capital stock of the Company’s subsidiaries are duly authorized, validly issued, fully paid and nonassessable, and are held of record and beneficially owned by the Company or a subsidiary of the Company.  There is no Voting Debt of any subsidiary of the Company that is outstanding.  Except as set forth in the SEC Reports or in Schedule 3.3(d) of the Company Disclosure Schedules to the BDT Purchase Agreement, there are no (i) outstanding obligations, options, warrants, convertible securities, exchangeable securities, securities or rights that are linked to the value of the Common Stock or other rights, agreements or commitments, in each case, relating to the capital stock or equity interests of the subsidiaries of the Company or that obligate the Company or its subsidiaries to issue or sell or otherwise transfer shares of the capital stock or any securities convertible into or exchangeable for any shares of capital stock or any Voting Debt of any subsidiary of the Company, (ii) outstanding obligations of the subsidiaries of the Company to repurchase, redeem or otherwise acquire shares of their respective capital stock or equity interests, (iii) voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of shares of capital stock of the subsidiaries of the Company (but only to the Company’s knowledge with respect to any such agreements to which neither the Company nor any subsidiary of the Company is a party), or (iv) rights of first refusal, preemptive rights, subscription rights or any similar rights under any provision of the governing documents of any material subsidiary or any non-wholly owned subsidiary of the Company.

3.4           Taxes.

(a)           Except as disclosed in the SEC Reports or except as would not reasonably be expected, individually or in the aggregate, to be material to the Company: (i) the Company and each of its subsidiaries have filed all Tax Returns required to be filed by them; (ii) all such Tax Returns are true, correct and complete; (iii) all Taxes due and owed by the Company and each of its subsidiaries (whether or not shown on any Tax Return) have been paid; (iv) neither the Company nor any of its subsidiaries currently is the beneficiary of any extension of time within which to file any material Tax Return; (v) no claim has ever been made by a Governmental Entity in a jurisdiction where the Company or any of its subsidiaries does not file Tax Returns that the Company or any such subsidiary is or may be subject to taxation by that jurisdiction; (vi) there are no liens on any of the assets or properties of the Company or any of its subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax; (vii) there are no ongoing, pending or, to the Company's knowledge, threatened audits, assessments, or other proceedings for or relating to any liability in respect of Taxes of the Company or any of its subsidiaries; (viii) neither the Company nor any of its subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency; and (ix) the Company and each of its subsidiaries have timely withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

(b)           Neither the Company nor any of its subsidiaries has been a member of any affiliated group filing a consolidated Federal income Tax Return other than a group the common parent of which is the Company.

3.5           Compliance with Laws.

(a)           The Company and each of its subsidiaries and the conduct and operation of their respective businesses are and have been, since January 1, 2010, in compliance in all material respects with each applicable law that is applicable to the Company or its subsidiaries or their respective businesses, including any laws relating to employment practices, except, in each case, as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)           Neither the Company nor any of its subsidiaries has received any written notice or other written communication from any Governmental Entity or any other person regarding (1) any actual, alleged, possible or potential violation of or failure to comply with any material term or requirement of any Governmental Authorization, or (2) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination of or modification to any Governmental Authorization, except, in each case, as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.6           SEC Reports and Company Financial Statements.

(a)           Since January 1, 2009, except as disclosed in Schedule 3.6(a) of the Company Disclosure Schedules to the BDT Purchase Agreement, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all the foregoing and all exhibits included or incorporated by reference therein and financial statements and schedules thereto and documents included or incorporated by reference therein being sometimes hereinafter collectively referred to as the “SEC Reports”).  As of their respective filing dates, the SEC Reports complied with the requirements of the Exchange Act applicable to the SEC Reports (as amended or supplemented), and none of the SEC Reports, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  No subsidiary of the Company is, or is required to be, a registrant with the SEC.

(b)           As of their respective dates, except as set forth therein or in the notes thereto, the financial statements contained in the SEC Reports and the related notes (the “Financial Statements”) complied as to form with all applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.  The Financial Statements (i) were prepared in accordance with GAAP, consistently applied during the periods involved (except (x) as may be otherwise indicated in the notes thereto or (y) in the case of unaudited interim statements, to the extent that they may not include footnotes or may be condensed or summary statements), (ii) fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments), and (iii) are in all material respects in accordance with the books of account and records of the Company and its consolidated subsidiaries.

(c)           Neither the Company nor any of its subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract or arrangement (including any Contract relating to any transaction or relationship between or among the Company and any of its subsidiaries, on the one hand, and any unconsolidated affiliate of the Company or any of its subsidiaries, including any structured finance, special purpose or limited purpose entity or person, on the other hand, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K of the SEC)), where the result, purpose or effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its subsidiaries in the Company’s or such subsidiary’s audited financial statements or other SEC Reports.

(d)           To the Company’s knowledge, there is no reason that its outside auditors and its chief executive officer and chief financial officer will not be able to give the attestations and certifications, as applicable, required pursuant to the rules and regulations adopted pursuant to Section 404 of SOX, without qualification, when next due.

(e)           Except as set forth in SEC Reports and the transactions contemplated by this Agreement, the MPR Investment and the Markel Investment, none of the executive officers, directors or related persons (as defined in Regulation S-K Item 404) of the Company is presently a party to any transaction with the Company or any of its subsidiaries that would be required to be reported on Form 10-K by Item 13 thereof pursuant to Regulation S-K Item 404.

3.7           Private Placement.  Assuming that the representations of Investor set forth in Section 4.2 are true and correct, the offer, sale, and issuance of the Purchased Common Shares, in conformity with the terms of this Agreement, are exempt from the registration requirements of Section 5 of the Securities Act.

3.8           Brokers.  The Company and its subsidiaries have incurred no obligation or liability, contingent or otherwise, in connection with this Agreement or the Transaction that would result in the obligation of the Investor to pay any finder’s fees, brokerage or agent’s commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the Transaction.

3.9           Registration Rights.  Other than the Registration Rights Agreement and any other registration rights agreement entered into in connection with the financing of the Acquisition, the Company has not granted or agreed to grant, and is not under any obligation to provide, any rights (including “piggy-back” registration rights) to register under the Securities Act any of its presently outstanding securities or any of its securities that may be issued subsequently.

3.10           No Restriction on the Ability to Pay Cash Dividends.  Except as set forth in the Amended and Restated Charter, the Certificate of Designations and the Credit Agreement and any existing credit facilities of the Company or its subsidiaries that are being replaced by the Credit Agreement, neither the Company nor any of its subsidiaries is, or will be, immediately following the Closing, a party to any Contract, and is not, and will not be, immediately following the Closing, subject to any provisions in its Charter or Bylaws or other governing documents or resolutions of the Board of Directors or other governing body, that restricts, limits, prohibits or prevents the payment of cash dividends with respect to any of its equity securities.

3.11           Credit Agreement. True, correct and complete copies of the Credit Agreement and all ancillary agreements thereto that have been executed as of the date hereof have been provided to the Investor, and the Credit Agreement and each such ancillary agreement is in full force and effect.

ARTICLE 4

Representations and Warranties of the Investor

The Investor hereby represents and warrants to the Company, as of the date hereof and as of the Closing Date, as follows:

4.1           Authorization.    The Investor has all necessary entity power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the Transaction.    This Agreement and the Ancillary Agreements to which the Investor is a party have been duly executed and delivered by the Investor and (assuming due authorization, execution and delivery by each other party thereto) each constitutes a valid and binding obligation of the Investor, enforceable against the Investor in accordance with its respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.2           Securities Act; Purchase for Investment Purposes.  The Investor (i) is acquiring the Purchased Common Shares solely for investment with no present intention to distribute them in violation of the Securities Act and the rules and regulations thereunder or any applicable U.S. state securities laws, (ii) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of making an informed investment decision to purchase the Purchased Common Shares, (iii) is an “accredited investor” (as that term is defined by Rule 501 promulgated under the Securities Act), and (iv) acknowledges and understands that the Purchased Common Shares have not been registered under the Securities Act, or any state securities laws, and agrees that it will not offer, sell, assign, transfer, pledge, encumber or otherwise dispose of such Purchased Common Shares absent registration under the Securities Act or unless such transaction is exempt from, or not subject to, registration under the Securities Act, and in each case, in accordance with all applicable state securities laws.

ARTICLE 5

Covenants

5.1           Upon the terms and subject to the conditions set forth in this Agreement, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all actions that are necessary, proper or advisable to consummate and make effective the Transaction, including using its reasonable best efforts to accomplish the following: (i) the satisfaction of the conditions precedent set forth in Article 6, (ii) the taking of all reasonable steps to provide any supplemental information requested by a Governmental Entity, including participating in meetings with officials of such entity in the course of its review of the Transaction, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, that challenge this Agreement, the Transaction, the BDT Investment, the MPR Investment, the Markel Investment, the Credit Agreement or the consummation of the Acquisition or any other transaction contemplated hereby, and (iv) the execution and delivery of any additional instruments necessary to consummate and make effective the Transaction.

ARTICLE 6

Conditions

6.1           Conditions to all Parties’ Obligations.  The respective obligations of the Company, on the one hand, and the Investor, on the other hand, to effect the Closing are subject to the satisfaction of the following conditions:

(a)           Offer/Scheme of Arrangement.  In the case of an Offer, the Offer shall have become or been declared unconditional by the Company in all respects.  In the case of a Scheme of Arrangement, the High Court of Jersey shall have filed an order (and the Investor shall have received a copy thereof) sanctioning the Scheme of Arrangement on behalf of the Target with the Registrar of Companies in accordance with Part 18A of the Companies Act.

(b)           Stockholder Approvals; Filing of Amended and Restated Charter and Certificate of Designations. All approvals of the Company’s stockholders required in connection with the Transaction, including any such approvals required under applicable law and the applicable listing rules of the New York Stock Exchange, shall have been obtained on or before the Closing Date, and the Amended and Restated Charter and the Certificate of Designations, substantially in the forms attached hereto as Exhibit A and Exhibit B, respectively, shall have been properly filed with the office of the Secretary of State of the State of Delaware.

6.2           Conditions to the Investor’s Obligations. The obligations of the Investor to effect the Closing are subject to the satisfaction, or written waiver by the Investor (given in accordance with Section 8.1), of each of the following conditions:

(a)           Representations and Warranties. Each of the Major Representations of the Company contained in this Agreement shall be true and correct in all material respects on and as of the date of this Agreement and as of the Closing with the same force and effect as if made as of the Closing (except that representations and warranties which address matters only as of a particular date need only be true and correct as of such date).

(b)           Debt Financing.  As of the Closing Date, (i) the Credit Agreement shall be in full force and effect and (ii) all conditions precedent to the effectiveness of the Credit Agreement and to the extensions of credit thereunder (other than receipt of the proceeds of the Equity Financing (as defined in the Credit Agreement)) shall have been satisfied or waived.

ARTICLE 7

Termination

7.1           Termination.  This Agreement may be terminated prior to the Closing as follows:

(a)           At any time, by the mutual written consent of the Investor and the Company;

(b)           By the Investor if the Company does not publish the Rule 2.5 Announcement by September 15, 2011 or, if the Rule 2.5 Announcement is published by such date, on such later date, if any, upon which the Scheme of Arrangement or Offer, as applicable, lapses, terminates (other than in accordance with successful completion) or is withdrawn; or

(c)           By written notice by either the Company or the Investor to the other party or parties, at any time after the date that is two hundred (200) calendar days after the Announcement Date (the “Termination Date”) if the Closing shall not have occurred on or prior to the Termination Date; provided, that the right to terminate this Agreement under this Section 7.1(c) shall not be available to such party if the action or inaction of such party has been a principal cause of or resulted in the failure of the Closing to occur on or before the Termination Date and such action or failure to act constitutes a breach of this Agreement.

(d)           By the Investor at any time prior to the Closing, if (i) the Company is in breach of a Major Representation (ii) such breach is not cured or capable of being cured by the earlier of the Termination Date and twenty (20) days following written notice of such breach from the Investor (to the extent such breach is curable) and (iii) such breach, if not cured, would render the conditions set forth in Section 6.2 incapable of being satisfied;

7.2           Effect of Termination.  In the event of the termination of this Agreement as provided in Section 7.1, all obligations and agreements of the parties set forth in this Agreement shall become void and of no further force and effect whatsoever and there shall be no liability or obligation on the part of the parties hereto except (i) for any liability of the Company as a result of a breach of this Agreement prior to such termination, and (ii) that the provisions of this Section 7.2 and ARTICLE 8 (and all related definitions in ARTICLE 1) shall survive any such termination and shall be enforceable hereunder.

ARTICLE 8

General Provisions

8.1           Amendments and Waivers.  This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.  Except as otherwise provided in this Agreement, any failure of any party to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

8.2           Assignment.  This Agreement and the rights and obligations hereunder shall not be assignable or transferable by any party without the prior written consent of the other parties hereto

8.3           No Third-Party Beneficiaries.  This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto and such permitted assigns, any legal or equitable rights hereunder.

8.4           Notices.  All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by a nationally recognized overnight courier service (with tracking capability), and shall be deemed given when received, as follows:

if to the Investor, to:

2200 Pennsylvania Avenue NW
Suite 800W
Washington DC 20037
Attention: Michael G. Ryan

With a copy to:

DLA Piper LLP (US)
6225 Smith Avenue
Baltimore, Maryland 21209
Attention: Jason C. Harmon, Esq.

if to the Company, to:

Colfax Corporation
8170 Maple Lawn Blvd, Suite 180
Fulton, MD 20759
Attention: A. Lynne Puckett

8.5           Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.

8.6           Entire Agreement.  This Agreement and the Ancillary Agreements, along with the Schedules and the Exhibits hereto and thereto, contain the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings relating to such subject matter.  None of the parties shall be liable or bound to any other party in any manner by any representations, warranties or covenants relating to such subject matter except as specifically set forth herein or in the Ancillary Agreements.

8.7           Interpretation; Exhibits and Schedules.  The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.  Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein shall have the meaning assigned to such term in this Agreement.  When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.

8.8           Severability.  If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other persons or circumstances, so long as the economic and legal substance of the Transaction is not affected in a manner materially adverse to any party hereto.

8.9           Consent to Jurisdiction.  Each of the parties hereby consents to the exclusive jurisdiction of the state and federal courts sitting in the City of New York in any action on a claim arising out of, under or in connection with this Agreement or the Transaction.

8.10           Governing Law.    This Agreement shall be governed and construed in accordance with the laws of the State of New York.

8.11           Waiver of Jury Trial.  Each party hereby waives, to the fullest extent permitted by Applicable Law, any right it may have to a trial by jury in respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement, any Ancillary Agreement or the Transaction.  Each party (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the Ancillary Agreements, as applicable, by, among other things, the mutual waivers and certifications in this Section 8.11.

8.12           Rights of Holders.  Each party to this Agreement shall have the absolute right to exercise or refrain from exercising any right or rights that such party may have by reason of this Agreement, including the right to consent to the waiver or modification of any obligation under this Agreement, and such party shall not incur any liability to any other party or other holder of any securities of the Company as a result of exercising or refraining from exercising any such right or rights.

8.13           Adjustment in Share Numbers and Prices.  In the event of any (i) stock split, (ii) subdivision, (iii) dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into or entitling the holder thereof to receive directly or indirectly shares of Common Stock), (iv) combination or (v) other similar recapitalization or event, in each case, occurring after the date hereof and prior to the Closing Date, each reference in this Agreement and the Ancillary Agreements to a number of shares or a price per share shall be amended to appropriately account for such event.

8.14           Construction.  The parties acknowledge that each party and its counsel have participated in the negotiation and preparation of this Agreement.  This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing the Agreement to be drafted.  Each covenant, term and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any party hereto.

[Signature page follows.]

In Witness Whereof, the Company and the Investor have executed this Agreement as of the date first above written.

COMPANY

COLFAX CORPORATION

By:	/s/ A. Lynne Pucket
Name: A. Lynne Puckett
Title: Senior Vice President, General Counsel and Secretary

INVESTOR

Steven M. Rales

/s/ Steven M. Rales

Exhibit A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

COLFAX CORPORATION

Colfax Corporation (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”), does hereby certify as follows:

1.           The present name of the Corporation is Colfax Corporation. The Corporation was incorporated under the name Constellation Pumps Corporation by filing its original Certificate of Incorporation with the Secretary of State of the State of Delaware on February 25, 1998. An Amended and Restated Certificate of Incorporation was filed with and accepted by the Secretary of State of the State of Delaware on May 22, 2003 and amended by Certificates of Amendment on May 30, 2003, May 3, 2004, and April 21, 2008. An Amended and Restated Certificate of Incorporation was filed with and accepted by the Secretary of State of the State of Delaware on May 13, 2008.

2.             This Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation (the “Board”) and by the stockholders of the Corporation in accordance with Sections 228, 242, and 245 of the Delaware General Corporation Law.

3.             Pursuant to Sections 242 and 245 of the Delaware General Corporation Law, this Amended and Restated Certificate of Incorporation restates and integrates and also further amends the provisions of the Certificate of Incorporation of the Corporation as heretofore amended or supplemented. The Certificate of Incorporation of the Corporation, as heretofore amended or supplemented, is superseded by this Amended and Restated Certificate of Incorporation.

4.             This Amended and Restated Certificate of Incorporation shall become effective upon the time of filing of this Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware pursuant to Section 103 of the Delaware General Corporation Law.

5.             The Certificate of Incorporation of the Corporation as heretofore amended or supplemented is hereby restated and further amended to read in its entirety as follows:

Article 1. NAME

The name of this corporation is Colfax Corporation.

Article 2. REGISTERED OFFICE AND AGENT

The address of this Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, Delaware 19808, in the County of New Castle. The name of this Corporation’s registered agent at such address is Corporation Service Company.

Article 3. PURPOSE AND POWERS

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law. The Corporation shall have all power necessary or convenient to the conduct, promotion or attainment of such acts and activities.

Article 4. CAPITAL STOCK AND ISSUANCE OF SECURITIES

4.1. Authorized Shares

The total number of shares of all classes of stock that the Corporation shall have the authority to issue is 420,000,000 of which 400,000,000 of such shares shall be Common Stock having a par value of $.001 per share (the “Common Stock”), and 20,000,000 of such shares shall be Preferred Stock, having a par value of $.001 per share (the “Preferred Stock”).

4.2. Common Stock

4.2.1. Relative Rights

The Common Stock shall be subject to all of the rights, privileges, preferences, priorities, and restrictions set forth in this Amended and Restated Certificate of Incorporation (including any certificate of designations relating to any series of the Preferred Stock). Each share of the Common Stock shall have the same relative rights as, and be identical in all respects to, all the other shares of the Common Stock.

4.2.2. Dividends

Whenever there shall have been paid, or declared and set aside for payment, to the holders of shares of any class of stock having preference over the Common Stock as to the payment of dividends, the full amount of dividends and of sinking fund or retirement payments, if any, to which such holders are respectively entitled in preference to the Common Stock, then dividends may be paid on the Common Stock and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends thereon, but only when and as declared by the Board and subject to the restrictions set forth in any certificate of designations relating to any series of Preferred Stock. Any dividends on the Common Stock will not be cumulative.

4.2.3. Dissolution, Liquidation, Winding Up

In the event of any dissolution, liquidation, or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock, and holders of any class or series of stock entitled to participate therewith, in whole or in part, as to the distribution of assets in such event, shall be entitled to participate in the distribution of any assets of the Corporation remaining after the Corporation shall have paid, or provided for payment of, all debts and liabilities of the Corporation and after the Corporation shall have paid, or set aside for payment, to the holders of any class of stock having preference over the Common Stock in the event of dissolution, liquidation or winding up the full preferential amounts (if any) to which they are entitled.

4.2.4. Voting Rights

Each holder of shares of the Common Stock shall be entitled to attend all special and annual meetings of the stockholders of the Company at which any action is to be taken as to which holders of Common Stock are entitled to vote pursuant to this Amended and Restated Certificate of Incorporation or applicable law. Except as may otherwise be required by law, and subject to the provisions of such resolution or resolutions as may be adopted by the Board pursuant to Section 4.3 of this Article 4 granting the holders of one or more series of the Preferred Stock exclusive or special voting powers with respect to any matter, each holder of the Common Stock shall have one vote with respect to each share of the Common Stock held on all matters voted upon by the stockholders, provided, however, that except as otherwise required by law, holders of the Common Stock, as such, shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation (including a certificate of designations relating to any series of the Preferred Stock) that relates solely to the terms of one or more outstanding series of the Preferred Stock if the holders of such affected series are entitled, either voting separately or together with the holders of one or more other such series, to vote thereon pursuant to this Amended and Restated Certificate of Incorporation (including any certificate of designations relating to any series of the Preferred Stock) or pursuant to the Delaware General Corporation Law. Each holder of shares of the Common Stock may exercise its vote either in person or by proxy.

4.2.5 Stockholder Action

Subject to the rights of any holders of the Preferred Stock, (i) only the chairman of the Board or a majority of the Board shall be permitted to call a special meeting of stockholders; (ii) the business permitted to be conducted at a special meeting of stockholders shall be limited to matters properly brought before the meeting by or at the direction of the Board; and (iii) stockholder action may be taken only at a duly called and convened annual meeting or special meeting of stockholders and may not be taken by written consent.

4.3. Preferred Stock

The Board is authorized, subject to limitations prescribed by the Delaware General Corporation Law and the provisions of this Amended and Restated Certificate of Incorporation, to provide, by resolution or resolutions from time to time and by filing certificates of designations pursuant to the Delaware General Corporation Law, for the issuance of shares of the Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the voting powers, designations, preferences and relative, participating, optional or other special rights of the shares of each such series of the Preferred Stock and to fix the qualifications, limitations or restrictions thereof.

The authority of the Board with respect to each series shall include, but not be limited to, determination of the following: (1) the number of shares constituting that series and the distinctive designation of that series; (2) the dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series; (3) whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights; (4) whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board shall determine; (5) whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; (6) whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund; (7) the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and (8) any other relative powers, preferences, and rights of that series, and qualifications, limitations or restrictions on that series as the Board shall determine.

4.4 Rights of Certain Holders

So long as the Investor and its Permitted Transferees collectively Beneficially Own, in the aggregate, at least fifty percent (50%) of the Purchased Preferred Shares, the written consent of the Investor will be required in order for the Corporation to take any of the following actions:

1.	The incurrence of Senior Net Indebtedness, excluding

(i)           Permitted Indebtedness, and

(ii)           the issuance of Preferred Stock,

if, after giving effect to such incurrence, the ratio of Senior Net Indebtedness to Adjusted EBITDA would exceed 3.75 : 1 measured by reference to the last twelve-month period for which financial information of the Corporation is reported by the Corporation (the “LTM Period”), pro forma for any acquisition in the LTM Period; provided, however, that the consent of the Investor will not be required pursuant to this Section 4.4(1) as to the incurrence of Indebtedness, the net proceeds of which are used for Refinancing of Indebtedness that existed on the Closing Date (including any Indebtedness incurred on the Closing Date);

2.	The incurrence of Total Net Indebtedness, excluding:

(i)	Permitted Indebtedness,

(ii)	the issuance of Preferred Stock,

if, after giving effect to such incurrence, the ratio of Total Net Indebtedness to Adjusted EBITDA would exceed 4.25 : 1 measured by reference to the LTM Period, pro forma for any acquisition in the LTM Period; provided, however, that the consent of the Investor will not be required pursuant to this Section 4.4(2) as to the incurrence of Indebtedness, the net proceeds of which are used for the Refinancing of Indebtedness that existed on the Closing Date (including any Indebtedness incurred on the Closing Date);

3.	The issuance by the Corporation of any shares of Preferred Stock;

4.
Any change to the Corporation’s dividend policy, or the declaration or payment of any dividend or distribution on any Junior Stock, unless the ratio of the Corporation’s Total Net Indebtedness, excluding Permitted Indebtedness and any Preferred Stock, to Adjusted EBITDA is less than 2:1 measured by reference to the LTM Period,  pro forma for any acquisition in the LTM period;

5.	Any voluntary liquidation, dissolution or winding up of the Corporation;

6.	Any change in the Corporation’s independent auditor;

7.	The election of anyone other than Mr. Mitchell P. Rales as the Corporation’s Chairman of the Board;

8.
Any acquisition by the Corporation or any of its subsidiaries, in any transaction or series of related transactions, of another entity or assets for a purchase price exceeding thirty percent (30%) of the Corporation’s equity market capitalization at the time the applicable acquisition agreement is signed;

9.
Any merger, consolidation, reclassification, joint venture or strategic partnership, or any similar transaction, any sale, lease, transfer or other disposition of any assets of the Corporation or any subsidiary of the Corporation (excluding sale/leaseback transactions and other financing transactions, in each case, entered into in the ordinary course of the Corporation’s or such subsidiary’s business or any sales among the Company and its subsidiaries), or any voluntary liquidation, dissolution or winding up of any subsidiary of the Corporation  if (i) the value of the entity resulting from any such merger, consolidation, reclassification or similar transaction, (ii) the level of investment in any such joint venture, strategic partnership or similar transaction by the Corporation or such subsidiary, (iii) the value of the assets being sold, leased, transferred or disposed of, or (iv) the value of the subsidiary being liquidated, dissolved, or wound up (including the value of any subsidiary or subsidiaries thereof), as applicable, exceeds thirty percent (30%) of the Corporation’s equity market capitalization at the time the applicable transaction agreement or other transaction documentation is signed;

10.	Any amendments to the Corporation’s Certificate of Incorporation or bylaws or other organizational or governing documents, as applicable; or

11.	Any change to the size of the Board.

Article 5. BOARD OF DIRECTORS

5.1. Number; Election; Nomination Right of Certain Holders

(1)
So long as the Investor and its Permitted Transferees collectively Beneficially Own, in the aggregate, more than twenty percent (20%) of the outstanding Common Stock, calculated on a fully-diluted basis, assuming conversion of all outstanding convertible securities (including the Series A Preferred Stock) and exercise of all existing warrants at the then-existing conversion or exercise price, but excluding any Unexercised Options and RSUs: (A) the authorized number of directors of the Corporation shall be eleven (11); (B) the Investor shall be entitled to exclusively nominate two (2) members of the Board; and (C) the Investor shall be entitled to select one of its nominees, once elected to the Board, to serve on the audit committee of the Board, and one of its nominees, once elected to the Board, to serve on the compensation committee of the Board, subject to applicable law and New York Stock Exchange listing requirements.

(2)
So long as the Investor and its Permitted Transferees collectively Beneficially Own, in the aggregate, equal to or less than twenty percent (20%) but more than ten percent (10%) of the outstanding Common Stock, calculated on a fully-diluted basis, assuming conversion of all outstanding convertible securities (including the Series A Preferred Stock) and exercise of all existing warrants at the then-existing conversion or exercise price, but excluding any Unexercised Options and RSUs: (A) the authorized number of directors of the Corporation shall be ten (10); (B) the Investor shall be entitled to exclusively nominate one (1) member of the Board; and (C) the Investor shall be entitled to select its nominee, once elected to the Board, to serve on the audit committee and compensation committee of the Board, subject to applicable law and New York Stock Exchange listing requirements.

(3)
From the time the Investor and its Permitted Transferees collectively cease to Beneficially Own, in the aggregate, at least ten percent (10%) of the outstanding Common Stock, calculated on a fully-diluted basis, assuming conversion of all outstanding convertible securities (including the Series A Preferred Stock) and exercise of all existing warrants at the then-existing conversion or exercise price, but excluding any Unexercised Options and RSUs, the Investor shall have no right under this Section 5.1 to nominate any members of the Board, and the authorized number of directors of the Corporation shall be such number as from time to time shall be fixed by, or in the manner provided in, the bylaws of the Corporation.

(4)
Unless and except to the extent that the bylaws of the Corporation shall otherwise require, the election of directors of the Corporation need not be by written ballot. Each director of the Corporation shall be entitled to one vote per director on all matters voted or acted upon by the Board.

(5)
For purposes of calculating Beneficial Ownership percentages in this Section 5.1, the Investor and any Permitted Transferees shall not be deemed to Beneficially Own any shares of preferred stock other than the Purchased Preferred Shares and any shares of Common Stock other than shares of Common Stock acquired (i) on the Closing Date, (ii) upon conversion of Preferred Stock or (iii) pursuant to anti-dilution provisions or pre-emption rights set forth in the Certificate of Designations.

5.2. Management of Business and Affairs of the Corporation

The business and affairs of the Corporation shall be managed by, or under the direction of, the Board.

5.3. Limitation of Liability

No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) under Section 174 of the Delaware General Corporation Law; or (d) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article 5.3 shall be prospective only and shall not adversely affect any right or protection of, or any limitation of the liability of, a director of the Corporation existing at, or arising out of facts or incidents occurring prior to, the effective date of such repeal or modification.

Article 6. AMENDMENT OF BYLAWS

In furtherance and not in limitation of the powers conferred by the Delaware General Corporation Law, the Board is expressly authorized and empowered to adopt, amend and repeal the bylaws of the Corporation.

Article 7. RESERVATION OF RIGHT TO AMEND CERTIFICATE OF INCORPORATION

The Corporation reserves the right at any time, and from time to time, to amend, alter, change, or repeal any provision contained in this Amended and Restated Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences, and privileges of any nature conferred upon stockholders, directors, or any other persons by and pursuant to this Amended and Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article 7.  Notwithstanding the foregoing, or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of stock required by law or this Amended and Restated Certificate of Incorporation, until such time as the Investor and its Permitted Transferees collectively cease to Beneficially Own, in the aggregate, at least ten percent (10%) of the outstanding Common Stock, calculated on a fully-diluted basis, assuming conversion of all outstanding convertible securities (including the Series A Preferred Stock) and exercise of all existing warrants at the then-existing conversion or exercise price, but excluding any Unexercised Options and RSUs, the written consent of the Investor shall be required to alter, amend or repeal any provision of Section 5.1 of Article 5, this Article 7 or Article 8, including by merger, consolidation or otherwise.

Article 8. DEFINITIONS

Capitalized terms not otherwise defined in this Amended and Restated Certificate of Incorporation shall have the following meanings:

“Adjusted EBITDA” means EBITDA, as such term is defined in that certain credit agreement, dated as of September 12, 2011, between and among the Company, Deutsche Bank A.G. New York Branch, a syndicate of other financial institutions as lenders and Deutsche Bank Securities Inc., as in effect as of September 12, 2011.

“Beneficial Ownership” and “Beneficially Own” and similar terms have the meaning set forth in Rule 13d-3 under the Securities and Exchange Act of 1934. For the avoidance of doubt, the Investor and its Permitted Transferees will be deemed to Beneficially Own all of the Common Stock issuable upon conversion of the Series A Preferred Stock held by the Investor and its Permitted Transferees at the time of determination.

“Closing Date” has the meaning set forth in the Securities Purchase Agreement.

“Indebtedness” means the principal of, accrued but unpaid interest on, and premium (if any, to the extent such premium is determinable) in respect of, indebtedness of such person for borrowed money, but excluding any indebtedness among the Corporation and its subsidiaries.

“Investor” means BDT CF Acquisition Vehicle, LLC.

“Junior Stock” means the Common Stock and any other class or series of stock of the Corporation, other than Parity Stock and Senior Stock, not expressly ranking senior to the Series A Preferred Stock with respect to the payment of dividends and distributions.

“Parity Stock” means any class or series of stock of the Corporation that may be authorized that expressly ranks equal to the Series A Preferred Stock with respect to the payment of dividends and distributions.

“Permitted Transferee” shall have the meaning assigned to such term in the Securities Purchase Agreement.

“Permitted Indebtedness” means Indebtedness under the Corporation’s revolving line of credit as in existence on the Closing Date, leases and letters of credit, performance guarantees, bid bonds, surety bonds and similar instruments.

“Purchased Preferred Shares” shall have the meaning assigned to such term in the Securities Purchase Agreement.

“Refinance” or “Refinancing” means to refund, refinance, replace, renew, repay, or extend (including pursuant to any defeasance or discharge mechanism).

“Securities Purchase Agreement” means that certain Securities Purchase Agreement, dated as of September 12, 2011, by and between the Corporation and the Investor.

“Senior Net Indebtedness” means, as of any date, all Senior Indebtedness of the Corporation outstanding on such date minus all cash and cash equivalents of the Corporation as of such date.

 “Senior Indebtedness” means Indebtedness that is not Subordinated Indebtedness.

“Senior Stock” means any class or series of stock of the Corporation that may be authorized that expressly ranks senior to the Series A Preferred Stock with respect to the payment of dividends and distributions.

“Subordinated Indebtedness” means Indebtedness which is subordinate or junior in right of payment to any other Indebtedness pursuant to a written agreement.

“Total Net Indebtedness” means, as of any date, all Indebtedness of the Corporation and its subsidiaries minus all cash and cash equivalents of the Corporation and its subsidiaries as of such date.

“Unexercised Options and RSUs” means (i) any convertible securities outstanding as of the Closing Date (as such term is defined in the Securities Purchase Agreement), or (ii) any options, restricted stock units or similar awards issued to officers, employees, consultants or directors of the Corporation or its subsidiaries, in each case, in the form of Common Stock or entitling the holder thereof to receive shares of Common Stock upon the exercise or conversion thereof.

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by the President and Chief Executive Officer of the Corporation on this _______ day of _______, 20__.

COLFAX CORPORATION

By:
Name:
Title:

Exhibit B

CERTIFICATE OF DESIGNATIONS OF

SERIES A PERPETUAL CONVERTIBLE PREFERRED STOCK

(PAR VALUE $0.001)

OF

COLFAX CORPORATION

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

Colfax Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), in accordance with the provisions of Section 151 thereof, DOES HEREBY CERTIFY:

That pursuant to the authority conferred upon the Board of Directors of the Corporation (the “Board”) in accordance with the Second Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) and the Amended and Restated Bylaws of the Corporation (the “Bylaws”), the Board on September 10, 2011 adopted the following resolution,  creating a series of 13,877,552 shares of Preferred Stock, par value $0.001 per share, of the Corporation designated as Series A Perpetual Convertible Preferred Stock, which is subject to shareholder approval of certain amendments to the Certificate of Incorporation including amendments that will increase the authorized number of shares of preferred stock:

RESOLVED, that pursuant to the authority vested in the Board by Article IV of the Certificate of Incorporation and out of the Preferred Stock, par value $0.001 per share, authorized therein, the Board hereby authorizes, designates and creates a series of Preferred Stock, and states that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof be, and hereby are, as follows:

Section 1.         Number of Shares and Designation.

The designation of the series of Preferred Stock created by this resolution shall be “Series A Perpetual Convertible Preferred Stock” (the “Series”), and the number of shares constituting the Series shall be Thirteen Million Eight Hundred Seventy-Seven Thousand Five Hundred Fifty-Two (13,877,552) (the “Series A Preferred Stock”). Each share of Series A Preferred Stock shall have a liquidation preference of $24.50 (the “Liquidation Preference”).

Section 2.         Dividends.

(1)           Holders of Series A Preferred Stock shall be entitled to receive, on each share of Series A Preferred Stock, out of funds legally available for the payment of dividends under Delaware law, cumulative cash dividends with respect to each Dividend Period (as defined below) at a per annum rate of 6% (as such may be adjusted pursuant to this Section 2(1), the “Dividend Rate”) on (i) the Liquidation Preference per share and (ii) to the extent unpaid on the Dividend Payment Date (as defined below), the amount of any accrued and unpaid dividends, if any, on such share of Series A Preferred Stock; provided that if, on any Dividend Payment Date, the Corporation shall not have paid in cash the full amount of any dividend required to be paid on such share (such amount being “Unpaid Dividends”) on such Dividend Payment Date pursuant to this Section 2(1), then from such Dividend Payment Date, the Dividend Rate shall automatically be at a per annum rate of 8% for such share until the date on which all Unpaid Dividends have been declared and paid in full in cash.  Dividends shall begin to accrue and be cumulative from the Issue Date (whether or not declared), shall compound on each Dividend Payment Date, and shall be payable in arrears (as provided below in this Section 2(1)), but only when, as and if declared by the Board (or a duly authorized committee of the Board) on each March 1, June 1, September 1 and December 1, and each Mandatory Conversion Date, Redemption Date and Liquidation Date (each, a “Dividend Payment Date”); provided that if any such Dividend Payment Date would otherwise occur on a day that is not a Business Day, such Dividend Payment Date shall instead be (and any dividend payable on Series A Preferred Stock on such Dividend Payment Date shall instead be payable on) the immediately succeeding Business Day with no additional dividends payable as a result of such payment being made on such succeeding Business Day.  Dividends that are payable on Series A Preferred Stock on any Dividend Payment Date will be payable to holders of record of Series A Preferred Stock as they appear on the stock register of the Corporation on the applicable record date, which shall be the fifteenth (15th) calendar day before such Dividend Payment Date (as originally scheduled) or such other record date fixed by the Board (or a duly authorized committee of the Board) that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.  Each dividend period (a “Dividend Period”) shall commence on and include the calendar day immediately following a Dividend Payment Date (other than the initial Dividend Period, which shall commence on and include the Issue Date) and shall end on and include the next Dividend Payment Date.  Dividends payable in respect of a Dividend Period shall be payable in arrears on the first Dividend Payment Date after such Dividend Period.

(2)           The Corporation (including its subsidiaries) shall not declare, pay or set apart funds for any dividends or other distributions with respect to any Junior Stock of the Corporation or repurchase, redeem or otherwise acquire, or set apart funds for repurchase, redemption or other acquisition of, any Junior Stock, or make any guarantee payment with respect thereto, unless all accrued but unpaid dividends on the Series A Preferred Stock for all Dividend Periods through and including the date of such declaration, payment, repurchase, redemption or acquisition (including, if applicable as provided in Section 2(1) above, dividends on such amount) have been declared and paid in full in cash (or declared and a sum sufficient for the payment thereof set apart for such payment).  Without limitation of the foregoing, any such dividend or other distributions on the Junior Stock shall be subject to Section 2(3).

(3)           In the event that any dividend is declared and paid on, or any distribution is made with respect to, any Junior Stock (including, without limitation, in connection with a recapitalization of the Corporation), the Series A Preferred Stock shall share proportionately with such Junior Stock in any such dividend or distribution, (a) if such Junior Stock is Common Stock or is convertible into Common Stock, in accordance with the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock calculated as of the record date for such dividend or distribution, or (b) if such Junior Stock is not Common Stock or convertible into Common Stock, in such manner and at such time as the Board may determine in good faith to be equitable in the circumstances.

(4)           Any reference to “dividends” or “distributions” in this Section 2 shall not be deemed to include any distribution made in connection with any voluntary of involuntary dissolution, liquidation or winding up of the Corporation.

Section 3.          Mandatory Conversion; Optional Conversion; Redemption.

(1)          Mandatory Conversion at the Option of the Corporation.

(a)           Mandatory Conversion.  On or after the third anniversary of the Issue Date, the Corporation shall have the right, at its option, at any time or from time to time, to cause some or all of the outstanding shares of Series A Preferred Stock to be mandatorily converted (a “Mandatory Conversion”) into fully paid and nonassessable shares of Common Stock at the Conversion Rate in effect as of the applicable Mandatory Conversion Date (as defined below) in accordance with the provisions of this Section 3(1), subject to satisfaction of the following conditions:

(i)           the closing price of the Common Stock on the New York Stock Exchange (or, if the shares of Common Stock are not listed or admitted for trading on the New York Stock Exchange, as reported on the principal consolidated transaction reporting system on the principal national securities exchange on which the shares of Common Stock are listed or admitted for trading) shall exceed one-hundred and thirty-three percent (133%) of the Conversion Price for a period of thirty (30) consecutive trading days ending on the trading day immediately preceding the date that the Corporation delivers a Mandatory Conversion Notice (as defined below); and

(ii)           the Corporation shall have declared and paid in full in cash, or shall have declared and set apart for payment in cash, all accrued but unpaid dividends (including, if applicable as provided in Section 2(1) above, dividends on such amount) on the Series A Preferred Stock for all Dividend Periods through and including the effective date of such Mandatory Conversion (the “Mandatory Conversion Date”).

(b)           Mechanics of Mandatory Conversion.  In order to effect a Mandatory Conversion, the Corporation shall provide written notice (a “Mandatory Conversion Notice”) to each holder of outstanding shares of Series A Preferred Stock by first class mail, postage prepaid, to such holder at such holder’s address as it shall appear in the records of the Corporation or such other address as such holder shall specify to the Corporation in writing from time to time.  The Mandatory Conversion Notice shall specify (i) the applicable Mandatory Conversion Date, and (ii) the number of shares of Common Stock that each holder shall be entitled to receive in connection with such Mandatory Conversion.  Upon receipt of the Mandatory Conversion Notice, each holder of shares of Series A Preferred Stock shall surrender his, her, or its certificate of certificates for all such shares (or, if applicable, a pro rata portion thereof determined in accordance with the penultimate sentence of this Section 3(1)(b)) (or, if such certificate or certificates have been lost, stolen, or destroyed, a lost certificate affidavit and indemnity in form and substance reasonably acceptable to the Corporation) to the Corporation at its principal office or at the office of the agency which may be maintained for the purpose of administering conversions and redemptions of the shares of Common Stock (the “Conversion Agent”), in each case, as specified in the applicable Mandatory Conversion Notice.  All rights with respect to the shares of Series A Preferred Stock that are converted pursuant to a Mandatory Conversion shall terminate on the Mandatory Conversion Date, subject to the rights of the holders thereof to receive the items provided for in the following sentence.  As soon as practicable after the Mandatory Conversion Date, but in no event later than ten (10) days after the Mandatory Conversion Date, the Corporation shall issue and deliver to each holder that has surrendered shares of Series A Preferred Stock in connection therewith, (i) a certificate or certificates (or if the holder shall so elect, and if permitted by applicable law, including without limitation the Securities Act of 1933, uncertificated book-entry shares) representing the number of fully paid and nonassessable shares of Common Stock issuable upon such conversion, with no personal liability attaching to the ownership thereof, free of all taxes with respect to the issuance thereof, liens, charges and security interests and not subject to any preemptive rights, into which such shares of Series A Preferred Stock have been converted in connection with such Mandatory Conversion, and (ii) any cash payable in respect of fractional shares as provided in Section 3(4).  The converted shares of Series A Preferred Stock shall be retired and cancelled and may not be reissued.  In the case of Mandatory Conversion of fewer than all of the shares of Series A Preferred Stock at the time outstanding, the shares of Series A Preferred Stock to be redeemed shall be selected, and allocated among the holders of outstanding shares of Series A Preferred Stock on a pro rata basis in accordance with the number of shares of Series A Preferred Stock then held by each such holder.  In the event that fewer than all of the shares of Series A Preferred Stock represented by a certificate are converted in connection with a Mandatory Conversion, then a new certificate representing the unconverted shares of Series A Preferred Stock shall be issued to the holder of such certificate.

(2)          Redemption at the Option of the Corporation.

(a)           Redemption.  On or after the fifth anniversary of the Issue Date, the Corporation shall have the right, at its option, at any time to redeem (a “Redemption”) all (but not less than all) of the outstanding shares of Series A Preferred Stock in return for a payment in cash (the “Call Payment”) equal, on a per share basis, to the greater of (i) the Conversion Price, and (ii) the Liquidation Preference, in each case, as of the applicable Redemption Date (as defined below) in accordance with the provisions of this Section 3(2), subject to satisfaction of the following conditions:

(i)           on the trading date preceding the date of the Redemption Notice (as defined below) the closing price of the Common Stock on the New York Stock Exchange (or, if the shares of Common Stock are not listed or admitted for trading on the New York Stock Exchange, as reported on the principal consolidated transaction reporting system on the principal national securities exchange on which the shares of Common Stock are listed or admitted for trading) shall be less than the Conversion Price; and

(ii)           the Corporation shall have declared and paid in full in cash, or shall have declared and set apart for payment in cash, all accrued but unpaid dividends (including, if applicable as provided in Section 2(1) above, dividends on such amount) on the Series A Preferred Stock for all Dividend Periods through and including the Redemption Date (as defined below).

(b)           Mechanics of Redemption.  In order to effect a Redemption, the Corporation shall provide written notice (a “Redemption Notice”) of such Redemption to each holder of outstanding shares of Series A Preferred Stock by first class mail, postage prepaid, to such holder at such holder’s address as it shall appear in the records of the Corporation or such other address as such holder shall specify to the Corporation in writing from time to time.  Subject to the satisfaction of the conditions set forth in Section 3(2)(a)(i) and Section 3(2)(a)(ii), the Redemption shall become effective on the ninetieth (90th) day after delivery of the Redemption Notice, or if such date is not a Business Day, then on the next Business Day (such date, the “Redemption Date”).  The Redemption Notice shall specify (i) the applicable Redemption Date (determined in accordance with the preceding sentence), and (ii) the Call Payment to which each holder of outstanding shares of Series A Preferred Stock shall be entitled in connection with such Redemption.  On or before the applicable Redemption Date, each holder of outstanding shares of Series A Preferred Stock to be redeemed shall surrender the certificate or certificates representing such shares (or, if such certificate or certificates have been lost, stolen, or destroyed, a lost certificate affidavit and indemnity in form and substance reasonably acceptable to the Corporation) to the Corporation at its principal office or to the Conversion Agent, in each case, as may be specified in the Redemption Notice, and upon receipt thereof by the Corporation or the Conversion Agent, as the case may be, the Call Payment for such redeemed shares shall be immediately due and payable in cash to the order of the record holder of the shares of Series A Preferred Stock being redeemed.  From and after the Redemption Date, all dividends on shares of Series A Preferred Stock that are redeemed on such Redemption Date shall cease to accumulate and all rights of the holders thereof as holders of Series A Preferred Stock shall cease and terminate, so long as the Call Payment is received on the Redemption Date and the conditions to the effectiveness of such redemption set forth in Section 3(2)(a) are satisfied.

(3)          Right of Holders to Optionally Convert.

(a)           Each share of Series A Preferred Stock shall be convertible, in whole or in part, at the option of the holder thereof (an “Optional Conversion”), at any time after the Issue Date, and from time to time, and without payment of any additional consideration by the holder of such share, into fully paid and nonassessable shares of Common Stock at the Conversion Rate in effect as of the applicable Optional Conversion Date (as defined below) in accordance with the procedures set forth in this Section 3(3).

(b)           In order to effect an Optional Conversion, the holder of shares of Series A Preferred Stock to be converted shall (i) deliver a properly completed and duly executed written notice of election to convert (an “Optional Conversion Notice”) to the Corporation at its principal office or to the Conversion Agent, and (ii) surrender the certificate or certificates for the shares of Series A Preferred Stock that are to be converted, accompanied, if so required by the Corporation or the Conversion Agent, by a written instrument or instruments of transfer in form reasonably satisfactory to the Corporation or the Conversion Agent, duly executed by the holder or its attorney duly authorized in writing.  The Optional Conversion Notice shall specify: (i) the number (in whole shares) of shares of Series A Preferred Stock to be converted, and (ii) the name or names in which the converting holder wishes the certificate or certificates for shares of Common Stock in connection with such conversion to be issued.

(c)           The Optional Conversion shall become effective at the close of business on the date (such date, the “Optional Conversion Date”) of receipt by the Corporation or the Conversion Agent of the Optional Conversion Notice and the other items referred to in Section 3(3)(b). Promptly following the Optional Conversion Date (and in no event more than ten (10) days after the Optional Conversion Date), the Corporation shall deliver or cause to be delivered at the office or agency of the Conversion Agent, to or upon the written order of the holders of the surrendered shares of Series A Preferred Stock, (i) a certificate or certificates (or if the converting holder shall so elect, and if permitted by applicable law, including without limitation the Securities Act of 1933, uncertificated book-entry shares) representing the number of fully paid and nonassessable shares of Common Stock issuable upon such conversion, with no personal liability attaching to the ownership thereof, free of all taxes with respect to the issuance thereof, liens, charges and security interests and not subject to any preemptive rights, into which such shares of Series A Preferred Stock have been converted in connection with such Optional Conversion, (ii) a cash payment equal to the amount of all accrued but unpaid dividends (including, if applicable as provided in Section 2(1) above, dividends on such amount) for all Dividend Periods through and including the most recent Dividend Payment Date (the “Cash Payment”), provided, that, if on such Optional Conversion Date, the Corporation has not declared all or any portion of the accrued but unpaid dividends (including, if applicable as provided in Section 2(1) above, dividends on such amount) for all Dividend Periods through and including the most recent Dividend Payment Date, the converting holder shall receive (instead of and in full satisfaction of the Corporation’s obligation to make the Cash Payment) such number of shares of Common Stock equal to the amount of accrued but unpaid dividends (including, if applicable as provided in Section 2(1) above, dividends on such amount), divided by the ”current market price” per share of Common Stock, and (iii) any cash payable in respect of fractional shares as provided in Section 3(4).  Except as described above, upon any Optional Conversion, the Corporation shall make no payment or allowance for unpaid dividends on the shares of Series A Preferred Stock that are converted in connection with such Optional Conversion.  In the case of an Optional Conversion Date that occurs after a Dividend Record Date and before a Dividend Payment Date, the Cash Payment shall be reduced in an amount equal to any dividends declared with respect to such Dividend Record Date on any shares of Series A Preferred Stock that are converted on such Optional Conversion Date, provided that such dividends are actually received by the record holder of such shares on such Dividend Payment Date; or, to the extent that such reduction in the Cash Payment is less than the amount of such dividends to be received with respect to such Dividend Record Date, the excess amount thereof will be repaid to the Corporation.

(d)           Upon the surrender of a certificate representing shares of Series A Preferred Stock that is converted in part, the Corporation shall issue or cause to be issued to the surrendering holder a new certificate representing shares of Series A Preferred Stock equal in number to the unconverted portion of the shares of Series A Preferred Stock represented by the certificate so surrendered.

(e)           On the Optional Conversion Date, upon the delivery to the converting holder of the shares Common Stock issuable in connection with such conversion and the payments referred to in Section 3(3)(c)(ii) and (iii), the rights of the holders of the shares of converted Series A Preferred Stock and the person entitled to receive the shares of Common Stock upon the conversion of such shares of Series A Preferred Stock shall be treated for all purposes as having become the Beneficial Owner of such shares of Common Stock.

(4)           Fractional Shares.

(a)           No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon the conversion of any shares of Series A Preferred Stock in connection with a Mandatory Conversion or Optional Conversion. Instead of any fractional interest in a share of Common Stock which would otherwise be deliverable upon the conversion of a share of Series A Preferred Stock in connection with a Mandatory Conversion or Optional Conversion, the Corporation shall pay to the holder of such share of Series A Preferred Stock an amount in cash (computed to the nearest cent) equal to the product of (A) such fraction and (B) the current market price (as defined below) of a share of Common Stock on the Business Day next preceding the day of conversion.  If more than one share of Series A Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate Liquidation Preference of the shares of Series A Preferred Stock so surrendered.

(b)           For the purposes of this Section 3, the “current market price” per share of Common Stock at any date shall be deemed to be the average of the daily closing prices on the New York Stock Exchange (or if the shares of Common Stock are not listed or admitted for trading on the New York Stock Exchange as reported on the principal consolidated transaction reporting system on the principal national securities exchange on which the shares of Common Stock are listed or admitted for trading) for the ten consecutive trading days immediately prior to the date in question or in the event that no trading price is available for the shares of Common Stock, the fair market value thereof, as determined in good faith by the Board.

(5)           Reservation of Shares.  The Corporation shall at all times when the Series A Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of the Series A Preferred Stock pursuant to Section 3(1) and Section 3(3), such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Stock.

Section 4.         Voting Rights.

(1)           Each share of Series A Preferred Stock shall entitle the holder thereof to vote on all matters voted on by holders of the Common Stock, voting together as a single class with the shares of Common Stock entitled to vote, at all meetings of the stockholders of the Corporation and in connection with any actions of the stockholders of the Corporation taken by written consent.  With respect to any such vote, the holder of each share of Series A Preferred Stock shall be entitled to cast the number of votes equal to the number of votes which could be cast in such vote by a holder of the shares of Common Stock of the Corporation into which such holder’s shares of Series A Preferred Stock are convertible as of the record date for such vote.

(2)          The affirmative vote or consent of more than fifty percent (50%) of the shares of Series A Preferred Stock, voting separately as a class, shall be necessary for authorizing, approving, effecting or validating:

(a)           the amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation or Bylaws or any document amendatory or supplemental thereto (including this Certificate of Designations), whether by merger, consolidation or otherwise, that would adversely affect or cause to be terminated the powers, designations, preferences and other rights of the Series; or

(b)           any other action for which a vote of the Series A Preferred Stock, voting separately as a class, is required by law.

Other than as specifically set forth in this Section 4 or to the extent of applicable law, the Series A Preferred Stock shall not be entitled to a separate vote on any matter.

Section 5.         Liquidation Rights.

(1)           Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, each holder of shares of the Preferred Stock shall be entitled to payment out of the assets of the Corporation legally available for distribution of an amount per share of Series A Preferred Stock (the “Liquidation Amount”) held by such holder equal to the greater of (i) the Liquidation Preference per share of Series A Preferred Stock held by such holder, plus any accrued but unpaid dividends (including, if applicable as provided in Section 2(1) above, dividends on such amount) in respect of such shares, whether or not declared paid in cash, calculated to the date fixed for liquidation, dissolution or winding-up (the “Liquidation Date”), and (ii) the amount that the holders of Series A Preferred Stock would have received in connection with such liquidation, dissolution or winding up had each share of Series A Preferred Stock been converted into shares of Common Stock pursuant to Section 3(3) immediately prior to such liquidation, dissolution or winding up of the Corporation, before any distribution is made on any Junior Stock of the Corporation. After payment in full of the Liquidation Amount to which holders of Series A Preferred Stock are entitled, such holders shall not be entitled to any further participation in any distribution of assets of the Corporation in respect of their shares of Series A Preferred Stock. If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the amounts payable with respect to the Series A Preferred Stock are not paid in full, the holders of the Series A Preferred Stock will share in any distribution of assets of the Corporation on a pro rata basis in proportion to the number of shares of Series A Preferred Stock held by each such holder.

(2)           Neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation or merger of the Corporation with or into one or more Persons will be deemed to be a voluntary or involuntary liquidation, dissolution or winding-up of the Corporation for purposes of this Section 5.

Section 6.         Pre-emptive Rights

(1)           Except for (i) (A) the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan, program or practice of or assumed by the Corporation or any of its subsidiaries or (B) the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the Issue Date, (ii) a subdivision (including by way of a stock dividend) of the outstanding shares of Common Stock into a larger number of shares of Common Stock, and (iii) the issuance of capital stock as full or partial consideration for a merger, acquisition, joint venture, strategic alliance, or other similar non-financing transaction, if, from the Issue Date until the date that is twenty-four (24) months after the Issue Date, the Corporation wishes to issue any shares of capital stock or any other securities convertible into or exchangeable for capital stock of the Corporation (collectively, “New Securities”) at a price per share less than the Liquidation Preference (a “Dilutive Issuance”) to any person (the “Proposed Purchaser”), then the Corporation shall send written notice (the “New Issuance Notice”) to the holders of the Series A Preferred Stock, which New Issuance Notice shall state (x) the number of New Securities proposed to be issued and (y) the proposed purchase price per share of the New Securities (the “Proposed Price”).

(2)           For a period of fifteen (15) Business Days after the giving of the New Issuance Notice, each holder of the Series A Preferred Stock shall have the right to purchase (a) if the Dilutive Issuance occurs during the period from the Issue Date until the date that is two hundred seventy (270) days after the Issue Date, up to its Proportionate Share (as defined below) of the New Securities, or (b) if the Dilutive Issuance occurs after such two-hundred-seventy-(270)-day period, up to its Double Proportionate Share (as defined below) of the New Securities, in each case at a purchase price per share equal to the Proposed Price and upon the terms and conditions set forth in the New Issuance Notice. As used herein, the term “Proportionate Share” means, as to each holder of Series A Preferred Stock as of a given date, the fraction, expressed as a percentage, determined by dividing (i) a number of shares of Common Stock Beneficially Owned by such holder and (without duplication) its Permitted Transferees (other than any other holder of shares of Series A Preferred Stock) plus the number of shares of Common Stock into which the shares of Series A Preferred Stock then  Beneficially Owned by such holder are convertible as of such date, by (ii) the number of shares of Common Stock of the Corporation issued and outstanding as of such date, calculated on a fully-diluted basis, assuming conversion of all outstanding convertible securities (including the Series A Preferred Stock) and the exercise in full of all existing warrants at the then-existing conversion or exercise price, but excluding any Unexercised Options and RSUs.  As used herein, the term “Double Proportionate Share” means, as to each holder of Series A Preferred Stock as of a given date, such holder’s Proportionate Share as of such date multiplied by two (2).

(3)           The right of each holder of Series A Preferred Stock to purchase the New Securities shall be exercisable by delivering written notice of its exercise, prior to the expiration of the fifteen (15) Business Day period referred to in Section 6(2) above, to the Corporation, which notice shall state the amount of New Securities that the holder elects to purchase. The failure of such holder to respond within the fifteen (15) Business Day period or to pay for such New Securities when such payment is due shall be deemed to be a waiver of such holder’s rights under this Section 6 only with respect to the Dilutive Issuance described in the applicable New Issuance Notice.

(4)           Except for the foregoing and to the extent arising under applicable law, there are no pre-emptive rights associated with the Series A Preferred Stock.

Section 7.         Ranking and Issuance of Parity Stock or Senior Stock Prior to Conversion

The Series A Preferred Stock shall rank senior to any series of Junior Stock with respect to the payment of dividends and distributions and rights upon liquidation, dissolution or winding up of the Corporation. Prior to the conversion or redemption or retirement and cancellation of all shares of the Series A Preferred Stock in accordance with this Certificate of Designations, the Corporation shall not issue an Parity Stock or Senior Stock, or authorize any additional shares of Series A Preferred Stock.

Section 8.         Retirement.

If any share of the Series A Preferred Stock is purchased or otherwise acquired by the Corporation in any manner whatsoever, then such share shall be retired and promptly cancelled. Upon the retirement or cancellation of a share of Series A Preferred Stock, such share shall not for any reason be reissued as shares of the Series.

Section 9.         Definitions.

Capitalized terms not otherwise defined in this Certificate of Designations shall have the following meanings:

“Beneficial Ownership” and “Beneficially Own” and similar terms shall have the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934.

“Board” shall have the meaning set forth in the Preamble.

“Business Day” means a day other than Saturday, Sunday or a day on which banking institutions in any of London, UK, St. Helier, Jersey and New York, New York, USA are authorized or obligated to close.

“Bylaws” shall have the meaning set forth in the Preamble.

“Call Date” shall have the meaning set forth in Section 3(2).

“Call Payment” shall have the meaning set forth in Section 3(2).

“Certificate of Incorporation” shall have the meaning set forth in the Preamble.

“Common Stock” means the Corporation’s common stock, par value $0.001 per share.

“Conversion Agent” shall have the meaning set forth in Section 3(1)(b).

“Conversion Price” means, for each share of Series A Preferred Stock, the U.S. dollar amount equal to the Liquidation Preference divided by the then-applicable Conversion Rate.

“Conversion Rate” means the Liquidation Preference divided by 114% of the Liquidation Preference, subject to the following adjustments:

(i)           If the Corporation shall (1) declare or pay a dividend on its outstanding Common Stock in shares of Common Stock or make a distribution to holders of its Common Stock in shares of Common Stock, (2) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, (3) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (4) issue by reclassification of its shares of Common Stock other securities of the Corporation, then the Conversion Rate in effect immediately prior thereto shall be adjusted so that a holder of any shares of Series A Preferred Stock thereafter converted shall be entitled to receive the number and kind of shares of Common Stock or other securities that such holder of Series A Preferred Stock would have owned or been entitled to receive after the happening of any of the events described above had such shares of Series A Preferred Stock been converted immediately prior to the happening of such event or any record date with respect thereto. An adjustment so made shall become effective on the date of the dividend payment, subdivision, combination or issuance retroactive to the record date with respect thereto, if any, for such event. Such adjustment shall be made successively.

(ii)           If the Corporation shall be a party to any transaction, including without limitation a merger, consolidation, sale of all or substantially all of the Corporation’s assets, reorganization, liquidation or recapitalization of the Common Stock (each of the foregoing being referred to as a “Transaction”), in each case as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), each share of Series A Preferred Stock shall, upon consummation of the Transaction, be convertible into the kind and amount of shares of stock and other securities and property receivable (including cash) upon the consummation of such Transaction by a holder of that number of shares of Common Stock into which one share of Series A Preferred Stock was convertible immediately prior to such Transaction.

“Corporation” shall have the meaning set forth in the Preamble.

“Dilutive Issuance” shall have the meaning set forth in Section 6.

“Dividend Payment Date” shall have the meaning set forth in Section 2(1).

“Dividend Period” shall have the meaning set forth in Section 2(1).

“Dividend Rate” shall have the meaning set forth in Section 2(1).

“Dividend Records Date” shall have the meaning set forth in Section 2(1).

“Double Proportionate Percentage” shall have the meaning set forth in Section 6.

“Issue Date” means the date on which any shares of Series A Preferred Stock are first issued by the Corporation.

“Junior Stock” means the Common Stock and any other class or series of stock of the Corporation, other than Series A Preferred Stock and Senior Stock not expressly ranking senior to the Series A Preferred Stock with respect to the payment of dividends and distributions.

“Liquidation Date” shall have the meaning set forth in Section 5.

“Liquidation Amount” shall have the meaning set forth in Section 5.

“Liquidation Preference” shall have the meaning set forth Section 1, subject to the adjustments set forth in the definition of “Conversion Rate”.

“Mandatory Conversion” shall have the meaning set forth in Section 3(1).

“Mandatory Conversion Date” means the effective date of a mandatory conversion of the shares of Series A Preferred Stock pursuant to Section 3(1).

“Mandatory Conversion Notice” shall have the meaning set forth in Section 3(1).

“New Issuance Notice” shall have the meaning set forth in Section 6.

“New Securities” shall have the meaning set forth in Section 6.

“Optional Conversion” shall have the meaning set forth in Section 3(3).

“Optional Conversion Date” means the effective date of an optional conversion of the shares of Series A Preferred Stock pursuant to Section 3(3).

“Optional Conversion Notice” shall have the meaning set forth in Section 3(3).

“Parity Stock” means any class or series of stock of the Corporation that would expressly rank equal to the Series A Preferred Stock with respect to the payment of dividends and distributions.

“Permitted Transferee” shall have the meaning set forth in the Certificate of Incorporation.

“Person” means an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.

“Preferred Stock” means the Corporation’s preferred stock, par value $0.001 per share.

“Proportionate Percentage” shall have the meaning set forth in Section 6.

“Proposed Purchase” shall have the meaning set forth in Section 6.

“Redemption” shall have the meaning set forth in Section 3(2).

“Redemption Date” means the effective date of a redemption of the shares of Series A Preferred Stock pursuant to Section 3(2).

“Redemption Notice” shall have the meaning set forth in Section 3(2).

“Senior Stock” means any class or series of stock of the Corporation that would expressly rank senior to the Series A Preferred Stock with respect to the payment of dividends and distributions and/or rights upon liquidation or winding up of the Corporation.

“Series” shall have the meaning set forth in Section 1.

“Series A Preferred Stock” shall have the meaning set forth in Section 1.

“Unexercised Options and RSUs” means (i) any convertible securities outstanding as of the Issue Date, or (ii) any options, restricted stock units or similar awards issued to officers, employees, consultants or directors of the Corporation or its subsidiaries, in each case, in the form of Common Stock or entitling the holder thereof to receive shares of Common Stock upon the exercise or conversion thereof.

“Unpaid Dividends” shall have the meaning set forth in Section 2(1).

Section 10.       Descriptive Headings and Governing Law.

The descriptive headings of the several Sections and paragraphs of this Certificate of Designations are inserted for convenience only and do not constitute a part of this Certificate of Designations. The General Corporation Law of the State of Delaware shall govern all issues concerning this Certificate of Designations.

IN WITNESS WHEREOF, Colfax Corporation has caused this Certificate to be duly executed in its corporate name this ____ day of ___________, 20_______.

COLFAX CORPORATION

By:
Name:
Title:

Annex V
EXECUTION VERSION

SECURITIES PURCHASE AGREEMENT

BY AND BETWEEN

MARKEL CORPORATION

AND

COLFAX CORPORATION

DATED AS OF SEPTEMBER 12, 2011

SECURITIES PURCHASE AGREEMENT, dated as of September 12, 2011 (together with the schedules and exhibits hereto, the “Agreement”), by and between Colfax Corporation, a Delaware corporation (the “Company”) and Markel Corporation, a Virginia corporation (the “Investor”).

RECITALS

A.           The Investor desires to purchase from the Company, and the Company desires to issue and sell to the Investor, against payment of the Common Share Investment Amount (as defined below) and pursuant to the terms and conditions set forth in this Agreement, certain shares of the Company’s common stock, par value $0.001 per share (“Common Stock”).  The shares of Common Stock to be purchased by the Investor pursuant to this Agreement are referred to herein as the “Purchased Common Shares”.  The sale and purchase of the Purchased Common Shares and the other transactions contemplated by this Agreement and the Ancillary Agreements are referred to herein collectively as the “Transaction”.

B.           Concurrent with the execution and delivery of this Agreement, and in connection with the Acquisition (as defined below), the Company is entering into a credit agreement (the “Credit Agreement”) with Deutsche Bank AG New York Branch (“Deutsche Bank”), a syndicate of other financial institutions as lenders (the "Lenders") and Deutsche Bank Securities, Inc., with respect to credit facilities to be provided to the Company and certain of its subsidiaries by Deutsche Bank and the Lenders.

C.           Concurrent with the execution and delivery of this Agreement, and in connection with the Acquisition, the Company is entering into a purchase agreement (the “BDT Purchase Agreement”) with BDT CF Acquisition Vehicle LLC (the “BDT Investor”), pursuant to which the BDT Investor shall agree to invest an aggregate amount of $340,000,000 in newly issued shares of Common Stock and $340,000,000 in newly issued shares of the Company’s preferred stock, par value $0.001 per share, designated as Series A Perpetual Convertible Preferred Stock (the “BDT Investment”).

D.           Concurrent with the execution and delivery of this Agreement, and in connection with the Acquisition, the Company is entering into a purchase agreement (the “Designated Stockholder Purchase Agreements”) with each of Mitchell P. Rales and Steven M. Rales (together the “Designated Stockholders”), pursuant to which each such stockholder shall agree to invest $50,000,000 for an aggregate amount of $100,000,000 in newly issued shares of Common Stock (the “Designated Stockholder Investment”).

E.           In accordance with the BDT Purchase Agreement, the Designated Stockholder Purchase Agreements and the Credit Agreement, the Company shall use the proceeds of the Transaction, the BDT Investment, the Designated Stockholder Investment and a portion of the proceeds of the Company’s borrowings under the Credit Agreement to finance the acquisition (the “Acquisition”) by the Company of Charter International plc (the “Target”) pursuant to an Offer or a Scheme of Arrangement (each as defined below).  The material terms and provisions of the Acquisition are set forth in the form of announcement attached hereto as Exhibit C (the “Rule 2.5 Announcement”), to be published by the Company in accordance with this Agreement pursuant to Rule 2.5 of the City Code.

           NOW, THEREFORE, in consideration of the foregoing and the promises and representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE 1

Defined Terms

           As used in this Agreement, the following terms shall have the following meanings:

“Acquisition” has the meaning assigned to such term in Recital E.

 “Agreement” has the meaning assigned to such term in the Preamble.

“Amended and Restated Charter” the Amended and Restated Certificate of Incorporation of the Company to be adopted on or before the Closing Date, substantially in the form attached hereto as Exhibit A.

 “Ancillary Agreements” means the Registration Rights Agreement.

“Announcement Date” has the meaning assigned to such term in Section 2.3.2(a).

“Announcement Price” has the meaning assigned to such term in Section 2.3.2(b).

 “BDT Investor” means BDT CF Acquisition Vehicle LLC.

“BDT Purchase Agreement” has the meaning assigned to such term in Recital C.

 “Business Day” means any day except Saturday, Sunday or a day that is a public holiday in England, Jersey or in the United States of America.

“Bylaws” means the Amended and Restated Bylaws of the Company, adopted effective as of May 13, 2008.

“Certificate of Designations”  the certificate of designation establishing the Company’s preferred stock, par value $0.001 per share, designated as 6.0% Series A Perpetual Convertible Preferred Stock, substantially in the form attached hereto as Exhibit B.

“Charter” means the Amended and Restated Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware on May 13, 2008.

“City Code” means the City Code on Takeovers and Mergers.

“Closing” has the meaning assigned to such term in Section 2.4.

“Closing Date” has the meaning assigned to such term in Section 2.4.

“Code” means the Internal Revenue Code of 1986, as amended.

 “Common Share Investment Amount” has the meaning assigned to such term in Section 2.2.

 “Common Share Purchase Price” has the meaning assigned to such term in Section 2.3.2(c).

“Common Stock” has the meaning assigned to such term in Recital A.

 “Companies Act” means the Companies (Jersey) Law 1991 as amended from time to time.

“Contract” means any contract, agreement, lease, purchase order, license, mortgage, indenture, supplemental indenture, line of credit, note, bond, loan, credit agreement, capital lease, sale/leaseback arrangement, concession agreement, franchise agreement or other instrument, including all amendments, supplements, exhibits and attachments thereto.

 “Credit Agreement” has the meaning assigned to such term in Recital B.

 “Designated Stockholders” has the meaning assigned to such term in Recital D.

 "Designated Stockholder Investment" has the meaning assigned to such term in Recital D.

 "Designated Stockholder Purchase Agreement" has the meaning assigned to such term in Recital D.

“Encumbrance” means any lien, encumbrance, security interest, pledge, mortgage, hypothecation, charge, restriction on transfer of title, adverse claim, title retention agreement of any nature or kind, or similar claim or right. Encumbrance shall not include any restrictions on transfer under applicable securities laws.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

“Governmental Authorizations” means, collectively, all applicable consents, approvals, permits, orders, authorizations, licenses and registrations, given or otherwise made available by or under the authority of Governmental Entities or pursuant to the requirements of any Applicable Law.

“Governmental Entity” means any domestic or foreign, transnational, national, Federal, state, municipal or local government, or any other domestic or foreign governmental, regulatory or administrative authority, or any agency, board, department, commission, court, tribunal or instrumentality thereof.

 “including” means including, without limitation.

 “Major Representation” means each representation and warranty set forth in Sections 3.1, 3.2 and 3.3 of this Agreement.

“Material Adverse Effect” means any material adverse effect on (i) the business, results of operations or financial condition of the Company and its subsidiaries, taken as a whole (other than (a) any change, event, occurrence or development that generally affects the industry in which the Company and its subsidiaries operate and does not disproportionately affect (relative to other industry participants) the Company and its subsidiaries, (b) any change, event, occurrence or development to the extent attributable to conditions generally affecting (I) the industries in which the Company participates that does not have a materially disproportionate effect (relative to other industry participants) on the Company and its subsidiaries, (II) the U.S. economy as a whole, or (III) the equity capital markets generally, and (c) any change, event, occurrence or development that results from any action taken by the Company at the request of the Investor or as required by the terms of this Agreement) or (ii) the ability of the Company to perform its obligations hereunder or under the Ancillary Agreements.

“Material Contract” means any Contract of a type described in Item 6.01 of Regulation S-K.

“Offer” means a public offer by the Company in accordance with the City Code and the provisions of the Companies Act to acquire all of the Target Shares not owned, held, or agreed to be acquired by the Company.

 “person” means any individual, firm, corporation, partnership, limited liability company, trust, joint venture, incorporated or unincorporated association, Governmental Entity or other entity.

 “Purchased Common Shares” has the meaning assigned to such term in Recital A.

“Registration Rights Agreement” means the Registration Rights Agreement, to be executed on the Closing Date by and among, the Company, the Investor, and the other parties specified therein.

 “Rule 2.5 Announcement” has the meaning assigned to such term in Recital E.

 “Scheme of Arrangement” means a scheme of arrangement effected pursuant to Part 18A of the Companies Act under which the Target Shares will be cancelled (or transferred) and the Purchaser will become the holder of new shares issued in place of such cancelled Target Shares (or, as the case may be, the holder of such transferred Target Shares).

“SEC” means the Securities and Exchange Commission.

 “Securities Act” means the Securities Act of 1933.

“SOX” means the Sarbanes-Oxley Act of 2002.

“Investor” has the meaning assigned to such term in the Preamble.

“Target” has the meaning assigned to such term in Recital E.

“Target Shares” means the ordinary shares of the Target subject of an Offer, or as the case may be, a Scheme of Arrangement.

“Tax” means any foreign, Federal, state or local income, sales and use, excise, franchise, real and personal property, gross receipt, capital stock, license, stamp, premium, windfall profit, environmental, transfer, alternative or add-on minimum, production, business and occupation, disability, estimated, employment, payroll, severance or withholding tax, value-added tax or other tax, duty, fee, impost, levy, assessment or charge imposed by any taxing authority, and any interest or penalties and other additions to tax related thereto.

“Tax Returns” means any return, report, claim for refund, declaration, information return or other document required to be filed with any Tax authority with respect to Taxes, including any schedule or attachment thereto, and including any amendments thereof.

  “ Third Party” means any person other than the Company, the Investor, or any of their respective subsidiaries or Affiliates.

“Transaction” has the meaning assigned to such term in Recital A.

“Voting Debt” means bonds, debentures, notes or other debt securities having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) as to matters on which holders of the Company’s Common Stock may vote.

ARTICLE 2

Issuance and Sale of Purchased Common Shares

2.1          Issuance and Sale of the Purchased Common Shares.  On the terms and subject to the conditions set forth in this Agreement, at the Closing (as defined below), the Company shall issue, sell and deliver to the Investor, and the Investor shall purchase from the Company, the Purchased Common Shares to be acquired by such Investor pursuant to this Agreement, free and clear of all Encumbrances.  The number of shares of Common Stock comprising the Purchased Common Shares to be issued and delivered to the Investor at the Closing shall be determined in accordance with Section 2.3.

2.2          Consideration.  In full consideration for the purchase of the Purchased Common Shares to be acquired by such Investor pursuant to this Agreement, the Investor shall pay to the Company at the Closing cash in the aggregate amount of $25,000,000 (the “Common Share Investment Amount”). The Common Share Purchase Price shall be the same price paid by the Designated Stockholders for the Common Stock to be purchased by the Designated Stockholders pursuant to the Designated Stockholder Purchase Agreements.

2.3          Determination of Purchased Share Amounts.

2.3.1          Purchased Common Shares.  The number of shares of Common Stock comprising the Purchased Common Shares to be issued and delivered to the Investor at the Closing pursuant to Section 2.1 shall be equal to the quotient of (a) the Common Share Investment Amount, divided by (b) the Common Share Purchase Price (as defined in Section 2.3.2), rounded up to the nearest whole number of shares of Common Stock.

2.3.2          Certain Definitions.  As used in this Section 2.3, the following terms shall have the following meanings:

(a)           “Announcement Date” means the date that the Rule 2.5 Announcement is published.

(b)           “Announcement Price” shall equal $23.04.

(c)           “Common Share Purchase Price” means the Announcement Price.

2.4           Closing.  Subject to the satisfaction of the conditions set forth in Article 6, the closing of the sale and purchase of the Purchased Common Shares (the “Closing”) shall take place on the date falling six (6) Business Days after the date on which an Offer becomes unconditional in all respects or, as the case may be, the date on which a Scheme of Arrangement becomes effective in accordance with its terms, at the offices of the Company unless another date or place is agreed to in writing by the Investor and the Company.  The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.

2.5           Deliveries.

(a)           At the Closing, the Company shall issue to the Investor the Purchased Common Shares to be acquired by such Investor pursuant to this Agreement, validly issued and free and clear of Encumbrances, evidenced by certificates registered in the name of the Investor and duly authorized, executed and delivered on behalf of the Company, bearing a legend evidencing restrictions on transfer under the Securities Act, or if the Investor shall so elect, and if permitted by law, including, without limitation the Securities Act, uncertificated book-entry shares;

(b)           At the Closing, the Investor shall deliver to the Company the Common Share Investment Amount in immediately available funds by wire transfer to such account as the Company shall specify in writing not later than three (3) Business Days prior to the Closing Date.

(c)           On or before the Closing, each of the parties shall execute and deliver the Registration Rights Agreement.

ARTICLE 3

Representations and Warranties

of the Company

Subject to the qualifications set forth in the corresponding sections of the disclosure schedules delivered by the Company to the BDT Investor concurrently with the execution and delivery of this BDT Purchase Agreement (the “Company Disclosure Schedules to the BDT Purchase Agreement”), the Company hereby represents and warrants to the Investor, as of the date hereof and as of the Closing Date, as follows:

3.1           Entity Status.  Each of the Company and its subsidiaries is duly incorporated or otherwise organized, validly existing and in good standing under the applicable laws of its governing jurisdiction and each has all requisite corporate or other power and authority to carry on its business as it is now being conducted and is duly qualified to do business in each of the jurisdictions in which the ownership, operation or leasing of its assets or the conduct of its business requires it to be so qualified, and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power, authority or qualification, in each case, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.2           Authorization; Noncontravention.

(a)           Authorization.  The execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation by the Company of the Transaction (including the issuance (or reservation for issuance), sale and delivery of the Purchased Common Shares and the Acquisition have been duly and validly authorized by all necessary corporate action (except the stockholder actions contemplated by Section 5.1 of the BDT Purchase Agreement), and no other corporate proceedings on the part of the Company or its subsidiaries or (except the stockholder actions contemplated by Section 5.1 of the BDT Purchase Agreement) vote of holders of any class or series of capital stock of the Company or its subsidiaries is necessary to authorize this Agreement or the Ancillary Agreements or to consummate the Transaction or the Acquisition.  This Agreement and the Ancillary Agreements have been, or, as to Ancillary Agreements to be executed after the date hereof, will be, duly executed and delivered by the Company and (assuming due authorization, execution and delivery by each other party thereto) each constitutes, a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b)           Preemptive Rights; Rights of First Offer.  None of the sale and issuance of the Purchased Common Shares pursuant to this Agreement is or will be subject to any preemptive rights, rights of first offer or similar rights of any person (except as set forth in the Certificate of Designations or the Amended and Restated Charter).

(c)           No Conflict.  The Company is not in violation or default in any material respect of any provision of its Charter or Bylaws.  The execution, delivery and performance by the Company of this Agreement and the Ancillary Agreements do not, and the consummation of the Transaction and compliance with the provisions hereof and thereof will not, result in a “change of control” (or similar event) under, or conflict with, or result in any default under, or give rise to an increase in, or right of termination, cancellation, acceleration or mandatory prepayment of, any obligation or to the loss of a benefit under, or result in the suspension, revocation, impairment, forfeiture or amendment of any term or provision of or the creation of any Encumbrance upon any of the properties or assets of the Company or any of its subsidiaries under, or require any consent or waiver under, any provision of (i) the Charter, the Bylaws or the comparable organizational documents of any of the Company’s subsidiaries (other than the requirement to obtain stockholder approval as contemplated by Section 5.1 of the BDT Purchase Agreement), (ii) save in relation to the execution of the Credit Agreement, any Material Contract, or (iii) any applicable law, Judgment or Governmental Authorization, in each case applicable to the Company and its subsidiaries or their respective assets.  Neither the execution and delivery of this Agreement, nor the consummation of the Transaction or the Acquisition, either alone or in combination with another event (whether contingent or otherwise) will (1) result in any payment of any “excess parachute payment” under Section 280G of the Code, (2) entitle any current or former employee, consultant or director of the Company or any of its subsidiaries to any payment, (3) increase the amount of compensation or benefits due to any such employee, consultant or director, or (4) accelerate the vesting, funding or time of payment of any compensation, equity award or other benefit.

(d)           No Governmental Authorization.  Except as contemplated by Section 5.7 of the BDT Purchase Agreement, no Governmental Authorization, order or authorization of, or registration, qualification, declaration or filing with, or notice to, any Governmental Entity is required to be obtained or made by or with respect to the Company or any of its subsidiaries in connection with the execution, delivery and performance of this Agreement or any of the Ancillary Agreements or the Transaction, including the issuance of the Purchased Common Shares, except for such Governmental Authorizations, orders, authorizations, registrations, qualifications, declarations, filings and notices, the failure of which to be obtained or made would not (i) materially impair the Company’s and/or the Investor’s ability to perform its obligations under this Agreement or the Ancillary Agreements or consummate the Transaction or (ii) have a Material Adverse Effect.

3.3           Capital Structure.

(a)           As of the date of this Agreement, the authorized capital stock of the Company consists solely of (i) 200,000,000 shares of Common Stock, of which 43,590,915  shares are issued and outstanding and 6,500,000 shares are reserved for issuance pursuant to the Company’s 2008 Omnibus Incentive Plan, and (ii) 10,000,000 shares of preferred stock, of which zero (0) shares are issued and outstanding and zero (0) shares are reserved for issuance.  As of the Closing, and after giving effect to the Transaction, the authorized capital stock of the Company shall consist solely of 400,000,000 shares of Common Stock and up to 20,000,000 shares of preferred stock, and the number of shares issued, outstanding and reserved for issuance shall consist solely of (w) the shares of Common Stock and preferred stock referred to in the foregoing sentence, (x) the Purchased Common Shares, (y) a number of shares of Common Stock to be issued to each of the Designated Stockholders in connection with the Designated Stockholder Investment at the Common Share Purchase Price and (z) the Shares of Common Stock and 6.0% Series A Perpetual Convertible Preferred Stock to be issued in connection with the BDT Investment and (xx) shares of Common Stock issued or reserved for issuance under the Company’s 2008 Omnibus Incentive Plan, as outstanding in the SEC Report for the three months ended June 30, 2011 and any awards under the plan granted in the ordinary course of business since such SEC Report. No other shares of capital stock of the company are authorized, issued and outstanding or reserved for issuance.

(b)           Subject to the Company obtaining shareholder approval as contemplated in Section 5.1 of the BDT Purchase Agreement, the Purchased Common Shares have been duly authorized and upon the Closing shall be (i) validly issued, fully paid and nonassessable, (ii) not issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Charter or Bylaws of the Company or any Contract to which the Company or any of its subsidiaries is a party or by which any of its or their respective assets are bound, and (iii) free and clear of all Encumbrances.

(c)           The Company has not issued any Voting Debt that is outstanding.  Except as set forth in the SEC Reports or in Schedule 3.3(c) of the Company Disclosure Schedules to the BDT Purchase Agreement, there are no (A) outstanding obligations, options, warrants, convertible securities, exchangeable securities, securities or rights that are linked to the value of the Common Stock or other rights, agreements or commitments relating to the capital stock of the Company or that obligate the Company to issue or sell or otherwise transfer shares of capital stock of the Company or any securities convertible into or exchangeable for any shares of capital stock of the Company or any Voting Debt of the Company, (B) outstanding obligations of the Company to repurchase, redeem or otherwise acquire shares of capital stock of the Company, (C) voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of shares of capital stock of the Company (but only to the Company’s knowledge with respect to any such agreements to which neither the Company nor any subsidiary of the Company is a party), or (D) rights of first refusal, preemptive rights, subscription rights or any similar rights with respect to the capital stock of the Company under the Charter or Bylaws or any Contract to which the Company or any subsidiary of the Company is a party or by which any of its assets are bound.  True, correct, and complete copies of the Charter and the Bylaws have been filed as exhibits to the Company’s SEC Reports.  Neither the Company, nor any of its subsidiaries has any “stockholder rights plan”, “poison pill” or any similar arrangement in effect.

(d)           The shares of outstanding capital stock of the Company’s subsidiaries are duly authorized, validly issued, fully paid and nonassessable, and are held of record and beneficially owned by the Company or a subsidiary of the Company.  There is no Voting Debt of any subsidiary of the Company that is outstanding.  Except as set forth in the SEC Reports or in Schedule 3.3(d) of the Company Disclosure Schedules to the BDT Purchase Agreement, there are no (i) outstanding obligations, options, warrants, convertible securities, exchangeable securities, securities or rights that are linked to the value of the Common Stock or other rights, agreements or commitments, in each case, relating to the capital stock or equity interests of the subsidiaries of the Company or that obligate the Company or its subsidiaries to issue or sell or otherwise transfer shares of the capital stock or any securities convertible into or exchangeable for any shares of capital stock or any Voting Debt of any subsidiary of the Company, (ii) outstanding obligations of the subsidiaries of the Company to repurchase, redeem or otherwise acquire shares of their respective capital stock or equity interests, (iii) voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of shares of capital stock of the subsidiaries of the Company (but only to the Company’s knowledge with respect to any such agreements to which neither the Company nor any subsidiary of the Company is a party), or (iv) rights of first refusal, preemptive rights, subscription rights or any similar rights under any provision of the governing documents of any material subsidiary or any non-wholly owned subsidiary of the Company.

3.4           Taxes.

(a)           Except as disclosed in the SEC Reports or except as would not reasonably be expected, individually or in the aggregate, to be material to the Company: (i) the Company and each of its subsidiaries have filed all Tax Returns required to be filed by them; (ii) all such Tax Returns are true, correct and complete; (iii) all Taxes due and owed by the Company and each of its subsidiaries (whether or not shown on any Tax Return) have been paid; (iv) neither the Company nor any of its subsidiaries currently is the beneficiary of any extension of time within which to file any material Tax Return; (v) no claim has ever been made by a Governmental Entity in a jurisdiction where the Company or any of its subsidiaries does not file Tax Returns that the Company or any such subsidiary is or may be subject to taxation by that jurisdiction; (vi) there are no liens on any of the assets or properties of the Company or any of its subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax; (vii) there are no ongoing, pending or, to the Company's knowledge, threatened audits, assessments, or other proceedings for or relating to any liability in respect of Taxes of the Company or any of its subsidiaries; (viii) neither the Company nor any of its subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency; and (ix) the Company and each of its subsidiaries have timely withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

(b)           Neither the Company nor any of its subsidiaries has been a member of any affiliated group filing a consolidated Federal income Tax Return other than a group the common parent of which is the Company.

3.5           Compliance with Laws.

(a)           The Company and each of its subsidiaries and the conduct and operation of their respective businesses are and have been, since January 1, 2010, in compliance in all material respects with each applicable law that is applicable to the Company or its subsidiaries or their respective businesses, including any laws relating to employment practices, except, in each case, as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)           Neither the Company nor any of its subsidiaries has received any written notice or other written communication from any Governmental Entity or any other person regarding (1) any actual, alleged, possible or potential violation of or failure to comply with any material term or requirement of any Governmental Authorization, or (2) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination of or modification to any Governmental Authorization, except, in each case, as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.6           SEC Reports and Company Financial Statements.

(a)           Since January 1, 2009, except as disclosed in Schedule 3.6(a) of the Company Disclosure Schedules to the BDT Purchase Agreement, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all the foregoing and all exhibits included or incorporated by reference therein and financial statements and schedules thereto and documents included or incorporated by reference therein being sometimes hereinafter collectively referred to as the “SEC Reports”).  As of their respective filing dates, the SEC Reports complied with the requirements of the Exchange Act applicable to the SEC Reports (as amended or supplemented), and none of the SEC Reports, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  No subsidiary of the Company is, or is required to be, a registrant with the SEC.

(b)           As of their respective dates, except as set forth therein or in the notes thereto, the financial statements contained in the SEC Reports and the related notes (the “Financial Statements”) complied as to form with all applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.  The Financial Statements (i) were prepared in accordance with GAAP, consistently applied during the periods involved (except (x) as may be otherwise indicated in the notes thereto or (y) in the case of unaudited interim statements, to the extent that they may not include footnotes or may be condensed or summary statements), (ii) fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments), and (iii) are in all material respects in accordance with the books of account and records of the Company and its consolidated subsidiaries.

(c)           Neither the Company nor any of its subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract or arrangement (including any Contract relating to any transaction or relationship between or among the Company and any of its subsidiaries, on the one hand, and any unconsolidated affiliate of the Company or any of its subsidiaries, including any structured finance, special purpose or limited purpose entity or person, on the other hand, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K of the SEC)), where the result, purpose or effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its subsidiaries in the Company’s or such subsidiary’s audited financial statements or other SEC Reports.

(d)           To the Company’s knowledge, there is no reason that its outside auditors and its chief executive officer and chief financial officer will not be able to give the attestations and certifications, as applicable, required pursuant to the rules and regulations adopted pursuant to Section 404 of SOX, without qualification, when next due.

(e)           Except as set forth in SEC Reports and the transactions contemplated by this Agreement and the Designated Stockholder Investment, none of the executive officers, directors or related persons (as defined in Regulation S-K Item 404) of the Company is presently a party to any transaction with the Company or any of its subsidiaries that would be required to be reported on Form 10-K by Item 13 thereof pursuant to Regulation S-K Item 404.

3.7           Private Placement.  Assuming that the representations of the Investor set forth in Section 4.3 are true and correct, the offer, sale, and issuance of the Purchased Common Shares, in conformity with the terms of this Agreement, are exempt from the registration requirements of Section 5 of the Securities Act.

3.8           Brokers.  The Company and its subsidiaries have incurred no obligation or liability, contingent or otherwise, in connection with this Agreement or the Transaction that would result in the obligation of the Investor to pay any finder’s fees, brokerage or agent’s commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the Transaction.

3.9           Registration Rights.  Other than the Registration Rights Agreement and any other registration rights agreement entered into in connection with the financing of the Acquisition, the Company has not granted or agreed to grant, and is not under any obligation to provide, any rights (including “piggy-back” registration rights) to register under the Securities Act any of its presently outstanding securities or any of its securities that may be issued subsequently.

3.10           No Restriction on the Ability to Pay Cash Dividends.  Except as set forth in the Amended and Restated Charter, the Certificate of Designations and the Credit Agreement and any existing credit facilities of the Company or its subsidiaries that are being replaced by the Credit Agreement, neither the Company nor any of its subsidiaries is, or will be, immediately following the Closing, a party to any Contract, and is not, and will not be, immediately following the Closing, subject to any provisions in its Charter or Bylaws or other governing documents or resolutions of the Board of Directors or other governing body, that restricts, limits, prohibits or prevents the payment of cash dividends with respect to any of its equity securities.

3.11          Credit Agreement. True, correct and complete copies of the Credit Agreement and all ancillary agreements thereto that have been executed as of the date hereof have been provided to the Investor, and the Credit Agreement and each such ancillary agreement is in full force and effect.

ARTICLE 4

Representations and Warranties of the Investor

The Investor hereby represents and warrants to the Company, as of the date hereof and as of the Closing Date, as follows:

4.1           Entity Status.  The Investor is duly incorporated or otherwise organized, validly existing and in good standing under the applicable laws of its governing jurisdiction and has all requisite corporate or other power and authority to carry on its business as it is now being conducted, and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power, authority or qualification.

4.2           Authorization; Noncontravention.

(a)           Authorization.  The Investor has all necessary entity power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the Transaction.  The execution, delivery and performance of this Agreement and the Ancillary Agreements to which it is a party and the consummation by the Investor of the Transaction have been duly and validly authorized by all necessary entity action, and no other entity proceedings on the part of the Investor or vote of holders of any class or series of capital stock or equity interests of the Investor is necessary to authorize this Agreement and the Ancillary Agreements to which the Investor is a party or to consummate the Transaction.  This Agreement and the Ancillary Agreements to which the Investor is a party have been duly executed and delivered by the Investor and (assuming due authorization, execution and delivery by each other party thereto) each constitutes a valid and binding obligation of the Investor, enforceable against the Investor in accordance with its respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b)           No Conflict.  The Investor is not in violation or default of any provision of its organizational documents.  The execution, delivery and performance by the Investor of this Agreement and the Ancillary Agreements to which it is a party do not, and the consummation of the Transaction and compliance with the provisions of this Agreement and the Ancillary Agreements to which it is a party will not, conflict with, or result in any default under, any provision of (i) the organizational documents of the Investor, (ii) any material Contract to which the Investor is a party or by which any of the Investor’s assets are bound, or (iii) any applicable law, Governmental Authorization or Judgment, in each case applicable to the Investor, other than, in the case of clauses (ii) and (iii), any such conflicts or defaults that would not reasonably be expected to materially impair or delay the ability of the Investor to perform its obligations under this Agreement or the Ancillary Agreements to which it is a party or carry out the Transaction in accordance with the terms hereof or thereof.  Except as contemplated by Section 5.7 of the BDT Purchase Agreement, no Governmental Authorization, order or authorization of, or registration, qualification, declaration or filing with, or notice to, any Governmental Entity is required to be obtained or made by or with respect to the Investor in connection with the execution, delivery and performance of this Agreement or any of the Ancillary Agreements to which the Investor is a party or the other Transaction, except for such Governmental Authorizations, orders, authorizations, registrations, declarations, filings and notices, the failure of which to be obtained or made would not materially impair the Investor’s ability to perform its obligations under this Agreement or the Ancillary Agreements or consummate the Transaction.

4.3           Securities Act; Purchase for Investment Purposes.  The Investor (i) is acquiring the Purchased Common Shares solely for investment with no present intention to distribute them in violation of the Securities Act and the rules and regulations thereunder or any applicable U.S. state securities laws, (ii) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of making an informed investment decision to purchase the Purchased Common Shares, (iii) is an “accredited investor” (as that term is defined by Rule 501 promulgated under the Securities Act), and (iv) acknowledges and understands that the Purchased Common Shares have not been registered under the Securities Act, or any state securities laws, and agrees that it will not offer, sell, assign, transfer, pledge, encumber or otherwise dispose of such Purchased Common Shares absent registration under the Securities Act or unless such transaction is exempt from, or not subject to, registration under the Securities Act, and in each case, in accordance with all applicable state securities laws.

ARTICLE 5

Covenants

5.1           Upon the terms and subject to the conditions set forth in this Agreement, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all actions that are necessary, proper or advisable to consummate and make effective the Transaction, including using its reasonable best efforts to accomplish the following: (i) the satisfaction of the conditions precedent set forth in Article 6, (ii) the taking of all reasonable steps to provide any supplemental information requested by a Governmental Entity, including participating in meetings with officials of such entity in the course of its review of the Transaction, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, that challenge this Agreement, the Transaction, the BDT Investment, the Designated Stockholder Investment, the Credit Agreement or the consummation of the Acquisition or any other transaction contemplated hereby, and (iv) the execution and delivery of any additional instruments necessary to consummate and make effective the Transaction.

ARTICLE 6

Conditions

6.1           Conditions to all Parties’ Obligations.  The respective obligations of the Company, on the one hand, and the Investor, on the other hand, to effect the Closing are subject to the satisfaction of the following conditions:

(a)           Offer/Scheme of Arrangement.  In the case of an Offer, the Offer shall have become or been declared unconditional by the Company in all respects.  In the case of a Scheme of Arrangement, the High Court of Jersey shall have filed an order (and the Investor shall have received a copy thereof) sanctioning the Scheme of Arrangement on behalf of the Target with the Registrar of Companies in accordance with Part 18A of the Companies Act.

(b)           Stockholder Approvals; Filing of Amended and Restated Charter and Certificate of Designations. All approvals of the Company’s stockholders required in connection with the Transaction, including any such approvals required under applicable law and the applicable listing rules of the New York Stock Exchange, shall have been obtained on or before the Closing Date, and the Amended and Restated Charter and the Certificate of Designations, substantially in the forms attached hereto as Exhibit A and Exhibit B, respectively, shall have been properly filed with the office of the Secretary of State of the State of Delaware.

6.2           Conditions to the Investor’s Obligations. The obligations of the Investor to effect the Closing are subject to the satisfaction, or written waiver by the Investor (given in accordance with Section 8.1), of each of the following conditions:

(a)           Representations and Warranties. Each of the Major Representations of the Company contained in this Agreement shall be true and correct in all material respects on and as of the date of this Agreement and as of the Closing with the same force and effect as if made as of the Closing (except that representations and warranties which address matters only as of a particular date need only be true and correct as of such date).

(b)           Debt Financing.  As of the Closing Date, (i) the Credit Agreement shall be in full force and effect, and (ii) all conditions precedent to the effectiveness of the Credit Agreement and to the extensions of credit thereunder (other than receipt of the proceeds of the Equity Financing (as defined in the Credit Agreement)) shall have been satisfied or waived.

ARTICLE 7

Termination

7.1           Termination.  This Agreement may be terminated prior to the Closing as follows:

(a)           At any time, by the mutual written consent of the Investor and the Company;

(b)           By the Investor if the Company does not publish the Rule 2.5 Announcement by September 15, 2011 or, if the Rule 2.5 Announcement is published by such date, on such later date, if any, upon which the Scheme of Arrangement or Offer, as applicable, lapses, terminates or is withdrawn; or

(c)           By written notice by either the Company or the Investor to the other party or parties, at any time after the date that is two hundred (200) calendar days after the Announcement Date (the “Termination Date”) if the Closing shall not have occurred on or prior to the Termination Date; provided, that the right to terminate this Agreement under this Section 7.1(c) shall not be available to such party if the action or inaction of such party has been a principal cause of or resulted in the failure of the Closing to occur on or before the Termination Date and such action or failure to act constitutes a breach of this Agreement.

(d)           By the Investor at any time prior to the Closing, if (i) the Company is in breach of a Major Representation (ii) such breach is not cured or capable of being cured by the earlier of the Termination Date and twenty (20) days following written notice of such breach from the Investor (to the extent such breach is curable) and (iii) such breach, if not cured, would render the conditions set forth in Section 6.2 incapable of being satisfied;

7.2           Effect of Termination.  In the event of the termination of this Agreement as provided in Section 7.1, all obligations and agreements of the parties set forth in this Agreement shall become void and of no further force and effect whatsoever and there shall be no liability or obligation on the part of the parties hereto except (i) for any liability of the Company as a result of a breach of this Agreement prior to such termination, and (ii) that the provisions of this Section 7.2 and ARTICLE 8 (and all related definitions in ARTICLE 1) shall survive any such termination and shall be enforceable hereunder.

ARTICLE 8

General Provisions

8.1           Amendments and Waivers.  This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.  Except as otherwise provided in this Agreement, any failure of any party to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

8.2           Assignment.  This Agreement and the rights and obligations hereunder shall not be assignable or transferable by any party without the prior written consent of the other parties hereto

8.3           No Third-Party Beneficiaries.  This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto and such permitted assigns, any legal or equitable rights hereunder.

8.4           Notices.  All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by a nationally recognized overnight courier service (with tracking capability), and shall be deemed given when received, as follows:

 if to the Investor, to:

Markel Corporation
4251 Highwoods Parkway
Glen Allen, Virginia
Attention: Corporate Secretary

 if to the Company, to:

Colfax Corporation
8170 Maple Lawn Blvd, Suite 180
Fulton, MD 20759
Attention: A. Lynne Puckett

8.5          Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.

8.6          Entire Agreement.  This Agreement and the Ancillary Agreements, along with the Schedules and the Exhibits hereto and thereto, contain the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings relating to such subject matter.  None of the parties shall be liable or bound to any other party in any manner by any representations, warranties or covenants relating to such subject matter except as specifically set forth herein or in the Ancillary Agreements.

8.7           Interpretation; Exhibits and Schedules.  The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.  Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein shall have the meaning assigned to such term in this Agreement.  When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.

8.8          Severability.  If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other persons or circumstances, so long as the economic and legal substance of the Transaction is not affected in a manner materially adverse to any party hereto.

8.9          Consent to Jurisdiction.  Each of the parties hereby consents to the exclusive jurisdiction of the state and federal courts sitting in the City of New York in any action on a claim arising out of, under or in connection with this Agreement or the Transaction.

8.10        Governing Law.    This Agreement shall be governed and construed in accordance with the laws of the State of New York.

8.11        Waiver of Jury Trial.  Each party hereby waives, to the fullest extent permitted by Applicable Law, any right it may have to a trial by jury in respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement, any Ancillary Agreement or the Transaction.  Each party (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the Ancillary Agreements, as applicable, by, among other things, the mutual waivers and certifications in this Section 8.11.

8.12         Rights of Holders.  Each party to this Agreement shall have the absolute right to exercise or refrain from exercising any right or rights that such party may have by reason of this Agreement, including the right to consent to the waiver or modification of any obligation under this Agreement, and such party shall not incur any liability to any other party or other holder of any securities of the Company as a result of exercising or refraining from exercising any such right or rights.

8.13         Adjustment in Share Numbers and Prices.  In the event of any (i) stock split, (ii) subdivision, (iii) dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into or entitling the holder thereof to receive directly or indirectly shares of Common Stock), (iv) combination or (v) other similar recapitalization or event, in each case, occurring after the date hereof and prior to the Closing Date, each reference in this Agreement and the Ancillary Agreements to a number of shares or a price per share shall be amended to appropriately account for such event.

8.14        Construction.  The parties acknowledge that each party and its counsel have participated in the negotiation and preparation of this Agreement.  This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing the Agreement to be drafted.  Each covenant, term and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any party hereto.

[Signature page follows.]

In Witness Whereof, the Company and the Investor have executed this Agreement as of the date first above written.

COMPANY

COLFAX CORPORATION

By:	/s/ A. Lynne Puckett
Name: A. Lynne Puckett
Title: Senior Vice President, General Counsel and Secretary

INVESTOR

MARKEL CORPORATION

/s/ D. Michael Jones
Name: D. Michael Jones
Title: General Counsel and Secretary

Exhibit A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

COLFAX CORPORATION

Colfax Corporation (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”), does hereby certify as follows:

1.             The present name of the Corporation is Colfax Corporation. The Corporation was incorporated under the name Constellation Pumps Corporation by filing its original Certificate of Incorporation with the Secretary of State of the State of Delaware on February 25, 1998. An Amended and Restated Certificate of Incorporation was filed with and accepted by the Secretary of State of the State of Delaware on May 22, 2003 and amended by Certificates of Amendment on May 30, 2003, May 3, 2004, and April 21, 2008. An Amended and Restated Certificate of Incorporation was filed with and accepted by the Secretary of State of the State of Delaware on May 13, 2008.

2.             This Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation (the “Board”) and by the stockholders of the Corporation in accordance with Sections 228, 242, and 245 of the Delaware General Corporation Law.

3.             Pursuant to Sections 242 and 245 of the Delaware General Corporation Law, this Amended and Restated Certificate of Incorporation restates and integrates and also further amends the provisions of the Certificate of Incorporation of the Corporation as heretofore amended or supplemented. The Certificate of Incorporation of the Corporation, as heretofore amended or supplemented, is superseded by this Amended and Restated Certificate of Incorporation.

4.             This Amended and Restated Certificate of Incorporation shall become effective upon the time of filing of this Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware pursuant to Section 103 of the Delaware General Corporation Law.

5.             The Certificate of Incorporation of the Corporation as heretofore amended or supplemented is hereby restated and further amended to read in its entirety as follows:

Article 1. NAME

The name of this corporation is Colfax Corporation.

Article 2. REGISTERED OFFICE AND AGENT

The address of this Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, Delaware 19808, in the County of New Castle. The name of this Corporation’s registered agent at such address is Corporation Service Company.

Article 3. PURPOSE AND POWERS

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law. The Corporation shall have all power necessary or convenient to the conduct, promotion or attainment of such acts and activities.

Article 4. CAPITAL STOCK AND ISSUANCE OF SECURITIES

4.1. Authorized Shares

The total number of shares of all classes of stock that the Corporation shall have the authority to issue is 420,000,000 of which 400,000,000 of such shares shall be Common Stock having a par value of $.001 per share (the “Common Stock”), and 20,000,000 of such shares shall be Preferred Stock, having a par value of $.001 per share (the “Preferred Stock”).

4.2. Common Stock

4.2.1. Relative Rights

The Common Stock shall be subject to all of the rights, privileges, preferences, priorities, and restrictions set forth in this Amended and Restated Certificate of Incorporation (including any certificate of designations relating to any series of the Preferred Stock). Each share of the Common Stock shall have the same relative rights as, and be identical in all respects to, all the other shares of the Common Stock.

4.2.2. Dividends

Whenever there shall have been paid, or declared and set aside for payment, to the holders of shares of any class of stock having preference over the Common Stock as to the payment of dividends, the full amount of dividends and of sinking fund or retirement payments, if any, to which such holders are respectively entitled in preference to the Common Stock, then dividends may be paid on the Common Stock and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends thereon, but only when and as declared by the Board and subject to the restrictions set forth in any certificate of designations relating to any series of Preferred Stock. Any dividends on the Common Stock will not be cumulative.

4.2.3. Dissolution, Liquidation, Winding Up

In the event of any dissolution, liquidation, or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock, and holders of any class or series of stock entitled to participate therewith, in whole or in part, as to the distribution of assets in such event, shall be entitled to participate in the distribution of any assets of the Corporation remaining after the Corporation shall have paid, or provided for payment of, all debts and liabilities of the Corporation and after the Corporation shall have paid, or set aside for payment, to the holders of any class of stock having preference over the Common Stock in the event of dissolution, liquidation or winding up the full preferential amounts (if any) to which they are entitled.

4.2.4. Voting Rights

Each holder of shares of the Common Stock shall be entitled to attend all special and annual meetings of the stockholders of the Company at which any action is to be taken as to which holders of Common Stock are entitled to vote pursuant to this Amended and Restated Certificate of Incorporation or applicable law. Except as may otherwise be required by law, and subject to the provisions of such resolution or resolutions as may be adopted by the Board pursuant to Section 4.3 of this Article 4 granting the holders of one or more series of the Preferred Stock exclusive or special voting powers with respect to any matter, each holder of the Common Stock shall have one vote with respect to each share of the Common Stock held on all matters voted upon by the stockholders, provided, however, that except as otherwise required by law, holders of the Common Stock, as such, shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation (including a certificate of designations relating to any series of the Preferred Stock) that relates solely to the terms of one or more outstanding series of the Preferred Stock if the holders of such affected series are entitled, either voting separately or together with the holders of one or more other such series, to vote thereon pursuant to this Amended and Restated Certificate of Incorporation (including any certificate of designations relating to any series of the Preferred Stock) or pursuant to the Delaware General Corporation Law. Each holder of shares of the Common Stock may exercise its vote either in person or by proxy.

4.2.5 Stockholder Action

Subject to the rights of any holders of the Preferred Stock, (i) only the chairman of the Board or a majority of the Board shall be permitted to call a special meeting of stockholders; (ii) the business permitted to be conducted at a special meeting of stockholders shall be limited to matters properly brought before the meeting by or at the direction of the Board; and (iii) stockholder action may be taken only at a duly called and convened annual meeting or special meeting of stockholders and may not be taken by written consent.

4.3. Preferred Stock

The Board is authorized, subject to limitations prescribed by the Delaware General Corporation Law and the provisions of this Amended and Restated Certificate of Incorporation, to provide, by resolution or resolutions from time to time and by filing certificates of designations pursuant to the Delaware General Corporation Law, for the issuance of shares of the Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the voting powers, designations, preferences and relative, participating, optional or other special rights of the shares of each such series of the Preferred Stock and to fix the qualifications, limitations or restrictions thereof.

The authority of the Board with respect to each series shall include, but not be limited to, determination of the following: (1) the number of shares constituting that series and the distinctive designation of that series; (2) the dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series; (3) whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights; (4) whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board shall determine; (5) whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; (6) whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund; (7) the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and (8) any other relative powers, preferences, and rights of that series, and qualifications, limitations or restrictions on that series as the Board shall determine.

4.4 Rights of Certain Holders

So long as the Investor and its Permitted Transferees collectively Beneficially Own, in the aggregate, at least fifty percent (50%) of the Purchased Preferred Shares, the written consent of the Investor will be required in order for the Corporation to take any of the following actions:

1.	The incurrence of Senior Net Indebtedness, excluding

(i)           Permitted Indebtedness, and

(ii)           the issuance of Preferred Stock,

if, after giving effect to such incurrence, the ratio of Senior Net Indebtedness to Adjusted EBITDA would exceed 3.75 : 1 measured by reference to the last twelve-month period for which financial information of the Corporation is reported by the Corporation (the “LTM Period”), pro forma for any acquisition in the LTM Period; provided, however, that the consent of the Investor will not be required pursuant to this Section 4.4(1) as to the incurrence of Indebtedness, the net proceeds of which are used for Refinancing of Indebtedness that existed on the Closing Date (including any Indebtedness incurred on the Closing Date);

2.	The incurrence of Total Net Indebtedness, excluding:

(i)	Permitted Indebtedness,

(ii)	the issuance of Preferred Stock,

if, after giving effect to such incurrence, the ratio of Total Net Indebtedness to Adjusted EBITDA would exceed 4.25 : 1 measured by reference to the LTM Period, pro forma for any acquisition in the LTM Period; provided, however, that the consent of the Investor will not be required pursuant to this Section 4.4(2) as to the incurrence of Indebtedness, the net proceeds of which are used for the Refinancing of Indebtedness that existed on the Closing Date (including any Indebtedness incurred on the Closing Date);

3.	The issuance by the Corporation of any shares of Preferred Stock;

4.
Any change to the Corporation’s dividend policy, or the declaration or payment of any dividend or distribution on any Junior Stock, unless the ratio of the Corporation’s Total Net Indebtedness, excluding Permitted Indebtedness and any Preferred Stock, to Adjusted EBITDA is less than 2:1 measured by reference to the LTM Period,  pro forma for any acquisition in the LTM period;

5.	Any voluntary liquidation, dissolution or winding up of the Corporation;

6.	Any change in the Corporation’s independent auditor;

7.	The election of anyone other than Mr. Mitchell P. Rales as the Corporation’s Chairman of the Board;

8.
Any acquisition by the Corporation or any of its subsidiaries, in any transaction or series of related transactions, of another entity or assets for a purchase price exceeding thirty percent (30%) of the Corporation’s equity market capitalization at the time the applicable acquisition agreement is signed;

9.
Any merger, consolidation, reclassification, joint venture or strategic partnership, or any similar transaction, any sale, lease, transfer or other disposition of any assets of the Corporation or any subsidiary of the Corporation (excluding sale/leaseback transactions and other financing transactions, in each case, entered into in the ordinary course of the Corporation’s or such subsidiary’s business or any sales among the Company and its subsidiaries), or any voluntary liquidation, dissolution or winding up of any subsidiary of the Corporation  if (i) the value of the entity resulting from any such merger, consolidation, reclassification or similar transaction, (ii) the level of investment in any such joint venture, strategic partnership or similar transaction by the Corporation or such subsidiary, (iii) the value of the assets being sold, leased, transferred or disposed of, or (iv) the value of the subsidiary being liquidated, dissolved, or wound up (including the value of any subsidiary or subsidiaries thereof), as applicable, exceeds thirty percent (30%) of the Corporation’s equity market capitalization at the time the applicable transaction agreement or other transaction documentation is signed;

10.	Any amendments to the Corporation’s Certificate of Incorporation or bylaws or other organizational or governing documents, as applicable; or

11.	Any change to the size of the Board.

Article 5. BOARD OF DIRECTORS

5.1. Number; Election; Nomination Right of Certain Holders

(1)
So long as the Investor and its Permitted Transferees collectively Beneficially Own, in the aggregate, more than twenty percent (20%) of the outstanding Common Stock, calculated on a fully-diluted basis, assuming conversion of all outstanding convertible securities (including the Series A Preferred Stock) and exercise of all existing warrants at the then-existing conversion or exercise price, but excluding any Unexercised Options and RSUs: (A) the authorized number of directors of the Corporation shall be eleven (11); (B) the Investor shall be entitled to exclusively nominate two (2) members of the Board; and (C) the Investor shall be entitled to select one of its nominees, once elected to the Board, to serve on the audit committee of the Board, and one of its nominees, once elected to the Board, to serve on the compensation committee of the Board, subject to applicable law and New York Stock Exchange listing requirements.

(2)
So long as the Investor and its Permitted Transferees collectively Beneficially Own, in the aggregate, equal to or less than twenty percent (20%) but more than ten percent (10%) of the outstanding Common Stock, calculated on a fully-diluted basis, assuming conversion of all outstanding convertible securities (including the Series A Preferred Stock) and exercise of all existing warrants at the then-existing conversion or exercise price, but excluding any Unexercised Options and RSUs: (A) the authorized number of directors of the Corporation shall be ten (10); (B) the Investor shall be entitled to exclusively nominate one (1) member of the Board; and (C) the Investor shall be entitled to select its nominee, once elected to the Board, to serve on the audit committee and compensation committee of the Board, subject to applicable law and New York Stock Exchange listing requirements.

(3)
From the time the Investor and its Permitted Transferees collectively cease to Beneficially Own, in the aggregate, at least ten percent (10%) of the outstanding Common Stock, calculated on a fully-diluted basis, assuming conversion of all outstanding convertible securities (including the Series A Preferred Stock) and exercise of all existing warrants at the then-existing conversion or exercise price, but excluding any Unexercised Options and RSUs, the Investor shall have no right under this Section 5.1 to nominate any members of the Board, and the authorized number of directors of the Corporation shall be such number as from time to time shall be fixed by, or in the manner provided in, the bylaws of the Corporation.

(4)
Unless and except to the extent that the bylaws of the Corporation shall otherwise require, the election of directors of the Corporation need not be by written ballot. Each director of the Corporation shall be entitled to one vote per director on all matters voted or acted upon by the Board.

(5)
For purposes of calculating Beneficial Ownership percentages in this Section 5.1, the Investor and any Permitted Transferees shall not be deemed to Beneficially Own any shares of preferred stock other than the Purchased Preferred Shares and any shares of Common Stock other than shares of Common Stock acquired (i) on the Closing Date, (ii) upon conversion of Preferred Stock or (iii) pursuant to anti-dilution provisions or pre-emption rights set forth in the Certificate of Designations.

5.2. Management of Business and Affairs of the Corporation

The business and affairs of the Corporation shall be managed by, or under the direction of, the Board.

5.3. Limitation of Liability

No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) under Section 174 of the Delaware General Corporation Law; or (d) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article 5.3 shall be prospective only and shall not adversely affect any right or protection of, or any limitation of the liability of, a director of the Corporation existing at, or arising out of facts or incidents occurring prior to, the effective date of such repeal or modification.

Article 6. AMENDMENT OF BYLAWS

In furtherance and not in limitation of the powers conferred by the Delaware General Corporation Law, the Board is expressly authorized and empowered to adopt, amend and repeal the bylaws of the Corporation.

Article 7. RESERVATION OF RIGHT TO AMEND CERTIFICATE OF INCORPORATION

The Corporation reserves the right at any time, and from time to time, to amend, alter, change, or repeal any provision contained in this Amended and Restated Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences, and privileges of any nature conferred upon stockholders, directors, or any other persons by and pursuant to this Amended and Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article 7.  Notwithstanding the foregoing, or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of stock required by law or this Amended and Restated Certificate of Incorporation, until such time as the Investor and its Permitted Transferees collectively cease to Beneficially Own, in the aggregate, at least ten percent (10%) of the outstanding Common Stock, calculated on a fully-diluted basis, assuming conversion of all outstanding convertible securities (including the Series A Preferred Stock) and exercise of all existing warrants at the then-existing conversion or exercise price, but excluding any Unexercised Options and RSUs, the written consent of the Investor shall be required to alter, amend or repeal any provision of Section 5.1 of Article 5, this Article 7 or Article 8, including by merger, consolidation or otherwise.

Article 8. DEFINITIONS

Capitalized terms not otherwise defined in this Amended and Restated Certificate of Incorporation shall have the following meanings:

                “Adjusted EBITDA” means EBITDA, as such term is defined in that certain credit agreement, dated as of September 12, 2011, between and among the Company, Deutsche Bank A.G. New York Branch, a syndicate of other financial institutions as lenders and Deutsche Bank Securities Inc., as in effect as of September 12, 2011.

“Beneficial Ownership” and “Beneficially Own” and similar terms have the meaning set forth in Rule 13d-3 under the Securities and Exchange Act of 1934. For the avoidance of doubt, the Investor and its Permitted Transferees will be deemed to Beneficially Own all of the Common Stock issuable upon conversion of the Series A Preferred Stock held by the Investor and its Permitted Transferees at the time of determination.

“Closing Date” has the meaning set forth in the Securities Purchase Agreement.

“Indebtedness” means the principal of, accrued but unpaid interest on, and premium (if any, to the extent such premium is determinable) in respect of, indebtedness of such person for borrowed money, but excluding any indebtedness among the Corporation and its subsidiaries.

“Investor” means BDT CF Acquisition Vehicle, LLC.

“Junior Stock” means the Common Stock and any other class or series of stock of the Corporation, other than Parity Stock and Senior Stock, not expressly ranking senior to the Series A Preferred Stock with respect to the payment of dividends and distributions.

“Parity Stock” means any class or series of stock of the Corporation that may be authorized that expressly ranks equal to the Series A Preferred Stock with respect to the payment of dividends and distributions.

“Permitted Transferee” shall have the meaning assigned to such term in the Securities Purchase Agreement.

“Permitted Indebtedness” means Indebtedness under the Corporation’s revolving line of credit as in existence on the Closing Date, leases and letters of credit, performance guarantees, bid bonds, surety bonds and similar instruments.

“Purchased Preferred Shares” shall have the meaning assigned to such term in the Securities Purchase Agreement.

“Refinance” or “Refinancing” means to refund, refinance, replace, renew, repay, or extend (including pursuant to any defeasance or discharge mechanism).

“Securities Purchase Agreement” means that certain Securities Purchase Agreement, dated as of September 12, 2011, by and between the Corporation and the Investor.

“Senior Net Indebtedness” means, as of any date, all Senior Indebtedness of the Corporation outstanding on such date minus all cash and cash equivalents of the Corporation as of such date.

 “Senior Indebtedness” means Indebtedness that is not Subordinated Indebtedness.

“Senior Stock” means any class or series of stock of the Corporation that may be authorized that expressly ranks senior to the Series A Preferred Stock with respect to the payment of dividends and distributions.

“Subordinated Indebtedness” means Indebtedness which is subordinate or junior in right of payment to any other Indebtedness pursuant to a written agreement.

“Total Net Indebtedness” means, as of any date, all Indebtedness of the Corporation and its subsidiaries minus all cash and cash equivalents of the Corporation and its subsidiaries as of such date.

“Unexercised Options and RSUs” means (i) any convertible securities outstanding as of the Closing Date (as such term is defined in the Securities Purchase Agreement), or (ii) any options, restricted stock units or similar awards issued to officers, employees, consultants or directors of the Corporation or its subsidiaries, in each case, in the form of Common Stock or entitling the holder thereof to receive shares of Common Stock upon the exercise or conversion thereof.

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by the President and Chief Executive Officer of the Corporation on this _______ day of _______, 20__.

COLFAX CORPORATION

By:
Name:
Title:

Exhibit B

CERTIFICATE OF DESIGNATIONS OF

SERIES A PERPETUAL CONVERTIBLE PREFERRED STOCK

(PAR VALUE $0.001)

OF

COLFAX CORPORATION

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

Colfax Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), in accordance with the provisions of Section 151 thereof, DOES HEREBY CERTIFY:

That pursuant to the authority conferred upon the Board of Directors of the Corporation (the “Board”) in accordance with the Second Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) and the Amended and Restated Bylaws of the Corporation (the “Bylaws”), the Board on September 10, 2011 adopted the following resolution,  creating a series of 13,877,552 shares of Preferred Stock, par value $0.001 per share, of the Corporation designated as Series A Perpetual Convertible Preferred Stock, which is subject to shareholder approval of certain amendments to the Certificate of Incorporation including amendments that will increase the authorized number of shares of preferred stock:

RESOLVED, that pursuant to the authority vested in the Board by Article IV of the Certificate of Incorporation and out of the Preferred Stock, par value $0.001 per share, authorized therein, the Board hereby authorizes, designates and creates a series of Preferred Stock, and states that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof be, and hereby are, as follows:

Section 1.	Number of Shares and Designation.

The designation of the series of Preferred Stock created by this resolution shall be “Series A Perpetual Convertible Preferred Stock” (the “Series”), and the number of shares constituting the Series shall be Thirteen Million Eight Hundred Seventy-Seven Thousand Five Hundred Fifty-Two (13,877,552) (the “Series A Preferred Stock”). Each share of Series A Preferred Stock shall have a liquidation preference of $24.50 (the “Liquidation Preference”).

Section 2.	Dividends.

(1)           Holders of Series A Preferred Stock shall be entitled to receive, on each share of Series A Preferred Stock, out of funds legally available for the payment of dividends under Delaware law, cumulative cash dividends with respect to each Dividend Period (as defined below) at a per annum rate of 6% (as such may be adjusted pursuant to this Section 2(1), the “Dividend Rate”) on (i) the Liquidation Preference per share and (ii) to the extent unpaid on the Dividend Payment Date (as defined below), the amount of any accrued and unpaid dividends, if any, on such share of Series A Preferred Stock; provided that if, on any Dividend Payment Date, the Corporation shall not have paid in cash the full amount of any dividend required to be paid on such share (such amount being “Unpaid Dividends”) on such Dividend Payment Date pursuant to this Section 2(1), then from such Dividend Payment Date, the Dividend Rate shall automatically be at a per annum rate of 8% for such share until the date on which all Unpaid Dividends have been declared and paid in full in cash.  Dividends shall begin to accrue and be cumulative from the Issue Date (whether or not declared), shall compound on each Dividend Payment Date, and shall be payable in arrears (as provided below in this Section 2(1)), but only when, as and if declared by the Board (or a duly authorized committee of the Board) on each March 1, June 1, September 1 and December 1, and each Mandatory Conversion Date, Redemption Date and Liquidation Date (each, a “Dividend Payment Date”); provided that if any such Dividend Payment Date would otherwise occur on a day that is not a Business Day, such Dividend Payment Date shall instead be (and any dividend payable on Series A Preferred Stock on such Dividend Payment Date shall instead be payable on) the immediately succeeding Business Day with no additional dividends payable as a result of such payment being made on such succeeding Business Day.  Dividends that are payable on Series A Preferred Stock on any Dividend Payment Date will be payable to holders of record of Series A Preferred Stock as they appear on the stock register of the Corporation on the applicable record date, which shall be the fifteenth (15th) calendar day before such Dividend Payment Date (as originally scheduled) or such other record date fixed by the Board (or a duly authorized committee of the Board) that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.  Each dividend period (a “Dividend Period”) shall commence on and include the calendar day immediately following a Dividend Payment Date (other than the initial Dividend Period, which shall commence on and include the Issue Date) and shall end on and include the next Dividend Payment Date.  Dividends payable in respect of a Dividend Period shall be payable in arrears on the first Dividend Payment Date after such Dividend Period.

(2)           The Corporation (including its subsidiaries) shall not declare, pay or set apart funds for any dividends or other distributions with respect to any Junior Stock of the Corporation or repurchase, redeem or otherwise acquire, or set apart funds for repurchase, redemption or other acquisition of, any Junior Stock, or make any guarantee payment with respect thereto, unless all accrued but unpaid dividends on the Series A Preferred Stock for all Dividend Periods through and including the date of such declaration, payment, repurchase, redemption or acquisition (including, if applicable as provided in Section 2(1) above, dividends on such amount) have been declared and paid in full in cash (or declared and a sum sufficient for the payment thereof set apart for such payment).  Without limitation of the foregoing, any such dividend or other distributions on the Junior Stock shall be subject to Section 2(3).

(3)           In the event that any dividend is declared and paid on, or any distribution is made with respect to, any Junior Stock (including, without limitation, in connection with a recapitalization of the Corporation), the Series A Preferred Stock shall share proportionately with such Junior Stock in any such dividend or distribution, (a) if such Junior Stock is Common Stock or is convertible into Common Stock, in accordance with the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock calculated as of the record date for such dividend or distribution, or (b) if such Junior Stock is not Common Stock or convertible into Common Stock, in such manner and at such time as the Board may determine in good faith to be equitable in the circumstances.

(4)           Any reference to “dividends” or “distributions” in this Section 2 shall not be deemed to include any distribution made in connection with any voluntary of involuntary dissolution, liquidation or winding up of the Corporation.

Section 3.	Mandatory Conversion; Optional Conversion; Redemption.

(1)           Mandatory Conversion at the Option of the Corporation.

(a)           Mandatory Conversion.  On or after the third anniversary of the Issue Date, the Corporation shall have the right, at its option, at any time or from time to time, to cause some or all of the outstanding shares of Series A Preferred Stock to be mandatorily converted (a “Mandatory Conversion”) into fully paid and nonassessable shares of Common Stock at the Conversion Rate in effect as of the applicable Mandatory Conversion Date (as defined below) in accordance with the provisions of this Section 3(1), subject to satisfaction of the following conditions:

(i)           the closing price of the Common Stock on the New York Stock Exchange (or, if the shares of Common Stock are not listed or admitted for trading on the New York Stock Exchange, as reported on the principal consolidated transaction reporting system on the principal national securities exchange on which the shares of Common Stock are listed or admitted for trading) shall exceed one-hundred and thirty-three percent (133%) of the Conversion Price for a period of thirty (30) consecutive trading days ending on the trading day immediately preceding the date that the Corporation delivers a Mandatory Conversion Notice (as defined below); and

(ii)           the Corporation shall have declared and paid in full in cash, or shall have declared and set apart for payment in cash, all accrued but unpaid dividends (including, if applicable as provided in Section 2(1) above, dividends on such amount) on the Series A Preferred Stock for all Dividend Periods through and including the effective date of such Mandatory Conversion (the “Mandatory Conversion Date”).

(b)           Mechanics of Mandatory Conversion.  In order to effect a Mandatory Conversion, the Corporation shall provide written notice (a “Mandatory Conversion Notice”) to each holder of outstanding shares of Series A Preferred Stock by first class mail, postage prepaid, to such holder at such holder’s address as it shall appear in the records of the Corporation or such other address as such holder shall specify to the Corporation in writing from time to time.  The Mandatory Conversion Notice shall specify (i) the applicable Mandatory Conversion Date, and (ii) the number of shares of Common Stock that each holder shall be entitled to receive in connection with such Mandatory Conversion.  Upon receipt of the Mandatory Conversion Notice, each holder of shares of Series A Preferred Stock shall surrender his, her, or its certificate of certificates for all such shares (or, if applicable, a pro rata portion thereof determined in accordance with the penultimate sentence of this Section 3(1)(b)) (or, if such certificate or certificates have been lost, stolen, or destroyed, a lost certificate affidavit and indemnity in form and substance reasonably acceptable to the Corporation) to the Corporation at its principal office or at the office of the agency which may be maintained for the purpose of administering conversions and redemptions of the shares of Common Stock (the “Conversion Agent”), in each case, as specified in the applicable Mandatory Conversion Notice.  All rights with respect to the shares of Series A Preferred Stock that are converted pursuant to a Mandatory Conversion shall terminate on the Mandatory Conversion Date, subject to the rights of the holders thereof to receive the items provided for in the following sentence.  As soon as practicable after the Mandatory Conversion Date, but in no event later than ten (10) days after the Mandatory Conversion Date, the Corporation shall issue and deliver to each holder that has surrendered shares of Series A Preferred Stock in connection therewith, (i) a certificate or certificates (or if the holder shall so elect, and if permitted by applicable law, including without limitation the Securities Act of 1933, uncertificated book-entry shares) representing the number of fully paid and nonassessable shares of Common Stock issuable upon such conversion, with no personal liability attaching to the ownership thereof, free of all taxes with respect to the issuance thereof, liens, charges and security interests and not subject to any preemptive rights, into which such shares of Series A Preferred Stock have been converted in connection with such Mandatory Conversion, and (ii) any cash payable in respect of fractional shares as provided in Section 3(4).  The converted shares of Series A Preferred Stock shall be retired and cancelled and may not be reissued.  In the case of Mandatory Conversion of fewer than all of the shares of Series A Preferred Stock at the time outstanding, the shares of Series A Preferred Stock to be redeemed shall be selected, and allocated among the holders of outstanding shares of Series A Preferred Stock on a pro rata basis in accordance with the number of shares of Series A Preferred Stock then held by each such holder.  In the event that fewer than all of the shares of Series A Preferred Stock represented by a certificate are converted in connection with a Mandatory Conversion, then a new certificate representing the unconverted shares of Series A Preferred Stock shall be issued to the holder of such certificate.

(2)           Redemption at the Option of the Corporation.

(a)           Redemption.  On or after the fifth anniversary of the Issue Date, the Corporation shall have the right, at its option, at any time to redeem (a “Redemption”) all (but not less than all) of the outstanding shares of Series A Preferred Stock in return for a payment in cash (the “Call Payment”) equal, on a per share basis, to the greater of (i) the Conversion Price, and (ii) the Liquidation Preference, in each case, as of the applicable Redemption Date (as defined below) in accordance with the provisions of this Section 3(2), subject to satisfaction of the following conditions:

(i)           on the trading date preceding the date of the Redemption Notice (as defined below) the closing price of the Common Stock on the New York Stock Exchange (or, if the shares of Common Stock are not listed or admitted for trading on the New York Stock Exchange, as reported on the principal consolidated transaction reporting system on the principal national securities exchange on which the shares of Common Stock are listed or admitted for trading) shall be less than the Conversion Price; and

(ii)           the Corporation shall have declared and paid in full in cash, or shall have declared and set apart for payment in cash, all accrued but unpaid dividends (including, if applicable as provided in Section 2(1) above, dividends on such amount) on the Series A Preferred Stock for all Dividend Periods through and including the Redemption Date (as defined below).

(b)           Mechanics of Redemption.  In order to effect a Redemption, the Corporation shall provide written notice (a “Redemption Notice”) of such Redemption to each holder of outstanding shares of Series A Preferred Stock by first class mail, postage prepaid, to such holder at such holder’s address as it shall appear in the records of the Corporation or such other address as such holder shall specify to the Corporation in writing from time to time.  Subject to the satisfaction of the conditions set forth in Section 3(2)(a)(i) and Section 3(2)(a)(ii), the Redemption shall become effective on the ninetieth (90th) day after delivery of the Redemption Notice, or if such date is not a Business Day, then on the next Business Day (such date, the “Redemption Date”).  The Redemption Notice shall specify (i) the applicable Redemption Date (determined in accordance with the preceding sentence), and (ii) the Call Payment to which each holder of outstanding shares of Series A Preferred Stock shall be entitled in connection with such Redemption.  On or before the applicable Redemption Date, each holder of outstanding shares of Series A Preferred Stock to be redeemed shall surrender the certificate or certificates representing such shares (or, if such certificate or certificates have been lost, stolen, or destroyed, a lost certificate affidavit and indemnity in form and substance reasonably acceptable to the Corporation) to the Corporation at its principal office or to the Conversion Agent, in each case, as may be specified in the Redemption Notice, and upon receipt thereof by the Corporation or the Conversion Agent, as the case may be, the Call Payment for such redeemed shares shall be immediately due and payable in cash to the order of the record holder of the shares of Series A Preferred Stock being redeemed.  From and after the Redemption Date, all dividends on shares of Series A Preferred Stock that are redeemed on such Redemption Date shall cease to accumulate and all rights of the holders thereof as holders of Series A Preferred Stock shall cease and terminate, so long as the Call Payment is received on the Redemption Date and the conditions to the effectiveness of such redemption set forth in Section 3(2)(a) are satisfied.

(3)           Right of Holders to Optionally Convert.

(a)           Each share of Series A Preferred Stock shall be convertible, in whole or in part, at the option of the holder thereof (an “Optional Conversion”), at any time after the Issue Date, and from time to time, and without payment of any additional consideration by the holder of such share, into fully paid and nonassessable shares of Common Stock at the Conversion Rate in effect as of the applicable Optional Conversion Date (as defined below) in accordance with the procedures set forth in this Section 3(3).

(b)           In order to effect an Optional Conversion, the holder of shares of Series A Preferred Stock to be converted shall (i) deliver a properly completed and duly executed written notice of election to convert (an “Optional Conversion Notice”) to the Corporation at its principal office or to the Conversion Agent, and (ii) surrender the certificate or certificates for the shares of Series A Preferred Stock that are to be converted, accompanied, if so required by the Corporation or the Conversion Agent, by a written instrument or instruments of transfer in form reasonably satisfactory to the Corporation or the Conversion Agent, duly executed by the holder or its attorney duly authorized in writing.  The Optional Conversion Notice shall specify: (i) the number (in whole shares) of shares of Series A Preferred Stock to be converted, and (ii) the name or names in which the converting holder wishes the certificate or certificates for shares of Common Stock in connection with such conversion to be issued.

(c)           The Optional Conversion shall become effective at the close of business on the date (such date, the “Optional Conversion Date”) of receipt by the Corporation or the Conversion Agent of the Optional Conversion Notice and the other items referred to in Section 3(3)(b). Promptly following the Optional Conversion Date (and in no event more than ten (10) days after the Optional Conversion Date), the Corporation shall deliver or cause to be delivered at the office or agency of the Conversion Agent, to or upon the written order of the holders of the surrendered shares of Series A Preferred Stock, (i) a certificate or certificates (or if the converting holder shall so elect, and if permitted by applicable law, including without limitation the Securities Act of 1933, uncertificated book-entry shares) representing the number of fully paid and nonassessable shares of Common Stock issuable upon such conversion, with no personal liability attaching to the ownership thereof, free of all taxes with respect to the issuance thereof, liens, charges and security interests and not subject to any preemptive rights, into which such shares of Series A Preferred Stock have been converted in connection with such Optional Conversion, (ii) a cash payment equal to the amount of all accrued but unpaid dividends (including, if applicable as provided in Section 2(1) above, dividends on such amount) for all Dividend Periods through and including the most recent Dividend Payment Date (the “Cash Payment”), provided, that, if on such Optional Conversion Date, the Corporation has not declared all or any portion of the accrued but unpaid dividends (including, if applicable as provided in Section 2(1) above, dividends on such amount) for all Dividend Periods through and including the most recent Dividend Payment Date, the converting holder shall receive (instead of and in full satisfaction of the Corporation’s obligation to make the Cash Payment) such number of shares of Common Stock equal to the amount of accrued but unpaid dividends (including, if applicable as provided in Section 2(1) above, dividends on such amount), divided by the ”current market price” per share of Common Stock, and (iii) any cash payable in respect of fractional shares as provided in Section 3(4).  Except as described above, upon any Optional Conversion, the Corporation shall make no payment or allowance for unpaid dividends on the shares of Series A Preferred Stock that are converted in connection with such Optional Conversion.  In the case of an Optional Conversion Date that occurs after a Dividend Record Date and before a Dividend Payment Date, the Cash Payment shall be reduced in an amount equal to any dividends declared with respect to such Dividend Record Date on any shares of Series A Preferred Stock that are converted on such Optional Conversion Date, provided that such dividends are actually received by the record holder of such shares on such Dividend Payment Date; or, to the extent that such reduction in the Cash Payment is less than the amount of such dividends to be received with respect to such Dividend Record Date, the excess amount thereof will be repaid to the Corporation.

(d)           Upon the surrender of a certificate representing shares of Series A Preferred Stock that is converted in part, the Corporation shall issue or cause to be issued to the surrendering holder a new certificate representing shares of Series A Preferred Stock equal in number to the unconverted portion of the shares of Series A Preferred Stock represented by the certificate so surrendered.

(e)           On the Optional Conversion Date, upon the delivery to the converting holder of the shares Common Stock issuable in connection with such conversion and the payments referred to in Section 3(3)(c)(ii) and (iii), the rights of the holders of the shares of converted Series A Preferred Stock and the person entitled to receive the shares of Common Stock upon the conversion of such shares of Series A Preferred Stock shall be treated for all purposes as having become the Beneficial Owner of such shares of Common Stock.

(4)           Fractional Shares.

(a)           No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon the conversion of any shares of Series A Preferred Stock in connection with a Mandatory Conversion or Optional Conversion. Instead of any fractional interest in a share of Common Stock which would otherwise be deliverable upon the conversion of a share of Series A Preferred Stock in connection with a Mandatory Conversion or Optional Conversion, the Corporation shall pay to the holder of such share of Series A Preferred Stock an amount in cash (computed to the nearest cent) equal to the product of (A) such fraction and (B) the current market price (as defined below) of a share of Common Stock on the Business Day next preceding the day of conversion.  If more than one share of Series A Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate Liquidation Preference of the shares of Series A Preferred Stock so surrendered.

(b)           For the purposes of this Section 3, the “current market price” per share of Common Stock at any date shall be deemed to be the average of the daily closing prices on the New York Stock Exchange (or if the shares of Common Stock are not listed or admitted for trading on the New York Stock Exchange as reported on the principal consolidated transaction reporting system on the principal national securities exchange on which the shares of Common Stock are listed or admitted for trading) for the ten consecutive trading days immediately prior to the date in question or in the event that no trading price is available for the shares of Common Stock, the fair market value thereof, as determined in good faith by the Board.

(5)           Reservation of Shares.  The Corporation shall at all times when the Series A Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of the Series A Preferred Stock pursuant to Section 3(1) and Section 3(3), such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Stock.

Section 4.	Voting Rights.

(1)           Each share of Series A Preferred Stock shall entitle the holder thereof to vote on all matters voted on by holders of the Common Stock, voting together as a single class with the shares of Common Stock entitled to vote, at all meetings of the stockholders of the Corporation and in connection with any actions of the stockholders of the Corporation taken by written consent.  With respect to any such vote, the holder of each share of Series A Preferred Stock shall be entitled to cast the number of votes equal to the number of votes which could be cast in such vote by a holder of the shares of Common Stock of the Corporation into which such holder’s shares of Series A Preferred Stock are convertible as of the record date for such vote.

(2)           The affirmative vote or consent of more than fifty percent (50%) of the shares of Series A Preferred Stock, voting separately as a class, shall be necessary for authorizing, approving, effecting or validating:

(a)           the amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation or Bylaws or any document amendatory or supplemental thereto (including this Certificate of Designations), whether by merger, consolidation or otherwise, that would adversely affect or cause to be terminated the powers, designations, preferences and other rights of the Series; or

(b)           any other action for which a vote of the Series A Preferred Stock, voting separately as a class, is required by law.

Other than as specifically set forth in this Section 4 or to the extent of applicable law, the Series A Preferred Stock shall not be entitled to a separate vote on any matter.

Section 5.	Liquidation Rights.

(1)           Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, each holder of shares of the Preferred Stock shall be entitled to payment out of the assets of the Corporation legally available for distribution of an amount per share of Series A Preferred Stock (the “Liquidation Amount”) held by such holder equal to the greater of (i) the Liquidation Preference per share of Series A Preferred Stock held by such holder, plus any accrued but unpaid dividends (including, if applicable as provided in Section 2(1) above, dividends on such amount) in respect of such shares, whether or not declared paid in cash, calculated to the date fixed for liquidation, dissolution or winding-up (the “Liquidation Date”), and (ii) the amount that the holders of Series A Preferred Stock would have received in connection with such liquidation, dissolution or winding up had each share of Series A Preferred Stock been converted into shares of Common Stock pursuant to Section 3(3) immediately prior to such liquidation, dissolution or winding up of the Corporation, before any distribution is made on any Junior Stock of the Corporation. After payment in full of the Liquidation Amount to which holders of Series A Preferred Stock are entitled, such holders shall not be entitled to any further participation in any distribution of assets of the Corporation in respect of their shares of Series A Preferred Stock. If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the amounts payable with respect to the Series A Preferred Stock are not paid in full, the holders of the Series A Preferred Stock will share in any distribution of assets of the Corporation on a pro rata basis in proportion to the number of shares of Series A Preferred Stock held by each such holder.

(2)           Neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation or merger of the Corporation with or into one or more Persons will be deemed to be a voluntary or involuntary liquidation, dissolution or winding-up of the Corporation for purposes of this Section 5.

Section 6.	Pre-emptive Rights

(1)           Except for (i) (A) the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan, program or practice of or assumed by the Corporation or any of its subsidiaries or (B) the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the Issue Date, (ii) a subdivision (including by way of a stock dividend) of the outstanding shares of Common Stock into a larger number of shares of Common Stock, and (iii) the issuance of capital stock as full or partial consideration for a merger, acquisition, joint venture, strategic alliance, or other similar non-financing transaction, if, from the Issue Date until the date that is twenty-four (24) months after the Issue Date, the Corporation wishes to issue any shares of capital stock or any other securities convertible into or exchangeable for capital stock of the Corporation (collectively, “New Securities”) at a price per share less than the Liquidation Preference (a “Dilutive Issuance”) to any person (the “Proposed Purchaser”), then the Corporation shall send written notice (the “New Issuance Notice”) to the holders of the Series A Preferred Stock, which New Issuance Notice shall state (x) the number of New Securities proposed to be issued and (y) the proposed purchase price per share of the New Securities (the “Proposed Price”).

(2)           For a period of fifteen (15) Business Days after the giving of the New Issuance Notice, each holder of the Series A Preferred Stock shall have the right to purchase (a) if the Dilutive Issuance occurs during the period from the Issue Date until the date that is two hundred seventy (270) days after the Issue Date, up to its Proportionate Share (as defined below) of the New Securities, or (b) if the Dilutive Issuance occurs after such two-hundred-seventy-(270)-day period, up to its Double Proportionate Share (as defined below) of the New Securities, in each case at a purchase price per share equal to the Proposed Price and upon the terms and conditions set forth in the New Issuance Notice. As used herein, the term “Proportionate Share” means, as to each holder of Series A Preferred Stock as of a given date, the fraction, expressed as a percentage, determined by dividing (i) a number of shares of Common Stock Beneficially Owned by such holder and (without duplication) its Permitted Transferees (other than any other holder of shares of Series A Preferred Stock) plus the number of shares of Common Stock into which the shares of Series A Preferred Stock then  Beneficially Owned by such holder are convertible as of such date, by (ii) the number of shares of Common Stock of the Corporation issued and outstanding as of such date, calculated on a fully-diluted basis, assuming conversion of all outstanding convertible securities (including the Series A Preferred Stock) and the exercise in full of all existing warrants at the then-existing conversion or exercise price, but excluding any Unexercised Options and RSUs.  As used herein, the term “Double Proportionate Share” means, as to each holder of Series A Preferred Stock as of a given date, such holder’s Proportionate Share as of such date multiplied by two (2).

(3)           The right of each holder of Series A Preferred Stock to purchase the New Securities shall be exercisable by delivering written notice of its exercise, prior to the expiration of the fifteen (15) Business Day period referred to in Section 6(2) above, to the Corporation, which notice shall state the amount of New Securities that the holder elects to purchase. The failure of such holder to respond within the fifteen (15) Business Day period or to pay for such New Securities when such payment is due shall be deemed to be a waiver of such holder’s rights under this Section 6 only with respect to the Dilutive Issuance described in the applicable New Issuance Notice.

(4)           Except for the foregoing and to the extent arising under applicable law, there are no pre-emptive rights associated with the Series A Preferred Stock.

Section 7.	Ranking and Issuance of Parity Stock or Senior Stock Prior to Conversion

The Series A Preferred Stock shall rank senior to any series of Junior Stock with respect to the payment of dividends and distributions and rights upon liquidation, dissolution or winding up of the Corporation. Prior to the conversion or redemption or retirement and cancellation of all shares of the Series A Preferred Stock in accordance with this Certificate of Designations, the Corporation shall not issue an Parity Stock or Senior Stock, or authorize any additional shares of Series A Preferred Stock.

Section 8.	Retirement.

If any share of the Series A Preferred Stock is purchased or otherwise acquired by the Corporation in any manner whatsoever, then such share shall be retired and promptly cancelled. Upon the retirement or cancellation of a share of Series A Preferred Stock, such share shall not for any reason be reissued as shares of the Series.

Section 9.	Definitions.

Capitalized terms not otherwise defined in this Certificate of Designations shall have the following meanings:

“Beneficial Ownership” and “Beneficially Own” and similar terms shall have the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934.

“Board” shall have the meaning set forth in the Preamble.

“Business Day” means a day other than Saturday, Sunday or a day on which banking institutions in any of London, UK, St. Helier, Jersey and New York, New York, USA are authorized or obligated to close.

“Bylaws” shall have the meaning set forth in the Preamble.

“Call Date” shall have the meaning set forth in Section 3(2).

“Call Payment” shall have the meaning set forth in Section 3(2).

“Certificate of Incorporation” shall have the meaning set forth in the Preamble.

“Common Stock” means the Corporation’s common stock, par value $0.001 per share.

“Conversion Agent” shall have the meaning set forth in Section 3(1)(b).

“Conversion Price” means, for each share of Series A Preferred Stock, the U.S. dollar amount equal to the Liquidation Preference divided by the then-applicable Conversion Rate.

“Conversion Rate” means the Liquidation Preference divided by 114% of the Liquidation Preference, subject to the following adjustments:

(i)           If the Corporation shall (1) declare or pay a dividend on its outstanding Common Stock in shares of Common Stock or make a distribution to holders of its Common Stock in shares of Common Stock, (2) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, (3) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (4) issue by reclassification of its shares of Common Stock other securities of the Corporation, then the Conversion Rate in effect immediately prior thereto shall be adjusted so that a holder of any shares of Series A Preferred Stock thereafter converted shall be entitled to receive the number and kind of shares of Common Stock or other securities that such holder of Series A Preferred Stock would have owned or been entitled to receive after the happening of any of the events described above had such shares of Series A Preferred Stock been converted immediately prior to the happening of such event or any record date with respect thereto. An adjustment so made shall become effective on the date of the dividend payment, subdivision, combination or issuance retroactive to the record date with respect thereto, if any, for such event. Such adjustment shall be made successively.

(ii)           If the Corporation shall be a party to any transaction, including without limitation a merger, consolidation, sale of all or substantially all of the Corporation’s assets, reorganization, liquidation or recapitalization of the Common Stock (each of the foregoing being referred to as a “Transaction”), in each case as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), each share of Series A Preferred Stock shall, upon consummation of the Transaction, be convertible into the kind and amount of shares of stock and other securities and property receivable (including cash) upon the consummation of such Transaction by a holder of that number of shares of Common Stock into which one share of Series A Preferred Stock was convertible immediately prior to such Transaction.

“Corporation” shall have the meaning set forth in the Preamble.

“Dilutive Issuance” shall have the meaning set forth in Section 6.

“Dividend Payment Date” shall have the meaning set forth in Section 2(1).

“Dividend Period” shall have the meaning set forth in Section 2(1).

“Dividend Rate” shall have the meaning set forth in Section 2(1).

“Dividend Records Date” shall have the meaning set forth in Section 2(1).

“Double Proportionate Percentage” shall have the meaning set forth in Section 6.

“Issue Date” means the date on which any shares of Series A Preferred Stock are first issued by the Corporation.

“Junior Stock” means the Common Stock and any other class or series of stock of the Corporation, other than Series A Preferred Stock and Senior Stock not expressly ranking senior to the Series A Preferred Stock with respect to the payment of dividends and distributions.

“Liquidation Date” shall have the meaning set forth in Section 5.

“Liquidation Amount” shall have the meaning set forth in Section 5.

“Liquidation Preference” shall have the meaning set forth Section 1, subject to the adjustments set forth in the definition of “Conversion Rate”.

“Mandatory Conversion” shall have the meaning set forth in Section 3(1).

“Mandatory Conversion Date” means the effective date of a mandatory conversion of the shares of Series A Preferred Stock pursuant to Section 3(1).

“Mandatory Conversion Notice” shall have the meaning set forth in Section 3(1).

“New Issuance Notice” shall have the meaning set forth in Section 6.

“New Securities” shall have the meaning set forth in Section 6.

“Optional Conversion” shall have the meaning set forth in Section 3(3).

“Optional Conversion Date” means the effective date of an optional conversion of the shares of Series A Preferred Stock pursuant to Section 3(3).

“Optional Conversion Notice” shall have the meaning set forth in Section 3(3).

“Parity Stock” means any class or series of stock of the Corporation that would expressly rank equal to the Series A Preferred Stock with respect to the payment of dividends and distributions.

“Permitted Transferee” shall have the meaning set forth in the Certificate of Incorporation.

“Person” means an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.

“Preferred Stock” means the Corporation’s preferred stock, par value $0.001 per share.

“Proportionate Percentage” shall have the meaning set forth in Section 6.

“Proposed Purchase” shall have the meaning set forth in Section 6.

“Redemption” shall have the meaning set forth in Section 3(2).

“Redemption Date” means the effective date of a redemption of the shares of Series A Preferred Stock pursuant to Section 3(2).

“Redemption Notice” shall have the meaning set forth in Section 3(2).

“Senior Stock” means any class or series of stock of the Corporation that would expressly rank senior to the Series A Preferred Stock with respect to the payment of dividends and distributions and/or rights upon liquidation or winding up of the Corporation.

“Series” shall have the meaning set forth in Section 1.

“Series A Preferred Stock” shall have the meaning set forth in Section 1.

“Unexercised Options and RSUs” means (i) any convertible securities outstanding as of the Issue Date, or (ii) any options, restricted stock units or similar awards issued to officers, employees, consultants or directors of the Corporation or its subsidiaries, in each case, in the form of Common Stock or entitling the holder thereof to receive shares of Common Stock upon the exercise or conversion thereof.

“Unpaid Dividends” shall have the meaning set forth in Section 2(1).

Section10.	Descriptive Headings and Governing Law.

The descriptive headings of the several Sections and paragraphs of this Certificate of Designations are inserted for convenience only and do not constitute a part of this Certificate of Designations. The General Corporation Law of the State of Delaware shall govern all issues concerning this Certificate of Designations.

IN WITNESS WHEREOF, Colfax Corporation has caused this Certificate to be duly executed in its corporate name this ____ day of ___________, 20_______.
COLFAX CORPORATION

By:
Name:
Title:

Annex VI

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

COLFAX CORPORATION

Colfax Corporation (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”), does hereby certify as follows:

1.           The present name of the Corporation is Colfax Corporation. The Corporation was incorporated under the name Constellation Pumps Corporation by filing its original Certificate of Incorporation with the Secretary of State of the State of Delaware on February 25, 1998. An Amended and Restated Certificate of Incorporation was filed with and accepted by the Secretary of State of the State of Delaware on May 22, 2003 and amended by Certificates of Amendment on May 30, 2003, May 3, 2004, and April 21, 2008. An Amended and Restated Certificate of Incorporation was filed with and accepted by the Secretary of State of the State of Delaware on May 13, 2008.

2.             This Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation (the “Board”) and by the stockholders of the Corporation in accordance with Sections 228, 242, and 245 of the Delaware General Corporation Law.

3.             Pursuant to Sections 242 and 245 of the Delaware General Corporation Law, this Amended and Restated Certificate of Incorporation restates and integrates and also further amends the provisions of the Certificate of Incorporation of the Corporation as heretofore amended or supplemented. The Certificate of Incorporation of the Corporation, as heretofore amended or supplemented, is superseded by this Amended and Restated Certificate of Incorporation.

4.             This Amended and Restated Certificate of Incorporation shall become effective upon the time of filing of this Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware pursuant to Section 103 of the Delaware General Corporation Law.

5.             The Certificate of Incorporation of the Corporation as heretofore amended or supplemented is hereby restated and further amended to read in its entirety as follows:

Article 1. NAME

The name of this corporation is Colfax Corporation.

Article 2. REGISTERED OFFICE AND AGENT

           The address of this Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, Delaware 19808, in the County of New Castle. The name of this Corporation’s registered agent at such address is Corporation Service Company.

Article 3. PURPOSE AND POWERS

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law. The Corporation shall have all power necessary or convenient to the conduct, promotion or attainment of such acts and activities.

Article 4. CAPITAL STOCK AND ISSUANCE OF SECURITIES

4.1. Authorized Shares

The total number of shares of all classes of stock that the Corporation shall have the authority to issue is 420,000,000 of which 400,000,000 of such shares shall be Common Stock having a par value of $.001 per share (the “Common Stock”), and 20,000,000 of such shares shall be Preferred Stock, having a par value of $.001 per share (the “Preferred Stock”).

4.2. Common Stock

4.2.1. Relative Rights

The Common Stock shall be subject to all of the rights, privileges, preferences, priorities, and restrictions set forth in this Amended and Restated Certificate of Incorporation (including any certificate of designations relating to any series of the Preferred Stock). Each share of the Common Stock shall have the same relative rights as, and be identical in all respects to, all the other shares of the Common Stock.

4.2.2. Dividends

Whenever there shall have been paid, or declared and set aside for payment, to the holders of shares of any class of stock having preference over the Common Stock as to the payment of dividends, the full amount of dividends and of sinking fund or retirement payments, if any, to which such holders are respectively entitled in preference to the Common Stock, then dividends may be paid on the Common Stock and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends thereon, but only when and as declared by the Board and subject to the restrictions set forth in any certificate of designations relating to any series of Preferred Stock. Any dividends on the Common Stock will not be cumulative.

4.2.3. Dissolution, Liquidation, Winding Up

In the event of any dissolution, liquidation, or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock, and holders of any class or series of stock entitled to participate therewith, in whole or in part, as to the distribution of assets in such event, shall be entitled to participate in the distribution of any assets of the Corporation remaining after the Corporation shall have paid, or provided for payment of, all debts and liabilities of the Corporation and after the Corporation shall have paid, or set aside for payment, to the holders of any class of stock having preference over the Common Stock in the event of dissolution, liquidation or winding up the full preferential amounts (if any) to which they are entitled.

4.2.4. Voting Rights

Each holder of shares of the Common Stock shall be entitled to attend all special and annual meetings of the stockholders of the Company at which any action is to be taken as to which holders of Common Stock are entitled to vote pursuant to this Amended and Restated Certificate of Incorporation or applicable law. Except as may otherwise be required by law, and subject to the provisions of such resolution or resolutions as may be adopted by the Board pursuant to Section 4.3 of this Article 4 granting the holders of one or more series of the Preferred Stock exclusive or special voting powers with respect to any matter, each holder of the Common Stock shall have one vote with respect to each share of the Common Stock held on all matters voted upon by the stockholders, provided, however, that except as otherwise required by law, holders of the Common Stock, as such, shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation (including a certificate of designations relating to any series of the Preferred Stock) that relates solely to the terms of one or more outstanding series of the Preferred Stock if the holders of such affected series are entitled, either voting separately or together with the holders of one or more other such series, to vote thereon pursuant to this Amended and Restated Certificate of Incorporation (including any certificate of designations relating to any series of the Preferred Stock) or pursuant to the Delaware General Corporation Law. Each holder of shares of the Common Stock may exercise its vote either in person or by proxy.

4.2.5 Stockholder Action

Subject to the rights of any holders of the Preferred Stock, (i) only the chairman of the Board or a majority of the Board shall be permitted to call a special meeting of stockholders; (ii) the business permitted to be conducted at a special meeting of stockholders shall be limited to matters properly brought before the meeting by or at the direction of the Board; and (iii) stockholder action may be taken only at a duly called and convened annual meeting or special meeting of stockholders and may not be taken by written consent.

4.3. Preferred Stock

The Board is authorized, subject to limitations prescribed by the Delaware General Corporation Law and the provisions of this Amended and Restated Certificate of Incorporation, to provide, by resolution or resolutions from time to time and by filing certificates of designations pursuant to the Delaware General Corporation Law, for the issuance of shares of the Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the voting powers, designations, preferences and relative, participating, optional or other special rights of the shares of each such series of the Preferred Stock and to fix the qualifications, limitations or restrictions thereof.

The authority of the Board with respect to each series shall include, but not be limited to, determination of the following: (1) the number of shares constituting that series and the distinctive designation of that series; (2) the dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series; (3) whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights; (4) whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board shall determine; (5) whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; (6) whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund; (7) the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and (8) any other relative powers, preferences, and rights of that series, and qualifications, limitations or restrictions on that series as the Board shall determine.

4.4 Rights of Certain Holders

So long as the Investor and its Permitted Transferees collectively Beneficially Own, in the aggregate, at least fifty percent (50%) of the Purchased Preferred Shares, the written consent of the Investor will be required in order for the Corporation to take any of the following actions:

1.	The incurrence of Senior Net Indebtedness, excluding

(i)           Permitted Indebtedness, and

(ii)           the issuance of Preferred Stock,

if, after giving effect to such incurrence, the ratio of Senior Net Indebtedness to Adjusted EBITDA would exceed 3.75 : 1 measured by reference to the last twelve-month period for which financial information of the Corporation is reported by the Corporation (the “LTM Period”), pro forma for any acquisition in the LTM Period; provided, however, that the consent of the Investor will not be required pursuant to this Section 4.4(1) as to the incurrence of Indebtedness, the net proceeds of which are used for Refinancing of Indebtedness that existed on the Closing Date (including any Indebtedness incurred on the Closing Date);

2.	The incurrence of Total Net Indebtedness, excluding:

(i)	Permitted Indebtedness,

(ii)	the issuance of Preferred Stock,

if, after giving effect to such incurrence, the ratio of Total Net Indebtedness to Adjusted EBITDA would exceed 4.25 : 1 measured by reference to the LTM Period, pro forma for any acquisition in the LTM Period; provided, however, that the consent of the Investor will not be required pursuant to this Section 4.4(2) as to the incurrence of Indebtedness, the net proceeds of which are used for the Refinancing of Indebtedness that existed on the Closing Date (including any Indebtedness incurred on the Closing Date);

3.	The issuance by the Corporation of any shares of Preferred Stock;

4.
Any change to the Corporation’s dividend policy, or the declaration or payment of any dividend or distribution on any Junior Stock, unless the ratio of the Corporation’s Total Net Indebtedness, excluding Permitted Indebtedness and any Preferred Stock, to Adjusted EBITDA is less than 2:1 measured by reference to the LTM Period,  pro forma for any acquisition in the LTM period;

5.	Any voluntary liquidation, dissolution or winding up of the Corporation;

6.	Any change in the Corporation’s independent auditor;

7.	The election of anyone other than Mr. Mitchell P. Rales as the Corporation’s Chairman of the Board;

8.
Any acquisition by the Corporation or any of its subsidiaries, in any transaction or series of related transactions, of another entity or assets for a purchase price exceeding thirty percent (30%) of the Corporation’s equity market capitalization at the time the applicable acquisition agreement is signed;

9.
Any merger, consolidation, reclassification, joint venture or strategic partnership, or any similar transaction, any sale, lease, transfer or other disposition of any assets of the Corporation or any subsidiary of the Corporation (excluding sale/leaseback transactions and other financing transactions, in each case, entered into in the ordinary course of the Corporation’s or such subsidiary’s business or any sales among the Company and its subsidiaries), or any voluntary liquidation, dissolution or winding up of any subsidiary of the Corporation  if (i) the value of the entity resulting from any such merger, consolidation, reclassification or similar transaction, (ii) the level of investment in any such joint venture, strategic partnership or similar transaction by the Corporation or such subsidiary, (iii) the value of the assets being sold, leased, transferred or disposed of, or (iv) the value of the subsidiary being liquidated, dissolved, or wound up (including the value of any subsidiary or subsidiaries thereof), as applicable, exceeds thirty percent (30%) of the Corporation’s equity market capitalization at the time the applicable transaction agreement or other transaction documentation is signed;

10.	Any amendments to the Corporation’s Certificate of Incorporation or bylaws or other organizational or governing documents, as applicable; or

11.	Any change to the size of the Board.

Article 5. BOARD OF DIRECTORS

5.1. Number; Election; Nomination Right of Certain Holders

(1)
So long as the Investor and its Permitted Transferees collectively Beneficially Own, in the aggregate, more than twenty percent (20%) of the outstanding Common Stock, calculated on a fully-diluted basis, assuming conversion of all outstanding convertible securities (including the Series A Preferred Stock) and exercise of all existing warrants at the then-existing conversion or exercise price, but excluding any Unexercised Options and RSUs: (A) the authorized number of directors of the Corporation shall be eleven (11); (B) the Investor shall be entitled to exclusively nominate two (2) members of the Board; and (C) the Investor shall be entitled to select one of its nominees, once elected to the Board, to serve on the audit committee of the Board, and one of its nominees, once elected to the Board, to serve on the compensation committee of the Board, subject to applicable law and New York Stock Exchange listing requirements.

(2)
So long as the Investor and its Permitted Transferees collectively Beneficially Own, in the aggregate, equal to or less than twenty percent (20%) but more than ten percent (10%) of the outstanding Common Stock, calculated on a fully-diluted basis, assuming conversion of all outstanding convertible securities (including the Series A Preferred Stock) and exercise of all existing warrants at the then-existing conversion or exercise price, but excluding any Unexercised Options and RSUs: (A) the authorized number of directors of the Corporation shall be ten (10); (B) the Investor shall be entitled to exclusively nominate one (1) member of the Board; and (C) the Investor shall be entitled to select its nominee, once elected to the Board, to serve on the audit committee and compensation committee of the Board, subject to applicable law and New York Stock Exchange listing requirements.

(3)
From the time the Investor and its Permitted Transferees collectively cease to Beneficially Own, in the aggregate, at least ten percent (10%) of the outstanding Common Stock, calculated on a fully-diluted basis, assuming conversion of all outstanding convertible securities (including the Series A Preferred Stock) and exercise of all existing warrants at the then-existing conversion or exercise price, but excluding any Unexercised Options and RSUs, the Investor shall have no right under this Section 5.1 to nominate any members of the Board, and the authorized number of directors of the Corporation shall be such number as from time to time shall be fixed by, or in the manner provided in, the bylaws of the Corporation.

(4)
Unless and except to the extent that the bylaws of the Corporation shall otherwise require, the election of directors of the Corporation need not be by written ballot. Each director of the Corporation shall be entitled to one vote per director on all matters voted or acted upon by the Board.

(5)
For purposes of calculating Beneficial Ownership percentages in this Section 5.1, the Investor and any Permitted Transferees shall not be deemed to Beneficially Own any shares of preferred stock other than the Purchased Preferred Shares and any shares of Common Stock other than shares of Common Stock acquired (i) on the Closing Date, (ii) upon conversion of Preferred Stock or (iii) pursuant to anti-dilution provisions or pre-emption rights set forth in the Certificate of Designations.

5.2. Management of Business and Affairs of the Corporation

The business and affairs of the Corporation shall be managed by, or under the direction of, the Board.

5.3. Limitation of Liability

No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) under Section 174 of the Delaware General Corporation Law; or (d) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article 5.3 shall be prospective only and shall not adversely affect any right or protection of, or any limitation of the liability of, a director of the Corporation existing at, or arising out of facts or incidents occurring prior to, the effective date of such repeal or modification.

Article 6. AMENDMENT OF BYLAWS

In furtherance and not in limitation of the powers conferred by the Delaware General Corporation Law, the Board is expressly authorized and empowered to adopt, amend and repeal the bylaws of the Corporation.

Article 7. RESERVATION OF RIGHT TO AMEND CERTIFICATE OF INCORPORATION

The Corporation reserves the right at any time, and from time to time, to amend, alter, change, or repeal any provision contained in this Amended and Restated Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences, and privileges of any nature conferred upon stockholders, directors, or any other persons by and pursuant to this Amended and Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article 7.  Notwithstanding the foregoing, or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of stock required by law or this Amended and Restated Certificate of Incorporation, until such time as the Investor and its Permitted Transferees collectively cease to Beneficially Own, in the aggregate, at least ten percent (10%) of the outstanding Common Stock, calculated on a fully-diluted basis, assuming conversion of all outstanding convertible securities (including the Series A Preferred Stock) and exercise of all existing warrants at the then-existing conversion or exercise price, but excluding any Unexercised Options and RSUs, the written consent of the Investor shall be required to alter, amend or repeal any provision of Section 5.1 of Article 5, this Article 7 or Article 8, including by merger, consolidation or otherwise.

Article 8. DEFINITIONS

Capitalized terms not otherwise defined in this Amended and Restated Certificate of Incorporation shall have the following meanings:

“Adjusted EBITDA” means EBITDA, as such term is defined in that certain credit agreement, dated as of September 12, 2011, between and among the Company, Deutsche Bank A.G. New York Branch, a syndicate of other financial institutions as lenders and Deutsche Bank Securities Inc., as in effect as of September 12, 2011.

“Beneficial Ownership” and “Beneficially Own” and similar terms have the meaning set forth in Rule 13d-3 under the Securities and Exchange Act of 1934. For the avoidance of doubt, the Investor and its Permitted Transferees will be deemed to Beneficially Own all of the Common Stock issuable upon conversion of the Series A Preferred Stock held by the Investor and its Permitted Transferees at the time of determination.

“Closing Date” has the meaning set forth in the Securities Purchase Agreement.

“Indebtedness” means the principal of, accrued but unpaid interest on, and premium (if any, to the extent such premium is determinable) in respect of, indebtedness of such person for borrowed money, but excluding any indebtedness among the Corporation and its subsidiaries.

“Investor” means BDT CF Acquisition Vehicle, LLC.

“Junior Stock” means the Common Stock and any other class or series of stock of the Corporation, other than Parity Stock and Senior Stock, not expressly ranking senior to the Series A Preferred Stock with respect to the payment of dividends and distributions.

“Parity Stock” means any class or series of stock of the Corporation that may be authorized that expressly ranks equal to the Series A Preferred Stock with respect to the payment of dividends and distributions.

“Permitted Transferee” shall have the meaning assigned to such term in the Securities Purchase Agreement.

“Permitted Indebtedness” means Indebtedness under the Corporation’s revolving line of credit as in existence on the Closing Date, leases and letters of credit, performance guarantees, bid bonds, surety bonds and similar instruments.

“Purchased Preferred Shares” shall have the meaning assigned to such term in the Securities Purchase Agreement.

“Refinance” or “Refinancing” means to refund, refinance, replace, renew, repay, or extend (including pursuant to any defeasance or discharge mechanism).

“Securities Purchase Agreement” means that certain Securities Purchase Agreement, dated as of September 12, 2011, by and between the Corporation and the Investor.

“Senior Net Indebtedness” means, as of any date, all Senior Indebtedness of the Corporation outstanding on such date minus all cash and cash equivalents of the Corporation as of such date.

 “Senior Indebtedness” means Indebtedness that is not Subordinated Indebtedness.

“Senior Stock” means any class or series of stock of the Corporation that may be authorized that expressly ranks senior to the Series A Preferred Stock with respect to the payment of dividends and distributions.

“Subordinated Indebtedness” means Indebtedness which is subordinate or junior in right of payment to any other Indebtedness pursuant to a written agreement.

“Total Net Indebtedness” means, as of any date, all Indebtedness of the Corporation and its subsidiaries minus all cash and cash equivalents of the Corporation and its subsidiaries as of such date.

“Unexercised Options and RSUs” means (i) any convertible securities outstanding as of the Closing Date (as such term is defined in the Securities Purchase Agreement), or (ii) any options, restricted stock units or similar awards issued to officers, employees, consultants or directors of the Corporation or its subsidiaries, in each case, in the form of Common Stock or entitling the holder thereof to receive shares of Common Stock upon the exercise or conversion thereof.

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by the President and Chief Executive Officer of the Corporation on this _______ day of _______, 20__.

COLFAX CORPORATION

By:
Name:
Title:

Annex VII

CERTIFICATE OF DESIGNATIONS OF

SERIES A PERPETUAL CONVERTIBLE PREFERRED STOCK

(PAR VALUE $0.001)

OF

COLFAX CORPORATION

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

Colfax Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), in accordance with the provisions of Section 151 thereof, DOES HEREBY CERTIFY:

That pursuant to the authority conferred upon the Board of Directors of the Corporation (the “Board”) in accordance with the Second Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) and the Amended and Restated Bylaws of the Corporation (the “Bylaws”), the Board on September 10, 2011 adopted the following resolution,  creating a series of 13,877,552 shares of Preferred Stock, par value $0.001 per share, of the Corporation designated as Series A Perpetual Convertible Preferred Stock, which is subject to shareholder approval of certain amendments to the Certificate of Incorporation including amendments that will increase the authorized number of shares of preferred stock:

RESOLVED, that pursuant to the authority vested in the Board by Article IV of the Certificate of Incorporation and out of the Preferred Stock, par value $0.001 per share, authorized therein, the Board hereby authorizes, designates and creates a series of Preferred Stock, and states that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof be, and hereby are, as follows:

 Section 1.          Number of Shares and Designation.

The designation of the series of Preferred Stock created by this resolution shall be “Series A Perpetual Convertible Preferred Stock” (the “Series”), and the number of shares constituting the Series shall be Thirteen Million Eight Hundred Seventy-Seven Thousand Five Hundred Fifty-Two (13,877,552) (the “Series A Preferred Stock”). Each share of Series A Preferred Stock shall have a liquidation preference of $24.50 (the “Liquidation Preference”).

VII-1

 Section 2.          Dividends.

(1)           Holders of Series A Preferred Stock shall be entitled to receive, on each share of Series A Preferred Stock, out of funds legally available for the payment of dividends under Delaware law, cumulative cash dividends with respect to each Dividend Period (as defined below) at a per annum rate of 6% (as such may be adjusted pursuant to this Section 2(1), the “Dividend Rate”) on (i) the Liquidation Preference per share and (ii) to the extent unpaid on the Dividend Payment Date (as defined below), the amount of any accrued and unpaid dividends, if any, on such share of Series A Preferred Stock; provided that if, on any Dividend Payment Date, the Corporation shall not have paid in cash the full amount of any dividend required to be paid on such share (such amount being “Unpaid Dividends”) on such Dividend Payment Date pursuant to this Section 2(1), then from such Dividend Payment Date, the Dividend Rate shall automatically be at a per annum rate of 8% for such share until the date on which all Unpaid Dividends have been declared and paid in full in cash.  Dividends shall begin to accrue and be cumulative from the Issue Date (whether or not declared), shall compound on each Dividend Payment Date, and shall be payable in arrears (as provided below in this Section 2(1)), but only when, as and if declared by the Board (or a duly authorized committee of the Board) on each March 1, June 1, September 1 and December 1, and each Mandatory Conversion Date, Redemption Date and Liquidation Date (each, a “Dividend Payment Date”); provided that if any such Dividend Payment Date would otherwise occur on a day that is not a Business Day, such Dividend Payment Date shall instead be (and any dividend payable on Series A Preferred Stock on such Dividend Payment Date shall instead be payable on) the immediately succeeding Business Day with no additional dividends payable as a result of such payment being made on such succeeding Business Day.  Dividends that are payable on Series A Preferred Stock on any Dividend Payment Date will be payable to holders of record of Series A Preferred Stock as they appear on the stock register of the Corporation on the applicable record date, which shall be the fifteenth (15th) calendar day before such Dividend Payment Date (as originally scheduled) or such other record date fixed by the Board (or a duly authorized committee of the Board) that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.  Each dividend period (a “Dividend Period”) shall commence on and include the calendar day immediately following a Dividend Payment Date (other than the initial Dividend Period, which shall commence on and include the Issue Date) and shall end on and include the next Dividend Payment Date.  Dividends payable in respect of a Dividend Period shall be payable in arrears on the first Dividend Payment Date after such Dividend Period.

(2)           The Corporation (including its subsidiaries) shall not declare, pay or set apart funds for any dividends or other distributions with respect to any Junior Stock of the Corporation or repurchase, redeem or otherwise acquire, or set apart funds for repurchase, redemption or other acquisition of, any Junior Stock, or make any guarantee payment with respect thereto, unless all accrued but unpaid dividends on the Series A Preferred Stock for all Dividend Periods through and including the date of such declaration, payment, repurchase, redemption or acquisition (including, if applicable as provided in Section 2(1) above, dividends on such amount) have been declared and paid in full in cash (or declared and a sum sufficient for the payment thereof set apart for such payment).  Without limitation of the foregoing, any such dividend or other distributions on the Junior Stock shall be subject to Section 2(3).

VII-2

(3)           In the event that any dividend is declared and paid on, or any distribution is made with respect to, any Junior Stock (including, without limitation, in connection with a recapitalization of the Corporation), the Series A Preferred Stock shall share proportionately with such Junior Stock in any such dividend or distribution, (a) if such Junior Stock is Common Stock or is convertible into Common Stock, in accordance with the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock calculated as of the record date for such dividend or distribution, or (b) if such Junior Stock is not Common Stock or convertible into Common Stock, in such manner and at such time as the Board may determine in good faith to be equitable in the circumstances.

(4)           Any reference to “dividends” or “distributions” in this Section 2 shall not be deemed to include any distribution made in connection with any voluntary of involuntary dissolution, liquidation or winding up of the Corporation.

 Section 3.          Mandatory Conversion; Optional Conversion; Redemption.

(1)           Mandatory Conversion at the Option of the Corporation.

(a)           Mandatory Conversion.  On or after the third anniversary of the Issue Date, the Corporation shall have the right, at its option, at any time or from time to time, to cause some or all of the outstanding shares of Series A Preferred Stock to be mandatorily converted (a “Mandatory Conversion”) into fully paid and nonassessable shares of Common Stock at the Conversion Rate in effect as of the applicable Mandatory Conversion Date (as defined below) in accordance with the provisions of this Section 3(1), subject to satisfaction of the following conditions:

(i)           the closing price of the Common Stock on the New York Stock Exchange (or, if the shares of Common Stock are not listed or admitted for trading on the New York Stock Exchange, as reported on the principal consolidated transaction reporting system on the principal national securities exchange on which the shares of Common Stock are listed or admitted for trading) shall exceed one-hundred and thirty-three percent (133%) of the Conversion Price for a period of thirty (30) consecutive trading days ending on the trading day immediately preceding the date that the Corporation delivers a Mandatory Conversion Notice (as defined below); and

(ii)           the Corporation shall have declared and paid in full in cash, or shall have declared and set apart for payment in cash, all accrued but unpaid dividends (including, if applicable as provided in Section 2(1) above, dividends on such amount) on the Series A Preferred Stock for all Dividend Periods through and including the effective date of such Mandatory Conversion (the “Mandatory Conversion Date”).

VII-3

(b)           Mechanics of Mandatory Conversion.  In order to effect a Mandatory Conversion, the Corporation shall provide written notice (a “Mandatory Conversion Notice”) to each holder of outstanding shares of Series A Preferred Stock by first class mail, postage prepaid, to such holder at such holder’s address as it shall appear in the records of the Corporation or such other address as such holder shall specify to the Corporation in writing from time to time.  The Mandatory Conversion Notice shall specify (i) the applicable Mandatory Conversion Date, and (ii) the number of shares of Common Stock that each holder shall be entitled to receive in connection with such Mandatory Conversion.  Upon receipt of the Mandatory Conversion Notice, each holder of shares of Series A Preferred Stock shall surrender his, her, or its certificate of certificates for all such shares (or, if applicable, a pro rata portion thereof determined in accordance with the penultimate sentence of this Section 3(1)(b)) (or, if such certificate or certificates have been lost, stolen, or destroyed, a lost certificate affidavit and indemnity in form and substance reasonably acceptable to the Corporation) to the Corporation at its principal office or at the office of the agency which may be maintained for the purpose of administering conversions and redemptions of the shares of Common Stock (the “Conversion Agent”), in each case, as specified in the applicable Mandatory Conversion Notice.  All rights with respect to the shares of Series A Preferred Stock that are converted pursuant to a Mandatory Conversion shall terminate on the Mandatory Conversion Date, subject to the rights of the holders thereof to receive the items provided for in the following sentence.  As soon as practicable after the Mandatory Conversion Date, but in no event later than ten (10) days after the Mandatory Conversion Date, the Corporation shall issue and deliver to each holder that has surrendered shares of Series A Preferred Stock in connection therewith, (i) a certificate or certificates (or if the holder shall so elect, and if permitted by applicable law, including without limitation the Securities Act of 1933, uncertificated book-entry shares) representing the number of fully paid and nonassessable shares of Common Stock issuable upon such conversion, with no personal liability attaching to the ownership thereof, free of all taxes with respect to the issuance thereof, liens, charges and security interests and not subject to any preemptive rights, into which such shares of Series A Preferred Stock have been converted in connection with such Mandatory Conversion, and (ii) any cash payable in respect of fractional shares as provided in Section 3(4).  The converted shares of Series A Preferred Stock shall be retired and cancelled and may not be reissued.  In the case of Mandatory Conversion of fewer than all of the shares of Series A Preferred Stock at the time outstanding, the shares of Series A Preferred Stock to be redeemed shall be selected, and allocated among the holders of outstanding shares of Series A Preferred Stock on a pro rata basis in accordance with the number of shares of Series A Preferred Stock then held by each such holder.  In the event that fewer than all of the shares of Series A Preferred Stock represented by a certificate are converted in connection with a Mandatory Conversion, then a new certificate representing the unconverted shares of Series A Preferred Stock shall be issued to the holder of such certificate.

(2)           Redemption at the Option of the Corporation.

(a)           Redemption.  On or after the fifth anniversary of the Issue Date, the Corporation shall have the right, at its option, at any time to redeem (a “Redemption”) all (but not less than all) of the outstanding shares of Series A Preferred Stock in return for a payment in cash (the “Call Payment”) equal, on a per share basis, to the greater of (i) the Conversion Price, and (ii) the Liquidation Preference, in each case, as of the applicable Redemption Date (as defined below) in accordance with the provisions of this Section 3(2), subject to satisfaction of the following conditions:

(i)           on the trading date preceding the date of the Redemption Notice (as defined below) the closing price of the Common Stock on the New York Stock Exchange (or, if the shares of Common Stock are not listed or admitted for trading on the New York Stock Exchange, as reported on the principal consolidated transaction reporting system on the principal national securities exchange on which the shares of Common Stock are listed or admitted for trading) shall be less than the Conversion Price; and

VII-4

(ii)           the Corporation shall have declared and paid in full in cash, or shall have declared and set apart for payment in cash, all accrued but unpaid dividends (including, if applicable as provided in Section 2(1) above, dividends on such amount) on the Series A Preferred Stock for all Dividend Periods through and including the Redemption Date (as defined below).

(b)           Mechanics of Redemption.  In order to effect a Redemption, the Corporation shall provide written notice (a “Redemption Notice”) of such Redemption to each holder of outstanding shares of Series A Preferred Stock by first class mail, postage prepaid, to such holder at such holder’s address as it shall appear in the records of the Corporation or such other address as such holder shall specify to the Corporation in writing from time to time.  Subject to the satisfaction of the conditions set forth in Section 3(2)(a)(i) and Section 3(2)(a)(ii), the Redemption shall become effective on the ninetieth (90th) day after delivery of the Redemption Notice, or if such date is not a Business Day, then on the next Business Day (such date, the “Redemption Date”).  The Redemption Notice shall specify (i) the applicable Redemption Date (determined in accordance with the preceding sentence), and (ii) the Call Payment to which each holder of outstanding shares of Series A Preferred Stock shall be entitled in connection with such Redemption.  On or before the applicable Redemption Date, each holder of outstanding shares of Series A Preferred Stock to be redeemed shall surrender the certificate or certificates representing such shares (or, if such certificate or certificates have been lost, stolen, or destroyed, a lost certificate affidavit and indemnity in form and substance reasonably acceptable to the Corporation) to the Corporation at its principal office or to the Conversion Agent, in each case, as may be specified in the Redemption Notice, and upon receipt thereof by the Corporation or the Conversion Agent, as the case may be, the Call Payment for such redeemed shares shall be immediately due and payable in cash to the order of the record holder of the shares of Series A Preferred Stock being redeemed.  From and after the Redemption Date, all dividends on shares of Series A Preferred Stock that are redeemed on such Redemption Date shall cease to accumulate and all rights of the holders thereof as holders of Series A Preferred Stock shall cease and terminate, so long as the Call Payment is received on the Redemption Date and the conditions to the effectiveness of such redemption set forth in Section 3(2)(a) are satisfied.

(3)           Right of Holders to Optionally Convert.

(a)           Each share of Series A Preferred Stock shall be convertible, in whole or in part, at the option of the holder thereof (an “Optional Conversion”), at any time after the Issue Date, and from time to time, and without payment of any additional consideration by the holder of such share, into fully paid and nonassessable shares of Common Stock at the Conversion Rate in effect as of the applicable Optional Conversion Date (as defined below) in accordance with the procedures set forth in this Section 3(3).

(b)           In order to effect an Optional Conversion, the holder of shares of Series A Preferred Stock to be converted shall (i) deliver a properly completed and duly executed written notice of election to convert (an “Optional Conversion Notice”) to the Corporation at its principal office or to the Conversion Agent, and (ii) surrender the certificate or certificates for the shares of Series A Preferred Stock that are to be converted, accompanied, if so required by the Corporation or the Conversion Agent, by a written instrument or instruments of transfer in form reasonably satisfactory to the Corporation or the Conversion Agent, duly executed by the holder or its attorney duly authorized in writing.  The Optional Conversion Notice shall specify: (i) the number (in whole shares) of shares of Series A Preferred Stock to be converted, and (ii) the name or names in which the converting holder wishes the certificate or certificates for shares of Common Stock in connection with such conversion to be issued.

VII-5

(c)           The Optional Conversion shall become effective at the close of business on the date (such date, the “Optional Conversion Date”) of receipt by the Corporation or the Conversion Agent of the Optional Conversion Notice and the other items referred to in Section 3(3)(b). Promptly following the Optional Conversion Date (and in no event more than ten (10) days after the Optional Conversion Date), the Corporation shall deliver or cause to be delivered at the office or agency of the Conversion Agent, to or upon the written order of the holders of the surrendered shares of Series A Preferred Stock, (i) a certificate or certificates (or if the converting holder shall so elect, and if permitted by applicable law, including without limitation the Securities Act of 1933, uncertificated book-entry shares) representing the number of fully paid and nonassessable shares of Common Stock issuable upon such conversion, with no personal liability attaching to the ownership thereof, free of all taxes with respect to the issuance thereof, liens, charges and security interests and not subject to any preemptive rights, into which such shares of Series A Preferred Stock have been converted in connection with such Optional Conversion, (ii) a cash payment equal to the amount of all accrued but unpaid dividends (including, if applicable as provided in Section 2(1) above, dividends on such amount) for all Dividend Periods through and including the most recent Dividend Payment Date (the “Cash Payment”), provided, that, if on such Optional Conversion Date, the Corporation has not declared all or any portion of the accrued but unpaid dividends (including, if applicable as provided in Section 2(1) above, dividends on such amount) for all Dividend Periods through and including the most recent Dividend Payment Date, the converting holder shall receive (instead of and in full satisfaction of the Corporation’s obligation to make the Cash Payment) such number of shares of Common Stock equal to the amount of accrued but unpaid dividends (including, if applicable as provided in Section 2(1) above, dividends on such amount), divided by the ”current market price” per share of Common Stock, and (iii) any cash payable in respect of fractional shares as provided in Section 3(4).  Except as described above, upon any Optional Conversion, the Corporation shall make no payment or allowance for unpaid dividends on the shares of Series A Preferred Stock that are converted in connection with such Optional Conversion.  In the case of an Optional Conversion Date that occurs after a Dividend Record Date and before a Dividend Payment Date, the Cash Payment shall be reduced in an amount equal to any dividends declared with respect to such Dividend Record Date on any shares of Series A Preferred Stock that are converted on such Optional Conversion Date, provided that such dividends are actually received by the record holder of such shares on such Dividend Payment Date; or, to the extent that such reduction in the Cash Payment is less than the amount of such dividends to be received with respect to such Dividend Record Date, the excess amount thereof will be repaid to the Corporation.

(d)           Upon the surrender of a certificate representing shares of Series A Preferred Stock that is converted in part, the Corporation shall issue or cause to be issued to the surrendering holder a new certificate representing shares of Series A Preferred Stock equal in number to the unconverted portion of the shares of Series A Preferred Stock represented by the certificate so surrendered.

(e)           On the Optional Conversion Date, upon the delivery to the converting holder of the shares Common Stock issuable in connection with such conversion and the payments referred to in Section 3(3)(c)(ii) and (iii), the rights of the holders of the shares of converted Series A Preferred Stock and the person entitled to receive the shares of Common Stock upon the conversion of such shares of Series A Preferred Stock shall be treated for all purposes as having become the Beneficial Owner of such shares of Common Stock.

VII-6

(4)           Fractional Shares.

(a)           No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon the conversion of any shares of Series A Preferred Stock in connection with a Mandatory Conversion or Optional Conversion. Instead of any fractional interest in a share of Common Stock which would otherwise be deliverable upon the conversion of a share of Series A Preferred Stock in connection with a Mandatory Conversion or Optional Conversion, the Corporation shall pay to the holder of such share of Series A Preferred Stock an amount in cash (computed to the nearest cent) equal to the product of (A) such fraction and (B) the current market price (as defined below) of a share of Common Stock on the Business Day next preceding the day of conversion.  If more than one share of Series A Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate Liquidation Preference of the shares of Series A Preferred Stock so surrendered.

(b)           For the purposes of this Section 3, the “current market price” per share of Common Stock at any date shall be deemed to be the average of the daily closing prices on the New York Stock Exchange (or if the shares of Common Stock are not listed or admitted for trading on the New York Stock Exchange as reported on the principal consolidated transaction reporting system on the principal national securities exchange on which the shares of Common Stock are listed or admitted for trading) for the ten consecutive trading days immediately prior to the date in question or in the event that no trading price is available for the shares of Common Stock, the fair market value thereof, as determined in good faith by the Board.

(5)           Reservation of Shares.  The Corporation shall at all times when the Series A Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of the Series A Preferred Stock pursuant to Section 3(1) and Section 3(3), such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Stock.

 Section 4.          Voting Rights.

(1)           Each share of Series A Preferred Stock shall entitle the holder thereof to vote on all matters voted on by holders of the Common Stock, voting together as a single class with the shares of Common Stock entitled to vote, at all meetings of the stockholders of the Corporation and in connection with any actions of the stockholders of the Corporation taken by written consent.  With respect to any such vote, the holder of each share of Series A Preferred Stock shall be entitled to cast the number of votes equal to the number of votes which could be cast in such vote by a holder of the shares of Common Stock of the Corporation into which such holder’s shares of Series A Preferred Stock are convertible as of the record date for such vote.

VII-7

(2)           The affirmative vote or consent of more than fifty percent (50%) of the shares of Series A Preferred Stock, voting separately as a class, shall be necessary for authorizing, approving, effecting or validating:

(a)           the amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation or Bylaws or any document amendatory or supplemental thereto (including this Certificate of Designations), whether by merger, consolidation or otherwise, that would adversely affect or cause to be terminated the powers, designations, preferences and other rights of the Series; or

(b)           any other action for which a vote of the Series A Preferred Stock, voting separately as a class, is required by law.

Other than as specifically set forth in this Section 4 or to the extent of applicable law, the Series A Preferred Stock shall not be entitled to a separate vote on any matter.

 Section 5.          Liquidation Rights.

(1)           Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, each holder of shares of the Preferred Stock shall be entitled to payment out of the assets of the Corporation legally available for distribution of an amount per share of Series A Preferred Stock (the “Liquidation Amount”) held by such holder equal to the greater of (i) the Liquidation Preference per share of Series A Preferred Stock held by such holder, plus any accrued but unpaid dividends (including, if applicable as provided in Section 2(1) above, dividends on such amount) in respect of such shares, whether or not declared paid in cash, calculated to the date fixed for liquidation, dissolution or winding-up (the “Liquidation Date”), and (ii) the amount that the holders of Series A Preferred Stock would have received in connection with such liquidation, dissolution or winding up had each share of Series A Preferred Stock been converted into shares of Common Stock pursuant to Section 3(3) immediately prior to such liquidation, dissolution or winding up of the Corporation, before any distribution is made on any Junior Stock of the Corporation. After payment in full of the Liquidation Amount to which holders of Series A Preferred Stock are entitled, such holders shall not be entitled to any further participation in any distribution of assets of the Corporation in respect of their shares of Series A Preferred Stock. If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the amounts payable with respect to the Series A Preferred Stock are not paid in full, the holders of the Series A Preferred Stock will share in any distribution of assets of the Corporation on a pro rata basis in proportion to the number of shares of Series A Preferred Stock held by each such holder.

(2)           Neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation or merger of the Corporation with or into one or more Persons will be deemed to be a voluntary or involuntary liquidation, dissolution or winding-up of the Corporation for purposes of this Section 5.

VII-8

Section 6.	Pre-emptive Rights

(1)           Except for (i) (A) the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan, program or practice of or assumed by the Corporation or any of its subsidiaries or (B) the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the Issue Date, (ii) a subdivision (including by way of a stock dividend) of the outstanding shares of Common Stock into a larger number of shares of Common Stock, and (iii) the issuance of capital stock as full or partial consideration for a merger, acquisition, joint venture, strategic alliance, or other similar non-financing transaction, if, from the Issue Date until the date that is twenty-four (24) months after the Issue Date, the Corporation wishes to issue any shares of capital stock or any other securities convertible into or exchangeable for capital stock of the Corporation (collectively, “New Securities”) at a price per share less than the Liquidation Preference (a “Dilutive Issuance”) to any person (the “Proposed Purchaser”), then the Corporation shall send written notice (the “New Issuance Notice”) to the holders of the Series A Preferred Stock, which New Issuance Notice shall state (x) the number of New Securities proposed to be issued and (y) the proposed purchase price per share of the New Securities (the “Proposed Price”).

(2)           For a period of fifteen (15) Business Days after the giving of the New Issuance Notice, each holder of the Series A Preferred Stock shall have the right to purchase (a) if the Dilutive Issuance occurs during the period from the Issue Date until the date that is two hundred seventy (270) days after the Issue Date, up to its Proportionate Share (as defined below) of the New Securities, or (b) if the Dilutive Issuance occurs after such two-hundred-seventy-(270)-day period, up to its Double Proportionate Share (as defined below) of the New Securities, in each case at a purchase price per share equal to the Proposed Price and upon the terms and conditions set forth in the New Issuance Notice. As used herein, the term “Proportionate Share” means, as to each holder of Series A Preferred Stock as of a given date, the fraction, expressed as a percentage, determined by dividing (i) a number of shares of Common Stock Beneficially Owned by such holder and (without duplication) its Permitted Transferees (other than any other holder of shares of Series A Preferred Stock) plus the number of shares of Common Stock into which the shares of Series A Preferred Stock then  Beneficially Owned by such holder are convertible as of such date, by (ii) the number of shares of Common Stock of the Corporation issued and outstanding as of such date, calculated on a fully-diluted basis, assuming conversion of all outstanding convertible securities (including the Series A Preferred Stock) and the exercise in full of all existing warrants at the then-existing conversion or exercise price, but excluding any Unexercised Options and RSUs.  As used herein, the term “Double Proportionate Share” means, as to each holder of Series A Preferred Stock as of a given date, such holder’s Proportionate Share as of such date multiplied by two (2).

(3)           The right of each holder of Series A Preferred Stock to purchase the New Securities shall be exercisable by delivering written notice of its exercise, prior to the expiration of the fifteen (15) Business Day period referred to in Section 6(2) above, to the Corporation, which notice shall state the amount of New Securities that the holder elects to purchase. The failure of such holder to respond within the fifteen (15) Business Day period or to pay for such New Securities when such payment is due shall be deemed to be a waiver of such holder’s rights under this Section 6 only with respect to the Dilutive Issuance described in the applicable New Issuance Notice.

(4)           Except for the foregoing and to the extent arising under applicable law, there are no pre-emptive rights associated with the Series A Preferred Stock.

Section 7.	Ranking and Issuance of Parity Stock or Senior Stock Prior to Conversion

The Series A Preferred Stock shall rank senior to any series of Junior Stock with respect to the payment of dividends and distributions and rights upon liquidation, dissolution or winding up of the Corporation. Prior to the conversion or redemption or retirement and cancellation of all shares of the Series A Preferred Stock in accordance with this Certificate of Designations, the Corporation shall not issue an Parity Stock or Senior Stock, or authorize any additional shares of Series A Preferred Stock.

VII-9

Section 8.           Retirement.

If any share of the Series A Preferred Stock is purchased or otherwise acquired by the Corporation in any manner whatsoever, then such share shall be retired and promptly cancelled. Upon the retirement or cancellation of a share of Series A Preferred Stock, such share shall not for any reason be reissued as shares of the Series.

Section 9.           Definitions.

Capitalized terms not otherwise defined in this Certificate of Designations shall have the following meanings:

“Beneficial Ownership” and “Beneficially Own” and similar terms shall have the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934.

“Board” shall have the meaning set forth in the Preamble.

“Business Day” means a day other than Saturday, Sunday or a day on which banking institutions in any of London, UK, St. Helier, Jersey and New York, New York, USA are authorized or obligated to close.

“Bylaws” shall have the meaning set forth in the Preamble.

“Call Date” shall have the meaning set forth in Section 3(2).

“Call Payment” shall have the meaning set forth in Section 3(2).

“Certificate of Incorporation” shall have the meaning set forth in the Preamble.

“Common Stock” means the Corporation’s common stock, par value $0.001 per share.

“Conversion Agent” shall have the meaning set forth in Section 3(1)(b).

VII-10

“Conversion Price” means, for each share of Series A Preferred Stock, the U.S. dollar amount equal to the Liquidation Preference divided by the then-applicable Conversion Rate.

“Conversion Rate” means the Liquidation Preference divided by 114% of the Liquidation Preference, subject to the following adjustments:

(i)           If the Corporation shall (1) declare or pay a dividend on its outstanding Common Stock in shares of Common Stock or make a distribution to holders of its Common Stock in shares of Common Stock, (2) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, (3) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (4) issue by reclassification of its shares of Common Stock other securities of the Corporation, then the Conversion Rate in effect immediately prior thereto shall be adjusted so that a holder of any shares of Series A Preferred Stock thereafter converted shall be entitled to receive the number and kind of shares of Common Stock or other securities that such holder of Series A Preferred Stock would have owned or been entitled to receive after the happening of any of the events described above had such shares of Series A Preferred Stock been converted immediately prior to the happening of such event or any record date with respect thereto. An adjustment so made shall become effective on the date of the dividend payment, subdivision, combination or issuance retroactive to the record date with respect thereto, if any, for such event. Such adjustment shall be made successively.

(ii)           If the Corporation shall be a party to any transaction, including without limitation a merger, consolidation, sale of all or substantially all of the Corporation’s assets, reorganization, liquidation or recapitalization of the Common Stock (each of the foregoing being referred to as a “Transaction”), in each case as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), each share of Series A Preferred Stock shall, upon consummation of the Transaction, be convertible into the kind and amount of shares of stock and other securities and property receivable (including cash) upon the consummation of such Transaction by a holder of that number of shares of Common Stock into which one share of Series A Preferred Stock was convertible immediately prior to such Transaction.

“Corporation” shall have the meaning set forth in the Preamble.

“Dilutive Issuance” shall have the meaning set forth in Section 6.

“Dividend Payment Date” shall have the meaning set forth in Section 2(1).

“Dividend Period” shall have the meaning set forth in Section 2(1).

VII-11

“Dividend Rate” shall have the meaning set forth in Section 2(1).

“Dividend Records Date” shall have the meaning set forth in Section 2(1).

“Double Proportionate Percentage” shall have the meaning set forth in Section 6.

“Issue Date” means the date on which any shares of Series A Preferred Stock are first issued by the Corporation.

“Junior Stock” means the Common Stock and any other class or series of stock of the Corporation, other than Series A Preferred Stock and Senior Stock not expressly ranking senior to the Series A Preferred Stock with respect to the payment of dividends and distributions.

“Liquidation Date” shall have the meaning set forth in Section 5.

“Liquidation Amount” shall have the meaning set forth in Section 5.

“Liquidation Preference” shall have the meaning set forth Section 1, subject to the adjustments set forth in the definition of “Conversion Rate”.

“Mandatory Conversion” shall have the meaning set forth in Section 3(1).

“Mandatory Conversion Date” means the effective date of a mandatory conversion of the shares of Series A Preferred Stock pursuant to Section 3(1).

“Mandatory Conversion Notice” shall have the meaning set forth in Section 3(1).

“New Issuance Notice” shall have the meaning set forth in Section 6.

“New Securities” shall have the meaning set forth in Section 6.

“Optional Conversion” shall have the meaning set forth in Section 3(3).

“Optional Conversion Date” means the effective date of an optional conversion of the shares of Series A Preferred Stock pursuant to Section 3(3).

VII-12

“Optional Conversion Notice” shall have the meaning set forth in Section 3(3).

“Parity Stock” means any class or series of stock of the Corporation that would expressly rank equal to the Series A Preferred Stock with respect to the payment of dividends and distributions.

“Permitted Transferee” shall have the meaning set forth in the Certificate of Incorporation.

“Person” means an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.

“Preferred Stock” means the Corporation’s preferred stock, par value $0.001 per share.

“Proportionate Percentage” shall have the meaning set forth in Section 6.

“Proposed Purchase” shall have the meaning set forth in Section 6.

“Redemption” shall have the meaning set forth in Section 3(2).

“Redemption Date” means the effective date of a redemption of the shares of Series A Preferred Stock pursuant to Section 3(2).

“Redemption Notice” shall have the meaning set forth in Section 3(2).

“Senior Stock” means any class or series of stock of the Corporation that would expressly rank senior to the Series A Preferred Stock with respect to the payment of dividends and distributions and/or rights upon liquidation or winding up of the Corporation.

“Series” shall have the meaning set forth in Section 1.

“Series A Preferred Stock” shall have the meaning set forth in Section 1.

“Unexercised Options and RSUs” means (i) any convertible securities outstanding as of the Issue Date, or (ii) any options, restricted stock units or similar awards issued to officers, employees, consultants or directors of the Corporation or its subsidiaries, in each case, in the form of Common Stock or entitling the holder thereof to receive shares of Common Stock upon the exercise or conversion thereof.

VII-13

“Unpaid Dividends” shall have the meaning set forth in Section 2(1).

 Section 10.        Descriptive Headings and Governing Law.

The descriptive headings of the several Sections and paragraphs of this Certificate of Designations are inserted for convenience only and do not constitute a part of this Certificate of Designations. The General Corporation Law of the State of Delaware shall govern all issues concerning this Certificate of Designations.

IN WITNESS WHEREOF, Colfax Corporation has caused this Certificate to be duly executed in its corporate name this ____ day of ___________, 20_______.

COLFAX CORPORATION

By:
Name:
Title:

VII-14

Annex VIII

Registration Rights Agreement

DATED ___________, 20__

REGISTRATION RIGHTS AGREEMENT

BY AND BETWEEN

COLFAX CORPORATION

AND

BDT CF ACQUISITION VEHICLE, LLC

VIII-1

ANNEX A: JOINDER AGREEMENT

VIII-2

REGISTRATION RIGHTS AGREEMENT dated as of __________, 20__, by and between BDT CF Acquisition Vehicle, LLC, a Delaware limited liability company (“Purchaser”) and Colfax Corporation, a Delaware corporation (the “Company”).

WHEREAS, the Company and Purchaser have entered into the Securities Purchase Agreement, dated as of September 12, 2011 (as amended, supplemented, restated or otherwise modified from time to time, the “Purchase Agreement”), pursuant to and subject to the terms and conditions of which, among other things, the Company has agreed to sell to Purchaser, and Purchaser has agreed to purchase from the Company, certain shares of the Company’s common stock par value $0.001 per share (the “Common Stock”) and certain shares of the Company’s Series A Perpetual Convertible Preferred Stock, par value $0.001 per share (the “Preferred Securities”); and

WHEREAS, pursuant to the Purchase Agreement, the Company has agreed to provide to Purchaser certain rights as set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations hereinafter set forth, the parties hereto hereby agree as follows:

ARTICLE I DEFINITIONS

Section 1.1          Certain Defined Terms. As used herein, the following terms shall have the following meanings:

“Action”	means any legal, administrative, regulatory or other suit, action, claim, audit, assessment, arbitration or other proceeding, investigation or inquiry.

“Agreement”	means this Registration Rights Agreement as it may be amended, supplemented, restated or modified from time to time

“Beneficial Ownership”
by a Person of any securities includes ownership by any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (i) voting power which includes the power to vote, or to direct the voting of, such security; and/or (ii) investment power which includes the power to dispose, or to direct the disposition, of such security; and shall otherwise be interpreted in accordance with the term “beneficial ownership” as defined in Rule 13d-3 adopted by the SEC under the Exchange Act; provided, that for purposes of determining Beneficial Ownership, in no event will any Person be deemed to Beneficially Own any securities which it has the right to acquire (pursuant to options, warrants, the conversion provisions of other securities or otherwise) unless, and then only to the extent that, such Person shall have actually exercised, or committed to exercise, such right. The term “Beneficially Own” shall have a correlative meaning.

“Business Day”	means any day, other than a Saturday, Sunday or a day on which banking institutions in New York, New York are authorized or obligated to close.

VIII-3

“Capital Stock”
means, with respect to any Person at any time, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital stock, partnership interests (whether general or limited) or equivalent ownership interests in or issued by such Person.

“Certificate of Designations”	shall mean the Certificate of Designations relating to the Preferred Securities.

“Closing Date”	has the meaning set forth in the Purchase Agreement.

“Conversion Shares”	means the shares of Common Stock that are issuable from time to time upon conversion of the Preferred Securities in accordance with the Certificate of Designations.

“Covered Securities”	means any shares of Common Stock, and any Conversion Shares.

“Exchange Act”	means the Securities Exchange Act of 1934, and the rules and regulations promulgated by the SEC from time to time thereunder.

“Governmental Entity”
shall mean any court, administrative agency or commission or other governmental authority or instrumentality, whether federal, state, local or foreign and any applicable industry self-regulatory organization.

“Holders”	means Purchaser and any Transferee of Registrable Securities.

“Holders’ Representative”	means Purchaser or any or any other Holder designated by Purchaser as a Holders’ Representative.

“Issuer Free Writing Prospectus”	means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act, relating to an offer of the Registrable Securities.

“Law”	means any statute, law, code, ordinance, rule or regulation of any Governmental Entity.

“Other Securities”
means Covered Securities or shares of other Capital Stock which are contractually entitled to registration rights or which the Company is registering pursuant to a registration statement covered by this Agreement.

“Person”
means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivisions thereof or any group (within the meaning of Section 13(d)(3) of the Exchange Act) comprised of two or more of the foregoing.

“Prospectus”
means the prospectus included in any Registration Statement (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, any Issuer Free Writing Prospectus related thereto, and all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

VIII-4

“Registrable Securities”
means the Covered Securities, provided, however, that the Covered Securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale by the Holder thereof shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) they shall have been distributed to the public in accordance with Rule 144 under the Securities Act or are able to be sold pursuant to Rule 144 under the Securities Act (or any similar provision then in force, but not Rule 144A) without volume, manner of sale or notice limitations or requirements or (iii) they shall have ceased to be outstanding.

“Registration Statement”
means any registration statement of the Company under the Securities Act which permits the public offering of any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Rule 144”	means Rule 144 under the Securities Act.

“SEC”	means the United States Securities and Exchange Commission.

“Securities Act”	means the U.S. Securities Act of 1933, and the rules and regulations promulgated by the SEC from time to time thereunder.

“Selling Holder”	means each Holder of Registrable Securities included in a registration pursuant to Article II.

“Shelf Registration Statement”
means a Registration Statement of the Company filed with the SEC on either (a) Form S-3 (or any successor form or other appropriate form under the Securities Act) or (b) if the Company is not permitted to file a Registration Statement on Form S-3, an evergreen Registration Statement on Form S-1 (or any successor form or other appropriate form under the Securities Act), in each case for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act covering Registrable Securities. To the extent the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act), a “Shelf Registration Statement” shall be deemed to refer to an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) (an “automatic shelf registration statement”) on Form S-3.

VIII-5

“Stockholders”
means Mr. Steven M. Rales, Mr. Mitchell P. Rales and Markel Corporation and any transferee of Other Securities entitled to benefits as a transferee under the registration rights agreements entered into by Mr. Steven M. Rales, Mr. Mitchell P. Rales or Markel Corporation, respectively, and the Company on _______, 20__.

“Subsidiary”
shall mean, with respect to any Person, any other Person of which 50% or more of the shares of the voting securities or other voting interests are owned or controlled, or the ability to select or elect 50% or more of the directors or similar managers is held, directly or indirectly, by such first Person or one or more of its Subsidiaries, or by such first Person and one or more of its Subsidiaries.

“Transfer”
means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition.

“Transferee”
means any of (i) the transferee of all or any portion of the Registrable Securities held by Purchaser or (ii) the subsequent transferee of all or any portion of the Registrable Securities held by any Transferee; provided, that no Transferee shall be entitled to any benefits of a Transferee hereunder unless such Transferee executes and delivers to the Company an instrument substantially in the form provided as Exhibit A attached hereto.

Section 1.2          Terms Generally.  The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, unless the context expressly provides otherwise. All references herein to Sections, paragraphs, subparagraphs, clauses, Exhibits or Schedules shall be deemed references to Sections, paragraphs, subparagraphs or clauses of, or Exhibits or Schedules to this Agreement, unless the context requires otherwise. Unless otherwise expressly defined, terms defined in this Agreement have the same meanings when used in any Exhibit or Schedule hereto. Unless otherwise specified, the words “this Agreement”, “herein”, “hereof”, “hereto” and “hereunder” and other words of similar import refer to this Agreement as a whole (including the Schedules and Exhibits) and not to any particular provision of this Agreement. The term “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. Unless expressly stated otherwise, any Law defined or referred to herein means such Law as from time to time amended, modified or supplemented, including by succession of comparable successor Laws and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

VIII-6

ARTICLE II REGISTRATION RIGHTS

Section 2.1          Shelf Registration.

(a)         Subject to the terms and conditions of this Agreement, the Company agrees that no later than the date that is three months after the Closing Date, it shall file with the SEC a Shelf Registration Statement relating to the offer and sale of all of the Registrable Securities by the Holders from time to time in accordance with the methods of distribution elected by such holders and set forth in the Shelf Registration Statement and shall use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act no later than the date that is six months after the Closing Date.

(b)         The Company shall use its reasonable best efforts to keep such Shelf Registration Statement continuously effective under the Securities Act in order to permit the Prospectus forming a part thereof to be usable by Holders until the earlier of (i) the date as of which all Registrable Securities have been sold pursuant to the Shelf Registration Statement or another registration statement filed under the Securities Act (but in no event prior to the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder) and (ii) the date as of which each of the Holders is permitted to sell its Registrable Securities without registration pursuant to Rule 144 under the Securities Act without volume limitation (or a Holder can sell all of its Registrable Securities in a three-month period) or other restrictions on transfer thereunder (such period of effectiveness, the “Shelf Period”).

(c)         The Company shall be entitled to postpone (but not more than twice in any 12-month period), for a reasonable period of time not in excess of 90 days, the filing or initial effectiveness of, or suspend the use of, a Shelf Registration Statement if the Company notifies the Holders’ Representative that, in the good faith judgment of the Board of Directors of the Company, such registration, offering or use would reasonably be expected to materially adversely affect or materially interfere with any bona fide material financing of the Company or any material transaction under consideration by the Company or would require the disclosure of information that has not been, and is not otherwise required to be, disclosed to the public, the premature disclosure of which would materially adversely affect the Company.

VIII-7

(d)         If any of the Registrable Securities to be sold pursuant to a Shelf Registration Statement are to be sold in a firm commitment underwritten offering, and the managing underwriter(s) of such underwritten offering advise the Holders in writing that it is their good faith opinion that the total number or dollar amount of Registrable Securities proposed to be sold in such offering, together with any Other Securities proposed to be included by holders thereof which are entitled to include securities in such Registration Statement, exceeds the total number or dollar amount of such securities that can be sold without having an adverse effect on the price, timing or distribution of the Registrable Securities to be so included together with all such Other Securities, then there shall be included in such firm commitment underwritten offering the number or dollar amount of Registrable Securities and such Other Securities that in the opinion of such managing underwriter(s) can be sold without so adversely affecting such offering, and such number of Registrable Securities and Other Securities shall be allocated for inclusion as follows:

(i)      first, the Registrable Securities for which inclusion in such underwritten offering was requested by the Holders and any Other Securities proposed to be included by the Stockholders, pro rata (if applicable), based on the number of Registrable Securities Beneficially Owned by each such Holder and any Other Securities Beneficially Owned by each such Stockholder until all such securities have been allocated for inclusion; and

(ii)      second, among any other holders of Other Securities, pro rata, based on the number of Other Securities Beneficially Owned by each such holder of Other Securities.

(e)         The Holders’ Representative shall have the right to notify the Company that it has determined that the Shelf Registration Statement be abandoned or withdrawn, in which event the Company shall promptly abandon or withdraw such Shelf Registration Statement.

Section 2.2          Demand Registrations.

(a)         If, following the date hereof, the Company is unable to file, cause to be effective or maintain the effectiveness of a Shelf Registration Statement as required under Section 2.1, the Holders’ Representative shall have the right by delivering a written notice to the Company (a “Demand Notice”) to require the Company to, pursuant to the terms of this Agreement, register under and in accordance with the provisions of the Securities Act the number of Registrable Securities Beneficially Owned by any Holders and requested by such Demand Notice to be so registered (a “Demand Registration”); provided, however, that a Demand Notice may only be made if the sale of the Registrable Securities requested to be registered by the Holders’ Representative is reasonably expected to result in aggregate gross cash proceeds in excess of $70,000,000 (without regard to any underwriting discount or commission). A Demand Notice shall also specify the expected method or methods of disposition of the applicable Registrable Securities. Following receipt of a Demand Notice, the Company shall use its reasonable best efforts to file, as promptly as reasonably practicable, but not later than 45 days after receipt by the Company of such Demand Notice (subject to paragraph (d) of this Section 2.2), a Registration Statement relating to the offer and sale of the Registrable Securities requested to be included therein by the Holders thereof in accordance with the methods of distribution elected by such Holders (a “Demand Registration Statement”) and shall use its reasonable best efforts to cause such Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof.

VIII-8

(b)         If any of the Registrable Securities registered pursuant to a Demand Registration are to be sold in a firm commitment underwritten offering, and the managing underwriter(s) of such underwritten offering advise the Holders in writing that it is their good faith opinion that the total number or dollar amount of Registrable Securities proposed to be sold in such offering, together with any Other Securities proposed to be included by holders thereof which are entitled to include securities in such Registration Statement, exceeds the total number or dollar amount of such securities that can be sold without having an adverse effect on the price, timing or distribution of the Registrable Securities to be so included together with all such Other Securities, then there shall be included in such firm commitment underwritten offering the number or dollar amount of Registrable Securities and such Other Securities that in the opinion of such managing underwriter(s) can be sold without so adversely affecting such offering, and such number of Registrable Securities and Other Securities shall be allocated for inclusion as follows:

(i)      first, the Registrable Securities for which inclusion in such underwritten offering was requested by the Holders and any Other Securities proposed to be included by the Stockholders, pro rata (if applicable), based on the number of Registrable Securities Beneficially Owned by each such Holder and any Other Securities Beneficially Owned by each such Stockholder until all such securities have been allocated for inclusion; and

(ii)      second, among any other holders of Other Securities, pro rata, based on the number of Other Securities Beneficially Owned by each such holder of Other Securities.

(c)         In the event of a Demand Registration, the Company shall be required to maintain the continuous effectiveness of the applicable Registration Statement for a period of at least 180 days after the effective date thereof or such shorter period in which all Registrable Securities included in such Registration Statement have actually been sold.

(d)         The Company shall be entitled to postpone (but not more than twice in any 12-month period), for a reasonable period of time not in excess of 90 days, the filing or initial effectiveness of, or suspend the use of, a Demand Registration Statement if the Company delivers to the Holders’ Representative a certificate signed by both the Chief Executive Officer and Chief Financial Officer of the Company certifying that, in the good faith judgment of the Board of Directors of the Company, such registration, offering or use would reasonably be expected to materially adversely affect or materially interfere with any bona fide material financing of the Company or any material transaction under consideration by the Company or would require the disclosure of information that has not been, and is not otherwise required to be, disclosed to the public, the premature disclosure of which would materially adversely affect the Company. Such certificate shall contain a statement of the reasons for such postponement or suspension and an approximation of the anticipated delay.

VIII-9

(e)         The Holders’ Representative shall have the right to notify the Company that it has determined that the Registration Statement relating to a Demand Registration be abandoned or withdrawn, in which event the Company shall promptly abandon or withdraw such Registration Statement

Section 2.3          Piggyback Registrations

(a)         If, other than pursuant to Section 2.1 and 2.2, the Company proposes or is required to file a registration statement under the Securities Act with respect to an offering of Common Stock or any other of the Company’s equity securities or securities convertible into or exchangeable or exercisable for any of the Company’s equity securities, whether for sale for its own account or for the account of another Person (other than a registration statement (i) on Form S-4, Form S-8 or any successor forms thereto or (ii) filed solely in connection with any employee benefit or dividend reinvestment plan), then the Company shall give prompt written notice of such proposed filing at least 30 days before the anticipated filing date (the “Piggyback Notice”) to the Holders. The Piggyback Notice shall offer the Holders the opportunity to include in such registration statement the number of Registrable Securities (for purposes of this Section 2.3, “Registrable Securities” shall be deemed to mean solely securities of the same type and class as those proposed to be offered by the Company for its own account) as they may request (a “Piggyback Registration”). Subject to Section 2.3(b) hereof, the Company shall include in each such Piggyback Registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 10 days after notice has been given to the Holders. The Holders shall be permitted to withdraw all or part of the Registrable Securities from a Piggyback Registration at any time at least 5 Business Days prior to the effective date of the Registration Statement relating to such Piggyback Registration.

(b)         If any of the securities to be registered pursuant to the registration giving rise to the Holders’ rights under this Section 2.3 are to be sold in an underwritten offering, the Holders shall be permitted to include all Registrable Securities requested to be included in such registration in such offering on the same terms and conditions as any other shares of Capital Stock, if any, of the Company included therein; provided, however, that if such offering involves a firm commitment underwritten offering and the managing underwriter(s) of such underwritten offering advise the Company in writing that it is their good faith opinion that the total amount of Registrable Securities requested to be so included, together with all Other Securities that the Company and any other Persons having rights to participate in such registration intend to include in such offering, exceeds the total number or dollar amount of such securities that can be sold without having an adverse effect on the price, timing or distribution of the Registrable Securities to be so included together with all Other Securities, then there shall be included in such firm commitment underwritten offering the number or dollar amount of Registrable Securities and such Other Securities that in the opinion of such managing underwriter(s) can be sold without so adversely affecting such offering, and such number of Registrable Securities and Other Securities shall be allocated for inclusion as follows:

(i)      first, all Other Securities being sold by the Stockholders or by any Person (other than a Holder) exercising a contractual right to demand registration until all such Other Securities have been allocated for inclusion;

VIII-10

(ii)      second, all Registrable Securities requested to be included by the Holders and any Other Securities proposed to be included by the Stockholders (other than a Stockholder selling Other Securities under (i)Section 2.3(b)(i)), pro rata (if applicable), based on the number of Registrable Securities Beneficially Owned by each such Holder and any Other Securities Beneficially Owned by each such Stockholder until all such Registrable Securities have been allocated for inclusion; and

(iii)      third, among any other holders of Other Securities requesting such registration, pro rata, based on the number of Other Securities Beneficially Owned by each such holder of Other Securities.

Section 2.4          Shelf Take-Downs.  At any time that a Shelf Registration Statement covering Registrable Securities pursuant to Section 2.1 or Section 2.2 2.3 is effective, if the Holders’ Representative delivers a notice to the Company (a “Shelf Take-Down Notice”) stating that one or more of the Holders intends to effect an underwritten offering of all or part of the Registrable Securities included by the Holders on the Shelf Registration Statement (a “Shelf Underwritten Offering”) or any other offering of such securities and stating the number of the Registrable Securities to be included in such Shelf Underwritten Offering or other offering, then the Company shall amend or supplement the Shelf Registration Statement as may be necessary in order to enable such Registrable Securities and Other Securities, as the case may be, to be distributed pursuant to the Shelf Underwritten Offering (taking into account the inclusion of Other Securities by any other holders pursuant to this Section 2.4) or other offering. In connection with any Shelf Underwritten Offering, the Company shall also deliver the Shelf Take-Down Notice to all other holders whose securities are included on such Shelf Registration Statement and permit each holder to include its Other Securities included on the shelf registration statement in the Shelf Underwritten Offering if such other holder notifies the Proposing Holder and the Company within 5 Business Days after delivery of the Shelf Take-Down Notice to such other holder; and in the event that the managing underwriter(s) have informed the Company in writing that it is their good faith opinion that the total amount of Registrable Securities requested to be so included in such Shelf Underwritten Offering, together with all Other Securities that the Company and any other Persons having rights to participate in such Shelf Underwritten Offering exceeds the total number or dollar amount of such securities that can be included in such Shelf Underwritten Offering without having an adverse effect on the price, timing or distribution of the securities proposed to be included in such Shelf Underwritten Offering, then there shall be included in such Shelf Underwritten Offering the number or dollar amount of such securities that in the opinion of such managing underwriter(s) can be sold without so adversely affecting such offering, and such number of Registrable Securities and Other Securities shall be allocated (A) if the applicable Registration Statement was filed pursuant to Section 2.1, then in accordance with Section 2.1(d); and (B) if the applicable Shelf Registration Statement was filed pursuant to Section 2.3, then in accordance with Section 2.3(b).

Section 2.5          Lock-Up Agreements.

VIII-11

(a)         Each Holder agrees, in connection with any underwritten offering made pursuant to a Registration Statement filed pursuant to this Article II in which such Holder has elected to include Registrable Securities, or, solely as to the Stockholders, which underwritten offering is being effected by the Stockholders for their own account, if requested (pursuant to a written notice) by the managing underwriter(s) not to effect any public sale or distribution of any common equity securities of the Company (or securities convertible into or exchangeable or exercisable for such common equity securities) (except as part of such underwritten offering) during such period as the managing underwriter(s) shall advise is customary in underwritten offerings (not to exceed 180 days); provided, that the Holders shall only be so bound so long as and to the extent that any other stockholder having registration rights with respect to the securities of the Company is similarly bound.

Section 2.6          Registration Procedures.  If and whenever the Company is required to use its reasonable best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Article II, the Company shall effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall cooperate in the sale of the securities and shall, as expeditiously as possible:

(a)         Prepare and file with the SEC a Registration Statement or Registration Statements on such form which shall be available for the sale of the Registrable Securities by the Holders or the Company in accordance with the intended method or methods of distribution thereof, and use its reasonable best efforts to cause such Registration Statement to become effective and to remain effective as provided (and subject to the exceptions set forth) herein; provided, however, that before filing a Registration Statement or Prospectus (including any Issuer Free Writing Prospectus related thereto) or any amendments or supplements thereto (including documents that would be incorporated or deemed to be incorporated therein by reference), the Company shall furnish or otherwise make available to the Selling Holders, their counsel and the managing underwriter(s), if any, copies of all such documents proposed to be filed and shall reasonably consider any comments thereto from the Selling Holders and their counsel.

(b)         Prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective during the period provided herein and comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement, and cause the related Prospectus to be supplemented by any Prospectus supplement or Issuer Free Writing Prospectus as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the securities covered by such Registration Statement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act.

VIII-12

(c)         Notify each Selling Holder and the managing underwriter(s), if any, promptly, and (if requested by any such Person) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any other Governmental Entity for amendments or supplements to a Registration Statement or related Prospectus or Issuer Free Writing Prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose and (v) of the happening of any event, or the existence of any facts or circumstance, in each case that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference or any Issuer Free Writing Prospectus related thereto untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus, documents or Issuer Free Writing Prospectus so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and that in the case of any Prospectus or Issuer Free Writing Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d)         Use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the reasonably earliest practical date.

(e)         If requested by the managing underwriter(s), if any, or the Holders of a majority of the Registrable Securities being sold in connection with an underwritten offering, promptly include in a Prospectus supplement, post-effective amendment or Issuer Free Writing Prospectus such information as the managing underwriter(s), if any, or such Holders may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such Prospectus supplement, such post-effective amendment or Issuer Free Writing Prospectus as soon as practicable after the Company has received such request.

(f)         Furnish or make available to each Selling Holder, and each managing underwriter, if any, without charge, such number of conformed copies of the Registration Statement and each post-effective amendment thereto, including financial statements (but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits, unless requested in writing by such Holder, counsel or managing underwriter(s)), and such other documents, as such Holders or such managing underwriter(s) may reasonably request, and upon request a copy of any and all transmittal letters or other correspondence to or received from, the SEC or any other Governmental Entity relating to such offering.

(g)         Deliver to each Selling Holder, and the managing underwriter(s), if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of Prospectus and any Issuer Free Writing Prospectus related to any such Prospectuses) and each amendment or supplement thereto as such Persons may reasonably request in connection with the distribution of the Registrable Securities; and the Company, subject to the last paragraph of this Section 2.6, hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the Selling Holders and the managing underwriter(s), if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any such amendment or supplement thereto.

VIII-13

(h)         Prior to any public offering of Registrable Securities, use its reasonable best efforts to register or qualify or cooperate with the Selling Holders, the managing underwriter(s), if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or “Blue Sky” laws of such jurisdictions within the United States as any seller or managing underwriter(s) reasonably requests in writing and to keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and to take any other action that may be necessary or advisable to enable such Selling Holders to consummate the disposition of such Registrable Securities in such jurisdiction; provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject.

(i)         Cooperate with the Selling Holders and the managing underwriter(s), if any, to facilitate the preparation and delivery of certificates (not bearing any legends) representing Registrable Securities to be sold after receiving written representations from each Selling Holder that the Registrable Securities represented by the certificates so delivered by such Selling Holder will be transferred in accordance with the Registration Statement, and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriter(s), if any, or the Selling Holders may request at least 2 Business Days prior to any sale of Registrable Securities.

(j)         Upon the occurrence of any event contemplated by Section 2.6(c)(ii), (c)(iii), (c)(iv) or (c)(v) above, prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference or an Issuer Free Writing Prospectus related thereto, or file any other required document so that, as thereafter delivered to the Selling Holders, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(k)         Use its reasonable best efforts to cause all shares of Registrable Securities covered by such Registration Statement to be authorized to be listed on each national securities exchange, if any, on which similar securities issued by the Company are then listed.

VIII-14

(l)         Enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other actions reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith or by the managing underwriter(s), if any, to expedite or facilitate the disposition of such Registrable Securities, and in connection therewith, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, (i) make such representations and warranties to the Selling Holders and the managing underwriter(s), if any, with respect to the business of the Company and its subsidiaries, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers in underwritten offerings, and, if true, confirm the same if and when requested, (ii) use its reasonable best efforts to furnish to the Selling Holders of such Registrable Securities customary opinions of counsel to the Company and updates thereof, addressed to each of the managing underwriter(s), if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such counsel and managing underwriter(s), (iii) use its reasonable best efforts to obtain “cold comfort” letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any Subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement) who have certified the financial statements included in such Registration Statement, addressed to each of the managing underwriter(s), if any, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings, (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures substantially to the effect set forth in Section 2.7 hereof with respect to all parties to be indemnified pursuant to said Section except as otherwise agreed by the Holders of a majority of the Registrable Securities being sold in connection therewith and the managing underwriter(s) and (v) deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith, their counsel and the managing underwriter(s), if any, to evidence the continued validity of the representations and warranties made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

(m)         Upon execution of a customary confidentiality agreement, make available for inspection by a representative of the Selling Holders, the managing underwriter(s), if any, and any attorneys or accountants retained by such Selling Holders or managing underwriter(s), at the offices where normally kept, during reasonable business hours, financial and other records, pertinent corporate documents and properties of the Company and its Subsidiaries, and cause the officers, directors and employees of the Company and its Subsidiaries to supply all information in each case reasonably requested by any such representative, managing underwriter(s), attorney or accountant in connection with such Registration Statement.

(n)         Otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC and any applicable national securities exchange, and make available to its security holders, as soon as reasonably practicable (but not more than 18 months) after the effective date of the registration statement, an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act.

VIII-15

The Company may require each Selling Holder to furnish to the Company in writing such information required in connection with such registration regarding such Selling Holder and the distribution of such Registrable Securities as the Company may, from time to time, reasonably request in writing and the Company may exclude from such registration the Registrable Securities of any Selling Holder who unreasonably fails to furnish such information within a reasonable time after receiving such request.

Each Selling Holder agrees that, upon receipt of any notice from the Company of (x) the happening of any event of the kind described in Section 2.6(c)(ii), (c)(iii), (c)(iv) or (c)(v) hereof, or (y) that the Company is suspending use of a Registration Statement as permitted by Section 2 hereof, such Holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 2.6(j) hereof, or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus; provided, however, in the case of (y) above that the Company shall extend the time periods under Section 2.2 and 2.3 with respect to the length of time that the effectiveness of a Registration Statement must be maintained by the amount of time the Holder is required to discontinue disposition of such securities.

Section 2.7          Indemnification.

(a)         Indemnification by the Company. The Company shall indemnify and hold harmless, to the fullest extent permitted by Law, each Selling Holder whose Registrable Securities are covered by a Registration Statement or Prospectus, the officers, directors and employees of each of them, each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) each such Selling Holder and the officers, directors and employees of each such controlling person, each underwriter (including any Holder that is deemed to be an underwriter pursuant to any SEC comments or policies), if any, and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such underwriter (collectively, “Holder Indemnitees”), from and against any and all losses, claims, damages, liabilities, expenses (including, without limitation, costs of preparation and reasonable attorneys’ fees and any other reasonable fees or expenses incurred by such party in connection with any investigation or Action), judgments, fines, penalties, charges and amounts paid in settlement (collectively, “Losses”), as incurred, arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any applicable Registration Statement (or in any preliminary or final Prospectus contained therein, any document incorporated by reference therein or Issuer Free Writing Prospectus related thereto) or any amendment of or supplement to any of the foregoing or other document incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein (in the case of a final or preliminary Prospectus, in light of the circumstances under which they were made) a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that the Company will not be liable to a Selling Holder or underwriter in any such case to the extent that any such Loss arises out of or is based on any untrue statement or omission by such Selling Holder or underwriter, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement (or in any preliminary or final Prospectus contained therein, any document incorporated by reference therein or Issuer Free Writing Prospectus related thereto), offering circular, amendment of or supplement to any of the foregoing or other document in reliance upon and in conformity with written information furnished to the Company by such Selling Holder or underwriter specifically for inclusion in such document. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Holder Indemnitee or any other Holder and shall survive the transfer of such securities. The foregoing indemnity agreement is in addition to any liability that the Company may otherwise have to each Holder Indemnitee.

VIII-16

(b)         Indemnification by Selling Holders. In connection with any Registration Statement in which a Selling Holder is participating by registering Registrable Securities, such Selling Holder shall furnish to the Company in writing such information as the Company reasonably requests specifically for use in connection with any Registration Statement or Prospectus and agrees to indemnify and hold harmless, to the fullest extent permitted by Law, severally and not jointly, the Company, the officers, directors and employees of the Company, and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company, and each underwriter, if any, and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such underwriter (collectively, “Company Indemnitees”), from and against all Losses, as incurred, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement (or in any preliminary or final Prospectus contained therein, any document incorporated by reference therein or Issuer Free Writing Prospectus related thereto) or any other offering circular or any amendment of or supplement to any of the foregoing or any other document incident to such registration, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a final or preliminary Prospectus, in light of the circumstances under which they were made) not misleading, in each case solely to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement (or in any preliminary or final Prospectus contained therein, any document incorporated by reference therein or Issuer Free Writing Prospectus related thereto), offering circular, or any amendment of or supplement to any of the foregoing or other document in reliance upon and in conformity with written information furnished to the Company by such Selling Holder expressly for inclusion in such document; and provided, however, that the liability of each Selling Holder hereunder shall be limited to the net proceeds received by such Selling Holder from the sale of Registrable Securities covered by such Registration Statement.

VIII-17

(c)         Conduct of Indemnification Proceedings. If any Person shall be entitled to indemnity hereunder (an “indemnified party”), such indemnified party shall give prompt notice to the party from which such indemnity is sought (the “indemnifying party”) of any claim or of the commencement of any Action with respect to which such indemnified party seeks indemnification or contribution pursuant hereto; provided, however, that the delay or failure to so notify the indemnifying party shall not relieve the indemnifying party from any obligation or liability except to the extent that the indemnifying party has been actually prejudiced by such delay or failure. The indemnifying party shall have the right, exercisable by giving written notice to an indemnified party promptly after the receipt of written notice from such indemnified party of such claim or Action, to assume, at the indemnifying party’s expense, the defense of any such Action, with counsel reasonably satisfactory to such indemnified party; provided, however, that an indemnified party shall have the right to employ separate counsel in any such Action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the indemnifying party agrees to pay such fees and expenses; (ii) the indemnifying party fails promptly to assume, or in the event of a conflict of interest cannot assume, the defense of such Action or fails to employ counsel reasonably satisfactory to such indemnified party, in which case the indemnified party shall also have the right to employ counsel and to assume the defense of such Action; or (iii) in the indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such Action; provided, further, however, that the indemnifying party shall not, in connection with any one such Action or separate but substantially similar or related Actions in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (together with appropriate local counsel) at any time for all of the indemnified parties, or for fees and expenses that are not reasonable. Whether or not such defense is assumed by the indemnifying party, such indemnified party will not be subject to any liability for any settlement made without its consent. The indemnifying party shall not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by all claimants or plaintiffs to such indemnified party of a release, in form and substance reasonably satisfactory to the indemnified party, from all liability in respect of such claim or litigation.

(d)         Contribution.

(i)      If the indemnification provided for in this Section 2.7 is unavailable to an indemnified party in respect of any Losses (other than in accordance with its terms), then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party, on the one hand, and indemnified party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission.

(ii)      The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.7(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding anything to the contrary contained in this Section 2.7(d), an indemnifying party that is a Selling Holder shall not be required to contribute any amount in excess of the amount by which the net proceeds from the sale of the Registrable Securities sold by such indemnifying party exceeds the amount of any damages that such indemnifying party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

VIII-18

Section 2.8          Rule 144; Rule 144A. The Company covenants that it will file the reports required to be filed by it under the Exchange Act (or, if the Company is not required to file such reports, it will, upon the request of any Holder, make publicly available other information so long as necessary to permit sales pursuant to Rule 144 or 144A under the Securities Act), and at any time it is not registered under the Exchange Act, it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 or 144A under the Securities Act, as such Rules may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC.

Section 2.9          Underwritten Registrations.

(a)         No Person may participate in any underwritten registration hereunder unless such Person (i) agrees to sell the Registrable Securities or Other Securities it desires to have covered by the registration on the basis provided in any underwriting arrangements in customary form and (ii) completes and executes all reasonable and customary questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

Section 2.10        Registration Expenses. The Company shall pay all fees and expenses incident to the performance of or compliance with its obligations under this Article II, including (i) all registration and filing fees (including fees and expenses (A) with respect to filings required to be made with all applicable securities exchanges and/or the Financial Industry Regulatory Authority and (B) of compliance with securities or Blue Sky laws including any fees and disbursements of counsel for the underwriter(s) in connection with Blue Sky qualifications of the Registrable Securities pursuant to Section 2.6(h)), (ii) printing expenses (including expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses if the printing of Prospectuses is requested by the managing underwriter(s), if any), (iii) messenger, telephone and delivery expenses of the Company, (iv) fees and disbursements of counsel for the Company, (v) expenses of the Company incurred in connection with any road show, (vi) fees and disbursements of all independent certified public accountants (including, without limitation, the expenses of any “cold comfort” letters required by this Agreement) and any other persons, including special experts retained by the Company, and (vii) the reasonable fees and disbursements of one counsel for the Selling Holders as a group (such counsel to be selected by the Company) in connection with transactions covered by this Agreement in which the Selling Holders participate. For the avoidance of doubt, the Company shall not pay any other expenses of Selling Holders or underwriting commissions attributable to securities sold by any Selling Holder in an underwritten offering. In addition, the Company shall bear all of its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange on which similar securities issued by the Company are then listed and rating agency fees and the fees and expenses of any Person, including special experts, retained by the Company.

VIII-19

ARTICLE III MISCELLANEOUS

Section 3.1          Termination. This Agreement shall terminate upon the later of the expiration of the Shelf Period and such time as there are no Registrable Securities, except for the provisions of Section 2.7, 2.8, 2.10 and this Article III, which shall survive such termination.

Section 3.2          Amendment and Waiver. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Company and Purchaser (or, in the case of an amendment at any time when Purchaser is not the sole Holder, signed on behalf of each of (i) the Company and (ii) the Holders of a majority of the aggregate number of Registrable Securities then held by all Holders). Any party hereto may waive any right of such party hereunder only by an instrument in writing signed by such party and delivered to the other parties (or, in the case of a waiver of any rights of the Holders at any time when Purchaser is not the sole Holder, by an instrument in writing signed by the Holders of a majority of the aggregate number of Registrable Securities then held by all Holders and delivered to the Company and the Holders’ Representative). The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

Section 3.3          Severability. If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement shall not be affected and shall remain in full force and effect.

Section 3.4          Entire Agreement. Except as otherwise expressly set forth herein, this Agreement and the Purchase Agreement, together with the several agreements and other documents and instruments referred to herein or therein or annexed hereto or thereto, embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way.

Section 3.5          Successors and Assigns. Neither this Agreement nor any right or obligation hereunder is assignable in whole or in part by any party without the prior written consent of the other party hereto, provided that Purchaser may transfer its rights and obligations hereunder (in whole or in part) to any Transferee (and any Transferee may transfer such rights and obligations to any subsequent Transferee) without the prior written consent of the Company. Any such assignment shall be effective upon receipt by the Company of (x) written notice from the transferring Holder stating the name and address of any Transferee and identifying the number of shares of Registrable Securities with respect to which the rights under this Agreement are being transferred and the nature of the rights so transferred and (y) a written agreement in substantially the form attached as Exhibit A hereto from such Transferee to be bound by the applicable terms of this Agreement.

VIII-20

Section 3.6          Counterparts; Execution by Facsimile Signature. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed by facsimile signature(s).

Section 3.7          Remedies.

(a)         Each party hereto acknowledges that monetary damages would not be an adequate remedy in the event that any of the covenants or agreements in this Agreement is not performed in accordance with its terms, and it is therefore agreed that, in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach or threatened breach and enforcing specifically the terms and provisions hereof. Each party hereto agrees not to oppose the granting of such relief in the event a court determines that such a breach has occurred, and to waive any requirement for the securing or posting of any bond in connection with such remedy.

(b)         All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

Section 3.8          Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next Business Day or (iii) one Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the addresses set forth below or such other address or facsimile number as a party may from time to time specify by notice to the other parties hereto:

If to the Company:

Colfax Corporation
8170 Maple Lawn Blvd., Suite 180
Fulton, Maryland 20759
Attention: Lynne Puckett
Fax: (301) 323-9001

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom (UK) LLP
40 Bank Street
London E14 5DS
United Kingdom

VIII-21

Attention:
Scott V. Simpson
James A. McDonald
Fax: +44 20 7072 7183

If to Purchaser:

401 North Michigan, Suite 3100
Chicago, Illinois 60611
Attention: William Bush
Fax: (312) 832-1700

with a copy (which shall not constitute notice) to:

Munger, Tolles & Olson LLP
355 South Grand Avenue, 35th Floor
Los Angeles, California 90071
Attention: Mary Ann Todd & Brett Rodda
Fax: (213) 687-3702

Section 3.9          Governing Law; Consent to Jurisdiction.

(a)         This Agreement shall be governed by the laws of the State of New York.

(b)         Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal or state court located in the Borough of Manhattan in the City of New York, New York in the event any dispute arises out of this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement in any court other than a Federal or state court located in the Borough of Manhattan in the City of New York, New York.

(c)         Each of the parties hereto hereby irrevocably and unconditionally waives trial by jury in any legal action or proceeding in relation to this Agreement and for any counterclaim therein.

[Signature page follows.]

VIII-22

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first written above.

COLFAX CORPORATION

By:
Name:
Title:

BDT CF ACQUISITION VEHICLE, LLC

By:
Name:
Title:

VIII-23

EXHIBIT A

JOINDER

By execution of this Joinder, the undersigned agrees to become a party to that certain Registration Rights Agreement, dated as of __________, 20__ (the “Agreement”), between Colfax Corporation and BDT CF Acquisition Vehicle, LLC. By execution of this Joinder, the undersigned shall have all the rights and shall observe all the obligations of a Holder (as defined in the Agreement) contained in the Agreement.

Name:

Address for Notices:	With Copies to:

Signature:

Date:

VIII-24

ANNEX IX

DATED _________, 20__

REGISTRATION RIGHTS AGREEMENT

BY AND BETWEEN

COLFAX CORPORATION

AND

MITCHELL P. RALES

REGISTRATION RIGHTS AGREEMENT dated as of _________________, 20__, by and between Mr. Mitchell P. Rales (“Purchaser”) and Colfax Corporation, a Delaware corporation (the “Company”).

WHEREAS, the Company and Purchaser have entered into the Securities Purchase Agreement, dated as of September 12, 2011 (as amended, supplemented, restated or otherwise modified from time to time, the “Purchase Agreement”), pursuant to and subject to the terms and conditions of which, among other things, the Company has agreed to sell to Purchaser, and Purchaser has agreed to purchase from the Company, certain shares (the “Common Stock”) of the Company’s common stock par value $0.001 per share; and

WHEREAS, pursuant to the Purchase Agreement, the Company has agreed to provide to Purchaser certain rights as set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations hereinafter set forth, the parties hereto hereby agree as follows:

ARTICLE I DEFINITIONS

Section 1.1            Certain Defined Terms. As used herein, the following terms shall have the following meanings:

“Action”	means any legal, administrative, regulatory or other suit, action, claim, audit, assessment, arbitration or other proceeding, investigation or inquiry.

“Agreement”	means this Registration Rights Agreement as it may be amended, supplemented, restated or modified from time to time

“Beneficial Ownership”
by a Person of any securities includes ownership by any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (i) voting power which includes the power to vote, or to direct the voting of, such security; and/or (ii) investment power which includes the power to dispose, or to direct the disposition, of such security; and shall otherwise be interpreted in accordance with the term “beneficial ownership” as defined in Rule 13d-3 adopted by the SEC under the Exchange Act; provided, that for purposes of determining Beneficial Ownership, in no event will any Person be deemed to Beneficially Own any securities which it has the right to acquire (pursuant to options, warrants, the conversion provisions of other securities or otherwise) unless, and then only to the extent that, such Person shall have actually exercised, or committed to exercise, such right. The term “Beneficially Own” shall have a correlative meaning.

“Business Day”	means any day, other than a Saturday, Sunday or a day on which banking institutions in New York, New York are authorized or obligated to close.

“Capital Stock”
means, with respect to any Person at any time, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital stock, partnership interests (whether general or limited) or equivalent ownership interests in or issued by such Person.

“Closing Date”	has the meaning set forth in the Purchase Agreement.

“Covered Securities”	means any shares of Common Stock,.

“Exchange Act”	means the Securities Exchange Act of 1934, and the rules and regulations promulgated by the SEC from time to time thereunder.

“Governmental Entity”
shall mean any court, administrative agency or commission or other governmental authority or instrumentality, whether federal, state, local or foreign and any applicable industry self-regulatory organization.

“Holders”	means Purchaser and any Transferee of Registrable Securities.

“Holders’ Representative”	means Purchaser or any or any other Holder designated by Purchaser as a Holders’ Representative.

“Issuer Free Writing Prospectus”	means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act, relating to an offer of the Registrable Securities.

“Law”	means any statute, law, code, ordinance, rule or regulation of any Governmental Entity.

“Other Securities”
means Covered Securities or shares of other Capital Stock which are contractually entitled to registration rights or which the Company is registering pursuant to a registration statement covered by this Agreement.

“Person”
means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivisions thereof or any group (within the meaning of Section 13(d)(3) of the Exchange Act) comprised of two or more of the foregoing.

“Prospectus”
means the prospectus included in any Registration Statement (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, any Issuer Free Writing Prospectus related thereto, and all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

“Registrable Securities”
means the Covered Securities, provided, however, that the Covered Securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale by the Holder thereof shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) they shall have been distributed to the public in accordance with Rule 144 under the Securities Act or are able to be sold pursuant to Rule 144 under the Securities Act (or any similar provision then in force, but not Rule 144A) without volume, manner of sale or notice limitations or requirements or (iii) they shall have ceased to be outstanding.

“Registration Statement”
means any registration statement of the Company under the Securities Act which permits the public offering of any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Rule 144”	means Rule 144 under the Securities Act.

“SEC”	means the United States Securities and Exchange Commission.

“Securities Act”	means the U.S. Securities Act of 1933, and the rules and regulations promulgated by the SEC from time to time thereunder.

“Selling Holder”	means each Holder of Registrable Securities included in a registration pursuant to Article II.

“Shelf Registration Statement”
means a Registration Statement of the Company filed with the SEC on either (a) Form S-3 (or any successor form or other appropriate form under the Securities Act) or (b) if the Company is not permitted to file a Registration Statement on Form S-3, an evergreen Registration Statement on Form S-1 (or any successor form or other appropriate form under the Securities Act), in each case for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act covering Registrable Securities. To the extent the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act), a “Shelf Registration Statement” shall be deemed to refer to an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) (an “automatic shelf registration statement”) on Form S-3.

“Stockholders”
means Mr. Steven M. Rales, Markel Corporation and BDT CF Acquisition Vehicle, LLC and any transferee of Other Securities entitled to benefits as a transferee under the registration rights agreements entered into by Mr. Steven M. Rales, Markel Corporation or BDT CF Acquisition Vehicle, LLC, respectively, and the Company on ________, 20__.

“Subsidiary”
shall mean, with respect to any Person, any other Person of which 50% or more of the shares of the voting securities or other voting interests are owned or controlled, or the ability to select or elect 50% or more of the directors or similar managers is held, directly or indirectly, by such first Person or one or more of its Subsidiaries, or by such first Person and one or more of its Subsidiaries.

“Transfer”
means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition.

“Transferee”
means any of (i) the transferee of all or any portion of the Registrable Securities held by Purchaser or (ii) the subsequent transferee of all or any portion of the Registrable Securities held by any Transferee; provided, that no Transferee shall be entitled to any benefits of a Transferee hereunder unless such Transferee executes and delivers to the Company an instrument substantially in the form provided as Exhibit A attached hereto.

Section 1.2           Terms Generally.  The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, unless the context expressly provides otherwise. All references herein to Sections, paragraphs, subparagraphs, clauses, Exhibits or Schedules shall be deemed references to Sections, paragraphs, subparagraphs or clauses of, or Exhibits or Schedules to this Agreement, unless the context requires otherwise. Unless otherwise expressly defined, terms defined in this Agreement have the same meanings when used in any Exhibit or Schedule hereto. Unless otherwise specified, the words “this Agreement”, “herein”, “hereof”, “hereto” and “hereunder” and other words of similar import refer to this Agreement as a whole (including the Schedules and Exhibits) and not to any particular provision of this Agreement. The term “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. Unless expressly stated otherwise, any Law defined or referred to herein means such Law as from time to time amended, modified or supplemented, including by succession of comparable successor Laws and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

ARTICLE II REGISTRATION RIGHTS

Section 2.1         Shelf Registration.

(a)         Subject to the terms and conditions of this Agreement, the Company agrees that no later than the date that is three months after the Closing Date, it shall file with the SEC a Shelf Registration Statement relating to the offer and sale of all of the Registrable Securities by the Holders from time to time in accordance with the methods of distribution elected by such holders and set forth in the Shelf Registration Statement and shall use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act no later than the date that is six months after the Closing Date.

(b)         The Company shall use its reasonable best efforts to keep such Shelf Registration Statement continuously effective under the Securities Act in order to permit the Prospectus forming a part thereof to be usable by Holders until the earlier of (i) the date as of which all Registrable Securities have been sold pursuant to the Shelf Registration Statement or another registration statement filed under the Securities Act (but in no event prior to the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder) and (ii) the date as of which each of the Holders is permitted to sell its Registrable Securities without registration pursuant to Rule 144 under the Securities Act without volume limitation (or a Holder can sell all of its Registrable Securities in a three-month period) or other restrictions on transfer thereunder (such period of effectiveness, the “Shelf Period”).

(c)         The Company shall be entitled to postpone (but not more than twice in any 12-month period), for a reasonable period of time not in excess of 90 days, the filing or initial effectiveness of, or suspend the use of, a Shelf Registration Statement if the Company notifies the Holders’ Representative that, in the good faith judgment of the Board of Directors of the Company, such registration, offering or use would reasonably be expected to materially adversely affect or materially interfere with any bona fide material financing of the Company or any material transaction under consideration by the Company or would require the disclosure of information that has not been, and is not otherwise required to be, disclosed to the public, the premature disclosure of which would materially adversely affect the Company.

(d)         If any of the Registrable Securities to be sold pursuant to a Shelf Registration Statement are to be sold in a firm commitment underwritten offering, and the managing underwriter(s) of such underwritten offering advise the Holders in writing that it is their good faith opinion that the total number or dollar amount of Registrable Securities proposed to be sold in such offering, together with any Other Securities proposed to be included by holders thereof which are entitled to include securities in such Registration Statement, exceeds the total number or dollar amount of such securities that can be sold without having an adverse effect on the price, timing or distribution of the Registrable Securities to be so included together with all such Other Securities, then there shall be included in such firm commitment underwritten offering the number or dollar amount of Registrable Securities and such Other Securities that in the opinion of such managing underwriter(s) can be sold without so adversely affecting such offering, and such number of Registrable Securities and Other Securities shall be allocated for inclusion as follows:

(i)      first, the Registrable Securities for which inclusion in such underwritten offering was requested by the Holders and any Other Securities proposed to be included by the Stockholders, pro rata (if applicable), based on the number of Registrable Securities Beneficially Owned by each such Holder and any Other Securities Beneficially Owned by each such Stockholder until all such securities have been allocated for inclusion; and

(ii)     second, among any other holders of Other Securities, pro rata, based on the number of Other Securities Beneficially Owned by each such holder of Other Securities.

(e)         The Holders’ Representative shall have the right to notify the Company that it has determined that the Shelf Registration Statement be abandoned or withdrawn, in which event the Company shall promptly abandon or withdraw such Shelf Registration Statement.

Section 2.2         Demand Registrations.

(a)         If, following the date hereof, the Company is unable to file, cause to be effective or maintain the effectiveness of a Shelf Registration Statement as required under Section 2.1, the Holders' Representative shall have the right by delivering a written notice to the Company (a "Demand Notice") to require the Company to, pursuant to the terms of this Agreement, register under and in accordance with the provisions of the Securities Act the number of Registrable Securities Beneficially Owned by any Holders and requested by such Demand Notice to be so registered (a "Demand Registration"); provided, however, that if a Demand Notice is made in respect of a number of Registrable Securities that is less than all of the Registrable Securities Beneficially Owned by any Holders, then the sale of the Registrable Securities requested to be registered by the Holders' Representative must be reasonably expected to result in aggregate gross cash proceeds in excess of $50,000,000 (without regard to any underwriting discount or commission). A Demand Notice shall also specify the expected method or methods of disposition of the applicable Registrable Securities. Following receipt of a Demand Notice, the Company shall use its reasonable best efforts to file, as promptly as reasonably practicable, but not later than 45 days after receipt by the Company of such Demand Notice (subject to paragraph (d) of this Section 2.2), a Registration Statement relating to the offer and sale of the Registrable Securities requested to be included therein by the Holders thereof in accordance with the methods of distribution elected by such Holders (a "Demand Registration Statement") and shall use its reasonable best efforts to cause such Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof.

(b)         If any of the Registrable Securities registered pursuant to a Demand Registration are to be sold in a firm commitment underwritten offering, and the managing underwriter(s) of such underwritten offering advise the Holders in writing that it is their good faith opinion that the total number or dollar amount of Registrable Securities proposed to be sold in such offering, together with any Other Securities proposed to be included by holders thereof which are entitled to include securities in such Registration Statement, exceeds the total number or dollar amount of such securities that can be sold without having an adverse effect on the price, timing or distribution of the Registrable Securities to be so included together with all such Other Securities, then there shall be included in such firm commitment underwritten offering the number or dollar amount of Registrable Securities and such Other Securities that in the opinion of such managing underwriter(s) can be sold without so adversely affecting such offering, and such number of Registrable Securities and Other Securities shall be allocated for inclusion as follows:

(i)      first, the Registrable Securities for which inclusion in such underwritten offering was requested by the Holders and any Other Securities proposed to be included by the Stockholders, pro rata (if applicable), based on the number of Registrable Securities Beneficially Owned by each such Holder and any Other Securities Beneficially Owned by each such Stockholder until all such securities have been allocated for inclusion; and

(ii)     second, among any other holders of Other Securities, pro rata, based on the number of Other Securities Beneficially Owned by each such holder of Other Securities.

(c)         In the event of a Demand Registration, the Company shall be required to maintain the continuous effectiveness of the applicable Registration Statement for a period of at least 180 days after the effective date thereof or such shorter period in which all Registrable Securities included in such Registration Statement have actually been sold.

(d)         The Company shall be entitled to postpone (but not more than twice in any 12-month period), for a reasonable period of time not in excess of 90 days, the filing or initial effectiveness of, or suspend the use of, a Demand Registration Statement if the Company delivers to the Holders' Representative a certificate signed by both the Chief Executive Officer and Chief Financial Officer of the Company certifying that, in the good faith judgment of the Board of Directors of the Company, such registration, offering or use would reasonably be expected to materially adversely affect or materially interfere with any bona fide material financing of the Company or any material transaction under consideration by the Company or would require the disclosure of information that has not been, and is not otherwise required to be, disclosed to the public, the premature disclosure of which would materially adversely affect the Company. Such certificate shall contain a statement of the reasons for such postponement or suspension and an approximation of the anticipated delay.

(e)         The Holders' Representative shall have the right to notify the Company that it has determined that the Registration Statement relating to a Demand Registration be abandoned or withdrawn, in which event the Company shall promptly abandon or withdraw such Registration Statement

Section 2.3         Piggyback Registrations

(a)         If, other than pursuant to Section 2.1 and Section 2.2, the Company proposes or is required to file a registration statement under the Securities Act with respect to an offering of Common Stock or any other of the Company’s equity securities or securities convertible into or exchangeable or exercisable for any of the Company’s equity securities, whether for sale for its own account or for the account of another Person (other than a registration statement (i) on Form S-4, Form S-8 or any successor forms thereto or (ii) filed solely in connection with any employee benefit or dividend reinvestment plan), then the Company shall give prompt written notice of such proposed filing at least 30 days before the anticipated filing date (the “Piggyback Notice”) to the Holders. The Piggyback Notice shall offer the Holder the opportunity to include in such registration statement the number of Registrable Securities (for purposes of this Section 2.3, “Registrable Securities” shall be deemed to mean solely securities of the same type and class as those proposed to be offered by the Company for its own account) as they may request (a “Piggyback Registration”). Subject to Section 2.3(b) hereof, the Company shall include in each such Piggyback Registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 10 days after notice has been given to the Holders. The Holders shall be permitted to withdraw all or part of the Registrable Securities from a Piggyback Registration at any time at least 5 Business Days prior to the effective date of the Registration Statement relating to such Piggyback Registration.

(b)         If any of the securities to be registered pursuant to the registration giving rise to the Holders’ rights under this Section 2.3 are to be sold in an underwritten offering, the Holders shall be permitted to include all Registrable Securities requested to be included in such registration in such offering on the same terms and conditions as any other shares of Capital Stock, if any, of the Company included therein; provided, however, that if such offering involves a firm commitment underwritten offering and the managing underwriter(s) of such underwritten offering advise the Company in writing that it is their good faith opinion that the total amount of Registrable Securities requested to be so included, together with all Other Securities that the Company and any other Persons having rights to participate in such registration intend to include in such offering, exceeds the total number or dollar amount of such securities that can be sold without having an adverse effect on the price, timing or distribution of the Registrable Securities to be so included together with all Other Securities, then there shall be included in such firm commitment underwritten offering the number or dollar amount of Registrable Securities and such Other Securities that in the opinion of such managing underwriter(s) can be sold without so adversely affecting such offering, and such number of Registrable Securities and Other Securities shall be allocated for inclusion as follows:

(i)      first, all Other Securities being sold by the Stockholders or by any Person (other than a Holder) exercising a contractual right to demand registration until all such Other Securities have been allocated for inclusion;

(ii)     second, all Registrable Securities requested to be included by the Holders and any Other Securities proposed to be included by the Stockholders (other than a Stockholder selling Other Securities under (i)Section 2.3(b)(i)), pro rata (if applicable), based on the number of Registrable Securities Beneficially Owned by each such Holder and any Other Securities Beneficially Owned by each such Stockholder until all such Registrable Securities have been allocated for inclusion; and

(iii)    third, among any other holders of Other Securities requesting such registration, pro rata, based on the number of Other Securities Beneficially Owned by each such holder of Other Securities.

Section 2.4          Shelf Take-Downs. At any time that a Shelf Registration Statement covering Registrable Securities pursuant to Section 2.1, Section 2.2 or Section 2.3 is effective, if the Holders’ Representative delivers a notice to the Company (a “Shelf Take-Down Notice”) stating that one or more of the Holders intends to effect an underwritten offering of all or part of the Registrable Securities included by the Holders on the Shelf Registration Statement (a “Shelf Underwritten Offering”) or any other offering of such securities and stating the number of the Registrable Securities to be included in such Shelf Underwritten Offering or other offering, then the Company shall amend or supplement the Shelf Registration Statement as may be necessary in order to enable such Registrable Securities and Other Securities, as the case may be, to be distributed pursuant to the Shelf Underwritten Offering (taking into account the inclusion of Other Securities by any other holders pursuant to this Section 2.4) or other offering. In connection with any Shelf Underwritten Offering, the Company shall also deliver the Shelf Take-Down Notice to all other holders whose securities are included on such Shelf Registration Statement and permit each holder to include its Other Securities included on the shelf registration statement in the Shelf Underwritten Offering if such other holder notifies the Proposing Holder and the Company within 5 Business Days after delivery of the Shelf Take-Down Notice to such other holder; and in the event that the managing underwriter(s) have informed the Company in writing that it is their good faith opinion that the total amount of Registrable Securities requested to be so included in such Shelf Underwritten Offering, together with all Other Securities that the Company and any other Persons having rights to participate in such Shelf Underwritten Offering exceeds the total number or dollar amount of such securities that can be included in such Shelf Underwritten Offering without having an adverse effect on the price, timing or distribution of the securities proposed to be included in such Shelf Underwritten Offering, then there shall be included in such Shelf Underwritten Offering the number or dollar amount of such securities that in the opinion of such managing underwriter(s) can be sold without so adversely affecting such offering, and such number of Registrable Securities and Other Securities shall be allocated (A) if the applicable Registration Statement was filed pursuant to Section 2.1, then in accordance with Section 2.1(d); and (B) if the applicable Shelf Registration Statement was filed pursuant to Section 2.3, then in accordance with Section 2.3(b).

Section 2.5          Lock-Up Agreements.

(a)         Each Holder agrees, in connection with any underwritten offering made pursuant to a Registration Statement filed pursuant to this Article II in which such Holder has elected to include Registrable Securities, or, solely as to the Stockholders, which underwritten offering is being effected by the Stockholders for their own account, if requested (pursuant to a written notice) by the managing underwriter(s) not to effect any public sale or distribution of any common equity securities of the Company (or securities convertible into or exchangeable or exercisable for such common equity securities) (except as part of such underwritten offering) during such period as the managing underwriter(s) shall advise is customary in underwritten offerings (not to exceed 180 days); provided, that the Holders shall only be so bound so long as and to the extent that any other stockholder having registration rights with respect to the securities of the Company is similarly bound.

Section 2.6          Registration Procedures. If and whenever the Company is required to use its reasonable best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Article II, the Company shall effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall cooperate in the sale of the securities and shall, as expeditiously as possible:

(a)         Prepare and file with the SEC a Registration Statement or Registration Statements on such form which shall be available for the sale of the Registrable Securities by the Holders or the Company in accordance with the intended method or methods of distribution thereof, and use its reasonable best efforts to cause such Registration Statement to become effective and to remain effective as provided (and subject to the exceptions set forth) herein; provided, however, that before filing a Registration Statement or Prospectus (including any Issuer Free Writing Prospectus related thereto) or any amendments or supplements thereto (including documents that would be incorporated or deemed to be incorporated therein by reference), the Company shall furnish or otherwise make available to the Selling Holders, their counsel and the managing underwriter(s), if any, copies of all such documents proposed to be filed and shall reasonably consider any comments thereto from the Selling Holders and their counsel.

(b)         Prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective during the period provided herein and comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement, and cause the related Prospectus to be supplemented by any Prospectus supplement or Issuer Free Writing Prospectus as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the securities covered by such Registration Statement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act.

(c)         Notify each Selling Holder and the managing underwriter(s), if any, promptly, and (if requested by any such Person) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any other Governmental Entity for amendments or supplements to a Registration Statement or related Prospectus or Issuer Free Writing Prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose and (v) of the happening of any event, or the existence of any facts or circumstance, in each case that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference or any Issuer Free Writing Prospectus related thereto untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus, documents or Issuer Free Writing Prospectus so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and that in the case of any Prospectus or Issuer Free Writing Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d)         Use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the reasonably earliest practical date.

(e)         If requested by the managing underwriter(s), if any, or the Holders of a majority of the Registrable Securities being sold in connection with an underwritten offering, promptly include in a Prospectus supplement, post-effective amendment or Issuer Free Writing Prospectus such information as the managing underwriter(s), if any, or such Holders may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such Prospectus supplement, such post-effective amendment or Issuer Free Writing Prospectus as soon as practicable after the Company has received such request.

(f)          Furnish or make available to each Selling Holder, and each managing underwriter, if any, without charge, such number of conformed copies of the Registration Statement and each post-effective amendment thereto, including financial statements (but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits, unless requested in writing by such Holder, counsel or managing underwriter(s)), and such other documents, as such Holders or such managing underwriter(s) may reasonably request, and upon request a copy of any and all transmittal letters or other correspondence to or received from, the SEC or any other Governmental Entity relating to such offering.

(g)         Deliver to each Selling Holder, and the managing underwriter(s), if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of Prospectus and any Issuer Free Writing Prospectus related to any such Prospectuses) and each amendment or supplement thereto as such Persons may reasonably request in connection with the distribution of the Registrable Securities; and the Company, subject to the last paragraph of this Section 2.6, hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the Selling Holders and the managing underwriter(s), if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any such amendment or supplement thereto.

(h)         Prior to any public offering of Registrable Securities, use its reasonable best efforts to register or qualify or cooperate with the Selling Holders, the managing underwriter(s), if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or “Blue Sky” laws of such jurisdictions within the United States as any seller or managing underwriter(s) reasonably requests in writing and to keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and to take any other action that may be necessary or advisable to enable such Selling Holders to consummate the disposition of such Registrable Securities in such jurisdiction; provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject.

(i)          Cooperate with the Selling Holders and the managing underwriter(s), if any, to facilitate the preparation and delivery of certificates (not bearing any legends) representing Registrable Securities to be sold after receiving written representations from each Selling Holder that the Registrable Securities represented by the certificates so delivered by such Selling Holder will be transferred in accordance with the Registration Statement, and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriter(s), if any, or the Selling Holders may request at least 2 Business Days prior to any sale of Registrable Securities.

(j)          Upon the occurrence of any event contemplated by Section 2.6(c)(ii), (c)(iii), (c)(iv) or (c)(v) above, prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference or an Issuer Free Writing Prospectus related thereto, or file any other required document so that, as thereafter delivered to the Selling Holders, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(k)         Use its reasonable best efforts to cause all shares of Registrable Securities covered by such Registration Statement to be authorized to be listed on each national securities exchange, if any, on which similar securities issued by the Company are then listed.

(l)          Enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other actions reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith or by the managing underwriter(s), if any, to expedite or facilitate the disposition of such Registrable Securities, and in connection therewith, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, (i) make such representations and warranties to the Selling Holders and the managing underwriter(s), if any, with respect to the business of the Company and its subsidiaries, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers in underwritten offerings, and, if true, confirm the same if and when requested, (ii) use its reasonable best efforts to furnish to the Selling Holders of such Registrable Securities customary opinions of counsel to the Company and updates thereof, addressed to each of the managing underwriter(s), if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such counsel and managing underwriter(s), (iii) use its reasonable best efforts to obtain “cold comfort” letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any Subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement) who have certified the financial statements included in such Registration Statement, addressed to each of the managing underwriter(s), if any, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings, (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures substantially to the effect set forth in Section 2.7 hereof with respect to all parties to be indemnified pursuant to said Section except as otherwise agreed by the Holders of a majority of the Registrable Securities being sold in connection therewith and the managing underwriter(s) and (v) deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith, their counsel and the managing underwriter(s), if any, to evidence the continued validity of the representations and warranties made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

(m)         Upon execution of a customary confidentiality agreement, make available for inspection by a representative of the Selling Holders, the managing underwriter(s), if any, and any attorneys or accountants retained by such Selling Holders or managing underwriter(s), at the offices where normally kept, during reasonable business hours, financial and other records, pertinent corporate documents and properties of the Company and its Subsidiaries, and cause the officers, directors and employees of the Company and its Subsidiaries to supply all information in each case reasonably requested by any such representative, managing underwriter(s), attorney or accountant in connection with such Registration Statement.

(n)         Otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC and any applicable national securities exchange, and make available to its security holders, as soon as reasonably practicable (but not more than 18 months) after the effective date of the registration statement, an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act.

The Company may require each Selling Holder to furnish to the Company in writing such information required in connection with such registration regarding such Selling Holder and the distribution of such Registrable Securities as the Company may, from time to time, reasonably request in writing and the Company may exclude from such registration the Registrable Securities of any Selling Holder who unreasonably fails to furnish such information within a reasonable time after receiving such request.

Each Selling Holder agrees that, upon receipt of any notice from the Company of (x) the happening of any event of the kind described in Section 2.6(c)(ii), (c)(iii), (c)(iv) or (c)(v) hereof, or (y) that the Company is suspending use of a Registration Statement as permitted by Section 2 hereof, such Holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 2.6(j) hereof, or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus; provided, however, in the case of (y) above that the Company shall extend the time periods under Section 2.2 and 2.3 with respect to the length of time that the effectiveness of a Registration Statement must be maintained by the amount of time the Holder is required to discontinue disposition of such securities.

Section 2.7          Indemnification.

(a)         Indemnification by the Company. The Company shall indemnify and hold harmless, to the fullest extent permitted by Law, each Selling Holder whose Registrable Securities are covered by a Registration Statement or Prospectus, the officers, directors and employees of each of them, each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) each such Selling Holder and the officers, directors and employees of each such controlling person, each underwriter (including any Holder that is deemed to be an underwriter pursuant to any SEC comments or policies), if any, and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such underwriter (collectively, “Holder Indemnitees”), from and against any and all losses, claims, damages, liabilities, expenses (including, without limitation, costs of preparation and reasonable attorneys’ fees and any other reasonable fees or expenses incurred by such party in connection with any investigation or Action), judgments, fines, penalties, charges and amounts paid in settlement (collectively, “Losses”), as incurred, arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any applicable Registration Statement (or in any preliminary or final Prospectus contained therein, any document incorporated by reference therein or Issuer Free Writing Prospectus related thereto) or any amendment of or supplement to any of the foregoing or other document incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein (in the case of a final or preliminary Prospectus, in light of the circumstances under which they were made) a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that the Company will not be liable to a Selling Holder or underwriter in any such case to the extent that any such Loss arises out of or is based on any untrue statement or omission by such Selling Holder or underwriter, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement (or in any preliminary or final Prospectus contained therein, any document incorporated by reference therein or Issuer Free Writing Prospectus related thereto), offering circular, amendment of or supplement to any of the foregoing or other document in reliance upon and in conformity with written information furnished to the Company by such Selling Holder or underwriter specifically for inclusion in such document. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Holder Indemnitee or any other Holder and shall survive the transfer of such securities. The foregoing indemnity agreement is in addition to any liability that the Company may otherwise have to each Holder Indemnitee.

(b)         Indemnification by Selling Holders. In connection with any Registration Statement in which a Selling Holder is participating by registering Registrable Securities, such Selling Holder shall furnish to the Company in writing such information as the Company reasonably requests specifically for use in connection with any Registration Statement or Prospectus and agrees to indemnify and hold harmless, to the fullest extent permitted by Law, severally and not jointly, the Company, the officers, directors and employees of the Company, and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company, and each underwriter, if any, and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such underwriter (collectively, “Company Indemnitees”), from and against all Losses, as incurred, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement (or in any preliminary or final Prospectus contained therein, any document incorporated by reference therein or Issuer Free Writing Prospectus related thereto) or any other offering circular or any amendment of or supplement to any of the foregoing or any other document incident to such registration, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a final or preliminary Prospectus, in light of the circumstances under which they were made) not misleading, in each case solely to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement (or in any preliminary or final Prospectus contained therein, any document incorporated by reference therein or Issuer Free Writing Prospectus related thereto), offering circular, or any amendment of or supplement to any of the foregoing or other document in reliance upon and in conformity with written information furnished to the Company by such Selling Holder expressly for inclusion in such document; and provided, however, that the liability of each Selling Holder hereunder shall be limited to the net proceeds received by such Selling Holder from the sale of Registrable Securities covered by such Registration Statement.

(c)         Conduct of Indemnification Proceedings. If any Person shall be entitled to indemnity hereunder (an “indemnified party”), such indemnified party shall give prompt notice to the party from which such indemnity is sought (the “indemnifying party”) of any claim or of the commencement of any Action with respect to which such indemnified party seeks indemnification or contribution pursuant hereto; provided, however, that the delay or failure to so notify the indemnifying party shall not relieve the indemnifying party from any obligation or liability except to the extent that the indemnifying party has been actually prejudiced by such delay or failure. The indemnifying party shall have the right, exercisable by giving written notice to an indemnified party promptly after the receipt of written notice from such indemnified party of such claim or Action, to assume, at the indemnifying party’s expense, the defense of any such Action, with counsel reasonably satisfactory to such indemnified party; provided, however, that an indemnified party shall have the right to employ separate counsel in any such Action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the indemnifying party agrees to pay such fees and expenses; (ii) the indemnifying party fails promptly to assume, or in the event of a conflict of interest cannot assume, the defense of such Action or fails to employ counsel reasonably satisfactory to such indemnified party, in which case the indemnified party shall also have the right to employ counsel and to assume the defense of such Action; or (iii) in the indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such Action; provided, further, however, that the indemnifying party shall not, in connection with any one such Action or separate but substantially similar or related Actions in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (together with appropriate local counsel) at any time for all of the indemnified parties, or for fees and expenses that are not reasonable. Whether or not such defense is assumed by the indemnifying party, such indemnified party will not be subject to any liability for any settlement made without its consent. The indemnifying party shall not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by all claimants or plaintiffs to such indemnified party of a release, in form and substance reasonably satisfactory to the indemnified party, from all liability in respect of such claim or litigation.

(d)         Contribution.

(i)      If the indemnification provided for in this Section 2.7 is unavailable to an indemnified party in respect of any Losses (other than in accordance with its terms), then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party, on the one hand, and indemnified party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission.

(ii)      The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.7(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding anything to the contrary contained in this Section 2.7(d), an indemnifying party that is a Selling Holder shall not be required to contribute any amount in excess of the amount by which the net proceeds from the sale of the Registrable Securities sold by such indemnifying party exceeds the amount of any damages that such indemnifying party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

Section 2.8          Rule 144; Rule 144A. The Company covenants that it will file the reports required to be filed by it under the Exchange Act (or, if the Company is not required to file such reports, it will, upon the request of any Holder, make publicly available other information so long as necessary to permit sales pursuant to Rule 144 or 144A under the Securities Act), and at any time it is not registered under the Exchange Act, it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 or 144A under the Securities Act, as such Rules may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC.

Section 2.9          Underwritten Registrations.

(a)         No Person may participate in any underwritten registration hereunder unless such Person (i) agrees to sell the Registrable Securities or Other Securities it desires to have covered by the registration on the basis provided in any underwriting arrangements in customary form and (ii) completes and executes all reasonable and customary questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

Section 2.10        Registration Expenses. The Company shall pay all fees and expenses incident to the performance of or compliance with its obligations under this Article II, including (i) all registration and filing fees (including fees and expenses (A) with respect to filings required to be made with all applicable securities exchanges and/or the Financial Industry Regulatory Authority and (B) of compliance with securities or Blue Sky laws including any fees and disbursements of counsel for the underwriter(s) in connection with Blue Sky qualifications of the Registrable Securities pursuant to Section 2.6(h)), (ii) printing expenses (including expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses if the printing of Prospectuses is requested by the managing underwriter(s), if any), (iii) messenger, telephone and delivery expenses of the Company, (iv) fees and disbursements of counsel for the Company, (v) expenses of the Company incurred in connection with any road show, (vi) fees and disbursements of all independent certified public accountants (including, without limitation, the expenses of any “cold comfort” letters required by this Agreement) and any other persons, including special experts retained by the Company, and (vii) the reasonable fees and disbursements of one counsel for the Selling Holders as a group (such counsel to be selected by the Company) in connection with transactions covered by this Agreement in which the Selling Holders participate. For the avoidance of doubt, the Company shall not pay any other expenses of Selling Holders or underwriting commissions attributable to securities sold by any Selling Holder in an underwritten offering. In addition, the Company shall bear all of its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange on which similar securities issued by the Company are then listed and rating agency fees and the fees and expenses of any Person, including special experts, retained by the Company.

ARTICLE III MISCELLANEOUS

Section 3.1           Termination. This Agreement shall terminate upon the later of the expiration of the Shelf Period and such time as there are no Registrable Securities, except for the provisions of Section 2.7, 2.8, 2.10 and this Article III, which shall survive such termination.

Section 3.2           Amendment and Waiver. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Company and Purchaser (or, in the case of an amendment at any time when Purchaser is not the sole Holder, signed on behalf of each of (i) the Company and (ii) the Holders of a majority of the aggregate number of Registrable Securities then held by all Holders). Any party hereto may waive any right of such party hereunder only by an instrument in writing signed by such party and delivered to the other parties (or, in the case of a waiver of any rights of the Holders at any time when Purchaser is not the sole Holder, by an instrument in writing signed by the Holders of a majority of the aggregate number of Registrable Securities then held by all Holders and delivered to the Company and the Holders’ Representative). The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

Section 3.3           Severability. If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement shall not be affected and shall remain in full force and effect.

Section 3.4           Entire Agreement. Except as otherwise expressly set forth herein, this Agreement and the Purchase Agreement, together with the several agreements and other documents and instruments referred to herein or therein or annexed hereto or thereto, embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way.

Section 3.5           Successors and Assigns. Neither this Agreement nor any right or obligation hereunder is assignable in whole or in part by any party without the prior written consent of the other party hereto, provided that Purchaser may transfer its rights and obligations hereunder (in whole or in part) to any Transferee (and any Transferee may transfer such rights and obligations to any subsequent Transferee) without the prior written consent of the Company. Any such assignment shall be effective upon receipt by the Company of (x) written notice from the transferring Holder stating the name and address of any Transferee and identifying the number of shares of Registrable Securities with respect to which the rights under this Agreement are being transferred and the nature of the rights so transferred and (y) a written agreement in substantially the form attached as Exhibit A hereto from such Transferee to be bound by the applicable terms of this Agreement.

Section 3.6          Counterparts; Execution by Facsimile Signature. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed by facsimile signature(s).

Section 3.7          Remedies.

(a)         Each party hereto acknowledges that monetary damages would not be an adequate remedy in the event that any of the covenants or agreements in this Agreement is not performed in accordance with its terms, and it is therefore agreed that, in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach or threatened breach and enforcing specifically the terms and provisions hereof. Each party hereto agrees not to oppose the granting of such relief in the event a court determines that such a breach has occurred, and to waive any requirement for the securing or posting of any bond in connection with such remedy.

(b)         All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

Section 3.8          Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next Business Day or (iii) one Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the addresses set forth below or such other address or facsimile number as a party may from time to time specify by notice to the other parties hereto:

If to the Company:

Colfax Corporation 8170 Maple Lawn Blvd, Suite 180 Fulton, MD 20759 Attention: A. Lynne Puckett

Fax: (818) 225-4055

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom (UK) LLP
40 Bank Street
London E14 5DS
United Kingdom

Attention:
Scott V. Simpson
James A. McDonald
Fax: +44 20 7072 7183

If to Purchaser:

DLA Piper LLP (US) 6225 Smith Avenue Baltimore, Maryland 21209 Attention: Jason Harmon Fax: +1 410.580.3170

Section 3.9          Governing Law; Consent to Jurisdiction.

(a)         This Agreement shall be governed by the laws of the State of New York.

(b)         Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal or state court located in the Borough of Manhattan in the City of New York, New York in the event any dispute arises out of this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement in any court other than a Federal or state court located in the Borough of Manhattan in the City of New York, New York.

(c)         Each of the parties hereto hereby irrevocably and unconditionally waives trial by jury in any legal action or proceeding in relation to this Agreement and for any counterclaim therein.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first written above.

COLFAX CORPORATION

By:
Name:
Title:

MITCHELL P. RALES

EXHIBIT A

JOINDER

By execution of this Joinder, the undersigned agrees to become a party to that certain Registration Rights Agreement, dated as of ___________, 20__ (the “Agreement”), between Colfax Corporation and Mitchell P. Rales. By execution of this Joinder, the undersigned shall have all the rights and shall observe all the obligations of a Holder (as defined in the Agreement) contained in the Agreement.

Name:

Address for Notices:	With Copies to:

Signature:

Date:

Annex X

DATED __________, 20__

REGISTRATION RIGHTS AGREEMENT

BY AND BETWEEN

COLFAX CORPORATION

AND

STEVEN M. RALES

REGISTRATION RIGHTS AGREEMENT dated as of _________________, 20__, by and between Mr. Steven M. Rales (“Purchaser”) and Colfax Corporation, a Delaware corporation (the “Company”).

WHEREAS, the Company and Purchaser have entered into the Securities Purchase Agreement, dated as of September 12, 2011 (as amended, supplemented, restated or otherwise modified from time to time, the “Purchase Agreement”), pursuant to and subject to the terms and conditions of which, among other things, the Company has agreed to sell to Purchaser, and Purchaser has agreed to purchase from the Company, certain shares (the “Common Stock”) of the Company’s common stock par value $0.001 per share; and

WHEREAS, pursuant to the Purchase Agreement, the Company has agreed to provide to Purchaser certain rights as set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations hereinafter set forth, the parties hereto hereby agree as follows:

ARTICLE I DEFINITIONS

Section 1.1           Certain Defined Terms.  As used herein, the following terms shall have the following meanings:

“Action”	means any legal, administrative, regulatory or other suit, action, claim, audit, assessment, arbitration or other proceeding, investigation or inquiry.

“Agreement”	means this Registration Rights Agreement as it may be amended, supplemented, restated or modified from time to time

“Beneficial Ownership”
by a Person of any securities includes ownership by any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (i) voting power which includes the power to vote, or to direct the voting of, such security; and/or (ii) investment power which includes the power to dispose, or to direct the disposition, of such security; and shall otherwise be interpreted in accordance with the term “beneficial ownership” as defined in Rule 13d-3 adopted by the SEC under the Exchange Act; provided, that for purposes of determining Beneficial Ownership, in no event will any Person be deemed to Beneficially Own any securities which it has the right to acquire (pursuant to options, warrants, the conversion provisions of other securities or otherwise) unless, and then only to the extent that, such Person shall have actually exercised, or committed to exercise, such right. The term “Beneficially Own” shall have a correlative meaning.

“Business Day”	means any day, other than a Saturday, Sunday or a day on which banking institutions in New York, New York are authorized or obligated to close.

“Capital Stock”
means, with respect to any Person at any time, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital stock, partnership interests (whether general or limited) or equivalent ownership interests in or issued by such Person.

“Closing Date”	has the meaning set forth in the Purchase Agreement.

“Covered Securities”	means any shares of Common Stock.

“Exchange Act”	means the Securities Exchange Act of 1934, and the rules and regulations promulgated by the SEC from time to time thereunder.

“Governmental Entity”
shall mean any court, administrative agency or commission or other governmental authority or instrumentality, whether federal, state, local or foreign and any applicable industry self-regulatory organization.

“Holders”	means Purchaser and any Transferee of Registrable Securities.

“Holders’ Representative”	means Purchaser or any or any other Holder designated by Purchaser as a Holders’ Representative.

“Issuer Free Writing Prospectus”	means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act, relating to an offer of the Registrable Securities.

“Law”	means any statute, law, code, ordinance, rule or regulation of any Governmental Entity.

“Other Securities”
means Covered Securities or shares of other Capital Stock which are contractually entitled to registration rights or which the Company is registering pursuant to a registration statement covered by this Agreement.

“Person”
means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivisions thereof or any group (within the meaning of Section 13(d)(3) of the Exchange Act) comprised of two or more of the foregoing.

“Prospectus”
means the prospectus included in any Registration Statement (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, any Issuer Free Writing Prospectus related thereto, and all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

“Registrable Securities”
means the Covered Securities, provided, however, that the Covered Securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale by the Holder thereof shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) they shall have been distributed to the public in accordance with Rule 144 under the Securities Act or are able to be sold pursuant to Rule 144 under the Securities Act (or any similar provision then in force, but not Rule 144A) without volume, manner of sale or notice limitations or requirements or (iii) they shall have ceased to be outstanding.

“Registration Statement”
means any registration statement of the Company under the Securities Act which permits the public offering of any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Rule 144”	means Rule 144 under the Securities Act.

“SEC”	means the United States Securities and Exchange Commission.

“Securities Act”	means the U.S. Securities Act of 1933, and the rules and regulations promulgated by the SEC from time to time thereunder.

“Selling Holder”	means each Holder of Registrable Securities included in a registration pursuant to Article II.

“Shelf Registration Statement”
means a Registration Statement of the Company filed with the SEC on either (a) Form S-3 (or any successor form or other appropriate form under the Securities Act) or (b) if the Company is not permitted to file a Registration Statement on Form S-3, an evergreen Registration Statement on Form S-1 (or any successor form or other appropriate form under the Securities Act), in each case for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act covering Registrable Securities. To the extent the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act), a “Shelf Registration Statement” shall be deemed to refer to an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) (an “automatic shelf registration statement”) on Form S-3.

“Stockholders”
means Mr. Mitchell P. Rales, Markel Corporation and BDT CF Acquisition Vehicle, LLC and any transferee of Other Securities entitled to benefits as a transferee under the registration rights agreements entered into by Mr. Mitchell P. Rales, Markel Corporation or BDT CF Acquisition Vehicle, LLC, respectively, and the Company on __________, 20__.

“Subsidiary”
shall mean, with respect to any Person, any other Person of which 50% or more of the shares of the voting securities or other voting interests are owned or controlled, or the ability to select or elect 50% or more of the directors or similar managers is held, directly or indirectly, by such first Person or one or more of its Subsidiaries, or by such first Person and one or more of its Subsidiaries.

“Transfer”
means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition.

“Transferee”
means any of (i) the transferee of all or any portion of the Registrable Securities held by Purchaser or (ii) the subsequent transferee of all or any portion of the Registrable Securities held by any Transferee; provided, that no Transferee shall be entitled to any benefits of a Transferee hereunder unless such Transferee executes and delivers to the Company an instrument substantially in the form provided as Exhibit A attached hereto.

Section 1.2           Terms Generally. The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, unless the context expressly provides otherwise. All references herein to Sections, paragraphs, subparagraphs, clauses, Exhibits or Schedules shall be deemed references to Sections, paragraphs, subparagraphs or clauses of, or Exhibits or Schedules to this Agreement, unless the context requires otherwise. Unless otherwise expressly defined, terms defined in this Agreement have the same meanings when used in any Exhibit or Schedule hereto. Unless otherwise specified, the words “this Agreement”, “herein”, “hereof”, “hereto” and “hereunder” and other words of similar import refer to this Agreement as a whole (including the Schedules and Exhibits) and not to any particular provision of this Agreement. The term “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. Unless expressly stated otherwise, any Law defined or referred to herein means such Law as from time to time amended, modified or supplemented, including by succession of comparable successor Laws and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

ARTICLE II REGISTRATION RIGHTS

Section 2.1           Shelf Registration.

(a)         Subject to the terms and conditions of this Agreement, the Company agrees that no later than the date that is three months after the Closing Date, it shall file with the SEC a Shelf Registration Statement relating to the offer and sale of all of the Registrable Securities by the Holders from time to time in accordance with the methods of distribution elected by such holders and set forth in the Shelf Registration Statement and shall use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act no later than the date that is six months after the Closing Date.

(b)         The Company shall use its reasonable best efforts to keep such Shelf Registration Statement continuously effective under the Securities Act in order to permit the Prospectus forming a part thereof to be usable by Holders until the earlier of (i) the date as of which all Registrable Securities have been sold pursuant to the Shelf Registration Statement or another registration statement filed under the Securities Act (but in no event prior to the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder) and (ii) the date as of which each of the Holders is permitted to sell its Registrable Securities without registration pursuant to Rule 144 under the Securities Act without volume limitation (or a Holder can sell all of its Registrable Securities in a three-month period) or other restrictions on transfer thereunder (such period of effectiveness, the “Shelf Period”).

(c)         The Company shall be entitled to postpone (but not more than twice in any 12-month period), for a reasonable period of time not in excess of 90 days, the filing or initial effectiveness of, or suspend the use of, a Shelf Registration Statement if the Company notifies the Holders’ Representative that, in the good faith judgment of the Board of Directors of the Company, such registration, offering or use would reasonably be expected to materially adversely affect or materially interfere with any bona fide material financing of the Company or any material transaction under consideration by the Company or would require the disclosure of information that has not been, and is not otherwise required to be, disclosed to the public, the premature disclosure of which would materially adversely affect the Company.

(d)         If any of the Registrable Securities to be sold pursuant to a Shelf Registration Statement are to be sold in a firm commitment underwritten offering, and the managing underwriter(s) of such underwritten offering advise the Holders in writing that it is their good faith opinion that the total number or dollar amount of Registrable Securities proposed to be sold in such offering, together with any Other Securities proposed to be included by holders thereof which are entitled to include securities in such Registration Statement, exceeds the total number or dollar amount of such securities that can be sold without having an adverse effect on the price, timing or distribution of the Registrable Securities to be so included together with all such Other Securities, then there shall be included in such firm commitment underwritten offering the number or dollar amount of Registrable Securities and such Other Securities that in the opinion of such managing underwriter(s) can be sold without so adversely affecting such offering, and such number of Registrable Securities and Other Securities shall be allocated for inclusion as follows:

(i)      first, the Registrable Securities for which inclusion in such underwritten offering was requested by the Holders and any Other Securities proposed to be included by the Stockholders, pro rata (if applicable), based on the number of Registrable Securities Beneficially Owned by each such Holder and any Other Securities Beneficially Owned by each such Stockholder until all such securities have been allocated for inclusion; and

(ii)      second, among any other holders of Other Securities, pro rata, based on the number of Other Securities Beneficially Owned by each such holder of Other Securities.

(e)         The Holders’ Representative shall have the right to notify the Company that it has determined that the Shelf Registration Statement be abandoned or withdrawn, in which event the Company shall promptly abandon or withdraw such Shelf Registration Statement.

Section 2.2           Demand Registrations.

(a)         If, following the date hereof, the Company is unable to file, cause to be effective or maintain the effectiveness of a Shelf Registration Statement as required under Section 2.1, the Holders' Representative shall have the right by delivering a written notice to the Company (a "Demand Notice") to require the Company to, pursuant to the terms of this Agreement, register under and in accordance with the provisions of the Securities Act the number of Registrable Securities Beneficially Owned by any Holders and requested by such Demand Notice to be so registered (a "Demand Registration"); provided, however, that if a Demand Notice is made in respect of a number of Registrable Securities that is less than all of the Registrable Securities Beneficially Owned by any Holders, then the sale of the Registrable Securities requested to be registered by the Holders' Representative must be reasonably expected to result in aggregate gross cash proceeds in excess of $50,000,000 (without regard to any underwriting discount or commission). A Demand Notice shall also specify the expected method or methods of disposition of the applicable Registrable Securities. Following receipt of a Demand Notice, the Company shall use its reasonable best efforts to file, as promptly as reasonably practicable, but not later than 45 days after receipt by the Company of such Demand Notice (subject to paragraph (d) of this Section 2.2), a Registration Statement relating to the offer and sale of the Registrable Securities requested to be included therein by the Holders thereof in accordance with the methods of distribution elected by such Holders (a "Demand Registration Statement") and shall use its reasonable best efforts to cause such Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof.

(b)         If any of the Registrable Securities registered pursuant to a Demand Registration are to be sold in a firm commitment underwritten offering, and the managing underwriter(s) of such underwritten offering advise the Holders in writing that it is their good faith opinion that the total number or dollar amount of Registrable Securities proposed to be sold in such offering, together with any Other Securities proposed to be included by holders thereof which are entitled to include securities in such Registration Statement, exceeds the total number or dollar amount of such securities that can be sold without having an adverse effect on the price, timing or distribution of the Registrable Securities to be so included together with all such Other Securities, then there shall be included in such firm commitment underwritten offering the number or dollar amount of Registrable Securities and such Other Securities that in the opinion of such managing underwriter(s) can be sold without so adversely affecting such offering, and such number of Registrable Securities and Other Securities shall be allocated for inclusion as follows:

(i)      first, the Registrable Securities for which inclusion in such underwritten offering was requested by the Holders and any Other Securities proposed to be included by the Stockholders, pro rata (if applicable), based on the number of Registrable Securities Beneficially Owned by each such Holder and any Other Securities Beneficially Owned by each such Stockholder until all such securities have been allocated for inclusion; and

(ii)      second, among any other holders of Other Securities, pro rata, based on the number of Other Securities Beneficially Owned by each such holder of Other Securities.

(c)         In the event of a Demand Registration, the Company shall be required to maintain the continuous effectiveness of the applicable Registration Statement for a period of at least 180 days after the effective date thereof or such shorter period in which all Registrable Securities included in such Registration Statement have actually been sold.

(d)         The Company shall be entitled to postpone (but not more than twice in any 12-month period), for a reasonable period of time not in excess of 90 days, the filing or initial effectiveness of, or suspend the use of, a Demand Registration Statement if the Company delivers to the Holders' Representative a certificate signed by both the Chief Executive Officer and Chief Financial Officer of the Company certifying that, in the good faith judgment of the Board of Directors of the Company, such registration, offering or use would reasonably be expected to materially adversely affect or materially interfere with any bona fide material financing of the Company or any material transaction under consideration by the Company or would require the disclosure of information that has not been, and is not otherwise required to be, disclosed to the public, the premature disclosure of which would materially adversely affect the Company. Such certificate shall contain a statement of the reasons for such postponement or suspension and an approximation of the anticipated delay.

(e)         The Holders' Representative shall have the right to notify the Company that it has determined that the Registration Statement relating to a Demand Registration be abandoned or withdrawn, in which event the Company shall promptly abandon or withdraw such Registration Statement

Section 2.3          Piggyback Registrations

(a)         If, other than pursuant to Section 2.1 and Section 2.2, the Company proposes or is required to file a registration statement under the Securities Act with respect to an offering of Common Stock or any other of the Company’s equity securities or securities convertible into or exchangeable or exercisable for any of the Company’s equity securities, whether for sale for its own account or for the account of another Person (other than a registration statement (i) on Form S-4, Form S-8 or any successor forms thereto or (ii) filed solely in connection with any employee benefit or dividend reinvestment plan), then the Company shall give prompt written notice of such proposed filing at least 30 days before the anticipated filing date (the “Piggyback Notice”) to the Holders. The Piggyback Notice shall offer the Holder the opportunity to include in such registration statement the number of Registrable Securities (for purposes of this Section 2.3, “Registrable Securities” shall be deemed to mean solely securities of the same type and class as those proposed to be offered by the Company for its own account) as they may request (a “Piggyback Registration”). Subject to Section 2.3(b) hereof, the Company shall include in each such Piggyback Registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 10 days after notice has been given to the Holders. The Holders shall be permitted to withdraw all or part of the Registrable Securities from a Piggyback Registration at any time at least 5 Business Days prior to the effective date of the Registration Statement relating to such Piggyback Registration.

(b)         If any of the securities to be registered pursuant to the registration giving rise to the Holders’ rights under this Section 2.3 are to be sold in an underwritten offering, the Holders shall be permitted to include all Registrable Securities requested to be included in such registration in such offering on the same terms and conditions as any other shares of Capital Stock, if any, of the Company included therein; provided, however, that if such offering involves a firm commitment underwritten offering and the managing underwriter(s) of such underwritten offering advise the Company in writing that it is their good faith opinion that the total amount of Registrable Securities requested to be so included, together with all Other Securities that the Company and any other Persons having rights to participate in such registration intend to include in such offering, exceeds the total number or dollar amount of such securities that can be sold without having an adverse effect on the price, timing or distribution of the Registrable Securities to be so included together with all Other Securities, then there shall be included in such firm commitment underwritten offering the number or dollar amount of Registrable Securities and such Other Securities that in the opinion of such managing underwriter(s) can be sold without so adversely affecting such offering, and such number of Registrable Securities and Other Securities shall be allocated for inclusion as follows:

(i)      first, all Other Securities being sold by the Stockholders or by any Person (other than a Holder) exercising a contractual right to demand registration until all such Other Securities have been allocated for inclusion;

(ii)      second, all Registrable Securities requested to be included by the Holders and any Other Securities proposed to be included by the Stockholders (other than a Stockholder selling Other Securities under (i)Section 2.3(b)(i)), pro rata (if applicable), based on the number of Registrable Securities Beneficially Owned by each such Holder and any Other Securities Beneficially Owned by each such Stockholder until all such Registrable Securities have been allocated for inclusion; and

(iii)     third, among any other holders of Other Securities requesting such registration, pro rata, based on the number of Other Securities Beneficially Owned by each such holder of Other Securities.

Section 2.4           Shelf Take-Downs. At any time that a Shelf Registration Statement covering Registrable Securities pursuant to Section 2.1, Section 2.2 or Section 2.3 is effective, if the Holders’ Representative delivers a notice to the Company (a “Shelf Take-Down Notice”) stating that one or more of the Holders intends to effect an underwritten offering of all or part of the Registrable Securities included by the Holders on the Shelf Registration Statement (a “Shelf Underwritten Offering”) or any other offering of such securities and stating the number of the Registrable Securities to be included in such Shelf Underwritten Offering or other offering, then the Company shall amend or supplement the Shelf Registration Statement as may be necessary in order to enable such Registrable Securities and Other Securities, as the case may be, to be distributed pursuant to the Shelf Underwritten Offering (taking into account the inclusion of Other Securities by any other holders pursuant to this Section 2.4) or other offering. In connection with any Shelf Underwritten Offering, the Company shall also deliver the Shelf Take-Down Notice to all other holders whose securities are included on such Shelf Registration Statement and permit each holder to include its Other Securities included on the shelf registration statement in the Shelf Underwritten Offering if such other holder notifies the Proposing Holder and the Company within 5 Business Days after delivery of the Shelf Take-Down Notice to such other holder; and in the event that the managing underwriter(s) have informed the Company in writing that it is their good faith opinion that the total amount of Registrable Securities requested to be so included in such Shelf Underwritten Offering, together with all Other Securities that the Company and any other Persons having rights to participate in such Shelf Underwritten Offering exceeds the total number or dollar amount of such securities that can be included in such Shelf Underwritten Offering without having an adverse effect on the price, timing or distribution of the securities proposed to be included in such Shelf Underwritten Offering, then there shall be included in such Shelf Underwritten Offering the number or dollar amount of such securities that in the opinion of such managing underwriter(s) can be sold without so adversely affecting such offering, and such number of Registrable Securities and Other Securities shall be allocated (A) if the applicable Registration Statement was filed pursuant to Section 2.1, then in accordance with Section 2.1(d); and (B) if the applicable Shelf Registration Statement was filed pursuant to Section 2.3, then in accordance with Section 2.3(b).

Section 2.5           Lock-Up Agreements.

(a)         Each Holder agrees, in connection with any underwritten offering made pursuant to a Registration Statement filed pursuant to this Article II in which such Holder has elected to include Registrable Securities, or, solely as to the Stockholders, which underwritten offering is being effected by the Stockholders for their own account, if requested (pursuant to a written notice) by the managing underwriter(s) not to effect any public sale or distribution of any common equity securities of the Company (or securities convertible into or exchangeable or exercisable for such common equity securities) (except as part of such underwritten offering) during such period as the managing underwriter(s) shall advise is customary in underwritten offerings (not to exceed 180 days); provided, that the Holders shall only be so bound so long as and to the extent that any other stockholder having registration rights with respect to the securities of the Company is similarly bound.

Section 2.6           Registration Procedures. If and whenever the Company is required to use its reasonable best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Article II, the Company shall effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall cooperate in the sale of the securities and shall, as expeditiously as possible:

(a)         Prepare and file with the SEC a Registration Statement or Registration Statements on such form which shall be available for the sale of the Registrable Securities by the Holders or the Company in accordance with the intended method or methods of distribution thereof, and use its reasonable best efforts to cause such Registration Statement to become effective and to remain effective as provided (and subject to the exceptions set forth) herein; provided, however, that before filing a Registration Statement or Prospectus (including any Issuer Free Writing Prospectus related thereto) or any amendments or supplements thereto (including documents that would be incorporated or deemed to be incorporated therein by reference), the Company shall furnish or otherwise make available to the Selling Holders, their counsel and the managing underwriter(s), if any, copies of all such documents proposed to be filed and shall reasonably consider any comments thereto from the Selling Holders and their counsel.

(b)         Prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective during the period provided herein and comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement, and cause the related Prospectus to be supplemented by any Prospectus supplement or Issuer Free Writing Prospectus as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the securities covered by such Registration Statement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act.

(c)         Notify each Selling Holder and the managing underwriter(s), if any, promptly, and (if requested by any such Person) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any other Governmental Entity for amendments or supplements to a Registration Statement or related Prospectus or Issuer Free Writing Prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose and (v) of the happening of any event, or the existence of any facts or circumstance, in each case that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference or any Issuer Free Writing Prospectus related thereto untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus, documents or Issuer Free Writing Prospectus so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and that in the case of any Prospectus or Issuer Free Writing Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d)         Use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the reasonably earliest practical date.

(e)         If requested by the managing underwriter(s), if any, or the Holders of a majority of the Registrable Securities being sold in connection with an underwritten offering, promptly include in a Prospectus supplement, post-effective amendment or Issuer Free Writing Prospectus such information as the managing underwriter(s), if any, or such Holders may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such Prospectus supplement, such post-effective amendment or Issuer Free Writing Prospectus as soon as practicable after the Company has received such request.

(f)         Furnish or make available to each Selling Holder, and each managing underwriter, if any, without charge, such number of conformed copies of the Registration Statement and each post-effective amendment thereto, including financial statements (but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits, unless requested in writing by such Holder, counsel or managing underwriter(s)), and such other documents, as such Holders or such managing underwriter(s) may reasonably request, and upon request a copy of any and all transmittal letters or other correspondence to or received from, the SEC or any other Governmental Entity relating to such offering.

(g)         Deliver to each Selling Holder, and the managing underwriter(s), if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of Prospectus and any Issuer Free Writing Prospectus related to any such Prospectuses) and each amendment or supplement thereto as such Persons may reasonably request in connection with the distribution of the Registrable Securities; and the Company, subject to the last paragraph of this Section 2.6, hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the Selling Holders and the managing underwriter(s), if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any such amendment or supplement thereto.

(h)         Prior to any public offering of Registrable Securities, use its reasonable best efforts to register or qualify or cooperate with the Selling Holders, the managing underwriter(s), if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or “Blue Sky” laws of such jurisdictions within the United States as any seller or managing underwriter(s) reasonably requests in writing and to keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and to take any other action that may be necessary or advisable to enable such Selling Holders to consummate the disposition of such Registrable Securities in such jurisdiction; provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject.

(i)         Cooperate with the Selling Holders and the managing underwriter(s), if any, to facilitate the preparation and delivery of certificates (not bearing any legends) representing Registrable Securities to be sold after receiving written representations from each Selling Holder that the Registrable Securities represented by the certificates so delivered by such Selling Holder will be transferred in accordance with the Registration Statement, and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriter(s), if any, or the Selling Holders may request at least 2 Business Days prior to any sale of Registrable Securities.

(j)         Upon the occurrence of any event contemplated by Section 2.6(c)(ii), (c)(iii), (c)(iv) or (c)(v) above, prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference or an Issuer Free Writing Prospectus related thereto, or file any other required document so that, as thereafter delivered to the Selling Holders, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(k)         Use its reasonable best efforts to cause all shares of Registrable Securities covered by such Registration Statement to be authorized to be listed on each national securities exchange, if any, on which similar securities issued by the Company are then listed.

(l)         Enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other actions reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith or by the managing underwriter(s), if any, to expedite or facilitate the disposition of such Registrable Securities, and in connection therewith, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, (i) make such representations and warranties to the Selling Holders and the managing underwriter(s), if any, with respect to the business of the Company and its subsidiaries, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers in underwritten offerings, and, if true, confirm the same if and when requested, (ii) use its reasonable best efforts to furnish to the Selling Holders of such Registrable Securities customary opinions of counsel to the Company and updates thereof, addressed to each of the managing underwriter(s), if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such counsel and managing underwriter(s), (iii) use its reasonable best efforts to obtain “cold comfort” letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any Subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement) who have certified the financial statements included in such Registration Statement, addressed to each of the managing underwriter(s), if any, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings, (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures substantially to the effect set forth in Section 2.7 hereof with respect to all parties to be indemnified pursuant to said Section except as otherwise agreed by the Holders of a majority of the Registrable Securities being sold in connection therewith and the managing underwriter(s) and (v) deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith, their counsel and the managing underwriter(s), if any, to evidence the continued validity of the representations and warranties made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

(m)         Upon execution of a customary confidentiality agreement, make available for inspection by a representative of the Selling Holders, the managing underwriter(s), if any, and any attorneys or accountants retained by such Selling Holders or managing underwriter(s), at the offices where normally kept, during reasonable business hours, financial and other records, pertinent corporate documents and properties of the Company and its Subsidiaries, and cause the officers, directors and employees of the Company and its Subsidiaries to supply all information in each case reasonably requested by any such representative, managing underwriter(s), attorney or accountant in connection with such Registration Statement.

(n)         Otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC and any applicable national securities exchange, and make available to its security holders, as soon as reasonably practicable (but not more than 18 months) after the effective date of the registration statement, an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act.

The Company may require each Selling Holder to furnish to the Company in writing such information required in connection with such registration regarding such Selling Holder and the distribution of such Registrable Securities as the Company may, from time to time, reasonably request in writing and the Company may exclude from such registration the Registrable Securities of any Selling Holder who unreasonably fails to furnish such information within a reasonable time after receiving such request.

Each Selling Holder agrees that, upon receipt of any notice from the Company of (x) the happening of any event of the kind described in Section 2.6(c)(ii), (c)(iii), (c)(iv) or (c)(v) hereof, or (y) that the Company is suspending use of a Registration Statement as permitted by Section 2 hereof, such Holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 2.6(j) hereof, or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus; provided, however, in the case of (y) above that the Company shall extend the time periods under Section 2.2 and 2.3 with respect to the length of time that the effectiveness of a Registration Statement must be maintained by the amount of time the Holder is required to discontinue disposition of such securities.

Section 2.7           Indemnification.

(a)         Indemnification by the Company. The Company shall indemnify and hold harmless, to the fullest extent permitted by Law, each Selling Holder whose Registrable Securities are covered by a Registration Statement or Prospectus, the officers, directors and employees of each of them, each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) each such Selling Holder and the officers, directors and employees of each such controlling person, each underwriter (including any Holder that is deemed to be an underwriter pursuant to any SEC comments or policies), if any, and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such underwriter (collectively, “Holder Indemnitees”), from and against any and all losses, claims, damages, liabilities, expenses (including, without limitation, costs of preparation and reasonable attorneys’ fees and any other reasonable fees or expenses incurred by such party in connection with any investigation or Action), judgments, fines, penalties, charges and amounts paid in settlement (collectively, “Losses”), as incurred, arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any applicable Registration Statement (or in any preliminary or final Prospectus contained therein, any document incorporated by reference therein or Issuer Free Writing Prospectus related thereto) or any amendment of or supplement to any of the foregoing or other document incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein (in the case of a final or preliminary Prospectus, in light of the circumstances under which they were made) a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that the Company will not be liable to a Selling Holder or underwriter in any such case to the extent that any such Loss arises out of or is based on any untrue statement or omission by such Selling Holder or underwriter, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement (or in any preliminary or final Prospectus contained therein, any document incorporated by reference therein or Issuer Free Writing Prospectus related thereto), offering circular, amendment of or supplement to any of the foregoing or other document in reliance upon and in conformity with written information furnished to the Company by such Selling Holder or underwriter specifically for inclusion in such document. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Holder Indemnitee or any other Holder and shall survive the transfer of such securities. The foregoing indemnity agreement is in addition to any liability that the Company may otherwise have to each Holder Indemnitee.

(b)         Indemnification by Selling Holders. In connection with any Registration Statement in which a Selling Holder is participating by registering Registrable Securities, such Selling Holder shall furnish to the Company in writing such information as the Company reasonably requests specifically for use in connection with any Registration Statement or Prospectus and agrees to indemnify and hold harmless, to the fullest extent permitted by Law, severally and not jointly, the Company, the officers, directors and employees of the Company, and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company, and each underwriter, if any, and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such underwriter (collectively, “Company Indemnitees”), from and against all Losses, as incurred, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement (or in any preliminary or final Prospectus contained therein, any document incorporated by reference therein or Issuer Free Writing Prospectus related thereto) or any other offering circular or any amendment of or supplement to any of the foregoing or any other document incident to such registration, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a final or preliminary Prospectus, in light of the circumstances under which they were made) not misleading, in each case solely to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement (or in any preliminary or final Prospectus contained therein, any document incorporated by reference therein or Issuer Free Writing Prospectus related thereto), offering circular, or any amendment of or supplement to any of the foregoing or other document in reliance upon and in conformity with written information furnished to the Company by such Selling Holder expressly for inclusion in such document; and provided, however, that the liability of each Selling Holder hereunder shall be limited to the net proceeds received by such Selling Holder from the sale of Registrable Securities covered by such Registration Statement.

(c)         Conduct of Indemnification Proceedings. If any Person shall be entitled to indemnity hereunder (an “indemnified party”), such indemnified party shall give prompt notice to the party from which such indemnity is sought (the “indemnifying party”) of any claim or of the commencement of any Action with respect to which such indemnified party seeks indemnification or contribution pursuant hereto; provided, however, that the delay or failure to so notify the indemnifying party shall not relieve the indemnifying party from any obligation or liability except to the extent that the indemnifying party has been actually prejudiced by such delay or failure. The indemnifying party shall have the right, exercisable by giving written notice to an indemnified party promptly after the receipt of written notice from such indemnified party of such claim or Action, to assume, at the indemnifying party’s expense, the defense of any such Action, with counsel reasonably satisfactory to such indemnified party; provided, however, that an indemnified party shall have the right to employ separate counsel in any such Action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the indemnifying party agrees to pay such fees and expenses; (ii) the indemnifying party fails promptly to assume, or in the event of a conflict of interest cannot assume, the defense of such Action or fails to employ counsel reasonably satisfactory to such indemnified party, in which case the indemnified party shall also have the right to employ counsel and to assume the defense of such Action; or (iii) in the indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such Action; provided, further, however, that the indemnifying party shall not, in connection with any one such Action or separate but substantially similar or related Actions in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (together with appropriate local counsel) at any time for all of the indemnified parties, or for fees and expenses that are not reasonable. Whether or not such defense is assumed by the indemnifying party, such indemnified party will not be subject to any liability for any settlement made without its consent. The indemnifying party shall not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by all claimants or plaintiffs to such indemnified party of a release, in form and substance reasonably satisfactory to the indemnified party, from all liability in respect of such claim or litigation.

(d)         Contribution.

(i)      If the indemnification provided for in this Section 2.7 is unavailable to an indemnified party in respect of any Losses (other than in accordance with its terms), then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party, on the one hand, and indemnified party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission.

(ii)      The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.7(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding anything to the contrary contained in this Section 2.7(d), an indemnifying party that is a Selling Holder shall not be required to contribute any amount in excess of the amount by which the net proceeds from the sale of the Registrable Securities sold by such indemnifying party exceeds the amount of any damages that such indemnifying party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

Section 2.8           Rule 144; Rule 144A. The Company covenants that it will file the reports required to be filed by it under the Exchange Act (or, if the Company is not required to file such reports, it will, upon the request of any Holder, make publicly available other information so long as necessary to permit sales pursuant to Rule 144 or 144A under the Securities Act), and at any time it is not registered under the Exchange Act, it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 or 144A under the Securities Act, as such Rules may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC.

Section 2.9           Underwritten Registrations.

(a)         No Person may participate in any underwritten registration hereunder unless such Person (i) agrees to sell the Registrable Securities or Other Securities it desires to have covered by the registration on the basis provided in any underwriting arrangements in customary form and (ii) completes and executes all reasonable and customary questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

Section 2.10         Registration Expenses. The Company shall pay all fees and expenses incident to the performance of or compliance with its obligations under this Article II, including (i) all registration and filing fees (including fees and expenses (A) with respect to filings required to be made with all applicable securities exchanges and/or the Financial Industry Regulatory Authority and (B) of compliance with securities or Blue Sky laws including any fees and disbursements of counsel for the underwriter(s) in connection with Blue Sky qualifications of the Registrable Securities pursuant to Section 2.6(h)), (ii) printing expenses (including expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses if the printing of Prospectuses is requested by the managing underwriter(s), if any), (iii) messenger, telephone and delivery expenses of the Company, (iv) fees and disbursements of counsel for the Company, (v) expenses of the Company incurred in connection with any road show, (vi) fees and disbursements of all independent certified public accountants (including, without limitation, the expenses of any “cold comfort” letters required by this Agreement) and any other persons, including special experts retained by the Company, and (vii) the reasonable fees and disbursements of one counsel for the Selling Holders as a group (such counsel to be selected by the Company) in connection with transactions covered by this Agreement in which the Selling Holders participate. For the avoidance of doubt, the Company shall not pay any other expenses of Selling Holders or underwriting commissions attributable to securities sold by any Selling Holder in an underwritten offering. In addition, the Company shall bear all of its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange on which similar securities issued by the Company are then listed and rating agency fees and the fees and expenses of any Person, including special experts, retained by the Company.

ARTICLE III MISCELLANEOUS

Section 3.1           Termination. This Agreement shall terminate upon the later of the expiration of the Shelf Period and such time as there are no Registrable Securities, except for the provisions of Section 2.7, 2.8, 2.10 and this Article III, which shall survive such termination.

Section 3.2           Amendment and Waiver. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Company and Purchaser (or, in the case of an amendment at any time when Purchaser is not the sole Holder, signed on behalf of each of (i) the Company and (ii) the Holders of a majority of the aggregate number of Registrable Securities then held by all Holders). Any party hereto may waive any right of such party hereunder only by an instrument in writing signed by such party and delivered to the other parties (or, in the case of a waiver of any rights of the Holders at any time when Purchaser is not the sole Holder, by an instrument in writing signed by the Holders of a majority of the aggregate number of Registrable Securities then held by all Holders and delivered to the Company and the Holders’ Representative). The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

Section 3.3           Severability. If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement shall not be affected and shall remain in full force and effect.

Section 3.4           Entire Agreement. Except as otherwise expressly set forth herein, this Agreement and the Purchase Agreement, together with the several agreements and other documents and instruments referred to herein or therein or annexed hereto or thereto, embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way.

Section 3.5           Successors and Assigns. Neither this Agreement nor any right or obligation hereunder is assignable in whole or in part by any party without the prior written consent of the other party hereto, provided that Purchaser may transfer its rights and obligations hereunder (in whole or in part) to any Transferee (and any Transferee may transfer such rights and obligations to any subsequent Transferee) without the prior written consent of the Company. Any such assignment shall be effective upon receipt by the Company of (x) written notice from the transferring Holder stating the name and address of any Transferee and identifying the number of shares of Registrable Securities with respect to which the rights under this Agreement are being transferred and the nature of the rights so transferred and (y) a written agreement in substantially the form attached as Exhibit A hereto from such Transferee to be bound by the applicable terms of this Agreement.

Section 3.6           Counterparts; Execution by Facsimile Signature. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed by facsimile signature(s).

Section 3.7           Remedies.

(a)         Each party hereto acknowledges that monetary damages would not be an adequate remedy in the event that any of the covenants or agreements in this Agreement is not performed in accordance with its terms, and it is therefore agreed that, in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach or threatened breach and enforcing specifically the terms and provisions hereof. Each party hereto agrees not to oppose the granting of such relief in the event a court determines that such a breach has occurred, and to waive any requirement for the securing or posting of any bond in connection with such remedy.

(b)         All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

Section 3.8           Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next Business Day or (iii) one Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the addresses set forth below or such other address or facsimile number as a party may from time to time specify by notice to the other parties hereto:

If to the Company:

Colfax Corporation 8170 Maple Lawn Blvd, Suite 180 Fulton, MD 20759 Attention: A. Lynne Puckett

Fax: (818) 225-4055

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom (UK) LLP
40 Bank Street
London E14 5DS
United Kingdom

Attention:
Scott V. Simpson
James A. McDonald
Fax: +44 20 7072 7183

If to Purchaser:

DLA Piper LLP (US) 6225 Smith Avenue Baltimore, Maryland 21209 Attention: Jason Harmon Fax: +1 410.580.3170

Section 3.9           Governing Law; Consent to Jurisdiction.

(a)         This Agreement shall be governed by the laws of the State of New York.

(b)         Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal or state court located in the Borough of Manhattan in the City of New York, New York in the event any dispute arises out of this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement in any court other than a Federal or state court located in the Borough of Manhattan in the City of New York, New York.

(c)         Each of the parties hereto hereby irrevocably and unconditionally waives trial by jury in any legal action or proceeding in relation to this Agreement and for any counterclaim therein.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first written above.

COLFAX CORPORATION

By:
Name:
Title:

STEVEN M. RALES

EXHIBIT A

JOINDER

By execution of this Joinder, the undersigned agrees to become a party to that certain Registration Rights Agreement, dated as of __________, 20__ (the “Agreement”), between Colfax Corporation and Steven M. Rales. By execution of this Joinder, the undersigned shall have all the rights and shall observe all the obligations of a Holder (as defined in the Agreement) contained in the Agreement.

Name:

Address for Notices:	With Copies to:

Signature:

Date:

ANNEX XI

DATED __________, 20__

REGISTRATION RIGHTS AGREEMENT

BY AND BETWEEN

COLFAX CORPORATION

AND

MARKEL CORPORATION

REGISTRATION RIGHTS AGREEMENT dated as of _________________, 20__, by and between Markel Corporation, a Virginia corporation (“Purchaser”) and Colfax Corporation, a Delaware corporation (the “Company”).

WHEREAS, the Company and Purchaser have entered into the Securities Purchase Agreement, dated as of September 12, 2011 (as amended, supplemented, restated or otherwise modified from time to time, the “Purchase Agreement”), pursuant to and subject to the terms and conditions of which, among other things, the Company has agreed to sell to Purchaser, and Purchaser has agreed to purchase from the Company, certain shares (the “Common Stock”) of the Company’s common stock, par value $0.001 per share; and

WHEREAS, pursuant to the Purchase Agreement, the Company has agreed to provide to Purchaser certain rights as set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations hereinafter set forth, the parties hereto hereby agree as follows:

ARTICLE I DEFINITIONS

Section 1.1        Certain Defined Terms. As used herein, the following terms shall have the following meanings:

“Action”	means any legal, administrative, regulatory or other suit, action, claim, audit, assessment, arbitration or other proceeding, investigation or inquiry.

“Agreement”	means this Registration Rights Agreement as it may be amended, supplemented, restated or modified from time to time

“Beneficial Ownership”
by a Person of any securities includes ownership by any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (i) voting power which includes the power to vote, or to direct the voting of, such security; and/or (ii) investment power which includes the power to dispose, or to direct the disposition, of such security; and shall otherwise be interpreted in accordance with the term “beneficial ownership” as defined in Rule 13d-3 adopted by the SEC under the Exchange Act; provided, that for purposes of determining Beneficial Ownership, in no event will any Person be deemed to Beneficially Own any securities which it has the right to acquire (pursuant to options, warrants, the conversion provisions of other securities or otherwise) unless, and then only to the extent that, such Person shall have actually exercised, or committed to exercise, such right. The term “Beneficially Own” shall have a correlative meaning.

“Business Day”	means any day, other than a Saturday, Sunday or a day on which banking institutions in New York, New York are authorized or obligated to close.

“Capital Stock”
means, with respect to any Person at any time, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital stock, partnership interests (whether general or limited) or equivalent ownership interests in or issued by such Person.

“Closing Date”	has the meaning set forth in the Purchase Agreement.

“Covered Securities”	means any shares of Common Stock.

“Exchange Act”	means the Securities Exchange Act of 1934, and the rules and regulations promulgated by the SEC from time to time thereunder.

“Governmental Entity”
shall mean any court, administrative agency or commission or other governmental authority or instrumentality, whether federal, state, local or foreign and any applicable industry self-regulatory organization.

“Holders”	means Purchaser and any Transferee of Registrable Securities.

“Holders’ Representative”	means Purchaser or any or any other Holder designated by Purchaser as a Holders’ Representative.

“Issuer Free Writing Prospectus”	means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act, relating to an offer of the Registrable Securities.

“Law”	means any statute, law, code, ordinance, rule or regulation of any Governmental Entity.

“Other Securities”
means Covered Securities or shares of other Capital Stock which are contractually entitled to registration rights or which the Company is registering pursuant to a registration statement covered by this Agreement.

“Person”
means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivisions thereof or any group (within the meaning of Section 13(d)(3) of the Exchange Act) comprised of two or more of the foregoing.

“Prospectus”
means the prospectus included in any Registration Statement (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, any Issuer Free Writing Prospectus related thereto, and all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

“Registrable Securities”
means the Covered Securities, provided, however, that the Covered Securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale by the Holder thereof shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) they shall have been distributed to the public in accordance with Rule 144 under the Securities Act or are able to be sold pursuant to Rule 144 under the Securities Act (or any similar provision then in force, but not Rule 144A) without volume, manner of sale or notice limitations or requirements or (iii) they shall have ceased to be outstanding.

“Registration Statement”
means any registration statement of the Company under the Securities Act which permits the public offering of any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Rule 144”	means Rule 144 under the Securities Act.

“SEC”	means the United States Securities and Exchange Commission.

“Securities Act”	means the U.S. Securities Act of 1933, and the rules and regulations promulgated by the SEC from time to time thereunder.

“Selling Holder”	means each Holder of Registrable Securities included in a registration pursuant to Article II.

“Shelf Registration Statement”
means a Registration Statement of the Company filed with the SEC on either (a) Form S-3 (or any successor form or other appropriate form under the Securities Act) or (b) if the Company is not permitted to file a Registration Statement on Form S-3, an evergreen Registration Statement on Form S-1 (or any successor form or other appropriate form under the Securities Act), in each case for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act covering Registrable Securities. To the extent the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act), a “Shelf Registration Statement” shall be deemed to refer to an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) (an “automatic shelf registration statement”) on Form S-3.

“Stockholders”
means Mr. Steven M. Rales, Mr. Mitchell P. Rales and BDT CF Acquisition Vehicle, LLC and any transferee of Other Securities entitled to benefits as a transferee under the registration rights agreements entered into by Mr. Steven M. Rales, Mr. Mitchell P. Rales or BDT CF Acquisition Vehicle, LLC, respectively, and the Company on __________, 20__.

“Subsidiary”
shall mean, with respect to any Person, any other Person of which 50% or more of the shares of the voting securities or other voting interests are owned or controlled, or the ability to select or elect 50% or more of the directors or similar managers is held, directly or indirectly, by such first Person or one or more of its Subsidiaries, or by such first Person and one or more of its Subsidiaries.

“Transfer”
means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition.

“Transferee”
means any of (i) the transferee of all or any portion of the Registrable Securities held by Purchaser or (ii) the subsequent transferee of all or any portion of the Registrable Securities held by any Transferee; provided, that no Transferee shall be entitled to any benefits of a Transferee hereunder unless such Transferee executes and delivers to the Company an instrument substantially in the form provided as Exhibit A attached hereto.

Section 1.2         Terms Generally. The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, unless the context expressly provides otherwise. All references herein to Sections, paragraphs, subparagraphs, clauses, Exhibits or Schedules shall be deemed references to Sections, paragraphs, subparagraphs or clauses of, or Exhibits or Schedules to this Agreement, unless the context requires otherwise. Unless otherwise expressly defined, terms defined in this Agreement have the same meanings when used in any Exhibit or Schedule hereto. Unless otherwise specified, the words “this Agreement”, “herein”, “hereof”, “hereto” and “hereunder” and other words of similar import refer to this Agreement as a whole (including the Schedules and Exhibits) and not to any particular provision of this Agreement. The term “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. Unless expressly stated otherwise, any Law defined or referred to herein means such Law as from time to time amended, modified or supplemented, including by succession of comparable successor Laws and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

ARTICLE II REGISTRATION RIGHTS

Section 2.1         Shelf Registration.

(a)         Subject to the terms and conditions of this Agreement, the Company agrees that no later than the date that is three months after the Closing Date, it shall file with the SEC a Shelf Registration Statement relating to the offer and sale of all of the Registrable Securities by the Holders from time to time in accordance with the methods of distribution elected by such holders and set forth in the Shelf Registration Statement and shall use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act no later than the date that is six months after the Closing Date.

(b)         The Company shall use its reasonable best efforts to keep such Shelf Registration Statement continuously effective under the Securities Act in order to permit the Prospectus forming a part thereof to be usable by Holders until the earlier of (i) the date as of which all Registrable Securities have been sold pursuant to the Shelf Registration Statement or another registration statement filed under the Securities Act (but in no event prior to the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder) and (ii) the date as of which each of the Holders is permitted to sell its Registrable Securities without registration pursuant to Rule 144 under the Securities Act without volume limitation (or a Holder can sell all of its Registrable Securities in a three-month period) or other restrictions on transfer thereunder (such period of effectiveness, the “Shelf Period”).

(c)         The Company shall be entitled to postpone (but not more than twice in any 12-month period), for a reasonable period of time not in excess of 90 days, the filing or initial effectiveness of, or suspend the use of, a Shelf Registration Statement if the Company notifies the Holders’ Representative that, in the good faith judgment of the Board of Directors of the Company, such registration, offering or use would reasonably be expected to materially adversely affect or materially interfere with any bona fide material financing of the Company or any material transaction under consideration by the Company or would require the disclosure of information that has not been, and is not otherwise required to be, disclosed to the public, the premature disclosure of which would materially adversely affect the Company.

(d)         If any of the Registrable Securities to be sold pursuant to a Shelf Registration Statement are to be sold in a firm commitment underwritten offering, and the managing underwriter(s) of such underwritten offering advise the Holders in writing that it is their good faith opinion that the total number or dollar amount of Registrable Securities proposed to be sold in such offering, together with any Other Securities proposed to be included by holders thereof which are entitled to include securities in such Registration Statement, exceeds the total number or dollar amount of such securities that can be sold without having an adverse effect on the price, timing or distribution of the Registrable Securities to be so included together with all such Other Securities, then there shall be included in such firm commitment underwritten offering the number or dollar amount of Registrable Securities and such Other Securities that in the opinion of such managing underwriter(s) can be sold without so adversely affecting such offering, and such number of Registrable Securities and Other Securities shall be allocated for inclusion as follows:

(i)      first, the Registrable Securities for which inclusion in such underwritten offering was requested by the Holders and any Other Securities proposed to be included by the Stockholders, pro rata (if applicable), based on the number of Registrable Securities Beneficially Owned by each such Holder and any Other Securities Beneficially Owned by each such Stockholder until all such securities have been allocated for inclusion; and

(ii)     second, among any other holders of Other Securities, pro rata, based on the number of Other Securities Beneficially Owned by each such holder of Other Securities.

(e)         The Holders’ Representative shall have the right to notify the Company that it has determined that the Shelf Registration Statement be abandoned or withdrawn, in which event the Company shall promptly abandon or withdraw such Shelf Registration Statement.

Section 2.2         Demand Registrations.

(a)         If, following the date hereof, the Company is unable to file, cause to be effective or maintain the effectiveness of a Shelf Registration Statement as required under Section 2.1, the Holders' Representative shall have the right by delivering a written notice to the Company (a "Demand Notice") to require the Company to, pursuant to the terms of this Agreement, register under and in accordance with the provisions of the Securities Act the number of Registrable Securities Beneficially Owned by any Holders and requested by such Demand Notice to be so registered (a "Demand Registration"); provided, however, that if a Demand Notice is made in respect of a number of Registrable Securities that is less than all of the Registrable Securities Beneficially Owned by any Holders, then the sale of the Registrable Securities requested to be registered by the Holders' Representative must be reasonably expected to result in aggregate gross cash proceeds in excess of $25,000,000 (without regard to any underwriting discount or commission). A Demand Notice shall also specify the expected method or methods of disposition of the applicable Registrable Securities. Following receipt of a Demand Notice, the Company shall use its reasonable best efforts to file, as promptly as reasonably practicable, but not later than 45 days after receipt by the Company of such Demand Notice (subject to paragraph (d) of this Section 2.2), a Registration Statement relating to the offer and sale of the Registrable Securities requested to be included therein by the Holders thereof in accordance with the methods of distribution elected by such Holders (a "Demand Registration Statement") and shall use its reasonable best efforts to cause such Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof.

(b)         If any of the Registrable Securities registered pursuant to a Demand Registration are to be sold in a firm commitment underwritten offering, and the managing underwriter(s) of such underwritten offering advise the Holders in writing that it is their good faith opinion that the total number or dollar amount of Registrable Securities proposed to be sold in such offering, together with any Other Securities proposed to be included by holders thereof which are entitled to include securities in such Registration Statement, exceeds the total number or dollar amount of such securities that can be sold without having an adverse effect on the price, timing or distribution of the Registrable Securities to be so included together with all such Other Securities, then there shall be included in such firm commitment underwritten offering the number or dollar amount of Registrable Securities and such Other Securities that in the opinion of such managing underwriter(s) can be sold without so adversely affecting such offering, and such number of Registrable Securities and Other Securities shall be allocated for inclusion as follows:

(i)      first, the Registrable Securities for which inclusion in such underwritten offering was requested by the Holders and any Other Securities proposed to be included by the Stockholders, pro rata (if applicable), based on the number of Registrable Securities Beneficially Owned by each such Holder and any Other Securities Beneficially Owned by each such Stockholder until all such securities have been allocated for inclusion; and

(ii)     second, among any other holders of Other Securities, pro rata, based on the number of Other Securities Beneficially Owned by each such holder of Other Securities.

(c)         In the event of a Demand Registration, the Company shall be required to maintain the continuous effectiveness of the applicable Registration Statement for a period of at least 180 days after the effective date thereof or such shorter period in which all Registrable Securities included in such Registration Statement have actually been sold.

(d)         The Company shall be entitled to postpone (but not more than twice in any 12-month period), for a reasonable period of time not in excess of 90 days, the filing or initial effectiveness of, or suspend the use of, a Demand Registration Statement if the Company delivers to the Holders' Representative a certificate signed by both the Chief Executive Officer and Chief Financial Officer of the Company certifying that, in the good faith judgment of the Board of Directors of the Company, such registration, offering or use would reasonably be expected to materially adversely affect or materially interfere with any bona fide material financing of the Company or any material transaction under consideration by the Company or would require the disclosure of information that has not been, and is not otherwise required to be, disclosed to the public, the premature disclosure of which would materially adversely affect the Company. Such certificate shall contain a statement of the reasons for such postponement or suspension and an approximation of the anticipated delay.

(e)         The Holders' Representative shall have the right to notify the Company that it has determined that the Registration Statement relating to a Demand Registration be abandoned or withdrawn, in which event the Company shall promptly abandon or withdraw such Registration Statement

Section 2.3         Piggyback Registrations

(a)         If, other than pursuant to Section 2.1 and Section 2.2, the Company proposes or is required to file a registration statement under the Securities Act with respect to an offering of Common Stock or any other of the Company’s equity securities or securities convertible into or exchangeable or exercisable for any of the Company’s equity securities, whether for sale for its own account or for the account of another Person (other than a registration statement (i) on Form S-4, Form S-8 or any successor forms thereto or (ii) filed solely in connection with any employee benefit or dividend reinvestment plan), then the Company shall give prompt written notice of such proposed filing at least 30 days before the anticipated filing date (the “Piggyback Notice”) to the Holders. The Piggyback Notice shall offer the Holder the opportunity to include in such registration statement the number of Registrable Securities (for purposes of this Section 2.3, “Registrable Securities” shall be deemed to mean solely securities of the same type and class as those proposed to be offered by the Company for its own account) as they may request (a “Piggyback Registration”). Subject to Section 2.3(b) hereof, the Company shall include in each such Piggyback Registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 10 days after notice has been given to the Holders. The Holders shall be permitted to withdraw all or part of the Registrable Securities from a Piggyback Registration at any time at least 5 Business Days prior to the effective date of the Registration Statement relating to such Piggyback Registration.

(b)         If any of the securities to be registered pursuant to the registration giving rise to the Holders’ rights under this Section 2.3 are to be sold in an underwritten offering, the Holders shall be permitted to include all Registrable Securities requested to be included in such registration in such offering on the same terms and conditions as any other shares of Capital Stock, if any, of the Company included therein; provided, however, that if such offering involves a firm commitment underwritten offering and the managing underwriter(s) of such underwritten offering advise the Company in writing that it is their good faith opinion that the total amount of Registrable Securities requested to be so included, together with all Other Securities that the Company and any other Persons having rights to participate in such registration intend to include in such offering, exceeds the total number or dollar amount of such securities that can be sold without having an adverse effect on the price, timing or distribution of the Registrable Securities to be so included together with all Other Securities, then there shall be included in such firm commitment underwritten offering the number or dollar amount of Registrable Securities and such Other Securities that in the opinion of such managing underwriter(s) can be sold without so adversely affecting such offering, and such number of Registrable Securities and Other Securities shall be allocated for inclusion as follows:

(i)      first, all Other Securities being sold by the Stockholders or by any Person (other than a Holder) exercising a contractual right to demand registration until all such Other Securities have been allocated for inclusion;

(ii)     second, all Registrable Securities requested to be included by the Holders and any Other Securities proposed to be included by the Stockholders (other than a Stockholder selling Other Securities under (i)Section 2.3(b)(i)), pro rata (if applicable), based on the number of Registrable Securities Beneficially Owned by each such Holder and any Other Securities Beneficially Owned by each such Stockholder until all such Registrable Securities have been allocated for inclusion; and

(iii)    third, among any other holders of Other Securities requesting such registration, pro rata, based on the number of Other Securities Beneficially Owned by each such holder of Other Securities.

Section 2.4         Shelf Take-Downs. At any time that a Shelf Registration Statement covering Registrable Securities pursuant to Section 2.1, Section 2.2 or Section 2.3 is effective, if the Holders’ Representative delivers a notice to the Company (a “Shelf Take-Down Notice”) stating that one or more of the Holders intends to effect an underwritten offering of all or part of the Registrable Securities included by the Holders on the Shelf Registration Statement (a “Shelf Underwritten Offering”) or any other offering of such securities and stating the number of the Registrable Securities to be included in such Shelf Underwritten Offering or other offering, then the Company shall amend or supplement the Shelf Registration Statement as may be necessary in order to enable such Registrable Securities and Other Securities, as the case may be, to be distributed pursuant to the Shelf Underwritten Offering (taking into account the inclusion of Other Securities by any other holders pursuant to this Section 2.4) or other offering. In connection with any Shelf Underwritten Offering, the Company shall also deliver the Shelf Take-Down Notice to all other holders whose securities are included on such Shelf Registration Statement and permit each holder to include its Other Securities included on the shelf registration statement in the Shelf Underwritten Offering if such other holder notifies the Proposing Holder and the Company within 5 Business Days after delivery of the Shelf Take-Down Notice to such other holder; and in the event that the managing underwriter(s) have informed the Company in writing that it is their good faith opinion that the total amount of Registrable Securities requested to be so included in such Shelf Underwritten Offering, together with all Other Securities that the Company and any other Persons having rights to participate in such Shelf Underwritten Offering exceeds the total number or dollar amount of such securities that can be included in such Shelf Underwritten Offering without having an adverse effect on the price, timing or distribution of the securities proposed to be included in such Shelf Underwritten Offering, then there shall be included in such Shelf Underwritten Offering the number or dollar amount of such securities that in the opinion of such managing underwriter(s) can be sold without so adversely affecting such offering, and such number of Registrable Securities and Other Securities shall be allocated (A) if the applicable Registration Statement was filed pursuant to Section 2.1, then in accordance with Section 2.1(d); and (B) if the applicable Shelf Registration Statement was filed pursuant to Section 2.3, then in accordance with Section 2.3(b).

Section 2.5         Lock-Up Agreements.

(a)         Each Holder agrees, in connection with any underwritten offering made pursuant to a Registration Statement filed pursuant to this Article II in which such Holder has elected to include Registrable Securities, or, solely as to the Stockholders, which underwritten offering is being effected by the Stockholders for their own account, if requested (pursuant to a written notice) by the managing underwriter(s) not to effect any public sale or distribution of any common equity securities of the Company (or securities convertible into or exchangeable or exercisable for such common equity securities) (except as part of such underwritten offering) during such period as the managing underwriter(s) shall advise is customary in underwritten offerings (not to exceed 180 days); provided, that the Holders shall only be so bound so long as and to the extent that any other stockholder having registration rights with respect to the securities of the Company is similarly bound.

Section 2.6         Registration Procedures. If and whenever the Company is required to use its reasonable best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Article II, the Company shall effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall cooperate in the sale of the securities and shall, as expeditiously as possible:

(a)         Prepare and file with the SEC a Registration Statement or Registration Statements on such form which shall be available for the sale of the Registrable Securities by the Holders or the Company in accordance with the intended method or methods of distribution thereof, and use its reasonable best efforts to cause such Registration Statement to become effective and to remain effective as provided (and subject to the exceptions set forth) herein; provided, however, that before filing a Registration Statement or Prospectus (including any Issuer Free Writing Prospectus related thereto) or any amendments or supplements thereto (including documents that would be incorporated or deemed to be incorporated therein by reference), the Company shall furnish or otherwise make available to the Selling Holders, their counsel and the managing underwriter(s), if any, copies of all such documents proposed to be filed and shall reasonably consider any comments thereto from the Selling Holders and their counsel.

(b)         Prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective during the period provided herein and comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement, and cause the related Prospectus to be supplemented by any Prospectus supplement or Issuer Free Writing Prospectus as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the securities covered by such Registration Statement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act.

(c)        Notify each Selling Holder and the managing underwriter(s), if any, promptly, and (if requested by any such Person) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any other Governmental Entity for amendments or supplements to a Registration Statement or related Prospectus or Issuer Free Writing Prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose and (v) of the happening of any event, or the existence of any facts or circumstance, in each case that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference or any Issuer Free Writing Prospectus related thereto untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus, documents or Issuer Free Writing Prospectus so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and that in the case of any Prospectus or Issuer Free Writing Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d)        Use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the reasonably earliest practical date.

(e)        If requested by the managing underwriter(s), if any, or the Holders of a majority of the Registrable Securities being sold in connection with an underwritten offering, promptly include in a Prospectus supplement, post-effective amendment or Issuer Free Writing Prospectus such information as the managing underwriter(s), if any, or such Holders may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such Prospectus supplement, such post-effective amendment or Issuer Free Writing Prospectus as soon as practicable after the Company has received such request.

(f)         Furnish or make available to each Selling Holder, and each managing underwriter, if any, without charge, such number of conformed copies of the Registration Statement and each post-effective amendment thereto, including financial statements (but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits, unless requested in writing by such Holder, counsel or managing underwriter(s)), and such other documents, as such Holders or such managing underwriter(s) may reasonably request, and upon request a copy of any and all transmittal letters or other correspondence to or received from, the SEC or any other Governmental Entity relating to such offering.

(g)        Deliver to each Selling Holder, and the managing underwriter(s), if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of Prospectus and any Issuer Free Writing Prospectus related to any such Prospectuses) and each amendment or supplement thereto as such Persons may reasonably request in connection with the distribution of the Registrable Securities; and the Company, subject to the last paragraph of this Section 2.6, hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the Selling Holders and the managing underwriter(s), if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any such amendment or supplement thereto.

(h)        Prior to any public offering of Registrable Securities, use its reasonable best efforts to register or qualify or cooperate with the Selling Holders, the managing underwriter(s), if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or “Blue Sky” laws of such jurisdictions within the United States as any seller or managing underwriter(s) reasonably requests in writing and to keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and to take any other action that may be necessary or advisable to enable such Selling Holders to consummate the disposition of such Registrable Securities in such jurisdiction; provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject.

(i)         Cooperate with the Selling Holders and the managing underwriter(s), if any, to facilitate the preparation and delivery of certificates (not bearing any legends) representing Registrable Securities to be sold after receiving written representations from each Selling Holder that the Registrable Securities represented by the certificates so delivered by such Selling Holder will be transferred in accordance with the Registration Statement, and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriter(s), if any, or the Selling Holders may request at least 2 Business Days prior to any sale of Registrable Securities.

(j)         Upon the occurrence of any event contemplated by Section 2.6(c)(ii), (c)(iii), (c)(iv) or (c)(v) above, prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference or an Issuer Free Writing Prospectus related thereto, or file any other required document so that, as thereafter delivered to the Selling Holders, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(k)        Use its reasonable best efforts to cause all shares of Registrable Securities covered by such Registration Statement to be authorized to be listed on each national securities exchange, if any, on which similar securities issued by the Company are then listed.

(l)         Enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other actions reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith or by the managing underwriter(s), if any, to expedite or facilitate the disposition of such Registrable Securities, and in connection therewith, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, (i) make such representations and warranties to the Selling Holders and the managing underwriter(s), if any, with respect to the business of the Company and its subsidiaries, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers in underwritten offerings, and, if true, confirm the same if and when requested, (ii) use its reasonable best efforts to furnish to the Selling Holders of such Registrable Securities customary opinions of counsel to the Company and updates thereof, addressed to each of the managing underwriter(s), if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such counsel and managing underwriter(s), (iii) use its reasonable best efforts to obtain “cold comfort” letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any Subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement) who have certified the financial statements included in such Registration Statement, addressed to each of the managing underwriter(s), if any, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings, (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures substantially to the effect set forth in Section 2.7 hereof with respect to all parties to be indemnified pursuant to said Section except as otherwise agreed by the Holders of a majority of the Registrable Securities being sold in connection therewith and the managing underwriter(s) and (v) deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith, their counsel and the managing underwriter(s), if any, to evidence the continued validity of the representations and warranties made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

(m)       Upon execution of a customary confidentiality agreement, make available for inspection by a representative of the Selling Holders, the managing underwriter(s), if any, and any attorneys or accountants retained by such Selling Holders or managing underwriter(s), at the offices where normally kept, during reasonable business hours, financial and other records, pertinent corporate documents and properties of the Company and its Subsidiaries, and cause the officers, directors and employees of the Company and its Subsidiaries to supply all information in each case reasonably requested by any such representative, managing underwriter(s), attorney or accountant in connection with such Registration Statement.

(n)        Otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC and any applicable national securities exchange, and make available to its security holders, as soon as reasonably practicable (but not more than 18 months) after the effective date of the registration statement, an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act.

The Company may require each Selling Holder to furnish to the Company in writing such information required in connection with such registration regarding such Selling Holder and the distribution of such Registrable Securities as the Company may, from time to time, reasonably request in writing and the Company may exclude from such registration the Registrable Securities of any Selling Holder who unreasonably fails to furnish such information within a reasonable time after receiving such request.

Each Selling Holder agrees that, upon receipt of any notice from the Company of (x) the happening of any event of the kind described in Section 2.6(c)(ii), (c)(iii), (c)(iv) or (c)(v) hereof, or (y) that the Company is suspending use of a Registration Statement as permitted by Section 2 hereof, such Holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 2.6(j) hereof, or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus; provided, however, in the case of (y) above that the Company shall extend the time periods under Section 2.2 and 2.3 with respect to the length of time that the effectiveness of a Registration Statement must be maintained by the amount of time the Holder is required to discontinue disposition of such securities.

Section 2.7         Indemnification.

(a)         Indemnification by the Company. The Company shall indemnify and hold harmless, to the fullest extent permitted by Law, each Selling Holder whose Registrable Securities are covered by a Registration Statement or Prospectus, the officers, directors and employees of each of them, each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) each such Selling Holder and the officers, directors and employees of each such controlling person, each underwriter (including any Holder that is deemed to be an underwriter pursuant to any SEC comments or policies), if any, and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such underwriter (collectively, “Holder Indemnitees”), from and against any and all losses, claims, damages, liabilities, expenses (including, without limitation, costs of preparation and reasonable attorneys’ fees and any other reasonable fees or expenses incurred by such party in connection with any investigation or Action), judgments, fines, penalties, charges and amounts paid in settlement (collectively, “Losses”), as incurred, arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any applicable Registration Statement (or in any preliminary or final Prospectus contained therein, any document incorporated by reference therein or Issuer Free Writing Prospectus related thereto) or any amendment of or supplement to any of the foregoing or other document incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein (in the case of a final or preliminary Prospectus, in light of the circumstances under which they were made) a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that the Company will not be liable to a Selling Holder or underwriter in any such case to the extent that any such Loss arises out of or is based on any untrue statement or omission by such Selling Holder or underwriter, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement (or in any preliminary or final Prospectus contained therein, any document incorporated by reference therein or Issuer Free Writing Prospectus related thereto), offering circular, amendment of or supplement to any of the foregoing or other document in reliance upon and in conformity with written information furnished to the Company by such Selling Holder or underwriter specifically for inclusion in such document. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Holder Indemnitee or any other Holder and shall survive the transfer of such securities. The foregoing indemnity agreement is in addition to any liability that the Company may otherwise have to each Holder Indemnitee.

(b)        Indemnification by Selling Holders. In connection with any Registration Statement in which a Selling Holder is participating by registering Registrable Securities, such Selling Holder shall furnish to the Company in writing such information as the Company reasonably requests specifically for use in connection with any Registration Statement or Prospectus and agrees to indemnify and hold harmless, to the fullest extent permitted by Law, severally and not jointly, the Company, the officers, directors and employees of the Company, and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company, and each underwriter, if any, and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such underwriter (collectively, “Company Indemnitees”), from and against all Losses, as incurred, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement (or in any preliminary or final Prospectus contained therein, any document incorporated by reference therein or Issuer Free Writing Prospectus related thereto) or any other offering circular or any amendment of or supplement to any of the foregoing or any other document incident to such registration, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a final or preliminary Prospectus, in light of the circumstances under which they were made) not misleading, in each case solely to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement (or in any preliminary or final Prospectus contained therein, any document incorporated by reference therein or Issuer Free Writing Prospectus related thereto), offering circular, or any amendment of or supplement to any of the foregoing or other document in reliance upon and in conformity with written information furnished to the Company by such Selling Holder expressly for inclusion in such document; and provided, however, that the liability of each Selling Holder hereunder shall be limited to the net proceeds received by such Selling Holder from the sale of Registrable Securities covered by such Registration Statement.

(c)        Conduct of Indemnification Proceedings. If any Person shall be entitled to indemnity hereunder (an “indemnified party”), such indemnified party shall give prompt notice to the party from which such indemnity is sought (the “indemnifying party”) of any claim or of the commencement of any Action with respect to which such indemnified party seeks indemnification or contribution pursuant hereto; provided, however, that the delay or failure to so notify the indemnifying party shall not relieve the indemnifying party from any obligation or liability except to the extent that the indemnifying party has been actually prejudiced by such delay or failure. The indemnifying party shall have the right, exercisable by giving written notice to an indemnified party promptly after the receipt of written notice from such indemnified party of such claim or Action, to assume, at the indemnifying party’s expense, the defense of any such Action, with counsel reasonably satisfactory to such indemnified party; provided, however, that an indemnified party shall have the right to employ separate counsel in any such Action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the indemnifying party agrees to pay such fees and expenses; (ii) the indemnifying party fails promptly to assume, or in the event of a conflict of interest cannot assume, the defense of such Action or fails to employ counsel reasonably satisfactory to such indemnified party, in which case the indemnified party shall also have the right to employ counsel and to assume the defense of such Action; or (iii) in the indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such Action; provided, further, however, that the indemnifying party shall not, in connection with any one such Action or separate but substantially similar or related Actions in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (together with appropriate local counsel) at any time for all of the indemnified parties, or for fees and expenses that are not reasonable. Whether or not such defense is assumed by the indemnifying party, such indemnified party will not be subject to any liability for any settlement made without its consent. The indemnifying party shall not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by all claimants or plaintiffs to such indemnified party of a release, in form and substance reasonably satisfactory to the indemnified party, from all liability in respect of such claim or litigation.

(d)        Contribution.

(i)      If the indemnification provided for in this Section 2.7 is unavailable to an indemnified party in respect of any Losses (other than in accordance with its terms), then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party, on the one hand, and indemnified party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission.

(ii)     The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.7(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding anything to the contrary contained in this Section 2.7(d), an indemnifying party that is a Selling Holder shall not be required to contribute any amount in excess of the amount by which the net proceeds from the sale of the Registrable Securities sold by such indemnifying party exceeds the amount of any damages that such indemnifying party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

Section 2.8         Rule 144; Rule 144A. The Company covenants that it will file the reports required to be filed by it under the Exchange Act (or, if the Company is not required to file such reports, it will, upon the request of any Holder, make publicly available other information so long as necessary to permit sales pursuant to Rule 144 or 144A under the Securities Act), and at any time it is not registered under the Exchange Act, it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 or 144A under the Securities Act, as such Rules may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC.

Section 2.9         Underwritten Registrations.

(a)         No Person may participate in any underwritten registration hereunder unless such Person (i) agrees to sell the Registrable Securities or Other Securities it desires to have covered by the registration on the basis provided in any underwriting arrangements in customary form and (ii) completes and executes all reasonable and customary questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

Section 2.10       Registration Expenses. The Company shall pay all fees and expenses incident to the performance of or compliance with its obligations under this Article II, including (i) all registration and filing fees (including fees and expenses (A) with respect to filings required to be made with all applicable securities exchanges and/or the Financial Industry Regulatory Authority and (B) of compliance with securities or Blue Sky laws including any fees and disbursements of counsel for the underwriter(s) in connection with Blue Sky qualifications of the Registrable Securities pursuant to Section 2.6(h)), (ii) printing expenses (including expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses if the printing of Prospectuses is requested by the managing underwriter(s), if any), (iii) messenger, telephone and delivery expenses of the Company, (iv) fees and disbursements of counsel for the Company, (v) expenses of the Company incurred in connection with any road show, (vi) fees and disbursements of all independent certified public accountants (including, without limitation, the expenses of any “cold comfort” letters required by this Agreement) and any other persons, including special experts retained by the Company, and (vii) the reasonable fees and disbursements of one counsel for the Selling Holders as a group (such counsel to be selected by the Company) in connection with transactions covered by this Agreement in which the Selling Holders participate. For the avoidance of doubt, the Company shall not pay any other expenses of Selling Holders or underwriting commissions attributable to securities sold by any Selling Holder in an underwritten offering. In addition, the Company shall bear all of its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange on which similar securities issued by the Company are then listed and rating agency fees and the fees and expenses of any Person, including special experts, retained by the Company.

ARTICLE III MISCELLANEOUS

Section 3.1         Termination. This Agreement shall terminate upon the later of the expiration of the Shelf Period and such time as there are no Registrable Securities, except for the provisions of Section 2.7, 2.8, 2.10 and this Article III, which shall survive such termination.

Section 3.2         Amendment and Waiver. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Company and Purchaser (or, in the case of an amendment at any time when Purchaser is not the sole Holder, signed on behalf of each of (i) the Company and (ii) the Holders of a majority of the aggregate number of Registrable Securities then held by all Holders). Any party hereto may waive any right of such party hereunder only by an instrument in writing signed by such party and delivered to the other parties (or, in the case of a waiver of any rights of the Holders at any time when Purchaser is not the sole Holder, by an instrument in writing signed by the Holders of a majority of the aggregate number of Registrable Securities then held by all Holders and delivered to the Company and the Holders’ Representative). The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

Section 3.3         Severability. If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement shall not be affected and shall remain in full force and effect.

Section 3.4         Entire Agreement. Except as otherwise expressly set forth herein, this Agreement and the Purchase Agreement, together with the several agreements and other documents and instruments referred to herein or therein or annexed hereto or thereto, embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way.

Section 3.5         Successors and Assigns. Neither this Agreement nor any right or obligation hereunder is assignable in whole or in part by any party without the prior written consent of the other party hereto, provided that Purchaser may transfer its rights and obligations hereunder (in whole or in part) to any Transferee (and any Transferee may transfer such rights and obligations to any subsequent Transferee) without the prior written consent of the Company. Any such assignment shall be effective upon receipt by the Company of (x) written notice from the transferring Holder stating the name and address of any Transferee and identifying the number of shares of Registrable Securities with respect to which the rights under this Agreement are being transferred and the nature of the rights so transferred and (y) a written agreement in substantially the form attached as Exhibit A hereto from such Transferee to be bound by the applicable terms of this Agreement.

Section 3.6         Counterparts; Execution by Facsimile Signature. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed by facsimile signature(s).

Section 3.7         Remedies.

(a)         Each party hereto acknowledges that monetary damages would not be an adequate remedy in the event that any of the covenants or agreements in this Agreement is not performed in accordance with its terms, and it is therefore agreed that, in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach or threatened breach and enforcing specifically the terms and provisions hereof. Each party hereto agrees not to oppose the granting of such relief in the event a court determines that such a breach has occurred, and to waive any requirement for the securing or posting of any bond in connection with such remedy.

(b)         All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

Section 3.8         Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next Business Day or (iii) one Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the addresses set forth below or such other address or facsimile number as a party may from time to time specify by notice to the other parties hereto:

If to the Company:

Colfax Corporation 8170 Maple Lawn Blvd, Suite 180 Fulton, MD 20759 Attention: A. Lynne Puckett

Fax: (818) 225-4055

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom (UK) LLP
40 Bank Street
London E14 5DS
United Kingdom

Attention:
Scott V. Simpson
James A. McDonald
Fax: +44 20 7072 7183

If to Purchaser:

Markel Corporation 4251 Highwoods Parkway Glen Allen, Virginia Attention: Corporate Secretary

Fax: (804) 965-1600

Section 3.9         Governing Law; Consent to Jurisdiction.

(a)         This Agreement shall be governed by the laws of the State of New York.

(b)         Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal or state court located in the Borough of Manhattan in the City of New York, New York in the event any dispute arises out of this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement in any court other than a Federal or state court located in the Borough of Manhattan in the City of New York, New York.

(c)         Each of the parties hereto hereby irrevocably and unconditionally waives trial by jury in any legal action or proceeding in relation to this Agreement and for any counterclaim therein.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first written above.

COLFAX CORPORATION

By:
Name:
Title:

MARKEL CORPORATION

By:
Name:
Title:

EXHIBIT A

JOINDER

By execution of this Joinder, the undersigned agrees to become a party to that certain Registration Rights Agreement, dated as of _________, 20__ (the “Agreement”), between Colfax Corporation and Markel Corporation. By execution of this Joinder, the undersigned shall have all the rights and shall observe all the obligations of a Holder (as defined in the Agreement) contained in the Agreement.

Name:

Address for Notices:	With Copies to:

Signature:

Date:

Annex XII

[Execution Copy]

$2,100,000,000

CREDIT AGREEMENT

Dated as of September 12, 2011

among

COLFAX CORPORATION

and

COLFAX UK HOLDINGS LTD,
as the Borrowers,

DEUTSCHE BANK AG NEW YORK BRANCH,
as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer,

and

The Other Lenders Party Hereto

DEUTSCHE BANK SECURITIES INC. and HSBC SECURITIES (USA) INC.,
as Joint Lead Arrangers and Book Managers

XII-i

XII-ii

ARTICLE IV
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01. Conditions Precedent to Effectiveness	114
4.02. Conditions Precedent to Initial Credit Extension	114
4.03. Conditions Precedent to all Other Credit Extensions	115
4.04. Conditions Precedent to Certain Funds Credit Extensions	115
4.05. Actions by Lenders during Certain Funds Periods	116

ARTICLE V
REPRESENTATIONS AND WARRANTIES

5.01. Existence, Qualification and Power	116
5.02. Subsidiaries; Equity Interests	117
5.03. Authorization; No Contravention	117
5.04. Governmental Authorization; Other Consents	117
5.05. Non-UK Obligors	118
5.06. Binding Effect	118
5.07. Litigation	118
5.08. Financial Statements; No Material Adverse Effect	118
5.09. Disclosure	119
5.10. Margin Regulations	119
5.11. Investment Company Act	119
5.12. Restrictive Agreements	119
5.13. Solvency	119
5.14. ERISA Compliance	119
5.15. Environmental Compliance	120
5.16. Taxes	121
5.17. Casualty, Etc	122
5.18. Ownership of Property; Liens; Investments	122
5.19. Intellectual Property	123
5.20. Flood Hazard	123
5.21. Labor Matters	123
5.22. Use of Proceeds	123
5.23. Press Release; Offer Document; Scheme Circular; etc	124
5.24. Security Documents	124
5.25. Insurance	125
5.26. Repetition	125

ARTICLE VI
AFFIRMATIVE COVENANTS

6.01. Compliance with Laws	125
6.02. Payment of Obligations	125
6.03. Compliance with Environmental Laws	125
6.04. Maintenance of Insurance	126
6.05. Preservation of Existence, Etc.	126

XII-iii

6.06. Inspection Rights	126
6.07. Books and Records	126
6.08. Maintenance of Properties	126
6.09. Transactions with Affiliates	126
6.10. Covenant to Guarantee Obligations and Give Security	127
6.11. Further Assurances	130
6.12. Preparation of Environmental Reports	131
6.13. Compliance with Terms of Leaseholds	131
6.14. Cash Concentration Accounts	131
6.15. Interest Rate Hedging	131
6.16. Use of Proceeds	132
6.17. Reporting Requirements	132
Financial Covenants	136
[Reserved.]	137
Ratings	137
Overadvance Arrangements	137
Conditions Subsequent	138

ARTICLE VII
NEGATIVE COVENANTS

Liens	138
7.02. Debt	139
7.03. Change in Nature of Business	141
7.04. Fundamental Changes	141
7.05. Dispositions	143
7.06. Investments	144
7.07. Restricted Payments	148
Lease Obligations	149
7.09. Amendments of Constitutive Documents; Closing Date Preferred Equity Documents, etc	149
7.10. Accounting Changes	150
Prepayments, Etc., of Debt	150
Negative Pledge	150
Partnerships, Etc	150
Speculative Transactions	151
Capital Expenditures	151
Formation of Subsidiaries	152
Payment Restrictions Affecting Subsidiaries	152
Asbestos Litigation	152
[Reserved	152
Acquisition Undertaking	152
[Reserved]	152
Tax Sharing Agreements	152
Delivery of Target Shares on or after the Closing Date	152

XII-iv

ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES

8.01. Events of Default	153
8.02. Remedies upon Event of Default	155
8.03. Application of Funds	156

ARTICLE IX
THE AGENTS

9.01. Appointment and Authority	158
9.02. Rights as a Lender	159
9.03. Exculpatory Provisions	159
9.04. Reliance by Administrative Agent	160
9.05. Delegation of Duties	160
9.06. Resignation of Agent	161
9.07. Non-Reliance on Agents and Other Lenders	162
9.08. No Other Duties, Etc.	162
9.09. Administrative Agent May File Proofs of Claim	162
9.10. Collateral and Guaranty Matters	163
9.11. Secured Cash Management Agreements and Secured Hedge Agreements	164
Declaration of Trust (Treuhand) and Appointment as Administrator	164
Fee Letter	165
Parallel Debt	165
English-law Security	165

ARTICLE X
GUARANTY

Guaranty, Limitation of Liability	166
Guaranty Absolute	167
10.03. Waivers and Acknowledgments.	168
10.04. Subrogation	169
Guaranty Supplements	170
Subordination	170
Continuing Guaranty; Assignments	171
10.08. German Limitation Language.	171
10.09. OVERRIDING LIMITATION ON FOREIGN PAYMENTS, GUARANTEES AND PLEDGES	175

ARTICLE XI
MISCELLANEOUS

11.01. Amendments, Etc.	176
11.02. Notices; Effectiveness; Electronic Communications	178
11.03. No Waiver; Cumulative Remedies; Enforcement	180
11.04. Expenses; Indemnity; Damage Waiver	181

XII-v

11.05. Payments Set Aside	183
11.06. Successors and Assigns	183
11.07. Treatment of Certain Information; Confidentiality	189
11.08. Right of Setoff	190
11.09. Interest Rate Limitation	190
11.10. Counterparts; Integration; Effectiveness	190
11.11. Survival of Representations and Warranties	191
11.12. Severability	191
11.13. Replacement of Lenders	191
11.14. Governing Law; Jurisdiction; Etc.	192
11.15. WAIVER OF JURY TRIAL	193
11.17. Electronic Execution of Assignments and Certain Other Documents	194
11.18. USA PATRIOT Act	194
11.19. Judgment Currency	195

ARTICLE XII
LENDER LOSS SHARING INTERCREDITOR AGREEMENT

12.01. Definitions	195
12.02. CAM Exchange	196
12.03. Miscellaneous	197

SIGNATURES	S-1

XII-vi

SCHEDULES

I	[RESERVED]
II	Mandatory Cost Formulae
III	Existing Letters of Credit
IV	Conditions Precedent to Effectiveness
V	Conditions Precedent to Initial Credit Extension
VI	Acquisition Undertakings
VII	Agreed Security Principles
VIII	Conditions Subsequent
2.01	Commitments and Applicable Percentages
5.02	Subsidiaries
5.04	Governmental Authorizations
5.07	Disclosed Litigation
5.14	ERISA Information
5.15	Environmental Actions
5.16(a)	Taxes
5.18(b)	Existing Liens
5.18(c)	Owned Real Property
5.18(d)(i)	Leased Real Property (Lessee)
5.18(d)(ii)	Leased Real Property (Lessor)
5.18(e)	Existing Investments
5.19	Intellectual Property Matters
5.25	Insurance
7.02(d)	Surviving Debt
7.13	Partnerships
11.02	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS

Form of

A-1	Committed Loan Notice
A-2	Letter of Credit Request
B	Swing Line Loan Notice
C-1	Term A-1 Note
C-2	Term A-2 Note
C-3	Term B Note
C-4	Multicurrency RCF Note
C-5	US Dollar RCF Note
D	Compliance Certificate
E	Assignment and Assumption
F	US Security Agreement
G	Mortgage
H	US IP Security Agreement
I	Guaranty Supplement

XII-vii

J	Overadvance Account Escrow Agreement
K	Intercompany Note
L	Intercompany Subordination Agreement
M	Shareholder Subordinated Note
N	Target Shares Security Agreement
O	UK Debenture
P	Security Trust Deed
Q	UK Share Charge
R-1	US Tax Compliance Certificate (for Foreign Lenders that are not partnerships for U.S. Federal Income Tax purposes)
R-2	US Tax Compliance Certificate (for Foreign Participants that are not Partnerships for U.S. Federal Income Tax purposes)
R-3	US Tax Compliance Certificate (for Foreign Participants that are Partnerships for U.S. Federal Income Tax purposes)
R-4	US Tax Compliance Certificate (for Foreign Lenders that are partnerships for U.S. Federal Income Tax purposes)
S	HMRC DT Treaty Passport Scheme

XII-viii

CREDIT AGREEMENT

This CREDIT AGREEMENT (the “Agreement”) is entered into as of September 12, 2011, among COLFAX CORPORATION, a Delaware corporation (the “US Borrower” or “Parent”), COLFAX UK HOLDINGS LTD, a company organized under the laws of England and Wales (the “European Borrower” and, together with the US Borrower, the “Borrowers”), the other Subsidiaries of Parent from time to time party hereto each lender from time to time party hereto (each, a “Lender,” collectively, the “Lenders”), and DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer.

WITNESSETH:

WHEREAS, subject to and upon the terms and conditions set forth herein, the Lenders are willing to make available to the Borrowers the respective credit facilities provided for herein;

NOW, THEREFORE, IT IS AGREED:

ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS

1.01.  Defined Terms.  As used in this Agreement, the following terms shall have the meanings set forth below:

“Acceptance Condition” has the meaning specified in the Conditions Precedent to Initial Credit Extension.

“Account Control Agreement” has the meaning specified in the US Security Agreement.

“Acknowledgement” has the meaning specified in Section 9.14.

“Acquisition” means the acquisition of Target Shares by the Purchaser pursuant to a Scheme and/or an Offer.

“Acquisition Custody Account” means the Purchaser’s custody accounts with the custodian pursuant to this Agreement.

“Acquisition Undertaking” means an undertaking set forth on Schedule VI.

“Act” means the Companies (Jersey) Law 1991 as amended from time to time.

“Adjusted Consolidated Net Income” means, for any period, the Consolidated Net Income (for such purpose assuming that any acquisition of the Target Shares pursuant to the Acquisition or the procedures set forth in clause (a)(ii) of the definition of Certain Funds Purpose during such period occurred at the beginning of such period) for such period plus the sum of the amount of all net non-cash charges (including, without limitation, depreciation, amortization, deferred tax expense and non-cash interest expense) and net non-cash losses which were included in arriving at the Consolidated Net Income for such period, less the amount of all net non-cash gains and non-cash credits which were included in arriving at the Consolidated Net Income for such period.

XII-1

“Adjusted Consolidated Working Capital” means, at any time, Consolidated Current Assets (but excluding therefrom all cash and Cash Equivalents) less Consolidated Current Liabilities at such time.

“Administrative Agent” means Deutsche Bank in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time provide to the Borrowers and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in the form approved by the Administrative Agent from time to time.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person.  For purposes of this definition, the term “control” (including the terms “controlling,” “controlled by” and “under common control with”) of a Person means the possession, direct or indirect, of the power to vote 10% or more of the Voting Interests of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Interests, by contract or otherwise.

“AG” has the meaning specified in Section 10.08(j)(i).

“Agent Parties” has the meaning specified in Section 11.02(c).

“Agents” has the meaning specified in Section 9.01(b).

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreed Security Principles” means the Agreed Security Principles set forth on Schedule VII.

“Agreement” has the meaning specified in the introductory paragraph hereto.

“Agreement Currency” has the meaning specified in Section 11.19.

“Agreement Value” means, for each Hedge Agreement, on any date of determination, an amount determined by the Administrative Agent equal to the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Loan Party or Subsidiary of a Loan Party party to such Hedge Agreement determined by the Administrative Agent as the amount, if any, by which (a) the present value of the future cash flows (determined in accordance with the Master Agreement (Multicurrency Cross Border) published by the International Swap and Derivatives Association, Inc. with respect to such Hedge Agreement) to be paid by such Loan Party or Subsidiary exceeds (b) the present value of the future cash flows (as so determined) to be received by such Loan Party or Subsidiary pursuant to such Hedge Agreement.

XII-2

“AktG” has the meaning specified in Section 10.08(j)(i).

“Alternative Currency” means each of Euro, Sterling, and, only in connection with the issuance of Multicurrency RCF Letters of Credit hereunder, Yen.

“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent thereof in the applicable Alternative Currency as determined by the Administrative Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.

“Alternative Currency Swing Line Loans” means Swing Line Loans in an Alternative Currency that are made to either the US Borrower or the European Borrower.

“Applicable Excess Cash Flow Percentage” means 50%; provided that so long as no Event of Default is then in existence, if the Total Leverage Ratio for the Measurement Period ending on the last day of the Fiscal Year to which such prepayment pursuant to Section 2.05(b)(iv) relates is (i)(a) less than or equal to 3.00:1.00 and (b) greater than 2.25:1.00, then the Applicable Excess Cash Flow Percentage shall instead be 25% or (ii) less than or equal to 2.25:1.00, then the Applicable Excess Cash Flow Percentage shall instead be 0%.

“Applicable Fee Rate” means, at any time, in respect of the Revolving Credit Facilities (a) until the date on which the Administrative Agent receives a Compliance Certificate pursuant to Section 6.17 for the first full fiscal quarter ending at least six months after the Closing Date, 0.50% per annum and (b) thereafter, the applicable percentage per annum set forth below determined by reference to the Total Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.17:

Applicable Fee Rate
Pricing Level	Total Leverage Ratio	Commitment Fee
1	≤2.25	0.375%
2	>2.25	0.500%

Any increase or decrease in the Applicable Fee Rate resulting from a change in the Total Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.17; provided, however, that, (i) if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level 2 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered and (ii) Pricing Level 2 shall apply at all times during which an Event of Default exists.

XII-3

Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Fee Rate for any period shall be subject to the provisions of Section 2.10(b).

“Applicable Percentage” means (a) in respect of the Term A-1 Facility, with respect to any Term A-1 Lender at any time, the percentage (carried out to the ninth decimal place) of the Term A-1 Facility represented by (i) on or prior to the Closing Date, such Term A-1 Lender’s Term A-1 Commitment at such time and (ii) thereafter, the principal amount of such Term A-1 Lender’s Term A-1 Loans at such time, (b) in respect of the Term A-2 Facility, with respect to any Term A-2 Lender at any time, the percentage (carried out to the ninth decimal place) of the Term A-2 Facility represented by (i) on or prior to the Closing Date, such Term A-2 Lender’s Term A-2 Commitment at such time and (ii) thereafter, the principal amount of such Term A-2 Lender’s Term A-2 Loans at such time, (c) in respect of the Term B Facility, with respect to any Term B Lender at any time, the percentage (carried out to the ninth decimal place) of the Term B Facility represented by (i) on or prior to the Closing Date, such Term B Lender’s Term B Commitment at such time and (ii) thereafter, the principal amount of such Term B Lender’s Term B Loans at such time, (d) in respect of the Multicurrency Revolving Credit Facility, with respect to any Multicurrency RCF Lender at any time, the percentage (carried out to the ninth decimal place) of the Multicurrency Revolving Credit Facility represented by such Multicurrency RCF Lender’s Multicurrency RCF Commitment at such time and (e) in respect of the US Dollar Revolving Credit Facility, with respect to any US Dollar RCF Lender at any time, the percentage (carried out to the ninth decimal place) of the US Dollar Revolving Credit Facility represented by such US Dollar RCF Lender’s US Dollar RCF Commitment at such time.  If the commitment of each Multicurrency RCF Lender to make Multicurrency RCF Loans and the obligation of the L/C Issuer to make L/C Credit Extensions under the Multicurrency Revolving Credit Facility have been terminated pursuant to Section 8.02, or if the Multicurrency RCF Commitments have expired, then the Applicable Percentage of each Multicurrency RCF Lender in respect of the Multicurrency Revolving Credit Facility shall be determined based on the Applicable Percentage of such Multicurrency RCF Lender in respect of the Multicurrency Revolving Credit Facility most recently in effect, giving effect to any subsequent assignments. If the commitment of each US Dollar RCF Lender to make US Dollar RCF Loans and the obligation of the L/C Issuer to make L/C Credit Extensions under the US Dollar Revolving Credit Facility have been terminated pursuant to Section 8.02, or if the US Dollar RCF Commitments have expired, then the Applicable Percentage of each US Dollar RCF Lender in respect of the US Dollar Revolving Credit Facility shall be determined based on the Applicable Percentage of such US Dollar RCF Lender in respect of the US Dollar Revolving Credit Facility most recently in effect, giving effect to any subsequent assignments  The initial Applicable Percentage of each Lender in respect of each Facility is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

XII-4

“Applicable Rate” means, (a) subject to any increase pursuant to Section 2.14(a)(vi), in respect of the Term B Facility, 3.00% per annum for Base Rate Loans and 4.00% per annum for Eurocurrency Rate Loans and (b) in respect of the Term A-1 Facility, the Term A-2 Facility and the Revolving Credit Facilities, (i) until the date on which the Administrative Agent receives a Compliance Certificate pursuant to Section 6.17 for the first full fiscal quarter ending at least six months after the Closing Date, 2.00% per annum for Base Rate Loans and 3.00% per annum for Eurocurrency Rate Loans and Letter of Credit Fees and (ii) thereafter, the applicable percentage per annum set forth below determined by reference to the Total Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.17:

Pricing Level	Total Leverage Ratio	Applicable Rate For Base Rate Loans in respect of the Term A-1 Facility, the Term A-2 Facility and the Revolving Credit Facilities	Applicable Rate For Eurocurrency Rate Loans in respect of the Term A-1 Facility, the Term A-2 Facility, and the Revolving Credit Facilities
1	≤ 2.25	1.50%	2.50%
2	> 2.25 but ≤ 3.00	1.75%	2.75%
3	> 3.00 but ≤ 4.00	2.00%	3.00%
4	> 4.00	2.25%	3.25%

Any increase or decrease in the Applicable Rate resulting from a change in the Total Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.17; provided, however, that, (i) if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level 4 shall apply in respect of the Term A-1 Facility, the Term A-2 Facility and the Revolving Credit Facilities, in each case, as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and, in each case, shall remain in effect until the date on which such Compliance Certificate is delivered and (ii) Pricing Level 4 shall apply at all times during which an Event of Default exists; provided further that, (x) the Applicable Rate in respect of any Tranche of Revolving Credit Loans and Swing Line Loans made pursuant to any Extended Revolving Credit Commitments shall be the applicable percentages per annum set forth in the relevant Extension Offer and (y) the Applicable Rate in respect of any Tranche of Extended Term Loans shall be the applicable percentages per annum set forth in the relevant Extension Offer.

Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).

“Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the L/C Issuer, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

XII-5

“Appropriate Lender” means, at any time, (a) with respect to any of the Term A-1 Facility, the Term A-2 Facility, the Term B Facility, the Multicurrency Revolving Credit Facility or the US Dollar Revolving Credit Facility, a Lender that has a Commitment with respect to such Facility or holds a Term A-1 Loan, Term A-2 Loan, a Term B Loan, a Multicurrency RCF Loan or a US Dollar RCF Loans respectively, at such time, (b) with respect to the Letter of Credit Sublimit, (i) the L/C Issuer, (ii) if any Multicurrency RCF Letters of Credit have been issued pursuant to Section 2.03(a), the Multicurrency RCF Lenders and (iii) if any US Dollar RCF Letters of Credit have been issued pursuant to Section 2.03(a), the US Dollar RCF Lenders and (c) with respect to the Swing Line Sublimit, (i) the Swing Line Lender, (ii) if any Multicurrency RCF Swing Line Loans are outstanding pursuant to Section 2.04(a), the Multicurrency RCF Lenders and (iii) if any US Dollar RCF Swing Line Loans are outstanding pursuant to Section 2.04(a), the US Dollar RCF Lenders.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Approved Litton Judgment” means a final judgment and any Lien relating thereto resulting from the case of Litton Industries, Inc. et al. v. IMO Industries, Inc. et al., No. L 1730 97 in the Superior Court of New Jersey, Law Division, Mercer County (the “Litton Litigation”), but only for so long as and to the extent that (a) such judgment shall not exceed $10,000,000, plus accrued pre-judgment and post-judgment interest thereon, and (b) any such judgment is promptly (and in any event within ten days) paid after all appeals have been exhausted (and provided, further, that (i) during such appeals, there is no period of more than 30 consecutive days during which (A) a stay of enforcement of the judgment and any such Lien or (B) a cross appeal that renders the judgment and any such Lien unenforceable, in each case, is not in effect, (ii) no such Lien shall remain in existence for more than 30 days after all appeals have been exhausted, and (iii) no property of any Loan Party or any Subsidiary of any Loan Party is lost, forfeited or sold as a result thereof.

“Arrangers” means Deutsche Bank Securities Inc. and HSBC Securities (USA) Inc., in their capacity as joint lead arrangers and joint book managers.

“Asbestos Insurance Settlement” means a settlement by Parent or any of its Subsidiaries of claims under an insurance policy with respect to coverage for asbestos matters, provided that such settlement is made in good faith.

“Asbestos Judgment” means any proceeds awarded by a court resulting from asbestos insurance litigation by Parent or any of its Subsidiaries under an insurance policy with respect to asbestos matters, including proceeds from judgments for damages, attorneys’ fees, interest and any other proceeds awarded by a court in connection with such litigation.

“Asset Acquisition” has the meaning specified in Section 6.10(a).

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender Party and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E or any other form approved by the Administrative Agent.

XII-6

“Assuming Lender” has the meaning specified in Section 2.14(d).

“Assumption Agreement” has the meaning specified in Section 2.14(d)(ii).

“Auction” has the meaning specified in Section 2.17(a).

“Auction Manager” has the meaning specified in Section 2.17(a).

“Auction Notice” means, in connection with an Auction, the written notification provided by the Borrower to the Auction Manager for distribution to the Lenders of the relevant Tranche of Term Loans.

“Audited Financial Statements” means the audited Consolidated balance sheet of Parent and its Subsidiaries for the Fiscal Year ended December 31, 2010, and the related Consolidated statements of income or operations, shareholders’ equity and cash flows for such Fiscal Year of Parent and its Subsidiaries, including the notes thereto.

“Auditors” has the meaning specified in Section 10.08(f)(i).

“Auditors’ Determination” has the meaning specified in Section 10.08(f)(i).

“Auto-Extension Letter of Credit” has the meaning specified in Section 2.03(b)(iii).

“Availability Period” means in respect of (x) the Multicurrency Revolving Credit Facility, the period from and including the Closing Date to the earliest of (a) the Maturity Date for the Multicurrency Revolving Credit Facility, (b) the date of termination of the Multicurrency RCF Commitments pursuant to Section 2.06, and (c) the date of termination of the commitment of each Multicurrency RCF Lender to make Multicurrency RCF Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions under the Multicurrency Revolving Credit Facility pursuant to Section 8.02 and (y) the US Dollar Revolving Credit Facility, the period from and including the Closing Date to the earliest of (a) the Maturity Date for the US Dollar Revolving Credit Facility, (b) the date of termination of the US Dollar RCF Commitments pursuant to Section 2.06, and (c) the date of termination of the commitment of each US Dollar RCF Lender to make US Dollar RCF Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions under the US Dollar Revolving Credit Facility pursuant to Section 8.02.

“Availability Period Commencement Date” has the meaning specified in Section 4.02.

“Available Amount” of any Letter of Credit means, at any time, the maximum amount available to be drawn, or that may be required to be disbursed or paid, as applicable, under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing, disbursement or payment, as applicable).

“Bank Guarantee” means a guarantee issued by a bank or other financial institution, for the account of Parent or any Subsidiary of Parent, to support obligations of such Person incurred in the ordinary course of such Person’s business.

XII-7

“Bankruptcy Law” means any proceeding of the type referred to in Section 8.01(f) or Title 11, U.S. Code, or any similar foreign, federal or state law for the relief of debtors including, without limitation, the German Insolvency Act (Insolvenzordnung).

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Deutsche Bank as its “prime rate”, (c) the Eurocurrency Rate for a Revolving Credit Loan with a one-month interest period commencing on such day plus 1.00% and (d) with respect to Term B Loans, 2.25% per annum. The “prime rate” is a rate set or established by Deutsche Bank based upon various factors including Deutsche Bank’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate, and is not necessarily the lowest rate quoted by Deutsche Bank and does not necessarily represent the lowest or best rate actually charged to any customer by the Administrative Agent, which may make commercial loans or other loans at rates of interest at, above or below the rate quoted by Deutsche Bank.  Any change in such rate announced by Deutsche Bank shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Revolving Credit Loan, a Term A-1 Loan, a Term A-2 Loan or a Term B Loan that bears interest based on the Base Rate.

“Borrower Materials” means, collectively, all materials and/or information provided by or on behalf of the Borrowers hereunder.

“Borrowers” has the meaning specified in the introductory paragraph hereto.

“Borrowing” means a Multicurrency RCF Borrowing, a US Dollar RCF Borrowing, a Swing Line Borrowing, a Term A-1 Borrowing, a Term A-2 Borrowing or a Term B Borrowing, as the context may require.

“Business Day” means a day of the year on which banks are not required or authorized by Law to close in New York City and, if the applicable Business Day relates to any Eurocurrency Rate Loans, (a) in the case of Loans and Letters of Credit, denominated in Dollars or Sterling, on which dealings are carried on in the London interbank market, (b) in the case of Loans and Letters of Credit, denominated in Euros, on which the Trans European Automated Real Time Gross Settlement Express Transfer (TARGET) System is open, and (c) in the case of Letters of Credit denominated in Yen, on which banks in Tokyo are not required or authorized by Law to close.

“Capital Expenditures” means, for any Person for any period, the sum of, without duplication, (a) all expenditures made, directly or indirectly, by such Person or any of its Subsidiaries during such period for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or equipment on a Consolidated balance sheet of such Person or have a useful life of more than one year plus (b) the aggregate principal amount of all Debt (including Obligations under Capitalized Leases) assumed or incurred in connection with any such expenditures.

XII-8

“Capital Impairment” has the meaning specified in Section 10.08(c)(i).

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

“Cash Collateralize” has the meaning specified in Section 2.03(g).

“Cash Equivalents” means any of the following, to the extent owned by Parent or any of its Subsidiaries free and clear of all Liens other than Liens created under the Collateral Documents and having a maturity of not greater than 180 days from the date of acquisition thereof:  (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the federal Government of the United States, (b) insured certificates of deposit of or time deposits with any commercial bank that is a Lender or a member of the Federal Reserve System, issues (or the parent of which issues) commercial paper rated as described in clause (c) below, is organized under the laws of the United States or any State thereof and has combined capital and surplus of at least $1 billion, (c) commercial paper in an aggregate amount of no more than $1,000,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any State of the United States and rated at least “Prime 1” (or the then equivalent grade) by Moody’s or “A 1” (or the then equivalent grade) by S&P (d) Investments, classified in accordance with GAAP as Current Assets of Parent or any of its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition, or (e) in the case of any Foreign Subsidiary only, direct obligations of the sovereign nation (or any agency thereof) in which such Foreign Subsidiary is organized and is conducting business or in obligations fully and unconditionally guaranteed by such sovereign nation (or any agency thereof) provided such sovereign nation or agency thereof has a rating by Moody’s and S&P equal to, or better than, the federal Government of the United States.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.

“Cash Management Bank” means any Person that, at the time it enters into a Cash Management Agreement, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Cash Management Agreement.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time.

“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

“Certain Funds Credit Extension” means (a) a Term Borrowing made during the Certain Funds Period solely for a Certain Funds Purpose, (b) a Revolving Credit Borrowing or Swing Line Borrowing made during the Certain Funds Period solely for the purposes of clause (d), (f) and/or (h) of the definition of Certain Funds Purpose and (c) issuances of Letters of Credit during the Certain Funds Period solely for the purposes of clause (d) of the definition of Certain Funds Purpose so long as such Letters of Credit have been issued to support reimbursement obligations in respect of any Existing Letter of Credit or Bank Guarantee.

XII-9

“Certain Funds Period” means the period from and including the Availability Period Commencement Date to and including the first to occur of:

(i)           the date occurring 200 days after the Effective Date, unless the Closing Date shall have occurred on or prior to such date;

(ii)          the date which falls 200 days after the date on which a Scheme Circular or Offer Document is first posted;

(iii)         the date upon which a Scheme lapses, terminates or is withdrawn (unless a firm intention to make an Offer in place of a Scheme is simultaneously, or has already been, announced or within 3 Business Days of such lapse, termination or withdrawal, as the case may be, is announced);

(iv)         the date upon which an Offer lapses, terminates or is withdrawn (unless a firm intention to make a Scheme in place of an Offer is simultaneously, or has already been, announced or within 3 Business Days of such lapse, termination or withdrawal, as the case may be, is announced); and

(v)          the date on which the Target becomes a direct or indirect Wholly-Owned Subsidiary of Parent, the Purchaser has paid all sums due pursuant to, or in connection with, the Acquisition, any surrender or cancellation of options or awards over Target Shares and (in the case of an Offer) any squeeze-out procedure and/or sell-out procedure.

“Certain Funds Purpose” means to:

(a)          if the Acquisition is to be made pursuant to an Offer:

(i)           finance (directly or indirectly) the acquisition of Target Shares to be acquired pursuant to the Offer or on the open market;

(ii)          finance (directly or indirectly) the consideration payable pursuant to the operation by the Purchaser of the procedures contained in Part 18 of the Act; and

(b)          if the Acquisition is to be made pursuant to a Scheme:

(i)           finance (directly or indirectly) the cash price payable to holders of the Target Shares in consideration of the Target Shares being cancelled or transferred and new shares in the Target being issued to the Purchaser pursuant to the Scheme; and/or

XII-10

(ii)          finance (directly or indirectly) the purchase of Target Shares pursuant to the Scheme;

(c)          finance (directly or indirectly) payment to holders of options and for awards in respects of Target Shares who exercise or surrender such options and/or awards in connection with the Acquisition;

(d)          finance (directly or indirectly) fees and expenses (including all stamp, documentary, registration or similar taxes) incurred in connection with the Transaction;

(e)          finance (directly or indirectly) the Refinancing;

(f)           financing (directly or indirectly) the Pension Funding;

(g)          funding (directly or indirectly) the Overadvance Account; and

(h)          finance (directly or indirectly) in an aggregate amount not to exceed $200,000,000 (i) payments under foreign exchange Hedging Agreements entered into by Parent or the Purchaser in respect of the Term Loans in connection with the Acquisition and (ii) any purpose set forth in clauses (a), (b) and (c) above to the extent the proceeds of the Term Loans and the Equity Financing, together with amounts payable under foreign exchange Hedging Agreements entered into by Parent or the Purchaser in connection with the Acquisition, are insufficient to fully finance such purposes solely as a result of foreign exchange rate fluctuations.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith, (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III and (z) the UK Bank Levy, and all rules, guidelines, requirements, directives and legislation issued in connection with the UK Bank Levy, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued or implemented.

“Change of Control” means the occurrence of any of the following:  (a) any Person or two or more Persons (other than the Equity Investors) acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Interests of Parent (or other securities convertible into such Voting Interests) representing 40% or more of the combined voting power of all Voting Interests of Parent, (b) during any period of up to twelve consecutive months, the majority of seats (other than vacant seats) on the board of directors of the Parent cease to be occupied by persons who either (i) were members of the board of directors of the Parent at the beginning of the twelve consecutive month period or (ii) were nominated for election by the board of directors of Parent, a majority of whom are directors at the beginning of such period or whose election or nomination for election was previously approved by a majority of such directors or (c) any Borrower (other than Parent) shall cease to be a direct or indirect Wholly-Owned Subsidiary of Parent.

XII-11

“City Code” means The City Code on Takeovers and Mergers.

“Closing Date” means the first date on which the Conditions Precedent to Initial Credit Extensions have been satisfied or waived in accordance with this Agreement, the initial Acquisition of Target Shares is consummated and the initial Borrowings are made under this Agreement.

“Closing Date Preferred Equity” means any preferred Equity Interests issued to the Equity Investors pursuant to the Equity Financing on the Closing Date, provided that the terms of the Closing Date Preferred Equity shall be as set forth in the Closing Date Preferred Equity Documents.

“Closing Date Preferred Equity Documents” means (i) the documents governing the Closing Date Preferred Equity as in effect on the Effective Date and (ii) such other documents entered into after the Effective Date but prior to the Closing Date so long as such documents are on substantially the same terms as the documents described in clause (i) above, in each case, without giving effect to any amendments, restatements, supplements or other modifications thereto except to the extent permitted pursuant to Section 7.09.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“Collateral” means all of the “Collateral” and “Mortgaged Property” referred to in the Collateral Documents and all of the other property that is or is intended under the terms of the Collateral Documents to be subject to Liens in favor of the Administrative Agent or Collateral Agent for the benefit of the Secured Parties.

“Collateral Agent” means Deutsche Bank in its capacity as collateral agent or security trustee under any of the Loan Documents, or any successor collateral agent or security trustee.

“Collateral and Guarantee Requirement” means with respect to the Loan Parties, that the requirements of Sections 4.01 (as of the Effective Date), 6.10 and 6.22 (as of the respective dates for which such requirements are required to be satisfied as set forth in Conditions Subsequent) have been satisfied with respect to such Loan Parties.

“Collateral Documents” means, collectively, the US Security Agreement, the Mortgages, the Foreign Collateral Documents, the US IP Security Agreement, the Target Shares Security Agreement, the UK Share Charge, the UK Debenture, the Security Trust Deed, the Overadvance Account Escrow Agreement, each of the mortgages, collateral assignments, US Security Agreement Supplements, US IP Security Agreement Supplements, security agreements, pledge agreements or other similar agreements and any supplement to any of the foregoing delivered to the Administrative Agent pursuant to the Collateral and Guarantee Requirements, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

XII-12

“Commitment” means a Term A-1 Commitment, a Term A-2 Commitment, a Term B Commitment, a Multicurrency RCF Commitment or a US Dollar RCF Commitment, as the context may require.

“Commitment Date” has the meaning specified in Section 2.14(b).

“Committed Loan Notice” means a notice of (a) a Term Borrowing, (b) a Revolving Credit Borrowing, (c) a conversion of Loans from one Type to the other, or (d) a continuation of Eurocurrency Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A-1.

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Conditions Precedent to Effectiveness” means each of the conditions set forth on Schedule IV.

“Conditions Precedent to Initial Credit Extension” means each of the conditions set forth on Schedule V.

“Conditions Subsequent” means each of the conditions set forth on Schedule VIII.

“Consolidated” means the consolidation of accounts in accordance with GAAP.

“Consolidated Current Assets” means, at any time, the consolidated current assets of Parent and its Subsidiaries at such time.

“Consolidated Current Liabilities” means, at any time, the consolidated current liabilities of Parent and its Subsidiaries at such time, but excluding the current portion of any Debt under this Agreement and the current portion of any other long-term Debt which would otherwise be included therein.

“Consolidated Interest Charges” means, for any Measurement Period, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, (b) all interest paid or payable with respect to discontinued operations, (c) the portion of rent expense under Capitalized Leases that is treated as interest in accordance with GAAP, or (d) the amount of any regularly scheduled dividends in respect of Closing Date Preferred Equity, in each case, of or by Parent and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period.

XII-13

“Consolidated Net Income” means, for any period, the net income (or net loss) of Parent and its Subsidiaries (calculated on a Consolidated basis) for such period, provided that the following items shall be excluded in computing Consolidated Net Income (without duplication):  (i) the net income (or loss) of any Person in which a Person or Persons other than Parent and its Wholly-Owned Subsidiaries has an Equity Interest or Equity Interests (x) if such Person is a Subsidiary Consolidated with Parent, to the extent of any such Equity Interests held by Persons other than Parent and its Wholly-Owned Subsidiaries in such Person and (y) if such Person is not a Subsidiary Consolidated with Parent, other than to the extent of the amount of dividends or other distributions actually paid in cash by such Person, (ii) except as expressly set forth in the definition of EBITDA, the net income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Parent or all or substantially all of the property or assets of such Person are acquired by a Subsidiary of Parent and (iii) the net income of any Subsidiary of Parent (other than a Borrower) to the extent that the declaration or payment of cash dividends or similar cash distributions by such Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary.

“Consolidated Total Debt” means all items that, in accordance with GAAP, would be classified as indebtedness on a Consolidated balance sheet (excluding any Debt in respect of the Closing Date Preferred Equity).

“Contingent Obligation” means, with respect to any Person, any Obligation or arrangement of such Person to guarantee or intended to guarantee any Debt, leases, dividends or other payment Obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co making, discounting with recourse or sale with recourse by such Person of the Obligation of a primary obligor, (b) the Obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement or (c) any Obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof.  The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

“Controlled Investment Affiliates” means as, to any Person, (i) any other Person which directly or indirectly is in control of, is controlled by, or is under common control with, such Person and is organized by such Person (or any Person controlling such Person) primarily for making equity or debt investments in one or more companies, or (ii) any fund or account managed by such Person, or by the same manager or advisor as such Person or an Affiliate of such Person or such manager or advisor.  Solely for the purposes of this definition “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

XII-14

“Court Meeting” means a meeting convened by the Royal Court of Jersey between the owners of the Target Shares to seek their approval of the Scheme.

“Credit Extension” means each of the following:  (a) a Borrowing and (b) an L/C Credit Extension.

“CTA” means the United Kingdom Corporation Tax Act 2009.

“Current Assets” of any Person means all assets of such Person that would, in accordance with GAAP, be classified as current assets of a company conducting a business the same as or similar to that of such Person, after deducting adequate reserves in each case in which a reserve is proper in accordance with GAAP.

“Custodian” means Capita Jersey.

“Custodian Agreement” has the meaning specified in the Conditions Precedent to Effectiveness.

“Debt” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all Obligations of such Person for the deferred purchase price of property or services, (c) all Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Obligations of such Person as lessee under Capitalized Leases, (f) all Obligations of such Person under acceptance, letter of credit or similar facilities, or in respect of any Bank Guarantee, (g) all Obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests in such Person or any other Person or any warrants, rights or options to acquire such Equity Interests, valued, in the case of Redeemable Preferred Interests (including, without limitation, any Closing Date Preferred Equity), at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all Obligations of such Person in respect of Hedge Agreements, valued at the Agreement Value thereof, (i) all Contingent Obligations of such Person, (j) Off Balance Sheet Obligations of such Person and (k) all indebtedness and other payment Obligations referred to in clauses (a) through (j) above of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness or other payment Obligations.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

XII-15

“Declined Proceeds” has the meaning specified in Section 2.05(b)(vii).

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Defaulting Lender” means any Lender with respect to which a Lender Default is in effect.

“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans under the Revolving Credit Facilities plus (iii) 2% per annum; provided, however, that, with respect to a Eurocurrency Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate and any Mandatory Cost) otherwise applicable to such Loan plus 2% per annum and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum.

“Default Request” has the meaning specified in Section 6.10(a).

“Deutsche Bank” means Deutsche Bank AG New York Branch and its successors.

“Disclosed Litigation” has the meaning specified in Section 5.07.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, but excluding the granting of any Liens permitted pursuant to Section 7.01.

“Dollar” and “$” mean the lawful money of the United States.

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in an Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.

XII-16

“EBITDA” means, for any period, (a) the sum, determined on a Consolidated basis for the most recently completed Measurement Period, of (i) Consolidated Net Income, and, to the extent reflected in the calculation of such net income (or net loss), (ii) net interest expense, (iii) income tax expense, (iv) depreciation expense, (v) amortization expense, (vi) noncash impairment charges, (vii) losses from discontinued operations, extraordinary losses and losses from sales of assets outside the ordinary course of business, (viii) noncash other non-operating expenses, (ix) noncash equity compensation expenses, (x) expenses of Parent and its Subsidiaries incurred in connection with the Transactions, (xi) non-recurring and other one-time expenses incurred in connection with the Restructuring in an amount not to exceed $100,000,000 in the aggregate for all such periods, (xii) expenses associated with the settlement or payment of asbestos or welding fumes liabilities, and (xiii) costs associated with the action of Parent and its Subsidiaries against its asbestos or welding fumes insurers for coverage in respect of asbestos liabilities, minus (b) gains from discontinued operations, extraordinary gains and gains from sales of assets outside the ordinary course of business, in each case of Parent and its Subsidiaries, and, to the extent otherwise reflected in the calculation of net income (or net loss) for such period, any gains associated with asbestos or welding fumes claims, in each case determined (except as otherwise provided herein) in accordance with GAAP for the most recently completed Measurement Period, it being understood that “EBITDA” shall, for purposes of calculating compliance with the Total Secured Leverage Ratio in Section 2.14(a), the Total Leverage Ratio in Section 6.18(a) and for purposes of determining the Applicable Rate and Applicable Fee Rate, be (1) increased for any Measurement Period in which the purchase or other acquisition of all of the Equity Interests in, or all or substantially all of the property and assets of, any Person, has occurred, by the EBITDA of the Person or assets being acquired using the historical financial statements (including audited financial statements, to the extent available) for such Person and (2) decreased for any Measurement Period in which the sale, transfer or other disposition of all of the Equity Interests in, or all or substantially all of the property and assets of, any Person, has occurred, by, in each case, the EBITDA of the Person or assets being acquired or sold, as applicable, using the historical financial statements (including audited financial statements, to the extent available) for such Person, and all such adjustments to the EBITDA of Parent and its Subsidiaries as specified in the foregoing clauses (1) and (2) shall be accompanied by a certification of a Responsible Officer of Parent stating that such adjustments have been prepared in accordance with GAAP.

“Effective Date” has the meaning specified in Section 4.01.

“Effective Yield” means, as to any Loans of any Tranche, the effective yield on such Loans as reasonably determined by the Administrative Agent (in consultation with the Borrowers), taking into account the applicable interest rate margins, any interest rate floors or similar devices, all recurring fees and all other fees, including upfront or similar fees or original issue discount (amortized over the shorter of (x) the life of such Loans and (y) the four years following the date of incurrence thereof) payable generally to Lenders making such Loans, but excluding any arrangement, structuring or other fees payable in connection therewith that are not generally shared with the relevant Lenders and customary amendment and consent fees paid generally to consenting Lenders. Any such determination by the Administrative Agent shall be conclusive and binding on all Lenders.  The Administrative Agent shall not have any liability to any Person with respect to such determination absent gross negligence or willful misconduct.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.06(b)(iii), (v) or (vi) (subject to Section 11.06(b)(i) and such consents, if any, as may be required under Section 11.06(b)(iii)).

“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

XII-17

“Environmental Action” means any action, suit, demand, demand letter, claim, notice of non compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement arising under or with respect to any Environmental Law, any Environmental Permit or Hazardous Material or arising from alleged injury or threat to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief; provided, however, that Environmental Action shall not include any asbestos-related litigation.

“Environmental Law” means any applicable federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of, or exposure to, Hazardous Materials.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrowers, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Environmental Reports” means environmental assessment reports, prepared by Environmental Resources Management in accordance with ASTM 1527-05 standards, and a letter from Parent to the Administrative Agent indicating (a) the status of any Recognized Environmental Conditions (as defined in such standards) identified in such reports and (b) “most likely” case and “reasonable worst” case estimates for investigating and remediating the Recognized Environmental Conditions.

“Equity Commitment Letter” means that certain letter dated as of September 12, 2011, among BDT CF Acquisition Vehicle, LLC, BDT Capital Partners LLC and the “Investors” party thereto as in effect on the date hereof.

“Equity Financing” has the meaning specified in the Conditions Precedent to Initial Extension.

“Equity Interests” means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

XII-18

“Equity Investors” means (i) Mitchell P. Rales and Steven M. Rales, their respective heirs and any estate-planning trust for the benefit of members of their immediate families with respect to which either Mitchell P. Rales or Steven M. Rales is the Trustee, (ii) BDT Capital Partners and its Controlled Investment Affiliates and (iii) any other investor that is issued common Equity Interests or Closing Date Preferred Equity of the Parent pursuant to the Equity Financing after the Effective Date and on or prior to the Closing Date and any such investors’ Controlled Investment Affiliates.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means any Person that for purposes of Title IV of ERISA is a member of the controlled group of any Loan Party, or under common control with any Loan Party, within the meaning of Section 414 of the Internal Revenue Code.

“ERISA Event” means (a) (i) the occurrence of a Reportable Event, or (ii) the requirements of Section 4043(b) of ERISA apply with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the failure to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, whether or not waived, with respect to a Plan; (c) the application for a minimum funding waiver with respect to a Plan; (d) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (e) the cessation of operations at a facility of any Loan Party or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (f) the withdrawal by any Loan Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (g) the conditions for imposition of a lien under Section 303(k) of ERISA shall have been met with respect to any Plan; (h) a determination that any Plan is in “at risk” status (within the meaning of Section 303 of ERISA); or (i) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.

“Euro” and “€” mean the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.

XII-19

“Eurocurrency Rate” means for any Interest Period, (A) with respect to a Eurocurrency Rate Loan that is a Term A-1 Loan, a Term A-2 Loan or a Revolving Credit Loan, the aggregate of (1) and (2) below and (B) with respect to a Eurocurrency Loan that is a Term B Loan, the higher of (x) 1.25% per annum and (y) the aggregate of (1) and (2) below:

(1)

(a)           in the case of a Eurocurrency Rate Loan denominated in Dollars, (i) the rate per annum equal to the rate determined by Administrative Agent to be the offered rate that appears on the Reuters screen that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such interest period) with a term equivalent to such interest period, determined as of approximately 11:00 A.M. (London time) on the applicable Interest Rate Determination Date and, in the event such rate is not available, (ii) the arithmetic average (rounded up to the nearest 1/100th of 1%) of the offered quotation in the interbank eurodollar market by Deutsche Bank to first class banks for Dollar deposits of amounts in immediately available funds with a term equivalent comparable to the interest period for which a Eurocurrency Rate is determined, as of 11:00 A.M. (London time) on the applicable Interest Rate Determination Date;

(b)           in the case of Eurocurrency Rate Loan denominated in Euros, (i) the rate per annum equal to the rate determined by Administrative Agent to be the offered rate that appears on the appropriate page of the Reuters screen that displays EURIBOR (for delivery on the first day of such interest period) with a term equivalent to such interest period, determined as of approximately 11:00 A.M. (London time) on the applicable Interest Rate Determination Date and, in the event such rate is not available, (ii) the arithmetic average (rounded up to the nearest 1/100th of 1%) of the offered quotation in the European interbank market by Deutsche Bank for Euro deposits of amounts in immediately available funds with a term equivalent comparable to the interest period for which a Eurocurrency Rate is determined, as of 11:00 A.M. (London time) on the applicable Interest Rate Determination Date;

(c)           in the case of Loans denominated in any Alternative Currency (other than Euro), (i) the rate per annum equal to the rate determined by Administrative Agent to be the offered rate that appears on the appropriate page of the Reuters screen that displays LIBOR (for delivery on the first day of such interest period) with a term equivalent to such interest period, determined as of approximately 11:00 A.M. (London time) on the applicable Interest Rate Determination Date and, in the event such rate is not available, (ii) the arithmetic average (rounded up to the nearest 1/100th of 1%) of the offered quotation in the London interbank market by Deutsche Bank for deposits in the Alternative Currency of amounts in immediately available funds with a term equivalent comparable to the interest period for which a Eurocurrency Rate is determined, as of 11:00 A.M. (London time) on the applicable Interest Rate Determination Date; or

(d)           for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to (i) BBA LIBOR, determined at approximately 11:00 A.M., (London Time) on the applicable Interest Rate Determination Date for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day or (ii) if such published rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in the same day funds in the approximate amount of the Base Rate Loan being made or maintained and with a term equal to one month would be offered by Deutsche Bank (or an affiliate thereof) to major banks in the London interbank Eurocurrency market at their request at the date and time of determination; and

XII-20

(2)           the then current cost of the Lenders of complying with any Eurocurrency Reserve Requirements.

“Eurocurrency Rate Loan” means a Multicurrency RCF Loan, a US Dollar RCF Loan, a Term A-1 Loan, a Term A-2 Loan or a Term B Loan that bears interest at a rate based on the Eurocurrency Rate.  Eurocurrency Rate Loans may be denominated in Dollars or in an Alternative Currency.  All Loans denominated in an Alternative Currency must be Eurocurrency Rate Loans.

“Eurocurrency Reserve Requirements” means, for any day as applied to a Eurocurrency Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve liquid asset or similar requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the FRB or other Governmental Authority having jurisdiction with respect thereto), including without limitation, under regulations issued from time to time by (a) the FRB, (b) any Governmental Authority of the jurisdiction of the relevant currency or (c) any Governmental Authority of any jurisdiction in which advances in such currency are made to which banks in any jurisdiction are subject for any category of deposits or liabilities customarily used to fund loans in such currency or by reference to which interest rates applicable to loans in such currency are determined, including Mandatory Costs.

“European Borrower” has the meaning specified in the introductory paragraph hereto.

“Event of Default” has the meaning specified in Section 8.01.

“Excess Cash Flow” means for any period, the remainder of (a) the sum of, without duplication, (i) Adjusted Consolidated Net Income for such period and (ii) the decrease, if any, in Adjusted Consolidated Working Capital from the first day to the last day of such period, minus (b) the sum of, without duplication, (i) the aggregate amount of all Capital Expenditures made by Parent and its Subsidiaries during such period (other than Capital Expenditures to the extent financed with equity proceeds, Equity Interests, capital contributions, asset sale proceeds, insurance proceeds or Debt (other than Revolving Credit Loans and Swing Line Loans)), (ii) the aggregate amount of permanent principal payments of Debt for borrowed money of Parent and its Subsidiaries and the permanent repayment of the principal component of all Obligations under Capitalized Leases of Parent and its Subsidiaries during such period (other than (1) repayments made pursuant to the Refinancing, (2) repayments made with the proceeds of asset sales, sales or issuances of Equity Interests, capital contributions, insurance or Debt and (3) payments of Loans and/or other Obligations, provided that repayments of Loans shall be deducted in determining Excess Cash Flow to the extent such repayments were required as a result of a scheduled repayment pursuant to Section 2.07(a), Section 2.07(b) or Section 2.07(c)), (iii) the increase, if any, in Adjusted Consolidated Working Capital from the first day to the last day of such period, (iv) the aggregate amount of all cash payments made in respect of all Investments made pursuant to Section 7.06(h), (i) or (m) consummated by Parent and its Subsidiaries during such period (other than any such payments to the extent financed with equity proceeds, capital contributions, asset sale proceeds, insurance proceeds or Debt (other than Revolving Credit Loans and Swing Line Loans)) and (v) the aggregate amount of (a) all cash payments made during such period in respect of (x) expenses associated with the settlement or payment of asbestos or welding fumes liabilities or (y) costs associated with the action of Parent and its Subsidiaries against its asbestos or welding fumes insurers for coverage in respect of asbestos liabilities minus (b) all cash received during such period in respect of asbestos or welding fumes claims (including, without limitation, payments under insurance policies related thereto).

XII-21

“Excess Exempted Foreign Subsidiary Voting Equity Interests” has the meaning specified in the US Security Agreement.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of the Borrowers hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which such recipient is organized or in which its principal office is located, is managed and controlled or has its seat of management is engaged in a trade or business, or has a permanent establishment, office, fixed base or branch or similar connection including, without limitation, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which either Borrower is located, (c) any backup withholding tax that is required by the Code to be withheld from amounts payable to a Lender that has failed to comply with clause (A) of Section 3.01(e)(ii), and (d) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrowers under Section 11.13), any United States withholding tax that (i) is required to be imposed on amounts payable to such Foreign Lender pursuant to the Laws in force at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrowers with respect to such withholding tax pursuant to Section 3.01(a)(ii), (ii) is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with clause (B) of Section 3.01(e)(ii), or (iii) is imposed under FATCA.  Notwithstanding anything to the contrary contained in this definition, “Excluded Taxes” shall not include any withholding tax imposed by any jurisdiction other than the US at any time on payments made by or on behalf of a Foreign Loan Party to any Lender hereunder or under any other Loan Document, provided that such Lender shall have complied with Section 3.01(e)(i) but shall include (a) any amount attributable to the implementation or application of, or compliance with, the UK Bank Levy (as in force on the date the relevant Administrative Agent, Lender or L/C Issuer became a party to this Agreement), where the effect of such UK Bank Levy was known on the date hereof, and (b) any Tax imposed by the U.K. which is required by law to be deducted or withheld from a payment of interest on a Loan, if on the date on which the payment falls due:

(i)
the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a Qualifying Lender, but on that date that Lender is not or has ceased to be a Qualifying Lender other than as a result of (i) any change after the date it became a Lender under this Agreement in (or in the interpretation, administration or application of) any law or treaty or any published practice or concession of any relevant taxing authority;

XII-22

(ii)	the relevant Lender is a Qualifying Lender solely by virtue of paragraph (a)(i)(B) of the definition of Qualifying Lender and:

(A)
an officer of the United Kingdom H.M. Revenue & Customs has given (and not revoked) a direction (a “Direction”) under section 931 of the ITA which relates to the payment and that Lender has received from the Borrower making the payment or from the Company a certified copy of that Direction; and

(B)	the payment could have been made to the Lender without any Tax Deduction if that Direction had not been made; or

(iii)	the relevant Lender is a Qualifying Lender solely by virtue of paragraph (a)(i)(B) of the definition of Qualifying Lender and:

(A)	the relevant Lender has not given a UK Tax Confirmation to the Company; and

(B)
the payment could have been made to the Lender without any Tax Deduction if the Lender had given a UK Tax Confirmation to the Company, on the basis that the UK Tax Confirmation would have enabled the Borrower to have formed a reasonable belief that the payment was an “excepted payment” for the purpose of section 930 of the ITA.

“Existing Letter of Credit or Bank Guarantee” means any letter of credit and bank guarantees set forth on Schedule III hereto.

“Existing Parent Credit Agreement” means that certain Credit Agreement, dated as of May 13, 2010, as amended, restated, supplemented and/or otherwise modified on or prior to the Closing Date, among Parent and Allweiler Aktiengesellschaft, a company organized under the laws of the Federal Republic of Germany as the borrowers thereto, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and the other Lenders party thereto.

“Extended Multicurrency RCF Commitments” shall mean Multicurrency RCF Commitments that are extended pursuant to an Extension in accordance with Section 2.18.

“Extended Revolving Credit Commitments” has the meaning specified in Section 2.18(a)(ii).

“Extended Term Loans” has the meaning specified in Section 2.18(a)(iii).

“Extended US Dollar RCF Commitments” shall mean US Dollar RCF Commitments that are extended pursuant to an Extension in accordance with Section 2.18.

XII-23

“Extending Revolving Credit Lender” has the meaning specified in Section 2.18(a)(ii).

“Extending Term Lender” has the meaning specified in Section 2.18(a)(iii).

“Extension” has the meaning specified in Section 2.18(a).

“Extension Offer” has the meaning specified in Section 2.18(a).

“Extraordinary Receipt” means any cash received by or paid to or for the account of any Person not in the ordinary course of business from proceeds of casualty insurance, or condemnation awards (and payments in lieu thereof); provided, however, that, so long as no Default shall have occurred and be continuing at the time of receipt thereof, Extraordinary Receipts shall not include insurance proceeds or condemnation awards to the extent that such proceeds or awards in respect of loss or damage to equipment, fixed assets or real property are applied to replace or repair the equipment, fixed assets or real property in respect of which such proceeds were received in accordance with the Loan Documents, so long as such application is made within 12 months after the receipt of cash from occurrence of such damage or loss (or, if the Parent or its Subsidiaries have entered into binding contractual commitments for reinvestment within such 12-month period, not so reinvested within 18 months following the date of receipt of such cash); and provided further, however, that any such Extraordinary Receipts not so applied shall immediately constitute an Extraordinary Receipt.

“Facility” means the Term A-1 Facility, the Term A-2 Facility, the Term B Facility, the Multicurrency Revolving Credit Facility or the US Dollar Revolving Credit Facility, as the context may require.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Deutsche Bank on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” means that certain letter agreement, dated September 12, 2011, among Parent, the Administrative Agent and the Arrangers.

“First-Tier Foreign Subsidiary” means each Foreign Subsidiary, all of the Equity Interests in which are owned directly by Parent or a US Subsidiary.

XII-24

“Fiscal Year” means a fiscal year of Parent and its Subsidiaries ending on December 31 in any calendar year.

“Foreign Collateral” means all Collateral of Foreign Loan Parties securing the Guaranteed Foreign Obligations.

“Foreign Collateral Documents” means each agreement that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties in any Foreign Collateral.

“Foreign Disposition” has the meaning provided in Section 2.05(b)(ix).

“Foreign Extraordinary Receipt” has the meaning provided in Section 2.05(b)(ix).

“Foreign Government Scheme or Arrangement” has the meaning provided in Section 5.14(e).

“Foreign Guarantor” means each of the European Borrower (in its capacity as a guarantor under the Guaranty), together with any other Foreign Subsidiary of Parent that executes and delivers to the Administrative Agent a Guaranty.

“Foreign Lender” means any Lender that is organized under the Laws of a jurisdiction other than that in which Parent is resident for tax purposes (including such a Lender when acting in the capacity of the L/C Issuer).  For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Loan Party” means the European Borrower and each of the Foreign Guarantors.

“Foreign Obligations Guarantors” means each US Obligations Guarantor and each Foreign Guarantor.

“Foreign Plan” has the meaning specified in Section 5.14(e).

“Foreign Subsidiary” means any Subsidiary of Parent that is not a US Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender under a Revolving Credit Facility (a) with respect to the L/C Issuer, such Defaulting Lender’s Applicable Percentage under such Revolving Credit Facility of the outstanding L/C Obligations under such Revolving Credit Facility other than such L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders under such Revolving Credit Facility or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Percentage under such Revolving Credit Facility of Swing Line Loans under such Revolving Credit Facility other than such Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders under such Revolving Credit Facility or Cash Collateralized in accordance with the terms hereof.

XII-25

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Funds Flow Memorandum” has the meaning specified in the Conditions Precedent to Initial Credit Extension.

“GAAP” means generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 1.03.

“General Meeting” means an extraordinary general meeting of the Target convened at the direction of the Royal Court of Jersey to approve a Scheme.

“German AG Guarantor” has the meaning specified in Section 10.08(j)(i).

“German Guarantor” has the meaning specified in Section 10.08(a).

“Governmental Authority” means any nation or government, any state, province, territory, city, municipal entity or other political subdivision thereof, and any governmental, executive, legislative, judicial, administrative or regulatory agency, department, authority, instrumentality, commission, board, bureau or similar body, whether federal, state, provincial, territorial, local or foreign.

“Governmental Authorization” means any authorization, approval, consent, franchise, license, covenant, order, ruling, permit, certification, exemption, notice, declaration or similar right, undertaking or other action of, to or by, or any filing, qualification or registration with, any Governmental Authority.

“Guaranteed Foreign Obligations,” “Guaranteed Obligations” and “Guaranteed US Obligations” each have the meaning specified in Section 10.01.

“Guarantors” means the US Obligations Guarantors and the Foreign Obligations Guarantors.

“Guaranty” means the guaranty set forth in Article X, together with each other guaranty and guaranty supplement, in each case, in form and substance reasonably satisfactory to the Administrative Agent in its reasonable discretion, delivered pursuant to Section 6.10, in each case as amended, amended and restated, modified or otherwise supplemented, guaranteeing the Guaranteed Foreign Obligations and/or the Guaranteed US Obligations, as applicable.

“Guaranty Supplement” has the meaning specified in Section 10.05.

“Hazardous Materials” means (a) petroleum or petroleum products, by products or breakdown products, radioactive materials, asbestos or asbestos containing materials, polychlorinated biphenyls, toxic mold, and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

XII-26

“Hedge Agreements” means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other hedging agreements, and any guaranty thereof.

“Hedge Bank” means any current or former Lender or an Affiliate of a Lender in its capacity as a party to a Secured Hedge Agreement, provided that, in the case of a former Lender, it or its Affiliate entered into such Hedge Agreement at the time it was a Lender.

“Honor Date” has the meaning specified in Section 2.03(c).

“Implementation Agreement” means any implementation agreement and/or inducement fee and/or other related arrangements, agreements or commitments in connection with an Offer or Scheme as are from time to time in force or entered into by any of Parent, Purchaser or any Borrower during or before any Certain Funds Period.

“Inactive Subsidiary” means (1) a subsidiary of Parent that (a) is not engaged in any business or activity and (b) does not own or hold any assets or property except (i) Equity Interests of any Subsidiary of Parent that is an Inactive Subsidiary and (ii) in the case of Colfax Pumpen GmbH, up to 1.0% of the equity interests in Toshaco Pumps Private Limited, an Indian company or (2) each of the following Subsidiaries: Baric Products Limited, Hamilton Brimer Limited and Ashington Fabrication Company Ltd, in each case under this clause (2) only for so long as (i) such Subsidiary satisfies the requirements of clause (1) above except for intercompany receivables owed by Baric Holdings Limited to each respective company, (ii) from and after the Closing Date, for so long as such Subsidiary owns the intercompany receivable referred to in immediately preceding clause (i), such intercompany receivables are subordinated pursuant to the Intercompany Subordination Agreement and (iii) the direct parent of such Subsidiary intends to dissolve, strike off or liquidate such Subsidiary.

“Increase Date” has the meaning specified in Section 2.14(a).

“Increasing Lender” has the meaning specified in Section 2.14(b).

“Incremental Commitments” has the meaning specified in Section 2.14(a).

“Incremental Facility” has the meaning specified in Section 2.14(a).

“Incremental Term A Facility” has the meaning specified in Section 2.14(a).

“Incremental Term Facility” has the meaning specified in Section 2.14(a).

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitee” has the meaning specified in Section 11.04(b).

“Information” has the meaning specified in Section 11.07.

XII-27

“Information Memorandum” means the information memorandum used by the Arrangers in connection with the syndication of the Commitments.

“Initial Loan Party Jurisdictions” means the United States, United Kingdom, Jersey, Germany, the Netherlands, Sweden, Brazil, Denmark, Czech Republic and Poland.

“Initial Multicurrency RCF Maturity Date” means the fifth anniversary of the Closing Date, provided, however, that if such date is not a Business Day, the Initial Multicurrency RCF Maturity Date shall be the next preceding Business Day.

“Initial Term A-1 Facility Maturity Date” means the fifth anniversary of the Closing Date, provided, however, that if such date is not a Business Day, the Initial Term A-1 Facility Maturity Date shall be the next preceding Business Day.

“Initial Term A-2 Facility Maturity Date” means the fifth anniversary of the Closing Date, provided, however, that if such date is not a Business Day, the Initial Term A-2 Facility Maturity Date shall be the next preceding Business Day.

“Initial Term B Facility Maturity Date” means the seventh anniversary of the Closing Date; provided, however, that if such date is not a Business Day, the Initial Term B Facility Maturity Date shall be the next preceding Business Day.

“Initial US Dollar RCF Maturity Date” means the fifth anniversary of the Closing Date, provided, however, that if such date is not a Business Day, the Initial US Dollar RCF Maturity Date shall be the next preceding Business Day.

“Insufficiency” means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

“Intercompany Debt” means any Debt, payables or other obligations, whether now existing or hereafter incurred, owed by Parent or any Subsidiary of Parent to Parent or any other Subsidiary of Parent.

“Intercompany Loans” has the meaning specified in Section 7.06(f).

“Intercompany Note” means a promissory note evidencing Intercompany Loans, duly executed and delivered substantially in the form of Exhibit K (or such other form as shall be satisfactory to the Administrative Agent in its sole discretion), with blanks completed in conformity therewith.

“Intercompany Subordination Agreement” means that certain Intercompany Subordination Agreement in the form of Exhibit L hereto (as amended, modified, restated and/or supplemented from time to time) executed and delivered by each Loan Party and each other Subsidiary of Parent which is an obligee or obligor with respect to any Intercompany Debt.

“Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) EBITDA to (b) Consolidated Interest Charges for the most recently completed Measurement Period.

XII-28

“Interest Payment Date” means, (a) as to any Eurocurrency Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided, however, that, if any Interest Period for a Eurocurrency Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan or Swing Line Loan, the last Business Day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made (with Swing Line Loans being deemed made under the Revolving Credit Facilities for purposes of this definition).

“Interest Period” means, as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date one, two, three or six months or, if approved by each Lender with Loans and/or Commitments under the relevant Facility, such other period as the applicable Borrower may request, thereafter, as selected by the applicable Borrower in its Committed Loan Notice (or one day in the case of Alternative Currency Swing Line Loans); provided that:

(a)           any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b)           any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

(c)           no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made; and

(d)           the only Interest Periods that may be selected prior to the occurrence of a Successful Syndication (as defined in the Fee Letter) shall be one-month periods.

“Interest Rate Determination Date” means the date for calculating the Eurocurrency Rate for an Interest Period, which date shall be (i) in the case of any Eurocurrency Loan denominated in Dollars, the second Business Day prior to first day of the related Interest Period for such Loan, (ii) in the case of any Eurocurrency Loan denominated in an Alternative Currency, the date on which quotations would ordinarily be given by prime banks in the relevant interbank market for deposits made in such Alternative Currency for value on the first day of the related Interest Period for such Eurocurrency Loan or (iii) in the case of calculating the Base Rate, if a given day is a Business Day, such determination shall be made on such day (rather than two Business Days prior to the commencement of an Interest Period) or (y) if a given day is not a Business Day, the Eurocurrency Rate for such day shall be the rate determined by the Administrative Agent pursuant to preceding clause (x) for the most recent Business Day preceding such day; provided, however, that if for any such Interest Period with respect to a Loan denominated in an Alternative Currency, quotations would ordinarily be given on more than one date, the Interest Rate Determination Date shall be the last of those dates.

XII-29

“Investment” in any Person means any loan or advance to such Person, any purchase or other acquisition of any Equity Interests or Debt or the assets comprising a division or business unit or a substantial part or all of the business of such Person, any capital contribution to such Person or any other direct or indirect investment in such Person, including, without limitation, any acquisition by way of a merger or consolidation (or similar transaction) and any arrangement pursuant to which the investor incurs Debt of the types referred to in clause (i), (j) or (k) of the definition of “Debt” in respect of such Person.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Request, and any other document, agreement and instrument entered into by the L/C Issuer and any Borrower (or any Subsidiary thereof) or in favor of the L/C Issuer and relating to such Letter of Credit.

“ITA” means the United Kingdom Income Tax Act 2007.

“Judgment Currency” has the meaning specified in Section 11.19.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, (x) with respect to each Multicurrency RCF Lender, such Multicurrency RCF Lender’s funding of its participation in any L/C Borrowing under the Multicurrency Revolving Credit Facility in accordance with its Applicable Percentage and (y) with respect to each US Dollar RCF Lender, such US Dollar RCF Lender’s funding of its participation in any L/C Borrowing under the US Dollar Revolving Credit Facility in accordance with its Applicable Percentage.  All L/C Advances shall be denominated in Dollars.

“L/C Borrowing” means an extension of credit resulting from a drawing, payment or disbursement, as applicable, under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing.  All L/C Borrowings shall be denominated in Dollars.

“L/C Collateral Account” has the meaning specified in the US Security Agreement.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date or amendment thereof, or the increase of the amount thereof.

XII-30

“L/C Issuer” means each of (i) Deutsche Bank in its capacity as issuer of Letters of Credit (other than Bank Guarantees) hereunder (except as otherwise provided in Section 9.06) and (ii) any other Lender reasonably acceptable to the Administrative Agent and Parent which agrees to issue Letters of Credit hereunder. Any L/C Issuer may, in its discretion, arrange for one or more Letters of Credit to be issued by one or more Affiliates of such L/C Issuer (and such Affiliate shall be deemed to be an “L/C Issuer” for all purposes of the Loan Documents). Notwithstanding anything to the contrary, for purposes of this Agreement, the term “L/C Issuer” as used herein shall refer to (w) each L/C Issuer, (x) the L/C Issuers, (y), the applicable L/C Issuer or (z) with respect to any Letter of Credit, the L/C Issuer of such Letter of Credit, in each case determined as the context requires.

“L/C Obligations” shall mean the Multicurrency RCF L/C Obligations and the US Dollar RCF L/C Obligations, as the context may require.

“L/C Supportable Obligations” means obligations of the Borrowers or any of their respective Subsidiaries as are permitted to exist pursuant to the terms of this Agreement (other than obligations in respect of (x) any Debt or other obligations that are subordinated in right of payment to the Obligations under any of the Loan Documents and (y) any Equity Interests).

“Lender” has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the Swing Line Lender.

“Lender Default” means, as to any Lender, (i) the wrongful refusal (which has not been retracted) of such Lender or the failure of such Lender (which has not been cured) to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of Letters of Credit or Swing Line Loans, (ii) such Lender having been deemed insolvent or having become the subject of a bankruptcy or insolvency proceeding or a takeover by a regulatory authority, or (iii) such Lender having notified the Administrative Agent, the Swing Line Lender, any L/C Issuer and/or any Loan Party (x) that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit or (y) of the events described in preceding clause (ii); provided that, for purposes of (and only for purposes of) Section 2.03(a)(iii)(E), Section 2.03(g), 2.03(i), Section 2.16 (other than Section 2.16(a)), the term “Lender Default” shall also include, as to any Lender, (i) any Affiliate of such Lender that has “control” (within the meaning provided in the definition of “Affiliate”) of such Lender having been deemed insolvent or having become the subject of a bankruptcy or insolvency proceeding or a takeover by a regulatory authority, (ii) any previously cured “Lender Default” of such Lender under this Agreement, unless such Lender Default has ceased to exist for a period of at least 90 consecutive days, (iii) any default by such Lender with respect to its obligations under any other credit facility to which it is a party and which the Swing Line Lender, any L/C Issuer or the Administrative Agent reasonably believes in good faith has occurred and is continuing, and (iv) the failure of such Lender to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of Letters of Credit or Swing Line Loans within one (1) Business Day of the date (x) the Administrative Agent (in its capacity as a Lender), (y) Lenders constituting the Required Multicurrency Revolving Lenders or (z) the Required US Dollar Revolving Lenders has or have, as applicable, funded its or their portion thereof.

“Lender Party” means any Lender, any L/C Issuer or any Swing Line Lender.

XII-31

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrowers and the Administrative Agent.

“Letter of Credit” has the meaning specified in Section 2.03(a).

“Letter of Credit Expiration Date” means the day that is seven days prior to the Maturity Date then in effect for the Revolving Credit Facility under which the applicable Letter of Credit is to be or was issued (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.03(i).

“Letter of Credit Request” means an application and agreement for the issuance or amendment of a Letter of Credit (i) to the extent Deutsche Bank is the L/C Issuer, substantially in the form of Exhibit A-2 or (ii) in any other case, in the form from time to time in use by the respective L/C Issuer.

“Letter of Credit Sublimit” means an amount equal to $200,000,000.  The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facilities.

“Lien” means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

“Loan” means an extension of credit by a Lender to a Borrower under Article II in the form of a Term Loan, a Multicurrency RCF Loan, a US Dollar RCF Loan, a Multicurrency RCF Swing Line Loan or a US Dollar RCF Swing Line Loan.

“Loan Documents” means, collectively, (a) this Agreement, (b) the Notes, (c) the Collateral Documents, (d) the Fee Letter, and (e) each Issuer Document.

“Loan Parties” means, collectively, the Borrowers and each Guarantor.

“Major Default” means (w) a failure to enter into an amendment required pursuant to Section 3 of the Fee Letter, (x) the written repudiation by any Borrower of any material obligation under the Loan Documents, (y) (other than to the extent that such Event of Default relates to, or is made in relation to, circumstances affecting any member of the Target Group) an Event of Default under paragraph (a), (b) (solely to the extent that it relates to a Major Representation), (c) (solely to the extent that it relates to a Major Undertaking), (d) (solely to the extent that it relates to a Major Undertaking), (f) or (i) of Section 8.01, or (z) any Borrower (other than Parent) or the Purchaser shall cease to be a direct or indirect Wholly-Owned Subsidiary of Parent.

“Major Representation” means the representations and warranties set forth in Sections 5.01, 5.03, 5.04 and 5.06, in each case other than to the extent that such representation and warranty relates to, or is made in relation to, circumstances affecting any member of the Target Group.

XII-32

“Major Undertaking” means each of the Acquisition Undertakings (other than those set forth in paragraphs (h), (i) and (j) of Schedule VI) and each covenant set forth in Sections 6.05(a), 6.21, 7.01 through 7.09, 7.13, 7.16 and 7.23 (except to the extent that any failure to comply with Section 7.23 is the result of any actions taken or omitted to be taken by the Custodian or the Agents).
.
“Management Notification” has the meaning specified in Section 10.08(c)(ii).

“Mandatory Cost” means, with respect to any period, the percentage rate per annum determined in accordance with Schedule II.

“Margin Stock” has the meaning specified in Regulation U of the FRB, as in effect from time to time.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect on, the operations, business, assets, properties, liabilities (actual or contingent), or financial condition of Parent and its Subsidiaries, taken as a whole; (b) a material impairment of the rights and remedies of the Administrative Agent or any Lender under any Loan Document, or of the ability of any Loan Party to perform its payment or other material obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

“Maturity Date” means (a) with respect to the Multicurrency Revolving Credit Facility, the Initial Multicurrency RCF Maturity Date, (b) with respect to the US Dollar Revolving Credit Facility, Initial US Dollar RCF Maturity Date (c) with respect to the Term A-1 Facility, Initial Term A-1 Facility Maturity Date, (d) with respect to the Term A-2 Facility, Initial Term A-2 Facility Maturity Date, and (e) with respect to the Term B Facility, Initial Term B Facility Maturity Date; provided, however, with respect to any Tranche of Extended Term Loans or Extended Revolving Credit Commitments (and related outstandings), the Maturity Date with respect thereto shall instead be the final maturity date for the Multicurrency RCF Commitment or US Dollar RCF Commitment, as applicable, as specified in the applicable Extension Offer accepted by the respective Lender.

“Maximum Rate” has the meaning specified in Section 11.09.

“MD&A” has the meaning specified in Section 6.17(b).

“Measurement Period” means, at any date of determination, the most recently completed four fiscal quarters of Parent.

“Minimum Extension Condition” shall mean (x) with respect to any Extension of any Tranche of Term Loans pursuant to Section 2.18, that Lenders, the sum of whose aggregate outstanding principal amount of Term Loans of such Tranche at such time equal 50% or more of the aggregate outstanding principal amount of all Term Loans of such Tranche at such time, shall have accepted the respective Extension Offer, and (y) with respect to any Extension of any Tranche of Revolving Credit Commitments pursuant to Section 2.18, that Lenders, the sum of whose Revolving Credit Commitments of such Tranche at such time equal 50% or more of the aggregate Revolving Credit Commitments of such Tranche at such time, shall have accepted the respective Extension Offer.

XII-33

“Minimum Liquidity” means that the sum of (I) the aggregate amount of unrestricted cash and Cash Equivalents of the Qualified Loan Parties at such time plus (II) the Total Unutilized Revolving Credit Amount.

“Minimum Tranche Amount” has the meaning specified in Section 2.18(b).

“MNPI” means material non-public information with respect to Parent or its Subsidiaries, or their respective securities.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage Policy” has the meaning specified in Conditions Subsequent.

“Mortgages” has the meaning specified in the Conditions Subsequent.

“Multicurrency RCF Borrowing” means a borrowing consisting of simultaneous Multicurrency RCF Loans of the same Type, in the same currency, and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Multicurrency RCF Lenders pursuant to Section 2.01(d).

“Multicurrency RCF Commitment” means, as to each Multicurrency RCF Lender, its obligation to (a) make Multicurrency RCF Loans to each Borrower pursuant to Section 2.01(d), (b) purchase participations in Multicurrency RCF L/C Obligations, and (c) purchase participations in Multicurrency RCF Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Multicurrency RCF Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. In addition, the Multicurrency RCF Commitment of each Lender shall include, subject to the consent of such Lender, any Extended US Dollar RCF Commitment of such Lender.

“Multicurrency RCF L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn or that may be required to be paid or disbursed, as applicable, under all outstanding Multicurrency RCF Letters of Credit plus the aggregate of all Unreimbursed Amounts (including all L/C Borrowings) in respect of Multicurrency RCF Letters of Credit.  For purposes of computing the amount available to be drawn, or that may be required to be paid or disbursed, as applicable, under any Multicurrency RCF Letter of Credit, the amount of such Multicurrency RCF Letter of Credit shall be determined in accordance with Section 1.07.  For all purposes of this Agreement, if on any date of determination a Multicurrency RCF Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Multicurrency RCF Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

XII-34

“Multicurrency RCF Lender” means, at any time, any Lender that has a Multicurrency RCF Commitment at such time.

“Multicurrency RCF Letter of Credit” has the meaning specified in Section 2.03(a).

“Multicurrency RCF Loan” has the meaning specified in Section 2.01(d).

“Multicurrency RCF Note” means a promissory note made by the applicable Borrower in favor of a Multicurrency RCF Lender evidencing Multicurrency RCF Loans or Multicurrency RCF Swing Line Loans, as the case may be, made by such Multicurrency RCF Lender, substantially in the form of Exhibit C-4.

“Multicurrency RCF Swing Line Loan” has the meaning provided in Section 2.04(a).

“Multicurrency Revolving Credit Facility” means, at any time, the aggregate amount of the Multicurrency RCF Lenders’ Multicurrency RCF Commitments at such time.

“Multiemployer Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

“Multiple Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and at least one Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

“Net Assets” has the meaning specified in Section 10.08(d).

“Net Cash Proceeds” means, with respect to (a) any sale, lease, transfer or other disposition of any asset, or (b) the incurrence or issuance of any Debt (other than Debt permitted under Section 7.02), or (c) any Extraordinary Receipt received by or paid to or for the account of any Person, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf of such Person in connection with such transaction after deducting therefrom only (without duplication) (i) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finder’s fees and other similar fees and commissions, (ii) the amount of taxes payable in connection with or as a result of such transaction and (iii) the amount of any Debt secured by a Lien on such asset that, by the terms of the agreement or instrument governing such Debt, is required to be repaid upon such disposition, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid to a Person that is not an Affiliate of such Person or any Loan Party or any Affiliate of any Loan Party and are properly attributable to such transaction or to the asset that is the subject thereof.

“Non-Extension Notice Date” has the meaning specified in 2.03(b)(iii).

XII-35

“Non-Wholly-Owned Subsidiary” shall mean, as to any Person, each Subsidiary of such Person which is not a Wholly-Owned Subsidiary of such Person.

“Note” means a Term A-1 Note, a Term A-2 Note, a Term B Note, a Multicurrency RCF Note or a US Dollar RCF Note, as the context may require.

“NPL” means the National Priorities List under CERCLA.

“Obligations” means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 8.01(f).  Without limiting the generality of the foregoing, the Obligations of any Loan Party under the Loan Documents include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, attorneys’ fees and disbursements, indemnities and other amounts payable by such Loan Party under any Loan Document and (b) the obligation of such Loan Party to reimburse any amount in respect of any of the foregoing that any Secured Party, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.

“Off Balance Sheet Obligation” means, with respect to any Person, any (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) any liability of such Person under any sale and leaseback transactions that do not create a liability on the balance sheet of such Person, (iii) any obligation under a Synthetic Lease or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person.

“Offer” means a public offer by, or made on behalf of, the Purchaser in accordance with the City Code and the provisions of the Act for the Purchaser to acquire all of the Target Shares not owned, held or agreed to be acquired by the Purchaser.

“Offer Document” means an offer document dispatched to shareholders of the Target setting out in full the terms and conditions of an Offer.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any foreign jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization (or equivalent or comparable constitutive documents with respect to any foreign jurisdiction) of such entity.

XII-36

“Other Taxes” means all present or future stamp, documentary, excise, property, transfer, intangible, mortgage recording or similar taxes, value added taxes other than VAT within the scope of Section 3.01(g), charges or levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Outstanding Amount” means (a) with respect to Term Loans, Revolving Credit Loans and Swing Line Loans on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans, Revolving Credit Loans and Swing Line Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the Dollar Equivalent amount of the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by a Borrower of Unreimbursed Amounts.

“Overadvance Account” means an escrow account established by the Administrative Agent and subject to the Overadvance Account Escrow Agreement.

“Overadvance Account Escrow Agreement” means the Overadvance Account Escrow Agreement, in the form of Exhibit J, in respect of the Overadvance Account.

“Overadvanced Acquisition Funds” means any proceeds of Term Loans, to the extent such proceeds are not used, or required to be used and actually used, by Parent, any Borrower or the Purchaser to finance any Certain Funds Purpose.

“Overadvance Disbursement Request” means a release request substantially in the form attached as Exhibit A to the Overadvance Account Escrow Agreement delivered pursuant to the terms of the Overadvance Account Escrow Agreement and Section 6.21, with each such release request to (i) identify the amount to be disbursed and the account to which such amount shall be disbursed and (ii) certify that, at the time of such disbursement, (x) those conditions precedent set forth under Section 4.04(a) and (b) are satisfied (for such purposes treating such disbursement as a Certain Funds Credit Extension) and (y) such amount to be disbursed is required on or within 5 days of the date of such proposed disbursement by Parent and its Subsidiaries to finance a Certain Funds Purpose.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent, the L/C Issuer, or the Swing Line Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, the rate of interest per annum at which overnight deposits in the applicable Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Deutsche Bank in the applicable offshore interbank market for such currency to major banks in such interbank market.

“Parent” has the meaning specified in the introductory paragraph of this Agreement.

XII-37

“Parent Refinancing” means the following refinancing transactions (i) all Debt of Parent and its Subsidiaries under the Existing Parent Credit Agreement shall have been repaid in full, together with all fees and other amounts owing thereon (other than Debt permitted under Section 7.02(a)(ii)), and (ii) all commitments, security interests and guaranties in connection therewith shall have been terminated and released, all to the reasonable satisfaction of the Administrative Agent.

“Participant” has the meaning specified in Section 11.06(d).

“Participant Register” has the meaning specified in Section 11.06(d).

“Participating Member State” means each state so described in any EMU Legislation.

“PBGC” means the Pension Benefit Guaranty Corporation (or any successor).

“Pension Funding” means the funding by Parent and/or its Subsidiaries of the pension obligations of the Target Group and/or the taking of such other actions, in each case, as is required by the Pension Regulator or as otherwise agreed with the pension trustees.

“Pension Regulator” means the body corporate called the Pensions Regulator established under Part I of the Pensions Act 2004.

“Permitted Acquisition” means an Investment permitted under Section 7.06(h).

“Permitted Encumbrances” has the meaning specified in the Mortgages.

“Permitted Liens” means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced:  (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 6.02; (b) Liens imposed by law, such as materialmen’s, mechanics’, carriers’, warehousemen’s, landlords’, workmen’s and repairmen’s Liens and other similar Liens arising in the ordinary course of business securing obligations that (i) are not overdue for a period of more than 30 days and (ii) individually or together with all other Permitted Liens outstanding on any date of determination do not materially adversely affect the use of the property to which they relate; (c) pledges or deposits to secure obligations under workers’ compensation laws or similar legislation or to secure public or statutory obligations; (d) Permitted Encumbrances; (e) judgment Liens in existence less than 30 days after entry thereof or with respect to which execution is stayed; (f) Liens arising out of title retention provisions in any contract in the ordinary course of business; and (g) any Lien constituting an Approved Litton Judgment.

“Permitted Priority Liens” means (a) Permitted Encumbrances and Permitted Liens under clause (b) of the definition thereof in existence on the Closing Date, (b) Liens existing on the date hereof and described on Schedule 5.18(b) hereto, (c) purchase money Liens created after the Effective Date and permitted under Section 7.01(d), (d) Permitted Liens under clause (f) of the definition thereof, (e) Liens with respect to Capitalized Leases permitted pursuant to Section 7.01(e), and (f) Liens securing real estate taxes that by operation of law have priority over the Liens created pursuant to the Collateral Documents.

XII-38

“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, replacement, refunding, renewal or extension of any Debt of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Debt so modified, refinanced, replaced, refunded, renewed or extended except by an amount equal to unpaid accrued interest, fees, expenses and premium thereon and by an amount equal to any existing commitments unutilized thereunder, (b) such modification, refinancing, replacement, refunding, renewal or extension has a final stated maturity date equal to or later than the final stated maturity date of, and has a weighted average life to maturity equal to or greater than the weighted average life to maturity of, the Debt being modified, refinanced, replaced, refunded, renewed or extended, (c) at the time thereof, no Event of Default shall have occurred and be continuing, (d) such modification, refinancing, replacement, refunding, renewal or extension does not add guarantors, obligors or security from that which applied to such Debt being modified, refinanced, replaced, refunded, renewed or extended, (e) to the extent such Debt being modified, refinanced, replaced, refunded, renewed or extended is subordinated in right of payment to the Obligations, such modification, refinancing, replacement, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Debt being modified, refinanced, replaced, refunded, renewed or extended and (f) to the extent such Debt being modified, refinanced, replaced, refunded, renewed or extended is secured by Liens that are subordinated to the Liens securing the Obligations, such modification, refinancing, replacement, refunding, renewal or extension is unsecured or secured by Liens that are subordinated to the Liens securing the Obligations on terms at least as favorable to the Lenders as those contained in the documentation (including any intercreditor or similar agreements) governing the Debt being modified, refinanced, replaced, refunded, renewed or extended; provided that a certificate of a Responsible Officer of Parent delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Debt (or such shorter time as the Administrative Agent agrees to in its sole discretion), together with a reasonably detailed description of the material terms and conditions of such Debt or drafts of the documentation relating thereto, stating that Parent has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies Parent within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees).

“Permitted Refinancing Debt” means any Debt modified, refinanced, replaced, refunded, renewed or extended pursuant to, and in accordance with the requirements of, a Permitted Refinancing.

“Permitted Refinancing Debt Documents” means the documentation governing any Permitted Refinancing Debt.

“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Post Petition Interest” has the meaning specified in Section 10.06(b).

XII-39

“Plan” means a Single Employer Plan or a Multiple Employer Plan.

“Platform” has the meaning specified in the final paragraph of Section 6.17.

“Pledged Debt” has the meaning specified in Section 1(d)(iv) of the US Security Agreement.

“Pledged Equity” has the meaning specified in Section 1(d)(iii) of the US Security Agreement.

“Preferred Interests” means, with respect to any Person, Equity Interests issued by such Person that are entitled to a preference or priority over any other Equity Interests issued by such Person upon any distribution of such Person’s property and assets, whether by dividend or upon liquidation.

“Press Release” means the press release made pursuant to Rule 2.5 of the City Code by or on behalf of the Purchaser announcing a firm intention to proceed with an Offer or, as the case may be, a Scheme.

“Process Agent” has the meaning specified in Section 11.14(e).

“Public Lender” has the meaning specified in the final paragraph of Section 6.17.

“Purchaser” means the European Borrower.

“Qualified Assignee” means a Person that is (i) a Lender, (ii) an Affiliate of a Lender, (iii) an Approved Fund, (iv) a commercial bank, investment bank or insurance company that has been approved by the Administrative Agent, the L/C Issuer and Parent to be a Lender hereunder and whose senior, unsecured, long-term indebtedness has an investment grade rating from S&P and Moody’s or (v) approved by Parent.

“Qualified Foreign Jurisdictions” means and includes each Qualified Jurisdiction other than the United States (and the States thereof).

“Qualified Foreign Loan Parties” means each Foreign Loan Party which (x) is a Wholly-Owned Subsidiary of Parent organized under the laws of a Qualified Foreign Jurisdiction, (y) has provided a guaranty with substantially the same terms as the Guaranty of all Guaranteed Foreign Obligations pursuant to a guaranty and (z) subject to the Agreed Security Principles has executed the relevant Collateral Documents in accordance with the requirements of Sections 6.10 securing all such Guaranteed Foreign Obligations; provided that any Qualified Foreign Loan Party that is (or was) a Subsidiary of Parent shall cease to constitute Qualified Foreign Loan Party at such time, if any, as such Subsidiary ceases to be a Wholly-Owned Subsidiary of Parent.

XII-40

“Qualified Jurisdictions” means and includes the United States, United Kingdom, Jersey, Germany, the Netherlands, Sweden, Denmark, Czech Republic, Poland, Brazil, Australia, Canada, Mexico and Singapore, in each case including any states, provinces or other similar local units therein.  Furthermore, from time to time after the Closing Date, Parent may request (by written notice to the Administrative Agent) that one or more additional jurisdictions be added to the list of Qualified Jurisdictions.  In such event, such jurisdictions shall be added to (and thereafter form part of) the list of Qualified Jurisdictions so long as, in each case, the Guaranties and Collateral that would be provided by a Subsidiary of Parent in the respective jurisdiction, after taking into account the Agreed Security Principles, shall provide substantially similar, or more favorable, credit support to the Secured Parties as such Secured Parties receive under the other then existing Qualified Jurisdictions (as determined by the Administrative Agent (in consultation with Parent)) and such respective jurisdiction is otherwise reasonably acceptable to the Administrative Agent and so long as Parent has furnished opinions of counsel, in each case from counsel, and in form and substance, reasonably satisfactory to the Administrative Agent, concluding that Subsidiaries of Parent organized under the laws of such jurisdiction may execute and deliver a Guaranty (containing provisions reasonably consistent with the provisions of the Guaranties executed and delivered on the Effective Date and applicable to a Qualified Foreign Loan Party on such date and reasonably satisfactory to the Administrative Agent) and, subject to the Agreed Security Principles, such Collateral Documents as may be reasonably satisfactory to the Collateral Agent and that, in accordance with the laws of the respective jurisdiction, such Loan Documents shall constitute the legal, valid and binding obligations, enforceable in accordance with their terms, and (in the case of the Collateral Documents) create valid and perfected security interests under applicable law (in each case subject to such customary exceptions (not inconsistent with the requirements set forth above) as are reasonably satisfactory to the Administrative Agent).  The parties hereto further agree that, in the discretion of the Administrative Agent, as a condition to the addition of any jurisdiction to the list of Qualified Jurisdictions, the Administrative Agent may (but shall not be required to) request the consent of the Required Lenders to such addition and, in such event, the Administrative Agent shall be entitled to wait for such consent before adding the respective jurisdiction to the list of Qualified Jurisdictions.

“Qualified Loan Parties” means each Qualified US Loan Party and each Qualified Foreign Loan Party.

“Qualified US Loan Parties” means and includes Parent and each other US Loan Party which is a Wholly-Owned Subsidiary of Parent, provided that any Qualified US Loan Party that is (or was) a Subsidiary of Parent shall cease to constitute a Qualified US Loan Party at such time, if any, as such Subsidiary ceases to be a Wholly-Owned Subsidiary of Parent.

“Qualifying Lender” means:

(a)          a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Loan Document and is:

(i)           a Lender:

(A)	which is a bank (as defined for the purpose of section 879 of the ITA) making an advance under a Loan Document; or

(B)	in respect of an advance made under a Loan Document by a person that was a bank (as defined for the purpose of section 879 of the ITA) at the time that that advance was made,

XII-41

in each case, which is within the charge to U.K. corporation tax as respects any payments of interest made in respect of that advance or would be within the charge to corporation tax as respects that interest apart from section 18A of the CTA;

(ii)	a Lender which is:

(A)	a company resident in the U.K. for U.K. tax purposes; or

(B)
a partnership each member of which is (x) a company so resident in the U.K., (y) a company not so resident in the U.K. which carries on a trade in the U.K. through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA or (z) a company not so resident in the U.K. which carries on a trade in the U.K. through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company; or

(iii)	a Treaty Lender; or

(b)          a building society (as defined for the purposes of section 880 of the ITA) making an advance under a Loan Document.

“Receiving Agent” means the receiving agent appointed pursuant to the Receiving Agent Letter.

“Receiving Agent Letter” means, in the case of an Offer, a letter relating to the appointment of a receiving agent in respect of that Offer in form and substance reasonably satisfactory to the Administrative Agent.

“Redeemable” means, with respect to any Equity Interest, any Debt or any other right or Obligation, any such Equity Interest, Debt, right or Obligation that (a) the issuer has undertaken to redeem at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer or (b) is redeemable at the option of the holder.

“Refinancing” means the following refinancing transactions (a) the Parent Refinancing and (b) the refinancing of certain other Debt of Parent and its Subsidiaries and the Target Group existing on the Closing Date, together with the payment of all fees and other amounts owing thereon.

“Register” has the meaning specified in Section 11.06(c).

XII-42

“Rejection Notice” has the meaning specified in Section 2.05(b)(vii).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the successors, assigns, partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Relevant Jurisdiction” means, in respect of any Person, the jurisdiction of the country in which such Person is incorporated and, if different, where it is resident and has its principal place of business, and each jurisdiction or state in which it owns or leases property or otherwise conducts its business.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived.

“Repricing Event” means (a) the incurrence by Parent or any of its Subsidiaries of any Debt (including, without limitation, any new or additional term loans under this Agreement, whether incurred directly or by way of the conversion of the Term B Loans into a new tranche of replacement term loans under this Agreement) made available by banks, funds and/or other institutional investors in financings similar to the facilities provided for in this Agreement (i) having an Effective Yield for the respective Type of such Debt that is less than the Effective Yield for Term B Loans of the respective Type, and (ii) the proceeds of which are used to prepay (or, in the case of a conversion, deemed to prepay or replace), in whole or in part, the outstanding principal of the Term B Loans or (b) any effective reduction in the Applicable Rate or interest rate floor for the Term B Loans (e.g., by way of amendment, waiver or otherwise).

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Term Loans or Revolving Credit Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Request, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Lenders” means, as of any date of determination, Lenders holding more than 50% of the sum of the (a) Total Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Revolving Credit Lender for purposes of this definition) and (b) aggregate unused Commitments; provided that the unused Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Required Multicurrency Revolving Lenders” means, as of any date of determination, Multicurrency RCF Lenders holding more than 50% of the sum of the (a) Total Multicurrency RCF Outstandings (with the aggregate amount of each Multicurrency RCF Lender’s risk participation and funded participation in Multicurrency RCF L/C Obligations and Multicurrency RCF Swing Line Loans being deemed “held” by such Multicurrency RCF Lender for purposes of this definition) and (b) aggregate unused Multicurrency RCF Commitments; provided that the unused Multicurrency RCF Commitment of, and the portion of the Total Multicurrency RCF Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Multicurrency Revolving Lenders.

XII-43

“Required Revolving Lenders” means, as of any date of determination, Revolving Credit Lenders holding more than 50% of the sum of the (a) Total Revolving Credit Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Revolving Credit Lender for purposes of this definition) and (b) aggregate unused Multicurrency RCF Commitments and US Dollar RCF Commitments; provided that the unused Multicurrency RCF Commitments and US Dollar RCF Commitments of, and the portion of the Total Revolving Credit Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders.

“Required US Dollar Revolving Lenders” means, as of any date of determination, US Dollar RCF Lenders holding more than 50% of the sum of the (a) Total US Dollar RCF Outstandings (with the aggregate amount of each US Dollar RCF Lender’s risk participation and funded participation in US Dollar RCF L/C Obligations and US Dollar RCF Swing Line Loans being deemed “held” by such US Dollar RCF Lender for purposes of this definition) and (b) aggregate unused US Dollar RCF Commitments; provided that the unused US Dollar RCF Commitment of, and the portion of the Total US Dollar RCF Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required US Dollar Revolving Lenders.

“Required Term A-1 Lenders” means, as of any date of determination, Term A-1 Lenders holding more than 50% of the Term A-1 Facility on such date; provided that the portion of the Term A-1 Facility held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Term A-1 Lenders.

“Required Term A-2 Lenders” means, as of any date of determination, Term A-2 Lenders holding more than 50% of the Term A-2 Facility on such date; provided that the portion of the Term A-2 Facility held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Term A-2 Lenders.

“Required Term B Lenders” means, as of any date of determination, Term B Lenders holding more than 50% of the Term B Facility on such date; provided that the portion of the Term B Facility held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Term B Lenders.

“Responsible Officer” means the chief executive officer, president, chief financial officer, vice president of taxes, treasury manager, treasurer, assistant treasurer or controller of a Loan Party and any other duly authorized officer, agent or representative of the applicable Loan Party so designated by any of the foregoing officers or by the applicable Loan Party in a notice to the Administrative Agent.  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restructuring” means the disposition of certain assets and restructuring of certain subsidiaries of the Parent, in each instance financially beneficial to the Parent and its Subsidiaries, taken as a whole, and otherwise as a result of or in connection with the Transaction.

XII-44

“Revaluation Date” means (a) as of the first Business Day of each week, (b) the Closing Date, (c) with respect to any Loan, each of the following:  (i) each date of a Borrowing of a Swing Line Loan denominated in an Alternative Currency, (ii) each date of a Borrowing of a Eurocurrency Rate Loan denominated in an Alternative Currency, (iii) each date of a continuation of a Eurocurrency Rate Loan denominated in an Alternative Currency pursuant to Section 2.02, and (iv) such additional dates as the Administrative Agent shall determine or the Required Lenders shall require; and (d) with respect to any Letter of Credit, each of the following:  (i) each date of issuance of a Letter of Credit denominated in an Alternative Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof (solely with respect to the increased amount), (iii) each date of any payment by the L/C Issuer under any Letter of Credit denominated in an Alternative Currency, and (iv) such additional dates as the Administrative Agent or the L/C Issuer shall determine or the Required Lenders shall require.

“Revolving Credit Borrowing” means a borrowing consisting of either simultaneous Multicurrency RCF Loans or US Dollar RCF Loans of the same Type, in the same currency, and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Multicurrency RCF Lenders or US Dollar RCF Lenders pursuant to Section 2.01(d) or 2.01(e), respectively.

“Revolving Credit Facilities” means the Multicurrency Revolving Credit Facility and the US Dollar Revolving Credit Facility.

“Revolving Credit Lender” means, at any time, any Lender that has a Multicurrency RCF Commitment and/or a US Dollar RCF Commitment at such time, as the context may require.

“Revolving Credit Loan” shall mean the Multicurrency RCF Loans and the US Dollar RCF Loans, as the context may require.

“Revolving Incremental Facility” has the meaning specified in Section 2.14(a).

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent or the L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.

“Scheme” means a scheme of arrangement effected pursuant to Part 18A of the Act under which the Target Shares will be cancelled (or transferred) and the Purchaser will become the holder of new shares issued in place of such cancelled Target Shares (or, as the case may be, the holder of such transferred Target Shares).

XII-45

“Scheme Circular” means a circular dispatched by the Target to holders of the Target Shares setting out in full the terms and conditions of a Scheme and convening a General Meeting and a Court Meeting.

“Scheme Court Order” means the order of the Royal Court of Jersey sanctioning the Scheme.

“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between any Loan Party and any Cash Management Bank.

“Secured Hedge Agreement” means any Hedge Agreement required or permitted under Articles VI and VII that is entered into by and between either Borrower and any Hedge Bank.

“Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, the Lenders, the Swing Line Lender, each L/C Issuer, the Indemnitees, the Hedge Banks, the Cash Management Banks, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05, and the other Persons the Obligations owing to which are or are purported to be secured by the Administrative Agent or Collateral Agent under the terms of the Collateral Documents.

“Securities Purchase Agreements” means collectively, (i) that certain securities purchase agreement dated as of September 12, 2011, among Parent and BDT CF Acquisition Vehicle, LLC as in effect on the date hereof, (ii) that certain securities purchase agreement dated as of September 12, 2011, among Parent and Mitchell P. Rales as in effect on the date hereof, (iii) that certain securities purchase agreement dated as of September 12, 2011, among Parent and Steven M. Rales as in effect on the date hereof and (iv) that certain securities purchase agreement dated as of September 12, 2011, among Parent and Markel Corporation as in effect on the date hereof.

“Security Trust Deed” has the meaning specified in the Condition Precedent to Initial Credit Extension.

“Shareholder Subordinated Note” means an unsecured junior subordinated note issued by Parent and not guaranteed by any Subsidiary of Parent substantially in the form of Exhibit M, as the same may be modified, amended or supplemented from time to time pursuant to the terms hereof and thereof.

“Single Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and no Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

XII-46

“Solvent” and “Solvency” mean, with respect to any Person on a particular date, that on such date (a) the sum of the fair value of the assets, at a fair valuation, of such Person (on a stand-alone basis) and of such Person and its Subsidiaries (taken as a whole) will exceed its or their respective debts, (b) the sum of the present fair salable value of the assets of such Person (on a stand-alone basis) and of such Person and its Subsidiaries (taken as a whole) will exceed its or their respective debts, (c) such Person (on a stand-alone basis) and such Person and its Subsidiaries (taken as a whole) has or have not incurred and does or do not intend to incur, and does or do not believe that it or they will incur, debts beyond its or their respective ability to pay such debts as such debts mature and (d) such Person (on a stand-alone basis) and such Person and its Subsidiaries (taken as a whole) will have sufficient capital with which to conduct its or their respective businesses.  For purposes of this definition, “debt” means any liability on a claim, and “claim” means (a) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (b) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.  The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Spot Rate” for a currency means the rate determined by the Administrative Agent or the L/C Issuer, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 A.M. on the date that is two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or the L/C Issuer may obtain such spot rate from another financial institution designated by the Administrative Agent or the L/C Issuer if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided, further, that the L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.

“Sterling” and “£” mean the lawful currency of the United Kingdom.

“Subordinated Obligations” has the meaning specified in Section 10.06.

“Subsidiary” of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries (including, for the avoidance of doubt, a company, corporation or partnership that is a “dependent enterprise” (abhängiges Unternehmen) of such Person within the meaning of Section 17 of the German Stock Corporation Act (Aktiengesetz) or that is a “subsidiary” (Tochterunternehmen) of such Person within the meaning of Section 290 of the German Commercial Code (Handelsgesetzbuch), or where such Person has the power to direct the management and the policies of such entity whether through the ownership of share capital, contract or otherwise).

“Subsidiary Acquisition” has the meaning specified in Section 6.10(a).

XII-47

“Surviving Debt” means Debt and lines of credit of each Loan Party and its Subsidiaries and the Target Group outstanding immediately before the Closing Date as described on Schedule 7.02(d) (as such schedule may be updated prior to the Closing Date solely in respect of Debt of the Target Group to provide for modifications to the descriptions of Debt described on Schedule 7.02(d) as originally provided on the Effective Date (but without any increase to the aggregate amount available thereunder)).

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Lender” means Deutsche Bank in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” shall mean a Multicurrency RCF Swing Line Loan or a US Dollar RCF Swing Line Loan, as the context may require.

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which shall be substantially in the form of Exhibit B.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $50,000,000 or the Alternative Currency Equivalent thereof and (b) the Revolving Credit Facilities.  The Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Facilities.

“Synthetic Lease” means a lease transaction under which the parties intend that (i) the lease will be treated as an “operating lease” by the lessee and (ii) the lessee will be entitled to various tax and other benefits ordinarily available to owners (as opposed to lessees) of like property.

“Takeover Panel” means the Panel on Takeovers and Mergers.

“Target” means Charter International plc, a company organized under the laws of Jersey.

“Target Group” means the Target and its Subsidiaries.

“Target Material Adverse Effect” means a material adverse change in, or a material adverse effect on, the operations, business, assets, properties, liabilities (actual or contingent), or financial condition of the Target Group taken as a whole.

“Target Shares” means the ordinary shares of the Target the subject of an Offer or, as the case may be, a Scheme.

“Target Shares Security Agreement” has the meaning specified in the Conditions Precedent to Initial Credit Extension.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Loan Document.

XII-48

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges or contributions imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tax Sharing Agreement” means the Reformed and Restated Tax Allocation Agreement, dated as of May 30, 2003, among Parent and each of its Subsidiaries referred to therein, as amended from time to time to the extent permitted hereunder (or under replacement tax sharing agreements together with any amendments that are not materially adverse to the Lenders).

“Term A-1 Borrowing” means a borrowing consisting of simultaneous Term A-1 Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Term A-1 Lenders pursuant to Section 2.01(a).

“Term A-1 Commitment” means, as to each Term A-1 Lender, its obligation to make Term A-1 Loans to the US Borrower pursuant to Section 2.01(a) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Term A-1 Lender’s name on Schedule 2.01 under the caption “Term A-1 Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Term A-1 Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Term A-1 Facility” means, at any time, (a) on or prior to the Closing Date, the aggregate amount of the Term A-1 Commitments at such time and (b) thereafter, the aggregate principal amount of the Term A-1 Loans of all Term A-1 Lenders outstanding at such time.

“Term A-1 Lender” means (a) at any time on or prior to the Closing Date, any Lender that has a Term A-1 Commitment at such time and (b) at any time after the Closing Date, any Lender that holds Term A-1 Loans at such time.

“Term A-1 Loan” means an advance made by any Term A-1 Lender under the Term A-1 Facility.

“Term A-1 Note” means a promissory note made by the US Borrower in favor of a Term A-1 Lender evidencing Term A-1 Loans made by such Term A-1 Lender, substantially in the form of Exhibit C-1.

“Term A-2 Borrowing” means a borrowing consisting of simultaneous Term A-2 Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Term A-2 Lenders pursuant to Section 2.01(b).

“Term A-2 Commitment” means, as to each Term A-2 Lender, its obligation to make Term A-2 Loans to the European Borrower pursuant to Section 2.01(b) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Term A-2 Lender’s name on Schedule 2.01 under the caption “Term A-2 Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Term A-2 Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

XII-49

“Term A-2 Facility” means, at any time, (a) on or prior to the Closing Date, the aggregate amount of the Term A-2 Commitments at such time and (b) thereafter, the aggregate principal amount of the Term A-2 Loans of all Term A-2 Lenders outstanding at such time.

“Term A-2 Lender” means (a) at any time on or prior to the Closing Date, any Lender that has a Term A-2 Commitment at such time and (b) at any time after the Closing Date, any Lender that holds Term A-2 Loans at such time.

“Term A-2 Loan” means an advance made by any Term A-2 Lender under the Term A-2 Facility.

“Term A-2 Note” means a promissory note made by the European Borrower in favor of a Term A-2 Lender evidencing Term A-2 Loans made by such Term A-2 Lender, substantially in the form of Exhibit C-2.

“Term B Borrowing” means a borrowing consisting of simultaneous Term B Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Term B Lenders pursuant to Section 2.01(c).

“Term B Commitment” means, as to each Term B Lender, its obligation to make Term B Loans to the US Borrower pursuant to Section 2.01(c) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Term B Lender’s name on Schedule 2.01 under the caption “Term B Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Term B Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Term B Facility” means, at any time, (a) on or prior to the Closing Date, the aggregate amount of the Term B Commitments at such time and (b) thereafter, the aggregate principal amount of the Term B Loans of all Term B Lenders outstanding at such time.

“Term B Lender” means (a) at any time on or prior to the Closing Date, any Lender that has a Term B Commitment at such time and (b) at any time after the Closing Date, any Lender that holds Term B Loans at such time.

“Term B Loan” means an advance made by any Term B Lender under the Term B Facility.

“Term B Note” means a promissory note made by the US Borrower in favor of a Term B Lender evidencing Term B Loans made by such Term B Lender, substantially in the form of Exhibit C-3.

“Term Borrowing” means a Term A-1 Borrowing, a Term A-2 Borrowing or a Term B Borrowing.

“Term Commitment” means a Term A-1 Commitment, a Term A-2 Commitment or a Term B Commitment.

XII-50

“Term Facilities” means, at any time, the Term A-1 Facility, the Term A-2 Facility and the Term B Facility.

“Term Loan” means each Term A-1 Loan, Term A-2 Loan and Term B Loan.

“Total Leverage Ratio” means, at any date of determination, the ratio of Consolidated Total Debt on such date to EBITDA of Parent and its Subsidiaries for the most recently completed Measurement Period.

“Total Multicurrency RCF Outstandings” means the aggregate Outstanding Amount of all Multicurrency RCF Loans, Multicurrency RCF Swing Line Loans and Multicurrency RCF L/C Obligations.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Total Revolving Credit Outstandings” means the aggregate of the Total Multicurrency RCF Outstandings and the Total US Dollar RCF Outstandings.

“Total Secured Leverage Ratio” means, at any date of determination, the ratio of Consolidated Total Debt that is secured by a Lien on any asset of the Parent or any of its Subsidiaries on such date to EBITDA of Parent and its Subsidiaries for the most recently completed Measurement Period.

“Total Unutilized Revolving Credit Amount” means, at any time, the amount equal to the remainder of (x) the Revolving Credit Facilities less (y) the Total Revolving Credit Outstandings at such time.

“Total US Dollar RCF Outstandings” means the aggregate Outstanding Amount of all US Dollar RCF Loans, US Dollar RCF Swing Line Loans and US Dollar RCF L/C Obligations.

“Tranche” means the respective facility and commitments utilized in making Loans hereunder, with there being seven separate Tranches as of the Effective Date, i.e., Term A-1 Loans, Term A-2 Loans, Term B Loans, Multicurrency RCF Loans, US Dollar RCF Loans, Multicurrency RCF Swing Line Loans and US Dollar RCF Swing Line Loans. Furthermore, after giving effect to an Extension pursuant to Section 2.18, (x) any Revolving Credit Loans pursuant to Extended Revolving Credit Commitments shall constitute a separate Tranche of Revolving Credit Loans from the Tranche of Revolving Credit Loans from which they were converted and (y) any Extended Term Loans shall constitute a separate Tranche of Term Loans from the Tranche of Term Loans from which they were converted

“Transaction” means, collectively, (a) the entering into by the Loan Parties and their applicable Subsidiaries of the Loan Documents to which they are or are intended to be a party, (b) the acquisition of Target Shares to be acquired pursuant to the Offer or Scheme, as applicable, (c) the refinancing of certain outstanding Debt of Parent and its Subsidiaries and the termination of all commitments with respect thereto, and (d) the payment of the fees and expenses incurred in connection with the consummation of the foregoing.

XII-51

“Transaction Documents” means the Loan Documents, the Press Release, any Offer Document and any Scheme Circular and any other document or announcement issued by or on behalf of Parent and/or the Purchaser pursuant to the City Code.

“Treaty Lender” means a Lender that:

(a)	is treated as a resident of a jurisdiction having a double taxation agreement with the U.K. that makes provision for full exemption from tax on payments of interest imposed by the U.K.;

(b)	does not carry on a business in the U.K. through a permanent establishment with which that Lender's participation in the Term A-2 Loan is effectively connected; and

(c)
is entitled to full relief from liability otherwise imposed by the United Kingdom on interest under that agreement (assuming for these purposes that all applicable filing or administrative requirements and any procedural formalities in relation to that entitlement are duly complied with).

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurocurrency Rate Loan.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“UK” means the United Kingdom of Great Britain and Northern Ireland.

“UK Bank Levy” means the United Kingdom Tax known as the “bank levy” introduced by the U.K. Finance Act 2011.

“UK Debenture” has the meaning specified in the Conditions Precedent to Initial Credit Extension.

“UK Share Charge” has the meaning specified in the Conditions Precedent to Initial Credit Extension.

“UK Tax Confirmation” means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Loan Document is either (i) a company resident in the UK for UK tax purposes; or (ii) a partnership each member of which is (A) a company so resident in the UK; or (B) a company not so resident in the UK which carries on a trade in the UK through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or (C) a company not so resident in the UK which carries on a trade in the UK through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.

XII-52

“United States”, “U.S.” and “US” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“US Borrower” has the meaning specified in the recital of parties to this Agreement.

“US Dollar RCF Borrowing” means a borrowing consisting of simultaneous US Dollar RCF Loans of the same Type, and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the US Dollar RCF Lenders pursuant to Section 2.01(e).

“US Dollar RCF Commitment” means, as to each US Dollar RCF Lender, its obligation to (a) make US Dollar RCF Loans to the US Borrower pursuant to Section 2.01(e), (b) purchase participations in US Dollar RCF L/C Obligations, and (c) purchase participations in US Dollar RCF Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “US Dollar RCF Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. In addition, the US Dollar RCF Commitment of each Lender shall include, subject to the consent of such Lender, any Extended US Dollar RCF Commitment of such Lender.

“US Dollar RCF L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn or that may be required to be paid or disbursed, as applicable, under all outstanding US Dollar RCF Letters of Credit plus the aggregate of all Unreimbursed Amounts (including all L/C Borrowings) in respect of US Dollar RCF Letters of Credit.  For purposes of computing the amount available to be drawn or that may be required to be paid or disbursed, as applicable, under any US Dollar RCF Letter of Credit, the amount of such US Dollar RCF Letter of Credit shall be determined in accordance with Section 1.07.  For all purposes of this Agreement, if on any date of determination a US Dollar RCF Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such US Dollar RCF Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“US Dollar RCF Lender” means, at any time, any Lender that has a US Dollar RCF Commitment at such time.

“US Dollar RCF Letter of Credit” has the meaning specified in Section 2.03(a).

“US Dollar RCF Loan” has the meaning specified in Section 2.01(e).

“US Dollar RCF Note” means a promissory note made by the US Borrower in favor of a US Revolving Credit Lender evidencing US Dollar RCF Loans or Swing Line Loans, as the case may be, made by such US Dollar RCF Lender, substantially in the form of Exhibit C-5.

XII-53

“US Dollar RCF Swing Line Loan” has the meaning specified in Section 2.04(a).

“US Dollar Revolving Credit Facility” means, at any time, the aggregate amount of the US Dollar RCF Lenders’ US Dollar RCF Commitments at such time.

“US IP Security Agreement” has the meaning specified in the Conditions Precedent to Initial Credit Extension.

“US IP Security Agreement Supplement” has the meaning specified in Section 1(g)(vi) of the US Security Agreement.

“US Loan Party” means each of Parent and each US Obligations Guarantor.

“US Obligations Guarantors” means the US Borrower (in its capacity as a guarantor under the Guaranty), each US Subsidiary (other than any Inactive Subsidiary) on the date hereof together with any other US Subsidiary that executes and delivers to the Administrative Agent a Guaranty.

“US Owned DRE” means any Person that (i) is not treated as a corporation for US federal income tax purposes, (ii) is 100% owned (directly or indirectly) by Parent or any US Subsidiary and (iii) substantially all the assets of which consist of the stock of one or more controlled foreign corporations within the meaning of Section 957 of the Code.

“US Security Agreement” has the meaning specified in Conditions Precedent to Initial Credit Extension.

“US Security Agreement Supplement” has the meaning specified in Section 24(b) of the US Security Agreement.

“US Subsidiary” means any Subsidiary of Parent (other than a US Owned DRE) organized under the laws of the United States or any state thereof.

“US Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(IV).

“VAT” means (a) any tax imposed in compliance with the council directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112), and (b) any other tax of similar nature, whether imposed in a member state of European Union in substitution for, or levied in addition to such tax referred to in (a) or elsewhere.

“Voting Interests” means shares of capital stock issued by a corporation, or equivalent Equity Interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

XII-54

“Welfare Plan” means a welfare plan, as defined in Section 3(1) of ERISA, that is maintained for employees of any Loan Party or any of its Subsidiaries or in respect of which any Loan Party or any of its Subsidiaries could have liability.

“Wholly-Owned” means, with respect to any Subsidiary, that all of the Equity Interests (except for directors’, foreign national qualifying and other nominal shares required to be held by such person under applicable law) in such Subsidiary are owned by Parent and/or one or more Subsidiaries thereof (or by the Subsidiary thereof to which reference is made in the applicable provision hereof).

“Withdrawal Liability” has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

“Yen” and “¥” mean the lawful currency of Japan.

“Yield Differential” has the meaning specified in Section 2.14(a)(vi).

1.02.  Other Interpretive Provisions.  With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)           The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, amendments and restatements, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)           In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

XII-55

(c)           Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03.  Accounting Terms.  (a)           Generally.  All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein; provided that notwithstanding anything to the contrary contained herein, all such financial statements shall be prepared, and all financial covenants contained herein or in any other Loan Document shall be calculated, in each case, without giving effect to any election under FASB ASC 825 (or any similar accounting principle) permitting a Person to value its financial liabilities at the fair value thereof .

(b)           Changes in GAAP.  If at any time any change in GAAP after December 31, 2010 would affect the computation of any financial term or financial ratio or requirement set forth in any Loan Document, and either Parent or the Required Lenders shall so request, the Administrative Agent, the Lenders and Parent shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such financial term, financial ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) Parent shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such financial term or ratio or requirement made before and after giving effect to such change in GAAP.

1.04.  Rounding.  Any financial ratios required to be maintained by the Borrowers pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05.  Exchange Rates; Currency Equivalents.  (a)  The Administrative Agent or the L/C Issuer, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Alternative Currencies.  Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur.  Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the L/C Issuer, as applicable.

XII-56

(b)           Wherever in this Agreement, in connection with a Borrowing, conversion, continuation or prepayment of a Eurocurrency Rate Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Eurocurrency Rate Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the L/C Issuer, as the case may be.

1.06.  Times of Day.  Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.07.  Letter of Credit Amounts.  Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount or face amount, as applicable, of such Letter of Credit in effect at such time (in each case determined without regard to whether any conditions to payment could then be met, but after giving effect to all previous payments made thereunder); provided, however, that, with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount or face amount, as applicable, thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount or face amount, as applicable, of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount or face amount, as applicable, is in effect at such time.

ARTICLE II
THE COMMITMENTS AND CREDIT EXTENSIONS

2.01.  The Loans.  (a) The Term A-1 Borrowing.  Subject to the terms and conditions set forth herein, each Term A-1 Lender severally agrees to make a single loan in Dollars to the US Borrower on the Closing Date in an amount not to exceed such Term A-1 Lender’s Applicable Percentage of the Term A-1 Facility.  The Term A-1 Borrowing shall consist of Term A-1 Loans made simultaneously by the Term A-1 Lenders in accordance with their respective Applicable Percentage of the Term A-1 Facility.  Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed.  Term A-1 Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

(b)           The Term A-2 Borrowing.  Subject to the terms and conditions set forth herein, each Term A-2 Lender severally agrees to make a single loan (in Dollars, Euro or Sterling) to the European Borrower on the Closing Date in an amount not to exceed such Term A-2 Lender’s Applicable Percentage of the Term A-2 Facility.  The Term A-2 Borrowing shall consist of Term A-2 Loans made simultaneously by the Term A-2 Lenders in accordance with their respective Applicable Percentage of the Term A-2 Facility.  Amounts borrowed under this Section 2.01(b) and repaid or prepaid may not be reborrowed.  Term A-2 Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

(c)           The Term B Borrowing.  Subject to the terms and conditions set forth herein, each Term B Lender severally agrees to make a single loan in Dollars to the US Borrower on the Closing Date in an amount not to exceed such Term B Lender’s Applicable Percentage of the Term B Facility.  The Term B Borrowing shall consist of Term B Loans made simultaneously by the Term B Lenders in accordance with their respective Applicable Percentage of the Term B Facility.  Amounts borrowed under this Section 2.01(c) and repaid or prepaid may not be reborrowed.  Term B Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

XII-57

(d)           The Multicurrency RCF Borrowings.  Subject to the terms and conditions set forth herein, each Multicurrency RCF Lender severally agrees to make loans (in Dollars, Euros or Sterling) to the US Borrower or the European Borrower (each such loan, a “Multicurrency RCF Loan”) from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Multicurrency RCF Commitment; provided, however, that, after giving effect to any Multicurrency RCF Borrowing, (i) the Total Multicurrency RCF Outstandings shall not exceed the Multicurrency Revolving Credit Facility, and (ii) the aggregate Outstanding Amount of the Multicurrency RCF Loans of any Lender, plus such Multicurrency RCF Lender’s Applicable Percentage of the Outstanding Amount of all Multicurrency RCF L/C Obligations, plus such Multicurrency RCF Lender’s Applicable Percentage of the Outstanding Amount of all Multicurrency RCF Swing Line Loans shall not exceed such Multicurrency RCF Lender’s Multicurrency RCF Commitment.  Within the limits of each Multicurrency RCF Lender’s Multicurrency RCF Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01(d), prepay under Section 2.05, and reborrow under this Section 2.01(d).  Multicurrency RCF Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

(e)           The US Dollar RCF Borrowings.  Subject to the terms and conditions set forth herein, each US Dollar RCF Lender severally agrees to make loans in Dollars (each such loan, a “US Dollar RCF Loan”) to the US Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such US Dollar RCF Lender’s US Dollar RCF Commitment; provided, however, that, after giving effect to any US Dollar RCF Borrowing, (i) the Total US Dollar RCF Outstandings shall not exceed the US Dollar Revolving Credit Facility, and (ii) the aggregate Outstanding Amount of the US Dollar RCF Loans of any Lender, plus such US Dollar RCF Lender’s Applicable Percentage of the Outstanding Amount of all US Dollar RCF L/C Obligations, plus such US Dollar RCF Lender’s Applicable Percentage of the Outstanding Amount of all US Dollar RCF Swing Line Loans shall not exceed such US Dollar RCF Lender’s US Dollar RCF Commitment.  Within the limits of each US Dollar RCF Lender’s US Dollar RCF Commitment, and subject to the other terms and conditions hereof, the US Borrower may borrow under this Section 2.01(e), prepay under Section 2.05, and reborrow under this Section 2.01(e).  US Dollar RCF Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

(f)            If the Initial Multicurrency RCF Maturity Date shall have occurred at a time when Extended Multicurrency RCF Commitments are in effect, then on the Initial Multicurrency RCF Maturity Date all then outstanding Multicurrency RCF Swing Line Loans shall be repaid in full on such date (and there shall be no adjustment to the participations in such Multicurrency RCF  Swing Line Loans as a result of the occurrence of the Initial Multicurrency RCF Maturity Date); provided that, if on the occurrence of the Initial Multicurrency RCF Maturity Date (after giving effect to any repayments of Multicurrency RCF Loans), there shall exist sufficient unutilized Extended Multicurrency RCF Commitments so that the respective outstanding Multicurrency RCF Swing Line Loans could be incurred pursuant to Extended RCF Commitments, which will remain in effect after the occurrence of the Initial Multicurrency RCF Maturity Date, then there shall be an automatic adjustment on such date of the participations in such Multicurrency RCF Swing Line Loans and same shall be deemed to have been incurred solely pursuant to the Extended Multicurrency RCF Commitments and such Multicurrency RCF Swing Line Loans shall not be so required to be repaid in full on the Initial Multicurrency RCF Maturity Date.

XII-58

(g)           If the Initial Multicurrency RCF Maturity Date shall have occurred at a time when Extended Multicurrency RCF Commitments are in effect, then the issued Multicurrency RCF Letters of Credit shall as determined by the applicable Borrower automatically be deemed to have been issued under (and ratably participated in by Multicurrency RCF Lenders under the applicable Tranche pursuant to) the Extended Multicurrency RCF Commitments up to an aggregate amount not to exceed the aggregate principal amount of the unutilized Extended Multicurrency RCF Commitments thereunder at such time (it being understood that no partial face amount of any Letter of Credit may be so reallocated).  Except to the extent of reallocations of participations pursuant to the prior sentence, the occurrence of the Initial Multicurrency RCF Maturity Date shall have no effect upon (and shall not diminish) the percentage participations of the Multicurrency RCF Lenders under the Multicurrency RCF Commitments in any Multicurrency RCF Letter of Credit issued before the Initial Multicurrency RCF Maturity Date.

(h)           If the Initial US Dollar RCF Maturity Date shall have occurred at a time when Extended US Dollar RCF Commitments are in effect, then on the Initial US Dollar RCF Maturity Date all then outstanding US Dollar RCF Swing Line Loans shall be repaid in full on such date (and there shall be no adjustment to the participations in such Swing Line Loans as a result of the occurrence of the Initial US Dollar RCF Maturity Date); provided that, if on the occurrence of the Initial US Dollar RCF Maturity Date (after giving effect to any repayments of US Dollar RCF Loans), there shall exist sufficient unutilized Extended US Dollar RCF Commitments so that the respective outstanding US Dollar RCF Swing Line Loans could be incurred pursuant to Extended US Dollar RCF Commitments, which will remain in effect after the occurrence of the Initial US Dollar RCF Maturity Date, then there shall be an automatic adjustment on such date of the participations in such US Dollar RCF Swing Line Loans and same shall be deemed to have been incurred solely pursuant to the Extended US Dollar RCF Commitments and such US Dollar RCF Swing Line Loans shall not be so required to be repaid in full on the Initial US Dollar RCF Maturity Date.

(i)            If the Initial US Dollar RCF Maturity Date shall have occurred at a time when Extended US Dollar RCF Commitments are in effect, then the issued US Dollar RCF Letters of Credit shall automatically be deemed to have been issued under (and ratably participated in by US Dollar RCF Lenders under the applicable Tranche pursuant to) the Extended US Dollar RCF Commitments up to an aggregate amount not to exceed the aggregate principal amount of the unutilized Extended US Dollar RCF Commitments thereunder at such time (it being understood that no partial face amount of any Letter of Credit may be so reallocated).  Except to the extent of reallocations of participations pursuant to the prior sentence, the occurrence of the Initial US Dollar RCF Maturity Date shall have no effect upon (and shall not diminish) the percentage participations of the US Dollar RCF Lenders under the US Dollar RCF Commitments in any Letter of Credit issued before the Initial US Dollar RCF Maturity Date.

XII-59

2.02.  Borrowings, Conversions and Continuations of Loans.  (a)  Each Term A-1 Borrowing, each Term A-2 Borrowing, each Term B Borrowing, each US Dollar RCF Borrowing, each Multicurrency RCF Borrowing, each conversion of Term Loans or Revolving Credit Loans from one Type to the other, and each continuation of Eurocurrency Rate Loans shall be made upon a Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone.  Each such notice must be received by the Administrative Agent not later than 11:00 A.M. (i) on the date that is three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurocurrency Rate Loans denominated in Dollars or of any conversion of Eurocurrency Rate Loans denominated in Dollars to Base Rate Loans, (ii) four Business Days prior to the requested date of any Multicurrency RCF Borrowing, Term A-2 Borrowing or continuation of Eurocurrency Rate Loans denominated in Alternative Currencies, and (iii) on the first Business Day prior to the date of the requested date of any Borrowing of Base Rate Loans.  Each telephonic notice by a Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of a Borrower.  Each Borrowing of, conversion to or continuation of Eurocurrency Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof (in the case of Loans denominated in Dollars), €1,000,000 or a whole multiple of €500,000 in excess thereof (in the case of Loans denominated in Euros) or £1,000,000 or a whole multiple of £500,000 in excess thereof (in the case of Loans denominated in Sterling).  Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof.  Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether a Borrower is requesting a Term A-1 Borrowing, a Term A-2 Borrowing, a Term B Borrowing, a Multicurrency RCF Borrowing, a US Dollar RCF Borrowing, a conversion of Term Loans or a conversion of Revolving Credit Loans from one Type to the other, or a continuation of Eurocurrency Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or which existing Term Loans or Revolving Credit Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto, and (vi) the currency of the Loans to be borrowed.  If the Borrowers fail to specify a currency in a Committed Loan Notice requesting a Multicurrency RCF Borrowing, then the Multicurrency RCF Loans so requested shall be made in Dollars.  If a Borrower fails to specify a Type of Loan in a Committed Loan Notice or if such Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Term Loans or Revolving Credit Loans shall be made as, or converted to, Base Rate Loans; provided, however, that, in the case of a failure to timely request a continuation of Loans denominated in an Alternative Currency, such Loans shall be continued as Eurocurrency Rate Loans in their original currency with an Interest Period of one month.  Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans.  If a Borrower requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.  No Revolving Credit Loan may be converted into or continued as a Revolving Credit Loan denominated in a different currency, but instead must be prepaid in the original currency of such Revolving Credit Loan and reborrowed in the other currency.  Notwithstanding anything to the contrary herein, a Swing Line Loan in Dollars may not be converted to a Eurocurrency Rate Loan.

XII-60

(b)           Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount (and currency) of its Applicable Percentage under the applicable Facility of the applicable Term A-1 Loans, Term A-2 Loans, Term B Loans, Multicurrency RCF Loans or US Dollar RCF Loans, and if no timely notice of a conversion or continuation is provided by the applicable Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation of Loans denominated in a currency other than Dollars, in each case as described in the preceding Section 2.02(a).  In the case of a Term A-1 Borrowing, Term A-2 Borrowing, Term B Borrowing, Multicurrency RCF Borrowing or US Dollar RCF Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office for the applicable currency not later than 1:00 P.M., in the case of any Loan denominated in Dollars, and not later than the Applicable Time specified by the Administrative Agent in the case of any Loan in Alternative Currencies, in each case on the Business Day specified in the applicable Committed Loan Notice.  Upon satisfaction of the applicable conditions set forth in Section 4.03 or Section 4.04, as applicable, (and, if such Borrowing is the initial Credit Extension, Sections 4.01 and 4.02), the Administrative Agent shall make all funds so received available to the applicable Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the applicable Borrower on the books of Deutsche Bank with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the applicable Borrower; provided, however, that (i) if, on the date a Committed Loan Notice with respect to a Multicurrency RCF Borrowing is given by the applicable Borrower, there are L/C Borrowings outstanding under the Multicurrency Revolving Credit Facility, then the proceeds of such Multicurrency RCF Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings under such Multicurrency Revolving Credit Facility, and second, shall be made available to the applicable Borrower as provided above and (ii) if, on the date a Committed Loan Notice with respect to a US Dollar RCF Borrowing is given by the applicable Borrower, there are L/C Borrowings outstanding under the US Dollar Revolving Credit Facility, then the proceeds of such US Dollar RCF Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings under such US Dollar Revolving Credit Facility, and second, shall be made available to the applicable Borrower as provided above.

(c)           Except as otherwise provided herein, a Eurocurrency Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan.  During the existence of a Default, no Loans may be requested as, converted to or continued as Eurocurrency Rate Loans (whether in Dollars or any Alternative Currency) without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the then outstanding Eurocurrency Rate Loans denominated in an Alternative Currency be prepaid, or redenominated into Dollars in the amount of the Dollar Equivalent thereof, on the last day of the then current Interest Period with respect thereto.

XII-61

(d)           The Administrative Agent shall promptly notify the Borrowers and the Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans upon determination of such interest rate.  At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the US Borrower and the Lenders of any change in Deutsche Bank’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e)           After giving effect to all Term A-1 Borrowings, all conversions of Term A-1 Loans from one Type to the other, and all continuations of Term A-1 Loans as the same Type, there shall not be more than five Interest Periods in effect in respect of the Term A-1 Facility. After giving effect to all Term A-2 Borrowings, all conversions of Term A-2 Loans from one Type to the other, and all continuations of Term A-2 Loans as the same Type, there shall not be more than five Interest Periods in effect in respect of the Term A-2 Facility.  After giving effect to all Term B Borrowings, all conversions of Term B Loans from one Type to the other, and all continuations of Term B Loans as the same Type, there shall not be more than five Interest Periods in effect in respect of the Term B Facility.  After giving effect to all Multicurrency RCF Borrowings, all conversions of Multicurrency RCF Loans from one Type to the other, and all continuations of Multicurrency RCF Loans as the same Type, there shall not be more than five Interest Periods in effect in respect of the Multicurrency Revolving Credit Facility. After giving effect to all US Dollar RCF Borrowings, all conversions of US Dollar RCF Loans from one Type to the other, and all continuations of US Dollar RCF Loans as the same Type, there shall not be more than five Interest Periods in effect in respect of the US Dollar Revolving Credit Facility.

2.03.  Letters of Credit. (a)  The Letter of Credit Commitment.  (i)  Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Revolving Credit Lenders under the applicable Revolving Credit Facility set forth in this Section 2.03, to honor drawings, payments or disbursements, as applicable, under the Letters of Credit issued under such Revolving Credit Facility; and (B) (i) with respect to a request for a Letter of Credit (which may include bank guarantees issued in connection with transactions outside of the United States) by the US Borrower or the European Borrower in respect of the Multicurrency RCF Commitments (each such letter of credit, a “Multicurrency RCF Letter of Credit”), the Multicurrency RCF Lenders severally agree to participate in Multicurrency RCF Letters of Credit issued for the account of the US Borrower and for the account of the European Borrower, and any drawings, payments or disbursements, as applicable, thereunder and (ii) with respect to a request for a Letter of Credit by the US Borrower in respect of the US Dollar RCF Commitments (each such letter of credit, a “US Dollar RCF Letter of Credit” and, together with the Multicurrency RCF Letters of Credit, the “Letters of Credit”), the US Dollar RCF Lenders severally agree to participate in US Dollar RCF Letters of Credit issued for the account of the US Borrower, and any drawings, payments or disbursements, as applicable, thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (i) the Total Multicurrency RCF Outstandings shall not exceed the Multicurrency Revolving Credit Facility, (ii) the Total US Dollar RCF Outstandings shall not exceed the US Dollar Revolving Credit Facility, (iii) the aggregate Outstanding Amount of the Multicurrency RCF Loans of any Multicurrency RCF Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Multicurrency RCF L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Multicurrency RCF Swing Line Loans shall not exceed such Lender’s Multicurrency RCF Commitment, (iv) the aggregate Outstanding Amount of the US Dollar RCF Loans of any US Dollar RCF Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all US Dollar RCF L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all US Dollar RCF Swing Line Loans shall not exceed such Lender’s US Dollar RCF Commitment and (v) the Outstanding Amount of the sum of (x) the Multicurrency RCF L/C Obligations and (y) the US Dollar RCF L/C Obligations, shall not exceed the Letter of Credit Sublimit. Each request by a Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by such Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence.  Within the foregoing limits, and subject to the terms and conditions hereof, the Borrowers’ ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrowers may, during the Availability Period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon or payments or disbursements made in respect of, as applicable, and reimbursed.

XII-62

(ii)           The L/C Issuer shall not issue any Letter of Credit if:

(A)          the expiry date of such requested Letter of Credit would occur more than thirty (30) months after the date of issuance or last extension, unless (x) with respect to Multicurrency RCF Letters of Credit, the Required Multicurrency Revolving Lenders have approved such expiry date and (y) with respect to US Dollar RCF Letters of Credit, the Required US Dollar Revolving Lenders have approved such expiry date; or

(B)          the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date; or

(C)          such requested Letter of Credit is for the benefit of (x) in the case of a commercial Letter of Credit, sellers of goods to Parent or any of its Subsidiaries, or (y) in the case of any other Letters of Credit, any holder (or any trustee, agent or other similar representative for any such holders) of L/C Supportable Obligations.

(iii)          The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

(A)          any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which the L/C Issuer in good faith deems material to it;

(B)           the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally (and, if any requested Letter of Credit would violate such policies and the L/C Issuer refuses to issue such Letter of Credit on the basis thereof, the L/C Issuer shall promptly notify the applicable Borrower of the details thereof);

XII-63

(C)           except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is in an initial stated amount less than $100,000, in the case of a commercial Letter of Credit, or $500,000, in the case of a standby Letter of Credit or Bank Guarantee;

(D)           (x) in the case of Multicurrency RCF Letters of Credit, such Letter of Credit is to be denominated in a currency other than Dollars or an Alternative Currency and (y) in the case of US Dollar RCF Letters of Credit, such Letter of Credit is to be denominated in a currency other than Dollars; or

(E)           (x) with respect to Multicurrency RCF Letters of Credit, any Multicurrency RCF Lender is at that time a Defaulting Lender hereunder and (y) with respect to US Dollar RCF Letters of Credit, any US Dollar RCF Lender is at that time a Defaulting Lender hereunder, unless, in any such case, the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the L/C Issuer (in its sole discretion) with the Borrowers or such Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.16(a)(iv) and (v)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion.

(iv)          The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

(v)           The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(vi)          The L/C Issuer shall act on behalf of the Revolving Credit Lenders of the relevant Revolving Credit Facility with respect to any Letters of Credit issued by it under such Revolving Credit Facility and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it under such Revolving Credit Facility and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

(vii)         It is understood and agreed that in respect of any bank guarantee (x) the form of bank guarantees shall be subject to the respective L/C Issuer’s internal policies and procedures for the issuance of bank guarantees and to applicable local law restrictions and regulations and (y) the L/C Issuer issuing a bank guarantee may require the Borrower requesting such bank guarantee to accept such L/C Issuer’s general business conditions specifically applicable to its bank guarantee business prior to the issuance of any bank guarantee.

XII-64

(b)           Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.  (i)  Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the US Borrower or, in the case of the Multicurrency Revolving Credit Facility, the European Borrower, delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Request, appropriately completed and signed by a Responsible Officer of the applicable Borrower.  Such Letter of Credit Request must be received by the L/C Issuer and the Administrative Agent not later than 11:00 A.M. at least two Business Days (or such later date or time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be.  In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Request shall specify in form and detail reasonably satisfactory to the L/C Issuer:  (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the Revolving Credit Facility under which such Letter of Credit is to be issued and the amount and currency thereof (which shall be (x) in the case of Multicurrency RCF Letters of Credit,  Dollars or an Alternative Currency and (y) in the case of US Dollar RCF Letters of Credit,  Dollars); (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing, payment or disbursement, as applicable, thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing, payment or disbursement, as applicable, thereunder; and (G) such other matters as the L/C Issuer may require.  In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Request shall specify in form and detail reasonably satisfactory to the L/C Issuer (1) the Letter of Credit to be amended and under which Revolving Credit Facility such Letter of Credit was issued; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the L/C Issuer may reasonably require.  Additionally, the applicable Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may reasonably require.

(ii)           Promptly after receipt of any Letter of Credit Request, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Request from the applicable Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof.  Unless the L/C Issuer has received written notice from any Revolving Credit Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the US Borrower or the European Borrower, as applicable, or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices.  Immediately upon the issuance of (i) each Multicurrency RCF Letter of Credit, each Multicurrency RCF Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Multicurrency RCF Lender’s Applicable Percentage times the amount of such Letter of Credit and (ii) each US Dollar RCF Letter of Credit, each US Dollar RCF Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such US Dollar RCF Lender’s Applicable Percentage times the amount of such Letter of Credit.

XII-65

(iii)          If the US Borrower or the European Borrower, as the case may be, so requests in any applicable Letter of Credit Request, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a date (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued.  Unless otherwise directed by the L/C Issuer, the applicable Borrower shall not be required to make a specific request to the L/C Issuer for any such extension.  Once an Auto-Extension Letter of Credit has been issued, the Revolving Credit Lenders under the relevant Revolving Credit Facility shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that (x) in the case of an extension of Multicurrency RCF Letters of Credit, the Required Multicurrency Revolving Lenders have elected not to permit such extension and (y) in the case of an extension of US Dollar RCF Letters of Credit, the Required US Dollar Revolving Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Revolving Credit Lender under such Revolving Credit Facility or the applicable Borrower that one or more of the applicable conditions specified in Section 4.03 or 4.04, as applicable, is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.

(iv)          Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the US Borrower or the European Borrower, as applicable, and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

XII-66

(c)           Drawings, Payments, Disbursements and Reimbursements; Funding of Participations.  (i)  Upon receipt from the beneficiary of any Letter of Credit under of any notice of a drawing, payment or disbursement, as applicable, under such Letter of Credit, the L/C Issuer shall notify the US Borrower or the European Borrower, as applicable, and the Administrative Agent thereof.  In the case of a Multicurrency Letter of Credit denominated in an Alternative Currency, the US Borrower or the European Borrower, as applicable, shall reimburse the L/C Issuer in such Alternative Currency, unless the L/C Issuer (at its option) shall have specified in such notice that it will require reimbursement in Dollars.  In the case of any such reimbursement in Dollars of a drawing under a Multicurrency RCF Letter of Credit denominated in an Alternative Currency, the L/C Issuer shall notify the US Borrower or the European Borrower, as applicable, of the Dollar Equivalent of the amount of the drawing, payment or disbursement, as applicable, promptly following the determination thereof.  Not later than 11:00 A.M. on the date of any payment by the L/C Issuer under a Letter of Credit to be reimbursed in Dollars, or the Applicable Time on the date of any payment by the L/C Issuer under a Multicurrency RCF Letter of Credit to be reimbursed in an Alternative Currency (each such date, an “Honor Date”), the US Borrower or the European Borrower, as applicable, shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing and in the applicable currency.  If the US Borrower or the European Borrower, as applicable, fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Revolving Credit Lender under the applicable Revolving Credit Facility of the Honor Date, the amount of the unreimbursed drawing, payment or disbursement, as applicable, (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Multicurrency RCF Letter of Credit denominated in an Alternative Currency) (the “Unreimbursed Amount”), and the amount of such Revolving Credit Lender’s Applicable Percentage, as the case may be, thereof.  In such event, the US Borrower or the European Borrower, as applicable, shall be deemed to have requested a Multicurrency RCF Borrowing or US Dollar RCF Borrowing, as the case may be (which, in the case of the US Borrower, shall consist of Base Rate Loans) to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Multicurrency RCF Commitments or US Dollar RCF Commitments, as the case may be, and the conditions set forth in Section 4.03 (other than the delivery of a Committed Loan Notice).  Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii)           Each Revolving Credit Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer, in Dollars, at the Administrative Agent’s Office for Dollar-denominated payments in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 P.M. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each such Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the applicable Borrower in such amount.  The Administrative Agent shall remit the funds so received to the L/C Issuer in Dollars.

XII-67

(iii)          With respect to any Unreimbursed Amount that is not fully refinanced by a Multicurrency RCF Borrowing or US Dollar RCF Borrowing, as applicable, of Base Rate Loans because the conditions set forth in Section 4.03 cannot be satisfied or for any other reason, the US Borrower or the European Borrower, as applicable, shall be deemed to have incurred from the L/C Issuer a Multicurrency RCF L/C Borrowing or an US Dollar RCF L/C Borrowing, as applicable in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing, as the case may be, shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate.  In such event, each Multicurrency RCF Lender’s or US Dollar RCF Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such Multicurrency RCF Borrowing or US Dollar RCF Borrowing, as the case may be, and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv)          Until each Revolving Credit Lender funds its Multicurrency RCF Loan or US Dollar RCF Loan, as applicable, or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Percentage of such amount shall be solely for the account of the L/C Issuer.

(v)           Each Multicurrency RCF Lender’s or US Dollar RCF Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn, paid or disbursed, as applicable, under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the US Borrower or the European Borrower, as applicable, or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans is subject to the conditions set forth in Section 4.03 (other than delivery by the US Borrower or the European Borrower, as applicable, of a Committed Loan Notice).  No such making of an L/C Advance shall relieve or otherwise impair the obligation of the US Borrower or the European Borrower, as applicable, to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi)          If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing.  If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Revolving Credit Loan or L/C Advance in respect of the relevant L/C Borrowing, as the case may be.  A certificate of the L/C Issuer submitted to any Revolving Credit Lender under (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.

XII-68

(vii)         Notwithstanding anything to the contrary in this Section 2.03(c), in no event shall any Revolving Credit Lender be obligated to reimburse the L/C Issuer or Administrative Agent in respect of any drawing, payment or disbursement, as applicable, of a Letter of Credit subsequent to the Maturity Date for the applicable Revolving Credit Facility.

(d)           Repayment of Participations.  (i)  At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the US Borrower or the European Borrower, as applicable, or otherwise, including proceeds of cash collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Percentage thereof in Dollars and in the same funds as those received by the Administrative Agent.

(ii)           If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Revolving Credit Lender under the applicable Revolving Credit Facility shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect.  The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)           Obligations Absolute.  The obligation of the US Borrower or the European Borrower, as applicable, to reimburse the L/C Issuer for each drawing, payment or disbursement, as applicable, under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)            any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii)           the existence of any claim, counterclaim, setoff, defense or other right that the US Borrower or the European Borrower, as applicable, or any their respective Subsidiaries may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

XII-69

(iii)          any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing, payment or disbursement, as applicable, under such Letter of Credit;

(iv)          any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Bankruptcy Law;

(v)           any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to either Borrowers or any other Subsidiary of the Parent or in the relevant currency markets generally; or

(vi)          any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, either Borrower or any of its Subsidiaries.

The US Borrower or the European Borrower, as applicable, shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the applicable Borrower’s instructions or other irregularity, such Borrower will immediately notify the L/C Issuer.  The US Borrower or the European Borrower, as applicable, shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f)            Role of L/C Issuer.  Each Lender and the US Borrower or the European Borrower, as applicable, agree that, in paying any drawing, payment or disbursement, as applicable, under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.  None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Multicurrency RCF Lenders, US Dollar RCF Lenders, the Required Multicurrency Revolving Lenders or the Required US Dollar Revolving Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document.  Each Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude either Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement.  None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the US Borrower or the European Borrower, as applicable, may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the applicable Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by such Borrower which such Borrower proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit.  In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

XII-70

(g)           Cash Collateral.  Upon the request of the Administrative Agent, (i) if the L/C Issuer has honored any full or partial drawing, payment or disbursement, as applicable, request under any Letter of Credit for the account of the US Borrower or the European Borrower and such drawing, payment or disbursement, as applicable, has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the applicable Borrower shall, in each case, immediately Cash Collateralize the then Outstanding Amount of its respective L/C Obligations.  At any time that there shall exist a Defaulting Lender, immediately upon the request of the Administrative Agent, the L/C Issuer or the Swing Line Lender, the applicable Borrower shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 2.16(a)(iv) and any Cash Collateral provided by the Defaulting Lender) with respect to the L/C Obligations issued from its own account.  The Administrative Agent may, at any time and from time to time after the initial deposit of cash collateral, request that additional cash collateral be provided in order to protect against the results of exchange rate fluctuations.  Sections 2.05 and 8.02(c) set forth certain additional requirements to deliver cash collateral hereunder.  For purposes of this Section 2.03, Section 2.05 and Section 8.02(c), “Cash Collateralize” means, in the case of the US Borrower or the European Borrower, to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, solely as collateral for the L/C Obligations issued for the account of the respective Borrower, cash or deposit account balances pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders).  Derivatives of such term have corresponding meanings.  Each Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders with respect to the L/C Obligations issued for the account of such Borrower, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing pledged and deposited by such Borrower.  Cash collateral shall be maintained in blocked, non-interest bearing deposit accounts at Deutsche Bank.  If at any time the Administrative Agent determines that any funds held as cash collateral are subject to any right or claim of any Person other than the Administrative Agent or that the total amount of such funds is less than the aggregate Outstanding Amount of all L/C Obligations issued for the account of the US Borrower or the European Borrower, the applicable Borrower or the relevant Defaulting Lender will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited as cash collateral, an amount equal to the excess of (x) such aggregate Outstanding Amount over (y) the total amount of funds, if any, then held as cash collateral that the Administrative Agent determines to be free and clear of any such right and claim.  Upon the drawing, payment or disbursement, as applicable, under any Letter of Credit for which funds are on deposit as cash collateral, such funds shall be applied, to the extent permitted under applicable Laws, to reimburse the L/C Issuer.  In no event shall any Cash Collateral pledged or deposited by the European Borrower serve as security or collateral for any L/C Obligation issued for the account of the US Borrower or any borrowing by the US Borrower under any Letter of Credit.

XII-71

(h)           Applicability of ISP and UCP.  Unless otherwise expressly agreed by the L/C Issuer and the US Borrower or the European Borrower, as applicable, when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Letter of Credit.

(i)            Letter of Credit Fees.  The US Borrower and the European Borrower, as applicable, shall pay to the Administrative Agent for the account of each Revolving Credit Lender under a Revolving Credit Facility in accordance with its Applicable Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit issued under such Revolving Credit Facility equal to the Applicable Rate for Eurocurrency Rate Loans in respect of the  Revolving Credit Facilities times the Dollar Equivalent of the daily amount available to be drawn or that may be requested to be paid or disbursed, as applicable, under such Letter of Credit; provided, however, any Letter of Credit Fees otherwise payable for the account of a Defaulting Lender under a Revolving Credit Facility with respect to any Letter of Credit issued under such Revolving Credit Facility as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the L/C Issuer pursuant to this Section 2.03 shall be payable, to the maximum extent permitted by applicable Law, to the other Lenders under such Revolving Credit Facility in accordance with the upward adjustments in their respective Applicable Percentages allocable to such Letter of Credit pursuant to Section 2.16(a)(iv) and (v), with the balance of such fees, if any, payable to the L/C Issuer for its own account.  For purposes of computing the daily amount available to be drawn or that may be requested to be paid or disbursed, as applicable, under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.07.  Letter of Credit Fees shall be (i) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears.  If there is any change in the Applicable Rate for Eurocurrency Rate Loans denominated in Dollars in respect of the Revolving Credit Facility during any quarter, the daily amount available to be drawn or that may be requested to be paid or disbursed, as applicable, under each Letter of Credit shall be computed and multiplied by the Applicable Rate for Eurocurrency Rate Loans in respect of the Revolving Credit Facilities separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding the foregoing, the Letter of Credit Fees in respect of any Extended US Dollar RCF Commitment or Multicurrency RCF Commitment, as applicable, shall be the rate set forth in the relevant Extension Offer.  Notwithstanding anything to the contrary contained herein, (i) upon the request of the Required Multicurrency Revolving Lenders, while any Event of Default exists, all Letter of Credit Fees for Multicurrency RCF Letters of Credit shall accrue at the Default Rate and (ii) upon the request of the Required US Dollar Revolving Lenders, while any Event of Default exists, all Letter of Credit Fees for US Dollar RCF Letters of Credit shall accrue at the Default Rate.

XII-72

(j)            Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer.  The US Borrower or the European Borrower, as applicable, shall pay directly to the L/C Issuer, for its own account, in Dollars, a fronting fee (i) with respect to each commercial Letter of Credit, at a rate separately agreed between the applicable Borrower and the L/C Issuer, computed on the amount of such Letter of Credit, and payable upon the issuance thereof, (ii) with respect to any amendment of a commercial Letter of Credit increasing the amount of such Letter of Credit, at a rate separately agreed between the applicable Borrower and the L/C Issuer, computed on the amount of such increase, and payable upon the effectiveness of such amendment, (iii) with respect to each standby Letter of Credit, at the rate equal to 1/8 of 1% per annum, computed on the Dollar Equivalent of the daily amount available to be drawn or that may be requested to be paid or disbursed, as applicable, under such Letter of Credit on a quarterly basis in arrears, and (iv) with respect to each Bank Guarantee issued by the L/C Issuer, a fronting fee whose amount, computation and payment requirements shall be separately agreed between the applicable Borrower and the L/C Issuer,.  Such fronting fee shall be due and payable on the first Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand.  For purposes of computing the daily amount available to be drawn or that may be requested to be paid or disbursed, as applicable, under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.07.  In addition, the US Borrower or the European Borrower, as applicable, shall pay directly to the L/C Issuer for its own account, in Dollars, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect.  Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(k)            Conflict with Issuer Documents.  In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(l)            Letters of Credit Issued for Subsidiaries.  Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower requesting such Letter of Credit shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings, payments and disbursements, as applicable, under such Letter of Credit and such Letter of Credit shall be deemed for all purposes hereof to have been issued for the account of such Borrower.  Each of the US Borrower and the European Borrower hereby acknowledges that the issuance of Letters of Credit for the account of its Subsidiaries inures to the benefit of the US Borrower or the European Borrower, as applicable, and that the US Borrower’s or the European Borrower’s, as applicable, business derives substantial benefits from the businesses of such Subsidiaries.

XII-73

2.04.  Swing Line Loans.  (a)  The Swing Line.  Subject to the terms and conditions set forth herein, the Swing Line Lender may in reliance upon the agreements of the other Lenders set forth in this Section 2.04, (x) pursuant to the Multicurrency Revolving Credit Facility, make loans in Dollars, Sterling or Euros to the US Borrower or to the European Borrower (each such loan, a “Multicurrency RCF Swing Line Loan”) from time to time or (y) pursuant to the US Dollar Revolving Credit Facility, make loans in Dollars to the US Borrower  (each such loan, a “US Dollar RCF Swing Line Loan”) from time to time,  on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that (x) such Multicurrency RCF Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Multicurrency RCF Loans and Multicurrency RCF L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Multicurrency RCF Commitment and (y) such US Dollar RCF Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of US Dollar RCF Loans and US Dollar RCF L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s US Dollar RCF Commitment; provided, however, that, after giving effect to any Swing Line Loan, (i) the Total Multicurrency RCF Outstandings shall not exceed the Multicurrency Revolving Credit Facility at such time, (ii) the Total US Dollar RCF Outstandings shall not exceed the US Dollar Revolving Credit Facility at such time, (iii) the aggregate Outstanding Amount of the Multicurrency RCF Loans of any Multicurrency RCF Lender at such time, plus such Multicurrency RCF Lender’s Applicable Percentage of the Outstanding Amount of all Multicurrency RCF L/C Obligations at such time, plus such Multicurrency RCF Lender’s Applicable Percentage of the Outstanding Amount of all Multicurrency RCF Swing Line Loans at such time shall not exceed such Lender’s Multicurrency RCF Commitment and (iv) the aggregate Outstanding Amount of the US Dollar RCF Loans of any US Dollar RCF Lender at such time, plus such US Dollar RCF Lender’s Applicable Percentage of the Outstanding Amount of all US Dollar RCF L/C Obligations at such time, plus such US Dollar RCF Lender’s Applicable Percentage of the Outstanding Amount of all US Dollar RCF Swing Line Loans at such time shall not exceed such Lender’s US Dollar RCF Commitment; and provided, further, that neither Borrower shall use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan.  Within the foregoing limits, and subject to the other terms and conditions hereof, the US Borrower and the European Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04.  Each Swing Line Loan (other than an Alternative Currency Swing Line Loan) to the US Borrower shall bear interest only at a rate based on the Base Rate, and each Alternative Currency Swing Line Loan shall only bear interest as provided in Section 2.08.  Immediately upon the making of a (i) Multicurrency RCF Swing Line Loan, each Multicurrency RCF Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Multicurrency RCF Swing Line Loan in an amount equal to the product of such Multicurrency RCF Lender’s Applicable Percentage  times the amount of such Multicurrency RCF Swing Line Loan and (ii) US Dollar RCF Swing Line Loan, each US Dollar RCF Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such US Dollar RCF Swing Line Loan in an amount equal to the product of such US Dollar RCF Lender’s Applicable Percentage  times the amount of such US Dollar RCF Swing Line Loan.

XII-74

(b)           Borrowing Procedures.  Each Swing Line Borrowing shall be made upon the applicable Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent by delivery of a Swing Line Loan Notice.  Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 P.M. on the requested borrowing date (or, in the case of any Alternative Currency Swing Line Loan, 1:00 P.M. on the Business Day immediately prior to the requested borrowing date, and shall specify (i) the applicable Revolving Credit Facility and the amount to be borrowed, which shall be a minimum of $100,000, €100,000 or £100,000, as applicable, and (ii) the requested borrowing date, which shall be a Business Day.  Each such Swing Line Loan Notice must be in writing and transmitted via facsimile to the Swing Line Lender and the Administrative Agent, appropriately completed and signed by a Responsible Officer of the US Borrower or the European Borrower, as applicable.  Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Credit Lender) prior to 2:00 P.M. (or, in the case of any Alternative Currency Swing Line Loan, at such time as may be specified by the Administrative Agent to the US Borrower or European Borrower, as applicable) on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 P.M. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the US Borrower or the European Borrower, as applicable, at its office by crediting the account of such Borrower on the books of the Swing Line Lender in Same Day Funds.

(c)           Refinancing of Swing Line Loans.  (i)  The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the US Borrower or the European Borrower, as applicable (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Revolving Credit Lender under a Revolving Credit Facility make a Base Rate Loan under such Revolving Credit Facility (or, in the case of Alternative Currency Swing Line Loans, a Multicurrency RCF Loan in an Alternative Currency that is a Eurocurrency Rate Loan) in an amount equal to such Lender’s Applicable Percentage of the amount of Swing Line Loans under such Revolving Credit Facility then outstanding, as applicable.  Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans (or, if applicable, Eurocurrency Rate Loans), but subject to the unutilized portion of such Revolving Credit Facility and the conditions set forth in Section 4.03.  The Swing Line Lender shall furnish the US Borrower or the European Borrower, as applicable, with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each (x) Multicurrency RCF Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in Same Day Funds for the account of the Swing Line Lender at the Administrative Agent’s Office for Dollar-denominated payments (or, in the case of Alternative Currency Swing Line Loans, the Administrative Agent’s Office designated by it for Alternative Currency-denominated payments) and (y) each US Dollar RCF Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in Same Day Funds for the account of the Swing Line Lender at the Administrative Agent’s Office for Dollar-denominated payments, not later than 1:00 P.M. (or, in the case of any Alternative Currency Swing Line Loan, at such time as may be specified by the Administrative Agent to the US Borrower or European Borrower) on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the US Borrower (in the case of a Swing Line Loan made in Dollars to the US Borrower) or a Eurocurrency Rate Loan to the US Borrower or the European Borrower (in the case of an Alternative Currency Swing Line Loan to either the US Borrower or European Borrower), as applicable, in such amount.  The Administrative Agent shall remit the funds so received to the Swing Line Lender.

XII-75

(ii)           If for any reason any Swing Line Loan under a Revolving Credit Facility cannot be refinanced by such a Revolving Credit Borrowing under such Revolving Credit Facility in accordance with Section 2.04(c)(i), the request for Base Rate Loans or Eurocurrency Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Credit Lenders under such Revolving Credit Facility fund its risk participation in such Swing Line Loan and each Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii)          If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing.  If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Credit Loan or funded participation in the relevant Swing Line Loan, as the case may be.  A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv)          Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, either Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.03.  No such funding of risk participations shall relieve or otherwise impair the obligation of the applicable Borrower to repay Swing Line Loans, together with interest as provided herein.

XII-76

(d)           Repayment of Participations.  (i)  At any time after any Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Revolving Credit Lender its Applicable Percentage thereof in the same funds as those received by the Swing Line Lender.

(ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan under a Revolving Credit Facility is required to be returned by the Swing Line Lender under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Credit Lender under such Revolving Credit Facility shall pay to the Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate.  The Administrative Agent will make such demand upon the request of the Swing Line Lender.  The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)           Interest for Account of Swing Line Lender.  The Swing Line Lender shall be responsible for invoicing the US Borrower and the European Borrower, as applicable, for interest on the Swing Line Loans.  Until each Revolving Credit Lender under its Base Rate Loan or Eurocurrency Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Revolving Credit Lender’s Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage of such Swing Line Loan shall be solely for the account of the Swing Line Lender.

(f)            Payments Directly to Swing Line Lender.  The US Borrower and the European Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

2.05.  Prepayments.  (a)  Optional.  (i)  Subject to the last sentence of this Section 2.05(a)(i), each Borrower may, upon notice to the Administrative Agent, at any time or from time to time, voluntarily prepay Term Loans and Revolving Credit Loans, in whole or in part, without premium or penalty (except as set forth in clause (D) of the proviso hereto); provided that (A) such notice must be received by the Administrative Agent not later than 11:00 A.M. (1) on the date that is three Business Days prior to any date of prepayment of Eurocurrency Rate Loans denominated in Dollars, (2) on the date that is four Business Days prior to any date of prepayment of Eurocurrency Rate Loans denominated in Alternative Currencies, and (3) on the date that is one Business Day prior to the date of prepayment of Base Rate Loans; (B) any prepayment of Eurocurrency Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof (in the case of Loans denominated in Dollars), €1,000,000 or a whole multiple of €500,000 in excess thereof (in the case of Loans denominated in Euros) or £1,000,000 or a whole multiple of £500,000 in excess thereof (in the case of Loans denominated in Sterling) or, in each case, if less, the entire principal amount thereof then outstanding; (C) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding; and (D) any prepayment of Term B Loans made on or prior to the one year anniversary date of the Closing Date in connection with a Repricing Event shall be accompanied by the payment of the fee described in Section 2.09(b)(iii).  Each such notice shall specify the date and amount of such prepayment and the Type(s) (and currency) of Loans to be prepaid and, if Eurocurrency Rate Loans are to be prepaid, the Interest Period(s) of such Loans.  The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage in respect of the relevant Facility).  If such notice is given by a Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.  Any prepayment of a Eurocurrency Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05.  Each prepayment of the outstanding Term Loans by a Borrower pursuant to this Section 2.05(a) shall be applied (subject to Section 2.05(b)(vii)) to the Term Loans of such Borrower as it shall elect and shall apply to reduce future scheduled amortization payments, as directed by the US Borrower (or, absent such direction, in direct order of maturity). Each prepayment of the outstanding Term Loans pursuant to this Section 2.05(a) shall be paid to the Lenders in accordance with their respective Applicable Percentages in respect of each of the relevant Facilities.

XII-77

(ii)           Each Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans of such Borrower in whole or in part without premium or penalty; provided that (A) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 P.M. on the date of the prepayment, and (B) any such prepayment shall be in a minimum principal amount of $100,000,  €100,000 or £100,000, as applicable (or such lesser amount as equals the entire principal amount outstanding on such date).  Each such notice shall specify the date and amount of such prepayment and which Swing Line Loans are being prepaid.  If such notice is given by either Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(b)           Mandatory.  Subject to Section 2.07(f), (i)  if any Loan Party or any of its Subsidiaries disposes of any property (other than (x) any Disposition of any property permitted by Section 7.05 (other than clause (d) and (f) thereof) and (y) any Asbestos Insurance Settlement so long as such proceeds are used or committed to be used to reimburse Parent or any of its Subsidiaries or make payments in respect of related claims against Parent or any of its Subsidiaries and defense costs related thereto) that results in the realization by the Loan Parties and their respective Subsidiaries of Net Cash Proceeds in the aggregate for all such dispositions in excess of $50,000,000 in any Fiscal Year (excluding any portion thereof that is reinvested as provided below), the Borrowers shall prepay an aggregate principal amount of Term Loans equal to 100% of such Net Cash Proceeds (to the extent in excess of $50,000,000 in such Fiscal Year) within three Business Days of receipt thereof by such Person (such prepayments to be applied as set forth in clause (vi) below); provided, however, that, with respect to any such Net Cash Proceeds realized, at the election of either the US Borrower or the European Borrower (as notified by such Borrower to the Administrative Agent on or prior to the date of such disposition), and so long as no Default shall have occurred and be continuing, such Loan Party or such Subsidiary may reinvest all or any portion of such Net Cash Proceeds in operating assets so long as, within 12 months after the receipt of such Net Cash Proceeds, such purchase shall have been consummated (or, if the Parent or its Subsidiaries have entered into binding contractual commitments for reinvestment within such 12-month period, not so reinvested within 18 months following the date of receipt of such Net Cash Proceeds); and provided further, however, that any such Net Cash Proceeds not so reinvested shall be immediately subject to prepayment of the Term Loans as set forth in this Section 2.05(b)(i).

XII-78

(ii)           Upon the incurrence or issuance by any Loan Party or any of its Subsidiaries of any Debt (other than Debt expressly permitted to be incurred or issued pursuant to Section 7.02), the Borrowers shall prepay an aggregate principal amount of Term Loans equal to 100% of all Net Cash Proceeds received therefrom immediately upon receipt thereof by such Loan Party or such Subsidiary (such prepayments to be applied as set forth in clause (vi) below).

(iii)          Upon any Extraordinary Receipt (other than proceeds of any Asbestos Insurance Settlement or Asbestos Judgment, so long as such proceeds are used or committed to be used to reimburse Parent or any of its Subsidiaries or make payments in respect of related claims against Parent or any of its Subsidiaries and defense costs related thereto, as applicable) received by or paid to or for the account of any Loan Party or any of its Subsidiaries, and not otherwise included in clause (i) and (ii) of this Section 2.05(b), the Borrowers shall prepay an aggregate principal amount of Term Loans equal to 100% of all Net Cash Proceeds received therefrom within three Business Days of receipt thereof by such Loan Party or such Subsidiary (such prepayments to be applied as set forth in clause (vi) below).

(iv)          Upon the delivery of financial statements pursuant to Section 6.17(b) and the related Compliance Certificate pursuant to Section 6.17(b)(v) (other than in respect of the Fiscal Year ending December 31, 2011), the Borrowers shall prepay an aggregate principal amount of Term Loans equal to the excess (if any) of (A) the Applicable Excess Cash Flow Percentage of Excess Cash Flow for the Fiscal Year covered by such financial statements over (B) the same of (x) aggregate principal amount of Term Loans prepaid pursuant to Section 2.05(a)(i) and (y), to the extent accompanied by a voluntary reduction to the total aggregate amount of Multicurrency RCF Commitments and/or US Dollar RCF Commitments in an amount equal to such prepayment, Revolving Credit Loans or Swing Line Loans prepaid pursuant to Section 2.05(a), in each case, with internally generated funds (such prepayments to be applied as set forth in clause (vi) below).

(v)           Upon the expiry of the Certain Funds Period, the Borrowers shall prepay an aggregate principal amount of Term Loans equal to 100% of (I) any amounts held in the Overadvance Account at such time and (II) any amount in excess thereof which constitutes proceeds of the Term Facilities which have not been used for Certain Funds Purposes (such prepayments to be applied as set forth in clause (vi) below).

(vi)          Each prepayment of Loans pursuant to the foregoing provisions of this Section 2.05(b) shall be applied (subject to Section 2.05(b)(vii)) ratably to each of the Term A-1 Facility, the Term A-2 Facility and the Term B Facility and to the principal repayment installments thereof on a pro-rata basis.

XII-79

(vii)         The US Borrower shall notify the Administrative Agent in writing of any optional or mandatory repayment of Term B Loans required to be made pursuant to Section 2.05(a) or 2.05(b) at least three (3) Business Days prior to the date of such repayment.  Each such notice shall specify the date of such repayment and provide a reasonably detailed calculation of the amount of such repayment.  The Administrative Agent will promptly notify each Lender holding Term B Loans of the contents of the US Borrower’s repayment notice and of such Lender’s pro rata share of any repayment.  Each such Lender may reject all or a portion of its pro rata share of any voluntary or mandatory repayment (such declined amounts, the “Declined Proceeds”) of Term B Loans required to be made pursuant to Section 2.05(a) or 2.05(b) respectively, by providing written notice (each, a “Rejection Notice”) to the Administrative Agent and the US Borrower no later than 5:00 P.M. on the Business Day after the date of such Lender’s receipt of notice from the Administrative Agent regarding such repayment.  Each Rejection Notice from a given Lender shall specify the principal amount of the voluntary or mandatory repayment, as the case may be, of Term B Loans to be rejected by such Lender.  If a Lender fails to deliver such Rejection Notice to the Administrative Agent within the time frame specified above or such Rejection Notice fails to specify the principal amount of the Term B Loans to be rejected, any such failure will be deemed an acceptance of the total amount of such voluntary or mandatory repayment, as the case may be, of Term B Loans to which such Lender is otherwise entitled.  Any Declined Proceeds of a mandatory prepayment of Term B Loans required to be made pursuant to Section 2.05(b) shall be (i) applied ratably to each of the Term A-1 Facility and the Term A-2 Facility and to the principal repayment installments thereof on a pro-rata basis or (ii) to the extent there are no Term A-1 Loans or Term A-2 Loans outstanding at such time, retained by the US Borrower. Any Declined Proceeds of voluntary prepayments of Term B Loans made pursuant to Section 2.05(a) shall be retained by the US Borrower. Notwithstanding the above, this clause (vii) shall not apply in respect of any voluntary prepayment if (A) all Term A-1 Loans and Term A-2 Loans have been repaid in full or (B) all Term B Loans are being repaid with such voluntary or mandatory prepayment.

(viii)        The US Borrower or the European Borrower shall, on any Revaluation Date, prepay an aggregate principal amount of the Multicurrency RCF Loans comprising part of the same Multicurrency RCF Borrowings, the L/C Advances and the Multicurrency RCF Swing Line Loans and deposit an amount in the L/C Collateral Account, in a manner determined by the Borrowers, in an amount equal to the amount by which the Dollar Equivalent (which shall be advised by the Administrative Agent from time to time as requested by the Borrowers) of the sum of the aggregate principal amount of (x) the Multicurrency RCF Loans, (y) the Multicurrency RCF L/C Advances and (z) the Multicurrency RCF Swing Line Loans then outstanding plus the Dollar Equivalent of the aggregate Available Amount of all Multicurrency RCF Letters of Credit then outstanding exceeds the Multicurrency Revolving Credit Facility on the date of such determination; provided that upon the occurrence and during the continuance of a Default, such determination and payment shall be made by the applicable Borrower on each Business Day; and provided further, that if the Administrative Agent notifies the Borrowers at any time that the Dollar Equivalent of the Outstanding Amount of all Multicurrency RCF Loans and Multicurrency RCF L/C Obligations at such time exceeds an amount equal to 105% of the aggregate amount of the Multicurrency RCF Commitments then in effect, then, within two Business Days after receipt of such notice, the Borrowers shall prepay an aggregate principal amount of the Multicurrency RCF Loans comprising part of the same Borrowings, the Multicurrency RCF L/C Advances and the Multicurrency RCF Swing Line Loans and deposit an amount in the L/C Collateral Account, in a manner determined by the Borrowers, in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed 100% of the aggregate amount of the Multicurrency RCF Commitments then in effect

XII-80

(ix)          Notwithstanding any other provisions of this Section 2.05(b) and subject to Section 2.07(f), (i) to the extent that any or all of the Net Cash Proceeds of any Disposition by a Foreign Subsidiary (each such Disposition a “Foreign Disposition”), the Net Cash Proceeds of any Extraordinary Receipt incurred by a Foreign Subsidiary (each such Extraordinary Receipt a “Foreign Extraordinary Receipt”) or Excess Cash Flow attributable to Foreign Subsidiaries are prohibited or delayed by applicable local law or applicable organizational documents of such Foreign Subsidiary from being repatriated to a Borrower to repay the Term Loans of such Borrower pursuant to Section 2.05(b)(i), (iii) or (iv), as applicable, the portion of such Net Cash Proceeds or Excess Cash Flow so affected will not be required to be applied to repay such Term Loans at the times provided in Section 2.05(b)(i), (iii) or (iv) as applicable, but may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable local law or applicable organizational documents of such Foreign Subsidiary will not permit repatriation to such Borrower (the Borrowers hereby agreeing to use all commercially reasonable efforts to overcome or eliminate any such restrictions on repatriation and/or minimize any such costs of prepayment and/or use the other cash and Cash Equivalents of Parent and its Subsidiaries to make the relevant prepayment), and if within one year following the date on which the respective prepayment would otherwise have been required such repatriation of any of such affected Net Cash Proceeds or Excess Cash Flow is permitted under the applicable local law or applicable organizational documents of such Foreign Subsidiary, such repatriation will be immediately effected and such repatriated Net Cash Proceeds or Excess Cash Flow will be promptly (and in any event not later than two Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof and additional costs relating to such repatriation) to the repayment of such applicable Term Loans pursuant to this Section 2.05 or (ii) to the extent that the applicable Borrower has determined in good faith that repatriation to a Borrower to repay the Term Loans of such Borrower pursuant to Section 2.05(b)(i), (iii) or (iv), as applicable, of any of or all the Net Cash Proceeds of any Foreign Disposition, Net Cash Proceeds of any Foreign Extraordinary Receipt or Excess Cash Flow attributable to Foreign Subsidiaries would have adverse tax consequences (including any reduction in tax attributes) with respect to such Net Cash Proceeds or Excess Cash Flow, such Net Cash Proceeds or Excess Cash Flow so affected will not be required to be applied to repay such Term Loans at the times provided in Section 2.05(b)(i), (iii) or (iv), as applicable, but may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable adverse tax consequences with respect to such Net Cash Proceeds or Excess Cash Flow remain (the Borrowers hereby agreeing to use all commercially reasonable efforts to overcome or eliminate any adverse tax consequences and/or use the other cash and Cash Equivalents of Parent and its Subsidiaries to make the relevant prepayment), and if within one year following the date on which the respective prepayment would otherwise have been required such repatriation of any of such affected Net Cash Proceeds or Excess Cash Flow would no longer have adverse tax consequences, such repatriation will be immediately effected and such repatriated Net Cash Proceeds or Excess Cash Flow will be promptly (and in any event not later than two Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof and additional costs relating to such repatriation) to the repayment of such Term Loans pursuant to this Section 2.05.

XII-81

2.06.  Termination or Reduction of Commitments.  (a)  Optional.  (i) The Borrowers may, upon notice to the Administrative Agent, terminate the Multicurrency Revolving Credit Facility, the US Dollar Revolving Credit Facility, the Letter of Credit Sublimit or the Swing Line Sublimit, or from time to time permanently reduce the Multicurrency Revolving Credit Facility, US Dollar Revolving Credit Facility, the Letter of Credit Sublimit or the Swing Line Sublimit; provided that (x) any such notice shall be received by the Administrative Agent not later than 11:00 A.M. on the date that is five Business Days prior to the date of termination or reduction, (y) any such partial reduction shall be in an aggregate amount of $1,000,000 or any whole multiple of $500,000 in excess thereof and (z) the Borrowers shall not terminate or reduce (A) the Multicurrency Revolving Credit Facility if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Multicurrency RCF Outstandings would exceed the Multicurrency Revolving Credit Facility, (B) the US Dollar Revolving Credit Facility if, after giving effect thereto and to any concurrent prepayments hereunder, the Total US Dollar RCF Outstandings would exceed the US Dollar Revolving Credit Facility (C) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit, or (D) the Swing Line Sublimit if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of Swing Line Loans would exceed the Swing Line Sublimit.

(ii) The Borrowers may, upon notice to the Administrative Agent, from time to time prior to the Closing Date permanently reduce the Term A-1 Facility, the Term A-2 Facility and the Term B Facility on a pro rata basis; provided that (x) any such notice shall be received by the Administrative Agent not later than 11:00 A.M. on the date that is five Business Days prior to the date of termination or reduction and (y) any such partial reduction shall be in an aggregate amount of $1,000,000 or any whole multiple of $500,000 in excess thereof.

(b)           Mandatory.  (i)  The aggregate Term A-1 Commitments shall be automatically and permanently reduced to zero on the date of the Term A-1 Borrowing.

(ii)           The aggregate Term A-2 Commitments shall be automatically and permanently reduced to zero on the date of the Term A-2 Borrowing.

(iii)          The aggregate Term B Commitments shall be automatically and permanently reduced to zero on the date of the Term B Borrowing.

XII-82

(iv)         The aggregate Term A-1 Commitments, Term A-2 Commitments, Term B Commitments, Multicurrency RCF Commitments and US Dollar RCF Commitments shall be automatically and permanently reduced to zero on either (a) September 12, 2011, unless the Effective Date shall have occurred on or prior to such date, (b) on the date occurring 200 days after the Effective Date, unless the Closing Date shall have occurred on or prior to such date, (c) on the date falling 10 Business Days after the Effective Date, unless a Press Release has been published by close of business in London on or prior to such date or (d) if an Offer Document or, as the case may be, a Scheme Circular, has not been issued within 28 days of the date of publication of the Press Release referred to in clause (c) above (or by such later date as may be agreed to by the Takeover Panel).

(v)          The aggregate Multicurrency RCF Commitments shall be automatically and permanently reduced to zero on the Maturity Date for the Multicurrency Revolving Credit Facility (other than any Extended Multicurrency RCF Commitments).

(vi)         The aggregate US Dollar RCF Commitments shall be automatically and permanently reduced to zero on the Maturity Date for the US Dollar Revolving Credit Facility (other than any Extended US Dollar RCF Commitments).

(c)           Application of Commitment Reductions; Payment of Fees.  The Administrative Agent will promptly notify the Lenders of any termination or reduction of the Letter of Credit Sublimit, the Swing Line Sublimit, the Term A-1 Commitments, the Term A-2 Commitments, the Term B Commitments, Multicurrency RCF Commitment or the US Dollar RCF Commitment under this Section 2.06.  Upon any reduction of any Commitments under a Facility, such Commitment of each Lender under such Facility shall be reduced by such Lender’s Applicable Percentage for such Facility of such reduction amount.  All fees in respect of a Facility accrued until the effective date of any termination of such Facility shall be paid on the effective date of such termination.

2.07.  Repayment of Loans.  (a)  Term A-1 Loans.  The US Borrower shall repay to the Term A-1 Lenders the aggregate principal amount of all Term A-1 Loans outstanding on the following dates in the respective amounts set forth opposite such dates (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05):

XII-83

Date	Amount
The last Business Day of each of the first four fiscal quarters of Parent occurring after the first anniversary of the Closing Date	1.25% of the aggregate principal amount of Term A-1 Loans incurred on the Closing Date
The last Business Day of each of the first four fiscal quarters of Parent occurring after the second anniversary of the Closing Date	3.75% of the aggregate principal amount of Term A-1 Loans incurred on the Closing Date
The last Business Day of each of the first four fiscal quarters of Parent occurring after the third anniversary of the Closing Date	5.00% of the aggregate principal amount of Term A-1 Loans incurred on the Closing Date
The last Business Day of each of the first three fiscal quarters of Parent occurring after the fourth anniversary of the Closing Date	15.00% of the aggregate principal amount of Term A-1 Loans incurred on the Closing Date provided, however, that the final principal repayment installment of the Term A-1 Loans shall be repaid on the Maturity Date for the Term A-1 Facility and in any event shall be in an amount equal to the aggregate principal amount of all Term A-1 Loans outstanding on such date.

(b)           Term A-2 Loans.  The European Borrower shall repay to the Term A-2 Lenders the aggregate principal amount of all Term A-2 Loans outstanding on the following dates in the respective amounts set forth opposite such dates (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05):

Date	Amount
The last Business Day of each of the first four fiscal quarters of Parent occurring after the first anniversary of the Closing Date	1.25% of the aggregate principal amount of Term A-2 Loans incurred on the Closing Date
The last Business Day of each of the first four fiscal quarters of Parent occurring after the second anniversary of the Closing Date	3.75% of the aggregate principal amount of Term A-2 Loans incurred on the Closing Date
The last Business Day of each of the first four fiscal quarters of Parent occurring after the third anniversary of the Closing Date	5.00% of the aggregate principal amount of Term A-2 Loans incurred on the Closing Date
The last Business Day of each of the first three fiscal quarters of Parent occurring after the fourth anniversary of the Closing Date	15.00% of the aggregate principal amount of Term A-2 Loans incurred on the Closing Date provided, however, that the final principal repayment installment of the Term A-2 Loans shall be repaid on the Maturity Date for the Term A-2 Facility and in any event shall be in an amount equal to the aggregate principal amount of all Term A-2 Loans outstanding on such date.

(c)           Term B Loans.  The US Borrower shall (i) on the last Business Day of each fiscal quarter of Parent occurring after the Closing Date but prior to the Maturity Date repay the principal amount of all Term B Loans then outstanding in an amount equal to 0.25% of the aggregate principal amount of Term B Loans incurred on the Closing Date (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05) and (ii) on the Maturity Date for the Term B Facility repay the principal amount of all Term B Loans in an amount equal to the aggregate principal amount of all Term B Loans outstanding on such date.

XII-84

(d)           Revolving Credit Loans.  (x) Each Borrower shall repay to the Multicurrency RCF Lenders on the Maturity Date for the Multicurrency Revolving Credit Facility the aggregate principal amount of all Multicurrency RCF Loans made to or for the account of such Borrower outstanding on such date and (y) the US Borrower shall repay to the US Dollar RCF Lenders on the Maturity Date for the US Dollar Revolving Credit Facility the aggregate principal amount of all US Dollar RCF Loans made to or for the account of the Borrower outstanding on such date.

(e)           Swing Line Loans.  Each Borrower shall repay each Multicurrency RCF Swing Line Loan and US Dollar RCF Swing Line Loan made to or for the account of such Borrower on the earlier to occur of (i) the date ten Business Days after such Loan is made and (ii) the Maturity Date for the Multicurrency Revolving Credit Facility or the US Dollar Revolving Credit Facility, as applicable.

(f)           European Borrower and Foreign Subsidiaries Not Obligated for Certain Amounts.  Notwithstanding anything to the contrary set forth in this Agreement (including, but not limited to, Section 2.05(b)), in no event shall the European Borrower or any Foreign Subsidiary be obligated to pay (or be obligated to operate in a manner that, for purposes of Section 956 of the Code, is deemed to result in an obligation to pay) any principal, interest or other Obligations relating to the Term B Facility, any Borrowing made by the US Borrower or (unless requested by the European Borrower) any Letters of Credit issued for the account of the US Borrower or any of its US Subsidiaries.

2.08.  Interest.  (a)  Subject to the provisions of Section 2.08(b), (i) each Eurocurrency Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Rate for Eurocurrency Rate Loans under such Facility, plus (in the case of a Eurocurrency Rate Loan of any Lender which is loaned from a Lending Office in the United Kingdom or a Participating Member State) the Mandatory Cost; (ii) each Base Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for Base Rate Loans under such Facility; (iii) each Multicurrency RCF Swing Line Loan (other than an Alternative Currency Swing Line Loan) shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for Base Rate Loans under the Multicurrency Revolving Credit Facility, or, in the case of an Alternative Currency Swing Line Loan at a rate per annum equal to the one-day or overnight Eurocurrency Rate plus the Applicable Rate for Eurocurrency Rate Loans under the Multicurrency Revolving Credit Facility, plus the Mandatory Cost; and (iv) each US Dollar RCF Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for Base Rate Loans under the US Dollar Revolving Credit Facility.

(b)           (i)  If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

XII-85

(ii)           If any amount (other than principal of any Loan) payable by either Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii)           Upon the request of the Required Lenders, while any Event of Default exists, the Borrowers shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iv)           Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)           Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein.  Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Bankruptcy Law.

2.09.  Fees.  In addition to certain fees described in Sections 2.03(i) and (j):

(a)           Commitment Fee.  The Borrowers shall pay to the Administrative Agent for the account of each Multicurrency RCF Lender or US Dollar RCF Lender in accordance with its Applicable Percentage a commitment fee equal to the Applicable Fee Rate times the actual daily amount by which (A) in the case of a Multicurrency RCF Lender, the Multicurrency Revolving Credit Facility exceeds the sum of (i) the Outstanding Amount of Multicurrency RCF Loans and (ii) the Outstanding Amount of Multicurrency RCF L/C Obligations and (B) in the case of a US Dollar RCF Lender, the US Dollar Revolving Credit Facility exceeds the sum of (i) the Outstanding Amount of US Dollar RCF Loans and (ii) the Outstanding Amount of US Dollar RCF L/C Obligations, as applicable.  The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period for the respective Revolving Credit Facility.  The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Fee Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Fee Rate separately for each period during such quarter that such Applicable Fee Rate was in effect. Notwithstanding the foregoing, commitment fees in respect of any Extended Revolving Loan Commitments shall be the rate set forth in the relevant Extension Offer.

XII-86

(b)           Other Fees.  (i)  The Borrowers shall pay to the Arrangers and the Administrative Agent, for their own respective accounts, fees in the amounts and at the times specified in the Fee Letter.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(ii)           The Borrowers shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(iii)           At the time of the effectiveness of any Repricing Event that is consummated on or prior to the first anniversary of the Closing Date, the US Borrower agrees to pay to the Administrative Agent, for the ratable account of each Lender with Term B Loans that are either repaid, converted or subjected to a pricing reduction in connection with such Repricing Event, a fee in an amount equal to 1.0% of (x) in the case of a Repricing Event described in clause (a) of the definition thereof, the aggregate principal amount of all Term B Loans prepaid or converted in connection with such Repricing Event and (y) in the case of a Repricing Event described in clause (b) of the definition thereof, the aggregate principal amount of all Term B Loans outstanding on such date that are subject to an effective pricing reduction pursuant to such Repricing Event.  Such fees shall be earned, due and payable upon the date of the effectiveness of such Repricing Event.

2.10.  Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.

(a)           All computations of interest for Base Rate Loans when the Base Rate is determined by Deutsche Bank’s “prime rate” shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed.  All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year), or, in the case of interest in respect of Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice.  Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day.  Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(b)           If, as a result of any restatement of or other adjustment to the financial statements of Parent or for any other reason, Parent or the Lenders determine that (i) the Total Leverage Ratio as calculated by Parent as of any applicable date was inaccurate and (ii) a proper calculation of the Total Leverage Ratio would have resulted in higher pricing for such period, each Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the L/C Issuer, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to either Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or the L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period by such Borrower over the amount of interest and fees actually paid for such period by such Borrower.  This paragraph shall not limit the rights of the Administrative Agent, any Lender or the L/C Issuer, as the case may be, under Section 2.03(c)(iii), 2.03(i) or 2.08(b) or under Article VIII.  The Borrowers’ obligations under this paragraph shall survive the termination of the Aggregate Commitments and the repayment of all other Obligations hereunder.

XII-87

2.11.  Evidence of Debt.  (a)  The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business.  The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of each Borrower hereunder to pay any amount owing with respect to the Obligations.  In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.  Upon the request of any Lender to either Borrower made through the Administrative Agent, such Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records.  Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b)           In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans.  In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.12.  Payments Generally; Administrative Agent’s Clawback.  (a)  General.  All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.  Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in an Alternative Currency, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 P.M. on the date specified herein.  Except as otherwise expressly provided herein, all payments by the Borrowers hereunder with respect to principal and interest on Loans denominated in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in such Alternative Currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein.  Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States.  If, for any reason, either Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount.  The Administrative Agent will promptly distribute to each Lender its Applicable Percentage in respect of the relevant Facility (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office.  All payments received by the Administrative Agent (i) after 2:00 P.M., in the case of payments in Dollars, or (ii) after the Applicable Time specified by the Administrative Agent in the case of payments in an Alternative Currency, shall in each case. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.  If any payment to be made by either Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be. Notwithstanding anything to the contrary in this Agreement, the Administrative Agent shall not be obliged to distribute to any Lender any amount in excess of payments actually received from applicable Borrower.

XII-88

(b)           (i)  Funding by Lenders; Presumption by Administrative Agent.  Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurocurrency Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02(b) (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02(b)) and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by such Borrower, the interest rate applicable to Base Rate Loans.  If such Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period.  If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing (and, to the extent that such amount has been previously remitted to the Administrative Agent by a Borrower, such amount shall be paid to such Borrower).  Any payment by such Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

XII-89

(ii)           Payments by Borrowers; Presumptions by Administrative Agent.  Unless the Administrative Agent shall have received notice from a Borrower prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders or the L/C Issuer, as the case may be, the amount due.  In such event, if such Borrower has not in fact made such payment, then each of the Appropriate Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.

A notice of the Administrative Agent to any Lender or either Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c)           Failure to Satisfy Conditions Precedent.  If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender to either Borrower as provided in the foregoing provisions of this Article II, and such funds are not made available to such Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d)           Obligations of Lenders Several.  The obligations of the Lenders hereunder to make Term Loans and Revolving Credit Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 11.04(c) are several and not joint.  The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 11.04(c).

(e)           Funding Source.  Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f)           Insufficient Funds.  If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, to payment of that portion of such Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and the Collateral Agent and amounts payable under Article III) payable to the Administrative Agent and the Collateral Agent in its capacity as such ratably among the parties entitled thereto in accordance with the amounts of such Obligations constituting fees, indemnities, expenses and other amounts then due to such parties, (ii) second, toward payment of interest and fees then due hereunder that are not otherwise included under clause (i) above, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (iii) third, toward payment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.

XII-90

2.13.  Sharing of Payments by Lenders.  Subject to Section 10.09, if any Lender shall, by exercising any right of setoff, counterclaim, receipt of proceeds of Collateral or otherwise, obtain payment in respect of (a) Obligations in respect of any the Facilities due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of the Facilities due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations in respect of the Facilities due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations in respect of any of the Facilities owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of the Facilities owing (but not due and payable) to all Lenders hereunder and under the other Loan Parties at such time) of payment on account of the Obligations in respect of the Facilities owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations in respect of the Facilities then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be; provided that:

(i)           if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)           the provisions of this Section shall not be construed to apply to (A) any payment made by either Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender and pursuant to the terms of Section 2.17) or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than to either Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).

Each Borrower and each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower or Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower or Loan Party in the amount of such participation.

XII-91

2.14.  Incremental Facilities.

(a)           Either Borrower may, at any time and from time to time after the later of (i) the first to occur of (x) the 90th day after the Closing Date and (y) Successful Syndication (as defined in the Fee Letter) and (ii) the expiry of the Certain Funds Period and prior to, (A) in the case of clause (v) below, the Maturity Date for the Term A-1 Facility, (B) in the case of clause (w) below, the Maturity Date for the Term A-2 Facility, (C) in the case of clauses (x) and (z) below, the Maturity Date for the Term B Facility and (D) in the case of clause (y) below, the Maturity Dates for the Multicurrency Revolving Credit Facility and the US Dollar Revolving Credit Facility, by notice to the Administrative Agent, request (v) in the case of the US Borrower, the establishment of one or more new Term A-1 Commitments, (w) in the case of the European Borrower, the establishment of one or more new Term A-2 Commitments (together with clause (v), each an “Incremental Term A Facility”), (x) in the case of the US Borrower, the establishment of one or more new Term B Commitments, (y) the establishment of one or more new Multicurrency RCF Commitments or, in the case of the US Borrower, US Dollar RCF Commitments (each an “Revolving Incremental Facility”) and/or (z) the addition of a new term loan facility (together with clauses (v), (w) and (x) above, each an “Incremental Term Facility” and, together with any Revolving Incremental Facility, (the “Incremental Facilities”) pursuant to additional commitments (the “Incremental Commitments”) in an aggregate amount up to the sum of (I) $250,000,000 plus (ii) an additional amount if, after giving effect to the incurrence of such additional amount, the Total Secured Leverage Ratio for the Measurement Period then most recently ended for which financial statements have been delivered (or were required to have been) pursuant to Section 6.17(b) or (c), as applicable, is less than 3.50:1.00 (assuming for such calculation that the Debt under such Incremental Facility was drawn on the last day of such Measurement Period and with respect to any Revolving Incremental Facility, any such Revolving Incremental Facility is fully drawn), to be effective as of a date that is at least 90 days prior to such applicable scheduled Maturity Date (the “Increase Date”) as specified in the related notice to the Administrative Agent; provided, however, that (i) the aggregate amount of Incremental Term A Facilities shall not exceed $250,000,000 (ii) in no event shall any Incremental Facility be in a principal amount of less than $25,000,000 (or such lesser amount as shall be approved by the Administrative Agent); (iii) on the date of any request by such Borrower for an Incremental Facility and on the related Increase Date, the applicable conditions set forth in Section 4.03 and in clause (d) of this Section 2.14 shall be satisfied; (iv) on the Increase Date, after giving pro forma effect to such Incremental Facility, Parent shall be in pro forma compliance with all financial covenants set forth in Section 6.18; (v) on the Increase Date, after giving pro forma effect to such Incremental Facility, no Default or Event of Default shall have occurred and be continuing; (vi) at the time of incurrence, the final maturity and weighted average life to maturity of any Incremental Term Facility (other than Incremental Term A Facilities) are no earlier than, as applicable, the Maturity Date for the Term B Facility and weighted average life to maturity of the Term B Facility; (vii) the final maturity and weighted average life to maturity of any Incremental Term A Facility is no earlier than the Maturity Date for the Term A-1 Facility or Term A-2 Facility, as applicable, (viii) the final maturity of any Revolving Incremental Facility is no earlier than, and there are no mandatory commitment reductions under the any Revolving Incremental Facility prior to, the Maturity Dates for the Multicurrency Revolving Credit Facility and the US Dollar Revolving Credit Facility; (ix) if the Effective Yield in respect of any Incremental Facility exceeds the Effective Yield of the Term B Facility by more than 0.50% (the amount of such excess being the “Yield Differential”) then the Applicable Rate with respect to the Term B Facility shall be automatically increased, effective on the Increase Date, by the Yield Differential (x) the Effective Yield in respect of any Incremental Term A Facility shall not exceed the Effective Yield of the Term A Loan Facility immediately prior to the effectiveness of such Incremental Term A Facility; (xi) such Incremental Facility is a new Facility (i.e., not on the same terms as any existing Facility) unless the requirements of Section 2.14(e) are satisfied, provided that the Collateral for any such new Facility (and priority thereof) shall be the same as that applicable to the existing Facilities provided by the relevant Borrower(s) unless approved by the Required Lenders; (xii) all fees and expenses owing to the Administrative Agent and/or the Lenders in respect of such Incremental Facility shall have been paid; (xiii) such Incremental Facility shall be treated substantially the same as the existing Loans (in each case, including with respect to mandatory and voluntary prepayments, provided that, with respect to Incremental Term Facilities, (I) the maturity date may differ as provided in clause (vi) or (vii) above, (II) the interest rate may differ as provided in clause (ix) above and (III) the other terms of a Incremental Facility may differ if reasonably satisfactory to the Administrative Agent, (xiv) such Incremental Facility shall benefit ratably from the Guaranty and from the Collateral Documents (other than the Overadvance Account Escrow Agreement); and (xv) notwithstanding any other provision of any Loan Document (including, without limitation, Section 10.01), the Loan Documents may be amended by the Administrative Agent and Parent, if necessary, without the consent of any Lender, to provide for terms applicable to each Incremental Facility consistent with the terms of this Section 2.14.

XII-92

(b)           If the Administrative Agent approves the terms of the Incremental Facility (which approval shall not be unreasonably withheld or delayed if such terms are otherwise in accordance with the provisions of this Agreement), the Administrative Agent shall promptly notify the Lenders of a request by the applicable Borrower for Incremental Commitments, which notice shall include (i) the proposed amount and other material terms of the Incremental Facility, (ii) the proposed Increase Date and (iii) the date by which Lenders wishing to participate in the Incremental Facility must commit to an Incremental Commitment (the “Commitment Date”).  Each Lender that is willing to participate in the requested Incremental Facility (each an “Increasing Lender”) shall, in its sole discretion, give written notice to the Administrative Agent on or prior to the Commitment Date of the amount it is willing to commit to the Incremental Facility.  If the Lenders notify the Administrative Agent that they are willing to participate in an Incremental Facility by an aggregate amount that exceeds the amount of the requested Incremental Commitments, the requested Incremental Commitments shall be allocated among the Lenders willing to participate therein in such amounts as are agreed between the applicable Borrower and the Administrative Agent.

(c)           Promptly following the applicable Commitment Date, the Administrative Agent shall notify the applicable Borrower as to the amount, if any, by which the Lenders are willing to participate in the requested Incremental Facility.  If the aggregate amount by which the Lenders are willing to participate in the requested Incremental Facility on any such Commitment Date is less than the requested Incremental Commitments, then the US Borrower or the European Borrower, as applicable, may extend offers to one or more Eligible Assignees to participate in any portion of the requested Incremental Facility that has not been committed to by the Lenders as of the Commitment Date; provided, however, that the Commitment of each such Eligible Assignee shall be in an amount equal to at least $1,000,000 (or the remaining portion of such Incremental Commitments if less than $1,000,000).

XII-93

(d)           On the applicable Increase Date, each Eligible Assignee that accepts an offer to participate in a requested Incremental Facility in accordance with Section 2.14(c) (each such Eligible Assignee, an “Assuming Lender”) shall become a Lender party to this Agreement as of the applicable Increase Date and the Commitment of each Increasing Lender for such Incremental Facility shall be so increased by such amount (or by the amount allocated to such Lender pursuant to the last sentence of Section 2.14(b)) as of such Increase Date; provided, however, that the Administrative Agent shall have received on or before the Increase Date the following, each dated such date:

(i)           (A) certified copies of resolutions of the Boards of Directors (or corresponding body) of the applicable Borrower and each Guarantor approving the Incremental Facility and the corresponding modifications to this Agreement and (B) an opinion of counsel for the Loan Parties, in a form reasonably satisfactory to the Administrative Agent;

(ii)          an assumption agreement from each Assuming Lender, if any, in form and substance satisfactory to the applicable Borrower and the Administrative Agent (each an “Assumption Agreement”), duly executed by such Eligible Assignee, the Administrative Agent,  the US Borrower and, if applicable, the European Borrower; and

(iii)         confirmation from each Increasing Lender of the increase in the amount of its Commitment in a writing satisfactory to Parent and the Administrative Agent.

On the applicable Increase Date, upon fulfillment of the conditions set forth in the immediately preceding sentence of this Section 2.14(d), the Administrative Agent shall notify the Lenders (including, without limitation, each Assuming Lender) and Parent, at or before 11:00 A.M., by electronic mail, telecopier or telex, of the occurrence of the Incremental Facility to be effected on the related Increase Date and shall record in the Register the relevant information with respect to each Increasing Lender and each Assuming Lender on such date.

(e)          Notwithstanding anything to the contrary contained above, each Incremental Facility shall constitute a new Facility, which shall be separate and distinct from the existing Facilities pursuant to this Agreement, provided that an Incremental Facility may constitute part of, and be added to, an existing Facility, so long as:

(i)           the advances made under any such Incremental Term Facility shall have the same final maturity date and same weighted average life to maturity as the existing Facility to which such new Incremental Facility is being added, and shall bear interest at the same rates applicable to such Facility;

(ii)          any such Revolving Incremental Facility shall have the same final maturity date and mandatory commitment reduction provisions as the existing Facility to which such new Revolving Incremental Facility is being added, and shall bear interest at the same rates applicable to such Facility;

XII-94

(iii)         any such new Incremental Facility shall have the same scheduled repayment dates as then remain with respect to the existing Facility to which such new Incremental Facility is being added, with the amount of each scheduled repayment installment of such new Incremental Term Facility to be the same (on a proportionate basis) as is theretofore applicable to the existing Facility to which such new Incremental Facility is being added; and

(iv)        on the date of the making of advances under any such new Incremental Facility, and notwithstanding anything to the contrary in Section 2.07, the aggregate principal amount of such new advances shall be added to (and form part of) each Borrowing of outstanding advances of the respective Facility on a pro rata basis (based on the relative sizes of the various outstanding Borrowings), so that each Lender will participate proportionately in each then outstanding Borrowing under the respective Facility, and so that the existing Lenders with respect to such Facility continue to have the same participation (by amount) in each Borrowing as they had before the making of the new advances under such Facility.

(f)           To the extent the provisions of the preceding clause (e) (iv) require that Lenders making new advances under an Incremental Facility, add the aggregate principal amount of such new advances to the then outstanding Borrowings of Eurocurrency Rate Loans, it is acknowledged that the effect thereof may result in such new advances having short Interest Periods (i.e., an Interest Period that will began during an Interest Period then applicable to the outstanding Eurocurrency Rate Loans and which will end on the last day of such Interest Period).  In connection therewith, the applicable Borrower may agree to compensate the Lenders making the advances under the new Incremental Facility for funding Eurocurrency Rate Loans during an existing Interest Period on such basis as may be agreed between such Borrower and the respective Lender or Lenders.

2.15.  German Civil Code Release.  Each Loan Party hereby releases any and all Persons acting on its behalf pursuant to the terms of this Agreement from the restrictions of Section 181 of the German Civil Code (Bürgerliches Gesetzbuch) (restriction of self-dealing).

2.16.  Defaulting Lenders.

(a)           Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)           Waivers and Amendments.  Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 11.01.

XII-95

(ii)           Reallocation of Payments.  Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article IX or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 11.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the L/C Issuer or Swing Line Lender hereunder; third, if so determined by the Administrative Agent or requested by the L/C Issuer or Swing Line Lender, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Multicurrency RCF Swing Line Loan, US Dollar RCF Swing Line Loan, Multicurrency RCF Letter of Credit or US Dollar RCF Letter of Credit; fourth, as the Borrowers may request (so long as no Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrowers, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or Swing Line Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 4.03 or Section 4.04, as applicable, were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, that Defaulting Lender.  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.16(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)          Certain Fees. That Defaulting Lender (x) shall not be entitled to receive any commitment fee pursuant to Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit Fees as provided in Section 2.03(i).

XII-96

(iv)         Reallocation of Applicable Percentages to Reduce Fronting Exposure.  (a) During any period in which there is a Multicurrency RCF Lender that is a  Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Multicurrency RCF Swing Line Loans and Multicurrency RCF Letters of Credit pursuant to Sections 2.03 and 2.04 the “Applicable Percentage” of each non-Defaulting Lender that is a Multicurrency RCF Lender shall be computed without giving effect to the Multicurrency RCF Commitment of that Defaulting Lender; provided that (A) each such reallocation shall be given effect only if, at the date of the applicable Lender becomes a Defaulting Lender, no Default or Event of Default exists, and (B) the aggregate obligation that exists or may arise of each non-Defaulting Lender that is a Multicurrency RCF Lender to acquire, refinance or fund participations in Multicurrency RCF Letters of Credit and Multicurrency RCF Swing Line Loans plus, without duplication, the aggregate amount of any participation in Multicurrency RCF Letters of Credit and Multicurrency RCF Swing Line Loans funded which have not been repaid or refinanced shall not exceed the positive difference, if any, of (1) the Multicurrency RCF Commitment of that non-Defaulting Lender minus (2) the aggregate principal amount of the Multicurrency RCF Loans of that Lender.

(b)          During any period in which there is a US Dollar RCF Lender that is a  Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in US Dollar RCF Swing Line Loans and US Dollar RCF Letters of Credit pursuant to Sections 2.03 and 2.04 the “Applicable Percentage” of each non-Defaulting Lender that is a US Dollar RCF Lender shall be computed without giving effect to the US Dollar RCF Commitment of that Defaulting Lender; provided that (A) each such reallocation shall be given effect only if, at the date of the applicable Lender becomes a Defaulting Lender, no Default or Event of Default exists, and (B) the aggregate obligation that exists or may arise of each non-Defaulting Lender that is a US Dollar RCF Lender to acquire, refinance or fund participations in US Dollar RCF Letters of Credit and US Dollar RCF Swing Line Loans plus, without duplication, the aggregate amount of any participation in US Dollar RCF Letters of Credit and US Dollar RCF Swing Line Loans funded which have not been repaid or refinanced shall not exceed the positive difference, if any, of (1) the US Dollar RCF Commitment of that non-Defaulting Lender minus (2) the aggregate principal amount of the US Dollar RCF Loans of that Lender

(c)          Defaulting Lender Cure. If the Borrowers, the Administrative Agent, Swing Line Lender and L/C Issuer agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), such Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.16(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

XII-97

(d)           Notwithstanding anything to the contrary contained in Section 2.04 or elsewhere in this Agreement, so long as (x) any Multicurrency RCF Lender is a Defaulting Lender (i) the Swing Line Lender shall not be required to fund any Multicurrency RCF Swing Line Loan unless it is satisfied that the related exposure will be 100% covered by the Multicurrency RCF Commitments of the non-Defaulting Lenders and/or Cash Collateral has been provided by the Borrower in accordance with 2.03(g), and (ii) participating interests in any such newly made Multicurrency RCF Swing Line Loan shall be allocated among Multicurrency RCF Lenders that are non-Defaulting Lenders in a manner consistent with Section 2.16(a)(iv) (and Defaulting Lenders shall not participate therein) and (b) any US Dollar RCF Lender is a Defaulting Lender (i) the Swing Line Lender shall not be required to fund any US Dollar RCF Swing Line Loan unless it is satisfied that the related exposure will be 100% covered by the US Dollar RCF Commitments of the non-Defaulting Lenders and/or Cash Collateral has been provided by the Borrower in accordance with 2.03(g), and (ii) participating interests in any such newly made US Dollar RCF Swing Line Loan shall be allocated among US Dollar RCF Lenders that are non-Defaulting Lenders in a manner consistent with Section 2.16(a)(iv) (and Defaulting Lenders shall not participate therein).

2.17.  Reverse Dutch Auction Repurchases.

(a) Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, each Borrower may, at any time and from time to time after the latest to occur of (x) the Closing Date and (y) Successful Syndication (as defined in the Fee Letter), conduct reverse Dutch auctions in order to purchase the Term Loans of such Borrower (each, an “Auction” and each such Auction to be managed exclusively by an investment bank of recognized standing selected by the US Borrower following consultation with the Administrative Agent in such capacity, the “Auction Manager”), so long as the following conditions are satisfied:

(i)           each Auction shall be conducted in accordance with the procedures, terms and conditions set forth in this Section 2.17 and such other procedures, terms and conditions to be mutually agreed by the Administrative Agent and such Borrower;

(ii)          no Default or Event of Default shall have occurred and be continuing on the date of the delivery of each Auction Notice and at the time of purchase of any Term Loans in connection with any Auction;

(iii)         the minimum principal amount (calculated on the face amount thereof) of all Term Loans that such Borrower offers to purchase in any such Auction shall be no less than $10,000,000 (unless another amount is agreed to by the Administrative Agent);

(iv)         the Minimum Liquidity exceeds $100,000,000 and immediately after giving effect to the purchase of Term Loans pursuant to such Auction;

(v)          both before and after giving effect to such respective purchase of Term Loans, Parent shall be in pro forma compliance with the financial covenants set forth in Section 6.18;

(vi)         the aggregate principal amount (calculated on the face amount thereof) of all Term Loans so purchased by such Borrower shall automatically be cancelled and retired by such Borrower on the settlement date of the relevant purchase (and may not be resold);

XII-98

(vii)        no more than one Auction may be ongoing at any one time for each Tranche of Term Loans;

(viii)       no more than four Auctions may be effected in any twelve month period (unless a higher number is agreed to by the Administrative Agent);

(ix)          each Auction shall be open and offered to all Lenders of the relevant Tranche on a pro rata basis;

(x)           such Borrower represents and warrants that, as of the date of the delivery of each Auction Notice and at the time of purchase of any Term Loans in connection with any Auction, no Loan Party shall have any MNPI that both (A) has not been previously disclosed in writing to the Administrative Agent and the Lenders (other than because such Lender does not wish to receive such MNPI) prior to such time and (B) could reasonably be expected to have a material effect upon, or otherwise be material to, a Lender’s decision to participate in the Auction; and

(xi)          at the time of each purchase of Term Loans through an Auction, such Borrower shall have delivered to the Auction Manager and the Administrative Agent an officer’s certificate of an Responsible Officer of Parent certifying as to compliance with preceding clauses (ii), (iv), (v) and (x) (and containing the calculations (in reasonable detail) required by preceding clauses (iv) and (v)).

(b)           The applicable Borrower under an Auction must terminate such Auction if it fails to satisfy one or more of the conditions set forth above which are required to be met at the time which otherwise would have been the time of purchase of Term Loans pursuant to such Auction.  If a Borrower commences any Auction (and all relevant requirements set forth above which are required to be satisfied at the time of the commencement of the respective Auction have in fact been satisfied), and if at such time of commencement such Borrower reasonably believes that all required conditions set forth above which are required to be satisfied at the time of the purchase of Term Loans pursuant to such Auction shall be satisfied, then such Borrower shall have no liability to any Lender for any termination of the respective Auction as a result of its failure to satisfy one or more of the conditions set forth above which are required to be met at the time which otherwise would have been the time of purchase of Term Loans pursuant to the respective Auction, and any such failure shall not result in any Default or Event of Default hereunder.  With respect to all purchases of Term Loans made by a Borrower pursuant to this Section 2.17, (x) such Borrower shall pay on the settlement date of each such purchase all accrued and unpaid interest (except to the extent otherwise set forth in the relevant offering documents), if any, on the purchased Term Loans up to, but not including (if paid prior to 12:00 Noon the settlement date of such purchase and (y) such purchases (and the payments made by such Borrower and the cancellation of the purchased Term Loans, in each case in connection therewith) shall not constitute voluntary or mandatory payments or prepayments for purposes of this Agreement or otherwise (including, without limitation, the definition of “Excess Cash Flow”, Sections 2.05 and Section 2.13) (although the par principal amount of Term Loans of the respective Tranche so purchased pursuant to this Section 2.17 shall be applied to reduce the remaining scheduled repayments of such Tranche of Term Loans as set forth in Section 2.07(c) of the applicable Lenders being repaid on a pro rata basis).

XII-99

(c)           The Administrative Agent and the Lenders hereby consent to the Auctions and the other transactions contemplated by this Section 2.17 (provided that no Lender shall have an obligation to participate in any such Auctions) and hereby waive the requirements of any provision of this Agreement (including, without limitation, Sections 2.05, 2.13 and 11.06 (it being understood and acknowledged that purchases of the Term Loans by a Borrower contemplated by this Section 2.17 shall not constitute Investments by such Borrower)) or any other Loan Document that may otherwise prohibit or conflict with any Auction or any other transaction contemplated by this Section 2.17 or result in a Default or an Event of Default as a result of the Auction or purchase of Term Loans pursuant to this Section 2.17.  The Auction Manager acting in its capacity as such hereunder shall be entitled to the benefits of the provisions of Article IX and Section 11.04 mutatis mutandis as if each reference therein to the “Administrative Agent” were a reference to the Auction Manager, and the Administrative Agent shall cooperate with the Auction Manager as reasonably requested by the Auction Manager in order to enable it to perform its responsibilities and duties in connection with each Auction.

2.18.  Extension of Term Loans and Revolving Credit Commitments. (a)  Notwithstanding anything to the contrary in this Agreement, subject to the terms of this Section 2.18, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by Parent to all Lenders of a Tranche of Term Loans with a like Maturity Date or Tranche of Revolving Credit Commitments with a like Maturity Date, in each case on a pro rata basis (based on the aggregate outstanding principal amount of the respective Tranche of Term Loans with a like Maturity Date or Tranche of Revolving Credit Commitments with a like Maturity Date, as the case may be) and on the same terms to each such Lender, Parent is hereby permitted to consummate from time to time following the initial Extension of Credit on or after the Closing Date transactions with individual Lenders that accept the terms contained in such Extension Offers to extend the Maturity Date of each such Lender’s Term Loans and/or Revolving Credit Commitments and otherwise modify the terms of such Tranche of Term Loans and/or Tranche of Revolving Credit Commitments pursuant to the terms of the relevant Extension Offer (including, without limitation, by increasing the interest rate or fees payable in respect of such Tranche of Term Loans and/or Revolving Credit Commitments (and related outstandings) and/or modifying the amortization schedule in respect of such Lender’s Term Loans)) (each, an “Extension”, any Extended Term Loans shall constitute a separate Tranche of Term Loans from the Tranche of Term Loans from which they were converted, and any Extended Revolving Credit Commitments shall constitute a separate Tranche of Revolving Credit Commitments from the Tranche of Revolving Credit Commitments from which they were converted), so long as the following terms are satisfied:

(i)           no Default or Event of Default shall have occurred and be continuing at the time the offering document in respect of an Extension Offer is delivered to the Lenders;

XII-100

(ii)          except as to interest rates, fees and final maturity, the applicable Revolving Credit Commitment of any Revolving Credit Lender (an “Extending Revolving Credit Lender”) extended pursuant to an Extension (an “Extended Revolving Credit Commitment”), and the related outstandings, shall be a Revolving Credit Commitment (or related outstandings, as the case may be) with the same terms as the original Revolving Credit Commitments (and related outstandings) (except for covenants or other provisions contained herein applicable only to periods after the then latest Maturity Date then in effect); provided that (x) (I) subject to the provisions of Section 2.01(f), to the extent dealing with Multicurrency RCF Swing Line Loans which mature after the Initial Multicurrency RCF Maturity Date, all Multicurrency RCF Swing Line Loans shall be participated in on a pro rata basis by all Multicurrency RCF Lenders with Multicurrency RCF Commitments in accordance with their Applicable Percentage (and, except as provided in Section 2.01(f), without giving effect to changes thereto on the Initial Multicurrency RCF Maturity Date, with respect to Swing Line Loans theretofore incurred), (II) subject to the provisions of Section 2.01(g), to the extent dealing with Multicurrency RCF Letters of Credit which expire after the Initial Multicurrency RCF Maturity Date, all Multicurrency RCF Letters of Credit shall be participated in on a pro rata basis by all Multicurrency RCF Lenders with Multicurrency RCF Commitments in accordance with their Applicable Percentages (and, except as provided in Section 2.01(g), without giving effect to changes thereto on the Initial Multicurrency RCF Maturity Date, with respect to the Multicurrency RCF Letters of Credit theretofore incurred or issued), (III) subject to the provisions of Section 2.01(h), to the extent dealing with US Dollar RCF Swing Line Loans which mature after the Initial US Dollar RCF Maturity Date, all US Dollar RCF Swing Line Loans shall be participated in on a pro rata basis by all US Dollar RCF Lenders with US Dollar RCF Commitments in accordance with their Applicable Percentage (and, except as provided in Section 2.01(h), without giving effect to changes thereto on the Initial US Dollar RCF Maturity Date, with respect to US Dollar Swing Line Loans theretofore incurred) and (IV) subject to the provisions of Section 2.01(i), to the extent dealing with US Dollar RCF Letters of Credit which expire after the Initial US Dollar RCF Maturity Date, all US Dollar RCF Letters of Credit shall be participated in on a pro rata basis by all US Dollar RCF Lenders with US Dollar RCF Commitments in accordance with their Applicable Percentages (and, except as provided in Section 2.01(i), without giving effect to changes thereto on the Initial US Dollar RCF Maturity Date, with respect to the US Dollar RCF Letters of Credit theretofore incurred or issued), and all borrowings and commitment reductions under Revolving Credit Commitments of the respective Tranche and repayments thereunder shall be made on a pro rata basis (except for (A) payments of interest and fees at different rates on Extended Revolving Credit Commitments (and related outstandings) and (B) repayments required upon the applicable Maturity Date of the non-extending Revolving Credit Commitments) and (y) at no time shall there be Revolving Credit Commitments hereunder (including Extended Revolving Credit Commitments and any original Revolving Credit Commitments) which have more than six different Maturity Dates;

(iii)         except as to interest rates, fees, amortization, final maturity date, premium, required prepayment dates and participation in prepayments (which shall, subject to immediately succeeding clauses (iv), (v) and (vi), be determined by Parent and set forth in the relevant Extension Offer), the Term Loans of any Lender that agrees to an extension with respect to such Term Loans (an “Extending Term Lender”) extended pursuant to any Extension (“Extended Term Loans”) shall have the same terms as the Tranche of Term Loans subject to such Extension Offer (except for covenants or other provisions contained herein applicable only to periods after the then latest Maturity Date then in effect);

XII-101

(iv)         the final maturity date of any Extended Term Loans shall be no earlier than the latest Maturity Date then in effect (other than the Maturity Date specified in any other Extension Offer with respect to any other Tranche of Extended Term Loans pursuant to this Section 2.18) and the amortization schedule applicable to Term Loans pursuant to Section 2.07(a), (b) and (c), as the case may be, for periods prior to the respective Maturity Date may not be increased;

(v)          the weighted average life to maturity of any Extended Term Loans shall be no shorter than the remaining weighted average life to maturity of the Term Loans extended thereby;

(vi)         any Extended Term Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments hereunder, in each case as specified in the respective Extension Offer;

(vii)        if the aggregate principal amount of Term Loans (calculated on the face amount thereof) or Revolving Credit Commitments of the applicable Tranche, as the case may be, in respect of which Lenders with Term Loans or Revolving Credit Commitments of such Tranche, as the case may be, shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Term Loans or Revolving Credit Commitments, as the case may be, offered to be extended by Parent pursuant to such Extension Offer, then the Term Loans or Revolving Credit Commitments, as the case may be, of such Lenders with Term Loans or Revolving Credit Commitments, as the case may be, shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Lenders with Term Loans or Revolving Credit Commitments, as the case may be, have accepted such Extension Offer;

(viii)       all documentation in respect of such Extension shall be consistent with the foregoing, and all written communications by Parent generally directed to the Lenders in connection therewith shall be in form and substance consistent with the foregoing and otherwise reasonably satisfactory to the Administrative Agent;

(ix)          the applicable Minimum Extension Condition shall be satisfied;

(x)           the Minimum Tranche Amount shall be satisfied unless waived by the Administrative Agent; and

XII-102

(xi)          the Extension shall not become effective unless, on the proposed effective date of the Extension, (x) Parent shall have delivered to the Administrative Agent a certificate of an authorized officer of each applicable Loan Party dated the applicable date of the Extension and executed by an authorized officer of such Loan Party certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such Extension and (y) the conditions set forth in Sections 4.03(a) and (b) shall be satisfied (with all references in such Section to any Credit Extension being deemed to be references to the Extension on the applicable date of the Extension) and the Administrative Agent shall have received a certificate to that effect dated the applicable date of the Extension and executed by an authorized officer of Parent certifying as to the satisfaction of such conditions.  In connection with each Extension Offer, each relevant Lender, acting in its sole and individual discretion, shall determine whether it wishes to participate in the respective Extension contemplated by such Extension Offer.  Any relevant Lender that does not respond to an Extension Offer within the time period contemplated by the applicable Extension Offer shall be deemed to have rejected such Extension Offer.  The election of any relevant Lender to agree to an Extension shall not obligate any other Lender to so agree.

(b)           With respect to all Extensions consummated by the Borrowers pursuant to this Section 2.18, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.05(a), 2.05(b), 2.13 or 11.08 and (ii) no Tranche of Extended Term Loans shall be in an amount of less than $50,000,000 (the “Minimum Tranche Amount”), unless such Minimum Tranche Amount is waived by the Administrative Agent.  The Administrative Agent and the Lenders hereby consent to the Extensions and the other transactions contemplated by this Section 2.18 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Term Loans and/or Extended Revolving Commitments on such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (but otherwise subject to Section 11.01(a)) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section 2.18, provided that such consent shall not be deemed to be an acceptance of an Extension Offer.

(c)           Notwithstanding anything in this Agreement (including Section 11.01) to the contrary, the Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents with Parent (and the other applicable Loan Parties) as (and to the extent) may be necessary in order establish new Tranches in respect of Revolving Credit Commitments or Term Loans so extended and such other amendments as may be necessary in connection therewith, in each case on terms consistent with this Section 2.18.

(d)           In connection with any Extension, Parent shall provide the Administrative Agent at least 15 Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.18.

XII-103

ARTICLE III
TAXES, YIELD PROTECTION AND ILLEGALITY

3.01.  Taxes.  (a)  Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.  (i) Any and all payments by or on account of any obligation of the respective Borrowers hereunder or under any other Loan Document shall to the extent permitted by applicable Laws be made free and clear of and without reduction or withholding for any Taxes.  If, however, applicable Laws require either Borrower or the Administrative Agent to withhold or deduct any Tax, such Tax shall be withheld or deducted in accordance with such Laws as determined by such Borrower or the Administrative Agent, as the case may be, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii)           If either Borrower or the Administrative Agent shall be required by the applicable Laws to withhold or deduct any Taxes from any payment, then (A) either Borrower or the Administrative Agent shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) either Borrower or the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the applicable Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by such Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including such deductions and withholdings applicable to additional sums payable under this Section) the Administrative Agent, Lender or L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b)           Payment of Other Taxes by the Borrowers.  Without limiting the provisions of subsection (a) above, each Borrower shall timely pay any Other Taxes with respect to Obligations of such Borrower to the relevant Governmental Authority in accordance with applicable Law.

(c)           Tax Indemnifications.  (i) Without limiting the provisions of subsection (a) or (b) above, each Borrower shall, and does hereby, indemnify the Administrative Agent, each Lender and the L/C Issuer, and shall make payment in respect thereof within seven Business Days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and any reasonable expenses arising therefrom or with respect thereto, with respect to Obligations of such Borrower, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  Each Borrower shall also, and does hereby, indemnify the Administrative Agent, and shall make payment in respect thereof within seven Business Days after demand therefor, for any amount which a Lender or the L/C Issuer for any reason fails to pay indefeasibly to the Administrative Agent as required by clause (ii) of this subsection with respect to Obligations of such Borrower.  A certificate as to the amount of any such payment or liability delivered to a Borrower by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error.

XII-104

(ii)     Without limiting the provisions of subsection (a) or (b) above, each Lender and the L/C Issuer shall, and does hereby, indemnify the Administrative Agent, and shall make payment in respect thereof within seven Business Days after demand therefor, against any and all Taxes and any and all related losses, claims, liabilities, penalties, interest and expenses (including the fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by any Governmental Authority (A) as a result of the failure by such Lender or the L/C Issuer, as the case may be, to deliver, or as a result of the inaccuracy, inadequacy or deficiency of, any documentation required to be delivered by such Lender or the L/C Issuer, as the case may be, to the Administrative Agent pursuant to subsection (e) or (B) attributable to such Lender or the L/C Issuer’s failure to comply with provisions of 11.06(d) relating to the maintenance of a Participant Register.  Each Lender and the L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or the L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).  The agreements in this clause (ii) shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender or the L/C Issuer, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all other Obligations.

(d)           Evidence of Payments.  As soon as practicable, after any payment of Taxes by either Borrower or the Administrative Agent to a Governmental Authority as provided in this Section 3.01, such Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to such Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to such Borrower or the Administrative Agent, as the case may be.

(e)           Status of Lenders; Tax Documentation.  (i)  Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  The relevant Borrower and the relevant Lender (at the reasonable written request of the relevant Borrower) shall co-operate in completing any procedural formalities relating thereto.  In particular, each Treaty Lender shall within the applicable time limits under the laws of the relevant jurisdiction complete, file and/or provide any tax certificate, treaty application or other document as may be reasonably requested by the relevant Borrower in writing in order for the Borrower to be able to make payments without a Tax Deduction.  Each Lender agrees that if any documentation it previously delivered expires or becomes obsolete or inaccurate in any respect as a result of changes in circumstances with respect to such Lender, it shall update such documentation or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding sentences of this Section 3.01(e), the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(e)(ii)(A), (B) and (D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

XII-105

(ii)           Without limiting the generality of the foregoing, with respect to the US Borrower,

(A)           any Lender that is a United States Person within the meaning of Section 7701(a)(30) of the Code shall deliver to such Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent) executed originals of Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable Laws or reasonably requested by such Borrower or the Administrative Agent as will enable such Borrower or the Administrative Agent, as the case may be, to determine whether or not such Lender is subject to backup withholding;

(B)           each Foreign Lender that is entitled under the Code or any applicable treaty to an exemption from or reduction of withholding tax with respect to payments hereunder or under any other Loan Document shall deliver to such Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of such Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(I)            executed originals of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(II)           executed originals of Internal Revenue Service Form W-8ECI,

(III)          executed originals of Internal Revenue Service Form W-8IMY and all required supporting documentation,

(IV)           in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code (the “portfolio interest exemption”), (x) a certificate substantially in the form of Exhibit R-1 to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10-percent shareholder” of such Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code (a “US Tax Compliance Certificate”) and (y) executed originals of Internal Revenue Service Form W-8BEN, or

XII-106

(V)           to the extent a Foreign Lender is not the beneficial owner or is classified as a partnership for US federal income tax purposes, executed originals of Internal Revenue Service Form W-8IMY, accompanied by Internal Revenue Service Form W-8ECI, Internal Revenue Service Form W-8BEN, a US Tax Compliance Certificate substantially in the form of Exhibit R-2 or Exhibit R-3, Internal Revenue Service Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is classified as a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a US Tax Compliance Certificate substantially in the form of Exhibit R-4 on behalf of each such direct and indirect partner:

(C)           any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the applicable Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the applicable Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and;

(D)           if a payment made to a Lender under any Loan Document would be subject to US federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the applicable Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by such Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by such Borrower or the Administrative Agent as may be necessary for such Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  For purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

XII-107

(iii)           Each Lender shall promptly (A) notify the applicable Borrower and the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (B) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws of any jurisdiction that such Borrower or the Administrative Agent make any withholding or deduction for taxes from amounts payable to such Lender

(iv)           Without limiting the generality of Section 3.01(e)(i), each Lender which becomes a Term A-2 Lender after the date of this Agreement shall indicate in the Assignment and Assumption which it executes on becoming a Term A-2 Lender and which of the following categories it falls in: (A) not a Qualifying Lender; (B) a Qualifying Lender (other than a Treaty Lender); or (C) a Treaty Lender.

(v)           Nothing in this Section 3.01(e) shall require a Treaty Lender to:

 (A)           register under the HMRC DT Treaty Passport scheme;

 (B)           apply the HMRC DT Treaty Passport scheme to any Loan if it has so registered; or

 (C)           file treaty forms if it has included an indication to the effect that it wishes the HMRC DT Treaty Passport scheme to apply to this Agreement in accordance with clause (vi) below or Section 3.01(h) (HMRC DT Treaty Passport scheme confirmation) and the UK Borrower making that payment has not complied with its obligations under Section 3.01(e)(vii) and Section 3.01(h)(ii) below (HMRC DT Treaty Passport scheme confirmation).

(vi)          A Treaty Lender which becomes a Term A-2 Lender on the day on which this Agreement is entered into that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall include an indication to that effect (for the benefit of the Administrative Agent and without liability to any Borrower) by including its scheme reference number and its jurisdiction of tax residence opposite its name in Exhibit S and any such passport holder that becomes a Term A-2 Lender after the date of this Agreement and wishes the HMRC DT Treaty Passport scheme to apply shall give an indication to that effect in the Assignment and Assumption and include its scheme reference number and its jurisdiction of tax residence in such Assignment and Assumption.

(vii)         Where a Term A-2 Lender includes the indication described in Section 3.01(e)(vi) above in Exhibit S or in the Assignment and Assumption, the European Borrower shall file a duly completed form DTTP2 in respect of such Lender with the United Kingdom HM Revenue & Customs within thirty (30) days of the date of this Agreement or date of assignment, as appropriate, and shall promptly provide the Lender with a copy of that filing.

XII-108

(viii)        If a Lender has not included an indication to the effect that it wishes the HMRC DT Treaty Passport scheme to apply to this Agreement in accordance with Section 3.01(e)(vi) above or Section 3.01(h), no Borrower shall file any form relating to the United Kingdom HMRC DT Treaty Passport scheme in respect of that Lender’s Loan.

(ix)           Each Term A-2 Lender which becomes a Party on the day on which this Agreement is entered into gives a U.K. Tax Confirmation to the European Borrower by entering into this Agreement.

(x)            Any Term A-2 Lender that has previously given a UK Tax Confirmation shall promptly notify the European Borrower and the Agent if there is any change in the position from that set out in that U.K. Tax Confirmation.

(f)           Treatment of Certain Refunds.  Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the L/C Issuer, or have any obligation to pay to any Lender or the L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the L/C Issuer, as the case may be.  If the Administrative Agent, any Lender or the L/C Issuer determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by either Borrower or with respect to which either Borrower has paid additional amounts pursuant to this Section, it shall pay to such Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses incurred by the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that such Borrower, upon the request of the Administrative Agent, such Lender or the L/C Issuer, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the L/C Issuer in the event the Administrative Agent, such Lender or the L/C Issuer is required to repay such refund to such Governmental Authority.  This subsection shall not be construed to require the Administrative Agent, any Lender or the L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to either Borrower or any other Person.

(g)           Value Added Tax.

(i)           All amounts payable under a Loan Document by any Loan Party to any Lender, the L/C Issuer or the Administrative Agent shall be deemed to be exclusive of value added tax. If VAT is chargeable on any supply made by any Lender, the L/C Issuer or the Administrative Agent to any Loan Party in connection with a Loan Document, that Loan Party shall, subject to Section 3.01(g)(iii) below, pay to such Lender, the L/C Issuer or the Administrative Agent (in addition to and at the same time as paying the amount for such supply) an amount equal to the amount of the VAT (and such Lender, the L/C Issuer or the Administrative Agent shall promptly provide an appropriate VAT invoice to such person).

XII-109

(ii)           Where a Loan Document requires any Loan Party to reimburse any Lender, the L/C Issuer or the Administrative Agent for any costs or expenses, that Loan Party shall also at the same time pay and indemnify such Lender, the L/C Issuer or the Administrative Agent against all VAT incurred by it in respect of such costs and expenses to the extent that such Lender, the L/C Issuer or the Administrative Agent reasonably determines that it is not entitled to credit or repayment in respect of the VAT.  The limitations set out in Section 10.08 shall apply mutatis mutandis for any obligation of a Loan Party incorporated under the laws of the Federal Republic of Germany to reimburse or indemnify a Lender, the L/C Issuer or the Administrative Agent.

(iii)           If VAT is or becomes chargeable on any supply made by any Lender, the L/C Issuer or the Administrative Agent (the “Supplier”) to any other Lender, the L/C Issuer or the Administrative Agent (the “Recipient”) under a Loan Document, and any person other than the Recipient (the “Subject Party”) is required by the terms of any Loan Document to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse the Recipient in respect of that consideration), such person shall also pay to the Supplier (in addition to and at the same time as paying such amount) an amount equal to the amount of such VAT on production of a VAT invoice. The Recipient will promptly pay to the Subject Party an amount equal to any credit or repayment obtained by the Recipient from the relevant tax authority which the Recipient reasonably determines is in respect of such VAT.

(iv)          Any reference in this Section 3.01(g) to any person shall, at any time when such person is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term “representative member” to have the same meaning as in the U.K. Value Added Tax Act 1994 or such similar concept as may be provided under similar legislation).

(h)           HMRC DT Treaty Passport Scheme Confirmation.
(i)           A Lender that becomes a Term A-2 Lender as an Eligible Assignee following entering into an Assignment and Assumption and which is a Treaty Lender that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall include an indication to that effect in the Assignment and Assumption which it executes, by including its scheme reference number and its jurisdiction of tax residence in that Assignment and Assumption.

(ii)           Where a Term A-2 Lender includes the indication described in Section 3.01(h)(i) above in the relevant Assignment and Assumption, the European Borrower shall file a duly completed form DTTP2 in respect of such Lender with the United Kingdom H.M. Revenue and Customs within 30 days of that assignment and shall promptly provide the Lender with a copy of that filing.

XII-110

3.02.  Illegality.  If any Lender determines (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any Law has made it unlawful, that any Governmental Authority has asserted that it is unlawful or that governmental request (whether or not having force of law) has made it impossible (upon the good faith compliance of such request by any Lender), for any Lender or its applicable Lending Office to make, maintain or fund Eurocurrency Rate Loans (whether denominated in Dollars or an Alternative Currency), or to determine or charge interest rates based upon the Eurocurrency Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars or any Alternative Currency in the applicable interbank market, then, on prompt notice thereof by such Lender to the Borrowers through the Administrative Agent, any obligation of such Lender to make or continue Eurocurrency Rate Loans in the affected currency or currencies or, in the case of Eurocurrency Rate Loans in Dollars, to convert Base Rate Loans to Eurocurrency Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrowers that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable and such Loans are denominated in Dollars, convert all Eurocurrency Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans.  Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.

3.03.  Inability to Determine Rates.  If the Administrative Agent determines (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that for any reason in connection with any request for a Eurocurrency Rate Loan or a conversion to or continuation thereof that (a) deposits (whether in Dollars or an Alternative Currency) are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Eurocurrency Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan (whether denominated in Dollars or an Alternative Currency), or (c) the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender.  Thereafter, the obligation of the Lenders to make or maintain Eurocurrency Rate Loans in the affected currency or currencies shall be suspended until the Administrative Agent revokes such notice.  Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans in the affected currency or currencies or, failing that, in the case of the US Borrower, will be deemed to have converted such request into a request for a Base Rate Loan in the amount specified therein.

3.04.  Increased Costs; Reserves on Eurocurrency Rate Loans.  (a)  Increased Costs Generally.  If any Change in Law shall:

(i)           impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender and (B) the requirements of the Bank of England, the Financial Services Authority or the European Central Bank reflected in the Mandatory Cost, other than as set forth below) or the L/C Issuer;

XII-111

(ii)           subject any Lender or the L/C Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Eurocurrency Rate Loan made by it, or change the basis of taxation of payments to such Lender or the L/C Issuer in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the L/C Issuer);

(iii)           result in the failure of the Mandatory Cost, as calculated hereunder, to represent the cost to any Lender of complying with the requirements of the Bank of England and/or Financial Services Authority or the European Central Bank in relation to its making, funding or maintaining Eurocurrency Rate Loans; or

(iv)           impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurocurrency Rate Loans made by such Lender or any Letter of Credit or participation therein (including, without limitation and for the avoidance of doubt, any cost or expense arising as a result of the implementation or application of, or compliance with, the UK Bank Levy);

in each case, otherwise than in connection with any Excluded Tax, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurocurrency Rate Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the Borrowers will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered; provided that the European Borrower shall not be obligated to pay any amount under this Section 3.04(a) that is solely attributable to the Loans and Commitments that are solely for the benefit of, or Letters of Credit issued solely for the account of, the US Borrower and the US Subsidiaries.

(b)           Capital Requirements.  If any Lender or the L/C Issuer determines (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered; provided that the European Borrower shall not be obligated to pay any amount under this Section 3.04(b) that is solely attributable to the Loans and Commitments that are solely for the benefit of, or Letters of Credit issued solely for the account of, the US Borrower and the US Subsidiaries.

XII-112

(c)           Certificates for Reimbursement.  A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the applicable Borrower or Borrowers shall be conclusive absent manifest error.  The applicable Borrower or Borrowers shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within seven Business Days after receipt thereof.

(d)           Delay in Requests.  Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation; provided that no Borrower shall be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and it is such Lender’s or the L/C Issuer’s intention to claim compensation therefore (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

3.05.  Compensation for Losses.  Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the applicable Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)           any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)           any failure by such Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by such Borrower;

(c)           any failure by such Borrower to make payment of any Loan or drawing, payment or disbursement, as applicable, under any Multicurrency RCF Letter of Credit (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency; or

(d)           any assignment of a Eurocurrency Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by such Borrower pursuant to Section 11.13;

XII-113

including any loss of anticipated profits, any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract.  The Borrowers shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrowers to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurocurrency Rate Loan made by it at the Eurocurrency Rate for such Loan by a matching deposit or other borrowing in the offshore interbank market such currency for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan was in fact so funded.

3.06.  Mitigation Obligations; Replacement of Lenders.  (a)  Designation of a Different Lending Office.  If any Lender requests compensation under Section 3.04, or either Borrower is required to pay any additional amount to any Lender, the L/C Issuer, or any Governmental Authority for the account of any Lender or the L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender or the L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or the L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or the L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the L/C Issuer, as the case may be.  The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender or the L/C Issuer in connection with any such designation or assignment.

(b)           Replacement of Lenders.  If any Lender requests compensation under Section 3.04, or if either Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, such Borrower may replace such Lender in accordance with Section 11.13.

3.07.  Survival.  All of the Borrowers’ obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.

ARTICLE IV
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01.  Conditions Precedent to Effectiveness.  Subject to Section 4.02, this Agreement shall become effective on and as of the first date (the “Effective Date”) on which all of the Conditions Precedent to Effectiveness have been satisfied or waived in accordance with the provisions of this Agreement.

4.02.  Conditions Precedent to Initial Credit Extension.  Sections 2.01, 2.02 and 2.03 of this Agreement shall not become effective and the initial Credit Extension shall not be made until the date (the “Availability Period Commencement Date”) which is the later of the date on which the Effective Date has occurred and the date on which all of the Conditions Precedent to Initial Credit Extension have been satisfied or waived in accordance with the provisions of this Agreement.

XII-114

4.03.  Conditions Precedent to all Other Credit Extensions.  The obligation of each Lender to honor any Request for Credit Extension (other than Certain Funds Credit Extensions and other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurocurrency Rate Loans) is subject to the following conditions precedent:

(a)           The representations and warranties of the Borrowers and each other Loan Party contained in each Loan Document, or in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 4.03, the representations and warranties contained in Sections 5.07(a) and (b) shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.17(b) and (c), respectively.

(b)           No Default shall exist or would result from such proposed Credit Extension or from the application of the proceeds thereof.

(c)           The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

(d)           With respect to a Credit Extension under the Multicurrency Revolving Credit Facility by the European Borrower, the Collateral and Guarantee Requirement shall be satisfied.

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurocurrency Rate Loans) submitted by the US Borrower or the European Borrower, as the case may be, shall be deemed to be a representation and warranty that the conditions specified in Sections 4.03(a), (b) and (d) have been satisfied on and as of the date of the applicable Credit Extension.

4.04.  Conditions Precedent to Certain Funds Credit Extensions.  The obligation of each Lender to honor any Request for Credit Extension relating to a Certain Funds Credit Extension is subject to the following conditions precedent:

(a)           The Major Representations shall not be incorrect in any material respect when made or deemed to be made, except to the extent that such Major Representations specifically refer to an earlier date, in which case they shall not be incorrect in any material respect as of such earlier date.

(b)           No Major Default has occurred and is continuing or would result from the proposed Certain Funds Credit Extension.

XII-115

4.05.  Actions by Lenders during Certain Funds Periods.  During the Certain Funds Period and notwithstanding (i) any provision to the contrary in the Loan Documents or (ii) that any Condition Precedent to Effectiveness or Condition Precedent to Initial Credit Extension may subsequently be determined not to have been satisfied or that any representation given as a condition thereof (other than a Major Representation) was incorrect in any material respect, unless (x) it would be illegal for the Lender to participate in making any borrowing hereunder or (y) a Major Default has occurred which is continuing, no Lender or Agent shall be entitled to:

(a)           refuse to participate in any Certain Funds Credit Extension;

(b)          cancel its commitment where to do so might be expected to prevent or limit the making of a Certain Funds Credit Extension;

(c)           rescind, terminate or cancel this Agreement, any Note (if any) or any Facility provided for herein or exercise any similar right or remedy or make or enforce any claim that it may have under this Agreement, any Note (if any) or any agreement relating to either of them where to do so might be expected to prevent or limit the making of a Certain Funds Credit Extension;

(d)          exercise any right of set-off or counterclaim where to do so might be expected to prevent or limit the making or use of a Certain Funds Credit Extension;

(e)          cancel, accelerate, cause or require payment, repayment or prepayment of any amounts owing hereunder or under any agreement relating to either of the foregoing where to do so might be expected to prevent or limit the making of a Certain Funds Credit Extension; or

(f)           upon receipt of an Overadvance Disbursement Request by the Collateral Agent in compliance with Section 6.21, refuse to authorize the account custodian under the Overadvance Account Escrow Agreement to release from the Overadvance Account funds as requested in such Overadvance Disbursement Request, provided that immediately upon the expiry of the Certain Funds Period all such rights, remedies and entitlements shall be available to the Lenders notwithstanding that they may not have been used or been available for use during the Certain Funds Period.

ARTICLE V
REPRESENTATIONS AND WARRANTIES

Each Borrower represents and warrants to the Administrative Agent and the Lenders that:

5.01.  Existence, Qualification and Power.  Each Loan Party (a) is a corporation, limited liability company or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (b) is duly qualified and (to the extent such concept is applicable) in good standing (to the extent such concept is applicable) as a foreign corporation, limited liability company or partnership in each other material jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed and (c) has all requisite power and authority (including, without limitation, all material Governmental Authorizations, which Governmental Authorizations are current and valid) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

XII-116

5.02.  Subsidiaries; Equity Interests.  Set forth on Schedule 5.02 hereto (as updated in writing by Parent to the Administrative Agent from time to time) is a complete and accurate list of all Subsidiaries of Parent and, if such Subsidiary is organized in an Initial Loan Party Jurisdiction or any other Qualified Jurisdiction in which a Loan Party is organized, if it is an Inactive Subsidiary as of the later of (x) the Effective Date and (y) the date of the most recent Compliance Certificate delivered pursuant to Section 6.17 (b) or (c), showing as of such applicable date (as to each such Subsidiary) the jurisdiction of its incorporation, the number of shares of each class of its Equity Interests authorized, and the number outstanding, on the date hereof and the percentage of each such class of its Equity Interests owned (directly or indirectly) by Parent, the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at such applicable date.  Each Inactive Subsidiary is marked with an asterisk.  All of the outstanding Equity Interests in all Subsidiaries of Parent have been validly issued, are fully paid and non assessable and are owned by Parent or one or more of its Subsidiaries free and clear of all Liens, except those created under (i) on or prior to the Closing Date, the Collateral Documents (as defined in the Existing Parent Credit Agreement (as in effect on the date hereof)) and (ii) from and after the Closing Date, the Collateral Documents.

5.03.  Authorization; No Contravention.  The execution, delivery and performance by each Loan Party of each Loan Document to which it is or is to be a party, and the consummation of the Transaction, are within such Loan Party’s corporate powers, have been duly authorized by all necessary corporate action, and do not (a) contravene such Loan Party’s Organization Documents, (b) violate any law, rule, regulation (including, without limitation, Regulation X of the FRB), order, writ, judgment, injunction, decree, determination or award, (c) conflict with or result in the breach of, or constitute a default or require any payment to be made under, any material contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties or (d) except for the Liens created under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries.  No Loan Party or any of its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which could be reasonably likely to have a Material Adverse Effect.

5.04.  Governmental Authorization; Other Consents.  No Governmental Authorization, and no notice to or filing with, any Governmental Authority or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by any Loan Party of any Loan Document to which it is a party, or for the consummation of the Transaction, (ii) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (iii) the perfection or maintenance of the Liens created under the Collateral Documents (including the first-priority nature thereof), other than as specified in the Collateral Documents, or (iv) the exercise by the Administrative Agent or any Secured Party of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, in each case except for the Governmental Authorizations or notices specified on Schedule 5.04.

XII-117

5.05.  Non-UK Obligors.  Each Loan Party that directly holds the Equity Interests in any Subsidiary of the Parent organized under the laws of England and Wales has not registered one or more “establishments” (as that term is defined in Part 1 of the Overseas Companies Regulations 2009) with the Registrar of Companies or, if it has so registered, it has provided to the Administrative Agent sufficient details to enable an accurate search against it to be undertaken by the Lenders at the Registrar of Companies.

5.06.  Binding Effect.  This Agreement has been, and each other Loan Document when delivered will have been, duly executed and delivered by each Loan Party.  This Agreement is, and each other Loan Document when delivered will be, the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally, and subject to the effects of general principles of equity (regardless whether considered in a proceeding in equity or at law).

5.07.  Litigation.  There is no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries, including any Environmental Action, pending or threatened before any Governmental Authority or arbitrator that (i) could be reasonably expected to have a Material Adverse Effect (other than the matters described on Schedule 5.07 hereto) (the “Disclosed Litigation”) or (ii) purports to affect the legality, validity or enforceability of any Loan Document or the consummation of the Transaction, and there has been no adverse change in the status, or financial effect on any Loan Party or any of its Subsidiaries, of the Disclosed Litigation from that described on Schedule 5.07 hereto.

5.08.  Financial Statements; No Material Adverse Effect.  (a)  The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (ii) fairly present the financial condition of each Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein;

(b)           Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(c)           The Consolidated forecasted balance sheets, statements of income and cash flows of Parent and its Subsidiaries delivered pursuant to Section 4.01 and Section 6.17(e) were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, each Borrower’s best estimate of its future financial condition and performance.

(d)           No Default exists.

XII-118

5.09.  Disclosure.  Neither the Information Memorandum nor any other written information, exhibit or report furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation and syndication of the Loan Documents or pursuant to the terms of the Loan Documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading, in each case, with respect to such Information Memorandum, written information, exhibit or report furnished (x) on or prior to the Effective Date, as of the Effective Date and (y) on or prior to the Closing Date, as of the Closing Date.

5.10.  Margin Regulations.  Neither of Parent, the Borrowers or their respective Subsidiaries are engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Borrowing or drawings, payment or disbursement, as applicable, under any Letter of Credit will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

5.11.  Investment Company Act.  Neither any Loan Party nor any of its Subsidiaries is an “investment company,” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.  Neither the making of any Borrowing, nor the issuance of any Letters of Credit, nor the application of the proceeds or repayment thereof by either Borrower, nor the consummation of the other transactions contemplated by the Loan Documents, will violate any provision of any such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

5.12.  Restrictive Agreements.  Neither any Loan Party nor any of its Subsidiaries is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction that could be reasonably expected to have a Material Adverse Effect.

5.13.  Solvency.  Each Loan Party is, individually and together with its Subsidiaries, Solvent.

5.14.  ERISA Compliance.  (a)  Set forth on Schedule 5.14 hereto is a complete and accurate list of all Plans, Multiemployer Plans, Welfare Plans and Foreign Plans as of the Effective Date.

(b)           No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan.

(c)           Neither any Loan Party nor any ERISA Affiliate has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan.

(d)           Neither any Loan Party nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

XII-119

(e)           With respect to each scheme or arrangement mandated by a government other than the United States (a “Foreign Government Scheme or Arrangement”) and with respect to each employee benefit plan maintained or contributed to by such Loan Party or any Subsidiary of any Loan Party that is not subject to United States law (a “Foreign Plan”):

(i)           Any employer and employee contributions required by law or by the terms of any Foreign Government Scheme or Arrangement or any Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices in all material respects.

(ii)           The fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the date hereof, with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles in all material respects.

(iii)          Each Foreign Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities.

(f)           Neither any Loan party or any Subsidiary of any Loan Party has been “connected” with or an “associate” of (as those terms are used in sections 38 and 43 of the United Kingdom’s Pensions Act 2004) an “employer” (for the purposes of sections 38 to 51 of the United Kingdom’s Pensions Act 2004) of an “occupational pension scheme” which is not a “money purchase scheme” (both terms as defined in the United Kingdom’s Pension Schemes Act 1993) and which is not set forth on Schedule 5.14 hereto.

(g)           In respect of each Foreign Plan which is subject to the laws of the United Kingdom, there has not been, and there is not cause to believe that there will be, any exercise by the Pensions Regulator of any of its powers under sections 38 to 56 of the Pensions Act 2004 against any Loan Party or any Subsidiary of any Loan Party.

(h)           In respect of each Foreign Plan which is subject to the laws of the United Kingdom, nothing has been done, and there is not cause to believe that anything has been done, by any Loan Party or any Subsidiary of any Loan Party which would trigger the winding-up of any such Plan or the crystallisation of a debt under section 75 of the Pensions Act 1995.

5.15.  Environmental Compliance.

(a)           The operations and properties of each Loan Party and each of its Subsidiaries comply in all material respects with all applicable Environmental Laws and Environmental Permits, all past non-compliance with such Environmental Laws and Environmental Permits has been resolved without ongoing obligations or costs, and no circumstances exist that could be reasonably likely to (A) form the basis of an Environmental Action against any Loan Party or any of its Subsidiaries or any of their properties that could reasonably be expected to have a Material Adverse Effect or (B) cause any such property to be subject to any material restrictions on occupancy or use, or any restrictions on ownership or transferability, under any Environmental Law.

XII-120

(b)           Except as could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect, (i) none of the properties currently or, to the knowledge of Parent, formerly owned or operated by any Loan Party or any of its Subsidiaries is listed or, to the knowledge of Parent, proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property, (ii) there are no and never have been any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or any of its Subsidiaries and (iii) to its knowledge, there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or any of its Subsidiaries.

(c)           Hazardous Materials have not been released, discharged or disposed of on any property currently or, during the period of its ownership or operation thereof and to the knowledge of the Responsible Officers, formerly owned or operated by any Loan Party or any of its Subsidiaries that requires investigation, remediation, cleanup, or any remedial or corrective action under Environmental Law that could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

(d)           Neither any Loan Party nor any of its Subsidiaries is funding or undertaking either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any governmental or regulatory authority or the requirements of any Environmental Law that could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or, during its period of ownership or operation thereof and to the knowledge of the Responsible Officers, formerly owned or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner not reasonably expected, either individually or in the aggregate, to have a Material Adverse Effect.

(e)           Set forth on Schedule 5.15 hereto is a complete and accurate list of all Environmental Actions that are, as of the date hereof, pending or, to the knowledge of the Loan Party or its Subsidiaries, threatened against Parent or its Subsidiaries.

5.16.  Taxes.

(a)           Each Loan Party and each of its Subsidiaries has filed, has caused to be filed or has been included in all tax returns (federal, state, local and foreign) required to be filed and has paid all taxes shown thereon to be due or payable on such returns and has paid any assessments received by or with respect to any Loan Party or any such return, except taxes or assessments that are being contested in good faith by appropriate proceedings and for which such Loan Party or Subsidiary, as the case may be, shall have set aside on its books appropriate reserves to the extent required by GAAP.  No written adjustment relating to any such returns and involving a material amount of tax has been proposed or otherwise assessed by a taxing authority except as set forth on Schedule 5.16(a), and there are no pending audits, proceedings or actions related to the assessment or collection of taxes against any Loan Party or Subsidiary that could have a Material Adverse Effect.

XII-121

(b)           Each Loan Party is resident solely for federal Tax purposes only in the jurisdiction of its incorporation except for any branches and representation offices officially established in foreign jurisdictions.

5.17.  Casualty, Etc.  Neither the business nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that could be reasonably expected to have a Material Adverse Effect.

5.18.  Ownership of Property; Liens; Investments.  (a)  [Reserved].

(b)           Set forth on Schedule 5.18(b) hereto is a complete and accurate list of all Liens on the property or assets of any Loan Party or any of its Subsidiaries as of the date hereof (other than Liens securing Obligations under the Existing Parent Credit Agreement), showing as of the date hereof the lienholder thereof, the principal amount of the obligations secured thereby (if greater than $1,000,000) and the property or assets of such Loan Party or such Subsidiary subject thereto.

(c)           Set forth on Schedule 5.18(c) hereto is a complete and accurate list of all real property owned by any Loan Party or any of its Subsidiaries as of the later of (x) the Effective Date and (y) the date of the most recent Compliance Certificate delivered pursuant to Section 6.17 (b) or (c), showing as of the date hereof the street address, county or other relevant jurisdiction, state, record owner and book value thereof.  Each Loan Party or such Subsidiary has good, marketable and insurable fee simple title to such real property, free and clear of all Liens, other than Liens created or permitted by the Loan Documents.

(d)           (i)           Set forth on Schedule 5.18(d)(i) hereto is a complete and accurate list of all leases of real property under which any Loan Party or any of its Subsidiaries is the lessee as of the Effective Date, which require the payment of rent in excess of $1,000,000 per year or are otherwise material to the operation of any Loan Party or any of its Subsidiaries and which, in aggregate, represent at least 90% of the yearly rental expense of the Loan Parties and their Subsidiaries showing as of the Effective Date the street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and annual rental cost thereof.  To the knowledge of Parent, each such lease is the legal, valid and binding obligation of the lessor thereof, enforceable in accordance with its terms.

(ii)           Set forth on Schedule 5.18(d)(ii) hereto is a complete and accurate list of all leases of real property under which any Loan Party or any of its Subsidiaries is the lessor as of the Effective Date, showing as of the date hereof the street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and annual rental cost thereof.  To the knowledge of Parent, each such lease is the legal, valid and binding obligation of the lessee thereof, enforceable in accordance with its terms.

XII-122

(e)           Set forth on Schedule 5.18(e) hereto is a complete and accurate list of all Investments held by any Loan Party or any of its Subsidiaries on the date hereof, showing as of the date hereof the amount, obligor or issuer and maturity, if any, thereof.

5.19.  Intellectual Property.  Set forth on Schedule 5.19 hereto (as updated in writing by Parent to the Administrative Agent from time to time) is a complete and accurate list of all patents, trademarks, trade names, service marks and copyrights, and all applications therefor and licenses thereof, of each Loan Party or any of its Subsidiaries as of the later of (x) the Effective Date and (y) the date of the most recent Compliance Certificate delivered pursuant to Section 6.17 (b) or (c), showing, as applicable, the jurisdiction in which registered, the registration number and the date of registration.

5.20.  Flood Hazard.  Except as disclosed in writing to the Administrative Agent, no portion of any property set forth on Schedules 5.18(c), 5.18(d)(i) or 5.18(d)(ii) is located in an area identified on a flood hazard boundary map or flood insurance rate map issued by the Federal Emergency Management Agency as having special flood hazards.

5.21.  Labor Matters.  (i)  There is no, and has not been any, labor dispute, strike or work stoppage against any Loan Party pending or threatened in writing; and (ii) no Loan Party, nor any of its representatives or employees, has committed any unfair labor practices or otherwise violated any employment-related Law, including those laws related to wages, hours, collective bargaining and the payment and withholding of taxes and other sums, and there is no charge or complaint against any Loan Party by the National Labor Relations Board or any comparable state agency pending or threatened in writing, in each case, which could reasonably be expected to have a Material Adverse Effect.

5.22.  Use of Proceeds.  (a) (i) All proceeds of the Term A-1 Loans will be (x) deposited in the Overadvance Account and/or (y) utilized by the US Borrower for a Certain Funds Purpose and (ii) all proceeds of the Term A-2 Loans will be (x) deposited in the Overadvance Account and/or (y) utilized by the European Borrower for a Certain Funds Purpose.

(b) All proceeds of the Term B Loans will be (x) deposited in the Overadvance Account and/or (y) utilized by the US Borrower for a Certain Funds Purpose.

(c) Subject to clause (e) below, all proceeds of the Multicurrency RCF Loans and the Multicurrency RCF Swing Line Loans will be used for the (x) working capital and general corporate purposes of Parent and its Subsidiaries and (y) the purposes set forth in clauses (d), (f) and (h) of the definition of Certain Funds Purpose.

(d) Subject to clause (e) below, all proceeds of the US Dollar RCF Loans and the US Dollar RCF Swing Line Loans will be used for (x) the working capital and general corporate purposes of Parent and its Subsidiaries and (y) the purposes set forth in clauses (d), (f) and (h) of the definition of Certain Funds Purpose.

XII-123

(e) Notwithstanding anything to the contrary in this Agreement, (i) no proceeds from Revolving Credit Loans or Swing Line Loans may be used for a Certain Funds Purpose (other than for the purposes set forth in clauses (d), (f) and (h) of the definition of Certain Funds Purpose (and, solely to the extent referred to in such clause (h), clauses (a), (b) and (c))) and (ii) the proceeds from Revolving Credit Loans or Swing Line Loans, and the stated or face amount of the Letters of Credit issued, that are used for the purposes set forth in clause (h) of the definition of Certain Funds Purpose (and, solely to the extent referred to in such clause (h), clauses (a), (b) and (c)) shall not exceed $200,000,000 in the aggregate.

5.23.  Press Release; Offer Document; Scheme Circular; etc.  As of their date of issuance or publication, as applicable, the Press Release, any Offer Document and any Scheme Circular contain all material terms of the Acquisition.

5.24.  Security Documents.  (a) The provisions of the US Security Agreement shall be effective from and after the Closing Date to create in favor of the Collateral Agent for the benefit of the Secured Parties a legal, valid and enforceable security interest in all right, title and interest of the US Loan Parties in the Collateral described therein, and the Collateral Agent, for the benefit of the Secured Parties shall have as of the Closing Date (or such later date as agreed to by the Collateral Agent in its sole discretion) a fully perfected security interest in all right, title and interest in all of the Collateral described therein, subject to no other Liens other than Liens permitted to be incurred under this Agreement.  The recordation of (x) the US IP Security Agreement in the respective form attached to the Security Agreement, in each case in the United States Patent and Trademark Office and the United States Copyright Office, together with filings on Form UCC-1 made pursuant to the Security Agreement, will create from and after the Closing Date, as may be perfected by such filings and recordation, a perfected security interest in the United States trademarks, copyrights and patents covered by the Security Agreement, subject to no other Liens other than Liens permitted to be incurred under this Agreement.

(b)           Each Mortgage, when executed and delivered, shall create, as security for the obligations purported to be secured thereby, a valid and enforceable perfected security interest in and mortgage lien on the respective property in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Parties, superior and prior to the rights of all third Persons (except that the security interest and mortgage lien created on such property may be subject to the permitted encumbrances related thereto) and subject to no other Liens (other than permitted encumbrances related thereto).

(c)           Each Foreign Collateral Document, when executed and delivered, shall create, in favor of the Collateral Agent for the benefit of the Secured Parties a legal, valid and enforceable security interest in all right, title and interest of the Loan Parties party thereto in the “collateral” described therein, and the Collateral Agent, for the benefit of the Secured Parties shall have as of the Closing Date (or such later date as agreed to by the Collateral Agent in its sole discretion) a fully perfected security interest in all right, title and interest in all of the “collateral” described therein, subject to no other Liens other than Liens permitted to be incurred under this Agreement.

XII-124

5.25.  Insurance.  Schedule 5.25 hereto sets forth a listing of all insurance maintained by Parent and its Subsidiaries as of the Effective Date (other than local insurance policies maintained by Foreign Subsidiaries of Parent that are not material), with the amounts insured (and any deductibles) set forth therein.

5.26.  Repetition.  Each representation and warranty set forth in Sections 5.01 through 5.25 shall be deemed to be repeated on the first day of each Interest Period for any Borrowings (except with respect to representations and warranties relating to a specific date and then only as of such date).

ARTICLE VI
AFFIRMATIVE COVENANTS

So long as any Loan or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender shall have any Commitment hereunder, from and after the Closing Date, Parent and each of the Borrowers will:

6.01.  Compliance with Laws.  Comply, and cause each of its Subsidiaries to comply in all material respects with all material applicable Laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA, the City Code and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970.

6.02.  Payment of Obligations.  Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that neither Parent nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

6.03.  Compliance with Environmental Laws.  Comply, and cause each of its Subsidiaries and all lessees and other Persons operating or occupying its properties to comply, in all material respects with all material applicable Environmental Laws and Environmental Permits; obtain and renew, and cause each of its Subsidiaries to obtain and renew, all material Environmental Permits necessary for its operations and properties; and conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws; provided, however, that neither Parent nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

XII-125

6.04.  Maintenance of Insurance.  Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which Parent or such Subsidiary operates.

6.05.  Preservation of Existence, Etc.  Except as otherwise permitted by Section 7.04 hereof (and excluding Inactive Subsidiaries of Parent), preserve and maintain, and cause each of its Subsidiaries to preserve and maintain (a) its existence, legal structure and legal name and (b) its rights (charter and statutory), permits, licenses, approvals, privileges and franchises; provided, however, that neither Parent nor any of its Subsidiaries shall be required to preserve any right, permit, license, approval, privilege or franchise if the Board of Directors of Parent or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the  Parent or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to Parent, such Subsidiary or the Lenders.

6.06.  Inspection Rights.  At any reasonable time and from time to time during normal business hours and following reasonable prior notice, permit the Administrative Agent or any of the Lenders, or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, Parent and any of its Subsidiaries, and to discuss the affairs, finances and accounts of Parent and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants.

6.07.  Books and Records.  Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of Parent and each of its Subsidiaries in accordance with generally accepted accounting principles in effect from time to time.

6.08.  Maintenance of Properties.  Except as otherwise expressly permitted by this Agreement, maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted, and, from time to time, make or cause to be made all appropriate repairs, renewals, and replacements thereof, except where failure to do so would not materially adversely affect the use of the related property.

6.09.  Transactions with Affiliates.  Conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under the Loan Documents with any of its Affiliates on terms that are fair and reasonable and no less favorable to Parent and its Subsidiaries than it would obtain in a comparable arm’s-length transaction with a Person not an Affiliate, other than (a) transactions among Parent and its Subsidiaries (other than Foreign Subsidiaries (except as otherwise permitted under the Loan Documents)), (b) transfer pricing transactions in the ordinary course of business on terms providing for Parent and its Subsidiaries to recover, in the aggregate, their costs (plus any arm’s length profit mark-up) in respect of any transferred product, and (c) dividends permitted under Section 7.07.  Nothing in this Section 6.09 shall impair or prevent the allocation of expenses among Parent and its Wholly-Owned Subsidiaries, provided that such allocation is made on a reasonable basis.

XII-126

6.10.  Covenant to Guarantee Obligations and Give Security. (a) Upon (x) the request of the Administrative Agent following the occurrence and during the continuance of an Event of Default (and such request being a “Default Request”), (y) the formation or acquisition after the Effective Date (which, for this purpose, shall include a US Subsidiary or Foreign Subsidiary ceasing to be an Inactive Subsidiary) of any Subsidiary organized under the laws of an Initial Loan Party Jurisdiction or any other Qualified Jurisdiction in which a Loan Party is organized by Parent (any such formation or acquisition under clause (y) referred to herein as an “Subsidiary Acquisition”) or (z) (i) the acquisition or ownership of any property (other than real property) after the Effective Date having an aggregate book value of greater than $1,000,000, by any Loan Party and (ii) the acquisition or ownership of any real property after the Effective Date (in the case of any real property of US Loan Parties) having an aggregate book value of greater than $10,000,000, in each case, which property, in the judgment of the Administrative Agent, shall not already be subject to a perfected first-priority security interest in favor of the Administrative Agent or Collateral Agent for the benefit of the Secured Parties (subject to Permitted Priority Liens) (any such acquisition under clause (z) being referred to herein as an “Asset Acquisition”), then in each case at the Borrowers’ expense (or, in the case of any action required to be taken by or on behalf of any US Loan Party, at the expense of the US Borrower):

(i)           (A) in connection with the Subsidiary Acquisition of a US Subsidiary, cause such US Subsidiary to duly execute and deliver to the Administrative Agent within 15 days (or such later date as the Administrative Agent may agree to in its sole discretion) after such Subsidiary Acquisition (x) a Guaranty, guaranteeing all of the Guaranteed Obligations and (y) a US Security Agreement and a US IP Security Agreement and (B) in connection with the Subsidiary Acquisition of a Foreign Subsidiary organized under the laws of an Initial Loan Party Jurisdiction or any other Qualified Jurisdiction in which a Loan Party is organized,  within 15 days (or such later date as the Administrative Agent may agree to in its sole discretion) after such Subsidiary Acquisition, cause such Foreign Subsidiary to duly execute and deliver to the Administrative Agent a Guaranty, guaranteeing all of the Guaranteed Foreign Obligations;

(ii)           within 10 days (or such later date as the Administrative Agent may agree to in its sole discretion) after (A) any Default Request, furnish to the Administrative Agent a description of the real and personal properties of the Loan Parties and their respective Subsidiaries not otherwise subject to a Lien under a Collateral Document, (B) any Subsidiary Acquisition, notify the Administrative Agent of such Acquisition and furnish to the Administrative Agent a description of the real and personal properties of such Subsidiary and such other information related thereto as the Administrative Agent may reasonably request, and (C) any Asset Acquisition, furnish to the Administrative Agent a description of such property, in each case under this clause (ii) in detail satisfactory to the Administrative Agent in its reasonable discretion;

XII-127

(iii)           (A)  within 15 days (or such later date as the Administrative Agent may agree to in its sole discretion) in its sole discretion after an Asset Acquisition by any Loan Party, duly execute and deliver, and cause such Loan Party to duly execute and deliver, to the Administrative Agent such additional mortgages, pledges, assignments, US Security Agreement Supplements, US IP Security Agreement Supplements, other US Security Agreements and Foreign Collateral Documents as specified by, and in form and substance satisfactory to the Administrative Agent in its reasonable discretion, securing payment of all the Obligations of such Loan Party under the Loan Documents and constituting Liens on all such properties, provided that, in respect of Equity Interests directly owned by any US Loan Party in a First-Tier Foreign Subsidiary, not more than 65% of the Voting Equity Interests (as defined in the US Security Agreement) of such First-Tier Foreign Subsidiary and 100% of the Non- Voting Equity Interests (as defined in the US Security Agreement) of such First-Tier Foreign Subsidiary shall be pledged to secure the Obligations of any US Loan Party under the Loan Documents, (B) within 15 days (or such later date as the Administrative Agent may agree to in its sole discretion) after any Default Request, duly execute and deliver, and cause each Subsidiary to duly execute and deliver, to the Administrative Agent a Guaranty (to the extent such Subsidiary is not a Guarantor) and such additional mortgages, pledges, assignments, US Security Agreement Supplements, US IP Security Agreement Supplements, other US Security Agreements and Foreign Collateral Documents as specified by, and in form and substance satisfactory to the Administrative Agent in its reasonable discretion, securing, in the case of each Foreign Subsidiary, the Guaranteed Foreign Obligations and, in the case of each US Subsidiary, the Guaranteed Obligations, and constituting Liens on all such properties as may be reasonably requested by the Administrative Agent, (C) within 30 days (or such later date as the Administrative Agent may agree to in its sole discretion) after any Subsidiary Acquisition of any US Subsidiary (other than an Inactive Subsidiary), duly execute and deliver and cause such US Subsidiary to duly execute and deliver to the Administrative Agent mortgages, pledges, assignments, US Security Agreement Supplements, IP US Security Agreement Supplements, other US Security Agreements as specified by, and in form and substance satisfactory to, the Administrative Agent in its reasonable discretion, securing payment of all of the obligations of such Subsidiary under the Loan Documents, provided that, in respect of Equity Interests directly owned by any US Loan Party in a First-Tier Foreign Subsidiary, not more than 65% of the Voting Equity Interests (as defined in the US Security Agreement) of such First-Tier Foreign Subsidiary and 100% of the Non- Voting Equity Interests (as defined in the US Security Agreement) of such First-Tier Foreign Subsidiary shall be pledged to secure the Obligations of any US Loan Party under the Loan Documents, and (D) within 30 days (or such later date as the Administrative Agent may agree to in its sole discretion) after any Subsidiary Acquisition of any Foreign Subsidiary organized under the laws of an Initial Loan Party Jurisdiction or any other Qualified Jurisdiction in which a Loan Party is organized, duly execute and deliver to the Administrative Agent mortgages, pledges, Foreign Collateral Documents, assignments, security agreement supplements and other security agreements as specified by, and in form and substance satisfactory to, the Administrative Agent in its reasonable discretion, securing payment of all of the obligations of such Foreign Subsidiary under the Loan Documents;

XII-128

(iv)           within 30 days (or such later date as the Administrative Agent may agree to in its sole discretion) after any such Default Request, Subsidiary Acquisition or Asset Acquisition take, and cause each Loan Party and each newly acquired or newly formed Subsidiary to take, whatever action (including, without limitation, the recording of mortgages, the filing of UCC financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the mortgages, pledges, assignments, US Security Agreement Supplements, US IP Security Agreement Supplements, US Security Agreements and Foreign Collateral Documents delivered pursuant to this Section 6.10(a) within the time periods required hereunder to deliver such Collateral Document (or such longer period as required by the applicable Collateral Document granting in Lien in such Collateral) set forth in, enforceable against all third parties in accordance with their terms (subject to Permitted Priority Liens);

(v)           within 60 days (or such later date as the Administrative Agent may agree to in its sole discretion) after any such Default Request, Subsidiary Acquisition or Asset Acquisition, deliver to the Administrative Agent, upon the request of the Administrative Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Administrative Agent, the Collateral Agent and the other Secured Parties, of counsel for the Loan Parties acceptable to the Administrative Agent as to (A) the matters contained in clauses (i), (iii) and (iv) above as the Administrative Agent may reasonably request, (B) such guaranties, guaranty supplements, mortgages, pledges, assignments, security agreement supplements, US IP Security Agreement Supplements, Foreign Collateral Documents and security agreements being legal, valid and binding obligations of each Loan Party party thereto enforceable in accordance with their terms, (C) such recordings, filings, notices, endorsements and other actions being sufficient to create valid and perfected Liens on such properties, (D) matters of corporate formalities as the Administrative Agent may request, and (E) such other matters as the Administrative Agent may reasonably request;

(vi)           as promptly as practicable after any such Default Request, Subsidiary Acquisition or Asset Acquisition, deliver, upon the request of the Administrative Agent in its sole discretion, to the Administrative Agent with respect to each parcel of real property owned or held by each Loan Party and each newly acquired or newly formed Subsidiary organized under the laws of an Initial Loan Party Jurisdiction or any other Qualified Jurisdiction in which a Loan Party is organized, that is required to become a Loan Party pursuant to this Section 6.10(a), title insurance, land surveys and engineering, soils and other reports, and environmental assessment reports, each in scope, form and substance satisfactory to the Administrative Agent; provided, however, that to the extent that any Loan Party or any of its Subsidiaries shall have otherwise received any of the foregoing items with respect to such real property, such items shall, promptly after the receipt thereof, be delivered to the Administrative Agent; and

XII-129

(vii)           at any time and from time to time, promptly execute and deliver, and cause each Loan Party and each newly acquired or newly formed Subsidiary organized under the laws of an Initial Loan Party Jurisdiction or any other Qualified Jurisdiction in which a Loan Party is organized, to execute and deliver, any and all further instruments and documents and take, and cause each Loan Party and each newly acquired or newly formed Subsidiary to take, all such other action as the Administrative Agent may deem necessary or desirable in obtaining the full benefits of, or in perfecting and preserving the Liens of, such guaranties, mortgages, pledges, assignments, security agreement supplements, US IP Security Agreement Supplements, Foreign Collateral Documents and security agreements.

(b)           Promptly, and in any event within 10 Business Days of the first date the Target has delisted and re-registered as a private company, cause Target (to the extent not having already done so), to duly execute and deliver to the Administrative Agent a Guaranty guaranteeing all of the Guaranteed Foreign Obligations.

(c)           Anything contained in Section 6.10(a) to the contrary notwithstanding, this Section 6.10, in the case of any Foreign Loan Party, Foreign Collateral Document or a Guaranty entered into, or to be entered into, by a Foreign Loan Party, shall be subject to the Agreed Security Principles.

(d)           Anything contained in this Section 6.10 or Section 6.11 to the contrary notwithstanding, no Inactive Subsidiary of the Parent shall be subject to the requirements and provisions of this Section 6.10; provided that if and when such Subsidiary ceases to be an Inactive Subsidiary, such Subsidiary shall comply with the provisions and requirements of this Section 6.10 as set forth above.

6.11.  Further Assurances. Subject in the case of any Loan Party or Collateral Document to the Agreed Security Principles and Section 6.10(d), from and after the Closing Date:

(a)           promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, correct, and cause each of its Subsidiaries promptly to correct, any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof; and

(b)           promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, conveyances, pledge agreements, mortgages, deeds of trust, trust deeds, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) satisfy the Collateral and Guarantee Requirement, (ii) carry out more effectively the purposes of the Loan Documents, (iii) to the fullest extent permitted by applicable Law, subject any Loan Party’s or any of its Subsidiaries’ properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which such Loan Party or any of its Subsidiaries is or is to be a party, and cause each Subsidiary to do so.

XII-130

6.12.  Preparation of Environmental Reports.  At the request of the Administrative Agent from time to time but no more than once per year (unless the Lenders reasonably determine that, and provide written notice of their basis for suspecting that, a violation of, instance of non-compliance with, or liability under any Environmental Law or Environmental Permit, that could reasonably be expected to have a Material Adverse Effect, has occurred or arisen), provide to the Lenders, within 60 days after such request, at the expense of the US Borrower, an environmental site assessment report for any real property subject to a Mortgage, prepared by an environmental consulting firm acceptable to the Administrative Agent, indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance, removal or remedial action in connection with any Hazardous Materials on such properties; without limiting the generality of the foregoing, if the Administrative Agent reasonably determines at any time that a material risk exists that any such report will not be provided within the time referred to above, the Administrative Agent may retain an environmental consulting firm to prepare such report at the expense of the US Borrower and the US Borrower hereby grants and agrees to cause any Subsidiary that owns any property described in such request to grant, at the time of such request, to the Administrative Agent, the Lenders, such firm and any agents or representatives thereof an irrevocable non-exclusive license, subject to the rights of tenants, to enter onto their respective properties to undertake such an assessment.

6.13.  Compliance with Terms of Leaseholds.  Make all payments and otherwise perform all obligations in respect of all leases of real property to which Parent or any of its Subsidiaries is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled, notify the Administrative Agent of any default by any party with respect to such leases and cooperate with the Administrative Agent in all respects to cure any such default, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.

6.14.  Cash Concentration Accounts.  Maintain, and cause each of its US Subsidiaries to maintain, main cash concentration accounts with Deutsche Bank or one or more banks reasonably acceptable to the Administrative Agent that have entered into control agreements satisfactory to the Administrative Agent and lockbox accounts into which all proceeds of Collateral are paid with Deutsche Bank or one or more banks reasonably acceptable to the Administrative Agent that have entered into control agreements satisfactory to the Administrative Agent.

6.15.  Interest Rate Hedging.  With respect to the US Borrower and the European Borrower, as applicable, enter into within 180 days of the Closing Date (or such longer time as the Administrative Agent may agree in its reasonable discretion), and maintain at all times thereafter until the date occurring 30 months after the Closing Date, interest rate Hedge Agreements covering a notional amount of not less than 40% of the aggregate outstanding amount of the Term Facilities at such time with persons acceptable to and on terms reasonably satisfactory to the Administrative Agent.

XII-131

6.16.  Use of Proceeds.  The Borrowers will use the proceeds of the Loans only as provided in Section 5.22.

6.17.  Reporting Requirements.  So long as any Loan or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender shall have any Commitment hereunder, Parent will furnish to the Administrative Agent and the Lenders:

(a)           Default Notices.  As soon as possible and in any event within two Business Days after the occurrence of each Default or any event, development or occurrence reasonably likely to have a Material Adverse Effect continuing on the date of such statement, a statement of the chief financial officer of Parent setting forth details of such Default and the action that Parent has taken and proposes to take with respect thereto.

(b)           Annual Financials.  As soon as available and in any event within 90 days after the end of each Fiscal Year, a copy of the annual audit report for such year for Parent and its Subsidiaries, including therein Consolidated balance sheets of Parent and its Subsidiaries as of the end of such Fiscal Year and Consolidated statements of income and a Consolidated statement of cash flows of Parent and its Subsidiaries for such Fiscal Year, in each case accompanied by an unqualified opinion of independent public accountants of recognized standing acceptable to the Required Lenders, together with (i) a certificate of such accounting firm to the Loan Parties stating that in the course of the regular audit of the business of Parent and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default has occurred and is continuing, or if, in the opinion of such accounting firm, a Default has occurred and is continuing, a statement as to the nature thereof, (ii) a schedule in form satisfactory to the Administrative Agent of the computations used by such accountants in determining, as of the end of such Fiscal Year, compliance with the financial covenants contained in Section 6.18; provided that, in the event of any change in generally accepted accounting principles used in the preparation of such financial statements, Parent shall also provide, if necessary for the determination of compliance with Section 6.18, a statement of reconciliation conforming such financial statements to GAAP, (iii) a certificate of the Chief Financial Officer of Parent stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that Parent has taken and proposes to take with respect thereto, (iv) a management’s discussion and analysis of financial condition and results of operations for the two-year period ending as of the end of such Fiscal Year and with year to year comparisons (an “MD&A”) and (v) a Compliance Certificate.

XII-132

(c)           Quarterly Financials.  As soon as available and in any event within 45 days after the end of each of the first three quarters of each Fiscal Year, Consolidated balance sheets of Parent and its Subsidiaries as of the end of such quarter and a Consolidated statements of income and a Consolidated statement of cash flows of Parent and its Subsidiaries for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter and Consolidated statements of income and a Consolidated statement of cash flows of Parent and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding Fiscal Year, all in reasonable detail and duly certified (subject to normal year end audit adjustments) by the Chief Financial Officer of Parent as having been prepared in accordance with GAAP, together with (i) a certificate of said officer stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that Parent has taken and proposes to take with respect thereto, (ii) an MD&A and (iii) a Compliance Certificate; provided that, it is understood that to the extent a Compliance Certificate includes updated schedules to the US Security Agreement, on and from the date of delivery of such Compliance Certificate until the first date thereafter that a Compliance Certificate is delivered updating such schedules, the schedules to the US Security Agreement shall be deemed updated as set forth in such Compliance Certificate.

(d)           [Reserved].

(e)          Annual Forecasts.  As soon as available and in any event no later than 15 days before the end of each Fiscal Year, forecasts prepared by management of Parent, in form satisfactory to the Administrative Agent, of balance sheets, income statements and cash flow statements on a quarterly basis for the Fiscal Year following such Fiscal Year and on an annual basis for each Fiscal Year thereafter until the Maturity Date.

(f)           Litigation.  Promptly after the commencement thereof, notice of all actions, suits, investigations, litigation and proceedings before any Governmental Authority affecting any Loan Party or any of its Subsidiaries of the type described in Section 5.07, and promptly after the occurrence thereof, notice of any material adverse change in the status or the financial effect on any Loan Party or any of its Subsidiaries of the Disclosed Litigation from that described on Schedule 5.07 hereto.

(g)          Creditor Reports.  Promptly after the furnishing thereof, copies of any statement or report furnished to any holder of Debt securities of any Loan Party or of any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to any other clause of this Section 6.17.

(h)          Agreement Notices.  Promptly upon receipt thereof, copies of all notices, requests and other documents received by any Loan Party or any of its Subsidiaries under or pursuant to any instrument, indenture, loan or credit or similar agreement regarding or related to any breach or default by any party thereto or any other event that could materially impair the value of the interests or the rights of any Loan Party or otherwise have a Material Adverse Effect and copies of any amendment, modification or waiver of any provision of any instrument, indenture, loan or credit or similar agreement and, from time to time upon request by the Administrative Agent, such information and reports regarding such instruments, indentures and loan and credit and similar agreements as the Administrative Agent may reasonably request.

XII-133

(i)           Revenue Agent Reports.  Within ten Business Days after receipt, copies of all Revenue Agent Reports (Internal Revenue Service Form 886), or other written proposals of the Internal Revenue Service, that propose, determine or otherwise set forth positive adjustments to the federal income tax liability of the affiliated group (within the meaning of Section 1504(a)(1) of the Code) of which Parent is a member aggregating $10,000,000 or more.

(j)           ERISA.  (i)  ERISA Events and ERISA Reports.  (A) Promptly and in any event within ten Business Days after any Loan Party or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a statement of the Chief Financial Officer of Parent describing such ERISA Event and the action, if any, that such Loan Party or such ERISA Affiliate has taken and proposes to take with respect thereto and (B) on the date any records, documents or other information must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA, a copy of such records, documents and information.

(k)          Plan Terminations.  Promptly and in any event within five Business Days after receipt thereof by any Loan Party or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan.

(l)           Multiemployer Plan Notices.  Promptly and in any event within ten Business Days after receipt thereof by any Loan Party or any ERISA Affiliate from the sponsor of a Multiemployer Plan, copies of each notice concerning (A) the imposition of Withdrawal Liability by any such Multiemployer Plan, (B) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (C) the amount of liability incurred, or that may be incurred, by such Loan Party or any ERISA Affiliate in connection with any event described in clause (A) or (B).

(m)         Environmental Conditions.  Promptly after the assertion or occurrence thereof, notice of any written Environmental Actions against or of any noncompliances by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that, individually or in the aggregate, could (i) reasonably be expected to have a Material Adverse Effect or (ii) cause any property described in the Mortgages to be subject to any material restrictions on occupancy or use, or any restriction on ownership or transferability, under any Environmental Law.

(n)          Insurance.  As soon as available and in any event within 45 days after the end of each Fiscal Year, a certificate of insurance summarizing the insurance coverage (specifying type, amount and carrier) in effect for each US Loan Party and its Subsidiaries and any such additional information concerning insurance as the Administrative Agent, may reasonably specify.

XII-134

(o)          Other Information.  Such other information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party or any of its Subsidiaries as Administrative Agent, or any Lender through the Administrative Agent, may from time to time reasonably request.

(p)          Asbestos Litigation.  Within 45 days of the end of each Fiscal Year, a report from Parent summarizing, with respect to such Fiscal Year (i) the number of pending claims at beginning of such Fiscal Year, (ii) the number of claims asserted during such Fiscal Year, (iii) the number of claims settled during such Fiscal Year, (iv) the total settlement cost during such Fiscal Year (exclusive of defense cost), (v) the cost paid by insurance companies during such Fiscal Year (exclusive of defense costs), (vi) the cost paid by Parent and its Subsidiaries during such Fiscal Year (exclusive of defense costs), and (vii) the average settlement cost per claim, together with any other matter that is required to be reported under the securities laws and a narrative description of material developments during such Fiscal Year.

(q)          Important Events.  Within five Business Days of any Responsible Officer acquiring knowledge of any event that could reasonably be expected to have a Material Adverse Effect.

(r)           Accountants’ Notices.  Promptly upon receipt thereof, copies of any material audit reports, management letters or written recommendations received by any Loan Party from any accountant or accounting firm to such Loan Party in connection with such Loan Party’s accounts or books, or any audit of any of them.

(s)          Inactive Subsidiaries.  Promptly, and in any event within ten Business Days after the occurrence thereof, notice of any Inactive Subsidiary ceasing to be an Inactive Subsidiary.

(t)           After-Acquired Intellectual Property.  On or before the 45th day following the end of each fiscal quarter of Parent, notice of all After-Acquired Intellectual Property (as defined in the US Security Agreement) of any Grantor under the US Security Agreement registered or applied for during the preceding quarterly period.

Documents required to be delivered pursuant to Section 6.17(b), (c) or (p) (to the extent any such documents are included in materials otherwise filed with the U.S. Securities and Exchange Commission) may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which Parent posts such documents, or provides a link thereto, on Parent’s website on the Internet at the website address set forth on Schedule 11.02; or (ii) on which such documents are posted on Parent’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent), provided that (A) Parent shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests Parent to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (B) Parent shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent, by electronic mail, electronic versions (i.e., “soft copies”) of such documents.  Notwithstanding anything contained herein, in every instance Parent shall be required to provide paper copies of the Compliance Certificates required by Section 6.17(b) or (c), as applicable, to the Administrative Agent.  Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above and, in any event, shall have no responsibility to monitor compliance by Parent with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

XII-135

Each Borrower hereby acknowledges that (a) the Administrative Agent will make available to the Lenders and the L/C Issuer all Borrower Materials by posting the such materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrowers or their respective Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities.  Each Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC,” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrowers shall be deemed to have authorized the Administrative Agent, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrowers or their securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”

6.18.  Financial Covenants.  So long as any Loan or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender shall have any Commitment hereunder, Parent will:

(a)           Total Leverage Ratio.  Maintain on the last day of each Measurement Period a Total Leverage Ratio of not more than the ratio set forth below opposite the relevant Fiscal Year in which such Measurement Period ended:

Total Leverage Ratio	Fiscal Year
4.95:1.00	2011
4.95:1.00	2012
4.95:1.00	2013
4.75:1.00	2014
4.50:1.00	2015
4.25:1.00	2016 and each Fiscal Year thereafter

XII-136

(b)           Interest Coverage Ratio.  Maintain on the last day of each Measurement Period an Interest Coverage Ratio of not less than the ratio set forth below opposite the relevant Fiscal Year in which such Measurement Period ended:

Interest Coverage Ratio	Fiscal Year
2.00:1.00	2011
2.00:1.00	2012
2.25:1.00	2013
2.50:1.00	2014
2.75:1.00	2015
3.00:1.00	2016 and each Fiscal Year thereafter

6.19.  [Reserved.]

6.20.  Ratings.  Use commercially reasonable efforts to obtain and maintain (i) a public corporate family rating of the Parent and a rating of the Loans, in each case from Moody’s, and (ii) a public corporate credit rating of the Parent and a rating of the Loans, in each case from S&P (it being understood and agreed that “commercially reasonable efforts” shall in any event include the payment by the Borrowers of customary rating agency fees and cooperation with information and data requests by Moody’s and S&P in connection with their ratings process).

6.21.  Overadvance Arrangements.  Comply (and cause its Subsidiaries to comply) with the following requirements in respect of the Overadvanced Acquisition Funds:

 (a)          on the Closing Date, deposit all Overadvanced Acquisition Funds received on such date into the Overadvance Account;

(b)           Parent and its Subsidiaries shall not withdraw, or request the withdrawal, of any amounts in the Overadvance Account unless on the date of such proposed withdrawal (i) conditions precedent set forth in Section 4.04 (a) and (b) are satisfied (for such purposes treating such disbursement as a Certain Funds Credit Extension), (ii) such amount is required to finance a Certain Funds Purpose and (iii) the Purchaser shall have delivered an Overadvance Disbursement Request to the Collateral Agent; provided, that, any amounts withdrawn which are not so applied within five days such date to finance a Certain Funds Purpose shall be re-deposited in the Overadvance Account and permitted to be disbursed in accordance with the requirements above at a future time;

(c)            upon the expiry of the Certain Funds Period, apply any amounts held in the Overadvance Account in accordance with Section 2.05(b)(v) and;

XII-137

(d)           upon (i) the delivery of an Overadvance Disbursement Request in accordance with the Overadvance Account Escrow Agreement and satisfaction of the other conditions set forth in clause (b) above and (ii) the expiration of the Certain Funds Period, the Collateral Agent shall authorize the Account Custodian (as defined in the Overadvance Account Escrow Agreement) to release from the Overadvance Account (x) in the case of immediately preceding clause (i), funds in the amount set forth in such Overadvance Disbursement Request to the account set forth therein and (ii) in the case of clause (ii) above, all of the funds held therein to the Administrative Agent for application in accordance with Section 2.05(b)(v), provided that nothing in this Agreement shall obligate such Account Custodian or the Collateral Agent to release any funds in excess of the amount held in the Overadvance Account from time to time.

6.22.  Conditions Subsequent.  The obligation of the Lender Parties (or any member thereof) to continue to make Credit Extensions (other than a Certain Funds Credit Extension) (or otherwise extend credit hereunder) is subject to the fulfillment, on or before the date applicable thereto (as such date may be extended from time to time by the Administrative Agent in its sole discretion), of the Conditions Subsequent (the failure by Borrowers to so perform or cause to be performed such Conditions Subsequent as and when required by the terms thereof shall constitute an Event of Default). Notwithstanding anything to the contrary contained herein or in any other Loan Document, (x) all provisions of this Agreement and the other Loan Documents (including, without limitation, all conditions precedent, representations, warranties, covenants, events of default and other agreements herein and therein) shall be deemed modified to the extent necessary to effect the actions set forth in Part B of the Conditions Subsequent (and to permit the taking of such actions within the time periods required in Part B of the Conditions Subsequent, rather than as otherwise provided in the Loan Documents) and (y) to the extent any representation and warranty in any Loan Document would not be true because the actions in Part B of the Conditions Subsequent were not taken on the Closing Date, the respective representation and warranty shall be required to be true and correct in all material respects at the time the respective action is taken (or was required to be taken) in accordance with Part B of the Conditions Subsequent.

ARTICLE VII
NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation of any Loan Party shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, neither Parent nor any other Borrower shall:

7.01.  Liens.  From and after the later to occur of the Closing Date and the termination of the Existing Parent Credit Agreement, create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired, or sign or file or suffer to exist, or permit any Subsidiary of Parent to sign or file or suffer to exist, under the Uniform Commercial Code of any jurisdiction, a financing statement that names Parent or any Subsidiary of Parent as debtor, or sign or suffer to exist, or permit any Subsidiary of Parent to sign or suffer to exist, any security agreement authorizing any secured party thereunder to file such financing statement, or assign, or permit any of Subsidiary of Parent to assign, any accounts or other right to receive income, except:

XII-138

(a)           Liens created under the Loan Documents;

(b)           Permitted Liens;

(c)           Liens existing on the date hereof and described on Schedule 5.18(b) hereto;

(d)           purchase money Liens upon or in real property or equipment acquired or held by Parent or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such property or equipment or to secure Debt incurred solely for the purpose of financing the acquisition of any such property or equipment to be subject to such Liens, or Liens existing on any such property or equipment at the time of acquisition (other than any such Liens created in contemplation of such acquisition that do not secure the purchase price), or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; provided, however, that no such Lien shall extend to or cover any property other than the property or equipment being acquired, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced; and provided, further, that the aggregate principal amount of the Debt secured by Liens permitted by this clause (d) shall not exceed the amount permitted under Section 7.02(c)(ii) at any time outstanding;

(e)           Liens arising in connection with Capitalized Leases permitted under Section 7.02(c)(iv); provided that no such Lien shall extend to or cover any Collateral or assets other than the assets subject to such Capitalized Leases;

(f)           Liens to secure obligations under letters of credit or Bank Guarantees permitted under Section 7.02(c)(v); provided that such obligations are in an aggregate amount not to exceed $200,000,000 outstanding at any time; and provided, further, that the holder of any such Lien on any Collateral shall enter into an intercreditor agreement acceptable to the Administrative Agent pursuant to which such holder shall agree that its Lien on any Collateral is pari passu with that of the Collateral Agent;

(g)          Rights of setoff, revocation, refund or chargeback of bankers’ liens upon deposits of cash or other funds or assets in favor of banks or other financial institutions arising under deposit agreements entered into in the ordinary course of business or arising under the UCC or other operation of law;

(h)          Liens on the assets of a Foreign Subsidiary which is not a Foreign Loan Party securing Debt incurred by such Foreign Subsidiary in accordance with the terms of Section 7.02(g); and

(i)           other Liens securing Debt outstanding in an aggregate principal amount not to exceed $50,000,000; provided that no such Lien shall extend to or cover any Collateral.

7.02.  Debt.  Create, incur, assume or suffer to exist, or permit any Subsidiary of Parent to create, incur, assume or suffer to exist, any Debt, except prior to the initial Borrowings on the Closing Date (x) to the extent permitted under Section 7.02 of the Existing Parent Credit Agreement (as in effect on the date hereof) or (y) any other transaction to the extent the restriction of such transaction by this Agreement is prohibited by Section 7.17 of the Existing Parent Credit Agreement (as in effect on the date hereof), and from and after the Closing Date except:

XII-139

(a)           in the case of any Loan Party, (i) Debt in respect of Hedge Agreements required to be maintained pursuant to Section 6.15, and such other Hedge Agreements entered into to hedge against fluctuations in interest rates or foreign exchange rates and the price of metals incurred in the ordinary course of business and consistent with prudent business practice, and (ii) Debt in respect of any Existing Letter of Credit or any Bank Guarantee to the extent that a Letter of Credit has been issued and is outstanding hereunder to support such Loan Party’s reimbursement obligation in respect of such Existing Letter of Credit or Bank Guarantee;

(b)           Debt constituting Intercompany Loans to the extent permitted by Section 7.06(f) or other Intercompany Debt otherwise permitted by Section 7.06;

(c)           in the case of Parent and its Subsidiaries,

(i)           Debt under the Loan Documents,

(ii)          Debt secured by Liens permitted by Section 7.01(d) not to exceed in the aggregate $100,000,000 at any time outstanding,

(iii)         unsecured trade payables not overdue by more than 60 days incurred in the ordinary course of business,

(iv)         Debt under Capitalized Leases, as determined in accordance with GAAP, in an aggregate amount not to exceed $50,000,000 at any time outstanding; and

(v)          Debt in respect of letters of credit or Bank Guarantees (other than those issued pursuant to this Agreement) in an aggregate amount not to exceed $200,000,000 outstanding at any time;

(d)           Surviving Debt outstanding on the Closing Date without any extension, renewal or refinancing thereof, other than Permitted Refinancing Debt incurred in respect of any such Surviving Debt , provided that the aggregate principal amount of Debt under this clause (d) shall not exceed the $370,000,000;

(e)           unsecured Debt of Parent, so long as (A) such Debt does not mature until at least six months after the Maturity Date in respect of the Term B Facility and has no scheduled amortization prior to that date, (B) after giving effect to the incurrence of such Debt, Parent shall be in pro forma compliance with the financial covenants set forth in Section 6.18, (C) at the time of incurrence of such Debt and after giving effect thereto, no Default or Event of Default shall have occurred or be continuing and (D) the documentation governing such Debt contains customary market terms reasonably satisfactory to the Administrative Agent, including, without limitation, if such Debt is subordinated Debt, provisions subordinating such Debt to the Obligations of the Loan Parties under the Loan Documents;

XII-140

(f)           Closing Date Preferred Equity issued by Parent in an aggregate principal amount outstanding not to exceed $450,000,000;

(g)          Debt of Foreign Subsidiaries under lines of credit to any such Foreign Subsidiary from Persons other than Parent or any of its Subsidiaries, the proceeds of which Debt are used for such Foreign Subsidiary’s working capital and other general corporate purposes, provided that the aggregate principal amount of all such Debt outstanding at any time for all such Foreign Subsidiaries shall not exceed $200,000,000;

(h)          unsecured Debt of Parent consisting of unsecured guarantees by Parent of obligations (which guaranteed obligations do not themselves constitute Debt) of one or more Wholly-Owned Subsidiaries of Parent;

(i)           unsecured Debt of Parent evidenced by a guaranty of the Debt or other obligations of any other Person (including Debt of Foreign Subsidiaries permitted pursuant to clause (g) above), so long as at the time of such incurrence of Debt, after giving pro forma effect to such incurrence, Parent shall be in pro forma compliance with all financial covenants set forth in Section 6.18;

(j)           Debt of Parent under the Shareholder Subordinated Notes issued after the Effective Date in connection with a redemption or repurchase of common stock of Parent pursuant to Section 7.07(a);

(k)          unsecured Debt of the Purchaser consisting of Loan Notes (as defined in the Press Release on the date hereof) and any unsecured guaranty of such Debt by Parent; and

(l)           Debt of Parent and its Subsidiaries in an aggregate amount not to exceed $100,000,000 at any time outstanding.

7.03.  Change in Nature of Business.  Conduct, transact or engage, or permit any Subsidiary of Parent to conduct, transact or engage, in any business or operation other than those conducted on the Effective Date or industrial manufacturing and services and activities related thereto.

7.04.  Fundamental Changes.  Merge, wind up, dissolve or liquidate into or consolidate with any Person or permit any Person to merge or liquidate into it, or permit any Subsidiary of Parent to do so, except prior to the initial Borrowings on the Closing Date (x) to the extent permitted under Section 7.04 of the Existing Parent Credit Agreement (as in effect on the date hereof) or (y) any other transaction to the extent the restriction of such transaction by this Agreement is prohibited by Section 7.17 of the Existing Parent Credit Agreement (as in effect on the date hereof), and from and after the initial Borrowings on the Closing Date except that:

XII-141

(a)           subject to continuing compliance with the Collateral and Guarantee Requirements, (x) any US Subsidiary of Parent may be merged, consolidated or liquidated with or into the US Borrower (so long as the US Borrower is the surviving corporation of such merger, consolidation or liquidation) or any US Loan Party (so long as such US Loan Party is the surviving corporation of such merger, consolidation or liquidation), (y) any Qualified Foreign Loan Party may be merged, consolidated or liquidated with or into any other Qualified Foreign Loan Party and (z) any Foreign Subsidiary of Parent (other than a Qualified Foreign Loan Party) may be merged, consolidated or liquidated with or into any Wholly-Owned Foreign Subsidiary of Parent, so long as such Wholly-Owned Foreign Subsidiary is the surviving corporation of such merger, consolidation or liquidation; provided that (A) no merger or consolidation of any Borrower shall be permitted unless such Borrower is the survivor of such merger or consolidation and no liquidation of any Borrower shall be permitted; and (B) any such merger, consolidation or liquidation shall only be permitted pursuant to this clause (a), so long as (I) no Default and no Event of Default then exists or would exist immediately after giving effect thereto, (II) any security interests granted to the Collateral Agent for the benefit of the Secured Parties in the assets (and Equity Interests) of any such Person subject to any such transaction shall remain in full force and effect and perfected and enforceable (to at least the same extent as in effect immediately prior to such merger, consolidation or liquidation) unless otherwise waived by the Administrative Agent in its sole discretion and (III) if the Person to be merged, consolidated or liquidated into another Person as contemplated above is party to a Guaranty, the nature and scope of the obligations of such Person under its Guaranty are substantially identical to the nature and scope of the obligations of such other Person under its Guaranty unless otherwise waived by the Administrative Agent in its sole discretion;

(b)           in connection with any sale or other disposition permitted under Section 7.05 (other than clause (b) thereof), any Subsidiary of Parent (other than a Borrower) may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; and

(c)           any Subsidiary of Parent may convert to another organizational form that has limited liability and, in connection with such conversion, may change its legal name and rights (charter and statutory) to effect such conversion, provided that such Subsidiary (i) provides notice thereof to the Administrative Agent at least 10 Business Days before such conversion or change, (ii) executes and/or delivers such certificates, confirmations, opinions and other documents and takes such other action as the Administrative Agent may reasonably require to evidence and/or confirm the obligations of such Subsidiary under the Loan Documents and the continued validity, priority and perfection of (or the equivalent concepts (if any) under applicable Law) any security interests and other Liens granted by such Subsidiary under the Loan Documents, and (iii) in the case of a US Loan Party, complies with the notice requirements in Section 13 of the US Security Agreement relating to any such change of name;

provided, however, that, (A) no Foreign Loan Party shall change the jurisdiction of its organization to a country which is not a Qualified Jurisdiction, and (B) in each case, immediately before and after giving effect thereto, no Default shall have occurred and be continuing or would result therefrom on a pro forma basis.

XII-142

7.05.  Dispositions .  Dispose of, or permit any Subsidiary of Parent to Dispose of, any assets, or grant any option or other right to purchase, lease or otherwise acquire any assets, except prior to the initial Borrowings on the Closing Date (x) to the extent permitted under Section 7.05 of the Existing Parent Credit Agreement (as in effect on the date hereof) or (y) any other transaction to the extent the restriction of such transaction by this Agreement is prohibited by Section 7.17 of the Existing Parent Credit Agreement (as in effect on the date hereof), and from and after the initial Borrowings on the Closing Date except:

(a)           sales and leases of inventory in the ordinary course of its business, provided that the aggregate book value of all inventory subject to any such leases at any time shall not exceed $50,000,000;

(b)           in a transaction authorized by Section 7.04;

(c)           Dispositions of assets by Parent and its Subsidiaries to any Wholly-Owned Subsidiary of Parent and or Parent; provided that

(I) at no time shall the aggregate amount of all Dispositions of assets made pursuant to this clause (c) by Qualified Loan Parties to any Subsidiary of Parent that is not a Qualified Loan Party exceed $75,000,000;

(II) at no time shall the aggregate amount of all Dispositions of assets made pursuant to this clause (c) by Parent and its US Subsidiaries to any Foreign Subsidiary exceed $25,000,000;

(III)  no Default and no Event of Default then exists or would exist immediately after giving effect to the respective transfer; and

(IV) other than with respect to Dispositions of assets by Loan Parties to Subsidiaries of Parent that are not Loan Parties, the Collateral and Guarantee Requirements (taking into account such Disposition of assets) shall be satisfied upon consummation of such Disposition with respect to such disposed assets (without any regard to time periods specified therein);

(d)           Dispositions of assets (including any Disposition of assets pursuant to the Restructuring) for cash and/or promissory notes, provided that at least 85% of such proceeds consist of cash, and that such Dispositions are for fair value (other than minority interests in Subsidiaries) in an aggregate amount not to exceed $75,000,000 in any Fiscal Year (which, for purposes of determining compliance with such aggregate limit, the proceeds of the Disposition of assets pursuant to the Restructuring with a book value not in excess of $25,000,000 in the aggregate for all such Dispositions shall be excluded from this aggregate limit), in each case so long as no Default shall have occurred and be continuing or would result from such sale;

(e)           Dispositions of obsolete assets having a book value of zero;

XII-143

(f)           any Asbestos Insurance Settlement;

(g)           Dispositions constituting the licensing of intangible assets in the ordinary course between Subsidiaries of Parent or between Parent and any of its Subsidiaries;

(h)           any claim for, or surrender of, any amount by way of group relief under Part 5 of the U.K. Corporation Tax Act 2010 including, without limitation, any payment within section 183 of the U.K. Corporation Tax Act 2010 in each case except by or to a company that satisfies the requirements of clause (1) of the definition of Inactive Subsidiary; and

(i)           Dispositions of assets (other than inventory, cash, Cash Equivalents and Equity Interests in any Loan Party) among Parent and its Subsidiaries, in each case so long as (x) no Default and no Event of Default exists at the time of the respective transfer or immediately after giving effect thereto and (y) cash in an amount at least equal to the fair market value of the assets so transferred is received by the respective transferor;

provided that in the case of Dispositions pursuant to clause (d) above, the applicable Borrower shall, on the date of receipt by any Loan Party or any of its Subsidiaries of the Net Cash Proceeds from such Disposition, prepay the Loans pursuant to, and in the amount and order of priority set forth in, Section 2.05(b), as specified therein; provided, further, that in each case (other than the case of clause (a) above), immediately before and after giving effect thereto, no Default shall have occurred and be continuing or would result therefrom on a pro forma basis.

7.06.  Investments.  Make or hold, or permit any Subsidiary of Parent to make or hold, any Investment in any Person, except prior to the initial Borrowings on the Closing Date (x) to the extent permitted under Section 7.06 of the Existing Parent Credit Agreement (as in effect on the date hereof) or (y) any other transaction to the extent the restriction of such transaction by this Agreement is prohibited by Section 7.17 of the Existing Parent Credit Agreement (as in effect on the date hereof), and from and after the initial Borrowings on the Closing Date except (without duplication):

(a)           (i) equity Investments by (x) Parent and its Subsidiaries in their Subsidiaries outstanding on the date hereof and (y) Target and its Subsidiaries in their Subsidiaries outstanding on the Closing Date and (ii) Parent and each Subsidiary of Parent may make cash equity contributions to any of its Wholly-Owned Subsidiaries; provided that

(I) at no time shall the aggregate amount of all cash equity contributions made pursuant to subclause (ii) of this clause (a)  by a Qualified Loan Party to any Subsidiary of Parent that is not a Qualified Loan Party (exclusive of cash contributions made to a Subsidiary of Parent that is not a Qualified Loan Party which are promptly contributed, in turn, to a Qualified Loan Party), when added to the aggregate outstanding principal amount of all intercompany loans made by a Qualified Loan Party to any Subsidiary of Parent that is not a Qualified Loan Party pursuant to clause (f) below (determined without regard to write-downs or write-offs thereof), exceed $125,000,000;

XII-144

(II) at no time shall the aggregate amount of all cash equity contributions made pursuant to subclause (ii) of this clause (a) by Parent and any US Subsidiary to any Foreign Subsidiary (exclusive of cash contributions made to a Foreign Subsidiary which are promptly contributed, in turn, to a US Subsidiary), when added to the aggregate outstanding principal amount of all intercompany loans made by Parent and any US Subsidiary to any Foreign Subsidiary pursuant to clause (f) below (determined without regard to write-downs or write-offs thereof), exceed $75,000,000; and

(III)  no cash equity contributions may be made pursuant to subclause (ii) of this clause (a) (x) by a Qualified Loan Party to any Subsidiary of Parent (other than a Qualified Loan Party) (exclusive of cash contributions made to a Subsidiary of Parent (other than a Qualified Loan Party) which are promptly contributed, in turn, to a Qualified Loan Party) or (y) by Parent and any US Subsidiary to any Foreign Subsidiary (exclusive of cash contributions made to a Foreign Subsidiary which are promptly contributed, in turn, to a US Subsidiary), at any time any Default or any Event of Default is in existence (or would be in existence after giving effect thereto);

(b)           loans and advances to employees in the ordinary course of the business of Parent and its Subsidiaries as presently conducted in an aggregate principal amount not to exceed $5,000,000 at any time outstanding;

(c)           Investments by Parent and its Subsidiaries in Cash Equivalents;

(d)           Investments existing on the date hereof (or, in the case of joint ventures in the Target Group, on the Closing Date) and described on Schedule 5.17(e) hereto (as such schedule is updated in writing by Parent to the Administrative Agent on or prior to the Closing Date to include Investments in joint ventures of the Target Group existing on the Closing Date);

(e)           Investments by the Loan Parties in Hedge Agreements permitted under Section 7.02(a);

(f)           Parent and its Subsidiaries may each make intercompany loans to any Wholly-Owned Subsidiary of Parent or Parent (such intercompany loans and advances referred to in this clause (f), collectively, the “Intercompany Loans”); provided that

(I) at no time shall the aggregate outstanding principal amount of all intercompany loans made by Qualified Loan Parties to any Subsidiary of Parent that is not a Qualified Loan Party pursuant to this clause (f) (determined without regard to write-downs or write-offs thereof), when added to the aggregate amount of the cash equity contributions made pursuant to subclause (ii) of clause (a) above by a Qualified Loan Party to any Subsidiary of Parent that is not a Qualified Loan Party (exclusive of cash contributions made to a Subsidiary of Parent that is not a Qualified Loan Party which are promptly contributed, in turn, to a Qualified Loan Party), exceed $125,000,000;

XII-145

(II) at no time shall the aggregate outstanding principal amount of all intercompany loans made by Parent and any of its US Subsidiaries to any Foreign Subsidiary pursuant to this clause (f) (determined without regard to write-downs or write-offs thereof), when added to the aggregate amount of the cash equity contributions made pursuant to subclause (ii) of clause (a) above by Parent and any of its US Subsidiaries to any Foreign Subsidiary (exclusive of cash contributions made to a Foreign Subsidiary which are promptly contributed, in turn, to a US Subsidiary), exceed $75,000,000;

(III) unless the respective obligor under such intercompany loan reasonably determines that the execution, delivery and performance of an Intercompany Note is prohibited by, or that such Intercompany Note would not be enforceable against such obligor under, applicable local law, any such intercompany loan made pursuant to this clause (f), together with all Surviving Debt consisting of intercompany loans, shall be evidenced by an Intercompany Note;

(IV) no intercompany loans may be made pursuant to this clause (f) (x) by a Qualified Loan Party to any Subsidiary of Parent that is not a Qualified Loan Party or (y) by Parent and any US Subsidiary to any Foreign Subsidiary, at any time any Default or any Event of Default is in existence (or would be in existence after giving effect thereto);

(V) each intercompany loan made pursuant to this clause (f), together with all Surviving Debt consisting of intercompany loans, by a Loan Party shall be subject to subordination pursuant to the Intercompany Subordination Agreement;

(VI) if the obligor or obligee thereunder ceases to constitute a Subsidiary of Parent, any Intercompany Loans to which such obligor or obligee is a party outstanding on such date of cessation pursuant to this clause (f) shall cease to be permitted under clause (f); and

(VII) if the obligor or obligee thereunder ceases to constitute a Qualified Loan Party or a Wholly-Owned Subsidiary of Parent, for the purposes of determining compliance with this clause (f); any Intercompany Loans to which such obligor or obligee is a party outstanding on such date of cessation shall be deemed to have been made on the date of such cessation (after giving effect thereto);

(g)           Investments (including Debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business to the extent that Parent or relevant Subsidiary was a creditor of such customer or supplier at the time of filing of such bankruptcy, reorganization or at the time such obligation became delinquent or such dispute arose, as the case may be;

XII-146

(h)           Investments by Parent and its Subsidiaries consisting of the purchase or other acquisition of all of the Equity Interests of another Person or the assets comprising a division or business unit or a substantial part or all of the business of another Person; provided that:

(i)           (A) immediately before and immediately after giving pro forma effect to any such purchase or other acquisition, no Default shall have occurred and be continuing and (B) immediately after giving effect to such purchase or other acquisition, Parent shall be in pro forma compliance with all of the financial covenants set forth in Section 6.18, such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders as though such Investment had been consummated as of the first day of the fiscal period covered thereby;

(ii)          Parent shall have delivered to the Administrative Agent, on behalf of the Lenders, at least five Business Days (or such shorter period as may be agreed by the Administrative Agent) prior to the date on which any such purchase or other acquisition is to be consummated, a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the Administrative Agent, certifying that all of the requirements set forth in this clause (i) have been satisfied or will be satisfied on or prior to the consummation of such purchase or other acquisition; and

(iii)         the Collateral and Guarantee Requirements (taking into account such Investments) shall be satisfied upon consummation of such Investment;

(i)           additional Investments by Parent and its Subsidiaries in joint ventures in an aggregate amount not to exceed $100,000,000;

(j)           the Acquisition;

(k)           any Non-Wholly-Owned Subsidiary of Parent may make loans to its shareholders generally so long as (i) Parent or its respective Subsidiary which owns the Equity Interest in the Subsidiary making such loans receives at least its proportionate share of such loans (based upon its relative holding of the Equity Interests in the Subsidiary making such loans), (ii) unless the entering into of the Intercompany Subordination Agreement requires the consent of the minority shareholder of such Non-Wholly-Owned Subsidiary (and such consent is not obtained), such Non-Wholly-Owned Subsidiary (as obligee of such loan) and Parent or such other Subsidiary (as obligor of such loan) shall be subject to the provisions of the Intercompany Subordination Agreement and (iii) the aggregate outstanding principal amount of all loans pursuant to this clause (k) which are not subject to the subordination provisions of the Intercompany Subordination Agreement shall not exceed $25,000,000 at any time;

XII-147

(l)           intercompany loans among Parent and its Wholly-Owned Subsidiaries so long as (x) such intercompany loans are made as part of Parent’s transfer pricing arrangements as determined in good faith by Parent and (y) at the time any such intercompany loan is made (i) the Collateral and Guarantee Requirements (taking into account such intercompany loan) shall be satisfied upon consummation of such intercompany loan and (ii) each intercompany loan made pursuant to this clause (l) by a Loan Party shall be subject to subordination pursuant to the Intercompany Subordination Agreement; and

(m)           other Investments not otherwise permitted under this Section 7.06 in an aggregate amount not to exceed $50,000,000.

7.07.  Restricted Payments.  Declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Interests now or hereafter outstanding, return any capital to its stockholders, partners or members (or the equivalent Persons thereof) as such, make any distribution of assets, Equity Interests, obligations or securities to its stockholders, partners or members (or the equivalent Persons thereof) as such or issue or sell any Equity Interests, or accept any capital contributions or permit any of its Subsidiaries to do any of the foregoing, or permit any of its Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any Equity Interests in Parent or to issue or sell any Equity Interests in Parent, except prior to the initial Borrowings on the Closing Date (x) to the extent permitted under Section 7.07 of the Existing Parent Credit Agreement (as in effect on the date hereof) or (y) any other transaction to the extent the restriction of such transaction by this Agreement is prohibited by Section 7.17 of the Existing Parent Credit Agreement (as in effect on the date hereof), and from and after the initial Borrowings on the Closing Date except that, so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom on a pro forma basis:

(a)           Parent may (i) declare and pay dividends and distributions payable its common stock and purchase, redeem, retire, defease or otherwise acquire shares of its capital stock with the proceeds received contemporaneously from the issue of new shares of its capital stock with equal or inferior voting powers, designations, preferences and rights, (ii) issue common Equity Interests, (iii) so long as no Default exists or would result therefrom, make regularly scheduled dividends in respect of Closing Date Preferred Equity pursuant to terms of the Closing Date Preferred Equity Documents and (iv) declare and pay dividends and distributions in cash and purchase, redeem, retire, defease or otherwise acquire Equity Interests with cash and Shareholder Subordinated Notes so long as before and after giving effect to the payment of such distribution or dividend, Parent shall be in pro forma compliance with all of the financial covenants set forth in Section 6.18, provided that the sum of (A) aggregate amount paid in cash by Parent pursuant to this clause (iv) plus (B) the aggregate amount of all cash payments made on all Shareholder Subordinated Notes pursuant to this clause (iv) in any Fiscal Year of Parent shall not exceed $50,000,000;

(b)           any Subsidiary of Parent may (i) declare and pay cash dividends to Parent, (ii) declare and pay cash dividends to the European Borrower (in the case of any Subsidiary of the European Borrower) or any Wholly-Owned Subsidiary of Parent of which it is a Subsidiary and (iii) accept capital contributions from Parent to the extent permitted under Section 7.06(a);

XII-148

(c)           any Subsidiary of Parent may declare and pay cash dividends to Parent as required to pay taxes under the Tax Sharing Agreement;

(d)           any Subsidiary of Parent may declare and pay cash dividends, directly or indirectly, to Parent as necessary for Parent to pay expenses relating to the operation of Parent in the ordinary course of business;

(e)           Parent and its Subsidiaries may make payments with respect to Intercompany Debt, so long as the respective payment is permitted to be made in accordance with the terms of the Intercompany Subordination Agreement; and

(f)           any claim for, or surrender of, any amount by way of group relief under Part 5 of the U.K. Corporation Tax Act 2010 including, without limitation, any payment within section 183 of the U.K. Corporation Tax Act 2010 in each case except by or to a company that satisfies the requirements of clause (1) of the definition of Inactive Subsidiary.

For the avoidance of doubt, any release of funds, not exceeding a total amount of €55,603.12, held in escrow (hinterlegt) with Landesoberkasse Baden-Württemberg, to former shareholders of Allweiler Aktiengesellschaft in the context of their squeeze-out from Allweiler Aktiengesellschaft shall not be subject to this Section 7.07.

7.08.  Lease Obligations.  Create, incur, assume or suffer to exist, or permit any Subsidiary of Parent to create, incur, assume or suffer to exist, any obligations as lessee (a) for the rental or hire of real or personal property in connection with any sale and leaseback transaction, or (b) for the rental or hire of other real or personal property of any kind under leases or agreements to lease (including, without limitation, Capitalized Leases) having an original term of one year or more that prior to the initial Borrowings on the Closing Date is (x) not permitted under Section 7.08 of the Existing Parent Credit Agreement (as in effect on the date hereof) or (y) a transaction that is prohibited by Section 7.17 of the Existing Parent Credit Agreement (as in effect on the date hereof) from being restricted by this Agreement, and from and after the initial Borrowings on the Closing Date would cause the direct and contingent liabilities of Parent and its Subsidiaries, on a Consolidated basis, in respect of all such obligations to exceed $100,000,000 payable in any Fiscal Year.

7.09.  Amendments of Constitutive Documents; Closing Date Preferred Equity Documents, etc.

(a)           Amend, or permit any Subsidiary of Parent to amend, (i) its certificate of incorporation or bylaws or other constitutive documents (other than amendments that could not be reasonably expected to have a Material Adverse Effect) or (ii) the Closing Date Preferred Equity Documents (other than amendments that are not materially adverse to the interests of the Lenders, and

XII-149

(b)           on and after the execution and delivery thereof, amend, modify or waive, or permit the amendment, modification or waiver of, any provision of any Shareholder Subordinated Note.

7.10.  Accounting Changes.  Make or permit, or permit any Subsidiary of Parent to make or permit, any change in (a) accounting policies or reporting practices, except as required by generally accepted accounting principles, or (b) its or their Fiscal Year.

7.11.  Prepayments, Etc., of Debt.  Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Debt, except prior to the initial Borrowings on the Closing Date (x) to the extent permitted under Section 7.08 of the Existing Parent Credit Agreement (as in effect on the date hereof) or (y) any other transaction to the extent the restriction of such transaction is prohibited by Section 7.17 of the Existing Parent Credit Agreement (as in effect on the date hereof), and from and after the initial Borrowings on the Closing Date except  (a) the prepayment of the Credit Extensions in accordance with the terms of this Agreement, (b) the prepayment of trade Debt to receive discounts or other favorable payment terms or incentives, (c) regularly scheduled or required repayments or redemptions of Surviving Debt, (c) prepayment of Debt evidenced by a Shareholder Subordinated Note to the extent permitted by Section 7.07(a) and (d) prepayment of Debt payable to Parent or any of its Subsidiaries permitted to be made in accordance with the terms of the Intercompany Subordination Agreement; or amend, modify or change in any manner any term or condition of any Surviving Debt, or permit any of Subsidiary of Parent to do any of the foregoing.

7.12.  Negative Pledge.  Enter into or suffer to exist, or permit any Subsidiary of Parent to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets except prior to the initial Borrowings on the Closing Date (x) to the extent permitted under Section 7.12 of the Existing Parent Credit Agreement (as in effect on the date hereof) or (y) any other transaction to the extent the restriction of such transaction is prohibited by Section 7.17 of the Existing Parent Credit Agreement (as in effect on the date hereof), and from and after the initial Borrowings on the Closing Date except agreements (a) in favor of the Secured Parties, (b) evidencing any Surviving Debt, (c) evidencing purchase money Debt permitted by Section 7.02(c)(ii) solely to the extent that the agreement or instrument governing such Debt prohibits a Lien on the property acquired with the proceeds of such Debt or (d) evidencing any Capitalized Lease permitted by Section 7.02(c)(iv) solely to the extent that such Capitalized Lease prohibits a Lien on the property subject thereto.

7.13.  Partnerships, Etc.  Except in respect of partnerships and joint ventures of the Target Group set forth in Schedule 7.13 (as such schedule may be updated in writing by Parent to the Administrative Agent on or prior to the Closing Date), become a general partner in any general or limited partnership or joint venture, or permit any Subsidiary of Parent to do so, other than any Subsidiary the sole assets of which consist of its interest in such partnership or joint venture.

XII-150

7.14.  Speculative Transactions.  Engage, or permit any Subsidiary of Parent to engage, in any transaction involving commodity options or futures contracts or any similar speculative transactions (excluding (a) Hedge Agreements required to be entered into hereunder, (b) such contracts entered into in the ordinary course of business to address interest or exchange rate risks, and (c) such contracts entered to address price fluctuations of metals for legitimate hedging purposes).

7.15.  Capital Expenditures.  Make, or permit any Subsidiary of Parent to make, any Capital Expenditures during a Fiscal Year that would cause the aggregate of all such Capital Expenditures made by Parent and its Subsidiaries during such Fiscal Year to exceed the amount set forth in the table below opposite such Fiscal Year;

Fiscal Year ending:	Amount
2012	$160,000,000
2013	$170,000,000
2014	$175,000,000
2015	$175,000,000
2016	$175,000,000
2017	$175,000,000
2018	$175,000,000

provided, however, that so long as no Default has occurred and is continuing or would result from such expenditure, up to 50% of such amount, if not expended in the Fiscal Year for which it is permitted by the preceding clause, may be carried over for expenditure in the next following Fiscal Year; provided further that (x) no amounts once carried forward pursuant to the preceding proviso may be carried forward to any Fiscal Year of Parent thereafter and (y) no amounts carried forward into a subsequent Fiscal Year may be used until all Capital Expenditures permitted pursuant to this Section 7.15 (without giving effect to the preceding proviso) for such subsequent Fiscal Year are first used in full.

7.16.  Formation of Subsidiaries.  Organize or invest in, or permit any Subsidiary of Parent to organize or invest in, any new Subsidiary except prior to the initial Borrowings on the Closing Date (x) to the extent permitted under Section 7.16 of the Existing Parent Credit Agreement (as in effect on the date hereof) or (y) any other transaction to the extent the restriction of such transaction is prohibited by Section 7.17 of the Existing Parent Credit Agreement (as in effect on the date hereof), and from and after the initial Borrowings on the Closing Date except as permitted under Section 7.06(a), (h) or (i).

XII-151

7.17.  Payment Restrictions Affecting Subsidiaries.  Directly or indirectly, enter into or suffer to exist, or permit any Subsidiary of Parent to enter into or suffer to exist, any agreement or arrangement limiting the ability of any of its Subsidiary of Parent to declare or pay dividends or other distributions in respect of its Equity Interests or repay or prepay any Debt owed to, make loans or advances to, or otherwise transfer assets to or invest in, Parent or any Subsidiary of Parent (whether through a covenant restricting dividends, loans, asset transfers or investments, a financial covenant or otherwise), except prior to the initial Borrowings on the Closing Date the Loan Documents (as defined in the Existing Parent Credit Agreement (as in effect on the date hereof)), and from and after the initial Borrowings on the Closing Date except  the Loan Documents.

7.18.  Asbestos Litigation.  Amend, modify or change any term or condition of any agreement, instrument, consent, order or other document with respect to the asbestos litigation relating to Parent or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect or give any consent, waiver or approval thereunder, waive any default under or any breach of any term or condition thereof, agree in any manner to any other amendment, modification or change of any term or condition of any such documents or take any other action in connection with any such documents that could reasonably be expected to have a Material Adverse Effect.

7.19.  [Reserved]

7.20.  Acquisition Undertaking.  Fail to comply, or permit any of its Subsidiaries to fail to comply, with the Acquisition Undertakings at any time.

7.21.  [Reserved]

7.22.  Tax Sharing Agreements.  Amend, modify or change any provision of any Tax Sharing Agreement to the extent the same would be materially adverse to the interests of the Lenders or enter into any new tax sharing agreement, tax allocation agreement or similar agreement other than agreements that are not materially adverse to the interests of the Lenders.

7.23.  Delivery of Target Shares on or after the Closing Date.

(a)           fail, or permit any Subsidiary of Parent to fail, to deliver into the Acquisition Custody Account all Target Shares (i) acquired and paid for utilizing proceeds from the Loans or (ii) otherwise acquired and paid for by Parent or any of its Affiliates immediately upon such Target Shares being acquired; and

(b)           without the prior written consent of the Administrative Agent, transfer or attempt to transfer or otherwise remove, or permit any Subsidiary of Parent to transfer or attempt to transfer or otherwise remove, any Target Shares from the Acquisition Custody Account deposited therein.

XII-152

ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES

8.01.  Events of Default.  If any of the following events (“Events of Default”) shall occur and be continuing:

(a)           (i) any Borrower shall fail to pay, in the currency required hereunder, any principal of any Loan or any L/C Obligation or deposit any funds as cash collateral in respect of L/C Obligations when the same shall become due and payable or (ii) any Borrower shall fail to pay, in the currency required hereunder, any interest on any Loan or on any L/C Obligation, or any Loan Party shall fail to make any other payment, in the currency required hereunder, under any Loan Document, in each case under this clause (ii), within three Business Days after the same shall become due and payable; or

(b)           any representation or warranty made by any Loan Party (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made or deemed made; or

(c)           any Loan Party shall fail to perform or observe any term, covenant or agreement contained in Section 6.05, 6.06, 6.09, 6.10, 6.12, 6.15, 6.18, 6.21 or 6.22 or in Article VII; or

(d)           any Loan Party shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 15 days after the earlier of the date on which (i) a Responsible Officer becomes aware of such failure or (ii) written notice thereof shall have been given to any Borrower by the Administrative Agent or any Lender; or

(e)           any Loan Party or any of its Subsidiaries shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Debt of such Loan Party or such Subsidiary (as the case may be) that is outstanding in a principal amount (or, in the case of any Hedge Agreement, an Agreement Value) of at least $35,000,000 either individually or in the aggregate for all such Loan Parties and Subsidiaries (but excluding Debt outstanding hereunder), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or otherwise to cause, or to permit the holder thereof to cause, such Debt to mature; or any such Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

XII-153

(f)           any Loan Party or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or any Loan Party or any or any of its Subsidiaries whose Relevant Jurisdiction is the Federal Republic of Germany is unable to pay its debts as and when they fall due (zahlungsunfähig), over-indebted (überschuldet) or subject to imminent illiquidity (drohende Zahlungsunfähigkeit) (all within the meaning of Sections 17 to 19, inclusive, of the German Insolvency Act (Insolvenzordnung)); or any proceeding shall be instituted by or against any Loan Party or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 30 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or any Loan Party or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

(g)           any judgments or orders, either individually or in the aggregate, for the payment of money in excess of $35,000,000 shall be rendered against any Loan Party or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of ten consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided that no Event of Default shall be deemed to occur under this Section 8.01(g) solely by reason of any Approved Litton Judgment; or

(h)           any nonmonetary judgment or order shall be rendered against any Loan Party or any of its Subsidiaries that could be reasonably likely to have a Material Adverse Effect, and there shall be any period of ten consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(i)           any provision of any Loan Document after delivery thereof pursuant to Sections 4.01, 4.02, 4.03, 4.04 or 6.10 shall for any reason cease to be valid and binding on or enforceable against any Loan Party party to it in any material respect, or any such Loan Party shall so state in writing; or

(j)           from and after the Closing Date, any Collateral Document or financing statement after delivery thereof pursuant to Sections 4.01, 4.02, 4.03, 4.04 or 6.10 shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first-priority lien on and security interest in the Collateral purported to be covered thereby (subject to Permitted Priority Liens); or

(k)           a Change of Control shall occur; or

(l)           any ERISA Event shall have occurred with respect to a Plan and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Loan Parties and the ERISA Affiliates related to such ERISA Event) exceeds $25,000,000; or

(m)           any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Loan Parties and the ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $25,000,000 or requires payments exceeding $10,000,000 per annum; or

XII-154

(n)           any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Loan Parties and the ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding $25,000,000; or

(o)           an “Event of Default” (as defined in any Mortgage) shall have occurred and be continuing.

8.02.  Remedies upon Event of Default.  Subject to Section 4.05, if any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a)           declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b)           declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;

(c)           require that the each of the US Borrower and the European Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof) issued for the account of such Borrower; and

(d)           exercise on behalf of itself, the Lenders and the L/C Issuer all rights and remedies available to it, the Lenders and the L/C Issuer under the Loan Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrowers to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

XII-155

8.03.  Application of Funds.  (a) After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations of the Loan Parties under the Loan Documents (whether as a result of a payment under a Guaranty, any realization on the Collateral, any setoff rights, any distribution in connection with any proceedings or other action of any Loan Party in respect of Debtor Relief Laws or otherwise and whether received in cash or otherwise) shall be applied by the Administrative Agent, subject to the applicable law, in the following order:

(i) First, to payment of that portion of such Obligations constituting fees, indemnities, expenses and other amounts payable to the Collateral Agent in its capacity as such;

(ii) Second, to payment of that portion of such Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

(iii) Third, to payment of that portion of such Obligations constituting fees, expenses, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuer (including reasonable fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer arising under the Loan Documents and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause third payable to them;

(iv) Fourth, to payment of that portion of such Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations arising under the Loan Documents, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause fourth payable to them;

(v) Fifth, to payment of that portion of such Obligations constituting unpaid principal of the Loans, L/C Borrowings and Obligations then owing under Secured Hedge Agreements and Secured Cash Management Agreements, ratably among the Lenders, the L/C Issuer, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause fifth held by them;

(vi) Sixth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate Available Amount of Letters of Credit; and

(vii) Last, the balance, if any, after all of such Obligations have been indefeasibly paid in full, to the Borrowers or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate Available Amount of Letters of Credit pursuant to clause Sixth above shall be applied to satisfy drawings, payments and disbursements under such Letters of Credit as they occur.  If any amount remains on deposit as Cash Collateral after all Letters of Credit have either no Available Amount remaining or have expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

XII-156

(b)           Notwithstanding anything to the contrary contained above and subject to Section 8.03(c) below, to the extent amounts to be applied pursuant to this Section 8.03 consist of amounts from a US Loan Party (whether as a result of a payment under a Guaranty provided by such US Loan Party, any realization on the Collateral of such US Loan Party (other than Collateral constituting Excess Exempted Foreign Subsidiary Voting Equity Interests and any proceeds thereof), any setoff rights in respect of such US Loan Party, any distribution in connection with any proceedings or other action of such US Loan Party in respect of Debtor Relief Laws or otherwise), such amounts shall (i) initially be applied in accordance with Section 8.03(a)(i) through (vi), with the payment of any Obligations under Sections 8.03(a)(iii) through (vi) deemed to exclude any Guaranteed Foreign Obligations and (ii) to the extent any amounts remain after the application of amounts pursuant to the preceding clause (i), such amount shall be applied in accordance with Section 8.03(a) without giving effect to this Section 8.03(b).

(c)           Notwithstanding anything to the contrary contained above, to the extent amounts to be applied pursuant to this Section 8.03 consist of amounts received from a sale or other disposition of Excess Exempted Foreign Subsidiary Voting Equity Interests, such proceeds will be applied as otherwise required above in this Section 8.03, but for this purpose treating the outstanding Obligations of the Foreign Loan Parties as only those Obligations secured by the Excess Exempted Foreign Subsidiary Voting Equity Interests in accordance with the provisions of the US Security Agreement.  In determining whether any Excess Exempted Foreign Subsidiary Voting Equity Interests has been sold or otherwise disposed of, the US Loan Party shall treat any sale or disposition of Voting Interests of any First-Tier Foreign Subsidiary as first being a sale of Voting Interests which is not Excess Exempted Foreign Subsidiary Voting Equity Interests until such time as the stock sold represents 65% of the total combined voting power of all classes of Voting Interests of the respective First-Tier Foreign Subsidiary and, after such threshold has been met, any further sales of Voting Interests of the respective First-Tier Foreign Subsidiary shall be treated as sales of Excess Exempted Foreign Subsidiary Voting Equity Interests.

(d)           Notwithstanding anything to the contrary contained above, to the extent amounts to be applied pursuant to this Section 8.03 consist of amounts from a Foreign Loan Party (whether as a result of a payment under a Guaranty provided by such Foreign Loan Party, any realization on the Collateral of such Foreign Loan Party, any setoff rights in respect of such Foreign Loan Party, any distribution in connection with any proceedings or other action of such Foreign Loan Party in respect of Debtor Relief Laws or otherwise), such proceeds will be applied as otherwise required above in this Section 8.03, but for this purpose (i) treating the outstanding Obligations as only those Obligations of the Foreign Loan Parties now or hereafter existing under the Loan Documents (including the Guaranty), the Secured Hedge Agreements and the Secured Cash Management Agreements  and (ii) without giving effect to Section 8.03(b) above.

(e)           Unless it has written notice from a Cash Management Bank or Hedge Bank to the contrary, the Administrative Agent, in acting hereunder, shall be entitled to assume that no Secured Hedge Agreements or Secured Cash Management Agreements, as the case may be, are in existence.

XII-157

(f)           Each Cash Management Bank or Hedge Bank not a party to this Agreement, by accepting the guaranties and security interests in the Collateral granted for its benefit pursuant to the Loan Documents, is deemed to have acknowledged and accepted the appointment of the Administrative Agent and the Collateral Agent pursuant to the terms of Article IX hereof for itself and its Affiliates as if a “Lender” party hereto.

(g)           It is understood and agreed by each Loan Party and each Secured Party that the Administrative Agent shall have no liability for any determinations made by it in this Section 8.03 (including, without limitation, as to whether given Collateral constitutes any amounts received on account of the Obligations of the US Loan Parties under the Loan Documents), in each case except to the extent resulting from the gross negligence or willful misconduct of the Administrative Agent (as determined by a court of competent jurisdiction in a final and non-appealable decision).  Each Loan Party and each Secured Party also agrees that the Administrative Agent may (but shall not be required to), at any time and in its sole discretion, and with no liability resulting therefrom, petition a court of competent jurisdiction regarding any application of any amounts received on account of the Obligations of the Loan Parties under the Loan Documents in accordance with the requirements hereof, and the Administrative Agent shall be entitled to wait for, and may conclusively rely on, any such determination.

ARTICLE IX
THE AGENTS

9.01.  Appointment and Authority.  (a)  Each of the Lenders, the Swing Line Lender and the L/C Issuer hereby irrevocably appoints Deutsche Bank (and Deutsche Bank hereby accepts such appointment) to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agents by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

(b)           Deutsche Bank or an Affiliate or designee thereof shall also act as the Collateral Agent under the Loan Documents (for purposes of this Article IX and Section 11.04, the Administrative Agent and the Collateral Agent shall be collectively referred to as the “Agents”), and each of the Lenders (including in its capacities as a potential Hedge Bank and a potential Cash Management Bank) and the L/C Issuer hereby irrevocably appoints and authorizes Deutsche Bank (and Deutsche Bank hereby accepts such appointment) and each such Affiliate and designee to act as the agent of such Lender and the L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto.  In this connection, any co-agents, sub-agents and attorneys-in-fact appointed by the Collateral Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article IX and Article XI (including Section 11.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the Collateral Agent under the Loan Documents) as if set forth in full herein with respect thereto.

XII-158

(c)           The provisions of the Article IX are solely for the benefit of the Agents, the Lenders, the Swing Line Lender and the L/C Issuer, and neither the Borrowers nor any other Loan Party shall have rights as a third-party beneficiary of any such provisions.

9.02.  Rights as a Lender.  Each Person serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include such Person serving as an Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if such Person were not an Agent hereunder and without any duty to account therefor to the Lenders.

9.03.  Exculpatory Provisions.  No Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents.  Without limiting the generality of the foregoing, no Agent:

(a)           shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)           shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that such Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable Law;

(c)           shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrowers or any of their Affiliates that is communicated to or obtained by the Person serving as such Agent or any of its Affiliates in any capacity;

(d)           shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct.  No Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to such Agent by a Borrower, a Lender or the L/C Issuer; and

XII-159

(e)           shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent.

9.04.  Reliance by Administrative Agent.  Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, each Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless such Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit.  Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05.  Delegation of Duties.  Each Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by such Agent.  Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article IX shall apply to any such sub-agent and to the Related Parties of such Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as an Agent.

XII-160

9.06.  Resignation of Agent.  (i) The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Borrowers.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with consent of the Borrowers unless an Event of Default has occurred and is continuing (such consent in any event not to be unreasonably withheld or delayed), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrowers and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section).  The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor.  After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article IX and Section 11.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent and (ii) the Collateral Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Borrowers.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with consent of the Borrowers unless an Event of Default has occurred and is continuing (such consent in any event not to be unreasonably withheld or delayed), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Collateral Agent gives notice of its resignation, then the retiring Collateral Agent may on behalf of the Lenders and the L/C Issuer, appoint a successor Collateral Agent meeting the qualifications set forth above; provided that if the Collateral Agent shall notify the Borrowers and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Collateral Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Collateral Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring Collateral Agent shall continue to hold such collateral security until such time as a successor Collateral Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through the Collateral Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Required Lenders appoint a successor Collateral Agent as provided for above in this Section.  Upon the acceptance of a successor’s appointment as Collateral Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Collateral Agent, and the retiring Collateral Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section).  The fees payable by the Borrowers to a successor Collateral Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor.  After the retiring Collateral Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article IX and Section 11.04 shall continue in effect for the benefit of such retiring Collateral Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Collateral Agent was acting as Collateral Agent.

XII-161

Any resignation by Deutsche Bank as Administrative Agent or Collateral Agent pursuant to this Section shall also constitute its resignation as Collateral Agent, Administrative Agent, L/C Issuer and Swing Line Lender.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swing Line Lender, (ii) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

9.07.  Non-Reliance on Agents and Other Lenders .  Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon any Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon any Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.08.  No Other Duties, Etc.  Anything herein to the contrary notwithstanding, none of the parties listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as an Agent, a Lender or the L/C Issuer hereunder.

9.09.  Administrative Agent May File Proofs of Claim.  In case of the pendency of any proceeding under any Bankruptcy Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)           to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Agents and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Agents under Sections 2.03(i) and (j), 2.09 and 11.04) allowed in such judicial proceeding; and

XII-162

(b)           to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender, the Collateral Agent and the L/C Issuer to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders, the Collateral Agent and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 11.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender, the Collateral Agent or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender, the Collateral Agent or the L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender, the Collateral Agent or the L/C Issuer or in any such proceeding.

9.10.  Collateral and Guaranty Matters.  Each of the Lenders (including in its capacities as a potential Cash Management Bank and a potential Hedge Bank), and the L/C Issuer irrevocably authorize each Agent, at its option and in its discretion:

(a)           to release any Lien on any property granted to or held by such Agent under any Loan Document (i) the occurrence of the Termination Date (as defined in the US Security Agreement), (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) if approved, authorized or ratified in writing in accordance with Section 11.01;

(b)           to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder; and

(c)           to subordinate any Lien on any property granted to or held by such Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01 (other than Sections 7.01(f) and (g), in which case such Agent is irrevocably authorized to enter into an intercreditor agreement in connection with any Liens permitted under such Section 7.01(f)).

Upon request by any Agent at any time, the Required Lenders will confirm in writing such Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10.  In each case as specified in this Section 9.10, the applicable Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.

XII-163

9.11.  Secured Cash Management Agreements and Secured Hedge Agreements.  Except as otherwise expressly set forth herein or in any Collateral Document, no Cash Management Bank or Hedge Bank that obtains the benefits of Section 8.03, the Guaranty or any Collateral by virtue of the provisions hereof or of any Collateral Document shall have any right to notice of  any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents.  Notwithstanding any other provision of this Article IX to the contrary, the Agents shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements.

9.12.  Declaration of Trust (Treuhand) and Appointment as Administrator.  (a)  The Collateral Agent shall:  (i) hold, administer and, as the case may be, enforce or release any Lien or security interest which is governed by German law and which constitutes an assignment or transfer (Sicherungseigentum/Sicherungsabtretung) or any other non-accessory security right (nicht akzessorische Sicherheit) granted to it pursuant to any of the Collateral Documents or otherwise for the purpose of securing any of the Obligations secured thereunder as trustee (Treuhänder) for the benefit of the Secured Parties; and (ii) hold (with regard to its own rights under Section 9.14), administer and, as the case may be, enforce or release any Lien or security interest (if any) which constitutes a pledge (Verpfändung) or any other accessory security right (akzessorische Sicherheit) granted to it and/or the Secured Parties pursuant to any of the Collateral Documents or otherwise for the purpose of securing any of the Obligations secured thereunder and each Lender authorizes the Collateral Agent to accept as its representative (Stellvertreter) any pledge or other creation of any other accessory right made to such Lender and to act as its representative (Stellvertreter) with regard to any amendments of, accessions to, releases of, confirmations of and any similar dealings with regard to the Collateral Documents which create a pledge or other accessory security right in accordance with the terms and subject to the conditions of this Agreement and the other Loan Documents.  Each Lender hereby ratifies and approves all acts done by any Agent on such Lender’s behalf.  Each Lender hereby releases the Administrative Agent and Collateral Agent acting on its behalf pursuant to the terms of this Agreement or any of the Loan Documents from the restrictions of Section 181 of the German Civil Code (Bürgerliches Gesetzbuch) (restriction on self-dealing) and similar restrictions applicable to it pursuant to any other applicable law, in each case to the extent legally possible to such Lender. A Lender which is barred by its constitutional documents or by-laws from granting such exemption shall notify the Collateral Agent and Administrative Agent accordingly.

(b)           It is hereby agreed that, in relation to any jurisdiction the courts of which would not recognize or give effect to the trust (Treuhand) expressed to be created by this Section 9.12, the relationship of the Lenders to the Agents in relation to any Lien or security interest governed by German law shall be construed as one of principal and agent but, to the extent permissible under the laws of such jurisdiction, all the other provisions of this Section 9.12 shall have full force and effect between the parties hereto.

(c)           For the purposes of enforcement of security interest which constitutes a pledge (Verpfändung) or any other accessory security right (akzessorische Sicherheit), any Loan Party creating such security interest agrees that the Collateral Agent shall be the joint and several creditor (together with each Secured Party) of each and every obligation of any such Loan Party towards each of the Secured Parties and that accordingly, the Collateral Agent will have its own independent right to demand performance by such Loan Party of those obligations.

XII-164

(d)           Without limiting or affecting the Collateral Agent’s rights against any Loan Party (whether under this Section 9.12 or any other provision of this Agreement or the Loan Documents), the Collateral Agent agrees that, subject to the following sentence, it will not exercise its rights as a joint creditor with a Secured Party except with the consent of the relevant Secured Party.  For the avoidance of doubt, nothing in the previous sentence shall in any way limit the Collateral Agent’s right to act in the protection or preservation of rights under or to enforce any Collateral Document as contemplated by this Agreement and/or the relevant Collateral Document (or to do any act reasonably incidental to any of the foregoing).

9.13.  Fee Letter.  The Borrowers agree to pay all fees payable under and otherwise comply with the provisions of the Fee Letter, including, without limitation, by executing all instruments and documents and taking all further actions reasonably requested by the Arrangers or the Agents in connection with such compliance.

9.14.  Parallel Debt.  Each of the parties hereto agree, and the Loan Parties acknowledge, by way of an abstract acknowledgement of indebtedness (abstraktes Schuldanerkenntnis), that (save in respect of any obligations owing under any Collateral Document governed by a law other than German law) each and every obligation of any Loan Party (and any of its successors) under this Agreement, the other Loan Documents, the Secured Cash Management Agreements and the Secured Hedge Agreements shall also be owing in full to the Collateral Agent and that, accordingly, the Collateral Agent will have its own independent right to demand performance by such Loan Party of those obligations (the “Acknowledgement”), provided that in no event shall the European Borrower or any Foreign Guarantor be obligated to pay any amount that is attributable to principal, interest or other Obligations relating to the Term A-1 Facility, the Term B Facility, the US Dollar Revolving Credit Facility, any Borrowing made by the US Borrower or (unless requested by the European Borrower) any Letters of Credit issued for the account of the US Borrower or any of its US Subsidiaries.  The Collateral Agent undertakes with the relevant Loan Party that (a) in case of any discharge of any obligation owing to any Loan Party, the Collateral Agent will not, to the extent of such discharge, make a claim against such Loan Party under the Acknowledgement and (b) it will not, at any time, make any claim against any Loan Party exceeding the amount then payable by such Loan Party under the Loan Documents, the Secured Cash Management Agreements or the Secured Hedge Agreements.  The Collateral Agent acts in its own name and not as a trustee, and its claims in respect of the Acknowledgment shall not be held on trust. The Security granted under the Collateral Documents to the Collateral Agent to secure the Acknowledgment is granted to the Collateral Agent in its capacity as creditor of the Acknowledgment and shall not be held on trust.

9.15.  English-law Security.  The Collateral Agent shall hold any Lien or security interest which is governed by English law and is assigned or otherwise transferred to it pursuant to any of the Collateral Documents or otherwise for the purpose of securing any of the Obligations secured thereunder on trust pursuant to the terms of the Security Trust Deed.

XII-165

ARTICLE X
GUARANTY

10.01.  Guaranty, Limitation of Liability.  (a) Each Foreign Obligations Guarantor, jointly and severally, hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of the European Borrower and each other Foreign Loan Party now or hereafter existing under or in respect of the Loan Documents, the Secured Hedge Agreements and the Secured Cash Management Agreements (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Obligations being the “Guaranteed Foreign Obligations”).  Each US Obligations Guarantor, jointly and severally, hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of the US Borrower and each other US Loan Party now or hereafter existing under or in respect of the Loan Documents, the Secured Hedge Agreements and the Secured Cash Management Agreements (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Obligations being the “Guaranteed US Obligations” and, together with the Guaranteed Foreign Obligations, the “Guaranteed Obligations”).  Each Guarantor agrees to pay any and all expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Administrative Agent or any Lender Party in enforcing any rights against such Guarantor under this Agreement or any other Loan Document.  Without limiting the generality of the foregoing, each Foreign Obligations Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Foreign Obligations and each US Obligations Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed US Obligations, in each case that would be owed by the European Borrower and other Foreign Loan Parties or the US Borrower and the other US Loan Parties, respectively, to any Lender Party under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such Borrower or other Loan Party.

(b)           Each Guarantor and each Lender Party hereby confirms that it is the intention of all such Persons that the Obligations of each Guarantor that is organized under the laws of a state of the United States or the District of Columbia hereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to the Guaranty and the Obligations of such Guarantor hereunder.  To effectuate the foregoing intention, each Lender Party and each Guarantor hereby irrevocably agree that the Obligations of each Guarantor that is organized under the laws of a state of the United States or the District of Columbia with respect to the Guaranty at any time shall be limited to the maximum amount as will result in the Obligations of such Guarantor under the Guaranty not constituting a fraudulent transfer or conveyance.

XII-166

(c)           Each Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Lender Party with respect to the Guaranty or any other guaranty, such Guarantor will contribute, to the maximum extent permitted by applicable Law, such amounts to each other Guarantor and each other guarantor so as to maximize the aggregate amount paid to the Lender Parties under or in respect of the Loan Documents; provided that each Foreign Obligations Guarantor shall only be required to contribute such amounts to other Foreign Obligations Guarantors.

(d)           The obligations under this Agreement of each Foreign Guarantor (in its capacity as a Foreign Guarantor) that becomes a Foreign Guarantor after the date hereof shall be limited as set forth in the Guaranty executed by such Foreign Guarantor.

10.02.  Guaranty Absolute.  To the fullest extent permitted pursuant to applicable Law, each Guarantor guarantees that the Guaranteed Foreign Obligations or Guaranteed US Obligations, as applicable, guaranteed by it will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Lender Party with respect thereto.  The Obligations of each Guarantor under or in respect of the Guaranty are independent of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce the Guaranty, irrespective of whether any action is brought against either Borrower or any other Loan Party or whether either Borrower or any other Loan Party is joined in any such action or actions.  The liability of each Guarantor under the Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

(a)           any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

(b)           any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or any of its Subsidiaries or otherwise;

(c)           any taking, exchange, release or non-perfection of any Collateral or any other collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;

(d)           any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Guaranteed Obligations or any other Obligations of any Loan Party under the Loan Documents or any other assets of any Loan Party or any of its Subsidiaries;

XII-167

(e)           any change, restructuring or termination of the corporate structure or existence of any Loan Party or any of its Subsidiaries;

(f)           any failure of any Lender Party to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party now or hereafter known to such Lender Party (each Guarantor waiving any duty on the part of the Lender Parties to disclose such information);

(g)           the failure of any other Person to execute or deliver any Guaranty Supplement or any other guaranty or agreement or the release or reduction of liability of any Guarantor or other guarantor or surety with respect to the Guaranteed Obligations; or

(h)           to the fullest extent permitted by applicable Law, any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by any Lender Party that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety.

The Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Lender Party or any other Person upon the insolvency, bankruptcy or reorganization of either Borrower or any other Loan Party or otherwise, all as though such payment had not been made.

10.03.  Waivers and Acknowledgments.

(a)           Each Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and the Guaranty and any requirement that any Secured Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Loan Party or any other Person or any Collateral.

(b)           Each Guarantor hereby unconditionally and irrevocably waives any right to revoke its Obligations with respect to the Guaranty and acknowledges that such Obligations are continuing in nature and apply to all Guaranteed Obligations, whether existing now or in the future.

(c)           Each Guarantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by any Secured Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor or other rights of such Guarantor to proceed against any of the other Loan Parties, any other guarantor or any other Person or any Collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the Obligations of such Guarantor hereunder.

(d)           Each Guarantor acknowledges that the Collateral Agent may, without notice to or demand upon such Guarantor and without affecting the liability of such Guarantor under this Guaranty, foreclose under any mortgage by nonjudicial sale, subject to applicable Law, and each Guarantor hereby waives any defense to the recovery by the Collateral Agent and the other Secured Parties against such Guarantor of any deficiency after such nonjudicial sale and any defense or benefits that may be afforded by applicable Law.

XII-168

(e)           Each Guarantor hereby unconditionally and irrevocably waives any duty on the part of any Secured Party to disclose to such Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party or any of its Subsidiaries now or hereafter known by such Secured Party.

(f)           Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in Section 10.02 and this Section 10.03 are knowingly made in contemplation of such benefits.

Notwithstanding the generality of this Section 10.03, for the avoidance of doubt, each Guarantor incorporated under the laws of Jersey irrevocably waives and abandons any and all rights under the laws of Jersey:

(i)           whether by virtue of the droit de disivion or otherwise, to require that any liability under a Guaranty be divided or apportioned with any other person or reduced in any manner whatsoever;

(ii)          whether by virtue of the droit de discussion or otherwise, to require that recourse be had to the assets of any other person before any claim is enforced against such Guarantor incorporated under the laws of Jersey under a Guaranty.

10.04.  Subrogation.  Each Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against either Borrower, any other Loan Party or any other insider guarantor that arise from the existence, payment, performance or enforcement of such Guarantor’s Obligations under or in respect of the Guaranty or any Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Secured Party against either Borrower, any other Loan Party or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from either Borrower, any other Loan Party or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under the Guaranty shall have been paid in full in cash, the Commitments shall have expired or been terminated and the Letters of Credit and Secured Hedge Agreements shall have expired or been terminated; provided that each Guarantor may make any necessary filings solely to preserve its claims against the applicable Borrower, other Loan Party or other insider guarantor.  If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the later of (a) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under the Guaranty and (b) the date on which the Commitments shall have been terminated in whole, such amount shall be received and held in trust for the benefit of the Secured Parties, shall be segregated from other property and funds of such Guarantor and shall forthwith be paid or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under the Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under the Guaranty thereafter arising.  If (i) any Guarantor shall make payment to any Secured Party of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under the Guaranty shall have been paid in full in cash and (iii) the Commitments shall have been terminated in whole, the Secured Parties will, at such Guarantor’s request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment made by such Guarantor pursuant to this Guaranty.

XII-169

10.05.  Guaranty Supplements.  Upon the execution and delivery by any Person of a guaranty supplement in substantially the form of Exhibit I hereto (each, a “Guaranty Supplement”), (a) such Person shall be referred to as an “Additional Guarantor” and shall become and be a US Obligations Guarantor or a Foreign Obligations Guarantor, as the case may be, hereunder, and each reference in this Agreement or any other Loan Document to a “Guarantor,” a “US Obligations Guarantor” or a “Foreign Obligations Guarantor” shall also mean and be a reference to such Additional Guarantor and (b) each reference herein to “the Guaranty,” “hereunder,” “hereof” or words of like import referring to the Guaranty under this Article X, and each reference in any Loan Document to the “Guaranty,” “thereunder,” “thereof” or words of like import referring to the Guaranty, shall mean and be a reference to the Guaranty as supplemented by such Guaranty Supplement.

10.06.  Subordination.  Each Guarantor hereby subordinates any and all debts, liabilities and other Obligations owed to such Guarantor by each other Loan Party (the “Subordinated Obligations”) to the Guaranteed US Obligations or Guaranteed Foreign Obligations, as applicable, to the extent and in the manner hereinafter set forth in this Section 10.06:

(a)           Prohibited Payments, Etc.  Except during the continuance of a Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), each Guarantor may receive regularly scheduled payments from any other Loan Party on account of the Subordinated Obligations.  After the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), however, unless the Required Lenders otherwise agree, no Guarantor shall demand, accept or take any action to collect any payment on account of the Subordinated Obligations.

(b)           Prior Payment of Guaranteed Obligations.  In any proceeding under any Bankruptcy Law relating to any other Loan Party, each Guarantor agrees that the Secured Parties shall be entitled to receive payment in full in cash of all Guaranteed Obligations (including all interest and expenses accruing after the commencement of a proceeding under any Bankruptcy Law, whether or not constituting an allowed claim in such proceeding (“Post Petition Interest”)) before such Guarantor receives payment of any Subordinated Obligations.

XII-170

(c)           Turn-Over.  After the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), each Guarantor shall, if the Administrative Agent so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Lenders and deliver such payments to the Administrative Agent on account of the Guaranteed Obligations (including all Post Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Guaranty.

(d)           Administrative Agent Authorization.  After the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), the Administrative Agent is authorized and empowered (but without any obligation to so do), in its discretion, (i) in the name of each Guarantor, to collect and enforce, and to submit claims in respect of, Subordinated Obligations and to apply any amounts received thereon to the Guaranteed Obligations (including any and all Post Petition Interest), and (ii) to require each Guarantor (A) to collect and enforce, and to submit claims in respect of, Subordinated Obligations and (B) to pay any amounts received on such obligations to the Administrative Agent for application to the Guaranteed Obligations (including any and all Post Petition Interest).

10.07.  Continuing Guaranty; Assignments.  The Guaranty under this Article X is a continuing guaranty and shall (a) remain in full force and effect until the later of (i) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under the Guaranty and (ii) the date on which the Commitments shall have been terminated in whole.

10.08.  German Limitation Language.

(a)           The restrictions in this Section 10.08 shall apply to the Guaranty granted by a Foreign Guarantor incorporated under the laws of the Federal Republic of Germany as a limited liability company (“GmbH”) (a “German Guarantor”) to secure liabilities of its direct or indirect shareholder(s) (upstream) or an entity affiliated with such shareholder (verbundenes Unternehmen) within the meaning of section 15 of the German Stock Corporation Act (Aktiengesetz) (cross-stream) (excluding, for clarification purposes any direct or indirect Subsidiary of such Guarantor).

(b)           The restrictions in this Section 10.08 shall not apply to the extent the German Guarantor secures any Guaranteed Foreign Obligations in respect of (i) loans to the extent they are on-lent to the relevant German Guarantor or its Subsidiaries and such amount on-lent is not repaid or (ii)  bank guarantees, letters of credit or any other financial or monetary instrument issued for the benefit of any of the creditors of the German Guarantor or the German Guarantor’s Subsidiaries.

XII-171

(c)           Restrictions on Payment.

(i)           The parties to this Agreement agree that if payment under the Guaranty by a German Guarantor would cause the amount of such German Guarantor’s net assets, as calculated pursuant to subsection (d) of this Section 10.08, to fall below the amount of its registered share capital (Stammkapital) or increase an existing shortage of its registered share capital in each case in violation of section 30 of the German Limited Liability Companies Act (Gesetz betreffend die Gesellschaften mit beschränkter Haftung) (“GmbHG”), (such event is hereinafter referred to as a “Capital Impairment”), then the Secured Parties shall, subject to paragraphs (ii) to (iii) below, demand payment under the Guaranty from such German Guarantor only to the extent such Capital Impairment would not occur.

(ii)          If the relevant German Guarantor does not notify the Administrative Agent in writing (the “Management Notification”) within ten (10) Business Days after the Administrative Agent notified such German Guarantor of its intention to demand payment under the Guaranty that a Capital Impairment would occur (setting out in reasonable detail to what extent a Capital Impairment would occur, providing an up-to-date pro forma balance sheet and a statement if and to what extent a realization or other measures undertaken in accordance with the mitigation provisions set out in subsection (e) of this Section 10.08 would not prevent such Capital Impairment), then the restrictions set out in paragraph (i) above shall not apply.

(iii)         If the Administrative Agent disagrees with the Management Notification, the relevant German Guarantor shall instruct Auditors to prepare an Auditors’ Determination. If the relevant German Guarantor does not provide an Auditors’ Determination (as defined in subsection (f) of this Section 10.08) within twenty-five (25) Business Days from the date on which the Administrative Agent has notified the relevant German Guarantor of its objection against the Management Notification then the restrictions set out in paragraph (i) above shall not apply and the Administrative Agent shall not be obliged to assign or make available to the German Guarantor any net proceeds realized.

(d)           Net Assets.

The calculation of net assets (the “Net Assets”) shall be determined in accordance with the provisions of the German Commercial Code (Handelsgesetzbuch) (“HGB”) consistently applied by the German Guarantor in preparing its unconsolidated balance sheets (Jahresabschluss according to Section 42 GmbHG, Sections 242, 264 HGB) in the previous years, save that the following balance sheet items shall be adjusted as follows:

(i)           the amount of any increase in the registered share capital of the relevant German Guarantor which was carried out after the relevant German Guarantor became a party to this Agreement without the prior written consent of the Administrative Agent shall be deducted from the amount of the registered share capital of the relevant German Guarantor;

XII-172

(ii)          loans provided to the German Guarantor by the Parent or any of its Subsidiaries shall be disregarded, if and to the extent that such loans are subordinated or are considered subordinated by law or by contract at least to the rank pursuant to section 39 (1) Nr. 5 of the German Insolvency Code (Insolvenzordnung), provided the relevant German Guarantor is, as a consequence of payment under the Guaranty, entitled to a reimbursement claim against the relevant lender and is entitled to set-off such reimbursement claim against the relevant repayment claim under such loans;

(iii)         any funds borrowed by any Borrower under this Agreement which have been or are on-lent to the relevant German Guarantor or to any Subsidiary of such German Guarantor and have not yet been repaid at the time when payment under the Guaranty is demanded, shall be disregarded;

(iv)         loans or other contractual liabilities incurred by the relevant German Guarantor in breach of the Transaction Documents shall not be taken into account as liabilities.

(e)           Mitigation.

The relevant German Guarantor shall:

(i)           realize, to the extent legally permitted in a situation where it does not have sufficient Net Assets to maintain its registered share capital, any and all of its assets that are shown in the balance sheet with a book value (Buchwert) that is significantly lower than the market value of the assets; and

(ii)          take measures (including, without limitation, setting-off claims or dissolution of hidden reserves) to increase the amount of Net Assets to the extent that the relevant German Guarantor is legally permitted to do so and provided that it is commercially justifiable to take such measures.

(f)           Auditors’ Determination.

(i)           If the relevant German Guarantor claims that a Capital Impairment would occur on payment under this Guaranty, the German Guarantor may (at its own cost and expense) arrange for the preparation of a balance sheet as of the date on which the payment under this Guaranty is sought (Stichtagsbilanz) by a firm of recognized auditors (the “Auditors”) in order to have such Auditors determine whether (and if so, to what extent) any payment under this Guaranty would cause a Capital Impairment (the “Auditors’ Determination”) and whether (and if so, to what extent) a realization or other measures undertaken in accordance with the mitigation provisions set out in subsection (e) of this Section 10.08 would not prevent such Capital Impairment).

(ii)          The Auditors’ Determination shall be prepared, taking into account the adjustments set out in subsection (d) of this Section 10.08 above, by applying the generally accepted accounting principles applicable from time to time in the Federal Republic of Germany (Grundsätze ordnungsmäßiger Buchführung) based on the same principles and evaluation methods as constantly applied by the relevant German Guarantor in the preparation of its financial statements, in particular in the preparation of its most recent annual balance sheet, and taking into consideration applicable court rulings of German courts. Subject to subsection (h) of this Section 10.08, such Auditors’ Determination shall be binding on the relevant German Guarantor and the Administrative Agent except in case of manifest error.

XII-173

(iii)         Even if the relevant German Guarantor arranges for the preparation of an Auditors’ Determination, the relevant German Guarantor’s obligations under the mitigation provisions set out in subsection (e) of this Section 10.08 shall continue to exist.

(g)           Improvement of Financial Condition.

If, after it has been provided with an Auditors’ Determination which prevented it from demanding any or only partial payment under this Guaranty, the Administrative Agent ascertains in good faith that the financial condition of the relevant German Guarantor as set out in the Auditors’ Determination has substantially improved (in particular, if the relevant German Guarantor has taken any action in accordance with the mitigation provisions set out in subsection (e) of this Section 10.08), the Administrative Agent may, at the relevant German Guarantor’s cost and expense, arrange for the preparation of an updated balance sheet of the relevant German Guarantor by applying the same principles that were used for the preparation of the Auditors’ Determination by the Auditors who prepared the Auditors’ Determination pursuant to subsection (f)(i) of this Section 10.08 in order for such Auditors to determine whether (and, if so, to what extent) the Capital Impairment has been cured as a result of the improvement of the financial condition of the relevant German Guarantor. The Secured Parties may demand payment under this Guaranty to the extent that the Auditors determine that the Capital Impairment has been cured.

(h)           No waiver.

Nothing in this Section 10.08 shall limit the enforceability (other than as specifically set out herein), legality or validity of this Guaranty or prevent the Secured Parties from claiming in court that the provision of this Guaranty and/or making payments under this Guaranty by the relevant German Guarantor does not fall within the scope of section 30  GmbHG. The Secured Parties’ rights to any remedies they may have against the relevant German Guarantor shall not be limited if, due to a change of law or final binding decision of the German Federal Supreme Court (Budesgerichtshof), the provision of this Guaranty and/or making payments under this Guaranty by the relevant German Guarantor does not fall within the scope of section 30 GmbHG. The agreement of the Administrative Agent to abstain from demanding any or part of the payment under this Guaranty in accordance with the provisions above shall not constitute a waiver (Verzicht) of any right granted under this Agreement or any other Loan Document to the Administrative Agent or any Secured Party.

(i)           GmbH & Co KG.

In the case of a limited partnership with a limited liability company as its general partner (GmbH & Co. KG) payment under the Guaranty may be demanded up to an amount which does not cause such Foreign Guarantor to be over-indebted. For any further demand under the Guaranty against such Foreign Guarantor the aforementioned provisions shall apply mutatis mutandis and all references to net assets shall be construed as a reference to the net assets of the general partner of such Foreign Guarantor.

XII-174

(j)           AG.

(i)           The parties to this Agreement agree that the Secured Parties shall not, subject to paragraph (ii) below, demand payment under the Guaranty from a Foreign Guarantor incorporated under the laws of the Federal Republic of Germany as a stock corporation (“AG”) (a “German AG Guarantor”) to the extent the Guaranty secures liabilities of its direct or indirect shareholder(s) (upstream) or an entity affiliated with such shareholder (verbundenes Unternehmen) within the meaning of section 15 of the German Stock Corporation Act (Aktiengesetz) (“AktG”) (cross-stream) (excluding, for clarification purposes any direct or indirect Subsidiary of such Guarantor).

(ii)           The restrictions in this Section 10.08 (j) shall not apply to the extent that the Guaranty granted by that German AG Guarantor (i) does not violate section 57 or section 71a AktG or (ii) secures Guaranteed Foreign Obligations in respect of (A) loans to the extent they are on-lent to the relevant German AG Guarantor or its Subsidiaries and such amount on-lent is not repaid or (B) bank guarantees, letters of credit or any other financial or monetary instrument issued for the benefit of any of the creditors of the German AG Guarantor or the German AG Guarantor’s Subsidiaries.

10.09.  OVERRIDING LIMITATION ON FOREIGN PAYMENTS, GUARANTEES AND PLEDGES.  NOTWITHSTANDING ANY PROVISION OF ANY LOAN DOCUMENT TO THE CONTRARY (INCLUDING ANY PROVISION THAT PROVIDES IT IS TO APPLY NOTWITHSTANDING CONTRARY PROVISIONS), (I) NO MORE THAN 65 PERCENT OF EQUITY INTERESTS REPRESENTING THE TOTAL COMBINED VOTING POWER OF ALL CLASSES OF EQUITY INTERESTS ENTITLED TO VOTE IN OR OF ANY FIRST-TIER FOREIGN SUBSIDIARY (AND NO EQUITY INTEREST IN ANY OTHER FOREIGN SUBSIDIARY THAT IS, DIRECTLY OR INDIRECTLY, A SUBSIDIARY OF A FIRST-TIER FOREIGN SUBSIDIARY) SHALL BE PLEDGED OR SIMILARLY HYPOTHECATED TO GUARANTEE OR SUPPORT ANY GUARANTEED US OBLIGATIONS, (II) IN NO EVENT SHALL A PLEDGE OR HYPOTHECATION OF EQUITY INTERESTS IN ANY US OWNED DRE TO GUARANTEE OR SUPPORT ANY GUARANTEED US OBLIGATIONS, BE DEEMED TO GRANT A LENDER ANY PLEDGE OR HYPOTHECATION OF MORE THAN 65 PERCENT OF THE EQUITY INTERESTS IN ANY FOREIGN SUBSIDIARY HELD BY SUCH US OWNED DRE, (III) NO FOREIGN SUBSIDIARY SHALL GUARANTEE OR SUPPORT ANY GUARANTEED US OBLIGATIONS (DIRECTLY OR INDIRECTLY) AND (IV) NO SECURITY OR SIMILAR INTEREST SHALL BE GRANTED (DIRECTLY OR INDIRECTLY) IN THE ASSETS OF ANY FOREIGN SUBSIDIARY, WHICH SECURITY OR SIMILAR INTEREST GUARANTEES OR SUPPORTS ANY GUARANTEED US OBLIGATIONS. THE PARTIES AGREE THAT IF A PLEDGE, GUARANTY OR SECURITY OR SIMILAR INTEREST MADE OR GRANTED BY A FOREIGN SUBSIDIARY IN CONTRAVENTION OF THIS PARAGRAPH SHALL BE DEEMED MODIFIED SUCH THAT IT IS SUBJECT TO, AND LIMITED BY, THIS SECTION 10.09.

XII-175

ARTICLE XI
MISCELLANEOUS

11.01.  Amendments, Etc.   No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrowers or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and, except for Article XII, the Borrowers or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a)           waive any condition set forth in Section 4.01, Section 4.02, Section 4.03 or Section 4.04, or, in the case of the initial Credit Extension, Section 4.02, Section 4.03 or Section 4.04, without the written consent of each Lender;

(b)           extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

(c)           postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under such other Loan Document without the written consent of each Lender entitled to such payment;

(d)           reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 11.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to such amount; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of the Borrowers to pay interest or Letter of Credit Fees at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;

(e)           change Section 2.13 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly and adversely affected thereby or the order of application of any reduction in the Commitments or any prepayment of Loans among the Facilities from the application thereof set forth in the applicable provisions of Section 2.05, respectively, in any manner that materially and adversely affects the Lenders under a Facility without the written consent of (i) if such Facility is the Term A-1 Facility, the Required Term A-1 Lenders, (ii) if such Facility is the Term A-2 Facility, the Required Term A-2 Lenders, (iii) if such Facility is the Term B Facility, the Required Term B Lenders, (iv) if such Facility is the US Dollar Revolving Credit Facility, the Required US Dollar Revolving Lenders and (v) if such Facility is the Multicurrency Revolving Credit Facility, the Required Multicurrency Revolving Lenders;

XII-176

(f)           amend Section 1.06 without the written consent of each Lender;

(g)           change (i) any provision of this Section 11.01 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder (other than the definitions specified in clause (ii) of this Section 11.01(g)), without the written consent of each Lender or (ii) the definition of “Required Multicurrency Revolving Lenders”, “Required US Dollar Revolving Lenders”, “Required Term A-1 Lenders”, “Required Term A-2 Lenders” or ‘Required Term B Lenders” without the written consent of each Lender under the applicable Facility;

(h)           release all or substantially all of the Collateral in any transaction or series of related transactions, except to the extent such transaction is expressly permitted hereunder, without the written consent of each Lender; or

(i)           release all or substantially all of the value of the Guaranty, without the written consent of each Lender, except to the extent the release of any Subsidiary from the Guaranty is permitted pursuant to Section 9.10 (in which case such release may be made by the Administrative Agent acting alone);

(j)           impose any greater restriction on the ability of any Lender under a Facility to assign any of its rights or obligations hereunder without the written consent of (i) if such Facility is the Term A-1 Facility, the Required Term A-1 Lenders, (ii) if such Facility is the Term A-2 Facility, the Required Term A-2 Lenders, (iii) if such Facility is the Term B Facility, the Required Term B Lenders, (iv) if such Facility is the Multicurrency Revolving Credit Facility, the Required Multicurrency Revolving Lenders and (v) if such Facility is the US Dollar Revolving Credit Facility, the Required US Dollar Revolving Lenders;

and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

XII-177

If any Lender does not consent to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of each Lender and that has been approved by the Required Lenders, the Borrowers may replace such non-consenting Lender in accordance with Section 11.13; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Borrowers to be made pursuant to this paragraph).

Notwithstanding anything to the contrary contained in this Section 11.01, (x) Collateral Documents and related documents executed by Subsidiaries in connection with this Agreement may be in a form reasonably determined by the Administrative Agent or the Collateral Agent, as applicable and may be amended, supplemented and waived with the consent of the Administrative Agent or the Collateral Agent, as applicable and the Borrower without the need to obtain the consent of any other Person if such amendment, supplement or waiver is delivered in order (i) to comply with local Law or the advice of local counsel, (ii) to cure ambiguities, omissions, mistakes or defects or (iii) to cause such Collateral Document or other document to be consistent with this Agreement and the other Loan Documents and (y) if following the Effective Date, the Administrative Agent and any Loan Party shall have jointly identified an ambiguity, inconsistency, obvious error or any error or omission of a technical or immaterial nature, in each case, in any provision of the Loan Documents (other than the Collateral Documents), then the Administrative Agent and the Loan Parties shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Documents if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof.

Notwithstanding anything to the contrary in this Section 11.01, amendments or waivers of any provision of Article XII of the Credit Agreement shall be effective upon written consent of the Required Lenders and such amendments or waivers shall not require the consent of any other party hereto, including for the avoidance of doubt, the Loan Parties.

Notwithstanding anything to the contrary contained in this Section 11.01, the Borrowers and the Administrative Agent may enter into amendments to this Agreement and the other Loan Documents in accordance with the provisions of Section 2.18(c).

11.02.  Notices; Effectiveness; Electronic Communications.  (a)  Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)           if to the Guarantors, the Borrowers, the Administrative Agent, the L/C Issuer or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 11.02; and

(ii)          if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

XII-178

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).  Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

(b)           Electronic Communications.  Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent or either Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)           The Platform.  THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.”  THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Guarantors, the Borrowers, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall the Agent Party have any liability to the Guarantors, the Borrowers, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

XII-179

(d)           Change of Address, Etc.  Each of the Guarantors, the Borrowers, the Administrative Agent, the L/C Issuer and the Swing Line Lender may change its address (including its electronic-mail address), telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto.  Each other Lender may change its address (including its electronic-mail address), telecopier or telephone number for notices and other communications hereunder by notice to the Borrowers, the Administrative Agent, the L/C Issuer and the Swing Line Lender.  In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.  Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the platform and that may contain material non-public information with respect to the Borrowers or its securities for purposes of United States federal or state securities laws.

(e)           Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) believed by it in good faith to be given by or on behalf of the Borrowers even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  Each Borrower shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice believed by it in good faith to be given by or on behalf of such Borrower.  All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

11.03.  No Waiver; Cumulative Remedies; Enforcement.  No failure by any Lender, the L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

XII-180

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuer; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Bankruptcy Law; and provided, further, that, if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

11.04.  Expenses; Indemnity; Damage Waiver.  (a)  Costs and Expenses.  The US Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Agents and their respective Affiliates (including the reasonable fees, charges and disbursements of counsel for the Agents), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by any Agent, any Lender, the Swing Line Lender or the L/C Issuer (including the reasonable fees, charges and disbursements of any counsel for any Agent, any Lender, the Swing Line Lender or the L/C Issuer), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

XII-181

(b)           Indemnification by the Borrowers.  Subject to Section 10.09, each of the Borrowers shall indemnify each Agent (and any sub-agent thereof), each Lender, the Swing Line Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any third party or by such Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Agents (and any sub-agent thereof) and their respective Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by such Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to such Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by such Borrower or any other Loan Party or any of such Borrower’s or such Loan Party’s directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee (or the gross negligence or willful misconduct of its officers, directors, employees, agents, advisors or other representatives) or (y) result from a claim brought by such Borrower or any other Loan Party against such Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.  Anything contained herein to the contrary notwithstanding, (1) the liability of the European Borrower under this Section 11.04(b) shall be subject to Section 2.07(f), and (2) the European Borrower shall have no liability under this Section 11.04(b) solely as a result of acts or omissions of or property or assets (other than interests in Foreign Subsidiaries) owned or operated by Parent or the US Subsidiaries.

(c)           Reimbursement by Lenders.  To the extent that either of the Borrowers for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Agents (or any sub-agent thereof), the L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Agents (or any such sub-agent), the L/C Issuer or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agents (or any such sub-agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Agents (or any such sub-agent) or L/C Issuer in connection with such capacity.  The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

(d)           Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable Law, neither Borrower shall assert, and each Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof.  No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee (or the gross negligence or willful misconduct of its officers, directors, employees, agents, advisors or other representatives) as determined by a final and nonappealable judgment of a court of competent jurisdiction.

XII-182

(e)           Payments.  All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f)           Survival.  The agreements in this Section shall survive the resignation of the Agents, the L/C Issuer and the Swing Line Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

11.05.  Payments Set Aside.  To the extent that any payment by or on behalf of the Borrowers is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Bankruptcy Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment.  The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

11.06.  Successors and Assigns.  (a)  Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 11.06(b), (ii) by way of participation in accordance with the provisions of Section 11.06(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.06(f) (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

XII-183

(b)           Assignments by Lenders.  Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans (including for purposes of this Section 11.06(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)           Minimum Amounts.

(A)           in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility and the Loans at the time owing to it under such Facility or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)           in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than (x) in the case of Term B Loans, $1,000,000 and (y) in the case of any Revolving Credit Facility, Term A-1 Loans and Term A-2 Loans, $5,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, Parent otherwise consents (such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

(ii)          Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not (A) apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans or (B) prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis;

(iii)         Required Consents.  No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

XII-184

(A)           the consent of Parent (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that Parent shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received written notice thereof;

(B)           the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (1) any Multicurrency RCF Commitment or US Dollar RCF Commitment if such assignment is to a Person that is not a Lender with a Multicurrency RCF Commitment or US Dollar RCF Commitment, as the case may be, (2) any Term Commitment if such assignment is to a Person that is not a Lender with a Commitment in respect of the applicable Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (3) any Term Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund;

(C)           the consent of the L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and

(D)           the consent of the Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the Multicurrency Revolving Credit Facility and the US Dollar Revolving Credit Facility.

(iv)         Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.  The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)         No Assignment to Certain Persons.  No such assignment shall be made to (A) the Borrowers or any of the Borrowers’ Affiliates or Subsidiaries other than in accordance with Section 2.17 or (B) to a Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural person.

XII-185

(vi)         Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrowers and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment.  Upon request, the applicable Borrower, at its expense, shall execute and deliver a Note to the assignee Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.06(d).

(c)           Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of (and stated interest on) the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Borrowers, at any reasonable time and from time to time upon reasonable prior notice.

XII-186

(d)           Participations.  Any Lender may, at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any Person (other than a natural person, a Defaulting Lender or the Borrowers or any of the Borrowers’ Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 that affects such Participant.  Subject to subsection (e) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations therein, including the requirements under Section 3.01(e) (it being understood that the documentation required under Section 3.01(e) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.06(b).  To the extent permitted by applicable Law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as an agent of the applicable Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the US Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)           Limitations upon Participant Rights.  A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation..

(f)           Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

XII-187

(g)           Resignation as L/C Issuer or Swing Line Lender after Assignment.  Notwithstanding anything to the contrary contained herein, if at any time Deutsche Bank assigns all of its Multicurrency RCF Commitment, US Dollar RCF Commitment and Revolving Credit Loans pursuant to Section 11.06(b), Deutsche Bank may, (i) upon 30 days’ notice to the Borrowers and the Lenders, resign as L/C Issuer and/or (ii) upon 30 days’ notice to the Borrowers, resign as Swing Line Lender.  In the event of any such resignation as L/C Issuer or Swing Line Lender, the Borrowers shall be entitled to appoint, from among the Lenders, a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Borrowers to appoint any such successor shall affect the resignation of Deutsche Bank as L/C Issuer or Swing Line Lender, as the case may be.  If Deutsche Bank resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)).  If Deutsche Bank resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c).  Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Deutsche Bank to effectively assume the obligations of Deutsche Bank with respect to such Letters of Credit.

(h)           Consent to Assignment or Transfer.  Without prejudice to any other provisions of this Section 11.06, each Loan Party hereby expressly consents to each assignment and transfer of rights or obligations made in accordance with this Section 11.06.  Each Loan Party also accepts and confirms, for the purposes of Sections 401, 412 and 1250 para. 1(1) of the German Civil Code (BGB) that all guarantees, indemnities and security granted by it under any Collateral Document governed by German law will, notwithstanding any such assignment and transfer, continue and be preserved for the benefit of the new Lender and each of the other Secured Parties in accordance with the terms of the Collateral Documents governed by German law.

(i)           Assignment.  Notwithstanding anything to the contrary in this Section 11.06 or in this Agreement, on or prior to the Closing Date, a Lender shall not be permitted to assign all or a portion of its rights and obligations under this Agreement unless such assignment is (x) made to a Qualified Assignee or (y) made on the Closing Date to an otherwise permitted assignee who concurrently with such assignment funds its respective portion of all Loans borrowed on the Closing Date.

XII-188

11.07.  Treatment of Certain Information; Confidentiality .  Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below) in accordance with customary bank practices, except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.14(c) or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrowers and their obligations, (g) with the consent of the Borrowers or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrowers.

For purposes of this Section, “Information” means all information received from any Loan Party or any Subsidiary thereof relating to any Loan Party or any Subsidiary thereof or their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by any Loan Party or any Subsidiary thereof; provided that, in the case of information received from a Loan Party or any such Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders and the L/C Issuer acknowledges that (a) the Information may include material non-public information concerning the Borrowers or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States federal and state securities Laws.

XII-189

11.08.  Right of Setoff .  If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of either Borrower or any other Loan Party against any and all of the obligations of such Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer, irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or the L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff (a) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.16 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders and (b) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have.  Each Lender and the L/C Issuer agrees to notify the applicable Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.  Notwithstanding the foregoing, no deposits from, or obligations of, a Foreign Loan Party may be set off against Obligations of the US Borrower.

11.09.  Interest Rate Limitation.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”).  If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrowers.  In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

11.10.  Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

XII-190

11.11.  Survival of Representations and Warranties .  All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

11.12.  Severability.  If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  Without limiting the foregoing provisions of this Section 11.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

11.13.  Replacement of Lenders.  If any Lender requests compensation under Section 3.04, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender is a Defaulting Lender or if any other circumstance exists hereunder that gives the Borrowers the right to replace a Lender as a party hereto, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(a)           the US Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 11.06(b);

(b)           such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);

(c)           in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

(d)           such assignment does not conflict with applicable Laws.

XII-191

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

11.14.  Governing Law; Jurisdiction; Etc.  (a)  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)           SUBMISSION TO JURISDICTION.  THE BORROWERS AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK OR FEDERAL COURT OF THE UNITED STATES SITTING IN NEW YORK CITY, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWERS OR ANY OTHER LOAN PARTY OR ITS RESPECTIVE PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)           WAIVER OF VENUE.  THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)           SERVICE OF PROCESS.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

XII-192

(e)           FOREIGN PROCESS AGENT. EACH FOREIGN LOAN PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY APPOINTS CORPORATION SERVICE COMPANY, WITH AN OFFICE ON THE DATE HEREOF AT CENTERVILLE ROAD, SUITE 400, WILMINGTON, DELAWARE 19808, AND ITS SUCCESSORS HEREUNDER (THE “PROCESS AGENT”), AS ITS AGENT TO RECEIVE ON BEHALF OF EACH SUCH FOREIGN LOAN PARTY AND ITS PROPERTY ALL WRITS, CLAIMS, PROCESS, AND SUMMONSES IN ANY ACTION OR PROCEEDING BROUGHT AGAINST IT IN THE STATE OF NEW YORK.  SUCH SERVICE MAY BE MADE BY MAILING OR DELIVERING A COPY OF SUCH PROCESS TO THE RESPECTIVE FOREIGN LOAN PARTY IN CARE OF THE PROCESS AGENT AT THE ADDRESS SPECIFIED ABOVE FOR THE PROCESS AGENT, AND SUCH FOREIGN LOAN PARTY IRREVOCABLY AUTHORIZES AND DIRECTS THE PROCESS AGENT TO ACCEPT SUCH SERVICE ON ITS BEHALF.  FAILURE BY THE PROCESS AGENT TO GIVE NOTICE TO THE RESPECTIVE FOREIGN LOAN PARTY, OR FAILURE OF THE RESPECTIVE FOREIGN LOAN PARTY, TO RECEIVE NOTICE OF SUCH SERVICE OF PROCESS SHALL NOT IMPAIR OR AFFECT THE VALIDITY OF SUCH SERVICE ON THE PROCESS AGENT OR ANY SUCH FOREIGN LOAN PARTY, OR OF ANY JUDGMENT BASED THEREON.  EACH FOREIGN LOAN PARTY COVENANTS AND AGREES THAT IT SHALL TAKE ANY AND ALL REASONABLE ACTION, INCLUDING THE EXECUTION AND FILING OF ANY AND ALL DOCUMENTS, THAT MAY BE NECESSARY TO CONTINUE THE DESIGNATION OF THE PROCESS AGENT ABOVE IN FULL FORCE AND EFFECT, AND TO CAUSE THE PROCESS AGENT TO ACT AS SUCH.  EACH FOREIGN LOAN PARTY HERETO FURTHER COVENANTS AND AGREES TO MAINTAIN AT ALL TIMES AN AGENT WITH OFFICES IN NEW YORK CITY TO ACT AS ITS PROCESS AGENT.  NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY TO SERVE ANY SUCH WRITS, PROCESS OR SUMMONSES IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

11.15.  WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

XII-193

11.16   No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Borrowers and each Guarantor acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a) (i) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Arrangers are arm’s-length commercial transactions between the Borrowers, the Guarantors and their respective Affiliates, on the one hand, and the Administrative Agent and the Arrangers on the other hand, (ii) each of the Borrowers and each Guarantor has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) each of the Borrowers and each Guarantor is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b) (i) the Administrative Agent, and each of the Arrangers, is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrowers, the Guarantors or any of their respective Affiliates, or any other Person and (ii) neither the Administrative Agent nor the Arrangers has any obligation to the Borrowers, the Guarantors or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) the Administrative Agent and the Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers, the Guarantors and their respective Affiliates, and neither the Administrative Agent nor the Arrangers has any obligation to disclose any of such interests to the Borrowers, Guarantors or any of their respective Affiliates.  To the fullest extent permitted by law, each of the Borrowers and each Guarantor hereby waives and releases any claims that it may have against the Administrative Agent and the Arrangers with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

11.17.  Electronic Execution of Assignments and Certain Other Documents.  The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

11.18.  USA PATRIOT Act .  Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (as amended from time to time, the “Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Act.  The Borrowers shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” an anti-money laundering rules and regulations, including the Act.

XII-194

11.19.  Judgment Currency.  If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given.  The obligation of each Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency.  If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from any Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss.  If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under applicable Law).

ARTICLE XII
LENDER LOSS SHARING INTERCREDITOR AGREEMENT

The provisions of this Article XII are established solely for the purposes of allocating risks between and among Lenders in relation to the Term Loans, Multicurrency RCF Commitments and US Dollar RCF Commitments, and in effecting the allocations and exchanges to give effect to the provisions hereof, the intention is not to increase any obligations of any Borrower or Guarantor.

12.01.  Definitions .  As used in this Section 12, the following terms shall have the following meanings:

(a)           Applicable Aggregate Percentage: means, in respect of the Facilities, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Facilities represented by such Lender’s outstanding Term Loans, Multicurrency RCF Commitments and US Dollar RCF Commitments; provided that (i) if the Multicurrency RCF Commitments of each Multicurrency RCF Lender have been terminated or have expired, then for purposes of calculating the Applicable Aggregate Percentage, such Lender’s Multicurrency RCF Commitments shall be determined based on the Multicurrency Revolving Credit Facility most recently in effect, giving effect to any subsequent assignments and (ii) if the US Dollar RCF Commitments of each US Dollar RCF Lender have been terminated or have expired, then for purposes of calculating the Applicable Aggregate Percentage, such Lender’s US Dollar RCF Commitments shall be determined based on the US Dollar Revolving Credit Facility most recently in effect, giving effect to any subsequent assignments.

XII-195

(b)           CAM:  the mechanism for the allocation and exchange of interests in the Loans, participations in Letters of Credit and collections thereunder established under Section 12.02.

(c)           CAM Exchange:  the exchange of the Term A-1 Lenders’, Term A-2 Lenders’, Term B Lenders’, Multicurrency RCF Lenders’ and US Dollar RCF Lenders’ interests provided for in Section 12.02.

(d)           CAM Exchange Date:  the first date after the Closing Date on which there shall occur (i) any event described in Section 8.01(f) with respect to any Borrower, (ii) an acceleration of Loans pursuant to Section 8.02(b) and the termination of the commitments pursuant to Section 8.02(a) or (iii) the failure by any Borrower to repay any amounts due under any Loans under any Facility on the Maturity Date of such Facility.

(e)           CAM Percentage:  as to each Lender, such Applicable Aggregate Percentage of the Facilities, immediately prior to the CAM Exchange Date and the termination of the commitments pursuant to Section 8.02(a).

(f)           Designated Obligations:  all Obligations of the Borrowers with respect to (i) principal and interest under the Loans, (ii) unreimbursed drawings, payments and disbursements under Letters of Credit and interest thereon and (iii) all fees due and payable under the Agreement and interest thereon.

12.02.  CAM Exchange.  (a)  On the CAM Exchange Date:

(i)           first, each Multicurrency RCF Lender shall fund its participation in any outstanding Multicurrency RCF Swing Line Loans in accordance with Section 2.04;

(ii)          second, each US Dollar RCF Lender shall fund its participation in any outstanding US Dollar RCF Swing Line Loans in accordance with Section 2.04;

(iii)         third, each Multicurrency RCF Lender shall fund its full participation in any unreimbursed drawings, payments and disbursements under any Multicurrency RCF Letters of Credit in accordance with Section 2.03;

(iv)         fourth, each US Dollar RCF Lender shall fund its full participation in any unreimbursed drawings, payments and disbursements under any US Dollar RCF Letters of Credit in accordance with Section 2.03;

(v)         fifth, the Lenders shall purchase, at the Dollar Equivalent of par, interests in the Designated Obligations under each Facility (and shall make payments in Dollars to the Administrative Agent for reallocation to other Lenders to the extent necessary to give effect to such purchases) such that, in lieu of the interests of each Lender in the Designated Obligations under the Term A-1 Facility, Term A-2 Facility, Term B Facility, Multicurrency Revolving Credit Facility and US Dollar Revolving Credit Facility in which it shall participate immediately prior to the CAM Exchange Date, such Lender shall own an interest equal to such Lender’s CAM Percentage in each component of the Designated Obligations immediately following the CAM Exchange.

XII-196

(b)           Each Lender and each Person acquiring a participation from any Lender as contemplated by Section 11.06 hereby consents and agrees to the CAM Exchange.

(c)           As a result of the CAM Exchange, from and after the CAM Exchange Date, each payment received by the Administrative Agent pursuant to any Loan Document in respect of any of the Designated Obligations shall be distributed to Lenders, pro rata in accordance with their respective CAM Percentages.

(d)           In the event that on or after the CAM Exchange Date, the aggregate amount of the Designated Obligations shall change as a result of the making of a disbursement under a Letter of Credit by an L/C Issuer that is not reimbursed by the applicable Borrowers, then each Lender shall promptly reimburse such L/C Issuer for its CAM Percentage of such unreimbursed payment.

(e)           In the event that on or after the CAM Exchange Date, the aggregate amount of the Designated Obligations shall change as a result of the making of a disbursement under a Letter of Credit by an L/C Issuer that is not reimbursed by the applicable Borrowers, then each Lender shall promptly reimburse such L/C Issuer for its CAM Percentage of such unreimbursed payment

12.03.  Miscellaneous .  Notwithstanding any other provision of this Section 12, the Administrative Agent and each Lender agree that if the Administrative Agent or a Lender is required under applicable law to withhold or deduct any Taxes or other amounts from payments made by it hereunder or as a result hereof to the Administrative Agent or any Lender, such Person shall be entitled to withhold or deduct such amounts and pay over such Taxes or other amounts to the applicable Governmental Authority imposing such Tax without any obligation to indemnify the Administrative Agent or any Lender with respect to such amounts and without any other obligation of gross up or offset with respect thereto and there shall be no recourse whatsoever by Agent or any Lender subject to such withholding to the Administrative Agent or any other Lender making such withholding and paying over such amounts, but without diminution of the rights of the Administrative Agent or such Lender subject to such withholding as against Borrowers and the other Loan Parties to the extent (if any) provided in this Agreement and the other Loan Documents.  Any amounts so withheld or deducted shall be treated as, for the purpose of this Section 12, having been paid to the Administrative Agent or such Lender with respect to which such withholding or deduction was made.

XII-197

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

COLFAX CORPORATION,
as US BORROWER, PARENT and A FOREIGN
OBLIGATIONS GUARANTOR

By:	/s/ C. Scott Brannan
Name:	C. Scott Brannan
Title:	Senior Vice President, Chief Financial
Officer and Treasurer

CLFX LLC, as a US OBLIGATIONS GUARANTOR and A FOREIGN OBLIGATIONS GUARANTOR

By:	/s/ C. Scott Brannan
Name:	C. Scott Brannan
Title:	Senior Vice President, Chief Financial
Officer and Treasurer

IMO INDUSTRIES INC., as a US OBLIGATIONS GUARANTOR and A FOREIGN OBLIGATIONS GUARANTOR

By:	/s/ C. Scott Brannan
Name:	C. Scott Brannan
Title:	Senior Vice President, Chief Financial
Officer and Treasurer

WARREN PUMPS LLC, as a US OBLIGATIONS GUARANTOR and A FOREIGN OBLIGATIONS GUARANTOR

By:	/s/ C. Scott Brannan
Name:	C. Scott Brannan
Title:	Senior Vice President, Chief Financial
Officer and Treasurer

XII-S-1

CONSTELLATION PUMPS CORPORATION, as
a US OBLIGATIONS GUARANTOR and A
FOREIGN OBLIGATIONS GUARANTOR

By:	/s/ C. Scott Brannan
Name:	C. Scott Brannan
Title:	Senior Vice President, Chief Financial
Officer and Treasurer

IMO HOLDINGS, INC., as a US OBLIGATIONS
GUARANTOR and A FOREIGN OBLIGATIONS
GUARANTOR

By:	/s/ C. Scott Brannan
Name:	C. Scott Brannan
Title:	Senior Vice President, Chief Financial
Officer and Treasurer

LUBRICATION SYSTEMS COMPANY OF
TEXAS LLC, as a US OBLIGATIONS
GUARANTOR and A FOREIGN OBLIGATIONS
GUARANTOR

By:	/s/ C. Scott Brannan
Name:	C. Scott Brannan
Title:	Senior Vice President, Chief Financial
Officer and Treasurer

FAIRMOUNT AUTOMATION, INC., as a US
OBLIGATIONS GUARANTOR and A FOREIGN
OBLIGATIONS GUARANTOR

By:	/s/ C. Scott Brannan
Name:	C. Scott Brannan
Title:	Senior Vice President, Chief Financial
Officer and Treasurer

CLFX SUB HOLDING LLC, as a US
OBLIGATIONS GUARANTOR and A FOREIGN
OBLIGATIONS GUARANTOR

XII-S-2

By:	/s/ C. Scott Brannan
Name:	C. Scott Brannan
Title:	Senior Vice President, Chief Financial
Officer and Treasurer

PORTLAND VALVE LLC, as a US
OBLIGATIONS GUARANTOR and A FOREIGN
OBLIGATIONS GUARANTOR

By:	/s/ C. Scott Brannan
Name:	C. Scott Brannan
Title:	Senior Vice President, Chief Financial
Officer and Treasurer

XII-S-3

COLFAX UK HOLDINGS LTD,
as EUROPEAN BORROWER

By:	/s/ C. Scott Brannan
Name:	C. Scott Brannan
Title:	Senior Vice President, Chief Financial
Officer and Treasurer

COLFAX UK FINANCE LTD, as A FOREIGN
OBLIGATIONS GUARANTOR

By:	/s/ C. Scott Brannan
Name:	C. Scott Brannan
Title:	Senior Vice President, Chief Financial
Officer and Treasurer

BARIC HOLDINGS LIMITED, as A FOREIGN
OBLIGATIONS GUARANTOR

By:	/s/ C. Scott Brannan
Name:	C. Scott Brannan
Title:	Senior Vice President, Chief Financial
Officer and Treasurer

BARIC SYSTEMS LIMITED, as A FOREIGN
OBLIGATIONS GUARANTOR

By:	/s/ C. Scott Brannan
Name:	C. Scott Brannan
Title:	Senior Vice President, Chief Financial
Officer and Treasurer

XII-S-4

DEUTSCHE BANK AG NEW YORK BRANCH,
as ADMINISTRATIVE AGENT, COLLATERAL
AGENT, LENDER, L/C ISSUER AND SWING
LINE LENDER

By:	/s/ Carin Keegan
Name:	Carin Keegan
Title:	Director

By:	/s/ Marguerite Sutton
Name:	Marguerite Sutton
Title:	Director

HSBC BANK USA, N.A.,
as LENDER

By:	/s/ Kieth Malas
Name:	Kieth Malas
Title:	Co-Head of Leveraged & Acquisition
Finance, Americas

XII-S-5

SCHEDULE II

MANDATORY COST FORMULAE

1.
The Mandatory Cost (to the extent applicable) is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2.
On the first day of each Interest Period (or as soon as possible thereafter) the Administrative Agent shall calculate, as a percentage rate, a rate (the “Additional Cost Rate”) for each Lender, in accordance with the paragraphs set forth below.  The Mandatory Cost will be calculated by the Administrative Agent as a weighted average of the Lenders’ Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum.  The Administrative Agent will, at the request of the Borrowers or any Lender, deliver to the Borrowers or such Lender as the case may be, a statement setting forth the calculation of any Mandatory Cost.

3.
The Additional Cost Rate for any Lender lending from a Lending Office in a Participating Member State will be the percentage notified by that Lender to the Administrative Agent.  This percentage will be certified by such Lender in its notice to the Administrative Agent to be its reasonable determination of the cost (expressed as a percentage of such Lender’s participation in all Loans made from such Lending Office) of complying with the minimum reserve requirements of the European Central Bank in respect of Loans made from that Lending Office.

4.	The Additional Cost Rate for any Lender lending from a Lending Office in the United Kingdom will be calculated by the Administrative Agent as follows:

(a)	in relation to any Loan in Sterling:

AB+C(B-D)+E x 0.01	per cent per annum
100 - (A+C)

(b)	in relation to any Loan in any currency other than Sterling:

E x 0.01	per cent per annum
300

Where:

“A”
is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

XII-SC-1

“B”
is the percentage rate of interest (excluding the Applicable Rate, the Mandatory Cost and any interest charged on overdue amounts pursuant to the first sentence of Section 2.08(b) and, in the case of interest (other than on overdue amounts) charged at the Default Rate, without counting any increase in interest rate effected by the charging of the Default Rate) payable for the relevant Interest Period of such Loan.

“C”	is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

“D”	is the percentage rate per annum payable by the Bank of England to the Administrative Agent on interest bearing Special Deposits.

“E”
is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Administrative Agent as being the average of the most recent rates of charge supplied by the Lenders to the Administrative Agent pursuant to paragraph 7 below and expressed in pounds per £1,000,000.

5.	For the purposes of this Schedule:

(a)	“Eligible Liabilities” and “Special Deposits” have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

(b)
“Fees Rules” means the rules on periodic fees contained in the Financial Services Authority Fee Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(c)
“Fee Tariffs” means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

(d)	“Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6.
In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5% will be included in the formula as 5 and not as 0.05).  A negative result obtained by subtracting D from B shall be taken as zero.  The resulting figures shall be rounded to four decimal places.

7.
If requested by the Administrative Agent or a Borrower, each Lender with a Lending Office in the United Kingdom or a Participating Member State shall, as soon as practicable after publication by the Financial Services Authority, supply to the Administrative Agent and the Borrowers, the rate of charge payable by such Lender to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by such Lender as being the average of the Fee Tariffs applicable to such Lender for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of such Lender.

XII-SC-2

8.
Each Lender shall supply any information required by the Administrative Agent for the purpose of calculating its Additional Cost Rate.  In particular, but without limitation, each Lender shall supply the following information in writing on or prior to the date on which it becomes a Lender:

(a)	the jurisdiction of the Lending Office out of which it is making available its participation in the relevant Loan; and

(b)	any other information that the Administrative Agent may reasonably require for such purpose.

Each Lender shall promptly notify the Administrative Agent in writing of any change to the information provided by it pursuant to this paragraph.

9.
The percentages of each Lender for the purpose of A and C above and the rates of charge of each Lender for the purpose of E above shall be determined by the Administrative Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the Administrative Agent to the contrary, each Lender’s obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a lending office in the same jurisdiction as its Lending Office.

10.
The Administrative Agent shall have no liability to any Person if such determination results in an Additional Cost Rate which over- or under-compensates any Lender and shall be entitled to assume that the information provided by any Lender pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11.
The Administrative Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender pursuant to above paragraphs 3, 7 and 8.

12.
Any determination by the Administrative Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all parties hereto.

13.
The Administrative Agent may from time to time, after consultation with the Borrowers and the Lenders, determine and notify to all parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all parties hereto.

XII-SC-3

Annex XIII

EXECUTION VERSION

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”) is made and entered into as of September 12, 2011 by and among Charter International plc (hereinafter referred to as “Charter”), and the undersigned stockholder (the “Stockholder”) of Colfax Corporation, a Delaware corporation (the “Company”).

WITNESSETH:

WHEREAS, a wholly owned subsidiary of the Company (“Bidco”) intends to make a cash and share offer to acquire the entire issued and to be issued share capital of Charter (the “Offer”).

WHEREAS, the Company intends to issue securities in order to finance, in part, the Offer and the issuance of securities by the Company requires the approval of the Company’s stockholders.

WHEREAS, the Stockholder is the beneficial owner of that number of shares of the outstanding capital stock of the Company, as set forth opposite such Stockholder’s name on Annex A of this Agreement.

WHEREAS, as a condition and inducement to the willingness of the Board of Charter to recommend the Offer, the Stockholder (in the Stockholder’s capacity as such) has agreed to enter into this Agreement.

NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

1.           Certain Definitions. All capitalized terms that are used but not defined herein shall have the respective meanings ascribed to them in the Purchase Agreement. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

(a)            “beneficially owned,” “beneficial owner,” “beneficial ownership” shall have the meaning set forth in Rule 13d-3 promulgated under the Securities Exchange Act of 1934.

(b)            “Person” shall mean any individual, corporation, limited liability company, general or limited partnership, trust, unincorporated association or other entity of any kind or nature, or any governmental authority.

XIII-1

(c)            “Shares” shall mean all shares of Common Stock beneficially owned by the Stockholder as of the date hereof or acquired subsequently to the date hereof.

2.           Agreement to Vote Shares; Other Covenants.

(a)           The Stockholder hereby severally agrees that at any relevant meeting of the stockholders of the Company prior to the termination or completion of the Offer or any change in or withdrawal of the recommendation by the Board of Charter of the Offer, and at every adjournment or postponement thereof, and in connection with any action of the stockholders of the Company taken by written consent, the Stockholder (in the Stockholder’s capacity as such) shall, or shall cause the holder of record on any applicable record date to vote all Shares that are then beneficially owned by the Stockholder and are entitled to vote in favor of the approval of the issuance of securities necessary to complete the Offer;

(b)           In the event that, prior to the termination or completion of the Offer or any change in or withdrawal of the recommendation by the Board of Charter of the Offer, a meeting of the stockholders of the Company is held, the Stockholder agrees that he shall, or shall cause the holder of record on any applicable record date to, appear at such meeting or otherwise cause the Shares to be counted as present thereat for purposes of establishing a quorum.

(c)           The Stockholder hereby agrees, at all times prior to the termination or completion of the Offer or any change in the recommendation by the Board of Charter of the Offer, not to (i) sell, transfer, encumber, assign or otherwise dispose of, or enter into any contract or other understanding with respect to, the sale, transfer, encumbrance or other disposition of, any Shares, (ii) grant any proxies, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares, or (iii) take any action, in each case that would make any representation or warranty of the Stockholder contained herein untrue or incorrect in any material respect or have the effect of preventing or disabling the Stockholder from performing the Stockholder’s obligations under this Agreement.

3.           Directors and Officers. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall limit or restrict a Stockholder who is a director or officer of the Company from acting in such capacity or fulfilling the obligations of such office, including by voting, in his or her capacity as a director of the Company, in the Stockholder’s sole discretion on any matter before the board (it being understood that this Agreement shall apply to the Stockholder solely in the Stockholder’s  capacity as a stockholder of the Company). In this regard, the Stockholder shall not be deemed to make any agreement or understanding in this Agreement in the Stockholder’s capacity as a director or officer of the Company.

4.           Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to Charter as follows:

(a)           Power; Binding Agreement. The Stockholder has full and unrestricted power and authority to execute and deliver this Agreement, to perform his obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Stockholder, and, assuming this Agreement constitutes a valid and binding obligation of Charter, constitutes a valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms.

XIII-2

(b)           No Conflicts. None of the execution and delivery by the Stockholder of this Agreement, the performance by the Stockholder of his obligations hereunder or the consummation by the Stockholder of the transactions contemplated hereby will (i) result in a violation or breach of, or a default under, any agreement, trust, voting agreement, voting trust or other agreement to which the Stockholder is a party or by which the Stockholder may be bound, except for violations, breaches or defaults that would not in any material respect impair or adversely affect the ability of the Stockholder to perform his obligations under this Agreement, (ii) violate any order, writ, injunction, decree, judgment, order, law, statute, rule, or regulation applicable to the Stockholder or the Stockholder’s property or assets, (iii) result in the imposition of any Liens on any of the Shares. The execution and delivery of this Agreement and the performance of this Agreement by the Stockholder will not require any consent, approval, authorization or permit of any Person.

(c)           Ownership of Shares. The Stockholder is the beneficial owner of the shares of Common Stock set forth opposite the Stockholder’s name on Annex A of this Agreement, free and clear of any proxy, voting restriction or other voting trust, agreement, understanding or similar arrangement.

(d)           Voting Power. At all times prior to the termination or completion of the Offer, the Stockholder has and will have sole voting power (or, in the case of the 19,388 Shares held by Capital Yield Corporation, shared voting power with Steven M. Rales) with respect to the matters specified in Section 2 and all other matters set forth in this Agreement.

5.           No Ownership Interest. All rights, ownership and economic benefits relating to the Shares shall remain vested in and belong to the Stockholder (that beneficially own such Shares).

6.           Termination. This Agreement, and all rights and obligations of the parties hereunder, shall terminate and shall have no further force or effect as of the first to occur of (i) termination or completion of the Offer; (ii) any change in or withdrawal of the recommendation by the Board of Charter of the Offer; and (iii) the termination of the implementation agreement dated on or around the date of this Agreement and entered into between Charter, the Company and Bidco in connection with the Offer. Section 3 shall survive any termination of this Agreement. The termination of this Agreement shall not relieve any party hereto from any liability for any breach of this Agreement prior to termination.

7.           Miscellaneous.

(a)           Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, which shall remain in full force and effect. In the event any Governmental Entity of competent jurisdiction holds any provision of this Agreement to be null, void or unenforceable, the parties hereto shall negotiate in good faith and execute and deliver an amendment to this Agreement in order, as nearly as possible, to effectuate, to the extent permitted by law, the original intent of the parties hereto with respect to such provision.

XIII-3

(b)           Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties (whether by operation of law or otherwise) without prior written consent of the other.

(c)           Amendments; Waiver. This Agreement may be amended by the parties hereto, and the terms and conditions hereof may be waived, only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

(d)           Specific Performance; Injunctive Relief. The parties hereto acknowledge that Charter shall be irreparably harmed and that there shall be no adequate remedy at law for a violation of any of the covenants or agreements of the Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Charter upon any such violation, Charter shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Charter at law or in equity.

(e)           Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice), or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

If to Charter:

Charter International plc
27 Northwood Park
Santry, Dublin 9
Ireland
Attention: Michael Hampsted
Telephone No.: +353 1 842 7190
Fax No. : +353 1 816 1587

XIII-4

with a copy (which shall not constitute notice) to:

Charter Limited
7th Floor
322 High Holborn
London WC1V 7PB
Attention: Legal Department
Telephone No.: +44 (0) 20 3206 0819
Fax No.: +44 (0) 20 7242 4736

If to the Stockholder:

2200 Pennsylvania Avenue NW
Suite 8002
Washington D.C. 20037
Attention: Michael G. Ryan

with a copy (which shall not constitute notice) to:

DLA Piper LLP (US)
6225 Smith Avenue
Baltimore, Maryland 21209
Attention: Jason C. Harmon, Esq.

(f)           No Waiver. The failure of either party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect of this Agreement at law or in equity, or to insist upon compliance by any other party with its obligation under this Agreement, and any custom or practice of the parties at variance with the terms of this Agreement, shall not constitute a waiver by such party of such party’s right to exercise any such or other right, power or remedy or to demand such compliance.

(g)           No Third Party Beneficiaries. This Agreement is not intended to confer and does not confer upon any person other than the parties hereto any rights or remedies hereunder.

(h)           Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(i)           Consent to Jurisdiction. Each of the parties hereby consents to the exclusive jurisdiction of the state and federal courts sitting in the City of New York in any action on a claim arising out of, under or in connection with this Agreement.

XIII-5

(j)           Rules of Construction. The parties hereto hereby waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

(k)           Entire Agreement. This Agreement contain the entire understanding of the parties hereto in respect of the subject matter hereof, and supersede all prior negotiations, agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof.

(l)           Interpretation.

(i)           Whenever the words “include,” “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.”

(ii)           The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties hereto and shall not in any way affect or be deemed to affect the meaning or interpretation of this Agreement.

(m)          Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

(n)           No Obligation to Exercise Options, Restricted Stock or Warrants. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall obligate the Stockholder to exercise any options, warrant or other right to acquire any shares of Common Stock.

[Remainder of Page Intentionally Left Blank]

XIII-6

IN WITNESS WHEREOF, Charter and the Stockholder have caused this Agreement to be executed as of the date first written above.

STOCKHOLDER:

MITCHELL P. RALES

/s/ Mitchell P. Rales

CHARTER:

CHARTER INTERNATIONAL PLC

/s/ Michael Hampson
/s/ Company Secretary and General Counsel

XIII-7

ANNEX A

Stockholder	Shares Held of Record	Percent of Common Stock

Mitchell P. Rales*	9,145,610	21.0%

*           The total number of shares of common stock beneficially owned by Mitchell P. Rales is 9,145,610. 9,126,222 shares are held directly by Mitchell P. Rales and 19,388 are held by Capital Yield Corporation, of which Mitchell P. Rales and Steven M. Rales are the sole stockholders.

XIII-8

Annex XIV

EXECUTION VERSION

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”) is made and entered into as of September 12, 2011 by and among Charter International plc (hereinafter referred to as “Charter”), and the undersigned stockholder (the “Stockholder”) of Colfax Corporation, a Delaware corporation (the “Company”).

WITNESSETH:

WHEREAS, a wholly owned subsidiary of the Company (“Bidco”) intends to make a cash and share offer to acquire the entire issued and to be issued share capital of Charter (the “Offer”).

WHEREAS, the Company intends to issue securities in order to finance, in part, the Offer and the issuance of securities by the Company requires the approval of the Company’s stockholders.

WHEREAS, the Stockholder is the beneficial owner of that number of shares of the outstanding capital stock of the Company, as set forth opposite such Stockholder’s name on Annex A of this Agreement.

WHEREAS, as a condition and inducement to the willingness of the Board of Charter to recommend the Offer, the Stockholder (in the Stockholder’s capacity as such) has agreed to enter into this Agreement.

NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

1.           Certain Definitions. All capitalized terms that are used but not defined herein shall have the respective meanings ascribed to them in the Purchase Agreement. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

(a)           “beneficially owned,” “beneficial owner,” “beneficial ownership” shall have the meaning set forth in Rule 13d-3 promulgated under the Securities Exchange Act of 1934.

(b)            “Person” shall mean any individual, corporation, limited liability company, general or limited partnership, trust, unincorporated association or other entity of any kind or nature, or any governmental authority.

XIV-1

(c)            “Shares” shall mean all shares of Common Stock beneficially owned by the Stockholder as of the date hereof or acquired subsequently to the date hereof.

2.           Agreement to Vote Shares; Other Covenants.

(a)           The Stockholder hereby severally agrees that at any relevant meeting of the stockholders of the Company prior to the termination or completion of the Offer or any change in or withdrawal of the recommendation by the Board of Charter of the Offer, and at every adjournment or postponement thereof, and in connection with any action of the stockholders of the Company taken by written consent, the Stockholder (in the Stockholder’s capacity as such) shall, or shall cause the holder of record on any applicable record date to vote all Shares that are then beneficially owned by the Stockholder and are entitled to vote in favor of the approval of the issuance of securities necessary to complete the Offer;

(b)           In the event that, prior to the termination or completion of the Offer or any change in or withdrawal of the recommendation by the Board of Charter of the Offer, a meeting of the stockholders of the Company is held, the Stockholder agrees that he shall, or shall cause the holder of record on any applicable record date to, appear at such meeting or otherwise cause the Shares to be counted as present thereat for purposes of establishing a quorum.

(c)           The Stockholder hereby agrees, at all times prior to the termination or completion of the Offer or any change in the recommendation by the Board of Charter of the Offer, not to (i) sell, transfer, encumber, assign or otherwise dispose of, or enter into any contract or other understanding with respect to, the sale, transfer, encumbrance or other disposition of, any Shares, (ii) grant any proxies, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares, or (iii) take any action, in each case that would make any representation or warranty of the Stockholder contained herein untrue or incorrect in any material respect or have the effect of preventing or disabling the Stockholder from performing the Stockholder’s obligations under this Agreement.

3.           Directors and Officers. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall limit or restrict a Stockholder who is a director or officer of the Company from acting in such capacity or fulfilling the obligations of such office, including by voting, in his or her capacity as a director of the Company, in the Stockholder’s sole discretion on any matter before the board (it being understood that this Agreement shall apply to the Stockholder solely in the Stockholder’s  capacity as a stockholder of the Company). In this regard, the Stockholder shall not be deemed to make any agreement or understanding in this Agreement in the Stockholder’s capacity as a director or officer of the Company.

4.           Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to Charter as follows:

(a)           Power; Binding Agreement. The Stockholder has full and unrestricted power and authority to execute and deliver this Agreement, to perform his obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Stockholder, and, assuming this Agreement constitutes a valid and binding obligation of Charter, constitutes a valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms.

XIV-2

(b)           No Conflicts. None of the execution and delivery by the Stockholder of this Agreement, the performance by the Stockholder of his obligations hereunder or the consummation by the Stockholder of the transactions contemplated hereby will (i) result in a violation or breach of, or a default under, any agreement, trust, voting agreement, voting trust or other agreement to which the Stockholder is a party or by which the Stockholder may be bound, except for violations, breaches or defaults that would not in any material respect impair or adversely affect the ability of the Stockholder to perform his obligations under this Agreement, (ii) violate any order, writ, injunction, decree, judgment, order, law, statute, rule, or regulation applicable to the Stockholder or the Stockholder’s property or assets, (iii) result in the imposition of any Liens on any of the Shares. The execution and delivery of this Agreement and the performance of this Agreement by the Stockholder will not require any consent, approval, authorization or permit of any Person.

(c)           Ownership of Shares. The Stockholder is the beneficial owner of the shares of Common Stock set forth opposite the Stockholder’s name on Annex A of this Agreement, free and clear of any proxy, voting restriction or other voting trust, agreement, understanding or similar arrangement.

(d)           Voting Power. At all times prior to the termination or completion of the Offer, the Stockholder has and will have sole voting power (or, in the case of the 19,388 Shares held by Capital Yield Corporation, shared voting power with Mitchell P. Rales) with respect to the matters specified in Section 2 and all other matters set forth in this Agreement.

5.           No Ownership Interest. All rights, ownership and economic benefits relating to the Shares shall remain vested in and belong to the Stockholder (that beneficially own such Shares).

6.           Termination. This Agreement, and all rights and obligations of the parties hereunder, shall terminate and shall have no further force or effect as of the first to occur of (i) termination or completion of the Offer; (ii) any change in or withdrawal of the recommendation by the Board of Charter of the Offer; and (iii) the termination of the implementation agreement dated on or around the date of this Agreement and entered into between Charter, the Company and Bidco in connection with the Offer. Section 3 shall survive any termination of this Agreement. The termination of this Agreement shall not relieve any party hereto from any liability for any breach of this Agreement prior to termination.

7.           Miscellaneous.

(a)           Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, which shall remain in full force and effect. In the event any Governmental Entity of competent jurisdiction holds any provision of this Agreement to be null, void or unenforceable, the parties hereto shall negotiate in good faith and execute and deliver an amendment to this Agreement in order, as nearly as possible, to effectuate, to the extent permitted by law, the original intent of the parties hereto with respect to such provision.

XIV-3

(b)           Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties (whether by operation of law or otherwise) without prior written consent of the other.

(c)           Amendments; Waiver. This Agreement may be amended by the parties hereto, and the terms and conditions hereof may be waived, only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

(d)           Specific Performance; Injunctive Relief. The parties hereto acknowledge that Charter shall be irreparably harmed and that there shall be no adequate remedy at law for a violation of any of the covenants or agreements of the Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Charter upon any such violation, Charter shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Charter at law or in equity.

(e)           Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice), or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

XIV-4

If to Charter:

Charter International plc
27 Northwood Park
Santry, Dublin 9
Ireland
Attention: Michael Hampsted
Telephone No.: +353 1 842 7190
Fax No. : +353 1 816 1587

with a copy (which shall not constitute notice) to:

Charter Limited
7th Floor
322 High Holborn
London WC1V 7PB
Attention: Legal Department
Telephone No.: +44 (0) 20 3206 0819
Fax No.: +44 (0) 20 7242 4736

If to the Stockholder:

2200 Pennsylvania Avenue NW
Suite 8002
Washington D.C. 20037
Attention: Michael G. Ryan

with a copy (which shall not constitute notice) to:

DLA Piper LLP (US)
6225 Smith Avenue
Baltimore, Maryland 21209
Attention: Jason C. Harmon, Esq.

(f)           No Waiver. The failure of either party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect of this Agreement at law or in equity, or to insist upon compliance by any other party with its obligation under this Agreement, and any custom or practice of the parties at variance with the terms of this Agreement, shall not constitute a waiver by such party of such party’s right to exercise any such or other right, power or remedy or to demand such compliance.

XIV-5

(g)           No Third Party Beneficiaries. This Agreement is not intended to confer and does not confer upon any person other than the parties hereto any rights or remedies hereunder.

(h)           Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(i)           Consent to Jurisdiction. Each of the parties hereby consents to the exclusive jurisdiction of the state and federal courts sitting in the City of New York in any action on a claim arising out of, under or in connection with this Agreement.

(j)           Rules of Construction. The parties hereto hereby waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

(k)           Entire Agreement. This Agreement contain the entire understanding of the parties hereto in respect of the subject matter hereof, and supersede all prior negotiations, agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof.

(l)           Interpretation.

(i)           Whenever the words “include,” “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.”

(ii)           The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties hereto and shall not in any way affect or be deemed to affect the meaning or interpretation of this Agreement.

(m)          Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

(n)           No Obligation to Exercise Options, Restricted Stock or Warrants. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall obligate the Stockholder to exercise any options, warrant or other right to acquire any shares of Common Stock.

[Remainder of Page Intentionally Left Blank]

XIV-6

IN WITNESS WHEREOF, Charter and the Stockholder have caused this Agreement to be executed as of the date first written above.

STOCKHOLDER:

STEVEN M. RALES

/s/ Steven M. Rales

CHARTER:

CHARTER INTERNATIONAL PLC

/s/ Michael Hampson
/s/ Company Secretary and General Counsel

XIV-7

 ANNEX A

Stockholder	Shares Held of Record	Percent of Common Stock

Steven M. Rales*	9,145,610	21.0%

*           The total number of shares of common stock beneficially owned by Steven M. Rales is 9,145,610. 9,126,222 shares are held directly by Steven M. Rales and 19,388 are held by Capital Yield Corporation, of which Mitchell P. Rales and Steven M. Rales are the sole stockholders.

XIV-8

Annex XV

EXECUTION VERSION

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”) is made and entered into as of September 12, 2011 between BDT CF Acquisition Vehicle, LLC (hereinafter referred to as the “Investor”) and the undersigned stockholder (the “Stockholder”) of Colfax Corporation, a Delaware corporation (the “Company”).

WITNESSETH:

WHEREAS, the Investor and the Company have entered into a Purchase Agreement as of September 12, 2011 (the “Purchase Agreement”), which provides for, among other things, the purchase (the “Purchase”) of (i) shares of the common stock, par value $0.001 per share, of the Company (the “Common Stock”) and (ii) shares of Series A Perpetual Convertible Preferred Stock, par value $0.001 of the Company (the “Series A Preferred Stock,” and together with the shares of Common Stock issued pursuant to the Purchase Agreement, the “Securities”).

WHEREAS, the Stockholder is the beneficial owner of that number of shares of the outstanding capital stock of the Company, as set forth on Annex A of this Agreement.

WHEREAS, as a condition and inducement to the willingness of the Investor to enter into the Purchase Agreement, the Stockholder (in the Stockholder’s capacity as such) has agreed to enter into this Agreement.

NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

1.           Certain Definitions. All capitalized terms that are used but not defined herein shall have the respective meanings ascribed to them in the Purchase Agreement. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

(a)           “beneficially owned,” “beneficial owner,” “beneficial ownership” shall have the meaning set forth in Rule 13d-3 promulgated under the Securities Exchange Act of 1934.

(b)           “Expiration Date” shall mean the earlier to occur of (i) such date and time as the Purchase Agreement shall have been validly terminated pursuant to the terms thereof, and (ii) the Closing Date.

(c)           “Person” shall mean any individual, corporation, limited liability company, general or limited partnership, trust, unincorporated association or other entity of any kind or nature, or any governmental authority.

(d)            “Shares” shall mean all shares of Common Stock beneficially owned by the Stockholder as of the date hereof or acquired subsequently to the date hereof.

2.           Agreement to Vote Shares; Other Covenants.

(a)           The Stockholder hereby agrees that at any relevant meeting of the stockholders of the Company prior to the Expiration Date, and at every adjournment or postponement thereof, and in connection with any action of the stockholders of the Company taken by written consent, the Stockholder (in the Stockholder’s capacity as such) shall, or shall cause the holder of record on any applicable record date to:

(i)           vote all Shares that are then beneficially owned by the Stockholder and are entitled to vote:

(1)
in favor of the sale and issuance of the Securities, the amendment of the Amended and Restated Charter in the form attached to the Purchase Agreement and the other transactions contemplated under the Purchase Agreement;

(2)
against any proposal for action or agreement that would result in a breach of any covenant, representation, warranty or any other agreement of the Company under the Purchase Agreement or which could reasonably be expected to result in any of the Company’s obligations under or any of the transactions contemplated by the Purchase Agreement not being fulfilled; and

(ii)          not rescind, withdraw or otherwise nullify his vote taken at any meeting of the stockholders of the Company or his consent in any action taken by written consent of the stockholders of the Company in support of the Purchase Agreement or any of the transactions contemplated by the Purchase Agreement.

The Stockholder shall retain at all times the right to vote its Shares in its sole discretion and without any other limitation on those matters other than those set forth in clauses (i) and (ii) above that are at any time or from time to time presented for consideration to the Company’s stockholders generally.

(b)           In the event that, prior to the Expiration Date, a meeting of the stockholders of the Company is held, the Stockholder agrees that he shall, or shall cause the holder of record on any applicable record date to, appear at such meeting or otherwise cause the Shares to be counted as present thereat for purposes of establishing a quorum.

(c)           The Stockholder hereby agrees, at all times prior to the Expiration Date, not to (i) sell, transfer, encumber, assign or otherwise dispose of, or enter into any contract or other understanding with respect to, the sale, transfer, encumbrance or other disposition of, any Shares, (ii) grant any proxies, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares, or (iii) take any action, in each case that would make any representation or warranty of such Stockholder contained herein untrue or incorrect in any material respect or have the effect of preventing or disabling the Stockholder from performing the Stockholder’s obligations under this Agreement.

3.           Directors and Officers. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall limit or restrict a Stockholder who is a director or officer of the Company from acting in such capacity or fulfilling the obligations of such office, including by voting, in his capacity as a director of the Company, in the Stockholder’s sole discretion on any matter before the board (it being understood that this Agreement shall apply to the Stockholder solely in the Stockholder’s  capacity as a Stockholder of the Company). In this regard, the Stockholder shall not be deemed to make any agreement or understanding in this Agreement in the Stockholder’s capacity as a director or officer of the Company. For the avoidance of doubt, nothing in Section 2 or elsewhere in this Agreement shall limit in any way the Company and its officers and directors from taking actions permitted by the Purchase Agreement.

4.           Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to the Investor as follows:

(a)           Power; Binding Agreement. The Stockholder has full and unrestricted power and authority to execute and deliver this Agreement, to perform his obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Stockholder, and, assuming this Agreement constitutes a valid and binding obligation of the Investor, constitutes a valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms.

(b)           No Conflicts. None of the execution and delivery by the Stockholder of this Agreement, the performance by the Stockholder of his obligations hereunder or the consummation by the Stockholder of the transactions contemplated hereby will (i) result in a violation or breach of, or a default under any agreement to which the Stockholder is a party or by which the Stockholder may be bound, except for violations, breaches or defaults that would not in any material respect impair or adversely affect the ability of the Stockholder to perform its obligations under this Agreement, (ii) violate any order, writ, injunction, decree, judgment, order, law, statute, rule, or regulation applicable to the Stockholder or the Stockholder’s property or assets, (iii) result in the imposition of any Encumbrances on any of the Shares. The execution and delivery of this Agreement and the performance of this Agreement by the Stockholder will not require any consent, approval, authorization or permit of any Person.

(c)           Ownership of Shares. The Stockholder is the beneficial owner of the shares of Common Stock set forth opposite the Stockholder’s name on Annex A of this Agreement, free and clear of any proxy, voting restriction or other voting trust, agreement, understanding or similar arrangement.

(d)           Voting Power. At all times prior to the Expiration Date, the Stockholder has and will have sole voting power (or, in the case of the 19,388 Shares held by Capital Yield Corporation, shared voting power with Steven M. Rales) with respect to the matters specified in Section 2 and all other matters set forth in this Agreement.

5.           No Ownership Interest. All rights, ownership and economic benefits relating to the Shares shall remain vested in and belong to the Stockholder.

6.           Termination. This Agreement, and all rights and obligations of the parties hereunder, shall terminate and shall have no further force or effect as of the Expiration Date. Section 3 shall survive any termination of this Agreement. The termination of this Agreement shall not relieve any party hereto from any liability for any breach of this Agreement prior to termination.

7.           Miscellaneous.

(a)           Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, which shall remain in full force and effect. In the event any Governmental Entity of competent jurisdiction holds any provision of this Agreement to be null, void or unenforceable, the parties hereto shall negotiate in good faith and execute and deliver an amendment to this Agreement in order, as nearly as possible, to effectuate, to the extent permitted by law, the original intent of the parties hereto with respect to such provision.

(b)           Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties (whether by operation of law or otherwise) without prior written consent of the other.

(c)           Amendments; Waiver. This Agreement may be amended by the parties hereto, and the terms and conditions hereof may be waived, only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

(d)           Specific Performance; Injunctive Relief. The parties hereto acknowledge that the Investor shall be irreparably harmed and that there shall be no adequate remedy at law for a violation of any of the covenants or agreements of the Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to the Investor upon any such violation, the Investor shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to the Investor at law or in equity.

(e)           Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via facsimile (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or facsimile numbers for a party as shall be specified by like notice), or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

If to the Investor:

401 North Michigan, Suite 3100
Chicago, IL
Attention: William Bush
Fax No.: +1 312-832-1700

with a copy (which shall not constitute notice) to:

Munger, Tolles & Olson LLP
355 South Grand Avenue, 35th Floor
Los Angeles, California 90071
Attention: Mary Ann Todd & Brett Rodda
Fax No.: +1 (213) 687-3702

If to the Stockholder:

2200 Pennsylvania Avenue NW
Suite 8002
Washington D.C. 20037
Attention: Michael G. Ryan

with a copy (which shall not constitute notice) to:

DLA Piper LLP (US)
6225 Smith Avenue
Baltimore, Maryland 21209

Attention: Jason C. Harmon, Esq.

(f)           No Waiver. The failure of either party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect of this Agreement at law or in equity, or to insist upon compliance by any other party with its obligation under this Agreement, and any custom or practice of the parties at variance with the terms of this Agreement, shall not constitute a waiver by such party of such party’s right to exercise any such or other right, power or remedy or to demand such compliance.

(g)           No Third Party Beneficiaries. This Agreement is not intended to confer and does not confer upon any person other than the parties hereto any rights or remedies hereunder.

(h)           Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(i)           Consent to Jurisdiction. Each of the parties hereby consents to the exclusive jurisdiction of the state and federal courts sitting in the City of New York in any action on a claim arising out of, under or in connection with this Agreement.

(j)           Rules of Construction. The parties hereto hereby waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

(k)           Entire Agreement. This Agreement contains the entire understanding of the parties hereto in respect of the subject matter hereof, and supersede all prior negotiations, agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof.

(l)           Interpretation.

(i)           Whenever the words “include,” “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.”

(ii)           The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties hereto and shall not in any way affect or be deemed to affect the meaning or interpretation of this Agreement.

(m)          Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

(n)           No Obligation to Exercise Options, Restricted Stock or Warrants. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall obligate the Stockholder to exercise any options, warrant or other right to acquire any shares of Common Stock.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Investor and the Stockholder have caused this Agreement to be executed as of the date first written above.

STOCKHOLDER:

MITCHELL P. RALES

/s/ Mitchell P. Rales

INVESTOR:

BDT CF ACQUISITION VEHICLE, LLC

/s/ William R. Bush

ANNEX A

Stockholder	Shares Held of Record

Mitchell P. Rales*	9,145,610

*           The total number of shares of common stock beneficially owned by Mitchell P. Rales is 9,145,610. 9,126,222 shares are held directly by Mitchell P. Rales and 19,388 are held by Capital Yield Corporation, of which Mitchell P. Rales and Steven M. Rales are the sole stockholders.

Annex XVI

EXECUTION VERSION

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”) is made and entered into as of September 12, 2011 between BDT CF Acquisition Vehicle, LLC (hereinafter referred to as the “Investor”) and the undersigned stockholder (the “Stockholder”) of Colfax Corporation, a Delaware corporation (the “Company”).

WITNESSETH:

WHEREAS, the Investor and the Company have entered into a Purchase Agreement as of September 12, 2011 (the “Purchase Agreement”), which provides for, among other things, the purchase (the “Purchase”) of (i) shares of the common stock, par value $0.001 per share, of the Company (the “Common Stock”) and (ii) shares of Series A Perpetual Convertible Preferred Stock, par value $0.001 of the Company (the “Series A Preferred Stock,” and together with the shares of Common Stock issued pursuant to the Purchase Agreement, the “Securities”).

WHEREAS, the Stockholder is the beneficial owner of that number of shares of the outstanding capital stock of the Company, as set forth on Annex A of this Agreement.

WHEREAS, as a condition and inducement to the willingness of the Investor to enter into the Purchase Agreement, the Stockholder (in the Stockholder’s capacity as such) has agreed to enter into this Agreement.

NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

1.           Certain Definitions. All capitalized terms that are used but not defined herein shall have the respective meanings ascribed to them in the Purchase Agreement. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

(a)           “beneficially owned,” “beneficial owner,” “beneficial ownership” shall have the meaning set forth in Rule 13d-3 promulgated under the Securities Exchange Act of 1934.

(b)           “Expiration Date” shall mean the earlier to occur of (i) such date and time as the Purchase Agreement shall have been validly terminated pursuant to the terms thereof, and (ii) the Closing Date.

XVI-1

(c)           “Person” shall mean any individual, corporation, limited liability company, general or limited partnership, trust, unincorporated association or other entity of any kind or nature, or any governmental authority.

(d)            “Shares” shall mean all shares of Common Stock beneficially owned by the Stockholder as of the date hereof or acquired subsequently to the date hereof.

2.           Agreement to Vote Shares; Other Covenants.

(a)           The Stockholder hereby agrees that at any relevant meeting of the stockholders of the Company prior to the Expiration Date, and at every adjournment or postponement thereof, and in connection with any action of the stockholders of the Company taken by written consent, the Stockholder (in the Stockholder’s capacity as such) shall, or shall cause the holder of record on any applicable record date to:

(i)           vote all Shares that are then beneficially owned by the Stockholder and are entitled to vote:

(1)
in favor of the sale and issuance of the Securities, the amendment of the Amended and Restated Charter in the form attached to the Purchase Agreement and the other transactions contemplated under the Purchase Agreement;

(2)
against any proposal for action or agreement that would result in a breach of any covenant, representation, warranty or any other agreement of the Company under the Purchase Agreement or which could reasonably be expected to result in any of the Company’s obligations under or any of the transactions contemplated by the Purchase Agreement not being fulfilled; and

(ii)           not rescind, withdraw or otherwise nullify his vote taken at any meeting of the stockholders of the Company or his consent in any action taken by written consent of the stockholders of the Company in support of the Purchase Agreement or any of the transactions contemplated by the Purchase Agreement.

The Stockholder shall retain at all times the right to vote its Shares in its sole discretion and without any other limitation on those matters other than those set forth in clauses (i) and (ii) above that are at any time or from time to time presented for consideration to the Company’s stockholders generally.

(b)           In the event that, prior to the Expiration Date, a meeting of the stockholders of the Company is held, the Stockholder agrees that he shall, or shall cause the holder of record on any applicable record date to, appear at such meeting or otherwise cause the Shares to be counted as present thereat for purposes of establishing a quorum.

XVI-2

(c)           The Stockholder hereby agrees, at all times prior to the Expiration Date, not to (i) sell, transfer, encumber, assign or otherwise dispose of, or enter into any contract or other understanding with respect to, the sale, transfer, encumbrance or other disposition of, any Shares, (ii) grant any proxies, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares, or (iii) take any action, in each case that would make any representation or warranty of such Stockholder contained herein untrue or incorrect in any material respect or have the effect of preventing or disabling the Stockholder from performing the Stockholder’s obligations under this Agreement.

3.           Directors and Officers. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall limit or restrict a Stockholder who is a director or officer of the Company from acting in such capacity or fulfilling the obligations of such office, including by voting, in his capacity as a director of the Company, in the Stockholder’s sole discretion on any matter before the board (it being understood that this Agreement shall apply to the Stockholder solely in the Stockholder’s  capacity as a Stockholder of the Company). In this regard, the Stockholder shall not be deemed to make any agreement or understanding in this Agreement in the Stockholder’s capacity as a director or officer of the Company. For the avoidance of doubt, nothing in Section 2 or elsewhere in this Agreement shall limit in any way the Company and its officers and directors from taking actions permitted by the Purchase Agreement.

4.           Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to the Investor as follows:

(a)           Power; Binding Agreement. The Stockholder has full and unrestricted power and authority to execute and deliver this Agreement, to perform his obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Stockholder, and, assuming this Agreement constitutes a valid and binding obligation of the Investor, constitutes a valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms.

(b)           No Conflicts. None of the execution and delivery by the Stockholder of this Agreement, the performance by the Stockholder of his obligations hereunder or the consummation by the Stockholder of the transactions contemplated hereby will (i) result in a violation or breach of, or a default under any agreement to which the Stockholder is a party or by which the Stockholder may be bound, except for violations, breaches or defaults that would not in any material respect impair or adversely affect the ability of the Stockholder to perform its obligations under this Agreement, (ii) violate any order, writ, injunction, decree, judgment, order, law, statute, rule, or regulation applicable to the Stockholder or the Stockholder’s property or assets, (iii) result in the imposition of any Encumbrances on any of the Shares. The execution and delivery of this Agreement and the performance of this Agreement by the Stockholder will not require any consent, approval, authorization or permit of any Person.

(c)           Ownership of Shares. Ownership of Shares. The Stockholder is the beneficial owner of the shares of Common Stock set forth opposite the Stockholder’s name on Annex A of this Agreement, free and clear of any proxy, voting restriction or other voting trust, agreement, understanding or similar arrangement.

XVI-3

(d)           Voting Power. At all times prior to the Expiration Date, the Stockholder has and will have sole voting power (or, in the case of the 19,388 Shares held by Capital Yield Corporation, shared voting power with Mitchell P. Rales) with respect to the matters specified in Section 2 and all other matters set forth in this Agreement.

5.           No Ownership Interest. All rights, ownership and economic benefits relating to the Shares shall remain vested in and belong to the Stockholder.

6.           Termination. This Agreement, and all rights and obligations of the parties hereunder, shall terminate and shall have no further force or effect as of the Expiration Date. Section 3 shall survive any termination of this Agreement. The termination of this Agreement shall not relieve any party hereto from any liability for any breach of this Agreement prior to termination.

7.           Miscellaneous.

(a)           Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, which shall remain in full force and effect. In the event any Governmental Entity of competent jurisdiction holds any provision of this Agreement to be null, void or unenforceable, the parties hereto shall negotiate in good faith and execute and deliver an amendment to this Agreement in order, as nearly as possible, to effectuate, to the extent permitted by law, the original intent of the parties hereto with respect to such provision.

(b)           Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties (whether by operation of law or otherwise) without prior written consent of the other.

(c)           Amendments; Waiver. This Agreement may be amended by the parties hereto, and the terms and conditions hereof may be waived, only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

(d)           Specific Performance; Injunctive Relief. The parties hereto acknowledge that the Investor shall be irreparably harmed and that there shall be no adequate remedy at law for a violation of any of the covenants or agreements of the Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to the Investor upon any such violation, the Investor shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to the Investor at law or in equity.

(e)           Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via facsimile (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or facsimile numbers for a party as shall be specified by like notice), or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

XVI-4

If to the Investor:

401 North Michigan, Suite 3100
Chicago, IL
Attention: William Bush
Fax No.: +1 312-832-1700

with a copy (which shall not constitute notice) to:

Munger, Tolles
355 South Grand Avenue, 35th Floor
Los Angeles, California 90071
Attention: Mary Ann Todd & Brett Rodda
Fax No.: +1 (213) 687-3702

If to the Stockholder:

2200 Pennsylvania Avenue NW
Suite 8002
Washington D.C. 20037
Attention: Michael G. Ryan

with a copy (which shall not constitute notice) to:

DLA Piper LLP (US)
6225 Smith Avenue
Baltimore, Maryland 21209
Attention: Jason C. Harmon, Esq.

(f)           No Waiver. The failure of either party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect of this Agreement at law or in equity, or to insist upon compliance by any other party with its obligation under this Agreement, and any custom or practice of the parties at variance with the terms of this Agreement, shall not constitute a waiver by such party of such party’s right to exercise any such or other right, power or remedy or to demand such compliance.

(g)           No Third Party Beneficiaries. This Agreement is not intended to confer and does not confer upon any person other than the parties hereto any rights or remedies hereunder.

(h)           Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

XVI-5

(i)           Consent to Jurisdiction. Each of the parties hereby consents to the exclusive jurisdiction of the state and federal courts sitting in the City of New York in any action on a claim arising out of, under or in connection with this Agreement.

(j)           Rules of Construction. The parties hereto hereby waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

(k)           Entire Agreement. This Agreement contains the entire understanding of the parties hereto in respect of the subject matter hereof, and supersede all prior negotiations, agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof.

(l)           Interpretation.

(i)           Whenever the words “include,” “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.”

(ii)           The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties hereto and shall not in any way affect or be deemed to affect the meaning or interpretation of this Agreement.

(m)          Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

(n)           No Obligation to Exercise Options, Restricted Stock or Warrants. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall obligate the Stockholder to exercise any options, warrant or other right to acquire any shares of Common Stock.

[Remainder of Page Intentionally Left Blank]

XVI-6

IN WITNESS WHEREOF, the Investor and the Stockholder have caused this Agreement to be executed as of the date first written above.

STOCKHOLDER:

STEVEN M. RALES

/s/ Steven M. Rales

INVESTOR:

BDT CF ACQUISITION VEHICLE, LLC

/s/ William R. Bush_______________________

XVI-7

 ANNEX A

Stockholder	Shares Held of Record

Steven M. Rales*	9,145,610

*           The total number of shares of common stock beneficially owned by Steven M. Rales is 9,145,610. 9,126,222 shares are held directly by Steven M. Rales and 19,388 are held by Capital Yield Corporation, of which Mitchell P. Rales and Steven M. Rales are the sole stockholders.

XVI-8

Annex XVII

Deutsche Bank

Deutsche Bank Securities Inc. Mergers & Acquisitions
60 Wall Street
NewYork, NY 10005

September 11, 2011

Board of Directors
Colfax Corporation
8170 Maple Lawn Blvd., Suite 180
Fulton, MD 20759

Lady and Gentlemen:

Deutsche Bank Securities Inc. ("Deutsche Bank") has acted as financial advisor to Colfax Corporation ("Parent") in connection with the proposed acquisition (the "Acquisition") of the entire issued and to be issued share capital of Charter International plc (the "Company") (other than any Company Shares legally or beneficially held by Parent or any of its subsidiaries or subsidiary undertakings (collectively, the "Excluded Shares")) to be effected by a scheme of arrangement or a takeover offer. As set forth more fully in the Implementation Agreement to be entered into among Parent, Colfax UK Holdings Ltd., a wholly-owned subsidiary of Parent, and the Company (the "Implementation Agreement") and the Rule 2.5 Announcement to be set forth in Schedule 1 to the Implementation Agreement (the "Announcement"), under the terms of the Acquisition, holders of the ordinary shares of 2 pence each in the capital of the Company (the "Company Shares") shall be entitled to receive for each Company Share (other than the Excluded Shares) (i) 730 pence in cash (the "Cash Consideration") and (ii) 0.1241 shares of common stock, par value of $0.001 per share (the "Parent Shares"), of Parent (the "Share Consideration"). The aggregate amount of Cash Consideration and Share Consideration to be paid to all holders of Company Shares (other than the Excluded Shares) is referred to herein as the "Offer Consideration". Certain holders of Company Shares may elect, subject to certain procedures and limitations, to vary the proportions in which they receive Cash Consideration and Share Consideration pursuant to a mix and match facility, as to which mix and match facility and procedures and limitations we express no opinion. Certain holders of Company Shares may also elect, subject to certain procedures and limitations, to receive loan notes instead of all or part of the Cash Consideration to which they would otherwise be entitled pursuant to a loan note alternative, as to which loan note alternative and procedures and limitations we express no opinion.

You have requested our opinion as to the fairness of the Offer Consideration taken as a whole, from a financial point of view, to Parent.

In connection with our role as financial advisor to Parent, and in arriving at our opinion, we reviewed certain publicly available financial and other information concerning the Company and Parent, certain internal analyses, financial forecasts and other information relating to the Company and Parent prepared by management of the Company and Parent, respectively. We have also held discussions with certain senior officers and other representatives and advisors of the Company and Parent regarding the businesses and prospects of the Company and Parent, respectively, and of Parent after giving effect to the Acquisition. In addition, Deutsche Bank has reviewed the reported prices and trading activity for the Company Shares and the Parent Shares, and, to the extent publicly available, (i) compared certain financial and stock market information for the Company and Parent with similar information for certain other companies we considered relevant whose securities are publicly traded, (ii) reviewed the financial terms of certain recent business combinations which we deemed relevant, (iii) reviewed a draft dated September 11, 2011 of the Implementation Agreement, a draft dated September 11, 2011 of the Announcement and certain related documents and (iv) performed such other studies and analyses and considered such other factors as we deemed appropriate.

XVII-1

Deutsche Bank has not assumed responsibility for independent verification of, and has not independently verified, any information, whether publicly available or furnished to it, concerning the Company or Parent, including, without limitation, any financial information considered in connection with the rendering of its opinion. Accordingly, for purposes of its opinion, Deutsche Bank has, with your permission, assumed and relied upon the accuracy and completeness of all such information. Deutsche Bank has not conducted a physical inspection of any of the properties or assets, and has not prepared or obtained any independent evaluation or appraisal of any of the assets or liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities), of the Company or Parent or any of their respective subsidiaries, nor have we evaluated the solvency or fair value of the Company or Parent under any state or federal law relating to bankruptcy, insolvency or similar matters. With respect to the financial forecasts, including, without limitation, the analyses and forecasts of the amount and timing of certain cost savings, operating efficiencies, revenue effects, financial synergies and other strategic benefits projected by Parent to be achieved as a result of the Acquisition (collectively, the "Synergies"), made available to Deutsche Bank and used in its analyses, Deutsche Bank has assumed with your permission that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company and Parent as to the matters covered thereby. In rendering its opinion, Deutsche Bank expresses no view as to the reasonableness of such forecasts and projections, including, without limitation, the Synergies, or the assumptions on which they are based. Deutsche Bank's opinion is necessarily based upon economic, market and other conditions as in effect on, and the information made available to it as of, the date hereof.

For purposes of rendering its opinion, Deutsche Bank has assumed with your permission that, in all respects material to its analysis, the Acquisition will be consummated in accordance with its terms, without any material waiver, modification or amendment of any term, condition or agreement. Deutsche Bank has also assumed that all material governmental, regulatory or other approvals and consents required in connection with the consummation of the Acquisition will be obtained and that in connection with obtaining any necessary governmental, regulatory or other approvals and consents, no material restrictions will be imposed. We are not legal, regulatory, tax or accounting experts and have relied on the assessments made by Parent and its advisors with respect to such issues. Representatives of Parent have informed us, and we have further assumed, that the final terms of the Implementation Agreement and the Announcement will not differ materially from the terms set forth in the drafts we have reviewed.

This opinion has been approved and authorized for issuance by a fairness opinion review committee, is addressed to, and for the use and benefit of, the Board of Directors of Parent and is not a recommendation to the stockholders of Parent to approve the Acquisition. This opinion is limited to the fairness, from a financial point of view of the Offer Consideration taken as a whole to Parent, is subject to the assumptions, limitations, qualifications and other conditions contained herein and is necessarily based on the economic, market and other conditions, and information made available to us, as of the date hereof. You have not asked us to, and this opinion does not, address the fairness of the Acquisition, or any consideration received in connection therewith, to the holders of any class of securities, creditors or other constituencies of Parent, nor does it address the fairness of the contemplated benefits of the Acquisition. We expressly disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting our opinion of which we become aware after the date hereof. Deutsche Bank expresses no opinion as to the merits of the underlying decision by Parent to engage in the Acquisition. In addition, we do not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable to or to be received by any of the officers, directors, or employees of any parties to the Acquisition, or any class of such persons, relative to the Offer Consideration. This opinion does not in any manner address the prices at which Parent Shares or other securities will trade following the announcement or consummation of the Acquisition.

XVII-2

Deutsche Bank will be paid a fee for its services as financial advisor to Parent in connection with the Acquisition, a portion of which is contingent upon delivery of this opinion and a substantial portion of which is contingent upon consummation of the Acquisition. Parent has also agreed to reimburse Deutsche Bank for its expenses, and to indemnify Deutsche Bank against certain liabilities, in connection with its engagement. We are an affiliate of Deutsche Bank AG (together with its affiliates, the "DB Group"). One or more members of the DB Group have, from time to time, provided investment banking, commercial banking (including extension of credit) and other financial services to the Company and Parent or their respective affiliates for which it has received compensation. One or more members of the DB Group have agreed to provide financing to Parent in connection with the Acquisition. DB Group may also provide investment and commercial banking services to Parent and the Company in the future, for which we would expect the DB Group to receive compensation. In the ordinary course of business, members of the DB Group may actively trade in the securities and other instruments and obligations of Parent and the Company for their own accounts and for the accounts of their customers. Accordingly, the DB Group may at any time hold a long or short position in such securities, instruments and obligations.

Based upon and subject to the foregoing, it is Deutsche Bank's opinion as investment bankers that, as of the date hereof, the Offer Consideration taken as a whole is fair, from a financial point of view, to Parent.

This letter is provided to the Board of Directors of Parent in connection with and for the purposes of its evaluation of the Acquisition. This opinion may not be disclosed, summarized, referred to, or communicated (in whole or in part) to any other person for any purpose whatsoever except with our prior written approval, provided that this opinion may be reproduced in full in any proxy or information statement mailed by Parent to its stockholders in connection with the Acquisition.

Very truly yours,

DEUTSCHE BANK SECURITIES INC.

/s/Deutsche Bank Securities Inc.

XVII-3